FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.:333-132746

THE DATE OF THIS FREE WRITING PROSPECTUS IS MARCH 5, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-132746) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407 or by emailing Citigroup DCM-Prospectus@Citigroup.com.

CITIGROUP COMMERCIAL MORTGAGE SECURITIES INC.
Depositor

CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD4
Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-SB, Class A-4, Class A-1A,
Class A-MFX, Class A-J, Class B, Class C, Class D, Class E, Class F and Class XP

Approximate Total Principal Balance at Initial Issuance: $6,149,330,000

We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to the securitization transaction that is the subject of this offering prospectus. This offering prospectus specifically relates to, and is accompanied by, our base prospectus dated March 5, 2007. This offering prospectus and the accompanying base prospectus are intended to offer and relate only to the classes of commercial mortgage pass-through certificates identified above, and not to the other classes of certificates that will be issued by the CD 2007-CD4 Commercial Mortgage Trust, which is the issuing entity. The offered certificates are not listed on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

The sponsors of the series CD 2007-CD4 securitization transaction are Citigroup Global Markets Realty Corp., German American Capital Corporation, LaSalle Bank National Association, PNC Bank, National Association and Royal Bank of Canada.

The offered certificates represent the obligations of the issuing entity only and do not represent the obligations of or interests in any sponsor, the depositor or any of their affiliates. The assets of the issuing entity will include a pool of multifamily, commercial and manufactured housing community mortgage loans having the characteristics described in this offering prospectus. No governmental agency or instrumentality or private insurer has insured or guaranteed payment on the offered certificates or any of the mortgage loans that back them. The assets of the issuing entity will also include an interest rate swap agreement that relates to a class of series CD 2007-CD4 certificates that are not offered by this offering prospectus.

The holders of each class of offered certificates will be entitled to receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing on the distribution date in April 2007. The table on page 9 of this offering prospectus contains a list of the respective classes of offered certificates and states the original principal balance or notional amount, initial interest rate, interest rate description and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of the series CD 2007-CD4 certificates. That same table on page 9 of this offering prospectus also contains a list of the non-offered classes of the series CD 2007-CD4 certificates.

You should fully consider the risk factors beginning on page 56 in this offering prospectus and on page 19 in the accompanying base prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., LaSalle Financial Services, Inc., PNC Capital Markets LLC and RBC Capital Markets Corporation are the underwriters with respect to the offered certificates. They will purchase their respective allocations, in each case if any, of the offered certificates from us, subject to the satisfaction of specified conditions. We will identify in a final offering prospectus relating to the offered certificates the amount of proceeds that we will receive from the sale of the offered certificates, before deducting expenses payable by us. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. However, not every underwriter will have an obligation to purchase offered certificates from us. See ‘‘Method of Distribution’’ in this offering prospectus.

With respect to this offering, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are co-lead managers and are acting as joint book running managers in the following manner: Citigroup Global Markets Inc. is acting as sole book running manager with respect to 50.3% of each class of offered certificates and Deutsche Bank Securities Inc. is acting as sole book running manager with respect to 49.7% of each class of offered certificates. LaSalle Financial Services, Inc. is acting as a co-lead manager. PNC Capital Markets LLC and RBC Capital Markets Corporation are acting as co-managers.

Citigroup		Deutsche Bank Securities
LaSalle Financial Services, Inc.
PNC Capital Markets LLC		RBC Capital Markets

                      CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES CD 2007-CD4

                                  [MAP OMITTED]

WASHINGTON

11 properties
$70,926,349
1.1% of total

OREGON

7 properties
$72,992,245
1.1% of total

NEVADA

8 properties
$156,534,175
2.4% of total

NORTHERN CALIFORNIA

12 properties
$184,251,287
2.8% of total

SOUTHERN CALIFORNIA

38 properties
$510,759,790
7.7% of total

HAWAII

6 properties
$661,800,000
10.0% of total

UTAH

5 properties
$31,432,292
0.5% of total

ARIZONA

10 properties
$64,751,033
1.0% of total

NEW MEXICO

1 property
$1,800,687
0.03% of total

COLORADO

10 properties
$203,997,998
3.1% of total

KANSAS

4 properties
$17,110,813
0.3% of total

OKLAHOMA

6 properties
$27,077,563
0.4% of total

TEXAS

47 properties
$465,261,091
7.0% of total

ARKANSAS

6 properties
$167,843,943
2.5% of total

LOUISIANA

5 properties
$75,674,279
1.1% of total

MISSISSIPPI

3 properties
$12,647,715
0.2% of total

TENNESSEE

14 properties
$57,411,029
0.9% of total

ALABAMA

7 properties
$39,939,443
0.6% of total

KENTUCKY

2 properties
$14,960,438
0.2% of total

FLORIDA

24 properties
$235,206,875
3.6% of total

GEORGIA

14 properties
$167,708,366
2.5% of total

SOUTH CAROLINA

10 properties
$52,317,157
0.8% of total

NORTH CAROLINA

21 properties
$235,044,444
3.6% of total

WEST VIRGINIA

6 properties
$23,765,250
0.4% of total

VIRGINIA

15 properties
$134,233,227
2.0% of total

DISTRICT OF COLUMBIA

1 property
$149,700,000
2.3% of total

MARYLAND

10 properties
$181,228,703
2.7% of total

DELAWARE

5 properties
$35,799,266
0.5% of total

NEW JERSEY

24 properties
$179,789,057
2.7% of total

CONNECTICUT

2 properties
$8,865,000
0.1% of total

MASSACHUSETTS

7 properties
$43,922,857
0.7% of total

MAINE

1 property
$3,300,000
0.05% of total

NEW HAMPSHIRE

1 property
$8,660,000
0.1% of total

NEW YORK

55 properties
$1,227,261,447
18.6% of total

PENNSYLVANIA

15 properties
$266,747,422
4.0% of total

OHIO

12 properties
$67,758,105
1.0% of total

MICHIGAN

11 properties
$42,723,204
0.6% of total

INDIANA

7 properties
$33,085,104
0.5% of total

WISCONSIN

9 properties
$84,832,631
1.3% of total

MINNESOTA

4 properties
$316,728,453
4.8% of total

ILLINOIS

11 properties
$224,669,219
3.4% of total

IOWA

1 property
$3,394,286
0.1% of total

SOUTH DAKOTA

1 property
$1,318,469
0.02% of total

MISSOURI

3 properties
$10,725,771
0.2% of total

NEBRASKA

3 properties
$20,778,187
0.3% of total

IDAHO

1 property
$6,573,600
0.1% of total

% OF INITIAL MORTGAGE POOL BALANCE

                               [PIE CHART OMITTED]

Self Storage            2.4%
Mixed Use               2.7%
Unanchored Retail       3.3%
Industrial             10.3%
Hospitality            11.2%
Multifamily            13.6%
Anchored Retail        23.0%
Office                 32.6%
Land                    0.1%
Other                   0.2%
Manufactured Housing    0.8%

> $150 MM of Initial Mortgage Pool Balance

$100 - $150 MM of Initial Mortgage Pool Balance

$50 - $100 MM of Initial Mortgage Pool Balance

$0 - $50 MM of Initial Mortgage Pool Balance

                                TABLE OF CONTENTS

                                                                            Page
                                                                           -----
IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING
   PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS .....................       7
IMPORTANT INFORMATION RELATING TO AUTOMATICALLY GENERATED EMAIL

   The Class A-MFX, A-J, B, C, D, E and F Certificates Are Subordinate
      to, and Are Therefore Riskier than, the Class A-1, A-2A, A-2B,
      A-3, A-SB, A-4 and A-1A Certificates .............................      56
   The Offered Certificates Have Uncertain Yields to Maturity ..........      56
   The Investment Performance of Your Offered Certificates May Vary
      Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on
      the Underlying Mortgage Loans Is Faster or Slower than You
      Anticipated ......................................................      57
   The Interests of the Series CD 2007-CD4 Controlling Class
      Certificateholders May Be in Conflict with the Interests of the
      Offered Certificateholders .......................................      58
   The Interests of the Holders of the Class WFC-1, WFC-2, WFC-3 and
      WFC-4 Certificates May Be in Conflict with the Interests of the
      Offered Certificateholders .......................................      59
   Repayment of the Underlying Mortgage Loans Depends on the Operation
      of the Mortgaged Real Properties .................................      60
   The Mortgaged Real Property Will Be the Sole Asset Available to
      Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the
      Event of Default .................................................      60
   In Some Cases, Payments on an Underlying Mortgage Loan Are Dependent
      on a Single Tenant or on One or a Few Major Tenants at the
      Related Mortgaged Real Property ..................................      61
   Mortgaged Properties Leased to Borrowers or Borrower-Affiliated
      Entities Have Unique Risks .......................................      61
   Ten Percent or More of the Initial Mortgage Pool Balance Will Be
      Secured by Mortgage Liens on the Respective Borrower's Interests
      in Each of the Following Property Types--Office, Retail,
      Multifamily,  Hospitality and Industrial .........................      62
   Risks Associated with Condominium Ownership .........................      63
   Ten Percent or More of the Initial Mortgage Pool Balance Will Be
      Secured by Mortgage Liens on Real Properties Located in the State
      of New York, California and Hawaii and Five Percent or More of
      the Initial Mortgage Pool Balance Will Be Secured by Mortgage
      Liens on Real Properties Located in the State of Texas ...........      64
   The Mortgage Pool Will Include Material Concentrations of Balloon
      Loans and Loans with Anticipated Repayment Dates .................      64
   The Mortgage Pool Will Include Some Disproportionately Large Mortgage
      Loans ............................................................      65
   The Mortgage Pool Will Include Leasehold Mortgage Loans and Lending
      on a Leasehold Interest in Real Property is Riskier Than Lending
      on the Fee Interest in That Property .............................      65

                                        3

   Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or
      Legal Nonconforming Structures ...................................      66
   Some of the Mortgaged Real Properties May Not Comply with All
      Applicable Zoning Laws and/or Local Building Codes or with the
      Americans with Disabilities Act of 1990 ..........................      66
   Some Mortgaged Properties May Not Be Readily Convertible to
      Alternative Uses .................................................      66
   Multiple Mortgaged Real Properties Are Owned by the Same Borrower,
      Affiliated Borrowers or Borrowers with Related Principals or Are
      Occupied, in Whole or in Part, by the Same Tenant or Affiliated
      Tenants, Which Presents a Greater Risk to Investors in the Event
      of the Bankruptcy or Insolvency of Any Such Borrower or Tenant ...      67
   Some of the Mortgaged Real Properties Are or May Be Encumbered by
      Additional Debt and the Ownership Interests in Some Borrowers Have
      Been or May Be Pledged to Secure Debt Which, in Either Case, May
      Reduce the Cash Flow Available to the Subject Mortgaged Real
      Property .........................................................      67
   The JQH Hotel Portfolio B-Note Underlying Mortgage Loan is Part of a
      Loan Combination Comprised of Two (2) Mortgage Loans in Which the
      Subject Underlying Mortgage Loan is Generally Subordinate to the
      Corresponding Senior Non-Trust Loan For Purposes of Allocating
      Payment of Both Principal and Interest Between Them ..............      69
   Conflicting Rights of Tenants May Adversely Affect a Mortgaged Real
      Property .........................................................      69
   Certain Borrower Covenants May Affect That Borrower's Available Cash
      Flow .............................................................      69
   Some Borrowers Under the Underlying Mortgage Loans Will Not Be
      Special Purpose Entities .........................................      70
   Tenancies in Common May Hinder Recovery .............................      70
   Changes in Mortgage Pool Composition Can Change the Nature of Your
      Investment .......................................................      71
   Risks Related to Redevelopment and Renovation at the Mortgaged
      Properties .......................................................      71
   Decisions Made by the Trustee, the Master Servicers or the Special
      Servicer May Negatively Affect Your Interests ....................      71
   Obligated Parties May Not Be Able to Make a Required Repurchase or
      Substitution of a Defective Mortgage Loan ........................      71
   The Mortgage Loans Have Not Been Reunderwritten by Us ...............      72
   Mortgage Loans Secured by Mortgaged Real Properties Subject to
      Assistance and Affordable Housing Programs are Subject to the Risk
      That Those Programs May Terminate or Be Altered ..................      72
   Lending on Income-Producing Real Properties Entails Environmental
      Risks ............................................................      72
   Lending on Income-Producing Properties Entails Risks Related to
      Property Condition ...............................................      73
   Appraisals Performed on Mortgaged Real Properties May Not Accurately
      Reflect the Respective Values of Those Mortgaged Real
      Properties .......................................................      74
   Terrorism Insurance Coverage on the Mortgaged Properties May Be
      Expensive and/or Difficult to Obtain .............................      75
   The Absence or Inadequacy of Insurance Coverage on the Mortgaged
      Properties May Adversely Affect Payments on the Offered
      Certificate ......................................................      76
   There May be Restrictions on the Ability of a Borrower, a Lender or
      Any Transferee Thereof to Terminate or Renegotiate Property
      Management Agreements That are in Existence With Respect to Some
      of the Mortgaged Real Properties .................................      78
   The Mortgaged Real Properties that Secure Some Mortgage Loans in the
      Series CD 2007-CD4 Securitization Transaction Also Secure One or
      More Related Mortgage Loans That Will Not Be Transferred to the
      Issuing Entity; The Interests of the Holders of Those Related
      Mortgage Loans May Conflict with Your Interests ..................      78
   Conflicts of Interest May Exist in Connection with Certain Previous
      or

                                        4

      Existing Relationships of a Sponsor for the Series CD 2007-CD4
      Securitization Transaction or an Affiliate Thereof to Certain of
      the Underlying Mortgage Loans, Related Borrowers or Related
      Mortgaged Real Properties ........................................      80
   Limitations on Enforceability of Cross-Collateralization May Reduce

   The Underwritten Net Cash Flow Debt Service Coverage Ratios and/or
      Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans
      Have Been Adjusted in Consideration of Certain Financial
      Performance Assumptions or a Cash Holdback or a Guaranty or Based

   Cross-Collateralized Mortgage Loans and Multiple Property Mortgage

   The Series CD 2007-CD4 Controlling Class Representative, the Class
      WFC Representative and the Serviced Non-Trust Loan Noteholders ...     202
   Replacement of the Special Servicer .................................     208
   Beneficial Owners of the Controlling Class of Series CD 2007-CD4

                                        5

   Reductions of Certificate Principal Balances in Connection with

ANNEX A-1--Characteristics of the Underlying Mortgage Loans and the
   Mortgaged Real Properties ...........................................   A-1-1
ANNEX A-2--Summary Characteristics of the Underlying Mortgage Loans
   and the Mortgaged Real Properties ...................................   A-2-1
ANNEX A-3--Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 1 and the related Mortgaged Real Properties ..........   A-3-1
ANNEX A-4--Summary Characteristics of the Underlying Mortgage Loans in
   Loan Group No. 2 and the related Mortgaged Real Properties ..........   A-4-1
ANNEX A-5--Characteristics of the Multifamily, Manufactured Housing
   Community and Mixed Use Mortgaged Real Properties ...................   A-5-1
ANNEX B--Description of Fifteen Largest Mortgage Loans and/or Groups of
   Cross-Collateralized Mortgage Loans .................................     B-1
ANNEX C-1--Yield Tables ................................................   C-1-1
ANNEX C-2--Decrement Tables ............................................   C-2-1

ANNEX H--Global Clearance, Settlement and Tax Documentation
   Procedures ..........................................................     H-1
ANNEX I--JQH Hotel Portfolio B-Note Mortgage Loan Amortization
   Schedule ............................................................     I-I

                                        6

            IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS
            OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

     The information in this offering prospectus may be amended and/or supplemented prior to the time of sale. The information in this offering prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this offering prospectus.

     Information about the offered certificates is contained in two separate documents:

     o    this offering prospectus, which describes the specific terms of the offered certificates; and

     o    the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this offering prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this offering prospectus and the accompanying base prospectus. When reading the accompanying base prospectus in conjunction with this offering prospectus, references in the accompanying base prospectus to "prospectus supplement" should be read as references to this offering prospectus.

     The annexes attached to this offering prospectus are hereby incorporated into and made a part of this offering prospectus.

     This offering prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     In this offering prospectus, the terms "depositor," "we," "us" and "our"
refer to Citigroup Commercial Mortgage Securities Inc.

   IMPORTANT INFORMATION RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom or top of, or attached to, an email communication to which these materials may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;
(ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi)
a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                                       7

                          NOTICE TO NON-U.S. INVESTORS

     The distribution of this offering prospectus and the accompanying base prospectus and the offer or sale of the offered certificates may be restricted by law in certain jurisdictions. Persons into whose possession this offering prospectus and the accompanying base prospectus or any of the offered certificates come must inform themselves about, and observe, any such restrictions. Each prospective purchaser of the offered certificates must comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells the offered certificates or possesses or distributes this offering prospectus and the accompanying base prospectus and must obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the offered certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither we nor any of the underwriters have any responsibility therefor.

                             EUROPEAN ECONOMIC AREA

     Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series CD 2007-CD4 certificates to the public in the European Economic Area. See "Method of Distribution" in this offering prospectus.

                                       8

--------------------------------------------------------------------------------

                         SUMMARY OF OFFERING PROSPECTUS

     This summary contains selected information regarding the offering being made by this offering prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should carefully read this offering prospectus and the accompanying base prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series CD 2007-CD4 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this offering prospectus and which are not offered by this offering prospectus. "TBD" means to be determined, and "NAP" means not applicable.

        SERIES CD 2007-CD4 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

            APPROX. TOTAL                     APPROX. %                                    WEIGHTED
          PRINCIPAL BALANCE  APPROX. % OF   TOTAL CREDIT                                    AVERAGE
             OR NOTIONAL        INITIAL      SUPPORT AT    PASS-THROUGH     INITIAL          LIFE     PRINCIPAL     RATINGS(15)
          AMOUNT AT INITIAL  MORTGAGE POOL     INITIAL         RATE       PASS-THROUGH      (YEARS)     WINDOW     FITCH/MOODY'S/
  CLASS        ISSUANCE       BALANCE(5)     ISSUANCE(6)  DESCRIPTION(8)    RATE(10)       (12)(13)    (13)(14)         S&P
--------  -----------------  -------------  ------------  --------------  ------------     --------  -----------  ---------------

Offered Certificates

A-1       $   97,351,000         1.474%      30.000%(7)         TBD             TBD          3.12    04/07-09/11    AAA/Aaa/AAA
A-2A      $  100,000,000         1.514%      30.000%(7)         TBD             TBD          4.45    09/11-09-11    AAA/Aaa/AAA
A-2B      $1,062,715,000        16.094%      30.000%(7)         TBD             TBD          4.73    09/11-03/12    AAA/Aaa/AAA
A-3       $  464,227,000         7.030%      30.000%(7)         TBD             TBD          6.78    01/14-02/14    AAA/Aaa/AAA
A-SB      $  162,101,000         2.455%      30.000%(7)         TBD             TBD          6.99    03/12-01/16    AAA/Aaa/AAA
A-4       $1,800,165,000        27.262%      30.000%(7)         TBD             TBD          9.60    01/16-01/17    AAA/Aaa/AAA
A-1A      $  935,756,000        14.171%      30.000%(7)         TBD             TBD          7.85    04/07-01/17    AAA/Aaa/AAA
A-MFX     $  660,331,000        10.000%      20.000%            TBD             TBD          9.79    01/17-02/17    AAA/Aaa/AAA
A-J       $  586,044,000         8.875%      11.125%            TBD             TBD          9.87    02/17-02/17    AAA/Aaa/AAA
B         $   41,270,000         0.625%      10.500%            TBD             TBD          9.87    02/17-02/17    AA+/Aa1/AA+
C         $   90,796,000         1.375%       9.125%            TBD             TBD          9.87    02/17-02/17     AA/Aa2/AA
D         $   57,779,000         0.875%       8.250%            TBD             TBD          9.87    02/17-02/17    AA-/Aa3/AA-
E         $   41,271,000         0.625%       7.625%            TBD             TBD          9.87    02/17-02/17     A+/A1/A+
F         $   49,524,000         0.750%       6.875%            TBD             TBD          9.87    02/17-02/17      A/A2/A
XP                   TBD(3)        NAP          NAP         Variable IO         TBD           NAP        NAP        AAA/Aaa/AAA

Non-Offered Certificates(1)

XC        $6,603,308,266(4)         NAP          NAP         Variable IO         TBD          NAP        NAP        AAA/Aaa/AAA
A-MFL                 TBD           TBD       20.000%         Floating     LIBOR + __%(11)    NAP        NAP        AAA/Aaa/AAA
G         $   66,033,000         1.000%       5.875%            TBD             TBD           NAP        NAP         A-/A3/A-
H         $   74,288,000         1.125%       4.750%            TBD             TBD           NAP        NAP      BBB+/Baa1/BBB+
J         $   66,033,000         1.000%       3.750%            TBD             TBD           NAP        NAP       BBB/Baa2/BBB
K         $   74,287,000         1.125%       2.625%            TBD             TBD           NAP        NAP      BBB-/Baa3/BBB-
L         $   24,762,000         0.375%       2.250%            TBD             TBD           NAP        NAP        BB+/Ba1/NR
M         $   16,509,000         0.250%       2.000%            TBD             TBD           NAP        NAP         BB/Ba2/NR
N         $   16,508,000         0.250%       1.750%            TBD             TBD           NAP        NAP        BB-/Ba3/NR
O         $   16,508,000         0.250%       1.500%            TBD             TBD           NAP        NAP         NR/B1/NR
P         $    8,254,000         0.125%       1.375%            TBD             TBD           NAP        NAP         NR/B2/NR
Q         $   16,509,000         0.250%       1.125%            TBD             TBD           NAP        NAP         NR/B3/NR
S         $   74,287,266         1.125%         NAP             TBD             TBD           NAP        NAP         NR/NR/NR
WFC-1(2)  $    7,700,000           NAP          NAP        Loan-Specific        TBD           NAP        NAP        BBB+/NR/NR
WFC-2(2)  $    8,700,000           NAP          NAP        Loan-Specific        TBD           NAP        NAP         BBB/NR/NR
WFC-3(2)  $   24,100,000           NAP          NAP        Loan-Specific        TBD           NAP        NAP        BBB-/NR/NR
WFC-4(2)  $   12,500,000           NAP          NAP        Loan-Specific        TBD           NAP        NAP         BB+/NR/NR

----------
(1)  The non-offered classes of the series CD 2007-CD4 certificates will also include the class Y and R certificates. Those classes of series CD 2007-CD4 certificates will not have principal balances, notional amounts or pass-through rates.

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                                       9

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(2)  The class WFC-1, WFC-2, WFC-3 and WFC-4 certificates will represent interests solely in a designated portion of the underlying mortgage loan that is secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as One World Financial Center. For purposes of determining calculations on the series CD 2007-CD4 certificates, the One
     World Financial Center underlying mortgage loan will be deemed to be divided into a senior component with a current unpaid principal balance of
     $257,000,000 and a subordinate component with a current unpaid principal balance of $53,000,000. The deemed senior component of the One World
     Financial Center underlying mortgage loan--which we also refer to as the pooled portion of that mortgage loan--will be pooled with the other underlying mortgage loans to back the respective classes of the series CD
     2007-CD4 certificates, exclusive of the class WFC-1, WFC-2, WFC-3 and WFC-4 certificates. The deemed subordinate component of the One World Financial
     Center underlying mortgage loan--which we also refer to as the non-pooled portion of that mortgage loan--will support the class WFC-1, WFC-2, WFC-3 and WFC-4 certificates.

(3)  Notional amount. The total notional amount of the class XP certificates from time to time will equal the sum of the components thereof set forth on
     Annex G to this offering prospectus. Each of those components of the total notional amount of the class XP certificates will relate to a particular class of series CD 2007-CD4 certificates with principal balances and, at any time during any of the periods specified on Annex G to this offering prospectus, will equal the lesser of (a) the specific amount identified in the table on Annex G to this offering prospectus with respect to the related class of series CD 2007-CD4 certificates for that period and (b)
     the then total principal balance of the related class of series CD 2007-CD4 certificates. Notwithstanding anything to the contrary in this offering prospectus, the total notional amount of the class XP certificates will be
     $0 following the distribution date in __________. The class XP certificates do not have principal balances and do not entitle holders to distributions of principal.

(4)  Notional amount. The total notional amount of the class XC certificates will equal the total principal balance of the class A-1, A-2A, A-2B, A-3,
     A-SB, A-4, A-1A, A-MFX, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O,
     P, Q and S certificates outstanding from time to time. In general, the total principal balance of each such class of series CD 2007-CD4 certificates will constitute a separate component of the total notional amount of the class XC certificates. However, if a portion, but not all, of the total principal balance of any particular such class of series CD
     2007-CD4 certificates is identified on Annex G to this offering prospectus as being part of the total notional amount of the class XP certificates at any time prior to the distribution date in __________, then that identified portion of such total principal balance will represent one separate component of the then total notional amount of the class XC certificates, and the remaining portion of such total principal balance will represent another separate component of the then total notional amount of the class
     XC certificates. The class XC certificates do not have principal balances and do not entitle holders to distributions of principal.

(5)  The initial mortgage pool balance will equal $6,603,308,266, subject to a variance of plus or minus 5%. The initial mortgage pool balance is exclusive of the principal balance of the non-pooled portion of the One
     World Financial Center underlying mortgage loan.

(6)  Structural credit enhancement is provided for the offered certificates through the subordination of more junior classes of series CD 2007-CD4 certificates. The approximate percentage of total credit support at initial issuance shown in the foregoing table with respect to each class of offered certificates represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all more subordinate classes of the series CD 2007-CD4 certificates, exclusive of the class
     WFC-1, WFC-2, WFC-3 and WFC-4 certificates.

(7)  Presented on an aggregate basis for the class A-1, A-2A, A-2B, A-3, A-SB,
     A-4 and A-1A certificates.

(8)  In the case of any particular class of series CD 2007-CD4 certificates shown in the foregoing table:

     (a)  "Fixed" refers to a pass-through rate that remains fixed at the initial pass-through rate for the subject class;

     (b)  "WAC" refers to a variable pass-through rate equal to the weighted average from time to time of certain net interest rates on the underlying mortgage loans (exclusive of the non-pooled portion of the
          One World Financial Center underlying mortgage loan);

     (c)  "WAC Cap" refers to a variable pass-through rate equal to the lesser of (i) the initial pass-through rate for the subject class and (ii)
          the weighted average from time to time of certain net interest rates on the underlying mortgage loans (exclusive of the non-pooled portion of the One World Financial Center underlying mortgage loan);

     (d)  "WAC-x%" refers to a variable pass-through rate equal to (i) the weighted average from time to time of certain net interest rates on the underlying mortgage loans (exclusive of the non-pooled portion of the One World Financial Center underlying mortgage loan), minus (ii)
          x%;

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                                       10

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     (e)  "Variable IO" refers to a variable pass-through rate equal to the weighted average from time to time of certain strip rates at which interest accrues on the respective components of the total notional amount of a class of interest-only certificates;

     (f)  "Floating" refers to an adjustable pass-through rate that is subject to adjustment monthly based on an independent interest rate index; and

     (g)  "Loan Specific" refers to a pass-through rate equal to or otherwise calculated based on the net interest rate of the non-pooled portion of the One World Financial Center underlying mortgage loan.

     See "Description of the Offered Certificates--General" and
     "--Payments--Calculation of Pass-Through Rates" in this offering prospectus.

(9)  The assets of the trust will include an interest rate swap agreement that relates to the class A-MFL certificates. The class A-MFL certificates will represent undivided interests in, among other things, a real estate mortgage investment conduit regular interest, designated as the class A-MFL
     REMIC regular interest, and the rights and obligations under the swap agreement. For so long as it is in effect, the swap agreement will provide, among other things, that fixed amounts payable by the issuing entity as interest with respect to the class A-MFL REMIC regular interest will be exchanged for floating amounts payable as interest by the swap provider under the swap agreement, with regularly scheduled payments to be made between the issuing entity and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest accruing at a
     LIBOR-based rate on a notional amount equal to the total principal balance of the class A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class A-MFL REMIC regular interest. The class A-MFL REMIC regular interest will accrue interest at the respective pass-through rate described under "Description of the Offered
     Certificates--Payments--Calculation of Pass-Through Rates" in this offering prospectus. If interest distributions with respect to the class A-MFL REMIC regular interest are less than the applicable fixed amount payable to the swap counterparty for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the swap agreement and, accordingly, in the amount of interest payable on the class A-MFL certificates, thereby resulting in an effective pass-through rate for the class A-MFL certificates below the applicable
     LIBOR-based rate.

(10) Approximate.

(11) The initial value of LIBOR will be calculated on March __, 2007.

(12) The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investors.

(13) Calculated based on: (a) the assumptions that the related borrower timely makes all payments on each underlying mortgage loan, that each underlying mortgage loan with an anticipated repayment date (see "--The Underlying
     Mortgage Loans and the Mortgaged Real Properties--Payment and Other Terms"
     below) is paid in full on that date and that no underlying mortgage loan is otherwise prepaid prior to maturity; and (b) the other maturity assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this offering prospectus.

(14) The principal window for any class of offered certificates (other than the class XP certificates) is the period during which the holders of those certificates will receive payments of principal. The distribution date in the last month of the principal window for any class of offered certificates (other than the class XP certificates) would be the final principal distribution date for that class.

(15) The ratings shown in the foregoing table for the offered certificates are those of Fitch, Inc., Moody's Investors Service, Inc. and Standard & Poor's
     Ratings Services, a division of The McGraw-Hill Companies, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the foregoing table. See "Ratings" in this offering prospectus for a discussion of those ratings and the limitations thereof.

     The governing document for purposes of issuing the series CD 2007-CD4 certificates and forming the issuing entity will be a pooling and servicing agreement to be dated as of March 1, 2007. Except as described under
"--Transaction Participants--Ala Moana Portfolio Mortgagee of Record, Master
Servicer and Special Servicer", "--Transaction Participants--Mall of America
Mortgagee of Record, Master Servicer and Special Servicer", "--Transaction
Participants--DB AmeriCold Portfolio Mortgagee of Record, Master Servicer and

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                                       11

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Special Servicer" and "--Transaction Participants--JQH Hotel Portfolio B-Note
Mortgagee of Record, Master Servicer and Special Servicer" in this offering prospectus below, the series CD 2007-CD4 pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the series CD 2007-CD4 certificates. The parties to the series
CD 2007-CD4 pooling and servicing agreement will include us, a trustee, a certificate administrator, three master servicers and a special servicer. See
"The Series CD 2007-CD4 Pooling and Servicing Agreement" in this offering prospectus. A copy of the series CD 2007-CD4 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Securities Exchange Act of 1934, as amended, following the initial issuance of the offered certificates. In addition, if and to the extent that any material terms of the series CD 2007-CD4 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series CD 2007-CD4 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the date of initial issuance of the offered certificates. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See "Available Information" in the accompanying base prospectus.

                            TRANSACTION PARTICIPANTS

ISSUING ENTITY................   The CD 2007-CD4 Commercial Mortgage Trust will
                                 be the issuing entity for the series CD
                                 2007-CD4 securitization transaction. See
                                 "Transaction Participants--The Issuing Entity"
                                 in each of this offering prospectus and the
                                 accompanying base prospectus.

DEPOSITOR.....................   We are Citigroup Commercial Mortgage Securities
                                 Inc., the depositor for the series CD 2007-CD4
                                 securitization transaction. We are a Delaware
                                 corporation. Our address is 388 Greenwich
                                 Street, New York, New York 10013 and our
                                 telephone number is (212) 816-6000. We are a
                                 wholly-owned subsidiary of Citigroup Financial
                                 Products Inc. and an affiliate of (a) Citigroup
                                 Global Markets Inc., one of the underwriters,
                                 and (b) Citigroup Global Markets Realty Corp.,
                                 one of the sponsors. See "Transaction
                                 Participants--The Depositor" in each of this
                                 offering prospectus and the accompanying base
                                 prospectus.

SPONSORS......................   Citigroup Global Markets Realty Corp., German
                                 American Capital Corporation, LaSalle Bank
                                 National Association, PNC Bank, National
                                 Association and Royal Bank of Canada will be
                                 the sponsors for the series CD 2007-CD4
                                 securitization transaction. Citigroup Global
                                 Markets Realty Corp. is our affiliate and an
                                 affiliate of Citigroup Global Markets Inc., one
                                 of the underwriters. German American Capital
                                 Corporation is an affiliate of Deutsche Bank
                                 Securities Inc., one of the underwriters.
                                 LaSalle Bank National Association, which is
                                 also the certificate administrator, is an
                                 affiliate of LaSalle Financial Services, Inc.,
                                 one of the underwriters. PNC Bank, National
                                 Association is an affiliate of (a) PNC Capital
                                 Markets LLC, one of the underwriters, and (b)
                                 Midland Loan Services, Inc., one of the master
                                 servicers. Royal Bank of Canada is an affiliate
                                 of RBC Capital Markets Corporation, one of the
                                 underwriters. See "Transaction
                                 Participants--The Sponsors" in this offering
                                 prospectus and "Transaction Participants--The
                                 Sponsor" in the accompanying base prospectus.

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                                       12

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                                 Each of the underlying mortgage loans was
                                 originated, acquired or co-originated by one of
                                 the Sponsors or an affiliate of a Sponsor. We
                                 will acquire the underlying mortgage loans from
                                 the sponsors. Accordingly, they are from time
                                 to time referred to in this offering prospectus
                                 as mortgage loan sellers.

INITIAL TRUSTEE...............   Wells Fargo Bank, N.A., a national banking
                                 association, will act as the initial trustee on
                                 behalf of the series CD 2007-CD4
                                 certificateholders. See "Transaction
                                 Participants--The Trustee" in this offering
                                 prospectus. Following the transfer of the
                                 underlying mortgage loans to the issuing
                                 entity, the trustee, on behalf of the series CD
                                 2007-CD4 certificateholders, will become the
                                 mortgagee of record under each underlying
                                 mortgage loan, subject to the discussion under
                                 "--Transaction Participants--Ala Moana
                                 Portfolio Mortgagee of Record, Master Servicer
                                 and Special Servicer", "--Transaction
                                 Participants--Mall of America Mortgagee of
                                 Record, Master Servicer and Special Servicer",
                                 "--Transaction Participants--DB AmeriCold
                                 Portfolio Mortgagee of Record, Master Servicer
                                 and Special Servicer" and "--Transaction
                                 Participants--JQH Hotel Portfolio B-Note
                                 Mortgagee of Record, Master Servicer and
                                 Special Servicer" below.

INITIAL CERTIFICATE
ADMINISTRATOR.................   LaSalle Bank National Association, a national
                                 banking association with corporate trust
                                 offices located in Chicago, Illinois, will act
                                 as the initial certificate administrator on
                                 behalf of the series CD 2007-CD4
                                 certificateholders. See "Transaction
                                 Participants--The Certificate Administrator" in
                                 this offering prospectus. The certificate
                                 administrator will be responsible for
                                 calculating the amount of principal and
                                 interest to be paid to, and making
                                 distributions to, the series CD 2007-CD4
                                 certificateholders, as described under
                                 "Description of the Offered Certificates" in
                                 this offering prospectus. The certificate
                                 administrator will also have, or be responsible
                                 for appointing an agent to perform, additional
                                 duties with respect to tax administration.

INITIAL MASTER SERVICERS......   Midland Loan Services, Inc., a Delaware
                                 corporation, will act as the initial master
                                 servicer with respect to the underlying
                                 mortgage loans being sold to us by Citigroup
                                 Global Markets Realty Corp. and PNC Bank,
                                 National Association for inclusion in the
                                 series CD 2007-CD4 securitization transaction.
                                 Midland Loan Services, Inc. is an affiliate of
                                 PNC Bank, National Association, one of the
                                 sponsors, and PNC Capital Markets LLC, one of
                                 the underwriters. See "Transaction
                                 Participants--The Servicers--Midland Loan
                                 Services, Inc." in this offering prospectus.

                                 Wachovia Bank, National Association, a national
                                 banking association, will act as the initial
                                 master servicer with respect to the underlying
                                 mortgage loans being sold to us by German
                                 American Capital Corporation for inclusion in
                                 the series CD

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                                       13

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                                 2007-CD4 securitization transaction, other than
                                 each of the Mall of America underlying mortgage
                                 loan, the DB AmeriCold Portfolio underlying
                                 mortgage loan and the JQH Hotel Portfolio
                                 B-Note underlying mortgage loan (which are
                                 being serviced pursuant to pooling and
                                 servicing agreements for separate
                                 securitization transactions). See "Transaction
                                 Participants--The Servicers--Wachovia Bank,
                                 National Association" in this offering
                                 prospectus.

                                 Capmark Finance Inc., a Delaware corporation,
                                 will act as the initial master servicer with
                                 respect to the underlying mortgage loans being
                                 sold to us by LaSalle Bank National Association
                                 and Royal Bank of Canada for inclusion in the
                                 series CD 2007-CD4 securitization transaction,
                                 other than the Ala Moana Portfolio underlying
                                 mortgage loan (which is being serviced pursuant
                                 to the pooling and servicing agreement for a
                                 separate securitization transaction). See
                                 "Transaction Participants--The
                                 Servicers--Capmark Finance Inc." in this
                                 offering prospectus.

                                 As indicated below under "--Transaction
                                 Participants--Ala Moana Portfolio Mortgagee of
                                 Record, Master Servicer and Special Servicer,"
                                 "--Transaction Participants--Mall of America
                                 Mortgagee of Record, Master Servicer and
                                 Special Servicer", "--Transaction
                                 Participants--DB AmeriCold Portfolio Mortgagee
                                 of Record, Master Servicer and Special
                                 Servicer" and "--Transaction Participants--JQH
                                 Hotel Portfolio B-Note Mortgagee of Record,
                                 Master Servicer and Special Servicer": (a)
                                 Wachovia Bank, National Association is the
                                 master servicer for the Ala Moana Portfolio
                                 underlying mortgage loan pursuant to the
                                 pooling and servicing agreement for the series
                                 CD 2006-CD3 commercial mortgage securitization
                                 transaction; (b) Midland Loan Services, Inc. is
                                 the master servicer for the Mall of America
                                 underlying mortgage loan pursuant to the
                                 pooling and servicing agreement for the series
                                 COMM 2006-C8 commercial mortgage securitization
                                 transaction; (c) Capmark Finance Inc. is the
                                 master servicer for the DB AmeriCold Portfolio
                                 underlying mortgage loan pursuant to the
                                 pooling and servicing agreement for the series
                                 JPMCC 2007-CIBC18 commercial mortgage
                                 securitization transaction; and (d) Capmark
                                 Finance Inc. is the master servicer for the JQH
                                 Hotel Portfolio B-Note underlying mortgage loan
                                 pursuant to the pooling and servicing agreement
                                 for the series JPMCC 2006-LDP7 commercial
                                 mortgage securitization transaction.

                                 Wachovia Bank, National Association will also
                                 have certain limited master servicing
                                 obligations with respect to the Ala Moana
                                 Portfolio underlying mortgage loan, the Mall of
                                 America underlying mortgage loan, the DB
                                 AmeriCold Portfolio underlying mortgage loan
                                 and the JQH Hotel Portfolio B-Note underlying
                                 mortgage loan under the series CD 2007-CD4
                                 pooling and servicing agreement.

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                                       14

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INITIAL SPECIAL SERVICER......   LNR Partners, Inc., a Florida corporation, will
                                 act as the initial special servicer with
                                 respect to the underlying mortgage loans,
                                 subject to or, except as otherwise disclosed
                                 under "--Transaction Participants--Ala Moana
                                 Portfolio Mortgagee of Record, Master Servicer
                                 and Special Servicer", --Transaction
                                 Participants--Mall of America Portfolio
                                 Mortgagee of Record, Master Servicer and
                                 Special Servicer", "--Transaction
                                 Participants--DB AmeriCold Portfolio Mortgagee
                                 of Record, Master Servicer and Special
                                 Servicer" and "--Transaction Participants--JQH
                                 Hotel Portfolio B-Note Mortgagee of Record,
                                 Master Servicer and Special Servicer" below.
                                 See "Transaction Participants--The
                                 Servicers--LNR Partners, Inc." in this offering
                                 prospectus.

ALA MOANA PORTFOLIO MORTGAGEE
OF RECORD, MASTER SERVICER AND
SPECIAL SERVICER..............   The assets of the issuing entity will include a
                                 mortgage loan that is secured by the mortgaged
                                 real properties identified on Annex A-1 as the
                                 Ala Moana Portfolio. The Ala Moana Portfolio
                                 underlying mortgage loan will be serviced and
                                 administered pursuant to the pooling and
                                 servicing agreement relating to the series CD
                                 2006-CD3 Commercial Mortgage Pass-Through
                                 Certificates, which provides that:

                                 o    LaSalle Bank National Association, a
                                      national banking association, which is the
                                      initial trustee under the series CD
                                      2006-CD3 pooling and servicing agreement,
                                      will, in that capacity, be the mortgagee
                                      of record for the Ala Moana Portfolio
                                      underlying mortgage loan;

                                 o    Wachovia Bank, National Association, a
                                      national banking association, which is one
                                      of the initial master servicers under the
                                      series CD 2006-CD3 pooling and servicing
                                      agreement, will, in that capacity, be the
                                      initial master servicer for the Ala Moana
                                      Portfolio underlying mortgage loan; and

                                 o    J.E. Robert Company, Inc., a Virginia
                                      corporation, which is the initial special
                                      servicer under the series CD 2006-CD3
                                      pooling and servicing agreement, will, in
                                      that capacity, be the initial special
                                      servicer for the Ala Moana Portfolio
                                      underlying mortgage loan.

                                 Notwithstanding the foregoing, references in
                                 this offering prospectus to the trustee, the
                                 certificate administrator, a master servicer
                                 and the special servicer will mean the trustee,
                                 the certificate administrator, the applicable
                                 master servicer and the special servicer under
                                 the series CD 2007-CD4 pooling and servicing
                                 agreement unless the context clearly indicates
                                 otherwise.

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                                       15

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MALL OF AMERICA MORTGAGEE OF
RECORD, MASTER SERVICER AND
SPECIAL SERVICER .............   The assets of the issuing entity will include a
                                 mortgage loan that is secured by the mortgaged
                                 real property identified on Annex A-1 as Mall
                                 of America. The Mall of America underlying
                                 mortgage loan will be serviced and administered
                                 pursuant to the pooling and servicing agreement
                                 relating to the series COMM 2006-C8 Commercial
                                 Mortgage Pass-Through Certificates, which
                                 provides that:

                                 o    LaSalle Bank National Association, a
                                      national banking association, which is the
                                      initial trustee under the series COMM
                                      2006-C8 pooling and servicing agreement,
                                      will, in that capacity, be the mortgagee
                                      of record for the Mall of America
                                      underlying mortgage loan;

                                 o    Midland Loan Services, Inc., a Delaware
                                      corporation, which is the initial master
                                      servicer under the series COMM 2006-C8
                                      pooling and servicing agreement, will, in
                                      that capacity, be the initial master
                                      servicer for the Mall of America
                                      underlying mortgage loan; and

                                 o    LNR Partners, Inc., a Florida corporation,
                                      which is the initial special servicer
                                      under the series COMM 2006-C8 pooling and
                                      servicing agreement, will, in that
                                      capacity, be the initial special servicer
                                      for the Mall of America underlying
                                      mortgage loan.

                                 Notwithstanding the foregoing, references in
                                 this offering prospectus to the trustee, the
                                 certificate administrator, a master servicer
                                 and the special servicer will mean the trustee,
                                 the certificate administrator, the applicable
                                 master servicer and the special servicer under
                                 the series CD 2007-CD4 pooling and servicing
                                 agreement unless the context clearly indicates
                                 otherwise.

DB AMERICOLD PORTFOLIO
MORTGAGEE OF RECORD, MASTER
SERVICER AND SPECIAL
SERVICER .....................   The assets of the issuing entity will include a
                                 mortgage loan that is secured by the mortgaged
                                 real properties identified on Annex A-1 as the
                                 DB AmeriCold Portfolio. The DB AmeriCold
                                 Portfolio underlying mortgage loan will be
                                 serviced and administered pursuant to the
                                 pooling and servicing agreement relating to the
                                 series JPMCC 2007-CIBC18 Commercial Mortgage
                                 Pass-Through Certificates, which provides that:

                                 o    Wells Fargo Bank, N.A., a national banking
                                      association, which is the initial trustee
                                      under the series JPMCC 2007-CIBC18 pooling
                                      and servicing agreement, will, in that
                                      capacity, be the mortgagee of record for
                                      the DB AmeriCold Portfolio underlying
                                      mortgage loan;

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                                       16

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                                 o    Capmark Finance Inc., a California
                                      corporation, which is the initial master
                                      servicer under the series JPMCC
                                      2007-CIBC18 pooling and servicing
                                      agreement, will, in that capacity, be the
                                      initial master servicer for the DB
                                      AmeriCold Portfolio underlying mortgage
                                      loan; and

                                 o    LNR Partners, Inc., a Florida corporation,
                                      which is one of the initial special
                                      servicers under the series JPMCC
                                      2007-CIBC18 pooling and servicing
                                      agreement, will, in that capacity, be the
                                      initial special servicer for the DB
                                      AmeriCold Portfolio underlying mortgage
                                      loan.

                                 Notwithstanding the foregoing, references in
                                 this offering prospectus to the trustee, the
                                 certificate administrator, a master servicer
                                 and the special servicer will mean the trustee,
                                 the certificate administrator, the applicable
                                 master servicer and the special servicer under
                                 the series CD 2007-CD4 pooling and servicing
                                 agreement unless the context clearly indicates
                                 otherwise.

JQH HOTEL PORTFOLIO B-NOTE
MORTGAGEE OF RECORD, MASTER
SERVICER AND SPECIAL
SERVICER .....................   The assets of the issuing entity will include a
                                 mortgage loan that is secured by the mortgaged
                                 real properties identified on Annex A-1 as the
                                 JQH Hotel Portfolio B-Note. The JQH Hotel
                                 Portfolio B-Note underlying mortgage loan will
                                 be serviced and administered pursuant to the
                                 pooling and servicing agreement relating to the
                                 series JPMCC 2006-LDP7 Commercial Mortgage
                                 Pass-Through Certificates, which provides that:

                                 o    Wells Fargo Bank, N.A., a national banking
                                      association, which is the initial trustee
                                      under the series JPMCC 2006-LDP7 pooling
                                      and servicing agreement, will, in that
                                      capacity, be the mortgagee of record for
                                      the JQH Hotel Portfolio B-Note underlying
                                      mortgage loan;

                                 o    Capmark Finance Inc., a California
                                      corporation, which is one of the initial
                                      master servicers under the series JPMCC
                                      2006-LDP7 pooling and servicing agreement,
                                      will, in that capacity, be the initial
                                      master servicer for the JQH Hotel
                                      Portfolio B-Note underlying mortgage loan;
                                      and

                                 o    LNR Partners, Inc., a Florida corporation,
                                      which is the initial special servicer
                                      under the series JPMCC 2006-LDP7 pooling
                                      and servicing agreement, will, in that
                                      capacity, be the initial special servicer
                                      for the JQH Hotel Portfolio B-Note
                                      underlying mortgage loan.

                                 Notwithstanding the foregoing, references in
                                 this offering prospectus to the trustee, the
                                 certificate administrator, a master servicer
                                 and the special servicer will mean the trustee,
                                 the

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                                       17

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                                 certificate administrator, the applicable
                                 master servicer and the special servicer under
                                 the series CD 2007-CD4 pooling and servicing
                                 agreement unless the context clearly indicates
                                 otherwise.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE .................   References in this offering prospectus to the
                                 "cut-off date" mean, individually and
                                 collectively, as the context may require: (a)
                                 with respect to each of the underlying mortgage
                                 loans having their first due dates in or prior
                                 to March 2007, the related due date of the
                                 subject underlying mortgage loan in March 2007;
                                 and (b) with respect to each of the underlying
                                 mortgage loans having their first due dates in
                                 or after April 2007, the later of the related
                                 date of origination of the subject underlying
                                 mortgage loan and March 1, 2007.

                                 All payments and collections received on each
                                 underlying mortgage loan after the cut-off
                                 date, excluding any payments or collections
                                 that represent amounts due on or before that
                                 date, will belong to the issuing entity.

                                 Three (3) underlying mortgage loans,
                                 representing 3.1% of the initial mortgage pool
                                 balance and 3.6% of the initial loan group no.
                                 1 balance, each has its first due date in May
                                 2007. In each such case, at the time of initial
                                 issuance of the series CD 2007-CD4
                                 certificates, the related mortgage loan seller
                                 will make a supplemental interest payment to
                                 the issuing entity to cover one month's
                                 interest on each of those underlying mortgage
                                 loans for the interest accrual period beginning
                                 in March 2007. For purposes of calculating
                                 distributions on the series CD 2007-CD4
                                 certificates, those supplemental interest
                                 payments will be treated as if they were made
                                 by the respective borrowers.

                                 In addition, five (5) underlying mortgage
                                 loans, representing 0.7% of the initial
                                 mortgage pool balance and 0.8% of the initial
                                 loan group no. 1 balance, each has a due date
                                 in April 2007 (and each month thereafter) that
                                 is subsequent to the determination date in such
                                 month. In the case of three (3) such underlying
                                 mortgage loans, representing 0.3% of the
                                 initial mortgage pool balance and 0.3% of the
                                 initial loan group no. 1 balance, the related
                                 mortgage loan seller will make a supplemental
                                 interest payment to the issuing entity to cover
                                 one month's interest on each of those
                                 underlying mortgage loans for the interest
                                 accrual period beginning in March 2007.
                                 Thereafter, the monthly payment due on each of
                                 those three (3) underlying mortgage loans
                                 during any particular calendar month will, in
                                 the absence of default, be passed through to
                                 the series CD 2007-CD4 certificateholders in
                                 the following month. For purposes of
                                 calculating distributions on the series CD
                                 2007-CD4 certificates, those supplemental
                                 interest payments will be treated as if they

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                                       18

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                                 were made by the respective borrowers. In the
                                 case of two (2) other such mortgage loans,
                                 representing 0.4% of the initial mortgage pool
                                 balance and 0.5% of the initial loan group no.
                                 1 balance, the applicable master servicer has
                                 agreed, to the extent necessary, to advance the
                                 amount of the monthly payment due each month
                                 and not to receive interest thereon except to
                                 the extent that the delinquency extends beyond
                                 the actual due date. The maturity date for each
                                 of those two (2) underlying mortgage loans
                                 occurs on or before the determination date in
                                 the applicable calendar month, and the
                                 applicable master servicer has agreed to make
                                 up, without reimbursement, any interest
                                 shortfall resulting from such maturity date
                                 being less than a full month after the prior
                                 due date. For purposes of calculating
                                 distributions on the series CD 2007-CD4
                                 certificates, any such "make-up payments" will
                                 be treated as if they were made by the
                                 respective borrowers.

ISSUE DATE ...................   The date of initial issuance of the offered
                                 certificates will be on or about March 29,
                                 2007.

DISTRIBUTION FREQUENCY/
DISTRIBUTION DATE ............   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in April
                                 2007. During any given month, the distribution
                                 date will be the fourth business day following
                                 the related determination date.

DETERMINATION DATE ...........   The seventh day of each month or, if such
                                 seventh day is not a business day, the next
                                 succeeding business day, commencing in April
                                 2007, although a limited number of underlying
                                 mortgage loans may have a different
                                 determination date.

                                 With respect to any calendar month, references
                                 in this offering prospectus to "determination
                                 date" mean, as to each mortgage loan, the
                                 applicable determination date occurring in such
                                 month.

RECORD DATE ..................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the offered certificates at the
                                 close of business on each record date will be
                                 entitled to receive, on the following
                                 distribution date, any payments on those
                                 certificates, except that the last payment on
                                 any offered certificate will be made only upon
                                 presentation and surrender of the certificate.

COLLECTION PERIOD ............   Amounts available for payment on the series CD
                                 2007-CD4 certificates on any distribution date
                                 will depend on the payments and other
                                 collections received, and any advances of
                                 payments due, on or with respect to the
                                 underlying mortgage loans during the related
                                 collection period. Each collection period:

                                 o    will relate to a particular distribution
                                      date;

                                 o    will be approximately one month long;

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                                       19

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                                 o    will begin when the prior collection
                                      period ends or, in the case of the first
                                      collection period, will begin on the day
                                      following the cut-off date; and

                                 o    will end at the close of business on the
                                      determination date immediately preceding
                                      the related distribution date.

                                 However, the collection period for any
                                 distribution date for certain mortgage loans
                                 may differ from the collection period with
                                 respect to the rest of the mortgage pool for
                                 that distribution date because the
                                 determination dates for those mortgage loans
                                 may not be the same as the determination date
                                 for the rest of the mortgage pool. Accordingly,
                                 there may be more than one collection period
                                 with respect to some distribution dates.

                                 With respect to any distribution date,
                                 references in this offering prospectus to
                                 "collection period" mean, as to each mortgage
                                 loan, the applicable collection period ending
                                 in the month in which that distribution date
                                 occurs.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates on any distribution
                                 date will be a function of the interest accrued
                                 during the related interest accrual period. The
                                 interest accrual period for the offered
                                 certificates for any distribution date will be
                                 the calendar month immediately preceding the
                                 month in which that distribution date occurs.

RATED FINAL DISTRIBUTION
   DATE.......................   The rated final distribution date with respect
                                 to the offered certificates will be the
                                 distribution date in December 2049.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND
   DENOMINATIONS..............   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $10,000 initial principal balance and in any
                                 whole dollar denomination in excess
                                 thereof--or, solely in the case of the class XP
                                 certificates, $10,000 initial notional
                                 amount--and in any greater whole dollar
                                 denominations.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company, and they will be
                                 registered in the name of Cede & Co. as nominee
                                 for The Depository Trust Company. As a result,
                                 you will not receive a fully registered
                                 physical certificate representing your interest
                                 in any offered certificate, except under the
                                 limited circumstances described under
                                 "Description of the Offered
                                 Certificates--Registration and Denominations"
                                 in this offering prospectus and under
                                 "Description of the Certificates--Book-Entry
                                 Registration" in the accompanying base
                                 prospectus.

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                                       20

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PAYMENTS

A. GENERAL....................   The certificate administrator will make
                                 payments of interest and, except in the case of
                                 the class XC and XP certificates, principal
                                 with respect to the following classes of series
                                 CD 2007-CD4 certificates (or, in the case of
                                 the reference to "A-MFL" below, the class A-MFL
                                 REMIC regular interest), sequentially as
                                 follows:

                                 1st....................   A-1, A-2A, A-2B, A-3,
                                                            A-SB, A-4, A-1A, XC
                                                                   and XP
                                 2nd....................        A-MFX, A-MFL
                                 3rd....................            A-J
                                 4th....................             B
                                 5th....................             C
                                 6th....................             D
                                 7th....................             E
                                 8th....................             F
                                 9th....................             G
                                 10th...................             H
                                 11th...................             J
                                 12th...................             K
                                 13th...................             L
                                 14th...................             M
                                 15th...................             N
                                 16th...................             O
                                 17th...................             P
                                 18th...................             Q
                                 19th...................             S

                                 For purposes of allocating payments on the
                                 class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, XC
                                 and XP certificates, the mortgage pool will be
                                 divided into:

                                 o    a loan group no. 1 consisting of 314
                                      underlying mortgage loans (exclusive of
                                      the non-pooled portion of the One World
                                      Financial Center underlying mortgage loan)
                                      that represent 85.8% of the initial
                                      mortgage pool balance and are secured by a
                                      variety of property types; and

                                 o    a loan group no. 2 consisting of 66
                                      underlying mortgage loans that represent
                                      14.2% of the initial mortgage pool balance
                                      and are secured by multifamily properties,
                                      manufactured housing community properties
                                      and mixed use properties with a
                                      multifamily component.

                                 Interest payments with respect to the class
                                 A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, XC and
                                 XP certificates are to be made concurrently:

                                 o    in the case of the class A-1, A-2A, A-2B,
                                      A-3, A-SB and A-4 certificates, on a pro
                                      rata basis in accordance with

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                                       21

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                                      the respective interest entitlements
                                      evidenced by those classes of series CD
                                      2007-CD4 certificates, from funds
                                      attributable to loan group no. 1;

                                 o    in the case of the class A-1A
                                      certificates, from funds attributable to
                                      loan group no. 2; and

                                 o    in the case of the class XP and XC
                                      certificates, on a pro rata basis in
                                      accordance with the respective interest
                                      entitlements evidenced by those classes of
                                      series CD 2007-CD4 certificates, from
                                      funds attributable to loan group no. 1
                                      and/or loan group no. 2;

                                 provided that, if the foregoing would result in
                                 a shortfall in the interest payments on any of
                                 the class A-1, A-2A, A-2B, A-3, A-SB, A-4,
                                 A-1A, XC and/or XP certificates, then payments
                                 of interest will be made on those classes of
                                 series CD 2007-CD4 certificates, on a pro rata
                                 basis in accordance with the respective
                                 interest entitlements evidenced thereby, from
                                 available funds attributable to the entire
                                 mortgage pool; and provided, further, that the
                                 "available funds" referred to above in this
                                 sentence do not include amounts attributable to
                                 the non-pooled portion of the One World
                                 Financial Center mortgage loan or to any
                                 mortgage loan not held by the issuing entity.

                                 The class Y and R certificates do not bear
                                 interest and do not entitle their respective
                                 holders to payments of interest.

                                 Payments with respect to the class A-MFL REMIC
                                 regular interest will be deposited in the
                                 certificate administrator's floating rate
                                 account, from which payments will be made to
                                 the holders of the class A-MFL certificates
                                 and/or the swap counterparty. Payments under
                                 the related interest rate swap agreement will
                                 also be deposited in the certificate
                                 administrator's floating rate account.

                                 Allocation of principal payments among the A-1,
                                 A-2A, A-2B, A-3, A-SB, A-4 and A-1A classes
                                 also takes into account loan groups and is
                                 described under "--Payments--Payments of
                                 Principal" below. The class XC, XP, Y and R
                                 certificates do not have principal balances and
                                 do not entitle their respective holders to
                                 payments of principal.

                                 As described under "Description of the Offered
                                 Certificates--Payments--Payments on the Class
                                 WFC Certificates" in this offering prospectus,
                                 the class WFC-1, WFC-2, WFC-3 and WFC-4
                                 certificates will represent a right to receive,
                                 out of payments (or advances in lieu of
                                 payments) and other collections on the
                                 non-pooled portion of the One World Financial
                                 Center underlying mortgage loan, monthly
                                 payments of interest at the respective
                                 pass-through rates for those classes and any
                                 and all scheduled payments of principal (or
                                 advances in lieu of

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                                       22

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                                 payments) on, and other collections of
                                 previously unadvanced principal of, the
                                 non-pooled portion of the One World Financial
                                 Center underlying mortgage loan. Except under
                                 certain default scenarios, a pro rata share
                                 (based on balance) of any and all payments and
                                 other collections of principal on the One World
                                 Financial Center underlying mortgage loan will
                                 be allocable to the non-pooled portion of that
                                 mortgage loan. See "Description of the Mortgage
                                 Pool--The One World Financial Center Pooled and
                                 Non-Pooled Portions" and "Description of the
                                 Offered Certificates--Payments--Payments on the
                                 Class WFC Offered Certificates" in this
                                 offering prospectus.

                                 See "Description of the Offered
                                 Certificates--Payments--Priority of Payments"
                                 in this offering prospectus.

B. PAYMENTS OF INTEREST.......   Each class of series CD 2007-CD4 certificates
                                 (other than the class Y and R certificates) and
                                 the class A-MFL REMIC regular interest will
                                 bear interest. In each case, that interest will
                                 accrue during each applicable interest accrual
                                 period based upon--

                                 o    the pass-through rate applicable for the
                                      particular class of series CD 2007-CD4
                                      certificates or the class A-MFL REMIC
                                      regular interest, as the case may be, for
                                      that interest accrual period,

                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class of series CD 2007-CD4
                                      certificates or the class A-MFL REMIC
                                      regular interest, as the case may be,
                                      outstanding immediately prior to the
                                      related distribution date, and

                                 o    the assumption that each year consists of
                                      twelve 30-day months (or, in the case of
                                      the class A-MFL certificates, for so long
                                      as the related interest rate swap
                                      agreement is in effect and there is no
                                      continuing payment default thereunder on
                                      the part of the swap counterparty, based
                                      on the actual number of days in the
                                      applicable interest accrual period and the
                                      assumption that each year consists of 360
                                      days).

                                 Interest payments with respect to the class
                                 A-MFL REMIC regular interest will be applied to
                                 make payments due to the swap counterparty
                                 and/or, together with any payments received by
                                 the issuing entity under the related interest
                                 rate swap agreement, to make payments on the
                                 class A-MFL certificates.

                                 On each distribution date, subject to (i)
                                 available funds from collections and advances
                                 on the underlying mortgage loans (exclusive of
                                 the non-pooled portion of the One World
                                 Financial Center underlying mortgage loan) and
                                 (ii) the payment priorities described under
                                 "--Payments--General" above, the holders of

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                                       23

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                                 each class of offered certificates will
                                 generally be entitled to receive:

                                 o    all interest accrued with respect to that
                                      class of offered certificates during the
                                      related interest accrual period, as
                                      described above in this
                                      "--Payments--Payments of Interest"
                                      subsection; plus

                                 o    any interest that the holders of such
                                      class of offered certificates were
                                      entitled to receive on all prior
                                      distribution dates, to the extent not
                                      previously received; minus

                                 o    such class' allocable share of any
                                      shortfalls in interest collections due to
                                      prepayments on the underlying mortgage
                                      loans, to the extent that such interest
                                      shortfalls are not offset by certain
                                      payments made by the master servicers;
                                      minus

                                 o    except in the case of the class XP
                                      certificates, such class' allocable share
                                      of any reduction in interest paid on any
                                      underlying mortgage loan as a result of a
                                      modification that allows the reduction in
                                      accrued but unpaid interest to be added to
                                      the principal balance of the subject
                                      mortgage loan.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest"
                                 in this offering prospectus.

C. PAYMENTS OF PRINCIPAL......   Subject to (i) available funds from collections
                                 and advances on the underlying mortgage loans
                                 (exclusive of the non-pooled portion of the One
                                 World Financial Center underlying mortgage
                                 loan) and (ii) the payment priorities described
                                 under "--Payments--General" above, the holders
                                 of each class of offered certificates will be
                                 entitled to receive a total amount of principal
                                 over time equal to the total principal balance
                                 of that particular class.

                                 The total payments of principal to be made with
                                 respect to the class A-1, A-2A, A-2B, A-3,
                                 A-SB, A-4, A-1A, A-MFX, A-MFL, A-J, B, C, D, E,
                                 F, G, H, J, K, L, M, N, O, P, Q and S
                                 certificates on any distribution date will, in
                                 general, be a function of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the underlying mortgage loans (or,
                                      in the case of the One World Financial
                                      Center underlying mortgage loan, on the
                                      pooled portion thereof only) during the
                                      related collection period, which payments
                                      are either received as of the end of that
                                      collection period or advanced by the
                                      master servicers and/or the trustee; and

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                                       24

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                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      underlying mortgage loans (or, in the case
                                      of the One World Financial Center
                                      underlying mortgage loan, with respect to
                                      the pooled portion thereof only) that are
                                      received during the related collection
                                      period.

                                 In the case of the class A-MFL certificates,
                                 however, any payments of principal will first
                                 be made with respect to the class A-MFL REMIC
                                 regular interest, after which any corresponding
                                 payments of principal will be made to the class
                                 A-MFL certificateholders.

                                 If a master servicer, the special servicer or
                                 the trustee reimburses itself out of general
                                 collections on the mortgage pool for any
                                 advance that it has determined is not
                                 recoverable out of collections on the related
                                 underlying mortgage loan, then that advance
                                 (together with accrued interest thereon) will
                                 be deemed, to the fullest extent permitted, to
                                 be reimbursed first out of payments and other
                                 collections of principal otherwise
                                 distributable on the class A-1, A-2A, A-2B,
                                 A-3, A-SB, A-4, A-1A, A-MFX, A-J, B, C, D, E,
                                 F, G, H, J, K, L, M, N, O, P, Q and S
                                 certificates and the class A-MFL REMIC regular
                                 interest, prior to being deemed reimbursed out
                                 of payments and other collections of interest
                                 otherwise distributable on the class A-1, A-2A,
                                 A-2B, A-3, A-SB, A-4, A-1A, A-MFX, A-J, B, C,
                                 D, E, F, G, H, J, K, L, M, N, O, P, Q, S, XP
                                 and XC certificates and the class A-MFL REMIC
                                 regular interest. In addition, if payments and
                                 other collections of principal on the mortgage
                                 pool are applied to reimburse, or pay interest
                                 on, any advance that is determined to be
                                 nonrecoverable from collections on the related
                                 underlying mortgage loan, as described in the
                                 prior sentence, then that advance will be
                                 reimbursed, and/or interest thereon will be
                                 paid, first out of payments or other
                                 collections of principal on the loan group
                                 (i.e., loan group no. 1 or loan group no. 2, as
                                 applicable) that includes the subject
                                 underlying mortgage loan as to which the
                                 advance was made, and prior to using payments
                                 or other collections of principal on the other
                                 loan group. No payments or other collections
                                 received on or otherwise allocable to the
                                 non-pooled portion of the One World Financial
                                 Center underlying mortgage loan will be
                                 available to reimburse advances on any other
                                 underlying mortgage loan or pay interest on
                                 those advances.

                                 The certificate administrator is required to
                                 make payments of principal to the holders of
                                 the various classes of the series CD 2007-CD4
                                 certificates with principal balances in a
                                 specified sequential order, taking account of
                                 whether the payments (or advances in lieu
                                 thereof) and other collections of principal
                                 that are to be distributed were received and/or
                                 made with respect to underlying mortgage loans
                                 in loan group no. 1 or underlying mortgage
                                 loans in loan group no. 2, and also taking into
                                 account

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                                       25

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                                 whether those payments (or advances in lieu
                                 thereof) and other collections of principal are
                                 allocable to the non-pooled portion of the One
                                 World Financial Center underlying mortgage
                                 loan.

                                 On any distribution date, subject to the
                                 discussion under "--Payments--Amortization,
                                 Liquidation and Payment Triggers" below,
                                 amounts allocable to distributable principal of
                                 loan group no. 1 will be applied to make
                                 distributions of principal, first, with respect
                                 to the class A-SB certificates, until the total
                                 principal balance of that class is paid down to
                                 the applicable scheduled principal balance
                                 thereof set forth on Annex E to this offering
                                 prospectus, and thereafter with respect to the
                                 following classes of series CD 2007-CD4
                                 certificates in the following order (in each
                                 case until the related total principal balance
                                 is reduced to zero):

                                 1.   class A-1,

                                 2.   class A-2A,

                                 3.   class A-2B,

                                 4.   class A-3,

                                 5.   class A-SB,

                                 6.   class A-4,

                                 7.   class A-1A,

                                 8.   class A-MFX and class A-MFL(1), pro rata,

                                 9.   class A-J,

                                 10.  class B,

                                 11.  class C,

                                 12.  class D,

                                 13.  class E,

                                 14.  class F, and

                                 15.  classes G, H, J, K, L, M, N, O, P, Q and
                                      S, in that order.

                                 ----------
                                 (1)  Refers to class A-MFL REMIC regular
                                      interest.

                                 On any distribution date, subject to the
                                 discussion under "--Payments--Amortization,
                                 Liquidation and Payment Triggers" below,
                                 amounts allocable to distributable principal of
                                 loan group no. 2 will be applied to make
                                 distributions of principal, first, with respect
                                 to the class A-1A certificates, until the total
                                 principal balance of that class is reduced to
                                 zero, second, with respect to the class A-SB
                                 certificates, until the total principal balance
                                 of that class is paid down to the applicable
                                 scheduled principal balance thereof set forth
                                 on Annex E to this offering prospectus, and
                                 thereafter with respect to the following
                                 classes of series CD

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                                       26

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                                 2007-CD4 certificates in the following order
                                 (in each case until the related total principal
                                 balance is reduced to zero):

                                 1.   class A-1,

                                 2.   class A-2A,

                                 3.   class A-2B,

                                 4.   class A-3,

                                 5.   class A-SB,

                                 6.   class A-4,

                                 7.   class A-MFX and class A-MFL(1), pro rata,

                                 8.   class A-J,

                                 9.   class B,

                                 10.  class C,

                                 11.  class D,

                                 12.  class E,

                                 13.  class F, and

                                 14.  classes G, H, J, K, L, M, N, O, P, Q and
                                      S, in that order.

                                 ----------
                                 (1)  Refers to class A-MFL REMIC regular
                                      interest.

                                 Notwithstanding the foregoing, amounts
                                 allocable to principal of the non-pooled
                                 portion of the One World Financial Center
                                 underlying mortgage loan will not be available
                                 for distributions of principal on the class
                                 A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-MFX,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P,
                                 Q and/or S certificates and/or the class A-MFL
                                 REMIC regular interest. Instead, they will be
                                 applied to make distributions of principal with
                                 respect to the class WFC-1, WFC-2, WFC-3 and
                                 WFC-4 certificates. Except under certain
                                 default scenarios, a pro rata share (based on
                                 balance) of any and all payments and other
                                 collections of principal on the One World
                                 Financial Center underlying mortgage loan will
                                 be allocable to the non-pooled portion of that
                                 mortgage loan. See "Description of the Mortgage
                                 Pool--The One World Financial Center Pooled and
                                 Non-Pooled Portions" and "Description of the
                                 Offered Certificates--Payments--Payments on the
                                 Class WFC Certificates" in this offering
                                 prospectus.

                                 The class XC, XP, Y and R certificates do not
                                 have principal balances and do not entitle
                                 their holders to payments of principal.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal"
                                 in this offering prospectus.

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                                       27

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D. AMORTIZATION, LIQUIDATION
   AND PAYMENT TRIGGERS.......   Because of losses on the underlying mortgage
                                 loans and/or default-related or other
                                 unanticipated expenses of the issuing entity,
                                 the total principal balance of the class A-MFX,
                                 A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P,
                                 Q and S certificates and the class A-MFL REMIC
                                 regular interest could be reduced to zero at a
                                 time when the class A-1, A-2A, A-2B, A-3, A-SB,
                                 A-4 and A-1A certificates, or any two or more
                                 classes of those certificates, remain
                                 outstanding. Under those circumstances, any
                                 payments of principal on the outstanding class
                                 A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A
                                 certificates will be made among those classes
                                 of certificates on a pro rata basis, rather
                                 than sequentially, in accordance with their
                                 respective total principal balances.

                                 Also, specified parties may terminate the
                                 issuing entity and cause the retirement of the
                                 series CD 2007-CD4 certificates, as and when
                                 described under "--Description of the Offered
                                 Certificates--Optional Termination" below.

E. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   If any prepayment premium or yield maintenance
                                 charge is collected on any of the underlying
                                 mortgage loans (or, in the case of the One
                                 World Financial Center underlying mortgage
                                 loan, collected on the pooled portion thereof
                                 only), then the certificate administrator will
                                 pay that amount, net of any liquidation,
                                 workout or other fee payable in connection with
                                 the receipt thereof, in the proportions
                                 described under "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 offering prospectus, to--

                                 o    the holders of the class XC certificates;
                                      and/or

                                 o    the holders of any of the class A-1, A-2A,
                                      A-2B, A-3, A-SB, A-4, A-1A, A-MFX, A-MFL,
                                      A-J, B, C, D, E, F, G, H, J and/or K
                                      certificates that are then entitled to
                                      receive any principal payments with
                                      respect to the loan group that includes
                                      the prepaid mortgage loan (in the case of
                                      the holders of class A-MFL certificates,
                                      if applicable, through the class A-MFL
                                      REMIC regular interest);

                                 provided that, for so long as the class A-MFL
                                 swap agreement is in effect and no payment
                                 default has occurred thereunder, prepayment
                                 premiums and/or yield maintenance charges
                                 otherwise payable to the class A-MFL
                                 certifcateholders will instead be paid to the
                                 swap counterparty.

                                 If any prepayment premium or yield maintenance
                                 charge is collected on the non-pooled portion
                                 of the One World Financial Center underlying
                                 mortgage loan, then the certificate
                                 administrator will pay that amount, net of any
                                 liquidation,

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                                 workout or other fee payable in connection with
                                 the receipt thereof, as described under
                                 "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 offering prospectus, to the holders of the
                                 class WFC-1, WFC-2, WFC-3 and/or WFC-4
                                 certificates.

F. FEES AND EXPENSES..........   The amounts available for distribution on the
                                 series CD 2007-CD4 certificates on any
                                 distribution date will generally be net of the
                                 following fees and expenses:

       TYPE / RECIPIENT                         AMOUNT/SOURCE                      FREQUENCY
------------------------------   -----------------------------------------------   ---------

FEES

Master Servicing Fee / Master    Payable with respect to each and every mortgage    Monthly
Servicers                        loan held by the issuing entity, including the
                                 Ala Moana Portfolio underlying mortgage loan,
                                 the Mall of America underlying mortgage loan,
                                 the DB AmeriCold Portfolio underlying mortgage
                                 loan and the JQH Hotel Portfolio B-Note
                                 underlying mortgage loan, each specially
                                 serviced mortgage loan, if any, and each
                                 mortgage loan, if any, as to which the
                                 corresponding mortgaged real property has been
                                 acquired as foreclosure property (in whole or
                                 in part) on behalf of the issuing entity. With
                                 respect to each such mortgage loan, the master
                                 servicing fee will: (a) generally be calculated
                                 on the same interest accrual basis as is
                                 applicable to the accrual of interest with
                                 respect to that mortgage loan; (b) accrue on
                                 the same principal amount as interest accrues
                                 or is deemed to accrue on that mortgage loan;
                                 (c) accrue at an annual rate of 0.01% per
                                 annum; and (d) be payable (i) monthly from
                                 amounts allocable as interest with respect to
                                 that mortgage loan and/or (ii) if the subject
                                 mortgage loan and any related foreclosure
                                 property has been liquidated on behalf of the
                                 issuing entity, out of general collections on
                                 the mortgage pool. Master servicing fees with
                                 respect to any underlying mortgage loan will
                                 include the primary servicing fees payable by
                                 the applicable master servicer to any
                                 sub-servicer with respect to that mortgage
                                 loan.

Primary Servicing Fee on the     The applicable master servicer under the series
Ala Moana Portfolio underlying   CD 2006-CD3 pooling and servicing agreement
mortgage loan /CD 2006-CD3       will be entitled to receive a primary servicing
Master Servicer                  fee calculated at the rate of 0.01% per annum
                                 for primary servicing the Ala Moana Portfolio
                                 underlying mortgage loan, which will be payable
                                 in a manner similar to that described in clause
                                 (d) above.

Primary Servicing Fee on the     The applicable master servicer under the series
Mall of America underlying       COMM 2006-C8 pooling and servicing agreement
mortgage loan/COMM 2006-C8       will be entitled to receive a primary servicing
Master Servicer                  fee calculated at the rate of 0.01% per annum
                                 for primary servicing the Mall of America
                                 underlying mortgage loan, which will be payable
                                 in a manner similar to that described in clause
                                 (d) above.

Primary Servicing Fee on the     The applicable master servicer under the series
DB AmeriCold Portfolio           JPMCC 2007-CIBC18 pooling and servicing
underlying mortgage loan/JPMCC   agreement will be entitled to receive a primary
2007-CIBC18 Master Servicer      servicing fee calculated at the rate of 0.01%
                                 per annum for primary servicing the DB
                                 AmeriCold Portfolio underlying mortgage loan,
                                 which will be payable in a manner similar to
                                 that described in clause (d) above.

Primary Servicing Fee on the     The applicable master servicer under the series
JQH Hotel Portfolio B-Note       JPMCC 2006-LDP7 pooling and servicing agreement
underlying mortgage loan/JPMCC   will be entitled to receive a primary servicing
2006-LDP7 Master Servicer        fee calculated at the rate of 0.01% per annum
                                 for primary servicing the JQH Hotel Portfolio
                                 B-Note underlying mortgage loan,

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       TYPE / RECIPIENT                         AMOUNT/SOURCE                      FREQUENCY
------------------------------   -----------------------------------------------   ---------

                                 which will be payable in a manner similar to
                                 that described in clause (d) above.

Special Servicing Fee /          Payable with respect to each mortgage loan         Monthly
Special Servicer                 (other than the Ala Moana Portfolio underlying
                                 mortgage loan, the Mall of America underlying
                                 mortgage loan, the DB AmeriCold Portfolio
                                 underlying mortgage loan and the JQH Hotel
                                 Portfolio B-Note underlying mortgage loan) held
                                 by the issuing entity that is being specially
                                 serviced or as to which the corresponding
                                 mortgaged real property has been acquired as
                                 foreclosure property (in whole or in part) on
                                 behalf of the issuing entity. With respect to
                                 each such mortgage loan, the special servicing
                                 fee will: (a) generally be calculated on the
                                 same interest accrual basis as is applicable to
                                 the accrual of interest with respect to that
                                 mortgage loan; (b) accrue on the same principal
                                 amount as interest accrues or is deemed to
                                 accrue from time to time on that mortgage loan;
                                 (c) accrue at a special servicing fee rate of
                                 0.25% per annum; and (d) be payable monthly
                                 from general collections on the mortgage pool.

Workout Fee / Special Servicer   Payable with respect to each specially serviced    Time to
                                 mortgage loan (other than the Ala Moana              time
                                 Portfolio underlying mortgage loan, the Mall of
                                 America underlying mortgage loan, the DB
                                 AmeriCold Portfolio underlying mortgage loan
                                 and the JQH Hotel Portfolio B-Note underlying
                                 mortgage loan) held by the issuing entity that
                                 the special servicer successfully works out.
                                 The workout fee will be payable out of, and
                                 will be calculated by application of a workout
                                 fee rate of 1.0% to, each collection of
                                 principal and interest, other than default
                                 interest and post-ARD additional interest,
                                 received on the subject mortgage loan for so
                                 long as it is not returned to special servicing
                                 by reason of an actual or reasonably
                                 foreseeable default.

Liquidation Fee / Special        Subject to the exceptions (including as regards    Time to
Servicer                         the Ala Moana Portfolio underlying mortgage          time
                                 loan, the Mall of America underlying mortgage
                                 loan, the DB AmeriCold Portfolio underlying
                                 mortgage loan and the JQH Hotel Portfolio
                                 B-Note underlying mortgage loan) described
                                 under "The Series CD 2007-CD4 Pooling and
                                 Servicing Agreement--Servicing and Other
                                 Compensation and Payment of Expenses--Principal
                                 Special Servicing Compensation--The Liquidation
                                 Fee" in this offering prospectus, payable with
                                 respect to: (a) each specially serviced
                                 mortgage loan--or any replacement mortgage loan
                                 substituted for it--as to which the special
                                 servicer obtains a full or discounted payoff
                                 from the related borrower; and (b) any
                                 specially serviced mortgage loan or foreclosure
                                 property as to which the special servicer
                                 receives any liquidation proceeds, sale
                                 proceeds, insurance proceeds or condemnation
                                 proceeds. As to each such specially serviced
                                 mortgage loan or foreclosure property, the
                                 liquidation fee will be payable from, and will
                                 be calculated by application of a liquidation
                                 fee rate of 1.0% to, the related payment or
                                 proceeds.

Special Servicing Fee, Workout   Comparable to the corresponding fees under the    From time
Fee and Liquidation Fee on the   series CD 2007-CD4 pooling and servicing           to time
Ala Moana Portfolio underlying   agreement and, to the extent earned with
mortgage loan/CD 2006-CD3        respect to the Ala Moana Portfolio loan
Special Servicer                 combination, payable out of collections
                                 thereon, except that, in the case of the Ala
                                 Moana Portfolio loan combination, the special
                                 servicing fee will accrue at 0.25% per annum
                                 and the workout fee and liquidation fee will be
                                 calculated at 1.0%.(1)

Special Servicing Fee, Workout   Comparable to the corresponding fees under the    From time
Fee and Liquidation Fee on the   series CD 2007-CD4 pooling and servicing           to time
Mall of America underlying       agreement and, to the extent earned with
mortgage loan/COMM 2006-C8       respect to the Mall of America loan
                                 combination, payable out of collections
                                 thereon, except that, in the case of the Mall
                                 of America loan

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       TYPE / RECIPIENT                         AMOUNT/SOURCE                      FREQUENCY
------------------------------   -----------------------------------------------   ---------

Special Servicer                 combination, the special servicing fee will
                                 accrue at 0.35% per annum (subject to a $4,000
                                 monthly minimum) and the workout fee and
                                 liquidation fee will be calculated at 1.0%.(1)

Special Servicing Fee, Workout   Comparable to the corresponding fees under the    From time
Fee and Liquidation Fee on the   series CD 2007-CD4 pooling and servicing           to time
DB AmeriCold Portfolio           agreement and, to the extent earned with
underlying mortgage              respect to the DB AmeriCold Portfolio loan
loan/2007-CIBC18 Special         combination, payable out of collections
Servicer                         thereon, except that, in the case of the DB
                                 AmeriCold Portfolio loan combination, the
                                 special servicing fee will accrue at 0.25% per
                                 annum and the workout fee and liquidation fee
                                 will be calculated at 1.0%.(1)

Special Servicing Fee, Workout   Comparable to the corresponding fees under the    From time
Fee and Liquidation Fee on the   series CD 2007-CD4 pooling and servicing           to time
JQH Hotel Portfolio B-Note       agreement and, to the extent earned with
underlying mortgage              respect to the JQH Hotel Portfolio B-Note,
loan/2006-LDP7 Special           payable out of collections thereon, except
Servicer                         that, in the case of the JQH Hotel Portfolio
                                 B-Note, the special servicing fee will accrue
                                 at 0.35% per annum (subject to a $4,000 monthly
                                 minimum) and the workout fee and liquidation
                                 fee will be calculated at 1.0%.(1)(2)

Trustee and Certificate          Payable out of general collections on the          Monthly
Administrator Fee / Trustee      mortgage pool and, for any distribution date,
and Certificate Administrator    will equal one month's interest at 0.00035% per
                                 annum with respect to each and every mortgage
                                 loan held by the issuing entity, including the
                                 Ala Moana Portfolio underlying mortgage loan,
                                 the Mall of America underlying mortgage loan,
                                 the DB AmeriCold Portfolio underlying mortgage
                                 loan and the JQH Hotel Portfolio B-Note
                                 underlying mortgage loan, each specially
                                 serviced mortgage loan, if any, and each
                                 mortgage loan, if any, as to which the
                                 corresponding mortgaged real property has been
                                 acquired as foreclosure property on behalf of
                                 the issuing entity.

EXPENSES

Servicing Advances / Trustee,    To the extent of funds available, the amount of    Time to
Master Servicers or Special      any servicing advances.(3)(5)                        time
Servicer

Interest on Servicing Advances   At a rate per annum equal to a published prime     Time to
 / Master Servicers, Special     rate, accrued on the amount of each outstanding      time
Servicer or Trustee              servicing advance.(4)(5)

P&I Advances / Master            To the extent of funds available, the amount of    Time to
Servicers and Trustee            any P&I advances.(1)                                 Time

Interest on P&I Advances /       At a rate per annum equal to a published prime     Time to
Master Servicers and Trustee     rate, accrued on the amount of each outstanding      Time
                                 P&I advance.(4)(5)

Indemnification Expenses /       Amount to which such party is entitled to          Time to
Depositor, Trustee,              indemnification under the series CD 2007-CD4         time
Certificate Administrator,       pooling and servicing agreement.(6)
Master Servicers or Special
Servicer and any affiliate,
director, officer, employee or
agent of the Depositor,
Trustee, Certificate
Administrator, Master
Servicers or Special Servicer

Servicing Advances, Interest     Comparable to corresponding expenses under the    From time
on Servicing Advances and        series CD 2007-CD4 pooling and servicing           to time.
Indemnification                  agreement and, to the extent related to the Ala
Expenses/Parties                 Moana Portfolio underlying mortgage loan,
                                 payable out of collections

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       TYPE / RECIPIENT                         AMOUNT/SOURCE                      FREQUENCY
------------------------------   -----------------------------------------------   ---------

to CD 2006-CD3 Pooling and       thereon.(1)
Servicing Agreement and
Related Persons

Servicing Advances, Interest     Comparable to corresponding expenses under the    From time
on Servicing Advances and        series CD 2007-CD4 pooling and servicing           to time.
Indemnification                  agreement and, to the extent related to the
Expenses/Parties to COMM         Mall of America underlying mortgage loan,
2006-C8 Pooling and Servicing    payable out of collections thereon.(1)
Agreement and Related Persons

Servicing Advances, Interest     Comparable to corresponding expenses under the    From time
on Servicing Advances and        series CD 2007-CD4 pooling and servicing           to time.
Indemnification                  agreement and, to the extent related to the DB
Expenses/Parties to              AmeriCold Portfolio underlying mortgage loan,
2007-CIBC18 Pooling and          payable out of collections thereon.(1)
Servicing Agreement and
Related Persons

Servicing Advances, Interest     Comparable to corresponding expenses under the    From time
on Servicing Advances,           series CD 2007-CD4 pooling and servicing           to time.
Interest on Delinquency          agreement and, to the extent related to the JQH
Advances on Related Non-Trust    Hotel Portfolio B-Note underlying mortgage loan
Loan and Indemnification         or the related non-trust mortgage loan, payable
Expenses/Parties to 2006-LDP7    out of collections thereon.(1)(7)
Pooling and Servicing
Agreement and Related Persons

----------
(1)  See  "Description of the Mortgage Pool-- Loan  Combinations--The  Ala Moana
     Portfolio  Loan  Combination",  "--The Mall of America  Loan  Combination",
     --The DB AmeriCold Portfolio Loan Combination", "Servicing of the Ala Moana
     Portfolio Mortgage Loan," "Servicing of the Mall of America Mortgage Loan",
     "Servicing  of  the DB  AmeriCold  Portfolio  America  Mortgage  Loan"  and
     "Servicing  of the  JQH  Hotel  Portfolio  B-Note  Mortgage  Loan"  in this offering prospectus.

(2)  Amounts  otherwise  payable to the issuing  entity with  respect to the JQH
     Hotel Portfolio  B-Note  underlying  mortgage loan will be applied to cover special  servicing  fees,  workout  fees and  liquidation  fees earned with respect to the  non-trust  mortgage  loan in the related  loan  combination before amounts on those non-trust loans are so applied.

(3)  Reimbursable out of collections on the related  mortgage loan,  except that advances  that  are  determined  not  to  be  recoverable  out  of  related collections  will be  reimbursable  first  out of  general  collections  of principal on the mortgage pool and then out of other general collections on the mortgage pool.

(4)  Payable out of late payment charges and/or default  interest on the related mortgage loan or, in connection with or after  reimbursement of the related advance,  out of general collections on the mortgage pool, although in some cases interest on advances may be payable first out of general  collections of principal on the mortgage pool.

(5)  If any underlying mortgage loan is part of a loan combination that includes a subordinate non-trust mortgage loan (see "--The Underlying Mortgage Loans
     and  the  Mortgaged  Real   Properties--Loan   Combinations"  below),  then
     collections on that subordinate  non-trust  mortgage loan will be available to make the subject payment/reimbursement.

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(6)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne by the related person pursuant to the terms of the series CD 2007-CD4 pooling and servicing agreement, or
     (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series CD 2007-CD4 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series
     CD 2007-CD4 pooling and servicing agreement.

(7)  In the case of the JQH Hotel Portfolio B-Note, payable out of collections on the subject loan combination.

                                 The foregoing fees and expenses will generally
                                 be payable prior to distribution on the offered
                                 certificates. If any of the foregoing fees and
                                 expenses are identified as being payable out of
                                 a particular source of funds, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of that particular source of funds
                                 prior to any application of those funds to make
                                 payments with respect to the offered
                                 certificates. In addition, if any of the
                                 foregoing fees and expenses are identified as
                                 being payable out of general collections with
                                 respect to the mortgage pool, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of those general collections prior
                                 to any application of those general collections
                                 to make payments with respect to the offered
                                 certificates. Further information with respect
                                 to the foregoing fees and expenses, as well as
                                 information regarding other fees and expenses,
                                 is set forth under "Description of the Offered
                                 Certificates--Fees and Expenses" in this
                                 offering prospectus.

REDUCTIONS OF CERTIFICATE
PRINCIPAL BALANCES IN
CONNECTION WITH LOSSES ON THE
UNDERLYING MORTGAGE LOANS AND
DEFAULT-RELATED AND OTHER
UNANTICIPATED EXPENSES........   As and to the extent described under
                                 "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this offering prospectus, losses on the
                                 underlying mortgage loans and default-related
                                 and/or otherwise unanticipated expenses of the
                                 issuing entity will generally be allocated to
                                 reduce the respective total principal balances
                                 of the following classes of series CD 2007-CD4
                                 principal balance certificates (or, in the case
                                 of the reference to "A-MFL" below, the class
                                 A-MFL REMIC regular interest), sequentially in
                                 the following order:

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                                       33

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                                  REDUCTION ORDER               CLASS
                                 -----------------   ---------------------------
                                 1st..............                S
                                 2nd..............                Q
                                 3rd..............                P
                                 4th..............                O
                                 5th..............                N
                                 6th..............                M
                                 7th..............                L
                                 8th..............                K
                                 9th..............                J
                                 10th.............                H
                                 11th.............                G
                                 12th.............                F
                                 13th.............                E
                                 14th.............                D
                                 15th.............                C
                                 16th.............                B
                                 17th.............               A-J
                                 18th.............    A-MFX and A-MFL, pro rata
                                 19th.............   A-1, A-2A, A-2B, A-3, A-SB,
                                                        A-4 and A-1A, pro rata
                                                      by total principal balance

                                 Notwithstanding the foregoing, as and to the
                                 extent described under "Description of the
                                 Offered Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this offering prospectus, losses on the
                                 non-pooled portion of the One World Financial
                                 Center underlying mortgage loan and
                                 default-related and/or otherwise unanticipated
                                 expenses of the issuing entity relating to the
                                 One World Financial Center underlying mortgage
                                 loan will generally be allocated to reduce the
                                 respective total principal balances of the
                                 class WFC-4, WFC-3, WFC-2 and WFC-1
                                 certificates, in that order, prior to being
                                 allocated to the other series CD 2007-CD4
                                 principal balance certificates.

                                 Although losses on the underlying mortgage
                                 loans, extraordinary expenses and available
                                 funds shortfalls will not be directly allocated
                                 to the class A-MFL certificates, such losses,
                                 expenses and shortfalls may be allocated to the
                                 class A-MFL REMIC regular interest in reduction
                                 of the total principal balance of the class
                                 A-MFL REMIC regular interest and the amount of
                                 its interest entitlement, respectively. Any
                                 decrease in the total principal balance of the
                                 class A-MFL REMIC regular interest will result
                                 in a corresponding decrease in the total
                                 principal balance of the class A-MFL
                                 certificates, and any interest shortfalls
                                 suffered by the class A-MFL REMIC regular
                                 interest (for whatever reason) will reduce the
                                 amount of interest distributed on the class
                                 A-MFL certificates to the extent described in
                                 this offering prospectus.

                                 See "Description of the Offered
                                 Certificates--Reductions of Certificate
                                 Principal Balances in Connection with Realized

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                                       34

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                                 Losses and Additional Trust Fund Expenses" in
                                 this offering prospectus.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE
PAYMENTS .....................   As and to the extent, and subject to the
                                 exceptions and limitations, described under
                                 "The Series CD 2007-CD4 Pooling and Servicing
                                 Agreement--Advances--Advances of Delinquent
                                 Monthly Debt Service Payments" in this offering
                                 prospectus, each master servicer will be
                                 required to make (with respect to each mortgage
                                 loan serviced by that master servicer and, in
                                 the case of Wachovia Bank, National
                                 Association, the Ala Moana Portfolio underlying
                                 mortgage loan, the Mall of America underlying
                                 mortgage loan, the DB AmeriCold Portfolio
                                 underlying mortgage loan and the JQH Hotel
                                 Portfolio B-Note underlying mortgage loan), for
                                 each distribution date, a total amount of
                                 advances of principal and/or interest generally
                                 equal to all monthly debt service payments --
                                 other than balloon payments -- and assumed
                                 monthly debt service payments, in each case net
                                 of related master servicing fees (and, in the
                                 case of each of the Ala Moana Portfolio
                                 underlying mortgage loan, the Mall of America
                                 underlying mortgage loan, the DB AmeriCold
                                 Portfolio underlying mortgage loan and the JQH
                                 Hotel Portfolio B-Note underlying mortgage
                                 loan, further net of any related servicing fee
                                 under the related pooling and servicing
                                 agreement for the separate securitization
                                 pursuant to which it is being serviced), that:

                                 o    were due or deemed due, as the case may
                                      be, with respect to the underlying
                                      mortgage loans (including the non-pooled
                                      portion of the One World Financial Center
                                      underlying mortgage loan) during the
                                      related collection period; and

                                 o    were not paid by or on behalf of the
                                      respective borrowers or otherwise
                                      collected as of the close of business on
                                      the last day of the related collection
                                      period.

                                 In addition, the trustee must make any of those
                                 advances that a master servicer is required,
                                 but fails, to make. As described under "The
                                 Series CD 2007-CD4 Pooling and Servicing
                                 Agreement--Advances--Advances of Delinquent
                                 Monthly Debt Service Payments" in this offering
                                 prospectus, any party that makes an advance
                                 will be entitled to be reimbursed for the
                                 advance, together with interest at a published
                                 prime rate.

                                 Notwithstanding the foregoing, none of the
                                 master servicers nor the trustee will be
                                 required to make any advance that it
                                 determines, or that the special servicer
                                 determines, will not be recoverable from
                                 proceeds of the related underlying mortgage
                                 loan.

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                                 See "The Series CD 2007-CD4 Pooling and
                                 Servicing Agreement--Advances" in this offering
                                 prospectus and "Description of the Governing
                                 Documents--Advances" in the accompanying base
                                 prospectus.

REPORTS TO
CERTIFICATEHOLDERS............   On each distribution date, the certificate
                                 administrator will provide or make available to
                                 the registered holders of the series CD
                                 2007-CD4 certificates a monthly report
                                 substantially in the form of Annex D to this
                                 offering prospectus. The certificate
                                 administrator's report will detail, among other
                                 things, the payments made to the series CD
                                 2007-CD4 certificateholders on that
                                 distribution date and the performance of the
                                 underlying mortgage loans and the mortgaged
                                 real properties.

                                 Upon reasonable prior notice, you may also
                                 review at the office of the certificate
                                 administrator, the trustee, the custodian, the
                                 master servicers and/or the special servicer
                                 during normal business hours a variety of
                                 information and documents that pertain to the
                                 underlying mortgage loans and the mortgaged
                                 real properties for those loans.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this offering
                                 prospectus.

OPTIONAL TERMINATION..........   Specified parties to the transaction may
                                 terminate the issuing entity by purchasing all
                                 of the mortgage loans and any foreclosure
                                 properties held by the issuing entity, but only
                                 when the outstanding total principal balance of
                                 the series CD 2007-CD4 certificates with
                                 principal balances is less than 1.0% of the
                                 initial total principal balance of the series
                                 CD 2007-CD4 certificates with principal
                                 balances.

                                 In addition, following the date on which the
                                 total principal balance of the class A-1, A-2A,
                                 A-2B, A-3, A-SB, A-4, A-1A, A-MFX, A-MFL, A-J,
                                 B, C, D, E, F, G, H, J and K certificates are
                                 reduced to zero, the issuing entity may also be
                                 terminated, with the consent of 100% of the
                                 remaining series CD 2007-CD4 certificateholders
                                 (other than the class R certificateholders) and
                                 subject to such additional conditions as may be
                                 set forth in the series CD 2007-CD4 pooling and
                                 servicing agreement, in connection with the
                                 exchange of all the remaining series CD
                                 2007-CD4 certificates for all the mortgage
                                 loans and foreclosure properties held by the
                                 issuing entity at the time of the exchange.

                                 See "Description of the Offered
                                 Certificates--Termination" in this offering
                                 prospectus.

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         THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, "--The Underlying Mortgage
                                 Loans and the Mortgaged Real Properties," we
                                 provide summary information with respect to the
                                 mortgage loans that we intend to transfer to
                                 the issuing entity. For more detailed
                                 information regarding those mortgage loans, you
                                 should review the following sections in this
                                 offering prospectus:

                                 o    "Risk Factors;"

                                 o    "Description of the Mortgage Pool;"

                                 o    Annex A-1--Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

                                 o    Annex A-2--Summary Characteristics of the
                                      Underlying Mortgage Loans and the
                                      Mortgaged Real Properties;

                                 o    Annex A-3--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 1 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-4--Summary Characteristics of the
                                      Underlying Mortgage Loans in Loan Group
                                      No. 2 and the related Mortgaged Real
                                      Properties;

                                 o    Annex A-5--Characteristics of the
                                      Multifamily and Manufactured Housing
                                      Community Mortgaged Real Properties; and

                                 o    Annex B--Description of Fifteen Largest
                                      Mortgage Loans and/or Groups of
                                      Cross-Collateralized Mortgage Loans.

                                 For purposes of calculating distributions on
                                 the most senior classes of the series CD
                                 2007-CD4 certificates, the pool of mortgage
                                 loans backing the series CD 2007-CD4
                                 certificates (exclusive of the non-pooled
                                 portion of the One World Financial Center
                                 underlying mortgage loan) will be divided into
                                 a loan group no. 1 and a loan group no. 2.

                                 Loan group no. 1 will consist of 314 mortgage
                                 loans (exclusive of the non-pooled portion of
                                 the One World Financial Center underlying
                                 mortgage loan), with an initial loan group no.
                                 1 balance of $5,667,551,612 and representing
                                 approximately 85.8% of the initial mortgage
                                 pool balance, that are secured by the various
                                 property types that constitute collateral for
                                 those mortgage loans.

                                 Loan group no. 2 will consist of 66 mortgage
                                 loans, with an initial loan group no. 2 balance
                                 of $935,756,654 and representing

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                                 approximately 14.2% of the initial mortgage
                                 pool balance, that are secured by multifamily
                                 properties, manufactured housing community
                                 properties and mixed use properties with a
                                 multifamily component.

                                 When reviewing the information that we have
                                 included in this offering prospectus, including
                                 the Annexes hereto, with respect to the
                                 mortgage loans that are to back the offered
                                 certificates, please note that--

                                 o    All numerical information provided with
                                      respect to the underlying mortgage loans
                                      is provided on an approximate basis.

                                 o    References to initial mortgage pool
                                      balance mean the aggregate cut-off date
                                      principal balance of all the underlying
                                      mortgage loans; references to the initial
                                      loan group no. 1 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 1; and references to the initial
                                      loan group no. 2 balance mean the
                                      aggregate cut-off date principal balance
                                      of the underlying mortgage loans in loan
                                      group no. 2; provided that none of the
                                      initial mortgage pool balance, the initial
                                      loan group no. 1 balance or the initial
                                      loan group no. 2 balance reflects the
                                      cut-off date principal balance of the
                                      non-pooled portion of the One World
                                      Financial Center underlying mortgage loan.
                                      We will transfer each of the underlying
                                      mortgage loans, at its respective cut-off
                                      date principal balance, to the issuing
                                      entity. We show the cut-off date principal
                                      balance for each of the underlying
                                      mortgage loans (or, in the case of the One
                                      World Financial Center underlying mortgage
                                      loan, for the pooled portion thereof) on
                                      Annex A-1 to this offering prospectus.

                                 o    All weighted average information provided
                                      with respect to the underlying mortgage
                                      loans reflects a weighting based on their
                                      respective cut-off date principal balances
                                      (or, in the case of the One World
                                      Financial Center underlying mortgage loan,
                                      unless the context clearly indicates
                                      otherwise, based on the cut-off date
                                      principal balance of the pooled portion
                                      thereof only).

                                 o    When information with respect to mortgaged
                                      real properties is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group no. 1
                                      balance or the initial loan group no. 2
                                      balance, the percentages are based on the
                                      cut-off date principal balances of the
                                      related underlying mortgage loans or
                                      allocated portions of those balances (or,
                                      in the case of the One World Financial
                                      Center underlying mortgage loan, unless
                                      the context clearly indicates otherwise,

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                                       38

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                                      based on the cut-off date principal
                                      balance of the pooled portion thereof
                                      only).

                                 o    Unless specifically indicated otherwise
                                      (for example, with respect to
                                      loan-to-value and debt service coverage
                                      ratios and cut-off date balances per
                                      square foot of mortgaged real property, in
                                      which cases, each related pari passu
                                      and/or senior non-trust loan, if any, is
                                      taken into account), statistical
                                      information presented in this offering
                                      prospectus with respect to each underlying
                                      mortgage loan that is part of a loan
                                      combination (see "--The Underlying
                                      Mortgage Loans and the Mortgaged Real
                                      Properties" below) excludes the related
                                      non-trust mortgage loan(s). Unless
                                      specifically indicated otherwise,
                                      statistical information presented in this
                                      offering prospectus with respect to the
                                      One World Financial Center underlying
                                      mortgage loan excludes the non-pooled
                                      portion of that mortgage loan.

                                 o    If any of the underlying mortgage loans is
                                      secured by multiple mortgaged real
                                      properties, a portion of that mortgage
                                      loan has been allocated to each of those
                                      properties for purposes of providing
                                      various statistical information in this
                                      offering prospectus as set forth on Annex
                                      A-1 to this offering prospectus.

                                 o    The general characteristics of the entire
                                      mortgage pool backing the offered
                                      certificates are not necessarily
                                      representative of the general
                                      characteristics of either loan group no. 1
                                      or loan group no. 2. The yield and risk of
                                      loss on any class of offered certificates
                                      may depend on, among other things, the
                                      composition of each of loan group no. 1
                                      and loan group no. 2. The general
                                      characteristics of each such loan group
                                      should also be analyzed when making an
                                      investment decision.

                                 o    Whenever we refer to a particular
                                      underlying mortgage loan or mortgaged real
                                      property by name, we mean the underlying
                                      mortgage loan or mortgaged real property,
                                      as the case may be, identified by that
                                      name on Annex A-1 to this offering
                                      prospectus. Whenever we identify a
                                      particular underlying mortgage loan by
                                      loan number, we are referring to the
                                      underlying mortgage loan identified by
                                      that loan number on Annex A-1 to this
                                      offering prospectus.

                                 o    Eight (8) mortgage loans that we intend to
                                      transfer to the issuing entity,
                                      representing 3.8% of the initial mortgage
                                      pool balance and 4.5% of the initial loan
                                      group no. 1 balance, have not closed as of
                                      the date of the preparation of this
                                      offering prospectus and therefore certain
                                      mortgage loan characteristics included in
                                      this offering

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                                       39

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                                      prospectus for those mortgage loans, may
                                      have been estimated. As a result, certain
                                      statistical information in this offering
                                      prospectus may change if those mortgage
                                      loans have different loan characteristics
                                      than anticipated.

                                 o    Statistical information regarding the
                                      underlying mortgage loans may change prior
                                      to the date of initial issuance of the
                                      offered certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date, and the initial mortgage pool
                                      balance may be as much as 5% larger or
                                      smaller than indicated.

LOAN COMBINATIONS ............   Nine (9) underlying mortgage loans are, in each
                                 case, part of a loan combination comprised of
                                 two (2) or more cross-defaulted mortgage loans
                                 that are all: (a) obligations of the same
                                 borrower(s); and (b) secured by the same
                                 mortgage instrument(s) encumbering the same
                                 mortgaged real property or properties. One or
                                 more (but not all) of the mortgage loans in
                                 each such loan combination will be transferred
                                 to the issuing entity. The other mortgage
                                 loan(s) in each such loan combination will not
                                 be transferred to the issuing entity, and each
                                 is sometimes referred to in this offering
                                 prospectus as a non-trust mortgage loan.

                                 The following underlying mortgage loans are
                                 each part of a loan combination:

                                                                                  ORIGINAL
                                                      % OF         % OF      PRINCIPAL BALANCE        ORIGINAL
                                                    INITIAL      INITIAL         OF RELATED       PRINCIPAL BALANCE
   MORTGAGED PROPERTY NAME                          MORTGAGE       LOAN          PARI PASSU          OF RELATED
 (AS IDENTIFIED ON ANNEX A-1       CUT-OFF DATE       POOL      GROUP NO.    /SENIOR NON-TRUST       SUBORDINATE
TO THIS OFFERING PROSPECTUS)    PRINCIPAL BALANCE   BALANCE    1/2 BALANCE        LOANS(1)       NON-TRUST LOANS(2)
-----------------------------   -----------------   --------   -----------   -----------------   ------------------

1. Ala Moana Portfolio             $400,000,000        6.1%        7.1%         $800,000,000        $300,000,000
2. Mall of America                 $306,000,000        4.6%        5.4%         $449,000,000                 NAP
3. Four Seasons Resort Maui        $250,000,000        3.8%        4.4%         $175,000,000                 NAP
4. CGM AmeriCold Portfolio         $180,000,000        2.7%        3.2%         $145,000,000                 NAP
5. DB AmeriCold Portfolio          $180,000,000        2.7%        3.2%         $170,000,000                 NAP
6. JQH Hotel Portfolio B-Note      $  9,888,519        0.1%        0.2%         $152,000,000                 NAP
7. Bi-Lo Stores                    $  7,560,000        0.1%        0.1%                  NAP        $    495,000
8. Crown Ridge Apartments          $  6,983,004        0.1%        0.7%                  NAP        $    437,500
9. Chestnut Hill IV                $  2,300,000       0.03%       0.04%                  NAP        $    150,000

----------
(1)  Except in the case of the JQH Hotel Portfolio B-Note, reflects pari passu non-trust mortgage loans that are, in each case, entitled to payments of interest and principal on a pro rata and pari passu basis with the underlying mortgage loan that is part of the subject loan combination. In the case of the JQH Hotel Portfolio B-Note underlying mortgage loan, reflects senior non-trust mortgage loan that is entitled to payments of interest and principal on a senior basis relative to the JQH Hotel
     Portfolio B-Note underlying mortgage loan.

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                                 (2)  Reflects subordinate non-trust mortgage
                                      loans that are, in each case: (i) prior to
                                      the occurrence of certain material uncured
                                      events of default, entitled to monthly
                                      payments of principal and interest on a
                                      pro rata (but subordinate) basis with the
                                      related underlying mortgage loan in the
                                      subject loan combination; and (ii)
                                      following and during the continuance of
                                      certain material uncured events of default
                                      with respect to the subject loan
                                      combination, entitled to payments of
                                      principal and interest, only following
                                      payment of all accrued interest (other
                                      than default interest) and the total
                                      outstanding principal balance of the
                                      related underlying mortgage loan in the
                                      subject loan combination.

                                 See "Description of the Mortgage Pool--Loan
                                 Combinations" in this offering prospectus for a
                                 description of the related co-lender
                                 arrangement and the priority of payments among
                                 the mortgage loans comprising each of the
                                 above-discussed loan combinations, and see "The
                                 Series CD 2007-CD4 Pooling and Servicing
                                 Agreement--The Series CD 2007-CD4 Controlling
                                 Class Representative, the Class WFC
                                 Representative and the Serviced Non-Trust Loan
                                 Noteholders" and "Description of the Mortgage
                                 Pool--The Loan Combinations" in this offering
                                 prospectus for a description of certain rights
                                 of the holders of the respective mortgage loans
                                 in those loan combinations that will not be
                                 included in the series CD 2007-CD4
                                 securitization transaction. See also the
                                 description of the Ala Moana Portfolio
                                 underlying mortgage loan, the Mall of America
                                 underlying mortgage loan, the CGM AmeriCold
                                 Portfolio underlying mortgage loan, the DB
                                 AmeriCold Portfolio underlying mortgage loan,
                                 the One World Financial Center underlying
                                 mortgage loan and the Four Seasons Resort Maui
                                 underlying mortgage loan on Annex B to this
                                 offering prospectus and "Risk Factors--The
                                 Mortgaged Real Properties that Secure Some
                                 Mortgage Loans in the Series CD 2007-CD4
                                 Securitization Transaction Also Secure One or
                                 More Related Mortgage Loans That Will Not Be
                                 Transferred to the Issuing Entity; The
                                 Interests of the Holders of Those Related
                                 Mortgage Loans May Conflict with Your
                                 Interests" in this offering prospectus.

ACQUISITION OF MORTGAGE
LOANS.........................   On or prior to the date of initial issuance of
                                 the offered certificates, we will acquire the
                                 underlying mortgage loans from the sponsors and
                                 will transfer those mortgage loans to the
                                 issuing entity.

                                 Following the date of initial issuance of the
                                 series CD 2007-CD4 certificates, no party will
                                 have the ability to add mortgage loans to the
                                 assets of the issuing entity. However,
                                 substitutions of underlying mortgage loans as
                                 to which there exists a material uncured breach
                                 of certain representations and warranties or a
                                 material uncured document defect or omission
                                 may occur under the circumstances described
                                 under "Description of the Mortgage
                                 Pool--Representations and Warranties;
                                 Repurchases and Substitutions", "--Assignment
                                 of the Mortgage Loans; Repurchases and
                                 Substitutions" and "--Repurchase or
                                 Substitution of Cross-Collateralized Mortgage
                                 Loans" in this offering prospectus.

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PAYMENT AND OTHER TERMS

A. General...................    Each of the mortgage loans that we intend to
                                 transfer to the issuing entity is the
                                 obligation of a borrower to repay a specified
                                 sum with interest.

                                 Repayment of each of the mortgage loans that we
                                 intend to transfer to the issuing entity is
                                 secured by a mortgage lien on the fee simple
                                 and/or leasehold interest of the related
                                 borrower or another party in one or more
                                 commercial, multifamily or manufactured housing
                                 community real properties. That mortgage lien
                                 will generally be a first priority lien, except
                                 for limited permitted encumbrances, which we
                                 identify in the glossary to this offering
                                 prospectus. However, six (6) of the underlying
                                 mortgage loans that are part of a loan
                                 combination, representing 20.1% of the initial
                                 mortgage pool balance and 23.4% of the initial
                                 loan group no. 1 balance, respectively, are
                                 pari passu (or, in one such case, subordinate)
                                 in right of payment to one or more other
                                 mortgage loans that are not assets of the
                                 issuing entity.

                                 All of the mortgage loans that we intend to
                                 transfer to the issuing entity are or should be
                                 considered nonrecourse. None of those mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality or by
                                 any private mortgage insurer.

B. Mortgage Rates............    Each of the mortgage loans that we intend to
                                 transfer to the issuing entity currently
                                 accrues interest at the annual rate specified
                                 with respect to that loan on Annex A-1 to this
                                 offering prospectus. Except as otherwise
                                 described below with respect to those mortgage
                                 loans that have anticipated repayment dates,
                                 the mortgage rate for each mortgage loan that
                                 we intend to transfer to the issuing entity is,
                                 in the absence of default, fixed for the entire
                                 term of the loan.

C. Balloon Loans.............    Three-hundred sixty-five (365) of the mortgage
                                 loans that we intend to transfer to the issuing
                                 entity, representing 97.9% of the initial
                                 mortgage pool balance, of which 300 mortgage
                                 loans are in loan group no. 1, representing
                                 97.7% of the initial loan group no. 1 balance,
                                 and 65 mortgage loans are in loan group no. 2,
                                 representing 99.3% of the initial loan group
                                 no. 2 balance, each provide for:

                                 o    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity or for no
                                      amortization prior to stated maturity; and

                                 o    a substantial balloon payment of principal
                                      on its maturity date.

                                 Fifty-seven (57) of the 365 balloon mortgage
                                 loans that we intend to transfer to the issuing
                                 entity, representing 59.2% of the initial
                                 mortgage pool balance, of which 43 mortgage
                                 loans are in

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                                       42

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                                 loan group no. 1, representing 60.6% of the
                                 initial loan group no. 1 balance, and 14
                                 mortgage loans are in loan group no. 2,
                                 representing 51.1% of the initial loan group
                                 no. 2 balance, provide for payments of interest
                                 only until maturity. One-hundred sixty-two
                                 (162) other balloon mortgage loans that we
                                 intend to transfer to the issuing entity,
                                 representing 28.1% of the initial mortgage pool
                                 balance, of which 132 mortgage loans are in
                                 loan group no. 1, representing 26.5% of the
                                 initial loan group no. 1 balance, and 30
                                 mortgage loans are in loan group no. 2,
                                 representing 38.0% of the initial loan group
                                 no. 2 balance, provide for payments of interest
                                 only for periods ending prior to maturity that
                                 range from the first 12 to the first 60
                                 payments following origination.

D. ARD Loans.................    Eleven (11) of the mortgage loans that we
                                 intend to transfer to the issuing entity,
                                 representing 1.9% of the initial mortgage pool
                                 balance, of which 10 mortgage loans are in loan
                                 group no. 1, representing 2.1% of the initial
                                 loan group no. 1 balance, and one (1) mortgage
                                 loan is in loan group no. 2, representing 0.7%
                                 of the initial loan group no. 2 balance, each
                                 provides incentives to the related borrower to
                                 pay the subject mortgage loan in full by a
                                 specified date prior to maturity. We consider
                                 that date to be the anticipated repayment date
                                 for each of those mortgage loans. There can be
                                 no assurance, however, that these incentives
                                 will result in any of those mortgage loans
                                 being paid in full on or before its anticipated
                                 repayment date. The incentives, which in each
                                 case will become effective as of the related
                                 anticipated repayment date, may (but need not)
                                 include:

                                 o    the calculation of interest at an annual
                                      rate in excess of the initial mortgage
                                      rate, which additional interest will be
                                      deferred, may be compounded, will be
                                      payable only after the outstanding
                                      principal balance of the mortgage loan is
                                      paid in full and, if collected, will be
                                      distributed with respect to the class Y
                                      certificates; and

                                 o    the application of all or a portion of
                                      excess cash flow from the mortgaged real
                                      property, after debt service payments and
                                      any specified reserves or expenses have
                                      been funded or paid, to pay the principal
                                      amount of the mortgage loan, which payment
                                      of principal will be in addition to the
                                      principal portion of the normal monthly
                                      debt service payment.

                                 Nine (9) of the 11 mortgage loans with
                                 anticipated repayment dates that we intend to
                                 transfer to the issuing entity, representing
                                 1.5% of the initial mortgage pool balance, of
                                 which eight (8) mortgage loans are in loan
                                 group no. 1, representing 1.6% of the initial
                                 loan group no. 1 balance, and one (1) mortgage
                                 loan is in loan group no. 2, representing 0.7%
                                 of the initial loan group no. 2 balance,
                                 provide for payments of interest only up to the
                                 related anticipated repayment date. Two (2) of
                                 the mortgage loans with

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                                 anticipated repayment dates that we intend to
                                 transfer to the issuing entity, representing
                                 0.4% of the initial mortgage pool balance and
                                 0.4% of the initial loan group no. 1 balance,
                                 provide for payments of interest only for
                                 periods ending prior to the anticipated
                                 repayment date that range from the first 24 to
                                 60 payments following origination.

E. Fully Amortizing Loans....    Four (4) mortgage loans that we intend to
                                 transfer to the issuing entity, representing
                                 0.2% of the initial mortgage pool balance and
                                 0.3% of the initial loan group no. 1 balance,
                                 have payment schedules that provide for the
                                 payment of the subject mortgage loans in full
                                 or substantially in full by their respective
                                 maturity dates. These mortgage loans do not
                                 provide for any of the repayment incentives
                                 associated with a mortgage loan that has an
                                 anticipated repayment date.

DELINQUENCY STATUS/LOSS
INFORMATION...................   None of the mortgage loans that we intend to
                                 transfer to the issuing entity was more than 30
                                 days delinquent with respect to any monthly
                                 debt service payment at any time since
                                 origination of the subject underlying mortgage
                                 loan. Further, none of the mortgage loans that
                                 we intend to transfer to the issuing entity
                                 have experienced any losses of principal or
                                 interest (through forgiveness of debt or
                                 restructuring) since origination.

PREPAYMENT RESTRICTIONS.......   As indicated on Annex A-1 to this offering
                                 prospectus, except for 11 mortgage loans (loan
                                 numbers 18, 93, 145, 182, 197, 202, 235, 265,
                                 294, 296 and 325) that are no longer in
                                 prepayment lockout periods or did not have a
                                 prepayment lockout period, the mortgage loans
                                 that we intend to transfer to the issuing
                                 entity currently (as of the cut-off date)
                                 provide for a prepayment lock-out period,
                                 during which the principal balance of the
                                 mortgage loan may not be voluntarily prepaid in
                                 whole or in part, and which lock-out period
                                 will be followed by one or both of:

                                 o    a defeasance period, during which
                                      voluntary prepayments are still
                                      prohibited, but the related borrower may
                                      obtain a full or partial release of the
                                      related mortgaged real property through
                                      defeasance; or

                                 o    a prepayment consideration period, during
                                      which voluntary prepayments are permitted,
                                      subject to the payment of a yield
                                      maintenance premium or other additional
                                      consideration for the prepayment.

                                 Four (4) of the 11 mortgage loans (loan numbers
                                 197, 202, 235 and 325) referred to in the
                                 preceding paragraph are in defeasance periods,
                                 during which voluntary prepayments are
                                 prohibited, but the related borrower may obtain
                                 a full or partial release of the related
                                 mortgaged real property through defeasance.
                                 However, if the related borrowers elect to
                                 defease their mortgage loans prior to the
                                 second anniversary of the date of initial
                                 issuance of the series CD 2007-CD4
                                 certificates, the related mortgage loan

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                                 sellers or other prior holder, as applicable,
                                 will be required to purchase those mortgage
                                 loans from the issuing entity. See "Description
                                 of the Mortgage Pool--Repurchase for Early
                                 Defeasance" in this offering prospectus.

                                 Seven (7) of the 11 mortgage loans (loan
                                 numbers 18, 93, 145, 182, 265, 294 and 296)
                                 referred to in the preceding paragraph are
                                 currently in prepayment consideration periods.

                                 Notwithstanding the foregoing prepayment
                                 restrictions, prepayments may occur in
                                 connection with loan defaults, casualties and
                                 condemnations in respect of the mortgaged real
                                 properties and, in certain cases, out of cash
                                 holdbacks where certain conditions relating to
                                 the holdback have not been satisfied.
                                 Furthermore, prepayment premiums and/or yield
                                 maintenance charges may not be payable in
                                 connection with prepayments of this type.

                                 The prepayment terms of each of the mortgage
                                 loans that we intend to transfer to the issuing
                                 entity are set forth in Annex A-1 to this
                                 offering prospectus. See also "Description of
                                 the Mortgage Pool--Terms and Conditions of the
                                 Underlying Mortgage Loans--Prepayment
                                 Provisions" in this offering prospectus.

DEFEASANCE....................   Three-hundred two (302) of the mortgage loans
                                 that we intend to transfer to the issuing
                                 entity, representing 85.3% of the initial
                                 mortgage pool balance, of which 254 mortgage
                                 loans are in loan group no. 1, representing
                                 90.9% of the initial loan group no. 1 balance,
                                 and 48 mortgage loans are in loan group no. 2,
                                 representing 51.5% of the initial loan group
                                 no. 2 balance, permit the related borrower to
                                 defease the mortgage loan and obtain a release
                                 of the mortgaged real property from the related
                                 mortgage lien by delivering U.S. Treasury
                                 obligations or other government securities as
                                 substitute collateral, but prohibit voluntary
                                 prepayments during the defeasance period. All
                                 but five (5) of those 302 mortgage loans (loan
                                 numbers 121, 197, 202, 235 and 325) prohibit
                                 defeasance prior to the second anniversary of
                                 the date of initial issuance of the series CD
                                 2007-CD4 certificates. As indicated under
                                 "-Prepayment Restrictions" above, four (4) of
                                 these five (5) mortgage loans may be defeased
                                 at any time and if the related borrower
                                 defeases any of these mortgage loans on a date
                                 that is earlier than the second anniversary of
                                 the date of initial issuance of the series CD
                                 2007-CD4 certificates, then the related
                                 mortgage loan seller or other prior holder, as
                                 applicable, will be obligated to repurchase the
                                 subject mortgage loan from the issuing entity.

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ADDITIONAL STATISTICAL
INFORMATION...................   Set forth below is selected statistical
                                 information regarding the mortgage pool, loan
                                 group no. 1 and loan group no. 2, respectively.

A. GENERAL CHARACTERISTICS....   The mortgage pool, loan group no. 1 and loan
                                 group no. 2, respectively, will have the
                                 following general characteristics as of the
                                 cut-off date:

                                                         MORTGAGE        LOAN GROUP      LOAN GROUP
                                                           POOL             NO. 1           NO. 2
                                                      --------------   --------------   ------------

Initial mortgage pool/loan group balance...........   $6,603,308,266   $5,667,551,612   $935,756,654
Number of mortgage loans...........................              380              314             66
Number of mortgaged real properties................              476              407             69

Highest cut-off date principal balance.............     $400,000,000     $400,000,000   $225,000,000
Lowest cut-off date principal balance..............       $1,097,691       $1,097,691     $1,200,000
Average cut-off date principal balance.............      $17,377,127      $18,049,527    $14,178,131

Highest mortgage rate..............................          9.0000%          9.0000%        6.5100%
Lowest mortgage rate...............................          5.0600%          5.1740%        5.0600%
Weighted average mortgage rate.....................          5.7219%          5.7089%        5.8012%

Longest original loan term to maturity or
   anticipated repayment date......................       301 months       301 months     180 months
Shortest original loan term to maturity or
   anticipated repayment date......................        60 months        60 months      60 months
Weighted average original loan term to maturity or
   anticipated repayment date......................       104 months       105 months     100 months

Longest remaining loan term to maturity or
   anticipated repayment date......................       240 months       240 months     180 months
Shortest remaining loan term to maturity or
   anticipated repayment date......................        39 months        39 months      58 months
Weighted average remaining loan term to maturity or
   anticipated repayment date......................       101 months       102 months      97 months

Highest underwritten net cash flow debt
   service coverage ratio..........................            4.33x            4.33x          2.63x
Lowest underwritten net cash flow debt
   service coverage ratio..........................            1.00x            1.00x          1.00x
Weighted average underwritten net cash flow debt
   service coverage ratio..........................            1.54x            1.58x          1.35x

Highest cut-off date loan-to-value ratio...........           82.00%           82.00%         80.58%
Lowest cut-off date loan-to-value ratio............           17.86%           17.86%         36.64%
Weighted average cut-off date loan-to-value ratio..           66.77%           65.92%         71.91%
Highest maturity date/ARD loan-to-value ratio(1)...           80.97%           80.97%         80.15%
Lowest maturity date/ARD loan-to-value ratio(1)....           14.45%           14.45%         31.01%
Weighted average maturity date/ARD
   loan-to-value ratio(1)..........................           63.76%           62.98%         68.48%

----------
(1)  Excludes fully amortizing loans.

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                                       46

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                                 When reviewing the foregoing table, please note
                                 the following:

                                 o    The initial mortgage pool balance is
                                      subject to a permitted variance of plus or
                                      minus 5%. The initial loan group no. 1
                                      balance and the initial loan group no. 2
                                      balance may each also vary.

                                 o    In the case of two (2) of the mortgage
                                      loans that we intend to transfer to the
                                      issuing entity (loan numbers 7 and 8),
                                      representing 7.2% of the initial mortgage
                                      pool balance, of which one (1) mortgage
                                      loan is in loan group no. 1, representing
                                      4.4% of the initial loan group no. 1
                                      balance, and one (1) mortgage loan is in
                                      loan group no. 2, representing 24.0% of
                                      the initial loan group no. 2 balance,
                                      respectively, the calculation of
                                      underwritten net cash flow for the related
                                      mortgaged real property or properties --
                                      which is, in turn, used in the calculation
                                      of underwritten net cash flow debt service
                                      coverage ratios -- was based on various
                                      assumptions regarding projected rental
                                      income and/or occupancy. Furthermore, in
                                      the case of 13 mortgage loans that we
                                      intend to transfer to the issuing entity
                                      (loan numbers 31, 35, 38, 68, 70, 98, 128,
                                      129, 143, 160, 163, 227 and 269),
                                      representing 2.9% of the initial mortgage
                                      pool balance, of which eight (8) mortgage
                                      loans are in loan group no. 1,
                                      representing 1.8% of the initial loan
                                      group no. 1 balance, and five (5) mortgage
                                      loans are in loan group no. 2,
                                      representing 9.6% of the initial loan
                                      group no. 2 balance, respectively, the
                                      debt service coverage information, and in
                                      the case of six (6) mortgage loans (loan
                                      numbers 70, 98, 129, 143, 160 and 227),
                                      representing 0.9% of the initial mortgage
                                      pool balance, of which four (4) mortgage
                                      loans are in loan group no. 1,
                                      representing 0.7% of the initial loan
                                      group no. 1 balance and two (2) mortgage
                                      loans are in loan group no. 2,
                                      representing 1.9% of the initial loan
                                      group no. 2 balance, respectively, the
                                      cut-off date loan-to-value ratio and
                                      maturity date/ARD loan-to-value ratio
                                      information, presented in the foregoing
                                      table (a) takes into account various
                                      assumptions regarding the financial
                                      performance of the related mortgaged real
                                      property that are consistent with the
                                      respective performance related criteria
                                      required to obtain the release of a cash
                                      holdback or, in the case of five (5) of
                                      these mortgage loans, a guaranty that
                                      serves as additional collateral or
                                      otherwise covers losses to a limited
                                      extent and/or (b) reflects an application
                                      of that cash holdback or guaranty to pay
                                      down the subject mortgage loan, with (if
                                      applicable) a corresponding reamortization
                                      of the monthly debt service payment. In
                                      addition, in the case of 11 mortgage loans
                                      (loan numbers 8, 16, 25, 31, 78, 99, 163,
                                      206, 210, 232 and 275), representing 6.7%
                                      of the initial mortgage pool balance, of
                                      which eight (8) mortgage loans are in loan
                                      group no.
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                                       47

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                                      1, representing 3.0% of the initial loan
                                      group no. 1 balance, and three (3)
                                      mortgage loans are in loan group no. 2,
                                      representing 29.1% of the initial loan
                                      group no. 2 balance, respectively, the
                                      "as-stabilized" appraised value was used
                                      to calculate the loan-to-value ratios.

                                 o    In the case of each mortgage loan that is
                                      part of a loan combination, the
                                      loan-to-value and debt service coverage
                                      information presented in the foregoing
                                      table takes into account each non-trust
                                      mortgage loan that is part of the related
                                      loan combination and that is senior to, or
                                      pari passu in right of payment with, the
                                      related underlying mortgage loan, but does
                                      not take into account any related ---
                                      subordinate non-trust mortgage loans in a
                                      loan combination. In the case of the One
                                      World Financial Center underlying mortgage
                                      loan, the loan-to-value and debt service
                                      coverage information presented in the
                                      forgoing tables does not take into account
                                      the subordinate non-pooled portion of ---
                                      the One World Financial Center underlying
                                      mortgage loan.

B. GEOGRAPHIC CONCENTRATION...   The table below shows the number of, and the
                                 respective percentages of the initial mortgage
                                 pool balance, the initial loan group no. 1
                                 balance and the initial loan group no. 2
                                 balance secured by, mortgaged real properties
                                 located in the indicated states or regions:

                             NUMBER OF   % OF INITIAL   % OF INITIAL     % OF INITIAL
                             MORTGAGED     MORTGAGE       LOAN GROUP      LOAN GROUP
       STATE/REGION         PROPERTIES   POOL BALANCE   NO. 1 BALANCE   NO. 2 BALANCE
-------------------------   ----------   ------------   -------------   -------------

New York.................        55          18.6%           17.0%          27.9%
California...............        50          10.5%            9.9%          14.3%
   Southern California...        38           7.7%            8.0%           5.8%
   Northern California...        12           2.8%            1.9%           8.4%
Hawaii...................         6          10.0%           11.7%            --
Texas....................        47           7.0%            7.1%           6.5%
Minnesota................         4           4.8%            5.5%           0.5%
Pennsylvania.............        15           4.0%            4.0%           4.5%
Florida..................        24           3.6%            2.6%           9.5%
North Carolina...........        21           3.6%            4.0%           1.1%
Illinois.................        11           3.4%            3.8%           1.0%
Colorado.................        10           3.1%            3.6%            --
Other....................       233          31.4%           30.8%          34.7%

                                 The reference to "Other" in the foregoing
                                 table, insofar as it relates to the entire
                                 mortgage pool, includes 34 other states and the
                                 District of Columbia. No more than 2.7% of the
                                 initial mortgage pool balance is secured by
                                 mortgaged real properties located in any of
                                 those other jurisdictions. Northern California
                                 includes areas with zip codes of 93720 and
                                 above, and Southern California includes areas
                                 with zip codes of 92870 and below.

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                                       48

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C. PROPERTY TYPES.............   The table below shows the number of, and the
                                 respective percentages of the initial mortgage
                                 pool balance, the initial loan group no. 1
                                 balance and the initial loan group no. 2
                                 balance secured by, mortgaged real properties
                                 predominantly operated for each indicated
                                 purpose:

                                     NUMBER OF   % OF INITIAL    % OF INITIAL    % OF INITIAL
                                     MORTGAGED     MORTGAGE       LOAN GROUP      LOAN GROUP
          PROPERTY TYPES            PROPERTIES   POOL BALANCE   NO. 1 BALANCE   NO. 2 BALANCE
---------------------------------   ----------   ------------   -------------   -------------

Office...........................       103          32.6%          37.9%              --
   CBD...........................        14          18.0%          20.9%              --
   Suburban......................        76          12.9%          15.0%              --
   Medical Office................        13           1.7%           2.0%              --
Retail...........................       112          26.2%          30.6%              --
   Regional Mall.................         6          14.8%          17.2%              --
   Anchored......................        29           6.5%           7.6%              --
   Unanchored....................        45           3.2%           3.7%              --
   Anchored, Single Tenant.......        21           1.0%           1.2%              --
   Shadow Anchored...............         9           0.7%           0.8%              --
   Unanchored, Single Tenant.....         2           0.1%           0.1%              --
Multifamily......................        59          13.6%            --             95.8%
   Conventional..................        45           9.0%            --             63.3%
   High-Rise.....................         1           3.4%            --             24.0%
   Student Housing...............         9           0.7%            --              4.8%
   Senior Housing................         4           0.5%            --              3.6%
Hospitality......................        35          11.2%          13.1%              --
   Full Service..................        13           8.7%          10.1%              --
   Limited Service...............        19           2.1%           2.4%              --
   Extended Stay.................         3           0.5%           0.5%              --
Industrial.......................        93          10.3%          12.0%              --
Mixed Use........................        14           2.7%           2.9%             1.2%
Self Storage.....................        46           2.4%           2.8%              --
Manufactured Housing Community...        10           0.8%           0.4%             3.0%
Other............................         2           0.2%           0.2%              --
Land.............................         2           0.1%           0.1%              --

                                 With respect to each of the nine (9) mortgaged
                                 real properties identified in the foregoing
                                 table as "Shadow Anchored", none of the
                                 relevant anchor tenants is on any portion of
                                 the particular property that is subject to the
                                 lien of the related mortgage instrument.

D. ENCUMBERED INTERESTS.......   The table below shows the number of, and the
                                 respective percentages of the initial mortgage
                                 pool balance, the initial loan group no. 1
                                 balance and the initial loan group no. 2
                                 balance secured by, mortgaged real properties
                                 for which the whole or predominant encumbered
                                 interest is as indicated:
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                                       49

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                                  NUMBER OF   % OF INITIAL    % OF INITIAL    % OF INITIAL
                                  MORTGAGED     MORTGAGE       LOAN GROUP      LOAN GROUP
     ENCUMBERED INTERESTS        PROPERTIES   POOL BALANCE   NO. 1 BALANCE   NO. 2 BALANCE
------------------------------   ----------   ------------   -------------   -------------

Fee Simple....................     451 (1)        84.9%           82.6%          99.3%
Leasehold.....................      19 (2)        12.0%           13.8%           0.7%
Fee Simple in part and
   Leasehold in part..........       6 (3)         3.1%            3.6%           --

----------
(1)  Three-hundred eighty-three (383) of these mortgaged real properties secure mortgage loans in loan group no. 1 and 68 of these mortgaged real properties secure mortgage loans in loan group no. 2.

(2)  Eighteen (18) of these mortgaged real properties secure mortgage loans in loan group no. 1 and one (1) of these mortgaged real properties secures a mortgage loan in loan group no. 2.

(3)  All of these mortgaged real properties secure mortgage loans in loan group
     no. 1.

                                 It should be noted that each mortgage loan
                                 secured by overlapping fee and leasehold
                                 interests is presented as being secured by a
                                 fee simple interest in this offering prospectus
                                 and is therefore included within the category
                                 referred to as "Fee Simple" in the chart above.

REMOVAL OF UNDERLYING MORTGAGE
LOANS

A. REPURCHASE OR SUBSTITUTION
   DUE TO BREACH OF
   REPRESENTATION OR
   WARRANTY, A DOCUMENT
   DEFICIENCY OR EARLY
   DEFEASANCE.................   As of the date of initial issuance of the
                                 offered certificates, and subject to certain
                                 exceptions, each sponsor will make with respect
                                 to each underlying mortgage loan contributed by
                                 it--or, as described in the next paragraph,
                                 another prior holder of that mortgage loan will
                                 make with respect thereto--the representations
                                 and warranties generally described under
                                 "Description of the Mortgage
                                 Pool--Representations and Warranties;
                                 Repurchases and Substitutions" in this offering
                                 prospectus. If there exists a material uncured
                                 breach of any of those representations and
                                 warranties, or if any borrower permitted to do
                                 so elects to defease its underlying mortgage
                                 loan prior to the second anniversary of the
                                 date of initial issuance of the series CD
                                 2007-CD4 certificates (as discussed under
                                 "Description of the Mortgage Pool--Terms and
                                 Conditions of the Underlying Mortgage
                                 Loans--Defeasance Loans" in this offering
                                 prospectus), or if there exists a material
                                 uncured document defect or omission with
                                 respect to any underlying mortgage loan (as
                                 discussed under "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" in this offering
                                 prospectus), then the sponsor that contributed
                                 the affected mortgage loan--or, under the
                                 circumstances described in the next paragraph,
                                 another prior holder thereof--will be required,
                                 under certain circumstances, to (1) repurchase
                                 the affected mortgage loan at a price generally
                                 equal to the sum of (a) the unpaid principal
                                 balance of that

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                                       50

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                                 mortgage loan at the time of purchase, (b) all
                                 unpaid interest, other than post-ARD additional
                                 interest and default interest, due with respect
                                 to that mortgage loan through the due date in
                                 the collection period of purchase, (c) all
                                 unreimbursed servicing advances with respect to
                                 that mortgage loan, (d) all unpaid interest
                                 accrued on advances made with respect to that
                                 mortgage loan, and (e) certain other amounts
                                 payable under the series CD 2007-CD4 pooling
                                 and servicing agreement (including, solely in
                                 the case of a defeasance prior to the second
                                 anniversary of the date of initial issuance of
                                 the series CD 2007-CD4 certificates, a yield
                                 maintenance charge), or (2) except in the case
                                 of a defeasance prior to the second anniversary
                                 of the date of initial issuance of the series
                                 CD 2007-CD4 certificates, substitute a
                                 qualified substitute mortgage loan and pay the
                                 shortfall amount equal to the difference
                                 between the amounts set forth in clause (1)
                                 above and the stated principal balance of such
                                 qualified substitute mortgage loan as of the
                                 date of substitution. See "Description of the
                                 Mortgage Pool--Terms and Conditions of the
                                 Underlying Mortgage Loans--Defeasance Loans",
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions," "--Assignment of the
                                 Mortgage Loans; Repurchases and Substitutions"
                                 and "--Repurchase or Substitution of
                                 Cross-Collateralized Mortgage Loans" in this
                                 offering prospectus.

                                 Thirteen (13) of the underlying mortgage loans
                                 being contributed to the series CD 2007-CD4
                                 commercial mortgage securitization by German
                                 American Capital Corporation, representing 0.8%
                                 of the initial mortgage pool balance, 0.8% of
                                 the initial loan group no. 1 balance and 0.6%
                                 of the initial loan group no. 2 balance,
                                 respectively, will first be acquired by German
                                 American Capital Corporation from American
                                 Capital Strategies, Ltd. American Capital
                                 Strategies, Ltd., and not German American
                                 Capital Corporation, will be responsible for
                                 making all representations and warranties and
                                 effecting all repurchases/substitutions
                                 contemplated by the prior paragraph with
                                 respect to those 13 mortgage loans.

B. FAIR VALUE OPTION..........   The largest single holder or beneficial owner,
                                 as applicable, of certificates of the series CD
                                 2007-CD4 controlling class (which is described
                                 under "The Series CD 2007-CD4 Pooling and
                                 Servicing Agreement--The Series CD 2007-CD4
                                 Controlling Class Representative, the Class WFC
                                 Representative and the Serviced Non-Trust Loan
                                 Noteholders--Series CD 2007-CD4 Controlling
                                 Class" in this offering prospectus) and the
                                 special servicer will each have an assignable
                                 option to purchase any mortgage loan held by
                                 the issuing entity that meets the requisite
                                 default criteria, at a price generally equal to
                                 either: (1) the sum of (a) the outstanding
                                 principal balance of that mortgage loan, (b)
                                 all accrued and unpaid interest on that
                                 mortgage loan, other than default interest, (c)
                                 all unreimbursed servicing advances with
                                 respect to that mortgage loan, (d) all unpaid
                                 interest accrued on advances made by the
                                 applicable master servicer, the special

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                                       51

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                                 servicer and/or the trustee with respect to
                                 that mortgage loan, and (e) any other amounts
                                 payable under the series CD 2007-CD4 pooling
                                 and servicing agreement; or (2) following the
                                 determination thereof, the fair value of that
                                 mortgage loan. In addition, each holder of a
                                 CGM AmeriCold Portfolio mortgage loan that is
                                 not transferred to the issuing entity will have
                                 a fair value purchase option solely as to the
                                 CGM AmeriCold Portfolio underlying mortgage
                                 loan. See "The Series CD 2007-CD4 Pooling and
                                 Servicing Agreement--Fair Value Purchase
                                 Option" in this offering prospectus.

C. OTHER PURCHASE OPTIONS.....   The following third parties or their designees
                                 will have the option to purchase one or more
                                 underlying mortgage loans from the issuing
                                 entity, at no less than the outstanding
                                 principal balance thereof plus accrued
                                 interest, generally after such mortgage loan
                                 has become a specially serviced mortgage loan
                                 or otherwise under various default scenarios:

                                 o    the majority holders of each class of the
                                      class WFC-1, WFC-2, WFC-3 and WFC-4
                                      certificates will be entitled, under
                                      certain circumstances, including the
                                      occurrence of a monetary event of default
                                      and the transfer to special servicing of
                                      the One World Financial Center underlying
                                      mortgage loan, to purchase the One World
                                      Financial Center underlying mortgage loan
                                      from the issuing entity, as described
                                      under "Description of the Series CD
                                      2007-CD4 Pooling and Servicing
                                      Agreement--The Series CD 2007-CD4
                                      Controlling Class Representative, the
                                      Class WFC Representative and the Serviced
                                      Non-Trust Loan Noteholders" in this
                                      offering prospectus; and

                                 o    in the case of each underlying mortgage
                                      loan that is part of a loan combination,
                                      pursuant to a related co-lender,
                                      intercreditor or similar agreement, the
                                      holder of any (or a designated) pari passu
                                      or subordinate non-trust mortgage loan
                                      included in that loan combination may be
                                      granted the right to purchase the subject
                                      underlying mortgage loan from the issuing
                                      entity to the extent and under various
                                      default scenarios as described under
                                      "Description of the Mortgage Pool--The
                                      Loan Combinations" in this offering
                                      prospectus; and

                                 o    a mezzanine lender with respect to the
                                      borrower under an underlying mortgage loan
                                      may be entitled to purchase a defaulted
                                      mortgage loan from the issuing entity upon
                                      the occurrence of a default thereunder or
                                      upon the transfer to special servicing,
                                      pursuant to a purchase right as set forth
                                      in the related intercreditor agreement
                                      (see "Description of the Mortgage
                                      Pool--Additional Loan and Property
                                      Information--Additional and Other
                                      Financing" in this offering prospectus).

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                                       52

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                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
   CONSEQUENCES...............   The certificate administrator or its agent will
                                 make elections to treat designated portions of
                                 the assets of the issuing entity as one or more
                                 real estate mortgage investment conduits, or
                                 REMICs, under sections 860A through 860G of the
                                 Internal Revenue Code of 1986, as amended. Any
                                 assets not included in a REMIC will constitute
                                 one or more grantor trusts for U.S. federal
                                 income tax purposes.

                                 Except as discussed in the next paragraph, the
                                 offered certificates will be treated as regular
                                 interests in a REMIC. This means that they will
                                 be treated as newly issued debt instruments for
                                 federal income tax purposes. You will have to
                                 report income on your offered certificates in
                                 accordance with the accrual method of
                                 accounting even if you are otherwise a cash
                                 method taxpayer. Except as discussed in the
                                 next paragraph, the offered certificates will
                                 not represent any interest in the grantor trust
                                 referred to above.

                                 The class and class certificates will also
                                 represent undivided interests in a grantor
                                 trust, the assets of which will consist of any
                                 yield maintenance payment made in connection
                                 with the purchase of an underlying mortgage
                                 loan that is defeased by the related borrower
                                 prior to the second anniversary of the date of
                                 initial issuance of the series CD 2007-CD4
                                 certificates.

                                 The class XP certificates will, and the other
                                 classes of the offered certificates may, be
                                 issued with more than a de minimis amount of
                                 original issue discount. If you own an offered
                                 certificate issued with original issue
                                 discount, you may have to report original issue
                                 discount income and be subject to a tax on this
                                 income before you receive a corresponding cash
                                 payment. Some of the offered certificates may
                                 be treated as having been issued at a premium.

                                 When determining the rate of accrual of
                                 original issue discount, market discount and
                                 premium, if any, with respect to the series CD
                                 2007-CD4 certificates for federal income tax
                                 purposes, the prepayment assumption used will
                                 be that following any date of determination:

                                 o    any underlying mortgage loan with an
                                      anticipated repayment date will be paid in
                                      full on that date,

                                 o    no underlying mortgage loan will otherwise
                                      be prepaid prior to maturity, and

                                 o    there will be no extension of maturity for
                                      any mortgage loan held by the issuing
                                      entity.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax

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                                       53

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                                 Consequences" in each of this offering
                                 prospectus and the accompanying base
                                 prospectus.

ERISA.........................   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this offering prospectus,
                                 retirement plans and other employee benefit
                                 plans and arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon an
                                 individual prohibited transaction exemption
                                 granted to a predecessor to Citigroup Global
                                 Markets Inc. by the U.S. Department of Labor.

                                 If you are a fiduciary of any retirement plan
                                 or other employee benefit plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you are encouraged to review carefully with
                                 your legal advisors whether the purchase or
                                 holding of the offered certificates could give
                                 rise to a transaction that is prohibited under
                                 ERISA or section 4975 of the Internal Revenue
                                 Code of 1986, as amended.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities within the meaning of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984, as amended. All institutions whose
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements or review by regulatory
                                 authorities are encouraged to consult with
                                 their own legal advisors in determining whether
                                 and to what extent the offered certificates
                                 will be legal investments for them. See "Legal
                                 Investment" in this offering prospectus and in
                                 the accompanying base prospectus.

INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the underlying mortgage loans may affect the
                                 yield to maturity on your offered certificates.
                                 In the case of any offered certificate
                                 purchased at a discount from its principal
                                 balance, a slower than anticipated rate of
                                 payments and other collections of principal on
                                 the underlying mortgage loans could result in a
                                 lower than anticipated yield. In the case of
                                 any offered certificate purchased at a premium
                                 from its principal balance, a faster than
                                 anticipated rate of payments and other
                                 collections of principal on the underlying
                                 mortgage loans could result in a lower than
                                 anticipated yield.

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                                       54

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                                 In addition, if you are contemplating the
                                 purchase of class XP certificates, you should
                                 be aware that--

                                 o    the yield to maturity on the class XP
                                      certificate will be highly sensitive to
                                      the rate and timing of any principal
                                      prepayments and/or other early
                                      liquidations of the underlying mortgage
                                      loans;

                                 o    a faster than anticipated rate of payments
                                      and other collections of principal on the
                                      underlying mortgage loans could result in
                                      a lower anticipated yield with respect to
                                      the class XP certificates; and

                                 o    an extremely rapid rate of prepayments
                                      and/or other liquidations of the
                                      underlying mortgage loans could result in
                                      a complete or partial loss of your initial
                                      investment with respect to the class XP
                                      certificates.

                                 The yield on the other offered certificates
                                 with variable or capped pass-through rates
                                 could also be adversely affected if the
                                 underlying mortgage loans with relatively
                                 higher net mortgage interest rates pay
                                 principal faster than the underlying mortgage
                                 loans with relatively lower net mortgage
                                 interest rates.

                                 In addition, the pass-through rate for, and
                                 yield on, the class XP certificates will vary
                                 with changes in the relative sizes of the
                                 respective components that make up the related
                                 total notional amount of that class.

                                 See "Yield and Maturity Considerations" in this
                                 offering prospectus and in the accompanying
                                 base prospectus.

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                                       55

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors.
You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this offering prospectus and the accompanying base prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under
"Risk Factors" in the accompanying base prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying base prospectus includes a number of general risks associated with making an investment in the offered certificates.

THE CLASS A-MFX, A-J, B, C, D, E AND F CERTIFICATES ARE SUBORDINATE TO, AND ARE
THEREFORE RISKIER THAN, THE CLASS A-1, A-2A, A-2B, A-3, A-SB, A-4 AND A-1A
CERTIFICATES

     If you purchase class A-MFX, A-J, B, C, D, E and F certificates, then your offered certificates will provide credit support to other classes of series CD
2007-CD4 certificates, including the A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, XP and XC classes and, except in the case of the class A-MFX certificates, will provide credit support to the class A-MFL REMIC regular interest. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of series
CD 2007-CD4 certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the series CD
          2007-CD4 certificates,

     o    the order in which the principal balances of the respective classes of the series CD 2007-CD4 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the mortgage loans backing the offered certificates.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this offering prospectus. See also "Risk Factors--The Investment Performance of Your
Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

                                       56

     The rate, timing and amount of payments on your offered certificates will depend on:

     (a)  the pass-through rate for, and other payment terms of, your offered certificates;

     (b)  the rate and timing of payments and other collections of principal on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (c)  the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans;

     (d)  the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     (e)  the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans; and

     (f)  servicing decisions with respect to the underlying mortgage loans or, in some cases, a particular group of underlying mortgage loans.

     In general, the factors described in clauses (a) through (f) of the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to determine the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2A, A-2B, A-3, A-SB and
A-4 certificates should be concerned with the factors described in clauses (b)
through (f) of the preceding paragraph primarily insofar as they relate to the underlying mortgage loans in loan group no. 1. Until the class A-1, A-2A, A-2B,
A-3, A-SB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described in clauses (b) through (f) of the preceding paragraph primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.

     See "Description of the Mortgage Pool," "The Series CD 2007-CD4 Pooling and
Servicing Agreement," "Servicing of the Ala Moana Portfolio Mortgage Loan,"
"Servicing of the Mall of America Mortgage Loan," "Servicing of the DB AmeriCold
Portfolio Mortgage Loan," and "Servicing of the JQH Hotel Portfolio B-Note
Mortgage Loan", "Description of the Offered Certificates--Payments" and
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" and "Yield and Maturity
Considerations" in this offering prospectus. See also "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity
Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE UNDERLYING MORTGAGE LOANS IS FASTER
OR SLOWER THAN YOU ANTICIPATED

     If you purchase any offered certificate at a premium from its principal balance, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificate at a discount from its principal balance, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

                                       57

     Holders of the class A-1, A-2A, A-2B, A-3, A-SB and A-4 certificates will be very affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be very affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, A-2A, A-2B, A-3, A-SB and A-4 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

     If you purchase a class XP certificate, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the total principal balance of the class , , , , , , ,
, or certificates may result in a reduction in the total notional amount of the class XP certificates. Accordingly, if principal payments on the underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to the class XP certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by--

     o    the repurchase of any underlying mortgage loan in connection with a material breach of representation and warranty or a material document omission, all as described under "Description of the Mortgage
          Pool--Representations and Warranties; Repurchases and Substitutions"
          and "--Assignment of the Mortgage Loans; Repurchases and
          Substitutions" in this offering prospectus; and

     o    the sale of defaulted underlying mortgage loans from the issuing entity in accordance with a fair value or other purchase option.

     Prior to investing in the class XP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other early liquidation of the underlying mortgage loans could result in your failure to fully recover your initial investment. The ratings on the class XP certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The yield on offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates. In addition, the pass-through rate for, and yield on, the class XP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class.

THE INTERESTS OF THE SERIES CD 2007-CD4 CONTROLLING CLASS CERTIFICATEHOLDERS MAY
BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED CERTIFICATEHOLDERS

     The holders or beneficial owners of series CD 2007-CD4 certificates representing a majority interest in the controlling class of series CD 2007-CD4 certificates will be entitled to: (a) appoint a representative having the rights and powers described and/or referred to under "The Series CD 2007-CD4 Pooling and Servicing Agreement--The Series CD 2007-CD4 Controlling Class
Representative, the Class WFC Representative and the Serviced Non-Trust Loan
Noteholders" in this offering prospectus; and (b) replace the special servicer under the series CD 2007-CD4 pooling and servicing agreement, subject to any limitations, and satisfaction of the

                                       58

conditions, described under "The Series CD 2007-CD4 Pooling and Servicing
Agreement--Replacement of the Special Servicer" in this offering prospectus.
Among other things, the series CD 2007-CD4 controlling class representative may direct the special servicer under the series CD 2007-CD4 pooling and servicing agreement to take, or to refrain from taking, certain actions with respect to the servicing and/or administration of any specially serviced mortgage loans and foreclosure properties held by the issuing entity (exclusive of the underlying mortgage loans or any related foreclosure property serviced and/or administered under other pooling and servicing agreements) that the series CD 2007-CD4 controlling class representative may consider advisable, subject (in the case of a loan combination serviced under the series CD 2007-CD4 pooling and servicing agreement) to any rights in that regard of the holder(s) of a related non-trust mortgage loan or group of non-trust mortgage loan(s) and further subject (in the case of the One World Financial Center underlying mortgage loan) to any rights in that regard of the Class WFC Representative.

     In the absence of significant losses on the underlying mortgage loans, the series CD 2007-CD4 controlling class will be a non-offered class of series CD
2007-CD4 certificates. The series CD 2007-CD4 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates. You should expect that the series CD 2007-CD4 controlling class representative will exercise its rights and powers on behalf of the series CD 2007-CD4 controlling class certificateholders, and it will not be liable to any other class of series CD 2007-CD4 certificateholders for so doing.

     American Capital Strategies, Ltd. which will be the initial series CD
2007-CD4 controlling class representative, may be required to cure breaches of representations and warranties or document defects made with respect to, or, failing such cure, repurchase, the mortgage loans it sold to one of the mortgage loan sellers. The existence of a cure or repurchase obligation on the part of
American Capital Strategies, Ltd. while it is still the controlling class representative may represent a conflict of interests. As indicated above,
American Capital Strategies, Ltd., in its capacity as series CD 2007-CD4 controlling class representative, will not be liable to any other class of series CD 2007-CD4 certificateholders as a result of such conflict of interests.

THE INTERESTS OF THE HOLDERS OF THE CLASS WFC-1, WFC-2, WFC-3 AND WFC-4
CERTIFICATES MAY BE IN CONFLICT WITH THE INTERESTS OF THE OFFERED
CERTIFICATEHOLDERS

     The holders or beneficial owners of certificates representing a majority of the total principal balance of each class (or, in some cases, a particular designated class) of the class WFC-1, WFC-2, WFC-3 and WFC-4 certificates will be entitled to exercise certain rights and powers with respect to the One World
Financial Center underlying mortgage loan, provided that a change of control event has not occurred with respect to each class of the class WFC-1, WFC-2,
WFC-3 and WFC-4 certificates. Those rights and powers are described under "The
Series CD 2007-CD4 Pooling and Servicing Agreement--The Series CD 2007-CD4
Controlling Class Representative, the Class WFC Representative and the Serviced
Non-Trust Loan Noteholders" in this offering prospectus, and those rights include, without limitation, the right to exercise certain cure and purchase options, the right to select a representative that may advise and direct the special servicer and the right to replace the special servicer, in each case solely with respect to the One World Financial Center underlying mortgage loan.

     None of the class WFC-1, WFC-2, WFC-3 and WFC-4 certificates are offered by this offering prospectus. The holders of those certificates are likely to have interests that conflict with those of the holders of the offered certificates.
You should expect that the holders of those certificates or any representative thereof will exercise the applicable rights and powers on behalf of the class
WFC-1, WFC-2, WFC-3 and/or WFC-4 certificateholders, and the holders of those certificates or any representative thereof will not be liable to any other class of series CD 2007-CD4 certificateholders for so doing.

                                       59

REPAYMENT OF THE UNDERLYING MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE
MORTGAGED REAL PROPERTIES

     The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o    office;

     o    retail;

     o    multifamily;

     o    hospitality;

     o    industrial;

     o    mixed use;

     o    self storage;

     o    manufactured housing communities;

     o    parking garage;

     o    health club; and

     o    land.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o    the successful operation and value of the related mortgaged real property, and

     o    the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends Upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER AN UNDERLYING MORTGAGE LOAN IN THE EVENT OF DEFAULT

     All of the mortgage loans that we intend to transfer to the issuing entity are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows or letters of credit, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the special servicer may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See

                                       60

"Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends
Upon the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your
Offered Certificates Will Be Nonrecourse" in the accompanying base prospectus.

IN SOME CASES, PAYMENTS ON AN UNDERLYING MORTGAGE LOAN ARE DEPENDENT ON A SINGLE
TENANT OR ON ONE OR A FEW MAJOR TENANTS AT THE RELATED MORTGAGED REAL PROPERTY

     In the case of 215 mortgaged real properties, securing 39.3% of the initial mortgage pool balance, of which 214 mortgage loans are in loan group no. 1, representing 45.8% of the initial loan group no. 1 balance, and one (1) mortgage loan is loan group no. 2, representing 0.5% of the initial loan group no. 2 balance, respectively, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of
72 of those properties, securing 4.8% of the initial mortgage pool balance and
5.5% of the initial loan group no. 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100% of the property.
Accordingly, the full and timely payment of each of the related underlying mortgage loans is highly dependent on the continued operation of one or more major tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends Upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance--The Successful Operation of a
Multifamily or Commercial Property Depends on Tenants," "--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No
Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a
Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily
Mortgage Loan Depends Upon the Performance and Value of the Underlying Real
Property, Which May Decline Over Time and the Related Borrower's Ability to
Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy
Adversely Affects Property Performance" in the accompanying base prospectus.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER-AFFILIATED ENTITIES HAVE
UNIQUE RISKS

     If a mortgaged real property is leased in whole or substantial part to the borrower under the underlying mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the underlying mortgage loan as it can directly interrupt the cash flow from the mortgaged real property if the borrower's or its affiliate's financial condition worsens.

     Certain mortgaged real properties or portions thereof are master leased to affiliates of the borrower under arrangements whereby the affiliate tenant operates and/or leases the mortgaged real property or the master leased premises. Such master lease arrangements present additional risks, such as potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged real property unless and until the master lease is terminated and the affiliate tenant evicted from the mortgaged real property or master leased premises (which may not be possible if the master lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that a master lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliated master tenant. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

                                       61

TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON THE RESPECTIVE BORROWER'S INTERESTS IN EACH OF THE FOLLOWING
PROPERTY TYPES--OFFICE, RETAIL, MULTIFAMILY, HOSPITALITY AND INDUSTRIAL

     One-hundred three (103) of the mortgaged real properties, securing 32.6% of the initial mortgage pool balance and 37.9% of the initial loan group no. 1 balance, respectively, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of the related mortgaged real property. A number of factors may adversely affect the value and successful operation of an office property as discussed under "Risk Factors--The Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks--Office Properties" in the
accompanying base prospectus.

     One-hundred twelve (112) of the mortgaged real properties, securing 26.2%
of the initial mortgage pool balance and 30.6% of the initial loan group no. 1 balance, are primarily used for retail purposes. We consider 65 of the subject retail properties (which include regional malls), securing 23.0% of the initial mortgage pool balance and 26.8% of the initial loan group no. 1 balance, respectively, to be anchored, including shadow anchored; and 47 of the subject retail properties, securing 3.3% of the initial mortgage pool balance and 3.8%
of the initial loan group no. 1 balance, respectively, to be unanchored. A number of factors may adversely affect the value and successful operation of a retail property as discussed under "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks--Retail Properties"
in the accompanying base prospectus.

     Fifty-nine (59) of the mortgaged real properties, securing 13.6% of the initial mortgage pool balance, of which all of the mortgaged real properties secure mortgage loans in loan group no. 2, representing 95.8% of the initial loan group no. 2 balance, respectively, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property as discussed under "Risk
Factors--The Various Types of Multifamily and Commercial Properties that May
Secure Mortgage Loans Underlying a Series of Offered Certificates May Present
Special Risks --Multifamily Rental Properties" in the accompanying base prospectus.

     Thirty-five (35) of the mortgaged real properties, collectively securing
11.2% of the initial mortgage pool balance and 13.1% of the initial loan group
no. 1 balance, respectively, are primarily used for hospitality purposes, such as hotels and motels. Hospitality properties may be operated under franchise agreements. A number of factors may adversely affect the value and successful operation of a hospitality property as discussed under "Risk Factors--The
Various Types of Multifamily and Commercial Properties that May Secure Mortgage
Loans Underlying a Series of Offered Certificates May Present Special Risks
--Hospitality Properties" in the accompanying base prospectus.

     Ninety-three (93) of the mortgaged real properties, securing 10.3% of the initial mortgage pool balance and 12.0% of the initial loan group no. 1 balance, respectively, are primarily used for industrial purposes. A number of factors may adversely affect the value and successful operation of an industrial property as discussed under "Risk Factors--The Various Types of Multifamily and
Commercial Properties that May Secure Mortgage Loans Underlying a Series of
Offered Certificates May Present Special Risks--Industrial Properties" in the
accompanying base prospectus.

     Two (2) of the underlying mortgage loans that we intend to transfer to the issuing entity, representing 5.5% of the initial mortgage pool balance and 6.4%
of the initial loan group no. 1 balance, respectively, are secured by mortgaged real properties identified on Annex A-1 to this offering prospectus as the CGM
AmeriCold Portfolio and the DB AmeriCold Portfolio, which mortgaged real properties consist of industrial properties utilized as refrigerated distribution/warehouse facilities, which we refer to below as "cold storage facilities". Significant factors determining the value of such cold storage facilities are the quality and mix of tenants, building design and the location of the property. Since tenants frequently incur transportation costs which are significantly

                                       62

greater than warehousing costs, location is a major factor. A cold storage facility requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. In certain locations, tenants depend upon shipping products in pooled shipments with products of other tenants going to the same markets. In these cases, the mix of tenants in a cold storage facility can significantly influence the cost of delivering products to markets.

     Cold storage facilities are often located near or adjacent to tenants'
processing facilities and in such cases, a majority of and, in some cases, the entire property is devoted to the use of a single tenant or a small number of major tenants' commodities. An interruption or reduction in the business received by such properties from such tenants or a reduction in demand for such commodities could result in a decrease in the sales and overall profitability at cold storage facilities. Cold storage facilities may be adversely affected by reduced demand for cold storage space occasioned by a decline in a particular industry segment, and a particular facility that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     Aspects of building site design and adaptability affect the value of a cold storage facility. Site characteristics which are valuable to such a property include high clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

     Warehousing sales can be seasonal, depending on the timing and availability of crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage facility's revenues and operating expenses.

     In general, if the issuing entity holds a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property, then the overall performance of the mortgage pool will be materially more dependent on the factors that affect the operations at and value of that property type. See "Risk Factors--The Various Types of
Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates May Present Special Risks" in the accompanying base prospectus.

RISKS ASSOCIATED WITH CONDOMINIUM OWNERSHIP

     Ten (10) mortgage loans that we intend to transfer to the issuing entity
(loan numbers 11, 80, 129, 157, 160, 164, 166, 178, 295 and 330), representing
2.3%, 0.2%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.05% and 0.03%, respectively, of the initial mortgage pool balance, are each secured in whole or in part by the related borrower's interest in a commercial or residential condominium project. In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Santa Palmia Apartments, the related borrower is permitted under the loan documents to convert the property into a condominium in the future. See "Risk Factors--Lending on
Condominium Units Creates Risks for Lenders That Are Not Present When Lending on
Non-Condominiums" in the accompanying base prospectus, for risks related to lending on a mortgage loan secured by an interest in one or more condominium unit(s).

                                       63

TEN PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE SECURED BY
MORTGAGE LIENS ON REAL PROPERTIES LOCATED IN THE STATE OF NEW YORK, CALIFORNIA
AND HAWAII AND FIVE PERCENT OR MORE OF THE INITIAL MORTGAGE POOL BALANCE WILL BE
SECURED BY MORTGAGE LIENS ON REAL PROPERTIES LOCATED IN THE STATE OF TEXAS

     The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent
5.0% or more of the initial mortgage pool balance:

                                            % OF INITIAL    % OF INITIAL    % OF INITIAL
                                NUMBER OF      MORTGAGE      LOAN GROUP      LOAN GROUP
           STATE               PROPERTIES   POOL BALANCE   NO. 1 BALANCE   NO. 2 BALANCE
----------------------------   ----------   ------------   -------------   -------------

New York.......................    55           18.6%          17.0%           27.9%
California.....................    50           10.5%           9.9%           14.3%
   Southern California(1)......    38            7.7%           8.0%            5.8%
   Northern California(1)......    12            2.8%           1.9%            8.4%
Hawaii.........................     6           10.0%          11.7%             --
Texas..........................    47            7.0%           7.1%            6.5%

----------
(1)  Northern California includes areas with zip codes of 93308 and above, and
     Southern California includes areas with zip codes of 92870 and below.

     If the issuing entity holds a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or jurisdiction, then the overall performance of the mortgage pool will be materially more dependent on economic and other conditions or events in that jurisdiction. See "Risk Factors--Geographic Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying base prospectus. The mortgaged real properties located in any given state or jurisdiction may be concentrated in one or more areas within that state. Annex
A-1 to this offering prospectus contains the address for each mortgaged real property.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

     Three-hundred sixty-five (365) of the mortgage loans that we intend to transfer to the issuing entity, representing 97.9% of the initial mortgage pool balance, of which 300 mortgage loans are in loan group no. 1, representing 97.7%
of the initial loan group no. 1 balance, and 65 mortgage loans are in loan group
no. 2, representing 99.3% of the initial loan group no. 2 balance, respectively, are balloon loans. In addition, 11 mortgage loans that we intend to transfer to the issuing entity, representing 1.9% of the initial mortgage pool balance, of which 10 mortgage loans are in loan group no. 1, representing 2.1% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no.
2, representing 0.7% of the initial loan group no. 2 balance, respectively, each provides material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. Fifty-seven (57) of those 365 balloon loans, representing 59.2% of the initial mortgage pool balance, of which
43 mortgage loans are in loan group no. 1, representing 60.6% of the initial loan group no. 1 balance, and 14 mortgage loans are in loan group no. 2, representing 51.1% of the initial loan group no. 2 balance, respectively, provide for payments of interest-only through maturity; and 162 of those 365 balloon loans, representing 28.1% of the initial mortgage pool balance, of which
132 mortgage loans are in loan group no. 1, representing 26.5% of the initial loan group no. 1 balance, and 30 mortgage loans are in loan group no. 2, representing 38.0% of the initial loan group no. 2 balance, respectively, provides for payments of interest only for periods ending prior to maturity that range from the first 12 to the first 60 payments following origination. Nine (9)
of the 11 mortgage loans with anticipated repayment dates that we intend to transfer to the issuing entity, representing 1.5% of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing
1.6% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan

                                       64

group no. 2, representing 0.7% of the initial loan group no. 2 balance, respectively, provide for payments of interest only up to the related anticipated repayment date; and two (2) of the of 11 mortgage loans with anticipated repayment dates, representing 0.4% of the initial mortgage pool balance, 0.4% of the initial loan group no. 1 balance, provides for interest only payments for the period of 24 to 60 payments following origination (which ends prior to the related anticipated repayment date). The ability of a borrower to make the required balloon payment on a balloon loan, or payment of the entire principal balance of an interest-only balloon loan, at maturity, and the ability of a borrower to repay a mortgage loan, on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage
Pool--Terms and Conditions of the Underlying Mortgage Loans" in this offering prospectus and "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--There Is an Increased Risk of Default Associated with Balloon
Payments" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans that will be transferred to the issuing entity represent 39.5% of the initial mortgage pool balance, the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 1 represent 44.7% of the initial loan group no. 1 balance, and the 10 largest mortgage loans and/or groups of cross-collateralized mortgage loans to be included in loan group no. 2 represent 60.1% of the initial loan group no. 2 balance. See "Description of the Mortgage Pool--General" and
"--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans" in,
and Annex B to, this offering prospectus and "Risk Factors--Loan Concentration
Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the
accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

     Thirteen (13) mortgage loans, representing 11.9% of the initial mortgage pool balance, and 13.7% of the loan group no. 1 balance and 0.7% of the loan group no. 2 balance, are secured by a mortgage lien on the related borrower's leasehold interest (but not by the underlying fee interest) in all or a material portion of the related mortgaged real property. In addition, eight (8) mortgage loans, representing 9.4% of the initial mortgage pool balance, all of which are in loan group no. 1, representing 10.9% of the initial loan group no. 1 balance, are each secured by a mortgage lien on the related borrower's leasehold interest on a portion of the mortgaged real property and the fee simple interest in the other portion of that property (or, in the case of three (3) of these eight (8)
mortgage loans, involving portfolios of multiple properties, on the related borrower's leasehold interest in some of the subject mortgaged real properties and the borrower's fee simple interest in the remaining subject mortgaged real properties).

     Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing an underlying mortgage loan contain all of the provisions that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage

                                       65

loan. See "Description of the Mortgage Pool--Additional Loan and Property
Information--Ground Leases" in this offering prospectus and "Risk
Factors--Lending on Ground Leases Creates Risks for Lenders That Are Not Present
When Lending on an Actual Ownership Interest in a Real Property" and "Legal
Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Many of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure.
This may impair the ability of the related borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this offering prospectus and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value
of a Real Property" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES MAY NOT COMPLY WITH ALL APPLICABLE ZONING
LAWS AND/OR LOCAL BUILDING CODES OR WITH THE AMERICANS WITH DISABILITIES ACT OF
1990

     Some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may not comply with all applicable zoning or land-use laws and ordinances, with all applicable local building codes or with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. Failure to comply could result in penalties and/or restrictions on the use of the subject mortgaged real property, in whole or in part. There can be no assurance that any of the mortgage loans that we intend to transfer to the issuing entity do not have outstanding building code violations.
See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this offering prospectus and "Risk Factors--Compliance with the Americans with Disabilities Act of 1990
May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with
Disabilities Act" in the accompanying base prospectus.

     Further, some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity may comply currently with applicable zoning or land-use ordinances by virtue of certain contractual arrangements or agreements. However, if those contractual arrangements or agreements are breached or otherwise terminated or expire by their terms, then the related mortgaged real property or properties may no longer be in compliance.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternatives uses if those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning restrictions, condominium documents for mortgage loans secured by condominium units, covenants or agreements to which the related mortgaged properties or the owners thereof are subject or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Some of the mortgaged properties have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.
Such properties may have restrictions related to renovations, construction or other restrictions may not be permitted to be converted to alternative uses because of such restrictions.

                                       66

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER, AFFILIATED
BORROWERS OR BORROWERS WITH RELATED PRINCIPALS OR ARE OCCUPIED, IN WHOLE OR IN
PART, BY THE SAME TENANT OR AFFILIATED TENANTS, WHICH PRESENTS A GREATER RISK TO
INVESTORS IN THE EVENT OF THE BANKRUPTCY OR INSOLVENCY OF ANY SUCH BORROWER OR
TENANT

     Thirty-six (36) separate groups of mortgage loans that we intend to transfer to the issuing entity have borrowers that, in the case of each of those groups, are the same or under common control. The three (3) largest of these separate groups represent 5.5%, 4.0%, and 2.2%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multiple Property Mortgage Loans"
and "--Mortgage Loans with Affiliated Borrowers" in this offering prospectus.

     In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to transfer to the issuing entity. Furthermore, there may be tenants that are related to or affiliated with a borrower and, like other contracts with affiliates, leases with tenants who are affiliates of the landlord may not have been negotiated on an arm's-length basis and may contain terms more favorable to the affiliate tenant than might be available to tenants unrelated to the borrower. See Annex A-1 to this offering prospectus for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial/warehouse purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing the underlying mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the subject mortgage loans. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value
of the Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No
Assurance--Tenant Bankruptcy Adversely Affects Property Performance,"
"--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of
Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair
Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the
accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE OR MAY BE ENCUMBERED BY ADDITIONAL
DEBT AND THE OWNERSHIP INTERESTS IN SOME BORROWERS HAVE BEEN OR MAY BE PLEDGED
TO SECURE DEBT WHICH, IN EITHER CASE, MAY REDUCE THE CASH FLOW AVAILABLE TO THE
SUBJECT MORTGAGED REAL PROPERTY

     As discussed under "Description of the Mortgage Pool--The Loan
Combinations" in this offering prospectus, nine (9) underlying mortgage loans, representing 20.3% of the initial mortgage pool balance, of which eight (8)
mortgage loans are in loan group no. 1, representing 23.6% of the initial loan group no. 1 balance, and one (1) mortgage loan is in loan group no. 2, representing 0.7% of the initial loan group no. 2 balance, are each part of a loan combination that also includes one or more other mortgage loans that will not be transferred to the issuing entity, but which are obligations of the same borrower(s) as, secured by the same mortgage instrument(s) encumbering the same mortgaged real property or group of mortgaged real properties as, and cross-defaulted with, the subject underlying mortgage loan.

     In the case of six (6) mortgage loans, identified on Annex A-1 to this offering prospectus as 121 Airport Centre I & II, Walnut Ridge MHC, Centennial
Farms MHC, Edmond Mansions, Storage One - Anthem and Blackhawk RV Resort,
representing 0.8% of the initial mortgage pool balance, of which three (3)
mortgage loans are in loan group no. 1, representing 0.7% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group no. 2, representing 1.3% of the initial loan group no. 2 balance, respectively, the related borrower has a right to obtain subordinate financing which is secured by a junior mortgage on the related mortgaged real property subject to certain debt service coverage ratio and loan-to-value ratio requirements.

                                       67

     The existence of additional secured indebtedness may adversely affect the borrower's financial viability and/or the issuing entity's security interest in the mortgaged real property. Any or all of the following may result from the existence of additional secured indebtedness on a mortgaged real property:

     1.   refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

     2.   reduced cash flow could result in deferred maintenance at the particular real property;

     3.   if the holder of the additional secured debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

     4.   if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan held by the issuing entity.

     In addition, with respect to each of nine (9) mortgage loans that we intend to transfer to the issuing entity, identified on Annex A-1 to this offering prospectus as Citadel Mall, Northwest Arkansas Mall, Riverton Apartments, Santa
Palmia Apartments, Heritage Industrial Portfolio, Piedmont 14, 121 Airport
Centre I & II, Greenbrier Apartments and Lakewood Center North, which mortgage loans collectively represent 11.3% of the initial mortgage pool balance, of which six (6) mortgage loans are in loan group no. 1, representing 7.4% of the initial loan group no. 1 balance, and three (3) mortgage loans are in loan group
no. 2, representing 35.2% of the initial loan group no. 2 balance, respectively, the direct or indirect equity interests in the related borrower have been pledged to secure a related mezzanine loan, in each case as described under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus.

     Further, with respect to each of 36 mortgage loans that we intend to transfer to the issuing entity, which mortgage loans collectively represent
22.1% of the initial mortgage pool balance, of which 30 mortgage loans are in loan group no. 1, representing 24.4% of the initial loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 8.0% of the initial loan group no. 2 balance, the equity holders of the borrower have a right to obtain mezzanine financing, secured by a pledge of the direct or indirect ownership interests in the borrower, provided that the requirements set forth in the related loan documents are satisfied, as described under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus.

     It is also possible that, in the case of some of the other mortgage loans that we intend to transfer to the issuing entity, one or more of the principals of the related borrower may have incurred without our knowledge or may in the future also incur mezzanine debt.

     Mezzanine debt is secured by the principal's direct or indirect ownership interest in the related borrower. While a mezzanine debt lender has no security interest in or rights to the related mortgaged real property, a default under the subject mezzanine loan could cause a change in control of the related borrower. Mezzanine financing reduces the subject principal's indirect equity in the subject mortgaged real property, and therefore may reduce its incentive to support such mortgaged real property.

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus and
"Risk Factors--Additional Secured Debt Increases the Likelihood that a Borrower
Will Default on a Mortgage Loan Underlying Your Offered Certificates; Co-Lender,

                                       68

Intercreditor and Similar Agreements May Limit a Mortgage Lender's Rights" in
the accompanying base prospectus.

THE JQH HOTEL PORTFOLIO B-NOTE UNDERLYING MORTGAGE LOAN IS PART OF A LOAN
COMBINATION COMPRISED OF TWO (2) MORTGAGE LOANS IN WHICH THE SUBJECT UNDERLYING
MORTGAGE LOAN IS GENERALLY SUBORDINATE TO THE CORRESPONDING SENIOR NON-TRUST
LOAN FOR PURPOSES OF ALLOCATING PAYMENT OF BOTH PRINCIPAL AND INTEREST BETWEEN
THEM

     The JQH Hotel Portfolio B-Note underlying mortgage loan, which has an unpaid principal balance of $9,888,519 and represents 0.1% of the initial mortgage pool balance, is subordinate to the corresponding senior non-trust mortgage loan for purposes of allocating payments of principal between them. The
JQH Hotel Portfolio senior non-trust mortgage loan has an aggregate unpaid principal balance of $150,305,493. During the continuance of certain events of default, no payments or principal or interest are allocated to the JQH Hotel
Portfolio B-Note underlying mortgage loan until the corresponding senior non-trust mortgage loan has been paid in full. Further, any expenses, losses and shortfalls relating to any note in the JQH Hotel Portfolio loan combination or the underlying mortgaged real property, including special servicing compensation in the form of special servicing fees, liquidation fees and workout fees and, if and to the extent not offset by related default interest and late payment charges, interest on advances, will be allocated first, to the holder of the JQH
Hotel Portfolio B-Note underlying mortgage loan and then to the holder of the
JQH Hotel Portfolio senior non-trust mortgage loan.

CONFLICTING RIGHTS OF TENANTS MAY ADVERSELY AFFECT A MORTGAGED REAL PROPERTY

     With respect to some of the mortgaged real properties operated for office, retail or other commercial use, different tenants may have rights of first offer, rights of first refusal or expansion rights with respect to the same space in the related improvements. There is a risk that a tenant who loses any such right in the event of a simultaneous exercise of another tenant's right for the same space may have remedies under its lease due to such tenant's inability to exercise such right. In addition, a mortgaged real property may be subject to several leases, each of which may benefit from a currently operative exclusive use right. Several other leases of space at the related mortgaged real property contain exclusive use provisions which may become operative upon the granting of a currently operative exclusive use right to another tenant, and such exclusive use provisions may allow tenants benefiting therefrom to terminate their lease or take other remedial action in the event that another tenant's operation violates such tenant's exclusive use provision. Furthermore, certain leases of space at a related mortgaged real property contain co-tenancy provisions (which may permit a tenant to terminate its lease and/or to pay reduced rent) which could be triggered if certain tenants exercised their right to terminate their lease for breach of the exclusive use provisions. There are likely other underlying mortgage loans as to which tenants at the subject mortgaged real property have the foregoing rights.

CERTAIN BORROWER COVENANTS MAY AFFECT THAT BORROWER'S AVAILABLE CASH FLOW

     Borrower covenants with respect to payments for landlord improvements, tenant improvements and leasing commissions, required repairs, taxes and other matters may adversely affect a borrower's available cash flow and the failure to satisfy those obligations may result in a default under the subject lease.

                                       69

SOME BORROWERS UNDER THE UNDERLYING MORTGAGE LOANS WILL NOT BE SPECIAL PURPOSE
ENTITIES

     The business activities of the borrowers under the underlying mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. In addition, the business activities of borrowers under underlying mortgage loans with cut-off date principal balances above $5,000,000 may, in some cases, not be limited to owning their respective mortgaged real properties.

     In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities. Borrowers that are not special purpose entities and thus are not structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding. In addition, certain borrowers, although currently special purpose entities, may not have met the criteria of a special purpose entity in the past or may have engaged in activities unrelated to the subject mortgaged real property in the past. This could negatively impact the borrower's financial conditions and thus its ability to pay amounts due and owing under the subject underlying mortgage loan.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property (in which case we reflect that the mortgage loan is secured by a mortgage on the related fee interest), the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     See "Risk Factors--The Borrower's Form of Entity May Cause Special Risks
and/or Hinder Recovery" in the accompanying base prospectus.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Certain of the mortgage loans that we intend to transfer to the issuing entity have borrowers that own the related mortgaged real properties as tenants-in-common. Under certain circumstances, a tenant-in-common can be forced to sell its property, including by a bankruptcy trustee, by one or more tenants-in-common seeking to partition the property and/or by a governmental lienholder in the event of unpaid taxes. Such a forced sale or action for partition of a mortgaged real property may occur during a market downturn and could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers and/or a substantial decrease in the amount recoverable upon the related mortgage loan. Additionally, mortgaged real properties owned by tenant-in-common borrowers may be characterized by inefficient property management, inability to raise capital, possible serial bankruptcy filings and the need to deal with multiple borrowers in the event of a default on the loan. Forty-two (42) mortgage loans that we intend to transfer to the issuing entity (loan numbers 17, 19, 30, 33, 34, 42,
46, 51, 52, 58, 69, 70, 71, 74, 75, 84, 90, 95, 102, 113, 114, 118, 131, 145,
155, 158, 169, 179, 187, 189, 201, 205, 210, 215, 239, 264, 302, 308, 310, 317,
338 and 378), representing 9.7% of the initial mortgage pool balance, of which
36 mortgage loans are in loan group no. 1, representing 8.9% of the initial loan group no. 1 balance, and six (6) mortgage loans are in loan group no. 2, representing 14.6% of the initial loan group no. 2 balance, are owned by tenant-in-common borrowers. In addition, some of the underlying mortgage loans
(for example, the mortgage loans identified on Annex A-1 to this offering prospectus as Southpointe Medical Office and Crawfordsville Medical Center),
collectively representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance) permit the related borrower to convert into a tenant-in-common structure in the future. Not all tenant-in-common borrowers for these mortgage loans are special purpose entities and some of those tenants-in-common are individuals. See "Risk Factors--The Borrower's Form of Entity May Cause Special Risks and/or Hinder Recovery" in the accompanying base prospectus.

                                       70

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     In general, if you purchase any offered certificates that have a relatively longer weighted average life, or if you purchase class XP certificates, then you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons that own offered certificates with relatively shorter weighted average lives. See "Risk
Factors--Changes in Pool Composition Will Change the Nature of Your Investment"
in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES

     Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation.
For example, in the case of the Ala Moana Portfolio underlying mortgage loan, which represents 6.1% of the initial mortgage pool balance and 7.1% of the initial loan group no. 1 balance, the expansion space intended to be occupied by
Nordstrom is currently under construction. In the case of the Four Seasons
Resort Maui underlying mortgage loan, which represents 3.8% of the initial mortgage pool balance and 4.4% of the initial loan group no. 1 balance, the underlying property is undergoing a renovation that includes guestroom refurbishment and the addition of a pool in the common courtyard. In the case of the Riverton Apartments underlying mortgage loan, which represents 3.4% of the initial mortgage pool balance and 24.0% of the initial loan group no. 2 balance, the underlying property is undergoing a renovation that includes interior unit refurbishment and common area upgrades.

     See "Risk Factors--Redevelopment and Renovation of the Mortgaged Properties
May Have Uncertain and Adverse Results" in the accompanying base prospectus.

DECISIONS MADE BY THE TRUSTEE, THE MASTER SERVICERS OR THE SPECIAL SERVICER MAY
NEGATIVELY AFFECT YOUR INTERESTS

     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. Those decisions are generally made, subject to the express terms of the series CD 2007-CD4 pooling and servicing agreement, by the master servicers, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the issuing party and/or its assets, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

OBLIGATED PARTIES MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION
OF A DEFECTIVE MORTGAGE LOAN

     Citigroup Global Markets Realty Corp., German American Capital Corporation
(subject to the following sentence), LaSalle Bank National Association, PNC
Bank, National Association and Royal Bank of Canada will each be required to deliver or cause the delivery of various loan documents and make various representations and warranties in connection with its sale of mortgage loans to us, as generally described in "Description of the Mortgage Pool--Assignment of
the Mortgage Loans; Repurchases and Substitutions" and "--Representations and
Warranties; Repurchases and Substitutions", respectively. However, with respect to certain underlying mortgage loans that will be sold to us by German American
Capital Corporation, American Capital Strategies, Ltd. will be obligated
(instead of German American Capital Corporation) to deliver or cause the delivery of loan documents and make the required representations and warranties.
A breach by a sponsor (or, with respect to certain mortgage loans to be sold to us by German American Capital Corporation, American Capital Strategies, Ltd.)
with respect to its document delivery obligations or its representations and warranties that materially and adversely affects the value of any underlying mortgage loan or the interests of the series CD 2007-CD4 certificateholders therein, may result in an obligation on the part of that entity to repurchase or replace that underlying mortgage loan that is the subject of such breach.
Neither we nor any of our affiliates (except for Citigroup Global Markets Realty
Corp. in

                                       71

its capacity as a mortgage loan seller, but only with respect to the underlying mortgage loans transferred by it to us) are obligated to repurchase or replace any underlying mortgage loan in connection with either a material breach of any sponsor's representations and warranties or any material document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that any sponsor or American Capital Strategies, Ltd. will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See "Description of the Mortgage
Pool--Assignment of the Mortgage Loans; Repurchases and Substitutions" and
"--Representations and Warranties; Repurchases and Substitutions" in this offering prospectus and "Description of the Governing Documents--Representations
and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

     We have not reunderwritten the underlying mortgage loans. Instead, we have relied on the representations and warranties made by the sponsors, and the sponsors' respective obligations to repurchase, cure or substitute an underlying mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the subject underlying mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the underlying mortgage loans. If we had reunderwritten the underlying mortgage loans, it is possible that the reunderwriting process may have revealed problems with one or more of the underlying mortgage loans not covered by representations or warranties given by the mortgage loan sellers.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED

     Certain of the underlying mortgage loans may be secured by mortgaged real properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986 in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental
Certificate Program of the United States Department of Housing and Urban
Development. With respect to certain of the underlying mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of that property.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The issuing entity could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the series CD 2007-CD4 securitization transaction. Any potential environmental liability could reduce or delay payments on the offered certificates.

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     A third-party environmental consultant conducted a Phase I environmental study for all but one (1) of the mortgaged real properties securing the mortgage loans that we intend to transfer to the issuing entity. The resulting environmental reports were prepared:

     o    in the case of 460 mortgaged real properties, securing 96.9% of the initial mortgage pool balance (of which 395 mortgaged real properties secure mortgage loans in loan group no. 1, representing 97.1% of the initial loan group no. 1 balance, and 65 mortgaged real properties secure mortgage loans in loan group no. 2, representing 95.3% of the initial loan group no. 2 balance), during the 12-month period preceding the cut-off date, and

     o    in the case of 15 mortgaged real properties, securing 3.1% of the initial mortgage pool balance (of which 11 mortgaged real properties secure mortgage loans in loan group no. 1, representing 2.9% of the initial loan group no. 1 balance, and four (4) mortgaged real properties secure mortgage loans in loan group no. 2, representing
          4.7% of the initial loan group no. 2 balance), prior to the 12-month period preceding the cut-off date.

     In the case of the mortgaged real property identified on Annex A-1 to this offering prospectus as Plaza Dental Building, securing 0.03% of the initial mortgage pool balance and 0.03% of the initial loan group no. 1 balance, a secured lender's environmental insurance policy was obtained in lieu of a Phase
I environmental study.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water was conducted in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed that such an analysis was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition.

     For a further discussion regarding the above-referenced environmental assessments and the responses to the findings of those reports, as well as a discussion of certain environmental matters with respect to certain of the mortgaged real properties, see "Description of the Mortgage Pool--Additional
Loan and Property Information--Environmental Reports" in this offering prospectus.

     The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this "--Lending on
Income-Producing Real Properties Entails Environmental Risks" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the underlying mortgage loans.

     See "Risk Factors--Environmental Liabilities Will Adversely Affect the
Value and Operation of the Contaminated Property and May Deter a Lender from
Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations"
in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

     Professional engineers or architects inspected all but six (6) of the mortgaged real properties for the underlying mortgage loans. Four-hundred fifty-eight (458) of the mortgaged real properties, securing 98.7% of

                                       73

the initial mortgage pool balance, of which 393 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.3% of the initial loan group
no. 1 balance, and 65 mortgaged real properties secure mortgage loans in loan group no. 2, representing 95.3% of the initial loan group no. 2 balance, were inspected during the 12-month period preceding the cut-off date, and twelve (12)
of the mortgaged real properties, securing 0.9% of the initial mortgage pool balance, of which eight (8) mortgaged real properties secure mortgage loans in loan group no. 1, representing 0.2% of the initial loan group no. 1 balance, and four (4) mortgaged real properties secure mortgage loans in loan group no. 2, representing 4.7% of the initial loan group no. 2 balance, were inspected prior to the 12-month period preceding the cut-off date. One (1) mortgaged real property, securing 0.03% of the initial mortgage pool balance and 0.04% of the initial loan group no. 1 balance, is secured by land and therefore required no property condition assessment. In the case of the other five (5) mortgaged real properties referred to above as an exception, securing mortgage loans representing 0.4% of the initial mortgage pool balance and 0.4% of the initial loan group no. 1 balance, a property condition assessment has not been conducted. The scope of those inspections included an assessment of:

     o    the general condition of the exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each mortgaged real property.

     There can be no assurance that the above-referenced inspections identified all risks related to property condition at the mortgaged real properties securing the underlying mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged real properties since that inspection.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements or other work to be performed at the related mortgaged real property, in each case estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower or a sponsor of the borrower to fund reserves, or deliver letters of credit, guaranties or other instruments, to cover or partially cover these costs. There can be no assurance that, in any such case, the reserves established by the related borrower to cover the costs of required repairs, replacements or installations will be sufficient for their intended purpose or that the related borrowers will complete such repairs, replacements or installations which, in some cases, are necessary to maintain compliance with state or municipal regulations.

APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT ACCURATELY REFLECT THE
RESPECTIVE VALUES OF THOSE MORTGAGED REAL PROPERTIES

     Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. Different appraisers may reach different conclusions regarding the value of a mortgaged real property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale. We cannot assure you that the information set forth in this offering prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties securing the underlying mortgage loans.

     As indicated under "--The Underwritten Net Cash Flow Debt Service Coverage
Ratios and/or Loan-to-Value Ratios for Certain of the Underlying Mortgage Loans
Have Been Adjusted in Consideration of Certain Financial Performance Assumptions
or a Cash Holdback or a Guaranty or Based on a Stabilized Appraised Value" below and under "Description of the Mortgage Pool--Additional Loan and Property
Information--Appraisals and Market Studies", in some cases, an appraisal contained an "as is" value, with an "as of" date

                                       74

consistent with the date that the appraisal was prepared, and a "stabilized"
value, with a specified future "as of" date. There can be no assurance that the relied-upon assumptions related to a "stabilized" value are valid or will occur.

TERRORISM INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY BE EXPENSIVE AND/OR
DIFFICULT TO OBTAIN

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002, which was amended and extended by the Terrorism Risk
Insurance Extension Act of 2005, signed into law by President Bush on December
22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government currently covers 85% of the losses from covered certified acts of terrorism on commercial risks in the
United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in 2007. The
Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil. The Terrorism Risk Insurance Extension Act of 2005 will expire on December 31, 2007.

     The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk
Insurance Extension Act of 2005. Moreover, the deductible and co-payment provisions under the Terrorism Risk Insurance Extension Act of 2005 still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     With respect to each of the mortgaged real properties securing the mortgage loan that we intend to transfer to the issuing entity, the related borrower is required under the related mortgage loan documents to maintain comprehensive fire and extended perils casualty insurance, which may be provided under a blanket insurance policy. Generally, but not in all cases, the mortgage loans specifically require terrorism insurance, but in the case of some mortgage loans, such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

     In the case of the underlying mortgage loan identified on Annex A-1 to this offering prospectus as 9 West 57th Street, the mortgage loan documents require that the borrower provide a stand alone terrorism insurance policy to the extent the general all-risk insurance policy excludes terrorism acts from coverage. If insurance coverage of terrorism acts is not otherwise available or supported by the state or federal government and is not commercially available for buildings similar in size and location to the building at the mortgaged real property, the borrower will not be required to obtain terrorism insurance in an amount in excess of 175% of the total premium paid for the borrower's all-risk insurance policies (excluding any terrorism insurance previously provided).

     In the case of the underlying mortgage loans identified on Annex A-1 to this offering prospectus as Mall of America, One World Financial Center, Four
Seasons Resort Maui, CGM AmeriCold Portfolio and DB

                                       75

AmeriCold Portfolio, representing 4.6%, 3.9%, 3.8%, 2.7% and 2.7%, respectively, of the initial mortgage pool balance and 5.4%, 4.5%, 4.4%, 3.2% and 3.2%, respectively, of the initial loan group no. 1 balance, terrorism insurance is only required up to such amount that can be purchased for premium not in excess of $3,162,500, $558,000, $400,000, $250,000 and $250,000, respectively.

     In the case of the underlying mortgage loan identified on Annex A-1 to this offering prospectus as the Ala Moana Portfolio, representing 6.1% of the initial mortgage pool balance and 7.1% of the initial loan group no. 1 balance, the borrower is only required to obtain terrorism insurance provided it is commercially available and can be obtained at a commercially reasonable cost.

     In the case of each of the underlying mortgage loans identified on Annex
A-1 to this offering prospectus as Northwest Arkansas Mall and Citadel Mall, representing in the aggregate 4.0% of the initial mortgage pool balance and 4.6%
of the initial loan group no. 1 balance, the borrower is only required to obtain terrorism insurance up to an amount equal to 100% of the amount of the premiums for all insurance required to be maintained by the borrower other than terrorism insurance.

     With respect to those mortgage loans included in the series CD 2007-CD4 securitization transaction that do not specifically require coverage for acts of terrorism, the related mortgage loan documents may permit the lender to require such insurance as is reasonable. However, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to transfer to the issuing entity, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the series CD
2007-CD4 securitization transaction. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

     In the case of certain mortgage loans that we intend to transfer to the issuing entity, the requirement that terrorism insurance be obtained was waived.
In the case of certain other mortgage loans that we intend to transfer to the issuing entity, the borrower was not required to maintain terrorism insurance for the related mortgaged real property.

     If a borrower is required to maintain insurance for terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, if the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated
exclusions or to otherwise effectively decrease the scope of coverage available.
In addition, in the event that any mortgaged real property securing an underlying mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series CD 2007-CD4 certificates.

THE ABSENCE OR INADEQUACY OF INSURANCE COVERAGE ON THE MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS ON THE OFFERED CERTIFICATES

     The borrowers under the mortgage loans that we intend to transfer to the issuing entity are, with limited exception, required to maintain the insurance coverage described under "Description of the Mortgage Pool--Additional Loan and
Property Information--Hazard, Liability and Other Insurance" in this offering prospectus. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or terrorism or earthquakes. Furthermore, there is a possibility of casualty losses on a

                                       76

mortgaged real property for which insurance proceeds may not be adequate.
Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the underlying mortgage loans will be fully covered by insurance.

     Seventy-eight (78) mortgaged real properties, securing 16.5% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. Seventy (70) of those 78 mortgaged real properties secure mortgage loans in loan group no. 1, representing 16.4% of the initial loan group no. 1 balance, and eight (8) of those 78 mortgaged real properties secure mortgage loans in loan group no. 2, representing 16.9% of the initial loan group no. 2 balance. However, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk. Earthquake insurance is generally required only if the seismic report has concluded that probable maximum loss for the subject property is greater than 20% of the replacement cost of the improvements on the property and no retrofitting will be done to reduce that percentage below 20%.
With the exception of one (1) of those mortgaged real properties, securing a mortgage loan representing 0.02% of the initial mortgage pool balance and 0.02%
of the initial loan group no. 1 balance, earthquake insurance was obtained for all of the mortgaged properties for which the seismic report has concluded a PML of greater than 20%.

     In addition, the southern and eastern coasts of the continental United
States have historically been at greater risk, than other areas, of experiencing losses due to windstorms, such as tropical storms or hurricanes. For purposes of this offering prospectus, we consider all areas within 20 miles of the coast from the southern tip of Texas to the northern border of North Carolina to have such a high windstorm risk. Sixty-six (66) mortgaged real properties, securing
8.4% of the initial mortgage pool balance, are located in high windstorm risk areas. Fifty-five (55) of those 66 mortgaged real properties secure mortgage loans in loan group no. 1, representing 7.2% of the initial loan group no. 1 balance, and 11 of those 66 mortgaged real properties secure mortgage loans in loan group no. 2, representing 15.7% of the initial loan group no. 2 balance.

     In the case of the underlying mortgage loan identified on Annex A-1 to this offering prospectus as Four Seasons Resort Maui, which has an unpaid principal balance as of the cut-off date of $250,000,000 and represents 3.8% of the initial mortgage pool balance and 4.4% of the initial loan group no. 1 balance, the borrower is required to maintain (i) if under a blanket policy, windstorm coverage in an amount equal to at least $100,000,000, and (ii) if under a stand alone policy, windstorm coverage in an amount equal to the greater of (1)
50,000,000 and (2) ten times the product of (A) the probable maximum loss (as determined pursuant to a windstorm study forecasting the expected damage from windstorms over a forecast period), and (B) 100% of the replacement cost value of the improvements and building equipment (but in no event more than
$75,000,000 of coverage).

     In the case of the underlying mortgage loan identified on Annex A-1 to this offering prospectus as the Ala Moana Portfolio, representing 6.1% of the initial mortgage pool balance and 7.1% of the initial loan group no. 1 balance, the borrower is allowed to have a sub-limit for windstorm coverage equal to not less than the product of (A) the probable maximum loss (as set forth in a windstorm probable maximum loss report), and (B) the replacement costs of the improvements.

     The standard fire and extended perils casualty insurance policies that borrowers under the mortgage loans are required to maintain typically do not cover flood or mold damage. Although certain mortgage loans may require borrowers to maintain additional flood insurance, there can be no assurance that such additional insurance will be sufficient to cover damage to a mortgaged real property in a heavily flooded area, such as was experienced in New Orleans,
Louisiana in 2005 as a result of Hurricane Katrina.

                                       77

THERE MAY BE RESTRICTIONS ON THE ABILITY OF A BORROWER, A LENDER OR ANY
TRANSFEREE THEREOF TO TERMINATE OR RENEGOTIATE PROPERTY MANAGEMENT AGREEMENTS
THAT ARE IN EXISTENCE WITH RESPECT TO SOME OF THE MORTGAGED REAL PROPERTIES

     In the case of some of the mortgage loans that we intend to transfer to the issuing entity, the property manager and/or the property management agreement in existence with respect to the related mortgaged real property cannot be terminated by the borrower or the lender, other than under the very limited circumstances set forth in that management agreement, and the terms of the property management agreement are not subject to negotiation. The terms of those property management agreements may provide for the granting of broad powers and discretion to the property manager with respect to the management and operation of the subject property including the right to set pricing or rates, hire and fire employees and manage revenues, operating accounts and reserves. In addition, the fees payable to a property manager pursuant to any property management agreement related to an underlying mortgage loan may be in excess of property management fees paid with respect to similar real properties for similar management responsibilities and may consist of a base fee plus an incentive fee (after expenses and a specified return to the property owner).
Further, those property management agreements (including with respect to the identity of the property manager) may be binding on transferees of the mortgaged real property, including a lender as transferee that succeeds to the rights of the borrower through foreclosure or acceptance of a deed in lieu of foreclosure, and any transferee of such lender. In addition, certain property management agreements contain provisions restricting the owner of the related mortgaged real property from mortgaging, or refinancing mortgage debt on, its interest in such property and/or from selling the subject mortgaged real property to specified entities that might provide business competition to or taint the reputation of the subject business enterprise or the property manager and/or its affiliates, and may require any transferees of the subject mortgaged real property to execute a recognition or nondisturbance agreement binding such entity to the foregoing terms. These restrictions may restrict the liquidity of the related mortgaged real property.

THE MORTGAGED REAL PROPERTIES THAT SECURE SOME MORTGAGE LOANS IN THE SERIES CD
2007-CD4 SECURITIZATION TRANSACTION ALSO SECURE ONE OR MORE RELATED MORTGAGE
LOANS THAT WILL NOT BE TRANSFERRED TO THE ISSUING ENTITY; THE INTERESTS OF THE
HOLDERS OF THOSE RELATED MORTGAGE LOANS MAY CONFLICT WITH YOUR INTERESTS

     Nine (9) mortgage loans that we intend to transfer to the issuing entity, which mortgage loans (a) are described under "Description of the Mortgage
Pool--Loan Combinations" in and/or on Annex B to this offering prospectus and
(b) collectively represent 20.3% of the initial mortgage pool balance (with eight (8) of those mortgage loans in loan group no. 1, representing 23.6% of the loan group no. 1 balance and one (1) of those mortgage loans in loan group no.
2, representing 0.7% of the initial loan group no. 2 balance), are each part of a loan combination that includes one or more additional mortgage loans (not included among the assets of the issuing entity) that are secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties, as applicable, as is the subject underlying mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the underlying mortgage loan in that loan combination, including (a) cure rights with respect to the underlying mortgage loan in that loan combination, (b) a purchase option with respect to the underlying mortgage loan in that loan combination, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including foreclosures and workouts, affecting that loan combination, and/or (d) the right to replace the applicable special servicer (without cause).
In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any of the non-trust mortgage loans in any of the above-described loan combinations (or, if applicable, any representative, designee or assignee thereof with respect to the particular right) will likely not be an interested party with respect to the series CD
2007-CD4 securitization, will have no obligation to consider the interests of, or the impact of exercising such rights on, the series CD 2007-CD4 certificateholders and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a separate securitization, then the representative, designee or assignee

                                       78

exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative, or other comparable party or a servicer from that separate securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the series CD 2007-CD4 certificateholders for so doing.
See "Description of the Mortgage Pool --Loan Combinations" in this offering prospectus for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans comprising that loan combination. Also, see "The Series
CD 2007-CD4 Pooling and Servicing Agreement--The Series CD 2007-CD4 Controlling
Class Representative, the Class WFC Representative and the Serviced Non-Trust
Loan Noteholders" and "--Replacement of the Special Servicer" and "Description
of the Mortgage Pool--The Loan Combinations" in this offering prospectus for a more detailed description of certain of the foregoing rights of the respective non-trust mortgage loan noteholders.

     Some provisions contained in the co-lender, intercreditor or similar agreement for a loan combination restricting another lender's actions may not be enforceable by the trustee on behalf of the issuing entity. If, in the event of the related borrower's bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote a mortgagee's claim with respect to a bankruptcy proceeding, there could be resulting delays in the trustee's ability to recover with respect to the related borrower. See "Risk Factors--Certain Aspects of Co-Lender, Intercreditor
and Similar Agreements Executed in Connection with Mortgage Loans Underlying
Your Offered Certificates May be Unenforceable" in the accompanying base prospectus.

     In addition, (i) the Ala Moana Portfolio underlying mortgage loan, which represents 6.1% of the initial mortgage pool balance and 7.1% of the initial loan group no. 1 balance, is being serviced pursuant to the pooling and servicing agreement relating to the series CD 2006-CD3 Mortgage Trust, CD
2006-CD3 Commercial Mortgage Pass-Through Certificates, which is the governing document for the securitization of an Ala Moana Portfolio non-trust mortgage loan, (ii) the Mall of America underlying mortgage loan, which represents 4.6%
of the initial mortgage pool balance and 5.4% of the initial loan group no. 1 balance, is being serviced pursuant to the pooling and servicing agreement relating to the series COMM 2006-C8 Mortgage Trust, COMM 2006-C8 Commercial
Mortgage Pass-Through Certificates, which is the governing document for the securitization of a Mall of America non-trust mortgage loan, (iii) the DB
AmeriCold Portfolio underlying mortgage loan, which represents 2.7% of the initial mortgage pool balance and 3.2% of the initial loan group no. 1 balance, is being serviced pursuant to the pooling and servicing agreement relating to the series JPMCC 2007-CIBC18 Mortgage Trust, 2007-CIBC18 Commercial Mortgage
Pass-Through Certificates, which is the governing document for the securitization of a DB AmeriCold Portfolio non-trust mortgage loan and (iv) the
JQH Hotel Portfolio B-Note underlying mortgage loan, which represents 0.1% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance, is being serviced pursuant to the pooling and servicing agreement relating to the series JPMCC 2006-LDP7 Mortgage Trust, 2006-LDP7 Commercial
Mortgage Pass-Through Certificates, which is the governing document for the securitization of a JQH Hotel Portfolio B-Note non-trust mortgage loan. See
"Servicing of the Ala Moana Portfolio Loan Combination," "Servicing of the Mall
of America Mortgage Loan", "Servicing of the DB AmeriCold Portfolio Mortgage
Loan" and "Servicing of the JQH Hotel Portfolio B-Note Mortgage Loan" in this offering prospectus for certain information regarding the servicing of the Ala
Moana Portfolio underlying mortgage loan, the Mall of America underlying mortgage loan, the DB AmeriCold Portfolio underlying mortgage loan and the JQH
Hotel Portfolio underlying mortgage loan, respectively. As a result, the holders of the offered certificates will have limited ability to control the servicing of that underlying mortgage loan and the parties with control over the servicing of that underlying mortgage loan may have interests that conflict with your interests.

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CONFLICTS OF INTEREST MAY EXIST IN CONNECTION WITH CERTAIN PREVIOUS OR EXISTING
RELATIONSHIPS OF A SPONSOR FOR THE SERIES CD 2007-CD4 SECURITIZATION TRANSACTION
OR AN AFFILIATE THEREOF TO CERTAIN OF THE UNDERLYING MORTGAGE LOANS, RELATED
BORROWERS OR RELATED MORTGAGED REAL PROPERTIES

     Certain of the underlying mortgage loans may have been refinancings of debt previously held by a sponsor for the series CD 2007-CD4 securitization transaction or an affiliate thereof, or a sponsor or its respective affiliates may have or have had equity investments in the borrowers or mortgaged real properties relating to certain of the mortgage loans that we intend to transfer to the issuing entity. In addition, a sponsor and its affiliates may have made and/or may make loans to, or equity investments in, or may otherwise have or have had business relationships with, affiliates of the borrowers under the mortgage loans in the series CD 2007-CD4 securitization transaction. Further, a sponsor and/or its affiliates may have had or may have (currently or at a future time) a managing or non-managing ownership interest in certain of the borrowers under the mortgage loans in the series CD 2007-CD4 securitization transaction.

     In the foregoing cases, the relationship of a sponsor or an affiliate to, or the ownership interest of the mortgage loan seller or an affiliate in, the borrower under any mortgage loan to be included in the series CD 2007-CD4 securitization transaction or a borrower affiliate may have presented a conflict of interest in connection with the underwriting and origination of that underlying mortgage loan. There can be no assurance that there are not other underlying mortgage loans that involve the related sponsor or its affiliates in a manner similar to those described above.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION MAY REDUCE ITS BENEFITS

     The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in
Annex A-1 to this offering prospectus. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o    the release of one or more of the related mortgaged real properties from the related mortgage lien, and/or

     o    a full or partial termination of the applicable
          cross-collateralization,

in each case, upon the satisfaction of the conditions described under
"Description of the Mortgage Pool--Terms and Conditions of the Underlying
Mortgage Loans" and "--Substitution and Release of Real Property Collateral" in
this offering prospectus.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some
Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be
Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the
accompanying base prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to

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offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

BANKRUPTCY PROCEEDINGS MAY ADVERSELY AFFECT PROPERTY PERFORMANCE

     We are not aware of any mortgage loans that we intend to transfer to the issuing entity where the related borrower, a controlling principal in the related borrower or a guarantor has been a party to prior bankruptcy proceedings within the last 10 years. However, there can be no assurances that any borrower, controlling principal, guarantor or tenant will not in the future be a party to a bankruptcy proceeding.

LITIGATION MAY ADVERSELY AFFECT PROPERTY PERFORMANCE

     There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the underlying mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment. See "Risk Factors--Litigation and Other Legal Proceedings May
Adversely Affect a Borrower's Ability to Repay Its Mortgage Loan" in the
accompanying base prospectus.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Wiener -
Joraleman Street, representing 0.3% of the initial mortgage pool balance and
2.0% of the initial loan group no. 2 balance, an inquiry was initiated by the
Attorney General of the State of New York and the New York State Division of
Housing and Community Renewal ("NYSDHCR") to determine whether the sponsor-affiliated management company, Pinnacle Group NY LLC ("Pinnacle"), had engaged in wrongful practices related to the computation of rent increases for certain rent-stabilized apartments owned or managed by Pinnacle. On or about
August 29, 2006, the New York Attorney General and the NYSDHCR served a subpoena on Pinnacle seeking certain documents in connection with the inquiry. On
December 18, 2006, the New York Attorney General, NYSDHCR and Pinnacle entered into an agreement pursuant to which: (a) an accounting firm has been engaged to audit all rents set by Pinnacle between December 2002 and December 2006 for each rent-stabilized apartment owned or managed by Pinnacle and vacated within such period; (b) Pinnacle will revise any rents determined to have been increased above permitted levels and will make restitution to applicable tenants; and (c)
for a period of one year from the date of the agreement, the auditor will monitor Pinnacle's ongoing compliance with approved procedures for tracking the costs of renovating apartments and for setting rents on newly vacated apartments. Subject to compliance with its terms, the agreement concludes the inquiry brought by the New York Attorney General and the NYSDHCR. A similar inquiry was initiated by the Manhattan District Attorney; and Pinnacle has
provided the requested documentation but to date no further action has been taken. There can be no assurance that these inquiries will not uncover any wrongdoing or that these inquiries will not have a material adverse impact on the mortgaged real properties or the mortgage loan.

     A principal of the borrower under the underlying mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Lake Center V, Department of Children and Families, Southpointe
Medical Office and Crawfordsville Medical Center and which in the aggregate represent 0.6% of the initial mortgage pool balance and 0.7% of the initial loan group no. 1 balance, is Triple Net Properties, LLC. Triple Net Properties LLC's
affiliate, Triple Net Properties Realty, Inc., is the property manager for the related mortgaged properties. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC has opened an investigation regarding certain of its activities (and the activities of certain of its affiliates). In its filing with the SEC, T REIT, Inc. an affiliate of Triple Net Properties LLC, indicated that the SEC has requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the
Securities Act of 1933, as amended, for the private offerings in which Triple
Net Properties LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934,

                                       81

as amended, for several entities. In addition, the SEC has requested financial information regarding real estate investment trusts and other companies advised by Triple Net Properties LLC.

     In recent filings with the SEC, T REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non-public investment programs sponsored by Triple
Net Properties, LLC contained certain errors. T REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not; (ii) a number of prior performance data figures were themselves erroneous, even as presented on a tax or cash basis; and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net
Properties, LLC invested either alongside or in other programs sponsored by
Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables resulting in an overstatement of
Triple Net Properties, LLC's program and aggregate portfolio operating results.
As discussed in T REIT, Inc.'s most recent Form 10-Q quarterly filing with the
SEC, Triple Net Properties, LLC is engaged in preliminary settlement negotiations with the SEC staff regarding this matter. We cannot assure you that
T REIT, Inc. or Triple Net Properties, LLC will be able to settle with the SEC with respect to these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of T REIT,
Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or securityholders were to assert claims related to the foregoing, it would not have a material adverse effect on your investment.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as The Atlantic
Building, which mortgage loan represents 2.3% of the initial mortgage pool balance and 2.6% of the initial loan group no. 1 balance, Douglas Jemal, the principal owner of the borrower, and a leasing director for Douglas Development
Corporation, which master leases a portion of and manages certain retail leasing activities with respect to the mortgaged real property and is owned by Douglas
Jemal, were convicted of wire fraud in October 2006 in connection with the prosecution and guilty plea of a former Washington, D.C. official on bribery charges. Jemal and his employee were found innocent on related bribery charges.
Said leasing director and another official of Douglas Development Corporation were found or plead guilty to certain felony personal tax evasion counts in connection with the bribery prosecution. There can be no assurance that the foregoing will not have a negative effect on the mortgaged real property or the mortgage loan.

     With respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as 9 West 57th
Street, which mortgage loan represents 6.1% of the initial mortgage pool balance and 7.1% of the initial loan group no. 1 balance, the largest tenant is Banc of
America Securities LLC occupying 642,915 square feet, or approximately 40.0% of the net rentable area. Since 2004, Solow Building Company II, L.L.C. (the borrower) and Banc of America Securities LLC have been in litigation with respect to several disputes relating to the Banc of America Securities LLC lease. The borrower is claiming alleged breaches of the lease relating to, among other things, alleged failure to comply with the tenant alteration provisions of the lease, alleged outstanding plan review, electrical and other charges in substantial amounts, and the right to terminate the lease. Banc of America
Securities LLC is seeking various forms of relief from the borrower, including a declaration from the borrower that Banc of America Securities LLC was not in violation of the lease, and damages in connection with alleged borrower breaches of the tenant alteration and electricity provisions of the lease. The borrower brought counterclaims against Banc of America Securities LLC for various alleged breaches of the lease, including an alleged failure to comply with tenant alteration provisions under the lease, payment of costs incurred with respect to addressing Banc of America Securities LLC's alteration requests and landlord's right to terminate the lease. At the time of closing, an appeals court had ruled against permitting the eviction of Banc of America Securities LLC from the premises, and the remaining matters had been referred to a special referee for a report and recommendations to the court. Other details, including the current status of the litigation, are not known.

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THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS AND/OR LOAN-TO-VALUE
RATIOS FOR CERTAIN OF THE UNDERLYING MORTGAGE LOANS HAVE BEEN ADJUSTED IN
CONSIDERATION OF CERTAIN FINANCIAL PERFORMANCE ASSUMPTIONS OR A CASH HOLDBACK OR
A GUARANTY OR BASED ON A STABILIZED APPRAISED VALUE

     With respect to two (2) of the mortgage loans that we intend to transfer to the issuing entity secured by the real mortgaged properties identified on Annex
A-1 as Four Seasons Resort Maui and Riverton Apartments, representing 7.2% of the initial mortgage pool balance, of which one (1) mortgage loan is in loan group no. 1, representing 4.4% of the initial loan group no. 1 balance, and one
(1) mortgage loan is in loan group no. 2, representing 24.0% of the initial loan group no. 2 balance, the calculation of underwritten net cash flow for the related mortgaged real property - which is, in turn, used in the calculation of underwritten net cash flow debt service coverage ratios - was based on various assumptions regarding projected increased rental income and room revenue from property renovation. The unadjusted underwritten net cash flow debt service coverage ratios for these two mortgage loans are set forth on Annex A-1 to this offering prospectus. With respect to 13 mortgage loans that we intend to transfer to the issuing entity (loan numbers 31, 35, 38, 68, 70, 98, 128, 129,
143, 160, 163, 227 and 269), representing 2.9% of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no. 1, representing
1.8% of the initial loan group no. 1 balance, and five (5) mortgage loans are in loan group no. 2, representing 9.6% of the initial loan group no. 2 balance, the underwritten net cash flow debt service coverage ratios have, and with respect to six (6) of those 13 mortgage loans (loan numbers 70, 98, 129, 143, 160 and
227), representing 0.9% of the initial mortgage pool balance, of which four (4)
mortgage loans are in loan group no. 1, representing 0.7% of the initial loan group no. 1 balance, and two (2) mortgage loans are in loan group no. 2, representing 1.9% of the initial loan group no. 2 balance, respectively, the cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio have been calculated and/or presented on an adjusted basis that (a) takes into account various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance related criteria required to obtain the release of a cash holdback or guaranty which serves as additional collateral or otherwise covers losses to a limited extent and/or (b) reflects an application of that cash holdback or guaranty to pay down the subject mortgage loan, with (if applicable) a corresponding reamortization of the monthly debt service payment. The unadjusted underwritten net cash flow debt service coverage ratios, cut-off date loan-to-value ratios and maturity date/ARD loan-to-value ratios for these 13 mortgage loans are set forth on Annex A-1 to this offering prospectus. With respect to 11 mortgage loans that we intend to transfer to the issuing entity (loan numbers 8, 16, 25,
31, 78, 99, 163, 206, 210, 232 and 275), representing 6.7% of the initial mortgage pool balance, of which eight (8) mortgage loans are in loan group no.
1, representing 3.0% of the initial loan group no. 1 balance, and three (3)
mortgage loans are in loan group no. 2, representing 29.1% of the initial loan group no. 2 balance, respectively, the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio have been calculated using the
"as-stabilized" appraised value rather than the "as-is" appraised value. The
"as-is" loan-to-value ratios for these 11 mortgage loans are set forth on Annex
A-1 to this offering prospectus. IF THE RELATED CASH HOLDBACKS, GUARANTY,
FINANCIAL PERFORMANCE ASSUMPTIONS OR STABILIZED APPRAISED VALUES WERE NOT TAKEN
INTO ACCOUNT IN CALCULATING DEBT SERVICE COVERAGE RATIOS AND/OR LOAN-TO-VALUE
RATIOS FOR ANY OF THE 23 UNDERLYING MORTGAGE LOANS REFERRED TO ABOVE IN THIS
PARAGRAPH THEN: (A) THE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIOS
FOR THE MORTGAGE POOL WOULD RANGE FROM 0.39X TO 4.33X, WITH A WEIGHTED AVERAGE
OF 1.48X; (B) THE CUT-OFF DATE LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL WOULD
RANGE FROM 17.86% TO 104.85%, WITH A WEIGHTED AVERAGE OF 68.10%; (C) THE
MATURITY DATE/ARD LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL WOULD RANGE FROM
14.45% TO 94.35%, WITH A WEIGHTED AVERAGE OF 64.88%; (D) THE UNDERWRITTEN NET
CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP NO. 1 WOULD RANGE FROM
0.99X TO 4.33X, WITH A WEIGHTED AVERAGE OF 1.55X AND THE UNDERWRITTEN NET CASH
FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP NO. 2 WOULD RANGE FROM 0.39X TO
2.63X, WITH A WEIGHTED AVERAGE OF 1.01X; (E) THE CUT-OFF DATE LOAN-TO-VALUE
RATIOS OF LOAN GROUP NO. 1 WOULD RANGE FROM 17.86% TO 104.85%, WITH A WEIGHTED
AVERAGE OF 66.59% AND THE CUT-OFF DATE LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 2
WOULD RANGE FROM 36.64% TO 96.55%, WITH A WEIGHTED AVERAGE OF 77.24%; AND (F)
THE MATURITY DATE/ARD LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 1 WOULD RANGE FROM
14.45% TO 94.35%, WITH A WEIGHTED AVERAGE OF 63.41% AND THE MATURITY DATE/ARD
LOAN-TO-VALUE RATIOS OF LOAN GROUP NO. 2 WOULD RANGE FROM 31.01% TO 87.01%, WITH
A WEIGHTED AVERAGE OF 73.78%. WEIGHTED AVERAGE UNDERWRITTEN NET CASH FLOW DEBT
SERVICE COVERAGE RATIO, CUT-OFF DATE LOAN-TO-VALUE RATIO AND MATURITY DATE/ARD
LOAN-TO-VALUE

                                       83

RATIO INFORMATION FOR THE MORTGAGE POOL (OR PORTIONS THEREOF THAT CONTAIN ANY OF
THOSE 23 UNDERLYING MORTGAGE LOANS) SET FORTH IN THIS OFFERING PROSPECTUS
REFLECT THE RESPECTIVE ADJUSTMENTS REFERENCED ABOVE.

               CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

     From time to time we use capitalized terms in this offering prospectus, including in Annexes A-1, A-2, A-3, A-4, A-5, A-6 and B to this offering prospectus. In cases where a particular capitalized term is frequently used, it will have the meaning assigned to it in the glossary attached to this offering prospectus.

                           FORWARD-LOOKING STATEMENTS

     This offering prospectus and the accompanying base prospectus include the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this offering prospectus are accurate as of the date stated on the cover of this offering prospectus. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The assets of the issuing entity, which we collectively refer to as the
"trust fund" in this offering prospectus, will primarily consist of a pool of multifamily, commercial and manufactured housing community mortgage loans. Upon initial issuance of the series CD 2007-CD4 certificates, we intend to include the 380 mortgage loans identified on Annex A-1 to this offering prospectus in the trust fund. The mortgage pool consisting of those mortgage loans will have an Initial Mortgage Pool Balance of $6,603,308,266. However, the actual Initial
Mortgage Pool Balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool
Characteristics" below.

     For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series CD 2007-CD4 certificates (exclusive of the subordinate non-pooled portion of the One World
Financial Center Mortgage Loan) will be divided into a loan group no. 1 and a loan group no. 2.

     Loan group no. 1 will consist of 314 mortgage loans (exclusive of the subordinate non-pooled portion of the One World Financial Center Mortgage Loan), with an Initial Loan Group No. 1 Balance of $5,667,551,612 and representing approximately 85.8% of the Initial Mortgage Pool Balance, that are secured by the various property types that constitute collateral for those mortgage loans.

     Loan group no. 2 will consist of 66 mortgage loans, with an Initial Loan
Group No. 2 Balance of $935,756,654 and representing approximately 14.2% of the
Initial Mortgage Pool Balance, that are secured by multifamily properties, manufactured housing community properties and mixed-use properties with a multifamily component.

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     The "Initial Mortgage Pool Balance" will equal the total cut-off date principal balance of the underlying mortgage loans; the "Initial Loan Group No.
1 Balance" will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 1; and the "Initial Loan Group No. 2 Balance"
will equal the total cut-off date principal balance of the underlying mortgage loans in loan group no. 2; provided that none of the Initial Mortgage Pool
Balance, the Initial Loan Group No. 1 Balance and the Initial Loan Group No. 2
Balance will reflect the principal balance of the subordinate non-pooled portion of the One World Financial Center Mortgage Loan. The cut-off date principal balance of any underlying mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to that mortgage loan on or before that date, whether or not those payments were received. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the issuing entity.
The cut-off date principal balance of each mortgage loan that we intend to transfer to the issuing entity (or, in the case of the One World Financial
Center Mortgage Loan, the cut-off date principal balance of the pooled portion thereof) is shown on Annex A-1 to this offering prospectus. Those cut-off date principal balances range from $1,097,691 to $400,000,000, and the average of those cut-off date principal balances is $17,377,127.

     Each of the mortgage loans that we intend to transfer to the issuing entity is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee simple and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances. However, six (6) of the underlying mortgage loans that are part of a Loan Combination, representing
20.1% of the Initial Mortgage Pool Balance, are pari passu (or, in one such case, subordinate) in right of payment with or to one or more related Non-Trust
Loans.

     You should consider each of the underlying mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties (and any reserves, letters of credit or other additional collateral for the mortgage loan) for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

     We provide in this offering prospectus a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that:

     o    All numerical information provided with respect to the underlying mortgage loans is provided on an approximate basis.

     o    Except as described in the next sentence, all weighted average information provided with respect to the underlying mortgage loans or any sub-group thereof reflects a weighting based on their respective cut-off date principal balances. For the purposes of calculating weighted averages, unless the context clearly indicates otherwise, the
          One World Financial Center Mortgage Loan is considered to exclude the subordinate non-pooled portion thereof.

     o    When information with respect to mortgaged real properties is expressed as a percentage of the Initial Mortgage Pool Balance, the
          Initial Loan Group No. 1 Balance or the Initial Loan Group No. 2
          Balance, the percentages are based upon the cut-off date principal balances of the related underlying mortgage loans or allocated portions of those balances (or, in the case of the One World Financial
          Center Mortgage Loan, unless clearly indicated otherwise, based only upon the cut-off date principal balance of the pooled portion thereof).

                                       85

     o    Unless specifically indicated otherwise (for example, with respect to loan-to-value and debt service coverage ratios and cut-off date balances per square foot of mortgaged real property, in which cases, each Pari Passu Non-Trust Loan and Senior Non-Trust Loan is taken into account), statistical information presented in this offering prospectus with respect to each underlying mortgage loan in a Loan
          Combination excludes the related Non-Trust Loan(s).

     o    If any of the underlying mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this offering prospectus as set forth on Annex A-1 to this offering prospectus.

     o    The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

     o    Whenever loan-level information, such as loan-to-value ratios or debt service coverage ratios, is presented in the context of the mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related underlying mortgage loan.

     o    Whenever we refer to a particular underlying mortgage loan or mortgaged real property by name, we mean the underlying mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this offering prospectus. Whenever we refer to a particular underlying mortgage loan by loan number, we are referring to the underlying mortgage loan identified by that loan number on
          Annex A-1 to this offering prospectus.

     o    Eight (8) mortgage loans that we intend to transfer to the issuing entity, representing 3.8% of the Initial Mortgage Pool Balance and
          4.5% of the Initial Loan Group No. 1 Balance, have not closed as of the date of the preparation of this offering prospectus and therefore certain mortgage loan characteristics included in this offering prospectus for those mortgage loans may have been estimated. As a result, certain statistical information in this offering prospectus may change if those mortgage loans have different loan characteristics than anticipated.

     o    Statistical information regarding the underlying mortgage loans may change prior to the Issue Date due to changes in the composition of the mortgage pool prior to that date, and the Initial Mortgage Pool
          Balance may be as much as 5% larger or smaller than indicated.

ONE WORLD FINANCIAL CENTER POOLED AND NON-POOLED PORTIONS

     For purposes of calculating distributions on the series CD 2007-CD4 certificates, the One World Financial Center Mortgage Loan is deemed to consist of two separate components:

     o    a senior component which has an unpaid principal balance as of the cut-off date of $257,000,000 and, in the absence of default, bears interest at a fixed interest rate of 5.713576% per annum; and

     o    a subordinate component which has an unpaid principal balance as of the cut-off date of $53,000,000 and, in the absence of default, bears interest at a fixed interest rate of 6.377% per annum.

     The deemed senior component of the One World Financial Center Mortgage Loan
-- which we refer to herein as the pooled portion of that mortgage loan -- will be pooled with the other underlying mortgage loans to

                                       86

back the series CD 2007-CD4 certificates, exclusive of the class WFC-1, WFC-2,
WFC-3 and WFC-4 certificates. The deemed subordinate component of the One World
Financial Center Mortgage Loan -- which we refer to herein as the non-pooled portion of that mortgage loan -- will support the class WFC-1, WFC-2, WFC-3 and
WFC-4 certificates.

     The One World Financial Center Mortgage Loan provides for payments of interest only prior to maturity.

     Allocation of Payments to the Pooled and Non-Pooled Portions of the One
World Financial Center Mortgage Loan. On or prior to each distribution date, amounts received during the related collection period with respect to the One
World Financial Center Mortgage Loan, together with any amounts advanced with respect to the One World Financial Center Mortgage Loan, subject to adjustment for interest reserve amounts with respect to the One World Financial Center
Mortgage Loan, and exclusive of amounts payable and/or reimbursable to the applicable master servicer, the special servicer and/or the trustee with respect to the One World Financial Center Mortgage Loan under the series CD 2007-CD4 pooling and servicing agreement (the foregoing constituting the "One World
Financial Center Available Funds"), will generally be applied as follows:

     o    if no monetary event of default or other material non-monetary event of default that results in a transfer of the One World Financial
          Center Mortgage Loan to special servicing has occurred and is continuing (or, if a monetary event of default has occurred and is continuing, one or more holders of Class WFC Certificates have cured that monetary event of default or, in the case of a material non-monetary event of default, have either cured that event of default or are diligently pursuing the cure thereof, in accordance with the terms of the series CD 2007-CD4 pooling and servicing agreement), the
          One World Financial Center Available Funds will be applied, first, to scheduled interest (other than Default Interest), calculated in accordance with the terms of the series CD 2007-CD4 pooling and servicing agreement, with respect to the pooled portion of the One
          World Financial Center Mortgage Loan, second, to the pooled portion of the One World Financial Center Mortgage Loan in respect of its pro rata share (based on the unpaid principal balance of each of the pooled portion of the One World Financial Center Mortgage Loan and the
          non-pooled portion of the One World Financial Center Mortgage Loan) of any voluntary or involuntary payments of principal with respect to the
          One World Financial Center Mortgage Loan, third, to scheduled interest
          (other than Default Interest), calculated in accordance with the terms of the series CD 2007-CD4 pooling and servicing agreement, with respect to the non-pooled portion of the One World Financial Center
          Mortgage Loan, and fourth, to the non-pooled portion of the One World
          Financial Center Mortgage Loan in respect of its pro rata share (based on the unpaid principal balance of each of the pooled portion of the
          One World Financial Center Mortgage Loan and the non-pooled portion of the One World Financial Center Mortgage Loan) of voluntary or involuntary payments of principal with respect to the One World
          Financial Center Mortgage Loan; and

     o    if a monetary event of default or other material non-monetary event of default that results in a transfer of the One World Financial Center
          Mortgage Loan to special servicing has occurred and is continuing (and that event of default has not been cured by any holder(s) of Class WFC
          Certificates and, in the case of a material non-monetary event of default, no holder or group of holders of Class WFC Certificates is diligently pursuing the cure thereof, in accordance with the terms of the series CD 2007-CD4 pooling and servicing agreement), the One World
          Financial Center-Available Funds will be applied, first, to accrued and unpaid interest (other than Default Interest), calculated in accordance with the terms of the series CD 2007-CD4 pooling and servicing agreement, with respect to the pooled portion of the One
          World Financial Center-Mortgage Loan, second, to accrued and unpaid interest (other than Default Interest), calculated in accordance with the terms of the series CD 2007-CD4 pooling and servicing agreement, with respect to the non-pooled portion of the One World Financial
          Center Mortgage Loan, third, to principal of the pooled portion of the
          One World Financial Center Mortgage Loan, until the

                                       87

          unpaid principal balance thereof is reduced to zero; fourth, to principal of the non-pooled portion of the One World Financial Center
          Mortgage Loan, until theunpaid principal balance thereof is reduced to zero; and fifth, to such other items as may be specified in the series
          CD 2007-CD4 pooling and servicing agreement.

     Amounts allocated to the pooled portion of the One World Financial Center
Mortgage Loan as described above will be part of the Standard Available P&I
Funds and amounts allocated to the non-pooled portion of the One World Financial
Center Mortgage Loan as described above will constitute, and are referred to in this offering prospectus as, the "Class WFC Available P&I Funds."

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTIPLE PROPERTY MORTGAGE LOANS

     The mortgage pool will include eight (8) mortgage loans, representing 4.7%
of the Initial Mortgage Pool Balance and 5.5% of the Initial Loan Group No. 1
Balance, that are, in each case, cross-collateralized and cross-defaulted with one or more other underlying mortgage loans.

     The mortgage pool will also include 18 mortgage loans, representing 15.1%
of the Initial Mortgage Pool Balance, of which 17 mortgage loans are in loan group no. 1, representing 17.4% of the Initial Loan Group No. 1 Balance, and one
(1) mortgage loan is in loan group no. 2, representing 1.1% of the Initial Loan
Group No. 2 Balance, that are, in each case, without regard to any cross-collateralization with any other underlying mortgage loan, secured by two or more mortgaged real properties.

     The amount of the mortgage lien encumbering any particular one of the related mortgaged real properties may be less than the full amount of the subject Multiple Property Mortgage Loan or Crossed Group, as the case may be, generally to minimize mortgage recording tax. The mortgage amount may be an amount based on the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same Multiple Property Mortgage Loan or Crossed
Group, as the case may be.

     The following table identifies the various individual Multiple Property
Mortgage Loans and Crossed Groups that we will include in the trust fund.

 CROSS-COLLATERALIZED MORTGAGE LOAN GROUPS AND MULTIPLE PROPERTY MORTGAGE LOANS

                                           MULTIPLE PROPERTY                                    % OF INITIAL     % OF INITIAL
                                             MORTGAGE LOAN/                    CUT-OFF DATE       MORTGAGE        LOAN GROUP
          LOAN/PORTFOLIO NAME(S)             CROSSED GROUP     LOAN GROUP   PRINCIPAL BALANCE   POOL BALANCE   NO. 1/2 BALANCE
----------------------------------------   -----------------   ----------   -----------------   ------------   ---------------

1    Ala Moana Portfolio                   Multiple Property        1          $400,000,000          6.1%            7.1%
2    Citadel Mall                            Crossed Group          1          $136,000,000          2.1%            2.4%
     Northwest Arkansas Mall                 Crossed Group          1          $125,600,000          1.9%            2.2%
3    CGM AmeriCold Portfolio               Multiple Property        1          $180,000,000          2.7%            3.2%
4    DB AmeriCold Portfolio                Multiple Property        1          $180,000,000          2.7%            3.2%
5    Heritage Industrial Portfolio         Multiple Property        1          $ 75,000,000          1.1%            1.3%
6    Lakewood Industrial Portfolio         Multiple Property        1          $ 36,000,000          0.5%            0.6%
7    Backlick South                          Crossed Group          1          $ 19,300,000          0.3%            0.3%
     Springfield 8                           Crossed Group          1          $  6,700,000          0.1%            0.1%
8    Texas Hotel Portfolio                 Multiple Property        1          $ 19,950,000          0.3%            0.4%
9    Moody Florida One                     Multiple Property        1          $ 15,801,000          0.2%            0.3%
10   REVA -Portfolio                       Multiple Property        1          $ 13,800,000          0.2%            0.2%
11   StorQuest Slauson Self Storage          Crossed Group          1          $  7,770,000          0.1%            0.1%
     StorQuest Sunland Self Storage          Crossed Group          1          $  5,230,000          0.1%            0.1%
12   Christa Portfolio                     Multiple Property        1          $ 12,971,202          0.2%            0.2%
13   Morgantown Multifamily Portfolio      Multiple Property        2          $ 10,565,250          0.2%            1.1%
14   Pine Hills Village (1)                  Crossed Group          1          $  7,000,000          0.1%            0.1%

                                       88

     Rosemont Village Retail Center (1)      Crossed Group          1          $3,000,000           0.05%            0.1%
15   JQH Hotel Portfolio B-Note            Multiple Property        1          $9,888,519            0.1%            0.2%
16   Hart Properties Portfolio             Multiple Property        1          $9,241,530            0.1%            0.2%
17   Another Closet Portfolio              Multiple Property        1          $7,964,303            0.1%            0.1%
18   Bi-Lo Stores                          Multiple Property        1          $7,560,000            0.1%            0.1%
19   Sentinel Self-Storage Portfolio       Multiple Property        1          $7,217,749            0.1%            0.1%
20   AAAA Self Storage Portfolio           Multiple Property        1          $4,988,960            0.1%            0.1%
21   CVS Portfolio                         Multiple Property        1          $3,488,969            0.1%            0.1%
22   The Storage Malls                     Multiple Property        1          $1,248,402           0.02%           0.02%

----------
(1)  Loans are cross-collateralized and cross-defaulted for a period of 18 months only.

     For a discussion regarding the possible release and/or substitution of any mortgaged real property securing a Multiple Property Mortgage Loan or a Crossed
Group, see "--Substitution and Release of Real Property Collateral" below.

SUBSTITUTION AND RELEASE OF REAL PROPERTY COLLATERAL

     Certain of the underlying mortgage loans, Multiple Property Mortgage Loans and Crossed Groups that we intend to include in the trust fund entitle the related borrowers to obtain a release of one or more of the corresponding mortgaged real properties or a portion of the mortgaged real property from the related lien and/or a corresponding termination of the related cross-collateralization arrangement, subject, in each case, to the fulfillment of one or more of the following conditions, among others:

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 100% to 125%, of the portion of the total loan amount allocated to the property or properties to be released;

     o    the satisfaction of debt service coverage and/or, in certain cases, loan-to-value tests for the property or properties that will remain as collateral for the subject mortgage loan(s); and/or

     o    in certain cases, receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     The underlying mortgage loans referred to above that provide for partial prepayment of the subject underlying mortgage loan in connection with a partial release of the related mortgaged real property are identified on Annex A-1 to this offering prospectus as StorQuest Slauson Self Storage, StorQuest Sunland
Self Storage and Chemway Industrial Portfolio.

     The loan documents for the underlying mortgage loans comprising two (2)
Crossed Groups (the first comprised of Northwest Arkansas Mall and Citadel Mall and the second comprised of Pine Hills Village and Rosemont Village Retail
Center) provide that in connection with a defeasance of either underlying mortgage loan in the related Crossed Group, the cross-collateralization provisions will remain in effect with respect to the remaining mortgaged real property and the government securities that constitute the replacement collateral for the released mortgaged real property.

     In the case of the Ala Moana Portfolio Mortgage Loan, which represents 6.1%
of the Initial Mortgage Pool Balance and 7.1% of the Initial Loan Group No. 1
Balance, the related loan documents permit the borrower to obtain the release of one or more portions of the related mortgaged real property from the lien of the mortgage by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that: (i) no event of default has occurred and is continuing; (ii)

                                       89

simultaneously with the substitution, the borrower will acquire fee simple or leasehold interest to a parcel of real property reasonably equivalent in use, value and condition to the parcel being released as established by a letter of value; and (iii) the parcel to be released is vacant, non-income-producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas. In addition, the related loan documents provide for the release of one or more portions or one or more acquired portions of the related mortgaged real property from the lien of the mortgage, subject to the satisfaction of certain conditions in the loan documents, including, among other things, that: (i) the borrower delivers to the lender evidence which would be satisfactory to a prudent lender acting reasonably that the portion of the related mortgaged real property being released is not necessary for the borrower's operation or use of the related mortgaged real property for its then current use and may be readily separated from the related mortgaged real property without a material diminution in the value of the related mortgaged real property, provided, however, that this condition will not apply to the release of an acquired portion; (ii) no event of default has occurred and is continuing; and (iii) the borrower delivers to the lender evidence that the portion being released has been legally subdivided from the remainder of the related mortgaged real property, after giving effect to such transfer, each of the portion being released and the remaining related mortgaged real property conforms to and is in compliance in all material respects with applicable legal requirements, and the portion being released is not necessary for the remaining related mortgaged real property to comply with any zoning, building, land use or parking requirements.

     In the case of the CGM AmeriCold Portfolio Mortgage Loan, which represents
2.7% of the Initial Mortgage Pool Balance and 3.2% of the Initial Loan Group No.
1 Balance, prior to the permitted prepayment date, the related loan documents permit the borrower to obtain the release of one or more portions of the related mortgaged real property from the lien of the mortgage by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that: (i) the allocated loan amount of the substituted property, when taken together with all the allocated loan amounts of all other substituted properties, does not exceed
30% of the original mortgage loan balance; (ii) no event of default shall exist after giving effect to the substitution; (iii) after giving effect to the substitution, the debt service coverage ratio determined at the time of substitution shall not be less than the greater of the debt service coverage ratio at closing and the debt service coverage ratio for the 12 calendar months prior to the substitution; provided that the borrower may defease a portion of the loan in order to satisfy such debt service coverage ratio, (iv) (A) the loan-to-value ratio of the substitute property is not greater than the lesser of the loan-to-value ratio of the substituted property (1) as of the closing date and (2) immediately prior to the substitution, or (B) after giving effect to such substitution, the loan-to-value ratio for the property (excluding the substituted property and including the substitute property) is not greater than the lesser of (1) the loan-to-value ratio as of the closing date and (2) the loan-to-value ratio as of the date immediately preceding such substitution; (v)
the borrower has obtained written confirmation from each rating agency that such action will not result in the downgrade, withdrawal or qualification of the ratings assigned by such rating agency to the series CD 2007-CD4 certificates;
(vi) the borrower shall execute and deliver all appropriate loan documents with respect to the substitute property; and (vii) the borrower shall have delivered title insurance in an amount equal to 125% of the substitute property's allocated loan amount with applicable endorsements.

     In the case of the CGM AmeriCold Portfolio Mortgage Loan, which represents
2.7% of the Initial Mortgage Pool Balance and 3.2% of the Initial Loan Group No.
1 Balance, during the period when defeasance is prohibited, the loan documents permit the release of certain individual properties securing the mortgage loan in connection with payment of a specified release amount and yield maintenance payment in the case in which an event of default exists and can not be cured except if the applicable individual property were released. Such release is subject to the following conditions, among others: (i) no event of default shall exist after the release; and (ii) the management agreement shall be amended to drop the released property from the list of properties being managed thereunder.
In addition, the loan documents provide for the release of unimproved areas of any individual property constituting the mortgaged real property which, among other things, generate no rents, are not necessary for the operation of the remainder of such individual property, and would not materially and adversely affect the value of, or cash flow from, the remainder of such individual property. Such release must satisfy certain conditions including, without limitation, the following: (i) certification that the proposed use of the release parcel

                                       90

shall not be incompatible with the remaining property and shall not have a material adverse impact on the income and expense of the remaining property;
(ii) the delivery of an endorsement to the lender's title insurance policy insuring that the lender will continue to have a first lien against the remaining property; and (iii) receipt by the lender of an appraisal of the remaining property showing that the value of such property before and after any construction of improvements on the released property shall be equal to the greater of 100% of the value of the property prior to release or 100% of the allocated loan amount of the property on the date of release.

     In the case of the DB AmeriCold Portfolio Mortgage Loan, which represents
2.7% of the Initial Mortgage Pool Balance and 3.2% of the Initial Loan Group No.
1 Balance, the borrower is permitted to obtain a release of an individual property securing the mortgage loan by substituting another property of like kind and quality provided that the following conditions are satisfied: (A) the allocated loan amount of the substitute properties collectively do not exceed
20% of the original principal balance of the loan; (B) the borrower has obtained written confirmation from each rating agency that such action will not result in the downgrade, withdrawal or qualification of the ratings assigned by such rating agency to the series CD 2007-CD4 certificates, (C) after giving effect to the substitution, the debt service coverage ratio for the loan (excluding the released property and including the substitute properties) is not less than the greater of (i) the debt service coverage ratio as of the closing date and (ii)
the debt service coverage ratio for the trailing 12 full calendar months as of the date immediately preceding the substitution; provided, that in order to satisfy such debt service coverage ratio, the borrower may defease a portion of the loan in excess of the release amounts of the affected individual properties;
and (D) (x) the loan-to-value ratio of a substitute property is not greater than the lesser of the loan-to-value ratio of a released property (i) as of the closing date and (ii) immediately prior to the substitution or (y) if the borrower is unable to satisfy the foregoing loan-to-value ratio test set forth in (D) above, after giving effect to the substitution, such test may be satisfied if the loan-to-value ratio for all of the individual properties
(excluding the released properties and including the substitute properties) is not greater than the lesser of (i) the loan-to-value ratio as of the closing date and (ii) the loan-to-value ratio immediately prior to the substitution. In addition to partial defeasance, the loan documents permit, during the period that defeasance is prohibited, the borrower to prepay up to 15% of the mortgage loan amount with a yield maintenance charge, solely to cure a default that cannot be cured despite the borrower's commercially reasonable efforts to do so.

     In the case of the Heritage Industrial Portfolio Mortgage Loan, which represents 1.1% of the Initial Mortgage Pool Balance and 1.3% of the Initial
Loan Group No. 1 Balance, the related loan documents permit the borrower during the period commencing one year from origination, to obtain the release of up to three properties in any one year but not more than seven properties during the term of the Heritage Industrial Portfolio Mortgage Loan from the lien of the mortgage by simultaneously substituting another industrial property acquired by the borrower for the released property(ies), subject to the satisfaction of certain conditions, including, among other things, that: (i) no event of default has occurred and is continuing; (ii) borrower pays lender a fee equal to one percent of the allocated loan amount for the released property; (iii) after giving effect to the substitution, the debt service coverage ratio for all of the properties in the aggregate (including the replacement property but excluding the released property) is not less than the greater of (a) the debt service coverage ratio on the date immediately preceding the substitution for all of the properties in the aggregate or (b) the debt service coverage ratio on the date immediately preceding the substitution for all of the properties in the aggregate; (iv) the borrower has obtained written confirmation from each rating agency that such action will not result in the downgrade, withdrawal or qualification of the ratings assigned by such rating agency to the series CD
2007-CD4 certificates; (v) after giving effect to the substitution, the loan-to-value ratio of all of the properties shall not be greater than the lesser of (a) the loan-to-value ratio as of origination or (b) the loan-to-value ratio immediately prior to the substitution; and (vi) the underwritable cash flow for each replacement property does not show a downward trend over three consecutive years prior to the date of substitution.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Texas Hotel
Portfolio, which mortgage loan represents 0.3% of the Initial Mortgage Pool
Balance and 0.4% of the Initial Loan Group No. 1 Balance, the mortgaged real property consists of two properties, one of which is a hotel consisting of 38 two-story buildings, a portion of which consists of

                                       91

buildings containing 143 rooms which the loan documents permit to be released from the lien of the mortgage. The sponsor contemplates, but is not required to as a condition of the release, demolishing the buildings on the release parcel and constructing another hotel. The release is subject to the following conditions, among others: (i) no event of default shall exist; (ii) the delivery of an endorsement to the lender's title insurance policy insuring that lender will continue to have a first lien against the remaining property; (iii)
appropriate easements and common use agreements shall be granted and/or entered into, which will provide, among other things, that any construction activities on the release parcel shall be in compliance with all applicable laws and actively pursued to completion; (iv) the release shall not result in any non compliance with applicable laws; and (v) the release parcel shall not be owned by the borrower.

     In the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Great Wolf -
Poconos, PA, which mortgage loan represents 1.5% of the Initial Mortgage Pool
Balance and 1.7% of the Initial Loan Group No. 1 Balance, the loan documents permit the release of several specified outparcels and a parcel of the mortgaged real property that contained at closing a water treatment facility. The release of the outparcels is subject to the following conditions, among others: (i) no event of default shall exist; (ii) the delivery of an endorsement to the lender's title insurance policy insuring that lender will continue to have a first lien against the remaining parcel; (iii) appropriate easements and common use agreements shall be granted and/or entered into; (iv) the release shall not result in any non compliance with applicable laws; (v) the lender shall have approval rights over any agreements governing the released outparcels to the extent they relate to the remaining property; and (vi) evidence satisfactory to the lender that, in the event of a foreclosure of the mortgaged real property, the mortgaged real property can be operated independently from the improvements located on the outparcels. The release of the parcel containing the water treatment facility is subject to the following conditions, among others: (i) no event of default shall exist; and (ii) lender shall have received satisfactory evidence that adequate water treatment services shall be provided in order to operate the mortgaged real property and the waterpark facilities located on the mortgaged real property.

     In addition to the releases described above, some of the mortgage loans that we intend to include in the trust fund may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case, do not represent a significant portion of the appraised value of the related mortgaged real property, or have been excluded from the appraised value of the related mortgaged real property.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

     Thirty-six (36) separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 106 mortgage loans, and representing a total of 27.2% of the Initial Mortgage Pool Balance, of which 92 mortgage loans are in loan group no. 1, representing 27.1% of the Initial Loan Group No.
1 Balance, and 14 mortgage loans are in loan group no. 2, representing 28.1% of the Initial Loan Group No. 2 Balance, have borrowers that, in the case of the mortgage loans contained within a particular group, are related such that they have at least one controlling project sponsor or principal in common.

     The table below shows each group of mortgaged real properties that: (a) are owned by the same or affiliated borrowers; and (b) secure in total two or more mortgage loans that may or may not be cross-collateralized and that represent in the aggregate at least 1.0% of the Initial Mortgage Pool Balance. See Annex A-1
for identification of additional affiliated borrower groupings.

                    MORTGAGE LOANS WITH AFFILIATED BORROWERS

                                               CUT-OFF DATE                % OF INITIAL    % OF INITIAL
                                                 PRINCIPAL                   MORTGAGE     LOAN GROUP NO.
LOAN/PORTFOLIO NAME(S)                            BALANCE     LOAN GROUP   POOL BALANCE     1/2 BALANCE
--------------------------------------------   ------------   ----------   ------------   --------------

1.   CGM AmeriCold Portfolio                   $180,000,000        1            2.7%           3.2%
     DB AmeriCold Portfolio                    $180,000,000        1            2.7%           3.2%

                                       92

2.   Citadel Mall                              $136,000,000        1            2.1%           2.4%
     Northwest Arkansas Mall                   $125,600,000        1            1.9%           2.2%

3.   Eastgate Plaza                            $ 20,500,000        1            0.3%           0.4%
     Residence Inn - Wayne                     $ 16,313,423        1            0.2%           0.3%
     Hilton Garden Inn - Buffalo Airport       $ 15,964,206        1            0.2%           0.3%
     Maple Crossing                            $ 10,964,013        1            0.2%           0.2%
     Homewood Suites - Amherst                 $  9,528,636        1            0.1%           0.2%
     Springhill Suites - Solon                 $  9,350,036        1            0.1%           0.2%
     Berkshire Plaza                           $  8,452,826        1            0.1%           0.1%
     Gateway Plaza - Leesburg                  $  8,165,692        1            0.1%           0.1%
     Hannaford Plaza                           $  8,069,029        1            0.1%           0.1%
     McKinley Commons                          $  6,036,466        1            0.1%           0.1%
     Eckerd - Gates Plaza                      $  4,594,698        1            0.1%           0.1%
     Har Ken Plaza                             $  4,234,243        1            0.1%           0.1%
     Eckerd - NY Mills                         $  4,190,604        1            0.1%           0.1%
     K-Mart Store - Oceanside                  $  3,604,931        1            0.1%           0.1%
     K-Mart Store - Waukegan                   $  3,591,946        1            0.1%           0.1%
     Rite Aid - Depew                          $  2,993,289        1           0.05%           0.1%
     Ellicott Creek Plaza                      $  2,321,843        1           0.04%          0.04%
     Rite Aid - Buffalo                        $  2,195,070        1           0.03%          0.04%
     Riverside Plaza - Johnson City            $  1,995,526        1           0.03%          0.04%

4.   Victoria Place Apartments                 $ 46,000,000        2            0.7%           4.9%
     Westbury at Lake Brandon Apartments       $ 36,000,000        2            0.5%           3.8%
     Sudley North Business Center              $ 18,500,000        1            0.3%           0.3%
     Fort Hill Centre                          $ 10,400,000        1            0.2%           0.2%
     Sudley North Business Center Building D   $ 10,400,000        1            0.2%           0.2%
     Griffin Building                          $  8,200,000        1            0.1%           0.1%
     Ashford II                                $  4,300,000        1            0.1%           0.1%

5.   Grand Plaza                               $ 86,500,000        1            1.3%           1.5%
     Grand Flamingo                            $ 14,250,000        1            0.2%           0.3%

6.   116 West 32nd Street                      $ 40,000,000        1            0.6%           0.7%
     Millenium Tower                           $ 24,900,000        1            0.4%           0.4%
     Whitney Bank Building                     $  9,000,000        1            0.1%           0.2%
     118 Madison Avenue                        $  6,500,000        2            0.1%           0.7%
     Market Square Garage                      $  4,650,000        1            0.1%           0.1%
     10000 Richmond Avenue                     $  4,550,000        1            0.1%           0.1%
     3100 South Gessner                        $  4,000,000        1            0.1%           0.1%

7.   Foxfire Apartments                        $ 42,000,000        2            0.6%           4.5%
     Top of the Hill                           $ 26,500,000        2            0.4%           2.8%

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     Set forth on Annex B to this offering prospectus are summary descriptions
(including a presentation of selected loan and property information) of the 15 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund and a presentation of selected loan and property information with respect to the next five largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund.

     The following table shows certain characteristics of the 15 largest mortgage loans and/or groups of cross-collateralized mortgage loans that we intend to include in the trust fund, by cut-off date principal balance.

                                                                                                           % OF
                                                                                 CUT-OFF DATE    % OF    INITIAL        CUT-OFF
                                                                                   PRINCIPAL    INITIAL    LOAN           DATE
                    MORTGAGE                                       CUT-OFF DATE     BALANCE    MORTGAGE   GROUP    U/W  LOAN-TO
                      LOAN     LOAN  PROPERTY                        PRINCIPAL      PER SF/      POOL    NO. 1/2   NCF   VALUE
MORTGAGE LOAN NAME   SELLER   GROUP    TYPE      CITY    LOCATION     BALANCE      UNIT/ROOM    BALANCE  BALANCE  DSCR   RATIO
------------------  --------  -----  --------  --------  --------  ------------  ------------  --------  -------  ----  -------

1.   9 West 57th       CGM      1     Office   New York     NY     $400,000,000      $249         6.1%     7.1%   3.23x  17.86%

                                       93

                                                                                                           CUT-OFF DATE    % OF
                                                                                                             PRINCIPAL    INITIAL
                                    MORTGAGE                                                CUT-OFF DATE      BALANCE    MORTGAGE
                                      LOAN     LOAN    PROPERTY                               PRINCIPAL       PER SF/      POOL
MORTGAGE LOAN NAME                   SELLER   GROUP      TYPE          CITY      LOCATION      BALANCE       UNIT/ROOM    BALANCE
----------------------------------  --------  -----  -----------  -------------  --------  --------------  ------------  --------

     Street
2.   Ala Moana Portfolio(1)          LaSalle    1      Various      Honolulu         HI       400,000,000   $      603     6.1
3.   Mall of America(1)               GACC      1       Retail     Bloomington       MN       306,000,000   $      273     4.6
4.   Citadel Mall and Northwest
     Arkansas Mall                   LaSalle    1       Retail       Various      Various     261,600,000   $      251     4.0
5.   One World Financial Center(2)    GACC      1       Office      New York         NY       257,000,000   $      164     3.9
6.   Four Seasons Resort Maui(1)      GACC      1    Hospitality     Wailea          HI       250,000,000   $1,118,421     3.8
7.   Riverton Apartments              GACC      2    Multifamily    New York         NY       225,000,000   $  183,225     3.4
8.   CGM AmeriCold Portfolio(1)        CGM      1     Industrial     Various      Various     180,000,000   $       77     2.7
9.   DB AmeriCold Portfolio(1)        GACC      1     Industrial     Various      Various     180,000,000   $       64     2.7
10.  Bank of America Plaza             CGM      1       Office      Charlotte        NC       150,000,000   $      169     2.3
11.  The Atlantic Building             PNC      1       Office    Washington DC      DC       149,700,000   $      527     2.3
12.  Loews Lake Las Vegas             GACC      1    Hospitality    Henderson        NV       117,000,000   $  237,323     1.8
13.  200 West Adams                    RBC      1       Office       Chicago         IL       100,000,000   $      148     1.5
14.  Great Wolf - Poconos, PA          CGM      1    Hospitality     Scotrun         PA        97,000,000   $  241,895     1.5
15.  Grand Plaza                       PNC      1       Retail     San Marcos        CA        86,500,000   $      245     1.3
                                                                                           --------------                 ----
     TOTAL/WTD. AVG.                                                                       $3,159,800,000                 47.9%

                                      % OF
                                    INITIAL           CUT-OFF
                                      LOAN              DATE
                                     GROUP    U/W     LOAN-TO
                                    NO. 1/2   NCF      VALUE
MORTGAGE LOAN NAME                  BALANCE  DSCR      RATIO
----------------------------------  -------  ----     -------

     Street
2.   Ala Moana Portfolio(1)           7.1%   1.81(1)  51.51(1)
3.   Mall of America(1)               5.4%   1.43     75.50
4.   Citadel Mall and Northwest
     Arkansas Mall                    4.6%   1.25     80.00
5.   One World Financial Center(2)    4.5%   1.44     49.42
6.   Four Seasons Resort Maui(1)      4.4%   1.47     70.83
7.   Riverton Apartments             24.0%   1.73     66.18
8.   CGM AmeriCold Portfolio(1)       3.2%   1.83     77.92
9.   DB AmeriCold Portfolio(1)        3.2%   2.09     75.86
10.  Bank of America Plaza            2.6%   1.47     75.95
11.  The Atlantic Building            2.6%   1.45     71.29
12.  Loews Lake Las Vegas             2.1%   1.48     64.39
13.  200 West Adams                   1.8%   1.22     80.97
14.  Great Wolf - Poconos, PA         1.7%   2.03     57.91
15.  Grand Plaza                      1.5%   1.27     67.95
                                             ----     -----
     TOTAL/WTD. AVG.                         1.79x    61.38%

----------
(1)  In the case of each of the Ala Moana Portfolio Mortgage Loan, the Mall of
     America Mortgage Loan, the Four Seasons Resort Maui Mortgage Loan, the CGM
     AmeriCold Portfolio Mortgage Loan and the DB AmeriCold Portfolio Mortgage
     Loan, the Cut-off Date Principal Balance Per SF/Unit, U/W NCF DSCR and
     Cut-off Date Loan-to-Value Ratio were calculated based on the balance of the subject underlying mortgage loan and the mortgage loan(s) in the related loan combination with which that mortgage loan is pari passu in right of payment but not with respect to any mortgage loan that is subordinate to the subject underlying mortgage loan..

(2)  In the case of the One World Financial Center Mortgage Loan, the Cut-off
     Date Principal Balance Per SF/Unit, U/W NCF DSCR and Cut-off Date
     Loan-to-Value Ratio were calculated based on the cut-off date balance of the pooled portion of the One World Financial Center Mortgage Loan and do
     not reflect the subordinate non-pooled portion.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention:

     o    Three-hundred twelve (312) of the mortgage loans that we intend to include in the trust fund, representing 83.6% of the Initial Mortgage
          Pool Balance, of which 255 mortgage loans are in loan group no. 1, representing 82.6% of the Initial Loan Group No. 1 Balance, and 57
          mortgage loans are in loan group no. 2, representing 89.4% of the
          Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month;

     o    Sixty-three (63) of the mortgage loans that we intend to include in the trust fund, representing 15.7% of the Initial Mortgage Pool
          Balance, of which 54 mortgage loans are in loan group no. 1, representing 16.5% of the Initial Loan Group No. 1 Balance, and nine
          (9) mortgage loans are in loan group no. 2, representing 10.6% of the
          Initial Loan Group No. 2 Balance, provide for scheduled payments of principal and/or interest to be due on the sixth day of each month;
          and

                                       94

     o    One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.1% of the Initial Mortgage Pool Balance and 0.1%
          of the Initial Loan Group No. 1 Balance, provides for scheduled payments of principal and/or interest to be due on the tenth day of each month.

     o    Three (3) of the mortgage loans that we intend to include in the trust fund, representing 0.6% of the Initial Mortgage Pool Balance and 0.7%
          of the Initial Loan Group No. 1 Balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

     o    One (1) of the mortgage loans that we intend to include in the trust fund, representing 0.1% of the Initial Mortgage Pool Balance and 0.1%
          of the Initial Loan Group No. 1 Balance, provides for scheduled payments of principal and/or interest to be due on the fifteenth day of each month.

     Three (3) underlying mortgage loans, representing 3.1% of the initial mortgage pool balance and 3.6% of the initial loan group no. 1 balance, each has its first due date in May 2007. In each such case, at the time of initial issuance of the series CD 2007-CD4 certificates, the related mortgage loan seller will make a supplemental interest payment to the issuing entity to cover one month's interest on each of those underlying mortgage loans for the interest accrual period beginning in March 2007. For purposes of calculating distributions on the series CD 2007-CD4 certificates, those supplemental interest payments will be treated as if they were made by the respective borrowers.

     In addition, five (5) underlying mortgage loans, representing 0.7% of the initial mortgage pool balance and 0.8% of the initial loan group no. 1 balance, each has a due date in April 2007 (and each month thereafter) that is subsequent to the determination date in such month. In the case of three (3) such underlying mortgage loans, representing 0.3% of the initial mortgage pool balance and 0.3% of the initial loan group no. 1 balance, the related mortgage loan seller will make a supplemental interest payment to the issuing entity to cover one month's interest on each of those underlying mortgage loans for the interest accrual period beginning in March 2007. Thereafter, the monthly payment due on each of those three (3) underlying mortgage loans during any particular calendar month will, in the absence of default, be passed through to the series
CD 2007-CD4 certificateholders in the following month. For purposes of calculating distributions on the series CD 2007-CD4 certificates, those supplemental interest payments will be treated as if they were made by the respective borrowers. In the case of two (2) other such mortgage loans, representing 0.4% of the initial mortgage pool balance and 0.5% of the initial loan group no. 1 balance, the applicable master servicer has agreed, to the extent necessary, to advance the amount of the monthly payment due each month and not to receive interest thereon except to the extent that the delinquency extends beyond the actual due date. The maturity date for each of those two (2)
underlying mortgage loans occurs on or before the determination date in the applicable calendar month, and the applicable master servicer has agreed to make up, without reimbursement, any interest shortfall resulting from such maturity date being less than a full month after the prior due date. For purposes of calculating distributions on the series CD 2007-CD4 certificates, any such
"make-up payments" will be treated as if they were made by the respective borrowers.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage rate that, in the absence of default, is fixed until maturity. However, as described under "--ARD Loans" below, each ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage rate prior to that date.

     The current mortgage rate for each of the mortgage loans that we intend to include in the trust fund is shown on Annex A-1 to this offering prospectus. As of the cut-off date, those mortgage rates ranged from 5.0600% per annum to
9.000% per annum, and the weighted average of those mortgage rates was 5.7219%
per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 1 ranged from 5.1740% per annum to 9.000% per annum, and the weighted average of those mortgage rates was 5.7089% per annum. As of the cut-off date the mortgage rates for the mortgage loans in loan group no. 2 ranged from 5.0600% per annum to 6.5100% per annum, and the weighted average of those mortgage rates was 5.8012% per annum.

                                       95

     Except if an ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     Three-hundred seventy-four (374) of the underlying mortgage loans, representing 99.6% of the Initial Mortgage Pool Balance, of which 308 mortgage loans are in loan group no. 1, representing 99.6% of the Initial Loan Group No.
1 Balance and 66 mortgage loans are in loan group no. 2, representing 100.0% of the Initial Loan Group No. 2 Balance, will accrue interest on an Actual/360
Basis. Six (6) of the underlying mortgage loans, representing 0.4% of the
Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group No. 1 Balance,
will accrue interest on a 30/360 Basis.

     An amortization schedule for the JQH Portfolio B-Note Mortgage Loan is set forth on Annex I to this offering prospectus.

     Balloon Loans. Three-hundred sixty-five (365) of the mortgage loans that we intend to include in the trust fund, representing 97.9% of the Initial Mortgage
Pool Balance, of which 300 mortgage loans are in loan group no. 1, representing
97.7% of the Initial Loan Group No. 1 Balance and 65 mortgage loans are in loan group no. 2, representing 99.3% of the Initial Loan Group No. 2 Balance, are in
each case characterized by:

     o    an amortization schedule that is significantly longer than the actual term of the mortgage loan or for no amortization prior to stated
          maturity; and

     o    a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

     Fifty-seven (57) of the balloon mortgage loans that we intend to include in the trust fund, representing 59.2% of the Initial Mortgage Pool Balance, of which 43 mortgage loans are in loan group no. 1, representing 60.6% of the
Initial Loan Group No. 1 Balance, and 14 mortgage loans are in loan group no. 2, representing 51.1% of the Initial Loan Group No. 2 Balance, provide for payments of interest only until maturity. Another 162 of the balloon mortgage loans that we intend to include in the trust fund, representing 28.1% of the Initial
Mortgage Pool Balance, of which 132 mortgage loans are in loan group no. 1, representing 26.5% of the Initial Loan Group No. 1 Balance and 30 mortgage loans are in loan group no. 2, representing 38.0% of the Initial Loan Group No. 2
Balance, provide for payments of interest only for periods ending prior to maturity and ranging from the first 12 to the first 60 payments following origination and prior to amortization.

     ARD Loans. Eleven (11) mortgage loans that we intend to include in the trust fund, representing 1.9% of the Initial Mortgage Pool Balance, of which 10 mortgage loans are in loan group no. 1, representing 2.1% of the Initial Loan
Group No. 1 Balance and one (1) mortgage loan is in loan group no. 2, representing 0.7% of the Initial Loan Group No. 2 Balance are each characterized by the following features:

     o    A maturity date that is generally 30 years following origination.

     o    The designation of an anticipated repayment date that is generally seven to ten years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this offering prospectus.

     o    The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is no earlier than six (6) months prior to the related anticipated repayment date.

     o    Until its anticipated repayment date, the calculation of interest at its initial mortgage rate.

                                       96

     o    From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage rate.

     o    The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage rate and its initial mortgage rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o    From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the
          Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     Two (2) of the ARD Loans that we intend to include in the trust fund, representing 0.4% of the Initial Mortgage Pool Balance, both of which mortgage loans are in loan group no. 1, representing 0.4% of the Initial Loan Group No. 1
Balance, provide for payments of interest only for the first 24 to 60 payments following origination. Nine (9) of the ARD Loans that we intend to include in the trust fund, representing 1.5% of the Initial Mortgage Pool Balance, of which eight (8) mortgage loans are in loan group no. 1, representing 1.6% of the
Initial Loan Group No. 1 Balance, and one (1) mortgage loan is in loan group no.
2, representing 0.7% of the Initial Loan Group No. 2 Balance, provide for payments of interest only until the related anticipated repayment date.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a lockbox account designated by the lender under the loan documents for the related ARD Loan.

     Fully Amortizing Loans. Four (4) mortgage loans that we intend to transfer to the issuing entity, representing 0.2% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1 Balance, have payment schedules that provide for their payment in full or substantially in full by their respective maturity dates. These mortgage loans do not provide for any of the repayment incentives associated with a mortgage loan that has an anticipated repayment date.

Prepayment Provisions.

     General. As indicated on Annex A-1 to this offering prospectus, except for
11 mortgage loans (loan numbers 18, 93, 145, 182, 197, 202, 235, 265, 294, 296 and 325) that are no longer in prepayment lockout periods or did not have a prepayment lockout period, all of the mortgage loans that we intend to transfer to the issuing entity currently (as of the cut-off date) provide for a prepayment lock-out period, during which the principal balance of the mortgage loan may not be voluntarily prepaid in whole or in part, and which lock-out period will be followed by one or both of:

     o    a defeasance period, during which voluntary prepayments are still prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance; or

                                       97

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment.

     Four (4) of the 11 mortgage loans, identified on Annex A-1 to this offering prospectus as 24 Hour Fitness, Oak Hill West Office Complex, Commerce Executive
Park I and 1635 Commons Parkway, referred to in the preceding paragraph are in defeasance periods, during which voluntary prepayments are prohibited, but the related borrower may obtain a full or partial release of the related mortgaged real property through defeasance. However, if the related borrowers elect to defease their mortgage loans prior to the second anniversary of the date of initial issuance of the certificates, the related mortgage loan sellers or other prior holder, as applicable, will be required to purchase those mortgage loans from the issuing entity. See "Description of the Mortgage Pool--Repurchase for
Early Defeasance" in this offering prospectus.

     Seven (7) of the 11 mortgage loans referred to in the preceding paragraph
(Manhattan Towers, Aventura Industrial Center, Arborstone Apartments, Park Place
Office Building, Big Kmart-Clemmons, OliverMcMillan Eagles Hall, Big
Kmart-Jacksonville) are currently in prepayment consideration periods.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust fund are set forth in Annex A-1 to this offering prospectus.

     Generally, the prepayment restrictions relating to each of the underlying mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In addition, several of the mortgage loans that we intend to include in the trust fund also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan, provided that such prepayment of the entire principal balance is made within a specified time period following the date of such application. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

     Also notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments of this type.

     The aggregate characteristics of the prepayment provisions of the underlying mortgage loans will vary over time as:

     o    lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

     o    mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     Prepayment Lock-Out or Prepayment Lock-Out/Defeasance Periods. As of the
cut-off date, an initial prepayment lock-out or prepayment lockout/defeasance period is currently in effect for 373 of the mortgage loans that we intend to include in the trust fund, collectively representing 98.3% of the Initial
Mortgage Pool Balance, of which 308 mortgage loans are in loan group no. 1, representing 98.2% of the Initial Loan Group No. 1 Balance, and 65 mortgage loans are in loan group no. 2, representing 99.1% of the Initial Loan Group No.
2 Balance. With respect to 302 of the 373 underlying mortgage loans for which a prepayment lock-out or prepayment lockout/defeasance period is currently in effect, collectively representing 85.3% of the Initial Mortgage Pool

                                       98

Balance, of which 254 mortgage loans are in loan group no. 1, representing 90.9%
of the Initial Loan Group No. 1 Balance, and 48 mortgage loans are in loan group
no. 2, representing 51.5% of the Initial Loan Group No. 2 Balance, the initial prepayment lock-out period is followed by a defeasance period during which principal prepayments are still prohibited. See "--Terms and Conditions of the
Underlying Mortgage Loans--Defeasance Loans" below.

     Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/defeasance periods, as applicable, for the 373 underlying mortgage loans for which a prepayment lock-out period is currently in effect:

     o    the maximum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 239 months with respect to the entire mortgage pool, 239 months with respect to loan group no. 1 and 117 months with respect to loan group no. 2,

     o    the minimum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 8 months with respect to the entire mortgage pool, 8 months with respect to loan group no. 1 and 8 months with respect to loan group no. 2, and

     o    the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 87 months with respect to the entire mortgage pool, 90 months with respect to loan group no. 1 and 67 months with respect to loan group no. 2.

     The 373 underlying mortgage loans referred to above include four (4)
mortgage loans currently in their defeasance periods that are required to be repurchased by the related loan seller or another party, as applicable, if the related borrowers exercise their right to defease prior to the second anniversary of the date of initial issuance of the series CD 2007-CD4 certificates..

     Prepayment Consideration. Seventy-eight (78) of the mortgage loans that we intend to include in the trust fund, representing 14.7% of the Initial Mortgage
Pool Balance, of which 60 mortgage loans are in loan group no. 1, representing
9.1% of the Initial Loan Group No. 1 Balance, and 18 mortgage loans are in loan group no. 2, representing 48.5% of the Initial Loan Group No. 2 Balance, each provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing at origination or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of a yield maintenance formula or a yield maintenance formula plus an additional specified percentage of the principal amount prepaid, that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid

     Not withstanding the foregoing, in the case of three (3) mortgage loans, representing 4.4% of the Initial Mortgage Pool Balance and 5.2% of the Initial
Loan Group No. 1 Balance, the related loan documents provide that during all or part of their respective prepayment consideration periods, the related borrower may elect to defease the mortgage loan.

     Prepayment consideration received on the underlying mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the series CD 2007-CD4 certificateholders, in the amounts and in accordance with the priorities, described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this offering prospectus. Certain limitations exist under applicable state law on the enforceability of the provisions of the underlying mortgage loans that require payment of prepayment premiums or yield maintenance charges.
Neither we nor any of the underwriters and/or mortgage loan sellers makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See "Legal
Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in
the accompanying base prospectus.

                                       99

     Proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment.

     Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust fund, provide for an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration. Those open prepayment periods range between 1 and 48 payments up to and including the related stated maturity date or, in the case of an ARD
Loan, up to and including the related anticipated repayment date.

     Defeasance Loans. Two-hundred ninety-nine (299) of the mortgage loans that we intend to include in the trust fund, representing 80.9% of the Initial
Mortgage Pool Balance, of which 251 mortgage loans are in loan group no. 1, representing 85.8% of the Initial Loan Group No. 1 Balance, and 48 mortgage loans are in loan group no. 2, representing 51.5% of the Initial Loan Group No.
2 Balance, each permit the related borrower to deliver U.S. Treasury obligations or other government-related securities as substitute collateral for all or a portion of the related mortgaged real property, but prohibit voluntary prepayments during the defeasance period.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that:

     o    will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date (or, in some cases, through and including the beginning of the subject mortgage loan's open prepayment period); and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for an ARD Loan, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     Generally, in connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the issuing entity a first priority security interest in the collateral.

     Except as specified in the next sentence, no borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates. Five (5) of the mortgage loans that we intend to include in the trust fund, representing 0.4% of the Initial
Mortgage Pool Balance and 0.5% of the Initial Loan Group No. 1 Balance, permit defeasance prior to the second anniversary of the Issue Date. Each of these mortgage loans will be included in an individual separate loan REMIC. If the related borrower defeases any such mortgage loan on a date that is earlier than the second anniversary of the startup date of the applicable loan REMIC, which will generally be the date of initial issuance of the series CD 2007-CD4 certificates, then the related sponsor (or, in the case of an ACS Mortgage Loan,
ACS) will be obligated to repurchase such mortgage loan from the issuing entity at the applicable Purchase Price, together with a yield maintenance charge.

                                       100

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either:

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property; or

     o    prohibit the borrower from doing so without the consent of the holder of the mortgage.

     See "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance
Provisions" in the accompanying base prospectus.

     All of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied;

     o    a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

     o    transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

     o    transfers of ownership interests in the related borrower for estate-planning purposes;

     o    transfers of non-controlling ownership interests in the related borrower;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

     o    changes of ownership among existing partners or members of the related borrower;

     o    issuance by a related borrower of new partnership or membership interests; or

     o    other transfers similar to the foregoing.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Escrows and Reserves. Information regarding escrows and reserves with respect to the underlying mortgage loans is presented on Annex A-1 to this offering prospectus.

     Delinquency and Loss Information. None of the mortgage loans that we intend to include in the trust fund are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date. Further, none of the mortgage loans that we intend to include in the trust fund were 30 days or more delinquent with respect to any monthly debt service payment at any time since origination of the subject underlying mortgage loan. None of the mortgage loans that we intend to include in the trust have experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

                                       101

     Tenant Matters. Described and listed below are certain special considerations regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund:

     o    Two-hundred fifteen (215) of the mortgaged real properties, securing
          39.3% of the Initial Mortgage Pool Balance, of which 214 mortgaged real properties secure mortgage loans in loan group no. 1, representing 45.8% of the Initial Loan Group No. 1 Balance, and one
          (1) mortgaged real property secures a mortgage loan in loan group no.
          2, representing 0.5% of the Initial Loan Group No. 2 Balance, respectively, are each a commercial property that is leased, in whole or in part, to one or more tenants that, in each case, occupies 25% or more of the net rentable area of the particular property.

     o    Seventy-two (72) of those mortgaged real properties, securing 4.8% of the Initial Mortgage Pool Balance and 5.5% of the Initial Loan Group
          No. 1 Balance, are each a commercial property that is leased, in whole or in part, to a tenant that occupies 100% of the net rentable area of the particular property.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Nine (9) mortgaged real properties, securing 0.7% of the Initial
          Mortgage Pool Balance and 4.8% of the Initial Loan Group No. 2
          Balance, are multifamily rental properties that have material concentrations of student tenants or that constitute a student housing facility.

     o    Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
          under its Section 8 program or otherwise. Certain of the mortgaged real properties are subject to state private housing finance laws which grant the related state authority broad powers including, without limitation, to consent to changes to the loan documents and prohibit the sale of the property without the consent of the state authority.

     o    Certain of the multifamily rental properties (for example, Riverton
          Apartments, which represents 3.4% of the Initial Mortgage Pool Balance and 24.0% of the Initial Loan Group No. 2 Balance) are subject to rent stabilization laws limiting the amount of rent that may be charged by the related borrower.

     o    With respect to certain of the mortgage loans, the related borrower has given to certain tenants, or third parties, or the project developer has retained, an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the related mortgaged real property in the event a sale is contemplated or in connection with a prohibited use or other specified event. This may impede the lender's ability to sell the related mortgaged real property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged real property.

     o    With respect to certain of the underlying mortgage loans, one or more tenants (which may include significant tenants) have lease expiration dates or early termination options, that occur prior to the maturity date of the related underlying mortgage loan. Additionally, underlying mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.

                                       102

     o    Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such lease at any time for, among other reasons, a lack of appropriations or upon notice.

     o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases. For example, with respect to the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Pomona Ranch
          Plaza, securing a mortgage loan representing 0.04% of the initial mortgage pool balance and 0.05% of the initial loan group no. 1 balance, the largest tenant, The Grand Buffet, which leases approximately 70% of the mortgaged real property, is not open for business and is expected to open in the spring of 2007. There can be no assurances that a prolonged delay in the opening of business to the general public will not negatively impact tenant's ability to fulfill its obligations under its respective lease.

Ground Leases. Thirteen (13) of the mortgage loans that we intend to include in the trust fund, collectively representing 11.9% of the Initial Mortgage Pool
Balance, of which 12 mortgage loans are in loan group no. 1, representing 13.7%
of the Initial Loan Group No. 1 Balance, and one (1) mortgage loan is in loan group no. 2, representing 0.7% of the Initial Loan Group No. 2 Balance, are each secured by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee simple interest in that property. Eight (8) of the mortgage loans that we intend to include in the trust fund, collectively representing 9.4% of the Initial Mortgage Pool Balance, all of which mortgage loans are in loan group no. 1, representing 10.9% of the
Initial Loan Group No. 1 Balance, are each secured by a mortgage lien on the borrower's leasehold interest in certain portions of the corresponding mortgaged real property and on the borrower's fee simple interest in the remainder of the mortgaged real property (or, in the case of three (3) of these eight (8)
mortgage loans, involving portfolios of multiple properties, on the related borrower's leasehold interest in some of the subject mortgaged real properties and borrower's fee simple interest in the remaining subject mortgaged real properties). With respect to all of these mortgage loans, the term of the related ground lease, after giving effect to all extension options exercisable by the lender, expires more than 10 years after the stated maturity date of the related mortgage loan, except in the case of the underlying mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Bank of America Plaza where the related ground leases that cover a portion of the related mortgaged real property improved by a parking lot expire either 5 or 7 years after the stated maturity date, and the related ground lessor has agreed to give, or the related ground lease provides that the ground lessor must give, the holder of each leasehold mortgage loan we intend to include in the trust fund notice of, and the right to cure, any default or breach by the ground lessee. If the term of the Bank of America Plaza ground lease is not extended or suitable replacement parking not obtained within the proximity required by the zoning ordinance, the related mortgaged real property may no longer be in compliance with the applicable zoning ordinance. See "Risk
Factors - Some of the Mortgaged Real Properties May Not Comply with All
Applicable Zoning Laws and/or Local Building Codes or with the Americans with
Disabilities Act of 1990" in this offering prospectus and "Annex B - Description of Fifteen Largest Mortgage Loans and/or Groups of Cross-Collateralized Mortgage
Loans-Bank of America Plaza" to this offering prospectus.

     Additional and Other Financing.

     Additional Secured Debt. In the case of each of the underlying mortgage loans described under "--The Loan Combinations" below, the related mortgaged real property or properties also secure one or more related mortgage loans that are not included in the trust fund. See "--The Loan Combinations" below for a more detailed description of the related co-lender arrangement and the priority of payments among the mortgage loans comprising each such loan combination.

                                       103

     As indicated under "Risk Factors--Some of the Mortgaged Real Properties Are
or May Be Encumbered by Additional Debt and the Ownership Interests in some
Borrowers Have Been or May Be Pledged to Secure Debt Which, in Either Case, May
Reduce the Cash Flow Available to the Subject Mortgaged Real Property" in this offering prospectus, in the case of six (6) mortgage loans, representing 0.8% of the Initial Mortgage Pool Balance, of which three (3) mortgage loans are in loan group no. 1, representing 0.7% of the Initial Loan Group No. 1 Balance, and
three (3) mortgage loans are in loan group no. 2, representing 1.3% of the
Initial Loan Group No. 2 Balance, the related borrowers are permitted to incur subordinated indebtedness secured by their related mortgaged real properties as identified in the table below.

                            MORTGAGE LOAN       MAXIMUM       MINIMUM COMBINED
                             CUT-OFF DATE     COMBINED LTV          DSCR
 MORTGAGED PROPERTY NAME       BALANCE      RATIO PERMITTED      PERMITTED
-------------------------   -------------   ---------------   ----------------
121 Airport Centre I & II    $26,900,000        80.00%(1)          1.25x(1)
Edmond Mansions              $ 5,750,000        80.00%             1.50x
Storage One - Anthem(2)      $ 5,350,000        75.00%             1.30x
Blackhawk RV Resort          $ 5,000,000        80.00%             1.25x
Centennial Farms MHC         $ 3,791,443        75.00%             1.20x
Walnut Ridge MHC             $ 2,993,245        75.00%             1.30x

----------
(1)  Not including existing mezzanine debt in the outstanding principal balance of $6,500,000.

(2)  At borrower's option, either future secured debt or future mezzanine debt is permitted, subject to satisfaction of certain conditions.

     Mezzanine Debt. As indicated under "Risk Factors--Some of the Mortgaged
Real Properties Are or May Be Encumbered by Additional Debt and the Ownership
Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt Which, in
Either Case, May Reduce the Cash Flow Available to the Subject Mortgaged Real
Property" in this offering prospectus, in the case of nine (9) mortgage loans that we intend to include in the trust fund, representing 11.3% of the Initial
Mortgage Pool Balance, of which six (6) mortgage loans are in loan group no. 1, representing 7.4% of the Initial Loan Group No. 1 Balance, and three (3)
mortgage loans are in loan group no. 2, representing 35.2% of the Initial Loan
Group No. 2 Balance, one or more of the principals of the related borrower have incurred mezzanine debt as indicated below.

                                MORTGAGE LOAN
                                 CUT-OFF DATE   ORIGINAL MEZZANINE     AGGREGATE      MATURITY DATE       INTEREST RATE
   MORTGAGED PROPERTY NAME         BALANCE         DEBT BALANCE      DEBT BALANCE   OF MEZZANINE LOAN   ON MEZZANINE LOAN
-----------------------------   -------------   ------------------   ------------   -----------------   -----------------

Riverton Apartments              $225,000,000       $25,000,000      $250,000,000         1/1/12              8.813%
Citadel Mall                     $136,000,000       $13,350,000      $149,350,000        1/17/17              7.553%
Northwest Arkansas Mall          $125,600,000       $15,050,000      $140,650,000        1/17/17              7.277%
Santa Palmia Apartments(1)       $ 78,910,000       $19,000,000      $ 97,910,000        1/31/17            2.814%(2)
Heritage Industrial Portfolio    $ 75,000,000       $ 4,000,000      $ 79,000,000         3/1/17             10.710%
Piedmont 14                      $ 46,000,000       $10,000,000      $ 56,000,000        1/11/17              7.910%
121 Airport Centre I & II        $ 26,900,000       $ 6,500,000      $ 33,400,000       3/28/07(3)           13.000%
Greenbrier Apartments            $ 25,612,000       $ 5,000,000      $ 30,612,000        5/16/07             13.000%
Lakewood Center North(4)         $  8,500,000       $20,000,000      $ 28,500,000        12/7/07           LIBOR +2.30%

                                       104

----------
(1)  The mezzanine loans made by a sponsor of the Santa Palmia Apartments loan to other sponsors of that loan are also secured by the other sponsors'
     interest in properties that secure loans that will not be included in the trust fund.

(2)  The interest rate is based on the weighted average of two mezzanine loans
     ((a) the first with a balance of $7,600,000 (of which $2,554,914 accrues interest at 6.00% and $5,045,086 accrues interest at 0.00%) and (b) the second having an unpaid principal balance of $11,400,000 (of which
     $6,354,914 accrues interest at 6.00% and $5,045,086 accrues interest at
     0.00%)).

(3)  The earliest of (i) March 28, 2007 (subject to extension to September 28,
     2007) and (ii) the date on which certain tenant-in-common interests have been sold.

(4)  The mezzanine loan obtained by the borrower's sponsor is also secured by the sponsor's interests in five other properties that secure loans that will not be in the series CD 2007-CD4 trust.

     Certain of the above-referenced mezzanine loans are held by the related mortgage loan seller as mezzanine lender. In the case of each of the above-
referenced underlying mortgage loans as to which equity owners of the related borrowers have incurred mezzanine debt, the mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

     o    has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then-current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable non-consolidation opinion letter by counsel;

     o    has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral);

     o    has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default; and

     o    may have certain consent and/or approval rights with respect to actions to be taken by the holder of the related underlying mortgage loan.

     The table below identifies, by mortgage loan name set forth on Annex A-1 to this offering prospectus, those 36 mortgage loans, collectively representing
22.1% of the Initial Mortgage Pool Balance, of which 30 mortgage loans are in loan group no. 1, representing 24.4% of the Initial Loan Group No. 1 Balance and
six (6) mortgage loans are in loan group no. 2, representing 8.0% of the Initial
Loan Group No. 2 Balance, respectively, for which the owners of the related borrowers are permitted to pledge their ownership interests in the borrower as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following:

     o    consent of the mortgage lender;

     o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related underlying mortgage loan and the subject mezzanine debt may not exceed a specified percentage and debt service coverage tests, which provide that the combined debt service coverage ratio of the related underlying mortgage loan and the subject mezzanine loan may not be less than a specified amount;

     o    subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

                                       105

     o    confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                                                          MAXIMUM          MINIMUM
                                                   MORTGAGE LOAN        COMBINED LTV       COMBINED
             MORTGAGE LOAN NAME                CUT-OFF DATE BALANCE   RATIO PERMITTED   DSCR PERMITTED
--------------------------------------------   --------------------   ---------------   --------------

Ala Moana Portfolio                                $400,000,000            64.50%            1.45x
Four Seasons Resort Maui(1)                        $250,000,000            75.00%            1.25x
Bank of America Plaza                              $150,000,000            80.00%            1.20x
Great Wolf - Poconos, PA                           $ 97,000,000            70.00%            2.00x
Manhattan Towers                                   $ 75,000,000            80.00%            1.10x
Heritage Industrial Portfolio                      $ 75,000,000            85.00%            1.10x
Piedmont 14                                        $ 46,000,000            90.00%            1.15x
Waterfront Clematis                                $ 42,250,000            85.00%            1.10x
Locust on the Park                                 $ 32,600,000            80.00%            1.20x
Red Lion Hanalei Hotel                             $ 32,000,000            75.00%            1.20x
120 South Spalding Drive                           $ 30,000,000            85.00%            1.10x
Sunset Mall                                        $ 30,000,000              NAP             1.07x
Holiday Inn of Toms River                          $ 19,887,466              NAP              NAP
One Garret Mountain Plaza                          $ 19,500,000            80.00%            1.20x
Westport Shopping Center                           $ 18,000,000            85.00%            1.15x
29 West 30th Street                                $ 16,500,000            80.00%            1.15x
Fabyan Crossing                                    $ 11,534,284            85.00%            1.07x
Chemway Industrial Portfolio                       $ 11,100,000            85.00%            1.20x
Park Wilshire Apartment Homes                      $ 11,000,000            90.00%            1.15x
Great Neck Promenade                               $  9,220,000            85.00%            1.20x
Barclay Village Apartments                         $  8,426,077            90.00%            1.10x
Villa Tree                                         $  8,400,000            85.00%            1.10x
Oaks of Westchase Apartments                       $  7,700,000            80.00%            1.20x
Country Club Medical Building                      $  7,685,000            85.00%            1.10x
Auburn Commons                                     $  6,900,000            85.00%            1.20x
Storage Outlet - Gardena                           $  6,000,000            80.00%            1.20x
Storage One - Anthem(2)                            $  5,350,000            75.00%            1.30x
Holiday Inn Express & Suites - Ft. Wayne(3)        $  5,088,459            85.00%             (4)
Suburban Extended Stay Hotel Tampa Airport W       $  4,971,380              NAP              NAP
Riverbend Shopping Center                          $  4,820,000            85.00%            1.07x
2435 Commerce Avenue                               $  4,260,000            65.00%            1.35x
313 Fifth Avenue                                   $  4,100,000            85.00%            1.07x
Central Self Storage New Bedford                   $  3,150,000              NAP              NAP
Central Self Storage - Milford                     $  2,800,000              NAP              NAP
Wachovia Bank - Upper Marlboro, MD                 $  2,150,000            90.00%            1.10x
1300 Smith Road                                    $  1,460,000            80.00%            1.10x

----------
(1)  If the borrower's parent has incurred or intends to incur other debt from affiliates or obtained third-party preferred equity, the required maximum combined LTV ratio is 68% and the minimum required combined DSCR is 1.30x.

(2)  At borrower's option, either future secured subordinate debt or future mezzanine debt is permitted, subject to satisfaction of certain conditions.

(3)  Either mezzanine debt or additional unsecured debt is permitted.

(4)  1.10x in the first year and 1.15x in the second year.

     While a mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control in the mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender.

     Furthermore, in connection with most of the underlying mortgage loans for which mezzanine financing is permitted as referenced above in this section, if the mezzanine financing bears interest at a floating rate, the

                                       106

lender may determine the debt service coverage ratio on the basis of a market-based constant reasonably determined by the lender.

     A mezzanine lender is often entitled to purchase the related underlying mortgage loan under certain actual or reasonably foreseeable default scenarios and/or to cure defaults thereunder.

     In addition, in the case of some of the other mortgage loans that we intend to include in the trust fund, one or more of the principals of the related borrower may have incurred or may in the future also incur mezzanine debt.

     Additional Unsecured Debt. The borrowers with respect to 39 mortgage loans that we intend to include in the trust fund, representing 12.3% of the Initial
Mortgage Pool Balance, of which 36 mortgage loans are in loan group no. 1, representing 14.0% of the Initial Loan Group No. 1 Balance and three (3)
mortgage loans are in loan group no. 2, representing 2.4% of the Initial Loan
Group No. 2 Balance, have incurred or are permitted to incur additional unsecured debt. The 39 mortgage loans referred to above are set forth in the table below.

                                      MORTGAGE LOAN      AMOUNT OF        MAXIMUM         MINIMUM         MAXIMUM AMOUNT
                                       CUT-OFF DATE   UNSECURED DEBT      COMBINED        COMBINED      OF UNSECURED DEBT
         MORTGAGE LOAN NAME              BALANCE         INCURRED      LTV PERMITTED   DSCR PERMITTED       PERMITTED
-----------------------------------   -------------   --------------   -------------   --------------   -----------------

Ala Moana Portfolio                    $400,000,000         NAP             NAP             NAP            $112,500,000
200 West Adams                         $100,000,000         NAP             NAP             NAP             $2,000,000
One American Place                     $ 34,500,000      $300,000           NAP             NAP           $1,000,000 (4)
                                                                                       1.10x before
                                                                                        1/1/10 and
                                                                                        1.15x after
3601 CCI Drive                         $ 25,000,000         NAP             NAP            1/1/10               (1)
Eastgate Plaza                         $ 20,500,000         NAP             NAP             NAP                 (1)
Crofton Centre                         $ 17,000,000         NAP             80%             NAP                NAP
Residence Inn - Wayne                  $ 16,313,423         NAP             NAP             NAP                 (1)
Hilton Garden Inn - Buffalo Airport    $ 15,964,206         NAP             NAP             NAP                 (1)
Hampton Inn & Suites - Fresno          $ 11,056,668         NAP             NAP             NAP              $300,000
Maple Crossing                         $ 10,964,013         NAP             NAP             NAP                 (1)
Door Creek Apartments                  $ 10,500,000         NAP             NAP             NAP             5% of UPB
Standley Lake Marketplace              $ 10,080,000         NAP             NAP             NAP              $500,000
West Creek Center                      $ 10,000,000         NAP             NAP             NAP              $500,000
8751 Freestate Drive                   $ 10,000,000         NAP             NAP             NAP             10% of UPB
Homewood Suites - Amherst              $  9,528,636         NAP             NAP             NAP                 (1)
Springhill Suites - Solon              $  9,350,036         NAP             NAP             NAP                 (1)
Lakewood Center North                  $  8,500,000         NAP             80%             NAP             $1,000,000
Berkshire Plaza                        $  8,452,826         NAP             NAP             NAP                 (1)
Kingshill Court Apartments             $  8,350,000         NAP             NAP             NAP            $165,000(2)
Gateway Plaza - Leesburg               $  8,165,692         NAP             NAP             NAP                 (1)
Hannaford Plaza                        $  8,069,029         NAP             NAP             NAP                 (1)
McKinley Commons                       $  6,036,466         NAP             NAP             NAP                 (1)
10 Courthouse Plaza                    $  5,981,061     $750,000(5)         NAP             NAP                 (1)
Holiday Inn Express & Suites                                                           1.10x 1st yr,
   - Ft. Wayne(3)                      $  5,088,459         NAP             85%         1.15x 2nd yr            (1)
Eckerd - Gates Plaza                   $  4,594,698         NAP             NAP             NAP                 (1)
Har Ken Plaza                          $  4,234,243         NAP             NAP             NAP                 (1)
Eckerd - NY Mills                      $  4,190,604         NAP             NAP             NAP                 (1)
LSAC Memphis Office                    $  3,951,000         NAP             NAP             NAP                (8)
K-Mart Store - Oceanside               $  3,604,931         NAP             NAP             NAP                 (1)
K-Mart Store - Waukegan                $  3,591,946         NAP             NAP             NAP                 (1)
Sedgefeld Downs(9)                     $  3,500,000         NAP             NAP             NAP                NAP
Rite Aid - Depew                       $  2,993,289         NAP             NAP             NAP                 (1)
Maryland Manor                         $  2,635,000         (6)             NAP             NAP                NAP
Ellicott Creek Plaza                   $  2,321,843         NAP             NAP             NAP                 (1)
Rite Aid - Buffalo                     $  2,195,070         NAP             NAP             NAP                 (1)
Battleground Crossing                  $  2,000,000         NAP             NAP             NAP              $100,000
Riverside Plaza - Johnson City         $  1,995,526         NAP             NAP             NAP                 (1)

                                       107

                                      MORTGAGE LOAN      AMOUNT OF        MAXIMUM         MINIMUM         MAXIMUM AMOUNT
                                       CUT-OFF DATE   UNSECURED DEBT      COMBINED        COMBINED      OF UNSECURED DEBT
         MORTGAGE LOAN NAME              BALANCE         INCURRED      LTV PERMITTED   DSCR PERMITTED       PERMITTED
-----------------------------------   -------------   --------------   -------------   --------------   -----------------

Rite Aid - Spring Lake, MI             $  1,884,079         NAP             NAP             NAP                (7)
Rite Aid - Coloma, MI                  $  1,789,377         NAP             NAP             NAP                (7)

----------
(1)  5% of original principal balance.

(2)  May only be from a general or limited partner for operating expenses.

(3)  Either additional unsecured debt or mezzanine debt is permitted.

(4)  Includes the existing unsecured debt of $300,000.

(5)  Unsecured debt is in the form of a line of credit.

(6)  One of the borrowers owns a separate parcel of property which is encumbered by a mortgage loan and such borrower is permitted to incur debt in connection with that property.

(7)  4% of original principal balance.

(8)  The subordinate debt cannot when added to the unamortized original principal amount of the mortgage loan exceed an amount equal to 90% of the fair market value of the mortgaged real property.

(9)  Unsecured, subordinate debt from a member of the borrower permitted.

     Substantially all the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged real property.

     Additionally, in the case of those underlying mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the subject mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     Except as disclosed under this "--Additional and Other Financing"
subsection and "Risk Factors--Some of the Mortgaged Real Properties Are or May
Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers
Have Been or May Be Pledged to Secure Debt Which, in Either Case, May Reduce the
Cash Flow Available to the Subject Mortgaged Real Property" in this offering prospectus, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding or whether the principals of those borrowers have any mezzanine debt outstanding. Such debt may be outstanding despite our inability to confirm its existence.

     Environmental Reports. A third-party environmental consultant conducted a
Phase I environmental study for all but one (1) of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. The resulting Environmental Reports were prepared:

     o    in the case of 460 mortgaged real properties, securing 96.9% of the
          Initial Mortgage Pool Balance (of which 395 mortgaged real properties secure mortgage loans in loan group no. 1, representing 97.1% of the
          Initial Loan Group No. 1 Balance, and 65 mortgaged real properties secure mortgage loans in loan group no. 2, representing 95.3% of the
          Initial Loan Group No. 2 Balance), during the 12-month period preceding the cut-off date; and

     o    in the case of 15 mortgaged real properties, securing 3.1% of the
          Initial Mortgage Pool Balance (of which 11 mortgaged real properties secure mortgage loans in loan group no. 1, representing 2.9% of the
          Initial Loan Group No. 1 Balance and four (4) mortgaged real properties secure

                                       108

          mortgage loans in loan group no. 2, representing 4.7% of the Initial
          Loan Group No. 2 Balance), respectively, prior to the 12-month period preceding the cut-off date.

     In the case of the mortgaged real properties referred to above as exceptions, representing 0.03% of the Initial Mortgage Pool Balance (of which one (1) mortgaged real property secures a mortgage loan in loan group no. 1, representing 0.03% of the Initial Loan Group No. 1 Balance), respectively, a secured lender's environmental insurance policy was obtained in lieu of an environmental assessment. See "--Environmental Insurance" below.

     The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, mold, lead-based paint, and lead in drinking water were generally performed only at multifamily rental properties and only when the environmental consultant or originator of the related mortgage loan believed this testing was warranted under the circumstances.

     The above-described environmental investigations identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. If the particular condition is significant, it could result in a claim for damages by any party injured by that condition. In many cases, the identified condition related to the suspected or confirmed presence of asbestos-containing materials, mold, lead-based paint and/or radon. Where these substances were suspected or present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the lender required, the implementation of the recommendations prior to closing, or the escrowing of funds sufficient to effect such recommendations, including:

     o    that the substances not be disturbed and that additional testing be performed prior to any renovation or demolition activities; or

     o    the establishment of an operation and maintenance plan to address the issue; or

     o    an abatement or removal program and, where appropriate, a notification program.

     In other cases, where the environmental consultant recommended specific remediation of a material adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

     1.   to carry out the specific remedial measures prior to closing; or

     2.   to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve or letter of credit in an amount equal to at least 100% of the estimated cost to complete the remedial measures; or

     3.   to obtain from a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects a guaranty or indemnity to cover the costs of any necessary remedial measures; or

     4.   to obtain environmental insurance (in the form of a lender's environmental insurance property policy or other form of environmental insurance); or

     5.   to establish and implement an operations and maintenance plan or other monitoring program to address the condition as recommended by the environmental consultant; or

     6.   to furnish a "no further action" letter or other evidence that the applicable governmental authorities have no intention of taking any action or requiring any further remedial action in respect of such environmental condition; or

                                       109

     7.   to have such environmental condition investigated further, and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation; or

     8.   to take no further remedial action or investigation because the environmental consultant's estimate of the cost of cleanup, remedial action or other response under environmental laws was less than 5% of the original principal amount of the mortgage loan.

     However, some borrowers under the mortgage loans have not yet satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. In addition, there can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented, or that the cost of implementing them will not exceed the estimated cost. If any adverse environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the issuing entity.

     In some cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional investigation or cleanup.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    the responsible party or parties with respect to that condition had already been identified; or

     o    the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property; or

     o    the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation; or

     o    the property had been accepted into a state-funded remediation program; or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required, or the issue has received proper closure with the applicable regulatory authority.

     However, there can be no assurance that the responsible party or parties, in each case, are financially able to correct or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

     In some cases, the environmental report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports indicated that:

     o    the subject mortgaged real property had not been affected;

     o    the potential for the problem to affect the subject mortgaged real property was limited;

                                       110

     o    the party or parties responsible for remediating the potential environmental problems had been identified; or

     o    there was no evidence to suggest that there has been an adverse environmental impact to the subject mortgaged real property.

     In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able to correct or will actually correct the problem.

     See "Risk Factors--Lending on Income-Producing Real Properties Entails
Environmental Risks" in this offering prospectus for a discussion of certain environmental conditions identified at specific mortgaged real properties securing mortgage loans that we intend to include in the trust fund.

     The information contained in this offering prospectus regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental Reports"
subsection and has not been independently verified by:

     o    us;

     o    any of the sponsors;

     o    any of the underwriters;

     o    the master servicers;

     o    the special servicer;

     o    the certificate administrator;

     o    the trustee; or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

     Certain industrial facilities located in New Jersey, including the mortgaged real properties identified on Annex A-1 to this offering prospectus as
Lakewood Industrial Portfolio, which secure an underlying mortgage loan that represents 0.5% of the initial mortgage pool balance and 0.6% of the initial loan group no. 1 balance, are regulated by the Industrial Site Recovery Act. The
Industrial Site Recovery Act requires, among other things, that within five days after an agreement to transfer a regulated property is signed, the property owner notify the New Jersey Department of Environmental Protection in writing and obtain a no further action letter or approval of a remedial plan as a precondition for the transfer of ownership of the property. As such, the
Industrial Site Recovery Act will affect the timing of any foreclosure of the mortgaged properties securing the Lakewood Industrial Portfolio underlying mortgage loan. In addition, the borrower under the Lakewood Industrial Portfolio underlying mortgage loan had not obtained Industrial Site Recovery Act compliance prior to the purchase of the related mortgaged properties. However, the seller of the property escrowed $800,000 (the financial assurance required by the New Jersey DEP) in connection with the sale of the property to the borrower, which amount is required to be delivered to the New Jersey DEP. In addition, at loan closing, the borrower escrowed with the lender (i) an additional $800,000, which amount is to be returned to the borrower upon receipt of evidence that the

                                       111

New Jersey DEP is in receipt of the required remediation funding sources with respect to the mortgaged properties plus (ii) $390,000, of which $150,000 is equal to 200% of the amount estimated by the consultant to close an underground storage tank at one of the mortgaged properties and $240,000 is equal to 200% of the projected actual Industrial Site Recovery Act compliance costs.

     The series CD 2007-CD4 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation.
This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the series CD 2007-CD4 pooling and servicing agreement will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance. In the case of one (1) mortgage loan (Plaza Dental
Building) that we intend to include in the trust fund, representing 0.03% of the
Initial Mortgage Pool Balance and 0.03% of the Initial Loan Group No. 1 Balance,
the related mortgaged real property is covered by an individual lender's environmental insurance policy, which was obtained in lieu of a Phase I environmental study. In the case of one (1) mortgage loan (Backlick South) that we intend to include in the trust fund, representing 0.3% of the Initial
Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1 Balance, the
related mortgaged real property is covered by an individual lender's environmental insurance policy, which was obtained in lieu of a Phase II environmental study. In general, the policies insure the issuing entity against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the subject mortgaged real property during the applicable policy periods, which periods (except with respect to the policy relating to the mortgage loan identified on Annex A-1 to this offering prospectus as Backlick South) continue at least five years beyond the maturity date of the mortgage loans to which they relate. Subject to certain conditions and exclusions, each insurance policy, by its terms, generally provides coverage against (i) losses, up to the lesser of (a) the estimated cleanup costs and (b) the outstanding loan balance, resulting from default under the mortgage loan to which it relates if on-site environmental conditions in violation of applicable environmental standards are discovered at the mortgaged real property during the policy periods and no foreclosures of the mortgaged real properties have taken place, (ii) losses from third-party claims against the issuing entity during the policy periods for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the mortgaged real property, and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy periods to the extent required by applicable law, including any court order or other governmental directive.

     Property Condition Assessments. All except for six (6) of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund were inspected by professional engineers or architects. Four-hundred fifty-eight (458) of those mortgaged real properties, securing 98.7% of the
Initial Mortgage Pool Balance, of which 393 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.3% of the Initial Loan Group
No. 1 Balance and 65 mortgaged real properties secure mortgage loans in loan group no. 2, representing 95.3% of the Initial Loan Group No. 2 Balance, were inspected during the 12-month period preceding the cut-off date, and 12 of those mortgaged real properties securing mortgage loans representing 0.9% of the
Initial Mortgage Pool Balance, of which eight (8) mortgaged real properties secure mortgage loans in loan group no. 1, representing 0.2% of the Initial Loan
Group No. 1 Balance and four (4) mortgaged real properties secure mortgage loans in loan group no. 2, representing 4.7% of the Initial Loan Group No. 2 Balance, were inspected prior to the 12 month period preceding the cut-off date. In the case of one (1) mortgaged real property referred to above as an exception, securing a mortgage loan representing 0.03% of the Initial Mortgage Pool Balance and 0.04% of the Initial Loan Group No. 1 Balance, is secured by land and therefore required no property condition assessment. In the case of the other five (5) mortgaged real properties, securing mortgage loans representing 0.4% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group No. 1
Balance, a property condition assessment has not been conducted. These inspections included an assessment of the general condition of the mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical

                                       112

systems and the general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was generally required to:

     o    carry out necessary repairs or replacements; or

     o    establish reserves, generally in the amount ranging from 100% to 125%
          of the estimated cost of the repairs or replacements necessary to cure the deferred maintenance items identified in the inspection report that, at the time of origination, remained outstanding, with that estimated cost being based upon the estimates given in the inspection report, or, in certain cases, upon an actual contractor's estimate.

     There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A-1 to this offering prospectus. For 457 mortgaged real properties, securing 98.6% of the Initial
Mortgage Pool Balance, of which 392 mortgaged real properties secure mortgage loans in loan group no. 1, representing 99.2% of the Initial Loan Group No. 1
Balance, and 65 mortgaged real properties secure mortgage loans in loan group
no. 2, representing 95.0% of the Initial Loan Group No. 2 Balance, the appraised value is as of a date within 12 months of the cut-off date. For 19 mortgaged real properties, securing 1.4% of the Initial Mortgage Pool Balance, of which 15 mortgaged real properties secure mortgage loans in loan group no. 1, representing 0.8% of the Initial Loan Group No. 1 Balance and four (4) mortgaged real properties secure mortgage loans in loan group no. 2, representing 5.0% of the Initial Loan Group No. 2 Balance, the appraised value is as of a date prior to the 12-month period preceding the cut-off date.

     In some cases, an appraisal contained an "as is" value, with an "as of"
date consistent with the date that the appraisal was prepared, and a
"stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value "as of" date was used in the analysis of the related appraiser, with certain exceptions, where stabilized values were used even when specified conditions have not been met.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property.
Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

                                       113

     The appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform,
Recovery and Enforcement Act of 1989 were followed in preparing that appraisal.
However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

     Zoning and Building Code Compliance. Each sponsor has, with respect to the mortgage loans that it is selling to us for inclusion in the trust fund, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The sponsors may have considered--

     o    legal opinions or zoning consultant's reports,

     o    certifications from, and/or discussions with, government officials,

     o    information contained in appraisals, surveys and site plan,

     o    title insurance endorsements,

     o    representations by the related borrower contained in the related mortgage loan documents, or

     o    property condition assessments undertaken by independent licensed engineers, n determining whether the mortgaged real properties were in compliance.

     In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed.
Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related sponsor conducted an analysis as to:

     o    whether the extent of the nonconformity is material;

     o    whether sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and whether the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

     o    the extent of the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

     o    whether the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.

     There is no assurance, however, that any such analysis was correct, or that the above determinations were made in each and every case.

                                       114

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     o    except in the case of manufactured housing, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2.   replacement cost or the full insurable replacement cost of the improvements located on the insured property;

     o    if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2.   the full insurable value of the insured property, and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

     o    comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence;

     o    business interruption or rent loss insurance either in an amount ranging from 100% to 125% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in an amount as may be required by the lender; and

     o    if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, windstorm insurance.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks.
Seventy-eight (78) mortgaged real properties, securing 16.5% of the Initial
Mortgage Pool Balance, of which 70 of those mortgaged real properties secure mortgage loans in loan group no. 1, representing 16.4% of the Initial Loan Group
No. 1 Balance, and eight (8) of those mortgaged real properties secure mortgage loans in loan group no. 2, representing 16.9% of the Initial Loan Group No. 2
Balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In most of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss ("PML")
for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies. With the exception of one (1) mortgaged real property, securing a mortgage loan representing 0.02% of the Initial Mortgage Pool Balance and 0.02% of the Initial
Loan Group No. 1 Balance, earthquake insurance was obtained for all of the mortgaged properties for which the seismic study showed a PML of greater than
20%.

     In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any

                                       115

such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

THE LOAN COMBINATIONS

     General. The mortgage pool will include nine (9) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of an aggregate debt evidenced by two (2) or more promissory notes, one or more of which we intend to include in the trust fund and one or more of which we will not include in the trust fund. In the case of any Loan Combination, the related promissory note(s) that we include in the trust fund will be treated as evidencing a single mortgage loan, and each related promissory note that is not included in the trust fund will be treated as evidencing a separate mortgage loan. The aggregate debt constituting any Loan Combination is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The promissory notes evidencing a particular Loan Combination are obligations of the same borrower(s) and are cross-defaulted.

     The allocation of payments to the respective mortgage loans comprising a
Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected by virtue of relevant provisions contained in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan
Combination.

                                       116

     The table below identifies each underlying mortgage loan that is part of a
Loan Combination.

                                                         % OF INITIAL
                                          CUT-OFF DATE     MORTGAGE      % OF INITIAL   % OF INITIAL
                                   LOAN     PRINCIPAL        POOL        LOAN GROUP         LOAN
            LOAN NAME             GROUP      BALANCE        BALANCE          NO. 1       GROUP NO. 2
-------------------------------   -----   ------------   ------------   -------------   ------------

1.   Ala Moana Portfolio            1     $400,000,000        6.1%           7.1%             --
2.   Mall of America                1     $306,000,000        4.6%           5.4%             --
3.   Four Seasons Resort Maui       1     $250,000,000        3.8%           4.4%             --
4.   CGM AmeriCold Portfolio        1     $180,000,000        2.7%           3.2%             --
5.   DB AmeriCold Portfolio         1     $180,000,000        2.7%           3.2%             --
6.   JQH Hotel Portfolio B-Note     1     $  9,888,519        0.1%           0.2%             --
7.   Bi-Lo Stores                   1     $  7,560,000        0.1%           0.1%             --
8.   Crown Ridge Apartments         2     $  6,983,004        0.1%            --             0.7%
9.   Chestnut Hill IV               1     $  2,300,000       0.03%          0.04%             --

                                     RELATED PARI
                                     PASSU/SENIOR          SUBORDINATE
                                      NON-TRUST             NON-TRUST        APPLICABLE
                                    LOANS AGGREGATE      LOANS AGGREGATE      POOLING &
                                  ORIGINAL PRINCIPAL   ORIGINAL PRINCIPAL     SERVICING
          LOAN NAME                     BALANCE              BALANCE          AGREEMENT
-------------------------------   ------------------   ------------------   ------------

1.   Ala Moana Portfolio             $800,000,000          $300,000,000     CD 2006-CD3
2.   Mall of America                 $449,000,000              NAP          COMM 2006-C8
3.   Four Seasons Resort Maui        $175,000,000              NAP          CD 2007-CD4
4.   CGM AmeriCold Portfolio         $145,000,000              NAP          CD 2007-CD4
5.   DB AmeriCold Portfolio          $170,000,000              NAP          2007-CIBC18
6.   JQH Hotel Portfolio B-Note      $152,000,000              NAP          2006-LDP7
7.   Bi-Lo Stores                         NAP              $    495,000     CD 2007-CD4
8.   Crown Ridge Apartments               NAP              $    437,500     CD 2007-CD4
9.   Chestnut Hill IV                     NAP              $    150,000     CD 2007-CD4

                                       117

     The Ala Moana Portfolio Loan Combination.

     General. The Ala Moana Portfolio Mortgage Loan, representing 6.1% of the
Initial Mortgage Pool Balance and 7.1% of the Initial Loan Group No. 1 Balance,
has a cut-off date principal balance of $400,000,000. The Ala Moana Portfolio
Mortgaged Properties also secure multiple Non-Trust Loans (the "Ala Moana
Portfolio Non-Trust Loans"), including: (i) four (4) Non-Trust Loans (the "Ala
Moana Portfolio Pari Passu Non-Trust Loans") that are pari passu in right of payment of principal and interest with the Ala Moana Portfolio Mortgage Loan and senior in right of payment of principal and interest relative to the other Ala
Moana Portfolio Non-Trust Loans; and (ii) 14 subordinate Non-Trust Loans (the
"Ala Moana Portfolio Subordinate Non-Trust Loans" and, together with the Ala
Moana Portfolio Mortgage Loan and the Ala Moana Portfolio Pari Passu Non-Trust
Loans, the "Ala Moana Portfolio Loan Combination"). The Ala Moana Portfolio
Subordinate Non-Trust Loans are subordinate to both the Ala Moana Portfolio
Mortgage Loan and the Ala Moana Portfolio Pari Passu Non-Trust Loans. The Ala
Moana Portfolio Non-Trust Loans have aggregate principal balances as of the
Cut-off Date and current holders as listed in the table below:

                                         AGGREGATE
          NON-TRUST LOAN             PRINCIPAL BALANCE       CURRENT HOLDER(S)
----------------------------------   -----------------   ------------------------

                A-3                     $300,000,000           CD 2006-CD3
                A-1                     $ 96,000,000           CGCMT 2006-C5
B-1A, B-2A, B-1B, B-2B, B-1C, B-2C      $115,000,000          CGCMT 2006-C5
                A-5                     $200,000,000          COBALT 2006-C1
                E-1                     $ 25,000,000           COBALT 2006-C1
        A-2, A-4, A-7, A-8              $400,000,000           CD 2007-CD4
                A-6                     $204,000,000     Citigroup and/or LaSalle
C-1, C-2, D-1, D-2, E-2, F-1, F-2       $160,000,000         Multiple holders

     Each of the loans in the Ala Moana Portfolio Loan Combination has the same maturity date. Each of the Ala Moana Portfolio Pari Passu Non-Trust Loans has
the same interest rate as the Ala Moana Portfolio Mortgage Loan. Each Ala Moana
Portfolio Subordinate Non-Trust Loan has the same interest rate of 5.5215% per annum.

     For the purpose of the information presented in this offering prospectus with respect to the Ala Moana Portfolio Loan Combination, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the Ala Moana Portfolio Mortgage Loan and the Ala
Moana Portfolio Pari Passu Non-Trust Loans (collectively, the "Ala Moana
Portfolio Note A Loans"), but excludes the Ala Moana Portfolio Subordinate
Non-Trust Loans.

     Servicing. The Ala Moana Portfolio Loan Combination will be serviced pursuant to the terms of the series CD 2006-CD3 Mortgage Trust, CD 2006-CD3 pooling and servicing agreement and the Ala Moana Portfolio Co-Lender Agreement
(and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Ala Moana Portfolio Loan Combination will be effected in accordance with the series CD 2006-CD3 pooling and servicing agreement and the
Ala Moana Portfolio Co-Lender Agreement). The master servicer or the trustee, as applicable, under the series CD 2006-CD3 pooling and servicing agreement will be obligated to make any required property protection advances with respect to the
Ala Moana Portfolio Loan Combination unless the master servicer, the special servicer or the trustee, as applicable, under the series CD 2006-CD3 pooling and servicing agreement determines that such an advance would not be recoverable from collections on the Ala Moana Portfolio Loan Combination. The CD 2006-CD3
pooling and servicing agreement governs the securitization of one of the Ala
Moana Portfolio Pari Passu Non-Trust Loans.

                                       118

     Distributions. If no monetary event of default or non-monetary event of default which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing (or if it is being cured by the holder of a portion of the Ala Moana Portfolio Loan
Combination), all amounts tendered by the borrower or otherwise available for payment of the Ala Moana Portfolio Loan Combination, whether received in the form of monthly debt service payments, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower) will be applied in the following order of priority:

     (i)      to any servicer or the trustee (if any), as applicable, and any holder of an Ala Moana Portfolio Pari Passu Non-Trust Loan or the
              Ala Moana Portfolio Mortgage Loan up to the amount of any
              unreimbursed costs paid or advanced by such person, with respect to the property or the Ala Moana Portfolio Loan Combination pursuant to the Ala Moana Portfolio Co-Lender Agreement or the
              series CD 2006-CD3 pooling and servicing agreement;

     (ii)     to the master servicer, the applicable accrued and unpaid
              servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the Ala Moana Portfolio Loan Combination under the
              Ala Moana Portfolio Co-Lender Agreement or the series CD 2006-CD3 pooling and servicing agreement;

     (iii)    pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note A-1, Note A-2, Note A-3,
              Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (iv)     pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3,
              Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan
              Combination in accordance with their respective percentage interests;

     (v)      pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3,
              Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (vi)     in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note (a) pro rata to
              Note B-1A and Note B-2A then (b) pro rata to Note B-1B and Note
              B-2B and then (c) pro rata to Note B-1C and Note B-2C;

     (vii)    (a) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1A and Note
              B-2A, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate, then (b) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1B and Note B-2B, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate, and then (c) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of
              Note B-1C and Note B-2C, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (viii)   (a) pro rata and pari passu, to each of Note B-1A and Note B-2A, in an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana
              Portfolio Loan Combination in accordance with their respective percentage interests, then (b) pro rata and pari passu, to each of
              Note B-1B and Note B-2B, in an amount equal to their pro rata

                                       119

              portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination in accordance with their respective percentage interests, and then (c) pro rata and pari passu, to each of Note B-1C and Note B-2C, in an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan
              Combination in accordance with their respective percentage interests;

     (ix)     (a) pro rata and pari passu, to each of Note B-1A and Note B-2A, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed, then (b) pro rata and pari passu, to each of Note B-1B and Note
              B-2B, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until
              reimbursed, and then (c) pro rata and pari passu, to each of Note
              B-1C and Note B-2C, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (x)      in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, pro rata and pari passu to Note C-1 and Note C-2;

     (xi)     pro rata (based on their respective principal balances) and pari passu, to each of Note C-1 and Note C-2, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xii)    pro rata and pari passu, to each of Note C-1 and Note C-2 an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan
              Combination in accordance with their respective percentage interests;

     (xiii)   pro rata and pari passu, to each of Note C-1 and Note C-2, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xiv)    in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, pro rata and pari passu to Note D-1 and Note D-2;

     (xv)     pro rata (based on their respective principal balances) and pari passu, to each of Note D-1 and Note D-2, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xvi)    pro rata and pari passu, to each of Note D-1 and Note D-2 an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan
              Combination in accordance with their respective percentage interests;

     (xvii)   pro rata and pari passu, to each of Note D-1 and Note D-2, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xviii)  in connection with the exercise of its cure rights pursuant to the
              Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, to Note E-1;

     (xix)    to Note E-1, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

                                       120

     (xx)     to Note E-1, in an amount equal to its pro rata portion of any payments received on account of principal with respect to the Ala
              Moana Portfolio Loan Combination in accordance with its percentage interest;

     (xxi)    to Note E-1, in an amount equal to any realized loss allocated to
              Note E-1, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xxii)   in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, pro rata and pari passu to Note E-2 and Note F-1;

     (xxiii)  pro rata (based on their respective principal balances) and pari passu, to each of Note E-2 and Note F-1, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xxiv)   pro rata and pari passu, to each of Note E-2 and Note F-1 an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan
              Combination in accordance with their respective percentage interests;

     (xxv)    pro rata and pari passu, to each of Note E-2 and Note F-1, in an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xxvi)   in connection with the exercise of its cure rights pursuant to the
              Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, to Note F-2;

     (xxvii)  to Note F-2, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xxviii) to Note F-2, in an amount equal to its pro rata portion of any payments received on account of principal with respect to the Ala
              Moana Portfolio Loan Combination in accordance with its percentage interest;

     (xxix)   to Note F-2, in an amount equal to any realized losses allocated to Note F-2, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xxx)    any interest accrued at the default rate on the mortgage loan principal balance, in each case up to an amount calculated based on their respective principal balances (a) pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6,
              Note A-7 and Note A-8, then (b) pro rata and pari passu to Note
              B-1A and Note B-2A, then (c) pro rata and pari passu to Note B-1B and Note B-2B, then (d) pro rata and pari passu to Note B-1C and
              Note B-2C, then (e) pro rata and pari passu to Note C-1 and Note
              C-2, then (f) pro rata and pari passu to Note D-1 and Note D-2, then (g) to Note E-1, then (h) pro rata and pari passu to Note E-2 and Note F-1 and then (i) to Note F-2;

     (xxxi)   to each note, their respective percentage interests of any penalty charges to the extent actually paid by the borrower and not payable to any servicer or the trustee (if any) pursuant to the
              Ala Moana Portfolio Co-Lender Agreement or the series CD 2006-CD3 pooling and servicing agreement, (a) pro rata and pari passu to
              Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note
              A-7 and Note A-8, then (b) pro rata and pari passu to Note B-1A and Note B-2A, then (c) pro rata and pari passu to Note B-1B and
              Note B-2B, then (d) pro rata and pari passu to

                                       121

              Note B-1C and Note B-2C, then (e) pro rata and pari passu to Note
              C-1 and Note C-2, then (f) pro rata and pari passu to Note D-1 and
              Note D-2, then (g) to Note E-1, then (h) pro rata and pari passu to Note E-2 and Note F-1 and then (h) to Note F-2; and

     (xxxii)  any remaining amounts, in each case in accordance with their respective percentage interests (a) pro rata and pari passu to
              Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note
              A-7 and Note A-8, then (b) pro rata and pari passu to Note B-1A and Note B-2A, then (c) pro rata and pari passu to Note B-1B and
              Note B-2B, then (d) pro rata and pari passu to Note B-1C and Note
              B-2C, then (e) pro rata and pari passu to Note C-1 and Note C-2, then (f) pro rata and pari passu to Note D-1 and Note D-2, then
              (g) to Note E-1, then (h) pro rata and pari passu to Note E-2 and
              Note F-1 and then (h) to Note F-2.

     If a monetary event of default or non-monetary event of default which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment of the Ala Moana Portfolio Loan
Combination, whether received in the form of monthly debt service payments, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower) will be applied in the following order of priority:

     (i)      to any servicer or the trustee (if any), as applicable, and any holder of an Ala Moana Portfolio Pari Passu Non-Trust Loan or the
              Ala Moana Portfolio Mortgage Loan up to the amount of any
              unreimbursed costs paid or advanced by such person, with respect to the property or the Ala Moana Portfolio Loan Combination pursuant to the Ala Moana Portfolio Co-Lender Agreement or the
              series CD 2006-CD3 pooling and servicing agreement;

     (ii)     to the master servicer, the applicable accrued and unpaid
              servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the Ala Moana Portfolio Loan Combination under the
              Ala Moana Portfolio Co-Lender Agreement or the series CD 2006-CD3 pooling and servicing agreement;

     (iii)    pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note A-1, Note A-2, Note A-3,
              Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (iv)     pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3,
              Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

     (v)      pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3,
              Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (vi)     in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note (a) pro rata to
              Note B-1A and Note B-2A then (b) pro rata to Note B-1B and Note
              B-2B and then (c) pro rata to Note B-1C and Note B-2C;

                                       122

     (vii)    (a) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1A and B-2A in an amount equal to the accrued and unpaid interest thereon at the related net interest rate, then (b) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1B and B-2B in an amount equal to the accrued and unpaid interest thereon at the related net interest rate, and then (c) pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note B-1C and B-2C in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (viii)   (a) pro rata and pari passu, to each of Note B-1A and Note B-2A, in an amount equal to all payments received on account of
              principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero, then (b) pro rata and pari passu, to each of Note B-1B and Note B-2B, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero, and then (c) pro rata and pari passu, to each of Note B-1C and Note B-2C, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

     (ix)     (a) pro rata and pari passu, to each of Note B-1A and B-2A, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed, then (b) pro rata and pari passu, to each of Note B-1B and B-2B, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed, and then (c) pro rata and pari passu, to each of Note B-1C and
              B-2C, in an amount equal to any realized loss allocated to those
              Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until
              reimbursed;

     (x)      in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, pro rata and pari passu to Note C-1 and Note C-2;

     (xi)     pro rata (based on their respective principal balances) and pari passu, to each of Note C-1 and C-2 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xii)    pro rata and pari passu, to each of Note C-1 and Note C-2, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

     (xiii)   pro rata and pari passu, to each of Note C-1 and Note C-2, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xiv)    in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, pro rata and pari passu to Note D-1 and Note D-2;

     (xv)     pro rata (based on their respective principal balances) and pari passu, to each of Note D-1 and Note D-2 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xvi)    pro rata and pari passu, to each of Note D-1 and Note D-2, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

                                       123

     (xvii)   pro rata and pari passu, to each of Note D-1 and Note D-2, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xviii)  in connection with the exercise of its cure rights pursuant to the
              Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, to Note E-1;

     (xix)    to Note E-1 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xx)     to Note E-1 in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan
              Combination until its principal balance is reduced to zero;

     (xxi)    to Note E-1, in an amount equal to any realized loss allocated to
              Note E-1, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xxii)   in connection with the exercise of their cure rights pursuant to the Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such Note, pro rata and pari passu to Note E-2 and F-1;

     (xxiii)  pro rata (based on their respective principal balances) and pari passu, to each of Note E-2 and F-1 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xxiv)   pro rata and pari passu, to each of Note E-2 and Note F-1, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

     (xxv)    pro rata and pari passu, to each of Note E-2 and Note F-1, in an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xxvi)   in connection with the exercise of its cure rights pursuant to the
              Ala Moana Portfolio Co-Lender Agreement up to the amount of any cure payments made by the holder of such note, to Note F-2;

     (xxvii)  to Note F-2, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

     (xxviii) to Note F-2, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan
              Combination until its principal balance is reduced to zero;

     (xxix)   to Note F-2, in an amount equal to any realized losses allocated to Note F-2, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

     (xxx)    any interest accrued at the default rate on the mortgage loan principal balance, in each case up to an amount calculated based on their respective principal balances (a) pro rata and pari passu to Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6,
              Note A-7 and Note A-8, then (b) pro rata and pari passu to Note
              B-1A and Note B-2A then (c) pro rata and pari passu to Note B-1B and Note B-2B, then (d) pro rata and pari passu to Note B-1C and
              Note B-2C, then (e) pro rata and pari passu to Note C-1 and Note
              C-2, then (f) pro rata and pari passu to Note D-1 and Note D-2, then (g) to Note E-1, then (h) pro rata and pari passu to Note E-2 and Note F-1, and then (h) to Note F-2;

                                       124

     (xxxi)   to each Note, their respective percentage interests of any penalty charges to the extent actually paid by the borrower and not payable to any servicer or the trustee (if any) pursuant to the
              Ala Moana Portfolio Co-Lender Agreement or the series CD-2006-CD3 pooling and servicing agreement, (a) pro rata and pari passu to
              Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note
              A-7 and Note A-8 then (b) pro rata and pari passu to Note B-1A and
              Note B-2A, then (c) pro rata and pari passu to Note B-1B and Note
              B-2B, then (d) pro rata and pari passu to Note B-1C and Note B-2C, then (e) pro rata and pari passu to Note C-1 and Note C-2, then
              (f) pro rata and pari passu to Note D-1 and Note D-2, then (g) to
              Note E-1, then (h) pro rata and pari passu to Note E-2 and Note
              F-1, and then (i) to Note F-2; and

     (xxxii)  any remaining amounts, in each case in accordance with their respective percentage interests (a) pro rata and pari passu to
              Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note
              A-7 and Note A-8, then (b) pro rata and pari passu to Note B-1A and Note B-2A, then (c) pro rata and pari passu to Note B-1B and
              Note B-2B, then (d) pro rata and pari passu to Note B-1C and Note
              B-2C, then (e) pro rata and pari passu to Note C-1 and Note C-2, then (f) pro rata and pari passu to Note D-1 and Note D-2, then
              (g) to Note E-1, then (h) pro rata and pari passu to Note E-2 and
              Note F-1, and then (i) to Note F-2.

     Ala Moana Portfolio Controlling Holder. The term "Ala Moana Portfolio
Controlling Holder" will mean, as of any date of determination, (i) the holder(s) of the most subordinate Ala Moana Portfolio Subordinate Loan(s)
(initially Note F-2, then Note E-2 and F-1 (taken as a whole), then Note E-1, then Note D-1 and D-2 (taken as a whole), then Note C-1 and C-2 (taken as a whole), then Note B-1C, B-2C, B-1B, B-2B, B-1A and B-2A (taken as a whole)) as to which no control appraisal event, as described below, exists and at least 50%
of the principal balance of that Ala Moana Portfolio Subordinate Non-Trust Loan and each Ala Moana Portfolio Subordinate Non-Trust Loan subordinate to that Note is not held by the related borrower or an affiliate thereof, or (ii) if a control appraisal event, as described below, has occurred and is continuing with respect to, or the borrower or an affiliate thereof holds more than 50% of the principal balance of each Ala Moana Portfolio Subordinate Loan, Note A-1, A-2,
A-3, A-4, A-5, A-6, A-7 and A-8 (taken as a whole). If the Ala Moana Portfolio
Controlling Holder is the holder of Note B-1C, B-2C, B-1B, B-2B, B-1A and B-2A
(taken as a whole) or the consent of any holder thereof is required under the
Ala Moana Portfolio Co-Lender Agreement, then unless a control appraisal event has occurred with respect to Note B-1C, B-2C, B-1B, B-2B, B-1A and B-2A (taken as a whole) or the holder of those notes is the related borrower or an affiliate thereof, the Note B Controlling Holder will be entitled to exercise all rights of the Ala Moana Portfolio Controlling Holder.

     The term "Note B Controlling Holder" will mean, as of any date of determination, the holder(s) of the most subordinate of Note B-1C, B-2C, B-1B,
B-2B, B-1A or B-2A (initially Note B-1C and B-2C (taken as a whole), then Note
B-1B and B-2B (taken as a whole) and then Note B-1A and B-2A (taken as a whole))
as to which no control appraisal event, as described below, exists and at least
50% of the principal balance of that Ala Moana Portfolio Subordinate Non-Trust
Loan and each Ala Moana Portfolio Subordinate Non-Trust Loan subordinate to that
Note is not held by the related borrower or an affiliate thereof.

     For purposes of the foregoing, a control appraisal event will be deemed to have occurred with respect to an Ala Moana Portfolio Subordinate Non-Trust Loan if and so long as (a)(1) the initial principal balance of the Ala Moana
Portfolio Subordinate Non-Trust Loan minus (2) the sum of (x) any payments of principal allocated to, and received on, the subject Ala Moana Portfolio
Subordinate Non-Trust Loan, (y) any Appraisal Reduction Amount allocated to the subject Ala Moana Portfolio Subordinate Non-Trust Loan and (z) any losses realized with respect to the subject Ala Moana Portfolio Subordinate Non-Trust
Loan, is less than (b) 25% of (1) the initial principal balance of the subject
Ala Moana Portfolio Subordinate Non-Trust Loan, minus (2) any payments of principal allocated to, and received on, the subject Ala Moana Portfolio
Subordinate Non-Trust Loan; provided that the holder of an Ala Moana Portfolio
Subordinate Non-Trust Loan can avoid such a control appraisal event by posting cash collateral or a standby letter of credit satisfying the requirements, including with respect to the amount thereof and the ratings of any letter of credit provider, set forth in the Ala Moana Portfolio Co-Lender

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Agreement. For purposes of determining a control appraisal event, each note with the same priority will be considered one Ala Moana Portfolio Subordinate
Non-Trust Loan.

     The Ala Moana Portfolio Co-Lender Agreement permits the Ala Moana Portfolio
Controlling Holder to act through a representative.

     Rights of the Ala Moana Portfolio Controlling Holder.

     Consultation and Consent. The applicable master servicer or special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement will be required to notify the Ala Moana Portfolio Controlling Holder in writing and receive the written approval of the Ala Moana Portfolio
Controlling Holder prior to taking any of the following actions (collectively,
"Ala Moana Portfolio Major Decisions"):

     1.   reinstating the Ala Moana Portfolio Loan Combination, or waiving any default or event of default under the Ala Moana Portfolio Loan
          Combination prior to or after acceleration of the indebtedness;

     2.   consenting to (a) any sale or transfer of the related mortgaged real property, the related borrower, or any interest in any of them or (b)
          any modification of the provisions of the related mortgage loan documents with regard to any matter restricted pursuant to the foregoing clause (a);

     3.   entering into any material amendment, modification, renewal, replacement, consolidation or supplement to the related loan documents or material waiver of the terms thereof, including, without limitation, amending or modifying any provisions of the related loan documents relating to financial terms, transfers, cash management, the timing, matter or method of payments or the application thereof, waiving or extending fees and costs of collection;

     4.   converting or exchanging the Ala Moana Portfolio Loan Combination into or for any other indebtedness;

     5.   accelerating the maturity of the Ala Moana Portfolio Loan Combination or commencing the pursuit of remedies, including any foreclosure upon or comparable conversion of the ownership of the related mortgaged real property;

     6.   consenting to any release of the related borrower, any guarantor or other obligor from liability with respect to the Ala Moana Portfolio
          Loan Combination or any change of the borrower or sponsor thereof;

     7.   making any determination not to enforce a "due-on-sale" or
          "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

     8.   consenting to the adoption or approval of a plan in a bankruptcy or reorganization of the Ala Moana Portfolio Loan Combination;

     9.   consenting to any material change in the standards contained in the related loan documents for alterations, construction of improvements, leasing and budget approvals, if any, at the related mortgaged real property;

     10.  consenting to any change in the property manager for any portion of the related mortgaged real property or any material amendment or modification or termination of any property management agreement;

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     11.  consenting to any replacement of the then existing insurance policies or any waiver, modification or amendment of any material insurance requirements under the related loan documents;

     12.  consenting to the waiver of any of the special purpose entity covenants of the related borrower;

     13.  appointing a property manager after foreclosure, or receipt of an assignment-in-lieu of foreclosure, or authorizing the sale of the related mortgaged real property following foreclosure;

     14.  consenting to the modification of any reciprocal easement agreement;

     15.  consenting to any material modification to any existing membership program or similar program at the related mortgaged real property, or consenting to any new membership or similar program at the related mortgaged real property;

     16.  consenting to any zoning reclassification of any portion of the related mortgaged real property;

     17.  approving any (i) material lease, (ii) modification to any material lease, or (iii) termination of any material lease, if lender's approval is required under the related loan documents;

     18.  making any decisions with respect to any casualty and condemnation affecting all or any portion of the related mortgaged real property, including, without limitation, release, application, settlement disposition of insurance and condemnation proceeds or reconstruction or restoration of the related mortgaged real property;

     19.  making any decisions with respect to the operation, maintenance or disposition of the related mortgaged real property following the acquisition of the related mortgaged real property by foreclosure, deed-in-lieu or otherwise (e.g. any transfer of all or any portion of the related mortgaged real property, incurring financing, engaging any property manager or leasing agent, decisions with respect to operating and capital expenses, etc.);

     20.  consenting to the related borrower or any beneficial owner of the related borrower incurring any additional indebtedness except as expressly permitted under the related loan documents;

     21.  approving any asset status report delivered by the special servicer under the series CD 2006-CD3 pooling and servicing agreement;

     22.  entering into, or materially modifying, any intercreditor agreement with a mezzanine lender; or

     23.  replacing the special servicer under the series CD 2006-CD3 pooling and servicing agreement in accordance with the Ala Moana Portfolio
          Co-Lender Agreement.

     The applicable master servicer or special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement must provide written notice and request for approval of any Ala Moana Portfolio Major
Decision and the Ala Moana Portfolio Controlling Holder will have five (5)
business days after receipt of such notice within which to approve or reject such Ala Moana Portfolio Major Decision. If the Ala Moana Portfolio Controlling
Holder has been provided with all reasonably requested information and fails to respond within five (5) business days after receipt of such first notice, the applicable master servicer or the special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement may deliver a second notice and request for approval of such Ala Moana Portfolio Major Decision to the Ala Moana Portfolio Controlling Holder. If the Ala Moana Portfolio
Controlling Holder fails to approve or reject such Ala Moana Portfolio Major
Decision within five (5) business days after receipt of such second notice, such
Ala Moana Portfolio Major Decision will be deemed to have been approved by the
Ala Moana Portfolio Controlling Holder.

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     Notwithstanding the foregoing, the applicable master servicer or the special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement may not comply with any advice, direction or objection of the Ala Moana Portfolio Controlling Holder if such master servicer or special servicer, as the case may be, has determined that such advice, direction or objection would require or cause such master servicer or the special servicer, as the case may be, to violate any law of any applicable jurisdiction, any provision of the Ala Moana Portfolio Co-Lender Agreement, the related loan documents, the series CD 2006-CD3 pooling and servicing agreement (including the
REMIC provisions), or such master servicer's or special servicer's, as the case may be, obligation to act in accordance with the applicable servicing standard.
In addition, the special servicer under the series CD 2006-CD3 pooling and servicing agreement will not be obligated to seek approval from the Ala Moana
Portfolio Controlling Holder for any actions to be taken by such special servicer if such special servicer has notified the Ala Moana Portfolio
Controlling Holder in writing of various actions that such special servicer proposes to take with respect to the workout or liquidation of the Ala Moana
Portfolio Loan Combination and for 60 days following the first such notice, the
Ala Moana Portfolio Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that such special servicer considers to be consistent with the applicable servicing standard. In such event, the special servicer under the series CD 2006-CD3 pooling and servicing agreement may proceed with the proposed action without the consent of the Ala Moana Portfolio Controlling Holder provided that such action is in accordance with the applicable servicing standard.

     Removal and Replacement of the Special Servicer. The Ala Moana Portfolio
Controlling Holder, at its expense, may remove the special servicer under the series CD 2006-CD3 pooling and servicing agreement with respect to the Ala Moana
Portfolio Loan Combination at any time for any reason whatsoever or no reason, upon prior notice to such special servicer and the other noteholders of the Ala
Moana Portfolio Loan Combination. Upon any such termination, the Ala Moana
Portfolio Controlling Holder shall be required to appoint a successor special servicer in accordance with the terms, conditions and procedures set forth in the series CD 2006-CD3 pooling and servicing agreement.

     Cure Rights. In the event that the borrower under the Ala Moana Portfolio
Loan Combination commits a monetary default by failing to make any payment of principal or interest on the Ala Moana Portfolio Loan Combination by the end of
the applicable grace period or a non-monetary default beyond the applicable notice and grace periods, the applicable master servicer or the special servicer, as the case may be, under the series CD 2006-CD3 pooling and servicing agreement must provide notice of such default to the holder of each Ala Moana
Portfolio Subordinate Loan. The holder of each Ala Moana Portfolio Subordinate
Non-Trust Loan will have the right, but not the obligation, to cure such monetary default within five (5) business days after receiving the monetary default notice or within 30 days after receiving the non-monetary default notice. The holder of each Ala Moana Portfolio Subordinate Non-Trust Loan will have no right to exercise its cure rights with respect to the Ala Moana
Portfolio Loan Combination unless such holder is also simultaneously exercising its cure rights with respect to each Ala Moana Portfolio Subordinate Non-Trust
Loan with a higher priority. At the time a cure payment is made, the holder of the Ala Moana Portfolio Subordinate Non-Trust Loan effecting the cure must pay or reimburse the holders of the Ala Moana Portfolio Note A Loans, all securitization master servicers, special servicers and trustees, as applicable, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against the holders of the
Ala Moana Portfolio Note A Loans (including, without limitation, any interest on advances but excluding default interest and late payment charges) during the period of time from the expiration of such grace period until the cure payment is made or a cure is otherwise effected. So long as a monetary default exists for which a permitted cure payment is made or non-monetary default exists for which the holder(s) of an Ala Moana Portfolio Subordinate Non-Trust Loan are
pursuing a cure in accordance with the time limit and terms described above, such default will not be treated as an event of default under the Ala Moana
Portfolio Loan Combination (including for purposes of treating the Ala Moana
Portfolio Loan Combination as a specially serviced mortgage loan), provided, that, such limitation will not prevent the holders of the Ala Moana Portfolio
Note A Loans from sending notices of the default to, or making any demands on, the borrower or any related guarantor or from collecting default interest, late charges or any other similar or applicable amounts from the borrower or guarantor.

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     In the event that more than one holder of an Ala Moana Portfolio
Subordinate Non-Trust Loan desires to cure the default specified in the cure option notice, the holder of an Ala Moana Portfolio Subordinate Non-Trust Loan with the lowest payment priority with respect to the other holders of any Ala
Moana Portfolio Subordinate Loans (i.e. first, the Note F-1 and Note F-2 holders, second, the Note E-1 and Note E-2 holders, third, the Note D-1 and Note
D-2 holders, fourth, the Note C-1 and Note C-2 holders, fifth, the Note B-1C and
Note B-2C holders, sixth, the Note B-1B and Note B-2B holders, and seventh, the
Note B-1A and Note B-2A holders) will have the exclusive right to cure the default specified in the cure option notice with respect to the Ala Moana
Portfolio Loan Combination.

     Notwithstanding the foregoing, the right of the holders of the Ala Moana
Portfolio Subordinate Loans collectively to cure a monetary default or non-monetary default will be limited as follows: (A) there may not be more than nine (9) cure events during the term of the Ala Moana Portfolio Loan
Combination, (B) no single cure event may exceed three (3) consecutive months and (C) there may not be more than six (6) cure events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual "cure event" shall mean the exercise by the holder of an Ala Moana
Portfolio Subordinate Non-Trust Loan of its cure rights, whether for one month or consecutive months in the aggregate.

     Purchase Option. Upon the occurrence of (i) a monetary event of default or
(ii) a non-monetary event of default under the Ala Moana Portfolio Loan
Combination which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan, the special servicer under the series CD
2006-CD3 pooling and servicing agreement is required to deliver notice thereof to the holders of the Ala Moana Portfolio Subordinate Loans and the holders will have the right, by written notice to such special servicer and the holders of the Ala Moana Note A Loans, delivered within ninety (90) business days after receipt of notice from such special servicer to purchase the Ala Moana Portfolio
Note A Loans in whole but not in part at the Ala Moana Portfolio Defaulted
Mortgage Loan Purchase Price. Upon the delivery of the purchase notice to the holders of the Ala Moana Portfolio Note A Loans, the holders of the Ala Moana
Note A Loans (and, where applicable, the applicable holders of the Ala Moana
Portfolio Subordinate Loans) must sell, and the holder(s) of the Ala Moana
Portfolio Subordinate Loan(s) that exercised such purchase option must purchase, the Ala Moana Portfolio Note A Loans (including, without limitation, any participations therein) (and, where applicable, the applicable Ala Moana
Portfolio Subordinate Loans) at the Ala Moana Portfolio Defaulted Mortgage Loan
Purchase Price (and, where applicable, the purchase price for the Ala Moana
Portfolio Subordinate Loans, as discussed below), on a date not more than sixty
(60) business days after the date of the purchase notice. The right of the holders of the Ala Moana Portfolio Subordinate Loans to purchase the Ala Moana
Portfolio Note A Loans will automatically terminate (a) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Ala Moana Portfolio Mortgaged Properties, (b) upon the cure of the applicable event of default or (c) the modification of the Ala Moana Portfolio
Loan Combination.

     In the event that more than one holder of an Ala Moana Portfolio
Subordinate Non-Trust Loan elects to purchase the Ala Moana Portfolio Note A
Loans, the holder of an Ala Moana Portfolio Subordinate Non-Trust Loan with the lowest payment priority with respect to the other holders of any Ala Moana
Portfolio Subordinate Loans (i.e. first, the Note F-1 and Note F-2 holders, second, the Note E-1 and Note E-2 holders, third, the Note D-1 and Note D-2 holders, fourth, the Note C-1 and Note C-2 holders, fifth, the Note B-1C and
Note B-2C holders, sixth, the Note B-1B and Note B-2B holders, and seventh, the
Note B-1A and Note B-2A holders) will have the exclusive right to purchase the
Ala Moana Portfolio Note A Loans, provided that such holder must also concurrently purchase each Ala Moana Portfolio Subordinate Non-Trust Loan with a higher priority at a price generally equal to the principal balance of such Ala
Moana Portfolio Subordinate Non-Trust Loan plus accrued interest. A holder of an
Ala Moana Portfolio Subordinate Non-Trust Loan may not purchase the Ala Moana
Portfolio Note A Loans without concurrently purchasing the Ala Moana Portfolio
Subordinate Loans with a higher priority.

     The "Ala Moana Portfolio Defaulted Mortgage Loan Purchase Price" shall mean the sum, without duplication, of: (a) the outstanding principal balance of each loan in the Ala Moana Portfolio Loan Combination

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being purchased (the "Ala Moana Portfolio Defaulted Loans") as of the date of purchase; (b) accrued and unpaid interest on such Ala Moana Portfolio Defaulted
Loans at the applicable interest rate, up to the end of the accrual period relating to the monthly payment date immediately following the date of purchase;
(c) any unreimbursed advances and interest thereon and any interest on any advances for principal and interest; (d) any unreimbursed servicing advances and any expenses incurred in enforcing the related loan documents, including, without limitation, fees and expenses payable or reimbursable to the applicable master servicer, the special servicer and/or the trustee under the series CD
2006-CD3 pooling and servicing agreement, including, without limitation, earned and unpaid special servicing fees, and any liquidation fees and workout fees
(unless such purchase is consummated within 90 days after notice) required to be paid pursuant to the series CD 2006-CD3 pooling and servicing agreement; and (e)
any unreimbursed costs allocable to the Ala Moana Portfolio Defaulted Loans.

     The Mall of America Loan Combination.

     General. With respect to the Mortgage Loan known as the "Mall of America"
loan (the "Mall of America Mortgage Loan"), representing approximately 4.6% of the Initial Outstanding Pool Balance and 5.4% of the Initial Loan Group No. 1
Balance and with a Cut-off Date Balance of $306,000,000, the related Mortgaged
Property also secures one other mortgage loan (the "Mall of America Pari Passu
Non-Trust Loan" and, together with the Mall of America Mortgage Loan, the "Mall of America Loan Combination"). The Mall of America Pari Passu Non-Trust Loan is
pari passu in right of payment with the Mall of America Mortgage Loan and has a
Cut-off Date Balance of $449,000,000. The Mall of America Mortgage Loan and the
Mall of America Pari Passu Non-Trust Loan have the same interest rate, maturity date and amortization term. Only the Mall of America Mortgage Loan is included in the Trust. The Mall of America Pari Passu Non-Trust Loan is not an asset of the Trust.

     The Mall of America Pari Passu Non-Trust Loan is an asset in COMM 2006-C8.

     For the purpose of the information presented in this offering prospectus with respect to the Mall of America Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Mall of America Loan Combination.

     General. The Mall of America Loan Combination will be serviced pursuant to the terms of the COMM 2006-C8 pooling and servicing agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Mall of America Loan Combination will be effected in accordance with the COMM 2006-C8 pooling and servicing agreement). The master servicer or the trustee, as applicable, under the COMM 2006-C8 pooling and servicing agreement will be obligated to make any required property protection advances on the Mall of America Mortgage Loan unless the master servicer, the special servicer or the trustee, as applicable, under the COMM 2006-C8 pooling and servicing agreement determines that such an advance would not be recoverable from collections on the Mall of America Mortgage Loan.

     Distributions. The holders of the Mall of America Mortgage Loan and the
Mall of America Pari Passu Non-Trust Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the
Mall of America Loan Combination and provides, in general, that:

     o    the Mall of America Mortgage Loan and the Mall of America Pari Passu
          Non-Trust Loan are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

     o    all payments, proceeds and other recoveries on or in respect of the
          Mall of America Mortgage Loan and the Mall of America Pari Passu
          Non-Trust Loan will be applied to the Mall of America Mortgage Loan and the Mall of America Pari Passu Non-Trust Loan on a pari passu basis according to their respective outstanding principal balances
          (subject, in each case, to the payment

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          and reimbursement rights of the Master Servicer, the Special Servicer and the Trustee) in accordance with the terms of the Pooling and
          Servicing Agreement.

     Consultation and Consent. Any decision to be made with respect to the Mall of America Loan Combination that requires the approval of a "directing holder"
or otherwise requires approval under the related intercreditor agreement
(including the termination of the Special Servicer and the appointment of a successor special servicer) will require the approval of the directing holder under the COMM 2006-C8 pooling and servicing agreement. In the event a decision is to be made with respect to any of the actions listed below or any other decisions that require approval of the directing holder under the COMM 2006-C8 pooling and servicing agreement or under the related intercreditor agreement, the master servicer or the special servicer, as applicable, under the COMM
2006-C8 pooling and servicing agreement is required to provide the holder of the
Mall of America Mortgage Loan prompt notice that such a determination is to be made. The holders of the Mall of America Mortgage Loan or their representatives have the non-binding right to consult with the master servicer or the special servicer, as applicable, under the COMM 2006-C8 pooling and servicing agreement with respect to any such action. Pursuant to the related intercreditor agreement, each holder of the Mall of America Mortgage Loan and the Mall of
America Pari Passu Non-Trust Loan may consult separately with the master servicer or the special servicer, as applicable, under the COMM 2006-C8 pooling and servicing agreement about a particular course of action. Approval from the directing holder under the COMM 2006-C8 pooling and servicing agreement is required with respect to the following:

     o    any modification or amendment of, or waiver with respect to, the Mall of America Loan Combination or the Mortgage Loan Documents that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Mall of America Loan Combination, modification or waiver of any other monetary term of the Mall of America Loan
          Combination relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the Mall of America Loan Combination which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged Property or any transfer of direct or indirect equity interests in the borrower;

     o    any modification or amendment of, or waiver with respect to the related Mortgage Loan Documents that would result in a discounted pay off;

     o    any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related
          Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

     o    any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the
          Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

     o    any release of the related borrower, any guarantor or other obligor from liability;

     o    any determination not to enforce a "due on sale" or "due on encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

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     o    any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged
          Property or REO property;

     o    any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for such Loan Combination unless required by the underlying
          Mortgage Loan Documents (other than any release made in connection with the grant of a non material easement or right of way or other non material release such as a "curb cut");

     o    any adoption or approval of a plan in a bankruptcy of the related borrower;

     o    consenting to any "new lease" or "lease modification" at any Mortgaged
          Property securing the Mall of America Loan Combination, to the extent the lender's approval is required under the related Mortgage Loan
          Documents;

     o    any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the related
          Mortgage Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents;
          and

     o    any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Property securing the Mall of
          America Loan Combination.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the special servicer or the master servicer under the COMM 2006-C8 pooling and servicing agreement by the directing holder under the COMM 2006-C8 pooling and servicing agreement or its designee, in no event will such special servicer or such master servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the
Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related Mortgage
Loan Documents.

     Sale of Defaulted Mortgage Loan. Under the COMM 2006-C8 pooling and servicing agreement, if the Mall of America Mortgage Loan is subject to a fair value purchase option, the special servicer under the COMM 2006-C8 pooling and servicing agreement will be required to determine the purchase price for the
Mall of America Mortgage Loan. The holder of the Mall of America Mortgage Loan
(or its designee) will have an option to purchase the Mall of America Pari Passu
Non-Trust Loan, at the purchase price determined by the special servicer under the COMM 2006-C8 pooling and servicing agreement.

     Termination of Special Servicer. The directing holder under the COMM
2006-C8 pooling and servicing agreement (or its designee) will be entitled to terminate the special servicer under the COMM 2006-C8 pooling and servicing agreement with respect to the special servicing of the Mall of America Loan
Combination at any time, with cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the COMM
2006-C8 pooling and servicing agreement, and will provide prompt notice to the holder of the Mall of America Mortgage Loan that it intends to remove the special servicer for the Mortgage Loan. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a "no downgrade" letter from the rating agencies under the COMM 2006-C8 pooling and servicing agreement.

     The Four Seasons Resort Maui Loan Combination. With respect to the Mortgage
Loan known as the "Four Seasons Resort Maui" loan (the "Four Seasons Resort Maui
Mortgage Loan"), representing approximately 3.8% of the Initial Outstanding Pool
Balance and 4.4% of the Initial Loan Group No. 1 Balance and with a Cut-off Date
Balance of $250,000,000, the related Mortgaged Property also secures one other mortgage loan (the

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"Four Seasons Resort Maui Pari Passu Non-Trust Loan" and, together with the Four
Seasons Resort Maui Mortgage Loan, the "Four Seasons Resort Maui Loan
Combination"). The Four Seasons Resort Maui Pari Passu Non-Trust Loan is pari passu in right of payment with the Four Seasons Resort Maui Mortgage Loan and has a Cut-off Date Balance of $175,000,000. The Four Seasons Resort Maui
Mortgage Loan and the Four Seasons Resort Maui Pari Passu Non-Trust Loan have the same interest rate, maturity date and amortization term. Only the Four
Seasons Resort Maui Mortgage Loan is included in the Trust. The Four Seasons
Resort Maui Pari Passu Non-Trust Loan is not an asset of the Trust.

     The Four Seasons Resort Maui Pari Passu Non-Trust Loan is owned by GACC, one of the Mortgage Loan Sellers. The related intercreditor agreement permits
GACC or an affiliate thereof, so long as it is the holder of the Four Seasons
Resort Maui Pari Passu Non-Trust Loan, to sell such loan at any time or to divide such retained mortgage loan into one or more "component" pari passu notes in the aggregate principal amount equal to the then outstanding mortgage loan being allocated, provided that the aggregate principal balance of the new pari passu mortgage loans following such amendments is no greater than the aggregate principal balance of the Four Seasons Resort Maui Pari Passu Non-Trust Loan
prior to such amendments.

     For the purpose of the information presented in this offering prospectus with respect to the Four Seasons Resort Maui Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Four Seasons Resort Maui
Loan Combination.

     General. The Four Seasons Resort Maui Loan Combination will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the
Four Seasons Resort Maui Loan Combination will be effected in accordance with the Pooling and Servicing Agreement). The Master Servicer or the Trustee, as
applicable, will be obligated to make (i) any required P&I Advances on the Four
Seasons Resort Maui Mortgage Loan unless the Master Servicer, the Special
Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the Four Seasons Resort Maui Mortgage
Loan and (ii) Property Advances with respect to Four Seasons Resort Maui Loan
Combination unless the Master Servicer, the Special Servicer or the Trustee, as
applicable, determines that such an advance would not be recoverable from collections on the Four Seasons Resort Maui Loan Combination.

     Distributions. The holders of the Four Seasons Resort Maui Mortgage Loan and the Four Seasons Resort Maui Pari Passu Non-Trust Loan have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Four Seasons Resort Maui Loan Combination and provides, in general, that:

     o    the Four Seasons Resort Maui Mortgage Loan and the Four Seasons Resort
          Maui Pari Passu Non-Trust Loan are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

     o    all payments, proceeds and other recoveries on or in respect of the
          Four Seasons Resort Maui Mortgage Loan and the Four Seasons Resort
          Maui Pari Passu Non-Trust Loan will be applied to the Four Seasons
          Resort Maui Mortgage Loan and the Four Seasons Resort Maui Pari Passu
          Non-Trust Loan on a pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer and the Trustee) in accordance with the terms of the Pooling and
          Servicing Agreement.

     Consultation and Consent. Any decision to be made with respect to the Four
Seasons Resort Maui Loan Combination that requires the approval of the series CD
2007-CD4 controlling class representative or otherwise requires approval under the related intercreditor agreement (including the termination of the Special
Servicer and the appointment of a successor special servicer) will require the approval of the series CD 2007-CD4 controlling class representative. In the event a decision is to be made with respect to any of the actions listed below or any

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other decisions that require approval of the series CD 2007-CD4 controlling class representative under the Pooling and Servicing Agreement or under the related intercreditor agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide the holder of the Four Seasons Resort Maui
Pari Passu Non-Trust Loan prompt notice that such a determination is to be made.
The holder of the Four Seasons Resort Maui Pari Passu Non-Trust Loan or their representatives have the non-binding right to consult with the Master Servicer or the Special Servicer, as applicable, with respect to any such action.
Pursuant to the related intercreditor agreement, each holder of the Four Seasons
Resort Maui Mortgage Loan and the Four Seasons Resort Maui Pari Passu Non-Trust
Loan may consult separately with the Master Servicer or the Special Servicer, as applicable, about a particular course of action. Approval from the series CD
2007-CD4 controlling class representative is required with respect to the following:

     o    any modification or amendment of, or waiver with respect to, the Four
          Seasons Resort Maui Loan Combination or the Mortgage Loan Documents
          that would result in the extension of the applicable maturity date, a reduction in the applicable mortgage rate borne thereby or the monthly payment, or any prepayment premium, exit fee or yield maintenance charge payable thereon or a deferral or forgiveness of interest on or principal of the Four Seasons Resort Maui Loan Combination, modification or waiver of any other monetary term of the Four Seasons
          Resort Maui Loan Combination relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of the Four Seasons Resort
          Maui Loan Combination which restricts the borrower from incurring additional indebtedness or from transferring the related Mortgaged
          Property or any transfer of direct or indirect equity interests in the borrower;

     o    any modification or amendment of, or waiver with respect to the related Mortgage Loan Documents that would result in a discounted pay off;

     o    any foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of the related
          Mortgaged Property securing such specially serviced mortgage loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

     o    any proposed or actual sale of the related Mortgaged Property, the related REO property or mortgage loan (other than in connection with the exercise of the fair value purchase option, the termination of the
          Trust or the purchase by a Mortgage Loan Seller of a Mortgage Loan in connection with a breach of a representation or a warranty or a document defect);

     o    any release of the related borrower, any guarantor or other obligor from liability;

     o    any determination not to enforce a "due on sale" or "due on encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o    any action to bring the related Mortgaged Property or related REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Mortgaged
          Property or REO property;

     o    any substitution or release of collateral or acceptance of additional collateral for such mortgage loan including the release of additional collateral for such Loan Combination unless required by the underlying
          Mortgage Loan Documents (other than any release made in connection with the grant of a non material easement or right of way or other non material release such as a "curb cut");

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     o    consenting to any new lease or any amendment, modification, waiver or termination of any lease, in each case to the extent lender's approval is required under the related loan documents;

     o    any adoption or approval of a plan in a bankruptcy of the related borrower;

     o    any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the related
          Mortgage Loan Documents) or any waiver, modification or amendment of any insurance requirements under the related Mortgage Loan Documents;
          and

     o    any consent, waiver or approval with respect to any change in the property manager at the Mortgaged Property securing the Four Seasons
          Resort Maui Loan Combination.

     Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special
Servicer or the Master Servicer by the series CD 2007-CD4 controlling class representative or its designee, in no event will the Special Servicer or the
Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Servicing Standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related Mortgage
Loan Documents.

     Termination of Special Servicer. The series CD 2007-CD4 controlling class representative (or its designee) will be entitled to terminate the special servicer with respect to the special servicing of the Four Seasons Resort Maui
Loan Combination at any time and to appoint a replacement special servicer with or without cause, subject to satisfaction of the conditions contained in the series CD 2007-CD4 pooling and servicing agreement, and will provide prompt notice to the holders of the Four Seasons Resort Maui Pari Passu Non-Trust Loan
that it intends to remove the special servicer for the Four Seasons Resort Maui
Mortgage Loan. Any successor special servicer will be required to have the rating specified in the related intercreditor agreement and such appointment will be subject to receipt of a "no downgrade" letter from the Rating Agencies.

     The CGM AmeriCold Portfolio Loan Combination.

     General. The CGM AmeriCold Portfolio Mortgage Loan, representing 2.7% of the Initial Mortgage Pool Balance and 3.2% of the Initial Loan Group No. 1
Balance, has a cut-off date principal balance of $180,000,000. The CGM AmeriCold
Portfolio Mortgage Loan is evidenced by a promissory note currently held by
Citigroup Global Markets Realty Corp. The CGM AmeriCold Portfolio Mortgage Loan
is one of four mortgage loans, together referred to as the CGM AmeriCold
Portfolio Loan Combination, that are all: (a) obligations of the same borrowers;
(b) secured by the same mortgage instrument(s) encumbering the CGM AmeriCold
Portfolio Mortgaged Properties; (c) cross-defaulted with each other; and (d)
entitled to payments of interest and principal on a pro rata and pari passu basis.

     Each CGM AmeriCold Portfolio Pari Passu Non-Trust Loan (a) is evidenced by a separate promissory note held by Citigroup Global Markets Realty Corp. and (b)
has the same interest rate and maturity date as the CGM AmeriCold Portfolio
Mortgage Loan. The three CGM AmeriCold Portfolio Pari Passu Non-Trust Loans have unpaid principal balances as of the cut-off date of $50,000,000, $50,000,000 and
$45,000,000, respectively, and the entire CGM AmeriCold Portfolio Loan
Combination has an unpaid principal balance as of the cut-off date of
$325,000,000.

     None of the CGM AmeriCold Portfolio Pari Passu Non-Trust Loans will be transferred to the issuing entity. It is expected that the CGM AmeriCold
Portfolio Pari Passu Non-Trust Loans will be transferred to third-party institutional investors or included in separate commercial mortgage securitization transactions or disposed of through a combination of these exit strategies. However, the CGM AmeriCold Portfolio Pari Passu Non-Trust Loans will be serviced, along with the CGM AmeriCold Portfolio Mortgage Loan, under the series CD 2007-CD4 pooling and servicing agreement by the master servicer and the special servicer and in accordance with the CGM

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AmeriCold Portfolio Co-Lender Agreement, generally as if each CGM AmeriCold
Portfolio Pari Passu Non-Trust Loan was a mortgage loan in the trust fund.

     Payments. Pursuant to the CGM AmeriCold Portfolio Co-Lender Agreement,
following the allocation of payments to each mortgage loan in the CGM AmeriCold
Portfolio Loan Combination in accordance with the related loan documents, collections on the CGM AmeriCold Portfolio Loan Combination will be allocated
(after application to certain related unreimbursed or unpaid costs and expenses, including outstanding advances, together with interest thereon, and unpaid servicing compensation) generally in the following manner:

     o    first, to the CGM AmeriCold Portfolio Mortgage Loan and the CGM
          AmeriCold Portfolio Pari Passu Non-Trust Loans, on a pro rata and pari passu basis, in an amount up to all accrued and unpaid interest (other than Default Interest) on the respective principal balances of such mortgage loans (net of related master servicing fees), until all such interest is paid in full;

     o    second, to the CGM AmeriCold Portfolio Mortgage Loan and the CGM
          AmeriCold Portfolio Pari Passu Non-Trust Loans, on a pari passu basis, their respective pro rata portions (based on balance) of any payments and other collections of principal with respect to the CGM AmeriCold
          Portfolio Loan Combination;

     o    third, to the CGM AmeriCold Portfolio Mortgage Loan and the CGM
          AmeriCold Portfolio Pari Passu Non-Trust Loans, on a pari passu basis, their respective pro rata portions (based on balance) of any prepayment consideration on the CGM AmeriCold Portfolio Loan
          Combination, to the extent actually paid by the borrower;

     o    fourth, to the CGM AmeriCold Portfolio Mortgage Loan and the CGM
          AmeriCold Portfolio Pari Passu Non-Trust Loans, their respective pro rata portions (based on balance) of any late payment charges and
          Default Interest (after application as provided in the series CD
          2007-CD4 pooling and servicing agreement), to the extent actually paid by the borrower, based on their respective principal balances;

     o    fifth, following a payment application trigger event with respect to the CGM AmeriCold Portfolio Loan Combination, on a pari passu basis, their respective pro rata portions of any unpaid excess interest accrued with respect to any replacement notes representing the CGM
          AmeriCold Portfolio Pari Passu Non-Trust Loans; and

     o    sixth, if any excess amount is paid by the borrower and is not required to be returned to the borrower or to any other party under the loan documents, pro rata (by balance) to the CGM AmeriCold
          Portfolio Mortgage Loan and the CGM AmeriCold Portfolio Pari Passu
          Non-Trust Loans.

     CGM AmeriCold Portfolio Co-Lender Agreement. The respective rights of the
CGM AmeriCold Portfolio Pari Passu Non-Trust Loan Noteholders and the issuing entity, as holder of the promissory note for the CGM AmeriCold Portfolio
Mortgage Loan, will be governed by a co-lender agreement (the "CGM AmeriCold
Portfolio Co-Lender Agreement").

     Rights of the CGM AmeriCold Portfolio Controlling Party. With respect to the CGM AmeriCold Portfolio Loan Combination, the special servicer will, in general, not be permitted to take, or consent to the master servicer's taking, any of the following actions, among others, under the series CD 2007-CD4 pooling and servicing agreement with respect to the CGM AmeriCold Portfolio Loan
Combination, as to which the CGM AmeriCold Portfolio Controlling Party has objected within 15 business days of having been notified thereof in writing and receiving the information reasonably necessary to make an informed decision with respect thereto:

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     o    any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of the related mortgaged real properties following a default,

     o    any modification, extension, amendment or waiver of a monetary term
          (including the timing of payments, but excluding the waiver of default charges) or any material non monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the CGM AmeriCold Portfolio Loan Combination,

     o    any proposed sale of an REO Property for less than the outstanding principal balance of, together with accrued interest on, the CGM
          AmeriCold Portfolio Loan Combination,

     o    any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the CGM AmeriCold Portfolio Loan
          Combination,

     o    any determination to bring a CGM AmeriCold Portfolio Mortgaged
          Property securing a specially serviced mortgage loan in the CGM
          AmeriCold Portfolio Loan Combination or a related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a CGM AmeriCold Portfolio Mortgaged
          Property securing a specially serviced mortgage loan in the CGM
          AmeriCold Portfolio Loan Combination or a related REO Property,

     o    any release of collateral for a mortgage loan in the CGM AmeriCold
          Portfolio Loan Combination, other than in accordance with the terms of, or upon satisfaction of, such mortgage loan,

     o    any acceptance of substitute or additional collateral for the mortgage loans in the CGM AmeriCold Portfolio Loan Combination, other than in accordance with the terms of such mortgage loan,

     o    any waiver of a "due on sale" or "due on encumbrance" clause with respect to any mortgage loan in the CGM AmeriCold Portfolio Loan
          Combination,

     o    any acceptance of an assumption agreement releasing a borrower from liability under any mortgage loan in the CGM AmeriCold Portfolio Loan
          Combination,

     o    any adoption or approval of a plan in bankruptcy of a related borrower,

     o    any replacement of the property manager or, if applicable, the franchise in respect of a CGM AmeriCold Portfolio Mortgaged Property, if lender approval is required by the loan documents,

     o    any release, waiver or reduction of the amounts of escrows or reserves held in conjunction with the mortgage loans in the CGM AmeriCold
          Portfolio Loan Combination not expressly required by the terms of the loan documents or under applicable law,

     o    any renewal or replacement of the then existing insurance policies to the extent that the renewal or replacement policy does not comply with the terms of the loan documents or any material waiver, modification or amendment of any material insurance requirements under the loan documents, in each case if lender's approval is required by the loan documents, and

     o    any approval of a material capital expenditure, if lender's approval is required by the loan documents;

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series CD 2007-CD4 certificateholders and the CGM AmeriCold Portfolio Pari Passu Non-Trust Loan

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Noteholders, as a collective whole, then the special servicer may take any such action without waiting for the response of the CGM AmeriCold Portfolio
Controlling Party.

     The CGM AmeriCold Controlling Party is required to consult on a non-binding basis with the holders of the CGM AmeriCold Portfolio Pari Passu Non-Trust
Loans, with respect to the actions covered by the immediately preceding paragraph, but in the event that the CGM AmeriCold Portfolio Controlling Party and the holders of the CGM AmeriCold Portfolio Pari Passu Non-Trust Loans
disagree, the CGM AmeriCold Portfolio Co-Lender Agreement provides that the CGM
AmeriCold Controlling Party's decision will be binding upon the holders of the
CGM AmeriCold Portfolio Pari Passu Non-Trust Loans.

     Purchase Option. If and for so long as the CGM AmeriCold Portfolio Loan
Combination remains a specially serviced mortgage loan and upon the date when any monthly payment becomes at least 60 days delinquent, then the issuing entity, as holder of the promissory note for the CGM AmeriCold Portfolio
Mortgage Loan, and the CGM AmeriCold Portfolio Pari Passu Non-Trust Loan
Noteholders will each have the option to purchase the entire remaining portion of the CGM AmeriCold Portfolio Loan Combination (with preference to be given to the first such party to exercise such option) at a price at least equal to the sum of (i) the unpaid principal balance of the CGM AmeriCold Portfolio promissory notes to be purchased, together with all accrued unpaid interest on those notes (other than Default Interest) to but not including the date of such purchase, (ii) all other sums (in addition to principal and interest) then due and owing under the terms of such CGM AmeriCold Portfolio promissory notes
(excluding, however, default interest and prepayment premiums), (iii) all expenses (including amounts incurred by and owing to the related holders of the
CGM AmeriCold Portfolio promissory notes, the master servicer and the special servicer, if any) associated with the subject purchase, and (iv) to the extent related or allocable to such CGM AmeriCold Portfolio promissory notes, any amount in respect of servicing compensation, debt service advances (without duplication of amounts payable under clause (i) above), servicing advances
(including the amount of any servicing advance that has been previously reimbursed as a nonrecoverable advance out of general collections of principal on the mortgage pool for a securitization trust holding a CGM AmeriCold
Portfolio promissory note (but only to the extent such amounts have not been reimbursed to such trust)), and advance interest on all such advances, which are, at the time of purchase, payable or reimbursable to the holders of the CGM
AmeriCold Portfolio promissory notes, the master servicer or the special servicer or any other person under (x) any servicing agreement, (y) the CGM
AmeriCold Portfolio Co-Lender Agreement and/or (z) with respect to any such amount in respect of advance interest on debt service advances, any securitization agreement governing a securitization trust holding a CGM
AmeriCold Portfolio promissory note; provided that no liquidation fee to any servicer or special servicer will be due and payable if such CGM AmeriCold
Portfolio promissory notes are purchased within 60 days of the transfer of such
CGM AmeriCold Portfolio promissory notes to the special servicer). In any event, however, that price will not include any default interest, late payment charges or prepayment consideration. Any holder of a promissory note evidencing a mortgage loan that is part of the CGM AmeriCold Portfolio Loan Combination will be entitled to appoint a representative to exercise the purchase option described in this paragraph, which representative will, in the case of the issuing entity, be the CD 2007-CD4 controlling class representative pursuant to the series CD 2007-CD4 pooling and servicing agreement.

     In addition, if the CGM AmeriCold Portfolio Mortgage Loan becomes a
Defaulted Mortgage Loan, then for 30 days following the 15-day period during which the special servicer may exercise the Purchase Option with respect to the
CGM AmeriCold Portfolio Mortgage Loan, but prior to the Majority Controlling
Class Certificateholder again being able to exercise that Purchase Option, any
CGM AmeriCold Portfolio Pari Passu Non-Trust Loan Noteholder will be entitled to exercise the Purchase Option as to the CGM AmeriCold Portfolio Mortgage Loan.

     Furthermore, the CGM AmeriCold Portfolio Pari Passu Non-Trust Loan
Noteholders will have a fair value purchase option with respect to the CGM
AmeriCold Portfolio Mortgage Loan as described under "The Series CD 2007-CD4
Pooling and Servicing Agreement--Fair Value Purchase Option."

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     Termination of Special Servicer. The CGM AmeriCold Portfolio Controlling
Party may terminate an existing special servicer with respect to, but solely with respect to, the CGM AmeriCold Portfolio Loan Combination, with or without cause, and appoint a successor to any special servicer with respect to, but solely with respect to, the CGM AmeriCold Portfolio Loan Combination that has resigned or been terminated, subject to receipt by the trustee of the items described in clauses 1. and 2. of the first paragraph under the heading "The
Series CD 2007-CD4 Pooling and Servicing Agreement--Replacement of the Special
Servicer."

     The DB AmeriCold Portfolio Loan Combination.

     General. The DB AmeriCold Portfolio Loan, representing approximately 2.7%
of the Initial Mortgage Pool Balance and approximately 3.2% of the Initial Loan
Group No. 1 Balance, is one of five mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Properties (the "DB AmeriCold Portfolio Mortgaged
Properties"). The DB AmeriCold Portfolio Loan, evidenced by promissory note
A-1A, has a cut-off date principal balance of $180,000,000. The mortgage loans evidenced by promissory notes A-1B, A-2A, A-2B and A-2C are collectively referred to in this free writing prospectus as the "DB AmeriCold Portfolio Pari
Passu Companion Loans." The mortgage loans evidenced by promissory notes A-2A,
A-2B and A-2C are also referred to in this free writing prospectus as the "DB
AmeriCold Portfolio A2 Pari Passu Companion Loans." The DB AmeriCold Portfolio
Pari Passu Companion Loans are not included in the trust. The DB AmeriCold Note
A-2A is an asset in J.P. Morgan Chase Commercial Mortgage Securities Trust
2007-CIBC18 ("JPMCC 2007-CIBC18").

     Distributions. The holders of the DB AmeriCold Portfolio Loan Combination
(the "DB AmeriCold Portfolio Noteholders") have entered into an intercreditor agreement that sets forth the respective rights of each holder of the DB
AmeriCold Portfolio Loan Combination (the "DB AmeriCold Portfolio Intercreditor
Agreement") and provides, in general, that:

     o    the DB AmeriCold Portfolio Loan and the DB AmeriCold Portfolio Pari
          Passu Companion Loans are of equal priority with each other and no portion of either of them will have priority or preference over the other; and

     o    all payments, proceeds and other recoveries on or in respect of the DB
          AmeriCold Portfolio Loan and the DB AmeriCold Portfolio Pari Passu
          Companion Loans will be applied to the DB AmeriCold Portfolio Loan and the DB AmeriCold Portfolio Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances
          (subject, in each case, to the payment and reimbursement rights of the
          Master Servicer, the Special Servicer, and the Trustee) in accordance with the terms of the series JPMCC 2007-CIBC pooling and servicing agreement.

     Consultation and Consent. Under the terms of the DB AmeriCold Portfolio
Intercreditor Agreement, the servicer and the special servicer under the series
JPMCC 2007-CIBC pooling and servicing agreement are required, prior to taking or not taking any action that is defined as a major decision, to notify the DB
AmeriCold Portfolio Controlling Holder of any proposal to take (or not take) any such action and to receive the written approval of the DB AmeriCold Portfolio
Controlling Holder; provided that if the DB AmeriCold Portfolio Controlling
Holder does not approve or disapprove the proposed action within ten business days (or such shorter period if so provided for consent under the related mortgage loan documents), consent shall be deemed to have been approved by the
DB AmeriCold Portfolio Controlling Holder. The DB AmeriCold Portfolio
Intercreditor Agreement provides that the Directing Holder's decision will be binding upon the holders of the DB AmeriCold Portfolio Pari Passu Companion
Loans):

          (1) any modification of, or waiver with respect to, the DB AmeriCold
     Portfolio Loan Combination that would result in the extension of the maturity date, a reduction in the interest rate or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the
     DB

                                      139

     AmeriCold Portfolio Loan Combination or a modification or waiver of any other monetary term of the DB AmeriCold Portfolio Loan Combination relating to the amount of any payment of principal or interest or any other sums due and payable under the DB AmeriCold Portfolio Loan Combination documents or a modification or waiver of any material non-monetary provision of the DB
     AmeriCold Portfolio Loan Combination, including, but not limited to, provisions that restrict the related borrower or its equity owners from incurring additional indebtedness or transferring interests in the DB
     AmeriCold Portfolio Mortgaged Properties or the related borrower;

          (2) any modification of, or waiver with respect to, the DB AmeriCold
     Portfolio Loan Combination that would result in a discounted pay-off of the
     DB AmeriCold Portfolio Loan Combination;

          (3) any foreclosure upon or comparable conversion (which may include acquisition of an REO property) of the ownership of the DB AmeriCold
     Portfolio Mortgaged Property or any acquisition of the DB AmeriCold
     Portfolio Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies following an event of default;

          (4) any sale of all or any portion of the DB AmeriCold Portfolio
     Mortgaged Property or REO property;

          (5) any action to bring the DB AmeriCold Portfolio Mortgaged Property or REO property into compliance with any laws relating to hazardous materials;

          (6) the sale of the DB AmeriCold Portfolio Loan Combination for less than the outstanding principal balance of the DB AmeriCold Portfolio Loan
     Combination plus all accrued and unpaid interest thereon;

          (7) any substitution or release of collateral for the DB AmeriCold
     Portfolio Loan Combination;

          (8) any release of the related borrower or guarantor from liability with respect to the DB AmeriCold Portfolio Loan Combination including, without limitation, by acceptance of an assumption of the DB AmeriCold
     Portfolio Loan Combination by a successor borrower or replacement guarantor;

          (9) any determination not to enforce a "due-on-sale" or
     "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

          (10) any transfer of the DB AmeriCold Portfolio Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in the related borrower, except in each case as expressly permitted by the DB AmeriCold Portfolio Loan Combination documents;

          (11) any incurring of additional debt by the related borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the related borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed and any waiver of or amendment or modification to the terms of any such document or agreement;

          (12) any approval of a replacement special servicer for the DB
     AmeriCold Portfolio Loan Combination (other than in connection with the
     Trustee's becoming the successor special servicer upon

                                      140

     the occurrence of an event of default under the series JPMCC 2007-CIBC pooling and servicing agreement with respect to the applicable Special
     Servicer);

          (13) consenting to any modification or waiver of any provision of any
     DB AmeriCold Portfolio Loan Combination documents governing the types, nature or amounts of insurance coverage required to be obtained and maintained by the related borrower;

          (14) approval of any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required by the
     DB AmeriCold Portfolio Loan Combination documents);

          (15) the execution, renewal or material modification of any major lease, to the extent lender approval is required by the DB AmeriCold
     Portfolio Loan Combination documents;

          (16) approval of the termination or replacement of a manager or of the execution, termination, renewal or material modification of any management agreement, to the extent lender approval is required by the DB AmeriCold
     Portfolio Loan Combination documents;

          (17) any waiver of amounts required to be deposited into escrow reserve accounts under the DB AmeriCold Portfolio Loan Combination documents, or any amendment to any of the DB AmeriCold Portfolio Loan
     Combination documents that would modify the amount required to be deposited into reserve accounts established under the DB AmeriCold Portfolio Loan
     Combination documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

          (18) the settlement of any insurance claim or condemnation proceeding for a cash payment that will be applied to the principal amount of the DB
     AmeriCold Portfolio Loan Combination, if such settlement would result in a shortfall of amounts due and payable to the DB AmeriCold Portfolio
     Noteholders;

          (19) the approval or adoption of any annual budget for, or material alteration at, the DB AmeriCold Portfolio Mortgaged Property (if lender approval is required by the DB AmeriCold Portfolio Loan Combination documents);

          (20) (A) the release to the related borrower of any escrow to which the related borrower is not entitled under the DB AmeriCold Portfolio Loan
     Combination documents or under applicable law; and (B) the approval of significant repair or renovation projects (other than in connection with casualty or condemnation events) that are intended to be funded through the disbursement of any funds from any reserve accounts established in accordance with the DB AmeriCold Portfolio Loan Combination documents (to the extent the lender's consent is required by the DB AmeriCold Portfolio
     Loan Combination documents);

          (21) the waiver or modification of any documentation relating to the guarantor's obligations under the guaranty; or

          (22) any other action which the DB AmeriCold Portfolio Controlling
     Holder has given the right to approve under the series JPMCC 2007-CIBC18 pooling and servicing agreement.

     Servicing. Under the terms of the DB AmeriCold Portfolio Intercreditor
Agreement, the DB AmeriCold Portfolio Loan Combination will be serviced and administered pursuant to the series JPMCC 2007-CIBC18 pooling and servicing agreement by the master servicer and the applicable special servicer for the series JPMCC 2007-CIBC pooling and servicing agreement, according to the servicing standards under the series JPMCC 2007-CIBC pooling and servicing agreement.

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     Sale of Defaulted Mortgage Loan. If the DB AmeriCold Portfolio Mortgage
Loan becomes a Defaulted Mortgage Loan, the DB AmeriCold Portfolio Controlling
Holder has the option to purchase the DB AmeriCold Portfolio Mortgage Loan, subject to a fair value purchase option, pursuant to the series JPMCC
2007-CIBC18 pooling and servicing agreement.

     Termination of Special Servicer. The DB AmeriCold Portfolio Controlling
Holder will be entitled to terminate the special servicer under the series JPMCC
2007-CIBC18 pooling and servicing agreement and appoint a replacement special servicer, at any time with or without cause, in accordance with the conditions contained in the series JPMCC 2007-CIBC18 pooling and servicing agreement.

     The JQH Hotel Portfolio Loan Combination.

     General. With respect to the mortgage loan known as the "JQH Hotel
Portfolio B-Note" loan (the "JQH Hotel Portfolio B-Note Mortgage Loan), representing approximately 0.1% of the Initial Mortgage Pool Balance and 0.1% of
the Initial Loan Group No. 1 Balance and with a Cut-off Date Balance of
$9,888,519, the related mortgaged real property also secures one (1) other mortgage loan (the "JQH Hotel Portfolio Senior Non-Trust Loan" and, together with the JQH Hotel Portfolio B-Note Mortgage Loan, the "JQH Hotel Portfolio Loan
Combination"). The JQH Hotel Portfolio Senior Non-Trust Loan is senior in right of payment to the JQH Hotel Portfolio B-Note Mortgage Loan and has a Cut-off
Date Balance of $150,305,493. The JQH Hotel Portfolio B-Note Mortgage Loan and
the JQH Hotel Portfolio Senior Non-Trust Loan have the same maturity date and amortization term. The JQH Hotel Portfolio Senior Non-Trust Loan has the interest rate of 5.61% per annum. Only the JQH Hotel Portfolio B-Note Mortgage
Loan is included in the Trust. The JQH Hotel Portfolio Senior Non-Trust Loan is
not an asset of the Trust.

     The JQH Hotel Portfolio Senior Non-Trust Loan is an asset in J.P. Morgan
Chase Commercial Mortgage Securities Trust 2006-LDP7 ("JPMCC 2006-LDP7").

     For the purpose of the information presented in this offering prospectus with respect to the JQH Hotel Portfolio B-Note Mortgage Loan, the loan per net rentable area ratio, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the JQH Hotel Portfolio Loan
Combination.

     Servicing. The JQH Hotel Portfolio Loan Combination will be serviced pursuant to the terms of the J.P. Morgan Chase Commercial Mortgage Securities
Trust 2006-LDP7, Series JPMCC 2006-LDP7 pooling and servicing agreement and the
JQH Hotel Portfolio Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the JQH Hotel Portfolio
Loan Combination will be effected in accordance with the JPMCC 2006-LDP7 pooling and servicing agreement and the JQH Hotel Portfolio Co-Lender Agreement). The
master servicer or the trustee, as applicable, under the JPMCC 2006-LDP7 pooling and servicing agreement will be obligated to make any required property protection advances with respect to the JQH Hotel Portfolio Loan Combination unless the master servicer, the special servicer or the trustee, as applicable, under the JPMCC 2006-LDP7 pooling and servicing agreement determines that such an advance would not be recoverable from collections on the JQH Hotel Portfolio
Loan Combination.

     Distributions. If no monetary event of default or non-monetary event of default which causes the JQH Hotel Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment of the JQH Hotel
Portfolio Loan Combination, whether received in the form of monthly debt service payments, cure payments, penalty charges, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower) will be applied in the following order of priority:

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          (i) first, to the holder of the JQH Hotel Portfolio Senior Non-Trust
     Loan (or any servicer or trustee, if applicable) up to the amount of any unreimbursed costs paid or advanced by such person (including interest on advances), with respect to the mortgaged real property or the JQH Hotel
     Portfolio Senior Non-Trust Loan pursuant to the JQH Hotel Portfolio
     Co-Lender Agreement or the JPMCC 2006-LDP7 pooling and servicing agreement;

          (ii) second, to the master servicer, the applicable accrued and unpaid servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the
     JQH Hotel Portfolio Loan Combination under the JQH Hotel Portfolio
     Co-Lender Agreement or the JPMCC 2006-LDP7 pooling and servicing agreement;

          (iii) third, to the holder of the JQH Hotel Portfolio Senior Non-Trust
     Loan, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

          (iv) fourth, to the holder of the JQH Hotel Portfolio Senior Non-Trust
     Loan, in an amount equal to its pro rata portion of any payments received on account of principal with respect to the JQH Hotel Portfolio Loan
     Combination in accordance with its percentage interest in the JQH Hotel
     Portfolio Loan Combination;

          (v) fifth, to the holder of the JQH Hotel Portfolio B-Note Mortgage
     Loan, up to the amount of any unreimbursed advances (including cure payments) made by the holder of the JQH Hotel Portfolio B-Note Mortgage
     Loan and costs paid by the holder of the JQH Hotel Portfolio B-Note
     Mortgage Loan with respect to the JQH Hotel Portfolio B-Note Mortgage Loan or the mortgaged real property pursuant to the JQH Hotel Portfolio
     Co-Lender Agreement or the JPMCC 2006-LDP7 pooling and servicing agreement;

          (vi) sixth, to the holder of the JQH Hotel Portfolio B-Note Mortgage
     Loan, in an amount equal to interest accrued at the "prime rate" (as specified in the JQH Hotel Portfolio Co-Lender Agreement) on the portion of any advances (including cure payments) made by the holder of the JQH Hotel
     Portfolio B-Note Mortgage Loan;

          (vii) seventh, to the holder of the JQH Hotel Portfolio B-Note
     Mortgage Loan, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

          (viii) eighth, to the holder of the JQH Hotel Portfolio B-Note
     Mortgage Loan, in an amount equal to its pro rata portion of any payments received on account of principal with respect to the JQH Hotel Portfolio
     Loan Combination in accordance with its respective percentage interest;

          (ix) ninth, pro rata, (a) to the holder of the JQH Hotel Portfolio
     Senior Non-Trust Loan, its pro rata portion of any penalty charges and any interest accrued at the default rate and (b) to the holder of the JQH Hotel
     Portfolio B-Note Mortgage Loan, its pro rata portion of any penalty charges and any interest accrued at the default rate (in each case, net of any interest on advances payable to the holder of the JQH Hotel Portfolio
     Senior Non-Trust Loan (or any servicer or trustee) or the holder of the JQH
     Hotel Portfolio B-Note Mortgage Loan; and

          (x) tenth, any remaining amounts, to the holder of the JQH Hotel
     Portfolio Senior Non-Trust Loan and the holder of the JQH Hotel Portfolio
     B-Note Mortgage Loan in accordance with their respective percentage interests.

     If a monetary event of default or non-monetary event of default which causes the JQH Hotel Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment of the JQH Hotel Portfolio Loan
Combination, whether received in the form of monthly debt service payments, cure payments, penalty charges, balloon

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payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged real property or released to the borrower) will be applied in the following order of priority:

          (i) first, to the holder of the JQH Hotel Portfolio Senior Non-Trust
     Loan (or any servicer or trustee, if applicable) up to the amount of any unreimbursed costs paid or advanced by such person (including interest on advances), with respect to the mortgaged real property or the JQH Hotel
     Portfolio Senior Non-Trust Loan pursuant to the JQH Hotel Portfolio
     Co-Lender Agreement or the JPMCC 2006-LDP7 pooling and servicing agreement;

          (ii) second, to the master servicer, the applicable accrued and unpaid servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the
     JQH Hotel Portfolio Loan Combination under the JQH Hotel Portfolio
     Co-Lender Agreement or the JPMCC 2006-LDP7 pooling and servicing agreement;

          (iii) third, to the holder of the JQH Hotel Portfolio Senior Non-Trust
     Loan, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

          (iv) fourth, to the holder of the JQH Hotel Portfolio Senior Non-Trust
     Loan, in an amount equal to the outstanding principal balance of the JQH
     Hotel Portfolio Senior Non-Trust Loan, until such principal balance has been paid in full;

          (v) fifth, to the holder of the JQH Hotel Portfolio B-Note Mortgage
     Loan, up to the amount of any unreimbursed advances (including cure payments) made by the holder of the JQH Hotel Portfolio B-Note Mortgage
     Loan and costs paid by the holder of the JQH Hotel Portfolio B-Note
     Mortgage Loan with respect to the JQH Hotel Portfolio B-Note Mortgage Loan or the mortgaged real property pursuant to the JQH Hotel Portfolio
     Co-Lender Agreement or the JPMCC 2006-LDP7 pooling and servicing agreement;

          (vi) sixth, to the holder of the JQH Hotel Portfolio B-Note Mortgage
     Loan, in an amount equal to interest accrued at the "prime rate" (as specified in the JQH Hotel Portfolio Co-Lender Agreement) on the portion of any advances (including cure payments) made by the holder of the JQH Hotel
     Portfolio B-Note Mortgage Loan;

          (vii) seventh, to the holder of the JQH Hotel Portfolio B-Note
     Mortgage Loan, in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

          (viii) eighth, to the holder of the JQH Hotel Portfolio B-Note
     Mortgage Loan, in an amount equal to the outstanding principal balance of the JQH Hotel Portfolio B-Note Mortgage Loan, until such principal balance has been paid in full;

          (viii) ninth, pro rata, (a) to the holder of the JQH Hotel Portfolio
     Senior Non-Trust Loan, its pro rata portion of any penalty charges and any interest accrued at the default rate and (b) to the holder of the JQH Hotel
     Portfolio B-Note Mortgage Loan, its pro rata portion of any penalty charges and any interest accrued at the default rate (in each case, net of any interest on advances payable to the holder of the JQH Hotel Portfolio
     Senior Non-Trust Loan (or any servicer or trustee) or the holder of the JQH
     Hotel Portfolio B-Note Mortgage Loan; and

          (x) tenth, any remaining amounts, to the holder of the JQH Hotel
     Portfolio Senior Non-Trust Loan and the holder of the JQH Hotel Portfolio
     B-Note Mortgage Loan in accordance with their respective percentage interests.

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     JQH Hotel Portfolio Controlling Holder. The term "JQH Hotel Portfolio
Controlling Holder" will mean, as of any date of determination, (i) the holder of the JQH Hotel Portfolio B-Note Mortgage Loan unless (x) the holder of the JQH
Hotel Portfolio B-Note Mortgage Loan is the related borrower or an affiliate of the borrower or (y) a control appraisal event as described below has occurred and is continuing, or (ii) if the holder of the JQH Hotel Portfolio B-Note
Mortgage Loan is the related borrower or an affiliate of the borrower or a control appraisal event, as described below, has occurred and is continuing with respect to the JQH Hotel Portfolio B-Note Mortgage Loan, the holder of the JQH
Hotel Portfolio Senior Non-Trust Loan. For purposes of the foregoing, a "control appraisal event" will be deemed to have occurred with respect to the JQH Hotel
Portfolio B-Note Mortgage Loan if and so long as (a)(1) the initial principal balance of the JQH Hotel Portfolio B-Note Mortgage Loan minus (2) the sum of (x)
any payments of principal allocated to, and received on, the JQH Hotel Portfolio
B-Note Mortgage Loan, (y) any Appraisal Reduction Amount allocated to the JQH
Hotel Portfolio B-Note Mortgage Loan and (z) any losses realized with respect to the JQH Hotel Portfolio B-Note Mortgage Loan, is less than (b) 25% of (1) the initial principal balance of the JQH Hotel Portfolio B-Note Mortgage Loan, minus
(2) any payments of principal allocated to, and received on, the JQH Hotel
Portfolio B-Note Mortgage Loan; provided that the holder of the JQH Hotel
Portfolio B-Note Mortgage Loan can avoid such a control appraisal event by posting cash collateral or a standby letter of credit satisfying the requirements, including with respect to the amount thereof and the ratings of any letter of credit provider, set forth in the JQH Hotel Portfolio Co-Lender
Agreement.

     The JQH Hotel Portfolio Co-Lender Agreement permits the JQH Hotel Portfolio
Controlling Holder to act through a representative. Any rights the holder of the
JQH Hotel Portfolio B-Note Mortgage Loan may have as the JQH Hotel Portfolio
Controlling Holder will be exercised by the series CD 2007-CD4 controlling class representative.

     Rights of the JQH Hotel Portfolio Controlling Holder.

     Consultation and Consent. The applicable master servicer or special servicer, as the case may be, under the JPMCC 2006-LDP7 pooling and servicing agreement will be required to notify the JQH Hotel Portfolio Controlling Holder and receive the written approval of the JQH Hotel Portfolio Controlling Holder prior to taking any of the following actions (collectively, "JQH Hotel Portfolio
Major Decisions"):

     o    any modification or waiver of a monetary term of the JQH Hotel
          Portfolio Loan Combination and any modification of, or waiver that would result in the extension of the maturity date, a reduction in the interest rate on the JQH Hotel Portfolio B-Note Mortgage Loan B or the
          monthly debt service payment payable on the JQH Hotel Portfolio B-Note
          Mortgage Loan or a deferral or forgiveness of interest on or principal of the JQH Hotel Portfolio B-Note Mortgage Loan B or a modification or waiver of any other monetary term of the JQH Hotel Portfolio B-Note
          Mortgage Loan relating to the timing or amount of any payment of principal and interest (other than default interest);

     o    any modification of, or waiver with respect to, the JQH Hotel
          Portfolio Loan Combination that would result in a discounted pay-off of the JQH Hotel Portfolio B-Note Mortgage Loan;

     o    any foreclosure upon or comparable conversion (which may include any acquisition of an REO property) of the ownership of the mortgaged real property or any acquisition of the mortgaged real property by deed-in-lieu of foreclosure;

     o    any sale of the JQH Hotel Portfolio Loan Combination, the mortgaged real property or REO property;

     o    any release of the related borrower or any guarantor from liability with respect to the JQH Hotel Portfolio Loan Combination;

                                      145

     o    any waiver of or determination not to enforce a "due-on-sale" or
          "due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower);

     o    any action to bring the mortgaged real property or an REO property into compliance with environmental laws;

     o    any substitution or release of collateral for the JQH Hotel Portfolio
          B-Note Mortgage Loan, except as permitted by the related loan documents;

     o    any transfer of the mortgaged real property or any portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower by a person entitled to exercise voting rights, directly or indirectly, in the related borrower, except in each case as permitted by the related loan documents;

     o    any incurrence of additional debt by the related borrower or any mezzanine financing by any beneficial owner of the related borrower;

     o    the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower;

     o    any proposed modification or waiver of any provision of the related loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

     o    any renewal or replacement of the then existing insurance policies (to the extent the lender's approval is required under the applicable loan documents);

     o    the termination or replacement of a property manager or execution, termination, renewal or material modification of any property management agreement, to the extent lender's approval is provided for under the related loan documents;

     o    any releases of reserve funds or related letters of credit or adjustment to the amounts of reserve funds required under the related loan agreement with respect to the mortgaged real property;

     o    any approval of an annual budget of the related borrower, to the extent lender's approval is provided for under the related loan documents;

     o    the execution, termination, renewal or material modification of any material lease, to the extent lender's approval is provided for under the related loan documents; and

     o    any alterations or improvements to the mortgaged real property, to the extent lender's approval is provided for under the related loan documents.

     The JQH Hotel Portfolio Controlling Holder will have ten (10) business days after receipt of notice within which to approve or reject a JQH Hotel Portfolio
Major Decision, provided that if the special servicer under the JPMorgan
2006-LDP7 pooling and servicing agreement determines in accordance with the applicable servicing standard that immediate action is necessary to protect the interests of the holders of the JQH Hotel Portfolio Loan Combination (as a collective whole), the special servicer is permitted to take the proposed action without waiting for the response of the JQH Hotel Portfolio Controlling Holder.
If the JQH Hotel Portfolio Controlling Holder fails to approve or reject such
JQH Hotel Portfolio Major Decision within ten (10) business days after receipt of notice, such JQH Hotel Portfolio Major Decision will be deemed to have been approved by the JQH Hotel Portfolio Controlling Holder. If the JQH Hotel
Portfolio Controlling Holder objects to the recommended course

                                      146

of action within ten (10) business days, the JPMorgan 2006-LDP7 special servicer will be required to continue to revise the report containing the recommended course of action until the JQH Hotel Portfolio Controlling Holder fails to object, provided that, if the JPMorgan 2006-LDP7 special servicer has not taken the recommended actions within 90 days of the initial report, the JPMorgan
2006-LDP7 special servicer will take the recommended actions described in the most recent report approved or deemed to have been approved by the JQH Hotel
Portfolio Controlling Holder. Notwithstanding, if the JPMorgan 2006-LDP7 special servicer makes a determination in accordance with the applicable servicing standard that such failure to take any action recommended in a report or the taking of any alternate action recommended by the JQH Hotel Portfolio
Controlling Holder, is not in the best interest of the holders of the JQH Hotel
Portfolio Loan Combination as a collective whole, then the JPMorgan 2006-LDP7 special servicer will be required to take the action recommended by the then-current report.

     Notwithstanding the foregoing, the applicable master servicer or the special servicer, as the case may be, under the JPMorgan 2006-LDP7 pooling and servicing agreement may not comply with any advice, direction or objection of the JQH Hotel Portfolio Controlling Holder if such master servicer or special servicer, as the case may be, has determined that such advice, direction or objection would require or cause such master servicer or the special servicer, as the case may be, to violate any law of any applicable jurisdiction, any provision of the JQH Hotel Portfolio Co-Lender Agreement, the related loan documents, the JPMorgan 2006-LDP7 pooling and servicing agreement (including the
REMIC provisions), or such master servicer's or special servicer's, as the case may be, obligation to act in accordance with the applicable servicing standard.

     Removal and Replacement of the Special Servicer. The JQH Hotel Portfolio
Controlling Holder, at its expense, may remove the special servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement with respect to the JQH
Hotel Portfolio Loan Combination at any time with or without cause. Upon any such termination, the JQH Hotel Portfolio Controlling Holder will be required to appoint a successor special servicer in accordance with the terms, conditions and procedures set forth in the series JPMCC 2006-LDP7 pooling and servicing agreement.

     Cure Rights. In the event that the borrower under the JQH Hotel Portfolio
Loan Combination commits a monetary default by failing to make any payment of principal or interest on the JQH Hotel Portfolio Loan Combination by the end of
the applicable notice and grace period or a non-monetary default beyond the applicable notice and grace periods, the holder of the JQH Hotel Portfolio
B-Note Mortgage Loan will have the right, but not the obligation, to cure such default, (1) in the case of a monetary default, within five (5) business days of receipt of notice, and (2) in the case of a non-monetary default, within thirty
(30) days of receipt of notice. At the time a cure payment is made, the holder of the JQH Hotel Portfolio B-Note Mortgage Loan must pay or reimburse the holder of the JQH Hotel Portfolio Senior Non-Trust Loan for all costs, expenses, losses, obligations, damages, penalties, and disbursements imposed on, incurred by holder of the holder of the JQH Hotel Portfolio Senior Non-Trust Loan
(including, without limitation, any advances, interest on advances, default interest, penalty charges and any unpaid servicing fees) during the period of time from the expiration of such grace period until the cure payment is made or a cure is otherwise effected. So long as a monetary default exists that is being cured by the holder of the JQH Hotel Portfolio B-Note Mortgage Loan and the cure period has not expired and the holder of the JQH Hotel Portfolio B-Note Mortgage
Loan is permitted to cure in accordance with the time limit and terms described above, such default will not be treated as an event of default under the JQH
Hotel Portfolio Loan Combination (including for purposes of treating the JQH
Hotel Portfolio Loan Combination as a specially serviced mortgage loan), provided, that, such limitation will not prevent the holder of the JQH Hotel
Portfolio Senior Non-Trust Loan (or the applicable servicer) from sending notices of the default to, or making any demands on, the borrower or any related guarantor or from collecting default interest, late charges or any other similar or applicable amounts from the borrower or guarantor.

     Notwithstanding the foregoing, the right of the holder of the JQH Hotel
Portfolio B-Note Mortgage Loan to cure will be limited to (1) in the case of a monetary default, to five (5) cure events over the life of the JQH Hotel
Portfolio Loan Combination and (2) in the case of a non-monetary default, to four (4) cure events over the life of the JQH Hotel Portfolio Loan Combination.
In addition, there may be no more than three (3) consecutive

                                      147

cure events and no more than four (4) cure events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual "cure event" means the one-month period for which the holder of the JQH Hotel
Portfolio B-Note Mortgage Loan has exercised its cure rights under the JQH Hotel
Portfolio Co-Lender Agreement.

     The cure right of the holder of the JQH Hotel Portfolio B-Note Mortgage
Loan will be exercised by the series CD 2007-CD4 controlling class representative.

     Purchase Option. Upon the occurrence of (i) a monetary event of default or
(ii) a non-monetary event of default under the JQH Hotel Portfolio Loan
Combination which causes the JQH Hotel Portfolio Loan Combination to become a specially serviced mortgage loan, the holder of the JQH Hotel Portfolio B-Note
Mortgage Loan will have the right to purchase the JQH Hotel Portfolio Senior
Non-Trust Loan for the JQH Hotel Portfolio Defaulted Mortgage Loan Purchase
Price, with prior notice given at any time prior to the earliest to occur of (a)
the cure of the triggering event of default, (b) the consummation of a foreclosure sale (or similar proceedings) and (c) the modification of the related loan documents effected in accordance with the terms of the series JPMCC
2006-LDP7 pooling and servicing agreement.

     The purchase option of the holder of the JQH Hotel Portfolio B-Note
Mortgage Loan will be exercised by the series CD 2007-CD4 controlling class representative.

     The "JQH Hotel Portfolio Defaulted Mortgage Loan Purchase Price" means the sum, without duplication, of: (a) the outstanding principal balance of the JQH
Hotel Portfolio Senior Non-Trust Loan; (b) accrued and unpaid interest on the
JQH Hotel Portfolio Senior Non-Trust Loan, up to the end of the accrual period relating to the monthly payment date immediately following the date of purchase;
(c) any unreimbursed advances and interest thereon; (d) any servicing fees and special servicing fees payable to the master servicer or the special servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement; (e) any unreimbursed costs allocable to the JQH Hotel Portfolio Senior Non-Trust Loan;
and (f) if the purchase option is exercised more than sixty (60) days after the triggering event of default, a liquidation fee.

     The MezzCap Loan Combinations.

     General. There are three (3) underlying mortgage loans, which represent
0.1%, 0.1% and 0.03% of the Initial Mortgage Pool Balance and 0.1%, 0.7% and
0.04% of the Initial Loan Group No. 1/2 Balance, respectively, that are secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Bi-Lo Stores, Crown Ridge Apartments and Chestnut Hill IV,
respectively. In each case, the related borrower has encumbered the subject mortgaged real property with junior debt, which constitutes the related
Subordinate Non-Trust Loan. In each case, the aggregate debt consisting of the underlying mortgage loan and the related Subordinate Non-Trust Loan, which two mortgage loans constitute a Loan Combination, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include each of the underlying mortgage loans in the trust fund. Each of those Subordinate
Non-Trust Loans was sold immediately after origination to CBA-Mezzanine Capital
Finance, LLC, and will not be included in the trust fund. We refer to each subject Loan Combination as a "MezzCap Loan Combination."

     In the case of each MezzCap Loan Combination, the underlying mortgage loan and related Subordinate Non-Trust Loan are cross-defaulted. Each such
Subordinate Non-Trust Loan has the same maturity date and prepayment structure as the related underlying mortgage loan. For purposes of the information presented in this offering prospectus with respect to each underlying mortgage loan that is part of a MezzCap Loan Combination, unless the context clearly indicates otherwise, the loan-to-value ratio and debt service coverage ratio information reflects only that underlying mortgage loan and does not take into account the related Subordinate Non-Trust Loan.

                                      148

     In the case of each MezzCap Loan Combination, The trust, as the holder of the underlying mortgage loans, and the respective holders of the Subordinate
Non-Trust Loans are parties to separate intercreditor agreements, each of which we refer to as a related Co-Lender Agreement. The servicing and administration of each underlying mortgage loan (and, to the extent described below, the related Subordinate Non-Trust Loan) that is part of a MezzCap Loan Combination will be performed by the applicable master servicer on behalf of the issuing entity (and, in the case of the related Subordinate Non-Trust Loan, on behalf of the holder of that loan). The applicable master servicer will be required to collect payments with respect to any Subordinate Non-Trust Loan following the occurrence of certain events of default with respect to the related MezzCap Loan
Combination set forth in the related Co-Lender Agreement. The following describes certain provisions of the Co-Lender Agreements for the MezzCap Loan
Combinations.

     Priority of Payments. The rights of the holder of each Subordinate
Non-Trust Loan that is part of a MezzCap Loan Combination to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related underlying mortgage loan to receive such amounts. So long as an A/B Material Default has not occurred or, if an A/B Material Default has occurred but is no longer continuing with respect to a Loan Combination, the borrower under the subject MezzCap Loan Combination will be required to make separate payments of principal and interest to the holder of the related underlying mortgage loan and Subordinate Non-Trust Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust as the holder of the underlying mortgage loans. Any voluntary principal prepayments will be applied as provided in the related loan documents; provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing A/B Material Default. If an A/B
Material Default occurs and is continuing with respect to a MezzCap Loan
Combination, then all amounts tendered by the borrower on the related
Subordinate Non-Trust Loan will be subordinated to all payments due with respect to the subject underlying mortgage loan and the amounts with respect to the applicable MezzCap Loan Combination will be paid in the following manner:

     o    first, to the applicable master servicer, the special servicer, the trustee or the certificate administrator, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     o    second, to the applicable master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

     o    third, to the issuing entity, in an amount equal to interest (other than default interest) due with respect to the subject underlying mortgage loan;

     o    fourth, to the issuing entity, in an amount equal to the principal balance of the subject underlying mortgage loan until paid in full;

     o    fifth, to the issuing entity, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the subject underlying mortgage loan;

     o    sixth, to the holder of the related Subordinate Non-Trust Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the related Subordinate Non-Trust Loan;

     o    seventh, to the holder of the related Subordinate Non-Trust Loan, in an amount equal to interest (other than default interest) due with respect to the related Subordinate Non-Trust Loan;

     o    eighth, to the holder of the related Subordinate Non-Trust Loan, in an amount equal to the principal balance of the related Subordinate
          Non-Trust Loan until paid in full;

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     o    ninth, to the holder of the related Subordinate Non-Trust Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related Subordinate Non-Trust Loan;

     o    tenth, to the issuing entity and the holder of the related Subordinate
          Non-Trust Loan, in that order, in an amount equal to any unpaid default interest accrued on the subject underlying mortgage loan and the related Subordinate Non-Trust Loan, respectively;

     o    eleventh, to the issuing entity and the holder of the related
          Subordinate Non-Trust Loan, pro rata, based upon the initial principal balances, any amounts actually collected that represent late payment charges, other than a prepayment premium or default interest, that are not payable to the applicable master servicer, the special servicer, the trustee or the certificate administrator; and

     o    twelfth, any excess, to the issuing entity and the holder of the related Subordinate Non-Trust Loan, pro rata, based upon the initial principal balances.

     Notwithstanding the foregoing, amounts payable with respect to a
Subordinate Non-Trust Loan that is part of a MezzCap Loan Combination will not be available to cover all costs and expenses associated with the related underlying mortgage loan. Unless an A/B Material Default exists with respect to a MezzCap Loan Combination, payments of principal and interest with respect to the related Subordinate Non-Trust Loan will be made directly by the borrower to the holder of the related Subordinate Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund Expenses. For example, a Servicing
Transfer Event could occur with respect to a MezzCap Loan Combination, giving rise to special servicing fees, at a time when no A/B Material Default exists.
In addition, following the resolution of all Servicing Transfer Events (and presumably all A/B Material Defaults) with respect to a MezzCap Loan
Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to any Subordinate Non-Trust Loan that is part of a MezzCap Loan
Combination will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to an underlying mortgage loan that is part of a MezzCap Loan Combination, as well as interest on related advances and various other servicing expenses, will be payable out of collections allocable to that underlying mortgage loan and/or general collections on the mortgage pool if collections allocable to the related
Subordinate Non-Trust Loan are unavailable or insufficient to cover such items.

     If, after the expiration of the right of the holder of any Subordinate
Non-Trust Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as described below), the related underlying mortgage loan or the subject Subordinate Non-Trust Loan is modified in connection with a workout so that, with respect to either the related underlying mortgage loan or the subject Subordinate Non-Trust Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of that MezzCap Loan Combination, then all payments to the trust, as the holder of the related underlying mortgage loan, will be made as if the workout did not occur and the payment terms of the related underlying mortgage loan will remain the same. In that case, the holder of the subject Subordinate Non-Trust
Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the related underlying mortgage loan or the subject Subordinate Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the subject Subordinate Non-Trust Loan).

     So long as an A/B Material Default has not occurred with respect to a
MezzCap Loan Combination, the applicable master servicer will have no obligation to collect payments with respect to the related Subordinate Non-Trust Loan. A separate servicer of that Subordinate Non-Trust Loan will be responsible for collecting amounts payable in respect of that Subordinate Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the related underlying mortgage loan or the related mortgaged real property. If an
A/B

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Material Default occurs with respect to a MezzCap Loan Combination, the applicable master servicer or the special servicer, as applicable, will (during the continuance of that A/B Material Default) collect and distribute payments for both the related underlying mortgage loan and the related Subordinate
Non-Trust Loan according to the sequential order of priority provided for in the related Co-Lender Agreement.

     Consent Rights. Subject to certain limitations with respect to modifications and certain rights of the holder of a Subordinate Non-Trust Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as discussed in the next paragraph and under "--Purchase Option"
below), the holder of that Subordinate Non-Trust Loan has no voting, consent or other rights with respect to the applicable master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the related MezzCap Loan Combination.

     In the case of each MezzCap Loan Combination, the ability of the applicable master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of the related Subordinate Non-Trust Loan, the related underlying mortgage loan or the related loan documents, is limited by the rights of the holder of the related Subordinate Non-Trust Loan to approve modifications and other actions as contained in the related Co-Lender Agreement; provided that the consent of the holder of a Subordinate Non-Trust Loan will not be required in connection with any modification or other action with respect to the related
MezzCap Loan Combination after the expiration of the right of the holder of the
Subordinate Non-Trust Loan to purchase the related underlying mortgage loan; and
provided, further, that no consent or failure to provide consent of the holder of a Subordinate Non-Trust Loan may cause the applicable master servicer or special servicer to violate applicable law or any term of the series CD 2007-CD4 pooling and servicing agreement, including the Servicing Standard. The holder of a Subordinate Non-Trust Loan that is part of the MezzCap Combination may not enter into any assumption, amendment, deferral, extension, increase or waiver of the subject Subordinate Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the related underlying mortgage loan, acting through the applicable master servicer and/or the special servicer as specified in the series CD 2007-CD4 pooling and servicing agreement.

     Purchase Option. In the case of each MezzCap Loan Combination, upon the occurrence of any one of certain defaults that are set forth in the related
Co-Lender Agreement, the holder of a Subordinate Non-Trust Loan will have the right to purchase the related underlying mortgage loan at a purchase price determined under the related Co-Lender Agreement and generally equal to the sum of (a) the outstanding principal balance of the related underlying mortgage loan, (b) accrued and unpaid interest on the outstanding principal balance of the related underlying mortgage loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the applicable master servicer, the special servicer or the trustee with respect to the related mortgaged real property, together with any advance interest thereon,
(d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject MezzCap Loan Combination by the applicable master servicer or the special servicer in accordance with its duties and related to an event of default, (e) any interest on any unreimbursed P&I advances made by the applicable master servicer or the trustee with respect to the related underlying mortgage loan, (f) any related master servicing fees, primary servicing fees, special servicing fees, certificate administrator's fees and trustee's fees payable under the series CD 2007-CD4 pooling and servicing agreement, and (g)
out-of-pocket expenses incurred by the trustee, the certificate administrator, the special servicer or the applicable master servicer with respect to the subject MezzCap Loan Combination together with advance interest thereon.

     Cure Rights. The holder of a Subordinate Non-Trust Loan does not have any rights to cure any defaults with respect to the related MezzCap Loan
Combination.

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ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     With respect to 13 of the mortgage loans acquired from GACC (the "ACS
Mortgage Loans"), GACC purchased such mortgage loans from ACS pursuant to a purchase agreement (the "ACS Purchase Agreement") substantially similar to the mortgage loan purchase agreements. GACC will assign to us, and we will assign to the issuing entity, GACC's rights under the ACS Purchase Agreement. With respect to the ACS Mortgage Loans, references to the mortgage loan seller or mortgage loan purchase agreement in this "--Assignment of the Mortgage Loans; Repurchases and Substitutions" section refer to ACS or the ACS Purchase Agreement, as applicable, and not to GACC or the mortgage loan purchase agreement between us and GACC.

     On or before the Issue Date, we will acquire the subject mortgage loans pursuant to one or more mortgage loan purchase agreements. On the Issue Date, we will transfer the subject mortgage loans, without recourse, to the trustee for the benefit of the series CD 2007-CD4 certificateholders. In connection with such transfer, the applicable mortgage loan seller is required to deliver or cause to be delivered to the trustee or to a document custodian appointed by the trustee, among other things, the following documents with respect to each mortgage loan that we intend to include in the trust fund (as to each such mortgage loan, the "Mortgage File"):

     (a)  the original mortgage note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original mortgage note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the mortgage note);

     (b)  the original or a copy of the mortgage instrument, together with an original or a copy of any intervening assignments of the mortgage instrument, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

     (c)  the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such assignment of leases is a document separate from the related mortgage instrument), in each case
          (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder's office;

     (d)  an original assignment of the mortgage instrument in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (e)  an original assignment of any related assignment of leases (if such assignment of leases is a document separate from the related mortgage instrument) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if delivered in blank, completion of the name of the trustee) in recordable form;

     (f)  originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the mortgage instrument or mortgage note have been consolidated or modified or the mortgage loan has been assumed or consolidated;

     (g)  the original or a copy of the policy or certificate of lender's title insurance, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a pro forma or specimen version of, or a marked commitment for, the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

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     (h)  any filed copies (bearing evidence of filing) or other evidence of filing reasonably satisfactory to us of any prior UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller (unless not yet returned by the applicable filing office);

     (i)  an original assignment in favor of the trustee or in blank of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction;

     (j)  any intercreditor, co-lender or similar agreement relating to permitted debt of the related borrower;

     (k)  copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to such mortgage loan;

     (l)  the original or a copy of any ground lease and ground lessor estoppel;
          and

     (m)  environmental insurance policy or guaranty relating to such mortgage loan;

provided that, except in the case of the items described in clauses (a), (b),
(g) and (l) of this sentence, which are to be delivered on the Issue Date, each mortgage loan seller is permitted up to 30 days following the Issue Date to deliver the Mortgage File for each of the underlying mortgage loans that it is contributing to the series CD 2007-CD4 securitization transaction; and provided, further, that, in the case of each Outside Serviced Mortgage Loan, the applicable mortgage loan seller will only be required to deliver, and the related Mortgage File will only consist of, the original promissory note evidencing that mortgage loan, a copy of the related co-lender agreement and a copy of the agreement governing servicing of that mortgage loan.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the underlying mortgage loans, in trust for the benefit of the series CD 2007-CD4 certificateholders and, in the case of a Serviced Loan Combination, also for the benefit of the related Serviced Non-Trust Loan Noteholder(s). Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the certificate administrator, the applicable master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the underlying mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to each Outside
Serviced Mortgage Loan (with the exception of the related original promissory note) have been delivered to the trustee for a commercial mortgage securitization that includes a related Pari Passu Non-Trust Loan.

     The trustee may appoint at the trustee's expense one or more custodians to hold all or a portion of the Mortgage Files as agent for the trustee. Neither the applicable master servicer nor the special servicer has any duty to verify that any such custodian is qualified to act as such in accordance with the series CD 2007-CD4 pooling and servicing agreement. The trustee may enter into agreements to appoint a custodian which is not the trustee, provided that such agreement: (i) is consistent with the series CD 2007-CD4 pooling and servicing agreement in all material respects and requires the custodian to comply with all of the applicable conditions of the series CD 2007-CD4 pooling and servicing agreement; (ii) provides that if the trustee no longer acts in the capacity of trustee under the series CD 2007-CD4 pooling and servicing agreement, the successor trustee or its designee, as applicable, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the custodian under such agreement or, alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) may provide that the

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related custodian will be entitled to be indemnified out of the assets of the trust fund in connection with losses arising from the performance by such custodian of its duties in accordance with the provisions of the related custodial agreement if and to the extent such indemnification would be permitted to the trustee under the series CD 2007-CD4 pooling and servicing agreement. The appointment of one or more custodians does not relieve the trustee from any of its obligations under the series CD 2007-CD4 pooling and servicing agreement, and the trustee is responsible for all acts and omissions of any custodian. The series CD 2007-CD4 pooling and servicing agreement requires that any custodian engaged by the trustee must maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth therein. See "Transaction Participants--The Trustee" in this offering prospectus.

     As discussed above, the trustee or a custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the documents required to be part of the Mortgage File for any underlying mortgage loan is found during the course of such review to be missing or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the series CD 2007-CD4 certificateholders therein, then the applicable mortgage loan seller, if it does not deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days following such mortgage loan seller's receipt of notice thereof, will be obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which will be assigned by us to the trustee) to: (1) repurchase the affected mortgage loan within such 90-day period at a price (the "Purchase Price") generally equal to the sum of (a) the unpaid principal balance of such mortgage loan, (b) the unpaid accrued interest on such mortgage loan (other than any Default Interest and/or Post-ARD Additional Interest) to but not including the due date in the collection period in which the purchase is to occur plus any accrued and unpaid interest on monthly debt service advances, (c) all related and unreimbursed servicing advances plus any accrued and unpaid interest thereon, (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee, the certificate administrator or the trust fund in connection with any purchase by a mortgage loan seller (to the extent not included in clause (c) above or clause (e) below), and (e) any other Additional
Trust Fund Expenses in respect of such underlying mortgage loan (including any
Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or other party or from insurance proceeds or condemnation proceeds or any other collections in respect of the underlying mortgage loan or the related mortgaged real property from a source other than the trust fund, and including, if the subject underlying mortgage loan is repurchased after the end of the required cure period (as it may be extended as described below), any liquidation fee payable to the special servicer in respect of such underlying mortgage loan, as described under "The
Series CD 2007-CD4 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses--Principal Special Servicing
Compensation--The Liquidation Fee"); or (2) substitute a Qualified Substitute
Mortgage Loan for such mortgage loan and pay a shortfall amount equal to the difference between the Purchase Price of the deleted mortgage loan calculated as of the date of substitution and the Stated Principal Balance of such Qualified
Substitute Mortgage Loan as of the date of substitution (the "Substitution
Shortfall Amount"); provided that, unless the document omission or defect would cause the subject mortgage loan not to be a qualified mortgage within the meaning of Section 860G(a)(3) of the Internal Revenue Code, the applicable mortgage loan seller will generally have an additional 90-day period to deliver the missing document or cure the defect, as the case may be, if it is diligently proceeding to effect such delivery or cure. The foregoing repurchase or substitution obligation constitutes the sole remedy available to the series CD
2007-CD4 certificateholders and the trustee for any uncured failure to deliver, or any uncured defect in, a constituent mortgage loan document. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and those obligations will not be our responsibility. Any substitution of a
Qualified Substitute Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the Issue Date and a
Qualified Substitute Mortgage Loan may not be substituted for the One World
Financial Center Mortgage Loan.

     The series CD 2007-CD4 pooling and servicing agreement and/or the applicable mortgage loan purchase agreement will require the trustee or the related mortgage loan seller to cause each of the assignments described in

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clauses (d), (e) and (i) of the first paragraph of this "--Assignment of the
Mortgage Loans; Repurchases and Substitutions" section to be submitted for recording or filing, as applicable, in the appropriate public records within a specified time period.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     With respect to 13 of the mortgage loans acquired from GACC (the "ACS
Mortgage Loans"), GACC purchased such mortgage loans from ACS pursuant to a purchase agreement (the "ACS Purchase Agreement") substantially similar to the mortgage loan purchase agreements. GACC will assign to us, and we will assign to the issuing entity, GACC's rights under the ACS Purchase Agreement. With respect to the ACS Mortgage Loans, references to the mortgage loan seller or mortgage loan purchase agreement in this "-Representations and Warranties; Repurchases and Substitutions" section refer to ACS or the ACS Purchase Agreement, as applicable, and not to GACC or the mortgage loan purchase agreement between us and GACC.

     In the related mortgage loan purchase agreement, the applicable mortgage loan seller will represent and warrant with respect to each mortgage loan that we intend to include in the trust fund (subject to certain exceptions specified in the related mortgage loan purchase agreement), as of the Issue Date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

            (i) the information with respect to the subject mortgage loan set forth in the schedule of mortgage loans attached to the applicable mortgage loan purchase agreement (which contains certain of the information set forth in Annex
A-1 to this offering prospectus) was true and correct in all material respects as of the cut-off date;

     (ii)   as of the date of its origination, the subject mortgage loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for thereunder complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such mortgage loan, including those pertaining to usury;

     (iii)  immediately prior to the sale, transfer and assignment to us, the applicable mortgage loan seller had good title to, and was the sole owner of, each mortgage loan, and is transferring the mortgage loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the subject mortgage loan, with the exception of agreements regarding servicing of the mortgage loans as provided in the series CD 2007-CD4 pooling and servicing agreement, subservicing agreements permitted thereunder and a servicing rights purchase agreement between the applicable master servicer and the applicable mortgage loan seller;

     (iv)   the proceeds of the subject mortgage loan have been fully disbursed
            (except to the extent that a portion of such proceeds are being held in escrow or reserve accounts) and there is no requirement for future advances thereunder by the lender;

     (v)    each related mortgage note, mortgage instrument, assignment of leases, if any, and other agreement executed by the mortgagor in connection with the subject mortgage loan is a legal, valid and binding obligation of the related borrower (subject to any nonrecourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such mortgage loan documents are or may be
            unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provision renders any of the mortgage loan documents invalid as a whole and such mortgage loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby, and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium,

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            redemption, liquidation or other laws affecting the enforcement of creditors' rights generally, and by general principles of equity
            (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (vi)   as of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related mortgage note, mortgage instrument or other agreements executed in connection therewith, and, as of the cut-off date, there was no valid offset, defense, counterclaim or right to rescission with respect to such mortgage note, mortgage instrument or other agreements, except in each case with respect to the enforceability of any provisions requiring the payment of Default
            Interest, late fees, Post-ARD Additional Interest, prepayment premiums or yield maintenance charges;

     (vii)  each related assignment of the related mortgage instrument and assignment of any related assignment of leases from the applicable mortgage loan seller to the trustee constitutes the legal, valid and binding assignment from such mortgage loan seller (subject to the customary exceptions and limitations set forth in clause (v) above);

     (viii) the related mortgage instrument is a valid and enforceable first lien on the related mortgaged real property subject to the exceptions and limitations set forth in clause (v) above and subject to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (c) the exceptions (general and specific) and exclusions set forth in the related title insurance policy or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the related mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the related mortgaged real property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the mortgaged real property or the security intended to be provided by such mortgage instrument or with the borrower's ability to pay its obligations under the subject mortgage loan when they become due or materially and adversely affects the value of the mortgaged real property, (e)
            the right of tenants (whether under ground leases, space leases or operating leases) at the related mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if the subject mortgage loan is cross-collateralized with any other mortgage loan, the lien of such mortgage instrument for such other mortgage loan;

     (ix)   all real estate taxes and governmental assessments or installments thereof, which would be a lien on the related mortgaged real property and that prior to the cut-off date have become delinquent in respect of the related mortgaged real property, have been paid, or an escrow of funds in an amount sufficient (together with, in the case of taxes or assessments not presently due, future escrow payments required under the related mortgage instrument) to cover such payments has been established; provided that for purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof will not be considered delinquent until the earlier of (x) the date on which interest and/or penalties would first be payable thereon and (y) the date on which enforcement action is entitled to be taken by the related taxing authority;

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     (x)    to the applicable mortgage loan seller's actual knowledge as of the cut-off date, and to the applicable mortgage loan seller's actual knowledge based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans by the applicable mortgage loan seller, each related mortgaged real property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would materially and adversely affect the value of such mortgaged real property as security for the subject mortgage loan, and to the applicable mortgage loan seller's actual knowledge as of the cut-off date there was no proceeding pending for the total or partial condemnation of such mortgaged real property;

     (xi)   as of the date of its origination, all insurance coverage required under each related mortgage instrument was in full force and effect with respect to the related mortgaged real property, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related mortgaged real property in the jurisdiction in which such mortgaged real property is located, and with respect to a fire and extended perils insurance policy, was in an amount (subject to a customary deductible) at least equal to the lesser of (a) the replacement cost of
            improvements located on such mortgaged real property, or (b) the initial principal balance of the subject mortgage loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions, and was in full force and effect with respect to each related mortgaged real property;

     (xii)  as of the Issue Date, the subject mortgage loan is not, and in the prior 12 months (or since the date of origination if the subject mortgage loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any scheduled payment; and

     (xiii) one or more environmental site assessments, updates or transaction screens thereof were performed by an environmental consulting firm independent of the applicable mortgage loan seller and the applicable mortgage loan seller's affiliates with respect to each related mortgaged real property during the 12-month period preceding the origination of the subject mortgage loan, and the applicable mortgage loan seller, having made no independent inquiry other than to review the report(s) prepared in connection with the
            assessment(s), updates or transaction screens referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such mortgaged real property that was not disclosed in such report(s).

     In addition to the above-described representations and warranties, each mortgage loan seller will also make other representations and warranties regarding the mortgage loans being sold by it to us for inclusion in the series
CD 2007-CD4 securitization transaction, any of which representations and warranties may be made to such mortgage loan seller's knowledge, may cover facts as of a date prior to the Issue Date (such as the date of origination of the subject mortgage loan) and/or be subject to certain identified exceptions. Those other representations and warranties will cover a variety of topics, including:
(a) the existence of title insurance; (b) the filing of uniform commercial code financing statements; (c) the existence of, and exceptions to, due-on-sale and due-on-encumbrance provisions in the underlying mortgage loans; (d) the absence of any state or federal bankruptcy proceeding involving the borrower under any underlying mortgage loan; (e) the type of permitted real property collateral releases; (f) compliance with zoning ordinances, building codes and land laws;
(g) in the case of a leasehold mortgage loan, the presence of lender protections in the ground lease and/or ground lessor estoppel; and (h) REMIC eligibility of the subject underlying mortgage loan.

     In the case of a breach of any of the loan-level representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of any of the underlying mortgage loans or the interests of the series CD 2007-CD4 certificateholders therein, the applicable mortgage loan seller, if it does not cure such breach within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the

                                      157

applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a Qualified
Substitute Mortgage Loan and pay any Substitution Shortfall Amount or to
repurchase the affected mortgage loan within such 90-day period at the applicable Purchase Price; provided that, unless the breach would cause the mortgage loan not to be a qualified mortgage within the meaning of Section
860G(a)(3) of the Internal Revenue Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. Any substitution of a Qualified Substitute
Mortgage Loan for a defective mortgage loan in the trust fund must occur no later than the second anniversary of the Issue Date and a Qualified Substitute
Mortgage Loan may not be substituted for the Ala Moana Portfolio Mortgage Loan.

     The foregoing substitution or repurchase obligation constitutes the sole remedy available to the series CD 2007-CD4 certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to us, and no other person or entity will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties if such mortgage loan seller defaults on its obligation to do so.

REPURCHASE FOR EARLY DEFEASANCE

     If the borrower with respect to any of the underlying mortgage loans identified on Annex A-1 to this offering prospectus as JQH Hotel Portfolio
B-Note, 24 Hour Fitness, Oak Hill West Office Complex, Commerce Executive Park I
and 1635 Commons Parkway, which mortgage loans permit defeasance prior to the second anniversary of the Issue Date, notifies the applicable master servicer that it intends to defease its related underlying mortgage loan on or before the second anniversary of the startup date of the applicable loan REMIC, which will generally be the Issue Date, then the related mortgage loan seller (or, in the case of an ACS Mortgage Loan, ACS) will be required, prior to the defeasance, to repurchase that mortgage loan at the applicable Purchase Price, together with a yield maintenance payment, or if the defeasance has already occurred, the related mortgage loan seller (or, in the case of an ACS Mortgage Loan, ACS) will be required to purchase that mortgage loan at the applicable Purchase Price, together with a yield maintenance payment, as soon as reasonably practicable after that mortgage loan seller (or, if applicable, ACS) has been made aware of the defeasance. There can be no assurance that the related mortgage loan seller or ACS, as applicable, will have the financial resources to repurchase any such mortgage loan at any particular time. Any such defeased mortgage loan that is not repurchased may cause the issuing entity to fail to qualify as one or more
REMICs or cause the issuing entity to incur a tax.

REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     With respect to 13 of the mortgage loans acquired from GACC (the "ACS
Mortgage Loans"), GACC purchased such mortgage loans from ACS pursuant to a purchase agreement (the "ACS Purchase Agreement") substantially similar to the mortgage loan purchase agreements. GACC will assign to us, and we will assign to the issuing entity, GACC's rights under the ACS Purchase Agreement. With respect to the ACS Mortgage Loans, references to the mortgage loan seller or mortgage loan purchase agreement in this "-Repurchase or Substitution of
Cross-Collateralized Mortgage Loans" section refer to ACS or the ACS Purchase
Agreement, as applicable, and not to GACC or the mortgage loan purchase agreement between us and GACC.

     If (a) any underlying mortgage loan is required to be repurchased or substituted for in the manner described above in "--Assignment of the Mortgage
Loans; Repurchases and Substitutions" or "--Representations and Warranties;
Repurchases and Substitutions," (b) that mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund and
(c) the applicable document omission or defect or breach of a representation and warranty giving rise to the repurchase/substitution obligation does not otherwise

                                      158

relate to any other Crossed Loan in the subject Crossed Group (without regard to this paragraph), then the applicable document omission or defect or the applicable breach, as the case may be, will be deemed to relate to the other
Crossed Loans in the subject Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the subject Crossed Group as provided above in
"--Assignment of the Mortgage Loans; Repurchases and Substitutions" or
"--Representations and Warranties; Repurchases and Substitutions" unless: (i)
the debt service coverage ratio for all of the remaining Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the debt service coverage ratio for all such related Crossed
Loans, including the actually affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution, (ii) the loan-to-value ratio for any of the remaining related Crossed Loans, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller is not greater than the loan-to-value ratio for all such related Crossed Loans, including the actually affected Crossed Loan, determined at the time of repurchase or substitution based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller, and (iii) the trustee and certificate administrator receive an opinion of counsel to the effect that such repurchase or substitution will not adversely affect the tax status of any REMIC created under the series CD 2007-CD4 pooling and servicing agreement. If the conditions set forth in clauses (i), (ii) and (iii) of the prior sentence are satisfied, then the applicable mortgage loan seller may elect either to repurchase or substitute for only the actually affected Crossed Loan as to which the related breach or the related document omission or defect, as the case may be, exists or to repurchase or substitute for all of the Crossed
Loans in the related Crossed Group.

     To the extent that the related mortgage loan seller repurchases or substitutes for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller have agreed in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including, with respect to the trustee, the Primary Collateral securing mortgage loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its
Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties must forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the related mortgage loan purchase agreement to remove the threat of material impairment as a result of the exercise of remedies.

     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

     o    the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released, and to the extent not covered by the applicable release price required under the related loan documents, the related mortgage loan seller pays (or causes to be paid) any additional amounts necessary to cover all reasonable out-of-pocket expenses reasonably incurred by the applicable master servicer, the special servicer, the trustee, the certificate administrator or the issuing entity in connection with such release,

     o    the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause any REMIC created under the series CD 2007-CD4 pooling and servicing agreement to fail to qualify as a REMIC under the Internal Revenue Code or result in

                                      159

          the imposition of any tax on prohibited transactions or contributions after the startup day of any such REMIC under the Internal Revenue
          Code, and

     o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this offering prospectus of the underlying mortgage loans and the related mortgaged real properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there will be no principal prepayments on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the series CD 2007-CD4 securitization transaction as a result of prepayments, delinquencies, incomplete documentation or otherwise, if we or the applicable mortgage loan seller deems that removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the series CD 2007-CD4 securitization transaction prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this offering prospectus. We believe that the information set forth in this offering prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities, as well as other characteristics, of the subject mortgage loans described in this offering prospectus may vary.

     A copy of the series CD 2007-CD4 pooling and servicing agreement, including the exhibits thereto, will be filed with the SEC as an exhibit to a current report on Form 8-K under the Exchange Act, following the Issue Date. If mortgage loans are removed from or added to the mortgage pool and investors were not otherwise informed, then that removal or addition will be noted in that current report on Form 8-K. In addition, if and to the extent that any material terms of the series CD 2007-CD4 pooling and servicing agreement or the exhibits thereto have not been disclosed in this offering prospectus, then the series CD 2007-CD4 pooling and servicing agreement, together with such exhibits, will be filed with the SEC as an exhibit to a current report on Form 8-K on the Issue Date. The SEC will make those current reports on Form 8-K and its exhibits available to the public for inspection. See "Available Information" in the accompanying base prospectus.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

     The issuing entity with respect to the series CD 2007-CD4 certificates will be the CD 2007-CD4 Commercial Mortgage Trust, a common law trust created under the laws of the State of New York pursuant to the series CD 2007-CD4 pooling and servicing agreement. The CD 2007-CD4 Commercial Mortgage Trust is sometimes referred to in this offering prospectus as the "trust" and its assets are sometimes collectively referred to in this offering prospectus as the "trust fund." We will transfer the underlying mortgage loans to the issuing entity in exchange for the series CD 2007-CD4 certificates being issued to us or at our direction.

     The issuing entity's activities will be limited to the transactions and activities entered into in connection with the securitization described in this offering prospectus, and except for those activities, the issuing entity is not authorized and has no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities. Consequently, the issuing entity is not permitted to hold any assets, or incur any liabilities, other than those described in this offering prospectus. Because the issuing entity will be created pursuant to the series CD
2007-CD4 pooling and servicing agreement, the issuing entity and its permissible activities can only be amended or modified by amending the series CD 2007-CD4 pooling and

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servicing agreement. See "Description of the Governing Documents--Amendment" in
the accompanying base prospectus. The fiscal year end of the issuing entity is
December 31.

     The issuing entity will not have any directors, officers or employees. The trustee, the certificate administrator, the master servicers and the special servicer will be responsible for administration of the trust fund, in each case to the extent of its duties expressly set forth in the series CD 2007-CD4 pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

     Because the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

THE DEPOSITOR

     We are Citigroup Commercial Mortgage Securities Inc., the depositor with respect to the series CD 2007-CD4 securitization transaction. We are a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets
Holdings Inc. In addition, we are an affiliate of Citigroup Global Markets
Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters. Our principal executive offices are located at 388 Greenwich
Street, New York, New York 10013. We are only engaged in the securitization of commercial and multifamily mortgage loans and have been since we were organized in 2003. See "Transaction Participants--The Depositor" in the accompanying base prospectus.

THE SPONSORS

     General. Citigroup Global Markets Realty Corp. ("CGMRC"), German American
Capital Corporation ("GACC"), LaSalle Bank National Association ("LaSalle
Bank"), PNC Bank, National Association ("PNC Bank") and Royal Bank of Canada
("RBC") will act as co-sponsors with respect to the series CD 2007-CD4 securitization transaction.

     We will acquire the mortgage loans that we intend to include in the trust fund directly from the sponsors. Set forth below is information regarding the total number and cut-off date principal balance of the mortgage loans that we will acquire from each sponsor:

               NUMBER OF                        % OF INITIAL   % OF INITIAL    % OF INITIAL
                MORTGAGE   TOTAL CUT-OFF DATE     MORTGAGE      LOAN GROUP      LOAN GROUP
  SPONSOR        LOANS      PRINCIPAL BALANCE   POOL BALANCE   NO. 1 BALANCE   NO. 2 BALANCE
------------   ---------   ------------------   ------------   ------------    -------------

GACC               56        $2,122,763,045         32.1%          27.3%            61.4%
CGMRC              68         1,741,407,241         26.4           29.0             10.6
LaSalle Bank      161         1,579,350,863         23.9           25.0             17.2
PNC Bank           66           820,868,219         12.4           13.4              6.6
RBC                29           338,918,899          5.1            5.3              4.3
                  ---        --------------        -----          -----            -----
TOTAL             380        $6,603,308,266        100.0%         100.0%           100.0%

     Except as described below, each mortgage loan that we intend to include in the trust fund was originated by one of the following parties: (a) the sponsor that is selling that mortgage loan to us; (b) an affiliate of that sponsor; or
(c) a correspondent in that sponsor's conduit lending program that originated the subject mortgage loan under the supervision of, and specifically for sale to, that sponsor. One (1) of the GACC mortgage loans was co-originated by GACC and J.P. Morgan Chase Bank, N.A. Thirteen (13) of the GACC mortgage loans, representing 0.8% of the Initial Mortgage Pool Balance, 0.8% of the Loan Group 1
Balance and 0.6% of the Loan

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Group 2 Balance, were originated by ACS and will be purchased by GACC and transferred to us by GACC on or before the Closing Date.

     One (1) of the underlying mortgage loans that is being sold to the depositor by LaSalle Bank was originated by Suburban Capital Markets, Inc. and re-underwritten by LaSalle Bank in connection with the purchase of that underlying mortgage loan.

     Another of the underlying mortgage loans that is being sold to the depositor by LaSalle Bank was originated by Greystone Servicing Corporation,
Inc. and re-underwritten by LaSalle Bank in connection with the purchase of that underlying mortgage loan.

     Citigroup Global Markets Realty Corp. CGMRC, a New York corporation, is our affiliate and an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC was organized in 1979 and its executive offices are located at 388 Greenwich Street, New York, New York 10013.

     CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $822 million, $1.23 billion, $1.91 billion, $3.24 billion and $5.76 billion of commercial mortgage loans in public offerings during the fiscal years 2002, 2003, 2004, 2005 and 2006, respectively.

     For further information about CGMRC and its affiliates, the general character if its business, its securitization program and a general discussion of CGMRC's procedures for originating or acquiring and securitizing commercial and multifamily mortgage loans, see "Transaction Participants--The Sponsor" in the accompanying base prospectus.

     German American Capital Corporation. German American Capital Corporation
("GACC") is a sponsor of this securitization transaction and originated or acquired 56 of the mortgage loans that will be included in the trust. Except with respect to 13 mortgage loans purchased from American Capital Strategies,
Ltd. ("ACS"), GACC or an affiliate of GACC originated or co-originated all of the GACC Loans and, other than with respect to the mortgage loans purchased from
ACS, underwrote all of the GACC Loans in this transaction. With respect to the mortgage loans GACC purchased from ACS, GACC performed appropriate due diligence. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding
Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. The principal offices of GACC are located at 60 Wall Street, New
York, New York 10005.

     GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

     GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis. Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by
GACC's wholly-owned subsidiary, Deutsche Bank Mortgage Capital, LLC ("DBMC").
Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities ("CMBS") securitization.

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     GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire
Mortgage, Inc. ("DBBM") is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing
Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae's DUS (Delegated Underwriting and
Servicing) program. DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

     GACC's Securitization Program.

     GACC has been engaged as an originator and seller/contributor of loans into
CMBS securitizations for just under ten years.

     GACC has been a seller of loans both into securitizations in the "COMM"
program, in which its affiliate is the depositor, and into programs where third party entities, including affiliates of General Electric Capital Corporation,
GMAC Commercial Mortgage Corporation and Citigroup, have acted as depositors.

     Under the COMM name, GACC has two primary securitization programs, the COMM
FL program, into which large floating rate commercial mortgage loans are securitized, and the COMM Conduit/Fusion program, into which both fixed rate conduit loans and large loans are securitized.

     GACC originates both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties.

     Total loans securitized on an annual basis for each of the past three years by GACC and its subsidiary, DBMC, have been as follows:

                                TOTAL SECURITIZATIONS
                        YEAR   (AMOUNTS IN $ BILLIONS)
                        ----   -----------------------
                        2006            11.2
                        2005             9.7
                        2004             5.4
                        2003             5.5

     The securitizations in the table above include both fixed and floating rate loan securitizations, and both public and private securitizations.

     During the past five years, loans sold by GACC to DMARC into the COMM FL securitizations have represented between 85% to 100% of loans sold into such securitizations with third party originators/sellers representing a small percentage of the loans sold into such securitizations.

     Under the COMM Conduit/Fusion securitizations, GACC originated loans have represented a range of between of approximately 40% to 60% of the total loans included in the transactions, with the remaining loans having been supplied by third party originator/sellers including, without limitation, Bank of America,
National Association, General Electric Capital Corporation, GMAC Commercial
Mortgage Corporation, LaSalle Bank National Association and PNC Bank.

     Loans sold by GACC to securitizations of third party depositors have represented between 25% to 40% of the total amount of loans sold in such securitizations on average during the five years ending December 31, 2005.

     Generally, GACC has not purchased significant amounts of mortgage loans for securitization; however it may elect to purchase loans for securitization in the future. In that event GACC will either re-underwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

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     In coordination with Deutsche Bank Securities Inc. and other underwriters,
GACC works with rating agencies, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

     GACC's Underwriting Standards.

     A. General. GACC originates loans located in the United States secured by retail, multifamily, office, hotel, industrial/warehouse and self-storage properties. All of the mortgage loans originated by GACC or its affiliate, DBMC, generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.
References to GACC in this section also include DBMC.

     B. Loan Analysis. In connection with the origination of mortgage loans,
GACC conducts an extensive review of the related mortgaged real property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant's credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower's key principals is examined, prior to approval of the mortgage loan, through a review of available financial statements and public records searches. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged real property for a site inspection to confirm the occupancy rates of the mortgaged real property, and analyzes the mortgaged real property's market and the utility of the mortgaged real property within the market. Unless otherwise specified in a prospectus supplement, all financial, occupancy and other information contained in such prospectus supplement is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

     C. Loan Approval. Prior to funding, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     D. Debt Service Coverage Ratio and LTV Ratio. GACC's underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance, the following minimum debt service coverage ratios and maximum LTV
Ratios for each of the indicated property types:

                                       DSCR
                 PROPERTY TYPE       GUIDELINE   LTV RATIO GUIDELINE
              --------------------   ---------   --------------------
              Office                    1.25x            75%
              Retail                    1.25x            75%
              Multifamily               1.20x            80%
              Manufactured Housing      1.20x            80%
              Industrial/Warehouse      1.25x            75%
              Self-Storage              1.25x            75%
              Hotel                     1.50x            70%

     The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement may differ from the amount calculated at the time of origination. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged real

                                      164

property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest only payments until maturity, or for a specified period. Moreover, in certain circumstances the actual debt service coverage ratios and loan-to-value ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See
"Description of the Mortgage Pool" in this offering prospectus and Annex A-1 to this offering prospectus.

     E. Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

     o    Taxes and Insurance -- Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide GACC with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

     o    Replacement Reserves -- Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

               Office                 $0.20 per square foot
               Retail                 $0.15 per square foot of in-line space
               Multifamily            $250 per unit
               Manufactured housing   $50 per pad
               Industrial/Warehouse   $0.10 per square foot
               Self storage           $0.15 per square foot
               Hotel                  4% of gross revenue

     o    Re-tenanting -- Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

     o    Deferred Maintenance/Environmental Remediation -- Generally, an
          initial deposit is required upon funding of the mortgage loan, in an amount equal to at least 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third-party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

     E. Third Party Reports. In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in this offering prospectus under
"Description of the Mortgage Pool--Assessments of Property Condition."

     F. Servicing. For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the rating agencies. Periodic financial review and analysis,

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including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

     LaSalle Bank National Association. LaSalle Bank National Association
("LaSalle Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. LaSalle originated substantially all of the mortgage loans it is selling to us for inclusion in the series CD 2007-CD4 securitization, which represent 23.9% of the Initial Mortgage Pool Balance.

     One of the underlying mortgage loans that is being sold to the depositor by
LaSalle Bank was originated by Suburban Capital Markets, Inc. and re-underwritten by LaSalle Bank in connection with the purchase of that underlying mortgage loan.

     One of the underlying mortgage loans that is being sold to the depositor by
LaSalle Bank was originated by Greystone Servicing Corporation and re-underwritten by LaSalle Bank in connection with the purchase of that underlying mortgage loan.

     LaSalle Bank is a national banking association. The principal offices of its commercial mortgage loan division are located at 135 South LaSalle Street,
Suite 3400, Chicago, Illinois 60603, and its telephone number is (312) 904-2000.
LaSalle Bank offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle
Bank's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the office of the Comptroller of the Currency. LaSalle Bank is a subsidiary of LaSalle Bank
Corporation, which is a subsidiary of ABN AMRO North America Holding Company, which is a subsidiary of ABN AMRO Bank N. V., a bank organized under the laws of the Netherlands. As of September 30, 2006, LaSalle had total assets of approximately $71.4 billion. LaSalle is also acting as certificate administrator, certificate registrar and authenticating agent for this transaction and will have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity.
LaSalle Financial Services, Inc., an underwriter for this transaction, is a subsidiary of LaSalle Bank.

     LaSalle Bank's Commercial Mortgage Securitization Program. LaSalle Bank has
been active as a participant in securitizations of commercial mortgage loans since 2000. LaSalle Bank originates commercial mortgage loans and, together with other mortgage loan sellers and sponsors, acts as a mortgage loan seller and sponsor in the securitization of such commercial mortgage loans by transferring them to an unaffiliated securitization depositor and participating in decisions concerning various terms of the related offering. Multiple mortgage loan seller transactions in which LaSalle Bank has participated include the "LDP" program in which J.P. Morgan Commercial Mortgage Securities Corp. acted as depositor and the "HQ" and "IQ" programs in which Morgan Stanley Capital I Inc. acted as depositor.

     Between the inception of its commercial mortgage securitization program in
1998 and December 31, 2006, LaSalle Bank originated commercial mortgage loans with an aggregate original principal balance of approximately $15.6 billion that were included in approximately 37 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing community and self-storage properties. LaSalle
Bank also originates other commercial mortgage loans that are not securitized and participates in sales of pools of whole loans in private transactions. In the year ended December 31, 2006, LaSalle Bank originated commercial mortgage loans for securitization with an aggregate original principal balance of approximately $7.9 billion. LaSalle Bank selected from its existing portfolio the mortgage loans it is selling to the Depositor.

     In addition, LaSalle Bank has been active as an originator of small, multifamily, manufactured housing community and mixed-use residential and commercial mortgage loans having principal balances of up to approximately $5 million, and beginning in 2005 has securitized approximately $1.8 million in aggregate principal balance of such loans in private transactions. No such loans are included in this offering.

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     Servicing. LaSalle Bank services the mortgage loans that it originates directly or through sub-servicers until they are sold in securitizations or through other means.

     Underwriting Standards. LaSalle Bank generally underwrites commercial mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged real property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
LaSalle Bank will comply in all respects with the underwriting criteria.

     Underwriting Procedures. An underwriting team comprised of real estate professionals conducts a review of the mortgaged real property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of the mortgaged real property and other factors, the credit of key tenants may also be reviewed. Each mortgaged real property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures, LaSalle Bank also generally performs the procedures and obtains the third-party reports or other documents described below:

     o    Appraisals. In connection with the origination or securitization of each of the mortgage loans, LaSalle Bank obtains an appraisal by an independent appraiser that, generally, is a Member of the Appraisal
          Institute. Each appraisal complies, or the appraiser certifies that it complies, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions
          Reform, Recovery, and Enforcement Act of 1989, as amended. In general, the appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an
          "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties.

     o    Environmental Assessments. For each mortgaged real property, LaSalle
          Bank obtains an environmental site assessment except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy. LaSalle Bank generally requires the environmental site assessments within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, a "Phase I" environmental site assessment is performed in accordance with industry practice and in some cases, a
          "Phase II" environmental site assessment is also performed. In certain cases where the assessment discloses the existence of or potential for adverse environmental conditions, LaSalle Bank requires the related borrowers to establish operations and maintenance plans, monitor the mortgaged real property, abate or remediate the condition and/or provide additional security such as letter of credit, reserves or stand-alone secured creditor impaired property policies.

     o    Property Condition Assessments. For each mortgaged real property,
          LaSalle Bank requires a licensed engineer, architect or consultant to inspect the related mortgaged real property to assess the condition of the structure, exterior walls, roofing, interior structures and mechanical and electrical systems. LaSalle Bank generally requires engineering reports by licensed engineers, architects or consultants to be prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage

                                      167

          loan. In certain case where material deficiencies are noted in such reports, the related borrower is required to establish reserves for replacement or repair or to remediate the deficiency.

     o    Seismic Review Process. LaSalle Bank generally requires prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material to obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property is estimated to have PML in excess of 20% of the estimated replacement cost will either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

     o    Zoning and Building Code Compliance. LaSalle Bank generally takes steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, are in compliance in all material respects with, or are legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances. Evidence of such compliance may be in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants'
          reports and/or representations by the related borrower contained in the related mortgage loan documents.

     A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction of additional due diligence.

     Debt Service Coverage Ratio and LTV Ratio. LaSalle Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, LaSalle Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as sponsorship, the types of tenants and leases, opinion of improved property performance in the future or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by or on behalf of
LaSalle Bank there may exist subordinate debt secured by the related mortgaged real property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     For purposes of the underwriting criteria, LaSalle Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this offering prospectus and the annexes hereto may differ from the ratio for such loan calculated at the time of origination. In addition, LaSalle Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this offering prospectus.

     Escrow Requirements. LaSalle Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. LaSalle Bank may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower

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is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     PNC Bank, National Association. PNC Bank, National Association ("PNC
Bank"), a national banking association, is a sponsor and one of the mortgage loan sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., one of the master servicers, and of PNC Capital Markets LLC, one of the underwriters.

     PNC Bank is a wholly owned indirect subsidiary of The PNC Financial
Services Group, Inc., a Pennsylvania corporation ("PNC Financial") and is PNC
Financial's principal bank subsidiary. As of December 31, 2006, PNC Bank had total consolidated assets representing 88% of PNC Financial's consolidated assets. PNC Bank's business is subject to examination and regulation by United
States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC Financial and
its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of
PNC Bank is located in Pittsburgh, Pennsylvania.

     PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

     PNC Bank's Commercial Real Estate Securitization Program. PNC Bank and a
predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland
Loan Services, Inc., which acquired the businesses and operations of Midland
Loan Services, L.P. ("Midland LP"). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of PNC
Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

     PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital
Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the
PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

     As of December 31, 2006, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $12.9 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $12.4 billion in approximately 43 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $2.2 billion of such loans were included in securitizations in which we acted as the depositor. In its fiscal year ended
December 31, 2006, PNC Bank originated over $3.1 billion in commercial and multifamily mortgage loans for securitization, of which approximately $2.8 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately $743 million in such loans for securitization.

     The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates

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and securitizes under a single program (which is the program under which PNC
Bank originated the mortgage loans that will be deposited into the transaction described in this offering prospectus).

     Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization. Midland Loan
Services, Inc. will act as one of the master servicers in this transaction. See
"Transaction Participants--The Servicers" in this offering prospectus for more information.

     PNC Bank's Underwriting Standards. Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     1. LOAN ANALYSIS. The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged real property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third-party reports or other documents described below:

     (a)  Property Analysis. PNC Bank generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. PNC Bank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, PNC Bank evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     (b)  Cash Flow Analysis. PNC Bank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs.

     (c)  Appraisal and LTV Ratio. For each mortgaged real property, PNC Bank obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and
          Enforcement Act of 1989 ("FIRREA"). The appraisal is generally based on the highest and best use of the mortgaged real property and must include an estimate of the then current market value of the property in its then current condition, although in certain cases, PNC

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          Bank may also obtain a value on an "as stabilized" basis. PNC Bank then determines the LTV Ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based upon the value set forth in the appraisal.

     (d)  Evaluation of Borrower. PNC Bank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, intentional misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. PNC Bank evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     (e)  Environmental Site Assessment. Prior to origination, PNC Bank either
          (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged real property prepared by a qualified environmental firm or
          (ii) obtains an environmental insurance policy for a mortgaged real property. If an ESA is obtained or updated, PNC Bank reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies such violations, that would require cleanup, remedial action or other response estimated to cost a material amount, PNC Bank either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan,
          (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged real property, (E)
          provide or obtain an indemnity agreement or a guarantee with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required. Certain of the mortgage loans may also have other environmental insurance policies.

     (f)  Physical Assessment Report. Prior to origination, PNC Bank obtains a physical assessment report ("PAR") for each mortgaged real property prepared by a qualified structural engineering firm. PNC Bank reviews the PAR to verify that the property is reported to be in satisfactory physical condition and to determine the anticipated cost of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, PNC
          Bank generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow or obtain a letter of credit in lieu of an escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than 12 months.

     (g)  Title Insurance Policy. The borrower is required to provide, and PNC
          Bank reviews, a title insurance policy for each mortgaged real property. The title insurance policy must generally meet the following requirements: (1) the policy must be written by a title insurer licensed to do business in a jurisdiction where the mortgaged real property is located; (2) the policy must be in an amount equal to the original principal balance of the mortgage loan; (3) the protection
          and

                                      171

          benefits of the policy must run to the mortgagee and its successors and assigns; (4) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged real property is located; and (5) the legal description of the mortgaged real property in the title policy must conform to that shown on the survey of the mortgaged real property, where a survey has been required.

     (h)  Property Insurance. The borrower is required to provide, and PNC Bank reviews, certificates of required insurance with respect to the mortgaged real property. Such insurance generally may include: (1)
          commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing "special" form coverage including coverage against loss or damage by fire, lightening, explosion, smoke, wind storm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged real property is located in a flood hazard area, flood insurance; and (5) such other coverage as PNC
          Bank may require based on the specific characteristics of the mortgaged real property.

     2. LOAN APPROVAL. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank.
The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

     3. DEBT SERVICE COVERAGE RATIO AND LTV RATIO. PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV
Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged real property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this offering prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this offering prospectus.

     4. ESCROW REQUIREMENTS. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

     Royal Bank of Canada. Royal Bank of Canada ("RBC" or the "Bank"), a
Schedule I bank under the Bank Act (Canada), is a sponsor of this securitization and is one of the mortgage loan sellers. RBC originated and

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underwrote all of the mortgage loans it is selling in this transaction. RBC
Capital Markets Corporation, an indirect subsidiary of RBC, is one of the underwriters in this transaction.

     RBC's principal executive offices are located at Royal Bank Plaza, 200 Bay
Street, Toronto, Ontario, Canada M5J 2J5. In the U.S., RBC maintains two federally licensed branches in New York City, an additional federally licensed branch in Miami, Florida and state-licensed representative offices in Houston,
Texas; Dallas, Texas; Greenwich, Connecticut; Wilmington, Delaware; Chicago,
Illinois and San Francisco, California. The Bank's U.S. Real Estate Mortgage
Capital business unit ("Mortgage Capital") is part of the Bank's Securitization
Finance group and originates commercial mortgage loans from its federally licensed branch located at One Liberty Plaza, New York, New York 10006. The One
Liberty Plaza branch is regulated by the U.S. Office of the Comptroller of the
Currency.

     The Bank is Canada's largest bank as measured by assets and market capitalization and had, on a consolidated basis, as at January 31, 2007, total assets of Cdn$571.6 billion (approximately $458.9 billion?), shareholders'
equity of Cdn$23.5 billion (approximately $19.9 billion) and total deposits of
Cdn$365.6 billion (approximately $310.8 billion). The foregoing figures in
Canadian dollars were prepared in accordance with Canadian generally accepted accounting principles and have been extracted and derived from, and are qualified by reference to, the Bank's unaudited consolidated financial statements included in the Bank's report to shareholders for the period ended
January 31, 2007. The foregoing figures in U.S. dollars were converted from
Canadian dollars by using the currency conversion rate of Cdn$1.00 to $0.850 in effect on January 31, 2007. Reference is also made to the notes to such audited consolidated financial statements (including note 1, which contains a discussion of the significant accounting policies). RBC offers a wide range of commercial and retail banking services to its customers.

     The Bank's common shares are listed on the Toronto Stock Exchange, New York
Stock Exchange and Swiss Exchange under the trading symbol "RY." Its preferred shares are listed on the Toronto Stock Exchange.

     RBC's Commercial Real Estate Securitization Program. RBC has been an active participant in the securitization of Canadian commercial and multifamily mortgage loans since 2003. As of January 31, 2007, the total amount of Canadian commercial and multifamily mortgage loans originated and securitized by RBC and its affiliates since RBC began its Canadian securitization program in 2003 was approximately Cdn$2.2 billion. These loans were securitized through approximately 9 securitizations. Since 2004, RBC and its affiliates have originated Canadian commercial and multifamily mortgage loans for securitization through the Real Estate Asset Liquidity Trust ("REAL-T"), a Canadian issuer of commercial mortgage pass-through certificates for which RBC is one of the sponsors. As of January 31, 2007, RBC and its affiliates have originated approximately Cdn$1.8 billion in commercial and multifamily mortgage loans that were sold into REAL-T.

     RBC began originating loans in the United States in September 2006, through its newly created Mortgage Capital business unit. As of January 31, 2007,
Mortgage Capital had originated approximately $450 million in United States commercial and multifamily mortgage loans since 2006 for inclusion in securitization, of which approximately $80 million were securitized in November
2006 through a trust created by an unrelated depositor and into which RBC and certain unrelated mortgage loan sellers sold commercial and multifamily mortgage loans.

     RBC's Underwriting Standards. All commercial mortgage loans originated for securitization by Mortgage Capital are underwritten in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged real property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by Mortgage Capital will comply in all respects with the underwriting criteria.

                                      173

          Loan Analysis. For each mortgage loan Mortgage Capital assigns an underwriting team comprised of real estate professionals who are required to conduct a review of each mortgaged real property related to each loan.
     This review generally includes an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The review also includes market analysis, a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged real property and other factors, the credit of key tenants may also be reviewed. Each mortgaged real property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. As part of its underwriting procedures,
     Mortgage Capital also generally performs the procedures and obtains the third-party reports or other documents described below:

          Appraisals. In connection with the origination of each mortgage loan,
     Mortgage Capital obtains an appraisal by an independent, licensed appraiser that, generally, is a Member of the Appraisal Institute. Each appraisal complies or the related appraiser certifies that it complies with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement
     Act of 1989, as amended. In general, the appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. The appraisals for a portion of the mortgaged properties state a "stabilized value" as well as an "as-is" value for these properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the properties.

          Environmental Assessments. For each mortgaged real property, Mortgage
     Capital obtains an environmental site assessment, or in some cases may accept a secured creditor environmental insurance policy in lieu of such assessment. Mortgage Capital generally requires the environmental site assessments within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, a "Phase I"
     environmental site assessment is performed in accordance with industry practice and in some cases, a "Phase II" environmental site assessment is also performed. In certain cases where the assessment discloses the existence of or potential for adverse environmental conditions, Mortgage
     Capital requires the related borrowers to establish operations and maintenance plans, monitor the mortgaged real property, abate or remediate the condition and/or provide additional security such as letter of credit, reserves or stand-alone secured creditor impaired property policies.

          Property Condition Assessments. For each mortgaged real property,
     Mortgage Capital requires a licensed engineer, architect or consultant to inspect the related mortgaged real property to assess the condition of the structure, exterior walls, roofing, interior structures and mechanical and electrical systems. Mortgage Capital generally requires engineering reports by licensed engineers, architects or consultants to be prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. In certain case where material deficiencies are noted in such reports, the related borrower is required to establish reserves for replacement or repair or to remediate the deficiency.

          Seismic Review Process. Mortgage Capital generally requires prospective borrowers seeking loans secured by properties located in
     California and areas of other states where seismic risk is deemed material to obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property is estimated to have PML in excess of 20% of the estimated replacement cost will either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

                                      174

          Title Insurance Policy. The borrower is required to provide, and
     Mortgage Capital reviews, a title insurance policy for each mortgaged real property. The title insurance policy must generally meet the following requirements: (1) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged real property is located; (2) the policy must be in an amount equal to the original principal amount of the mortgage loan; (3) the protection and benefits of the policy must run to the mortgagee and its successors and assigns; (4)
     the policy should be written on a standard form American Land Title
     Association or equivalent policy promulgated in the jurisdiction where the mortgaged real property is located; and (5) the legal description of the mortgaged real property in the title policy must conform to that shown on the survey of the mortgaged real property, where a survey has been required.

          Property Insurance. The borrower is required to provide, and Mortgage
     Capital or its designee reviews, certificates of required insurance with respect to the mortgaged real property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing "special" form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged real property is located in a flood hazard area, flood insurance; and (5) such other coverage as Mortgage Capital may require based on the specific characteristics of the mortgaged real property.

          Zoning and Building Code Compliance. Mortgage Capital generally takes steps to establish that the use and operation of each mortgaged real property securing a mortgage loan, at origination, is in compliance in all material respects with, or constitutes a legally existing non-conforming use or structures under, applicable zoning, land-use and similar laws and ordinances. Evidence of such compliance may be in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents.

          Loan Approval. Once a mortgage loan has been underwritten, it is presented to the entire credit committee, which is comprised of senior real estate and risk professionals within RBC (US and Canada). The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. Mortgage Capital's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, Mortgage Capital may originate a mortgage loan with a lower debt service coverage ratio or higher LTV
Ratio based on the types of tenants and leases at the subject mortgaged real property, requiring additional collateral such as reserves, letters of credit and/or guarantees, anticipated improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Mortgage Capital there may exist subordinate debt secured by the related mortgage property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

     The debt service coverage guidelines set forth above are calculated based on the underwritten net cash flow at origination. Therefore the debt service coverage ratio for each mortgage loan as reported in this offering prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, Mortgage Capital underwriting guidelines generally permit a maximum amortization period of 30 years; however, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the loan term.

                                      175

     Escrow Requirements. Mortgage Capital reviews the necessity for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves for every mortgage loan. Mortgage Capital may require a borrower to fund escrows or reserves for taxes, insurance, deferred maintenance, replacement reserves, tenant improvements and leasing commissions. In some cases, escrows or reserves may be required only after the occurrence of a triggering event such as an event of default or when certain debt service coverage ratio tests are not satisfied under the related mortgage loan. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Servicing. Mortgage Capital currently contracts with third party servicers for servicing the mortgage loans that it originates. Mortgage Capital assesses third party servicers based upon the credit quality of the servicing institution as well as their current servicer ratings with nationally recognized rating organizations. The servicers may also be reviewed for their systems and reporting capabilities, collection procedures and ability to collect loan level data.

THE SERVICERS

     General. The parties primarily responsible for servicing the underlying mortgage loans will be the master servicers and the special servicer. The obligations of the master servicers and the special servicer are set forth in the series CD 2007-CD4 pooling and servicing agreement, and are described under
"The Series CD 2007-CD4 Pooling and Servicing Agreement" below in this offering prospectus. In addition, as permitted under the series CD 2007-CD4 pooling and servicing agreement, the master servicers and the special servicer may each delegate their respective servicing obligations to one or more sub-servicers.
With respect to most of the underlying mortgage loans, the applicable master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions, however, with respect to certain underlying mortgage loans or groups of underlying mortgage loans for which a master servicer or the special servicer, as the case may be, has entered or will enter into a sub-servicing agreement, such servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool. See "The Series CD 2007-CD4 Pooling and Servicing
Agreement--Sub-Servicers" in this offering prospectus.

     Midland Loan Services, Inc. Midland Loan Services, Inc ("Midland") will act as master servicer with respect to those mortgage loans acquired by us from
Citigroup Global Markets Realty Corp. and PNC Bank, National Association for
inclusion in the series CD 2007-CD4 securitization. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable loan seller.
Midland is also the master servicer for the Mall of America Mortgage Loan and the DB AmeriCold Portfolio Mortgage Loan pursuant to the series COMM 2006-C8 pooling and servicing agreement and the Series JPMCC 2007-CIBC18 pooling and servicing agreement, respectively.

     Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, which is one of the sponsors. Midland is an affiliate of PNC Capital
Markets LLC, one of the underwriters. Midland's principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas
66210.

     Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities ("CMBS") by S&P, Moody's and Fitch.
Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and
Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

                                      176

     Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. The policies and procedures are reviewed annually and centrally managed and available electronically within Midland's
Enterprise!(R) Loan Management System. Furthermore, Midland's disaster recovery plan is reviewed annually.

     Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the
Servicing Standard.

     No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

     From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the series CD 2007-CD4 pooling and servicing agreement.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

     As of December 31, 2006, Midland was servicing approximately 22,700 commercial and multifamily mortgage loans with a principal balance of approximately $200.3 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately
16,500 of such loans, with a total principal balance of approximately $139.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

     Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgage-backed securities and other servicing transactions for which
Midland has acted as master and/or primary servicer from 2004 to 2006.

                       CALENDAR YEAR END
PORTFOLIO GROWTH -   (APPROXIMATE AMOUNTS
  MASTER/PRIMARY          IN BILLIONS)
------------------   --------------------
                      2004   2005   2006
                      ----   ----   ----
CMBS                   $70   $104   $139
Other                  $28   $ 32   $ 61
                      ----   ----   ----
TOTAL                  $98   $136   $200

                                      177

     Midland acted as servicer with respect to some or all of the mortgage loans being contributed by its parent company, PNC Bank, National Association, prior to their inclusion in the trust fund.

     Wachovia Bank, National Association ("Wachovia") will act as initial master servicer with respect to the underlying mortgage loans being sold to us by
German American Capital Corporation for inclusion in the CD 2007-CD4 securitization transaction. Wachovia is also the master servicer for the Ala
Moana Portfolio Mortgage Loan (and the Ala Moana Portfolio Loan Combination)
pursuant to the series CD 2006-CD3 pooling and servicing agreement.

     Wachovia is a national banking association organized under the laws of the
United States of America and is a wholly owned subsidiary of Wachovia
Corporation. Wachovia's principal servicing offices are located at NC 1075, 8739
Research Drive URP4, Charlotte, North Carolina 28262.

     Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on EnableUs software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

        COMMERCIAL AND MULTIFAMILY          AS OF DECEMBER   AS OF DECEMBER   AS OF DECEMBER   AS OF DECEMBER
              MORTGAGE LOANS                   31, 2003         31, 2004         31, 2005         31, 2006
-----------------------------------------   --------------   --------------   --------------   --------------

By Approximate Number....................       10,015           15,531           17,641             20,725
By Approximate Aggregate Unpaid Principal
   Balance (in Billions).................        $88.6           $141.3           $182.5             $262.1

     Within this portfolio, as of December 31, 2006, are approximately 20,725 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $262.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio as of December 31, 2006 were located in, all
50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin
Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

     Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

     The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii)
outstanding as of the dates indicated:

                          SECURITIZED MASTER                         OUTSTANDING
                          SERVICED PORTFOLIO   OUTSTANDING ADVANCE   ADVANCES AS
         DATE                   (UPB)*            (P&I AND PPA)*       % OF UPB
-----------------------   ------------------   -------------------   -----------
December 31, 2004......    $113,159,013,933        $129,858,178         0.1%
December 31, 2005......    $142,222,662,628        $164,516,780         0.1%
December 31, 2006......    $201,283,960,215        $162,396,491         0.1%

                                      178

*    "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

     Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

                                      FITCH     S&P
                                      -----   ------
Primary Servicer...................    CPS2+  Strong
Master Servicer....................    CMS2   Strong

     The short-term debt ratings of Wachovia are "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch.

     Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.
Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation.

     Wachovia may perform any of its obligations under the series CD 2007-CD4 pooling and servicing agreement or the series CD 2006-CD3 pooling and servicing agreement, as applicable, through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

     o    monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

     o    provision of Strategy and Strategy CS software;

     o    identification, classification, imaging and storage of documents;

     o    analysis and determination of amounts to be escrowed for payment of taxes and insurance;

     o    entry of rent roll information and property performance data from operating statements;

     o    tracking and reporting of flood zone changes;

     o    tracking, maintenance and payment of rents due under ground leases;

     o    abstracting of insurance requirements contained in loan documents;

     o    comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

     o    abstracting of leasing consent requirements contained in loan documents;

     o    legal representation;

     o    assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

                                      179

     o    maintenance and storage of letters of credit;

     o    tracking of anticipated repayment dates for loans with such terms;

     o    reconciliation of deal pricing, tapes and annexes prior to securitization;

     o    entry of new loan data and document collection;

     o    initiation of loan payoff process and provision of payoff quotes;

     o    printing, imaging and mailing of statements to borrowers;

     o    performance of property inspections;

     o    performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

     o    review of financial spreads performed by sub-servicers;

     o    review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval; and

     o    performance of UCC searches and filing of UCCs.

     Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account described in, and within the time required by, the series CD 2007-CD4 pooling and servicing agreement, the series
CD 2006-CD3 pooling and servicing agreement or other relevant servicing agreement, as applicable. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

     Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion,
Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a master servicer under the series CD 2007-CD4 pooling and servicing agreement or the series CD 2006-CD3 pooling and servicing agreement, as applicable, documents will be maintained in a manner consistent with the servicing standards described in the series CD
2007-CD4 pooling and servicing agreement or the series CD 2006-CD3 pooling and servicing agreement, as applicable.

     There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     The information set forth in this section titled "Transaction
Participants--The Servicers" regarding Wachovia has been provided by it.

     Capmark Finance Inc. Capmark Finance Inc. ("Capmark") will act as master servicer with respect to those mortgage loans acquired by us from LaSalle Bank
National Association and Royal Bank of Canada pursuant to the series CD 2007-CD4 pooling and servicing agreement, and is also the master servicer with respect to the DB AmeriCold Portfolio Mortgage Loan pursuant to the series JPMCC
2007-CIBC18 pooling and

                                      180

servicing agreement, for inclusion in the series CD 2007-CD4 securitization.
Capmark's servicing offices are located at 116 Welsh Road, Horsham, Pennsylvania
19044 and its telephone number is (215) 328-1258.

     Capmark is a California corporation and has been servicing mortgage loans in private label commercial mortgage-backed securities transactions since 1995.
As of December 31, 2006, Capmark was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $135.3 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from
2003 to 2006 in respect of which Capmark has acted as master servicer.

              YEARS (AMTS IN $ BILLIONS)
            -----------------------------
             2003    2004    2005    2006
            -----   -----   -----   -----
CMBS (US)    99.0   100.2   122.4   135.3
Other       103.3    97.0   102.8   131.5
            -----   -----   -----   -----
TOTAL       202.3   197.2   225.2   266.8
            =====   =====   =====   =====

     Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB.
These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

     No securitization transaction involving commercial mortgage loans in which
Capmark was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of Capmark as master servicer, including as a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance is a wholly owned subsidiary of
Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co.
L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The
minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc.
and certain directors and officers of Capmark Financial Group and its subsidiaries.

     Capmark Servicer Ireland (formerly known as GMAC Commercial Mortgage
Servicing (Ireland) Limited) opened in January 2000 and is headquartered in
Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for
Capmark's portfolio in the United States.

     CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India
Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

     Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing
India Private Limited report to the same managing director of Capmark.

     From time to time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

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     LNR Partners, Inc.. LNR Partners, Inc. ("LNR Partners"), a Florida
corporation and a subsidiary of LNR Property Holdings, Ltd. ("LNR"), will initially be appointed as special servicer under the series CD 2007-CD4 pooling and servicing agreement. The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its
telephone number is (305) 695-5600. LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

     o    investing in high-yielding real estate loans, and

     o    investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgaged backed securities
          ("CMBS").

     LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the series CD 2007-CD4 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 14 years. The number of CMBS pools specially serviced by LNR
Partners and its affiliates has increased from 46 in December 1998 to 193 as of
December 31, 2006. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of
December 31, 2003, with a then current face value in excess of $79 billion; (d)
134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion and (f) 143 domestic
CMBS pools as of December 31, 2006, with a then current face value in excess of
$201 billion. Additionally, LNR Partners has resolved over $17.4 billion of U.S.
commercial and multifamily loans over the past 14 years, including approximately
$1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005 and $0.9 billion for the twelve months ended December 31, 2006.

     LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia,
Texas, Massachusetts, North Carolina, California and Colorado, and in Europe, in
England and Germany. As of December 31, 2006, LNR Partners had approximately 180 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, LNR Partners and its affiliates specially service a portfolio, which included over 23,000 assets in the 50 states and in
Europe with a then current face value in excess of $252 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the series CD 2007-CD4 certificates.
Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

     LNR Partners maintains internal and external watch lists, performs monthly calls with master servicers and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the

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certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the Servicing Standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are
(i) the condition and type of mortgaged real property, (ii) the borrower, (iii)
the jurisdiction in which the mortgaged real property is located, and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the Servicing Standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

     LNR Partners has the highest ratings afforded to special servicers by
Fitch, Moody's and S&P, respectively.

     There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the series CD 2007-CD4 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the series CD
2007-CD4 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the series CD 2007-CD4 certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the applicable servicing standard set forth in each of such pooling and servicing agreements. LNR
Partners does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer, except with respect to the obligation to make servicing advances only on specially serviced mortgage loans in five commercial mortgage securitization transactions, and the obligation to make advances of delinquent debt service payments on specially serviced mortgage loans in one commercial mortgage securitization transaction.
Under certain circumstances, LNR Partners also has the obligation to make servicing advances and advances of delinquent debt service payments with respect to one collateralized debt obligation transaction.

     LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR
Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

     No securitization transaction involving commercial, multifamily or manufactured housing community mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial, multifamily or manufactured housing community mortgage loans in which LNR Partners was acting as special servicer.

     There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially

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differ from the processes and procedures employed by LNR Partners in connection with its specially servicing of commercial mortgaged backed securitization pools generally.

     There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against LNR Partners or of which any of its property is the subject, that is material to the series CD
2007-CD4 certificateholders.

     LNR Partners is not an affiliate of the depositor, the sponsor(s), the issuing entity, the master servicers, the trustee, the certificate administrator or any originator of any of the underlying mortgage loans identified in this offering prospectus.

     LNR Securities Holdings, LLC, an affiliate of LNR Partners, will acquire an interest in one or more classes of the series CD 2007-CD4 certificates.
Otherwise, except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from the subject securitization transaction - between LNR Partners or any of its affiliates, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

     J.E. Robert Company, Inc. J.E. Robert Company, Inc. ("JER"), a Virginia
corporation, will initially be appointed as the special servicer of the Ala
Moana Portfolio Loan Combination pursuant to the series CD 2006-CD3 pooling and servicing agreement and as such, will be responsible for servicing the Ala Moana
Portfolio Loan Combination. The principal offices of JER are located at 1650
Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is
703-714-8000.

     JER, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

     o    acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

     o    equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

     o    investing in high-yielding real estate loans; and

     o    Investing in, and managing as special servicer, unrated,
          non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

     In the ordinary course of business for JER and its affiliates, the assets of JER and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

     JER has substantial experience in working out mortgage loans and has been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. JER has a special servicer rating of "CSS1" from Fitch. JER is also on S&P's Select
Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked
"STRONG" by S&P. The ratings of JER as a special

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servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

     The number of commercial mortgage loan securitizations serviced by JER has increased from 10 as of December 31, 2003 to 21 as of December 31, 2006. JER
acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; (c) 17 commercial mortgage loan securitizations containing over
1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion; and (d) 21 commercial mortgage loan securitizations containing over 3,000 mortgage loans as of December 31,
2006, with an aggregate outstanding principal balance in excess of $37.6 billion.

     Since its inception in 1981 and through December 31, 2006, JER as special servicer has resolved approximately 1,790 mortgage loans, with an aggregate principal balance of approximately $2.2 billion. Over the past three years, from
2004 through 2006, JER in its capacity as special servicer has resolved over
$485 million of U.S. commercial and multifamily mortgage loans. As of December
31, 2006, JER was administering approximately 9 assets as special servicer with an outstanding principal balance of approximately $50 million. Those commercial real estate assets include mortgage loans secured by the same type of income producing properties as those securing the Mortgage Loans backing the certificates.

     All of the specially serviced commercial mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs those assets. JER will service the Ala Moana
Portfolio in accordance with the procedures set forth in the series CD 2006-CD3 pooling and servicing agreement, in accordance with the mortgage loan documents and applicable laws, and in each case, subject to the Servicing Standard. JER is not aware of any unique factors involved in servicing the Ala Moana Portfolio.

     JER has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by JER as special servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to JER's special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of any related subordinate companion loan if in connection with a loan combination). The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the series CD 2006-CD3 pooling and servicing agreement.

     JER occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

     JER does not believe that its financial condition will have any adverse effect on the performance of its duties under the series CD 2006-CD3 pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the certificates. JER does not have any advancing obligations for principal and interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. JER is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements.
JER has made all advances required to be made on commercial mortgage loans serviced by

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it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

     JER will not have any primary custodial responsibility for original documents evidencing the underlying mortgage loans. Under very limited circumstances set forth in the series CD 2006-CD3 pooling and servicing
Agreement, JER may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular mortgage loans or REO property. To the extent that JER has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard and JER's policies, procedures and processes.

     From time-to-time, JER may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. JER does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against JER, or of which any of its property is the subject, that is material to the certificateholders.

     JER is not an affiliate of the depositor, the sponsor(s), the trust, the master servicers, the trustee, the certificate administrator or any originator of any underlying mortgage loans identified in this offering prospectus. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between JER, on the one hand, and the depositor, sponsor(s) or the trust, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party, apart from this transaction, between JER, on the one hand, and the depositor, the sponsor(s) or the trust, on the other hand, that currently exist or that existed during the past two years.

     No securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer has experienced an event of default as a result of any action on inaction performed by JER as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by JER with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which JER was acting as special servicer.

     The information set forth in this offering prospectus concerning JER has been provided by it.

THE TRUSTEE

     Wells Fargo Bank, N.A. ("Wells Fargo"), will act as trustee and custodian under the series CD 2007-CD4 pooling and servicing agreement, on behalf of the certificateholders. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, approximately 23 million customers and 167,000 employees as of September 30, 2006, Wells Fargo &
Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United
States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.
The depositor and servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia,
Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

     Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-

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backed securities and collateralized debt obligations. As of December 31, 2006,
Wells Fargo was acting as trustee on over 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $290 billion.

     In its capacity as trustee on commercial mortgage securitizations, Wells
Fargo is generally required to make an advance if the related master servicer(s)
or special servicer fails to make a required advance. In the past three years,
Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

     Wells Fargo is acting as custodian of the mortgage loan files pursuant to the series CD 2007-CD4 pooling and servicing agreement. In that capacity, Wells
Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells
Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years.
Wells Fargo maintains its commercial document custody facilities in Minneapolis,
Minnesota. As of December 31, 2006, Wells Fargo was acting as custodian of more than 43,000 commercial mortgage loan files.

     Wells Fargo has served as loan file custodian for various mortgage loans owned by the depositor or an affiliate of the depositor, including for mortgage loans included in the Trust. The terms of the custodial agreement are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loans files. The terms of the series CD 2007-CD4 pooling and servicing agreement with respect to the custody of the mortgage loans supersede any such custodial agreement.

     There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that is material to the certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     In addition to having express duties under the series CD 2007-CD4 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series CD 2007-CD4 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series CD 2007-CD4 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the
Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series CD 2007-CD4 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

THE CERTIFICATE ADMINISTRATOR

     LaSalle Bank National Association ("LaSalle Bank"), a national banking association, will act as certificate administrator under the series CD 2007-CD4 pooling and servicing agreement, on behalf of the series CD 2007-CD4 certificateholders. LaSalle Bank's corporate trust office is located at 135
South LaSalle Street, Suite 1625, Chicago, Illinois, 60603, Attention: Global
Securities and Trust Services--CD 2007-CD4 Commercial Mortgage Trust or at such other address as the LaSalle Bank may designate from time to time.

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     LaSalle Bank is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank
Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle Bank has extensive experience serving as paying agent on securitizations of commercial mortgage loans. Since 1994, LaSalle Bank has served as trustee or paying agent on over 685 commercial mortgage-backed security transactions involving assets similar to the mortgage loans to be included in the trust. As of December 30, 2006, LaSalle Bank served as trustee or paying agent in over 460 commercial mortgage-backed security transactions.

     LaSalle Bank and CGMRC are parties to a custodial agreement whereby LaSalle
Bank, for consideration, provides custodial services to CGMRC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle Bank is currently providing custodial services for most of the mortgage loans to be sold by CGMRC to us in connection with the series CD 2007-CD4 securitization transaction. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     Using information set forth in this offering prospectus, the certificate administrator will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicers, the certificate administrator will calculate the amount of principal and interest to be paid to each class of series CD 2007-CD4 certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicers, the certificate administrator will perform distribution calculations, remit distributions on the distribution date to series CD 2007-CD4 certificateholders and prepare a monthly statement to series CD 2007-CD4 certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the certificate administrator will be able to conclusively rely on the information provided to it by the master servicers, and the certificate administrator will not be required to recompute, recalculate or verify the information provided to it by the master servicers.

     The depositor may maintain other banking relationships in the ordinary course of business with the paying agent. The long-term unsecured debt of
LaSalle Bank is rated "A+" by S&P, "Aa3" by Moody's and "AA" by Fitch.

     There are no legal proceedings pending against LaSalle Bank, or to which any property of LaSalle Bank is subject, that is material to the certificateholders, nor does LaSalle Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Citigroup Global Markets Realty Corp. (one of the sponsors) and Citigroup
Global Markets Inc. (one of the underwriters) are affiliated with us and each other.

     German American Capital Corporation (one of the sponsors) and Deutsche Bank
Securities Inc. (one of the underwriters) are affiliated with each other.

     LaSalle Bank National Association (one of the sponsors and also the certificate administrator) and LaSalle Financial Services, Inc. (one of the
underwriters) are affiliated with each other.

     PNC Bank, National Association (one of the sponsors), PNC Capital Markets
LLC (one of the underwriters) and Midland Loan Services, Inc. (one of the master servicers) are affiliated with each other.

     Royal Bank of Canada (one of the sponsors) and RBC Capital Markets
Corporation (one of the underwriters) are affiliated with each other.

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     American Capital Strategies, Ltd., a Delaware corporation, will be the seller of 13 of the underlying mortgage loans to GACC and will be obligated to cure or, failing cure, repurchase any of those underlying mortgage loans in the event of a material breach of a representation or warranty or a material defect in the related loan documents. American Capital Srategies Ltd. will also be the initial series CD 2007-CD4 controlling class representative.

     We, the sponsors, the master servicers, the special servicer and our and/or their respective affiliates may from time to time maintain and enter into other banking and trustee relationships in the ordinary course of business with the trustee, the certificate administrator and their affiliates. See also
"Transaction Participants--The Trustee" and "Transaction Participants--The
Certificate Administrator" in this offering prospectus.

             THE SERIES CD 2007-CD4 POOLING AND SERVICING AGREEMENT

GENERAL

     The parties to the series CD 2007-CD4 pooling and servicing agreement will consist of us, the trustee, the certificate administrator, the master servicers and the special servicer. The series CD 2007-CD4 pooling and servicing agreement will govern, among other things:

     o    the issuance of the series CD 2007-CD4 certificates;

     o    the formation of the issuing entity;

     o    the transfer of the initial trust assets to the issuing entity;

     o    the retention of the trust assets on behalf of the series CD 2007-CD4 certificateholders; and

     o    the servicing and administration of the underlying mortgage loans
          (other than the Ala Moana Portfolio Mortgage Loan, the Mall of America
          Mortgage Loan, the DB AmeriCold Portfolio Mortgage Loan and the JQH
          Hotel Portfolio B-Note Mortgage Loan), as well as the servicing and administration of (a) the Serviced Non-Trust Loans, and (b) any REO
          Properties acquired by the special servicer on behalf of the series CD
          2007-CD4 certificateholders and, if and when applicable, the Serviced
          Non-Trust Loan Noteholders as a result of foreclosure or other similar action.

     In general, most of the servicing and administrative responsibilities for each of the Ala Moana Portfolio Mortgage Loan, the Mall of America Mortgage
Loan, the DB AmeriCold Portfolio Mortgage Loan and the JQH Hotel Portfolio
B-Note Mortgage Loan are governed by a pooling and servicing agreement other than the series CD 2007-CD4 pooling and servicing agreement. Each such underlying mortgage loan is part of a Loan Combination that also includes a
Non-Trust Loan that has been previously securitized. Accordingly, the Ala Moana
Portfolio Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the series CD 2006-CD3 commercial mortgage securitization transaction, the Mall of American Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the series COMM 2006-C8 commercial mortgage securitization transaction, the DB AmeriCold Portfolio Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the series
JPMCC 2007-CIBC18 commercial mortgage securitization transaction, and the JQH
Hotel Portfolio B-Note Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the series JPMCC 2006-LDP7 commercial mortgage securitization transaction. We refer to the Ala Moana Portfolio Mortgage Loan, the Mall of America Mortgage Loan, the DB AmeriCold Portfolio Mortgage Loan and
the JQH Hotel Portfolio B-Note Mortgage Loan collectively as the Outside
Serviced Mortgage Loans and to the related Loan Combinations as the Outside
Serviced Loan Combinations. Notwithstanding the foregoing, Wachovia will have certain limited master servicing obligations with respect to the Ala Moana
Portfolio

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Mortgage Loan, the Mall of America Mortgage Loan, the DB AmeriCold Portfolio
Mortgage Loan and the JQH Hotel Portfolio B-Note Mortgage Loan under the series
CD 2007-CD4 pooling and servicing agreement.

     The following summaries describe some of the material provisions of the series CD 2007-CD4 pooling and servicing agreement. In addition, see
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions", "--Representations and Warranties; Repurchases and
Substitutions" and "Description of the Offered Certificates" in this offering prospectus and "Description of the Governing Documents" in the accompanying base prospectus.

OVERVIEW OF SERVICING

     The series CD 2007-CD4 pooling and servicing agreement provides that the master servicers and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o    the express terms of the series CD 2007-CD4 pooling and servicing agreement,

     o    the express terms of the subject mortgage loans and any and all related intercreditor, co-lender and/or similar agreements, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, each master servicer will be responsible for the servicing and administration of each underlying mortgage loan (other than the Outside Serviced
Mortgage Loans) for which it is the applicable master servicer and any related
Serviced Non-Trust Mortgage Loan--

     o    as to which no Servicing Transfer Event has occurred, or

     o    that has been worked-out following a Servicing Transfer Event and as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each underlying mortgage loan (other than, if applicable, an Outside Serviced Mortgage Loan) and any related Serviced
Non-Trust Loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing
Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the issuing entity (other than any REO Property that relates to an Outside Serviced Mortgage Loan).

     Despite the foregoing, the series CD 2007-CD4 pooling and servicing agreement will require the applicable master servicer to continue to receive information (which information, with respect to each Outside Serviced Mortgage
Loan, will be received from the applicable master servicer under the applicable other pooling and servicing agreement) and prepare all reports to the certificate administrator required to be received or prepared with respect to any specially serviced mortgage loans in the trust fund and, otherwise, to render other incidental services with respect to any such specially serviced mortgage loans. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the Outside Serviced Mortgage
Loans) in the trust fund. None of the master servicers or the special servicer will have responsibility for the performance by another servicer of its respective obligations and duties under the series CD 2007-CD4 pooling and servicing agreement.

     Each master servicer will transfer servicing of an underlying mortgage loan for which it is responsible under the series CD 2007-CD4 pooling and servicing agreement to the special servicer upon the occurrence of a

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Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist in accordance with the definition of "Servicing
Transfer Event" in the glossary to this offering prospectus.

     In general, subject to the discussion under "--The Series CD 2007-CD4
Controlling Class Representative, the Class WFC Representative and the Serviced
Non-Trust Loan Noteholders" below, the applicable master servicer and/or, if a
Servicing Transfer Event exists, the special servicer will be responsible for servicing and administering each Serviced Loan Combination under the series CD
2007-CD4 pooling and servicing agreement and the related co-lender or intercreditor agreement on behalf of the issuing entity, as holder of the related underlying mortgage loan, and the related Serviced Non-Trust Loan
Noteholders generally as if the entire Serviced Loan Combination were a mortgage loan in the trust fund. A Servicing Transfer Event with respect to any mortgage loan that is part of a Serviced Loan Combination will generally result in a transfer of servicing of the entire such Serviced Loan Combination to the special servicer; provided that if, subject to the terms, conditions and limitations of the related Co-Lender Agreement, a Serviced Non-Trust Loan
Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust fund through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of that
Servicing Transfer Event with respect to the related Serviced Non-Trust Loan will not, in and of itself, result in the existence of a Servicing Transfer
Event with respect to the related mortgage loan in the trust fund, or the transfer to special servicing of the applicable Serviced Loan Combination
(provided that a separate Servicing Transfer Event may occur with respect thereto).

SUB-SERVICERS

     Some of the mortgage loans that we intend to include in the trust fund are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicers. In general, neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     Pursuant to the series CD 2007-CD4 pooling and servicing agreement, the master servicers and the special servicer may enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the series CD 2007-CD4 pooling and servicing agreement, provided that in each case, the sub-servicing agreement: (i) is materially consistent with the series CD 2007-CD4 pooling and servicing agreement, requires the sub-servicer to comply with all of the applicable conditions of the series CD 2007-CD4 pooling and servicing agreement, and, provides for certain material events of default with respect to the sub-servicer; (ii) provides that if a master servicer or the special servicer, as the case may be, will for any reason no longer act in such capacity under the series CD 2007-CD4 pooling and servicing agreement (including by reason of an
Event of Default), the trustee or its designee may assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the subject master servicer or the special servicer, as the case may be, under such agreement or may terminate such sub-servicing agreement without cause
(except that the sub-servicing agreements with any of certain designated sub-servicers may only be terminated for cause); (iii) provides that the trustee, for the benefit of the series CD 2007-CD4 certificateholders and, in the case of a sub-servicing agreement relating to a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s), shall each be a third-party beneficiary under such agreement; (iv) permits any purchaser of an underlying mortgage loan to terminate such agreement with respect to such purchased mortgage loan at its option and without penalty; (v) does not permit the sub-servicer to enter into or consent to certain modifications, extensions, waivers or amendments or otherwise take certain actions on behalf of the applicable master servicer or the special servicer without the consent of the subject master servicer or special servicer, as the case may be; and (vi) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the series
CD 2007-CD4 pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement shall, with respect to any underlying mortgage loan, terminate at the time such underlying mortgage loan becomes a specially serviced

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mortgage loan (or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan), and each sub-servicing agreement entered into by the special servicer shall relate only to specially serviced mortgage loans and shall terminate with respect to any such underlying mortgage loan which ceases to be a specially serviced mortgage loan.

     References in the series CD 2007-CD4 pooling and servicing agreement, and under this "The Series CD 2007-CD4 Pooling and Servicing Agreement" section, to actions taken or to be taken by a master servicer or the special servicer include actions taken or to be taken by a sub-servicer on behalf of the applicable master servicer or the special servicer, as the case may be; and, in connection therewith, all amounts advanced by any sub-servicer to satisfy the obligations of the applicable master servicer or the special servicer under the series CD 2007-CD4 pooling and servicing agreement to make P&I advances or servicing advances are deemed to have been advanced by the applicable master servicer or the special servicer, as the case may be, out of its own funds and, accordingly, such advances will be recoverable by such sub-servicer in the same manner and out of the same funds as if such sub-servicer were the applicable master servicer or the special servicer, as the case may be. The series CD
2007-CD4 pooling and servicing agreement provides that, for so long as they are outstanding, advances under any sub-servicing agreement will accrue interest at the rate set forth in the series CD 2007-CD4 pooling and servicing agreement, such interest to be allocable between the applicable master servicer or the special servicer, as the case may be, and such sub-servicer as they may agree.
For purposes of the series CD 2007-CD4 pooling and servicing agreement, the applicable master servicer and the special servicer each will be deemed to have received any payment when a sub-servicer retained by it receives such payment.

     The series CD 2007-CD4 pooling and servicing agreement requires the master servicers and the special servicer, for the benefit of the trustee, of the series CD 2007-CD4 certificateholders and, in the case of a Serviced Loan
Combination, of the related Serviced Non-Trust Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the series CD 2007-CD4 pooling and servicing agreement provides that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will each remain obligated and liable to the trustee, the series CD 2007-CD4 certificateholders and the Serviced Non-Trust Loan Noteholders for the performance of their respective obligations and duties under the series CD 2007-CD4 pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans and the master servicers and the special servicer will each be responsible (without right of reimbursement) for all compensation of each sub-servicer retained by it.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust fund, including:

     o    each such mortgage loan that is a specially serviced mortgage loan, if any;

     o    each such mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     o    each such mortgage loan, if any, that has been defeased; and

     o    each Outside Serviced Mortgage Loan.

     In the case of each mortgage loan in the trust fund, the master servicing fee will:

     o    be calculated on generally the same interest accrual basis (i.e., an
          Actual/360 Basis or a 30/360 Basis) as is applicable to the accrual of interest with respect to that mortgage loan;

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     o    accrue at the related master servicing fee rate, which on a loan-by-loan basis will be 0.01% per annum;

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust fund.

     For purposes of this offering prospectus, master servicing fees include primary servicing fees payable to the sub-servicers retained by the master servicers.

     In addition, a separate servicing fee calculated at 0.01% per annum will be paid to the applicable other master servicer with respect to each Outside
Serviced Mortgage Loan pursuant to the applicable other pooling and servicing agreement that governs the servicing thereof.

     Subject to certain conditions, each master servicer is entitled, under the series CD 2007-CD4 pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor
(other than a Plan), an excess servicing strip, which is a portion of the master servicing fee. If an initial master servicer resigns or is terminated as master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip, except to the extent that any portion of the excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the departing master servicer under the series CD 2007-CD4 pooling and servicing agreement. We make no representation or warranty regarding whether, following any resignation or termination of any entity acting as one of the initial master servicers, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

     After the occurrence, and during the continuance, of an A/B Material
Default, master servicing fees are payable with respect to the MezzCap Loan
Combinations out of collections on the entire such loan combination.

     Prepayment Interest Shortfalls. The series CD 2007-CD4 pooling and servicing agreement will provide that, if any Prepayment Interest Shortfall is incurred by reason of a voluntary principal prepayment being made by a borrower with respect to any of the underlying mortgage loans during any collection period (other than out of insurance proceeds, condemnation proceeds or liquidation proceeds), then the applicable master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the amount of the subject Prepayment Interest Shortfall; and

     o    the sum of--

          1.   the master servicing fees (in each case calculated for this purpose only at a rate of 0.01% per annum) received by the applicable master servicer during such collection period on the underlying mortgage loans serviced by that master servicer, and

          2.   all Prepayment Interest Excesses received by the applicable master servicer during such collection period on the underlying mortgage loans;

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provided that if a Prepayment Interest Shortfall occurs as a result of a master servicer's allowing the borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b) pursuant to applicable law or court order or (c) at the request or with the consent of the special servicer or the series CD 2007-CD4 controlling class representative), then the amount in clause 1. of the second bullet of this sentence will be replaced with the sum of (x) all master servicing fees payable to that master servicer with respect to the underlying mortgage loans for the subject collection period, inclusive of any portion thereof payable to a third-party primary servicer and inclusive of any excess servicing strip and (y) any investment income earned on the related principal prepayment during such collection period while on deposit in that master servicer's collection account. Any Prepayment Interest Excesses received by a master servicer not otherwise applied as described in the prior sentence will be applied, to the extent necessary, to cover any Prepayment
Interest Shortfall related to a loan serviced by that master servicer not otherwise offset by the payments described in the prior sentence.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls.

     Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Total
Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Payments" in this offering prospectus. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover
Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment
Interest Shortfall will be allocated among the respective interest-bearing classes of the series CD 2007-CD4 certificates, in reduction of the interest payable thereon, as and to the extent described under "Description of the
Offered Certificates--Payments--Payments of Interest" in this offering prospectus.

     The master servicers will not cover any interest shortfalls similar to
Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with insurance proceeds, condemnation proceeds and/or liquidation proceeds.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the underlying mortgage loans (other than the Outside Serviced
Mortgage Loans) will be:

     o    the special servicing fee;

     o    the liquidation fee; and

     o    the workout fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to any underlying mortgage loan (other than the Outside Serviced
Mortgage Loans):

     o    that is being specially serviced by the special servicer; or

     o    as to which the corresponding mortgaged real property has become an
          REO Property.

     In the case of each underlying mortgage loan that satisfies the criteria described in the foregoing paragraph, the special servicing fee will:

     o    be calculated on generally the same interest accrual basis (i.e., an
          Actual/360 Basis or a 30/360 Basis) as is applicable to the accrual of interest with respect to that mortgage loan;

     o    accrue at a special servicing fee rate of 0.25% per annum;

                                       194

     o    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o    generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the applicable master servicer's collection account from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each underlying mortgage loan (other than the Outside Serviced Mortgage Loans) as to which, following a period of special servicing and resolution of all applicable Servicing Transfer Events, servicing thereof has been returned to the applicable master servicer. The workout fee for any such underlying mortgage loan will generally be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any underlying mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the subject underlying mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, then it will retain the right to receive any and all workout fees payable with respect to mortgage loans
(other than the Outside Serviced Mortgage Loans) that were worked-out -- or, in some cases, about to be worked out -- by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the holders of the offered certificates.

     The Liquidation Fee. Except as described in the next paragraph, the special servicer will be entitled to receive a liquidation fee with respect to: (a) any specially serviced mortgage loan in the trust fund (or any Qualified Substitute
Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), other than an Outside Serviced Mortgage Loan, for which it obtains a full, partial or discounted payoff; and (b) any specially serviced mortgage loan or REO Property in the trust fund (or any Qualified Substitute Mortgage Loan delivered in replacement thereof by the related mortgage loan seller), other than an Outside Serviced Mortgage Loan or any related REO Property, as to which it receives any liquidation proceeds, sale proceeds or REO revenues, including any specially serviced mortgage loan (other than an Outside Serviced Mortgage
Loan) repurchased by the applicable mortgage loan seller outside of the required cure period (as that cure period may be extended) as described under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this offering prospectus. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will generally be payable from, and will be calculated by application of a liquidation fee rate of 1.0%
to, the portion of the related payment, proceeds or revenues allocable as a full or partial recovery of principal, interest or expenses.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, Substitution Shortfall
Amounts or proceeds received in connection with:

     o    the repurchase of any mortgage loan in the trust fund by or on behalf of a mortgage loan seller or ACS, as applicable, for a breach of representation or warranty or for defective or deficient mortgage loan documentation, so long as the repurchase occurs within the required cure period (as that cure period may be extended), as described under
          "Description of the Mortgage Pool--

                                       195

          Assignment of the Mortgage Loans; Repurchases and Substitutions" and
          "--Representations and Warranties; Repurchases and Substitutions" in
          this offering prospectus;

     o    the purchase of any Defaulted Mortgage Loan out of the trust fund by the special servicer or the Majority Controlling Class
          Certificateholder, as described under "--Fair Value Purchase Option"
          below;

     o    the purchase of an underlying mortgage loan that is part of a Loan
          Combination by any of the related Serviced Non-Trust Loan Noteholders, in each case pursuant to the purchase option in the related Co-Lender
          Agreement described under "Description of the Mortgage Pool--The Loan
          Combinations" in this offering prospectus, so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable;

     o    the purchase of any mortgage loan out of the trust fund by a related mezzanine lender pursuant to any applicable intercreditor, co-lender or similar agreement, in each case so long as the purchase occurs within 90 days of the date that the purchase option is first exercisable; or

     o    the purchase of all of the mortgage loans and REO Properties in the trust fund by the special servicer or the Majority Controlling Class
          Certificateholder in connection with the termination of the issuing entity, all as described under "Description of the Offered
          Certificates--Termination" in this offering prospectus.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the holders of the offered certificates.

     After the occurrence, and during the continuance, of an A/B Material
Default, special servicing fees and, except in connection with a purchase of the related underlying mortgage loan by the related Serviced Non-Trust Loan
Noteholder, pursuant to the purchase option in the related Co-Lender Agreement, as described under "Description of the Mortgage Pool--The Loan Combinations" in
this offering prospectus, workout fees and liquidation fees, earned with respect to a MezzCap Loan Combination may be paid out of collections on the entire such
Loan Combination.

     Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the underlying mortgage loans it is responsible for servicing.

     In addition, the following items collected (and, in the case of an Outside
Serviced Mortgage Loan, passed through to the issuing entity) on any particular mortgage loan in the trust fund will be allocated between the master servicers and the special servicer as additional compensation in accordance with the series CD 2007-CD4 pooling and servicing agreement:

     o    any late payment charges and Default Interest actually collected on any particular mortgage loan in the trust fund, which late payment charges and Default Interest are not otherwise applied to reimburse the parties to the series CD 2007-CD4 pooling and servicing agreement for, or to offset, certain expenses of the issuing entity (including interest on advances), each as provided in the series CD 2007-CD4 pooling and servicing agreement; and

     o    any modification fees, assumption fees, assumption application fees, earn out fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges.

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     Each master servicer will be authorized to invest or direct the investment of funds held in its collection account, in any Serviced Loan
Combination-specific custodial account or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Accounts" below and
"Description of the Offered Certificates" in this offering prospectus. Each master servicer:

     o    will generally be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

No master servicer will be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding any accounts maintained by such master servicer so long as those institutions or trust companies meet certain eligibility requirements set forth in the series CD 2007-CD4 pooling and servicing agreement.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--Accounts"
below. The special servicer:

     o    will be entitled to retain any interest or other income earned on those funds; and

     o    will generally be required to cover any losses of principal of those investments from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting solely from the bankruptcy or insolvency of any depository institution or trust company holding its REO account so long as that institution or trust company meets certain eligibility requirements set forth in the series CD
2007-CD4 pooling and servicing agreement.

     Payment of Expenses. The master servicers and the special servicer will each be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series CD 2007-CD4 pooling and servicing agreement. The master servicers and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series CD 2007-CD4 pooling and servicing agreement.

     The series CD 2007-CD4 pooling and servicing agreement will permit a master servicer to pay, and will permit the special servicer to direct a master servicer to pay, some servicing expenses out of general collections on the underlying mortgage loans and any REO Properties on deposit in that master servicer's collection account, including, to the extent not advanced, for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, under the series CD 2007-CD4 pooling and servicing agreement, each master servicer will be permitted (or, in the case of a specially serviced mortgage loan or an REO Property, if the special servicer directs, the subject master servicer will be required) to pay directly out of its collection account some servicing expenses that, if advanced by the subject master servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property (other than in the case of an Outside
Serviced Mortgage Loan or any related REO Property). This is only to be done, however, when the applicable master servicer or the special servicer, as applicable, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series CD 2007-CD4 certificateholders (and, in the case of a Serviced Loan Combination, the related
Serviced Non-Trust Loan Noteholders), as a collective whole. Each master servicer will be able to conclusively rely on any such determination made by the special servicer.

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TRUSTEE AND CERTIFICATE ADMINISTRATOR COMPENSATION

     The trustee and the certificate administrator will be entitled to receive monthly, out of general collections with respect to the mortgage pool, their respective allocated portions of the trust administration fee. With respect to each distribution date, the trust administration fee will equal the aggregate of, with respect to each and every mortgage loan in the trust fund, one month's interest accrued at 0.00035% per annum on the Stated Principal Balance of the subject mortgage loan outstanding immediately prior to that distribution date
(calculated on the same interest accrual basis--i.e., an Actual/360 Basis or a
30/360 Basis--as is applicable to the accrual of interest with respect to the subject mortgage loan).

     In addition, the certificate administrator will be authorized to invest or direct the investment of funds held in its distribution account, its Post-ARD
Additional Interest account and its interest reserve account in Permitted
Investments. See "--Accounts" below. In general, the certificate administrator will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The certificate administrator will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the certificate administrator's distribution account, Post-ARD Additional Interest account or interest reserve account so long as that institution or trust company meets certain eligibility requirements set forth in the series CD 2007-CD4 pooling and servicing agreement at the time of the deposit.

ADVANCES

     Servicing Advances. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by or on behalf of any master servicer, the special servicer, the trustee or the certificate administrator in connection with the servicing of a mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan) or in connection with the administration of any REO Property in the trust fund, will generally be servicing advances.
Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will generally be required to give the applicable master servicer not less than five business days' notice (or two business days'
notice, if required to be made on an emergency or urgent basis) with respect to servicing advances to be made by that master servicer on a specially serviced mortgage loan or REO Property in the trust fund (other than, if applicable, an
Outside Serviced Mortgage Loan or any related REO Property), before the date on which that master servicer is required to make any servicing advance with respect to that mortgage loan or REO Property. The special servicer may, however, itself make servicing advances with respect to specially serviced mortgage loans and REO Properties (other than, if applicable, an Outside
Serviced Mortgage Loan or any related REO Property) on an emergency basis.

     If a master servicer is required under the series CD 2007-CD4 pooling and servicing agreement to make a servicing advance, but it does not do so within 15 days (or such shorter period as may be required to avoid foreclosure of liens for delinquent real estate taxes or a lapse in insurance coverage) after the servicing advance is required to be made, then the trustee will be required:

     o    if any of certain officers of the trustee has actual knowledge of the failure, to give the defaulting master servicer notice of the failure;
          and

     o    if the failure continues for five more business days after such notice, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this offering prospectus, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, in the

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judgment of the party making the advance, or in the judgment of the special servicer (in the case of a servicing advance by a master servicer or the trustee), would not be ultimately recoverable (together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property. The trustee may conclusively rely on the determination of the applicable master servicer, and the applicable master servicer and the trustee will be required to act in accordance with the determination of the special servicer, that any servicing advance with respect to an underlying mortgage loan or REO Property is not recoverable from expected collections on the subject mortgage loan or REO Property (but in the absence of such determination can make its own determination that any advance is not recoverable). If a master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, or that the special servicer determines (in the case of servicing advances by a master servicer or the trustee), is not recoverable
(together with accrued and unpaid interest on the advance) from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the underlying mortgage loans and any related REO
Properties that are on deposit in the master servicers' collection accounts from time to time as more particularly described in this offering prospectus. See
"--Advances--Special Considerations Regarding Nonrecoverable Advances" below.

     Advances of Delinquent Monthly Debt Service Payments. Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments--other than balloon payments--and assumed monthly debt service payments, in each case net of related master servicing fees (and, in the case of an Outside Serviced Mortgage Loan, further net of servicing fees payable to the applicable other master servicer under the applicable other pooling and servicing agreement), that:

     o    were due or deemed due, as the case may be, during the related collection period (or, in two (2) cases, during the calendar month in which such distribution date occurs) with respect to the underlying mortgage loans (including, if applicable, the subordinate non-pooled portion of the One World Financial Center Mortgage Loan) that are serviced by such master servicer or otherwise as to which such master servicer is the applicable master servicer; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan in the trust fund, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any such underlying mortgage loan as to which there exists an Appraisal Reduction Amount, will equal:

     o    the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence; reduced (to not less than zero) by

     o    with respect to each class of series CD 2007-CD4 certificates with principal balances to which any portion of the subject Appraisal
          Reduction Amount is allocated, one month's interest (calculated on a
          30/360 Basis) on the portion of the subject Appraisal Reduction Amount allocated to that class at the applicable pass-through rate (or, in the case of the class A-MFL certificates, the pass-through rate for the class A-MFL REMIC II regular interest).

     Appraisal Reduction Amounts attributable to any underlying mortgage loan will be allocated to the following classes of the series CD 2007-CD4 certificates, in each case up to (but without any reduction in) the related outstanding total principal balance thereof, in the following order: first, to the S, Q, P, O, N, M, L, K, J, H,

                                       199

G, F, E, D, C, B and A-J classes, in that order, then to the A-MFX and A-MFL classes, on a pro rata basis by balance, and then to the A-1, A-2A, A-2B, A-3,
A-SB, A-4 and A-1A classes, on a pro rata basis by balance. Notwithstanding the foregoing, any Appraisal Reduction Amount with respect to the One World
Financial Center Mortgage Loan will first be allocated to the class WFC-4,
WFC-3, WFC-2 and WFC-1 certificates, in that order, in each case up to (but without any reduction in) the related outstanding total principal balance thereof, prior to allocation in accordance with the preceding sentence.

     With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the conditions set forth in the series CD 2007-CD4 pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series CD 2007-CD4 certificates.

     If a master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. See
"Transaction Participants--The Trustee" in this offering prospectus.

     The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds with respect to any underlying mortgage loan, together with interest thereon, from collections on that mortgage loan. None of the master servicers or the trustee will be obligated to make any monthly debt service advance with respect to any underlying mortgage loan that, in its judgment, or in the judgment of the special servicer, would not ultimately be recoverable (together with interest thereon) out of collections on that mortgage loan. The trustee may conclusively rely on any determination of nonrecoverability made by the applicable master servicer under the series CD 2007-CD4 pooling and servicing agreement with respect to any underlying mortgage loan; the applicable master servicer and the trustee may conclusively rely on any determination of nonrecoverability made by the applicable master servicer or the special servicer under (i) the series CD
2006-CD3 pooling and servicing agreement with respect to each of the Ala Moana
Portfolio Mortgage Loan or any related REO Property, (ii) the series COMM
2006-C8 pooling and servicing agreement with respect to each of the Mall of
America Mortgage Loan or any related REO Property, (iii) the series JPMCC
2007-CIBC18 pooling and servicing agreement with respect to the DB AmeriCold
Portfolio Mortgage Loan or any related REO Property and (iv) the series JPMCC
2006-LDP7 pooling and servicing agreement with respect to the JQH Hotel
Portfolio B-Note Mortgage Loan or any related REO Property; and the applicable master servicer and the trustee will be required to act in accordance with any determination of nonrecoverability made by the special servicer of which they have been notified with respect to any underlying mortgage loan or REO Property under the series CD 2007-CD4 pooling and servicing agreement (other than an
Outside Serviced Mortgage Loan or any related REO Property). If either a master servicer or the trustee makes any monthly debt service advance with respect to any underlying mortgage loan (including with respect to the subordinate non-pooled portion of the One World Financial Center Mortgage Loan) that it or the special servicer subsequently determines will not be recoverable (together with interest thereon) out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described below, out of general collections on the mortgage loans and any REO
Properties in the trust fund on deposit in the master servicers' collection accounts from time to time. See "--Advances--Special Considerations Regarding
Nonrecoverable Advances" below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each underlying mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o    each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

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The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect immediately prior to, and without regard to the occurrence of, the subject maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due if the related mortgaged real property had not become an
REO Property. Assumed monthly debt service payments for an ARD Loan will not include Post-ARD Additional Interest or accelerated amortization payments.

     None of the master servicers nor the trustee will be required to make any monthly debt service advance with respect to any of the Non-Trust Mortgage
Loans. None of the master servicers nor the trustee will be required to advance
Post-ARD Additional Interest or Default Interest.

     Interest on Advances. The master servicers, the special servicer and the trustee will each be entitled to receive interest on advances made by them. That interest will accrue on the amount of each advance, and compound annually, generally for so long as the advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street
Journal, as that prime rate may change from time to time. Interest accrued with respect to any advance will generally be payable:

     o    first, out of any late payment charges and Default Interest collected on the related underlying mortgage loan in the collection period in which that advance was reimbursed; and

     o    then, after or at the same time that advance is reimbursed, but only if and to the extent that the late payment charges and Default
          Interest referred to in clause first above are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicers' collection accounts.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest subsequently received and collected on the underlying mortgage loan as to which those advances were made will be applied to reimburse the issuing entity for that payment prior to being applied as additional compensation to the applicable master servicer or the special servicer.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related underlying mortgage loan, interest accrued on outstanding advances with respect to the underlying mortgage loans will result in a reduction in amounts payable on one or more classes of the series CD 2007-CD4 certificates.

     Special Considerations Regarding Nonrecoverable Advances. In making a recoverability determination with respect to any advance in accordance with the series CD 2007-CD4 pooling and servicing agreement, the applicable master servicer, the special servicer and the trustee may consider, among other things, the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, the condition of the related mortgaged real property, future expenses, and the existence and amount of any outstanding advances on the subject underlying mortgage loan, together with (to the extent accrued and unpaid) interest on such advances, and the existence and amount of any nonrecoverable advances in respect of other underlying mortgage loans, the reimbursement of which is being deferred as contemplated in the next paragraph.

                                       201

     If any of the master servicers, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it (or, if applicable, in the case of the applicable master servicer and the trustee, that the applicable master servicer or the special servicer under (i) the series CD 2006-CD3 pooling and servicing agreement, in the case of the Ala Moana Portfolio Mortgage Loan, (ii) the series COMM 2006-C8 pooling and servicing agreement, in the case of the Mall of America Mortgage
Loan, (iii) the series JPMCC 2007-CIBC18 pooling and servicing agreement, in the case of the DB AmeriCold Portfolio Mortgage Loan, or (iv) the series JPMCC
2006-LDP7 pooling and servicing agreement, in the case of the JQH Hotel
Portfolio B-Note Mortgage Loan, or the special servicer, in the case of any other underlying mortgage loan or related REO Property) has determined is not recoverable out of collections on the related mortgage loan, then that advance
(together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed first out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series
CD 2007-CD4 certificates (exclusive of the Class WFC Certificates) on the related distribution date (prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series CD 2007-CD4 certificates, exclusive of the Class WFC
Certificates), thereby reducing the payments of principal on the series CD
2007-CD4 certificates (exclusive of the Class WFC Certificates). In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Amounts allocable to the subordinate non-pooled portion of the One World Financial Center Mortgage Loan will not be available to reimburse advances made with respect to other underlying mortgage loans or to pay interest thereon.

     Notwithstanding the foregoing, upon a determination that a previously made advance is not recoverable from expected collections on the related underlying mortgage loan or REO Property in the trust fund, instead of obtaining reimbursement out of general collections on the mortgage pool immediately, the applicable master servicer, the special servicer or the trustee, as applicable, may, in its sole discretion, as an accommodation to avoid interest shortfalls to the series CD 2007-CD4 certificateholders, elect to obtain reimbursement for such nonrecoverable advance (together with accrued and unpaid interest thereon)
over a period of time (not to exceed more than 12 months without the consent of the series CD 2007-CD4 controlling class representative), and the unreimbursed portion of such advance will accrue interest at the prime rate described under
"--Advances--Interest on Advances" above. At any time after such a determination to obtain reimbursement over time in accordance with the preceding sentence, the applicable master servicer, the special servicer or the trustee as applicable, may, in its sole discretion, decide to obtain reimbursement from general collections on the mortgage pool immediately. The fact that a decision to recover a nonrecoverable advance over time, or not to do so, benefits some classes of series CD 2007-CD4 certificateholders to the detriment of other classes of series CD 2007-CD4 certificateholders will not, with respect to any master servicer or the special servicer, constitute a violation of the Servicing
Standard or, with respect to the trustee, constitute a violation of any fiduciary duty to the series CD 2007-CD4 certificateholders and/or contractual duty under the series CD 2007-CD4 pooling and servicing agreement. In the event that a master servicer, the special servicer or the trustee, as applicable, elects not to recover such nonrecoverable advances over time, that master servicer or the trustee, as applicable, will be required to give Fitch, Moody's and S&P at least 15 days' notice prior to any such reimbursement, unless that master servicer, the special servicer or the trustee, as applicable, makes a determination not to give such notices in accordance with the terms of the series CD 2007-CD4 pooling and servicing agreement.

THE SERIES CD 2007-CD4 CONTROLLING CLASS REPRESENTATIVE, THE CLASS WFC
REPRESENTATIVE AND THE SERVICED NON-TRUST LOAN NOTEHOLDERS

     Series CD 2007-CD4 Controlling Class. As of any date of determination, the controlling class of series CD 2007-CD4 certificateholders will be the holders of the most subordinate class of series CD 2007-CD4 certificates then outstanding, other than the class XC, XP, WFC-1, WFC-2, WFC-3, WFC-4, Y and R certificates,

                                       202

that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of series CD 2007-CD4 certificates, exclusive of the class XC, XP, WFC-1, WFC-2, WFC-3, WFC-4, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series CD 2007-CD4 certificateholders will be the holders of the most subordinate class of series CD 2007-CD4 certificates then outstanding, other than the class XC, XP, WFC-1, WFC-2, WFC-3, WFC-4, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining, and exercising the rights of, the series CD 2007-CD4 controlling class, the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates will represent a single class.

     Selection of the Series CD 2007-CD4 Controlling Class Representative. The
series CD 2007-CD4 controlling class certificateholders entitled to a majority of the voting rights allocated to the series CD 2007-CD4 controlling class, will be entitled to:

     o    select a representative having the rights and powers described under
          "--The Series CD 2007-CD4 Controlling Class Representative, the Class
          WFC Representative and the Serviced Non-Trust Loan Noteholders--Rights
          and Powers of the series CD 2007-CD4 Controlling Class Representative, the Class WFC Representative and the Serviced Non-Trust Loan
          Noteholders" below and elsewhere in this offering prospectus; or

     o    replace an existing series CD 2007-CD4 controlling class
          representative.

     The certificate administrator will be required to notify promptly all the certificateholders of the series CD 2007-CD4 controlling class that they may select a series CD 2007-CD4 controlling class representative upon:

     o    the receipt by the certificate administrator of written requests for the selection of a successor series CD 2007-CD4 controlling class representative from series CD 2007-CD4 certificateholders entitled to a majority of the voting rights allocated to the series CD 2007-CD4 controlling class;

     o    the resignation or removal of the person acting as series CD 2007-CD4 controlling class representative; or

     o    a determination by the certificate administrator that the series CD
          2007-CD4 controlling class has changed.

The notice will explain the process for selecting a series CD 2007-CD4 controlling class representative. The appointment of any person (other than the initial series CD 2007-CD4 controlling class representative) as a series CD
2007-CD4 controlling class representative will not be effective until that person provides the certificate administrator and the master servicer with:

     1.   written confirmation of its acceptance of its appointment;

     2.   an address and telecopy number for the delivery of notices and other correspondence; and

     3.   a list of officers or employees of the person with whom the parties to the series CD 2007-CD4 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Series CD 2007-CD4 Controlling Class
Representative. The series CD 2007-CD4 controlling class representative may at any time resign by giving written notice to the certificate administrator and each certificateholder of the series CD 2007-CD4 controlling class. The certificateholders entitled to a majority of the voting rights allocated to the series CD 2007-CD4 controlling class, will be entitled to remove any existing series CD 2007-CD4 controlling class representative by giving written notice to the certificate administrator and to the existing series CD 2007-CD4 controlling class representative.

                                       203

     Selection, Resignation and Removal of the Class WFC Representative. The
holders or, if applicable, beneficial owners of Class WFC Certificates representing a majority of the voting rights allocated to the Controlling WFC
Class may elect and/or remove a class WFC representative, and a class WFC representative may resign, in each case in a manner substantially similar to that discussed above as being applicable to the series CD 2007-CD4 controlling class certificateholders and the series CD 2007-CD4 controlling class representative.

     Rights and Powers of the Series CD 2007-CD4 Controlling Class
Representative, the Class WFC Representative and the Serviced Non-Trust Loan
Noteholders.

     Rights to Consent and Give Direction. The special servicer will be required to prepare a report, referred to as an "Asset Status Report", for each mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan) that becomes a specially serviced mortgage loan, not later than 30 days after the servicing of the mortgage loan is transferred to the special servicer. Each
Asset Status Report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. The preparation, revision and/or modification of any Asset Status Report will be subject to the rights of the applicable Loan-Specific Controlling Party to object to and/or direct various servicing actions with respect to the subject underlying mortgage loan. Each Asset Status Report will be delivered to the series CD 2007-CD4 controlling class representative and any related Serviced Non-Trust Loan
Noteholders, among others, by the special servicer.

     The special servicer will have the authority to meet with the borrower under any specially serviced mortgage loan in the trust fund (other than an
Outside Serviced Mortgage Loan) and take such actions consistent with the
Servicing Standard, the terms of the series CD 2007-CD4 pooling and servicing agreement and the related Asset Status Report. The special servicer may not take any action inconsistent with the related Asset Status Report unless that action would be required in order to act in accordance with the Servicing Standard.

     No direction of any Loan-Specific Controlling Party in connection with any
Asset Status Report may (a) require or cause any master servicer or the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the series CD 2007-CD4 pooling and servicing agreement, including a master servicer's or the special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard and to maintain the
REMIC status of any REMIC created under the series CD 2007-CD4 pooling and servicing agreement, (b) result in the imposition of a "prohibited transaction"
or "prohibited contribution" tax under the REMIC provisions of the Internal
Revenue Code, or (c) expand the scope of a master servicer's, the trustee's, the certificate administrator's or the special servicer's responsibilities under the series CD 2007-CD4 pooling and servicing agreement.

     The "Loan-Specific Controlling Party" will be: (a) in the case of the One
World Financial Center Mortgage Loan, the class WFC representative, for so long as the total principal balance of any class of Class WFC Certificates, net of any portion of any Appraisal Reduction Amount in respect of the One World
Financial Center Mortgage Loan allocable to that class, is greater than 25% of the original total principal balance of that class, and thereafter the series CD
2007-CD4 controlling class representative; (b) in the case of the CGM AmeriCold
Portfolio Loan Combination, the CGM AmeriCold Portfolio Controlling Party; and
(c) in the case of all other underlying mortgage loans that are not Outside
Serviced Mortgage Loans, the series CD 2007-CD4 controlling class representative.

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     In addition, except in the case of the Loan Combinations, the series CD
2007-CD4 controlling class representative (or, in the case of the One World
Financial Center Mortgage Loan, the related Loan-Specific Controlling Party)
will generally be entitled to advise the special servicer with respect to the following actions of the special servicer, and the special servicer will not be permitted to take (and may not consent to the applicable master servicer's taking) any of the following actions as to which the series CD 2007-CD4 controlling class representative (or, in the case of the One World Financial
Center Mortgage Loan, the related Loan-Specific Controlling Party) has objected in writing within ten business days of having been notified in writing of the particular action and receiving the information reasonably necessary to make an informed decision with respect thereto:

     1.   any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

     2.   any modification of a monetary term (other than late payment charge and Default Interest provisions) or material non-monetary term of an underlying mortgage loan, but excluding a modification consisting of the extension of the maturity date of the subject mortgage loan for one year or less;

     3.   any proposed sale of an REO Property out of the trust fund (other than in connection with the termination of the issuing entity) for less than the related Purchase Price;

     4.   any determination to bring an REO Property held by the issuing entity into compliance with applicable environmental laws or to otherwise address hazardous materials located at such REO Property;

     5.   any release of collateral, or acceptance of substitute or additional collateral, for an underlying mortgage loan unless required by specific conditions with no lender discretion in the related mortgage loan documents and/or applicable law;

     6.   any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause or consent to any transfer or encumbrance where lender discretion is permitted;

     7.   any acceptance of an assumption agreement releasing a borrower from liability under an underlying mortgage loan (other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents);

     8.   any change in the property manager for mortgage loans over $5 million;
          and

     9.   any change in franchise or hospitality mortgage loans;

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series CD 2007-CD4 certificateholders
(as a collective whole), then the special servicer may take (or consent to the applicable master servicer's taking) any such action without waiting for the instruction of the series CD 2007-CD4 controlling class representative.

     See "Description of the Mortgage Pool--The Loan Combinations" for a
description of similar rights that the Loan-Specific Controlling Party for any
Serviced Loan Combination may exercise with respect to the related mortgage loans.

     Furthermore, the applicable Loan-Specific Controlling Party may direct the special servicer to take, or to refrain from taking, such other actions with respect to any underlying mortgage loan (other than an Outside Serviced Mortgage
Loan) as the applicable Loan-Specific Controlling Party may deem advisable or as to which

                                       205

provision is otherwise made in the series CD 2007-CD4 pooling and servicing agreement; provided that, notwithstanding anything herein to the contrary no such direction, and no objection contemplated by any of the other preceding paragraphs, may (and the special servicer or the applicable master servicer must disregard any such direction or objection that would) require or cause the special servicer or the applicable master servicer to violate any applicable law, any provision of the series CD 2007-CD4 pooling and servicing agreement or any underlying mortgage loan or the REMIC provisions of the Internal Revenue
Code, including the special servicer's or the applicable master servicer's obligation to act in accordance with the Servicing Standard, or materially expand the scope of the special servicer's or the applicable master servicer's responsibilities under the series CD 2007-CD4 pooling and servicing agreement or cause the special servicer or the applicable master servicer to act, or fail to act, in a manner which in the reasonable judgment of the special servicer or the applicable master servicer, as the case may be, is not in the best interests of the series CD 2007-CD4 certificateholders and, if applicable, the related
Serviced Non-Trust Loan Noteholders.

     When reviewing the rest of this "The Series CD 2007-CD4 Pooling and
Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the applicable Loan-Specific Controlling Party discussed above could have on the actions of the special servicer.

     In the case of a MezzCap Loan Combination, the related Serviced Non-Trust
Loan Noteholder may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the related underlying mortgage loan or the related Serviced Non-Trust Loan that materially and adversely affects the related Serviced Non-Trust Loan Noteholder prior to the expiration of the repurchase period described under "Description of the Mortgage Pool--The Loan
Combinations" in this offering prospectus.

     If the trustee is requested to take any action in its capacity as holder of the promissory note for an Outside Serviced Mortgage Loan pursuant to the applicable other pooling and servicing agreement under which that mortgage loan is being serviced, or if a responsible officer of the trustee becomes aware of a default or event of default on the part of any party under that pooling and servicing agreement, then the trustee is required to notify, and act in accordance with the instructions of the series CD 2007-CD4 controlling class representative.

     Certain Liability Matters. In general, any and all expenses of the series
CD 2007-CD4 controlling class representative are to be borne by the holders of the series CD 2007-CD4 controlling class in proportion to their respective percentage interests in the series CD 2007-CD4 controlling class, and not by the issuing entity. However, if a claim is made against the series CD 2007-CD4 controlling class representative by a borrower with respect to the series CD
2007-CD4 pooling and servicing agreement or any particular underlying mortgage loan, then (subject to the discussion under "Description of the Governing
Documents--Matters Regarding the Master Servicer, the Special Servicer, the
Manager and Us" in the accompanying base prospectus) the special servicer (on behalf of, and at the expense of, the issuing entity) will assume the defense of the claim against the series CD 2007-CD4 controlling class representative, but only if in the sole judgment of the special servicer--

     1.   the series CD 2007-CD4 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

     2.   there is no potential for the special servicer or the issuing entity to be an adverse party in the action as regards the series CD 2007-CD4 controlling class representative.

     The series CD 2007-CD4 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series CD 2007-CD4 controlling class representative does not have any duties or liability to the holders of any class of series CD 2007-CD4 certificates other than the series CD
2007-CD4 controlling class. It may act solely in the interests of the certificateholders of the series CD 2007-CD4 controlling class and will have no liability to any other series CD 2007-CD4 certificateholders for having done so.
No series CD 2007-CD4 certificateholder may take any

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action against the series CD 2007-CD4 controlling class representative for its having acted solely in the interests of the certificateholders of the series CD
2007-CD4 controlling class.

     A Serviced Non-Trust Loan Noteholder or its designee and the class WFC representative, in connection with exercising the rights and powers described under "--The Series CD 2007-CD4 Controlling Class Representative, the Class WFC
Representative and the Serviced Non-Trust Loan Noteholders--Rights and Powers of
the Series CD 2007-CD4 Controlling Class Representative, the Class WFC
Representative and the Serviced Non-Trust Loan Noteholders" above with respect to a Serviced Loan Combination or the One World Financial Center Mortgage Loan,
as applicable, will be entitled to substantially the same limitations on liability to which the series CD 2007-CD4 controlling class representative is entitled.

     Additional Rights of the Majority Class WFC Certificateholders; Rights to
Cure and Purchase.

     Cure Rights. If the related borrower fails to make any payment of principal or interest on the One World Financial Center Mortgage Loan, resulting in a monetary event of default, or a material non-monetary event of default exists that is capable of being cured within thirty days, then the holders or, if applicable, the beneficial owners of Class WFC Certificates evidencing a majority of the voting rights allocated to any class of Class WFC Certificates
(with preference given to the most subordinate such class) will have the right to cure such event of default (each such cure, a "One World Financial Center
Cure Event") subject to certain limitations set forth in the series CD 2007-CD4 pooling and servicing agreement; provided that the right of any holder of Class
WFC Certificates to effect a One World Financial Center Cure Event is subject to the limitation that there be no more than three consecutive One World Financial
Center Cure Events, no more than an aggregate of three One World Financial
Center Cure Events in any twelve-calendar month period and no more than six One
World Financial Center Cure Events during the term of the One World Financial
Center Mortgage Loan. So long as any holder(s) of Class WFC Certificates entitled to do so are exercising a cure right, neither the master servicer nor the special servicer will be permitted to:

     o    accelerate the One World Financial Center Mortgage Loan,

     o    treat such event of default as such for the purposes of transferring the One World Financial Center Mortgage Loan to special servicing, or

     o    commence foreclosure proceedings.

     However, no holder(s) of Class WFC Certificates will be permitted to exercise, or designate any party to exercise, any cure rights if they are an affiliate of the related borrower.

     Purchase Option. So long as the class WFC representative is the
Loan-Specific Controlling Party for the One World Financial Center Mortgage
Loan, then the holders or, if applicable, the beneficial owners of Class WFC
Certificates evidencing a majority of the voting rights allocated to any class of Class WFC Certificates (with preference given to the most subordinate such class) will have the option of purchasing the One World Financial Center
Mortgage Loan from the issuing entity at any time after the One World Financial
Center Mortgage Loan becomes a specially serviced mortgage loan under the series
CD 2007-CD4 pooling and servicing agreement as a result of an event that constitutes an event of default under the One World Financial Center Mortgage
Loan, provided that no foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to any related mortgaged real property has occurred and that the One World Financial Center Mortgage Loan has not become a corrected mortgage loan.

     The purchase price required to be paid by any particular holder(s) of Class
WFC Certificates will generally equal the aggregate outstanding principal balance of the One World Financial Center Mortgage Loan, together with accrued and unpaid interest thereon (excluding default interest), any unreimbursed advances, together with unreimbursed interest thereon, relating to the One World
Financial Center Mortgage Loan, and, if

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such purchase price is being paid more than 90 days after the event giving rise to the subject purchase option, a 1% liquidation fee (which will be paid to the special servicer).

REPLACEMENT OF THE SPECIAL SERVICER

     Series CD 2007-CD4 certificateholders entitled to a majority of the voting rights allocated to the series CD 2007-CD4 controlling class may terminate an existing special servicer and appoint a successor. However, any such termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of:

     1.   written confirmation from each of Fitch, Moody's and S&P that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to any class of the series CD 2007-CD4 certificates (provided that such confirmation need not be obtained from Fitch if the proposed successor special servicer is rated at least "CSS2" by Fitch);

     2.   the written agreement of the proposed special servicer to be bound by the terms and conditions of the series CD 2007-CD4 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series CD 2007-CD4 pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any series CD 2007-CD4 certificateholder or any affiliate of a series CD 2007-CD4 certificateholder may be appointed as special servicer.

     If the special servicer is terminated or replaced or resigns, the outgoing special servicer will be required to cooperate with the trustee and the replacement special servicer in effecting the termination of the outgoing special servicer's responsibilities and rights under the series CD 2007-CD4 pooling and servicing agreement, including the transfer within two business days to the replacement special servicer for administration by it of all cash amounts that are at the time credited or should have been credited by the outgoing special servicer to a custodial account, a servicing account, a reserve account or an REO account or should have been delivered to the applicable master servicer or that are thereafter received with respect to specially serviced mortgage loans and administered REO Properties. The trustee is required to notify the other parties to the series CD 2007-CD4 pooling and servicing agreement and the series CD 2007-CD4 certificateholders, among others, of any termination of the special servicer and appointment of a new special servicer.

     Any costs and expenses incurred in connection with the removal of a special servicer (without cause) and the appointment of a successor thereto, as described above, that are not paid by the replacement special servicer will be payable by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series CD 2007-CD4 controlling class. Any costs and expenses incurred in connection with the removal of a special servicer (with cause) and the appointment of a successor thereto, as described above, will be payable by the terminated special servicer and, if not paid by the terminated special servicer, will constitute an Additional Trust Fund Expense. Furthermore, the terminated special servicer will be entitled to all amounts due and payable to it under the series CD 2007-CD4 pooling and servicing agreement at the time of the termination (including workout fees as described under "--Servicing and
Other Compensation and Payment of Expenses--Principal Special Servicing
Compensation--The Workout Fee" above).

     If and for so long as the total principal balance of any class of Class WFC
Certificates, net of any portion of any Appraisal Reduction Amount in respect of the One World Financial Center Mortgage Loan allocable to that class, is greater than 25% of the original total principal balance of that class, then: (a) the holders or, if applicable, the beneficial owners of Class WFC Certificates evidencing a majority of the voting rights allocated to the Controlling WFC
Class may terminate an existing special servicer with respect to, but solely with respect to, the One World Financial Center Mortgage Loan, with or without cause, and appoint a successor special servicer with respect to, but solely with respect to, the One World Financial Center Mortgage Loan that has resigned or

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been terminated, subject to receipt by the trustee of the items described in clauses 1 and 2 of the first paragraph under this "--Replacement of the Special
Servicer" subsection; and (b) the majority holders of the series CD 2007-CD4 controlling class certificates may not terminate a special servicer appointed as described in the immediately preceding clause (a), without cause.

     The special servicer for a Loan Combination may be replaced with or (except in the case of the Mall of America Loan Combination) without cause, if and as described under "Description of the Mortgage Pool--The Loan Combinations" in
this offering prospectus.

     If the special servicer for any Serviced Loan Combination or the One World
Financial Center Mortgage Loan is different from the special servicers for the rest of the mortgage loans serviced under the series CD 2007-CD4 pooling and servicing agreement, then (unless the context indicates otherwise) all references to the special servicer in this offering prospectus and the accompanying base prospectus are intended to mean the applicable special servicer or all special servicers together, as appropriate in light of the circumstances.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES CD 2007-CD4 CERTIFICATES

     If the certificates of the series CD 2007-CD4 controlling class or any class of Class WFC Certificates are held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator, will be entitled to:

     o    receive all notices described under "--The Series CD 2007-CD4
          Controlling Class Representative, the Class WFC Representative and the
          Serviced Non-Trust Loan Noteholders" and/or "--Replacement of the
          Special Servicer" above; and

     o    exercise directly all rights described under "--The Series CD 2007-CD4
          Controlling Class Representative, the Class WFC Representative and the
          Serviced Non-Trust Loan Noteholders" and/or "--Replacement of the
          Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the subject class.

     Beneficial owners of series CD 2007-CD4 controlling class certificates or
Class WFC Certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the subject class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Upon receipt of any request for a waiver in respect of a due-on-sale
(including, without limitation, a sale of a mortgaged real property (in full or in part) or a sale, transfer, pledge or hypothecation of direct or indirect interests in a borrower or its owners) or due-on-encumbrance (including, without limitation, any mezzanine financing of a borrower or a mortgaged real property or a sale or transfer of preferred equity in a borrower or its owners) provision with respect to any of the underlying mortgage loans (other than the Outside
Serviced Mortgage Loans) or a request by a borrower for a determination with respect to an underlying mortgage loan (other than the Outside Serviced Mortgage
Loans) which by its terms permits transfer, assumption or further encumbrance without lender consent upon the satisfaction of certain conditions, that such conditions have been satisfied, (a) in the case of a mortgage loan other than a specially serviced mortgage loan, the applicable master servicer must analyze that request, prepare all written materials in connection with such analysis and, if it approves such request, close the related transaction, subject to the consent rights of the applicable Loan-Specific Controlling Party, and any applicable intercreditor, co-lender or similar agreement (except that the subject master servicer may not waive any due-on-sale or due-on-encumbrance provision or consent to any assumption without the consent of the special servicer) or (b) in the case of any other mortgage loan, the applicable master servicer must promptly forward the request to the special servicer, who, if otherwise permitted pursuant to the Series CD 2007-CD4 pooling and servicing agreement, is to analyze that request, prepare all written materials in connection

                                       209

with such analysis and, if it approves such request, close the related transaction, subject to the consent rights of the applicable Loan-Specific
Controlling Party, and any applicable intercreditor, co-lender or similar agreement. With respect to all mortgage loans in the trust fund (other than the
Outside Serviced Mortgage Loans), the special servicer, on behalf of the trustee as the mortgagee of record, must, to the extent permitted by applicable law, enforce the restrictions contained in the related mortgage instrument on transfers or further encumbrances of the related mortgaged real property and on transfers of interests in the related borrower, unless (a) in the case of a mortgage loan other than a specially serviced mortgage loan, the applicable master servicer (with the consent of the special servicer) has determined, consistent with the Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard or (b) in the case of any other mortgage loan, the special servicer has determined, consistent with the
Servicing Standard, that waiver of those restrictions would be in accordance with the Servicing Standard. None of the master servicers nor the special servicer may exercise any waiver in respect of a due-on-encumbrance provision of: (1) any underlying mortgage loan (a) with respect to which the aggregate of the Stated Principal Balance of that mortgage loan and the Stated Principal
Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $20,000,000,
(b) with respect to which the aggregate of the Stated Principal Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 2% (or with respect to Fitch or Moody's, 5%) of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c)
that is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from each of Fitch, Moody's and S&P that such action would not result in a downgrade, qualification or withdrawal of the ratings then assigned by that rating agency to the series CD 2007-CD4 certificates; or (2) any underlying mortgage loan with respect to which the related loan-to-value ratio
(calculated to include the existing indebtedness secured by any encumbrance and the proposed additional debt) would be equal to or greater than 85% and the related debt service coverage ratio (calculated to include the existing indebtedness secured by any encumbrance and the proposed additional debt) would be 1.2:1 or less, without receiving a prior written confirmation from S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by that rating agency to the series CD 2007-CD4 certificates. In addition, none of the master servicers nor the special servicer may exercise any waiver of a due-on-sale provision of any of the underlying mortgage loans (a) with respect to which the aggregate of the Stated Principal
Balance of the subject mortgage loan and the Stated Principal Balance of all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, is equal to or in excess of $35,000,000 (or
$20,000,000 with respect to Moody's), (b) with respect to which the aggregate of the Stated Principal Balance of the subject mortgage loan and the Stated
Principal Balance of all other underlying mortgage loans in the trust fund that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, are greater than 5% of the aggregate Stated Principal Balance of all the underlying mortgage loans or (c) that is one of the ten largest mortgage loans in the trust fund as of the date of the waiver (by Stated Principal Balance), without receiving prior written confirmation from each of Fitch, Moody's and S&P that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned by that rating agency to the series CD 2007-CD4 certificates; provided that, if the subject mortgage loan does not meet any of the thresholds set forth in clauses (a), (b) and (c) of this sentence, the special servicer may waive such requirement without approval by Fitch, Moody's or S&P in accordance with the Servicing Standard. Any fees charged by the rating agencies in connection with obtaining any written confirmation contemplated in the two preceding sentences will be charged to the borrower unless prohibited by the related mortgage loan documents, in which case such fees will be Additional Trust Fund
Expenses. If the special servicer, in accordance with the Servicing Standard, determines with respect to any underlying mortgage loan (other than an Outside
Serviced Mortgage Loan) that by its terms permits transfer, assumption or further encumbrance of that mortgage loan or the related mortgaged real property, as applicable, without lender consent upon the satisfaction of certain conditions, that such conditions have not been satisfied, then the applicable master servicer may not permit such transfer, assumption or further encumbrance.
As used in this paragraph, the terms "sale", "transfer" and "encumbrance"
include the matters contemplated by the parentheticals in the first sentence of this paragraph.

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     Notwithstanding the foregoing, if the applicable master servicer rejects a borrower's request in connection with a "due-on-sale" or "due-on-encumbrance"
clause under a mortgage loan as to which it is reviewing such request in the circumstances specified under the series CD 2007-CD4 pooling and servicing agreement, the special servicer will be given the opportunity to review and, subject to the provisions of the proceeding paragraph regarding "due-on-sale"
and "due-on-encumbrance" provisions, determine to approve such borrower's request.

     In addition, except in the case of the Outside Serviced Mortgage Loans, any master servicer (with respect to underlying mortgage loans that are not specially serviced mortgage loans and are not related to REO Properties)
(without the special servicer's consent) or the special servicer (with respect to specially serviced mortgage loans and REO Properties in the trust fund), without any rating agency confirmation as provided in the prior paragraph, may grant a borrower's request for consent (or, in the case of an REO Property, may consent) to subject the related mortgaged real property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related underlying mortgage loan to such easement or right-of-way, provided that the subject master servicer or the special servicer, as applicable, has determined in accordance with the
Servicing Standard that such easement or right-of-way will not materially interfere with the then-current use of the related mortgaged real property, or the security intended to be provided by the related mortgage instrument or the related borrower's ability to repay the related underlying mortgage loan, and will not materially or adversely affect the value of such mortgaged real property or cause certain adverse tax consequences with respect to the trust fund.

CERTAIN LITIGATION MATTERS

     The management, prosecution, defense and/or settlement of claims and litigation relating to any underlying mortgage loan brought against the issuing entity or any party to the series CD 2007-CD4 pooling and servicing agreement will generally be handled by the applicable master servicer and/or the special servicer, as more specifically provided for in the series CD 2007-CD4 pooling and servicing agreement. In connection with handling such matters, the applicable master servicer and the special servicer will be required to seek the consent of the applicable Loan-Specific Controlling Party with respect to material decisions and settlement proposals.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     Subject to the following discussion in this "--Modifications, Waivers,
Amendments and Consents" section, and further subject to the discussion under
"--The Series CD 2007-CD4 Controlling Class Representative, the Class WFC
Representative and the Serviced Non-Trust Loan Noteholders" above, the applicable master servicer (to the extent provided in the penultimate paragraph of this "--Modifications, Waivers, Amendments and Consents" section and in connection with certain waivers of Default Interest and late payment charges)
and the special servicer may, on behalf of the trustee, except in the case of the Outside Serviced Mortgage Loans, agree to any modification, waiver or amendment of any term of any underlying mortgage loan (including, subject to the penultimate paragraph of this "--Modifications, Waivers, Amendments and
Consents" section, the lease reviews and lease consents related thereto) without the consent of the trustee or any series CD 2007-CD4 certificateholder.

     All modifications, waivers or amendments of any underlying mortgage loan serviced under the series CD 2007-CD4 pooling and servicing agreement must be in writing and must be considered and effected in accordance with the Servicing
Standard; provided, however, that neither the applicable master servicer nor the special servicer, as applicable, may make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any underlying mortgage loan serviced under the series CD 2007-CD4 pooling and servicing agreement if that modification, waiver or amendment (a) would constitute a
"significant modification" of the subject mortgage loan within the meaning of
Treasury regulations section 1.860G-2(b) and (b) is not otherwise permitted as described in this "--Modifications, Waivers, Amendments and Consents" section.

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     Except as discussed in the next paragraph and except for waivers of Default
Interest and late payment charges, neither the applicable master servicer nor the special servicer, on behalf of the trustee, may agree or consent to any modification, waiver or amendment of any term of any mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan) that would:

     (a)  affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Default Interest, late payment charges and amounts payable as additional servicing compensation)
          payable thereunder;

     (b)  affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments;

     (c)  except as expressly contemplated by the related mortgage instrument or in circumstances involving environmental issues, result in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount not less than the fair market value of the property to be released, other than in connection with a taking of all or part of the related mortgaged real property or REO Property for not less than fair market value by exercise of the power of eminent domain or condemnation or casualty or hazard losses with respect to such mortgaged real property or REO Property;

     (d)  if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 5% of the then aggregate current principal balances of all mortgage loans in the trust fund or
          $35,000,000 (or with respect to Fitch or Moody's $20,000,000), or is one of the ten largest mortgage loans in the trust fund by Stated
          Principal Balance as of such date, permit the transfer or transfers of
          (A) the related mortgaged real property or any interest therein or (B)
          equity interests in the borrower or any equity owner of the borrower that would result, in the aggregate during the term of the subject mortgage loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower or a transfer of voting control in the borrower or an equity owner of the borrower without the prior written confirmation from each applicable rating agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the series CD
          2007-CD4 certificates;

     (e)  allow any additional lien on the related mortgaged real property if the subject mortgage loan has a Stated Principal Balance, individually or in the aggregate with all other underlying mortgage loans that are cross-collateralized with, cross-defaulted with or have been made to borrowers affiliated with the borrower on the subject mortgage loan, equal to or in excess of 2% (or with respect to Fitch or Moody's, 5%)
          of the then aggregate current principal balances of all the mortgage loans in the trust fund or $20,000,000, or is one of the ten largest mortgage loans in the trust fund by Stated Principal Balance as of such date, or with respect to S&P only, has (together with the debt secured by that additional lien) an aggregate loan-to-value ratio that is equal to or greater than 85% or an aggregate debt service coverage ratio that is less than 1.2:1, without the prior written confirmation from each applicable rating agency that such change will not result in the qualification, downgrade or withdrawal of the ratings then assigned to the series CD 2007-CD4 certificates; or

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     (f)  in the reasonable, good faith judgment of the special servicer, otherwise materially impair the security for the subject mortgage loan or reduce the likelihood of timely payment of amounts due thereon.

     Notwithstanding the foregoing, but subject to the discussion in the following paragraph, and further subject to the discussion under "--The Series
CD 2007-CD4 Controlling Class Representative, the Class WFC Representative and
the Serviced Non-Trust Loan Noteholders" above, the special servicer may, except in the case of an Outside Serviced Mortgage Loan, (1) reduce the amounts owing under any specially serviced mortgage loan in the trust fund by forgiving principal, accrued interest or any prepayment premium or yield maintenance charge, (2) reduce the amount of the scheduled monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage rate, (3) forbear in the enforcement of any right granted under any mortgage note or mortgage instrument relating to a specially serviced mortgage loan in the trust fund, (4) extend the maturity date of any specially serviced mortgage loan in the trust fund, or (5) accept a principal prepayment on any specially serviced mortgage loan in the trust fund during any prepayment lockout period; provided that, among any other conditions specified in the series CD 2007-CD4 pooling and servicing agreement, (A) the related borrower is in default with respect to the subject specially serviced mortgage loan or, in the judgment of the special servicer, such default is reasonably foreseeable, and (B) in the judgment of the special servicer, such modification would increase the recovery on the subject mortgage loan to the series CD 2007-CD4 certificateholders on a net present value basis. In the case of every other modification, waiver or consent, the special servicer must determine and may rely on an opinion of counsel to the effect that such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the subject mortgage loan under Treasury regulations section 1.860G-2(b) of the Internal
Revenue Code and (2) cause any REMIC created under the series CD 2007-CD4 pooling and servicing agreement to fail to qualify as a REMIC under the Internal
Revenue Code or result in the imposition of any tax on "prohibited transactions"
or "contributions" after the startup day under the REMIC provisions of the
Internal Revenue Code.

     In no event, however, may the special servicer: (1) extend the maturity date of a mortgage loan in the trust fund beyond a date that is two years prior to the rated final distribution date or, in connection with any extension of maturity, reduce the mortgage rate of a mortgage loan in the trust fund to less than the least of (a) the original mortgage rate of the subject mortgage loan,
(b) the highest fixed pass-through rate of any class of series CD 2007-CD4 principal balance certificates then outstanding and (c) a rate below the then prevailing interest rate for comparable loans, as determined by the special servicer; or (2) if the subject mortgage loan is secured by a ground lease (and not by the corresponding fee simple interest), extend the maturity date of the subject mortgage loan beyond a date which is less than 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years) prior to the expiration of the term of such ground lease. In the case of a MezzCap Loan Combination, the related Serviced Non-Trust Loan Noteholder may exercise certain approval rights relating to a deferral, modification, supplement or waiver of the related underlying mortgage loan or the related Serviced Non-Trust Loan that materially and adversely affects the related Serviced Non-Trust Loan Noteholder prior to the expiration of the repurchase period described under "Description of the
Mortgage Pool--The Loan Combinations" in this offering prospectus. In addition, if the direct or indirect equity interests in any borrower are pledged to secure a mezzanine loan, then the special servicer's ability to modify the terms of the related underlying mortgage loan may be limited by the related intercreditor agreement.

     Any modification, extension, waiver or amendment of the payment terms of a
Serviced Loan Combination will be required to be structured so as to be generally consistent with the allocation and payment priorities in the related loan documents and the related co-lender or intercreditor agreement, such that neither the issuing entity, as holder of the promissory note(s) for the underlying mortgage loan in that Serviced Loan Combination, on the one hand, nor any related Serviced Non-Trust Loan Noteholder, on the other hand, gains a priority over the other that is not reflected in the loan documents and the related co-lender or intercreditor agreement.

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     The special servicer or the applicable master servicer, as applicable, may, as a condition to granting any request by a borrower for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the subject underlying mortgage loan and is permitted by the terms of the series CD 2007-CD4 pooling and servicing agreement, require that the borrower pay to it (a) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided that such fee would not itself be a "significant modification"
pursuant to Treasury regulations section 1.1001-3(e)(2); and (b) any related costs and expenses incurred by it. In no event will the special servicer or the applicable master servicer be entitled to payment for such fees or expenses unless such payment is collected from the related borrower.

     The special servicer must notify, among others, the applicable master servicer, any related sub-servicers, the trustee, the certificate administrator, the series CD 2007-CD4 controlling class representative and the rating agencies, in writing, of any material modification, waiver or amendment of any term of any underlying mortgage loan agreed to by it (including fees charged the related borrower) and the date thereof, and must deliver to the custodian (with a copy to the applicable master servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten business days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any underlying mortgage loan is effected will be made available for review upon prior request during normal business hours at the offices of the special servicer as described under "Description of the
Offered Certificates--Reports to Certificateholders; Available Information."

     For any non-specially serviced mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan), subject to the discussion under "--The
Series CD 2007-CD4 Controlling Class Representative, the Class WFC
Representative and the Serviced Non-Trust Loan Noteholders" above, the applicable master servicer, without the consent of the special servicer, will be responsible for any request by a borrower for the consent or other appropriate action on the part of the lender with respect to:

     1.   approving routine leasing activity (subject to certain limitations with respect to subordination and non-disturbance agreements set forth in the series CD 2007-CD4 pooling and servicing agreement) with respect to any lease for less than the amount or percentage of the square footage of the related mortgaged real property specified in the series CD 2007-CD4 pooling and servicing agreement;

     2.   approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

     3.   approving annual budgets for the related mortgaged real property;
          provided that no such budget (a) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (b) provides for the payment of any material expenses to any affiliate of the related borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the cut-off date);

     4.   subject to other restrictions herein regarding principal prepayments, waiving any provision of a mortgage loan in the trust fund requiring a specified number of days notice prior to a principal prepayment;

     5.   approving modifications, consents or waivers (other than those described in the third paragraph of this "--Modifications, Waivers,
          Amendments and Consents" section) in connection with a defeasance permitted by the terms of the subject underlying mortgage loan if the applicable master servicer receives an opinion of counsel to the effect that such modification, waiver or

                                       214

          consent would not cause any REMIC created under the series CD 2007-CD4 pooling and servicing agreement to fail to qualify as a REMIC or result in a "prohibited transaction" under the REMIC provisions of the
          Internal Revenue Code;

     6.   approving certain consents with respect to non-material rights-of-way and easements and consent to subordination of the subject underlying mortgage loan to non-material rights-of-way or easements; and

     7.   approving a change of the property manager at the request of the related borrower, provided that (A) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties, (B) the related mortgage loan does not have an outstanding principal balance in excess of
          $5,000,000 and (C) the subject mortgaged real property does not secure a Loan Combination.

     Notwithstanding anything to the contrary described in this offering prospectus, neither the applicable master servicer nor the special servicer, as applicable, may take the following action unless, in the case of any underlying mortgage loan (other than an Outside Serviced Mortgage Loan), to the extent permitted by the related loan documents, it has received prior written confirmation from the applicable rating agencies that such action will not result in a qualification, downgrade or withdrawal of any of the ratings assigned by any such rating agency to the series CD 2007-CD4 certificates:

     (a)  with respect to any mortgaged real property that secures a mortgage loan in the trust fund with an unpaid principal balance that is at least equal to 5% of the then aggregate principal balance of all mortgage loans in the trust fund or $20,000,000, the giving of any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager; and

     (b)  with respect to each mortgage loan in the trust fund with an unpaid principal balance that is equal to or greater than (i) 5% of the then aggregate principal balance of all the mortgage loans in the trust fund or (ii) $20,000,000 and which is secured by a mortgaged real property which is a hotel property, the giving of any consent to any change in the franchise affiliation of such mortgaged real property.

REQUIRED APPRAISALS

     The special servicer must obtain, within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans in the trust fund (other than the Outside Serviced Mortgage Loans), and deliver to the trustee, the certificate administrator and the applicable master servicer, among others, a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series CD
2007-CD4 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer is not aware of any subsequent material change in the condition of that property (in which case a letter update will be permitted).

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan is less than $2,000,000, the special servicer may, at its option, cause an internal valuation of the mortgaged real property to be performed.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject underlying mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected underlying mortgage loan and, in certain cases with respect to an underlying mortgage loan that is part of a Serviced Loan
Combination, certain control issues. See "--Advances--Advances of Delinquent
Monthly Debt

                                       215

Service Payments" in this offering prospectus above and "Description of the
Mortgage Pool--The Loan Combinations" in this offering prospectus.

     If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund (other than, if applicable, an Outside Serviced
Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, a new appraisal, an update of the prior required appraisal or other valuation, as applicable. Based thereon, the appropriate party under the series CD 2007-CD4 pooling and servicing agreement is to redetermine and report to the trustee, the certificate administrator and the applicable master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when all
Appraisal Trigger Events have ceased to exist with respect to the subject mortgage loan in accordance with the definition of "Appraisal Trigger Event."

     The cost of each required appraisal, and any update of that appraisal, obtained by the special servicer, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

MAINTENANCE OF INSURANCE

     The applicable master servicer (with respect to mortgage loans in the trust fund, other than the Outside Serviced Mortgage Loans) and the special servicer
(with respect to REO Properties in the trust fund, other than an REO Property related to an Outside Serviced Mortgage Loan) will be required to use reasonable efforts to cause the related borrower to maintain or, consistent with the
Servicing Standard and to the extent that the issuing entity has an insurable interest and the subject coverage, except as discussed below with respect to insurance against terrorist or similar acts, is available at commercially reasonable rates, otherwise cause to be maintained for each mortgaged real property all insurance coverage as is required under the related mortgage instrument; provided that, if and to the extent that any such mortgage instrument permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related borrower is required to maintain, the applicable master servicer must exercise such discretion in a manner consistent with the Servicing Standard (and, to the extent with that standard, may take into account the insurance in place at the closing of the related underlying mortgage loan). The cost of any such insurance coverage obtained by either the applicable master servicer or the special servicer shall be a servicing advance to be paid by the applicable master servicer. In addition to the foregoing, none of the master servicers will be required to cause to be maintained, or to itself obtain and maintain, any earthquake or environmental insurance policy unless a policy providing such coverage was (x) in effect either at the time of origination of the related mortgage loan or at the time of initial issuance of the certificates or (y)
required by the related loan documents and is available at commercially reasonable rates.

     The special servicer must also cause to be maintained for each REO Property in the trust fund (other than any REO Property relating to an Outside Serviced
Mortgage Loan) no less insurance coverage than was previously required of the borrower under the related underlying mortgage loan.

     Notwithstanding the foregoing, the applicable master servicer or special servicer, as applicable, will not be required to maintain and will not cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance which does not contain any carve-out for terrorist or similar acts, if and only if, the special servicer, in consultation with the series CD 2007-CD4 controlling class representative and, in the case of the any Serviced Loan Combination, subject to the discussion under "--The Series
CD 2007-CD4 Controlling Class Representative, the Class WFC Representative and
the Serviced Non-Trust Loan Noteholders--Rights and Powers of the Series CD
2007-CD4 Controlling Class Representative, the Class WFC Representative and the
Serviced Non-Trust Loan Noteholders" above, has determined in accordance with the Servicing Standard that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonably rates and that such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which the subject mortgaged real property

                                       216

is located; provided, however, that the series CD 2007-CD4 controlling class representative will not have more than three business days to respond to the special servicer's request for consultation; and provided, further, that upon the special servicer's determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the series CD 2007-CD4 controlling class representative, the special servicer will not be required to do so; and provided, further, that, during the period that the special servicer is evaluating such insurance under the series CD 2007-CD4 pooling and servicing agreement, the applicable master servicer will not be liable for any loss related to its failure to require the borrower to maintain terrorism insurance and will not be in default of its obligations hereunder as a result of such failure.

     If the applicable master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy insuring against hazard losses on all of the underlying mortgage loans and/or REO
Properties that it is required to service and administer or a force placed policy as to any particular such underlying mortgage loan and/or REO Property, then, to the extent such policy (i) is obtained from an insurer meeting the criteria specified in the series CD 2007-CD4 pooling and servicing agreement and
(ii) provides protection equivalent to the individual policies otherwise required, the applicable master servicer or the special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. Such blanket policy or force placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the special servicer, as appropriate, must, if there has not been maintained on the related mortgaged real property or REO
Property a hazard insurance policy complying with the requirements of the series
CD 2007-CD4 pooling and servicing agreement, and there has been one or more losses that would have been covered by such policy, promptly deposit into the collection account from its own funds the amount not otherwise payable under the blanket policy or force placed policy because of such deductible clause, to the extent the amount of such deductible exceeds the deductible permitted under the related mortgage loan documents or, if the related mortgage loan documents are silent regarding a permitted deductible, to the extent the amount of the deductible under the blanket policy or force placed policy, as the case may be, exceeds a customary deductible for a particular type of individual policy.

FAIR VALUE PURCHASE OPTION

     Within 60 days after any of the underlying mortgage loans (other than an
Outside Serviced Mortgage Loan) becomes a Defaulted Mortgage Loan, the special servicer must determine the fair value of the subject mortgage loan in accordance with the Servicing Standard. The special servicer will be required to make that determination without taking into account any effect the restrictions on the sale of the subject mortgage loan contained in the series CD 2007-CD4 pooling and servicing agreement may have on the value thereof. In addition, the special servicer will be required to use reasonable efforts promptly to obtain an appraisal with respect to the related mortgaged real property unless it has an appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event that in the special servicer's judgment would materially affect the validity of such appraisal. The special servicer must make its fair value determination as soon as reasonably practicable (but in any event within
30 days) after its receipt of such new appraisal, if applicable. The special servicer is permitted to change, from time to time, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; and, in any event, the special servicer must update its determination of the fair value at least once every 90 days. The special servicer must notify the certificate administrator, the applicable master servicer, each rating agency and the
Majority Controlling Class Certificateholder promptly upon its fair value determination and any adjustment thereto. In determining the fair value of any
Defaulted Mortgage Loan, the special servicer will be required to take into account, among other factors, the period and amount of the delinquency on the subject mortgage loan, the occupancy level and physical condition of the related mortgaged real property, the state of the local economy in the area where the related mortgaged real property is located, and the time and expense associated with a purchaser's foreclosing on the related mortgaged real property. In addition, the special servicer will be required to refer to all other relevant information obtained by it or otherwise contained in the mortgage loan file;
and, in any event, the special servicer must take account of any change in circumstances regarding the

                                       217

related mortgaged real property known to the special servicer that has occurred subsequent to, and that would, in the special servicer's judgment, materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Furthermore, the special servicer will be required to consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the special servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related mortgaged real property is located. The special servicer may conclusively rely on the opinion and reports of independent third parties in making such determination.

     In the event any of the underlying mortgage loans becomes a Defaulted
Mortgage Loan, each of the special servicer and the Majority Controlling Class
Certificateholder will have an assignable option (a "Purchase Option") to purchase such Defaulted Mortgage Loan from the issuing entity at a price (the
"Option Price") equal to (a) a par purchase price that includes such additional items as are provided for in the series CD 2007-CD4 pooling and servicing agreement, if the special servicer has not yet determined the fair value of the
Defaulted Mortgage Loan, or (b) the fair value of the Defaulted Mortgage Loan as determined by the special servicer in the manner described in the preceding paragraph and in accordance with the Servicing Standard, if the special servicer has made such fair value determination. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase Option with respect to any Defaulted Mortgage Loan to any party other than the related borrower or an affiliate of the related borrower at any time after the subject mortgage loan becomes a Defaulted Mortgage Loan. The transferor of any Purchase Option must notify the trustee, the certificate administrator and the applicable master servicer of such transfer, which notice should include the transferee's name, address, telephone number, facsimile number and appropriate contact person(s)
and shall be acknowledged in writing by the transferee. In general, the Majority
Controlling Class Certificateholder shall have the right to exercise its
Purchase Option prior to any exercise of the Purchase Option by any other holder of a Purchase Option, except that, if the Purchase Option is not exercised by the Majority Controlling Class Certificateholder or any assignee thereof within
60 days of the fair value determination, then the special servicer will have the right to exercise its Purchase Option prior to any exercise by the Majority
Controlling Class Certificateholder, and the special servicer or its assignee may exercise such Purchase Option at any time during the 15-day period immediately following the expiration of such 60-day period. Following the expiration of that 15-day period, the Majority Controlling Class
Certificateholder will again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the special servicer. If not exercised earlier, the Purchase Option with respect to any Defaulted Mortgage
Loan will automatically terminate (a) once the subject mortgage loan is no longer a Defaulted Mortgage Loan, although, if such mortgage loan subsequently becomes a Defaulted Mortgage Loan, the related Purchase Option will again be exercisable, (b) upon the acquisition, by or on behalf of the issuing entity, of title to the related mortgaged real property through foreclosure or deed in lieu of foreclosure, (c) the modification or pay-off, in full or at a discount, of such Defaulted Mortgage Loan in connection with a workout or (d) removal of such
Defaulted Mortgage Loan from the trust fund.

     Notwithstanding the foregoing, if the CGM AmeriCold Portfolio Mortgage Loan becomes a Defaulted Mortgage Loan, then for 30 days following the 15-day period during which the special servicer may exercise the Purchase Option with respect to the CGM AmeriCold Portfolio Mortgage Loan, but prior to the Majority
Controlling Class Certificateholder again being able to exercise that Purchase
Option, any CGM AmeriCold Portfolio Pari Passu Non-Trust Loan Noteholder will be entitled to exercise the Purchase Option as to the CGM AmeriCold Portfolio
Mortgage Loan.

     Notwithstanding the foregoing, the Majority Controlling Class
Certificateholder will not have a Purchase Option with respect to the One World
Financial Center Mortgage Loan for so long as, and only so long as, the class
WFC representative is the Loan-Specific Controlling Party for the One World
Financial Center Mortgage Loan, in which case the holders or, if applicable, the beneficial owners of Class WFC Certificates evidencing a majority of the voting rights allocated to any class of Class WFC Certificates (with preference given to the most subordinate such class) will have the right to exercise the Purchase
Option with the same priority as the Majority Controlling Class
Certificateholder would have been able to exercise the Purchase Option if it was the holder

                                      218

thereof as discussed above. Notwithstanding the foregoing sentence, the holder or beneficial owners of Class WFC Certificates evidencing a majority of the voting rights allocated to any class of Class WFC Certificates will not be able to exercise the Purchase Option at a price less than an amount that would represent the Purchase Price for the senior pooled portion of the One World
Financial Center Mortgage Loan if such a price were to be determined as described under "Description of the Mortgage Pool-- Assignment of the Mortgage
Loans; Repurchases and Substitutions" in this offering prospectus.

     Also notwithstanding the foregoing, if the One World Financial Center
Mortgage Loan becomes a Defaulted Mortgage Loan, the right to exercise the related Purchase Option will be delayed to allow the class WFC-1, WFC-2, WFC-3 and/or WFC-4 certificateholders an opportunity to exercise their par purchase option as described under "--The Series CD 2007-CD4 Controlling Class
Representative, the Class WFC Representative and the Serviced Non-Trust Loan
Noteholders" above.

     If an Outside Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, the related fair value will be determined pursuant to substantially similar but not identical provisions by, or based on information from, the special servicer under the applicable other pooling and servicing agreement that governs the servicing thereof; however, the Purchase Option will be exercisable as set forth in this offering prospectus by the indicated parties.

     The series CD 2007-CD4 pooling and servicing agreement will specify the procedure for exercising a Purchase Option.

     If the special servicer or the Majority Controlling Class
Certificateholder, or any of their respective affiliates, is the person expected to acquire any Defaulted Mortgage Loan, then the trustee will be required to determine as soon as reasonably practicable (and, in any event, within 30 days)
after the trustee has received the applicable written notice, whether the Option
Price represents fair value for the Defaulted Mortgage Loan; except that, if the special servicer is then in the process of obtaining a new appraisal with respect to the related mortgaged real property, then the trustee will make its fair value determination with respect to the subject mortgage loan as soon as reasonably practicable (but in any event within 30 days) after the trustee's receipt of such new appraisal. Such fair value determination shall be made in accordance with the trustee's good faith reasonable judgment. In determining the fair value of any Defaulted Mortgage Loan, the trustee may rely on the opinion and reports of independent third parties in making such determination and, further, may rely on the most current appraisal obtained for the related mortgaged real property pursuant to the series CD 2007-CD4 pooling and servicing agreement or an appraisal obtained by the trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value, reasonably incurred by the trustee or any such third party pursuant to this subsection are to be advanced by the applicable master servicer and shall constitute, and be reimbursable as, servicing advances.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the series CD 2007-CD4 pooling and servicing agreement with respect to such Defaulted Mortgage Loan, including, without limitation, workout and foreclosure, as the special servicer may deem appropriate consistent with the Servicing Standard. The special servicer will not be permitted to sell the Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option or in connection with a repurchase by the applicable mortgage loan seller as described under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this offering prospectus.

     Notwithstanding the foregoing, any Serviced Non-Trust Loan Noteholder will have the right to purchase the related underlying mortgage loan from the issuing entity at a par purchase price in certain default situations, as described above under "Description of the Mortgage Pool--The Loan Combinations". In addition, the holders of a mezzanine loan may have the right to purchase the related underlying mortgage loan from the issuing entity if certain defaults occur on that mortgage loan or if that mortgage loan is transferred to special servicing.

                                      219

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on an underlying mortgage loan (other than an Outside Serviced
Mortgage Loan) has occurred, then, subject to the discussion under "--The Series
CD 2007-CD4 Controlling Class Representative, the Class WFC Representative and
the Serviced Non-Trust Loan Noteholders" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    work out the mortgage loan;

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; and/or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not, however, initiate foreclosure proceedings, acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series CD 2007-CD4 certificateholders and, in the case of any mortgaged real property that secures a Serviced Loan Combination, the related
Serviced Non-Trust Loan Noteholder(s), or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an
"owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless:

     o    the special servicer has, within the prior six months, received an environmental assessment report prepared by a person who regularly conducts environmental audits, which report will be an expense of the issuing entity; and

     o    either--

          1.   the report indicates that--

               (a)  the particular real property is in compliance with
                    applicable environmental laws and regulations, and

               (b)  there are no circumstances or conditions present at the particular real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable
               environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, would maximize the recovery for the series CD 2007-CD4 certificateholders and, in the case of any mortgaged real property that secures a Serviced
               Loan Combination, the related Serviced Non-Trust Loan
               Noteholder(s) as a collective whole, on a present value basis, than not taking those actions.

     See, however, "--The Series CD 2007-CD4 Controlling Class Representative,
the Class WFC Representative and the Serviced Non-Trust Loan Noteholders--Rights
and Powers of the Series CD 2007-CD4 Controlling Class Representative, the Class
WFC Representative and the Serviced Non-Trust Loan Noteholders" above.

                                      220

     The cost of any environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans" section, will generally be payable out of general collections on the mortgage pool.

     If neither of the conditions in clauses 1. and 2. of the second bullet of the second paragraph of this "--Realization Upon Defaulted Mortgage Loans"
section has been satisfied with respect to any mortgaged real property securing an underlying mortgage loan (exclusive of an Outside Serviced Mortgage Loan), then the special servicer may, subject to the discussion under "--The Series CD
2007-CD4 Controlling Class Representative, the Class WFC Representative and the
Serviced Non-Trust Loan Noteholders" above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In connection with the foregoing, when the special servicer determines it to be appropriate, it may, subject to the discussion under "--The Series CD 2007-CD4 Controlling Class Representative, the
Class WFC Representative and the Serviced Non-Trust Loan Noteholders" above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer, the applicable master servicer and/or any other applicable party in connection with the defaulted mortgage loan, then the issuing entity will realize a loss in the amount of the shortfall. The special servicer, the master servicers and/or the trustee will be entitled to reimbursement out of the liquidation proceeds, insurance proceeds and condemnation proceeds recovered on any defaulted mortgage loan, prior to the payment of those proceeds to the series CD 2007-CD4 certificateholders, for:

     o    any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan;

     o    any unreimbursed servicing expenses and advances incurred with respect to the mortgage loan; and

     o    any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series CD 2007-CD4 certificates may be further reduced by interest payable to the master servicers, the special servicer, and/or the trustee on servicing expenses and advances and on monthly debt service advances.

REO PROPERTIES

     If title to any mortgaged real property (other than a mortgaged real property securing an Outside Serviced Mortgage Loan) is acquired by the special servicer on behalf of the issuing entity, the special servicer will be required to sell that property not later than the end of the third taxable year following the year of acquisition, unless:

     o    the IRS grants an extension of time to sell the property; or

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third year following the year in which the acquisition occurred will not result in the imposition of a tax on the issuing entity or its assets or cause any REMIC created under the series CD
          2007-CD4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

                                      221

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the issuing entity in a commercially reasonable manner. Neither the trustee, the certificate administrator nor any of their affiliates may bid for or purchase from the issuing entity any REO Property.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property on behalf of the issuing entity, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion, as the case may be.

     Sales of REO Properties by the special servicer on behalf of the issuing entity will be subject to the approval of the applicable Loan-Specific
Controlling Party, as and to the extent described under "--The Series CD
2007-CD4 Controlling Class Representative, the Class WFC Representative and the
Serviced Non-Trust Loan Noteholders" above.

     The special servicer may retain an independent contractor to operate and manage any REO Property held by the issuing entity.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the issuing entity will be obligated to operate and manage any REO Property held by the issuing entity in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     o    would, to the extent commercially feasible and consistent with the preceding bullet, maximize net after-tax revenues received from that property.

     The special servicer must review the operation of each REO Property held by the issuing entity and consult with the certificate administrator, or any person appointed by the certificate administrator to act as tax administrator, to determine the issuing entity's federal income tax reporting position with respect to the income it is anticipated that the issuing entity would derive from the property. The special servicer's determination as to how each REO
Property is to be managed is to be based on the Servicing Standard. The special servicer could determine that it would not be consistent with the Servicing
Standard to manage and operate the property in a manner that would avoid the imposition of:

     o    a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code; or

     o    a tax on prohibited transactions under section 860F of the Internal
          Revenue Code.

     To the extent that income the issuing entity receives from an REO Property is subject to:

     o    a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%; or

     o    a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the issuing entity would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property.
Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income.
The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears

                                      222

unlikely, at the 100% rate. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series CD
2007-CD4 certificateholders. See "Federal Income Tax Consequences" in this offering prospectus and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicers'
collection accounts.

ACCOUNTS

     General. Apart from escrow accounts, reserve accounts and servicing accounts maintained by the master servicers on behalf of the respective borrowers and the issuing entity for purposes of holding escrow payments and reserve amounts, the primary transaction accounts to be established under the series CD 2007-CD4 pooling and servicing agreement will consist of:

     o    the master servicers' collection accounts;

     o    the custodial account maintained by the applicable master servicer specifically with respect to each Serviced Loan Combination;

     o    the special servicer's REO account;

     o    the certificate administrator's distribution account;

     o    the certificate administrator's interest reserve account;

     o    the applicable master servicer's late payment date loan reserve account;

     o    the certificate administrator's Post-ARD Additional Interest account;
          and

     o    the certificate administrator's floating rate account.

     Each of the primary transaction accounts must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds deposited in each of the primary transaction accounts are to relate solely to the series CD 2007-CD4 securitization transaction.

     In general, the party maintaining the subject account will make any decisions regarding the deposit of funds therein and the transfer and/or disbursement of funds therefrom. However, those decisions may be made in response to a request by, or based upon information provided by, another party to the series CD 2007-CD4 pooling and servicing agreement or other third party.

     The funds held in any of the primary transaction accounts may be held as cash or, at the election of the party that maintains the account, invested in
Permitted Investments. Any interest or other income earned on funds in any of the primary transaction accounts will be paid to the party that maintains the account as additional compensation, subject to the limitations set forth in the series CD 2007-CD4 pooling and servicing agreement. If any losses are incurred as a result of the investment of funds in any of the primary transaction accounts, which investments were made for the benefit of the party maintaining the account, then the party maintaining the account will be required to deposit therein funds sufficient to offset those losses. However, none of the master servicers, the special servicer or the certificate administrator will be required to cover any losses resulting from the bankruptcy or insolvency of the depository institution holding any of the primary transaction accounts so long as that institution met certain eligibility requirements set forth in the series
CD 2007-CD4 pooling and servicing agreement at the time of the deposit and as of
30 days prior to the date of such bankruptcy or insolvency.

                                      223

     Each master servicer may maintain its collection account and each of its
Serviced Loan Combination-specific custodial accounts as sub-accounts of a single account, and the certificate administrator may maintain the distribution account, the interest reserve account and the Post-ARD Additional Interest account as sub-accounts of a single account. However, this offering prospectus discusses the primary transaction accounts as separate accounts.

     Collections of principal, interest and prepayment consideration on the underlying mortgage loans, exclusive of any fees or expenses payable by the issuing entity therefrom, will be distributable to the applicable series CD
2007-CD4 certificateholders on the distribution date relating to the collection period in which those collections were received.

     There will be no independent verification of the above-referenced transaction accounts or account activity.

     Collection Account and Serviced Loan Combination-Specific Custodial
Accounts. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the underlying mortgage loans. Under the series CD
2007-CD4 pooling and servicing agreement, the master servicers must deposit or cause to be deposited in their collection accounts within two business days following receipt of available funds, in the case of payments and other collections on the underlying mortgage loans, or as otherwise required under the series CD 2007-CD4 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicers with respect to the mortgage pool subsequent to the Issue Date, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the underlying mortgage loans, including principal prepayments;

     o    all payments on account of interest on the underlying mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the underlying mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying mortgage loan or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing an underlying mortgage loan, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    any amounts required to be deposited by the master servicers in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    any amounts required to be deposited by the master servicers or the special servicer in connection with losses resulting from a deductible clause in any blanket or force placed insurance policy maintained by it as described under "--Maintenance of Insurance" above;

     o    any amount required to be transferred to the master servicers'
          collection accounts from any REO account maintained by the special servicer or from a Serviced Loan Combination-specific custodial account;

                                      224

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund by foreclosure or similar proceeding or as a result of any person or entity exercising a purchase option with respect thereto;

     o    any amounts paid by a mortgage loan seller or ACS in connection with the repurchase or replacement of an underlying mortgage loan as described under "Description of the Mortgage Pool--Assignment of the
          Mortgage Loans; Repurchases and Substitutions" and "--Representations
          and Warranties; Repurchases and Substitutions" in this offering prospectus;

     o    any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in the trust fund in connection with the termination of the issuing entity as contemplated under "Description of the Offered Certificates--Termination" in this offering prospectus;

     o    any amounts paid by the master servicers to cover Prepayment Interest
          Shortfalls;

     o    any and all monthly remittances to the issuing entity with respect to each Outside Serviced Mortgage Loan or any related REO Property;

     o    any amounts paid by a borrower under an underlying mortgage loan to cover items for which a servicing advance has been previously made and for which a master servicer, the special servicer or the trustee, as applicable, has been previously reimbursed out of the collection account; and

     o    any cure payments by a Serviced Non-Trust Loan Noteholder or a mezzanine lender;

provided that Default Interest and late payment charges will be deposited in each master servicer's collection account only to the extent necessary to reimburse parties to the series CD 2007-CD4 pooling and servicing agreement for, or to offset, certain expenses of the issuing entity (including interest on advances), each as provided in the series CD 2007-CD4 pooling and servicing agreement.

     Upon its receipt of any of the amounts described in the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the applicable master servicer for deposit in that master servicer's collection account.

     Notwithstanding the foregoing, amounts received in respect of a Serviced
Loan Combination are generally required to be deposited into a separate custodial account maintained by the applicable master servicer before being transferred to that master servicer's collection account. The deposits to each
Serviced Loan Combination-specific custodial account will be comparable to deposits to the collection account, but will relate solely to the related
Serviced Loan Combination.

     The master servicers may make withdrawals from its collection account and each Serviced Loan Combination-specific custodial account to pay any fees and expenses of the issuing entity described under "Description of the Offered
Certificates--Fees and Expenses" in this offering prospectus that are not payable out of any other primary transaction account maintained under the series
CD 2007-CD4 pooling and servicing agreement; provided that no payments or other collections on any Serviced Non-Trust Loan will be available to cover any such fees or expenses that do not relate and are not allocable to the Serviced Loan
Combination that includes such Serviced Non Trust Loan.

     No later than the business day prior to each distribution date, the applicable master servicer will withdraw from each Serviced Loan
Combination-specific custodial account and deposit in its collection account all payments and other collections on or allocable to the underlying mortgage loan included in the related Serviced Loan Combination that are then on deposit in such Serviced Loan Combination-specific custodial account and were received as of the end of the related collection period, exclusive of any portion of such payments and other

                                      225

collections that represent monthly debt service payments due on a due date subsequent to the end of the related collection period or are payable to cover any fees and expenses of the issuing entity as contemplated by the preceding paragraph.

     The master servicers will make monthly withdrawals from their collection accounts to remit to the certificate administrator for deposit in the certificate administrator's distribution account (or, in the case of Post-ARD
Additional Interest, the certificate administrator's Post-ARD Additional
Interest account), on the business day preceding each distribution date, an aggregate amount (the "Master Servicer Remittance Amount") equal to all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in their collection accounts, exclusive of any portion of those payments and other collections that represents one or more of the following:

     1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

     2.   payments and other collections received after the end of the related collection period; and

     3.   amounts that are payable or reimbursable from the collection account to pay fees and expenses of the issuing entity, as contemplated by the second preceding paragraph.

     Only a master servicer and its sub-servicers will have access to funds in the collection account and Serviced Loan Combination-specific custodial accounts maintained by or on behalf of that master servicer.

     In general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

     o    the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

     o    the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or remittance,
          and

     o    the amounts on deposit in the other master servicer's collection account (after taking into account the other master servicer's obligations to make payments, reimbursements or remittances from its own collection account) are sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer will be required to make the payment, reimbursement or remittance from its collection account within a specified number of days following a written request from the requesting master servicer.
The written request will be required to indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the requesting master servicer that there are not sufficient funds in its collection account to make the subject payment, reimbursement or remittance.

     REO Account. The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the issuing entity separate and apart from its own funds and general assets. If an
REO Property is acquired by the issuing entity, the special servicer will be required to establish and maintain an account--the REO account--for the retention of revenues and other proceeds derived from that property. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the issuing entity.

                                      226

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the issuing entity, but only to the extent of amounts on deposit in the account relating to that particular REO
Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account (or, if the subject REO Property relates to a
Serviced Loan Combination, into the related Serviced Loan Combination-specific custodial account) the total of all amounts received with respect to each REO
Property held by the issuing entity during that collection period, net of:

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the series CD
2007-CD4 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the issuing entity as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     Notwithstanding the foregoing, any amounts received by the issuing entity with respect to any REO Property relating to an Outside Serviced Mortgage Loan will be deposited into the applicable master servicer's collection account instead of the special servicer's REO account.

     Only the special servicer and its sub-servicers will have access to funds in the special servicer's REO Account. The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     Distribution Account and Post-ARD Additional Interest Account. The
certificate administrator must establish and maintain: (a) an account--the distribution account--in which it will hold funds (other than Post-ARD
Additional Interests) pending their payment on the series CD 2007-CD4 certificates (exclusive of the class Y certificates) and from which it will make those payments; and (b) a second account--the Post-ARD Additional Interest--in which it will hold amounts representing Post-ARD Additional Interest pending their payment on the class Y certificates and from which it will make those payments.

     On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account an amount equal to the sum of the following:

     o    the applicable portion of the Master Servicer Remittance Amount, exclusive of any portion thereof that represents Post-ARD Additional
          Interest (which will be remitted to the certificate administrator for deposit in the Post-ARD Additional Interest account);

     o    the aggregate amount of any advances of delinquent monthly debt service payments required to be made by the such master servicer with respect to the underlying mortgage loans that it is servicing for that distribution date; and

     o    the aggregate amount deposited by such master servicer in its collection account for such distribution date in connection with
          Prepayment Interest Shortfalls.

     In addition, for each distribution date occurring in March, and for the final distribution date if the final distribution date occurs in February or, if such year is not a leap year, in January, the certificate administrator must, on or before that distribution date, transfer from its interest reserve account to its distribution account the aggregate of the interest reserve amounts in respect of each underlying mortgage loan that accrues interest on an Actual/360
Basis.

                                      227

     See "--Advances--Advances of Delinquent Monthly Debt Service Payments" and
"--Servicing and Other Compensation and Payment of Expenses" above.

     The certificate administrator may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay the trustee and itself, the monthly trust administration fee, as described under "--Trustee and Certificate Administrator
          Compensation" above;

     o    to pay itself the investment earnings on Permitted Investments of funds in the distribution account;

     o    to pay the trustee, itself or any of various related persons and entities any reimbursements or indemnities to which they are entitled, as described under "Description of the Governing Documents--Rights,
          Protections, Indemnities and Immunities of the Trustee" in the
          accompanying base prospectus (with the certificate administrator being entitled to similar reimbursements and indemnities as the trustee);

     o    to pay for various opinions of counsel required to be obtained in connection with any amendments to the series CD 2007-CD4 pooling and servicing agreement and the administration of the trust fund;

     o    to pay any federal, state and local taxes imposed on the issuing entity, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the issuing entity as described under "Federal Income Tax
          Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in
          the accompanying base prospectus and "--REO Properties" above;

     o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Accounts--Interest Reserve Account" below;

     o    to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

     o    to clear and terminate the distribution account at the termination of the series CD 2007-CD4 pooling and servicing agreement;

provided that amounts allocable to the subordinate non-pooled portion of the One
World Financial Center Mortgage Loan will not be available to cover Additional
Trust Fund Expenses attributable to any other underlying mortgage loan.

     On each distribution date, all amounts on deposit in the distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, and the Post-ARD
Additional Interest account will represent the "Total Available Funds" for that date. On each distribution date, the certificate administrator will apply the
Total Available Funds to make payments on the series CD 2007-CD4 certificates.

     For any distribution date, the Total Available Funds will consist of the following separate components:

     o    the portion of those funds that represent prepayment consideration collected on the underlying mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2A,
          A-2B, A-3, A-

                                      228

          SB, A-4, A-1A, A-MFX, A-MFL, A-J, B, C, D, E, F, G, H, J, K, XC, XP,
          WFC-1, WFC-2, WFC-3 and/or WFC-4 certificates, as described under
          "Description of the Offered Certificates--Payments--Payments of
          Prepayment Premiums and Yield Maintenance Charges" in this offering prospectus;

     o    the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class Y certificates as described under "Description of the Offered
          Certificates--Payments--Payments of Post-ARD Additional Interest"
          below; and

     o    the remaining portion of those funds, which we refer to as the "Total
          Available P&I Funds", and which will be paid to the holders of all the series CD 2007-CD4 certificates, other than the class Y certificates, as and to the extent described under "Description of the Offered
          Certificates--Payments--Priority of Payments" in this offering prospectus.

     Only the certificate administrator will have access to funds in the distribution account and the Post-ARD Additional Interest account.

     Interest Reserve Account. The certificate administrator must maintain an account--the interest reserve account--in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. During January, except in a leap year, and February of each calendar year, beginning in 2008, the certificate administrator will withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360
Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, the interest reserve amount for each of those mortgage loans will, for each distribution date in those months, equal one day's interest accrued at the related Net Mortgage Rate on the Stated Principal
Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include
Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2008, the certificate administrator will withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Total Available P&I Funds for the distribution date during the month of transfer.

     Only the certificate administrator will have access to funds in the interest reserve account.

     Late Payment Date Loan Reserve Account. The applicable master servicer
(initially Wachovia Bank National Association) must maintain an account--the late payment date loan reserve account--in which it will hold the interest reserve amounts described below with respect to those underlying mortgage loans that have due dates after the seventh day of each month and as to which monthly payments will be passed through to the series CD 2007-CD4 certificateholders in the month following the month of receipt. Each month, the applicable master servicer will deposit into, or withdraw from, the late payment date loan reserve account, as applicable, one day's interest (or such other amount as is appropriate when February is involved) in order to ensure that the amount of interest being remitted to the certificate administrator in respect of those underlying mortgage loans during the subject month is consistent with the number of days in the accrual period that relates to the distribution date (which may, without regard to February, be a day shorter or longer). All interest reserve amounts that are so transferred from the late payment date loan reserve account to the distribution account will be included in the Total Available P&I Funds for the distribution date during the month of transfer.

                                      229

     Only the applicable master servicer will have access to funds in the late payment date loan reserve account.

     Floating Rate Account. The certificate administrator must maintain an account--the floating rate account--in which it will hold payments allocable to the class A-MFL REMIC regular interest and payments from the swap counterparty under the class A-MFL interest rate swap agreement, and from which it will make payments on the class A-MFL certificates, payments due to the swap counterparty under the class A-MFL interest rate swap agreement and payments of expenses and costs associated with the arrangement by which the A-MFL interest rate swap agreement is held. Only the certificate administrator will have access to funds in the floating rate account.

                                      230

                                  FLOW OF FUNDS
                                                                                   -------------------------
            --------------------------------------------------------                      Income from
                 Payments and Collections on the Mortgage Loans                         REO Properties
            (other than the Outside Serviced Mortgage Loans) and the                  (other than an REO
                           Serviced Loan Combinations                                  Property related to
            --------------------------------------------------------                      an Outside
-------------------------      |                 |                 |                   Serviced Mortgage
 MASTER SERVICERS              |                 |                 |    |----------          Loan)
                               |                 |                 |    |          -------------------------
 Payments to Cover             |                 |                 |    |                      |
Prepayment Interest            |                 v                 |    |                      v
    Shortfalls   ------|       |     -------------------------     |    |          -------------------------
                       ------------->     MASTER SERVICERS    <----------               MASTER SERVICERS
                               |                                   |
-------------------------      |           Escrow Accounts         |                      Serviced Loan
          Class Y              |          Reserve Accounts         |-------------->   Combination-Specific
    Certificateholders         |         Servicing Accounts                            Custodial Account:
-------------------------      |     -------------------------                     Collections on Applicable
          ^                    |                                                   Serviced Loan Combination
          |               |--------- -------------------------                     and Related REO Property
------------------------- |  ------->    MASTER SERVICERS     <--------------------          Only
    CERTIFICATE           |  | | --->    Collection Accounts                       -------------------------
   ADMINISTRATOR         -|  | | | ->-------------------------                                 |
                             | | | |             |                                             v
Post-ARD Additional          | | | |             v                                 -------------------------
 Interest Account            | | | | -------------------------                          Non-Trust Loan
-------------------------    | | | |         CERTIFICATE      ----------|                 Noteholders
                             | | | |        ADMINISTRATOR     <-------| |          -------------------------
-------------------------    | | | |                          <-----| | |
       CD 2006-CD3       ----| | | |    Distribution Account        | | |          -------------------------
     MASTER SERVICER           | | | -------------------------      | | |--------->       CERTIFICATE
                               | | |             |                  | |                  ADMINISTRATOR
Payments and Collections       | | |             v                  | |------------
    on the Ala Moana           | | | -------------------------      |              Interest Reserve Account
Portfolio Mortgage Loan        | | |   Certificateholders           |              -------------------------
-------------------------      | | | (other than Y Classes)         |
                               | | | -------------------------      |              -------------------------
-------------------------      | | |                                |--------------      P&I Advances
      COMM 2006-C8       ------| | |                                                  by Master Servicers
    MASTER SERVICER              | |                                               -------------------------
                                 | |
Payments and Collections         | |
 on the Mall of America          | |
      Mortgage Loan              | |
-------------------------        | |
                                 | |
-------------------------        | |
    JPMCC 2007-CIBC18    --------| |
     MASTER SERVICER               |
                                   |
 Payments and Collections          |
   on the DB AmeriCold             |
 Portfolio Mortgage Loan           |
-------------------------          |
                                   |
-------------------------          |
     JPMCC 2006-LDP7               |
     MASTER SERVICER     ----------

Payments and Collections
    on the JQH Hotel
    Portfolio B-Note
      Mortgage Loan
-------------------------

                                       231

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer is required to perform or cause to be performed a physical inspection of the related mortgaged real property as soon as practicable after any of the underlying mortgage loans (other than an Outside
Serviced Mortgage Loan) becomes specially serviced; and the expense of that inspection will be payable as an Additional Trust Fund Expense.

     In addition, beginning in 2008, with respect to each mortgaged real property securing an underlying mortgage loan (other than an Outside Serviced
Mortgage Loan) with a principal balance (or allocated loan amount) at the time of such inspection of at least $2,000,000, the applicable master servicer (with respect to each such mortgaged real property securing an underlying mortgage loan other than a specially serviced mortgage loan) and the special servicer
(with respect to each such mortgaged real property securing a specially serviced mortgage loan in the trust fund) is required (in the case of a master servicer, at its expense) to inspect or cause to be inspected the related mortgaged real property every calendar year, and with respect to each mortgaged real property securing an underlying mortgage loan with a principal balance (or allocated loan amount) at the time of such inspection of less than $2,000,000 once every other calendar year, provided that a master servicer is not obligated to inspect any mortgaged real property that has been inspected by the special servicer in the previous six months. The special servicer and the applicable master servicer each will be required to prepare a written report of each such inspection performed by it that describes the condition of the subject mortgaged real property and that specifies the existence with respect thereto of any sale, transfer or abandonment of the subject mortgaged real property, any material change in its condition or value or any visible waste committed on it.

     The special servicer or the applicable master servicer, as applicable, is also required to endeavor to collect from the related borrower and review the quarterly and annual operating statements of each mortgaged real property that secures an underlying mortgage loan (other than an Outside Serviced Mortgage
Loan) and to cause annual operating statements to be prepared for each REO
Property in the trust fund (other than the REO Property related to an Outside
Serviced Mortgage Loan). Generally, the mortgage loans that we intend to include in the trust fund require the related borrower to deliver an annual property operating statement. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the applicable master servicer or special servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above are required to be available for review by series CD 2007-CD4 certificateholders during normal business hours at the offices of the special servicer or the applicable master servicer, as applicable. See "Description of the Offered
Certificates--Reports to Certificateholders, Available Information" in this offering prospectus.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year (or March 15th of any year during which an annual report on Form 10-K under the Exchange Act is required to be filed with the SEC with respect to the issuing entity), beginning in 2008, each of the master servicers, the special servicer, the trustee and the certificate administrator must deliver or cause to be delivered, as applicable, to us and the certificate administrator, among others:

     o    a report on an assessment of compliance by it with the specified servicing criteria, signed by an authorized officer of such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, which report shall contain (a) a statement by such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, of its responsibility for assessing compliance with the specified servicing criteria applicable to it, (b) a statement that such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, used the servicing criteria in Item 1122(d) of
          Regulation AB of the Securities Act to assess compliance with the applicable servicing criteria, (c) such master

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          servicer's, the special servicer's, the trustee's or the certificate administrator's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December
          31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, and (d)
          a statement that a registered public accounting firm has issued an attestation report on such master servicer's, the special servicer's, the trustee's or the certificate administrator's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year; and

     o    as to each annual assessment report delivered by such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, as described in the preceding bullet, a report from a registered public accounting firm--made in accordance with the standards for attestation engagements issued or adopted by the Public
          Company Accounting Oversight Board--that attests to, and reports on, the assessment made by the asserting party in such report delivered as described in the immediately preceding bullet; and

     o    a statement of compliance signed by an officer of such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, to the effect that (i) a review of the activities of such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, during the preceding calendar year--or, in the case of the first such certification, during the period from the Issue Date to December 31,
          2007, inclusive--and of its performance under the series CD 2007-CD4 pooling and servicing agreement, has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such master servicer, the special servicer, the trustee or the certificate administrator, as the case may be, has fulfilled its obligations under the series CD 2007-CD4 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series CD
          2007-CD4 certificates were outstanding (or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof).

     Copies of the above-mentioned annual assessment report, annual attestation report and annual statement of compliance with respect to each of the master servicers, the special servicer, the trustee and the certificate administrator will be made available to series CD 2007-CD4 certificateholders, at their expense, upon written request to the certificate administrator.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default (each, an "Event of Default") under the series CD
2007-CD4 pooling and servicing agreement:

     o    any master servicer fails to (a) deposit into its collection account any amount required to be so deposited, or (b) or remit to a Serviced
          Non-Trust Loan Noteholder any amount required to be so remitted, and, in each case, the subject failure continues unremedied for two business days following the date on which the deposit or remittance was required to be made;

     o    any master servicer fails to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, and that failure continues unremedied until 10:00 a.m., New York City time, on the applicable distribution date;

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     o    any failure by the special servicer to timely deposit into its REO account or to timely deposit into, or to timely remit to the applicable master servicer for deposit into, the applicable master servicer's collection account, any amount required to be so deposited or remitted;

     o    any master servicer fails to timely make any servicing advance required to be made by it under the series CD 2007-CD4 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the subject master servicer by the trustee or any other party to the series CD 2007-CD4 pooling and servicing agreement;

     o    any failure on the part of any master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series CD 2007-CD4 pooling and servicing agreement, which failure continues unremedied for 30 days
          (or such shorter period as is provided for in the series CD 2007-CD4 pooling and servicing agreement) after the date on which written notice of that failure, requiring the same to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the series CD 2007-CD4 pooling and servicing agreement or to the subject master servicer or the special servicer, as the case may be (with a copy to each other party to the series CD 2007-CD4 pooling and servicing agreement), by the series CD
          2007-CD4 certificateholders entitled to at least 25% of the series CD
          2007-CD4 voting rights or the holder of an affected Serviced Non-Trust
          Loan; provided, however, that with respect to any such failure which is not curable within such 30-day or other period, the subject master servicer or the special servicer, as the case may be, will generally have an additional cure period of 30 days to effect the cure thereof so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure that failure within the initial
          30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    any breach on the part of any master servicer or the special servicer of any representation or warranty contained in the series CD 2007-CD4 pooling and servicing agreement that materially and adversely affects the interests of any class of series CD 2007-CD4 certificateholders or the holder of an affected Serviced Non-Trust Loan, which breach continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the series CD 2007-CD4 pooling and servicing agreement or to the subject master servicer or the special servicer, as the case may be (with a copy to each other party to the series CD 2007-CD4 pooling and servicing agreement), by the series CD
          2007-CD4 certificateholders entitled to at least 25% of the series CD
          2007-CD4 voting rights or the holder of an affected Serviced Non-Trust
          Loan; provided, however, that with respect to any such breach which is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;

     o    a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against any master servicer or the special servicer and the decree or order remains in force undischarged or unstayed for a period of 60 days; provided, however, that the subject master servicer or the special servicer, as applicable, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or

                                       234

          order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the above-referenced 60-day period;

     o    any master servicer or the special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property;

     o    any master servicer or the special servicer admits in writing its inability to pay its debts as they become due or takes various other actions indicating its insolvency or inability to pay its obligations;

     o    any master servicer or the special servicer, as the case may be, receives actual knowledge that either Fitch or Moody's has (a)
          qualified, downgraded or withdrawn its rating or ratings of one or more classes of series CD 2007-CD4 certificates or (b) placed one or more classes of series CD 2007-CD4 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such
          "watch status" placement shall not have been withdrawn by Fitch or
          Moody's, as the case may be, within 60 days of the date that the subject master servicer or the special servicer obtained such actual knowledge), and, in the case of either clause (a) or (b), has cited servicing concerns with the subject master servicer or the special servicer, as the case may be, as the sole or material factor in such rating action;

     o    any master servicer or the special servicer is no longer listed on
          S&P's Select Servicer List as a U.S. Commercial Mortgage Master
          Servicer or a U.S. Commercial Mortgage Special Servicer, as
          applicable, and the subject master servicer or the special servicer, as the case may be, is not reinstated to that list within 60 days after its removal from the applicable list; or

     o    any master servicer fails to be rated at least "CMS3" by Fitch or the special servicer fails to be rated at least "CSS3" by Fitch and such rating is not restored within 30 days after the subject downgrade or withdrawal.

     The series CD 2007-CD4 pooling and servicing agreement may provide for additional events of default, including those that relate solely to a Serviced
Non-Trust Loan or securities backed thereby.

     If an officer of the trustee responsible for administration of the trust has notice of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default with respect to any master servicer or the special servicer, then--within the later of 60 days after the occurrence of that event and five (5) days after such officer's receipt of that notice--the trustee will transmit by mail to us, all the series CD 2007-CD4 certificateholders, Fitch, Moody's and S&P notice of that occurrence, unless the default has been cured.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to a master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series
CD 2007-CD4 certificateholders entitled to not less than 25% of the series CD
2007-CD4 voting rights, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series CD 2007-CD4 pooling and servicing agreement and in and to the trust fund other than any rights the defaulting party may have as a series CD 2007-CD4 certificateholder;
provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the series CD 2007-CD4 pooling and servicing agreement and will continue to be entitled to the benefits of any provisions for compensation, reimbursement or indemnity as and to the extent provided in the series CD 2007-CD4 pooling and servicing agreement. Upon receipt by a defaulting party of written notice of termination for which that defaulting

                                       235

party may be terminated under the series CD 2007-CD4 pooling and servicing agreement, all authority and power of the defaulting party under the series CD
2007-CD4 pooling and servicing agreement will pass to and be vested in the trustee, and the trustee will be authorized and empowered under the series CD
2007-CD4 pooling and servicing agreement to execute and deliver, on behalf of and at the expense of the defaulting party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the subject termination, whether to complete the transfer and endorsement or assignment of the underlying mortgage loans and the Serviced Non-Trust Loans and related documents or otherwise. Any costs or expenses in connection with any actions to be taken by any party to the series CD 2007-CD4 pooling and servicing agreement in connection with an Event of Default on the part of a master servicer or the special servicer are required to be borne by the defaulting party, and if not paid by the defaulting party within 90 days after the presentation of reasonable documentation of such costs and expenses, those costs and expenses will be reimbursed out of the trust fund; provided that the defaulting party will not be relieved of its liability for those costs and expenses.

     Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the departing master servicer or special servicer, as the case may be, under the series CD 2007-CD4 pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series CD 2007-CD4 pooling and servicing agreement.

     The holders of series CD 2007-CD4 certificates entitled to at least 51% of the series CD 2007-CD4 voting rights may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, under the series CD 2007-CD4 pooling and servicing agreement, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, that master servicer will have the right for a period of approximately 45 days--during which time that master servicer will continue to master service the mortgage loans it is responsible for servicing--to sell its master servicing rights with respect to the mortgage loans it is responsible for servicing to a master servicer whose appointment Fitch, Moody's and S&P have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates. The terminated master servicer will be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the mortgage loans it is responsible for servicing, to the extent such expenses are not reimbursed by the replacement servicer.

     In general, the series CD 2007-CD4 certificateholders entitled to at least
66 2/3% of the series CD 2007-CD4 voting rights allocated to the classes of series CD 2007-CD4 certificates affected by any Event of Default may waive the
Event of Default. However, some events of default may only be waived by all of the holders of the series CD 2007-CD4 certificates. Further, some events of default may only be waived with the consent of the trustee. Upon any waiver of an Event of Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series CD 2007-CD4 pooling and servicing agreement. The series CD 2007-CD4 pooling and servicing agreement may provide that the applicable primary servicer or the special servicer may be terminated and replaced solely with respect to a Serviced Loan Combination and no other mortgage loan in the trust fund in circumstances where a default of a master servicer or the special servicer remains unremedied and affects the related Serviced Non-Trust Loan(s), including the circumstances contemplated in clause (b) of the first bullet under "--Events of Default" above. If the special servicer for a Serviced Loan Combination is different from the special servicer(s) for the rest of the mortgage pool, then all

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references to the special servicer in this offering prospectus or the accompanying base prospectus are intended to mean the applicable special servicer or all such special servicers together, as the context may require.

     No series CD 2007-CD4 certificateholder will have the right under the series CD 2007-CD4 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any underlying mortgage loan unless, with respect to any suit, action or proceeding upon or under or with respect to the series CD 2007-CD4 pooling and servicing agreement:

     o    that holder previously has given to the trustee written notice of default;

     o    except in the case of a default by the trustee, series CD 2007-CD4 certificateholders entitled to not less than 25% of the series CD
          2007-CD4 voting rights have made written request upon the trustee to institute that suit, action or proceeding in its own name as trustee under the series CD 2007-CD4 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require;
          and

     o    the trustee for 60 days has neglected or refused to institute any such suit, action or proceeding, as the case may be.

     See "Description of the Governing Documents--Rights, Protections,
Indemnities and Immunities of the Trustee" in the accompanying base prospectus for a description of certain limitations regarding the trustee's duties with respect to the foregoing matters.

SECURITIES BACKED BY A PARI PASSU NON-TRUST LOAN

     One or more of the Pari Passu Non-Trust Loans may be included in a separate commercial mortgage securitization. If so, some servicing actions with respect to a Loan Combination that includes a securitized Pari Passu Non-Trust Loan may be subject to confirmation that those actions will not result in a qualification, downgrade or withdrawal of any ratings assigned by the applicable rating agencies, which may include S&P, Moody's, Fitch or any other nationally recognized statistical rating organization, to the securities backed by that
Pari Passu Non-Trust Loan. As a result, any such servicing action may be delayed, and it is possible that the master servicer or special servicer, as applicable, may be prevented from taking a servicing action with respect to any
Loan Combination that includes a securitized Pari Passu Non-Trust Loan that it otherwise would have if it were not required to obtain the aforementioned rating confirmation.

THIRD-PARTY BENEFICIARIES

     The mortgage loan sellers and the Non-Trust Loan Noteholders will be third-party beneficiaries of the series CD 2007-CD4 pooling and servicing agreement. Accordingly, the series CD 2007-CD4 pooling and servicing agreement cannot be modified in any manner that is material and adverse to any of those parties without its consent.

               SERVICING OF THE ALA MOANA PORTFOLIO MORTGAGE LOAN

     The series CD 2006-CD3 pooling and servicing agreement initially governs the servicing and administration of the Ala Moana Portfolio Loan Combination and
any related REO Property. The series CD 2006-CD3 pooling and servicing agreement is the governing document for the series CD 2006-CD3 securitization, which closed prior to the Issue Date. Under the series CD 2006-CD3 pooling and servicing agreement, the master servicer with respect to the Ala Moana Portfolio
Loan Combination is Wachovia Bank, National Association, the trustee is LaSalle
Bank National Association, and the initial special servicer is J.E. Robert
Company, Inc. and the initial series CD 2006-CD3 controlling class representative (which is comparable to the series CD 2007-CD4

                                       237

controlling class representative) is an affiliate of the series CD 2006-C3 special servicer. The master servicers, special servicer and trustee under the series CD 2007-CD4 pooling and servicing agreement will not have any obligation or authority to supervise the series CD 2006-CD3 master servicer, the series CD
2006-CD3 special servicer or the series CD 2006-CD3 trustee or to make servicing advances with respect to the Ala Moana Portfolio Loan Combination.

     The series CD 2006-CD3 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series CD 2007-CD4 securitization and the servicing arrangements under the series CD 2006-CD3 pooling and servicing agreement are generally similar, but not identical, to the servicing arrangements under the series CD 2007-CD4 pooling and servicing agreement. In that regard--

     o    one or more parties to the series CD 2006-CD3 pooling and servicing agreement will be responsible for making servicing advances with respect to the Ala Moana Portfolio Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Ala Moana
          Portfolio Loan Combination, and none of the parties to that related agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Ala Moana Portfolio Mortgage Loan;

     o    the mortgage loans that form the Ala Moana Portfolio Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing
          Standard under the series CD 2007-CD4 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the Ala Moana Portfolio
          Controlling Holder or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Ala Moana Portfolio Loan
          Combination);

     o    the mortgage loans that form the Ala Moana Portfolio Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series CD 2007-CD4 pooling and servicing agreement, in which case the party serving as the special servicer under the series CD 2006-CD3 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Ala Moana
          Portfolio Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series CD 2007-CD4 pooling and servicing agreement with respect to other underlying mortgage loans. The special servicing fee under the series CD 2006-CD3 pooling and servicing agreement is calculated at 0.25% per annum;

     o    any modification, extension, waiver or amendment of the payment terms of the Ala Moana Portfolio Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related
          Co-Lender Agreement, such that neither the trust as holder of the Ala
          Moana Portfolio Mortgage Loan nor any holder of a related Non-Trust
          Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender
          Agreement;

     o    in the case of the Ala Moana Portfolio Loan Combination, the master servicer and special servicer under the series CD 2006-CD3 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Ala Moana Portfolio
          Controlling Holder under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the Serviced Loan Combinations (see "The Series CD
          2007-CD4 Pooling and Servicing Agreement--The Series CD 2007-CD4
          Controlling Class Representative, the Class WFC Representative and the
          Serviced Non-Trust Loan Noteholders--Rights and Powers of The Series
          CD 2007-CD4 Controlling Class

                                       238

          Representative, the Class WFC Representative and the Serviced
          Non-Trust Loan Noteholders"), subject to the discussion under
          "Description of the Mortgage Pool--The Loan Combinations--The Ala
          Moana Portfolio Loan Combination--Rights of the Ala Moana Portfolio
          Controlling Holder--Consultation and Consent" in this offering prospectus, and except that some of the servicing actions as to which the Ala Moana Portfolio Controlling Holder for the Ala Mona Portfolio
          Loan Combination has consent rights may be different in some respects;

     o    in connection with the foregoing bullet, in the case of the Ala Moana
          Portfolio Loan Combination, the special servicer under the series CD
          2006-CD3 pooling and servicing agreement will not be obligated to seek approval from the Ala Moana Portfolio Controlling Holder for any action to be taken by the special servicer under the series CD
          2006-CD3 pooling and servicing agreement if the special servicer under the series CD 2006-CD3 pooling and servicing agreement has notified the Ala Moana Portfolio Controlling Holder in writing of various actions that the special servicer under the series CD 2006-CD3 pooling and servicing agreement proposes to take with respect to the workout or liquidation of the Ala Moana Portfolio Loan Combination and for 60
          days following the first such notice, the Ala Moana Portfolio
          Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer under the series CD 2006-CD3 pooling and servicing agreement considers to be consistent with the applicable servicing standard;

     o    in the case of the Ala Moana Portfolio Loan Combination, the Ala Moana
          Portfolio Controlling Holder will have the right to replace the special servicer with respect to the Ala Moana Portfolio Loan
          Combination under the series CD 2006-CD3 pooling and servicing agreement at any time for any reason whatsoever or no reason, upon prior notice to the special servicer under the series CD 2006-CD3 pooling and servicing agreement and the other noteholders of the Ala
          Moana Portfolio Loan Combination;

     o    in general, the respective parties to the series CD 2006-CD3 pooling and servicing agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series CD 2007-CD4 pooling and servicing agreement; and

     o    if the Ala Moana Portfolio Mortgage Loan becomes no longer subject to the series CD 2006-CD3 pooling and servicing agreement, then the Ala
          Moana Portfolio Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the series CD 2006-CD3 pooling and servicing agreement and, if applicable, the special servicer under the series CD
          2006-CD3 pooling and servicing agreement, on terms substantially similar to those in the series CD 2006-CD3 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the Ala Moana Portfolio Loan
          Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the Ala Moana
          Portfolio Mortgage Loan unless the holders of all mortgage loans comprising the Ala Moana Portfolio Loan Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from
          Fitch, Moody's and S&P of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series CD 2007-CD4 certificates.

                                       239

                 SERVICING OF THE MALL OF AMERICA MORTGAGE LOAN

     The COMM 2006-C8 pooling and servicing agreement initially governs the servicing and administration of the Mall of America Loan Combination and any
related REO Property. The COMM 2006-C8 pooling and servicing agreement is the governing document for the COMM 2006-C8 securitization, which closed on December
21, 2006. Under the COMM 2006-C8 pooling and servicing agreement, the master servicer with respect to the Mall of America Loan Combination is Midland Loan
Services, Inc., the trustee is LaSalle Bank National Association, and the initial special servicer is LNR Partners, Inc. and the initial COMM 2006-C8 controlling class representative (which is comparable to the series CD 2007-CD4 controlling class representative) is an affiliate of the series COMM 2006-C8 special servicer. The master servicers, special servicer and trustee under the series CD 2007-CD4 pooling and servicing agreement will not have any obligation or authority to supervise the COMM 2006-C8 master servicer, the COMM 2006-C8 special servicer or the COMM 2006-C8 trustee or to make servicing advances with respect to the Mall of America Loan Combination.

     The COMM 2006-C8 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series CD
2007-CD4 securitization and the servicing arrangements under the COMM 2006-C8 pooling and servicing agreement is generally similar, but not identical, to the servicing arrangements under the series CD 2007-CD4 pooling and servicing agreement. In that regard--

     o    one or more parties to the COMM 2006-C8 pooling and servicing agreement will be responsible for making servicing advances with respect to the Mall of America Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the Mall of America
          Loan Combination, and none of the parties to that related agreement
          (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the Mall of
          America Mortgage Loan;

     o    the mortgage loans that form the Mall of America Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing
          Standard under the series CD 2007-CD4 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of any Mall of America directing holder or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the Mall of America Loan Combination);

     o    the mortgage loans that form the Mall of America Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the
          Servicing Transfer Events under the Series CD 2007-CD4 pooling and servicing agreement, in which case the party serving as the special servicer under the COMM 2006-C8 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the Mall of America
          Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series CD 2007-CD4 pooling and servicing agreement with respect to other underlying mortgage loans. The special servicing fee under the COMM 2006-C8 pooling and servicing agreement is calculated at 0.35% per annum, subject to a minimum monthly amount equal to
          $4,000 with respect to each Specially Serviced Loan and Serviced REO
          Loan;

     o    any modification, extension, waiver or amendment of the payment terms of the Mall of America Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related intercreditor agreement, such that neither the trust as holder of the Mall of
          America Mortgage Loan nor any

                                       240

          holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related intercreditor agreement;

     o    in the case of the Mall of America Loan Combination, the master servicer and special servicer under the COMM 2006-C8 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related Mall of America directing holder under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the Serviced Loan Combinations (see "The Series CD
          2007-CD4 Pooling and Servicing Agreement--The Series CD 2007-CD4
          Controlling Class Representative, the Class WFC Representative and the
          Serviced Non-Trust Loan Noteholders--Rights and Powers of the Series
          CD 2007-CD4 Controlling Class Representative, the Class WFC
          Representative and the Serviced Non-Trust Loan Noteholders"), subject to the discussion under "Description of the Mortgage Pool--The Loan
          Combinations--The Mall of America Loan Combination--Consultation and
          Consent" in this offering prospectus, and except that some of the servicing actions as to which the Mall of America directing holder for the Ala Mona Portfolio Loan Combination has consent rights may be different in some respects;

     o    in connection with the foregoing bullet, in the case of the Mall of
          America Loan Combination, the special servicer under the COMM 2006-C8 pooling and servicing agreement will not be obligated to seek approval from the Mall of America directing holder for any action to be taken by the special servicer under the COMM 2006-C8 pooling and servicing agreement if the special servicer under the COMM 2006-C8 pooling and servicing agreement has notified the Mall of America directing holder in writing of various actions that the special servicer under the COMM
          2006-C8 pooling and servicing agreement proposes to take with respect to the workout or liquidation of the Mall of America Loan Combination and for 60 days following the first such notice, the Mall of America directing holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer under the COMM 2006-C8 pooling and servicing agreement considers to be consistent with the applicable servicing standard;

     o    in the case of the Mall of America Loan Combination, the Mall of
          America directing holder will have the right to replace the special servicer with respect to the Mall of America Loan Combination under the COMM 2006-C8 pooling and servicing agreement for cause, upon prior notice to the special servicer under the COMM 2006-C8 pooling and servicing agreement and the other noteholders of the Mall of America
          Loan Combination;

     o    in general, the respective parties to the COMM 2006-C8 pooling and servicing agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series CD 2007-CD4 pooling and servicing agreement; and

     o    if the Mall of America Mortgage Loan is no longer subject to the COMM
          2006-C8 pooling and servicing agreement, then the Mall of America Loan
          Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the COMM 2006-C8 pooling and servicing agreement and, if applicable, the special servicer under the COMM 2006-C8 pooling and servicing agreement, on terms substantially similar to those in the
          COMM 2006-C8 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the Mall of America Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the Mall of America Mortgage Loan unless the holders of all mortgage loans comprising the Mall of America Loan
          Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from Fitch, Moody's and S&P of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or

                                       241

          qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series CD 2007-CD4 certificates.

              SERVICING OF THE DB AMERICOLD PORTFOLIO MORTGAGE LOAN

     The series JPMCC 2007-CIBC18 pooling and servicing agreement initially governs the servicing and administration of the DB AmeriCold Portfolio Loan
Combination and any related REO Property. The series JPMCC 2007-CIBC18 pooling and servicing agreement is the governing document for the series JPMCC
2007-CIBC18 securitization, which is anticipated to close in March 2007. Under the series JPMCC 2007-CIBC18 pooling and servicing agreement, the master servicer with respect to the DB AmeriCold Portfolio Loan Combination is Capmark
Finance Inc., the trustee is Wells Fargo Bank, N.A., and the initial special servicer with respect to the DB AmeriCold Portfolio Loan Combination is LNR
Partners, Inc. The master servicers, special servicer and trustee under the series CD 2007-CD4 pooling and servicing agreement will not have any obligation or authority to supervise the series JPMCC 2007-CIBC18 master servicer, the series JPMCC 2007-CIBC18 special servicer or the series JPMCC 2007-CIBC18 trustee or to make servicing advances with respect to the DB AmeriCold Portfolio
Loan Combination.

     The series JPMCC 2007-CIBC18 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series CD 2007-CD4 securitization and the servicing arrangements under the series JPMCC 2007-CIBC18 pooling and servicing agreement is generally similar, but not identical, to the servicing arrangements under the series CD 2007-CD4 pooling and servicing agreement. In that regard--

     o    one or more parties to the series JPMCC 2007-CIBC18 pooling and servicing agreement will be responsible for making servicing advances with respect to the DB AmeriCold Portfolio Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the DB
          AmeriCold Portfolio Loan Combination, and none of the parties to that related agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the DB AmeriCold Portfolio Mortgage Loan;

     o    the mortgage loans that form the DB AmeriCold Portfolio Loan
          Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical)
          to the Servicing Standard under the series CD 2007-CD4 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the DB
          AmeriCold Portfolio Controlling Holder or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the DB
          AmeriCold Portfolio Loan Combination);

     o    the mortgage loans that form the DB AmeriCold Portfolio Loan
          Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series CD
          2007-CD4 pooling and servicing agreement, in which case the party serving as the special servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the DB AmeriCold Portfolio Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series CD
          2007-CD4 pooling and servicing agreement with respect to other underlying mortgage loans. The special servicing fee under the series
          JPMCC 2007-CIBC18 pooling and servicing agreement is calculated at
          0.25% per annum;

                                       242

     o    any modification, extension, waiver or amendment of the payment terms of the DB AmeriCold Portfolio Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related intercreditor agreement, such that neither the trust as holder of the
          DB AmeriCold Portfolio Mortgage Loan nor any holder of a related
          Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related intercreditor agreement;

     o    in the case of the DB AmeriCold Portfolio Loan Combination, the master servicer and special servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related DB
          AmeriCold Portfolio Controlling Holder under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the Serviced Loan Combinations
          (see "The Series CD 2007-CD4 Pooling and Servicing Agreement--The
          Series CD 2007-CD4 Controlling Class Representative, the Class WFC
          Representative and the Serviced Non-Trust Loan Noteholders--Rights and
          Powers of the Series CD 2007-CD4 Controlling Class Representative, the
          Class WFC Representative and the Serviced Non-Trust Loan
          Noteholders"), subject to the discussion under "Description of the
          Mortgage Pool--The Loan Combinations--The DB AmeriCold Portfolio Loan
          Combination--Consultation and Consent" in this offering prospectus, and except that some of the servicing actions as to which the DB
          AmeriCold Portfolio Controlling Holder for the DB AmeriCold Portfolio
          Loan Combination has consent rights may be different in some respects;

     o    in connection with the foregoing bullet, in the case of the DB
          AmeriCold Portfolio Loan Combination, the special servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement will not be obligated to seek approval from the DB AmeriCold Portfolio Controlling
          Holder for any action to be taken by the special servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement if the special servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement has notified the DB AmeriCold Portfolio
          Controlling Holder in writing of various actions that the special servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement proposes to take with respect to the workout or liquidation of the DB AmeriCold Portfolio Loan Combination and for 60 days following the first such notice, the DB AmeriCold Portfolio
          Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement considers to be consistent with the applicable servicing standard;

     o    in the case of the DB AmeriCold Portfolio Loan Combination, the DB
          AmeriCold Portfolio Controlling Holder will have the right to replace the special servicer with respect to the DB AmeriCold Portfolio Loan
          Combination under the series JPMCC 2007-CIBC18 pooling and servicing agreement at any time for any reason whatsoever or no reason, upon prior notice to the special servicer under the series JPMCC
          2007-CIBC18 pooling and servicing agreement and the other noteholders of the DB AmeriCold Portfolio Loan Combination;

     o    in general, the respective parties to the series JPMCC 2007-CIBC18 pooling and servicing agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series CD 2007-CD4 pooling and servicing agreement; and

     o    if the DB AmeriCold Portfolio Mortgage Loan becomes no longer subject to the series JPMCC 2007-CIBC18 pooling and servicing agreement, then the DB AmeriCold Portfolio Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement and, if applicable, the special servicer under the series JPMCC 2007-CIBC18 pooling

                                       243

          and servicing agreement, on terms substantially similar to those in the series JPMCC 2007-CIBC18 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the DB AmeriCold Portfolio Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the DB AmeriCold Portfolio
          Mortgage Loan unless the holders of all mortgage loans comprising the
          DB AmeriCold Portfolio Loan Combination collectively agree to grant consent to such other servicing agreement; and entry into any successor servicing agreement will be conditioned upon receipt from
          Fitch, Moody's and S&P of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series CD 2007-CD4 certificates.

            SERVICING OF THE JQH HOTEL PORTFOLIO B-NOTE MORTGAGE LOAN

     The series JPMCC 2006-LDP7 pooling and servicing agreement initially governs the servicing and administration of the JQH Hotel Portfolio Loan
Combination and any related REO Property. The series JPMCC 2006-LDP7 pooling and servicing agreement is the governing document for the series JPMCC 2006-LDP7 securitization, which closed on June 29, 2006. Under the series JPMCC 2006-LDP7 pooling and servicing agreement, the master servicer with respect to the JQH
Hotel Portfolio Loan Combination is Capmark Finance, Inc., the trustee is Wells
Fargo Bank, N.A., and the initial special servicer is LNR Partners, Inc. and the initial series JPMCC 2006-LDP7 controlling class representative (which is comparable to the series CD 2007-CD4 controlling class representative) is an affiliate of the series JPMCC 2006-LDP7 special servicer. The master servicers, special servicer and trustee under the series CD 2007-CD4 pooling and servicing agreement will not have any obligation or authority to supervise the series
JPMCC 2006-LDP7 master servicer, the series JPMCC 2006-LDP7 special servicer or the series JPMCC 2006-LDP7 trustee or to make servicing advances with respect to the JQH Hotel Portfolio Loan Combination.

     The series JPMCC 2006-LDP7 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to the series CD 2007-CD4 securitization and the servicing arrangements under the series JPMCC 2006-LDP7 pooling and servicing agreement is generally similar, but not identical, to the servicing arrangements under the series CD 2007-CD4 pooling and servicing agreement. In that regard--

     o    one or more parties to the series JPMCC 2006-LDP7 pooling and servicing agreement will be responsible for making servicing advances with respect to the JQH Hotel Portfolio Loan Combination, which servicing advances will be reimbursable (with interest at a published prime rate) to the maker thereof out of collections on the JQH Hotel
          Portfolio Loan Combination, and none of the parties to that related agreement (in their capacities under such agreement) will have any right or duty to make advances of delinquent debt service payments on the JQH Hotel Portfolio B-Note Mortgage Loan;

     o    the mortgage loans that form the JQH Hotel Portfolio Loan Combination are to be serviced and administered under a general servicing standard that is substantially similar (but not identical) to the Servicing
          Standard under the series CD 2007-CD4 pooling and servicing agreement and as if they were a single mortgage loan indebtedness under that agreement (subject to any rights of the JQH Hotel Portfolio
          Controlling Holder or a representative on its behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the JQH Hotel Portfolio Loan
          Combination);

                                       244

     o    the mortgage loans that form the JQH Hotel Portfolio Loan Combination will become specially serviced mortgage loans if specified events occur, which events are substantially similar (but not identical) to the Servicing Transfer Events under the Series CD 2007-CD4 pooling and servicing agreement, in which case the party serving as the special servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the JQH
          Hotel Portfolio B-Note Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series CD 2007-CD4 pooling and servicing agreement with respect to other underlying mortgage loans.
          The special servicing fee under the series JPMCC 2006-LDP7 pooling and servicing agreement is calculated at 0.35% per annum (subject to a
          $4,000 monthly minimum);

     o    any modification, extension, waiver or amendment of the payment terms of the JQH Hotel Portfolio Loan Combination is required to be structured so as to be consistent with the allocation and payment priorities in the related mortgage loan documents and the related
          Co-Lender Agreement, such that neither the trust as holder of the JQH
          Hotel Portfolio B-Note nor any holder of a related Non-Trust Loan gains a priority over the other such holder that is not reflected in the related mortgage loan documents and the related Co-Lender
          Agreement;

     o    in the case of the JQH Hotel Portfolio Loan Combination, the master servicer and special servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement will each have duties to consult with or obtain the approval of or take direction from the related JQH Hotel
          Portfolio Controlling Holder under that agreement under provisions that are substantially similar to those described in this offering prospectus with respect to the Serviced Loan Combinations (see "The
          Series CD 2007-CD4 Pooling and Servicing Agreement--The Series CD
          2007-CD4 Controlling Class Representative, the Class WFC
          Representative and the Serviced Non-Trust Loan Noteholders--Rights and
          Powers of the Series CD 2007-CD4 Controlling Class Representative, the
          Class WFC Representative and the Serviced Non-Trust Loan
          Noteholders"), subject to the discussion under "Description of the
          Mortgage Pool--The Loan Combinations--The JQH Hotel Portfolio Loan
          Combination--Rights of the JQH Hotel Portfolio Controlling
          Holder--Consultation and Consent" in this offering prospectus, and except that some of the servicing actions as to which the JQH Hotel
          Portfolio Controlling Holder for the JQH Hotel Portfolio Loan
          Combination has consent rights may be different in some respects;

     o    in connection with the foregoing bullet, in the case of the JQH Hotel
          Portfolio Loan Combination, the special servicer under the series
          JPMCC 2006-LDP7 pooling and servicing agreement will not be obligated to seek approval from the JQH Hotel Portfolio Controlling Holder for any action to be taken by the special servicer under the series JPMCC
          2006-LDP7 pooling and servicing agreement if the special servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement has notified the JQH Hotel Portfolio Controlling Holder in writing of various actions that the special servicer under the series JPMCC
          2006-LDP7 pooling and servicing agreement proposes to take with respect to the workout or liquidation of the JQH Hotel Portfolio Loan
          Combination and for 60 days following the first such notice, the JQH
          Hotel Portfolio Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement considers to be consistent with the applicable servicing standard;

     o    in the case of the JQH Hotel Portfolio Loan Combination, the JQH Hotel
          Portfolio Controlling Holder will have the right to replace the special servicer with respect to the JQH Hotel Portfolio Loan
          Combination under the series JPMCC 2006-LDP7 pooling and servicing agreement at any time for any reason whatsoever or no reason, upon prior notice to the special servicer under the

                                       245

          series JPMCC 2006-LDP7 pooling and servicing agreement and the other noteholders of the JQH Hotel Portfolio Loan Combination;

     o    in general, the respective parties to the series JPMCC 2006-LDP7 pooling and servicing agreement will have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series CD 2007-CD4 pooling and servicing agreement; and

     o    if the JQH Hotel Portfolio B-Note Mortgage Loan is no longer subject to the series JPMCC 2006-LDP7 pooling and servicing agreement, then the JQH Hotel Portfolio Loan Combination will be serviced and administered under one or more successor servicing agreements entered into with the master servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement and, if applicable, the special servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement, on terms substantially similar to those in the series JPMCC 2006-LDP7 pooling and servicing agreement, unless that master servicer, that special servicer and the holders of the mortgage loans that form the JQH Hotel
          Portfolio Loan Combination otherwise agree; no such other servicing agreement may be entered into on behalf of the trust as the holder of the JQH Hotel Portfolio B-Note Mortgage Loan unless the holders of all mortgage loans comprising the JQH Hotel Portfolio Loan Combination collectively agree to grant consent to such other servicing agreement;
          and entry into any successor servicing agreement will be conditioned upon receipt from Fitch, Moody's and S&P of a written confirmation that entering into that agreement would not result in the withdrawal, downgrade, or qualification, as applicable, of the then current ratings assigned by those rating agencies to any class of series CD
          2007-CD4 certificates.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series CD 2007-CD4 certificates will be issued, on or about March 29,
2007, under the series CD 2007-CD4 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the issuing entity. The assets of the issuing entity, collectively referred to in this offering prospectus from time to time as the "trust fund", will include:

     o    the underlying mortgage loans;

     o    any and all payments under and proceeds of the underlying mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the underlying mortgage loans;

     o    our rights under our mortgage loan purchase agreements with the respective mortgage loan sellers and, to the extent assigned to us,
          GACC's rights under the mortgage loan purchase agreement with ACS relating to the ACS Mortgage Loans;

     o    any REO Properties acquired by the special servicer on behalf of the issuing entity with respect to defaulted mortgage loans; and

     o    those funds or assets as from time to time are deposited in the various primary transaction accounts described under "The Series CD
          2007-CD4 Pooling and Servicing Agreement--Accounts" in this offering prospectus, except for any such funds or assets held on behalf of a borrower.

                                      246

     The series CD 2007-CD4 certificates will include the following classes:

     o    the XP, A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-MFX, A-J, B, C, D, E
          and F classes, which are the classes of series CD 2007-CD4 certificates that are offered by this offering prospectus, and

     o    the XC, A-MFL, G, H, J, K, L, M, N, O, P, Q, S, WFC-1, WFC-2, WFC-3,
          WFC-4, R and Y classes, which are the classes of series CD 2007-CD4 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this offering prospectus.

     The class A-MFL certificates will represent undivided interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest, designated as the class A-MFL REMIC regular interest, the rights and obligations under an interest rate swap agreement and the certificate administrator's floating rate account. For so long as it is in effect, the swap agreement will provide, among other things, that amounts payable as interest by the issuing entity with respect to the class
A-MFL REMIC regular interest will be exchanged for amounts payable as interest by the swap counterparty under the swap agreement, with payments to be made between the issuing entity and the swap counterparty on a net basis. The swap agreement will provide for the calculation of interest at a LIBOR-based rate accruing on a notional amount equal to the total principal balance of the class
A-MFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class A-MFL REMIC regular interest.

     The class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-MFX, A-MFL, A-J, B, C,
D, E, F, G, H, J, K, L, M, N, O, P, Q, S, WFC-1, WFC-2, WFC-3 and/or WFC-4
certificates are the series CD 2007-CD4 certificates that will have principal balances and are sometimes referred to as the "series CD 2007-CD4 principal balance certificates." The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the issuing entity. Accordingly, on each distribution date, the principal balance of each of these certificates will be reduced by any payments of principal actually made with respect to the certificate on that distribution date. See "--Payments" below. On any particular distribution date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized
Losses on the underlying mortgage loans and Additional Trust Fund Expenses. See
"--Reductions of Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" below. On any particular distribution date, the total principal balance of a class of series CD 2007-CD4 principal balance certificates may be increased by an amount equal to any Mortgage
Deferred Interest allocated to that class in reduction of the interest payable thereon on such distribution date.

     Notwithstanding the foregoing, in the case of the class A-MFL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class
A-MFL REMIC regular interest before actually being distributed to the class
A-MFL certificateholders. In addition, any reduction in the total principal balance of the class A-MFL certificates on any given distribution date, without a corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses will be made in response to a corresponding reduction made in the total principal balance of the class A-MFL REMIC regular interest in connection with those losses and expenses. Furthermore, on any particular distribution date, the total principal balance of the class A-MFL REMIC regular interest (and, accordingly, the total principal balance of the class A-MFL certificates) may be increased by an amount equal to any Mortgage Deferred Interest allocated to that
REMIC regular interest in reduction of the interest payable thereon on such distribution date.

                                      247

     The class XC and XP certificates will not have principal balances and are sometimes referred to as the series CD 2007-CD4 interest-only certificates. For purposes of calculating the amount of accrued interest, each class of series CD
2007-CD4 interest-only certificates will have a total notional amount.

     The total notional amount of the class XP certificates from time to time will equal the sum of the components thereof set forth on Annex G to this offering prospectus. Each of those components of the total notional amount of the class XP certificates will relate to a particular class of series CD
2007-CD4 principal balance certificates and, at any time during any of the periods specified on Annex G to this offering prospectus, will equal the lesser of (a) the specific amount identified in the table on Annex G to this offering prospectus with respect to the related class of series CD 2007-CD4 principal balance certificates for that period and (b) the then total principal balance of the related class of series CD 2007-CD4 principal balance certificates.
Notwithstanding anything to the contrary in this offering prospectus, the total notional amount of the class XP certificates will be $0 following the distribution date in .

     The total notional amount of the class XC certificates will be equal to the total principal balance of the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A,
A-MFX, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S
certificates outstanding from time to time. In general, the total principal balance of each such class of series CD 2007-CD4 principal balance certificates will constitute a separate component of the total notional amount of the class
XC certificates. However, if a portion, but not all, of the total principal balance of any particular such class of series CD 2007-CD4 principal balance certificates is identified on Annex G to this offering prospectus as being part of the total notional amount of the class XP certificates at any time prior to the distribution date in ________________, then that identified portion of such total principal balance will represent one separate component of the then total notional amount of the class XC certificates, and the remaining portion of such total principal balance will represent another separate component of the then total notional amount of the class XC certificates.

     The class R and Y certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount of that class, and the denominator of which will be the original total principal balance or notional amount of that class.
Certificate factors will be reported monthly in the certificate administrator's distribution date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references in this offering prospectus to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

                                      248

     o    all references in this offering prospectus to payments, notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or The Euroclear
System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries'
names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear
and Clearstream" in the accompanying base prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex H hereto.

PAYMENTS

     General. For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series CD 2007-CD4 certificates will be divided into:

     1.   Loan group no. 1, which will consist of 314 underlying mortgage loans
          (exclusive of the subordinate non-pooled portion of the One World
          Financial Center Mortgage Loan), with an Initial Loan Group No. 1
          Balance of $5,667,551,612, representing approximately 85.8% of the
          Initial Mortgage Pool Balance.

     2.   Loan group no. 2, which will consist of 66 underlying mortgage loans, with an Initial Loan Group No. 2 Balance of $935,756,654, representing approximately 14.2% of the Initial Mortgage Pool Balance.

     On each distribution date, the certificate administrator will, subject to the available funds, make all payments required to be made on the series CD
2007-CD4 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

                                      249

     In order for a series CD 2007-CD4 certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no less than five business days prior to the record date for that distribution date (or, in the case of the initial distribution date, no later than the close of business of the later of (a) the fifth business day prior to the record date for the initial distribution date and (b) the Issue Date).
Otherwise, that certificateholder will receive its payments by check mailed to
it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     All payments with respect to the class A-MFL REMIC regular interest will be made to the certificate administrator's floating rate account.

     Payments of Interest. All of the classes of the series CD 2007-CD4 certificates (other than the R and Y classes) and the class A-MFL REMIC regular interest will bear interest.

     With respect to each interest-bearing class of the series CD 2007-CD4 certificates and with respect to the class A-MFL REMIC regular interest, that interest will accrue during each applicable interest accrual period based upon--

     o    the pass-through rate applicable for that particular class of series
          CD 2007-CD4 certificates or the class A-MFL REMIC regular interest, as the case may be, for that interest accrual period,

     o    the total principal balance or notional amount, as the case may be, of that particular class of series CD 2007-CD4 certificates or the class
          A-MFL REMIC regular interest, as the case may be, outstanding immediately prior to the related distribution date, and

     o    the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL certificates, for so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of 360 days).

     However, if interest distributions with respect to the class A-MFL REMIC regular interest on any distribution date are less than the applicable fixed amount payable to the swap counterparty for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by the swap counterparty under the swap agreement and, accordingly, in the amount of interest payable on the class A-MFL certificates on the subject distribution date.

     On each distribution date, subject to the Standard Available P&I Funds or the Class WFC Available P&I Funds, as applicable, for that date and the priority of payments described under "--Payments--Priority of Payments" or
"--Payments--Payments on the Class WFC Certificates", as applicable, below, the total amount of interest distributable with respect to each interest-bearing class of the series CD 2007-CD4 certificates (exclusive of the Class A-MFL certificates) and the class A-MFL REMIC regular interest will equal--

     o    the total amount of interest accrued during the related interest accrual period with respect to that class of series CD 2007-CD4 certificates or that REMIC regular interest, as the case may be, reduced (to not less than zero) by

     o    that class's or that REMIC regular interest's allocable share, if any, of--

          1.   any Net Aggregate Prepayment Interest Shortfall for that
               distribution date, and

                                      250

          2.   except in the case of the class XC and XP certificates, the aggregate amount of any Mortgage Deferred Interest added to the principal balances of the underlying mortgage loans during the related collection period.

     If the full amount of interest distributable with respect to any interest-bearing class of the series CD 2007-CD4 certificates (exclusive of the class A-MFL certificates) or with respect to the class A-MFL REMIC regular interest is not paid on any distribution date, then the unpaid portion of that interest will continue to be payable with respect to that class of series CD
2007-CD4 certificates or the class A-MFL REMIC regular interest, as the case may be, on future distribution dates, subject to the Standard Available P&I Funds or the Class WFC Available P&I Funds, as applicable, for those future distribution dates and the priorities of payment described under "--Payments--Priority of
Payments" or "--Payments--Payments on the Class WFC Certificates", as
applicable, below. However, no interest will accrue on any of that unpaid interest.

     The Net Aggregate Prepayment Interest Shortfall for any distribution date
(exclusive of any portion thereof attributable to the subordinate non-pooled portion of the One World Financial Center Mortgage Loan) will be allocated among the respective interest-bearing classes of the series CD 2007-CD4 certificates
(exclusive of the class A-MFL, WFC-1, WFC-2, WFC-3 and WFC-4 certificates) and the class A-MFL REMIC regular interest on a pro rata basis in accordance with the respective amounts of accrued interest in respect of each such class of series CD 2007-CD4 certificates or the class A-MFL REMIC regular interest, as the case may be, for the related interest accrual period (in each case reduced by any Mortgage Deferred Interest allocated to the subject class of series CD
2007-CD4 certificates or the class A-MFL REMIC regular interest, as the case may be, for that distribution date). Although Net Aggregate Prepayment Interest
Shortfalls will not be allocated directly to the class A-MFL certificates, any such shortfalls allocated to the class A-MFL REMIC regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class
A-MFL certificates.

     On each distribution date, any Mortgage Deferred Interest added to the unpaid principal balance of any underlying mortgage loan (exclusive of the subordinate non-pooled portion of the One World Financial Center Mortgage Loan)
during the related collection period will be allocated among the respective classes of series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL, WFC-1, WFC-2, WFC-3 and WFC-4 certificates) and the class A-MFL
REMIC regular interest in reverse order of seniority (based on the priority of payments described under "--Payments--Priority of Payments" below and, in the case of the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates, on a pro rata basis in accordance with accrued interest for the related interest accrual period and, in the case of the class A-MFX certificates and the class
A-MFL REMIC regular interest, on a pro rata basis in accordance with accrued interest for the related interest accrual period), in each case up to the respective amounts of interest accrued during the related interest accrual period with respect to the subject interest-bearing class(es) of series CD
2007-CD4 certificates and/or the subject REMIC regular interest (in each case calculated without regard to any allocation of that Mortgage Deferred Interest or any Net Aggregate Prepayment Interest Shortfall). No portion of any Mortgage
Deferred Interest will be allocated to the class XC and XP certificates.

     Any distributions of interest allocated to the class A-MFL REMIC regular interest will be deposited in the certificate administrator's floating rate account and will thereafter be distributed to the holders of the class A-MFL certificates and/or the swap counterparty, as applicable.

     Any portion of the Net Prepayment Interest Shortfall for any distribution date attributable to, and any Mortgage Deferred Interest added to the unpaid principal balance of, the subordinate non-pooled portion of the One World
Financial Mortgage Loan will be allocated among the respective classes of the
Class WFC Certificates.

                                      251

     Calculation of Pass-Through Rates. The table under "Summary of Offering
Prospectus--Introduction to the Transaction" in this offering prospectus provides the initial pass-through rate for each interest-bearing class of the series CD 2007-CD4 certificates. Set forth below is a description of how the pass-through rate will be calculated with respect to each interest-bearing class of the series CD 2007-CD4 certificates.

     The pass-through rates for the class _______, _______ and _______
certificates will, in the case of each of those classes, be fixed at the rate per annum identified in the table under "Summary of Offering
Prospectus--Introduction to the Transaction" in this offering prospectus as the initial pass-through rate for that class.

     The pass-through rates for the class _______, _______ and _______
certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     o    the initial pass-through rate for the subject class of series CD
          2007-CD4 certificates set forth in the table under "Summary of
          Offering Prospectus--Introduction to the Transaction" in this offering prospectus, and

     o    the Weighted Average Pool Pass-Through Rate for the related distribution date.

     The pass-through rate for the class _______ certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the related distribution date, minus %.

     The pass-through rate for the class _______ certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the related distribution date.

     The pass-through rate applicable to the class A-MFL REMIC regular interest for each interest accrual period will equal the lesser of--

     o    __% per annum, and

     o    the Weighted Average Pool Pass-Through Rate for the related payment date.

     For so long as the swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rate applicable to the class A-MFL certificates for each interest accrual period will equal LIBOR plus __% per annum. However, the pass-through rate with respect to the class A-MFL certificates may be effectively reduced as a result of shortfalls allocated to the class A-MFL REMIC regular interest. In addition, if there is a continuing payment default on the part of the swap counterparty under the swap agreement, or if the swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate applicable to the class A-MFL certificates will convert to a per annum rate equal to the pass-through rate on the class A-MFL REMIC regular interest, and accordingly the interest accrual period and interest accrual basis for the class
A-MFL certificates will convert to those of the class A-MFL REMIC regular interest. "LIBOR" is an independent interest rate index that will be determined monthly as provided in the series CD 2007-CD4 pooling and servicing agreement.

     As described under "--General" above, the total notional amount of the class XP certificates from time to time consists of multiple components. The pass-through rate for the class XP certificates will, with respect to any interest accrual period, equal a weighted average of the respective strip rates, which we refer to as class XP strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.

                                      252

     For purposes of accruing interest during any interest accrual period from and including the initial interest accrual period through and including the interest accrual period, on any particular component of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, the applicable class XP strip rate will equal the excess, if any, of:

     (1)  the lesser of --

          (a)  the reference rate specified on Annex F to this offering prospectus for the related distribution date, and

          (b)  Weighted Average Pool Pass-Through Rate for the related distribution date, over

     (2)  the pass-through rate in effect during that interest accrual period for the class of series CD 2007-CD4 principal balance certificates whose total principal balance, or a designated portion thereof, comprises the subject component (or, in the case of the class A-MFL certificates, for the class A-MFL REMIC regular interest).

     Following the _______ interest accrual period, the class XP certificates will cease to accrue interest. In connection therewith, the class XP certificates will have a 0% pass-through rate for the _______ interest accrual period and for each interest accrual period thereafter.

     The _______ interest accrual period for the class XC and XP certificates corresponds to the distribution date in .

     As described under "--General" above, the total notional amount of the class XC certificates from time to time consists of multiple components. The pass-through rate for the class XC certificates will, with respect to any interest accrual period, equal a weighted average of the respective strip rates, which we refer to as class XC strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class XC certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components.

     For purposes of accruing interest during any interest accrual period from and including the initial interest accrual period through and including the
_______ interest accrual period, on any particular component of the total notional amount of the class XC certificates outstanding immediately prior to the related distribution date, the applicable class XC strip rate will be calculated as follows:

     (1)  if the subject component consists of the entire total principal balance of any class of series CD 2007-CD4 principal balance certificates, and if that total principal balance also constitutes, in its entirety, a component of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the
          related distribution date, over (b) the greater of (i) the reference rate specified on Annex F to this offering prospectus for the related distribution date and (ii) the pass-through rate in effect during that interest accrual period for that class of series CD 2007-CD4 principal balance certificates (or, in the case of the class A-MFL certificates, for the class A-MFL REMIC regular interest);

     (2)  if the subject component consists of a designated portion (but not all) of the total principal balance of any class of series CD 2007-CD4 principal balance certificates, and if that designated portion of that total principal balance also constitutes a component of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, then the applicable class XC strip rate will equal to the excess, if any, of (a) the Weighted
          Average Pool Pass-Through Rate for the related distribution date, over
          (b) the greater of (i) the reference rate specified on Annex F to this offering prospectus for the related distribution date and (ii) the pass-

                                      253

          through rate in effect during that interest accrual period for that class of series CD 2007-CD4 principal balance certificates (or, in the case of the class A-MFL certificates, for the class A-MFL REMIC regular interest);

     (3)  if the subject component consists of the entire total principal balance of any class of series CD 2007-CD4 principal balance certificates, and if that total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool
          Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during that interest accrual period for that class of series CD 2007-CD4 principal balance certificates (or, in the case of the class A-MFL certificates, for the class A-MFL REMIC regular interest); and

     (4)  if the subject component consists of a designated portion (but not all) of the total principal balance of any class of series CD 2007-CD4 principal balance certificates, and if that designated portion of that total principal balance does not also constitute a component of the total notional amount of the class XP certificates outstanding immediately prior to the related distribution date, then the applicable class XC strip rate will equal the excess, if any, of (a)
          the Weighted Average Pool Pass-Through Rate for the related distribution date, over (b) the pass-through rate in effect during that interest accrual period for that class of series CD 2007-CD4 principal balance certificates (or, in the case of the class A-MFL certificates, for the class A-MFL REMIC regular interest).

     Notwithstanding the foregoing, for purposes of accruing interest on the class XC certificates during each interest accrual period subsequent to the
_____ interest accrual period, consistent with the discussion under "--General"
above, the total principal balance of each class of series CD 2007-CD4 principal balance certificates (exclusive of the Class WFC Certificates) will constitute a single separate component of the total notional amount of the class XC certificates, and the applicable class XC strip rate with respect to each of those components for each of those interest accrual periods will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the
related distribution date, over (b) the pass-through rate in effect during the subject interest accrual period for the class of series CD 2007-CD4 principal balance certificates whose total principal balance makes up that component (or, in the case of the class A-MFL certificates, for the class A-MFL REMIC regular interest).

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan from what it was on the Issue Date by reason of any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by a master servicer or the special servicer.

     The pass-through rate of each class of Class WFC Certificates for any interest accrual period will equal or be based on the Net Mortgage Pass-Through
Rate of the related subordinate non-pooled portion of the One World Financial
Center Mortgage Loan for the related distribution date.

     The class R and Y certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to available funds and the priority of payments described under "--Payments--Priority of Payments" or
"--Payments--Payments on the Class WFC Certificates", as applicable, below, the holders of each class of series CD 2007-CD4 principal balance certificates (in the case of the class A-MFL certificates, through the class A-MFL REMIC regular interest) will be entitled to receive a total amount of principal over time equal to the total principal balance of that class. In addition, subject to available funds, the total payments of principal to be made on the series CD
2007-CD4 principal balance certificates on any distribution date will generally equal the Total Principal Distribution Amount for that distribution date.

                                      254

     The "Total Principal Distribution Amount" for any distribution date will be an amount generally equal to:

     1.   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due in respect of the underlying mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by a master servicer or the trustee, as applicable, for such distribution date; plus

     2.   the aggregate of all principal prepayments received on the underlying mortgage loans during the related collection period; plus

     3.   with respect to any underlying mortgage loan as to which the related stated maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment) made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the subject underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause 1. above; plus

     4.   the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause 1., 2. or 3. above, payments and revenues that were received on or in respect of the underlying mortgage loans and REO Properties during the related collection period and that were identified and applied by a master servicer and/or the special servicer as recoveries of principal of the underlying mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment due (other than a balloon payment) or deemed due in respect of the related underlying mortgage loan on a due date during or prior to the related collection period and included as part of the Total
          Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause 1. above; plus

     5.   if the subject distribution date is subsequent to the initial distribution date, the excess, if any, of (a) the Net Total Principal
          Distribution Amount for the immediately preceding distribution date, over (b) the total payments of principal made with respect to the series CD 2007-CD4 principal balance certificates (exclusive of the
          Class WFC Certificates) on the immediately preceding distribution date; plus

     6.   any amounts that were used to reimburse Nonrecoverable Advances
          (including interest on such Nonrecoverable Advances) from principal collections on the mortgage pool and that are, in any such case, recovered during the related collection period on the related underlying mortgage loan as to which any such reimbursed advance was made; minus

     7.   the amount of any reimbursements of Nonrecoverable Advances (including interest on such Nonrecoverable Advances) that are paid or reimbursed from general principal collections on the mortgage pool with respect to such distribution date where such principal collections would have otherwise been included in the Total Principal Distribution Amount for such distribution date pursuant to any of clauses 1. through 4. above;

provided that, for the final distribution date, the Total Principal Distribution
Amount will be no less than the total Stated Principal Balance of the mortgage pool immediately prior to that distribution date.

                                      255

     The Total Principal Distribution Amount for any distribution date will consist of the Class WFC Principal Distribution Amount for that distribution date, which is distributable with respect to the Class WFC Certificates, and the
Net Total Principal Distribution Amount for that distribution date, which is distributable with respect to the remaining series CD 2007-CD4 principal balance certificates. The "Class WFC Principal Distribution Amount" for any distribution date will equal that portion of the Total Principal Distribution Amount for that distribution date consisting of any and all amounts described in clauses 1., 2.,
3. and 4. of the prior paragraph that are allocable to the subordinate non-pooled portion of the One World Financial Center Mortgage Loan, as described under "Description of the Mortgage Pool--The One World Financial Center Pooled
and Non-Pooled Portions." The "Net Total Principal Distribution Amount" for any
distribution date will equal the Total Principal Distribution Amount, exclusive of the Class WFC Principal Distribution Amount, for that distribution date.

     On each distribution date, after all required payments of interest have been made with respect to the class XC, XP, A-1, A-2A, A-2B, A-3, A-SB, A-4 and
A-1A certificates on that date, the certificate administrator will be required to apply any and all remaining Standard Available P&I Funds to make payments of principal with respect to the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates. In general:

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to loan group no. 1 will be made to the holders of the class A-1A certificates until the total principal balance of the class A-1, A-2A, A-2B, A-3, A-SB and
          A-4 certificates is reduced to zero;

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal with respect to loan group no. 2 will be made to the holders of the class A-1, A-2A, A-2B, A-3, A-SB and/or A-4 certificates until the total principal balance of the class
          A-1A certificates is reduced to zero;

     o    on any given distribution date, beginning with the distribution date in March 2012, except as otherwise discussed in the paragraph following these bullets, the total principal balance of the class A-SB certificates must be paid down to the class A-SB Planned Principal
          Balance for that distribution date before any payments of principal are made with respect to the class A-1, A-2A, A-2B, A-3 and/or A-4 certificates; and

     o    except as otherwise discussed in the paragraph following these bullets, no payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class
          A-1, A-2A, A-2B, A-3 and A-SB certificates is reduced to zero, no payments of principal will be made to the holders of the class A-SB certificates (other than as described in the immediately preceding bullet) until the total principal balance of the class A-1, A-2A, A-2B and A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1, A-2A and A-2B certificates is reduced to zero, no payments of principal will be made to the holders of the class A-2B certificates until the total principal balance of the class A-1 and A-2A certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2A certificates until the total principal balance of the class A-1 certificates is reduced to zero.

     Notwithstanding the foregoing, on each distribution date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date in connection with the termination of the issuing entity, assuming that any two or more of the A-1, A-2A, A-2B, A-3, A-SB, A-4 and
A-1A classes are outstanding at that time, payments of principal on the outstanding class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates, will be made up to, and on a pro rata basis in accordance with, the respective total principal balances of those classes of series CD 2007-CD4 certificates then outstanding.

                                      256

     The "Class A-SB Planned Principal Balance" for any distribution date is the scheduled principal balance specified for that distribution date on Annex E to this offering prospectus. Such principal balances were calculated using, among other things, the Maturity Assumptions and a 0% CPR. Based on the Maturity
Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this offering prospectus. There is no assurance, however, that the underlying mortgage loans will not be subject to prepayment or that they will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, following retirement of the class A-1,
A-2A, A-2B and A-3 certificates, there can be no assurance that the total principal balance of the class A-SB certificates will not be less than) the principal balance that is specified for such distribution date on Annex E to this offering prospectus.

     Following the retirement of the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and
A-1A certificates, the holders of the class A-MFX, A-MFL, A-J, B, C, D, E, F, G,
H, J, K, L, M, N, O, P, Q and S certificates will, in the case of each of those classes, subject to the available funds and the priority of payments described under "--Payments--Priority of Payments" below (and, in the case of the class
A-MFL certificates, through the class A-MFL REMIC regular interest), be entitled to payments of principal on each distribution date up to the lesser of:

     o    the total principal balance of the subject class of series CD 2007-CD4 principal balance certificates outstanding immediately prior to the subject distribution date; and

     o    the excess, if any, of (a) the Net Total Principal Distribution Amount
          for the subject distribution date, over (b) the total principal balance of all other classes of series CD 2007-CD4 principal balance certificates (exclusive of the Class WFC Certificates) that, as described under "--Payments--Priority of Payments" below, are senior in right of payment to the subject class of series CD 2007-CD4 principal balance certificates (with the class A-MFL certificates being deemed to have the same seniority as the class A-MFL REMIC regular interest), outstanding immediately prior to the subject distribution date.

     IN NO EVENT WILL THE HOLDERS OF THE CLASS A-MFX, A-MFL, A-J, B, C, D, E, F,
G, H, J, K, L, M, N, O, P, Q AND S CERTIFICATES BE ENTITLED TO RECEIVE ANY
PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2A,
A-2B, A-3, A-SB, A-4 AND A-1A CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN
NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES CD 2007-CD4 PRINCIPAL BALANCE
CERTIFICATES (EXCLUSIVE OF THE CLASS A-1, A-2A, A-2B, A-3, A-SB, A-4 AND A-1A
CERTIFICATES AND THE CLASS WFC CERTIFICATES) BE ENTITLED TO RECEIVE ANY PAYMENTS
OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER MORE SENIOR CLASSES
OF SERIES CD 2007-CD4 PRINCIPAL BALANCE CERTIFICATES (EXCLUSIVE OF THE CLASS WFC
CERTIFICATES) IS REDUCED TO ZERO.

     The Class WFC Principal Distribution Amount for each distribution date will be allocated to the respective classes of Class WFC Certificates on a pro rata basis based on principal balance or, under certain default scenarios involving the One World Financial Center Mortgage Loan, to the Class WFC-1, WFC-2, WFC-3
and WFC-4 certificates, sequentially in that order, in each such case until the total principal balance of the subject class of Class WFC Certificates is reduced to zero.

     Notwithstanding the foregoing, on the final distribution date in connection with a termination of the issuing entity, subject to the Standard Available P&I
Funds or the Class WFC Available P&I Funds, as applicable, for that final distribution date and the priority of payments described under
"--Payments--Priority of Payments" or "--Payments--Payments on the Class WFC
Certificates", as applicable, below, the holders of each class of series CD
2007-CD4 principal balance certificates will be entitled to payments of principal, up to the total principal balance of that class of series CD 2007-CD4 principal balance certificates outstanding immediately prior to that final distribution date.

                                      257

     If a master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan in the trust fund, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed (i) first, out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series CD 2007-CD4 principal balance certificates
(exclusive of the class A-MFL, WFC-1, WFC-2, WFC-3 and WFC-4 certificates) and the class A-MFL REMIC regular interest, and (ii) then, out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series CD 2007-CD4 certificates (exclusive of the class A-MFL, WFC-1,
WFC-2, WFC-3 and WFC-4 certificates) and the class A-MFL REMIC regular interest, thereby reducing the payments of principal on the series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL, WFC-1, WFC-2, WFC-3 and
WFC-4 certificates) and the class A-MFL REMIC regular interest. As a result, the
Net Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first, out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

     If any advance is considered to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, is reimbursed out of payments and other collections of principal with respect to the entire mortgage pool
(exclusive of the subordinate non-pooled portion of the One World Financial
Center Mortgage Loan) as described in the preceding paragraph, and if there is a subsequent recovery of that item, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series
CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL, WFC-1,
WFC-2, WFC-3 and WFC-4 certificates) and the class A-MFL REMIC regular interest.
In addition, if any advance is determined to be nonrecoverable from collections on the related underlying mortgage loan and, therefore, interest on that advance is paid out of general principal collections on the mortgage pool (exclusive of the subordinate non-pooled portion of the One World Financial Center Mortgage
Loan), and if interest on that advance is subsequently reimbursed to the issuing entity out of Default Interest, late payment charges or any other amounts collected on the underlying mortgage loan as to which that advance was made, then the portion of such Default Interest, late payment charge or other amount that was applied to reimburse the issuing entity for interest on that advance would also generally be included as amounts payable as principal with respect to the series CD 2007-CD4 principal balance certificates (exclusive of the class
A-MFL, WFC-1, WFC-2, WFC-3 and WFC-4 certificates) and the class A-MFL REMIC regular interest. For purposes of determining the respective portions of the Net
Total Principal Distribution Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL, WFC-1, WFC-2, WFC-3 and WFC-4 certificates) and the class
A-MFL REMIC regular interest will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the last sentence of the prior paragraph.

     The class XC, XP, R and Y certificates do not have principal balances and do not entitle their respective holders to payments of principal.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL certificates) or of the class A-MFL REMIC regular interest may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series CD
2007-CD4 principal balance certificates (exclusive of the class A-MFL certificates) or with respect to the class A-MFL REMIC regular interest, then, subject to available funds and the priority of payments described under
"--Payments--Priority of Payments" or "--Payments--Payments on the Class WFC
Certificates", as applicable, below, the holders of that class will be entitled to be reimbursed for

                                      258

the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" and
"--Payments--Payments on the Class WFC Certificates" below and elsewhere in this offering prospectus, in the case of any class of series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL certificates) and in the case of the class A-MFL REMIC regular interest, as the case may be, for any distribution date, mean the total amount payable with respect to that class or that REMIC regular interest, as the case may be, as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class or that REMIC regular interest, as the case may be, on all prior distribution dates as discussed under "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

     Priority of Payments. On each distribution date, the certificate administrator will apply the Standard Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Standard Available P&I Funds:

ORDER OF          RECIPIENT
 PAYMENT        CLASS OR CLASSES                       TYPE AND AMOUNT OF PAYMENT
--------   -----------------------   ---------------------------------------------------------------

  1st             XP and XC*         From the entire Standard Available P&I Funds, interest up to the total interest payable on those classes, pro rata based on entitlement

               A-1, A-2A, A-2B,      From the portion of the Standard Available P&I Funds
              A-3, A-SB and A-4*     attributable to the mortgage loans in loan group no. 1,
                                     interest up to the total interest payable on those classes, pro rata based on entitlement

                    A-1A*            From the portion of the Standard Available P&I Funds
                                     attributable to the mortgage loans in loan group no. 2,
                                     interest up to the total interest payable on that class

  2nd          A-1, A-2A, A-2B,      Principal up to the Loan Group No. 1 Principal Distribution
             A-3, A-SB and A-4**     Amount (and, if the class A-1A certificates are retired, any remaining portion of the Loan Group No. 2 Principal
                                     Distribution Amount), first to the class A-SB certificates, until the total principal balance of that class is reduced to the applicable Class A-SB Planned Principal Balance, and then to (a) the class A-1 certificates, (b) the class A-2A
                                     certificates, (c) the class A-2B certificates, (d) the class
                                     A-3 certificates, (e) the class A-SB certificates and (f) the class A-4 certificates, in that order, in each case until
                                     retired

                    A-1A**           Principal up to the Loan Group No. 2 Principal Distribution
                                     Amount (and, if the class A-4 certificates are retired, any remaining portion of the Loan Group No. 1 Principal
                                     Distribution Amount), to the class A-1A certificates, until retired

  3rd          A-1, A-2A, A-2B,      Reimbursement up to the loss reimbursement amounts for those
           A-3, A-SB, A-4 and A-1A   classes, pro rata based on entitlement, without regard to loan groups

                                                259

ORDER OF          RECIPIENT
 PAYMENT        CLASS OR CLASSES                       TYPE AND AMOUNT OF PAYMENT
--------   -----------------------   ---------------------------------------------------------------

  4th             A-MFX and          Interest up to the total interest payable on the class A-MFX
                   A-MFL***          certificates and the class A-MFL REMIC regular interest (on a pro rata basis by balance)

  5th             A-MFX and          Principal up to the total principal payable on the class A-MFX
                   A-MFL***          certificates and the class A-MFL REMIC regular interest (on a pro rata basis by balance)

  6th             A-MFX and          Reimbursement up to the loss reimbursement amounts for the
                   A-MFL***          class A-MFX certificates and the class A-MFL REMIC regular interest (on a pro rata basis by balance)

  7th                A-J             Interest up to the total interest payable on that class

  8th                A-J             Principal up to the total principal payable on that class

  9th                A-J             Reimbursement up to the loss reimbursement amount for that class

  10th                B              Interest up to the total interest payable on that class

  11th                B              Principal up to the total principal payable on that class

  12th                B              Reimbursement up to the loss reimbursement amount for that class

  13th                C              Interest up to the total interest payable on that class

  14th                C              Principal up to the total principal payable on that class

  15th                C              Reimbursement up to the loss reimbursement amount for that class

  16th                D              Interest up to the total interest payable on that class

  17th                D              Principal up to the total principal payable on that class

  18th                D              Reimbursement up to the loss reimbursement amount for that class

  19th                E              Interest up to the total interest payable on that class

  20th                E              Principal up to the total principal payable on that class

  21st                E              Reimbursement up to the loss reimbursement amount for that class

  22nd                F              Interest up to the total interest payable on that class

  23rd                F              Principal up to the total principal payable on that class

  24th                F              Reimbursement up to the loss reimbursement amount for that class

  25th                G              Interest up to the total interest payable on that class

  26th                G              Principal up to the total principal payable on that class

  27th                G              Reimbursement up to the loss reimbursement amount for that class

  28th                H              Interest up to the total interest payable on that class

  29th                H              Principal up to the total principal payable on that class

  30th                H              Reimbursement up to the loss reimbursement amount for that class

                                                260

ORDER OF          RECIPIENT
 PAYMENT        CLASS OR CLASSES                       TYPE AND AMOUNT OF PAYMENT
--------   -----------------------   ---------------------------------------------------------------

  31st                J              Interest up to the total interest payable on that class

  32nd                J              Principal up to the total principal payable on that class

  33rd                J              Reimbursement up to the loss reimbursement amount for that class

  34th                K              Interest up to the total interest payable on that class

  35th                K              Principal up to the total principal payable on that class

  36th                K              Reimbursement up to the loss reimbursement amount for that class

  37th                L              Interest up to the total interest payable on that class

  38th                L              Principal up to the total principal payable on that class

  39th                L              Reimbursement up to the loss reimbursement amount for that class

  40th                M              Interest up to the total interest payable on that class

  41st                M              Principal up to the total principal payable on that class

  42nd                M              Reimbursement up to the loss reimbursement amount for that class

  43rd                N              Interest up to the total interest payable on that class

  44th                N              Principal up to the total principal payable on that class

  45th                N              Reimbursement up to the loss reimbursement amount for that class

  46th                O              Interest up to the total interest payable on that class

  47th                O              Principal up to the total principal payable on that class

  48th                O              Reimbursement up to the loss reimbursement amount for that class

  49th                P              Interest up to the total interest payable on that class

  50th                P              Principal up to the total principal payable on that class

  51st                P              Reimbursement up to the loss reimbursement amount for that class

  52nd                Q              Interest up to the total interest payable on that class

  53rd                Q              Principal up to the total principal payable on that class

  54th                Q              Reimbursement up to the loss reimbursement amount for that class

  55th                S              Interest up to the total interest payable on that class

  56th                S              Principal up to the total principal payable on that class

  57th                S              Reimbursement up to the loss reimbursement amount for that class

  52nd                R              Any remaining Total Available P&I Funds

----------
*    If the portion of the Standard Available P&I Funds allocable to pay interest on any one or more of the A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A,
     XP and XC classes, as set forth in the table above, is insufficient for that purpose, then the Total Available P&I Funds will be applied to pay interest on all those classes, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-2A, A-2B, A-3 and/or A-4 certificates on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in

                                                261

     respect of the class A-2A certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-2B certificates until the total principal balance of the class A-1 and A-2A certificates is reduced to zero; no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-1, A-2A and
     A-2B certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-1, A-2A,
     A-2B and A-3 certificates is reduced to zero, and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-1, A-2A, A-2B, A-3 and A-SB certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group No. 1 Principal Distribution Amount, the holders of the class A-1, A-2A, A-2B, A-3, A-SB and A-4 certificates will have a prior right, relative to the holders of the class A-1A certificates, to any available funds attributable to loan group no. 1; and, for purposes of receiving distributions of principal from the Loan Group No. 2 Principal
     Distribution Amount, the holders of the class A-1A certificates will have a prior right, relative to the holders of the class A-1, A-2A, A-2B, A-3,
     A-SB and A-4 certificates, to any available funds attributable to loan group no. 2. However, if any two or more of the A-1, A-2A, A-2B, A-3, A-SB,
     A-4 and A-1A classes are outstanding as of the Senior Principal
     Distribution Cross-Over Date, or if all or any two or more of those classes are outstanding on the final distribution date for the series CD 2007-CD4 certificates, then payments of principal on the outstanding class A-1,
     A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

***  Refers to class A-MFL REMIC regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-MFL REMIC regular interest will be paid to the certificate administrator's floating rate account for distribution to the holders of the class A-MFL certificates and/or the swap counterparty on the subject payment date.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust fund (or, in the case of the One
World Financial Center Mortgage Loan, with respect to the pooled portion thereof), regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that prepayment consideration to the holders of any class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A,
A-MFX, A-J, B, C, D, E, F, G, H, J or K certificates that are (and/or to the certificate administrator's floating rate account if the class A-MFL REMIC regular interest is) then entitled to payments of principal from the loan group
(i.e., loan group no. 1 or loan group no. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o    the amount of that prepayment consideration, net of any liquidation fees payable in connection with the receipt of that prepayment consideration, multiplied by

     o    a fraction, which in no event may be greater than 1.0 or less than
          0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series CD 2007-CD4 principal balance certificates or that REMIC regular interest, as the case may be, for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series CD 2007-CD4 principal balance certificates or that REMIC regular interest, as the case may be, on that distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Total Principal Distribution Amount for that distribution date attributable to the loan group that includes the prepaid mortgage loan.

     The certificate administrator will thereafter pay any remaining portion of that prepayment consideration, net of any liquidation fees payable in connection with the receipt of that prepayment consideration, to the holders of the class
XC certificates.

                                       262

     Any prepayment consideration collected with respect to the subordinate non-pooled portion of the One World Financial Center Mortgage Loan, net of any
liquidation fees payable in connection with the receipt thereof, will be distributable to the holders of the respective classes of the Class WFC
Certificates on a pro rata basis in accordance with the respective amounts of principal payable thereon on the subject distribution date.

     For so long as the swap agreement relating to the class A-MFL certificates remains in effect and there is no continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class
A-MFL REMIC regular interest will be payable to the swap counterparty. If the swap agreement relating to the class A-MFL certificates is no longer in effect or there is a continuing payment default thereunder on the part of the swap counterparty, prepayment consideration allocated to the class A-MFL REMIC regular interest will be payable to the holders of the class A-MFL certificates.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the underlying mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o    the collectability of any prepayment premium or yield maintenance charge.

     Notwithstanding the foregoing, any yield maintenance charge paid in connection with the repurchase of any underlying mortgage loan as a result of the defeasance thereof prior the second anniversary of the date of initial issuance of the series CD 2007-CD4 certificates, will be distributed as follows:

     o    __% of that yield maintenance payment charge will be distributed to holders of the class __ certificates; and

     o    __% of that yield maintenance charge will be distributed to the holders of the class __ certificates.

     See "Description of the Mortgage Pool--Terms and Conditions of the
Underlying Mortgage Loans--Prepayment Provisions" in this offering prospectus.

     Payments on the Class A-MFL Certificates. All distributions allocable to the class A-MFL REMIC regular interest, as well as all payments by the swap counterparty under the swap agreement, will be deposited in the certificate administrator's floating rate account. Payments on the class A-MFL certificates, as well as payments to the swap counterparty under the swap agreement, will be made out of amounts on deposit in the certificate administrator's floating rate account.

     Payments of Post-ARD Additional Interest. The holders of the class Y certificates will be entitled to all amounts, if any, applied as Post-ARD
Additional Interest collected on the ARD Loans in the trust fund.

     Payments on the Class WFC Certificates. On each distribution date, the certificate administrator will apply the Class WFC Available P&I Funds of that date to make the following payments and in the following order of priority, in each case to the extent of the remaining portion of the Class WFC Available P&I
Funds:

ORDER OF       RECIPIENT
PAYMENT    CLASS OR CLASSES                      TYPE AND AMOUNT OF PAYMENT
----------------------------------------------------------------------------------------------

    1           WFC-1         Interest up to the total interest payable on that class

    2           WFC-1         Principal up to the total principal payable on that class

    3           WFC-1         Reimbursement up to the loss reimbursement amount for that class

                                       263

ORDER OF       RECIPIENT
PAYMENT    CLASS OR CLASSES                      TYPE AND AMOUNT OF PAYMENT
----------------------------------------------------------------------------------------------

    4            WFC-2        Interest up to the total interest payable on that class

    5            WFC-2        Principal up to the total principal payable on that class

    6            WFC-2        Reimbursement up to the loss reimbursement amount for that class

    7            WFC-3        Interest up to the total interest payable on that class

    8            WFC-3        Principal up to the total principal payable on that class

    9            WFC-3        Reimbursement up to the loss reimbursement amount for that class

   10            WFC-4        Interest up to the total interest payable on that class

   11            WFC-4        Principal up to the total principal payable on that class

   12            WFC-4        Reimbursement up to the loss reimbursement amount for that class

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing an underlying mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan(s) will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series CD 2007-CD4 certificates and/or the class A-MFL
          REMIC regular interest,

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the series CD 2007-CD4 certificates and/or the class A-MFL REMIC regular interest, and

     o    the amount of all fees payable to the applicable master servicer, the special servicer, the trustee and the certificate administrator under the series CD 2007-CD4 pooling and servicing agreement.

     In connection with the foregoing, the related underlying mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through
Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the series CD 2007-CD4 pooling and servicing agreement will be applied--

     o    first, to pay, or to reimburse the applicable master servicer, the special servicer, the trustee and/or the certificate administrator for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o    thereafter, as collections of principal, interest and other amounts due on the related mortgage loan(s).

     To the extent described under "The Series CD 2007-CD4 Pooling and Servicing
Agreement--Advances--Advances of Delinquent Monthly Debt Service Payments" above in this offering prospectus, the

                                       264

applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each underlying mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the mortgage pool (exclusive of the subordinate non-pooled portion of the One World Financial Center Mortgage Loan)
may decline below the total principal balance of the series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL, WFC-1, WFC-2,
WFC-3 and WFC-4 certificates) and the class A-MFL REMIC regular interest.

     On each distribution date, following the payments to be made to the series
CD 2007-CD4 certificateholders on that distribution date, the certificate administrator will allocate to the respective classes of the series CD 2007-CD4 principal balance certificates identified in the following table and the class
A-MFL REMIC regular interest, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class(es) and/or REMIC regular interest, the aggregate of all Realized
Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total Stated Principal Balance of the mortgage pool (exclusive of the subordinate non-pooled portion of the One World Financial Center Mortgage
Loan) that will be outstanding immediately following that distribution date exceeds the total principal balance of the series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL, WFC-1, WFC-2, WFC-3 and WFC-4 certificates) and the class A-MFL REMIC regular interest following all distributions made to series CD 2007-CD4 certificateholders on that distribution date.

ORDER OF ALLOCATION                  CLASS
-------------------   ------------------------------------
        1st                            S
        2nd                            Q
        3rd                            P
        4th                            O
        5th                            N
        6th                            M
        7th                            L
        8th                            K
        9th                            J
        10th                           H
        11th                           G
        12th                           F
        13th                           E
        14th                           D
        15th                           C
        16th                           B
        17th                          A-J
                      A-MFX and A-MFL, pro rata based on
        18th          total outstanding principal balances
        19th                  A-1, A-2A, A-2B, A-3,
                               A-SB, A-4 and A-1A,
                             pro rata based on total
                         outstanding principal balances

                                       265

     The reference in the foregoing table to "A-MFL" means the class A-MFL REMIC regular interest. However, any reduction in the total principal balance of the class A-MFL REMIC regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-MFL certificates.

     In no event will the total principal balance of the class A-MFL REMIC regular interest or any class of series CD 2007-CD4 principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other series CD 2007-CD4 principal balance certificates listed above it in the table and, in the case of the class A-J, B, C, D, E, F,
G, H, J, K, L, M, N, O, P, Q and S certificates, the total principal balance of the class A-MFL REMIC regular interest, has been reduced to zero.

     Notwithstanding the foregoing, all Realized Losses and Additional Trust
Fund Expenses, if any, in respect of or related to the One World Financial
Center Mortgage Loan will be allocated:

     o    first, to the class WFC-4, WFC-3, WFC-2 and WFC-1 certificates, in that order, in each case up to the total principal balance of the subject class, until the total principal balance of the Class WFC
          Certificates equals the portion of the Stated Principal Balance of the
          One World Financial Center Mortgage Loan that is attributable to the non-pooled portion thereof and that will be outstanding immediately following that distribution date; and

     o    then, to the respective classes of series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL, WFC-1, WFC-2,
          WFC-3 and WFC-4 certificates) and the class A-MFL REMIC regular interest as described above in this "--Reductions of Certificate
          Principal Balances in Connection with Realized Losses and Additional
          Trust Fund Expenses" section.

     The allocation of Realized Losses and Additional Trust Fund Expenses, if
any, to a class of series CD 2007-CD4 principal balance certificates (exclusive of the class A-MFL certificates) and the class A-MFL REMIC regular interest will be made by reducing the total principal balance of such class by the amount so allocated.

     The Realized Loss with respect to a defaulted mortgage loan, or related REO
Property, in the trust fund as to which a final recovery determination has been made, is an amount generally equal to the excess, if any, of:

     o    the outstanding principal balance of the subject mortgage loan as of the commencement of the collection period in which the final recovery determination was made, together with all accrued and unpaid interest on such mortgage loan to but not including the due date in the collection period in which the final recovery determination was made
          (exclusive, however, of any portion of that interest that represents
          Default Interest, Post-ARD Additional Interest, prepayment premiums and yield maintenance charges); over

     o    all payments and proceeds, if any, received in respect of such mortgage loan or, to the extent allocable thereto, in respect of any related REO Property, as the case may be, during the collection period in which such final recovery determination was made, which payments or proceeds represent a recovery of principal of or interest on such mortgage loan (exclusive, however, of any portion of that interest that represents Default Interest, Post-ARD Additional Interest, prepayment premiums and yield maintenance charges).

     A final recovery determination is a determination made by the special servicer that all amounts collectible with respect to a defaulted mortgage loan, or related REO Property, in the trust fund have been received.

     If any portion of the debt due under any underlying mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD
Additional Interest, also will be treated as a Realized Loss.

                                       266

     Realized Losses may include advances (and interest accrued thereon) that are determined to be nonrecoverable from collections on the related underlying mortgage loan and are therefore recovered out of general collections on the
Mortgage Pool, but only after a final recovery determination has been made with respect to that mortgage loan or a related REO Property.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o    any interest paid to a master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and/or Default
          Interest actually collected on the related underlying mortgage loan as provided in the series CD 2007-CD4 pooling and servicing agreement;

     o    the cost of certain property inspections by the special servicer at the expense of the issuing entity;

     o    the cost of various opinions of counsel and other legal and tax accounting advice required or permitted to be obtained in connection with (a) the servicing of the underlying mortgage loans, (b) the administration of the trust fund, (c) certain amendments to the series
          CD 2007-CD4 pooling and servicing agreement and (d) the recording of the series CD 2007-CD4 pooling and servicing agreement;

     o    to the extent not otherwise covered by a servicing advance, the cost of any appraiser or other expert in real estate matters retained under the series CD 2007-CD4 pooling and servicing agreement;

     o    any unanticipated, non-mortgage loan specific expenses of the issuing entity, including--

          1.   any reimbursements to and indemnifications of the trustee and various related persons and entities described under "Description of the Governing Documents--Rights, Protections, Indemnities and
               Immunities of the Trustee" in the accompanying base prospectus, and any comparable reimbursements to and indemnifications of the certificate administrator and various related persons and
               entities,

          2.   any reimbursements to and indemnifications of the master
               servicers, the special servicer, us and various related persons and entities described under "Description of the Governing
               Documents--Matters Regarding the Master Servicer, the Special
               Servicer, the Manager and Us" in the accompanying base
               prospectus,

          3.   the cost of recording the series CD 2007-CD4 pooling and
               servicing agreement; and

          4.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--REMICs--Prohibited Transactions Tax and
               Other Taxes" in the accompanying base prospectus;

     o    rating agency fees, other than on-going surveillance fees, that cannot be recovered from the related borrower; and

     o    any amounts expended on behalf of the issuing entity to test for and/or remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under
          "The Series CD 2007-CD4 Pooling and Servicing Agreement--Realization
          Upon Defaulted Mortgage Loans" in this offering prospectus.

                                       267

     In the case of each Outside Serviced Loan Combination, any expenses under the related other pooling and servicing agreement that are similar to Additional
Trust Fund Expenses described above and that relate to such Outside Serviced
Loan Combination could adversely affect the amounts available for payments on the series CD 2007-CD4 certificates and, to the extent paid out of amounts otherwise distributable to the issuing entity with respect to the related
Outside Serviced Mortgage Loan, should be considered Additional Trust Fund
Expenses.

                                       268

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the recipient, general purpose, source and frequency of payments for those fees and expenses:

TYPE / RECIPIENT
FEES(2)                                          AMOUNT                      GENERAL PURPOSE         SOURCE(1)          FREQUENCY
---------------------------  ----------------------------------------------  ---------------  -----------------------  -----------

Master Servicing Fee /       With respect to each and every underlying         Compensation   First, out of             Monthly
Master Servicers(3)          mortgage loan, including the Ala Moana                           recoveries of interest
                             Portfolio Mortgage Loan, the Mall of America                     with respect to the
                             Mortgage Loan, the DB AmeriCold Portfolio                        subject mortgage loan
                             Mortgage Loan and the JQH Hotel Portfolio                        and then, if the
                             B-Note Mortgage Loan, each specially serviced                    subject mortgage loan
                             mortgage loan and each mortgage loan, if any,                    and any related REO
                             as to which the corresponding mortgaged real                     Property has been
                             property has become an REO Property, the                         liquidated, out of
                             master servicing fee will: (a) generally be                      general collections on
                             calculated on the same interest accrual basis                    the mortgage pool.
                             (i.e., an Actual/360 Basis or a 30/360 Basis)
                             as is applicable to the accrual of interest on
                             the subject mortgage loan; and (b) accrue (at
                             an annual rate that ranges, on a loan-by-loan
                             basis, from 0.02000% to 0.12000% per annum) on
                             the same principal amount on which interest
                             accrues or is deemed to accrue from time to
                             time with respect to the subject mortgage
                             loan. Master servicing fees with respect to
                             any underlying mortgage loan will include the
                             primary servicing fees payable by a master
                             servicer to any sub-servicer retained thereby
                             with respect to the subject mortgage loan.(4)

Primary Servicing Fee on     The applicable master servicer under the          Compensation   First, out of             Monthly
the Ala Moana Portfolio      series CD 2006-CD3 pooling and servicing                         recoveries of interest
Mortgage Loan/CD 2006-CD3    agreement will be entitled to receive a                          with respect to the Ala
Master Servicer(4)           primary servicing fee calculated at the rate                     Moana Portfolio
                             of 0.01% per annum for                                           Mortgage Loan and then,
                                                                                              if the Ala Moana
                                                                                              Portfolio Mortgage Loan
                                                                                              and any related REO
                                                                                              Property has been
                                                                                              liquidated, out of
                                                                                              general collections

                                       269

TYPE / RECIPIENT                                 AMOUNT                      GENERAL PURPOSE         SOURCE(1)          FREQUENCY
---------------------------  ----------------------------------------------  ---------------  -----------------------  -----------

                             primary servicing the Ala Moana Portfolio                        on the mortgage pool.
                             Mortgage Loan.

Primary Servicing Fee on     The applicable master servicer under the          Compensation   First, out of             Monthly
the Mall of America          series COMM 2006-C8 pooling and servicing                        recoveries of interest
Mortgage Loan/COMM 2006-C8   agreement will be entitled to receive a                          with respect to the
Master Servicer(4)           primary servicing fee calculated at the rate                     Mall of America
                             of 0.01% per annum for primary servicing the                     Mortgage Loan and then,
                             Mall of America Mortgage Loan                                    if the Mall of America
                                                                                              Mortgage Loan and any
                                                                                              related REO Property
                                                                                              has been liquidated,
                                                                                              out of general
                                                                                              collections on the
                                                                                              mortgage pool.

Primary Servicing Fee on     The applicable master servicer under the          Compensation   First, out of             Monthly
the DB AmeriCold Portfolio   series JPMCC 2007-CIBC18 pooling and servicing                   recoveries of interest
Mortgage Loan/2007-CIBC18    agreement will be entitled to receive a                          with respect to the DB
Master Servicer(4)           primary servicing fee calculated at the rate                     AmeriCold Portfolio
                             of 0.01% per annum for primary servicing the                     Mortgage Loan and then,
                             DB AmeriCold Portfolio Mortgage Loan                             if the DB AmeriCold
                                                                                              Portfolio Mortgage Loan
                                                                                              and any related REO
                                                                                              Property has been
                                                                                              liquidated, out of
                                                                                              general collections on
                                                                                              the mortgage pool.

Primary Servicing Fee on     The applicable master servicer under the          Compensation   First, out of             Monthly
the JQH Hotel Portfolio      series JPMCC 2006-LDP7 pooling and servicing                     recoveries of interest
B-Note/2006-LDP7 Master      agreement will be entitled to receive a                          with respect to the JQH
Servicer(4)                  primary servicing fee calculated at the rate                     Hotel Portfolio B-Note
                             of 0.01% per annum for primary servicing the                     Mortgage Loan and then,
                             JQH Hotel Portfolio B-Note Mortgage Loan                         if the JQH Hotel
                                                                                              Portfolio B-Note
                                                                                              Mortgage Loan and any
                                                                                              related REO Property
                                                                                              has been liquidated,
                                                                                              out of general
                                                                                              collections on the
                                                                                              mortgage pool.

Additional Master Servicing  o    Prepayment Interest Excesses on              Compensation   Interest payments made   Time to time
Compensation / Master             underlying mortgage loans that are the                      by the related
Servicers                         subject of a principal prepayment in full                   mortgagor intended to
                                  or in part after their due date in any                      cover interest accrued
                                  collection period.                                          on the subject
                                                                                              principal prepayment
                                                                                              with respect to the
                                                                                              subject mortgage loan
                                                                                              during the period from
                                                                                              and after the related
                                                                                              due date.

                                       270

TYPE / RECIPIENT                                 AMOUNT                      GENERAL PURPOSE         SOURCE(1)          FREQUENCY
---------------------------  ----------------------------------------------  ---------------  -----------------------  -----------

                             o    All interest and investment income earned    Compensation   Interest and investment   Monthly
                                  on amounts on deposit in the master                         income related to the
                                  servicers' collection accounts and the                      subject accounts (net
                                  Serviced Loan Combination-specific                          of investment losses).
                                  custodial accounts maintained by the
                                  master servicers.

                             o    All interest and investment income earned    Compensation   Interest and investment   Monthly
                                  on amounts on deposit in the servicing                      income related to the
                                  accounts, reserve accounts and the                          subject accounts (net
                                  defeasance account maintained by the                        of investment losses).
                                  master servicers, to the extent not
                                  otherwise payable to the borrowers.

Special Servicing Fee /      With respect to each underlying mortgage loan     Compensation   General collections on    Monthly
Special Servicer             that is being specially serviced or as to                        the mortgage pool.(9)
                             which the related mortgaged real property has
                             become an REO Property, the special servicing
                             fee will: (a) generally be calculated on the
                             same interest accrual basis (i.e., an
                             Actual/360 Basis or a 30/360 Basis) as is
                             applicable to the accrual of interest on the
                             subject mortgage loan; and (b) accrue at 0.25%
                             per annum on the same principal amount on
                             which interest accrues or is deemed to accrue
                             from time to time with respect to the subject
                             mortgage loan.(5)

                                       271

TYPE / RECIPIENT                                 AMOUNT                      GENERAL PURPOSE         SOURCE(1)          FREQUENCY
---------------------------  ----------------------------------------------  ---------------  -----------------------  -----------

Workout Fee / Special        With respect to each underlying mortgage loan     Compensation   Collections of interest  Time to time
Servicer                     that has been worked-out following a Servicing                   (other than Default
                             Transfer Event and has not been returned to                      Interest and Post-ARD
                             special servicing as a result of a new                           Additional Interest)
                             Servicing Transfer Event, the workout fee will                   and principal received
                             equal 1.0% of each collection of interest                        on the subject mortgage
                             (other than Default Interest and Post-ARD                        loan.(9)
                             Additional Interest) and principal received on
                             the subject mortgage loan for so long as it
                             remains a worked-out mortgage loan.(5)

Liquidation Fee / Special    With respect to any specially serviced            Compensation   Out of the full,         Time to time
Servicer                     mortgage loan in the trust fund for which the                    partial or discounted
                             special servicer obtains a full, partial or                      payoff obtained from
                             discounted payoff and with respect to any                        the related borrower
                             specially serviced mortgage loan or REO                          and/or liquidation
                             Property in the trust fund for which the                         proceeds in respect of
                             special servicer receives any liquidation                        the related specially
                             proceeds, the liquidation fee will equal 1.0%                    serviced mortgage loan
                             of the related payment or proceeds.(5)(6)                        or related REO
                                                                                              Property, as the case
                                                                                              may be.(9)

Special Servicing Fee,       Comparable to the corresponding fees under the    Compensation   Out of the full,         From Time to
Workout Fee and Liquidation  series CD 2007-CD4 pooling and servicing                         partial or discounted         time
Fee on the Ala Moana         agreement, except that, in the case of the Ala                   payoff obtained from
Portfolio Mortgage Loan/CD   Moana Portfolio Loan Combination, the special                    the related borrower
2006-CD3 Special Servicer    servicing fee will accrue at 0.25% per annum                     and/or liquidation
                             and the workout fee and liquidation fee will                     proceeds in respect of
                             be calculated at 1.0%.                                           the Ala Moana Portfolio
                                                                                              Mortgage Loan if it is
                                                                                              a specially serviced
                                                                                              mortgage loan or any
                                                                                              related REO Property.
                                                                                              (5)(9)

Special Servicing Fee,       Comparable to the corresponding fees under the    Compensation   Out of the full,         From Time to
Workout Fee and Liquidation  series CD 2007-CD4 pooling and servicing                         partial or discounted        time
Fee on the Mall of America   agreement, except that, in the case of the                       payoff obtained from
Mortgage Loan/COMM 2006-C8   Mall of America Loan Combination, the special                    the related borrower
Special Servicer             servicing fee will accrue at 0.35% per annum                     and/or liquidation
                             (subject to a $4,000 monthly minimum) and the                    proceeds in respect of
                             workout fee and liquidation fee will be                          the Mall of America
                             calculated at 1.0%.                                              Mortgage Loan if it is
                                                                                              a specially serviced
                                                                                              mortgage loan or any
                                                                                              related REO Property.
                                                                                              (5)(9)

                                       272

TYPE / RECIPIENT                                 AMOUNT                      GENERAL PURPOSE         SOURCE(1)          FREQUENCY
---------------------------  ----------------------------------------------  ---------------  -----------------------  -----------

Special Servicing Fee,       Comparable to the corresponding fees under the    Compensation   Out of the full,         From Time to
Workout Fee and Liquidation  series CD 2007-CD4 pooling and servicing                         partial or discounted        time
Fee on the DB AmeriCold      agreement, except that, in the case of the DB                    payoff obtained from
Portfolio Mortgage           AmeriCold Portfolio Loan Combination, the                        the related borrower
Loan/2007-CIBC18 Special     special servicing fee will accrue at 0.25% per                   and/or liquidation
Servicer                     annum and the workout fee and liquidation fee                    proceeds in respect of
                             will be calculated at 1.0%.                                      the DB AmeriCold
                                                                                              Portfolio Mortgage Loan
                                                                                              if it is a specially
                                                                                              serviced mortgage loan
                                                                                              or any related REO
                                                                                              Property. (5)(9)

Special Servicing Fee,       Comparable to the corresponding fees under the    Compensation   Out of the full,         From Time to
Workout Fee and Liquidation  series CD 2006-LDP7 pooling and servicing                        partial or discounted        time
Fee on the JQH Hotel         agreement, except that, in the case of the JQH                   payoff obtained from
Portfolio B-Note/2006-LDP7   Hotel Portfolio B-Note, the special servicing                    the related borrower
Special Servicer             fee will accrue at 0.35% per annum (subject to                   and/or liquidation
                             a $4,000 monthly minimum) and the workout fee                    proceeds in respect of
                             and liquidation fee will be calculated at                        the JQH Hotel Portfolio
                             1.0%.                                                            B-Note Mortgage Loan if
                                                                                              it is a specially
                                                                                              serviced mortgage loan
                                                                                              or any related REO
                                                                                              Property. (5)(9)

Additional Special           All interest and investment income earned on      Compensation   Interest and investment   Monthly
Servicing Compensation /     amounts on deposit in the special servicer's                     income related to the
Special Servicer             REO Account.                                                     subject accounts (net
                                                                                              of investment losses).

Additional Servicing         o    Late payment charges and Default Interest    Compensation   Late payment charges     Time to time
Compensation / Master             actually collected with respect to any                      and Default Interest
Servicers and/or Special          mortgage loan in the trust fund, but only                   actually collected in
Servicer(7)                       to the extent such late payment charges                     respect of the
                                  and Default Interest are not otherwise                      underlying mortgage
                                  allocable to reimburse the parties to the                   loans.
                                  series CD 2007-CD4 pooling and servicing
                                  agreement for, or to offset, certain
                                  expenses of the issuing entity (including
                                  interest on advances), each as provided
                                  in the series CD 2007-CD4 pooling and
                                  servicing agreement.

                             o    All assumption fees, assumption              Compensation   Related payments made    Time to time
                                  application fees, modification fees,                        by mortgagors with
                                  consent fees, extension fees and similar                    respect to the subject
                                  fees actually collected on the underlying                   mortgage loans.
                                  mortgage loans and

                                       273

TYPE / RECIPIENT                                 AMOUNT                      GENERAL PURPOSE         SOURCE(1)          FREQUENCY
---------------------------  ----------------------------------------------  ---------------  -----------------------  -----------

                             Serviced Non-Trust Loans.

Trustee and Certificate      With respect to each distribution date, an        Compensation   General collections on     Monthly
Administrator Fee / Trustee  amount equal to the aggregate of, with respect                   the mortgage pool.
and Certificate              to each and every mortgage loan in the trust
Administrator                fund (including the Ala Moana Portfolio
                             Mortgage Loan, the Mall of America Mortgage
                             Loan, the DB AmeriCold Portfolio Mortgage Loan
                             and the JQH Hotel Portfolio B-Note Mortgage
                             Loan), one month's interest accrued at
                             0.00035% per annum on the Stated Principal
                             Balance of the subject mortgage loan
                             outstanding immediately prior to such
                             distribution date (calculated on the same
                             interest accrual basis--i.e., an Actual/360
                             Basis or a 30/360 Basis--as is applicable to
                             the accrual of interest with respect to the
                             subject mortgage loan).

Additional Certificate       All interest and investment income earned on      Compensation   Interest and investment  Time to time
Administrator Compensation   amounts on deposit in the certificate                            income related to the
/ Certificate Administrator  administrator's distribution account and                         subject accounts (net
                             interest reserve account.                                        of investment losses).

EXPENSES

Servicing Advances / Master  To the extent of funds available, the amount     Reimbursement   Amounts that represent   Time to time
Servicers, Special Servicer  of any servicing advances.(13)                    of expenses    (a) payments made by
or Trustee                                                                                    the related borrower to
                                                                                              cover the item for
                                                                                              which such servicing
                                                                                              advance was made or (b)
                                                                                              liquidation proceeds,
                                                                                              condemnation proceeds,
                                                                                              insurance proceeds and,
                                                                                              if applicable, REO
                                                                                              revenues (in each case,
                                                                                              if applicable, net of
                                                                                              any liquidation fee or
                                                                                              workout fee payable
                                                                                              therefrom) received in
                                                                                              respect of the
                                                                                              particular mortgage
                                                                                              loan or related REO
                                                                                              Property, provided that
                                                                                              if a master servicer,
                                                                                              special servicer or
                                                                                              certificate
                                                                                              administrator
                                                                                              determines that a
                                                                                              servicing advance is
                                                                                              not recoverable out of
                                                                                              collections on the
                                                                                              related underlying
                                                                                              mortgage, then such
                                                                                              reimbursement will be
                                                                                              paid out of general

                                       274

TYPE / RECIPIENT                                 AMOUNT                      GENERAL PURPOSE         SOURCE(1)          FREQUENCY
---------------------------  ----------------------------------------------  ---------------  -----------------------  -----------

                                                                                              collections on the
                                                                                              mortgage pool.(10)(12)

Interest on Servicing        The amount of interest calculated at a rate       Payment of     First, out of Default     Monthly
Advances / Master            per annum equal to the prime rate as published    interest on    Interest and late
Servicers, Special Servicer  in the "Money Rates" section of The Wall           servicing     payment charges on the
or Trustee                   Street Journal, accrued on the amount of each      advances      related mortgage loan,
                             outstanding servicing advance.(13)                               and then, after or at
                                                                                              the same time that
                                                                                              advance is reimbursed,
                                                                                              out of general
                                                                                              collections on the
                                                                                              mortgage pool.(10)(12)

P&I Advances / Master        To the extent of funds available, the amount     Reimbursement   Amounts that represent   Time to time
Servicers and Trustee        of any P&I advances.                                of P&I       late collections of
                                                                              advances made   interest and principal
                                                                               with respecT   (net of related master
                                                                                 to the       servicing fees)
                                                                              mortgage pool   received in respect of
                                                                                              the related underlying
                                                                                              mortgage loan or REO
                                                                                              Property as to which
                                                                                              such P&I advance was
                                                                                              made, provided that if
                                                                                              a master servicer or
                                                                                              certificate
                                                                                              administrator
                                                                                              determines that a P&I
                                                                                              advance is not
                                                                                              recoverable out of
                                                                                              collections on the
                                                                                              related underlying
                                                                                              mortgage, then out of
                                                                                              general collections on
                                                                                              the mortgage
                                                                                              pool.(10)(12)

Interest on P&I Advances /   The amount of interest calculated at a rate       Payment of     First, out of Default     Monthly
Master Servicers and         per annum equal to the prime rate as published    interest on    Interest and late
Trustee                      in the "Money Rates" section of The Wall         P&I advances    payment charges on the
                             Street Journal, accrued on the amount of each                    related mortgage loan
                             outstanding P&I advance.                                         and then, after or at
                                                                                              the same time that
                                                                                              advance is reimbursed,
                                                                                              out of general
                                                                                              collections on the
                                                                                              mortgage pool.(10)(12)

Cost of property             To the extent of funds available, the amount      Payment of     Out of general           Time to time
inspections incurred by      of the outstanding expenses.                       expenses      collections on the
special servicer (other                                                                       mortgage pool.(12)
than interest on servicing
advances or P&I advances,
special servicing fees,
workout fees and
liquidation fees)

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TYPE / RECIPIENT                                 AMOUNT                      GENERAL PURPOSE         SOURCE(1)          FREQUENCY
---------------------------  ----------------------------------------------  ---------------  -----------------------  -----------

Reimbursement of costs and   To the extent of funds available, the costs      Reimbursement   General collections on   Time to time
expenses for environmental   and expenses in connection with environmental     of expenses    the mortgage pool.(12)
testing and the remediation  testing and the remediation of adverse
of adverse environmental     environmental condition at any mortgaged real
conditions at any mortgaged  property that secures a defaulted mortgage
real property / Special      loan in the trust fund (such costs and
Servicer                     expenses will be incurred only if the Special
                             Servicer has determined to acquire title or
                             possession of the related mortgaged real
                             property).

Cost of an independent       To the extent of funds available, the cost of     Payment of     General collections on   Time to time
appraiser or other expert    such independent appraiser or other expert in      expenses      the mortgage pool.(12)
in real estate matters       real estate matters.

Fees of an independent       To the extent of funds available, the amount      Payment of     General collections on   Time to time
contractor retained to       of the fees of such independent contractor.        expenses      the mortgage pool.(12)
manage an REO Property

Servicing expenses, that     To the extent of funds available, the amount      Payment of     General collections on   Time to time
would, if advanced by a      of such servicing expense.                         servicing     the mortgage pool.(12)
master servicer or special                                                      expenses
servicer, constitute
nonrecoverable servicing
advances

Amounts payable or           Amounts (other than normal monthly payments)      Payment or     General collections on   Time to time
reimbursable to a Serviced   specifically payable or reimbursable to such     reimbursement   the mortgage pool.
Non-Trust Loan Noteholder    party by the issuing entity in its capacity as    or amounts
                             holder of any underlying mortgage loan that is    payable the
                             part of a Serviced Loan Combination, pursuant   issuing entity
                             to the terms of the related co-lender or
                             intercreditor agreement.

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TYPE / RECIPIENT                                 AMOUNT                      GENERAL PURPOSE         SOURCE(1)          FREQUENCY
---------------------------  ----------------------------------------------  ---------------  -----------------------  -----------

Indemnification of expenses  Any cost or expenses in connection with any     Indemnification  General collections on   Time to time
in connection with the       actions taken by any party to the series CD                      the mortgage pool.(12)
termination and removal of   2007-CD4 pooling and servicing agreement with
a master servicer or the     respect to the termination and removal of a
special servicer as a        master servicer or special servicer following
result of an Event of        an Event of Default (if not paid by the
Default / the applicable     defaulting party within 90 days after notice
party to the series CD       of such costs and expenses).
2007-CD4 pooling and
servicing agreement

Cost of transferring         The cost of transferring mortgage files and       Payment of     General collections on   Time to time
mortgage files and related   related documents to a successor trustee.          expenses      the mortgage pool.
documents to a successor
trustee /Trustee

Cost of opinions or advice   To the extent of funds available, the cost of     Payment of     General collections on   Time to time
of counsel / Party           such opinions of counsel or advice of counsel.     expenses      the mortgage pool.(12)
incurring such expense

Payment of any federal,      The amount of any federal, state and local        Payment of     General collections on   Time to time
state and local taxes        taxes imposed on the issuing entity, its           taxes and     the mortgage pool.
imposed on the issuing       assets and/or transactions, together with all      related
entity, its assets and/or    incidental costs and expenses.                     expenses
transactions, together with
all incidental costs and
expenses, that are required
to be borne by the trust /
Party incurring such
expense

Tax-Related Expenses / Tax   The amount of any professional fees or            Payment of     General collections on   Time to time
Administrator                expenses related to audits or any                  expenses      the mortgage pool.
                             administrative or judicial proceedings with
                             respect to the issuing entity that involve the
                             IRS or state tax authorities.

Funds necessary for the      To the extent of funds available, the amount      Payment of     Amounts on deposit in    Time to time
proper operation,            of the expenses for the proper operation,          expenses      the account established
management, leasing,         management, leasing, maintenance and                             by the special servicer
maintenance and disposition  disposition of such REO Property.                                for the retention of
of any administered REO                                                                       revenues and other
Property/ Special Servicer                                                                    proceeds derived from
                                                                                              such REO Property.(12)

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TYPE / RECIPIENT                                 AMOUNT                      GENERAL PURPOSE         SOURCE(1)          FREQUENCY
---------------------------  ----------------------------------------------  ---------------  -----------------------  -----------

The cost or expenses         The amount of such cost or expenses.            Indemnification  General collections on   Time to time
incurred in connection with                                                    of expenses    the mortgage pool, to
determining the identity of                                                                   the extent of amounts
the series CD 2007-CD4                                                                        otherwise payable with
controlling class                                                                             respect to the series
representative                                                                                CD 2007-CD4 controlling
                                                                                              class.

The cost of recording the    The amount of recording costs.                    Payment of     General collections on   Time to time
series CD 2007-CD4 pooling                                                      expenses      the mortgage pool.
and servicing agreement

Cost of obtaining rating     The amount of rating agency fees and expenses.    Payment of     General collections on   Time to time
confirmations from the                                                          expenses      the mortgage pool.(12)
rating agencies, to the
extent not otherwise
payable by a borrower or a
party to the series CD
2007-CD4 pooling and
servicing agreement

Indemnification Expenses/    Any loss, liability or reasonable               Indemnification  General collections on   Time to time
Trustee, Certificate         "out-of-pocket" expense arising out of, or                       the mortgage
Administrator and any        incurred in connection with the series CD                        pool.(11)(12)
affiliate, director,         2007-CD4 pooling and servicing agreement, the
officer, employee or agent   underlying mortgage loans or the series CD
of the Trustee or            2007-CD4 certificates (provided that such
Certificate Administrator    loss, liability or expense constitutes an
                             "unanticipated expense" within the meaning of
                             Treasury regulations section
                             1.860G-1(b)(3)(ii)).

Indemnification Expenses/    Any loss, liability or reasonable expense       Indemnification  General collections on   Time to time
the Depositor, the Master    incurred in connection with the series CD                        the mortgage
Servicers or the Special     2007-CD4 pooling and servicing agreement or                      pool.(11)(12)
Servicer and any affiliate,  the series CD 2007-CD4 certificates.
director, officer, employee
or agent of the Depositor,
a Master Servicer or the
Special Servicer

Servicing Advances,          Comparable to corresponding expenses under the  Indemnification  Collections on the Ala   From Time to
Interest on Servicing        series CD 2007-CD4 pooling and servicing                         Moana Portfolio              time
Advances, Interest on        agreement.(13)                                                   Mortgage Loan.
Delinquency Advances for
Related Non-Trust Loans,
Servicing Expenses and

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TYPE / RECIPIENT                                 AMOUNT                      GENERAL PURPOSE         SOURCE(1)          FREQUENCY
---------------------------  ----------------------------------------------  ---------------  -----------------------  -----------

Indemnification
Expenses/Parties to CD
2006-CD3 Pooling and
Servicing Agreement and
Related Persons

Servicing Advances,          Comparable to corresponding expenses under the  Indemnification  Collections on the Mall  From Time to
Interest on Servicing        series CD 2007-CD4 pooling and servicing                         of America Loan              time
Advances, Servicing          agreement.(13)                                                   Combination.
Expenses and
Indemnification
Expenses/Parties to COMM
2006-C8 Pooling and
Servicing Agreement and
Related Persons

Servicing Advances,          Comparable to corresponding expenses under the  Indemnification  Collections on the DB    From Time to
Interest on Servicing        series CD 2007-CD4 pooling and servicing                         AmeriCold Portfolio          time
Advances, Servicing          agreement.(13)                                                   Loan Combination.
Expenses and
Indemnification
Expenses/Parties to
2007-CIBC18 Pooling and
Servicing Agreement and
Related Persons

Servicing Advances,          Comparable to corresponding expenses under the  Indemnification  Collections on the JQH   From Time to
Interest on Servicing        series CD 2007-CD4 pooling and servicing                         Hotel Portfolio B-Note       time
Advances, Servicing          agreement.(13)                                                   Mortgage Loan.
Expenses and
Indemnification
Expenses/Parties to
2007-LDP7 Pooling and
Servicing Agreement and
Related Persons

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----------
(1)  Unless otherwise specified, the fees and expenses shown in this table are paid or reimbursed (or retained by a master servicer, the special servicer, the trustee or certificate administrator in some cases involving amounts owed to any of them) prior to distributions on the certificates.

(2)  If the trustee succeeds to the position of master servicer or special servicer, it will be entitled to receive the same fees and expense reimbursements of the departing master servicer or special servicer, as the case may be, described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the series CD 2007-CD4 pooling and servicing agreement. See
     "Description of the Governing Documents--Amendment" in the accompanying base prospectus.

(3)  The master servicing fee for each mortgage loan will include the excess servicing strip, which may be pledged or transferred to a third party, as described under "The Series CD 2007-CD4 Pooling and Servicing
     Agreement--Servicing and Other Compensation and Payment of Expenses--The
     Master Servicing Fee" in this offering prospectus.

(4)  The applicable master servicer under the series CD 2006-CD3 pooling and servicing agreement will be entitled to a primary servicing fee with respect to the Ala Moana Portfolio Mortgage Loan under the series CD
     2006-CD3 pooling and servicing agreement. The master servicer under the series COMM 2006-C8 pooling and servicing agreement will be entitled to a primary servicing fee with respect to the Mall of America Mortgage Loan under the series COMM 2006-C8 pooling and servicing agreement. The applicable master servicer under the series JPMCC 2007-CIBC18 pooling and servicing agreement will be entitled to a primary servicing fee with respect to the DB AmeriCold Portfolio Mortgage Loan under the series JPMCC
     2007-CIBC18 pooling and servicing agreement. The applicable master servicer under the series JPMCC 2006-LDP7 pooling and servicing agreement will be entitled to a primary servicing fee with respect to the JQH Hotel Portfolio
     B-Note Mortgage Loan under the series JPMCC 2006-LDP7 pooling and servicing agreement. See "Servicing of the Ala Moana Portfolio Mortgage Loan,"
     "Servicing of the Mall of America Mortgage Loan," "Servicing of the DB
     AmeriCold Portfolio Mortgage Loan" and "Servicing of the JQH Hotel
     Portfolio B-Note Mortgage Loan" in this offering prospectus.

(5)  No special servicing fee, workout fee or liquidation fee will be payable with respect to the Ala Moana Portfolio Mortgage Loan, the Mall of America
     Mortgage Loan or the DB AmeriCold Portfolio Mortgage Loan under the series
     CD 2007-CD4 pooling and servicing agreement. Instead, such fees will be payable with respect to (i) the Ala Moana Portfolio Mortgage Loan under the series CD 2006-CD3 pooling and servicing agreement, (ii) the Mall of
     America Mortgage Loan under the series COMM 2006-C8 pooling and servicing agreement, (iii) the DB AmeriCold Portfolio Mortgage Loan under the series
     JPMCC 2007-CIBC18 pooling and servicing agreement and (iv) the JQH Hotel
     Portfolio B-Note Mortgage Loan under the series JPMCC 2006-LDP7 pooling and servicing agreement. See "Servicing of the Ala Moana Portfolio Mortgage
     Loan," "Servicing of the Mall of America Mortgage Loan," "Servicing of the
     DB AmeriCold Portfolio Mortgage Loan" and "Servicing of the JQH Hotel
     Portfolio B-Note Mortgage Loan" in this offering prospectus.

(6)  Circumstances as to when a liquidation fee is not payable are set forth under "The Series CD 2007-CD4 Pooling and Servicing Agreement--Servicing
     and Other Compensation and Payment of Expenses--Principal Special Servicing
     Compensation--The Liquidation Fee" in this offering prospectus.

(7)  Allocable between the master servicers and the special servicer as provided in the series CD 2007-CD4 pooling and servicing agreement.

(8)  Expenses incurred by the issuing entity in connection with the payment of the subject fee may be offset by Default Interest and late payment charges received on the related underlying mortgage loan.

(9)  If the subject underlying mortgage loan is part of a Loan Combination, the subject fee may be paid out of or offset by amounts otherwise payable to the holder of a related Subordinate Non-Trust Mortgage Loan, if any.

(10) See "The Series CD 2007-CD4 Pooling and Servicing Agreement--Advances" in
     this offering prospectus for a more detailed discussion regarding reimbursement of, and payment of interest on, advances.

(11) In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the series CD 2007-CD4 pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the series CD 2007-CD4 pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the series CD 2007-CD4 pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance the reimbursement of which has otherwise been provided for under the series CD 2007-CD4 pooling and servicing agreement, or (d) allocable overhead. For further information, see "Description of the

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     Governing Documents--Rights, Protections, Indemnities and Immunities of the
     Trustee" and "--Matters Regarding the Master Servicers, the Special
     Servicer, the Manager and Us" in the accompanying base prospectus.

(12) If the subject underlying mortgage loan is part of a Serviced Loan
     Combination, the subject expense may be paid out of or offset by a mounts otherwise payable to the holder of a related Subordinate Non-Trust loan.

(13) See "Description of the Mortgage Pool-- Loan Combinations" and "Servicing
     of the Ala Moana Portfolio Mortgage Loan," "Servicing of the Mall of
     America Mortgage Loan," "Servicing of the DB AmeriCold Portfolio Mortgage
     Loan" and "Servicing of the JQH Hotel Portfolio B-Note Mortgage Loan" in
     this offering prospectus.

(14) Amounts otherwise payable to the issuing entity with respect to the JQH
     Hotel Portfolio B-Note underlying mortgage loan will be applied to cover special servicing fees, workout fees and liquidation fees earned with respect to the Non-Trust Loan in the related Loan Combination before amounts on that Non-Trust Loan are so applied.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on historical information provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicers and the special servicer, and in any event delivered to the certificate administrator, the certificate administrator will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each distribution date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the certificate administrator, a distribution date statement substantially in the form of Annex D to this offering prospectus.

     Monthly, the special servicer will deliver or cause to be delivered to the applicable master servicer the following reports, among others, with respect to the specially serviced mortgage loans and any REO Properties in the trust fund, providing the required information (as of the end of the preceding calendar month): (i) a CMSA property file; (ii) a CMSA comparative financial status report; (iii) a CMSA financial file; (iv) a CMSA historical liquidation report;
(v) a CMSA historical loan modification and corrected mortgage loan report; (vi)
a CMSA REO status report; (vii) a CMSA loan level reserve/LOC report; and (viii)
a CMSA delinquent loan status report.

     Monthly, the master servicers will be required to furnish to the certificate administrator the CMSA loan periodic update file providing the required information for the mortgage loans as of the related determination date.

     Monthly (beginning in June 2007), each master servicer will be required to deliver or cause to be delivered to the certificate administrator (in electronic format acceptable to that master servicer and the certificate administrator) the following reports, among others, with respect to the applicable portion of the mortgage pool: (A) the most recent CMSA historical loan modification and corrected mortgage loan report, CMSA historical liquidation report and CMSA REO status report received from the special servicer; (B) a CMSA property file, a
CMSA comparative financial status report and a CMSA financial file, each with the required information as of the end of the preceding calendar month (in each case combining the reports prepared by the special servicer and the applicable master servicer); (C) a CMSA loan level reserve/LOC report, a CMSA delinquent loan status report and a CMSA advance recovery report, each with the required information as of such determination date (in each case combining the reports prepared by the special servicer and the applicable master servicer); and (D) a
CMSA servicer watch list with the required information as of such determination date.

     Each master servicer will be entitled, absent manifest error, to conclusively rely on the reports to be provided by the special servicer as described above. The certificate administrator will be entitled, absent manifest error, to conclusively rely on the CMSA loan periodic update file to be provided by the master servicers. In the case of information or reports to be furnished by a master servicer to the certificate administrator, to the extent that such information is based on reports to be provided by the special servicer and to the extent that such reports are to be prepared and delivered by the special servicer, that master servicer will have no obligation to provide such information or reports until it has received such information or reports from the special servicer, and that

                                      281

master servicer will not be in default due to a delay in providing the reports to the extent caused by the special servicer's failure to timely provide any report.

     In addition, the special servicer with respect to each specially serviced mortgage loan and REO Property, and the applicable master servicer with respect to each non-specially serviced mortgage loan, will each prepare or, if previously prepared, update an operating statement analysis report for the related mortgaged real property or REO Property, as the case may be. Subject to the conditions set forth in the last paragraph under "--Reports to
Certificateholders; Available Information--Other Information" below, the applicable master servicer and the special servicer will make available to the certificate administrator, the series CD 2007-CD4 controlling class representative, any certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), in each case upon request, all of the operating statement analysis reports so prepared or updated; provided, that if the requesting party is a certificateholder, certificate owner or prospective certificateholder or certificate owner (or licensed or registered investment adviser representing such person), a master servicer or the special servicer, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing any copies. See "The Series
CD 2007-CD4 Pooling and Servicing Agreement--Inspections; Collection of
Operating Information" in this offering prospectus.

     Each CMSA file or report will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series CD 2007-CD4 certificates on the CMSA website, currently located at www.cmbs.org, or in such other form for the presentation of that information and containing such additional information as may from time to time be approved by the CMSA for commercial mortgage-backed securities transactions generally.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a registered certificateholder, provided that you deliver a written certification to the certificate administrator confirming your beneficial ownership in the offered certificates.
Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrators' internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee, the certificate administrator and the series CD 2007-CD4 certificate registrar are required to recognize as certificateholders only those persons in whose names the series CD
2007-CD4 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. On each distribution date, the certificate administrator will make available to Privileged Persons via its internet website, which is currently located at "www.etrustee.net", (i) the monthly distribution date statement, (ii) the CMSA loan periodic update file,
CMSA loan setup file, CMSA bond file and CMSA collateral summary file, (iii) the
Unrestricted Servicer Reports, (iv) as a convenience for Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), the related prospectus supplement, the accompanying base prospectus and the series
CD 2007-CD4 pooling and servicing agreement, and (v) any other items at our request. In addition, on or prior to each distribution date, the certificate administrator will make available via its internet website, on a restricted basis, (i) the Restricted Servicer Reports, (ii) the CMSA property file and
(iii) any other items at the request of the Depositor. The certificate administrator will provide access to such restricted reports, upon request, to each Privileged Person.

     The certificate administrator will not be obligated to make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on its internet website and will assume no responsibility therefor. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source.

                                      282

     The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the issuing entity pursuant to section 13(a) or 15(d) of the
Exchange Act (to the extent filed by or furnished to the certificate administrator) will be made available on the website of the certificate administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. See "Description of the
Certificates--Incorporation of Certain Documents by Reference; Reports Filed
with the SEC" in the accompanying base prospectus.

     The certificate administrator will provide to each person, including any beneficial owner, to whom the accompanying base prospectus is delivered in connection with any offered certificates, free of charge upon written request, a copy of any and all of the information (in its possession or delivered by us to the certificate administrator) that is incorporated by reference in the accompanying base prospectus but not delivered with the accompanying base prospectus. Such information will be delivered electronically by the certificate administrator. Requests for this information should be made to the certificate administrator at its corporate trust office at LaSalle Bank National
Association: 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Global Securities and Trust Services - CD 2007-CD4 Commercial
Mortgage Trust, Series CD 2007-CD4.

     In connection with providing access to its internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with, and in compliance with the terms of, the series CD 2007-CD4 pooling and servicing agreement.

     The master servicers and the special servicer may, but are not required to, each make available on or prior to the distribution date in each month to any interested party via its internet website (i) the monthly distribution date statement, (ii) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the series CD 2007-CD4 pooling and servicing agreement, the accompanying base prospectus and the related offering prospectus and (iii) any other items at our request. In addition, the master servicers and the special servicer may, but are not required to, each make available each month via its internet website (i) to any interested party, the Unrestricted Servicer Reports, the CMSA loan setup file and the CMSA loan periodic update file, and (ii) to any Privileged Person, with the use of a password provided by the applicable master servicer, the Restricted
Servicer Reports, the CMSA financial file and the CMSA property file. Any
Restricted Servicer Report or Unrestricted Servicer Report that is not available on the applicable master servicer's internet website as described in the immediately preceding sentence by 5:00 p.m. (New York City time) on the related distribution date, will be provided (in electronic format, or if electronic mail is unavailable, by facsimile) by the applicable master servicer, upon request, to any person otherwise entitled to access such report on the applicable master servicer's internet website.

     In connection with providing access to a master servicer's or the special servicer's internet website, that master servicer or the special servicer, as applicable, may require registration and the acceptance of a disclaimer.

                                      283

     Other Information. The series CD 2007-CD4 pooling and servicing agreement will obligate the master servicers (with respect to the items listed in clauses
1, 2 (other than monthly distribution date statements, the related offering prospectus and the accompanying base prospectus), 3, 5, 6, 8, 9, 10, 11, 12, 13 and 14), the special servicer (with respect to the items in clauses 3, 7, 8
(with respect to specially serviced mortgage loans), 9 and 10) and the certificate administrator (with respect to the items in clauses 2, 3, 4 and 9 below and to the extent any other items are in its possession) to make available at their respective offices, upon ten days' prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the applicable master servicer, the special servicer or the certificate administrator, as the case may be, as a prospective transferee of an offered certificate or any interest in an offered certificate (or a licensed or registered investment adviser representing a prospective purchaser), originals or copies of, among other things, the following items:

     1.   the series CD 2007-CD4 pooling and servicing agreement, including exhibits, and any amendments to the series CD 2007-CD4 pooling and servicing agreement;

     2.   the related offering prospectus and the accompanying base prospectus, all monthly distribution date statements delivered, or otherwise electronically made available, to series CD 2007-CD4
          certificateholders since the date of initial issuance of the offered certificates, and all reports, statements and analyses delivered, as described under the heading "--Reports to Certificateholders;
          Available Information--Certificateholder Reports" above, by the subject master servicer since the date of initial issuance of the offered certificates;

     3.   all statements of compliance delivered to the certificate
          administrator by the applicable master servicer and/or the special servicer (in the case of a master servicer and the special servicer, only with respect to statements of compliance delivered by that party)
          since the Issue Date, as described under "The Series CD 2007-CD4
          Pooling and Servicing Agreement--Evidence as to Compliance" in this offering prospectus;

     4.   all assessment of compliance reports and attestation reports delivered to the certificate administrator with respect to a master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Series CD 2007-CD4
          Pooling and Servicing Agreement--Evidence as to Compliance" in this offering prospectus;

     5.   the most recent inspection report with respect to each mortgaged real property for an underlying mortgage loan (other than the Ala Moana
          Portfolio Mortgage Loan, the Mall of America Mortgage Loan, the DB
          AmeriCold Portfolio Mortgage Loan and the JQH Hotel Portfolio B-Note
          Mortgage Loan) prepared by the subject master servicer or received by the subject master servicer from the special servicer and any environmental assessments prepared, in each case as described under
          "The Series CD 2007-CD4 Pooling and Servicing Agreement--Inspections;
          Collection of Operating Information" in this offering prospectus;

     6.   the most recent annual operating statement and rent roll for each mortgaged real property for an underlying mortgage loan (other than the Ala Moana Portfolio Mortgage Loan, the Mall of America Mortgage
          Loan, the DB AmeriCold Portfolio Mortgage Loan and the JQH Hotel
          Portfolio B-Note Mortgage Loan) collected or otherwise received by the subject master servicer as described under "The Series CD 2007-CD4
          Pooling and Servicing Agreement--Inspections; Collection of Operating
          Information" in this offering prospectus;

     7.   any and all modifications, waivers and amendments of the terms of an underlying mortgage loan (other than the Ala Moana Portfolio Mortgage
          Loan, the Mall of America Mortgage Loan, the DB AmeriCold Portfolio
          Mortgage Loan and the JQH Hotel Portfolio B-Note Mortgage Loan)

                                      284

          entered into by the special servicer and the asset status report prepared pursuant the series CD 2007-CD4 pooling and servicing agreement;

     8.   all of the servicing files with respect to the underlying mortgage loans that the subject master servicer is servicing (other than the
          Ala Moana Portfolio Mortgage Loan, the Mall of America Mortgage Loan,
          the DB AmeriCold Portfolio Mortgage Loan and the JQH Hotel Portfolio
          B-Note Mortgage Loan), exclusive of any items therein that may not be disclosed by reason of contract or applicable law;

     9.   any and all officers' certificates and other evidence delivered by a master servicer or the special servicer, as the case may be (and only with respect to officer's certificates delivered by that party), to support its determination that any advance was, or if made, would be, a Nonrecoverable Advance, including appraisals affixed thereto and any required appraisal;

     10.  all CMSA operating statement analyses and CMSA NOI adjustment worksheets maintained by the subject master servicer or the special servicer (and only with respect to those items maintained by that party);

     11.  all reports and files received by the applicable master servicer with respect to the Ala Moana Portfolio Mortgage Loan under the related co-lender agreement or the series CD 2006-CD3 pooling and servicing agreement;

     12.  all reports and files received by the master servicer with respect to the Mall of America Mortgage Loan under the related co-lender agreement or the series COMM 2006-C8 pooling and servicing agreement;
          and

     13.  all reports and files received by the applicable master servicer with respect to the DB AmeriCold Portfolio Mortgage Loan under the related co-lender agreement or the series JPMCC 2007-CIBC18 pooling and servicing agreement.

     14.  all reports and files received by the applicable master servicer with respect to the JQH Hotel Portfolio B-Note Mortgage Loan under the related co-lender agreement or the series JPMCC 2006-LDP7 pooling and servicing agreement.

Copies of any and all of the foregoing items will be available from the master servicers, the special servicer or the certificate administrator, as the case may be, upon request. However, the applicable master servicer, the special servicer or the certificate administrator, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, unless the party requesting such copies is any of the rating agencies.

     In connection with providing access to or copies of the items described above, the certificate administrator, a master servicer or the special servicer, as applicable, may require:

     o    in the case of a holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series CD 2007-CD4 pooling and servicing agreement or otherwise reasonably acceptable to the certificate administrator, the applicable master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a holder or beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate (or a licensed or registered investment adviser representing a prospective purchaser),

                                      285

          confirmation executed by the requesting person or entity, in the form attached to the series CD 2007-CD4 pooling and servicing agreement or otherwise reasonably acceptable to the certificate administrator, the applicable master servicer or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates (or a licensed or registered investment adviser representing a prospective purchaser), is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     In addition, any holder of an offered certificate will be deemed, by virtue of its acceptance of that certificate, to keep confidential any information received by it from the certificate administrator, the applicable master servicer or the special servicer as described above.

VOTING RIGHTS

     The voting rights for the series CD 2007-CD4 certificates will be allocated among the respective classes of those certificates as follows:

     o    96.0% of the voting rights will be allocated among the holders of the various classes of series CD 2007-CD4 certificates that have principal balances, pro rata in accordance with those principal balances;

     o    4.0% of the voting rights will be allocated among the holders of the class XC and XP certificates, pro rata in accordance with their respective total notional amounts; and

     o    0.0% of the voting rights will be allocated among the holders of the class R and Y certificates.

provided that, solely for the purpose of determining the voting rights of the classes of series CD 2007-CD4 certificates specified in the first bullet,
Appraisal Reduction Amounts (determined as set forth herein) will be treated as
Realized Losses with respect to the calculation of the total principal balances of such certificates (but Appraisal Reduction Amounts will not reduce the total principal balance of any class for purposes of determining the series CD
2007-CD4 controlling class, the series CD 2007-CD4 controlling class representative or the Majority Controlling Class Certificateholder).

     Voting rights allocated to a class of series CD 2007-CD4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the series CD 2007-CD4 pooling and servicing agreement will terminate following the earliest of:

     1.   the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund; and

     2.   the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by the Majority Controlling Class Certificateholder, the special servicer, or a master servicer, in that order of preference.

     Written notice of termination of the series CD 2007-CD4 pooling and servicing agreement will be given to each series CD 2007-CD4 certificateholder.
The final payment with respect to each series CD 2007-CD4 certificate will be made only upon surrender and cancellation of that certificate at the office of the series CD 2007-CD4 certificate registrar or at any other location specified in the notice of termination.

                                      286

     Any purchase by the Majority Controlling Class Certificateholder, the
special servicer or a master servicer of all the mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1.   the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               (a)  all unpaid and unadvanced interest, other than Default
                    Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including their respective due dates in the related collection period, and

               (b)  all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties
                    that made them, and

          2.   the appraised value of all REO Properties then included in the trust fund, as determined by an appraiser selected by the master servicers and approved by the certificate administrator; minus

     o    if the purchaser is a master servicer or the special servicer, the aggregate amount of unreimbursed advances made by that servicer, together with any interest accrued and payable to that servicer in respect of unreimbursed advances in accordance with the series CD
          2007-CD4 pooling and servicing agreement and any unpaid master servicing fees or special servicing fees, as applicable, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the applicable master servicer or the special servicer, as the case may be, in connection with such purchase).

     That purchase will result in early retirement of the then outstanding series CD 2007-CD4 certificates. However, the right of the Majority Controlling
Class Certificateholder, the special servicer or a master servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool, be less than 1.0% of the initial total principal balance of all the series CD 2007-CD4 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series CD 2007-CD4 certificateholders, will constitute part of the
Total Available P&I Funds for the final distribution date.

     In addition, following the date on which the total principal balance of the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, A-MFX, A-MFL, A-J, B, C, D, E, F,
G, H, J and K certificates are reduced to zero, the issuing entity may also be terminated, with the consent of 100 percent of the remaining series CD 2007-CD4 certificateholders (other than the class R certificateholders) and subject to such additional conditions as may be set forth in the series CD 2007-CD4 pooling and servicing agreement, in connection with the exchange of all the remaining series CD 2007-CD4 certificates for all the mortgage loans and foreclosure properties held by the issuing entity at the time of the exchange.

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                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o    the pass-through rate for the certificate, which will be fixed or variable, as described in this offering prospectus,

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount, as applicable, of the certificate,

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount, as applicable, of, or the total payments on, the certificate, and

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this offering prospectus and "--Rate and Timing of Principal Payments" below.

     Pass-Through Rates. If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average
Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this offering prospectus and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity of the class
XP certificates will be extremely sensitive to, and the yield to maturity of any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied or otherwise result in reduction of the principal balance or notional amount of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in

                                      288

connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series CD 2007-CD4 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to accelerate the rate at which the total notional amount of the class
XP certificates is reduced and further tend to shorten the weighted average lives of the offered certificates with principal balances. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series CD 2007-CD4 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates with principal balances.
In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan included in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class XP certificates, or if you otherwise purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     The  yield  to  investors  on the  class  XP  certificates  will be  highly sensitive to the rate and timing of principal payments,  including  prepayments, on the underlying mortgage loans.  Depending on the timing thereof, a payment of principal  on the  underlying  mortgage  loans  that  is,  in turn,  applied  in reduction  of the total  principal  balance of the class __, __, __, __, __, __,
__, __, __ and  certificates  may result in a  reduction  in the total  notional amount of the class XP  certificates.  If you are  considering  the  purchase of class XP certificates, you should consider the risk that an extremely rapid rate of  payments  and other  collections  of  principal  on or with  respect  to the underlying  mortgage  loans could result in your  failure to fully  recover your initial investment.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate. In addition, the pass-through rate for, and the yield on, the class XP certificates will vary with changes in the relative sizes of the respective components that make up the related total notional amount of that class, with each of those components consisting of the total principal balance, or a designated portion of the total principal balance, of a class of series CD 2007-CD4 principal balance certificates.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

                                      289

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and, in the case of offered certificates with principal balances, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o    the additional losses result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Depending  on the timing  thereof,  any  reduction  of the total  principal balance of the class __, __, __, __, __, __, __, __, __, __, __, __, __, __, __,
____,  __, __, __ or __  certificates  caused by a Realized Loss with respect to the underlying  mortgage loans or an Additional Trust Fund Expense may result in a reduction in the total notional amount of the class XP certificates.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance or notional amount, as applicable, of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and/or yield to maturity of, your offered certificates.

     In addition, if a master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, then that advance (together with accrued interest thereon) will be deemed, to the fullest extent permitted, to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series CD 2007-CD4 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series
CD 2007-CD4 certificates. As a result, the Total Principal Distribution Amount for the corresponding distribution date would be reduced, to not less than zero, by the amount of any such reimbursement. Accordingly, any such reimbursement would have the effect of reducing current payments of principal to any holders of the offered certificates otherwise entitled thereto. Notwithstanding the foregoing, amounts otherwise payable with respect to the Class WFC Certificates will not be available to reimburse advances and/or pay Additional Trust Fund
Expenses with respect to any underlying mortgage loan other than the One World
Financial Center Mortgage Loan.

     The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, A-2A, A-2B,
A-3, A-SB and A-4 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage

                                      290

loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 2 and, prior to the retirement of the class A-1, A-2A, A-2B, A-3, A-SB and A-4 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in loan group no. 1.
Investors should take this into account when reviewing this "Yield and Maturity
Considerations" section.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans included in the trust fund:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space and manufactured housing community pads of the type available at the related mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors," "Description of the Mortgage Pool", "The Series CD
2007-CD4 Pooling and Servicing Agreement", "Servicing of the Ala Moana Portfolio
Mortgage Loan," "Servicing of the Mall of America Mortgage Loan," "Servicing of
the DB AmeriCold Portfolio Mortgage Loan" and "Servicing of the JQH Hotel
Portfolio B-Note Mortgage Loan" in this offering prospectus and "Description of the Governing Documents" and "Yield and Maturity Considerations" in the
accompanying base prospectus.

     The rate of prepayment on the mortgage loans included in the trust fund is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan.
Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment

                                      291

date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan.
Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Standard Available P&I Funds payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for that class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to the Standard Available P&I Funds on those subsequent distribution dates and the priority of payments described under
"Description of the Offered Certificates--Payments--Priority of Payments" in
this offering prospectus. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

PREPAYMENT MODELS

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this offering prospectus is the Constant Prepayment
Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s). The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans. We do not make any representations about the appropriateness of the CPR model.

                                      292

YIELD SENSITIVITY OF THE CLASS XP CERTIFICATES

     The yield to investors on the class XP certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the Mortgage Loans. If you are contemplating an investment in the class XP certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the Mortgage
Loans could result in your failure to fully recover your initial investment.

     The table set forth on Annex C-1 to this offering prospectus shows pre-tax corporate bond equivalent yields for the class XP certificates based on the
Maturity Assumptions (except to the extent otherwise indicated in Annex C-1), and further assuming the specified purchase prices and the indicated prepayment scenarios. Those assumed purchase prices are, in each case--

     o    expressed as a percentage of the initial total notional amount of the class XP certificates, and

     o    exclusive of accrued interest.

     The yields set forth in the table on Annex C-1 to this offering prospectus with respect to the class XP certificates were calculated by:

     o    determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the class XP certificates, would cause the discounted present value of that assumed stream of cash flows to equal--

          1.   each of the assumed purchase prices for the class XP
               certificates, plus

          2.   accrued interest at the initial pass-through rate for the class
               XP certificates from and including March 1, 2007 to but excluding an assumed settlement date of March 29, 2007; and

     o    converting those monthly discount rates to corporate bond equivalent rates.

     Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on their class XP certificates. Consequently, they do not purport to reflect the return on any investment on the class XP certificates when reinvestment rates are considered.

     There can be no assurance that--

     o    the Mortgage Loans will prepay in accordance with the assumptions used in preparing the table on Annex C-1 to this offering prospectus,

     o    the Mortgage Loans will prepay as assumed at any of the rates shown in the table on Annex C-1 to this offering prospectus,

     o    the Mortgage Loans will not experience losses,

     o    the Mortgage Loans will not be liquidated during any applicable prepayment lockout period or during any other period that prepayments are assumed not to occur,

     o    the cash flows on the class XP certificates will correspond to the cash flows shown in this offering prospectus, or

                                      293

     o    the purchase price of the class XP certificates will be as assumed.

It is unlikely that the Mortgage Loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of those Mortgage Loans will so prepay at the same rate. Actual yields to maturity for investors in the class XP certificates may be materially different than those indicated with respect to that class in the table on Annex C-1 to this offering prospectus.
Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any of the class XP certificates.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate with a principal balance refers to the average amount of time that will elapse from the Issue
Date until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this offering prospectus, the weighted average life of any offered certificate with a principal balance is determined as follows:

     o    multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    sum the results; and

     o    divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate with a principal balance will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this offering prospectus, the Total Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and/or A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Payments--Payments of Principal" and "--Payments--Priority of
Payments" in this offering prospectus), until the total principal balances of those classes are reduced to zero and will thereafter be distributable entirely with respect to the other classes of offered certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Distribution Amount is applied, the weighted average lives of some classes of offered certificates may be shorter, and the weighted average lives of the other classes of offered certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each distribution date was being paid on a pro rata basis among the respective classes of series CD 2007-CD4 certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates with principal balances--

     o    the weighted average life of that class, and

     o    the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates, based upon each of the indicated levels of CPR and the Maturity Assumptions.

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     We make no representation that--

     o    the mortgage loans (or any particular group of underlying mortgage loans) in the trust fund will prepay in accordance with the assumptions set forth in this offering prospectus at any of the CPRs shown or at any other particular prepayment rate,

     o    all the mortgage loans (or any particular group of underlying mortgage loans) in the trust fund will prepay in accordance with the assumptions set forth in this offering prospectus at the same rate, or

     o    mortgage loans in the trust fund that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.

                                LEGAL PROCEEDINGS

     There are no legal proceedings pending against us, the sponsors, the trustee, the certificate administrator, the issuing entity, any master servicer or the special servicer, or to which any property of the foregoing parties are subject, that is material to the series CD 2007-CD4 certificateholders, nor do we have actual knowledge of any proceedings of this type contemplated by governmental authorities.

                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the issuing entity, and

     o    pay expenses incurred in connection with the issuance of the series CD
          2007-CD4 certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, as counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with the series CD 2007-CD4 pooling and servicing agreement, the series CD 2006-CD3 pooling and servicing agreement, the series
COMM 2006-C8 pooling and servicing agreement, the series JPMCC 2006-LDP7 pooling and servicing agreement and the series JPMCC 2007-CIBC18 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each
REMIC created by the issuing entity in compliance with the terms of the series
CD 2007-CD4 pooling and servicing agreement will qualify as a REMIC under
Section 860A through 860G of the Internal Revenue Code. In addition, in the opinion of Thacher Proffitt & Wood LLP: (i) the portion of the trust fund consisting of the Post-ARD Additional Interest collected on any ARD Loan will be treated as a grantor trust for federal income tax purposes under subpart E, part
I of subchapter J of chapter 1 of the Internal Revenue Code, and the class Y certificates will evidence beneficial ownership interests in that grantor trust;
(ii) the class A-MFL REMIC regular interest, the interest rate swap agreement and the certificate administrator's floating rate account will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of chapter 1 of the Internal Revenue Code, and the class A-MFL certificates will represent undivided beneficial ownership interests in that grantor trust; and (iii) the portion of the trust fund consisting of yield maintenance charges paid in

                                      295

connection with the repurchase of any underlying mortgage loan that defeases prior to the second anniversary of the Issue Date, will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of chapter 1 of the Internal Revenue Code, and the class and certificates will represent undivided beneficial ownership interests in that grantor trust.

     The assets of REMIC I will generally include--

     o    the underlying mortgage loans,

     o    any REO Properties acquired on behalf of the series CD 2007-CD4 certificateholders,

     o    the master servicers' collection accounts,

     o    the master servicers' Serviced Loan Combination-specific custodial accounts (exclusive of amounts on deposit therein allocable to the related Serviced Non-Trust Loan(s)),

     o    the special servicer's REO account, and

     o    the certificate administrator's distribution account and interest reserve account.

     For  federal income tax purposes,

     o    the class A-1, A-2A, A-2B, A-3, A-SB, A-4, A-1A, XC, XP, A-MFX, A-J,
          B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, S, WFC-1, WFC-2, WFC-3
          and WFC-4 certificates and the class A-MFL REMIC regular interest will evidence or be, as the case may be, the regular interests in, and will generally be treated as debt obligations of, a REMIC;

     o    the class and certificates will also represent undivided beneficial ownership interests in the grantor trust consisting of any yield maintenance charge paid in connection with the repurchase of any underlying mortgage loan by reason of the defeasance thereof prior to the second anniversary of the Issue Date;

     o    the class R certificates will evidence the sole class of residual interests in each REMIC created by the issuing entity in compliance with the terms of the series CD 2007-CD4 pooling and servicing agreement;

     o    the class A-MFL certificates will represent undivided beneficial ownership interests in the grantor trust consisting of the class A-MFL
          REMIC regular interest, the interest rate swap agreement and the certificate administrator's floating rate account; and

     o    the class Y certificates will represent undivided beneficial ownership interests in the grantor trust consisting of any Post-ARD Additional
          Interest collected on any ARD Loan.

     For federal income tax purposes, the class XP and XC certificates will, in the case of each such class, evidence multiple regular interests in a REMIC.

DISCOUNT AND PREMIUM

     For federal income tax reporting purposes, the class XP certificates will, and the other classes of the offered certificates may, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                      296

     The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero. This is a possibility of particular relevance to a holder of a class XP certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificate. Although the matter is not free from doubt, a holder of a class XP certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the underlying mortgage loans. Any loss might be treated as a capital loss.

     Some of the offered certificates may be treated for U.S. federal income tax purposes as having been issued at a premium. Whether any holder of an interest in these offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.
See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC
Regular Certificates--Premium" in the accompanying base prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series CD 2007-CD4 certificates for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     o    the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     o    no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     o    there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the mortgage loans in the trust fund will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

PREPAYMENT CONSIDERATION

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on certain classes of the offered certificates as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this offering prospectus. It is not entirely clear under the
Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after a master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed

                                      297

amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the applicable offered certificates and that the taxable income be reported based on the projected constant yield to maturity of those offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the applicable offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal
Revenue Code in the same proportion that the assets of the issuing entity would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B)
of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the
Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal
Revenue Code. The offered certificates will be treated as "qualified mortgages"
for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account or reserve fund, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

     (1)  the borrower pledges substitute collateral that consist solely of
          Government Securities;

     (2)  the mortgage loan documents allow that substitution;

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     (3)  the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this offering prospectus and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

CONSTRUCTIVE SALES OF CLASS XP CERTIFICATES

     Section 1259 of the Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of a financial position may occur if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class XP certificates, which do not have principal balances, could be subject to this provision if a holder of those offered certificates engages in a constructive sale transaction.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     In the case of REO Properties directly operated by the special servicer, a tax may be imposed on any of the REMICs should the REO Properties consist primarily of hotels and income from the REO Property would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be treated as net income from foreclosure property or net income from a prohibited transaction subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate, respectively. Any tax imposed on the issuing entity's income from an REO Property would reduce the amount available for payment to the series CD 2007-CD4 certificateholders.

     See "The Series CD 2007-CD4 Pooling and Servicing Agreement--REO
Properties" in this offering prospectus and "Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying base prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

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                              ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you are encouraged to carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying base prospectus.

     If a Plan acquires a series CD 2007-CD4 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan
Asset Regulations" in the accompanying base prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the
Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans and entities whose underlying assets include plan assets by reason of a Plan's investment in such entity, but this exception will be tested immediately after each acquisition of a series CD 2007-CD4 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series CD 2007-CD4 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series CD 2007-CD4 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the issuing entity's underlying assets.
However, if the managers or co-managers, the mortgagors, the trustee, the servicers or other parties providing services to the issuing entity is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the
Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., which exemption is identified as Prohibited Transaction Exemption 91-23, as amended by Prohibited
Transaction Exemptions 2000-58 and 2002-41. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o    the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o    the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
          Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

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     o    second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by
          Fitch, Moody's or S & P;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group (other than an underwriter);

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the issuing entity must represent not more than the fair market value of the obligations,
               and

          3.   the sum of all payments made to and retained by a master
               servicer, the special servicer or any sub-servicer must represent not more than reasonable compensation for that person's services under the series CD 2007-CD4 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of Fitch, Moody's and
S&P. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the Issue Date, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the issuing entity meet the following requirements:

     o    the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of
          Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this offering prospectus.

                                      301

     Under the Underwriter Exemption, the loan-to-value ratio or combined loan-to-value ratio of any underlying mortgage loan held in the trust may not exceed 100% at the date of initial issuance of the series CD 2007-CD4 certificates.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the certificate administrator, a master servicer, the special servicer, any sub-servicer, any person or entity responsible for the servicing and administration of an Outside Serviced Mortgage Loan, any provider of credit support, Exemption-Favored Party or borrower is, a
          Party in Interest with respect to the investing Plan,

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections
406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b)
and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the
Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

                                      302

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a)
and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A)
through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the
Underwriter Exemption, and the other requirements set forth in the Underwriter
Exemption, would be satisfied at the time of the purchase.

EXEMPT PLANS

     A governmental plan as defined in section 3(32) of ERISA is not subject to
ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Persons who have a relationship with the Oregon Employees Retirement Fund, which is a governmental plan, should note that this plan owns an equity interest in the borrower with respect to the underlying mortgage loan identified on Annex
A-1 to this offering prospectus as Waterfront Clematis. Persons who have a relationship with the New York State Common Retirement Fund, which is a governmental plan, should note that this plan owns an equity interest in the borrower with respect to the underlying mortgage loan identified on Annex A-1 to this offering prospectus as Loews Lake Las Vegas. Persons who have a relationship with the California State Teachers' Retirement System, which is a governmental plan, should note that this plan owns an equity interest in the borrower with respect to the underlying mortgage loan identified on Annex A-1 to this offering prospectus as One East Delaware. In each case, such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold offered certificates.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o    the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o    the investment is appropriate for Plans generally or for any particular Plan.

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                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates:

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to:

     o    prudent investor provisions;

     o    percentage-of-assets limits; and

     o    provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying base prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters will purchase from us, upon initial issuance, their respective allotments of the offered certificates. Not every underwriter will be obligated to purchase offered certificates from us. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of
DTC on or about March 29, 2007, against payment therefor in immediately available funds. We will identify in a final prospectus supplement relating to the offered certificates the amount of proceeds that we will receive from the sale of the offered certificates, before deducting expenses payable by us.

     With respect to this offering--

     o    Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are
          co-lead managers and are acting as joint bookrunning managers;

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     o    LaSalle Financial Services, Inc. is acting as a co-lead manager; and

     o    PNC Capital Markets LLC and RBC Capital Markets Corporation will act as co-managers.

     Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act.

     The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

     The underwriters have advised us that some of the underwriters presently intend to make a market in the offered certificates, but they have no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

     Each underwriter will represent to and agree with us that:

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered certificates in circumstances in which section 21(1) of the FSMA does not apply to us;
          and

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter will represent to and agree with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of series CD 2007-CD4 certificates to the public in that
Relevant Member State prior to the publication of a prospectus in relation to the series CD 2007-CD4 certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that
Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of series CD 2007-CD4 certificates to the public in that Relevant
Member State at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than $43,000,000 and (3) an annual net turnover of more than $50,000,000, as shown in its last annual or consolidated accounts; or

                                      305

     (c)  in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of the foregoing, the expression an "offer of series CD
2007-CD4 certificates to the public" in relation to any series CD 2007-CD4 certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the series CD 2007-CD4 certificates to be offered so as to enable an investor to decide to purchase or subscribe the series CD 2007-CD4 certificates, as the same may be varied in that Member State by any measure implementing the Prospectus
Directive in that Member State and the expression "Prospectus Directive" means
Directive 2003/71/EC and includes any relevant implementing measure in each
Relevant Member State.

     We will agree to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers will agree to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the
Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust fund.

     We expect that delivery of the offered certificates will be made against payment therefor on or about March 29, 2007, which may be more than three business days following the expected date of pricing of the offered certificates. Under Rule 15c6-1 of the SEC under the Securities Exchange Act of
1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers of the offered certificates should take this into account on re-trade.

                                  LEGAL MATTERS

     Particular legal matters relating to the offered certificates will be passed upon for us and the underwriters by Thacher Proffitt & Wood LLP, New
York, New York.

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                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows by Fitch, Moody's and S&P:

CLASS   FITCH   MOODY'S   S&P
-----   -----   -------   ---
 A-1     AAA      Aaa     AAA
 A-2A    AAA      Aaa     AAA
 A-2B    AAA      Aaa     AAA
 A-3     AAA      Aaa     AAA
 A-SB    AAA      Aaa     AAA
 A-4     AAA      Aaa     AAA
 A-1A    AAA      Aaa     AAA
A-MFX    AAA      Aaa     AAA
 A-J     AAA      Aaa     AAA
  B      AA+      Aa1     AA+
  C       AA      Aa2      AA
  D      AA-      Aa3     AA-
  E       A+       A1      A+
  F       A        A2      A
  XP     AAA      Aaa     AAA

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the class XP certificates, the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final distribution date. The rated final distribution date for the offered certificates is the distribution date in December 2049.

     The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the issuing entity,

     o    whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o    the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls,

     o    whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

     o    the yield to maturity that investors may experience.

                                      307

     Also, a security rating does not represent any assessment of the possibility that the holders of the class XP certificates might not fully recover their investment in the event of rapid prepayments and/or other early liquidations of the underlying mortgage loans.

     In general, ratings address credit risk and not prepayment risk. As described in this offering prospectus, the amounts payable with respect to the class XP certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the holders of the class XP certificates receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts due to those certificateholders will nevertheless have been paid. This result would be consistent with the ratings received on the class XP certificates. The ratings of the class XP certificates do not address the timing or magnitude of reduction of the notional amounts of those certificates, but only the obligation to pay interest timely on those notional amounts as so reduced from time to tine.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch, Moody's or S&P.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

     See "Rating" in the accompanying base prospectus.

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                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this offering prospectus, including in any of the annexes to this offering prospectus or on the accompanying diskette.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "A/B MATERIAL DEFAULT" means, with respect to a MezzCap Loan Combination, one of the following events: (a) either of the related underlying mortgage loan or Subordinate Non-Trust Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

     "ACS" means American Capital Strategies, Ltd.

     "ACS MORTGAGE LOAN" means any of the 13 underlying mortgage loans, representing 0.8% of the Initial Mortgage Pool Balance, contributed to the series CD 2007-CD4 commercial mortgage securitization by GACC, that were acquired by GACC from ACS.

     "ACS PURCHASE AGREEMENT" means the mortgage loan purchase agreement pursuant to which GACC acquired the ACS Mortgage Loans from ACS.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means any one of certain specified expenses of the trust that, in any such case, generally:

     o    arises out of a default on a mortgage loan in the trust fund or an otherwise unanticipated event;

     o    is paid out of collections on the mortgage pool or on a particular mortgage loan in the trust fund;

     o    is not included in the calculation of a Realized Loss; and

     o    is not covered by a servicing advance or a corresponding collection from either the related borrower or a party to the series CD 2007-CD4 pooling and servicing agreement that has no recourse to the issuing entity for reimbursement.

     We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Expenses" in this offering prospectus.

     "ADMINISTRATIVE FEE RATE" means, for any mortgage loan in the trust fund, the trust administration fee rate, plus the applicable master servicing fee rate plus (in the case of an Outside Serviced Mortgage Loan) 0.01% per annum. The master servicing fee rate will include any applicable primary servicing fee rate payable by a master servicer to any sub-servicer retained by it.

     "ALA MOANA PORTFOLIO CO-LENDER AGREEMENT" means, the Co-Lender Agreement for the Ala Moana Portfolio Loan Combination.

     "ALA MOANA PORTFOLIO LOAN COMBINATION" means, collectively, the Ala Moana
Portfolio Mortgage Loan and the Ala Moana Portfolio Non-Trust Loans.

                                      309

     "ALA MOANA PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the Ala
Moana Portfolio Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $400,000,000.

     "ALA MOANA PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Ala Moana
Portfolio.

     "ALA MOANA PORTFOLIO NON-TRUST LOAN" means any of the various mortgage loans secured by the Ala Moana Portfolio Mortgaged Properties that are not included in the trust fund, as described under "Description of the Mortgage
Pool--The Loan Combinations--The Ala Moana Portfolio Loan Combination" in this offering prospectus.

     "ALA MOANA PORTFOLIO NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Ala Moana Portfolio Non-Trust Loan.

     "ALA MOANA PORTFOLIO NOTE A LOANS" means, collectively, (i) the Ala Moana
Portfolio Mortgage Loan and (ii) the Ala Moana Portfolio Pari Passu Non-Trust
Loans.

     "ALA MOANA PORTFOLIO PARI PASSU NON-TRUST LOAN" means any Ala Moana
Portfolio Non-Trust Loan that is pari passu in right of payment with the Ala
Moana Portfolio Mortgage Loan, as and to the extent described under "Description of the Mortgage Pool--The Loan Combinations--The Ala Moana Portfolio Loan
Combination" in this offering prospectus.

     "ALA MOANA PORTFOLIO SUBORDINATE NON-TRUST LOAN" means any Ala Moana
Portfolio Non-Trust Loan that is subordinate in right of payment to the Ala
Moana Portfolio Mortgage Loan, as and to the extent described under "Description of the Mortgage Pool--The Loan Combinations--The Ala Moana Portfolio Loan
Combination" in this offering prospectus.

     "ALLOCATED CUT-OFF DATE BALANCE" means, with respect to any mortgaged real property, the allocated loan amounts stated in the related mortgage loan document or, if it is not specified in the related mortgage loan document, the cut-off date principal balance of the related underlying mortgage loan, multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.

     "ALLOCATED PRINCIPAL BALANCE" means a principal amount equal to the portion of the Stated Principal Balance of the One World Financial Center Mortgage Loan
allocated to the pooled portion of the One World Financial Center Mortgage Loan or the non-pooled portion of the One World Financial Center Mortgage Loan, as the case may be, which principal amount, at any given time, will equal:

     o    in the case of the pooled portion of the One World Financial Center
          Mortgage Loan, the lesser of--

          1.   the excess, if any, of (a) the portion of the cut-off date principal balance of the One World Financial Center Mortgage Loan that is allocable to the pooled portion of the One World
               Financial Center Mortgage Loan (which is $257,000,000), over (b)
               all collections and/or advances of principal with respect to the
               One World Financial Center Mortgage Loan that have previously been allocated to the pooled portion of the One World Financial
               Center Mortgage Loan, and included in the Standard Available P&I
               Funds, as described under "Description of the Mortgage Pool--One
               World Financial Center Pooled and Non-Pooled Portions--Allocation
               of Payments to the Pooled and Non-Pooled Portions of the One
               World Financial Center Mortgage Loan" in this offering
               prospectus, and

                                      310

          2.   the then Stated Principal Balance of the One World Financial
               Center Mortgage Loan; and

     o    in the case of the non-pooled portion of the One World Financial
          Center Mortgage Loan, the lesser of--

          1.   the excess, if any, of (a) the portion of the cut-off date principal balance of the One World Financial Center Mortgage Loan that is allocable to the non-pooled portion of the One World
               Financial Center Mortgage Loan (which is $53,000,000), over (b)
               all collections and/or advances of principal with respect to the
               One World Financial Center Mortgage Loan that have previously been allocated to the non-pooled portion of the One World
               Financial Center Mortgage Loan, and included in the Class WFC
               Available P&I Funds, as described under "Description of the
               Mortgage Pool--One World Financial Center Pooled and Non-Pooled
               Portions--Allocation of Payments to the Pooled and Non-Pooled
               Portions of the One World Financial Center Mortgage Loan" in this offering prospectus, and

          2.   the excess, if any, of (a) the then Stated Principal Balance of the One World Financial Center Mortgage Loan, over (b) the then
               Allocated Principal Balance of the pooled portion of the One
               World Financial Center Mortgage Loan.

     "ANNUAL DEBT SERVICE" means, for any underlying mortgage loan, 12 times the amount of the monthly debt service due under that underlying mortgage loan as of the cut-off date (or, in the case of a mortgage loan with an initial interest-only period, 12 times the amount of the monthly debt service due under that mortgage loan as of the related due date on which amortization is scheduled to begin and, in the case of an underlying mortgage loan that is interest-only up to the related maturity date or, if applicable, any related anticipated repayment date (or a Non-Trust Loan), the product of (a) the principal balance of that mortgage loan (excluding in the case of the One World Financial Center
Mortgage Loan, unless the context indicates otherwise, the principal balance of the subordinate non-pooled portion thereof) as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method).

     "APPRAISAL REDUCTION AMOUNT" means, for any underlying mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan) as to which an
Appraisal Trigger Event has occurred, an amount that:

     o    will be determined shortly following either--

          A.   the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Series CD 2007-CD4
               Pooling and Servicing Agreement--Required Appraisals" in this offering prospectus, or

          B.   if no such appraisal or other valuation is required, the date on which the applicable master servicer obtained knowledge of the relevant Appraisal Trigger Event, and

monthly thereafter for so long as an Appraisal Trigger Event exists with respect to the underlying mortgage loan; and

     o    will generally equal the excess, if any, of "x" over "y" where--

          X.   "x" is equal to the sum of:

               1.   the Stated Principal Balance of the underlying mortgage
                    loan;

                                      311

               2.   to the extent not previously advanced by or on behalf of the applicable master servicer or the trustee, all unpaid
                    interest accrued on the mortgage loan through the most
                    recent due date prior to the date of determination at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Post-ARD Additional
                    Interest);

               3.   all accrued but unpaid master servicing fees and special
                    servicing fees and all accrued but unpaid Additional Trust
                    Fund Expenses with respect to the underlying mortgage loan;

               4.   all related unreimbursed advances made by or on behalf of
                    the applicable master servicer, the special servicer or the trustee with respect to the underlying mortgage loan,
                    together with interest on those advances; and

               5.   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums
                    and, if applicable, ground rents with respect to the related mortgaged real property, and

          Y.   "y" is equal to the sum of:

               1.   90% of the resulting appraised value (net of any prior liens and estimated liquidation expenses) of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without
                    implying any duty to do so); and

               2.   all escrows, reserves and letters of credit held for the
                    purposes of reserves (provided such letters of credit may be drawn upon for reserve purposes under the related mortgage loan documents) held with respect to the underlying mortgage loan.

     If, however, the appraisal or other valuation referred to above in clause
A. of the first bullet of this definition is required, but it is not obtained or performed by the 60th day after the Appraisal Trigger Event referred to in the first or sixth bullet of the definition of "Appraisal Trigger Event", then until the required appraisal or other valuation is obtained or performed, the
Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the outstanding principal balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the
Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     Notwithstanding the foregoing, each Loan Combination will be treated as a single underlying mortgage loan for purposes of calculating an Appraisal
Reduction Amount. Consistent therewith, any Appraisal Reduction Amount or the equivalent under the series CD 2006-CD3 pooling and servicing agreement with respect to the Ala Moana Portfolio Loan Combination, under the series COMM
2006-C8 pooling and servicing agreement with respect to the Mall of America Loan
Combination, under the series JPMCC 2007-CIBC18 pooling and servicing agreement with respect to the DB AmeriCold Portfolio Loan Combination and under the series
JPMCC 2006-LDP7 pooling and servicing agreement with respect to the JQH Hotel
Portfolio Loan Combination will be calculated in a manner similar to that described above.

     Any Appraisal Reduction Amount with respect to a Loan Combination will be allocated among the mortgage loans in that Loan Combination as follows--

     o    with respect to the Ala Moana Portfolio Loan Combination, any resulting Appraisal Reduction

                                      312

          Amount will be allocated under the series CD 2006-CD3 pooling and servicing agreement, first, to the Ala Moana Portfolio Subordinate
          Non-Trust Loan(s) in reverse priority (as described under
          "Descriptions of the Mortgage Pool--The Loan Combination--The Ala
          Moana Portfolio Loan Combination), up to the amount of the outstanding principal balance of the related Ala Moana Portfolio Subordinate
          Non-Trust Loan(s), up to the outstanding principal balances of those
          Non-Trust Loans, and then, on a pro rata basis by balance, among the
          Ala Moana Portfolio Note A Loans;

     o    with respect to the Mall of America Loan Combination, any resulting
          Appraisal Reduction Amount will be allocated under the series COMM
          2006-C8 pooling and servicing agreement, on a pro rata basis by balance, among the Mall of America Note A Loans;

     o    with respect to the DB AmeriCold Portfolio Loan Combination, any resulting Appraisal Reduction Amount will be allocated under the series JPMCC 2007-CIBC18 pooling and servicing agreement, on a pro rata basis by balance, among the DB AmeriCold Portfolio Note A Loans;

     o    with respect to the JQH Hotel Portfolio Loan Combination, any resulting Appraisal Reduction Amount will be allocated under the series JPMCC 2006-LDP7 pooling and servicing agreement, first, to the
          JQH Hotel Portfolio B-Note Mortgage Loan, up to the outstanding principal balance of that underlying mortgage loan, and then to the related Non-Trust Loan; and

     o    with respect to each other Loan Combination, any resulting Appraisal
          Reduction Amount will be allocated, first, to the related Subordinate
          Non-Trust Loan(s), if any, up to the amount of the outstanding principal balance of, and all accrued and unpaid interest (other than
          Default Interest) on, the subject Subordinate Non-Trust Loan(s), and then, to the subject underlying mortgage loan and, if applicable, the related Pari Passu Non-Trust Loans on a pro rata basis.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan), any of the following events:

     o    the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property;

     o    the mortgage loan has been modified by the special servicer to reduce the amount of any monthly debt service payment (other than a balloon payment);

     o    a receiver is appointed and continues in that capacity with respect to the related mortgaged real property;

     o    the related borrower declares bankruptcy or becomes the subject of a bankruptcy proceeding; or

     o    the related borrower fails to make any balloon payment on such mortgage loan by its scheduled maturity date unless the applicable master servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such mortgage loan
          (acceptable to the special servicer and the series CD 2007-CD4 controlling class representative) within 60 days after the due date of such balloon payment (provided that if such refinancing does not occur during such time specified in the commitment, an Appraisal Trigger
          Event will occur immediately).

                                      313

However, an Appraisal Trigger Event will cease to exist with respect to a mortgage loan in the trust fund (other than an Outside Serviced Mortgage Loan):

     o    with respect to the circumstances described in the first and third bullets of the prior sentence, when the related borrower has made three consecutive full and timely monthly debt service payments under the terms of such mortgage loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the special servicer), and

     o    with respect to the circumstances described in the fourth, fifth and sixth bullets of the prior sentence, when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in the fourth and fifth bullets of the prior sentence, no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in the sixth bullet of the prior sentence, no later than the date that the special servicer agrees to an extension,

so long as at that time no circumstance identified in the first through sixth bullets of the prior sentence exists that would cause an Appraisal Trigger Event to continue to exist with respect to such mortgage loan.

     Appraisal Trigger Events or the equivalent with respect to each Outside
Serviced Mortgage Loan will be as set forth in, and appraisals of the related mortgaged real property properties will be conducted under, the applicable other pooling and servicing agreement (or other successor servicing agreement) that governs the servicing thereof. Those Appraisal Trigger Events or the equivalent will be similar, but may not be identical, to those described above.

     "APPRAISAL VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing an underlying mortgage loan, the independent appraiser's estimate of value of the fee simple estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex
A-1 to this offering prospectus.

     "ARD" means anticipated repayment date.

     "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the
Mortgage Pool--Terms and Conditions of the Underlying Mortgage Loans--ARD Loans"
in this offering prospectus.

     "ASSET STATUS REPORT" means the report designated as such, and described under, "The Series CD 2007-CD4 Pooling And Servicing Agreement--The Series CD
2007-CD4 Controlling Class Representative, the Class WFC Representative and the
Serviced Non-Trust Loan Noteholders--Rights and Powers of the Series CD 2007-CD4
Controlling Class Representative, the Class WFC Representative and the Serviced
Non-Trust Loan Noteholders" in this offering prospectus.

     "CBD" means central business district.

     "CGMRC" means Citigroup Global Markets Realty Corp.

     "CGM AMERICOLD PORTFOLIO CO-LENDER AGREEMENT" means, the Co-Lender
Agreement for the CGM AmeriCold Portfolio Loan Combination.

                                      314

     "CGM AMERICOLD PORTFOLIO CONTROLLING PARTY" means the holder of the CGM
AmeriCold Portfolio Mortgage Loan or its designee, which designee, pursuant to the series CD 2007-CD4 pooling and servicing agreement, will be the series CD
2007-CD4 controlling class representative.

     "CGM AMERICOLD PORTFOLIO LOAN COMBINATION" means, collectively, the CGM
AmeriCold Portfolio Mortgage Loan and the CGM AmeriCold Portfolio Pari Passu
Non-Trust Loans.

     "CGM AMERICOLD PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the CGM
AmeriCold Portfolio Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $180,000,000.

     "CGM AMERICOLD PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this offering prospectus as CGM AmeriCold
Portfolio. "CGM AMERICOLD PORTFOLIO PARI PASSU NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a CGM AmeriCold Portfolio Pari Passu
Non-Trust Loan.

     "CGM AMERICOLD PORTFOLIO NOTE A LOANS" means, collectively, (i) the CGM
AmeriCold Portfolio Mortgage Loan and (ii) the CGM AmeriCold Portfolio Pari
Passu Non-Trust Loans.

     "CGM AMERICOLD PORTFOLIO PARI PASSU NON-TRUST LOAN" means any of the various mortgage loans secured by the CGM AmeriCold Portfolio Mortgaged
Properties that are not included in the trust fund and that are pari passu in right of payment with the CGM AmeriCold Portfolio Mortgage Loan, as and to the
extent described under "Description of the Mortgage Pool--The Loan
Combinations--The CGM AmeriCold Portfolio Loan Combination" in this offering prospectus.

     "CAPMARK" means Capmark Finance Inc.

     "CITIGROUP MORTGAGE LOAN" means any of the underlying mortgage loans transferred by Citigroup Global Markets Realty Corp. to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by Citigroup
Global Markets Realty Corp. in replacement of a Citigroup Mortgage Loan.

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this offering prospectus. The principal balances set forth on Annex E to this offering prospectus were calculated using, among other things, the Maturity Assumptions and a 0% CPR. Based on the Maturity
Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this offering prospectus. There is no assurance, however, that the mortgage loans will perform in conformity with the Maturity Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any payment date will be equal to the scheduled principal balance that is specified for that distribution date on Annex E to this offering prospectus.

     "CLASS WFC AVAILABLE P&I FUNDS" has the meaning given to that term under
"Description of the Mortgage Pool--One World Financial Center Pooled and
Non-Pooled Portions--Allocation of Payments to the Pooled and Non-Pooled
Portions of the One World Financial Center Mortgage Loan" in this offering prospectus.

     "CLASS WFC CERTIFICATES" means collectively, the class WFC-1, WFC-2, WFC-3 and WFC-4 certificates.

     "CLASS WFC PRINCIPAL DISTRIBUTION AMOUNT" has the meaning assigned to that term under "Description of the Offered Certificates--Payments--Payments of
Principal" in this offering prospectus.

                                      315

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

     "CO-LENDER AGREEMENT" means the co-lender agreement or other intercreditor agreement that has been executed in connection with each Loan Combination, that identifies the respective rights and obligations of the holders of the mortgage loans that comprise the subject Loan Combination, and that is described under
"Description of the Mortgage Pool--The Loan Combinations" in this offering prospectus.

     "CONTROLLING WFC CLASS" means the most subordinate class of Class WFC
Certificates then outstanding that has a total principal balance, net of any portion of any Appraisal Reduction Amount in respect of the One World Financial
Center Mortgage Loan allocable to that class, that is greater than 25% of that class's original total principal balance.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this offering prospectus.

     "CROSSED LOAN" means any mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with another mortgage loan in the trust fund.

     "CROSSED GROUP" means any group of mortgage loans in the trust fund that are cross-collateralized and cross-defaulted with each other.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" and "CUT-OFF DATE LTV RATIO" each generally means, subject to the discussion under "Risk Factors--The Underwritten
Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value Ratios for
Certain of the Underlying Mortgage Loans Have Been Adjusted in Consideration of
Certain Financial Performance Assumptions or a Cash Holdback or a Guaranty or
Based on a Stabilized Appraised Value" in this offering prospectus:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the Ala Moana Portfolio Mortgage Loan, the Mall of America
          Mortgage Loan, the CGM AmeriCold Portfolio Mortgage Loan, the DB
          AmeriCold Portfolio Mortgage Loan, the Four Seasons Resort Maui
          Mortgage Loan or the JQH Hotel Portfolio B-Note Mortgage Loan), the
          ratio of--

          1.   the cut-off date principal balance of the mortgage loan (or, in the case of the One World Financial Center Mortgage Loan, unless the context indicates otherwise, the cut-off date principal balance of the pooled portion thereof only), to

          2.   the Appraised Value of the related mortgaged real property or properties;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total cut-off date principal balance for all of the
               underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group; and

                                      316

     o    with respect to each of the Ala Moana Portfolio Mortgage Loan, the
          Mall of America Mortgage Loan, the CGM AmeriCold Portfolio Mortgage
          Loan, the DB AmeriCold Portfolio Mortgage Loan and the Four Seasons
          Resort Maui Mortgage Loan, the ratio of--

          1.   the total cut-off date principal balance of that underlying mortgage loan and the related Pari Passu Non-Trust Loan(s), to

          2.   the total Appraised Value of the related mortgaged real property or properties.

     o    with respect to the JQH Hotel Portfolio B-Note, the ratio of--

          1.   the total cut-off date principal balance of the underlying mortgage loan and the related Senior Non-Trust Loan, to

          2.   the total Appraised Value of the related mortgaged real
               properties.

     "CY ENDED" means calendar year ended.

     "DB AMERICOLD PORTFOLIO CO-LENDER AGREEMENT" means, the Co-Lender Agreement for the DB AmeriCold Portfolio Loan Combination.

     "DB AMERICOLD PORTFOLIO CONTROLLING PARTY" means the holder of the DB
AmeriCold Portfolio Mortgage Loan or its designee, which designee, pursuant to the series CD 2007-CD4 pooling and servicing agreement, will be the series CD
2007-CD4 controlling class representative.

     "DB AMERICOLD PORTFOLIO LOAN COMBINATION" means, collectively, the DB
AmeriCold Portfolio Mortgage Loan and the DB AmeriCold Portfolio Non-Trust
Loans.

     "DB AMERICOLD PORTFOLIO MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the DB
AmeriCold Portfolio Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $180,000,000.

     "DB AMERICOLD PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this offering prospectus as DB AmeriCold
Portfolio.

     "DB AMERICOLD PORTFOLIO NON-TRUST LOAN" means any of the various mortgage loans secured by the DB AmeriCold Portfolio Mortgaged Properties that are not included in the trust fund and that are pari passu in right of payment with the
DB AmeriCold Portfolio Mortgage Loan, as and to the extent described under
"Description of the Mortgage Pool--The Loan Combinations--The DB AmeriCold
Portfolio Loan Combination" in this offering prospectus.

     "DB AMERICOLD PORTFOLIO NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a DB AmeriCold Portfolio Non-Trust Loan.

     "DB AMERICOLD PORTFOLIO PARI PASSU NON-TRUST LOAN" means any DB AmeriCold
Portfolio Non-Trust Loan that is pari passu in right of payment with the DB
AmeriCold Portfolio Mortgage Loan, as and to the extent described under
"Description of the Mortgage Pool--The Loan Combinations--The DB AmeriCold
Portfolio Loan Combination" in this offering prospectus.

                                      317

     "DEFAULT INTEREST" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that:

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage rate set forth on
          Annex A-1 to this offering prospectus and any Post-ARD Additional
          Interest accrued on the mortgage loan.

     "DEFAULTED MORTGAGE LOAN" means an underlying mortgage loan (i) that (A) is delinquent 60 days or more in respect to a monthly debt service payment (not including the balloon payment) or (B) is delinquent in respect of its balloon payment unless the applicable master servicer has, on or prior to the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance such underlying mortgage loan
(acceptable to the special servicer and the series CD 2007-CD4 controlling class representative) within 60 days after the due date of such balloon payment
(provided that, if such refinancing does not occur during such time specified in the commitment, the subject underlying mortgage loan will immediately become a
Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage instrument or mortgage note and without regard to any acceleration of payments under the related mortgage instrument and mortgage note, or (ii) as to which the applicable master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related mortgage note.

     "DEFICIENT VALUATION" means, with respect to any underlying mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged real property in an amount less than the then outstanding principal balance of the underlying mortgage loan, which valuation results from a proceeding initiated under the U.S. Bankruptcy Code.

     "DETAILED PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated, along with, when applicable, certain ancillary distinctions or characteristics. In the case of a mixed use property, the percentages included in the parenthesis next to each detailed property type are meant to be the estimated percentage of that purpose or use at the mortgaged real property, as measured by its relative contribution to the mortgaged real property's Underwritten Revenues. Each tenant space at the mortgaged real property may be comprised of only one of the uses, or may be some mixture of the two.

     "ENVIRONMENTAL REPORT" means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

     "ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a replacement reserves escrow account in conjunction with the
January, 2007 monthly debt service payment, multiplied by 12.

     "ESCROWED REPLACEMENT RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

     "ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any underlying mortgage loan, the monthly dollar amount, if any, actually deposited into a tenant improvements and leasing commissions escrow account in conjunction with the January, 2007 monthly debt service payment, multiplied by 12.

                                      318

     "ESCROWED TI/LC RESERVES INITIAL DEPOSIT" means, with respect to any underlying mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future tenant improvements and leasing commissions for the related mortgaged real property or properties.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

     "EVENT OF DEFAULT" has the meaning assigned to that term under "The Series
CD 2007-CD4 Pooling and Servicing Agreement--Events of Default" in this offering prospectus.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXEMPTION-FAVORED PARTY" means any of the following--

     o    Citigroup Global Markets Inc.,

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup
          Global Markets Inc., and

     o    any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "EXPENSES" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower.
Those expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

     o    insurance;

     o    management;

     o    landscaping;

     o    security, if provided at the mortgaged real property;

     o    real estate taxes;

     o    general and administrative expenses;

     o    ground lease payments; and

     o    other similar costs;

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

     In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have

                                      319

included leasing commissions and tenant improvements.

     "FITCH" means Fitch, Inc. and its successors in interest.

     "FSMA" means the Financial Services and Markets Act 2000.

     "FOUR SEASONS RESORT MAUI LOAN COMBINATION" means, collectively, the Four
Seasons Resort Maui Mortgage Loan and the Four Seasons Resort Maui Non-Trust
Loan.

     "FOUR SEASONS RESORT MAUI MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the Four
Seasons Resort Maui Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $250,000,000.

     "FOUR SEASONS RESORT MAUI MORTGAGED PROPERTIES" means the mortgaged real property identified on Annex A-1 to this offering prospectus as Four Seasons
Resort Maui.

     "FOUR SEASONS RESORT MAUI NON-TRUST LOAN" means any of the various mortgage loans secured by the Four Seasons Resort Maui Mortgaged Properties that are not included in the trust fund and that are pari passu in right of payment with the
Four Season Resort Maui Mortgage Loan, as and to the extent described under
"Description of the Mortgage Pool--The Loan Combinations--The Four Seasons
Resort Maui Loan Combination" in this offering prospectus.

     "FOUR SEASONS RESORT MAUI NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Four Seasons Resort Maui Non-Trust Loan.

     "FOUR SEASONS RESORT MAUI PARI PASSU NON-TRUST LOAN" means any Four Seasons
Resort Maui Non-Trust Loan that is pari passu in right of payment with the Four
Seasons Resort Maui Mortgage Loan, as and to the extent described under
"Description of the Mortgage Pool--The Loan Combinations--The Four Seasons
Resort Maui Loan Combination" in this offering prospectus.

     "GAAP" means generally accepted accounting principles in the United States.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "INITIAL LOAN GROUP NO. 1 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this offering prospectus.

     "INITIAL LOAN GROUP NO. 2 BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this offering prospectus.

     "INITIAL MORTGAGE POOL BALANCE" has the meaning given to that term under
"Description of the Mortgage Pool--General" in this offering prospectus.

     "INTEREST DIFFERENTIAL" means the sum calculated as

     1.   the excess, if any, of the mortgage rate over the Yield Maintenance
          Interest Rate, multiplied by

     2.   the prepaid amount, multiplied by

     3.   the number of months remaining to maturity, divided by

                                      320

     4.   12.

     "INTEREST DIFFERENTIAL (ANNUAL)" means the product obtained by multiplying:

     1.   the prepaid amount, multiplied by

     2.   the excess, if any, of the mortgage rate over the Yield Maintenance
          Interest Rate, multiplied by

     3.   the present value factor using the following formula:

          1-(1+r)(-n)
          -----------
               r

          where:

          r =  Yield Maintenance Interest Rate

          n =  the number of years, and any fraction thereof, remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan.

     "INTEREST DIFFERENTIAL (MONTHLY)" means the product obtained by multiplying:

     1.   the prepaid amount, multiplied by

     2.   the excess, if any, of the mortgage rate over the Yield Maintenance
          Interest Rate, multiplied by

     3.   the present value factor using the following formula:

          1-(1+r/12)(-n)
          --------------
                 r

          where:

          r =  Yield Maintenance Interest Rate

          n =  the number of monthly interest periods remaining between the date of such prepayment and the scheduled maturity date or anticipated repayment date of the loan.

     "INTEREST DIFFERENTIAL (MONTHLY LS)" means an amount equal to the present value of a series of "Monthly Amounts" assumed to be paid at the end of each month remaining from the prepayment date through the maturity date, discounted at the Yield Maintenance Interest Rate, where:

     "MONTHLY AMOUNT" shall be calculated as:

     1.   the mortgage rate minus

     2.   the Yield Maintenance Interest Rate, such result divided by 12 and the quotient thereof then multiplied by

     3.   the prepaid amount.

                                      321

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "ISSUE DATE" means the date of initial issuance for the series CD 2007-CD4 certificates, which will be on or about March 29, 2007.

     "JQH HOTEL PORTFOLIO B-NOTE MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the JQH
Hotel Portfolio Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $9,888,519.

     "JQH HOTEL PORTFOLIO CO-LENDER AGREEMENt" means the Co-Lender Agreement for the JQH Hotel Portfolio Loan Combination.

     "JQH HOTEL PORTFOLIO LOAN COMBINATION" means collectively, the JQH Hotel
Portfolio B-Note Mortgage Loan and the JQH Hotel Portfolio Senior Non-Trust
Loan.

     "JQH HOTEL PORTFOLIO MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this offering prospectus as the JQH Hotel
Portfolio B-Note.

     "JQH HOTEL PORTFOLIO SENIOR NON-TRUST LOAN" means any of the various mortgage loans secured by the JQH Mortgaged Properties that are not included in the trust fund, as described under "Description of the Mortgage Pool--The Loan
Combinations--The JQH Hotel Portfolio Loan Combination" in this offering prospectus.

     "LASALLE BANK" means LaSalle Bank National Association and its successors in interest.

     "LASALLE BANK MORTGAGE LOAN" means any of the underlying loans transferred to us by LaSalle Bank for inclusion in the trust fund and any Qualified
Substitute Mortgage Loan delivered by LaSalle Bank in replacement of a LaSalle
Bank Mortgage Loan.

     "LNR" means LNR Property Holdings, Ltd.

     "LNR PARTNERs" means LNR Partners, Inc.

     "LOAN BALANCE AT MATURITY/ARD" means, with respect to any underlying mortgage loan or Non-Trust Loan, the principal balance remaining after giving effect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or Non-Trust Loan or, in the case of an
ARD Loan or any Non-Trust Loan having an anticipated repayment date, the anticipated repayment date, assuming no prior prepayments or defaults.

     "LOAN COMBINATION" means any group of two or more mortgage loans described under "Description of the Mortgage Pool--The Loan Combinations--General" in this offering prospectus.

     "LOAN GROUP NO. 1 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the
Total Principal Distribution Amount for any distribution date attributable to loan group no. 1.

     "LOAN GROUP NO. 2 PRINCIPAL DISTRIBUTION AMOUNT" means the portion of the
Total Principal Distribution Amount for any distribution date attributable to loan group no. 2.

                                      322

     "LOAN-SPECIFIC CONTROLLING PARTY" has the meaning assigned thereto under
"The Series CD 2007-CD4 Pooling and Servicing Agreement--The Series CD 2007-CD4
Controlling Class Representative, the Class WFC Representative and the Serviced
Non-Trust Loan Noteholders" in this offering prospectus.

     "LOC" means letter of credit.

     "MAJOR TENANT" means any of the largest, second largest or third largest tenant in occupancy at a commercial mortgaged real property, as measured by its rentable area as a percentage of the total net rentable area.

     "MAJORITY CONTROLLING CLASS CERTIFICATEHOLDER" means, as of any date of determination, any single holder -- or, if applicable, beneficial owner -- of series CD 2007-CD4 certificates (other than any holder -- or, if applicable, beneficial owner -- that is an affiliate of us or a mortgage loan seller)
entitled to greater than 50% of the voting rights allocated to the series CD
2007-CD4 controlling class; provided, however, that, if there is no single holder -- or, if applicable, beneficial owner -- of series CD 2007-CD4 certificates entitled to greater than 50% of the voting rights allocated to such class, then the Majority Controlling Class Certificateholder will be the single holder -- or, if applicable, beneficial owner -- of series CD 2007-CD4 certificates with the largest percentage of voting rights allocated to the series CD 2007-CD4 controlling class. With respect to determining the Majority
Controlling Class Certificateholder, the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates will be treated as a single class of series CD 2007-CD4 certificates, with the subject voting rights allocated among the holders -- or, if applicable, beneficial owners -- of those series CD 2007-CD4 certificates in proportion to the respective total principal balances thereof as of such date of determination.

     "MALL OF AMERICA CO-LENDER AGREEMENT" means, the Co-Lender Agreement for the Mall of America Loan Combination.

     "MALL OF AMERICA LOAN COMBINATION" means, collectively, the Mall of America
Mortgage Loan and the Mall of America Non-Trust Loans.

     "MALL OF AMERICA MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the Mall of America
Mortgaged Properties, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $306,000,000.

     "MALL OF AMERICA MORTGAGED PROPERTIES" means the mortgaged real properties identified on Annex A-1 to this offering prospectus as Mall of America.

     "MALL OF AMERICA NON-TRUST LOAN" means any of the various mortgage loans secured by the Mall of America Mortgaged Properties that is not included in the trust fund and that are pari passu in right of payment with the Mall of America
Mortgage Loan, as and to the extent described under "Description of the Mortgage
Pool--The Loan Combinations--The Mall of America Loan Combination" in this offering prospectus.

     "MALL OF AMERICA NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Mall of America Non-Trust Loan.

     "MALL OF AMERICA PARI PASSU NON-TRUST LOAN" means any Mall of America
Non-Trust Loan that is pari passu in right of payment with the Mall of America
Mortgage Loan, as and to the extent described under "Description of the Mortgage
Pool--The Loan Combinations--The Mall of America Loan Combination" in this offering prospectus.

     "MASTER SERVICER REMITTANCE AMOUNT" has the meaning given to that term under "The Series CD 2007-CD4 Pooling and Servicing Agreement--Accounts" in this offering prospectus.

                                      323

     "MATURITY ASSUMPTIONS" means, collectively, the following assumptions regarding the series CD 2007-CD4 certificates and the underlying mortgage loans:

     o    the mortgage loans have the characteristics set forth on Annex A-1 to this offering prospectus, the Initial Mortgage Pool Balance is approximately $6,603,308,266, the Initial Loan Group No. 1 Balance is
          approximately $5,667,551,612 and the Initial Loan Group No. 2 Balance
          is approximately $935,756,654;

     o    the initial total principal balance or notional amount, as the case may be, of each class of series CD 2007-CD4 certificates, exclusive of the class R and Y certificates, and the class A-MFL REMIC regular interest is as described in this offering prospectus;

     o    the pass-through rate for each interest-bearing class of series CD
          2007-CD4 certificates is as described in this offering prospectus;

     o    there are no delinquencies or losses with respect to the underlying mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the underlying mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the underlying mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the underlying mortgage loans provides for monthly debt service payments to be due on the respective dates of each month and accrues interest on the respective bases described in this offering prospectus;

     o    there are no breaches of any mortgage loan seller's representations and warranties regarding the underlying mortgage loans that are being sold by it;

     o    monthly debt service payments on the mortgage loans are timely received on the respective payment day of each month, and
          amortization, if applicable, is assumed to occur prior to prepayment;

     o    in the case of mortgage loans that have their first payment date in
          May 2007, there will be an interest reserve deposit to fund the interest accrued on such mortgage loans for the interest accrual period beginning in March 2007;

     o    in the case of mortgage loans that have payment dates that occur after the initial determination date, there will be an interest reserve deposit to fund the interest accrued on such mortgage loans for the interest accrual period beginning in March 2007;

     o    no voluntary or involuntary prepayments are received as to any of the underlying mortgage loans during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the underlying mortgage loans at the indicated CPRs set forth in the subject tables or

                                      324

          other relevant part of this offering prospectus, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

     o    all prepayments on the underlying mortgage loans are assumed to be accompanied by a full month's interest;

     o    no person or entity entitled thereto exercises its right of optional termination described in this offering prospectus under "Description of the Offered Certificates--Termination";

     o    no underlying mortgage loan is required to be repurchased by any mortgage loan seller;

     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 11th day of each month, commencing in April 2007; and

     o    the offered certificates are settled on March 29, 2007.

     "MATURITY DATE/ARD LOAN-TO-VALUE RATIO" and "MATURITY DATE/ARD LTV RATIO"
each generally means, subject to the discussion under "Risk Factors--The
Underwritten Net Cash Flow Debt Service Coverage Ratios and/or Loan-to-Value
Ratios for Certain of the Underlying Mortgage Loans Have Been Adjusted in
Consideration of Certain Financial Performance Assumptions or a Cash Holdback or
a Guaranty or Based on a Stabilized Appraised Value" in this offering prospectus:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan or the Ala Moana Portfolio Mortgage Loan, the Mall of America
          Mortgage Loan, the CGM AmeriCold Portfolio Mortgage Loan, the DB
          AmeriCold Portfolio Mortgage Loan, the Four Seasons Resort Maui
          Mortgage Loan or the JQH Hotel Portfolio B-Note Mortgage Loan), the
          ratio of--

          1.   the related Loan Balance at Maturity/ARD for the particular mortgage loan (or, in the case of the One World Financial Center
               Mortgage Loan, unless the context indicates otherwise, the related Loan Balance at Maturity/ARD of the pooled portion thereof only), to

          2.   the Appraised Value of the related mortgaged real property or properties;

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the applicable Crossed Group, to

          2.   the total Appraised Value for all of the mortgaged real
               properties related to the applicable Crossed Group;

     o    with respect to each of the Ala Moana Portfolio Mortgage Loan, the
          Mall of America Mortgage Loan, the CGM AmeriCold Portfolio Mortgage
          Loan, the DB AmeriCold Portfolio Mortgage Loan and the Four Seasons
          Resort Maui Mortgage Loan, the ratio of--

          1.   the sum of the Loan Balance at Maturity/ARD for that underlying mortgage loan and the aggregate Loan Balance at Maturity/ARD for the related Pari Passu Non-Trust Loan(s), to

                                      325

          2.   the Appraised Value of the related mortgaged real property or properties; and

     o    with respect to the JQH Hotel Portfolio B-Note Mortgage Loan, the ratio of--

          1.   the sum of the Loan Balance at Maturity/ARD for that underlying mortgage loan and the Loan Balance at Maturity/ARD for the related Senior Non-Trust Loan, to

          2.   the Appraised Value of the related mortgaged real properties.

     "MIDLAND" means Midland Loan Services, Inc.

     "MOODY'S" means Moody's Investors Service, Inc. and its successors in interest.

     "MORTGAGE DEFERRED INTEREST" means, with respect to any underlying mortgage loan, the amount of any interest accrued thereon at the related mortgage rate
(other than Post-ARD Additional Interest) that, by virtue of a modification, is added to the outstanding principal balance of such underlying mortgage loan instead of being payable on the related due date on which it would otherwise have been due.

     "MORTGAGE FILE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this offering prospectus.

     "MULTIPLE PROPERTY MORTGAGE LOAN" means any underlying mortgage loan that, without regard to any cross-collateralization with any other underlying mortgage loan, is individually secured by two or more mortgaged real properties.

     "N/A" and "NAP" each means not applicable.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of:

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     o    the total payments made by the master servicers to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE PASS-THROUGH RATE" means:

     o    in the case of each underlying mortgage loan (or designated portion thereof) that accrues interest on a 30/360 Basis, for any distribution date, an annual rate equal to the Net Mortgage Rate of that mortgage loan (or designated portion thereof) in effect as of the date of initial issuance of the offered certificates; and

                                      326

     o    in the case of each underlying mortgage loan (or designated portion thereof) that accrues interest on an Actual/360 Basis, for any distribution date, an annual rate generally equal to the product of
          (1) 12, times (2) a fraction, expressed as a percentage, the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the calendar month preceding the month in which the subject distribution date occurs, multiplied by (b) the Stated
          Principal Balance of that mortgage loan (or the Allocated Principal
          Balance of that designated portion thereof) immediately prior to the subject distribution date, multiplied by (c) 1/360, multiplied by (d)
          the Net Mortgage Rate of that mortgage loan (or designated portion thereof) in effect as of the date of initial issuance of the offered certificates, and the denominator of which fraction is the Stated
          Principal Balance of that mortgage loan (or the Allocated Principal
          Balance of that designated portion thereof) immediately prior to the subject distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan (or designated portion thereof) that is transferred from the certificate administrator's distribution account to its interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause (2) of the second bullet of this definition will be increased to reflect any interest reserve amount(s) with respect to the subject mortgage loan (or designated portion thereof) that are transferred from the certificate administrator's interest reserve account to its distribution account during that month.

     "NET MORTGAGE RATE" means, for any underlying mortgage loan (or designated portion thereof), the related actual or deemed mortgage rate minus the
Administrative Fee Rate.

     "NET OPERATING INCOME" or "NOI" means, for any mortgaged real property securing an underlying mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover,
NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. In certain cases, NOI may reflect partial-year annualizations.

     "NOI DSCR" means:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan, the Ala Moana Portfolio Mortgage Loan, the Mall of America
          Mortgage Loan, the CGM AmeriCold Portfolio Mortgage Loan, the DB
          AmeriCold Portfolio Mortgage Loan, the Four Seasons Resort Maui
          Mortgage Loan or the JQH Hotel Portfolio B-Note Mortgage Loan), for
          any specified 12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property or
               properties for that 12-month period, to

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          2.   the Annual Debt Service for the underlying mortgage loan (in the case of the One World Financial Center Mortgage Loan, unless the context indicates otherwise, exclusive of any portion of such
               Annual Debt Service that is attributable to the non-pooled portion thereof);

     o    with respect to any Crossed Loan, for any specified 12-month period, the ratio of--

          1.   the total NOI for all of the mortgaged real properties related to the applicable Crossed Group for that 12-month period, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group;

     o    with respect to each of the Ala Moana Portfolio Mortgage Loan, the
          Mall of America Mortgage Loan, the CGM AmeriCold Portfolio Mortgage
          Loan, the DB AmeriCold Portfolio Mortgage Loan and the Four Seasons
          Resort Maui Mortgage Loan, for any specified 12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real property or
               properties for that 12-month period, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate Annual Debt Service for the related Pari
               Passu Non-Trust Loan(s); and

     o    with respect to the JQH Hotel Portfolio B-Note Mortgage Loan, for any
          specified 12-month period, the ratio of--

          1.   the NOI for the corresponding mortgaged real properties for that
               12-month period, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the Annual Debt Service for the related Senior Non-Trust
               Loan.

     "NONRECOVERABLE ADVANCE" means any advance made or proposed to be made, as applicable, with respect to any underlying mortgage loan or related REO Property that is determined in accordance with the series CD 2007-CD4 pooling and servicing agreement, not to be ultimately recoverable (together with any accrued and unpaid interest thereon) out of payments or other collections on that mortgage loan or related REO Property (or, in the case of an underlying mortgage loan that is part of a Loan Combination, on or with respect to that Loan
Combination).

     "NON-TRUST LOAN" means any mortgage loan in a Loan Combination that is not being transferred to the trust.

     "NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note evidencing a Non-Trust Loan.

     "NRSF", "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

     "OCCUPANCY %" or "OCCUPANCY PERCENTAGE" means, (a) for any mortgaged real property (other than a hotel property), the percentage of leasable square footage, total Units or total Pads, as the case may be, at the particular property that was physically occupied as of the "Occupancy as of Date" specified in Annex A-1

                                      328

to this offering prospectus, and (b) for any mortgaged real property that is a hotel property, the average percentage of rooms that were occupied in the
12-month period ending on the "Occupancy as of Date" specified in Annex A-1 to this offering prospectus. Occupancy Percentages presented in this offering prospectus may reflect leased space that is not currently occupied, that is subject to build out and/or that is subject to a free rent period or that is leased to an affiliate of the related borrower pursuant to a master lease.

     "ONE WORLD FINANCIAL CENTER AVAILABLE FUNDS" has the meaning given to that term under "Description of the Mortgage Pool--One World Financial Center Pooled
and Non-Pooled Portions--Allocation of Payments to the Pooled and Non-Pooled
Portions of the One World Financial Center Mortgage Loan" in this offering prospectus.

     "ONE WORLD FINANCIAL CENTER CURE EVENT" has the meaning given to that term under "The Series CD 2007-CD4 Pooling and Servicing Agreement--The Series CD
2007-CD4 Controlling Class Representative, the Class WFC Representative and the
Serviced Non-Trust Loan Noteholders" in this offering prospectus.

     "ONE WORLD FINANCIAL CENTER MORTGAGE LOAN" means the underlying mortgage loan intended to be transferred to the issuing entity that is secured by the One
World Financial Center Mortgaged Property, which underlying mortgage loan has, as of the cut-off date, an unpaid principal balance of $310,000,000. The senior pooled portion of the One World Financial Center Mortgage Loan has a principal balance of $257,000,000 as of the cut-off date and the subordinate non-pooled portion of the One World Financial Center Mortgage Loan has a principal balance of $53,000,000 as of the cut-off date.

     "ONE WORLD FINANCIAL CENTER MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as One World
Financial Center.

     "OPTION PRICE" has the meaning given to that term under "The Series CD
2007-CD4 Pooling and Servicing Agreement--Fair Value Purchase Option" in this offering prospectus.

     "ORIGINAL AMORTIZATION TERM" means, with respect to any underlying mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

     o    the actual mortgage loan rate; and

     o    the actual monthly debt service payment;

provided that, with respect to any underlying mortgage loan that provides for interest only payments for a period of months following the cut-off date followed by payments of interest and principal for the remaining term of the mortgage loan, the "actual monthly debt service payment" referenced in the second bullet of this definition means the monthly payment of principal and interest scheduled to be due following the interest-only period; and provided, further, that, with respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date or any related anticipated repayment date, the term "Original Amortization Term" is not applicable and Annexes to this offering prospectus will indicate "Interest
Only."

     "ORIGINAL TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the total number of scheduled monthly debt service payments specified in the related promissory note, beginning with and including the first payment date of the mortgage loan through and including the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date, except that, with respect to the underlying mortgage loans identified on Annex A-1 to this offering prospectus as JQH Hotel Portfolio B-Note, 24 Hour Fitness and Big Kmart
- Clemmons, the respective terms to maturity and maturity dates presented in this offering prospectus are one-month later than the actual terms to maturity and loan maturity dates..

     "OUTSIDE SERVICED LOAN COMBINATION" means any of the Ala Moana Portfolio
Loan Combination, the Mall of America Loan Combination, the DB AmeriCold
Portfolio Loan Combination and the JQH Hotel Portfolio Loan Combination.

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     "OUTSIDE SERVICED MORTGAGE LOAN" means any of the Ala Moana Portfolio
Mortgage Loan, the Mall of America Mortgage Loan, the DB AmeriCold Portfolio
Mortgage Loan and the JQH Hotel Portfolio B-Note Mortgage Loan.

     "PADS" means, in the case of a mortgaged real property operated as a manufactured housing community, the number of pads, which are referred to in
Annex A-1 to this offering prospectus as "Pads."

     "PARI PASSU NON-TRUST LOAN" means any Non-Trust Loan that is pari passu in right of payment with the underlying mortgage loan that is part of the same Loan
Combination.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following:

     o    the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties;

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record;

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma or specimen title policy or marked-up commitment;

     o    other matters to which like properties are commonly subject;

     o    the rights of tenants (whether under ground leases, space leases or operating leases) at the mortgaged real property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases);

     o    if the mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan; and

     o    if the mortgage loan is part of a Loan Combination, the lien of the mortgage instrument for the related Non-Trust Loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

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     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or
Keogh plan, that is subject to Title I of ERISA or Section 4975 of the Internal
Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations issued by the United States
Department of Labor, as modified by Section 3(42) of ERISA, concerning whether a
Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal
Revenue Code, if the Plan acquires an "equity interest" in that entity.

     "PNC BANK" means PNC Bank, National Association.

     "PNC BANK MORTGAGE LOAN" means any of the underlying mortgage loans transferred by PNC Bank, National Association to us for inclusion in the trust fund and any Qualified Substitute Mortgage Loan delivered by PNC Bank, National
Association in replacement of a PNC Bank Mortgage Loan.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan following such underlying mortgage loan's due date in such collection period, the amount of any interest (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that constitutes Default
Interest and/or Post-ARD Additional Interest) accrued on the amount of such principal prepayment during the period from and after such due date and ending on the date such principal prepayment was applied to such underlying mortgage loan, to the extent collected (exclusive of any related prepayment premium or yield maintenance charge actually collected).

                                       331

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any underlying mortgage loan that was subject to a principal prepayment in full or in part made by the related borrower during any collection period, which principal prepayment was applied to such underlying mortgage loan prior to such underlying mortgage loan's due date in such collection period, the amount of interest, to the extent not collected from the related borrower (without regard to any prepayment premium or yield maintenance charge actually collected), that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such underlying mortgage loan and ending on the day immediately preceding such due date, inclusive (net of related master servicing fees and, if applicable, any related outside master servicing fees and/or any portion of that interest that would have constituted Default Interest and/or Post-ARD Additional Interest).

     "PREPAYMENT PROVISIONS" for each underlying mortgage loan are as follows:

     o    "LO(Y)" means that the original duration of the lock-out period is y payments;

     o    "DEFEASANCE(Y)" means that the original duration of the defeasance period is y payments;

     o    "GRTRX%UPBORYM(Y)" means that, for a period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

     o    "(I) GRTRX%UPBORYMOR(II)DEFEASANCE(Y)" means that, for a period of y payments, the relevant prepayment charge will equal (i) the greater of the applicable yield maintenance charge and x% of the principal amount prepaid, or (ii) defeasance;

     o    "FREE(Y)" means that the underlying mortgage loan is freely prepayable for a period of y payments;

     o    "YM(Y)" means that, for a period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge;
          and

     o    "X%(Y)" means that, for a period of y payments, the relevant prepayment charge will equal x% of the principal amount prepaid.

     "PRESENT VALUE" or "PV" means a yield maintenance charge that is equal to the excess, if any, of:

     1.   the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate;

          over

     2.   the amount of principal being prepaid.

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by virtue of the cross-collateralization features of the related
Crossed Group.

     "PRIVILEGED PERSON" means any certificateholder, certificate owner, any party to the series CD 2007-CD4 pooling and servicing agreement, any person identified to the certificate administrator or the applicable master

                                       332

servicer, as applicable, as a prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person), any rating agency, any mortgage loan seller, any underwriter, any of our designees or a designee of any party to the series CD 2007-CD4 pooling and servicing agreement; provided that no certificate owner or prospective transferee of a certificate or interest therein (or licensed or registered investment adviser representing such person) will be considered a "Privileged
Person" or be entitled to a password or restricted access to any reports delivered on a restricted basis unless such person has delivered to the certificate administrator or the applicable master servicer, as applicable, a certification in the form required by the series CD 2007-CD4 pooling and servicing agreement.

     "PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated.

     "PURCHASE OPTION" has the meaning given to that term under "The Series CD
2007-CD4 Pooling and Servicing Agreement--Fair Value Purchase Option" in this offering prospectus.

     "PURCHASE PRICE" has the meaning given to that term under "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" in this offering prospectus.

     "PV YIELD DIFFERENTIAL" means a yield maintenance charge that is equal to the present value (as determined by the factor described in the related loan documents) of the excess, if any, of:

     1.   the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount,

     over

     2.   the amount of interest that would be payable as of the prepayment date from such prepayment date through the maturity date on the prepaid amount if such amount were invested at the Yield Maintenance Interest
          Rate.

     "QUALIFIED SUBSTITUTE MORTGAGE LOAN" means a replacement mortgage loan which must, on the date of substitution, among other things:

     o    have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs;

     o    have a mortgage rate not less than the mortgage rate of the deleted mortgage loan;

     o    have the same due date as the deleted mortgage loan;

     o    accrue interest on the same basis as the deleted mortgage loan (for example, on an Actual/360 Basis);

     o    have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan;

     o    have a loan-to-value ratio not higher than the lower of the original loan-to-value ratio of the deleted mortgage loan and the then-current loan-to-value ratio of the deleted mortgage loan;

                                       333

     o    comply in all material respects, as of the date of substitution, with all of the representations and warranties set forth in the applicable mortgage loan purchase agreement;

     o    have an environmental report with respect to the related mortgaged real property which will be delivered as a part of the related servicing file;

     o    have a debt service coverage ratio (calculated to include the additional debt from any encumbrance) not lower than the higher of the original debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan and the then-current debt service coverage ratio (calculated to include the additional debt from any encumbrance) of the deleted mortgage loan;

     o    be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal
          Revenue Code;

     o    not have a maturity date after the date two years prior to the rated final distribution date;

     o    not be substituted for a deleted mortgage loan unless the trustee has received prior confirmation in writing by each applicable rating agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the rating agency to any class of series CD 2007-CD4 certificates then rated by the rating agency (the cost, if any, of obtaining such confirmation to be paid by the applicable mortgage loan seller);

     o    have a date of origination that is not more than 12 months prior to the date of substitution;

     o    have been approved by the series CD 2007-CD4 controlling class representative (or, if there is no series CD 2007-CD4 controlling class representative then serving, by the series CD 2007-CD4 certificateholders representing a majority of the series CD 2007-CD4 voting rights allocated to the controlling class); and

     o    not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the REMICs created under the series CD 2007-CD4 pooling and servicing agreement or the imposition of tax on any of the REMICs created under the series CD
          2007-CD4 pooling and servicing agreement other than a tax on income expressly permitted or contemplated to be received by the terms of the series CD 2007-CD4 pooling and servicing agreement.

     In the event that one or more mortgage loans are substituted for one or more deleted underlying mortgage loans, then the amounts described in the first bullet of this definition will be determined on the basis of aggregate principal balances and the rates described in the second bullet of this definition and the remaining term to stated maturity referred to in the fifth bullet of this definition will be determined on a weighted average basis; provided that no underlying mortgage loan may have a Net Mortgage Rate that is less than the highest pass-through rate of any class of series CD 2007-CD4 principal balance certificates bearing a fixed rate and outstanding at the time of the substitution. When a Qualified Substitute Mortgage Loan is substituted for a deleted underlying mortgage loan, the applicable mortgage loan seller will be required to certify that the replacement mortgage loan meets all of the requirements of the above definition and must send such certification to the trustee.

     "REALIZED LOSSES" means losses on or with respect to the underlying mortgage loans arising from the inability of the applicable master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this offering prospectus.

                                       334

     "RECOMMENDED ANNUAL REPLACEMENT RESERVES" means, for any mortgaged real property securing an underlying mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.

     "RELATED UNDERLYING MORTGAGE LOANS" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "RELEVANT IMPLEMENTATION DATE" has the meaning assigned to that term under
"Method of Distribution" in this offering prospectus.

     "RELEVANT MEMBER STATE" has the meaning assigned to that term under "Method of Distribution" in this offering prospectus.

     "REMAINING AMORTIZATION TERM" or "STATED REMAINING AMORTIZATION TERM"
means: (a) with respect to any underlying mortgage loan that does not provide for an interest only payment as of the cut-off date, the Original Amortization
Term less the Seasoning of the loan, calculated as of the cut-off date; and (b)
with respect to any underlying mortgage loan that provides for an interest only payment as of the cut-off date, the Original Amortization Term. With respect to any underlying mortgage loan that provides for interest only payments until the scheduled maturity date, the terms "Remaining Amortization Term and "Stated
Remaining Amortization Term" are not applicable, and the Annexes to this offering prospectus will indicate "Interest Only."

     "REMAINING TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the Original Term to Maturity/ARD less the Seasoning of the loan, calculated as of the cut-off date.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the issuing entity through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan (or, if applicable, a Serviced Loan Combination) or, in the case of an Outside Serviced
Loan Combination, any mortgaged real property that is acquired under the applicable other pooling and servicing agreement in similar circumstances.

     "RESTRICTED GROUP" means, collectively, the following persons and entities:

     o    the trustee;

     o    the certificate administrator;

     o    the Exemption-Favored Parties;

     o    us;

     o    each master servicer;

     o    the special servicer;

     o    any sub-servicers;

                                       335

     o    any person or entity responsible for servicing an Outside Serviced
          Mortgage Loan or any related REO Property;

     o    the mortgage loan sellers;

     o    each borrower, if any, with respect to underlying mortgage loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the series
          CD 2007-CD4 certificates; and

     o    any and all affiliates of any of the aforementioned persons.

     "RESTRICTED SERVICER REPORTS" means, collectively, the following reports:

     o    CMSA servicer watch list;

     o    CMSA operating statement analysis report;

     o    CMSA NOI adjustment worksheet; and

     o    CMSA comparative financial status report;

provided that, if a Restricted Servicer Report is filed with the SEC, it will thereafter become an Unrestricted Servicer Report.

     "REVENUES" means the gross revenues received with respect to a mortgaged real property securing any underlying mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

     o    for the multifamily rental properties, gross rental and other revenues; and

     o    for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. and its successors in interest.

     "SEASONING" means, with respect to any underlying mortgage loan, the number of scheduled monthly debt service payments between and including the first payment date of the mortgage loan through and including the cut-off date.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SENIOR NON-TRUST LOAN" means any Non-Trust Loan that is senior in right of payment to the underlying mortgage loan that is part of the same Loan
Combination.

     "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first distribution date as of the commencement of business on which--

     o    the class A-1, A-2A, A-2B, A-3, A-SB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, and

                                       336

     o    the total principal balance of the class A-MFX, A-MFL, A-J, B, C, D,
          E, F, G, H, J, K, L, M, N, O, P, Q and S certificates have previously been reduced to zero as described under "Description of the Offered
          Certificates--Reductions of Certificate Principal Balances in
          Connection with Realized Losses and Additional Trust Fund Expenses" in this offering prospectus.

     "SERVICED LOAN COMBINATION" means any Loan Combination other than the Ala
Moana Portfolio Loan Combination, the Mall of America Loan Combination, the DB
AmeriCold Portfolio Loan Combination and the JQH Hotel Portfolio Loan
Combination.

     "SERVICED NON-TRUST LOAN" means any Non-Trust Loan that is part of a
Serviced Loan Combination.

     "SERVICED NON-TRUST LOAN NOTEHOLDER" means the holder of the promissory note for a Serviced Non-Trust Loan.

     "SERVICING STANDARD" means, with respect to any mortgage loan, Servicing
Standard No. 1 or Servicing Standard No. 2, as applicable.

     "SERVICING STANDARD NO. 1" means, in general, with respect to each master servicer (other than Capmark) and the special servicer, to service and administer the mortgage loans (including any Serviced Non-Trust Loans) and any
REO Properties for which that party is responsible under the series CD 2007-CD4 pooling and servicing agreement:

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, the subject master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers and similar foreclosure properties (i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing and administering loans and foreclosure properties for third parties or (ii) held in its own portfolio, whichever standard is higher;

     o    with a view to (i) the timely collection of all scheduled payments of principal and interest due on each such mortgage loan or, if any such mortgage loan shall come into and continue in default, the maximization of the recovery on such mortgage loan or REO Property on a net present value basis and (ii) the best interests (as determined by the subject master servicer or special servicer, as applicable, in its reasonable judgment) of the series CD 2007-CD4 certificateholders and the trust fund and, in the case of a Serviced Loan Combination, the related Serviced Non-Trust Loan Noteholder(s) (as a collective whole), but taking into account the subordinate nature of any related
          Subordinate Non-Trust Loan(s); and

     o    without regard to:

          1.   any relationship that the subject master servicer or the special servicer, as the case may be, or any of its affiliates may have with any related borrower, us, any mortgage loan seller or any other party to the transaction pursuant to which the series CD
               2007-CD4 certificates will be issued or any affiliate thereof;

          2.   the ownership of any series CD 2007-CD4 certificate (or other interest in any underlying mortgage loan or Non-Trust Loan) or any interest in a mezzanine loan by the subject master servicer or the special servicer, as the case may be, or by any of its affiliates;

                                       337

          3.   the right of the subject master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the series CD 2007-CD4 pooling and servicing agreement;

          4.   the obligation of the subject master servicer to make advances;

          5.   the ownership, servicing or management by the subject master servicer or the special servicer or any of its affiliates for others of any other mortgage loans or mortgaged real property;

          6.   any obligation of the subject master servicer or any of its affiliates to repurchase or substitute an underlying mortgage loan as a mortgage loan seller;

          7.   any obligation of the subject master servicer or any of its affiliates to cure a breach of a representation or warranty with respect to an underlying mortgage loan; and

          8.   any debt (including any mezzanine debt) the subject master servicer or the special servicer or any of its affiliates has extended to any related borrower or any affiliate of that
               borrower;

     "SERVICING STANDARD NO. 2" means, with respect to Capmark, the obligation to service and administer the mortgage loans which it is responsible for servicing under the series CD 2007-CD4 pooling and servicing agreement:

     o    in the best interests (as determined by such master servicer in its good faith and reasonable judgment) of and for the benefit of the holders of the series CD 2007-CD4 certificates (as a collective whole)
          and the trust fund and, in the case of a Loan Combination, the holder of the related Non-Trust Loan(s) (also as a collective whole), in accordance with applicable law, the terms of the pooling and servicing agreement and the related Co-Lender Agreement, and to the extent consistent with the foregoing, further as follows:

     o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those which it is responsible for servicing under the series CD 2007-CD4 pooling and servicing agreement;

     o    with a view to the timely recovery of all scheduled payments of principal and interest under the mortgage loans; and

     o    without regard to--

          1.   any relationship that such master servicer or any of its
               affiliates may have with a borrower under a mortgage loan;

          2.   the ownership of any certificate by such master servicer or by any of its affiliates;

          3.   the obligation of such master servicer to make advances; and

          4.   the right of such master servicer or any of its affiliates to receive reimbursement of costs, or the sufficiency of any
               compensation payable to it under the series CD 2007-CD4 pooling and servicing agreement or with respect to any particular
               transaction.

                                       338

     "SERVICING TRANSFER EVENT" means, with respect to any underlying mortgage loan being serviced under the series CD 2007-CD4 pooling and servicing agreement, any of the following events:

          1.   the related borrower--

               A.   fails to make when due any balloon payment unless the
                    applicable master servicer has, on or prior to the 60th day after due date of that balloon payment, received written
                    evidence from an institutional lender of such lender's
                    binding commitment to refinance the subject underlying
                    mortgage loan (acceptable to the special servicer) within
                    120 days after the due date of such balloon payment and
                    during the interim the related borrower has continued to
                    make the monthly debt service payment in effect prior to
                    maturity (provided that if such refinancing does not occur during such time specified in the commitment, a "Servicing
                    Transfer Event" will occur immediately), or

               B.   fails to make when due any scheduled payment of principal
                    and interest (other than a balloon payment), and such
                    failure continues unremedied for 60 days;

          2.   the applicable master servicer or the special servicer (in the case of the special servicer, with the consent of the
               Loan-Specific Controlling Party) determines in its good faith reasonable judgment and in accordance with the Servicing
               Standard, based on, among other things, communications with the related borrower, that a default in the making of a scheduled payment of principal and interest (including a balloon payment)
               or any other default under the related mortgage loan documents that would (with respect to such other default) materially impair the value of the mortgaged real property as security for the subject underlying mortgage loan or otherwise would materially adversely affect the interest of the series CD 2007-CD4
               certificateholders and would continue unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days;
               provided that a default that would give rise to an acceleration right without any grace period will be deemed to have a grace period equal to zero) is likely to occur and is likely to remain unremedied for at least 60 days;

          3.   there occurs a default (other than as described in clause 1.
               above) that the applicable master servicer or special servicer determines, in its good faith and reasonable judgment and in accordance with the Servicing Standard, materially impairs the value of the related mortgaged real property as security for the subject underlying mortgage loan or otherwise materially
               adversely affects the interests of the series CD 2007-CD4
               certificateholders and that continues unremedied beyond the applicable grace period under the terms of the subject underlying mortgage loan (or, if no grace period is specified, for 60 days;
               provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); provided, however, that, in the event the special servicer determines that the related borrower does not need to maintain terrorism insurance as provided in the series CD
               2007-CD4 pooling and servicing agreement, no default related to the failure to obtain such insurance will be considered
               outstanding for purposes of this clause 3.;

          4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          5.   the applicable master servicer receives notice of the
               commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

                                       339

A Servicing Transfer Event will generally cease to exist:

     o    with respect to the circumstances described in clause 1. of this definition, if and when the related borrower makes three consecutive full and timely scheduled monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, if and when those circumstances cease to exist in the good faith reasonable judgment of the special servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clause 4. of this definition, no later than the entry of an order or decree dismissing such proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, if and when the default is cured; and

     o    with respect to the circumstances described in clause 5. of this definition, if and when the proceedings are terminated;

so long as at that time no circumstance identified in clauses 1. through 5. of this definition exists that would cause a Servicing Transfer Event to continue to exist with respect to the underlying mortgage loan.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a
Serviced Loan Combination, it will also be considered to exist for the other mortgage loans in that Serviced Loan Combination, provided that, if a Serviced
Non-Trust Loan Noteholder prevents the occurrence of a Servicing Transfer Event with respect to the related mortgage loan in the trust through the exercise of cure rights as set forth in the related Co-Lender Agreement, then the existence of such Servicing Transfer Event with respect to the related Serviced Non-Trust
Loan will not, in and of itself, result in the existence of a Servicing Transfer
Event with respect to the related mortgage loan in the trust, or the transfer to special servicing of the applicable Serviced Loan Combination, unless a separate
Servicing Transfer Event haw occurred with respect thereto.

     The Outside Serviced Mortgage Loans are not being serviced under the series
CD 2007-CD4 pooling and servicing agreement, and the servicing transfer events or the equivalent with respect thereto under the applicable other pooling and servicing agreements will be similar, but may not be identical, to the foregoing, including with respect to the provisions described in the preceding paragraph relating to the limited automatic servicing transfer events with respect to all of the mortgage loans comprising that Loan Combination.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

     "STANDARD AVAILABLE P&I FUNDS" means, with respect to any distribution date, the Total Available P&I Funds, net of the Class WFC Available P&I Funds,
for that date.

     "STATED PRINCIPAL BALANCE" means, for any outstanding mortgage loan in the trust fund as of any date of determination, an amount (which amount will not be less than zero) equal to "x" plus "y" minus "z" where:

     X.   "x" is equal to the cut-off date principal balance of the subject mortgage loan (or, in the case of a Qualified Substitute Mortgage
          Loan, the unpaid principal balance after application of all principal payments due on or before the related due date in the month of substitution, whether or not received);

                                       340

     Y.   "y" is equal to any Mortgage Deferred Interest added to the principal balance of the mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination; and

     Z.   "z" is equal to the sum of--

          1.   the principal portion of each scheduled payment of principal and interest due on the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent received from the related borrower or advanced by the applicable master servicer or the trustee and distributed to series CD 2007-CD4 certificateholders on or before such date of determination,

          2.   all principal prepayments received with respect to the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent distributed to series CD 2007-CD4 certificateholders on or before such date of determination,

          3.   the principal portion of all insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to the subject mortgage loan after the cut-off date or the related due date in the month of substitution, as the case may be, to the extent distributed to series CD 2007-CD4 certificateholders on or before such date of determination,

          4.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination, and

          5.   to the extent not otherwise included as part of the amount described in the immediately preceding clause 4., any amount of reduction in the outstanding principal balance of the subject mortgage loan resulting from a Deficient Valuation that occurred prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination.

     With respect to any mortgage loan in the trust fund as to which the related mortgaged real property has become an REO Property, the "Stated Principal
Balance" of that mortgage loan will be, as of any date of determination, an amount equal to (x) the Stated Principal Balance of that mortgage loan as of the date of the related REO acquisition, minus (y) the sum of:

     1.   the principal portion of any P&I advance made with respect to the subject mortgage loan on or after the date of the related REO acquisition, to the extent distributed to series CD 2007-CD4 certificateholders on or before such date of determination;

     2.   the principal portion of all insurance proceeds, condemnation proceeds, liquidation proceeds and REO revenues received with respect to the subject mortgage loan deemed to be outstanding, to the extent distributed to series CD 2007-CD4 certificateholders on or before such date of determination; and

     3.   the principal portion of any Realized Loss incurred in respect of the subject mortgage loan prior to the end of the collection period for the then-most recent distribution date coinciding with or preceding such date of determination.

     A mortgage loan (including a mortgage loan deemed to be outstanding with respect to an REO Property) will be deemed to be part of the mortgage pool and to have an outstanding Stated Principal Balance until the

                                       341

distribution date on which the payments or other proceeds, if any, received in connection with a liquidation event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such liquidation event, would have been) distributed to series CD 2007-CD4 certificateholders.
For purposes of this definition, payments or other collections of principal on or with respect to any underlying mortgage loan (including any mortgage loan as to which the related mortgaged real property has become an REO Property) will be considered distributed to series CD 2007-CD4 certificateholders as of the first distribution date that those payments are included in the Total Principal
Distribution Amount. However, to the extent that principal from general collections on the mortgage pool is used to reimburse, or pay interest on, advances deemed to be nonrecoverable pursuant to the series CD 2007-CD4 pooling and servicing agreement with respect to any particular mortgage loan, and such principal amount has not been included as part of the Total Principal
Distribution Amount, such principal amount will continue to be deemed to be distributed for purposes of calculating the Stated Principal Balance.
Notwithstanding the foregoing, if any mortgage loan is paid in full, liquidated or otherwise removed from the trust fund, commencing as of the first distribution date following the collection period during which such event occurred, the Stated Principal Balance of such mortgage loan will be zero.

     "SUBORDINATE NON-TRUST LOAN" means a Non-Trust Loan that is subordinate in right of payment to the underlying mortgage loan in the same Loan Combination.

     "SUBORDINATE SERVICED NON-TRUST LOAN" means any Subordinate Non-Trust Loan that is a Serviced Non-Trust Loan.

     "SUB-SERVICING FEE RATE" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

     "SUBSTITUTION SHORTFALL AMOUNT" has the meaning given to that term under
"Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases
and Substitutions" in this offering prospectus.

     "TOTAL AVAILABLE FUNDS" means, with respect to any distribution date, the total amount of funds available to make payments on the series CD 2007-CD4 certificates (exclusive of the class A-MFL certificates) and the class A-MFL
REMIC regular interest on that date as described under "The Series CD 2007-CD4
Pooling and Servicing Agreement--Accounts" in this offering prospectus.

     "TOTAL AVAILABLE P&I FUNDS" means, with respect to any distribution date, subject to the discussion under "Description of the Offered
Certificates--Payments" in this offering prospectus, all funds in the certificate administrator's distribution account that are available to make payments of interest and principal on the series CD 2007-CD4 certificates on that distribution date. The Total Available P&I Funds do not include Post-ARD
Additional Interest, yield maintenance charges or prepayment premiums. The certificate administrator will apply the Total Available P&I Funds as described under "Description of the Offered Certificates--Payments" in this offering prospectus to pay principal and accrued interest on the series CD 2007-CD4 certificates (exclusive of the class R and Y certificates) on that date.

     "TOTAL PRINCIPAL DISTRIBUTION AMOUNT" has the meaning assigned to that term under "Description of the Offered Certificates--Payments--Payments of Principal"
in this offering prospectus.

     "UAV" means unavailable.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41.

     "UNDERWRITTEN ANNUAL REPLACEMENT RESERVES" or "U/W ANNUAL REPLACEMENT
RESERVES" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent

                                       342

with the greater of (a) the Recommended Annual Replacement Reserves and (b) the
lender's minimum underwriting standard for that property type.

     "UNDERWRITTEN ANNUAL TI/LC RESERVES" or "U/W ANNUAL TI/LC RESERVES" means the average annual tenant improvement and leasing commissions estimated for a mortgaged real property, generally consistent with the lender's minimum underwriting standard for that property type.

     "UNDERWRITTEN EXPENSES" or "U/W EXPENSES" means, with respect to any mortgaged real property securing an underlying mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

     o    operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

     o    if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

     o    those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

     Underwritten Expenses generally include:

     o    salaries, wages and benefits;

     o    the costs of utilities;

     o    repairs and maintenance;

     o    marketing;

     o    insurance;

     o    management;

     o    landscaping;

     o    security, if provided at the mortgaged real property;

     o    real estate taxes;

     o    general and administrative expenses; and

     o    ground lease payments, and other costs;

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

                                       343

     "UNDERWRITTEN NET CASH FLOW", "UNDERWRITTEN NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI:

     o    underwritten capital expenditure reserves; and

     o    underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

     "UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO" and "U/W NCF DSCR" means, subject to the discussion under "Risk Factors--The Underwritten Net Cash Flow
Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the
Underlying Mortgage Loans Have Been Adjusted in Consideration of Certain
Financial Performance Assumption or a Cash Holdback or a Guaranty or Based on a
Stabilized Appraised Value" in this offering prospectus:

     o    with respect to any underlying mortgage loan (other than a Crossed
          Loan, the Ala Moana Portfolio Mortgage Loan, the Mall of America
          Mortgage Loan, the CGM AmeriCold Portfolio Mortgage Loan, the DB
          AmeriCold Portfolio Mortgage Loan, the Four Seasons Resort Maui
          Mortgage Loan and the JQH Hotel Portfolio B-Note Mortgage Loan), the
          ratio of--

          1.   the U/W NCF for the corresponding mortgaged real property or properties, to

          2.   the Annual Debt Service for the underlying mortgage loan (in the case of the One World Financial Center Mortgage Loan, unless the context indicates otherwise, exclusive of any portion of such
               Annual Debt Service that is attributable to the non-pooled portion thereof);

     o    with respect to any Crossed Loan, the ratio of--

          1.   the total U/W NCF for all of the mortgaged real properties related to the applicable Crossed Group, to

          2.   the total Annual Debt Service for all of the underlying mortgage loans in the applicable Crossed Group;

     o    with respect to each of the Ala Moana Portfolio Mortgage Loan, the
          Mall of America Mortgage Loan, the CGM AmeriCold Portfolio Mortgage
          Loan, the DB AmeriCold Portfolio Mortgage Loan and the Four Seasons
          Resort Maui Mortgage Loan, the ratio of--

          1.   the U/W NCF for the corresponding mortgaged real property or properties, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the aggregate-Annual Debt Service for the related Pari
               Passu Non-Trust Loan(s); and

     o    with respect to the JQH Hotel Portfolio B-Note Mortgage Loan, the ratio of--

          1.   the U/W NCF for the corresponding mortgaged real properties, to

          2.   the sum of the Annual Debt Service for that underlying mortgage loan and the -Annual Debt Service for the related Senior
               Non-Trust Loan.

                                       344

     "UNDERWRITTEN NOI" or "U/W NOI" means, for any mortgaged real property securing any underlying mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

     Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten
NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this offering prospectus with respect to any mortgaged real property intended to represent such future net operating income.

     Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

     Underwritten NOI and the Underwritten Revenues and Underwritten Expenses
used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the
Underwritten NOI for the mortgaged real property set forth in this offering prospectus. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "UNDERWRITTEN REVENUES" or "U/W REVENUES" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

     o    in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements; and

     o    in the case of the commercial properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statement reporting requirements, plus--

          1.   for some commercial properties, percentage rents or other
               revenues based on normalized actual amounts collected during previous operating periods, and/or

          2.   in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods.

                                       345

     For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

     However, Underwritten Revenues were generally decreased to take into account:

     o    the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower;

     o    lender's minimum vacancy underwriting criteria for the applicable property type; and

     o    for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

     In addition, in the case of some commercial properties, the Underwritten
Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the subject mortgaged real property, as well as any rents not currently payable but scheduled to be payable following the completion of a build-out or the end of a free rent period.

     "UNITED STATES PERSON" means--

     o    a citizen or resident of the United States,

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     "UNITS" means, in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A-1 to this offering prospectus as "Units."

     "UNRESTRICTED SERVICER REPORTS" means, collectively, the following reports:

     o    CMSA delinquent loan status report;

     o    CMSA historical loan modification and corrected mortgage loan report;

     o    CMSA loan level reserve/LOC report;

                                       346

     o    CMSA historical liquidation report;

     o    CMSA REO status report;

     o    CMSA advance recovery report; and

     o    from and after its filing with the SEC, any item deemed to be an
          Unrestricted Servicer Report in accordance with the definition of
          "Restricted Servicer Reports" in this glossary.

     "WACHOVIA" means Wachovia Bank, National Association.

     "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any underlying mortgage loan, the number of years obtained by dividing:

     (1)  the then outstanding principal amount of the mortgage loan into

     (2)  the total of the products obtained by multiplying:

          (a)  the amount of each then remaining required principal payment, including the principal payment at the maturity date, in respect thereof,

          by

          (b)  the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the date on which such payment is to be made.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for any distribution date, the weighted average of the Net Mortgage Pass-Through Rates with respect to all of the mortgage loans in the trust fund (including mortgage loans as to which the related mortgaged real property has become an REO Property, but without regard to the subordinate non-pooled portion of the One World Financial Center
Mortgage Loan) for that distribution date, weighted on the basis of the respective Stated Principal Balances of those mortgage loans (or, in the case of the One World Financial Center Mortgage Loan, the Allocated Principal Balance of
the pooled portion thereof) immediately prior to that distribution date.

     "YEAR BUILT" means, with respect to any mortgaged real property, the years during which construction of the mortgaged real property was completed.

     "YEAR RENOVATED" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged real property. In the event of multiple years of renovation, only the most recent of those years is shown.

     "YIELD MAINTENANCE INTEREST RATE" means, with respect to any mortgage loan in the trust fund and as indicated by the Yield Maintenance Discounting Horizon, one of the following:

     1.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this offering prospectus is
          "Maturity", an annualized yield (the "Yield Rate") equal to the yield on securities issued by the United States Treasury or other direct non-callable obligations backed by the full faith and credit of the
          United States of America having a maturity closest to the

                                       347

          maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

     2.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this offering prospectus is
          "WAL", the Yield Rate equal to the yield on securities issued by the
          United States Treasury or other direct non-callable obligations backed by the full faith and credit of the United States of America with a term equal to the Weighted Average Life to Maturity of the subject mortgage loan, as the Yield Rate is quoted using the method specified in the related mortgage loan documents;

     3.   If the value specified in the column labeled "Yield Maintenance
          Discounting Horizon" on Annex A-1 to this offering prospectus is
          "Specified", the Yield Rate on securities issued by the United States
          Treasury having a maturity specified in the related mortgage loan documents.

     The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for the subject mortgage loan in the column "Yield
Maintenance Interest Rate" on Annex A-1 to this offering prospectus is "T+x", or by zero (0) basis points if the value specified is "Treasury Flat" (or "U.S.
obligations Flat").

     The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for the subject mortgage loan specified in the column labeled "Yield Maintenance
Interest Rate Converted to Monthly Mortgage Rate" on Annex A-1 to this offering prospectus is "Yes."

                                       348

                                    ANNEX A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective underlying mortgage loans in this
Annex A-1, each ARD Loan is assumed to mature on its anticipated repayment date.

                                      A-1-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                      LOAN
 LOAN     MORTGAGE    GROUP
NUMBER  LOAN SELLER  NUMBER                   LOAN / PROPERTY NAME                                     PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

  1        CGM          1    9 West 57th Street                                            9 West 57th Street
------------------------------------------------------------------------------------------------------------------------------------
  2      LaSalle        1    Ala Moana Portfolio                                           Various
 2.1                    1    Ala Moana Center                                              1450 Ala Moana Boulevard
 2.2                    1    Ala Moana Building                                            1441 Kapiolani Boulevard
 2.3                    1    Ala Moana Pacific Center                                      1585 Kapiolani Boulevard
 2.4                    1    Ala Moana Plaza                                               451 Piikoi Street
------------------------------------------------------------------------------------------------------------------------------------
  3        GACC         1    Mall of America                                               8100 24th Avenue South
------------------------------------------------------------------------------------------------------------------------------------
  4      LaSalle        1    Citadel Mall                                                  750 Citadel Drive
  5      LaSalle        1    Northwest Arkansas Mall                                       4201 North Shiloh Drive
------------------------------------------------------------------------------------------------------------------------------------
  6        GACC         1    One World Financial Center                                    One World Financial Center
  7        GACC         1    Four Seasons Resort Maui                                      3900 Wailea Alanui Drive
  8        GACC         2    Riverton Apartments                                           2171-2200 Madison Avenue, 2225-2265 Fifth
                                                                                           Avenue, 10 East 138th Street,
                                                                                           45 East 135th Street

------------------------------------------------------------------------------------------------------------------------------------
  9        CGM          1    CGM AmeriCold Portfolio                                       Various
 9.1                    1    Tomah                                                         28063 Essex Avenue
 9.2                    1    Texarkana                                                     3609 Genoa Road
 9.3                    1    Tarboro                                                       200 Sara Lee Road
 9.4                    1    Springdale Freezer                                            1200 North Missouri Road
 9.5                    1    Salem                                                         4095 Portland Road Northeast
 9.6                    1    Plover                                                        1801 Highway 54
 9.7                    1    Moses Lake                                                    3245 Road N Northeast
 9.8                    1    Marshall                                                      3465 West Arrow Street
 9.9                    1    Leesport                                                      41 Orchard Lane
9.10                    1    Hermiston                                                     78149 Westland Road
9.11                    1    Fremont                                                       950 South Schneider Street
9.12                    1    Charlotte North                                               1000 Exchange Street
9.13                    1    Burlington                                                    301 South Walnut Street
9.14                    1    Birmingham                                                    600 West 25th Street
9.15                    1    Atlanta Gateway                                               6150 Xavier Drive Southwest
------------------------------------------------------------------------------------------------------------------------------------
 10        GACC         1    DB AmeriCold Portfolio                                        Various
10.1                    1    Atlanta                                                       1740 Westgate Parkway
10.2                    1    Clearfield                                                    755 East 1700 South Street
10.3                    1    Nampa                                                         231 Second Road North
10.4                    1    Bettendorf                                                    6875 State Street
10.5                    1    Russellville                                                  203 Industrial Boulevard
10.6                    1    Woodburn                                                      1440 Silverton Avenue
10.7                    1    Strasburg                                                     545 Radio Station Road
10.8                    1    West Memphis                                                  1651 South Airport Road
10.9                    1    Connell                                                       720 West Juniper Street
10.10                   1    Thomasville                                                   121 Roseway Drive
10.11                   1    Babcock                                                       1524 Necedah Road
10.12                   1    Walla Walla                                                   1115 West Rose Street
10.13                   1    Amarillo                                                      10300 Southeast Third Street
10.14                   1    Wichita                                                       2707 North Mead Street
10.15                   1    Boston                                                        100 Widett Circle
10.16                   1    Sebree                                                        1541 US Highway 41
10.17                   1    Turlock                                                       660 Fifth Street
10.18                   1    Fort Smith                                                    1634 Midland Boulevard
10.19                   1    Syracuse                                                      264 Farrell Road
10.20                   1    Murfreesboro                                                  2641 Stephenson Drive
------------------------------------------------------------------------------------------------------------------------------------
 11        CGM          1    Bank of America Plaza                                         101 South Tryon Street
 12        PNC          1    The Atlantic Building                                         950 F Street NW
 13        GACC         1    Loews Lake Las Vegas                                          101 Montelago Boulevard
 14        RBC          1    200 West Adams                                                200 W.  Adams
 15        CGM          1    Great Wolf - Poconos, PA                                      1 Great Wolf Drive
 16        PNC          1    Grand Plaza                                                   101-197 S. Las Posas Road
 17        GACC         2    Santa Palmia Apartments                                       150 Palm Valley Boulevard
 18        CGM          1    Manhattan Towers                                              1230 & 1240 Rosecrans Avenue
------------------------------------------------------------------------------------------------------------------------------------
 19      LaSalle        1    Heritage Industrial Portfolio                                 Various
19.1                    1    Heritage Industrial Portfolio - 1001 Air Park Drive           1001 Air Park Drive
19.2                    1    Heritage Industrial Portfolio - 1011 Air Park Drive           1011 Air Park Drive
19.3                    1    Heritage Industrial Portfolio - 21 Northeast Industrial Park  21 Northeast Industrial Park
19.4                    1    Heritage Industrial Portfolio - 22 Northeast Industrial Park  22 Northeast Industrial Park
19.5                    1    Heritage Industrial Portfolio - 4 Marway Circle               4 Marway Circle
19.6                    1    Heritage Industrial Portfolio - 5 Marway Circle               5 Marway Circle
19.7                    1    Heritage Industrial Portfolio - 8 Marway Circle               8 Marway Circle
19.8                    1    Heritage Industrial Portfolio - 8 Northeast Industrial Park   8 Northeast Industrial Park
19.9                    1    Heritage Industrial Portfolio - 4472 Steelway Boulevard       4472 Steelway Boulevard
19.10                   1    Heritage Industrial Portfolio - 16725 Square Drive            16725 Square Drive
19.11                   1    Heritage Industrial Portfolio - 2294 Molly Pitcher Highway    2294 Molly Pitcher Highway
19.12                   1    Heritage Industrial Portfolio - 3530 East Pike Road           3530 East Pike Road
------------------------------------------------------------------------------------------------------------------------------------
 20      LaSalle        1    Silver Spring Metro Center II                                 1325 East West Highway
 21        GACC         1    One East Delaware                                             1 East Delaware Place
 22        GACC         1    60 Charles Lindbergh Boulevard                                60 Charles Lindbergh Boulevard
 23        CGM          1    The Forum Building                                            3290 Northside Parkway
 24        GACC         2    Victoria Place Apartments                                     12612 Victoria Place Circle
 25        RBC          1    Piedmont 14                                                   3535 Piedmont Road
 26        CGM          1    Waterfront Clematis                                           1 and 101 North Clematis Street
 27        GACC         2    Foxfire Apartments                                            8711-8779 Contee Road
 28        CGM          1    116 West 32nd Street                                          116 West 32nd Street
 29        PNC          1    The Shoppes at South Bay (Walmart)                            19503 South Normandie Avenue
 30        PNC          1    Eaton Canyon Tech Center                                      2923 & 2947 Bradley Street
 31        GACC         2    Westbury at Lake Brandon Apartments                           1210 Westbury Pointe Drive
------------------------------------------------------------------------------------------------------------------------------------
 32        GACC         1    Lakewood Industrial Portfolio                                 Various
32.1                    1    1985 Swarthmore Avenue                                        1985 Swarthmore Avenue
32.2                    1    1935 Swarthmore Avenue                                        1935 Swarthmore Avenue
32.3                    1    1920 Swarthmore Avenue                                        1920 Swarthmore Avenue
32.4                    1    1915 Swarthmore Avenue                                        1915 Swarthmore Avenue
32.5                    1    1942 Swarthmore Avenue                                        1942 Swarthmore Avenue
32.6                    1    1955 Swarthmore Avenue                                        1955 Swarthmore Avenue
32.7                    1    1991 Rutgers University Boulevard                             1991 Rutgers University Boulevard
32.8                    1    120 Kenyon Drive                                              120 Kenyon Drive
32.9                    1    125 Kenyon Drive                                              125 Kenyon Drive
32.10                   1    1970 Rutgers University Boulevard                             1970 Rutgers University Boulevard
32.11                   1    1989 Rutgers University Boulevard                             1989 Rutgers University Boulevard
32.12                   1    1925 Swarthmore Avenue                                        1925 Swarthmore Avenue
------------------------------------------------------------------------------------------------------------------------------------
 33        CGM          1    One American Place                                            301 Main Street
 34        CGM          1    Texarkana Pavillion                                           4200-4300 St. Michael Drive
 35        GACC         2    Locust on the Park                                            201 South 25th Street
 36        PNC          1    Red Lion Hanalei Hotel                                        2270 Hotel Circle North
 37        CGM          1    120 South Spalding Drive                                      120 South Spalding Drive
 38        CGM          1    Sunset Mall                                                   4001 Sunset Drive
 39      LaSalle        1    Hilton Hotel/Homewood Suites                                  4200 City Avenue
 40        GACC         1    Glenborough Rollins Road                                      1625-1635 Rollins Road
 41        CGM          1    Reserve at Westchase                                          3250 Briarpark Drive
 42        PNC          1    121 Airport Centre I & II                                     2200-2208 Highway 121
 43        GACC         2    Top of the Hill                                               2101 Prior Road
------------------------------------------------------------------------------------------------------------------------------------
 44        PNC          1    Backlick South                                                8241, 8245, 8249 & 8253 Blacklick Rd
 45        PNC          1    Springfield 8                                                 8198 Terminal Road
------------------------------------------------------------------------------------------------------------------------------------
 46        CGM          2    Greenbrier Apartments                                         100 Willow Oak Drive
 47        GACC         2    Morning View Terrace                                          439-441, 443-449, 451-455, and 457-459
                                                                                           West El Norte Parkway
 48        GACC         1    Highpoint Tower I & II                                        8401 & 8415 Datapoint Drive
 49      LaSalle        1    3601 CCI Drive                                                3601 CCI Drive
 50      LaSalle        1    Quebec Square                                                 7306 East 36th Avenue
 51        CGM          1    Millenium Tower                                               10375 Richmond Avenue
 52        RBC          1    Weatherford Plaza                                             15710 JFK Boulevard
 53        PNC          2    Equinox on the Park Apartment Homes                           6200 North Shiloh Rd
 54        CGM          1    Shaw's Plaza - Carver, MA                                     100 North Main Street
 55        PNC          1    Eastgate Plaza                                                10-50 Turk Hill Road
 56      LaSalle        1    Mesa Spirit Park Model & RV Resort                            3020 East Main Street
 57        CGM          1    Suncrest Center                                               8148-8182 Sunset Boulevard
------------------------------------------------------------------------------------------------------------------------------------
 58        CGM          1    Texas Hotel Portfolio                                         Various
58.1                    1    Residence Inn - Houston, TX                                   7710 Main Street
58.2                    1    Comfort Suites - Grapevine, TX                                1805 Enchanted Way
------------------------------------------------------------------------------------------------------------------------------------
 59        PNC          1    Holiday Inn of Toms River                                     290 Route 37 East
 60        GACC         1    One Garret Mountain Plaza                                     One Garret Mountain Plaza
 61        GACC         2    Wiener - Joraleman Street                                     10-20-30 Columbia Place and 24 & 32
                                                                                           Joralemon Street
 62        GACC         1    Sudley North Business Center                                  7699 Ashton Avenue and 7701, 7698, and
                                                                                           7848 Donegan Drive
 63        GACC         2    Terrace Gardens                                               1015, 1025, 1035, 1045, 1121, 1131, 1141
                                                                                           and 1151 Morning View Drive
 64        RBC          1    Westport Shopping Center                                      87th Street & Kedzie Avenue
 65        CGM          1    Warren Village Shopping Center                                64 Mountain Boulevard
 66      LaSalle        2    Quail Ridge Apartments                                        4200 Trenton Drive
 67        CGM          1    Crofton Centre                                                1623-1669 Crofton Centre
 68        CGM          1    Desert Business Park Buildings                                77-588 & 77-583 El Duna Court; 38-698-A
                                                                                           & 38-698-B El Viento Road
 69        CGM          1    Dowlen Towne Center                                           3975 Dowlen
 70        GACC         1    29 West 30th Street                                           29 West 30th Street
 71      LaSalle        1    Lake Center V                                                 50 Lake Center Executive Park
 72        PNC          1    Residence Inn - Wayne                                         30 Nevins Road
 73        PNC          1    Hilton Garden Inn - Buffalo Airport                           4201 Genessee Street
------------------------------------------------------------------------------------------------------------------------------------
 74        CGM          1    Moody Florida One                                             Various
74.1                    1    Holiday Inn Express - Orlando, FL                             7900 Conway Road
74.2                    1    Springhill Suites - Altamonte Springs, FL                     205 West Highway 436
------------------------------------------------------------------------------------------------------------------------------------
 75        CGM          1    Mid Penn Northwood                                            4401 Deer Path Road & 1800
                                                                                           Linglestown Road
 76        CGM          1    Sunrise Palms Shopping Center                                 3000 Pablo Kisel Boulevard
 77        PNC          1    Wilshire Plaza                                                755 Veterans Memorial Boulevard
 78        GACC         1    Two Corporate Plaza                                           2625 Bay Area Boulevard
 79        CGM          1    Comfort Inn - Baltimore, MD                                   6921 Baltimore Annapolis Boulevard
 80        CGM          2    Stonegate Apartments                                          3125-3500 South Stonegate Circle, 13301
                                                                                           West National Avenue
 81        GACC         1    Glenborough Tierrasante                                       9765-9775 Clairemont Mesa Boulevard
 82        PNC          1    Grand Flamingo                                                4180 & 4220 S. Grand Canyon Drive,
                                                                                           9701-9827 W. Flamingo Road
 83      LaSalle        1    Parkway Center - Buildings 1,2,4,6                            875 Greentree Road
------------------------------------------------------------------------------------------------------------------------------------
 84      LaSalle        1    REVA -Portfolio                                               Various
84.1                    1    Industrial Village                                            7906 - 7910 Industrial Village Road
84.2                    1    Radar Road                                                    500,502,504,506 Radar Road
84.3                    1    University CC                                                 7990, 7996 North Point Blvd; 4305, 4310,
                                                                                           4320 Enterprise Drive; 4410,
                                                                                           4415 Providence Lane
------------------------------------------------------------------------------------------------------------------------------------
 85        GACC         1    212 Wolcott Street                                            212 Wolcott Street
 86        RBC          1    Central Storage Center                                        1019 Central Ave & 3847, 3839-41 & 3835
                                                                                           Airline Highway
------------------------------------------------------------------------------------------------------------------------------------
 87        RBC          1    StorQuest Slauson Self Storage                                1701 W. Slauson Ave.
 88        RBC          1    StorQuest Sunland Self Storage                                8250 Foothill Blvd.
------------------------------------------------------------------------------------------------------------------------------------
 89      LaSalle        1    Christa Portfolio                                             Various
89.1                    1    Christa Construction                                          121 Victor Heights Parkway
89.2                    1    119 Victor Heights Parkway                                    119 Victor Heights Parkway
89.3                    1    Christa Leasing                                               117 Victor Heights Parkway
89.4                    1    115 Victor Heights Parkway                                    115 Victor Heights Parkway
89.5                    1    111 Victor Heights Parkway                                    111 Victor Heights Parkway
89.6                    1    Swiftlift                                                     820 Phillips Road
89.7                    1    Tariff Affiliates                                             50 Victor Heights Parkway
89.8                    1    Surmotech                                                     7670 Netlink Drive
89.9                    1    7612 Main Street Fishers                                      7612 Main Street Fishers
89.10                   1    Westridge Community Center                                    200 Alcott Road & 300 Chesterton Road
89.11                   1    Hilton Post Office                                            25 South Avenue
------------------------------------------------------------------------------------------------------------------------------------
 90        PNC          1    AOC Building                                                  7858 Shrader Road
 91      LaSalle        2    Old Bridge Rotary Senior Housing                              100 Ticetown Road
 92        CGM          2    Copper Beech                                                  406 Sanford Street
 93        CGM          1    Aventura Industrial Center                                    555 Northeast 185th Street
 94        CGM          1    The Gruma Building                                            1159 Cottonwood Lane
 95        CGM          1    Maunakea Marketplace                                          1120 Maunakea Street
 96        PNC          1    Fabyan Crossing                                               1900 & 2000 South Randall Road
 97      LaSalle        1    2500 Building                                                 2500 NW 79 Avenue
 98        CGM          1    Federal Express Building                                      10075 Philadelphia Drive
 99        RBC          2    Presidio  Apartments                                          1  Presidio Pointe
 100       RBC          1    Chemway Industrial Portfolio                                  Chemway Industrial Park (1000 Bond
                                                                                           Street, 1100 Bond Street, 1200 Tar Heel
                                                                                           Road, 1209 Tar Heel Road, 839
                                                                                           Exchange Street)
 101       PNC          1    Hampton Inn & Suites - Fresno                                 327 E. Fir Avenue
 102       CGM          2    Park Wilshire Apartment Homes                                 2424 Wlshire Boulevard
 103       PNC          1    Maple Crossing                                                4080-4120 Maple Road
------------------------------------------------------------------------------------------------------------------------------------
 104     LaSalle        2    Morgantown Multifamily Portfolio                              Various
104.1                   2    Morgantown Multifamily Portfolio - Copperfield Court          1010 Irwin Street
104.2                   2    Morgantown Multifamily Portfolio - Courtyard East             331 Willey Street
104.3                   2    Morgantown Multifamily Portfolio - Courtyard West             327 Willey Street
104.4                   2    Morgantown Multifamily Portfolio - Grapevine Village          1324 Airport Boulevard
------------------------------------------------------------------------------------------------------------------------------------
 105     LaSalle        1    Crofton II Office Building                                    2200 Defense Highway
 106       PNC          1    Self Storage 1                                                190 Otis Street
 107       RBC          2    Door Creek Apartments                                         925 Harrington Drvie
 108     LaSalle        1    Greenwood Market/Campbell Lane                                2475 Scottsville Road & 1785
                                                                                           Campbell Lane
 109       GACC         1    Fort Hill Centre                                              5900 Centreville Road
 110       GACC         1    Sudley North Business Center Building D                       7869 Ashton Avenue
 111       CGM          1    Eastland Plaza                                                678 North Wilson Way
 112     LaSalle        2    Vernon Marsh - Clover Village                                 11900 White Bluff Road
 113     LaSalle        1    Department of Children and Families                           311 & 339-359 North State Road 7
 114       RBC          1    Standley Lake Marketplace                                     8393-8533 Church Ranch Boulevard,
                                                                                           10138-10168 North Wadsworth Pkwy
 115     LaSalle        1    Corporate Plaza                                               678 Third Avenue
 116     LaSalle        1    K&G Marketplace                                               30451-30465 Avenida De Las Flores
 117     LaSalle        1    8751 Freestate Drive                                          8751 Freestate Drive
 118       RBC          1    West Creek Center                                             4404 West William Cannon Drive
------------------------------------------------------------------------------------------------------------------------------------
 119     LaSalle        1    Pine Hills Village                                            5300 Silver Star Road
 120     LaSalle        1    Rosemont Village Retail Center                                4523 North Pine Hills Road
------------------------------------------------------------------------------------------------------------------------------------
 121       GACC         1    JQH Hotel Portfolio B-Note                                    Various
121.1                   1    Courtyard by Marriott - Oklahoma                              2 West Reno Avenue
121.2                   1    Embassy Suites - Lincoln                                      1040 P Street
121.3                   1    Residence Inn by Marriott - South Carolina                    5035 International Boulevard
121.4                   1    Embassy Suites Albuquerque                                    1000 Woodward Place NE
121.5                   1    Renaissance Tulsa Hotel & Convention Center                   6808 South 107th East Avenue
121.6                   1    Sheraton Sioux Falls                                          1211 North West Avenue
 122       PNC          2    Legacy Senior Apartments                                      3850 Silverton Circle
 123       PNC          1    Homewood Suites - Amherst                                     1138 Millersport Highway
 124       GACC         1    Glenborough Cottontail                                        800 Cottontail Lane
 125       PNC          1    Broomfield Plaza Shopping Center                              5015-5139 West 120th Avenue
 126       PNC          1    Springhill Suites - Solon                                     30100 Aurora Road
------------------------------------------------------------------------------------------------------------------------------------
 127     LaSalle        1    Hart Properties Portfolio                                     Various
127.1                   1    435 Washington Building                                       435 Washington Road
127.2                   1    Magnolia Crossing                                             318 South Mount Pleasant Road
127.3                   1    Pecan Ridge Center                                            205 Mount Pleasant Road
127.4                   1    Colliersville Plaza                                           141 U.S. Highway 72
127.5                   1    Magnolia on Main                                              153, 155, & 165 North Main Street
127.6                   1    Auto Body America-Northstar                                   37 Northstar Drive
127.7                   1    Ripley Oaks                                                   449 U.S. Highway 72
127.8                   1    Auto Radio - 7300 Airways                                     7300 Airways Boulevard
127.9                   1    Auto Body America - Wilfong                                   5155 Wilfong Road
------------------------------------------------------------------------------------------------------------------------------------
 128       CGM          1    Great Neck Promenade                                          180-200 Middle Neck Road
 129     LaSalle        2    Prairie Vista I & II                                          2401 West Alta Road
 130     LaSalle        1    Southpointe Medical Office                                    8936 Southpointe Drive
 131     LaSalle        2    Overlook Apartments                                           6339 South 33rd West Avenue
 132       CGM          1    Whitney Bank Building                                         4265 San Felipe Street
 133       PNC          1    Platte River Mall                                             1000 S. Dewey Street
 134       PNC          1    Via Esprillo                                                  16510 Via Esprillo
 135       CGM          1    Habitat Shopping Center                                       588 Route 70
 136     LaSalle        1    Hampton Inn & Suites - LaFayette                              1910 South College Road
 137       PNC          2    Autumn Park Apartment Homes                                   4405 North Navarro Street
 138       CGM          1    Manchester Air Center                                         1050 Perimeter Road
 139       PNC          1    Mill Ridge Office Center                                      2 & 4 Mill Ridge Lane
 140       CGM          1    Lakewood Center North                                         14600 Detroit Avenue
 141       PNC          1    Yorktown Center                                               2525 West 12th Street
 142       PNC          1    Berkshire Plaza                                               12402 Orange Blossom Trail
 143       CGM          2    Barclay Village Apartments                                    775 Cascade Street
 144     LaSalle        2    Villa Tree                                                    1750 South Price Road
 145     LaSalle        2    Arborstone Apartments                                         6490 South Cockrell Hill Road
 146     LaSalle        2    Kingshill Court Apartments                                    4797 Kingshill Drive
 147     LaSalle        1    La Jolla and Nautilus                                         6902-6990 La Jolla Boulevard & 470
                                                                                           Nautilus Street
 148       CGM          1    Staybridge Suites - Portland, OR                              11936 NE Glenn Winding Drive
 149       GACC         1    Griffin Building                                              14800 Saint Mary's Lane
 150       PNC          1    Gateway Plaza - Leesburg                                      923-959 N. 14th Street
 151       PNC          1    Hannaford Plaza                                               262 Saratoga Road
 152       GACC         1    Oak Tree Plaza                                                17582-17612 17th Street
 153       CGM          1    Fairview Farms Marketplace                                    3404 North Central Expressway
------------------------------------------------------------------------------------------------------------------------------------
 154     LaSalle        1    Another Closet Portfolio                                      Various
154.1                   1    Another Closet - McAllen                                      2101 Industrial Drive
154.2                   1    Another Closet -Sharyland                                     317 North Shary Road
154.3                   1    Another Closet - Mission                                      2101 West Griffin Parkway
------------------------------------------------------------------------------------------------------------------------------------
 155       CGM          1    555 Republic Place                                            555 Republic Drive
 156       CGM          2    Oaks of Westchase Apartments                                  2851 Wallingford Drive
 157     LaSalle        1    Federal Bakers Facility                                       45201 Global Plaza
 158       PNC          1    Country Club Medical Building                                 1940 & 1950 S. Country Club Drive
 159     LaSalle        1    1315 Century Drive                                            1315 Century Drive
 160     LaSalle        1    Seven Farms Square Office Building                            225 Seven Farms Drive
 161       CGM          2    University Court Apartments                                   2102 North Walnut Street
------------------------------------------------------------------------------------------------------------------------------------
 162     LaSalle        1    Bi-Lo Stores                                                  Various
162.1                   1    K-Mart Plaza                                                  6 K-Mart Plaza
162.2                   1    Franklin                                                      245 Macon Plaza
------------------------------------------------------------------------------------------------------------------------------------
 163       GACC         1    Shoppes at Summerlin Parkway                                  7591 & 7595 West Washington Avenue
 164       CGM          1    Trinity Health Office Center                                  27000 Meadowbrook Road
------------------------------------------------------------------------------------------------------------------------------------
 165       PNC          1    Sentinel Self-Storage Portfolio                               Various
165.1                   1    Sentinal Self Storage - Smyrna                                52 South Cory Lane
165.2                   1    Sentinel Self Storage - Elkton                                20 Cecil Woods Drive
165.3                   1    Sentinel Self Storage - Middletown                            504 Industrial Road & 213
                                                                                           East Main Street
------------------------------------------------------------------------------------------------------------------------------------
 166       RBC          2    Lake Ridge Apartments                                         2591 Goldenstrand Drive
 167       CGM          1    Country Inn & Suites - Portland, OR                           7025 NE Alderwood Road
 168       CGM          1    500 Grand Avenue                                              500 Grand Avenue
 169     LaSalle        1    Edison Park                                                   535-615 West Edison Road
 170     LaSalle        2    White Bluff - Clover Village                                  10014 White Bluff Rd
 171       PNC          2    Crown Ridge Apartments                                        3751 Eagle Cliff Drive
 172       CGM          1    Holiday Inn Express - Houston, TX                             1810 Bell Street
 173       RBC          2    Auburn Commons                                                132 E. Thach Avenue
 174       CGM          1    Fort Salonga Road                                             1015-1019 Fort Salonga Road
 175       CGM          2    118 Madison Avenue                                            118 Madison Avenue
 176       GACC         1    29 Prince Street                                              29 Prince Street
 177       GACC         2    Cresmont Loft Apartment                                       2807 Cresmont Avenue
 178     LaSalle        1    Downtown Oxford Inn and Suites                                400 North Lamar Boulevard
 179       CGM          1    401-403 VFW Drive                                             401-403 VFW Drive
 180       CGM          1    111-131 Post Road East                                        111-131 Post Road East
 181       PNC          1    Pinetree Center                                               2551 E. Pinetree Boulevard
 182       GACC         1    Park Place Office Building                                    4645 & 4647 North 32nd Street
 183     LaSalle        2    Lackawanna Senior Housing                                     133 Orchard Place
 184       CGM          1    Norton Medical Offices                                        3535 Park Street
 185       PNC          1    McKinley Commons                                              4154 McKinley Parkway
 186       GACC         1    Storage Outlet - Gardena                                      13401 South Western Avenue
 187     LaSalle        1    Stonebridge Shops                                             3610-3630 East Southern Avenue
 188       CGM          1    10 Courthouse Plaza                                           10 Courthouse Plaza
 189     LaSalle        1    Nugget Market Distribution Center                             2160-2170 Hanson Way
 190     LaSalle        1    Corporate West 1                                              4300 Commerce Court
 191       PNC          2    Edmond Mansions                                               1301 NW 178th Street
 192     LaSalle        1    11058 Santa Monica Boulevard                                  11058 Santa Monica Boulevard
 193       CGM          1    491, 106-110 South Main Street                                491, 106-110 South Main Street
 194     LaSalle        2    Ramp Creek                                                    1100 Thornwood Drive
 195     LaSalle        1    Courtyard by Marriott - Tupelo, MS                            1320 North Gloster Street
 196       RBC          1    StorQuest - Centennial #2                                     7030 S. Jordan Road
 197       GACC         1    24 Hour Fitness                                               1131 West Arbrook Boulevard
 198       PNC          2    Park Place Apartments - Manhattan                             1413 Cambridge Place
 199       CGM          1    Rosewood Shopping Center                                      9296 Westheimer Road
 200       RBC          1    Storage One - Anthem                                          2402 Atchley Dr.
 201       PNC          1    Challenger One Building                                       615 & 620 Allen Avenue
 202       GACC         1    Oak Hill West Office Complex                                  3736, 3738, 3744 and 3746 Mount
                                                                                           Diablo Boulevard
 203     LaSalle        1    Parkway Crossing Shopping Center                              810 North Central Expressway
 204     LaSalle        1    Holiday Inn Express - Memphis, TN                             4068 Stansell Court
 205       CGM          1    Brookside Village                                             15332 West Bell Road
 206       RBC          1    Staples                                                       1850 North Harlem Avenue
 207       CGM          2    Highland Park Club Apartments                                 1001 North Negley Avenue
 208       PNC          1    Holiday Inn Express & Suites - Ft. Wayne                      5915 Ellison Road
 209     LaSalle        1    Walgreen's- Lake Oswego                                       17850 South West Lower Boones Ferry Road
 210       RBC          1    Devon Self Storage                                            5649 South Blvd.
 211     LaSalle        1    Blackhawk RV Resort                                           3407 Blackhawk Drive
------------------------------------------------------------------------------------------------------------------------------------
 212     LaSalle        1    AAAA Self Storage Portfolio                                   Various
212.1                   1    AAAA Self Storage - Lawrenceville, GA                         282 East Crogan Street
212.2                   1    AAAA Self Storage - Buford, GA                                4365 Commerce Drive
------------------------------------------------------------------------------------------------------------------------------------
 213       PNC          1    Suburban Extended Stay Hotel Tampa Airport W                  6902 West Hillsborough Avenue
 214     LaSalle        1    Sabre Springs Marketplace                                     12602 - 12640 Sabre Springs Parkway
 215       PNC          1    Riverbend Shopping Center                                     7500-7552 West Oklahoma Avenue
 216       GACC         2    Mirabella Apartments                                          4250 Aurora Avenue North
 217     LaSalle        1    The Bookbindery Building                                      2201 West Broad Street
 218     LaSalle        1    Tower Center Plaza & Annex                                    15580 Grand River Avenue & 14486
                                                                                           Greenfield
 219       CGM          1    Shoppes at Cranberry Commons II                               1686 Route 228
 220     LaSalle        1    Buckner Square                                                3650 North Buckner Boulevard
 221       CGM          1    Market Square Garage                                          300 Milam Street
 222       GACC         1    528 West 21st Street                                          528 West 21st Street
 223       GACC         2    Whisperwood Apartments                                        3602 Brookridge Terrace
 224       PNC          1    Eckerd - Gates Plaza                                          2 Spencerport Road
 225       CGM          1    Country Inn & Suites - Roanoke, VA                            7860 Plantation Road
 226       CGM          1    10000 Richmond Avenue                                         10000 Richmond Avenue
 227       GACC         1    Orangecrest Self Storage                                      18601 Van Buren Boulevard
 228     LaSalle        1    Outback Storage                                               4003 West Highway 390
 229       RBC          1    National City Self Storage                                    430 West 30th Street
 230     LaSalle        1    Comfort Inn - Plant City, Fl                                  2003 South Frontage Road
 231     LaSalle        1    State Line 47 Building                                        1901 West 47th Place
 232       RBC          1    StorQuest - Parker                                            16980 Cottonwood Drive
 233     LaSalle        1    West Capitol Shopping Center                                  805-831 Harbor Boulevard
 234       RBC          2    Parkside Village Mobile Home Park                             320 Crabapple Lane
 235       GACC         1    Commerce Executive Park I                                     11495 Commerce Park Drive
 236     LaSalle        2    Bridge Square Apartments                                      2 Bridge Square
 237       GACC         1    Ashford II                                                    950 Threadneedle Street
 238     LaSalle        1    Crawfordsville Medical Center                                 1630-1660 Lafayette Road
 239     LaSalle        1    2435 Commerce Avenue                                          2435 Commerce Avenue
 240       GACC         1    1833 South Coast Highway                                      1833 South Coast Highway
 241       PNC          1    Omni Storage V                                                18577 Hwy 22
 242     LaSalle        2    The Greens Apartments                                         9444 Newton Drive
 243       PNC          1    Har Ken Plaza                                                 3818-3870 Harlem Road
 244     LaSalle        1    Langley Place                                                 10 Langley Place
 245       PNC          1    Eckerd - NY Mills                                             4848 Commercial Drive
 246       CGM          1    313 Fifth Avenue                                              313 Fifth Avenue
 247       PNC          1    Minikahda Mini Storage III                                    1413 & 1441 Hunting Valley Road
 248       GACC         1    Rite Aid - Vancouver, WA                                      NWC of NE 162nd Avenue & NE 28th Street
 249     LaSalle        1    Landmark Oaks                                                 14875 Landmark Boulevard
 250       CGM          1    Smart and Final - Phoenix, AZ                                 1450 North 43rd Avenue
 251       CGM          1    3100 South Gessner                                            3100 South Gessner
 252       GACC         2    Tukwila Apartments                                            15110 Macadam Road South
 253     LaSalle        2    Hickory Hills Manor                                           1600 Josephine Street
 254     LaSalle        1    PNC Bank Building                                             7818 Sudley Road
 255       PNC          1    Roseland HQ Building                                          233 Canoe Brook Road
 256     LaSalle        1    Graves Morrissey Office Building                              11920 Southern Highlands Parkway
 257     LaSalle        1    Walgreens - Fort Worth                                        3100 McCart Avenue
 258     LaSalle        1    LSAC Memphis Office                                           104 - 110 South Front Street
 259     LaSalle        1    Canalview Office                                              200 Canalview Boulevard
 260     LaSalle        2    Centennial Farms MHC                                          1065 Peach Blossom Circle
 261       PNC          1    Goodwill Tropicana                                            3345 E. Tropicana Avenue
 262     LaSalle        1    Fort Knox Self Storage                                        1900 East Bessemer Avenue
 263     LaSalle        1    Aero Pointe Medical Office                                    4260 Glendale-Milford Road
 264     LaSalle        2    Village Creek Apartments                                      100-800 Village Creek Drive
 265       GACC         1    Big Kmart - Clemmons                                          2455 Lewisville-Clemmons Road
 266       PNC          1    K-Mart Store - Oceanside                                      443 College Avenue
 267     LaSalle        1    Eagle Two Business Center                                     10381 and 10421 Citation Drive
 268       PNC          1    K-Mart Store - Waukegan                                       3110 Belvidere Road
 269       GACC         2    Sedgefield Downs                                              3716 Groometown Road
------------------------------------------------------------------------------------------------------------------------------------
 270     LaSalle        1    CVS Portfolio                                                 Various
270.1                   1    CVS - Summerville                                             1941 North Main Street
270.2                   1    CVS Clearwater                                                16 Belvedere Road
------------------------------------------------------------------------------------------------------------------------------------
 271     LaSalle        1    Buena Park Self Storage                                       7111 McNeil Lane
 272     LaSalle        1    Sleep Inn - Orangeburg                                        3689 St. Matthews Road
 273     LaSalle        1    High Ridge Office Building                                    N16 W23233 Stone Ridge Drive
 274       RBC          1    Storage Solutions Hamburg                                     3490 Route 94
 275       RBC          1    3102 East Hebron                                              3012 East Hebron Parkway
 276     LaSalle        1    La Cima                                                       500 Main Street
 277     LaSalle        2    Winslow Place Apartments                                      200 Bristol Street
 278     LaSalle        2    Woodland South Apartments                                     60 Woodland Road
 279       PNC          1    OSI Collection Services                                       5626 Frantz Road
 280     LaSalle        1    Fairfield Inn - Orangeburg                                    663 Citadel Road
 281     LaSalle        2    Gibson & Heritage MHCs                                        925 Adams Road and 8810 Pocahontas Trail
 282       PNC          1    Danaher Corporation                                           1228 Isley Drive
 283     LaSalle        1    Towne Storage Union Park                                      7183 South Union Park Avenue
 284       RBC          1    Cental Self Storage New Bedford                               376 Hathaway Road
 285     LaSalle        1    Parkway Pointe                                                1510 Congress Parkway
 286       PNC          1    Bunker Hill Center                                            102 Sleepy Hollow Drive
 287     LaSalle        1    Main and Lindsay                                              2735 - 2757 East Main Street
 288       PNC          1    PetSmart                                                      8380 Westheimer Road
 289     LaSalle        1    Remington Road Industrial                                     335-367 Remington Boulevard
 290       PNC          1    Rite Aid - Depew                                              6000 Transit Road
 291     LaSalle        1    Navistar                                                      575 Saint Paul Boulevard
 292     LaSalle        2    Walnut Ridge MHC                                              3201 Hawthorne Drive
 293       RBC          1    Moove In Self Storage                                         103 Stone Mill Rd & 1391 Vermont Ave
 294     LaSalle        1    OliverMcMillan Eagles Hall                                    733 Eighth Avenue
 295       RBC          1    Lake Stevens Self Storage Depot                               9519 4th Street NE
 296       GACC         1    Big Kmart - Jacksonville                                      1501 Normandy Village Parkway
 297     LaSalle        2    Town & Country Apartments                                     120 South Kingston Drive
 298     LaSalle        1    4120 - 4400  Building                                         4400 4th Avenue South
 299       GACC         1    342 Newbury Street                                            342 Newbury Street
 300     LaSalle        1    Jefferson Centre                                              6709-6739 West Jefferson Boulevard
 301       RBC          1    Central Self Storage - Milford                                202 East Main Street
 302     LaSalle        1    Shoppes at Pembroke                                           930 Highway 711
 303       RBC          1    Lock it Up Self Storage #3 Ogden                              305 East 2000 North
 304     LaSalle        1    ARINC Building                                                1300 Thomas Drive
 305     LaSalle        1    Stoneridge Professional Building                              51675-51745 Van Dyke Avenue
 306     LaSalle        1    Pomona Ranch Plaza                                            12 Rancho Camino Road
 307     LaSalle        1    Oasis Plaza                                                   3210 - 3314 First Street West
 308     LaSalle        1    Maryland Manor                                                5205 Maryland Way
 309     LaSalle        1    Tractor Supply Center                                         636 NC 24/27 Bypass
 310     LaSalle        1    Newport Adhesives Building                                    1822 Reynolds Avenue
 311       PNC          1    ProHealth Physicians                                          631 South Quaker
 312     LaSalle        1    Advanced Electronic Systems                                   2015 Helm Drive
 313     LaSalle        1    Santa Fe Springs                                              10430 Pioneer Boulevard
 314     LaSalle        1    Mini Maxi Storage                                             2638 Legion Road
 315     LaSalle        1    Shops at Sunset                                               S30 W24896 West Sunset Drive
 316     LaSalle        1    Appalachian Self Storage                                      3 Heinz Drive
 317     LaSalle        1    Banco Popular                                                 3948 West 55th Street
 318     LaSalle        1    Pelham Road Retail                                            3901 Pelham Road
 319       PNC          1    Ellicott Creek Plaza                                          2850-2890 Niagra Falls Blvd.
 320       CGM          1    Port Central Industrial Park                                  10845 Strang Road
 321     LaSalle        1    Chestnut Hill IV                                              5221-5251 North Hamilton Road
 322     LaSalle        1    C&H Storage                                                   2711 East Highway 190
 323       PNC          1    Minikahda Mini Storage & No. Concord Business Ctr             1200 Concord Street North
 324     LaSalle        1    Carson Highlands Storage                                      10010 Highway 50 East
 325       GACC         1    1635 Commons Parkway                                          1635 Commons Parkway
 326     LaSalle        1    Wayne Plaza Shopping Center                                   1805 East Ash Street
 327     LaSalle        1    Douglas Square                                                679-697 Douglas Road
 328     LaSalle        1    Port Gardner                                                  1728 West Marine View Drive
 329       PNC          1    Rite Aid - Buffalo                                            1941 Seneca Street
 330       CGM          1    Wachovia Bank - Upper Marlboro, MD                            9800 Apollo Drive
 331     LaSalle        2    Amber Apartments                                              2601 East Grand River Avenue
 332     LaSalle        1    Vickers Street                                                8001-8007 Vickers Street
 333     LaSalle        2    Brighton Park Apartments                                      300, 304, 308, 520, 524, and 528 Brighton
                                                                                           Park Drive
 334     LaSalle        1    Lowes Home Improvement Store                                  2014 Tynecastle Highway
 335     LaSalle        1    Phenix Shopping Center                                        1101-1119 Highway 280 Bypass
 336     LaSalle        1    New Territory Shopping Center                                 4888 Highway 90 A
 337     LaSalle        1    8800 Melrose Avenue                                           8800 Melrose Avenue
 338     LaSalle        1    Battleground Crossing                                         1 Alvon Road
 339     LaSalle        1    Tully Road Retail                                             1708-1712 Tully Road
 340     LaSalle        1    Midvale - Valencia Self Storage                               6400 South Commerce Court
 341     LaSalle        1    Placentia III                                                 712-736 West Chapman Avenue
 342       PNC          1    Riverside Plaza - Johnson City                                47 Riverside Drive
 343       PNC          1    Grant Line Road Retail Center                                 3242-3254 & 3284-3296 W. Grant Line Road
 344     LaSalle        1    Center Plaza                                                  1647 Sun City Center Plaza
 345       PNC          1    7th Street Office                                             1237 7th Street
 346     LaSalle        2    Belle Grove MHP                                               624 U.S. Highway 301 Boulevard East
 347     LaSalle        2    Blue Sky MHP                                                  4800 West Ocotillo Road
 348     LaSalle        1    Rite Aid - Spring Lake, MI                                    603 East Savidge Street
 349       RBC          1    Lock it Up Self Storage #1 Ogden                              895 Wall Avenue
 350     LaSalle        1    86th & Westfield Boulevard                                    1560 East 86th Street
 351     LaSalle        1    Shops of Sedona                                               14000-14030 West 135th Street
 352     LaSalle        1    Rite Aid - Coloma, MI                                         6535 Paw Paw Avenue
 353       PNC          1    Plaza Dental Building                                         4413 Belleview Avenue
 354     LaSalle        1    Placentia II                                                  630-644 West Chapman Boulevard
 355     LaSalle        1    Airport Mini Storage                                          4201 Smokey Road
 356     LaSalle        1    Shoppes at Five Points                                        100 & 102 Batesville Road
 357     LaSalle        1    Rochester Club Centre                                         120 East Avenue
 358       PNC          2    Gardens at Pryor Creek                                        700 North Elliott
 359     LaSalle        1    Snead Properties                                              1001 & 1003 25th Avenue
 360     LaSalle        1    Abercorn Lock N Store                                         15050 Abercorn Extension & 1721 Grove
                                                                                           Point Road
 361     LaSalle        2    Fountain Spring Apartments                                    2930 Fountain View Drive
 362     LaSalle        1    1300 Smith Road                                               1300 Smith Road
 363     LaSalle        1    Storage West Self Storage                                     2401 3rd Avenue Place
 364     LaSalle        2    Springdale Apartments                                         4338-4468 Magellan Court
 365     LaSalle        1    Shoppes at Jones Bridge                                       11730 Jones Bridge Road
 366       GACC         1    Lake Shore Drive In Plaza                                     911 Old Livepool Road
 367       GACC         2    Kempwood Place Townhomes                                      8888 Kempwood Drive
 368     LaSalle        1    Placentia I                                                   602 West Chapman Avenue
------------------------------------------------------------------------------------------------------------------------------------
 369     LaSalle        1    The Storage Malls                                             Various
369.1                   1    The Storage Mall - Clifton Springs                            2731 Route 96
369.2                   1    The Storage Mall - Manchester                                 3918 Route 96
------------------------------------------------------------------------------------------------------------------------------------
 370     LaSalle        1    Redland Park Plaza                                            415-461 Tennessee Street
 371     LaSalle        1    VE - Advance Auto Parts                                       7979 Riviera Boulevard and 600
                                                                                           Baldwin Street
 372     LaSalle        1    2320 Highland Avenue                                          2320 Highland Avenue
 373     LaSalle        1    Big Blue Self Storage                                         111 Dyke Road
 374     LaSalle        2    Continental Apartments                                        2393 Continental Avenue
 375     LaSalle        1    Cape Henry Shoppes                                            3205-3053 Shore Drive
 376     LaSalle        1    Georgetown Self Storage                                       20688 DuPont Boulevard
 377     LaSalle        1    13850 Gulf Freeway                                            13850 Gulf Freeway
 378     LaSalle        1    Advance Auto Parts Store                                      1540 Georgesville Road
 379       GACC         1    Loveland Shopping Center                                      1425 West Eisenhower Boulevard
 380     LaSalle        1    Alpine Self Storage                                           535 North 900 West

 6b        GACC        NAP   One World Financial Center (non-pooled portion)

 LOAN
NUMBER            CITY            STATE   ZIP CODE         COUNTY            PROPERTY TYPE             DETAILED PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------
  1      New York                   NY      10019   New York             Office                CBD
------------------------------------------------------------------------------------------------------------------------------------

  2      Honolulu                   HI      96814   Honolulu             Various               Various
 2.1     Honolulu                   HI      96814   Honolulu             Retail                Regional Mall
 2.2     Honolulu                   HI      96814   Honolulu             Office                CBD
 2.3     Honolulu                   HI      96814   Honolulu             Office                CBD
 2.4     Honolulu                   HI      96814   Honolulu             Retail                Regional Mall
------------------------------------------------------------------------------------------------------------------------------------
  3      Bloomington                MN      55425   Hennepin             Retail                Regional Mall
------------------------------------------------------------------------------------------------------------------------------------
  4      Colorado Springs           CO      80909   El Paso              Retail                Regional Mall
  5      Fayetteville               AR      72703   Washington           Retail                Regional Mall
------------------------------------------------------------------------------------------------------------------------------------
  6      New York                   NY      10281   New York             Office                CBD
  7      Wailea                     HI      96753   Maui                 Hospitality           Full Service
  8      New York                   NY      10037   New York             Multifamily           High-Rise
------------------------------------------------------------------------------------------------------------------------------------
  9      Various                 Various   Various  Various              Industrial            Warehouse/Distribution
 9.1     Tomah                      WI      54660   Monroe               Industrial            Warehouse/Distribution
 9.2     Texarkana                  AR      71854   Miller               Industrial            Warehouse/Distribution
 9.3     Tarboro                    NC      27886   Edgecomb             Industrial            Warehouse/Distribution
 9.4     Springdale                 AR      72764   Washington           Industrial            Warehouse/Distribution
 9.5     Salem                      OR      97301   Marion               Industrial            Warehouse/Distribution
 9.6     Plover                     WI      54467   Portage              Industrial            Warehouse/Distribution
 9.7     Moses Lake                 WA      98837   Grant                Industrial            Warehouse/Distribution
 9.8     Marshall                   MO      65340   Saline               Industrial            Warehouse/Distribution
 9.9     Leesport                   PA      19533   Berks                Industrial            Warehouse/Distribution
9.10     Hermiston                  OR      97838   Umatilla             Industrial            Warehouse/Distribution
9.11     Fremont                    NE      68025   Dodge                Industrial            Warehouse/Distribution
9.12     Charlotte                  NC      28208   Mecklenburg          Industrial            Warehouse/Distribution
9.13     Burlington                 WA      98233   Skagit               Industrial            Warehouse/Distribution
9.14     Birmingham                 AL      35204   Jefferson            Industrial            Warehouse/Distribution
9.15     Atlanta                    GA      30336   Fulton               Industrial            Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
 10      Various                 Various   Various  Various              Industrial            Warehouse/Distribution
10.1     Atlanta                    GA      30336   Fulton               Industrial            Warehouse/Distribution
10.2     Clearfield                 UT      84015   Davis                Industrial            Warehouse/Distribution
10.3     Nampa                      ID      83687   Canyon               Industrial            Warehouse/Distribution
10.4     Bettendorf                 IA      52722   Scott                Industrial            Warehouse/Distribution
10.5     Russellville               AR      72802   Pope                 Industrial            Warehouse/Distribution
10.6     Woodburn                   OR      97071   Marion               Industrial            Warehouse/Distribution
10.7     Strasburg                  VA      22657   Shenandoah           Industrial            Warehouse/Distribution
10.8     West Memphis               AR      72301   Crittenden           Industrial            Warehouse/Distribution
10.9     Connell                    WA      99326   Franklin             Industrial            Warehouse/Distribution
10.10    Thomasville                GA      31792   Thomas               Industrial            Warehouse/Distribution
10.11    Babcock                    WI      54413   Wood                 Industrial            Warehouse/Distribution
10.12    Walla Walla                WA      99362   Walla Walla          Industrial            Warehouse/Distribution
10.13    Amarillo                   TX      79118   Potter               Industrial            Warehouse/Distribution
10.14    Wichita                    KS      67219   Sedgwick             Industrial            Warehouse/Distribution
10.15    Boston                     MA      02118   Suffolk              Industrial            Warehouse/Distribution
10.16    Sebree                     KY      42455   Webster              Industrial            Warehouse/Distribution
10.17    Turlock                    CA      95380   Stanislaus           Industrial            Warehouse/Distribution
10.18    Fort Smith                 AR      72901   Sebastian            Industrial            Warehouse/Distribution
10.19    Syracuse                   NY      13209   Onondaga             Industrial            Warehouse/Distribution
10.20    Murfreesboro               TN      37133   Rutherford           Industrial            Warehouse/Distribution
------------------------------------------------------------------------------------------------------------------------------------
 11      Charlotte                  NC      28280   Mecklenburg          Office                CBD
 12      Washington                 DC      20004   DC                   Office                CBD
 13      Henderson                  NV      89011   Clark                Hospitality           Full Service
 14      Chicago                    IL      60606   Cook                 Office                CBD
 15      Scotrun                    PA      18355   Monroe               Hospitality           Full Service
 16      San Marcos                 CA      92078   San Diego            Retail                Anchored
 17      San Jose                   CA      95123   Santa Clara          Multifamily           Conventional
 18      Manhattan Beach            CA      90266   Los Angeles          Office                Suburban
------------------------------------------------------------------------------------------------------------------------------------
 19      Various                 Various   Various  Various              Industrial            Various
19.1     Middletown                 PA      17057   Dauphin              Industrial            Warehouse
19.2     Middletown                 PA      17057   Dauphin              Industrial            Warehouse
19.3     Guilderland                NY      12084   Albany               Industrial            Warehouse
19.4     Guilderland                NY      12084   Albany               Industrial            Warehouse
19.5     Gates                      NY      14624   Monroe               Industrial            Flex
19.6     Gates                      NY      14624   Monroe               Industrial            Flex
19.7     Gates                      NY      14624   Monroe               Industrial            Warehouse
19.8     Guilderland                NY      12084   Albany               Industrial            Warehouse
19.9     Liverpool                  NY      13090   Onondaga             Industrial            Warehouse
19.10    Marysville                 OH      43040   Union                Industrial            Warehouse
19.11    Chambersburg               PA      17201   Franklin             Industrial            Warehouse
19.12    Zanesville                 OH      43701   Muskingum            Industrial            Warehouse
------------------------------------------------------------------------------------------------------------------------------------
 20      Silver Spring              MD      20910   Montgomery           Office                Suburban
 21      Chicago                    IL      60611   Cook                 Mixed Use             Multifamily(73%)/Garage(16%)/
                                                                                               Office(6%)/Retail(5%)

 22      Uniondale                  NY      11553   Nassau               Office                Suburban
 23      Atlanta                    GA      30327   Fulton               Office                Suburban
 24      Orlando                    FL      32828   Orange               Multifamily           Conventional
 25      Atlanta                    GA      30305   Fulton               Office                Suburban
 26      West Palm Beach            FL      33401   Palm Beach           Mixed Use             Office(76%)/Retail(24%)
 27      Laurel                     MD      20708   Prince Georges       Multifamily           Conventional
 28      New York                   NY      10001   New York             Office                CBD
 29      Los Angeles                CA      90502   Los Angeles          Retail                Anchored
 30      Pasadena                   CA      91107   Los Angeles          Office                Suburban
 31      Brandon                    FL      33511   Hillsborough         Multifamily           Conventional
------------------------------------------------------------------------------------------------------------------------------------
 32      Lakewood                   NJ      08701   Ocean                Industrial            Warehouse
32.1     Lakewood                   NJ      08701   Ocean                Industrial            Warehouse
32.2     Lakewood                   NJ      08701   Ocean                Industrial            Warehouse
32.3     Lakewood                   NJ      08701   Ocean                Industrial            Warehouse
32.4     Lakewood                   NJ      08701   Ocean                Industrial            Warehouse
32.5     Lakewood                   NJ      08701   Ocean                Industrial            Warehouse
32.6     Lakewood                   NJ      08701   Ocean                Industrial            Warehouse
32.7     Lakewood                   NJ      08701   Ocean                Industrial            Warehouse
32.8     Lakewood                   NJ      08701   Ocean                Industrial            Warehouse
32.9     Lakewood                   NJ      08701   Ocean                Industrial            Warehouse
32.10    Lakewood                   NJ      08701   Ocean                Industrial            Warehouse
32.11    Lakewood                   NJ      08701   Ocean                Industrial            Warehouse
32.12    Lakewood                   NJ      08701   Ocean                Industrial            Warehouse
------------------------------------------------------------------------------------------------------------------------------------
 33      Baton Rouge                LA      70801   East Baton Rouge     Office                CBD
 34      Texarkana                  TX      75503   Bowie                Retail                Anchored
 35      Philadelphia               PA      19103   Philadelphia         Multifamily           Conventional
 36      San Diego                  CA      92108   San Dieego           Hospitality           Full Service
 37      Beverly Hills              CA      90212   Los Angeles          Office                Medical Office
 38      San Angelo                 TX      76904   Tom Green            Retail                Regional Mall
 39      Philadelphia               PA      19131   Philadelphia         Hospitality           Full Service
 40      Burlingame                 CA      94010   San Mateo            Industrial            Warehouse
 41      Houston                    TX      77042   Harris               Office                Suburban
 42      Bedford                    TX      76021   Tarrant              Office                Suburban
 43      Wilmington                 DE      19809   New Castle           Multifamily           Conventional
------------------------------------------------------------------------------------------------------------------------------------
 44      Lorton                     VA      22079   Fairfax              Office                Suburban
 45      Lorton                     VA      22079   Fairfax              Industrial            Flex Warehouse
------------------------------------------------------------------------------------------------------------------------------------
 46      Columbia                   SC      29223   Richland             Multifamily           Conventional
 47      Escondido                  CA      92026   San Diego            Multifamily           Conventional
 48      San Antonio                TX      78229   Bexar                Office                Suburban
 49      Huntsville                 AL      35805   Madison              Office                Medical Office
 50      Denver                     CO      80238   Denver               Retail                Anchored
 51      Houston                    TX      77042   Harris               Office                Suburban
 52      Houston                    TX      77032   Harris               Office                Suburban
 53      Garland                    TX      75044   Dallas               Multifamily           Conventional
 54      Carver                     MA      02330   Plymouth             Retail                Anchored
 55      Victor                     NY      14564   Ontario              Retail                Unanchored
 56      Mesa                       AZ      85213   Maricopa             Manufactured Housing  Manufactured Housing
 57      West Hollywood             CA      90046   Los Angeles          Retail                Unanchored
------------------------------------------------------------------------------------------------------------------------------------
 58      Various                    TX     Various  Various              Hospitality           Limited Service
58.1     Houston                    TX      77030   Harris               Hospitality           Limited Service
58.2     Grapevine                  TX      76051   Tarrant              Hospitality           Limited Service
------------------------------------------------------------------------------------------------------------------------------------
 59      Toms River                 NJ      08753   Ocean                Hospitality           Limited Service
 60      West Paterson              NJ      07424   Passaic              Office                Suburban
 61      Brooklyn                   NY      11201   Kings                Multifamily           Conventional
 62      Manassas                   VA      20109   Prince William       Office                Suburban
 63      Escondido                  CA      92026   San Diego            Multifamily           Conventional
 64      Chicago                    IL      60631   Cook                 Retail                Anchored
 65      Warren                     NJ      07059   Somerset             Retail                Anchored
 66      Bartlett                   TN      38135   Shelby               Multifamily           Conventional
 67      Crofton                    MD      21114   Anne Arundel         Retail                Anchored
 68      Palm Desert                CA      99211   Palm Desert          Industrial            Flex
 69      Beaumont                   TX      77706   Jefferson            Retail                Anchored
 70      New York                   NY      10001   New York             Office                CBD
 71      Marlton                    NJ      08053   Burlington           Office                Suburban
 72      Wayne                      NJ      07470   Passaic              Hospitality           Extended Stay
 73      Cheektowaga                NY      14225   Erie                 Hospitality           Full Service
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 74      Various                    FL     Various  Various              Hospitality           Limited Service
74.1     Orlando                    FL      32812   Orange               Hospitality           Limited Service
74.2     Altamonte Springs          FL      32714   Seminole             Hospitality           Limited Service
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 75      Harrisburg                 PA      17110   Dauphin              Office                Suburban
 76      Brownsville                TX      78526   Cameron              Retail                Anchored
 77      Metairie                   LA      70005   Jefferson Parish     Retail                Anchored
 78      Houston                    TX      77058   Harris               Office                Suburban
 79      Baltimore                  MD      21225   Anne Arundel         Hospitality           Full Service
 80      New Berlin                 WI      53151   Waukesha             Multifamily           Conventional
 81      San Diego                  CA      92124   San Diego            Office                Suburban
 82      Las Vegas                  NV      89147   Clark                Retail                Shadow Anchored
 83      Pittsburgh                 PA      15220   Allegheny            Office                Suburban
------------------------------------------------------------------------------------------------------------------------------------
 84      Various                    NC     Various  Various              Industrial            Flex
84.1     Greensboro                 NC      27409   Guilford             Industrial            Flex
84.2     Greensboro                 NC      27410   Guilford             Industrial            Flex
84.3     Winston-Salem              NC      27106   Forsyth              Industrial            Flex
------------------------------------------------------------------------------------------------------------------------------------
 85      Brooklyn                   NY      11231   Kings                Industrial            Warehouse
 86      Metairie                   LA      70001   Jefferson Parish     Self Storage          Self Storage
------------------------------------------------------------------------------------------------------------------------------------
 87      Los Angeles                CA      90047   Los Angeles          Self Storage          Self Storage
 88      Sunland                    CA      91040   Los Angeles          Self Storage          Self Storage
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 89      Various                    NY     Various  Various              Office                Suburban
89.1     Victor                     NY      14564   Ontario              Office                Suburban
89.2     Victor                     NY      14564   Ontario              Office                Suburban
89.3     Victor                     NY      14564   Ontario              Office                Suburban
89.4     Victor                     NY      14564   Ontario              Office                Suburban
89.5     Victor                     NY      14564   Ontario              Office                Suburban
89.6     Victor                     NY      14564   Ontario              Office                Suburban
89.7     Victor                     NY      14564   Ontario              Office                Suburban
89.8     Victor                     NY      14564   Ontario              Office                Suburban
89.9     Victor                     NY      14564   Ontario              Office                Suburban
89.10    Greece                     NY      14626   Monroe               Office                Suburban
89.11    Hilton                     NY      14468   Monroe               Office                Suburban
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 90      Richmond                   VA      23294   Henrico              Office                Medical Office
 91      Old Bridge                 NJ      08857   Middlesex            Multifamily           Senior Housing
 92      Radford                    VA      24141   Radford              Multifamily           Student Housing
 93      Miami                      FL      33179   Miami-Dade           Industrial            Warehouse
 94      Irving                     TX      75038   Dallas               Office                Suburban
 95      Honolulu                   HI      96817   Honolulu             Mixed Use             Retail(92%)/Office(8%)
 96      Geneva                     IL      60134   Kane                 Retail                Anchored
 97      Doral                      FL      33122   Miami-Dade           Office                Suburban
 98      White Marsh                MD      21162   Baltimore            Industrial            Warehouse
 99      Union District             WV      25313   Kanawha              Multifamily           Conventional
 100     Charlotte                  NC      28208   Mecklenburg          Industrial            Warehouse
 101     Fresno                     CA      93720   Fresno               Hospitality           Limited Service
 102     Los Angeles                CA      90057   Los Angeles          Multifamily           Conventional
 103     Amherst                    NY      14226   Erie                 Retail                Unanchored
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 104     Morgantown                 WV      26505   Monongalia           Multifamily           Student Housing
104.1    Morgantown                 WV      26505   Monongalia           Multifamily           Student Housing
104.2    Morgantown                 WV      26505   Monongalia           Multifamily           Student Housing
104.3    Morgantown                 WV      26505   Monongalia           Multifamily           Student Housing
104.4    Morgantown                 WV      26505   Monongalia           Multifamily           Student Housing
------------------------------------------------------------------------------------------------------------------------------------
 105     Crofton                    MD      21114   Anne Arundel         Office                Suburban
 106     San Francisco              CA      94103   San Francisco        Self Storage          Self Storage
 107     Madison                    WI      53718   Dane                 Multifamily           Conventional
 108     Bowling Green              KY      42104   Warren               Retail                Anchored
 109     Centreville                VA      20121   Fairfax              Office                Suburban
 110     Manassas                   VA      20109   Prince William       Office                Suburban
 111     Stockton                   CA      95205   San Joaquin          Retail                Anchored
 112     Savannah                   GA      31419   Chatham              Multifamily           Conventional
 113     Plantation                 FL      33317   Broward              Office                Suburban
 114     Westminster                CO      80021   Jefferson            Retail                Anchored
 115     Chula Vista                CA      91910   San Diego            Office                Suburban
 116     Rancho Santa Margarita     CA      92688   Orange               Retail                Unanchored
 117     Laurel                     MD      20723   Howard               Industrial            Warehouse/Distribution
 118     Austin                     TX      78749   Travis               Retail                Anchored
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 119     Orlando                    FL      32808   Orange               Retail                Unanchored
 120     Orlando                    FL      32808   Orange               Retail                Unanchored
------------------------------------------------------------------------------------------------------------------------------------
 121     Various                 Various   Various  Various              Hospitality           Various
121.1    Oklahoma City              OK      73102   Oklahoma             Hospitality           Full Service
121.2    Lincoln                    NE      68508   Lancaster            Hospitality           Full Service
121.3    North Charleston           SC      29418   Charleston           Hospitality           Limited Service
121.4    Albuquerque                NM      87102   Bernalillo           Hospitality           Full Service
121.5    Tulsa                      OK      74133   Tulsa                Hospitality           Full Service
121.6    Sioux Falls                SD      57104   Minnehaha            Hospitality           Full Service
 122     Ft. Worth                  TX      76133   Tarrant              Multifamily           Senior Housing
 123     Amherst                    NY      14226   Erie                 Hospitality           Extended Stay
 124     Franklin                   NJ      08873   Somerset             Industrial            Flex
 125     Broomfield                 CO      80020   Broomfield           Retail                Anchored
 126     Solon                      OH      44139   Cuyahoga             Hospitality           Full Service
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 127     Various                 Various   Various  Various              Various               Various
127.1    Collierville               TN      38017   Shelby               Industrial            Warehouse
127.2    Collierville               TN      38017   Shelby               Industrial            Flex
127.3    Collierville               TN      38017   Shelby               Industrial            Warehouse
127.4    Collierville               TN      38017   Shelby               Retail                Unanchored
127.5    Collierville               TN      38017   Shelby               Office                Suburban
127.6    Jackson                    TN      38305   Madison              Industrial            Warehouse
127.7    Collierville               TN      38017   Shelby               Retail                Unanchored
127.8    Southaven                  MS      38671   Desoto               Retail                Unanchored
127.9    Memphis                    TN      38134   Shelby               Industrial            Flex
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 128     Great Neck                 NY      11021   Nassau               Retail                Unanchored
 129     Peoria                     IL      61615   Peoria               Multifamily           Conventional
 130     Indianapolis               IN      46227   Marion               Office                Medical Office
 131     Tulsa                      OK      74132   Tulsa                Multifamily           Conventional
 132     Houston                    TX      77027   Harris               Office                Suburban
 133     North Platte               NE      69101   Lincoln              Retail                Anchored
 134     San Diego                  CA      92127   San Diego            Office                Suburban
 135     Brick                      NJ      08723   Ocean                Retail                Shadow Anchored
 136     LaFayette                  LA      70508   Lafayette            Hospitality           Limited Service
 137     Victoria                   TX      77904   Victoria             Multifamily           Conventional
 138     Manchester                 NH      03103   Hillsborough         Industrial            Flex
 139     Chester                    NJ      07930   Morris               Office                Suburban
 140     Lakewood                   OH      44107   Cuyahoga             Office                Suburban
 141     Erie                       PA      16505   Erie                 Retail                Anchored
 142     Orlando                    FL      32837   Orange               Retail                Unanchored
 143     Oregon City                OR      97045   Clackamas            Multifamily           Conventional
 144     Tempe                      AZ      85281   Maricopa             Multifamily           Conventional
 145     Dallas                     TX      75236   Dallas               Multifamily           Conventional
 146     Columbus                   OH      43229   Franklin             Multifamily           Conventional
 147     La Jolla                   CA      92037   San Diego            Mixed Use             Retail(29%)/Office(71%)
 148     Portland                   OR      97220   Multnomah            Hospitality           Limited Service
 149     Houston                    TX      77079   Harris               Office                Suburban
 150     Leesburg                   FL      34748   Lake                 Retail                Anchored
 151     Glenville                  NY      12302   Schenectady          Retail                Anchored
 152     Tustin                     CA      92780   Orange               Retail                Unanchored
 153     Plano                      TX      75074   Collin               Retail                Anchored
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 154     Various                    TX     Various  Hidalgo              Self Storage          Self Storage
154.1    McAllen                    TX      78504   Hidalgo              Self Storage          Self Storage
154.2    Mission                    TX      78572   Hidalgo              Self Storage          Self Storage
154.3    Mission                    TX      78572   Hidalgo              Self Storage          Self Storage
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 155     Plano                      TX      75074   Collin               Office                Suburban
 156     Houston                    TX      77042   Harris               Multifamily           Conventional
 157     Sterling                   VA      20166   Loudoun              Industrial            Warehouse
 158     Mesa                       AZ      85210   Maricopa             Office                Medical Office
 159     Louisville                 CO      80027   Boulder              Industrial            Flex
 160     Charleston                 SC      29492   Berkeley             Office                Suburban
 161     Ellensburg                 WA      98926   Kittitas             Multifamily           Student Housing
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 162     Various                 Various   Various  Various              Retail                Anchored
162.1    Greenville                 SC      29605   Greenville           Retail                Anchored
162.2    Franklin                   NC      28734   Macon                Retail                Anchored
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 163     Las Vegas                  NV      89128   Clark                Retail                Unanchored
 164     Novi                       MI      48377   Oakland              Office                Suburban
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 165     Various                 Various   Various  Various              Self Storage          Self Storage
165.1    Smyrna                     DE      19977   Kent                 Self Storage          Self Storage
165.2    Elkton                     MD      21921   Cecil                Self Storage          Self Storage
165.3    Middletown                 DE      19709   New Castle           Self Storage          Self Storage
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 166     Hilliard                   OH      43026   Franklin             Multifamily           Conventional
 167     Portland                   OR      97218   Multnomah            Hospitality           Limited Service
 168     Englewood                  NJ      07631   Bergen               Office                Medical Office
 169     Mishawaka                  IN      46545   St. Joseph           Mixed Use             Retail(50%)/Office(50%)
 170     Savannah                   GA      31406   Chatham              Multifamily           Conventional
 171     Norman                     OK      73072   Cleveland            Multifamily           Conventional
 172     Houston                    TX      77003   Harris               Hospitality           Limited Service
 173     Auburn                     AL      36830   Lee                  Multifamily           Student Housing
 174     Northport                  NY      11768   Suffolk              Mixed Use             Retail(69%)/Office(31%)
 175     New York                   NY      10016   New York             Mixed Use             Multifamily(85%)/Retail(15%)
 176     New York                   NY      10012   New York             Mixed Use             Multifamily(74%)/Retail(26%)
 177     Baltimore                  MD      21211   Baltimore City       Multifamily           Student Housing
 178     Oxford                     MS      38655   Lafayette            Hospitality           Limited Service
 179     Rockland                   MA      02370   Plymouth             Industrial            Flex
 180     Westport                   CT      06880   Fairfield            Mixed Use             Retail(61%)/Office(39%)
 181     Thomasville                GA      31792   Thomas               Retail                Anchored
 182     Phoenix                    AZ      85018   Maricopa             Office                Suburban
 183     Lackawanna                 NY      14218   Erie                 Multifamily           Senior Housing
 184     Muskegon                   MI      49444   Muskegon             Office                Medical Office
 185     Buffalo                    NY      14219   Erie                 Retail                Unanchored
 186     Gardena                    CA      90249   Los Angeles          Self Storage          Self Storage
 187     Mesa                       AZ      85206   Maricopa             Retail                Shadow Anchored
 188     Dayton                     OH      45402   Montgomery           Office                CBD
 189     Woodland                   CA      95776   Yolo                 Industrial            Warehouse
 190     Lisle                      IL      60532   Dupage               Office                Suburban
 191     Edmond                     OK      73003   Oklahoma             Multifamily           Senior Housing
 192     Los Angeles                CA      90025   Los Angeles          Retail                Unanchored
 193     Royal Oak                  MI      48067   Oakland              Retail                Unanchored
 194     Heath                      OH      43056   Licking              Manufactured Housing  Manufactured Housing
 195     Tupelo                     MS      38804   Lee                  Hospitality           Limited Service
 196     Centennial                 CO      80112   Arapahoe             Self Storage          Self Storage
 197     Arlington                  TX      76015   Tarrant              Other                 Health Club
 198     Manhattan                  KS      66502   Riley                Multifamily           Conventional
 199     Houston                    TX      77063   Harris               Retail                Unanchored
 200     Henderson                  NV      89052   Clark                Self Storage          Self Storage
 201     Glendale                   CA      91201   Los Angeles          Industrial            Flex Warehouse
 202     Lafayette                  CA      94549   Contra Costa         Office                Suburban
 203     Plano                      TX      75074   Collin               Retail                Unanchored
 204     Memphis                    TN      38125   Shelby               Hospitality           Limited Service
 205     Surprise                   AZ      85374   Maricopa             Retail                Unanchored
 206     Elmwood Park               IL      60707   Cook                 Retail                Anchored, Single Tenant
 207     Pittsburgh                 PA      15206   Allegheny            Multifamily           Conventional
 208     Ft. Wayne                  IN      46804   Allen                Hospitality           Limited Service
 209     Lake Oswego                OR      97035   Clackamas            Retail                Anchored, Single Tenant
 210     Charlotte                  NC      28217   Mecklenburg          Self Storage          Self Storage
 211     Milton                     WI      53563   Rock                 Manufactured Housing  Manufactured Housing
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 212     Various                    GA     Various  Gwinnett             Self Storage          Self Storage
212.1    Lawrenceville              GA      30045   Gwinnett             Self Storage          Self Storage
212.2    Buford                     GA      30518   Gwinnett             Self Storage          Self Storage
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 213     Tampa                      FL      33634   Hillsborough         Hospitality           Extended Stay
 214     San Diego                  CA      92128   San Diego            Retail                Shadow Anchored
 215     West Allis                 WI      53219   Milwaukee            Retail                Unanchored
 216     Seattle                    WA      98103   King                 Mixed Use             Multifamily(88%)/Retail(12%)
 217     Richmond                   VA      23220   Richmond City        Office                CBD
 218     Detroit                    MI      48227   Wayne                Retail                Unanchored
 219     Cranberry Township         PA      16066   Butler               Retail                Unanchored
 220     Dallas                     TX      75228   Dallas               Office                Suburban
 221     Houston                    TX      77002   Harris               Other                 Parking Garage
 222     New York                   NY      10011   New York             Retail                Unanchored
 223     Harrisburg                 PA      17109   Dauphin              Multifamily           Conventional
 224     Gates                      NY      14606   Monroe               Retail                Anchored, Single Tenant
 225     Roanoke                    VA      24019   Roanoke              Hospitality           Limited Service
 226     Houston                    TX      77042   Harris               Office                Suburban
 227     Riverside                  CA      92508   Riverside            Self Storage          Self Storage
 228     Panama City                FL      32405   Bay                  Self Storage          Self Storage
 229     National City              CA      91950   San Diego            Self Storage          Self Storage
 230     Plant City                 FL      33563   Hillsborough         Hospitality           Limited Service
 231     Westwood                   KS      66205   Johnson              Office                Suburban
 232     Parker                     CO      80134   Douglas              Self Storage          Self Storage
 233     West Sacramento            CA      95691   Yolo                 Retail                Unanchored
 234     Cheektowaga                NY      14227   Erie                 Manufactured Housing  Manufactured Housing
 235     Reston                     VA      20191   Fairfax              Office                Suburban
 236     Anoka                      MN      55303   Anoka                Multifamily           Conventional
 237     Houston                    TX      77079   Harris               Office                Suburban
 238     Crawfordsville             IN      47933   Montgomery           Office                Medical Office
 239     Duluth                     GA      30096   Gwinnett             Office                Suburban
 240     Laguna Beach               CA      92651   Orange               Mixed Use             Retail(54%)/Office(46%)
 241     Ponchatoula                LA      70454   Tangipahoa Parich    Self Storage          Self Storage
 242     Kansas City                MO      64138   Jackson              Multifamily           Conventional
 243     Cheektowaga                NY      14215   Erie                 Retail                Unanchored
 244     Newton Centre              MA      02459   Middlesex            Office                Suburban
 245     New York Mills             NY      13417   Oneida               Retail                Anchored, Single Tenant
 246     New York                   NY      10016   New York             Mixed Use             Retail(74%)/Office(26%)
 247     St. Paul                   MN      55108   Ramsey               Self Storage          Self Storage
 248     Vancouver                  WA      98684   Clark                Retail                Anchored, Single Tenant
 249     Dallas                     TX      75254   Dallas               Office                Suburban
 250     Phoenix                    AZ      85009   Maricopa             Retail                Anchored, Single Tenant
 251     Houston                    TX      77063   Harris               Office                Suburban
 252     Tukwilia                   WA      98188   King                 Multifamily           Conventional
 253     Lakeland                   FL      33815   Polk                 Manufactured Housing  Manufactured Housing
 254     Manassas                   VA      20109   Prince William       Office                Suburban
 255     Short Hills                NJ      07078   Essex                Office                Suburban
 256     Las Vegas                  NV      89141   Clark                Office                Suburban
 257     Fort Worth                 TX      76110   Tarrant              Retail                Anchored, Single Tenant
 258     Memphis                    TN      38103   Shelby               Office                CBD
 259     Brighton                   NY      14623   Monroe               Office                Suburban
 260     Burton                     MI      48509   Genesee              Manufactured Housing  Manufactured Housing
 261     Las Vegas                  NV      89121   Clark                Retail                Anchored, Single Tenant
 262     Greensboro                 NC      27405   Guilford             Self Storage          Self Storage
 263     Cincinnati                 OH      45242   Hamilton             Office                Medical Office
 264     Asheville                  NC      28806   Buncombe             Multifamily           Conventional
 265     Clemmons                   NC      27012   Forsyth              Retail                Anchored, Single Tenant
 266     Oceanside                  CA      92057   San Diego            Retail                Anchored, Single Tenant
 267     Brighton                   MI      48116   Livingston           Office                Suburban
 268     Waukegan                   IL      60085   Lake                 Retail                Anchored, Single Tenant
 269     Greensboro                 NC      27407   Guilford             Multifamily           Conventional
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 270     Various                    SC     Various  Various              Retail                Anchored, Single Tenant
270.1    Summerville                SC      29483   Berkeley             Retail                Anchored, Single Tenant
270.2    Beech Island               SC      29842   Aiken                Retail                Anchored, Single Tenant
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 271     Buena Park                 CA      90620   Orange               Self Storage          Self Storage
 272     Orangeburg                 SC      29118   Orangeburg           Hospitality           Limited Service
 273     Waukesha                   WI      53188   Waukesha             Office                Suburban
 274     Hardyston                  NJ      07419   Sussex               Self Storage          Self Storage
 275     Carrollton                 TX      75010   Denton               Office                Suburban
 276     Breckenridge               CO      80424   Summit               Retail                Unanchored
 277     Perry                      GA      31069   Houston              Multifamily           Conventional
 278     Cape Elizabeth             ME      04107   Cumberland           Multifamily           Conventional
 279     Dublin                     OH      43017   Franklin             Office                Suburban
 280     Orangeburg                 SC      29118   Orangeburg           Hospitality           Limited Service
 281     Williamsburg               VA      23185   James City           Manufactured Housing  Manufactured Housing
 282     Gastonia                   NC      28052   Gaston               Industrial            Light Industrial
 283     Midvale                    UT      84047   Salt Lake            Self Storage          Self Storage
 284     New Bedford                MA      02740   Bristol              Self Storage          Self Storage
 285     Athens                     TN      37303   McMinn               Retail                Unanchored
 286     Middletown                 DE      19709   New Castle           Office                Medical Office
 287     Mesa                       AZ      85213   Maricopa             Retail                Unanchored
 288     Houston                    TX      77063   Harris               Retail                Anchored, Single Tenant
 289     Bolingbrook                IL      60440   Will                 Industrial            Flex
 290     Depew                      NY      14043   Erie                 Retail                Anchored, Single Tenant
 291     Carol Stream               IL      60188   Dupage               Industrial            Flex
 292     Jackson                    MI      49201   Jackson              Manufactured Housing  Manufactured Housing
 293     Lancaster                  PA      17603   Lancaster            Self Storage          Self Storage
 294     San Diego                  CA      92101   San Diego            Office                CBD
 295     Lake Stevens               WA      98205   Snohomish            Self Storage          Self Storage
 296     Jacksonville               FL      32221   Duval                Retail                Anchored, Single Tenant
 297     Bloomington                IN      47408   Monroe               Multifamily           Conventional
 298     Seattle                    WA      98134   King                 Industrial            Warehouse
 299     Boston                     MA      02115   Suffolk              Mixed Use             Retail(77%)/Office(23%)
 300     Fort Wayne                 IN      46804   Allen                Retail                Shadow Anchored
 301     Milford                    MA      01757   Worcester            Self Storage          Self Storage
 302     Pembroke                   NC      28372   Robeson              Retail                Unanchored
 303     North Ogden                UT      84404   Weber                Self Storage          Self Storage
 304     Panama City Beach          FL      32408   Bay                  Office                Suburban
 305     Shelby Township            MI      48316   Macomb               Office                Medical Office
 306     Pomona                     CA      91766   Los Angeles          Retail                Shadow Anchored
 307     Bradenton                  FL      34208   Manatee              Retail                Unanchored
 308     Brentwood                  TN      37027   Williamson           Office                Suburban
 309     Albemarle                  NC      28001   Stanly               Retail                Unanchored
 310     Irvine                     CA      92614   Orange               Industrial            Flex
 311     West Hartford              CT      06110   Hartford             Office                Medical Office
 312     Las Vegas                  NV      89119   Clark                Industrial            Warehouse
 313     Santa Fe Springs           CA      90670   Los Angeles          Industrial            Flex
 314     Fayetteville               NC      28306   Cumberland           Self Storage          Self Storage
 315     Waukesha                   WI      53189   Waukesha             Retail                Unanchored
 316     Wilkes-Barre               PA      18702   Luzerne              Self Storage          Self Storage
 317     Chicago                    IL      60632   Cook                 Retail                Unanchored, Single Tenant
 318     Greenville                 SC      29615   Greenville           Retail                Anchored
 319     Amherst                    NY      14228   Erie                 Retail                Unanchored
 320     La Porte                   TX      77571   Harris               Industrial            Flex
 321     Columbus                   OH      43230   Franklin             Retail                Shadow Anchored
 322     Copperas Cove              TX      76522   Coryell              Self Storage          Self Storage
 323     South St. Paul             MN      55075   Dakota               Self Storage          Self Storage
 324     Carson City                NV      89706   Lyon                 Self Storage          Self Storage
 325     Macedon                    NY      14502   Wayne                Industrial            Warehouse
 326     Goldsboro                  NC      27530   Wayne                Retail                Anchored
 327     Altamonte Springs          FL      32714   Seminole             Office                Suburban
 328     Everett                    WA      98201   Snohomish            Office                Suburban
 329     Buffalo                    NY      14210   Erie                 Retail                Anchored, Single Tenant
 330     Upper Marlboro             MD      20774   Prince Georges       Land                  Retail
 331     Lansing                    MI      48912   Ingham               Multifamily           Conventional
 332     San Diego                  CA      92111   San Diego            Industrial            Office
 333     Greenville                 NC      27834   Pitt                 Multifamily           Conventional
 334     Banner Elk                 NC      28604   Avery                Land                  Retail
 335     Phenix City                AL      36867   Russell              Retail                Anchored
 336     Sugar Land                 TX      77478   Fort Bend            Retail                Unanchored
 337     West Hollywood             CA      90069   Los Angeles          Retail                Unanchored, Single Tenant
 338     White Sulphur Springs      WV      24986   Greenbrier           Retail                Anchored
 339     San Jose                   CA      95122   Santa Clara          Retail                Unanchored
 340     Tucson                     AZ      85746   Pima                 Self Storage          Self Storage
 341     Placentia                  CA      92870   Orange               Retail                Unanchored
 342     Johnson City               NY      13790   Broome               Retail                Unanchored
 343     Tracy                      CA      95377   San Joaquin          Retail                Unanchored
 344     Sun City Center            FL      33573   Hillsborough         Office                Suburban
 345     Santa Monica               CA      90403   Los Angeles          Office                Suburban
 346     Bradenton                  FL      34203   Manatee              Manufactured Housing  Manufactured Housing
 347     Glendale                   AZ      85301   Maricopa             Manufactured Housing  Manufactured Housing
 348     Spring Lake                MI      49456   Ottawa               Retail                Anchored, Single Tenant
 349     North Ogden                UT      84404   Weber                Self Storage          Self Storage
 350     Indianapolis               IN      46240   Marion               Retail                Unanchored
 351     Olathe                     KS      66062   Johnson              Retail                Unanchored
 352     Coloma                     MI      49038   Berrien              Retail                Anchored, Single Tenant
 353     Kansas City                MO      64111   Jackson              Office                Medical Office
 354     Placentia                  CA      92870   Orange               Retail                Unanchored
 355     Calera                     AL      35040   Shelby               Self Storage          Self Storage
 356     Simpsonville               SC      29681   Greenville           Retail                Shadow Anchored
 357     Rochester                  NY      14604   Monroe               Office                Suburban
 358     Pryor                      OK      74361   Mayes                Multifamily           Conventional
 359     Phenix City                AL      36869   Russell              Office                Suburban
 360     Savannah                   GA      31419   Chatham              Self Storage          Self Storage
 361     Houston                    TX      77057   Harris               Multifamily           Conventional
 362     Austin                     TX      78721   Travis               Industrial            Flex
 363     Longmont                   CO      80503   Boulder              Self Storage          Self Storage
 364     Ayden                      NC      28513   Pitt                 Multifamily           Conventional
 365     Alpharetta                 GA      30005   Fulton               Retail                Unanchored
 366     Liverpool                  NY      13088   Onondaga             Retail                Unanchored
 367     Houston                    TX      77080   Harris               Multifamily           Conventional
 368     Placentia                  CA      92870   Orange               Retail                Unanchored
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 369     Various                    NY     Various  Ontario              Self Storage          Self Storage
369.1    Clifton Springs            NY      14432   Ontario              Self Storage          Self Storage
369.2    Manchester                 NY      14504   Ontario              Self Storage          Self Storage
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 370     Redlands                   CA      92373   San Bernardino       Mixed Use             Retail(93%)/Industrial/(7%)
 371     Miramar                    FL      33023   Broward              Retail                Anchored, Single Tenant
 372     Birmingham                 AL      35205   Jefferson            Office                Suburban
 373     Frankfort                  NY      13340   Herkimer             Self Storage          Self Storage
 374     Tallahassee                FL      32304   Leon                 Multifamily           Student Housing
 375     Virginia Beach             VA      23451   Virginia Beach City  Retail                Unanchored
 376     Georgetown                 DE      19947   Sussex               Self Storage          Self Storage
 377     Houston                    TX      77034   Harris               Office                Suburban
 378     Columbus                   OH      43228   Franklin             Retail                Anchored, Single Tenant
 379     Loveland                   CO      80537   Larimer              Retail                Shadow Anchored
 380     Brigham City               UT      84302   Box Elder            Self Storage          Self Storage

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION,
WHICH IS ASSOCIATED WITH THE CLASS WFC-1, WFC-2, WFC-3 AND WFC-4 CERTIFICATES.
THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL
NET MORTGAGE POOL BALANCE.

 6b

                                                                              CUT-OFF DATE
                               % OF AGGREGATE   % OF INITIAL  % OF INITIAL     PRINCIPAL
 LOAN       CUT-OFF DATE      INITIAL MORTGAGE   LOAN GROUP    LOAN GROUP     BALANCE PER     LOAN BALANCE AT  CROSS COLLATERALIZED
NUMBER    PRINCIPAL BALANCE    POOL BALANCE       1 BALANCE    2 BALANCE    SF/UNIT/ROOM/PAD   MATURITY / ARD  (MORTGAGE LOAN GROUP)
------------------------------------------------------------------------------------------------------------------------------------

   1          400,000,000.00         6.1%           7.1%                              248.59   400,000,000.00          No
------------------------------------------------------------------------------------------------------------------------------------
   2          400,000,000.00         6.1%           7.1%                                       400,000,000.00          No
  2.1                                                                                 705.47
  2.2                                                                                 186.04
  2.3                                                                                 145.52
  2.4                                                                                 348.46
------------------------------------------------------------------------------------------------------------------------------------
   3          306,000,000.00         4.6%           5.4%                              272.57   306,000,000.00          No
------------------------------------------------------------------------------------------------------------------------------------
   4          136,000,000.00         2.1%           2.4%                              250.91   136,000,000.00       Yes (C1)
   5          125,600,000.00         1.9%           2.2%                              250.91   125,600,000.00       Yes (C1)
------------------------------------------------------------------------------------------------------------------------------------
   6    257,000,000 (Note 5)         3.9%           4.5%                              163.93   257,000,000.00          No
   7          250,000,000.00         3.8%           4.4%                        1,118,421.05   250,000,000.00          No
   8          225,000,000.00         3.4%                         24.0%           183,224.76   225,000,000.00          No
------------------------------------------------------------------------------------------------------------------------------------
   9          180,000,000.00         2.7%           3.2%                                       180,000,000.00          No
  9.1                                                                                 121.01
  9.2                                                                                 108.38
  9.3                                                                                 146.71
  9.4                                                                                  58.55
  9.5                                                                                  63.06
  9.6                                                                                  90.54
  9.7                                                                                  81.13
  9.8                                                                                  45.24
  9.9                                                                                 118.01
 9.10                                                                                 120.41
 9.11                                                                                 158.78
 9.12                                                                                  29.42
 9.13                                                                                  65.22
 9.14                                                                                  24.14
 9.15                                                                                  41.55
------------------------------------------------------------------------------------------------------------------------------------
  10          180,000,000.00         2.7%           3.2%                                       180,000,000.00          No
 10.1                                                                                  35.24
 10.2                                                                                  96.30
 10.3                                                                                  27.88
 10.4                                                                                  16.57
 10.5                                                                                  69.67
 10.6                                                                                  35.96
 10.7                                                                                 113.50
 10.8                                                                                  75.76
 10.9                                                                                  98.12
 10.10                                                                                 86.63
 10.11                                                                                117.38
 10.12                                                                                 29.52
 10.13                                                                                152.31
 10.14                                                                                 63.25
 10.15                                                                                 26.31
 10.16                                                                                 78.04
 10.17                                                                                 78.16
 10.18                                                                                 74.24
 10.19                                                                                 28.21
 10.20                                                                                143.10
------------------------------------------------------------------------------------------------------------------------------------
  11          150,000,000.00         2.3%           2.6%                              169.09   150,000,000.00          No
  12          149,700,000.00         2.3%           2.6%                              527.32   149,700,000.00          No
  13          117,000,000.00         1.8%           2.1%                          237,322.52   117,000,000.00          No
  14          100,000,000.00         1.5%           1.8%                              147.66   100,000,000.00          No
  15           97,000,000.00         1.5%           1.7%                          241,895.26    85,308,902.55          No
  16           86,500,000.00         1.3%           1.5%                              245.06    77,841,449.45          No
  17           78,910,000.00         1.2%                          8.4%           192,933.99    78,910,000.00          No
  18           75,000,000.00         1.1%           1.3%                              242.14    75,000,000.00          No
------------------------------------------------------------------------------------------------------------------------------------
  19           75,000,000.00         1.1%           1.3%                                        69,938,039.69          No
 19.1                                                                                  42.20
 19.2                                                                                  43.03
 19.3                                                                                  25.00
 19.4                                                                                  25.00
 19.5                                                                                  35.00
 19.6                                                                                  35.09
 19.7                                                                                  34.99
 19.8                                                                                  24.62
 19.9                                                                                  17.40
 19.10                                                                                 35.21
 19.11                                                                                 36.85
 19.12                                                                                 25.67
------------------------------------------------------------------------------------------------------------------------------------
  20           65,000,000.00         1.0%           1.1%                              225.50    65,000,000.00          No
  21           63,000,000.00         1.0%           1.1%                          205,882.35    63,000,000.00          No
  22           54,500,000.00         0.8%           1.0%                              250.75    54,500,000.00          No
  23           50,000,000.00         0.8%           0.9%                              234.13    50,000,000.00          No
  24           46,000,000.00         0.7%                          4.9%           126,373.63    42,875,032.87          No
  25           46,000,000.00         0.7%           0.8%                              153.18    46,000,000.00          No
  26           42,250,000.00         0.6%           0.7%                              285.03    42,250,000.00          No
  27           42,000,000.00         0.6%                          4.5%            84,000.00    42,000,000.00          No
  28           40,000,000.00         0.6%           0.7%                              195.17    40,000,000.00          No
  29           38,000,000.00         0.6%           0.7%                              193.82    35,353,105.89          No
  30           36,875,000.00         0.6%           0.7%                              172.71    34,349,468.59          No
  31           36,000,000.00         0.5%                          3.8%            98,360.66    33,689,308.97          No
------------------------------------------------------------------------------------------------------------------------------------
  32           36,000,000.00         0.5%           0.6%                                        35,180,330.84          No
 32.1                                                                                  79.29
 32.2                                                                                  78.72
 32.3                                                                                  78.67
 32.4                                                                                  96.73
 32.5                                                                                  76.80
 32.6                                                                                  74.67
 32.7                                                                                  80.00
 32.8                                                                                  71.11
 32.9                                                                                  81.78
 32.10                                                                                 72.00
 32.11                                                                                 72.86
 32.12                                                                                 70.38
------------------------------------------------------------------------------------------------------------------------------------
  33           34,500,000.00         0.5%           0.6%                              103.73    32,142,616.01          No
  34           34,320,000.00         0.5%           0.6%                              137.52    34,320,000.00          No
  35           32,600,000.00         0.5%                          3.5%           214,473.68    30,421,781.41          No
  36           32,000,000.00         0.5%           0.6%                           76,923.08    28,745,068.96          No
  37           30,000,000.00         0.5%           0.5%                              474.04    30,000,000.00          No
  38           30,000,000.00         0.5%           0.5%                               73.98    27,952,208.92          No
  39           29,945,173.47         0.5%           0.5%                           90,468.80    22,991,544.80          No
  40           29,510,000.00         0.4%           0.5%                              115.64    29,510,000.00          No
  41           27,250,000.00         0.4%           0.5%                              140.63    25,409,270.03          No
  42           26,900,000.00         0.4%           0.5%                              107.10    24,370,282.06          No
  43           26,500,000.00         0.4%                          2.8%            64,009.66    24,801,856.78          No
------------------------------------------------------------------------------------------------------------------------------------
  44           19,300,000.00         0.3%           0.3%                               88.60    17,364,636.35       Yes (C2)
  45            6,700,000.00         0.1%           0.1%                               81.94     6,028,138.39       Yes (C2)
------------------------------------------------------------------------------------------------------------------------------------
  46           25,612,000.00         0.4%                          2.7%            48,692.02    23,827,697.31          No
  47           25,400,000.00         0.4%                          2.7%            77,914.11    25,400,000.00          No
  48           25,280,000.00         0.4%           0.4%                               83.89    23,268,036.60          No
  49           25,000,000.00         0.4%           0.4%                              221.28    20,697,861.77          No
  50           25,000,000.00         0.4%           0.4%                              135.08    23,241,219.93          No
  51           24,900,000.00         0.4%           0.4%                               68.74    24,900,000.00          No
  52           24,400,000.00         0.4%           0.4%                              113.62    24,400,000.00          No
  53           24,050,000.00         0.4%                          2.6%            71,153.85    21,427,746.00          No
  54           21,000,000.00         0.3%           0.4%                              235.92    19,538,088.81          No
  55           20,500,000.00         0.3%           0.4%                              174.28    17,972,754.38          No
  56           20,400,000.00         0.3%           0.4%                           11,308.20    18,310,220.36          No
  57           20,000,000.00         0.3%           0.4%                              266.13    20,000,000.00          No
------------------------------------------------------------------------------------------------------------------------------------
  58           19,950,000.00         0.3%           0.4%                                        17,719,348.76          No
 58.1                                                                              70,440.51
 58.2                                                                             102,151.74
------------------------------------------------------------------------------------------------------------------------------------
  59           19,887,466.37         0.3%           0.4%                          114,956.45    15,354,348.91          No
  60           19,500,000.00         0.3%           0.3%                              111.60    18,159,404.74          No
  61           19,000,000.00         0.3%                          2.0%           121,019.11    19,000,000.00          No
  62           18,500,000.00         0.3%           0.3%                              154.77    17,247,978.63          No
  63           18,200,000.00         0.3%                          1.9%            80,888.89    18,200,000.00          No
  64           18,000,000.00         0.3%           0.3%                              101.39    16,797,941.09          No
  65           17,700,000.00         0.3%           0.3%                              288.21    16,469,311.36          No
  66           17,300,000.00         0.3%                          1.8%            72,689.08    16,104,852.13          No
  67           17,000,000.00         0.3%           0.3%                               67.59    15,872,567.20          No
  68           16,900,000.00         0.3%           0.3%                              121.06    14,820,089.19          No
  69           16,800,000.00         0.3%           0.3%                              114.81    16,800,000.00          No
  70           16,500,000.00         0.2%           0.3%                              222.97    15,404,411.66          No
  71           16,425,000.00         0.2%           0.3%                              185.00    15,394,057.56          No
  72           16,313,423.37         0.2%           0.3%                          137,087.59    13,779,389.86          No
  73           15,964,206.35         0.2%           0.3%                          101,039.28    13,484,418.69          No
------------------------------------------------------------------------------------------------------------------------------------
  74           15,801,000.00         0.2%           0.3%                                        14,104,426.40          No
 74.1                                                                              80,257.01
 74.2                                                                              79,269.23
------------------------------------------------------------------------------------------------------------------------------------
  75           15,550,000.00         0.2%           0.3%                              101.51    13,691,930.85          No
  76           15,100,000.00         0.2%           0.3%                              157.34    13,587,441.16          No
  77           15,100,000.00         0.2%           0.3%                              129.55    13,536,682.96          No
  78           14,900,000.00         0.2%           0.3%                               92.36    13,399,168.69          No
  79           14,720,000.00         0.2%           0.3%                           79,567.57    13,038,860.42          No
  80           14,500,000.00         0.2%                          1.5%            77,127.66    14,500,000.00          No
  81           14,300,000.00         0.2%           0.3%                              137.19    14,300,000.00          No
  82           14,250,000.00         0.2%           0.3%                              478.93    12,791,981.84          No
  83           14,000,000.00         0.2%           0.2%                               50.08    13,708,822.45          No
------------------------------------------------------------------------------------------------------------------------------------
  84           13,800,000.00         0.2%           0.2%                                        12,439,090.32          No
 84.1                                                                                  27.06
 84.2                                                                                  28.05
 84.3                                                                                  40.23
------------------------------------------------------------------------------------------------------------------------------------
  85           13,200,000.00         0.2%           0.2%                               45.56    13,200,000.00          No
  86           13,000,000.00         0.2%           0.2%                              169.48    12,115,905.81          No
------------------------------------------------------------------------------------------------------------------------------------
  87            7,770,000.00         0.1%           0.1%                              127.86     7,267,839.43       Yes (C3)
  88            5,230,000.00         0.1%           0.1%                              102.49     4,891,994.88       Yes (C3)
------------------------------------------------------------------------------------------------------------------------------------
  89           12,971,201.88         0.2%           0.2%                                        10,975,825.70          No
 89.1                                                                                 121.51
 89.2                                                                                 121.20
 89.3                                                                                 114.46
 89.4                                                                                  67.37
 89.5                                                                                  74.99
 89.6                                                                                  53.96
 89.7                                                                                 118.24
 89.8                                                                                  74.85
 89.9                                                                                  77.66
 89.10                                                                                 65.35
 89.11                                                                                 97.15
------------------------------------------------------------------------------------------------------------------------------------
  90           12,500,000.00         0.2%           0.2%                              206.61    11,654,734.90          No
  91           12,483,167.16         0.2%                          1.3%            61,493.43    10,558,876.81          No
  92           12,400,000.00         0.2%                          1.3%            55,855.86    11,599,157.68          No
  93           12,375,000.00         0.2%           0.2%                               53.23    12,165,568.40          No
  94           11,800,000.00         0.2%           0.2%                              160.77    11,025,140.67          No
  95           11,800,000.00         0.2%           0.2%                              224.65    10,836,865.83          No
  96           11,534,284.35         0.2%           0.2%                              133.23     9,727,212.70          No
  97           11,300,000.00         0.2%           0.2%                              113.39    10,554,613.74          No
  98           11,217,844.72         0.2%           0.2%                               83.29     9,611,334.96          No
  99           11,200,000.00         0.2%                          1.2%            70,440.25    10,092,873.94          No
  100          11,100,000.00         0.2%           0.2%                               22.73    11,100,000.00          No
  101          11,056,668.12         0.2%           0.2%                          130,078.45     9,440,485.51          No
  102          11,000,000.00         0.2%                          1.2%            64,705.88    11,000,000.00          No
  103          10,964,013.07         0.2%           0.2%                              162.70     9,201,017.68          No
------------------------------------------------------------------------------------------------------------------------------------
  104          10,565,249.82         0.2%                          1.1%                          8,065,472.39          No
 104.1                                                                             45,313.05
 104.2                                                                             24,477.47
 104.3                                                                             72,841.95
 104.4                                                                             45,867.49
------------------------------------------------------------------------------------------------------------------------------------
  105          10,500,000.00         0.2%           0.2%                              171.11     9,425,723.99          No
  106          10,500,000.00         0.2%           0.2%                              133.97     9,802,442.25          No
  107          10,500,000.00         0.2%                          1.1%            79,545.45    10,500,000.00          No
  108          10,485,638.14         0.2%           0.2%                               95.64     8,829,577.20          No
  109          10,400,000.00         0.2%           0.2%                              156.37     9,696,160.82          No
  110          10,400,000.00         0.2%           0.2%                              149.91     9,696,160.82          No
  111          10,300,000.00         0.2%           0.2%                               69.71     9,607,837.22          No
  112          10,150,000.00         0.2%                          1.1%            57,022.47     9,477,899.19          No
  113          10,090,000.00         0.2%           0.2%                               81.35     9,452,104.63          No
  114          10,080,000.00         0.2%           0.2%                              181.80    10,080,000.00          No
  115          10,000,000.00         0.2%           0.2%                              219.79     9,295,171.67          No
  116          10,000,000.00         0.2%           0.2%                              339.36     9,303,387.04          No
  117          10,000,000.00         0.2%           0.2%                               96.29    10,000,000.00          No
  118          10,000,000.00         0.2%           0.2%                              187.53    10,000,000.00          No
------------------------------------------------------------------------------------------------------------------------------------
  119           7,000,000.00         0.1%           0.1%                               55.29     5,922,732.45       Yes (C4)
  120           3,000,000.00         0.0%           0.1%                               55.29     2,530,716.85       Yes (C4)
------------------------------------------------------------------------------------------------------------------------------------
  121           9,888,519.24         0.1%           0.2%                                         8,414,310.06          No
 121.1                                                                            121,299.17
 121.2                                                                            133,024.13
 121.3                                                                            104,818.30
 121.4                                                                            111,766.79
 121.5                                                                            110,421.80
 121.6                                                                             87,897.95
  122           9,577,917.56         0.1%                          1.0%            59,122.95     8,049,003.47          No
  123           9,528,635.68         0.1%           0.2%                          102,458.45     8,048,513.14          No
  124           9,500,000.00         0.1%           0.2%                               47.33     9,500,000.00          No
  125           9,500,000.00         0.1%           0.2%                               90.42     8,518,297.37          No
  126           9,350,036.10         0.1%           0.2%                           77,916.97     7,897,654.81          No
------------------------------------------------------------------------------------------------------------------------------------
  127           9,241,530.21         0.1%           0.2%                                         6,170,441.86          No
 127.1                                                                                 16.17
 127.2                                                                                 31.28
 127.3                                                                                 19.52
 127.4                                                                                 54.79
 127.5                                                                                 67.90
 127.6                                                                                 91.57
 127.7                                                                                 24.99
 127.8                                                                                 85.60
 127.9                                                                                 33.99
------------------------------------------------------------------------------------------------------------------------------------
  128           9,220,000.00         0.1%           0.2%                              258.59     8,625,630.32          No
  129           9,175,000.00         0.1%                          1.0%            81,919.64     8,238,385.21          No
  130           9,146,000.00         0.1%           0.2%                               94.53     8,430,727.78          No
  131           9,040,000.00         0.1%                          1.0%            31,830.99     9,040,000.00          No
  132           9,000,000.00         0.1%           0.2%                               43.31     9,000,000.00          No
  133           9,000,000.00         0.1%           0.2%                               40.35     7,642,069.76          No
  134           9,000,000.00         0.1%           0.2%                              156.96     8,377,750.97          No
  135           8,900,000.00         0.1%           0.2%                              328.07     8,294,850.15          No
  136           8,834,279.33         0.1%           0.2%                           92,992.41     6,852,204.34          No
  137           8,675,000.00         0.1%                          0.9%            30,121.53     7,509,341.43          No
  138           8,660,000.00         0.1%           0.2%                               59.74     7,780,231.89          No
  139           8,600,000.00         0.1%           0.2%                              268.75     8,418,906.15          No
  140           8,500,000.00         0.1%           0.1%                               32.61     7,533,751.08          No
  141           8,480,351.51         0.1%           0.1%                               41.45     7,120,165.06          No
  142           8,452,826.04         0.1%           0.1%                              168.12     7,117,173.78          No
  143           8,426,076.71         0.1%                          0.9%            57,712.85     7,115,102.15          No
  144           8,400,000.00         0.1%                          0.9%            56,000.00     7,803,786.79          No
  145           8,400,000.00         0.1%                          0.9%            15,671.64     8,400,000.00          No
  146           8,350,000.00         0.1%                          0.9%            34,647.30     7,207,189.98          No
  147           8,300,000.00         0.1%           0.1%                              349.27     7,744,060.52          No
  148           8,238,983.39         0.1%           0.1%                           77,726.26     6,985,838.61          No
  149           8,200,000.00         0.1%           0.1%                               95.81     7,645,050.33          No
  150           8,165,691.56         0.1%           0.1%                               64.76     6,897,280.92          No
  151           8,069,028.73         0.1%           0.1%                               87.76     6,808,934.62          No
  152           8,000,000.00         0.1%           0.1%                              264.60     7,466,668.64          No
  153           7,970,000.00         0.1%           0.1%                              138.76     7,463,316.45          No
------------------------------------------------------------------------------------------------------------------------------------
  154           7,964,303.13         0.1%           0.1%                                         6,159,988.00          No
 154.1                                                                                 40.40
 154.2                                                                                 31.97
 154.3                                                                                 30.16
------------------------------------------------------------------------------------------------------------------------------------
  155           7,760,000.00         0.1%           0.1%                               79.27     6,995,631.11          No
  156           7,700,000.00         0.1%                          0.8%            42,307.69     7,324,216.65          No
  157           7,700,000.00         0.1%           0.1%                              112.48     6,678,470.75          No
  158           7,685,000.00         0.1%           0.1%                              185.27     6,918,488.24          No
  159           7,682,886.73         0.1%           0.1%                               71.89     7,186,123.05          No
  160           7,586,320.54         0.1%           0.1%                              184.69     5,856,547.00          No
  161           7,570,000.00         0.1%                          0.8%            74,215.69     6,795,488.41          No
------------------------------------------------------------------------------------------------------------------------------------
  162           7,560,000.00         0.1%           0.1%                                         6,830,924.05          No
 162.1                                                                                 81.53
 162.2                                                                                 86.94
------------------------------------------------------------------------------------------------------------------------------------
  163           7,400,000.00         0.1%           0.1%                              458.26     6,915,049.15          No
  164           7,352,800.00         0.1%           0.1%                              136.30     6,631,281.78          No
------------------------------------------------------------------------------------------------------------------------------------
  165           7,217,749.00         0.1%           0.1%                                         5,586,305.65          No
 165.1                                                                                 37.19
 165.2                                                                                 47.55
 165.3                                                                                 44.99
------------------------------------------------------------------------------------------------------------------------------------
  166           7,200,000.00         0.1%                          0.8%            45,000.00     6,685,138.89          No
  167           7,090,517.10         0.1%           0.1%                           46,343.25     6,011,699.65          No
  168           7,080,000.00         0.1%           0.1%                              187.21     6,411,819.40          No
  169           7,000,000.00         0.1%           0.1%                               79.35     6,529,345.04          No
  170           7,000,000.00         0.1%                          0.7%            58,333.33     6,549,690.04          No
  171           6,983,003.75         0.1%                          0.7%            62,348.25     5,809,019.36          No
  172           6,944,641.80         0.1%           0.1%                           62,005.73     5,514,779.70          No
  173           6,900,000.00         0.1%                          0.7%            22,402.60     6,900,000.00          No
  174           6,760,000.00         0.1%           0.1%                              211.91     6,301,382.50          No
  175           6,500,000.00         0.1%                          0.7%               188.16     6,500,000.00          No
  176           6,500,000.00         0.1%           0.1%                        1,300,000.00     6,500,000.00          No
  177           6,500,000.00         0.1%                          0.7%           250,000.00     6,083,474.42          No
  178           6,451,281.70         0.1%           0.1%                           64,512.82     5,175,152.68          No
  179           6,400,000.00         0.1%           0.1%                               62.26     5,963,327.30          No
  180           6,300,000.00         0.1%           0.1%                              337.22     6,300,000.00          No
  181           6,175,000.00         0.1%           0.1%                               82.58     5,751,064.00          No
  182           6,156,917.46         0.1%           0.1%                              103.20     5,620,219.16          No
  183           6,100,000.00         0.1%                          0.7%            53,982.30     5,507,386.34          No
  184           6,086,662.76         0.1%           0.1%                              136.58     5,162,477.45          No
  185           6,036,465.53         0.1%           0.1%                              137.13     5,098,795.92          No
  186           6,000,000.00         0.1%           0.1%                               84.14     5,378,814.46          No
  187           6,000,000.00         0.1%           0.1%                              198.45     6,000,000.00          No
  188           5,981,061.49         0.1%           0.1%                               40.98     5,048,011.78          No
  189           5,886,822.68         0.1%           0.1%                               28.36     4,973,874.79          No
  190           5,825,000.00         0.1%           0.1%                              121.85     5,256,081.45          No
  191           5,750,000.00         0.1%                          0.6%            54,761.90     5,129,804.37          No
  192           5,650,000.00         0.1%           0.1%                              525.92     5,650,000.00          No
  193           5,600,000.00         0.1%           0.1%                              232.32     5,245,583.36          No
  194           5,587,735.92         0.1%                          0.6%            18,441.37     4,737,917.18          No
  195           5,490,202.55         0.1%           0.1%                           59,034.44     4,254,127.07          No
  196           5,450,000.00         0.1%           0.1%                               48.78     4,900,552.39          No
  197           5,407,382.59         0.1%           0.1%                              115.89             0.00          No
  198           5,400,000.00         0.1%                          0.6%            21,093.75     5,053,391.45          No
  199           5,350,000.00         0.1%           0.1%                              239.27     4,995,974.98          No
  200           5,350,000.00         0.1%           0.1%                               62.90     5,350,000.00          No
  201           5,325,000.00         0.1%           0.1%                              184.13     4,830,404.91          No
  202           5,220,706.17         0.1%           0.1%                              107.85     4,888,447.43          No
  203           5,200,000.00         0.1%           0.1%                               78.52     4,860,638.24          No
  204           5,186,628.11         0.1%           0.1%                           58,276.72     3,361,116.21          No
  205           5,145,000.00         0.1%           0.1%                              237.75     4,644,903.30          No
  206           5,142,873.62         0.1%           0.1%                              252.83     4,617,621.60          No
  207           5,100,000.00         0.1%                          0.5%            34,459.46     5,100,000.00          No
  208           5,088,459.26         0.1%           0.1%                           61,306.74     4,583,223.17          No
  209           5,028,944.26         0.1%           0.1%                              345.63     4,262,859.64          No
  210           5,028,463.55         0.1%           0.1%                               55.03     4,229,605.17          No
  211           5,000,000.00         0.1%           0.1%                           10,416.67     4,676,668.52          No
------------------------------------------------------------------------------------------------------------------------------------
  212           4,988,959.99         0.1%           0.1%                                         4,223,994.31          No
 212.1                                                                                 27.33
 212.2                                                                                 29.09
------------------------------------------------------------------------------------------------------------------------------------
  213           4,971,379.77         0.1%           0.1%                           36,554.26     3,884,933.76          No
  214           4,950,000.00         0.1%           0.1%                              146.20     4,950,000.00          No
  215           4,820,000.00         0.1%           0.1%                              102.99     4,159,854.97          No
  216           4,800,000.00         0.1%                          0.5%           109,090.91     4,462,285.27          No
  217           4,800,000.00         0.1%           0.1%                               81.68     4,316,944.48          No
  218           4,789,925.29         0.1%           0.1%                              113.63     4,092,107.19          No
  219           4,700,000.00         0.1%           0.1%                              313.31     4,244,601.17          No
  220           4,685,498.48         0.1%           0.1%                               84.84     3,968,595.49          No
  221           4,650,000.00         0.1%           0.1%                               15.18     4,650,000.00          No
  222           4,600,000.00         0.1%           0.1%                              500.00     4,600,000.00          No
  223           4,600,000.00         0.1%                          0.5%            30,666.67     4,246,064.66          No
  224           4,594,698.14         0.1%           0.1%                              361.47     3,880,984.08          No
  225           4,560,834.15         0.1%           0.1%                           59,231.61     3,531,924.55          No
  226           4,550,000.00         0.1%           0.1%                               35.87     4,550,000.00          No
  227           4,500,000.00         0.1%           0.1%                               56.38     4,191,583.93          No
  228           4,500,000.00         0.1%           0.1%                               36.62     3,493,688.54          No
  229           4,500,000.00         0.1%           0.1%                               60.84     4,034,059.90          No
  230           4,465,823.00         0.1%           0.1%                           73,210.21     3,439,727.88          No
  231           4,450,000.00         0.1%           0.1%                              112.84     3,922,545.30          No
  232           4,400,000.00         0.1%           0.1%                               57.42     4,294,709.76          No
  233           4,386,059.14         0.1%           0.1%                              197.59     3,699,629.72          No
  234           4,350,000.00         0.1%                          0.5%            27,884.62     4,238,103.43          No
  235           4,342,395.33         0.1%           0.1%                              101.46     4,049,501.88          No
  236           4,339,993.90         0.1%                          0.5%            42,970.24     3,647,204.96          No
  237           4,300,000.00         0.1%           0.1%                               73.22     3,867,266.13          No
  238           4,264,000.00         0.1%           0.1%                              144.79     3,931,331.22          No
  239           4,260,000.00         0.1%           0.1%                               74.86     4,260,000.00          No
  240           4,250,000.00         0.1%           0.1%                              464.84     3,970,569.49          No
  241           4,240,000.00         0.1%           0.1%                               89.06     3,838,999.99          No
  242           4,237,207.43         0.1%                          0.5%            28,437.63     3,602,520.19          No
  243           4,234,242.80         0.1%           0.1%                               78.21     3,573,005.74          No
  244           4,200,000.00         0.1%           0.1%                              128.49     4,200,000.00          No
  245           4,190,604.16         0.1%           0.1%                              329.68     3,539,659.54          No
  246           4,100,000.00         0.1%           0.1%                              435.80     4,100,000.00          No
  247           4,092,606.29         0.1%           0.1%                               43.67     3,157,299.34          No
  248           4,050,000.00         0.1%           0.1%                              234.48             0.00          No
  249           4,044,568.55         0.1%           0.1%                               59.77     3,425,148.64          No
  250           4,000,000.00         0.1%           0.1%                              193.00     3,662,006.68          No
  251           4,000,000.00         0.1%           0.1%                               29.42     4,000,000.00          No
  252           4,000,000.00         0.1%                          0.4%            49,382.72     3,728,112.86          No
  253           4,000,000.00         0.1%                          0.4%            10,958.90     4,000,000.00          No
  254           4,000,000.00         0.1%           0.1%                              258.73     4,000,000.00          No
  255           4,000,000.00         0.1%           0.1%                              208.33     3,849,200.53          No
  256           3,994,774.62         0.1%           0.1%                              187.57     3,408,712.64          No
  257           3,990,859.07         0.1%           0.1%                              287.01     3,357,854.68          No
  258           3,951,000.00         0.1%           0.1%                              106.13     3,477,832.73          No
  259           3,858,155.95         0.1%           0.1%                               77.77     3,048,747.37          No
  260           3,791,443.15         0.1%                          0.4%             9,721.65     3,198,688.88          No
  261           3,700,000.00         0.1%           0.1%                              168.95     3,351,770.80          No
  262           3,691,790.19         0.1%           0.1%                               37.61     3,122,954.59          No
  263           3,682,657.08         0.1%           0.1%                              177.08     2,390,992.10          No
  264           3,642,045.58         0.1%                          0.4%            58,742.67     3,090,853.92          No
  265           3,628,649.74         0.1%           0.1%                               38.26             0.00          No
  266           3,604,930.56         0.1%           0.1%                               41.69     3,187,173.26          No
  267           3,600,000.00         0.1%           0.1%                               95.73     3,164,415.50          No
  268           3,591,946.43         0.1%           0.1%                               31.10     3,033,994.14          No
  269           3,500,000.00         0.1%                          0.4%            36,458.33     3,270,299.22          No
------------------------------------------------------------------------------------------------------------------------------------
  270           3,488,969.32         0.1%           0.1%                                         2,690,057.83          No
 270.1                                                                                169.31
 270.2                                                                                163.78
------------------------------------------------------------------------------------------------------------------------------------
  271           3,488,889.72         0.1%           0.1%                              101.78     2,941,994.05          No
  272           3,483,804.41         0.1%           0.1%                           50,489.92     2,272,389.36          No
  273           3,420,000.00         0.1%           0.1%                              110.10     3,075,394.38          No
  274           3,400,000.00         0.1%           0.1%                               84.73     2,981,605.20          No
  275           3,391,163.51         0.1%           0.1%                              179.50     2,186,449.99          No
  276           3,339,613.07         0.1%           0.1%                               79.67     2,585,340.31          No
  277           3,320,000.00         0.1%                          0.4%            37,727.27     3,149,217.60          No
  278           3,300,000.00         0.0%                          0.4%            61,111.11     2,962,370.60          No
  279           3,300,000.00         0.0%           0.1%                               76.21     2,976,322.41          No
  280           3,284,729.86         0.0%           0.1%                           50,534.31     2,142,537.42          No
  281           3,237,578.54         0.0%                          0.3%            26,321.78     2,776,353.88          No
  282           3,200,000.00         0.0%           0.1%                               17.89     2,665,255.62          No
  283           3,195,717.27         0.0%           0.1%                               54.91     2,707,895.68          No
  284           3,150,000.00         0.0%           0.1%                               44.95     2,832,995.01          No
  285           3,140,243.92         0.0%           0.1%                               31.74     2,658,209.93          No
  286           3,080,000.00         0.0%           0.1%                              163.66     2,721,876.15          No
  287           3,070,000.00         0.0%           0.1%                              149.57     2,765,437.09          No
  288           3,033,407.39         0.0%           0.1%                              151.01     2,576,583.59          No
  289           3,020,000.00         0.0%           0.1%                               64.14     2,678,769.97          No
  290           2,993,288.69         0.0%           0.1%                              274.87     2,528,328.78          No
  291           2,993,255.64         0.0%           0.1%                              115.68     2,526,043.34          No
  292           2,993,244.59         0.0%                          0.3%            10,010.85     2,525,280.18          No
  293           2,993,233.53         0.0%           0.1%                               54.34     2,524,517.56          No
  294           2,990,952.71         0.0%           0.1%                              149.55     2,542,204.34          No
  295           2,990,566.52         0.0%           0.1%                               40.68     2,525,535.04          No
  296           2,965,892.37         0.0%           0.1%                               31.27             0.00          No
  297           2,940,408.75         0.0%                          0.3%            39,205.45     2,516,550.64          No
  298           2,900,000.00         0.0%           0.1%                               59.06     2,560,402.25          No
  299           2,850,000.00         0.0%           0.1%                              431.82     2,658,843.94          No
  300           2,846,235.72         0.0%           0.1%                              169.92     2,420,960.52          No
  301           2,800,000.00         0.0%           0.0%                               48.17     2,512,004.07          No
  302           2,793,746.35         0.0%           0.0%                              129.94     2,360,482.21          No
  303           2,745,068.87         0.0%           0.0%                               48.13     2,122,028.62          No
  304           2,713,696.22         0.0%           0.0%                              100.51     2,157,340.26          No
  305           2,694,096.64         0.0%           0.0%                              137.98     2,285,031.59          No
  306           2,646,420.37         0.0%           0.0%                              265.12     2,236,478.41          No
  307           2,646,416.66         0.0%           0.0%                              119.87     2,235,808.79          No
  308           2,635,000.00         0.0%           0.0%                              116.81     2,374,060.76          No
  309           2,596,579.70         0.0%           0.0%                               27.61     2,211,172.72          No
  310           2,574,294.02         0.0%           0.0%                               44.38     2,178,930.20          No
  311           2,565,000.00         0.0%           0.0%                              219.85     2,323,749.10          No
  312           2,544,387.99         0.0%           0.0%                               90.87     2,155,521.17          No
  313           2,500,000.00         0.0%           0.0%                               81.01     2,204,698.43          No
  314           2,494,675.04         0.0%           0.0%                               45.23     2,125,745.71          No
  315           2,445,000.00         0.0%           0.0%                              126.96     2,173,652.16          No
  316           2,394,970.85         0.0%           0.0%                               43.03     2,250,584.61          No
  317           2,386,859.09         0.0%           0.0%                              795.62     2,033,167.85          No
  318           2,350,000.00         0.0%           0.0%                              391.67     1,552,747.07          No
  319           2,321,843.04         0.0%           0.0%                               80.75     1,959,253.26          No
  320           2,314,818.41         0.0%           0.0%                               61.73     1,955,828.86          No
  321           2,300,000.00         0.0%           0.0%                              163.45     2,035,935.24          No
  322           2,300,000.00         0.0%           0.0%                               44.62     2,031,443.18          No
  323           2,295,852.31         0.0%           0.0%                               22.61     1,771,168.26          No
  324           2,295,012.16         0.0%           0.0%                               26.55     1,949,388.59          No
  325           2,277,629.61         0.0%           0.0%                               20.79     2,139,409.24          No
  326           2,200,000.00         0.0%           0.0%                               49.98     1,936,530.71          No
  327           2,197,049.59         0.0%           0.0%                               99.29     1,860,575.22          No
  328           2,197,022.07         0.0%           0.0%                              114.01     1,855,587.55          No
  329           2,195,070.31         0.0%           0.0%                              195.43     1,853,549.58          No
  330           2,150,000.00         0.0%           0.0%                              467.39     2,150,000.00          No
  331           2,141,575.54         0.0%                          0.2%            33,993.26     1,829,783.22          No
  332           2,107,000.00         0.0%           0.0%                              127.70     1,854,234.11          No
  333           2,095,347.99         0.0%                          0.2%            29,933.54     1,773,017.90          No
  334           2,050,000.00         0.0%           0.0%                          128,125.00     1,811,601.66          No
  335           2,050,000.00         0.0%           0.0%                               38.29     1,739,153.44          No
  336           2,018,927.92         0.0%           0.0%                              155.69     1,717,507.15          No
  337           2,000,000.00         0.0%           0.0%                              539.08     1,798,726.52          No
  338           2,000,000.00         0.0%           0.0%                               44.54     1,764,166.80          No
  339           2,000,000.00         0.0%           0.0%                              130.68     1,762,546.41          No
  340           2,000,000.00         0.0%           0.0%                               38.66     1,758,835.13          No
  341           2,000,000.00         0.0%           0.0%                              219.88     1,803,008.85          No
  342           1,995,525.79         0.0%           0.0%                               74.61     1,685,551.88          No
  343           1,994,802.07         0.0%           0.0%                              124.68     1,286,148.16          No
  344           1,945,750.39         0.0%           0.0%                              172.56     1,651,278.89          No
  345           1,925,000.00         0.0%           0.0%                              405.26     1,797,604.17          No
  346           1,920,000.00         0.0%                          0.2%            21,818.18     1,666,794.85          No
  347           1,894,115.38         0.0%                          0.2%            11,838.22     1,603,364.80          No
  348           1,884,079.38         0.0%           0.0%                              170.35     1,592,049.13          No
  349           1,847,529.11         0.0%           0.0%                               34.43     1,566,429.57          No
  350           1,800,000.00         0.0%           0.0%                              347.49     1,600,876.94          No
  351           1,796,012.56         0.0%           0.0%                              120.05     1,519,729.16          No
  352           1,789,376.97         0.0%           0.0%                              161.79     1,512,025.21          No
  353           1,697,794.53         0.0%           0.0%                              265.03     1,451,622.86          No
  354           1,650,000.00         0.0%           0.0%                              173.68     1,487,482.17          No
  355           1,646,553.73         0.0%           0.0%                               34.11     1,407,878.54          No
  356           1,646,247.85         0.0%           0.0%                              117.59     1,386,381.40          No
  357           1,600,000.00         0.0%           0.0%                               49.31     1,416,514.47          No
  358           1,575,000.00         0.0%                          0.2%            17,500.00     1,178,656.39          No
  359           1,540,446.27         0.0%           0.0%                               61.91     1,313,858.24          No
  360           1,518,026.10         0.0%           0.0%                               37.12     1,379,511.75          No
  361           1,493,122.21         0.0%                          0.2%            37,328.06     1,282,645.55          No
  362           1,460,000.00         0.0%           0.0%                               41.58     1,318,516.61          No
  363           1,445,498.05         0.0%           0.0%                               44.29     1,118,648.12          No
  364           1,391,537.15         0.0%                          0.1%            43,485.54     1,204,980.33          No
  365           1,386,682.74         0.0%           0.0%                              135.68     1,187,271.01          No
  366           1,336,069.72         0.0%           0.0%                               52.13     1,148,473.07          No
  367           1,288,883.01         0.0%                          0.1%            36,825.23     1,118,138.19          No
  368           1,275,000.00         0.0%           0.0%                              227.68     1,149,418.46          No
------------------------------------------------------------------------------------------------------------------------------------
  369           1,248,401.86         0.0%           0.0%                                         1,071,932.87          No
 369.1                                                                                 47.60
 369.2                                                                                 43.28
------------------------------------------------------------------------------------------------------------------------------------
  370           1,247,302.48         0.0%           0.0%                               23.66     1,060,386.56          No
  371           1,246,349.76         0.0%           0.0%                              182.88       978,960.58          No
  372           1,246,134.82         0.0%           0.0%                               81.79       965,334.43          No
  373           1,236,366.17         0.0%           0.0%                               44.88     1,055,410.51          No
  374           1,200,000.00         0.0%                          0.1%            50,000.00     1,061,258.63          No
  375           1,198,133.18         0.0%           0.0%                              124.99     1,024,166.96          No
  376           1,142,375.21         0.0%           0.0%                               27.33       749,961.85          No
  377           1,110,196.89         0.0%           0.0%                               96.54       865,267.91          No
  378           1,106,614.14         0.0%           0.0%                              158.09       860,119.01          No
  379           1,100,000.00         0.0%           0.0%                              312.23       987,015.85          No
  380           1,097,691.21         0.0%           0.0%                               18.76       937,774.29          No

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION,
WHICH IS ASSOCIATED WITH THE CLASS WFC-1, WFC-2, WFC-3 AND WFC-4 CERTIFICATES.
THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL
NET MORTGAGE POOL BALANCE.

  6b           53,000,000.00          NAP            NAP            NAP                         53,000,000.00          No

            CROSS
        COLLATERALIZED                 RELATED
         MORTGAGE LOAN                MORTGAGE
             GROUP                   LOAN GROUP                                                              CUT-OFF   MATURITY
          AGGREGATE                   AGGREGATE                                                                DATE    DATE /
         CUT-OFF DATE    RELATED       CUT-OFF                                                                 LTV     ARD LTV
          PRINCIPAL     (MORTGAGE  DATE PRINCIPAL                                                             RATIO     RATIO
 LOAN      BALANCE        LOAN         BALANCE                                       APPRAISED    APPRAISAL  (NOTE 2)  (NOTE 2)
NUMBER     (NOTE 3)      GROUP)       (NOTE 3)          BORROWER'S INTEREST            VALUE         DATE    (NOTE 4)  (NOTE 4)
-------------------------------------------------------------------------------------------------------------------------------

   1    400,000,000.00      No     400,000,000.00             Leasehold            2,240,000,000  01/01/07    17.86%    17.86%
-------------------------------------------------------------------------------------------------------------------------------
   2    400,000,000.00      No     400,000,000.00  Fee in Part, Leasehold in Part  2,329,500,000  08/01/06    51.51%    51.51%
  2.1                                                        Fee Simple            2,200,000,000  08/01/06
  2.2                                                        Fee Simple               72,000,000  08/01/06
  2.3                                              Fee in Part, Leasehold in Part     48,000,000  08/01/06
  2.4                                                        Fee Simple                9,500,000  08/01/06
-------------------------------------------------------------------------------------------------------------------------------
   3    306,000,000.00      No     306,000,000.00            Fee Simple            1,000,000,000  09/12/06    75.50%    75.50%
-------------------------------------------------------------------------------------------------------------------------------
   4    261,600,000.00   Yes (R2)  261,600,000.00            Fee Simple              170,000,000  12/08/06    80.00%    80.00%
   5    261,600,000.00   Yes (R2)  261,600,000.00            Fee Simple              157,000,000  12/08/06    80.00%    80.00%
-------------------------------------------------------------------------------------------------------------------------------
   6    257,000,000.00      No     257,000,000.00             Leasehold              520,000,000  01/01/07    49.42%    49.42%
                                                                                                             (Note 5)  (Note 5)
   7    250,000,000.00      No     250,000,000.00            Fee Simple              600,000,000  12/01/06    70.83%    70.83%
   8    225,000,000.00      No     225,000,000.00            Fee Simple              340,000,000  01/01/11    66.18%    66.18%
-------------------------------------------------------------------------------------------------------------------------------
   9    180,000,000.00   Yes (R1)  360,000,000.00            Fee Simple              417,100,000   Various    77.92%    77.92%
  9.1                                                        Fee Simple               28,900,000  10/18/06
  9.2                                                        Fee Simple               24,700,000  05/01/06
  9.3                                                        Fee Simple               34,100,000  10/18/06
  9.4                                                        Fee Simple               17,500,000  05/01/06
  9.5                                                        Fee Simple               54,200,000  10/01/06
  9.6                                                        Fee Simple               55,600,000  10/18/06
  9.7                                                        Fee Simple               38,600,000  10/01/06
  9.8                                                        Fee Simple               11,100,000  10/01/06
  9.9                                                        Fee Simple               33,100,000  10/01/06
 9.10                                                        Fee Simple               34,200,000  10/16/06
 9.11                                                        Fee Simple               22,500,000  05/01/06
 9.12                                                        Fee Simple                8,000,000  10/20/06
 9.13                                                        Fee Simple               18,900,000  10/16/06
 9.14                                                        Fee Simple                3,600,000  10/18/06
 9.15                                                        Fee Simple               32,100,000  10/19/06
-------------------------------------------------------------------------------------------------------------------------------
  10    180,000,000.00   Yes (R1)  360,000,000.00            Fee Simple              461,350,000   Various    75.86%    75.86%
 10.1                                                        Fee Simple               19,000,000  10/01/06
 10.2                                                        Fee Simple               54,800,000  10/10/06
 10.3                                                        Fee Simple               16,600,000  10/09/06
 10.4                                                        Fee Simple               13,200,000  09/27/06
 10.5                                                        Fee Simple               24,500,000  10/01/06
 10.6                                                        Fee Simple               15,300,000  10/16/06
 10.7                                                        Fee Simple               34,500,000  10/09/06
 10.8                                                        Fee Simple               24,800,000  10/01/06
 10.9                                                        Fee Simple               38,200,000  10/01/06
 10.10                                                       Fee Simple               28,400,000  10/01/06
 10.11                                                       Fee Simple               19,400,000  10/18/06
 10.12                                                       Fee Simple                7,400,000  10/01/06
 10.13                                                       Fee Simple               32,400,000  10/01/06
 10.14                                                       Fee Simple               13,800,000  10/01/06
 10.15                                                       Fee Simple               13,700,000  10/03/06
 10.16                                                       Fee Simple               11,300,000  10/10/06
 10.17                                                       Fee Simple               20,600,000  10/01/06
 10.18                                                       Fee Simple               10,950,000  10/01/06
 10.19                                                       Fee Simple               22,000,000  12/03/06
 10.20                                                       Fee Simple               40,500,000  11/06/06
-------------------------------------------------------------------------------------------------------------------------------
  11    150,000,000.00      No     150,000,000.00  Fee in Part, Leasehold in Part    197,500,000  10/05/06    75.95%    75.95%
  12    149,700,000.00      No     149,700,000.00            Fee Simple              210,000,000  08/11/06    71.29%    71.29%
  13    117,000,000.00      No     117,000,000.00            Fee Simple              181,700,000  12/01/06    64.39%    64.39%
  14    100,000,000.00      No     100,000,000.00            Fee Simple              123,500,000  11/09/06    80.97%    80.97%
  15     97,000,000.00      No      97,000,000.00            Fee Simple              167,500,000  10/18/06    57.91%    50.93%
  16     86,500,000.00   Yes (R5)  100,750,000.00            Fee Simple              127,300,000  04/01/07    67.95%    61.15%
  17     78,910,000.00      No      78,910,000.00            Fee Simple              109,260,000  10/17/06    72.22%    72.22%
  18     75,000,000.00      No      75,000,000.00            Fee Simple              114,500,000  10/27/06    65.50%    65.50%
-------------------------------------------------------------------------------------------------------------------------------
  19     75,000,000.00      No      75,000,000.00            Fee Simple               92,860,000   Various    80.77%    75.32%
 19.1                                                        Fee Simple                7,000,000  01/01/07
 19.2                                                        Fee Simple                8,100,000  01/01/07
 19.3                                                        Fee Simple                7,900,000  01/01/07
 19.4                                                        Fee Simple                4,300,000  12/01/06
 19.5                                                        Fee Simple                2,500,000  01/01/07
 19.6                                                        Fee Simple                2,280,000  01/01/07
 19.7                                                        Fee Simple                1,900,000  01/01/07
 19.8                                                        Fee Simple                3,500,000  12/01/06
 19.9                                                        Fee Simple               13,500,000  12/01/06
 19.10                                                       Fee Simple                5,820,000  11/30/06
 19.11                                                       Fee Simple               26,500,000  01/01/07
 19.12                                                       Fee Simple                9,560,000  11/30/06
-------------------------------------------------------------------------------------------------------------------------------
  20     65,000,000.00      No      65,000,000.00            Fee Simple               95,000,000  12/13/06    68.42%    68.42%
  21     63,000,000.00      No      63,000,000.00            Fee Simple               93,500,000  11/28/06    67.38%    67.38%
  22     54,500,000.00      No      54,500,000.00             Leasehold               68,500,000  12/27/06    79.56%    79.56%
  23     50,000,000.00      No      50,000,000.00            Fee Simple               71,600,000  08/27/06    69.83%    69.83%
  24     46,000,000.00   Yes (R4)  133,800,000.00            Fee Simple               58,200,000  12/04/06    79.04%    73.67%
  25     46,000,000.00      No      46,000,000.00            Fee Simple               66,200,000  07/01/08    69.49%    69.49%
  26     42,250,000.00      No      42,250,000.00            Fee Simple               61,500,000  08/10/06    68.70%    68.70%
  27     42,000,000.00   Yes (R7)   68,500,000.00            Fee Simple               56,400,000  12/11/06    74.47%    74.47%
  28     40,000,000.00   Yes (R6)   93,600,000.00            Fee Simple               70,000,000  10/20/06    57.14%    57.14%
  29     38,000,000.00      No      38,000,000.00            Fee Simple               51,100,000  11/06/06    74.36%    69.18%
  30     36,875,000.00  Yes (R13)   42,200,000.00            Fee Simple               52,150,000  11/14/06    70.71%    65.87%
  31     36,000,000.00   Yes (R4)  133,800,000.00            Fee Simple               45,000,000  01/01/08    80.00%    74.87%
-------------------------------------------------------------------------------------------------------------------------------
  32     36,000,000.00      No      36,000,000.00            Fee Simple               44,500,000  11/01/06    80.90%    79.06%
 32.1                                                        Fee Simple                3,700,000  11/01/06
 32.2                                                        Fee Simple                3,700,000  11/01/06
 32.3                                                        Fee Simple                5,900,000  11/01/06
 32.4                                                        Fee Simple                3,600,000  11/01/06
 32.5                                                        Fee Simple                3,600,000  11/01/06
 32.6                                                        Fee Simple                3,500,000  11/01/06
 32.7                                                        Fee Simple                3,000,000  11/01/06
 32.8                                                        Fee Simple                4,000,000  11/01/06
 32.9                                                        Fee Simple                4,600,000  11/01/06
 32.10                                                       Fee Simple                2,700,000  11/01/06
 32.11                                                       Fee Simple                3,700,000  11/01/06
 32.12                                                       Fee Simple                2,500,000  11/01/06
-------------------------------------------------------------------------------------------------------------------------------
  33     34,500,000.00  Yes (R12)   43,000,000.00            Fee Simple               47,000,000  10/31/06    73.40%    68.39%
  34     34,320,000.00  Yes (R10)   51,120,000.00            Fee Simple               43,100,000  07/31/06    79.63%    79.63%
  35     32,600,000.00      No      32,600,000.00            Fee Simple               41,300,000  11/20/06    78.93%    73.66%
  36     32,000,000.00      No      32,000,000.00            Fee Simple               60,000,000  10/17/06    53.33%    47.91%
  37     30,000,000.00      No      30,000,000.00            Fee Simple               44,750,000  11/30/06    67.04%    67.04%
  38     30,000,000.00      No      30,000,000.00            Fee Simple               39,600,000  10/04/06    75.76%    70.59%
  39     29,945,173.47      No      29,945,173.47            Fee Simple               63,000,000  01/01/07    47.53%    36.49%
  40     29,510,000.00   Yes (R9)   53,310,000.00            Fee Simple               39,000,000  11/01/06    75.67%    75.67%
  41     27,250,000.00      No      27,250,000.00            Fee Simple               35,400,000  09/07/06    76.98%    71.78%
  42     26,900,000.00      No      26,900,000.00            Fee Simple               35,000,000  07/18/06    76.86%    69.63%
  43     26,500,000.00   Yes (R7)   68,500,000.00            Fee Simple               38,900,000  12/29/06    68.12%    63.76%
-------------------------------------------------------------------------------------------------------------------------------
  44     26,000,000.00  Yes (R17)   26,000,000.00            Fee Simple               27,000,000  11/10/06    70.75%    63.65%
  45     26,000,000.00  Yes (R17)   26,000,000.00            Fee Simple                9,750,000  11/10/06    70.75%    63.65%
-------------------------------------------------------------------------------------------------------------------------------
  46     25,612,000.00      No      25,612,000.00            Fee Simple               33,800,000  08/08/06    75.78%    70.50%
  47     25,400,000.00  Yes (R11)   43,600,000.00            Fee Simple               37,800,000  11/20/06    67.20%    67.20%
  48     25,280,000.00      No      25,280,000.00            Fee Simple               31,600,000  11/30/06    80.00%    73.63%
  49     25,000,000.00      No      25,000,000.00            Fee Simple               31,900,000  11/14/06    78.37%    64.88%
  50     25,000,000.00      No      25,000,000.00            Fee Simple               36,200,000  12/18/06    69.06%    64.20%
  51     24,900,000.00   Yes (R6)   93,600,000.00            Fee Simple               48,250,000  09/05/06    51.61%    51.61%
  52     24,400,000.00   Yes (R8)   60,151,000.00            Fee Simple               31,000,000  11/10/06    78.71%    78.71%
  53     24,050,000.00  Yes (R15)   32,725,000.00            Fee Simple               30,100,000  09/01/05    79.90%    71.19%
  54     21,000,000.00      No      21,000,000.00            Fee Simple               26,390,000  05/22/06    79.58%    74.04%
  55     20,500,000.00   Yes (R3)  143,066,476.35             Leasehold               25,400,000  10/06/06    80.71%    70.76%
  56     20,400,000.00      No      20,400,000.00            Fee Simple               27,180,000  11/06/06    75.06%    67.37%
  57     20,000,000.00  Yes (R16)   31,056,668.12            Fee Simple               30,500,000  11/19/06    65.57%    65.57%
-------------------------------------------------------------------------------------------------------------------------------
  58     19,950,000.00   Yes (R8)   60,151,000.00            Fee Simple               26,650,000   Various    74.86%    66.49%
 58.1                                        0.00            Fee Simple               13,550,000  08/21/06
 58.2                                        0.00            Fee Simple               13,100,000  08/08/06
-------------------------------------------------------------------------------------------------------------------------------
  59     19,887,466.37      No      19,887,466.37            Fee Simple               31,200,000  10/30/06    63.74%    49.21%
  60     19,500,000.00      No      19,500,000.00            Fee Simple               25,000,000  11/02/06    78.00%    72.64%
  61     19,000,000.00      No      19,000,000.00            Fee Simple               26,100,000  10/05/06    72.80%    72.80%
  62     18,500,000.00   Yes (R4)  133,800,000.00            Fee Simple               23,300,000  12/14/06    79.40%    74.03%
  63     18,200,000.00  Yes (R11)   43,600,000.00            Fee Simple               26,700,000  11/20/06    68.16%    68.16%
  64     18,000,000.00      No      18,000,000.00            Fee Simple               22,700,000  11/10/06    79.30%    74.00%
  65     17,700,000.00      No      17,700,000.00            Fee Simple               23,100,000  11/01/06    76.62%    71.30%
  66     17,300,000.00      No      17,300,000.00            Fee Simple               21,650,000  12/22/05    79.91%    74.39%
  67     17,000,000.00      No      17,000,000.00            Fee Simple               25,100,000  09/11/06    67.73%    63.24%
  68     16,900,000.00      No      16,900,000.00            Fee Simple               21,450,000  11/15/06    78.79%    69.09%
  69     16,800,000.00  Yes (R10)   51,120,000.00            Fee Simple               21,120,000  11/16/06    79.55%    79.55%
  70     16,500,000.00      No      16,500,000.00            Fee Simple               21,600,000  12/12/06    69.91%    64.84%
  71     16,425,000.00  Yes (R14)   39,925,000.00            Fee Simple               21,900,000  12/05/06    75.00%    70.29%
  72     16,313,423.37   Yes (R3)  143,066,476.35  Fee in Part, Leasehold in Part     21,500,000  10/05/06    75.88%    64.09%
  73     15,964,206.35   Yes (R3)  143,066,476.35  Fee in Part, Leasehold in Part     21,300,000  10/12/06    74.95%    63.31%
-------------------------------------------------------------------------------------------------------------------------------
  74     15,801,000.00   Yes (R8)   60,151,000.00            Fee Simple               23,000,000   Various    68.70%    61.32%
 74.1                                        0.00            Fee Simple               12,500,000  09/12/06
 74.2                                        0.00            Fee Simple               10,500,000  08/18/06
-------------------------------------------------------------------------------------------------------------------------------
  75     15,550,000.00      No      15,550,000.00            Fee Simple               24,050,000  07/26/06    64.66%    56.93%
  76     15,100,000.00      No      15,100,000.00            Fee Simple               19,670,000  10/11/06    76.77%    69.08%
  77     15,100,000.00  Yes (R19)   21,275,000.00            Fee Simple               19,000,000  10/13/06    79.47%    71.25%
  78     14,900,000.00      No      14,900,000.00            Fee Simple               18,820,000  05/01/07    79.17%    71.20%
  79     14,720,000.00      No      14,720,000.00            Fee Simple               18,800,000  09/22/06    78.30%    69.36%
  80     14,500,000.00      No      14,500,000.00            Fee Simple               18,500,000  09/21/06    78.38%    78.38%
  81     14,300,000.00   Yes (R9)   53,310,000.00            Fee Simple               22,200,000  11/01/06    64.41%    64.41%
  82     14,250,000.00   Yes (R5)  100,750,000.00            Fee Simple               19,800,000  10/25/06    71.97%    64.61%
  83     14,000,000.00      No      14,000,000.00            Fee Simple               17,500,000  06/06/06    80.00%    78.34%
-------------------------------------------------------------------------------------------------------------------------------
  84     13,800,000.00      No      13,800,000.00            Fee Simple               20,400,000  10/13/06    67.65%    60.98%
 84.1                                                        Fee Simple                1,800,000  10/13/06
 84.2                                                        Fee Simple                5,100,000  10/13/06
 84.3                                                        Fee Simple               13,500,000  10/13/06
-------------------------------------------------------------------------------------------------------------------------------
  85     13,200,000.00      No      13,200,000.00            Fee Simple               19,100,000  12/26/06    69.11%    69.11%
  86     13,000,000.00      No      13,000,000.00            Fee Simple               16,250,000  11/17/06    80.00%    74.56%
-------------------------------------------------------------------------------------------------------------------------------
  87     13,000,000.00  Yes (R24)   13,000,000.00            Fee Simple               10,320,000  09/26/06    72.42%    67.74%
  88     13,000,000.00  Yes (R24)   13,000,000.00            Fee Simple                7,630,000  09/25/06    72.42%    67.74%
-------------------------------------------------------------------------------------------------------------------------------
  89     12,971,201.88      No      12,971,201.88  Fee in Part, Leasehold in Part     16,290,000  10/04/06    79.63%    67.38%
 89.1                                                        Fee Simple                2,350,000  10/04/06
 89.2                                                        Fee Simple                1,720,000  10/04/06
 89.3                                                        Fee Simple                2,300,000  10/04/06
 89.4                                                        Fee Simple                1,300,000  10/04/06
 89.5                                                        Fee Simple                  425,000  10/04/06
 89.6                                                        Fee Simple                1,500,000  10/04/06
 89.7                                                        Fee Simple                  715,000  10/04/06
 89.8                                                        Fee Simple                1,880,000  10/04/06
 89.9                                                        Fee Simple                1,185,000  10/04/06
 89.10                                                        Leasehold                2,100,000  10/04/06
 89.11                                                        Leasehold                  815,000  10/04/06
-------------------------------------------------------------------------------------------------------------------------------
  90     12,500,000.00      No      12,500,000.00            Fee Simple               16,800,000  11/15/06    74.40%    69.37%
  91     12,483,167.16      No      12,483,167.16            Fee Simple               18,500,000  10/11/06    67.48%    57.08%
  92     12,400,000.00      No      12,400,000.00            Fee Simple               16,100,000  09/21/06    77.02%    72.04%
  93     12,375,000.00      No      12,375,000.00            Fee Simple               15,600,000  10/17/06    79.33%    77.98%
  94     11,800,000.00      No      11,800,000.00            Fee Simple               15,400,000  09/15/06    76.62%    71.59%
  95     11,800,000.00      No      11,800,000.00             Leasehold               15,750,000  10/20/06    74.92%    68.81%
  96     11,534,284.35  Yes (R21)   16,354,284.35            Fee Simple               14,500,000  10/12/06    79.55%    67.08%
  97     11,300,000.00      No      11,300,000.00            Fee Simple               14,800,000  11/07/06    76.35%    71.32%
  98     11,217,844.72      No      11,217,844.72            Fee Simple               13,200,000  08/02/06    70.44%    58.27%
  99     11,200,000.00      No      11,200,000.00            Fee Simple               13,900,000  03/01/07    80.58%    72.61%
  100    11,100,000.00      No      11,100,000.00            Fee Simple               14,300,000  11/20/06    77.62%    77.62%
  101    11,056,668.12  Yes (R16)   31,056,668.12            Fee Simple               15,000,000  08/25/06    73.71%    62.94%
  102    11,000,000.00      No      11,000,000.00            Fee Simple               17,200,000  12/11/06    63.95%    63.95%
  103    10,964,013.07   Yes (R3)  143,066,476.35            Fee Simple               13,800,000  10/05/06    79.45%    66.67%
-------------------------------------------------------------------------------------------------------------------------------
  104    10,565,249.82      No      10,565,249.82            Fee Simple               13,900,000  11/28/06    76.01%    58.03%
 104.1                                                       Fee Simple                6,200,000  11/28/06
 104.2                                                       Fee Simple                1,900,000  11/28/06
 104.3                                                       Fee Simple                2,300,000  11/28/06
 104.4                                                       Fee Simple                3,500,000  11/28/06
-------------------------------------------------------------------------------------------------------------------------------
  105    10,500,000.00      No      10,500,000.00            Fee Simple               13,900,000  10/16/06    75.54%    67.81%
  106    10,500,000.00      No      10,500,000.00            Fee Simple               19,250,000  09/13/06    54.55%    50.92%
  107    10,500,000.00      No      10,500,000.00            Fee Simple               13,100,000  11/10/06    80.15%    80.15%
  108    10,485,638.14      No      10,485,638.14            Fee Simple               13,200,000  11/27/06    79.44%    66.89%
  109    10,400,000.00   Yes (R4)  133,800,000.00            Fee Simple               13,100,000  12/14/06    79.39%    74.02%
  110    10,400,000.00   Yes (R4)  133,800,000.00            Fee Simple               13,200,000  12/14/06    78.79%    73.46%
  111    10,300,000.00      No      10,300,000.00            Fee Simple               30,300,000  10/18/06    33.99%    31.71%
  112    10,150,000.00  Yes (R18)   23,250,000.00            Fee Simple               13,680,000  11/04/06    74.20%    69.28%
  113    10,090,000.00  Yes (R14)   39,925,000.00            Fee Simple               14,100,000  08/04/06    71.56%    67.04%
  114    10,080,000.00  Yes (R20)   20,080,000.00            Fee Simple               13,250,000  11/28/06    76.08%    76.08%
  115    10,000,000.00      No      10,000,000.00            Fee Simple               13,500,000  02/01/07    74.07%    68.85%
  116    10,000,000.00      No      10,000,000.00            Fee Simple               14,900,000  11/30/06    67.11%    62.44%
  117    10,000,000.00      No      10,000,000.00            Fee Simple               13,100,000  11/20/06    76.34%    76.34%
  118    10,000,000.00  Yes (R20)   20,080,000.00            Fee Simple               12,600,000  10/15/06    79.37%    79.37%
-------------------------------------------------------------------------------------------------------------------------------
  119    10,000,000.00  Yes (R27)   10,000,000.00            Fee Simple               14,500,000  11/15/06    51.68%    43.69%
  120    10,000,000.00  Yes (R27)   10,000,000.00            Fee Simple                4,850,000  11/15/06    51.68%    43.69%
-------------------------------------------------------------------------------------------------------------------------------
  121     9,888,519.24      No       9,888,519.24  Fee in Part, Leasehold in Part    210,700,000   Various    76.03%    64.69%
 121.1                                                       Fee Simple               34,500,000  01/23/06
 121.2                                                       Fee Simple               43,100,000  01/24/06
 121.3                                                        Leasehold               19,900,000  01/20/06
 121.4                                                        Leasehold               41,400,000  01/20/06
 121.5                                                       Fee Simple               43,800,000  01/24/06
 121.6                                                        Leasehold               28,000,000  02/23/06
  122     9,577,917.56      No       9,577,917.56            Fee Simple               13,300,000  10/30/06    72.01%    60.52%
  123     9,528,635.68   Yes (R3)  143,066,476.35  Fee in Part, Leasehold in Part     12,500,000  10/12/06    76.23%    64.39%
  124     9,500,000.00   Yes (R9)   53,310,000.00            Fee Simple               13,500,000  11/01/06    70.37%    70.37%
  125     9,500,000.00      No       9,500,000.00            Fee Simple               12,300,000  09/25/06    77.24%    69.25%
  126     9,350,036.10   Yes (R3)  143,066,476.35            Fee Simple               12,100,000  10/05/06    77.27%    65.27%
-------------------------------------------------------------------------------------------------------------------------------
  127     9,241,530.21      No       9,241,530.21            Fee Simple               13,740,000  09/18/06    67.26%    44.91%
 127.1                                                       Fee Simple                2,525,000  09/18/06
 127.2                                                       Fee Simple                  440,000  09/18/06
 127.3                                                       Fee Simple                1,400,000  09/18/06
 127.4                                                       Fee Simple                  675,000  09/18/06
 127.5                                                       Fee Simple                2,850,000  09/18/06
 127.6                                                       Fee Simple                1,450,000  09/18/06
 127.7                                                       Fee Simple                2,000,000  09/18/06
 127.8                                                       Fee Simple                1,050,000  09/18/06
 127.9                                                       Fee Simple                1,350,000  09/18/06
-------------------------------------------------------------------------------------------------------------------------------
  128     9,220,000.00      No       9,220,000.00            Fee Simple               12,600,000  08/28/06    73.17%    68.46%
  129     9,175,000.00      No       9,175,000.00            Fee Simple               11,500,000  11/22/06    75.87%    67.73%
  130     9,146,000.00  Yes (R14)   39,925,000.00            Fee Simple               15,300,000  07/24/06    59.78%    55.10%
  131     9,040,000.00      No       9,040,000.00            Fee Simple               11,940,000  10/19/06    75.71%    75.71%
  132     9,000,000.00   Yes (R6)   93,600,000.00            Fee Simple               24,400,000  09/01/06    36.89%    36.89%
  133     9,000,000.00      No       9,000,000.00            Fee Simple               12,000,000  09/30/06    75.00%    63.68%
  134     9,000,000.00      No       9,000,000.00            Fee Simple               11,250,000  11/21/06    80.00%    74.47%
  135     8,900,000.00      No       8,900,000.00            Fee Simple               11,000,000  11/09/06    80.91%    75.41%
  136     8,834,279.33      No       8,834,279.33            Fee Simple               11,800,000  12/04/06    74.87%    58.07%
  137     8,675,000.00  Yes (R15)   32,725,000.00            Fee Simple               10,860,000  11/02/06    79.88%    69.15%
  138     8,660,000.00      No       8,660,000.00            Fee Simple               11,400,000  01/01/07    75.96%    68.25%
  139     8,600,000.00      No       8,600,000.00            Fee Simple               11,100,000  08/04/06    77.48%    75.85%
  140     8,500,000.00  Yes (R12)   43,000,000.00            Fee Simple               15,200,000  09/25/06    55.92%    49.56%
  141     8,480,351.51      No       8,480,351.51            Fee Simple               20,700,000  10/14/06    40.97%    34.40%
  142     8,452,826.04   Yes (R3)  143,066,476.35            Fee Simple               10,650,000  10/12/06    79.37%    66.83%
  143     8,426,076.71      No       8,426,076.71            Fee Simple               10,300,000  09/08/06    71.13%    58.40%
  144     8,400,000.00      No       8,400,000.00            Fee Simple               11,200,000  11/15/06    75.00%    69.68%
  145     8,400,000.00      No       8,400,000.00            Fee Simple               16,210,000  10/23/06    51.82%    51.82%
  146     8,350,000.00      No       8,350,000.00            Fee Simple               10,450,000  03/06/06    79.90%    68.97%
  147     8,300,000.00      No       8,300,000.00            Fee Simple               10,800,000  11/21/06    76.85%    71.70%
  148     8,238,983.39  Yes (R22)   15,329,500.49            Fee Simple               11,300,000  11/09/06    72.91%    61.82%
  149     8,200,000.00   Yes (R4)  133,800,000.00            Fee Simple               10,000,000  12/10/06    82.00%    76.45%
  150     8,165,691.56   Yes (R3)  143,066,476.35            Fee Simple               10,230,000  10/21/06    79.82%    67.42%
  151     8,069,028.73   Yes (R3)  143,066,476.35            Fee Simple               10,100,000  10/06/06    79.89%    67.42%
  152     8,000,000.00      No       8,000,000.00            Fee Simple               11,000,000  12/08/06    72.73%    67.88%
  153     7,970,000.00      No       7,970,000.00            Fee Simple               10,140,000  09/08/06    78.60%    73.60%
-------------------------------------------------------------------------------------------------------------------------------
  154     7,964,303.13      No       7,964,303.13            Fee Simple               10,855,000   Various    73.37%    56.75%
 154.1                                                       Fee Simple                4,790,000  09/12/06
 154.2                                                       Fee Simple                3,475,000  09/12/06
 154.3                                                       Fee Simple                2,590,000  10/01/06
-------------------------------------------------------------------------------------------------------------------------------
  155     7,760,000.00      No       7,760,000.00            Fee Simple                9,750,000  09/11/06    79.59%    71.75%
  156     7,700,000.00      No       7,700,000.00            Fee Simple                9,670,000  11/01/06    79.63%    75.74%
  157     7,700,000.00      No       7,700,000.00            Fee Simple                9,580,000  08/01/06    80.38%    69.71%
  158     7,685,000.00  Yes (R25)   12,830,000.00            Fee Simple               10,550,000  11/03/06    72.84%    65.58%
  159     7,682,886.73      No       7,682,886.73            Fee Simple                9,800,000  11/17/06    78.40%    73.33%
  160     7,586,320.54      No       7,586,320.54            Fee Simple               10,500,000  10/24/06    62.73%    46.25%
  161     7,570,000.00      No       7,570,000.00            Fee Simple                9,660,000  11/16/06    78.36%    70.35%
-------------------------------------------------------------------------------------------------------------------------------
  162     7,560,000.00  Yes (R29)    9,160,000.00             Leasehold                9,900,000   Various    76.36%    69.00%
 162.1                                                        Leasehold                5,100,000  11/15/06
 162.2                                                        Leasehold                4,800,000  11/03/06
-------------------------------------------------------------------------------------------------------------------------------
  163     7,400,000.00      No       7,400,000.00            Fee Simple                9,300,000  03/25/07    79.57%    74.36%
  164     7,352,800.00      No       7,352,800.00            Fee Simple                9,200,000  08/18/06    79.92%    72.08%
-------------------------------------------------------------------------------------------------------------------------------
  165     7,217,749.00      No       7,217,749.00            Fee Simple               11,800,000   Various    61.17%    47.34%
 165.1                                                       Fee Simple                2,800,000  10/06/06
 165.2                                                       Fee Simple                3,500,000  10/05/06
 165.3                                                       Fee Simple                5,500,000  10/05/06
-------------------------------------------------------------------------------------------------------------------------------
  166     7,200,000.00      No       7,200,000.00            Fee Simple                9,100,000  11/09/06    79.12%    73.46%
  167     7,090,517.10  Yes (R22)   15,329,500.49            Fee Simple               11,600,000  11/09/06    61.13%    51.83%
  168     7,080,000.00      No       7,080,000.00             Leasehold               10,500,000  09/01/06    67.43%    61.06%
  169     7,000,000.00      No       7,000,000.00            Fee Simple                9,000,000  12/13/06    77.78%    72.55%
  170     7,000,000.00  Yes (R18)   23,250,000.00            Fee Simple                9,840,000  12/05/06    71.14%    66.56%
  171     6,983,003.75      No       6,983,003.75            Fee Simple                8,750,000  11/09/06    79.81%    66.39%
  172     6,944,641.80      No       6,944,641.80            Fee Simple               10,100,000  06/15/06    68.76%    54.60%
  173     6,900,000.00      No       6,900,000.00             Leasehold                8,950,000  11/29/06    77.09%    77.09%
  174     6,760,000.00      No       6,760,000.00            Fee Simple                8,550,000  10/09/06    79.06%    73.70%
  175     6,500,000.00   Yes (R6)   93,600,000.00            Fee Simple               15,100,000  09/13/06    43.05%    43.05%
  176     6,500,000.00      No       6,500,000.00            Fee Simple                8,300,000  12/14/06    78.31%    78.31%
  177     6,500,000.00      No       6,500,000.00            Fee Simple                8,200,000  01/08/07    79.27%    74.19%
  178     6,451,281.70      No       6,451,281.70            Fee Simple                9,800,000  07/20/06    65.83%    52.81%
  179     6,400,000.00      No       6,400,000.00            Fee Simple                8,700,000  10/17/06    73.56%    68.54%
  180     6,300,000.00      No       6,300,000.00            Fee Simple                8,400,000  11/01/06    75.00%    75.00%
  181     6,175,000.00  Yes (R19)   21,275,000.00            Fee Simple                7,700,000  10/30/06    80.19%    74.69%
  182     6,156,917.46      No       6,156,917.46            Fee Simple                9,890,000  03/27/00    62.25%    56.83%
  183     6,100,000.00  Yes (R18)   23,250,000.00            Fee Simple                7,650,000  11/15/06    79.74%    71.99%
  184     6,086,662.76      No       6,086,662.76            Fee Simple                8,550,000  08/14/06    71.19%    60.38%
  185     6,036,465.53   Yes (R3)  143,066,476.35            Fee Simple                7,563,000  09/26/06    79.82%    67.42%
  186     6,000,000.00      No       6,000,000.00            Fee Simple                9,850,000  10/25/06    60.91%    54.61%
  187     6,000,000.00  Yes (R23)   13,575,000.00            Fee Simple                8,000,000  10/26/06    75.00%    75.00%
  188     5,981,061.49      No       5,981,061.49             Leasehold                9,100,000  10/17/06    65.73%    55.47%
  189     5,886,822.68  Yes (R26)   10,272,881.82            Fee Simple                9,275,000  11/15/06    63.47%    53.63%
  190     5,825,000.00      No       5,825,000.00            Fee Simple                7,370,000  09/19/06    79.04%    71.32%
  191     5,750,000.00      No       5,750,000.00            Fee Simple                8,590,000  08/02/06    66.94%    59.72%
  192     5,650,000.00  Yes (R23)   13,575,000.00             Leasehold                8,200,000  11/16/06    68.90%    68.90%
  193     5,600,000.00      No       5,600,000.00            Fee Simple                7,200,000  10/01/06    77.78%    72.86%
  194     5,587,735.92      No       5,587,735.92            Fee Simple                7,800,000  11/22/06    71.64%    60.74%
  195     5,490,202.55      No       5,490,202.55            Fee Simple                7,400,000  12/01/06    74.19%    57.49%
  196     5,450,000.00  Yes (R28)    9,850,000.00            Fee Simple                6,860,000  11/06/06    79.45%    71.44%
  197     5,407,382.59      No       5,407,382.59            Fee Simple                7,130,000  01/01/98    75.84%     0.00%
  198     5,400,000.00      No       5,400,000.00            Fee Simple                7,330,000  12/06/06    73.67%    68.94%
  199     5,350,000.00      No       5,350,000.00            Fee Simple                6,730,000  09/01/06    79.49%    74.23%
  200     5,350,000.00      No       5,350,000.00            Fee Simple               11,100,000  10/25/06    48.20%    48.20%
  201     5,325,000.00  Yes (R13)   42,200,000.00            Fee Simple                7,325,000  07/24/06    72.70%    65.94%
  202     5,220,706.17      No       5,220,706.17            Fee Simple                8,000,000  12/21/00    65.26%    61.11%
  203     5,200,000.00      No       5,200,000.00            Fee Simple                7,625,000  11/17/06    68.20%    63.75%
  204     5,186,628.11      No       5,186,628.11            Fee Simple                7,500,000  11/01/06    69.16%    44.81%
  205     5,145,000.00  Yes (R25)   12,830,000.00            Fee Simple                7,360,000  08/22/06    69.90%    63.11%
  206     5,142,873.62      No       5,142,873.62            Fee Simple                6,500,000  01/03/07    79.12%    71.04%
  207     5,100,000.00      No       5,100,000.00            Fee Simple                8,800,000  08/17/06    57.95%    57.95%
  208     5,088,459.26      No       5,088,459.26            Fee Simple                6,800,000  10/21/06    74.83%    67.40%
  209     5,028,944.26      No       5,028,944.26            Fee Simple                7,500,000  11/03/06    67.05%    56.84%
  210     5,028,463.55      No       5,028,463.55            Fee Simple                8,410,000  10/17/07    59.79%    50.29%
  211     5,000,000.00      No       5,000,000.00            Fee Simple                6,300,000  11/10/06    79.37%    74.23%
-------------------------------------------------------------------------------------------------------------------------------
  212     4,988,959.99      No       4,988,959.99            Fee Simple                7,800,000  11/20/06    63.96%    54.15%
 212.1                                                       Fee Simple                3,200,000  11/20/06
 212.2                                                       Fee Simple                4,600,000  11/20/06
-------------------------------------------------------------------------------------------------------------------------------
  213     4,971,379.77      No       4,971,379.77            Fee Simple                7,100,000  08/04/06    70.02%    54.72%
  214     4,950,000.00      No       4,950,000.00            Fee Simple               12,400,000  11/08/06    39.92%    39.92%
  215     4,820,000.00  Yes (R21)   16,354,284.35            Fee Simple                6,140,000  11/25/06    78.50%    67.75%
  216     4,800,000.00      No       4,800,000.00            Fee Simple                8,700,000  11/29/06    55.17%    51.29%
  217     4,800,000.00      No       4,800,000.00            Fee Simple                6,000,000  11/15/06    80.00%    71.95%
  218     4,789,925.29      No       4,789,925.29            Fee Simple                6,750,000  07/31/06    70.96%    60.62%
  219     4,700,000.00      No       4,700,000.00            Fee Simple                6,000,000  01/01/07    78.33%    70.74%
  220     4,685,498.48      No       4,685,498.48            Fee Simple                5,900,000  11/15/06    79.42%    67.26%
  221     4,650,000.00   Yes (R6)   93,600,000.00            Fee Simple                8,630,000  09/08/06    53.88%    53.88%
  222     4,600,000.00      No       4,600,000.00            Fee Simple                6,200,000  01/01/07    74.19%    74.19%
  223     4,600,000.00      No       4,600,000.00            Fee Simple                6,200,000  08/03/05    74.19%    68.48%
  224     4,594,698.14   Yes (R3)  143,066,476.35            Fee Simple                6,100,000  10/06/06    75.32%    63.62%
  225     4,560,834.15      No       4,560,834.15            Fee Simple                6,100,000  09/01/06    74.77%    57.90%
  226     4,550,000.00   Yes (R6)   93,600,000.00            Fee Simple               11,000,000  09/01/06    41.36%    41.36%
  227     4,500,000.00      No       4,500,000.00            Fee Simple                6,100,000  11/20/06    68.44%    63.39%
  228     4,500,000.00      No       4,500,000.00            Fee Simple               10,100,000  07/12/06    44.55%    34.59%
  229     4,500,000.00      No       4,500,000.00            Fee Simple                8,420,000  01/05/07    53.44%    47.91%
  230     4,465,823.00      No       4,465,823.00            Fee Simple                6,100,000  10/16/06    73.21%    56.39%
  231     4,450,000.00      No       4,450,000.00            Fee Simple                5,850,000  11/15/06    76.07%    67.05%
  232     4,400,000.00  Yes (R28)    9,850,000.00            Fee Simple                6,340,000  09/09/07    69.40%    67.74%
  233     4,386,059.14  Yes (R26)   10,272,881.82            Fee Simple                6,150,000  10/17/06    71.32%    60.16%
  234     4,350,000.00      No       4,350,000.00            Fee Simple                6,050,000  11/09/06    71.90%    70.05%
  235     4,342,395.33      No       4,342,395.33            Fee Simple                7,500,000  06/18/01    57.90%    53.99%
  236     4,339,993.90      No       4,339,993.90            Fee Simple                7,200,000  11/02/06    60.28%    50.66%
  237     4,300,000.00   Yes (R4)  133,800,000.00            Fee Simple                5,425,000  12/10/06    79.26%    71.29%
  238     4,264,000.00  Yes (R14)   39,925,000.00            Fee Simple                7,300,000  07/31/06    58.41%    53.85%
  239     4,260,000.00      No       4,260,000.00            Fee Simple                7,160,000  08/16/06    59.50%    59.50%
  240     4,250,000.00      No       4,250,000.00            Fee Simple                7,550,000  12/18/06    56.29%    52.59%
  241     4,240,000.00      No       4,240,000.00            Fee Simple                5,300,000  08/25/06    80.00%    72.43%
  242     4,237,207.43      No       4,237,207.43            Fee Simple                5,770,000  10/09/06    73.44%    62.44%
  243     4,234,242.80   Yes (R3)  143,066,476.35            Fee Simple                5,300,000  09/26/06    79.89%    67.42%
  244     4,200,000.00      No       4,200,000.00            Fee Simple                7,800,000  12/06/06    53.85%    53.85%
  245     4,190,604.16   Yes (R3)  143,066,476.35  Fee in Part, Leasehold in Part      5,500,000  10/06/06    76.19%    64.36%
  246     4,100,000.00      No       4,100,000.00            Fee Simple                6,800,000  11/07/06    60.29%    60.29%
  247     4,092,606.29  Yes (R32)    6,388,458.60            Fee Simple                7,700,000  11/29/06    53.15%    41.00%
  248     4,050,000.00      No       4,050,000.00            Fee Simple                5,700,000  01/03/07    71.05%     0.00%
  249     4,044,568.55      No       4,044,568.55            Fee Simple                6,135,000  12/05/06    65.93%    55.83%
  250     4,000,000.00      No       4,000,000.00            Fee Simple                5,000,000  11/07/06    80.00%    73.24%
  251     4,000,000.00   Yes (R6)   93,600,000.00            Fee Simple               11,000,000  09/05/06    36.36%    36.36%
  252     4,000,000.00      No       4,000,000.00            Fee Simple                5,530,000  11/10/06    72.33%    67.42%
  253     4,000,000.00      No       4,000,000.00            Fee Simple                7,600,000  09/08/06    52.63%    52.63%
  254     4,000,000.00      No       4,000,000.00            Fee Simple                6,000,000  11/07/06    66.67%    66.67%
  255     4,000,000.00      No       4,000,000.00            Fee Simple                5,750,000  09/27/06    69.57%    66.94%
  256     3,994,774.62      No       3,994,774.62            Fee Simple                6,850,000  12/01/06    58.32%    49.76%
  257     3,990,859.07      No       3,990,859.07            Fee Simple                6,000,000  11/29/06    66.51%    55.96%
  258     3,951,000.00      No       3,951,000.00            Fee Simple                5,950,000  09/13/06    66.40%    58.45%
  259     3,858,155.95      No       3,858,155.95            Fee Simple                5,600,000  03/13/06    68.90%    54.44%
  260     3,791,443.15  Yes (R30)    6,784,687.74            Fee Simple                5,400,000  11/28/06    70.21%    59.24%
  261     3,700,000.00      No       3,700,000.00            Fee Simple                4,750,000  11/10/06    77.89%    70.56%
  262     3,691,790.19      No       3,691,790.19            Fee Simple                4,740,000  11/14/06    77.89%    65.89%
  263     3,682,657.08      No       3,682,657.08            Fee Simple                4,660,000  10/18/06    79.03%    51.31%
  264     3,642,045.58      No       3,642,045.58            Fee Simple                4,600,000  11/08/06    79.17%    67.19%
  265     3,628,649.74      No       3,628,649.74            Fee Simple                4,900,000  11/24/04    74.05%     0.00%
  266     3,604,930.56   Yes (R3)  143,066,476.35             Leasehold                5,900,000  09/25/06    61.10%    54.02%
  267     3,600,000.00      No       3,600,000.00            Fee Simple                4,500,000  11/02/06    80.00%    70.32%
  268     3,591,946.43   Yes (R3)  143,066,476.35            Fee Simple                4,500,000  10/01/06    79.82%    67.42%
  269     3,500,000.00      No       3,500,000.00            Fee Simple                4,900,000  07/20/06    71.43%    66.74%
-------------------------------------------------------------------------------------------------------------------------------
  270     3,488,969.32      No       3,488,969.32            Fee Simple                5,360,000  11/14/06    65.09%    50.19%
 270.1                                                       Fee Simple                2,830,000  11/14/06
 270.2                                                       Fee Simple                2,530,000  11/14/06
-------------------------------------------------------------------------------------------------------------------------------
  271     3,488,889.72      No       3,488,889.72            Fee Simple                4,780,000  10/09/06    72.99%    61.55%
  272     3,483,804.41  Yes (R31)    6,768,534.26            Fee Simple                5,400,000  10/11/06    64.51%    42.08%
  273     3,420,000.00      No       3,420,000.00            Fee Simple                4,400,000  10/03/06    77.73%    69.90%
  274     3,400,000.00      No       3,400,000.00            Fee Simple                4,900,000  11/09/06    69.39%    60.85%
  275     3,391,163.51      No       3,391,163.51            Fee Simple                5,150,000  01/01/07    65.85%    42.46%
  276     3,339,613.07      No       3,339,613.07            Fee Simple                9,100,000  09/21/06    36.70%    28.41%
  277     3,320,000.00      No       3,320,000.00            Fee Simple                4,200,000  10/03/06    79.05%    74.98%
  278     3,300,000.00      No       3,300,000.00            Fee Simple                4,400,000  11/30/06    75.00%    67.33%
  279     3,300,000.00      No       3,300,000.00            Fee Simple                4,300,000  09/22/06    76.74%    69.22%
  280     3,284,729.86  Yes (R31)    6,768,534.26            Fee Simple                6,200,000  10/11/06    52.98%    34.56%
  281     3,237,578.54      No       3,237,578.54            Fee Simple                4,500,000  08/22/06    71.95%    61.70%
  282     3,200,000.00      No       3,200,000.00            Fee Simple                4,400,000  09/26/06    72.73%    60.57%
  283     3,195,717.27      No       3,195,717.27            Fee Simple                4,700,000  11/15/06    67.99%    57.61%
  284     3,150,000.00  Yes (R33)    5,950,000.00            Fee Simple                5,870,000  11/18/06    53.66%    48.26%
  285     3,140,243.92      No       3,140,243.92            Fee Simple                4,500,000  10/24/06    69.78%    59.07%
  286     3,080,000.00      No       3,080,000.00            Fee Simple                3,850,000  01/01/07    80.00%    70.70%
  287     3,070,000.00      No       3,070,000.00            Fee Simple                4,000,000  11/29/06    76.75%    69.14%
  288     3,033,407.39      No       3,033,407.39            Fee Simple                4,225,000  10/01/06    71.80%    60.98%
  289     3,020,000.00      No       3,020,000.00            Fee Simple                3,775,000  08/30/06    80.00%    70.96%
  290     2,993,288.69   Yes (R3)  143,066,476.35            Fee Simple                3,900,000  10/06/06    76.75%    64.83%
  291     2,993,255.64      No       2,993,255.64            Fee Simple                7,600,000  11/13/06    39.38%    33.24%
  292     2,993,244.59  Yes (R30)    6,784,687.74            Fee Simple                5,200,000  11/28/06    57.56%    48.56%
  293     2,993,233.53      No       2,993,233.53            Fee Simple                4,300,000  11/27/06    69.61%    58.71%
  294     2,990,952.71      No       2,990,952.71            Fee Simple                4,950,000  10/12/06    60.42%    51.36%
  295     2,990,566.52      No       2,990,566.52            Fee Simple                6,260,000  09/26/06    47.77%    40.34%
  296     2,965,892.37      No       2,965,892.37            Fee Simple                5,100,000  11/23/04    58.15%     0.00%
  297     2,940,408.75      No       2,940,408.75            Fee Simple                3,700,000  04/26/06    79.47%    68.01%
  298     2,900,000.00      No       2,900,000.00            Fee Simple                4,700,000  11/03/06    61.70%    54.48%
  299     2,850,000.00      No       2,850,000.00            Fee Simple                4,100,000  11/09/06    69.51%    64.85%
  300     2,846,235.72      No       2,846,235.72            Fee Simple                4,000,000  11/06/06    71.16%    60.52%
  301     2,800,000.00  Yes (R33)    5,950,000.00            Fee Simple                4,220,000  12/17/06    66.35%    59.53%
  302     2,793,746.35      No       2,793,746.35            Fee Simple                3,575,000  11/16/06    78.15%    66.03%
  303     2,745,068.87  Yes( R35)    4,592,597.98            Fee Simple                3,830,000  12/05/06    71.67%    55.41%
  304     2,713,696.22      No       2,713,696.22            Fee Simple                4,600,000  04/03/06    58.99%    46.90%
  305     2,694,096.64      No       2,694,096.64            Fee Simple                3,450,000  09/20/06    78.09%    66.23%
  306     2,646,420.37      No       2,646,420.37            Fee Simple                3,710,000  10/24/06    71.33%    60.28%
  307     2,646,416.66      No       2,646,416.66            Fee Simple                3,320,000  10/30/06    79.71%    67.34%
  308     2,635,000.00      No       2,635,000.00            Fee Simple                3,900,000  10/05/06    67.56%    60.87%
  309     2,596,579.70      No       2,596,579.70            Fee Simple                3,270,000  11/13/06    79.41%    67.62%
  310     2,574,294.02      No       2,574,294.02            Fee Simple                6,600,000  11/02/06    39.00%    33.01%
  311     2,565,000.00      No       2,565,000.00            Fee Simple                3,400,000  08/08/06    75.44%    68.35%
  312     2,544,387.99      No       2,544,387.99            Fee Simple                3,400,000  11/13/06    74.83%    63.40%
  313     2,500,000.00      No       2,500,000.00            Fee Simple                4,100,000  10/16/06    60.98%    53.77%
  314     2,494,675.04      No       2,494,675.04            Fee Simple                3,290,000  10/04/06    75.83%    64.61%
  315     2,445,000.00      No       2,445,000.00            Fee Simple                4,120,000  10/24/06    59.34%    52.76%
  316     2,394,970.85      No       2,394,970.85            Fee Simple                3,100,000  11/28/06    77.26%    72.60%
  317     2,386,859.09      No       2,386,859.09            Fee Simple                5,400,000  11/13/06    44.20%    37.65%
  318     2,350,000.00      No       2,350,000.00            Fee Simple                5,300,000  12/01/06    44.34%    29.30%
  319     2,321,843.04   Yes (R3)  143,066,476.35            Fee Simple                3,100,000  10/05/06    74.90%    63.20%
  320     2,314,818.41      No       2,314,818.41            Fee Simple                3,000,000  10/12/06    77.16%    65.19%
  321     2,300,000.00      No       2,300,000.00             Leasehold                2,900,000  10/20/06    79.31%    70.20%
  322     2,300,000.00      No       2,300,000.00            Fee Simple                2,880,000  11/20/06    79.86%    70.54%
  323     2,295,852.31  Yes (R32)    6,388,458.60            Fee Simple                4,050,000  12/07/06    56.69%    43.73%
  324     2,295,012.16      No       2,295,012.16            Fee Simple                3,750,000  11/01/06    61.20%    51.98%
  325     2,277,629.61      No       2,277,629.61            Fee Simple                3,400,000  03/27/01    66.99%    62.92%
  326     2,200,000.00      No       2,200,000.00            Fee Simple                2,760,000  11/20/06    79.71%    70.16%
  327     2,197,049.59      No       2,197,049.59            Fee Simple                3,100,000  10/20/06    70.87%    60.02%
  328     2,197,022.07      No       2,197,022.07             Leasehold                4,190,000  11/20/06    52.43%    44.29%
  329     2,195,070.31   Yes (R3)  143,066,476.35            Fee Simple                2,800,000  10/06/06    78.40%    66.20%
  330     2,150,000.00      No       2,150,000.00            Fee Simple                2,770,000  10/05/06    77.62%    77.62%
  331     2,141,575.54      No       2,141,575.54            Fee Simple                2,800,000  07/05/06    76.48%    65.35%
  332     2,107,000.00      No       2,107,000.00            Fee Simple                2,900,000  10/31/06    72.66%    63.94%
  333     2,095,347.99      No       2,095,347.99            Fee Simple                2,840,000  10/11/06    73.78%    62.43%
  334     2,050,000.00      No       2,050,000.00            Fee Simple                2,800,000  11/28/06    73.21%    64.70%
  335     2,050,000.00      No       2,050,000.00            Fee Simple                2,700,000  12/11/06    75.93%    64.41%
  336     2,018,927.92      No       2,018,927.92            Fee Simple                2,550,000  07/27/06    79.17%    67.35%
  337     2,000,000.00      No       2,000,000.00            Fee Simple                5,225,000  11/02/06    38.28%    34.43%
  338     2,000,000.00      No       2,000,000.00            Fee Simple                3,170,000  11/16/06    63.09%    55.65%
  339     2,000,000.00      No       2,000,000.00            Fee Simple                3,950,000  11/17/06    50.63%    44.62%
  340     2,000,000.00      No       2,000,000.00            Fee Simple                3,885,000  11/01/06    51.48%    45.27%
  341     2,000,000.00  Yes (R34)    4,925,000.00            Fee Simple                3,100,000  11/10/06    64.52%    58.16%
  342     1,995,525.79   Yes (R3)  143,066,476.35            Fee Simple                2,500,000  10/07/06    79.82%    67.42%
  343     1,994,802.07      No       1,994,802.07            Fee Simple                8,900,000  12/11/06    22.41%    14.45%
  344     1,945,750.39      No       1,945,750.39            Fee Simple                2,600,000  11/07/06    74.84%    63.51%
  345     1,925,000.00  Yes (R23)   13,575,000.00            Fee Simple                2,800,000  12/04/06    68.75%    64.20%
  346     1,920,000.00      No       1,920,000.00            Fee Simple                2,410,000  09/28/06    79.67%    69.16%
  347     1,894,115.38      No       1,894,115.38            Fee Simple                5,170,000  10/13/06    36.64%    31.01%
  348     1,884,079.38  Yes (R36)    3,673,456.34            Fee Simple                3,650,000  11/15/06    51.62%    43.62%
  349     1,847,529.11  Yes( R35)    4,592,597.98            Fee Simple                2,530,000  12/05/06    73.02%    61.91%
  350     1,800,000.00      No       1,800,000.00            Fee Simple                2,660,000  08/28/06    67.67%    60.18%
  351     1,796,012.56      No       1,796,012.56            Fee Simple                2,650,000  08/30/06    67.77%    57.35%
  352     1,789,376.97  Yes (R36)    3,673,456.34            Fee Simple                3,460,000  11/13/06    51.72%    43.70%
  353     1,697,794.53      No       1,697,794.53            Fee Simple                2,275,000  10/27/06    74.63%    63.81%
  354     1,650,000.00  Yes (R34)    4,925,000.00            Fee Simple                2,700,000  11/10/06    61.11%    55.09%
  355     1,646,553.73      No       1,646,553.73            Fee Simple                2,300,000  11/20/06    71.59%    61.21%
  356     1,646,247.85      No       1,646,247.85            Fee Simple                3,200,000  09/28/06    51.45%    43.32%
  357     1,600,000.00  Yes (R29)    9,160,000.00            Fee Simple                2,150,000  10/23/06    74.42%    65.88%
  358     1,575,000.00      No       1,575,000.00            Fee Simple                3,700,000  11/14/06    42.57%    31.86%
  359     1,540,446.27      No       1,540,446.27            Fee Simple                1,940,000  10/10/06    79.40%    67.72%
  360     1,518,026.10      No       1,518,026.10            Fee Simple                2,000,000  11/15/06    75.90%    68.98%
  361     1,493,122.21      No       1,493,122.21            Fee Simple                2,050,000  07/27/06    72.84%    62.57%
  362     1,460,000.00      No       1,460,000.00            Fee Simple                1,960,000  12/01/06    74.49%    67.27%
  363     1,445,498.05      No       1,445,498.05            Fee Simple                1,840,000  11/14/06    78.56%    60.80%
  364     1,391,537.15      No       1,391,537.15            Fee Simple                1,800,000  03/01/06    77.31%    66.94%
  365     1,386,682.74      No       1,386,682.74            Fee Simple                2,800,000  02/24/06    49.52%    42.40%
  366     1,336,069.72      No       1,336,069.72            Fee Simple                1,800,000  12/07/05    74.23%    63.80%
  367     1,288,883.01      No       1,288,883.01            Fee Simple                1,800,000  02/22/06    71.60%    62.12%
  368     1,275,000.00  Yes (R34)    4,925,000.00            Fee Simple                1,950,000  11/10/06    65.38%    58.94%
-------------------------------------------------------------------------------------------------------------------------------
  369     1,248,401.86      No       1,248,401.86            Fee Simple                1,605,000  11/01/06    77.78%    66.79%
 369.1                                                       Fee Simple                  840,000  11/01/06
 369.2                                                       Fee Simple                  765,000  11/01/06
-------------------------------------------------------------------------------------------------------------------------------
  370     1,247,302.48      No       1,247,302.48            Fee Simple                6,600,000  11/17/06    18.90%    16.07%
  371     1,246,349.76      No       1,246,349.76            Fee Simple                2,150,000  10/19/06    57.97%    45.53%
  372     1,246,134.82      No       1,246,134.82            Fee Simple                1,830,000  11/20/06    68.09%    52.75%
  373     1,236,366.17      No       1,236,366.17            Fee Simple                1,790,000  10/24/06    69.07%    58.96%
  374     1,200,000.00      No       1,200,000.00            Fee Simple                1,570,000  10/06/06    76.43%    67.60%
  375     1,198,133.18      No       1,198,133.18            Fee Simple                1,620,000  08/25/06    73.96%    63.22%
  376     1,142,375.21      No       1,142,375.21            Fee Simple                2,200,000  10/06/06    51.93%    34.09%
  377     1,110,196.89      No       1,110,196.89            Fee Simple                1,830,000  07/28/06    60.67%    47.28%
  378     1,106,614.14      No       1,106,614.14            Fee Simple                1,690,000  11/22/06    65.48%    50.89%
  379     1,100,000.00      No       1,100,000.00            Fee Simple                1,600,000  11/03/06    68.75%    61.69%
  380     1,097,691.21      No       1,097,691.21            Fee Simple                1,420,000  05/15/06    77.30%    66.04%

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION,
WHICH IS ASSOCIATED WITH THE CLASS WFC-1, WFC-2, WFC-3 AND WFC-4 CERTIFICATES.
THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL
NET MORTGAGE POOL BALANCE.

  6b    53,000,000.00       No      53,000,000.00             Leasehold              520,000,000  01/01/07    59.62%    59.62%
                                                                                                             (Note 9)  (Note 9)

                                                                            INTEREST
 LOAN      ORIGINAL     MORTGAGE  ADMINISTRATIVE  NET MORTGAGE              ACCRUAL
NUMBER      BALANCE       RATE       FEE RATE         RATE      RATE TYPE    METHOD         LOAN TYPE          NOTE DATE
-----------------------------------------------------------------------------------------------------------------------------

  1     400,000,000.00   5.1740%      0.0204%        5.1537%      Fixed    Actual/360     Interest Only         01/11/07
-----------------------------------------------------------------------------------------------------------------------------
  2        400,000,000   5.6028%      0.0204%        5.5824%      Fixed    Actual/360     Interest Only         08/14/06
 2.1
 2.2
 2.3
 2.4
-----------------------------------------------------------------------------------------------------------------------------
  3        306,000,000   5.7990%      0.0204%        5.7787%      Fixed    Actual/360     Interest Only         11/02/06
-----------------------------------------------------------------------------------------------------------------------------
  4        136,000,000   5.8750%      0.0204%        5.8547%      Fixed    Actual/360     Interest Only         12/29/06
  5        125,600,000   5.8750%      0.0204%        5.8547%      Fixed    Actual/360     Interest Only         12/29/06
-----------------------------------------------------------------------------------------------------------------------------
  6        257,000,000   5.7136%      0.0204%        5.6932%      Fixed    Actual/360     Interest Only         01/26/07
  7        250,000,000   5.7120%      0.0204%        5.6917%      Fixed    Actual/360     Interest Only         12/21/06
  8        225,000,000  5.99856%      0.0204%       5.97821%      Fixed    Actual/360     Interest Only         12/21/06
-----------------------------------------------------------------------------------------------------------------------------
  9        180,000,000   5.4640%      0.0204%        5.4437%      Fixed    Actual/360     Interest Only         12/08/06
 9.1
 9.2
 9.3
 9.4
 9.5
 9.6
 9.7
 9.8
 9.9
9.10
9.11
9.12
9.13
9.14
9.15
-----------------------------------------------------------------------------------------------------------------------------
 10        180,000,000   5.3960%      0.0204%        5.3757%      Fixed    Actual/360     Interest Only         12/08/06
10.1
10.2
10.3
10.4
10.5
10.6
10.7
10.8
10.9
10.10
10.11
10.12
10.13
10.14
10.15
10.16
10.17
10.18
10.19
10.20
-----------------------------------------------------------------------------------------------------------------------------
 11        150,000,000   5.4330%      0.0204%        5.4127%      Fixed    Actual/360     Interest Only         10/26/06
 12        149,700,000   5.5500%      0.0304%        5.5197%      Fixed    Actual/360     Interest Only           TBD
 13        117,000,000   5.7260%      0.0204%        5.7057%      Fixed    Actual/360     Interest Only         12/08/06
 14        100,000,000   5.6300%      0.0550%        5.5750%      Fixed    Actual/360     Interest Only         12/13/06
 15         97,000,000   6.0980%      0.0304%        6.0677%      Fixed    Actual/360  Partial IO/Balloon       12/06/06
 16         86,500,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360  Partial IO/Balloon       12/18/06
 17         78,910,000   5.7910%      0.0304%        5.7607%      Fixed    Actual/360     Interest Only         01/19/07
 18         75,000,000   5.6500%      0.0204%        5.6297%      Fixed    Actual/360     Interest Only         12/21/06
-----------------------------------------------------------------------------------------------------------------------------
 19         75,000,000   5.7600%      0.0304%        5.7297%      Fixed    Actual/360  Partial IO/Balloon       01/04/07
19.1
19.2
19.3
19.4
19.5
19.6
19.7
19.8
19.9
19.10
19.11
19.12
-----------------------------------------------------------------------------------------------------------------------------
 20         65,000,000   5.3700%      0.0204%        5.3497%      Fixed    Actual/360     Interest Only         12/29/06
 21         63,000,000   5.6000%      0.0304%        5.5697%      Fixed    Actual/360     Interest Only         12/21/06
 22         54,500,000   5.7400%      0.0304%        5.7097%      Fixed    Actual/360     Interest Only         01/24/07
 23         50,000,000   5.8900%      0.0304%        5.8597%      Fixed    Actual/360     Interest Only         10/20/06
 24         46,000,000   5.7300%      0.0304%        5.6997%      Fixed    Actual/360  Partial IO/Balloon       02/22/07
 25         46,000,000   5.4500%      0.0550%        5.3950%      Fixed    Actual/360     Interest Only         12/22/06
 26         42,250,000   5.6850%      0.0354%        5.6497%      Fixed    Actual/360     Interest Only         09/21/06
 27         42,000,000   5.5350%      0.0304%        5.5047%      Fixed    Actual/360     Interest Only         01/05/07
 28         40,000,000   5.5800%      0.0204%        5.5597%      Fixed    Actual/360   Interest Only/ARD       11/17/06
 29         38,000,000   5.6000%      0.0304%        5.5697%      Fixed    Actual/360  Partial IO/Balloon         TBD
 30         36,875,000   5.6800%      0.0504%        5.6297%      Fixed    Actual/360  Partial IO/Balloon       12/21/06
 31         36,000,000   6.0260%      0.0304%        5.9957%      Fixed    Actual/360  Partial IO/Balloon       02/08/07
-----------------------------------------------------------------------------------------------------------------------------
 32         36,000,000   6.1730%      0.0304%        6.1427%      Fixed    Actual/360  Partial IO/Balloon       01/10/07
32.1
32.2
32.3
32.4
32.5
32.6
32.7
32.8
32.9
32.10
32.11
32.12
-----------------------------------------------------------------------------------------------------------------------------
 33         34,500,000   5.6950%      0.0354%        5.6597%      Fixed    Actual/360  Partial IO/Balloon       01/17/07
 34         34,320,000   6.0001%      0.0204%        5.9798%      Fixed    Actual/360     Interest Only         10/26/06
 35         32,600,000   5.8100%      0.0304%        5.7797%      Fixed    Actual/360  Partial IO/Balloon       12/27/06
 36         32,000,000   5.7000%      0.0604%        5.6397%      Fixed    Actual/360  Partial IO/Balloon       12/05/06
 37         30,000,000   5.3850%      0.0204%        5.3647%      Fixed    Actual/360     Interest Only         12/27/06
 38         30,000,000   5.6950%      0.0204%        5.6747%      Fixed    Actual/360  Partial IO/Balloon       11/15/06
 39         30,000,000   5.7000%      0.0204%        5.6797%      Fixed    Actual/360        Balloon            01/08/07
 40         29,510,000   5.6170%      0.0204%        5.5967%      Fixed    Actual/360     Interest Only         11/28/06
 41         27,250,000   5.7500%      0.0204%        5.7297%      Fixed    Actual/360  Partial IO/Balloon       11/08/06
 42         26,900,000   6.1300%      0.0504%        6.0797%      Fixed    Actual/360  Partial IO/Balloon       09/27/06
 43         26,500,000   6.0300%      0.0304%        5.9997%      Fixed    Actual/360  Partial IO/Balloon       01/31/07
-----------------------------------------------------------------------------------------------------------------------------
 44         19,300,000   5.7800%      0.0604%        5.7197%      Fixed    Actual/360  Partial IO/Balloon       12/13/06
 45          6,700,000   5.7800%      0.0604%        5.7197%      Fixed    Actual/360  Partial IO/Balloon       12/13/06
-----------------------------------------------------------------------------------------------------------------------------
 46         25,612,000   5.5870%      0.0204%        5.5667%      Fixed    Actual/360  Partial IO/Balloon       11/16/06
 47         25,400,000   5.6350%      0.0304%        5.6047%      Fixed    Actual/360     Interest Only         01/05/07
 48         25,280,000   6.0250%      0.0304%        5.9947%      Fixed    Actual/360  Partial IO/Balloon       01/30/07
 49         25,000,000   5.8600%      0.0704%        5.7897%      Fixed    Actual/360  Partial IO/Balloon       12/19/06
 50         25,000,000   5.5400%      0.0204%        5.5197%      Fixed    Actual/360  Partial IO/Balloon       01/09/07
 51         24,900,000   5.7500%      0.0204%        5.7297%      Fixed    Actual/360   Interest Only/ARD       11/10/06
 52         24,400,000   5.8200%      0.0550%        5.7650%      Fixed    Actual/360     Interest Only         12/18/06
 53         24,050,000   5.3100%      0.0304%        5.2797%      Fixed    Actual/360  Partial IO/Balloon       10/03/05
 54         21,000,000   5.5900%      0.0204%        5.5697%      Fixed    Actual/360  Partial IO/Balloon       08/01/06
 55         20,500,000   5.5400%      0.0304%        5.5097%      Fixed    Actual/360  Partial IO/Balloon       12/15/06
 56         20,400,000   5.6600%      0.0804%        5.5797%      Fixed    Actual/360  Partial IO/Balloon       12/22/06
 57         20,000,000   5.7800%      0.0204%        5.7597%      Fixed    Actual/360     Interest Only         01/03/07
-----------------------------------------------------------------------------------------------------------------------------
 58         19,950,000   6.1000%      0.0204%        6.0797%      Fixed    Actual/360  Partial IO/Balloon       12/01/06
58.1
58.2
-----------------------------------------------------------------------------------------------------------------------------
 59         19,950,000   5.8200%      0.0304%        5.7897%      Fixed    Actual/360        Balloon            12/06/06
 60         19,500,000   5.6600%      0.0304%        5.6297%      Fixed    Actual/360  Partial IO/Balloon       12/20/06
 61         19,000,000   5.8100%      0.0304%        5.7797%      Fixed    Actual/360     Interest Only         12/18/06
 62         18,500,000   5.7500%      0.0304%        5.7197%      Fixed    Actual/360  Partial IO/Balloon         TBD
 63         18,200,000   5.6350%      0.0304%        5.6047%      Fixed    Actual/360     Interest Only         01/05/07
 64         18,000,000   5.8200%      0.0550%        5.7650%      Fixed    Actual/360  Partial IO/Balloon       02/07/07
 65         17,700,000   5.6000%      0.0204%        5.5797%      Fixed    Actual/360  Partial IO/Balloon       12/20/06
 66         17,300,000   5.6500%      0.0304%        5.6197%      Fixed    Actual/360  Partial IO/Balloon       01/26/06
 67         17,000,000   5.8490%      0.0404%        5.8087%      Fixed    Actual/360  Partial IO/Balloon       12/28/06
 68         16,900,000   5.5500%      0.0304%        5.5197%      Fixed    Actual/360  Partial IO/Balloon       12/18/06
 69         16,800,000   5.8500%      0.0204%        5.8297%      Fixed    Actual/360     Interest Only         12/19/06
 70         16,500,000   5.8500%      0.0304%        5.8197%      Fixed    Actual/360  Partial IO/Balloon       02/21/07
 71         16,425,000   6.1330%      0.0404%        6.0927%      Fixed    Actual/360  Partial IO/Balloon       12/15/06
 72         16,350,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360        Balloon            12/18/06
 73         16,000,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360        Balloon            12/21/06
-----------------------------------------------------------------------------------------------------------------------------
 74         15,801,000   6.3300%      0.0204%        6.3097%      Fixed    Actual/360  Partial IO/Balloon       12/21/06
74.1
74.2
-----------------------------------------------------------------------------------------------------------------------------
 75         15,550,000   5.7200%      0.0204%        5.6997%      Fixed    Actual/360    Partial IO/ARD         11/17/06
 76         15,100,000   5.7830%      0.0204%        5.7627%      Fixed    Actual/360  Partial IO/Balloon       11/21/06
 77         15,100,000   5.6000%      0.0304%        5.5697%      Fixed    Actual/360  Partial IO/Balloon       12/06/06
 78         14,900,000   5.7580%      0.0304%        5.7277%      Fixed    Actual/360  Partial IO/Balloon       01/09/07
 79         14,720,000   5.9800%      0.0204%        5.9597%      Fixed    Actual/360  Partial IO/Balloon       11/14/06
 80         14,500,000   5.6740%      0.0204%        5.6537%      Fixed    Actual/360     Interest Only         11/10/06
 81         14,300,000   5.6170%      0.0204%        5.5967%      Fixed    Actual/360     Interest Only         11/28/06
 82         14,250,000   5.6600%      0.0304%        5.6297%      Fixed    Actual/360  Partial IO/Balloon         TBD
 83         14,000,000   6.5400%      0.1004%        6.4397%      Fixed    Actual/360  Partial IO/Balloon       06/23/06
-----------------------------------------------------------------------------------------------------------------------------
 84         13,800,000   5.8700%      0.0704%        5.7997%      Fixed    Actual/360  Partial IO/Balloon       11/28/06
84.1
84.2
84.3
-----------------------------------------------------------------------------------------------------------------------------
 85         13,200,000   6.0600%      0.0304%        6.0297%      Fixed    Actual/360     Interest Only         02/21/07
 86         13,000,000   5.7200%      0.0550%        5.6650%      Fixed    Actual/360  Partial IO/Balloon       01/12/07
-----------------------------------------------------------------------------------------------------------------------------
 87          7,770,000   5.9800%      0.0550%        5.9250%      Fixed    Actual/360  Partial IO/Balloon       11/09/06
 88          5,230,000   5.9800%      0.0550%        5.9250%      Fixed    Actual/360  Partial IO/Balloon       11/09/06
-----------------------------------------------------------------------------------------------------------------------------
 89         13,000,000   5.8500%      0.0204%        5.8297%      Fixed    Actual/360        Balloon            12/13/06
89.1
89.2
89.3
89.4
89.5
89.6
89.7
89.8
89.9
89.10
89.11
-----------------------------------------------------------------------------------------------------------------------------
 90         12,500,000   5.7500%      0.0504%        5.6997%      Fixed    Actual/360  Partial IO/Balloon       01/03/07
 91         12,500,000   5.8700%      0.0204%        5.8497%      Fixed    Actual/360        Balloon            01/19/07
 92         12,400,000   5.9860%      0.0504%        5.9357%      Fixed    Actual/360  Partial IO/Balloon       10/13/06
 93         12,375,000   5.8100%      0.0204%        5.7897%      Fixed    Actual/360  Partial IO/Balloon       11/16/06
 94         11,800,000   5.9000%      0.0504%        5.8497%      Fixed    Actual/360  Partial IO/Balloon       10/24/06
 95         11,800,000   5.8900%      0.0204%        5.8697%      Fixed    Actual/360  Partial IO/Balloon       01/18/07
 96         11,550,000   5.7700%      0.0604%        5.7097%      Fixed    Actual/360        Balloon            01/29/07
 97         11,300,000   5.8800%      0.0204%        5.8597%      Fixed    Actual/360  Partial IO/Balloon       01/18/07
 98         11,250,000   6.2500%      0.0204%        6.2297%      Fixed    Actual/360        Balloon            11/27/06
 99         11,200,000   5.8600%      0.0550%        5.8050%      Fixed    Actual/360  Partial IO/Balloon       12/11/06
 100        11,100,000   5.5500%      0.0550%        5.4950%      Fixed    Actual/360     Interest Only         12/14/06
 101        11,080,000   6.1600%      0.0304%        6.1297%      Fixed    Actual/360        Balloon            12/05/06
 102        11,000,000   5.5400%      0.0204%        5.5197%      Fixed    Actual/360     Interest Only         01/11/07
 103        11,000,000   5.5400%      0.0304%        5.5097%      Fixed    Actual/360        Balloon            11/28/06
-----------------------------------------------------------------------------------------------------------------------------
 104        10,600,000   5.4900%      0.0204%        5.4697%      Fixed    Actual/360        Balloon            12/21/06
104.1
104.2
104.3
104.4
-----------------------------------------------------------------------------------------------------------------------------
 105        10,500,000   5.6700%      0.0204%        5.6497%      Fixed    Actual/360  Partial IO/Balloon       01/02/07
 106        10,500,000   5.8400%      0.0504%        5.7897%      Fixed    Actual/360  Partial IO/Balloon       12/15/06
 107        10,500,000   5.4500%      0.0550%        5.3950%      Fixed    Actual/360     Interest Only         01/22/07
 108        10,500,000   5.7200%      0.0704%        5.6497%      Fixed    Actual/360        Balloon            01/05/07
 109        10,400,000   5.7500%      0.0304%        5.7197%      Fixed    Actual/360  Partial IO/Balloon         TBD
 110        10,400,000   5.7500%      0.0304%        5.7197%      Fixed    Actual/360  Partial IO/Balloon         TBD
 111        10,300,000   5.7800%      0.0204%        5.7597%      Fixed    Actual/360  Partial IO/Balloon       12/21/06
 112        10,150,000   5.8600%      0.0204%        5.8397%      Fixed    Actual/360  Partial IO/Balloon       01/11/07
 113        10,090,000   6.0930%      0.0204%        6.0727%      Fixed    Actual/360  Partial IO/Balloon       11/15/06
 114        10,080,000   5.5800%      0.0550%        5.5250%      Fixed    Actual/360     Interest Only         02/08/07
 115        10,000,000   5.5300%      0.0204%        5.5097%      Fixed    Actual/360  Partial IO/Balloon       01/23/07
 116        10,000,000   5.5900%      0.0204%        5.5697%      Fixed    Actual/360  Partial IO/Balloon       12/20/06
 117        10,000,000   5.5400%      0.0204%        5.5197%      Fixed    Actual/360     Interest Only         12/20/06
 118        10,000,000   5.5000%      0.0550%        5.4450%      Fixed    Actual/360     Interest Only         11/09/06
-----------------------------------------------------------------------------------------------------------------------------
 119         7,000,000   5.9100%      0.0204%        5.8897%      Fixed    Actual/360        Balloon            02/05/07
 120         3,000,000   5.8100%      0.0204%        5.7897%      Fixed    Actual/360        Balloon            02/05/07
-----------------------------------------------------------------------------------------------------------------------------
 121        10,000,000   7.5702%      0.0204%        7.5499%      Fixed    Actual/360        Balloon       03/30/06 (Note 13)
121.1
121.2
121.3
121.4
121.5
121.6
 122         9,600,000   5.6200%      0.0304%        5.5897%      Fixed    Actual/360        Balloon            12/13/06
 123         9,550,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360        Balloon            12/11/06
 124         9,500,000   5.6170%      0.0204%        5.5967%      Fixed    Actual/360     Interest Only         11/28/06
 125         9,500,000   5.6100%      0.0304%        5.5797%      Fixed    Actual/360  Partial IO/Balloon       10/11/06
 126         9,371,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360        Balloon            12/21/06
-----------------------------------------------------------------------------------------------------------------------------
 127         9,300,000   6.3100%      0.0204%        6.2897%      Fixed    Actual/360        Balloon            11/30/06
127.1
127.2
127.3
127.4
127.5
127.6
127.7
127.8
127.9
-----------------------------------------------------------------------------------------------------------------------------
 128         9,220,000   5.9930%      0.0204%        5.9727%      Fixed    Actual/360  Partial IO/Balloon       11/16/06
 129         9,175,000   5.6700%      0.0204%        5.6497%      Fixed    Actual/360  Partial IO/Balloon       02/02/07
 130         9,146,000   6.1130%      0.0204%        6.0927%      Fixed    Actual/360  Partial IO/Balloon       08/18/06
 131         9,040,000   5.8800%      0.0204%        5.8597%      Fixed    Actual/360     Interest Only         01/09/07
 132         9,000,000   5.7500%      0.0204%        5.7297%      Fixed    Actual/360   Interest Only/ARD       11/07/06
 133         9,000,000   6.0300%      0.0304%        5.9997%      Fixed    Actual/360        Balloon            02/01/07
 134         9,000,000   5.6300%      0.0804%        5.5497%      Fixed    Actual/360  Partial IO/Balloon       12/22/06
 135         8,900,000   5.7210%      0.0204%        5.7007%      Fixed    Actual/360  Partial IO/Balloon       01/16/07
 136         8,850,000   6.0000%      0.0204%        5.9797%      Fixed    Actual/360        Balloon            01/29/07
 137         8,675,000   5.9000%      0.0504%        5.8497%      Fixed    Actual/360  Partial IO/Balloon       11/14/06
 138         8,660,000   5.7100%      0.0204%        5.6897%      Fixed    Actual/360  Partial IO/Balloon       01/10/07
 139         8,600,000   6.5400%      0.0304%        6.5097%      Fixed    Actual/360  Partial IO/Balloon       01/23/07
 140         8,500,000   6.0100%      0.0604%        5.9497%      Fixed    Actual/360  Partial IO/Balloon       12/15/06
 141         8,500,000   5.5900%      0.0304%        5.5597%      Fixed    Actual/360        Balloon            12/15/06
 142         8,480,000   5.6500%      0.0304%        5.6197%      Fixed    Actual/360        Balloon            11/28/06
 143         8,445,000   5.7800%      0.0204%        5.7597%      Fixed    Actual/360        Balloon            12/20/06
 144         8,400,000   5.4900%      0.0204%        5.4697%      Fixed    Actual/360  Partial IO/Balloon       12/19/06
 145         8,400,000   5.5300%      0.0904%        5.4397%      Fixed    Actual/360     Interest Only         11/20/06
 146         8,350,000   5.8100%      0.0204%        5.7897%      Fixed    Actual/360  Partial IO/Balloon       04/27/06
 147         8,300,000   5.8000%      0.0204%        5.7797%      Fixed    Actual/360  Partial IO/Balloon       01/17/07
 148         8,250,000   5.9520%      0.0204%        5.9317%      Fixed    Actual/360        Balloon            01/18/07
 149         8,200,000   5.7500%      0.0304%        5.7197%      Fixed    Actual/360  Partial IO/Balloon         TBD
 150         8,184,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360        Balloon            12/27/06
 151         8,080,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360        Balloon            01/26/07
 152         8,000,000   5.8290%      0.0304%        5.7987%      Fixed    Actual/360  Partial IO/Balloon       02/27/07
 153         7,970,000   6.0645%      0.0204%        6.0442%      Fixed    Actual/360    Partial IO/ARD         11/15/06
-----------------------------------------------------------------------------------------------------------------------------
 154         8,000,000   5.8300%      0.0204%        5.8097%      Fixed    Actual/360        Balloon            11/09/06
154.1
154.2
154.3
-----------------------------------------------------------------------------------------------------------------------------
 155         7,760,000   5.8765%      0.0904%        5.7862%      Fixed    Actual/360  Partial IO/Balloon       11/16/06
 156         7,700,000   5.5650%      0.0604%        5.5047%      Fixed    Actual/360  Partial IO/Balloon       11/28/06
 157         7,700,000   6.0200%      0.0204%        5.9997%      Fixed    Actual/360  Partial IO/Balloon       12/28/06
 158         7,685,000   5.8100%      0.0304%        5.7797%      Fixed    Actual/360  Partial IO/Balloon       12/18/06
 159         7,700,000   5.8300%      0.0204%        5.8097%      Fixed    Actual/360        Balloon            12/22/06
 160         7,600,000   5.8600%      0.0204%        5.8397%      Fixed    Actual/360        Balloon            01/11/07
 161         7,570,000   5.6670%      0.0204%        5.6467%      Fixed    Actual/360  Partial IO/Balloon       12/28/06
-----------------------------------------------------------------------------------------------------------------------------
 162         7,560,000   6.0000%      0.0204%        5.9797%      Fixed    Actual/360  Partial IO/Balloon       01/23/07
162.1
162.2
-----------------------------------------------------------------------------------------------------------------------------
 163         7,400,000   5.9140%      0.0304%        5.8837%      Fixed    Actual/360  Partial IO/Balloon       01/24/07
 164         7,352,800   5.9000%      0.0204%        5.8797%      Fixed    Actual/360  Partial IO/Balloon       10/10/06
-----------------------------------------------------------------------------------------------------------------------------
 165         7,250,000   5.8500%      0.0304%        5.8197%      Fixed    Actual/360        Balloon            11/30/06
165.1
165.2
165.3
-----------------------------------------------------------------------------------------------------------------------------
 166         7,200,000   5.4500%      0.0550%        5.3950%      Fixed    Actual/360  Partial IO/Balloon       12/04/06
 167         7,100,000   5.9500%      0.0204%        5.9297%      Fixed    Actual/360        Balloon            01/18/07
 168         7,080,000   6.1150%      0.0204%        6.0947%      Fixed    Actual/360  Partial IO/Balloon       12/19/06
 169         7,000,000   5.7800%      0.0704%        5.7097%      Fixed    Actual/360  Partial IO/Balloon       01/09/07
 170         7,000,000   6.0100%      0.0204%        5.9897%      Fixed    Actual/360  Partial IO/Balloon       01/11/07
 171         7,000,000   5.2900%      0.0804%        5.2097%      Fixed    Actual/360        Balloon            12/13/06
 172         7,000,000   6.5200%      0.0204%        6.4997%      Fixed    Actual/360        Balloon            08/23/06
 173         6,900,000   5.5200%      0.0550%        5.4650%      Fixed    Actual/360     Interest Only         12/14/06
 174         6,760,000   5.7300%      0.0204%        5.7097%      Fixed    Actual/360  Partial IO/Balloon       12/28/06
 175         6,500,000   5.6030%      0.0204%        5.5827%      Fixed    Actual/360   Interest Only/ARD       09/28/06
 176         6,500,000   6.0500%      0.0304%        6.0197%      Fixed    Actual/360     Interest Only         02/05/07
 177         6,500,000   6.0300%      0.0304%        5.9997%      Fixed    Actual/360  Partial IO/Balloon       01/26/07
 178         6,500,000   6.8500%      0.1004%        6.7497%      Fixed    Actual/360        Balloon            08/24/06
 179         6,400,000   5.7000%      0.0354%        5.6647%      Fixed    Actual/360  Partial IO/Balloon       12/19/06
 180         6,300,000   5.6360%      0.0204%        5.6157%      Fixed    Actual/360     Interest Only         01/18/07
 181         6,175,000   5.6700%      0.0304%        5.6397%      Fixed    Actual/360  Partial IO/Balloon       01/11/07
 182         6,900,000   8.3400%      0.0204%        8.3197%      Fixed      30/360          Balloon            05/09/00
 183         6,100,000   5.9000%      0.0204%        5.8797%      Fixed    Actual/360  Partial IO/Balloon       01/22/07
 184         6,100,000   5.9300%      0.0204%        5.9097%      Fixed    Actual/360        Balloon            12/22/06
 185         6,050,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360        Balloon            12/18/06
 186         6,000,000   5.6000%      0.0304%        5.5697%      Fixed    Actual/360  Partial IO/Balloon       12/21/06
 187         6,000,000   5.7100%      0.0304%        5.6797%      Fixed    Actual/360     Interest Only         12/13/06
 188         6,000,000   5.7300%      0.0204%        5.7097%      Fixed    Actual/360        Balloon            12/06/06
 189         5,900,000   5.8000%      0.0204%        5.7797%      Fixed    Actual/360        Balloon            12/28/06
 190         5,825,000   5.9300%      0.0204%        5.9097%      Fixed    Actual/360  Partial IO/Balloon       01/04/07
 191         5,750,000   6.3000%      0.0704%        6.2297%      Fixed    Actual/360  Partial IO/Balloon       09/27/06
 192         5,650,000   5.7000%      0.0304%        5.6697%      Fixed    Actual/360     Interest Only         12/28/06
 193         5,600,000   6.0875%      0.0204%        6.0672%      Fixed    Actual/360  Partial IO/Balloon       11/09/06
 194         5,600,000   5.9200%      0.0204%        5.8997%      Fixed    Actual/360        Balloon            12/26/06
 195         5,500,000   5.9700%      0.0704%        5.8997%      Fixed    Actual/360        Balloon            01/04/07
 196         5,450,000   5.7500%      0.0550%        5.6950%      Fixed    Actual/360  Partial IO/Balloon       12/19/06
 197         7,070,600   8.7600%      0.0204%        8.7397%      Fixed      30/360     Fully Amortizing        01/14/98
 198         5,400,000   6.0100%      0.0304%        5.9797%      Fixed    Actual/360        Balloon            02/13/07
 199         5,350,000   5.8600%      0.0204%        5.8397%      Fixed    Actual/360  Partial IO/Balloon       11/01/06
 200         5,350,000   5.8600%      0.0550%        5.8050%      Fixed    Actual/360     Interest Only         12/14/06
 201         5,325,000   6.2000%      0.0804%        6.1197%      Fixed    Actual/360  Partial IO/Balloon       08/23/06
 202         5,556,000   7.3400%      0.0204%        7.3197%      Fixed    Actual/360        Balloon            03/02/01
 203         5,200,000   5.9400%      0.0704%        5.8697%      Fixed    Actual/360  Partial IO/Balloon       02/02/07
 204         5,200,000   5.6400%      0.1004%        5.5397%      Fixed    Actual/360        Balloon            01/04/07
 205         5,145,000   5.9500%      0.0404%        5.9097%      Fixed    Actual/360  Partial IO/Balloon       11/29/06
 206         5,150,000   5.6100%      0.0550%        5.5550%      Fixed    Actual/360        Balloon            01/24/07
 207         5,100,000   5.5825%      0.0204%        5.5622%      Fixed    Actual/360     Interest Only         10/03/06
 208         5,100,000   5.7200%      0.0304%        5.6897%      Fixed    Actual/360        Balloon            12/05/06
 209         5,040,000   5.9100%      0.0204%        5.8897%      Fixed    Actual/360        Balloon            12/20/06
 210         5,040,000   5.6500%      0.0550%        5.5950%      Fixed    Actual/360        Balloon            12/22/06
 211         5,000,000   5.9800%      0.0204%        5.9597%      Fixed    Actual/360  Partial IO/Balloon       12/20/06
-----------------------------------------------------------------------------------------------------------------------------
 212         5,000,000   5.8700%      0.0604%        5.8097%      Fixed    Actual/360        Balloon            12/28/06
212.1
212.2
-----------------------------------------------------------------------------------------------------------------------------
 213         5,000,000   6.1000%      0.0304%        6.0697%      Fixed    Actual/360        Balloon            10/30/06
 214         4,950,000   5.5300%      0.0204%        5.5097%      Fixed    Actual/360     Interest Only         12/20/06
 215         4,820,000   5.7900%      0.0804%        5.7097%      Fixed    Actual/360  Partial IO/Balloon       12/13/06
 216         4,800,000   5.5370%      0.0304%        5.5067%      Fixed    Actual/360  Partial IO/Balloon       12/28/06
 217         4,800,000   5.7600%      0.1204%        5.6397%      Fixed    Actual/360  Partial IO/Balloon       12/12/06
 218         4,800,000   6.1800%      0.0204%        6.1597%      Fixed    Actual/360        Balloon            12/19/06
 219         4,700,000   5.9700%      0.0404%        5.9297%      Fixed    Actual/360  Partial IO/Balloon       10/13/06
 220         4,700,000   5.8500%      0.0204%        5.8297%      Fixed    Actual/360        Balloon            11/22/06
 221         4,650,000   5.8500%      0.0204%        5.8297%      Fixed    Actual/360   Interest Only/ARD       11/13/06
 222         4,600,000   5.9000%      0.0304%        5.8697%      Fixed    Actual/360     Interest Only         12/14/06
 223         4,600,000   5.0600%      0.0204%        5.0397%      Fixed    Actual/360  Partial IO/Balloon       08/29/05
 224         4,605,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360        Balloon            12/15/06
 225         4,575,000   5.9100%      0.0904%        5.8197%      Fixed    Actual/360        Balloon            12/27/06
 226         4,550,000   5.7500%      0.0204%        5.7297%      Fixed    Actual/360   Interest Only/ARD       11/07/06
 227         4,500,000   5.6790%      0.0304%        5.6487%      Fixed    Actual/360  Partial IO/Balloon       01/11/07
 228         4,500,000   5.7400%      0.0204%        5.7197%      Fixed    Actual/360  Partial IO/Balloon       12/27/06
 229         4,500,000   5.5900%      0.0550%        5.5350%      Fixed    Actual/360  Partial IO/Balloon       02/08/07
 230         4,480,000   5.7500%      0.1004%        5.6497%      Fixed    Actual/360        Balloon            12/06/06
 231         4,450,000   5.7700%      0.0204%        5.7497%      Fixed    Actual/360  Partial IO/Balloon       12/21/06
 232         4,400,000   5.8900%      0.0550%        5.8350%      Fixed    Actual/360  Partial IO/Balloon       02/09/07
 233         4,400,000   5.7100%      0.0204%        5.6897%      Fixed    Actual/360        Balloon            11/16/06
 234         4,350,000   5.5800%      0.0550%        5.5250%      Fixed    Actual/360  Partial IO/Balloon       01/16/07
 235         4,600,000   7.3640%      0.0204%        7.3437%      Fixed    Actual/360        Balloon            07/23/01
 236         4,350,000   5.6200%      0.0204%        5.5997%      Fixed    Actual/360        Balloon            12/28/06
 237         4,300,000   5.7500%      0.0304%        5.7197%      Fixed    Actual/360  Partial IO/Balloon       02/23/07
 238         4,264,000   6.1230%      0.0204%        6.1027%      Fixed    Actual/360  Partial IO/Balloon       09/12/06
 239         4,260,000   6.1900%      0.0204%        6.1697%      Fixed    Actual/360   Interest Only/ARD       10/04/06
 240         4,250,000   5.8970%      0.0704%        5.8267%      Fixed    Actual/360  Partial IO/Balloon       01/17/07
 241         4,240,000   6.1000%      0.0304%        6.0697%      Fixed    Actual/360  Partial IO/Balloon       11/21/06
 242         4,250,000   5.9800%      0.0204%        5.9597%      Fixed    Actual/360        Balloon            11/27/06
 243         4,240,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360        Balloon            01/16/07
 244         4,200,000   5.7200%      0.0204%        5.6997%      Fixed    Actual/360     Interest Only         01/18/07
 245         4,200,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360        Balloon            12/01/06
 246         4,100,000   5.5330%      0.0204%        5.5127%      Fixed    Actual/360     Interest Only         12/07/06
 247         4,100,000   5.8400%      0.0804%        5.7597%      Fixed    Actual/360        Balloon            01/08/07
 248         4,050,000   6.8500%      0.0204%        6.8297%      Fixed      30/360     Fully Amortizing        02/15/07
 249         4,050,000   5.9100%      0.0204%        5.8897%      Fixed    Actual/360        Balloon            01/29/07
 250         4,000,000   5.6900%      0.0604%        5.6297%      Fixed    Actual/360  Partial IO/Balloon         TBD
 251         4,000,000   5.7500%      0.0204%        5.7297%      Fixed    Actual/360   Interest Only/ARD       11/07/06
 252         4,000,000   5.7200%      0.0804%        5.6397%      Fixed    Actual/360  Partial IO/Balloon       12/20/06
 253         4,000,000   5.9200%      0.0204%        5.8997%      Fixed    Actual/360     Interest Only         11/30/06
 254         4,000,000   5.6350%      0.0804%        5.5547%      Fixed    Actual/360     Interest Only         12/06/06
 255         4,000,000   5.8400%      0.0304%        5.8097%      Fixed    Actual/360  Partial IO/Balloon       12/18/06
 256         4,000,000   6.1700%      0.0204%        6.1497%      Fixed    Actual/360        Balloon            01/26/07
 257         4,000,000   5.6600%      0.0204%        5.6397%      Fixed    Actual/360        Balloon            12/22/06
 258         3,951,000   5.7100%      0.0704%        5.6397%      Fixed    Actual/360  Partial IO/Balloon       12/22/06
 259         3,900,000   6.2740%      0.0204%        6.2537%      Fixed    Actual/360        Balloon            06/07/06
 260         3,800,000   5.7500%      0.0204%        5.7297%      Fixed    Actual/360        Balloon            12/15/06
 261         3,700,000   6.1300%      0.0804%        6.0497%      Fixed    Actual/360  Partial IO/Balloon       12/22/06
 262         3,700,000   5.8400%      0.0604%        5.7797%      Fixed    Actual/360        Balloon            12/22/06
 263         3,700,000   5.6300%      0.0204%        5.6097%      Fixed    Actual/360        Balloon            12/06/06
 264         3,650,000   5.9500%      0.0204%        5.9297%      Fixed    Actual/360        Balloon            12/28/06
 265         5,150,000   8.8700%      0.0204%        8.8497%      Fixed      30/360     Fully Amortizing        05/19/93
 266         3,613,000   5.8000%      0.0304%        5.7697%      Fixed    Actual/360        Balloon            12/27/06
 267         3,600,000   5.6500%      0.0704%        5.5797%      Fixed    Actual/360  Partial IO/Balloon       12/08/06
 268         3,600,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360        Balloon            12/27/06
 269         3,500,000   5.9000%      0.0304%        5.8697%      Fixed    Actual/360  Partial IO/Balloon       09/25/06
-----------------------------------------------------------------------------------------------------------------------------
 270         3,500,000   5.7800%      0.0204%        5.7597%      Fixed    Actual/360        Balloon            12/19/06
270.1
270.2
-----------------------------------------------------------------------------------------------------------------------------
 271         3,500,000   5.7000%      0.0204%        5.6797%      Fixed    Actual/360        Balloon            11/28/06
 272         3,500,000   5.7500%      0.1004%        5.6497%      Fixed    Actual/360        Balloon            12/06/06
 273         3,420,000   5.7500%      0.0704%        5.6797%      Fixed    Actual/360  Partial IO/Balloon       11/14/06
 274         3,400,000   5.6200%      0.0550%        5.5650%      Fixed    Actual/360  Partial IO/Balloon       12/22/06
 275         3,400,000   5.5100%      0.0550%        5.4550%      Fixed    Actual/360        Balloon            01/23/07
 276         3,350,000   5.9000%      0.0204%        5.8797%      Fixed    Actual/360        Balloon            12/14/06
 277         3,320,000   5.8600%      0.0204%        5.8397%      Fixed    Actual/360  Partial IO/Balloon       10/30/06
 278         3,300,000   5.6700%      0.0204%        5.6497%      Fixed    Actual/360  Partial IO/Balloon       01/12/07
 279         3,300,000   5.9000%      0.0804%        5.8197%      Fixed    Actual/360  Partial IO/Balloon       11/16/06
 280         3,300,000   5.7500%      0.1004%        5.6497%      Fixed    Actual/360        Balloon            12/06/06
 281         3,250,000   6.2500%      0.1204%        6.1297%      Fixed    Actual/360        Balloon            10/10/06
 282         3,200,000   6.0900%      0.0304%        6.0597%      Fixed    Actual/360  Partial IO/Balloon       10/23/06
 283         3,200,000   5.9300%      0.0204%        5.9097%      Fixed    Actual/360        Balloon            01/02/07
 284         3,150,000   5.7600%      0.0550%        5.7050%      Fixed    Actual/360  Partial IO/Balloon       12/20/06
 285         3,150,000   5.8300%      0.0804%        5.7497%      Fixed    Actual/360        Balloon            11/17/06
 286         3,080,000   5.8700%      0.0304%        5.8397%      Fixed    Actual/360  Partial IO/Balloon       02/26/07
 287         3,070,000   5.8400%      0.0704%        5.7697%      Fixed    Actual/360  Partial IO/Balloon       12/28/06
 288         3,040,000   5.9800%      0.0504%        5.9297%      Fixed    Actual/360        Balloon            12/08/06
 289         3,020,000   6.0400%      0.0204%        6.0197%      Fixed    Actual/360  Partial IO/Balloon       09/29/06
 290         3,000,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360        Balloon            12/01/06
 291         3,000,000   5.7600%      0.0704%        5.6897%      Fixed    Actual/360        Balloon            12/21/06
 292         3,000,000   5.7500%      0.0204%        5.7297%      Fixed    Actual/360        Balloon            12/15/06
 293         3,000,000   5.7400%      0.0550%        5.6850%      Fixed    Actual/360        Balloon            12/22/06
 294         3,000,000   5.9700%      0.0204%        5.9497%      Fixed    Actual/360        Balloon            11/30/06
 295         3,000,000   5.7500%      0.0550%        5.6950%      Fixed    Actual/360        Balloon            11/17/06
 296         4,250,000   9.0000%      0.0204%        8.9797%      Fixed      30/360     Fully Amortizing        05/05/93
 297         2,960,000   6.0800%      0.0204%        6.0597%      Fixed    Actual/360        Balloon            07/28/06
 298         2,900,000   5.8400%      0.0804%        5.7597%      Fixed    Actual/360  Partial IO/Balloon       12/15/06
 299         2,850,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360  Partial IO/Balloon       12/19/06
 300         2,850,000   6.0600%      0.0204%        6.0397%      Fixed    Actual/360        Balloon            01/16/07
 301         2,800,000   5.6400%      0.0550%        5.5850%      Fixed    Actual/360  Partial IO/Balloon       01/30/07
 302         2,800,000   5.8000%      0.0204%        5.7797%      Fixed    Actual/360        Balloon            12/11/06
 303         2,750,000   5.9000%      0.0550%        5.8450%      Fixed    Actual/360        Balloon            01/19/07
 304         2,750,000   6.3800%      0.0204%        6.3597%      Fixed    Actual/360        Balloon            04/28/06
 305         2,700,000   5.9300%      0.0204%        5.9097%      Fixed    Actual/360        Balloon            12/14/06
 306         2,650,000   5.8400%      0.1204%        5.7197%      Fixed    Actual/360        Balloon            01/03/07
 307         2,650,000   5.8300%      0.0204%        5.8097%      Fixed    Actual/360        Balloon            01/05/07
 308         2,635,000   5.8500%      0.1004%        5.7497%      Fixed    Actual/360  Partial IO/Balloon       12/04/06
 309         2,600,000   6.1000%      0.0204%        6.0797%      Fixed    Actual/360        Balloon            01/29/07
 310         2,580,000   5.8600%      0.0204%        5.8397%      Fixed    Actual/360        Balloon            12/28/06
 311         2,565,000   6.1300%      0.0604%        6.0697%      Fixed    Actual/360  Partial IO/Balloon       11/29/06
 312         2,550,000   5.8900%      0.0204%        5.8697%      Fixed    Actual/360        Balloon            12/28/06
 313         2,500,000   5.7900%      0.0204%        5.7697%      Fixed    Actual/360  Partial IO/Balloon       12/28/06
 314         2,500,000   6.0900%      0.0204%        6.0697%      Fixed    Actual/360        Balloon            12/26/06
 315         2,445,000   5.6700%      0.0204%        5.6497%      Fixed    Actual/360  Partial IO/Balloon       01/03/07
 316         2,400,000   6.1900%      0.0204%        6.1697%      Fixed    Actual/360        Balloon            12/28/06
 317         2,390,000   6.1100%      0.0204%        6.0897%      Fixed    Actual/360        Balloon            02/01/07
 318         2,350,000   6.1900%      0.0204%        6.1697%      Fixed    Actual/360        Balloon            02/26/07
 319         2,325,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360        Balloon            01/10/07
 320         2,320,000   5.8000%      0.0604%        5.7397%      Fixed    Actual/360        Balloon            12/18/06
 321         2,300,000   5.9500%      0.0204%        5.9297%      Fixed    Actual/360  Partial IO/Balloon       11/20/06
 322         2,300,000   5.8600%      0.0204%        5.8397%      Fixed    Actual/360  Partial IO/Balloon       01/03/07
 323         2,300,000   5.8400%      0.0804%        5.7597%      Fixed    Actual/360        Balloon            01/08/07
 324         2,300,000   5.9800%      0.0204%        5.9597%      Fixed    Actual/360        Balloon            12/15/06
 325         2,400,000   7.8610%      0.0204%        7.8407%      Fixed    Actual/360        Balloon            06/20/01
 326         2,200,000   5.7100%      0.0204%        5.6897%      Fixed    Actual/360  Partial IO/Balloon       12/28/06
 327         2,200,000   5.9100%      0.0204%        5.8897%      Fixed    Actual/360        Balloon            01/08/07
 328         2,200,000   5.8200%      0.0204%        5.7997%      Fixed    Actual/360        Balloon            01/16/07
 329         2,200,000   5.7800%      0.0304%        5.7497%      Fixed    Actual/360        Balloon            12/01/06
 330         2,150,000   5.9610%      0.0504%        5.9107%      Fixed    Actual/360   Interest Only/ARD       11/17/06
 331         2,150,000   6.1200%      0.0204%        6.0997%      Fixed    Actual/360        Balloon            10/18/06
 332         2,107,000   5.7000%      0.0704%        5.6297%      Fixed    Actual/360  Partial IO/Balloon       12/22/06
 333         2,100,000   5.8500%      0.0204%        5.8297%      Fixed    Actual/360        Balloon            12/11/06
 334         2,050,000   5.8800%      0.1004%        5.7797%      Fixed    Actual/360  Partial IO/Balloon       12/28/06
 335         2,050,000   6.0000%      0.0504%        5.9497%      Fixed    Actual/360        Balloon            02/20/07
 336         2,025,000   6.0000%      0.0204%        5.9797%      Fixed    Actual/360        Balloon            11/09/06
 337         2,000,000   5.7600%      0.0204%        5.7397%      Fixed    Actual/360  Partial IO/Balloon       12/21/06
 338         2,000,000   5.8000%      0.0204%        5.7797%      Fixed    Actual/360  Partial IO/Balloon       12/21/06
 339         2,000,000   5.7500%      0.0204%        5.7297%      Fixed    Actual/360  Partial IO/Balloon       02/12/07
 340         2,000,000   5.6700%      0.0204%        5.6497%      Fixed    Actual/360  Partial IO/Balloon       12/19/06
 341         2,000,000   5.8800%      0.0704%        5.8097%      Fixed    Actual/360  Partial IO/Balloon       12/15/06
 342         2,000,000   5.7900%      0.0304%        5.7597%      Fixed    Actual/360        Balloon            12/22/06
 343         2,000,000   5.5100%      0.0604%        5.4497%      Fixed    Actual/360        Balloon            01/24/07
 344         1,950,000   5.9500%      0.1204%        5.8297%      Fixed    Actual/360        Balloon            12/21/06
 345         1,925,000   5.8600%      0.0604%        5.7997%      Fixed    Actual/360  Partial IO/Balloon       12/20/06
 346         1,920,000   6.0100%      0.0204%        5.9897%      Fixed    Actual/360  Partial IO/Balloon       11/30/06
 347         1,900,000   5.8300%      0.1204%        5.7097%      Fixed    Actual/360        Balloon            11/21/06
 348         1,890,000   5.7700%      0.0204%        5.7497%      Fixed    Actual/360        Balloon            11/30/06
 349         1,850,000   5.9500%      0.0550%        5.8950%      Fixed    Actual/360        Balloon            01/19/07
 350         1,800,000   6.1600%      0.0804%        6.0797%      Fixed    Actual/360  Partial IO/Balloon       12/01/06
 351         1,800,000   5.8500%      0.0804%        5.7697%      Fixed    Actual/360        Balloon            12/08/06
 352         1,795,000   5.7700%      0.0204%        5.7497%      Fixed    Actual/360        Balloon            11/30/06
 353         1,700,000   6.2400%      0.0304%        6.2097%      Fixed    Actual/360        Balloon            01/19/07
 354         1,650,000   5.8800%      0.0704%        5.8097%      Fixed    Actual/360  Partial IO/Balloon       12/15/06
 355         1,650,000   6.2100%      0.0204%        6.1897%      Fixed    Actual/360        Balloon            12/29/06
 356         1,650,000   5.6900%      0.0204%        5.6697%      Fixed    Actual/360        Balloon            12/11/06
 357         1,600,000   5.9600%      0.0204%        5.9397%      Fixed    Actual/360  Partial IO/Balloon       12/04/06
 358         1,575,000   6.5100%      0.0304%        6.4797%      Fixed    Actual/360        Balloon            02/14/07
 359         1,545,000   6.0900%      0.0204%        6.0697%      Fixed    Actual/360        Balloon            11/20/06
 360         1,520,000   6.2300%      0.0204%        6.2097%      Fixed    Actual/360        Balloon            01/04/07
 361         1,500,000   6.2800%      0.0204%        6.2597%      Fixed    Actual/360        Balloon            09/08/06
 362         1,460,000   5.9700%      0.1204%        5.8497%      Fixed    Actual/360  Partial IO/Balloon       12/15/06
 363         1,450,000   5.8900%      0.0204%        5.8697%      Fixed    Actual/360        Balloon            12/26/06
 364         1,400,000   6.5100%      0.0204%        6.4897%      Fixed    Actual/360        Balloon            07/27/06
 365         1,400,000   5.9900%      0.0804%        5.9097%      Fixed    Actual/360        Balloon            04/20/06
 366         1,350,000   6.1000%      0.0204%        6.0797%      Fixed    Actual/360        Balloon            03/07/06
 367         1,300,000   6.4800%      0.0204%        6.4597%      Fixed    Actual/360        Balloon            04/13/06
 368         1,275,000   5.8800%      0.0704%        5.8097%      Fixed    Actual/360  Partial IO/Balloon       12/15/06
-----------------------------------------------------------------------------------------------------------------------------
 369         1,250,000   6.3900%      0.0204%        6.3697%      Fixed    Actual/360        Balloon            01/31/07
369.1
369.2
-----------------------------------------------------------------------------------------------------------------------------
 370         1,250,000   6.0100%      0.0204%        5.9897%      Fixed    Actual/360        Balloon            12/29/06
 371         1,250,000   6.3400%      0.0204%        6.3197%      Fixed    Actual/360        Balloon            12/18/06
 372         1,250,000   5.9200%      0.0204%        5.8997%      Fixed    Actual/360        Balloon            12/28/06
 373         1,240,000   6.1200%      0.0204%        6.0997%      Fixed    Actual/360        Balloon            11/30/06
 374         1,200,000   5.9100%      0.0204%        5.8897%      Fixed    Actual/360  Partial IO/Balloon       11/29/06
 375         1,200,645   6.2000%      0.0204%        6.1797%      Fixed    Actual/360        Balloon            12/08/06
 376         1,150,000   5.8600%      0.0204%        5.8397%      Fixed    Actual/360        Balloon            11/30/06
 377         1,115,000   6.0600%      0.0204%        6.0397%      Fixed    Actual/360        Balloon            11/09/06
 378         1,110,000   6.0200%      0.0204%        5.9997%      Fixed    Actual/360        Balloon            12/29/06
 379         1,100,000   6.0560%      0.0204%        6.0357%      Fixed      30/360    Partial IO/Balloon       01/25/07
 380         1,100,000   6.1800%      0.0204%        6.1597%      Fixed    Actual/360        Balloon            12/21/06

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION,
WHICH IS ASSOCIATED WITH THE CLASS WFC-1, WFC-2, WFC-3 AND WFC-4 CERTIFICATES.
THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL
NET MORTGAGE POOL BALANCE.

 6b         53,000,000   6.3770%      0.0204%        6.3567%      Fixed    Actual/360     Interest Only         01/26/07

            FIRST                           SCHEDULED                                       ORIGINAL
 LOAN      PAYMENT        GRACE              MATURITY                 MONTHLY                TERM TO
NUMBER      DATE          PERIOD            DATE/ ARD          DEBT SERVICE PAYMENT      MATURITY / ARD
-------------------------------------------------------------------------------------------------------------

   1         03/01/07           0              02/01/12                   1,748,620.37            60
-------------------------------------------------------------------------------------------------------------
   2         10/01/06       (Note 6)           09/01/11                   1,893,521.99            60
  2.1
  2.2
  2.3
  2.4
-------------------------------------------------------------------------------------------------------------
   3         01/01/07           0              12/01/16                   1,499,283.13           120
-------------------------------------------------------------------------------------------------------------
   4         02/01/07           0              01/01/17                     675,081.02           120
   5         02/01/07           0              01/01/17                     623,457.18           120
-------------------------------------------------------------------------------------------------------------
   6         03/01/07           5              02/01/17                   1,240,652.77           120
   7         02/01/07           0              01/01/14                   1,206,527.78            84
   8         02/01/07           5              01/01/12                   1,140,350.41            60
-------------------------------------------------------------------------------------------------------------
   9         02/01/07           0              01/01/14                     830,983.33            84
  9.1
  9.2
  9.3
  9.4
  9.5
  9.6
  9.7
  9.8
  9.9
 9.10
 9.11
 9.12
 9.13
 9.14
 9.15
-------------------------------------------------------------------------------------------------------------
  10         02/01/07           0              02/01/16                     820,641.67           109
 10.1
 10.2
 10.3
 10.4
 10.5
 10.6
 10.7
 10.8
 10.9
 10.10
 10.11
 10.12
 10.13
 10.14
 10.15
 10.16
 10.17
 10.18
 10.19
 10.20
-------------------------------------------------------------------------------------------------------------
  11         12/06/06           5              11/06/16                     688,557.29           120
  12    05/01/07 (Note 10)      5              04/01/17                     701,978.65           120
  13         02/01/07           5              01/01/12                     566,038.96            60
  14         02/01/07           5              01/01/12                     475,682.87            60
  15         02/01/07           0              01/01/17                     587,689.64           120
  16         02/01/07           5              01/01/17                     506,990.67           120
  17         03/01/07           5              02/01/17                     386,095.49           120
  18         02/06/07           0              01/06/17                     358,029.51           120
-------------------------------------------------------------------------------------------------------------
  19         03/01/07           5              02/01/17                     438,156.21           120
 19.1
 19.2
 19.3
 19.4
 19.5
 19.6
 19.7
 19.8
 19.9
 19.10
 19.11
 19.12
-------------------------------------------------------------------------------------------------------------
  20         02/01/07           5              01/01/17                     294,914.93           120
  21         02/01/07           5              01/01/17                     298,083.33           120
  22         03/01/07           5              02/01/17                     264,312.38           120
  23         12/06/06           0              11/06/16                     248,825.23           120
  24         04/01/07           5              03/01/17                     267,859.36           120
  25         02/01/07           5              01/01/17                     211,818.29           120
  26         11/06/06           0              10/06/16                     202,939.37           120
  27         03/01/07           5              02/01/12                     196,415.63            60
  28         01/06/07           0              12/06/16                     188,583.33           120
  29    05/01/07 (Note 10)      5              04/01/17                     218,150.01           120
  30         02/01/07           5              01/01/17                     213,555.53           120
  31         04/01/07           5              03/01/17                     216,440.33           120
-------------------------------------------------------------------------------------------------------------
  32         03/01/07           5              02/01/12                     219,858.48            60
 32.1
 32.2
 32.3
 32.4
 32.5
 32.6
 32.7
 32.8
 32.9
 32.10
 32.11
 32.12
-------------------------------------------------------------------------------------------------------------
  33         03/06/07           0              02/06/17                     200,128.85           120
  34         12/06/06           0              11/06/16                     173,986.23           120
  35         02/01/07           5              01/01/17                     191,489.14           120
  36         02/01/07           5              01/01/17                     185,728.14           120
  37         02/06/07           0              01/06/17                     136,494.79           120
  38         01/06/07           5              12/06/16                     174,025.08           120
  39         03/01/07           5              02/01/17                     187,826.53           120
  40         01/01/07           5              12/01/11                     140,049.88            60
  41         01/06/07           0              12/06/16                     159,023.60           120
  42         11/01/06           5              10/01/16                     163,534.22           120
  43         03/01/07           5              02/01/17                     159,392.37           120
-------------------------------------------------------------------------------------------------------------
  44         02/01/07           5              01/01/17                     112,997.65           120
  45         02/01/07           5              01/01/17                      39,227.16           120
-------------------------------------------------------------------------------------------------------------
  46         01/06/07           0              12/06/16                     146,823.22           120
  47         03/01/07           5              02/01/17                     120,930.75           120
  48         03/01/07           5              02/01/17                     151,972.94           120
  49         02/01/07           5              01/01/17                     158,942.67           120
  50         03/01/07           5              02/01/17                     142,575.30           120
  51         01/06/07           0              12/06/16                     120,969.62           120
  52         02/01/07           5              01/01/14                     119,983.61            84
  53         12/01/05           5              11/01/15                     133,700.16           120
  54         09/11/06           0              08/06/16                     120,424.20           120
  55         02/01/07           5              01/01/17                     116,911.75           120
  56         02/01/07           5              01/01/17                     117,885.09           120
  57         02/06/07           0              01/06/17                      97,671.30           120
-------------------------------------------------------------------------------------------------------------
  58         01/06/07           0              12/06/16                     120,895.96           120
 58.1
 58.2
-------------------------------------------------------------------------------------------------------------
  59         02/01/07           5              01/01/17                     126,352.01           120
  60         02/01/07           5              01/01/17                     112,684.28           120
  61         02/01/07           5              01/01/12                      93,269.33            60
  62         04/01/07           5              03/01/17                     107,960.98           120
  63         03/01/07           5              02/01/17                      86,651.17           120
  64         04/01/07           5              03/01/17                     105,844.91           120
  65         02/06/07           0              01/06/17                     101,611.98           120
  66         03/01/06           5              02/01/16                      99,861.79           120
  67         02/06/07           0              01/06/17                     100,279.11           120
  68         02/06/07           0              01/06/17                      96,487.18           120
  69         02/06/07           0              01/06/17                      83,037.50           120
  70         04/01/07           5              03/01/17                      97,340.25           120
  71         02/01/07           5              01/01/17                      99,885.02           120
  72         02/01/07           5              01/01/17                      95,830.03           120
  73         02/01/07           5              01/01/17                      93,778.62           120
-------------------------------------------------------------------------------------------------------------
  74         02/06/07           0              01/06/17                      98,113.10           120
 74.1
 74.2
-------------------------------------------------------------------------------------------------------------
  75         01/06/07           0              12/06/16                      90,449.45           120
  76         01/06/07           0              12/06/16                      88,436.31           120
  77         02/01/07           5              01/01/17                      86,685.93           120
  78         03/01/07           5              02/01/17                      87,028.09           120
  79         01/06/07           0              12/06/16                      88,064.65           120
  80         01/06/07           0              12/06/16                      69,513.07           120
  81         01/01/07           5              12/01/11                      67,865.58            60
  82    05/01/07 (Note 10)      5              04/01/17                      82,346.20           120
  83         08/01/06           5              07/01/13                      88,858.13            84
-------------------------------------------------------------------------------------------------------------
  84         01/01/07           5              12/01/16                      81,588.12           120
 84.1
 84.2
 84.3
-------------------------------------------------------------------------------------------------------------
  85         04/01/07           5              03/01/12                      67,585.83            60
  86         03/01/07           5              02/01/17                      75,616.90           120
-------------------------------------------------------------------------------------------------------------
  87         01/01/07           5              12/01/16                      46,485.21           120
  88         01/01/07           5              12/01/16                      31,289.27           120
-------------------------------------------------------------------------------------------------------------
  89         02/01/07           5              01/01/17                      76,692.32           120
 89.1
 89.2
 89.3
 89.4
 89.5
 89.6
 89.7
 89.8
 89.9
 89.10
 89.11
-------------------------------------------------------------------------------------------------------------
  90         03/01/07           5              02/01/17                      72,946.61           120
  91         03/01/07           5              02/01/17                      73,902.28           120
  92         12/06/06           0              11/06/16                      74,232.69           120
  93         01/06/07           0              12/06/11                      68,989.10            60
  94         12/06/06           0              11/06/16                      69,990.11           120
  95         03/06/07           0              02/06/17                      69,914.62           120
  96         03/01/07           5              02/01/17                      67,549.48           120
  97         03/01/07           5              02/01/17                      66,879.88           120
  98         01/06/07           0              12/06/16                      69,268.19           120
  99         02/01/07           5              01/01/17                      66,144.90           120
  100        02/01/07           5              01/01/15                      52,050.52            96
  101        02/01/07           5              01/01/17                      67,574.23           120
  102        03/06/07           0              02/06/17                      51,488.66           120
  103        01/01/07           5              12/01/16                      62,733.13           120
-------------------------------------------------------------------------------------------------------------
  104        02/01/07           5              01/01/17                      65,029.99           120
 104.1
 104.2
 104.3
 104.4
-------------------------------------------------------------------------------------------------------------
  105        03/01/07           5              02/01/17                      60,742.57           120
  106        02/01/07           5              01/01/17                      61,876.79           120
  107        03/01/07           5              02/01/17                      48,349.83           120
  108        03/01/07           5              02/01/17                      61,075.19           120
  109        04/01/07           5              03/01/17                      60,691.58           120
  110        04/01/07           5              03/01/17                      60,691.58           120
  111        02/06/07           0              01/06/17                      60,304.44           120
  112        03/01/07           5              02/01/17                      59,943.81           120
  113        01/01/07           5              12/01/16                      61,099.26           120
  114        04/01/07          10              03/01/17                      47,523.00           120
  115        03/01/07           5              02/01/17                      56,967.27           120
  116        02/01/07           5              01/01/17                      57,344.86           120
  117        02/01/07           5              01/01/17                      46,807.87           120
  118        01/01/07          10              12/01/16                      46,469.91           120
-------------------------------------------------------------------------------------------------------------
  119        04/01/07           5              03/01/17                      41,564.36           120
  120        04/01/07           5              03/01/17                      17,621.70           120
-------------------------------------------------------------------------------------------------------------
  121        05/11/06       (Note 6)  05/11/16 (Notes 11 and 12)             73,557.74  121 (Notes 11 and 12)
 121.1
 121.2
 121.3
 121.4
 121.5
 121.6
  122        02/01/07           5              01/01/17                      55,232.71           120
  123        02/01/07           5              01/01/17                      55,974.11           120
  124        01/01/07           5              12/01/11                      45,085.53            60
  125        12/01/06           5              11/01/16                      54,597.42           120
  126        02/01/07           5              01/01/17                      54,924.97           120
-------------------------------------------------------------------------------------------------------------
  127        01/01/07           5              12/01/16                      68,301.95           120
 127.1
 127.2
 127.3
 127.4
 127.5
 127.6
 127.7
 127.8
 127.9
-------------------------------------------------------------------------------------------------------------
  128        01/06/07           0              12/06/16                      55,237.07           120
  129        04/01/07           5              03/01/17                      53,077.44           120
  130        10/01/06           5              09/01/16                      55,501.11           120
  131        03/01/07           5              02/01/12                      44,911.22            60
  132        01/06/07           0              12/06/16                      43,723.96           120
  133        04/01/07           5              03/01/17                      54,133.26           120
  134        02/01/07           5              01/01/17                      51,837.49           120
  135        03/06/07           0              02/06/17                      51,774.14           120
  136        03/01/07           5              02/01/17                      57,020.67           120
  137        01/01/07           5              12/01/16                      51,454.59           120
  138        03/06/07           0              02/06/17                      50,317.57           120
  139        03/01/07           5              02/01/12                      54,584.28            60
  140        02/06/07           0              01/06/17                      51,016.46           120
  141        02/01/07           5              01/01/17                      48,743.13           120
  142        01/01/07           5              12/01/16                      48,949.59           120
  143        02/06/07           0              01/06/17                      49,443.79           120
  144        02/01/07           5              01/01/17                      47,641.59           120
  145        01/01/07           5              12/01/13                      39,247.64            84
  146        06/01/06           5              05/01/16                      50,366.84           120
  147        03/01/07           5              02/01/17                      48,700.50           120
  148        03/06/07           0              02/06/17                      49,208.61           120
  149        04/01/07           5              03/01/17                      47,852.97           120
  150        02/01/07           5              01/01/17                      47,967.76           120
  151        03/01/07           5              02/01/17                      47,358.20           120
  152        04/01/07           5              03/01/17                      47,088.09           120
  153        01/06/07           0              12/06/16                      48,115.18           120
-------------------------------------------------------------------------------------------------------------
  154        01/01/07           5              12/01/16                      50,715.98           120
 154.1
 154.2
 154.3
-------------------------------------------------------------------------------------------------------------
  155        01/06/07           0              12/06/16                      45,910.77           120
  156        01/06/07           0              12/06/16                      41,678.73           120
  157        02/01/07           5              01/01/17                      47,461.71           120
  158        02/01/07           5              01/01/17                      45,140.92           120
  159        02/01/07           5              01/01/12                      45,327.19            60
  160        03/01/07           5              02/01/17                      48,318.57           120
  161        02/06/07           0              01/06/17                      43,778.13           120
-------------------------------------------------------------------------------------------------------------
  162        03/01/07           5              02/01/17                      45,326.02           120
 162.1
 162.2
-------------------------------------------------------------------------------------------------------------
  163        03/01/07           5              02/01/17                      43,958.42           120
  164        12/06/06           0              11/06/16                      43,612.14           120
-------------------------------------------------------------------------------------------------------------
  165        01/01/07           5              12/01/16                      46,049.35           120
 165.1
 165.2
 165.3
-------------------------------------------------------------------------------------------------------------
  166        02/01/07           5              01/01/17                      40,655.23           120
  167        03/06/07           0              02/06/17                      42,340.12           120
  168        02/06/07           0              01/06/17                      42,973.05           120
  169        03/01/07           5              02/01/17                      40,983.60           120
  170        03/01/07           5              02/01/17                      42,013.55           120
  171        02/01/07           5              01/01/17                      38,827.87           120
  172        10/11/06           0              09/06/16                      47,352.02           120
  173        02/01/07           5              01/01/12                      32,180.83            60
  174        02/06/07           0              01/06/17                      39,363.68           120
  175        11/06/06           0              10/06/16                      30,771.11           120
  176        04/01/07           5              03/01/12                      33,225.98            60
  177        03/01/07           5              02/01/17                      39,096.24           120
  178        10/01/06           5              09/01/16                      45,320.55           120
  179        02/06/07           0              01/06/17                      37,145.63           120
  180        03/06/07           0              02/06/17                      29,999.96           120
  181        03/01/07           5              02/01/17                      35,722.42           120
  182        07/01/00           5              06/01/10                      54,818.67           120
  183        03/01/07           5              02/01/17                      38,930.35           120
  184        02/06/07           0              01/06/17                      36,298.51           120
  185        02/01/07           5              01/01/17                      35,460.04           120
  186        02/01/07           5              01/01/17                      34,444.74           120
  187        02/01/07           5              01/01/17                      28,946.53           120
  188        01/06/07           0              12/06/16                      34,938.18           120
  189        02/01/07           5              01/01/17                      34,618.43           120
  190        03/01/07           5              02/01/17                      34,662.10           120
  191        11/01/06           5              10/01/16                      35,590.94           120
  192        02/01/07           5              01/01/17                      27,210.24           120
  193        01/06/07           0              12/06/16                      33,890.51           120
  194        02/01/07           5              01/01/17                      33,287.35           120
  195        03/01/07           5              02/01/17                      35,335.78           120
  196        02/01/07           5              01/01/17                      31,804.72           120
  197        02/10/98           0     02/10/19 (Notes 11 and 12)             61,294.52  253 (Notes 11 and 12)
  198        04/01/07           5              03/01/12                      32,410.45            60
  199        12/06/06           0              11/06/16                      31,596.00           120
  200        02/01/07           5              01/01/17                      26,488.69           120
  201        10/01/06           5              09/01/16                      32,613.97           120
  202        05/01/01           0              04/01/11                      38,241.47           120
  203        04/01/07           5              03/01/17                      30,976.32           120
  204        03/01/07           5              02/01/17                      36,182.56           120
  205        01/06/07           0              12/06/16                      30,681.68           120
  206        03/01/07           5              02/01/14                      29,597.55            84
  207        11/06/06           0              10/06/16                      24,055.15           120
  208        02/01/07           5              01/01/14                      29,665.09            84
  209        02/01/07           5              01/01/17                      29,926.34           120
  210        02/01/07           5              01/01/17                      29,092.68           120
  211        02/01/07           5              01/01/17                      29,913.26           120
-------------------------------------------------------------------------------------------------------------
  212        02/01/07           5              01/01/17                      29,560.91           120
 212.1
 212.2
-------------------------------------------------------------------------------------------------------------
  213        12/01/06           5              11/01/16                      32,521.40           120
  214        02/01/07           5              01/01/17                      23,128.07           120
  215        02/01/07           5              01/01/17                      28,250.81           120
  216        02/01/07           5              01/01/17                      27,365.41           120
  217        02/01/07           7              01/01/17                      28,042.00           120
  218        02/01/07           5              01/01/17                      29,336.24           120
  219        12/06/06           0              11/06/16                      28,088.29           120
  220        01/01/07           5              12/01/16                      27,727.22           120
  221        01/06/07           0              12/06/16                      22,983.59           120
  222        02/01/07           5              01/01/17                      22,930.79           120
  223        10/01/05           5              09/01/15                      24,862.75           120
  224        02/01/07           5              01/01/17                      26,990.66           120
  225        02/06/07           0              01/06/17                      29,225.61           120
  226        01/06/07           0              12/06/16                      22,104.89           120
  227        03/01/07           5              02/01/17                      26,058.16           120
  228        02/01/07           5              01/01/17                      31,568.07           120
  229        04/01/07           5              03/01/17                      25,805.19           120
  230        02/01/07           5              01/01/17                      28,183.97           120
  231        02/01/07           5              01/01/17                      26,025.56           120
  232        04/01/07           5              03/01/12                      26,069.86            60
  233        01/01/07           5              12/01/16                      25,565.51           120
  234        03/01/07           5              02/01/12                      24,917.60            60
  235        09/01/01           5              08/01/11                      31,736.58           120
  236        02/01/07           5              01/01/17                      25,027.32           120
  237        04/01/07           5              03/01/17                      25,093.63           120
  238        11/01/06           5              10/01/16                      25,903.00           120
  239        12/01/06           5              05/01/14                      22,279.70            90
  240        03/01/07           5              02/01/17                      25,200.14           120
  241        01/01/07           5              12/01/16                      25,694.18           120
  242        01/01/07           5              12/01/16                      25,426.27           120
  243        03/01/07           5              02/01/17                      24,851.33           120
  244        03/01/07           5              02/01/17                      20,298.06           120
  245        02/01/07           5              01/01/17                      24,616.89           120
  246        02/06/07           0              01/06/17                      19,166.98           120
  247        03/01/07           5              02/01/17                      26,016.82           120
  248        04/01/07           5              03/01/27                      31,035.99           240
  249        03/01/07           5              02/01/17                      24,047.95           120
  250        04/06/07           0              03/06/17                      23,190.68           120
  251        01/06/07           0              12/06/16                      19,432.87           120
  252        02/01/07           5              01/01/17                      23,266.74           120
  253        01/01/07           5              12/01/13                      20,007.41            84
  254        02/01/07           7              01/01/17                      19,044.21           120
  255        02/01/07           5              01/01/12                      23,572.11            60
  256        03/01/07           5              02/01/17                      24,420.94           120
  257        02/01/07           5              01/01/17                      23,114.72           120
  258        02/01/07           5              01/01/17                      22,956.66           120
  259        08/01/06           5              07/01/16                      25,784.99           120
  260        02/01/07           5              01/01/17                      22,175.77           120
  261        02/01/07           5              01/01/17                      22,493.55           120
  262        02/01/07           5              01/01/17                      21,804.20           120
  263        02/01/07           5              01/01/17                      25,724.26           120
  264        02/01/07           5              01/01/17                      21,766.40           120
  265        06/15/93           0     06/15/18 (Notes 11 and 12)             42,761.08  301 (Notes 11 and 12)
  266        02/01/07           5              01/01/15                      21,199.39            96
  267        02/01/07           5              01/01/17                      20,780.49           120
  268        02/01/07           5              01/01/17                      21,100.19           120
  269        11/01/06           5              10/01/16                      20,759.78           120
-------------------------------------------------------------------------------------------------------------
  270        02/01/07           5              01/01/17                      22,082.22           120
 270.1
 270.2
-------------------------------------------------------------------------------------------------------------
  271        01/01/07           5              12/01/16                      20,314.01           120
  272        02/01/07           7              01/01/17                      24,572.92           120
  273        01/01/07           5              12/01/16                      19,958.19           120
  274        02/01/07           5              01/01/17                      19,561.59           120
  275        03/01/07           5              02/01/17                      23,407.38           120
  276        02/01/07           5              01/01/17                      21,379.78           120
  277        12/01/06           5              11/01/13                      19,607.24            84
  278        03/01/07           5              02/01/17                      19,090.52           120
  279        01/01/07           5              12/01/16                      19,573.50           120
  280        02/01/07           7              01/01/17                      23,168.76           120
  281        12/01/06           7              11/01/16                      20,010.81           120
  282        12/01/06           5              11/01/16                      20,794.05           120
  283        03/01/07           5              02/01/17                      19,041.84           120
  284        02/01/07           5              01/01/17                      18,402.56           120
  285        01/01/07           5              12/01/16                      18,542.94           120
  286        04/01/07           5              03/01/17                      18,209.52           120
  287        02/01/07           5              01/01/17                      18,091.59           120
  288        02/01/07           5              01/01/17                      18,187.26           120
  289        11/01/06           5              10/01/16                      18,184.16           120
  290        02/01/07           5              01/01/17                      17,583.49           120
  291        02/01/07           5              01/01/17                      17,526.25           120
  292        02/01/07           5              01/01/17                      17,507.19           120
  293        02/01/07           5              01/01/17                      17,488.13           120
  294        01/01/07           5              12/01/16                      17,928.69           120
  295        01/01/07           5              12/01/16                      17,507.19           120
  296        06/01/93           5              01/01/18                      35,795.00           296
  297        09/01/06           5              08/01/16                      17,899.22           120
  298        02/01/07           5              01/01/17                      17,089.78           120
  299        02/01/07           5              01/01/17                      16,704.32           120
  300        03/01/07           5              02/01/17                      17,197.28           120
  301        03/01/07           5              02/01/17                      16,144.91           120
  302        02/01/07           5              01/01/17                      16,429.09           120
  303        03/01/07           5              02/01/17                      17,550.57           120
  304        06/01/06           5              05/01/16                      18,362.52           120
  305        02/01/07           5              01/01/17                      16,066.55           120
  306        03/01/07           5              02/01/17                      15,616.52           120
  307        03/01/07           5              02/01/17                      15,599.62           120
  308        02/01/07           5              01/01/17                      15,544.94           120
  309        03/01/07           5              02/01/17                      15,755.86           120
  310        02/01/07           5              01/01/17                      15,236.95           120
  311        01/01/07           5              12/01/16                      15,593.50           120
  312        02/01/07           5              01/01/17                      15,108.67           120
  313        02/01/07           5              01/01/17                      14,652.91           120
  314        02/01/07           5              01/01/17                      15,133.73           120
  315        03/01/07           5              02/01/17                      14,144.34           120
  316        02/01/07           5              01/01/12                      14,683.69            60
  317        03/01/07           5              02/01/17                      14,498.72           120
  318        04/01/07           5              03/01/17                      17,094.73           120
  319        03/01/07           5              02/01/17                      13,627.21           120
  320        02/06/07           0              01/06/17                      13,612.67           120
  321        01/01/07           5              12/01/16                      13,715.81           120
  322        03/01/07           5              02/01/17                      13,583.33           120
  323        03/01/07           5              02/01/17                      14,594.80           120
  324        02/01/07           5              01/01/17                      13,760.10           120
  325        08/01/01           0              07/01/11                      17,378.35           120
  326        02/01/07           5              01/01/17                      12,782.75           120
  327        03/01/07           5              02/01/17                      13,063.08           120
  328        03/01/07           5              02/01/17                      12,936.60           120
  329        02/01/07           5              01/01/17                      12,880.56           120
  330        01/06/07           0              12/06/16                      10,828.46           120
  331        12/01/06           5              11/01/16                      13,056.68           120
  332        02/01/07           5              01/01/17                      12,229.04           120
  333        02/01/07           5              01/01/17                      12,388.76           120
  334        02/01/07           5              01/01/17                      12,133.08           120
  335        04/01/07           5              03/01/17                      12,290.79           120
  336        01/01/07           5              12/01/16                      12,140.90           120
  337        02/01/07           5              01/01/17                      11,684.17           120
  338        02/01/07           5              01/01/17                      11,735.06           120
  339        04/01/07           5              03/01/17                      11,671.46           120
  340        02/01/07           5              01/01/17                      11,570.01           120
  341        02/01/07           5              01/01/17                      11,837.15           120
  342        02/01/07           5              01/01/17                      11,722.33           120
  343        03/01/07           5              02/01/17                      13,769.04           120
  344        02/01/07           5              01/01/17                      11,628.62           120
  345        02/01/07           5              01/01/17                      11,368.65           120
  346        01/01/07           5              12/01/16                      11,523.72           120
  347        01/01/07           5              12/01/16                      11,184.63           120
  348        01/01/07           5              12/01/16                      11,053.55           120
  349        03/01/07           5              02/01/17                      11,032.28           120
  350        01/01/07           5              12/01/16                      10,977.76           120
  351        02/01/07           5              01/01/17                      10,618.94           120
  352        01/01/07           5              12/01/16                      10,497.95           120
  353        03/01/07           5              02/01/17                      10,456.14           120
  354        02/01/07           5              01/01/17                       9,765.65           120
  355        02/01/07           5              01/01/17                      10,116.45           120
  356        02/01/07           5              01/01/17                       9,566.15           120
  357        02/01/07           5              01/01/17                       9,551.70           120
  358        04/01/07           5              03/01/22                       9,965.43           180
  359        01/01/07           5              12/01/16                       9,352.64           120
  360        03/01/07           5              02/01/14                       9,339.14            84
  361        11/01/06           5              10/01/16                       9,265.05           120
  362        02/01/07           5              01/01/17                       8,725.30           120
  363        02/01/07           5              01/01/17                       9,245.11           120
  364        09/01/06           5              08/01/16                       8,858.16           120
  365        06/01/06           5              05/01/16                       8,384.71           120
  366        05/01/06           5              04/01/16                       8,180.93           120
  367        06/01/06           5              05/01/16                       8,199.79           120
  368        02/01/07           5              01/01/17                       7,546.18           120
-------------------------------------------------------------------------------------------------------------
  369        03/01/07           5              02/01/17                       7,810.64           120
 369.1
 369.2
-------------------------------------------------------------------------------------------------------------
  370        02/01/07           5              01/01/17                       7,502.42           120
  371        02/01/07           5              01/01/17                       8,315.54           120
  372        02/01/07           5              01/01/17                       7,992.75           120
  373        01/01/07           5              12/01/16                       7,530.36           120
  374        01/01/07           5              12/01/16                       7,125.32           120
  375        02/01/07           7              01/01/17                       7,353.58           120
  376        01/01/07           5              12/01/16                       8,146.35           120
  377        01/01/07           5              12/01/16                       7,224.91           120
  378        02/01/07           5              01/01/17                       7,165.32           120
  379        03/01/07           7              02/01/17                       6,634.71           120
  380        02/01/07           5              01/01/17                       6,722.89           120

Presented Below, Separate From the Rest of the Pooled Mortgaged Loans, is the
Annex A-1 Information for the One World Financial Center Non-pooled Portion,
Which is Associated With the Class Wfc-1, Wfc-2, Wfc-3 and Wfc-4 Certificates.
the One World Financial Center Non-pooled Portion is Not Included in the Initial
Net Mortgage Pool Balance.

  6b         03/01/07           5              02/01/17                     285,562.65           120

                                               REMAINING       STATED
          INTEREST      STATED                  TERM TO      REMAINING
            ONLY       ORIGINAL                MATURITY /   AMORTIZATION
 LOAN      PERIOD    AMORTIZATION    SEASONING     ARD          TERM
NUMBER    (MONTHS)  TERM (MONTHS)     (MONTHS)  (MONTHS)      (MONTHS)                         PREPAYMENT PROVISIONS
------------------------------------------------------------------------------------------------------------------------------------

   1       60      Interest Only      1          59      Interest Only  LO(25)/Defeasance(31)/Free(4)
------------------------------------------------------------------------------------------------------------------------------------
   2       60      Interest Only      6          54      Interest Only  LO(30)/Defeasance(21)/Free(9)
  2.1
  2.2
  2.3
  2.4
------------------------------------------------------------------------------------------------------------------------------------
   3       120     Interest Only      3          117     Interest Only  LO(27)/Defeasance(90)/Free(3)
------------------------------------------------------------------------------------------------------------------------------------
   4       120     Interest Only      2          118     Interest Only  LO(26)/Defeasance(90)/Free(4)
   5       120     Interest Only      2          118     Interest Only  LO(26)/Defeasance(90)/Free(4)
------------------------------------------------------------------------------------------------------------------------------------
   6       120     Interest Only      1          119     Interest Only  LO(25)/Defeasance(88)/Free(7)
   7       84      Interest Only      2          82      Interest Only  LO(11)/Grtr1%UPBorYM(15)/(i)Grtr1%UPBorYMor(ii)
                                                                        Defeasance(51)/Free(7) (Note 7)
   8       60      Interest Only      2          58      Interest Only  LO(23)/Grtr1%UPBorYM(33)/Free(4)
------------------------------------------------------------------------------------------------------------------------------------
   9       84      Interest Only      2          82      Interest Only  LO(26)/Defeasance(53)/Free(5)
  9.1
  9.2
  9.3
  9.4
  9.5
  9.6
  9.7
  9.8
  9.9
 9.10
 9.11
 9.12
 9.13
 9.14
 9.15
------------------------------------------------------------------------------------------------------------------------------------
  10       109     Interest Only      2          107     Interest Only  LO(26)/Defeasance(78)/Free(5)
 10.1
 10.2
 10.3
 10.4
 10.5
 10.6
 10.7
 10.8
 10.9
 10.10
 10.11
 10.12
 10.13
 10.14
 10.15
 10.16
 10.17
 10.18
 10.19
 10.20
------------------------------------------------------------------------------------------------------------------------------------
  11       120     Interest Only      4          116     Interest Only  LO(28)/Defeasance(88)/Free(4)
  12       120     Interest Only      0          120     Interest Only  LO(36)/Defeasance(81)/Free(3)
  13       60      Interest Only      2          58      Interest Only  LO(26)/Defeasance(30)/Free(4)
  14       60      Interest Only      2          58      Interest Only  LO(26)/Defeasance(9)/Free(25)
  15       18           360           2          118          360       LO(26)/Defeasance(90)/Free(4)
  16       36           360           2          118          360       LO(36)/Defeasance(81)/Free(3)
  17       120     Interest Only      1          119     Interest Only  LO(25)/Grtr1%UPBorYM(91)/Free(4)
  18       120     Interest Only      2          118     Interest Only  Grtr1%UPBorYM(117)/Free(3)
------------------------------------------------------------------------------------------------------------------------------------
  19       60           360           1          119          360       LO(25)/Defeasance(91)/Free(4)
 19.1
 19.2
 19.3
 19.4
 19.5
 19.6
 19.7
 19.8
 19.9
 19.10
 19.11
 19.12
------------------------------------------------------------------------------------------------------------------------------------
  20       120     Interest Only      2          118     Interest Only  LO(26)/Defeasance(92)/Free(2)
  21       120     Interest Only      2          118     Interest Only  LO(11)/Grtr1%UPBorYM(105)/Free(4)
  22       120     Interest Only      1          119     Interest Only  LO(25)/Defeasance(91)/Free(4)
  23       120     Interest Only      4          116     Interest Only  LO(28)/Defeasance(89)/Free(3)
  24       60           360           0          120          360       LO(24)/Defeasance(92)/Free(4)
  25       120     Interest Only      2          118     Interest Only  LO(36)/Defeasance(81)/Free(3)
  26       120     Interest Only      5          115     Interest Only  LO(29)/Defeasance(88)/Free(3)
  27       60      Interest Only      1          59      Interest Only  LO(9)/Grtr1%UPBorYM(47)/Free(4)
  28       120     Interest Only      3          117     Interest Only  LO(27)/Defeasance(90)/Free(3)
  29       60           360           0          120          360       LO(36)/Defeasance(81)/Free(3)
  30       60           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  31       60           360           0          120          360       LO(24)/Defeasance(92)/Free(4)
------------------------------------------------------------------------------------------------------------------------------------
  32       36           360           1          59           360       LO(25)/Defeasance(31)/Free(4)
 32.1
 32.2
 32.3
 32.4
 32.5
 32.6
 32.7
 32.8
 32.9
 32.10
 32.11
 32.12
------------------------------------------------------------------------------------------------------------------------------------
  33       60           360           1          119          360       LO(25)/Grtr1%UPBorYM(92)/Free(3)
  34       120     Interest Only      4          116     Interest Only  LO(28)/Defeasance(89)/Free(3)
  35       60           360           2          118          360       LO(26)/Defeasance(90)/Free(4)
  36       36           360           2          118          360       LO(36)/(i)Grtr1%UPBorYMor(ii)Defeasance(80)/Free(4) (Note 8)
  37       120     Interest Only      2          118     Interest Only  LO(26)/Grtr1%UPBorYM(91)/Free(3)
  38       60           360           3          117          360       LO(27)/Defeasance(90)/Free(3)
  39                    300           1          119          299       LO(25)/Defeasance(94)/Free(1)
  40       60      Interest Only      3          57      Interest Only  LO(27)/Defeasance(26)/Free(7)
  41       60           360           3          117          360       LO(27)/Defeasance(90)/Free(3)
  42       36           360           5          115          360       LO(36)/Defeasance(81)/Free(3)
  43       60           360           1          119          360       LO(12)/Grtr1%UPBorYM(104)/Free(4)
------------------------------------------------------------------------------------------------------------------------------------
  44       36           360           2          118          360       LO(36)/Defeasance(81)/Free(3)
  45       36           360           2          118          360       LO(36)/Defeasance(81)/Free(3)
------------------------------------------------------------------------------------------------------------------------------------
  46       60           360           3          117          360       LO(27)/Defeasance(89)/Free(4)
  47       120     Interest Only      1          119     Interest Only  LO(25)/Defeasance(91)/Free(4)
  48       48           360           1          119          360       LO(25)/Defeasance(91)/Free(4)
  49       24           300           2          118          300       LO(26)/Defeasance(91)/Free(3)
  50       60           360           1          119          360       LO(25)/Defeasance(91)/Free(4)
  51       120     Interest Only      3          117     Interest Only  LO(27)/Defeasance(90)/Free(3)
  52       84      Interest Only      2          82      Interest Only  LO(26)/Defeasance(54)/Free(4)
  53       36           360           16         104          360       LO(35)/Grtr1%UPBorYM(81)/Free(4)
  54       60           360           7          113          360       LO(31)/Defeasance(86)/Free(3)
  55       24           360           2          118          360       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  56       36           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  57       120     Interest Only      2          118     Interest Only  LO(26)/Defeasance(91)/Free(3)
------------------------------------------------------------------------------------------------------------------------------------
  58       24           360           3          117          360       LO(27)/Defeasance(89)/Free(4)
 58.1
 58.2
------------------------------------------------------------------------------------------------------------------------------------
  59                    300           2          118          298       LO(36)/Defeasance(80)/Free(4)
  60       60           360           2          118          360       LO(26)/Defeasance(90)/Free(4)
  61       60      Interest Only      2          58      Interest Only  LO(26)/Defeasance(30)/Free(4)
  62       60           360           0          120          360       LO(24)/Defeasance(92)/Free(4)
  63       120     Interest Only      1          119     Interest Only  LO(25)/Defeasance(91)/Free(4)
  64       60           360           0          120          360       LO(24)/Defeasance(92)/Free(4)
  65       60           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  66       60           360           13         107          360       LO(35)/Defeasance(83)/Free(2)
  67       60           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  68       24           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  69       120     Interest Only      2          118     Interest Only  LO(26)/Defeasance(91)/Free(3)
  70       60           360           0          120          360       LO(24)/Defeasance(92)/Free(4)
  71       60           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  72                    360           2          118          358       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  73                    360           2          118          358       LO(47)/Grtr1%UPBorYM(70)/Free(3)
------------------------------------------------------------------------------------------------------------------------------------
  74       24           360           2          118          360       LO(26)/Defeasance(90)/Free(4)
 74.1
 74.2
------------------------------------------------------------------------------------------------------------------------------------
  75       24           360           3          117          360       LO(27)/Defeasance(90)/Free(3)
  76       36           360           3          117          360       LO(27)/Defeasance(90)/Free(3)
  77       36           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  78       36           360           1          119          360       LO(25)/Defeasance(91)/Free(4)
  79       24           360           3          117          360       LO(27)/Defeasance(90)/Free(3)
  80       120     Interest Only      3          117     Interest Only  LO(27)/Defeasance(90)/Free(3)
  81       60      Interest Only      3          57      Interest Only  LO(27)/Defeasance(26)/Free(7)
  82       36           360           0          120          360       LO(36)/Defeasance(81)/Free(3)
  83       60           360           8          76           360       LO(32)/Defeasance(49)/Free(3)
------------------------------------------------------------------------------------------------------------------------------------
  84       36           360           3          117          360       LO(27)/Defeasance(89)/Free(4)
 84.1
 84.2
 84.3
------------------------------------------------------------------------------------------------------------------------------------
  85       60      Interest Only      0          60      Interest Only  LO(24)/Grtr1%UPBorYM(23)/Free(13)
  86       60           360           1          119          360       LO(25)/Defeasance(91)/Free(4)
------------------------------------------------------------------------------------------------------------------------------------
  87       60           360           3          117          360       LO(35)/Defeasance(81)/Free(4)
  88       60           360           3          117          360       LO(35)/Defeasance(81)/Free(4)
------------------------------------------------------------------------------------------------------------------------------------
  89                    360           2          118          358       LO(26)/Defeasance(91)/Free(3)
 89.1
 89.2
 89.3
 89.4
 89.5
 89.6
 89.7
 89.8
 89.9
 89.10
 89.11
------------------------------------------------------------------------------------------------------------------------------------
  90       60           360           1          119          360       LO(25)/Defeasance(91)/Free(4)
  91                    360           1          119          359       LO(25)/Defeasance(92)/Free(3)
  92       60           360           4          116          360       LO(28)/Defeasance(89)/Free(3)
  93       36           420           3          57           420       Grtr1%UPBorYM(57)/Free(3)
  94       60           360           4          116          360       LO(28)/Defeasance(89)/Free(3)
  95       48           360           1          119          360       LO(25)/Defeasance(92)/Free(3)
  96                    360           1          119          359       LO(36)/Defeasance(81)/Free(3)
  97       60           360           1          119          360       LO(25)/Defeasance(92)/Free(3)
  98                    360           3          117          357       LO(27)/Defeasance(90)/Free(3)
  99       36           360           2          118          360       LO(26)/Defeasance(90)/Free(4)
  100      96      Interest Only      2          94      Interest Only  LO(26)/Grtr1%UPBorYM(66)/Free(4)
  101                   360           2          118          358       LO(59)/Grtr1%UPBorYM(57)/Free(4)
  102      120     Interest Only      1          119     Interest Only  LO(25)/Defeasance(92)/Free(3)
  103                   360           3          117          357       LO(47)/Grtr1%UPBorYM(70)/Free(3)
------------------------------------------------------------------------------------------------------------------------------------
  104                   300           2          118          298       LO(26)/Defeasance(91)/Free(3)
 104.1
 104.2
 104.3
 104.4
------------------------------------------------------------------------------------------------------------------------------------
  105      36           360           1          119          360       LO(25)/Defeasance(92)/Free(3)
  106      60           360           2          118          360       LO(36)/Defeasance(81)/Free(3)
  107      120     Interest Only      1          119     Interest Only  LO(25)/Defeasance(91)/Free(4)
  108                   360           1          119          359       LO(25)/Defeasance(92)/Free(3)
  109      60           360           0          120          360       LO(24)/Defeasance(92)/Free(4)
  110      60           360           0          120          360       LO(24)/Defeasance(92)/Free(4)
  111      60           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  112      60           360           1          119          360       LO(25)/Defeasance(92)/Free(3)
  113      60           360           3          117          360       LO(27)/Defeasance(90)/Free(3)
  114      120     Interest Only      0          120     Interest Only  LO(24)/Defeasance(92)/Free(4)
  115      60           360           1          119          360       LO(25)/Defeasance(92)/Free(3)
  116      60           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  117      120     Interest Only      2          118     Interest Only  LO(26)/(i)Grtr1%UPBorYMor(ii)Defeasance(91)/Free(3) (Note 8)
  118      120     Interest Only      3          117     Interest Only  LO(27)/Defeasance(89)/Free(4)
------------------------------------------------------------------------------------------------------------------------------------
  119                   360           0          120          360       LO(24)/Defeasance(93)/Free(3)
  120                   360           0          120          360       LO(24)/Defeasance(93)/Free(3)
------------------------------------------------------------------------------------------------------------------------------------
  121                   360           11         110          349       LO(35)/Defeasance(82)/Free(4) (Note 14)
 121.1
 121.2
 121.3
 121.4
 121.5
 121.6
  122                   360           2          118          358       LO(36)/Defeasance(81)/Free(3)
  123                   360           2          118          358       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  124      60      Interest Only      3          57      Interest Only  LO(27)/Defeasance(26)/Free(7)
  125      36           360           4          116          360       LO(28)/Defeasance(89)/Free(3)
  126                   360           2          118          358       LO(47)/Grtr1%UPBorYM(70)/Free(3)
------------------------------------------------------------------------------------------------------------------------------------
  127                   240           3          117          237       LO(27)/Defeasance(90)/Free(3)
 127.1
 127.2
 127.3
 127.4
 127.5
 127.6
 127.7
 127.8
 127.9
------------------------------------------------------------------------------------------------------------------------------------
  128      60           360           3          117          360       LO(27)/Defeasance(90)/Free(3)
  129      36           360           0          120          360       LO(24)/Defeasance(93)/Free(3)
  130      48           360           6          114          360       LO(30)/Defeasance(87)/Free(3)
  131      60      Interest Only      1          59      Interest Only  LO(25)/Defeasance(32)/Free(3)
  132      120     Interest Only      3          117     Interest Only  LO(27)/Defeasance(90)/Free(3)
  133                   360           0          120          360       LO(24)/Defeasance(93)/Free(3)
  134      60           360           2          118          360       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  135      60           360           1          119          360       LO(25)/Defeasance(92)/Free(3)
  136                   300           1          119          299       LO(25)/Defeasance(92)/Free(3)
  137      12           360           3          117          360       LO(35)/Grtr1%UPBorYM(81)/Free(4)
  138      36           360           1          119          360       LO(25)/Defeasance(92)/Free(3)
  139      36           360           1          59           360       LO(36)/Defeasance(21)/Free(3)
  140      24           360           2          118          360       LO(26)/Grtr1%UPBorYM(91)/Free(3)
  141                   360           2          118          358       LO(36)/Defeasance(81)/Free(3)
  142                   360           3          117          357       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  143                   360           2          118          358       LO(26)/Defeasance(90)/Free(4)
  144      60           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  145      84      Interest Only      3          81      Interest Only  Grtr1%UPBorYM(81)/Free(3)
  146      24           336           10         110          336       LO(34)/Defeasance(83)/Free(3)
  147      60           360           1          119          360       LO(23)/Grtr1%UPBorYM(94)/Free(3)
  148                   360           1          119          359       LO(25)/Defeasance(92)/Free(3)
  149      60           360           0          120          360       LO(24)/Defeasance(92)/Free(4)
  150                   360           2          118          358       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  151                   360           1          119          359       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  152      60           360           0          120          360       LO(24)/Defeasance(92)/Free(4)
  153      60           360           3          117          360       LO(27)/Defeasance(90)/Free(3)
------------------------------------------------------------------------------------------------------------------------------------
  154                   300           3          117          297       LO(27)/Defeasance(90)/Free(3)
 154.1
 154.2
 154.3
------------------------------------------------------------------------------------------------------------------------------------
  155      36           360           3          117          360       LO(27)/Defeasance(90)/Free(3)
  156      60           420           3          117          420       LO(27)/Defeasance(90)/Free(3)
  157      24           336           2          118          336       LO(26)/Defeasance(91)/Free(3)
  158      36           360           2          118          360       LO(36)/Defeasance(81)/Free(3)
  159                   360           2          58           358       LO(26)/Defeasance(31)/Free(3)
  160                   300           1          119          299       LO(25)/Defeasance(92)/Free(3)
  161      36           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
------------------------------------------------------------------------------------------------------------------------------------
  162      36           360           1          119          360       LO(25)/Defeasance(92)/Free(3)
 162.1
 162.2
------------------------------------------------------------------------------------------------------------------------------------
  163      60           360           1          119          360       LO(25)/Defeasance(91)/Free(4)
  164      36           360           4          116          360       LO(28)/Defeasance(89)/Free(3)
------------------------------------------------------------------------------------------------------------------------------------
  165                   300           3          117          297       LO(36)/Defeasance(81)/Free(3)
 165.1
 165.2
 165.3
------------------------------------------------------------------------------------------------------------------------------------
  166      60           360           2          118          360       LO(26)/Defeasance(90)/Free(4)
  167                   360           1          119          359       LO(25)/Defeasance(92)/Free(3)
  168      36           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  169      60           360           1          119          360       LO(25)/Defeasance(92)/Free(3)
  170      60           360           1          119          360       LO(25)/Defeasance(92)/Free(3)
  171                   360           2          118          358       LO(36)/Defeasance(81)/Free(3)
  172                   300           6          114          294       LO(30)/Defeasance(87)/Free(3)
  173      60      Interest Only      2          58      Interest Only  LO(26)/Grtr1%UPBorYM(32)/Free(2)
  174      60           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  175      120     Interest Only      5          115     Interest Only  LO(29)/Defeasance(88)/Free(3)
  176      60      Interest Only      0          60      Interest Only  LO(24)/Defeasance(32)/Free(4)
  177      60           360           1          119          360       LO(25)/Defeasance(91)/Free(4)
  178                   300           6          114          294       LO(30)/Defeasance(87)/Free(3)
  179      60           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  180      120     Interest Only      1          119     Interest Only  LO(25)/Defeasance(91)/Free(4)
  181      60           360           1          119          360       LO(25)/Defeasance(92)/Free(3)
  182                   300           81         39           219       LO(36)/Grtr1%UPBorYM(81)/Free(3)
  183      60           300           1          119          300       LO(25)/Defeasance(92)/Free(3)
  184                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  185                   360           2          118          358       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  186      36           360           2          118          360       LO(26)/Defeasance(87)/Free(7)
  187      120     Interest Only      2          118     Interest Only  LO(26)/Defeasance(91)/Free(3)
  188                   360           3          117          357       LO(27)/Defeasance(90)/Free(3)
  189                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  190      36           360           1          119          360       LO(25)/Defeasance(92)/Free(3)
  191      24           360           5          115          360       LO(59)/Grtr1%UPBorYM(58)/Free(3)
  192      120     Interest Only      2          118     Interest Only  LO(26)/Defeasance(91)/Free(3)
  193      60           360           3          117          360       LO(27)/Grtr1%UPBorYM(90)/Free(3)
  194                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  195                   300           1          119          299       LO(25)/Defeasance(92)/Free(3)
  196      36           360           2          118          360       LO(26)/Defeasance(90)/Free(4)
  197                   252          110         143          142       LO(36)/Defeasance(216)/Free(1) (Note 14)
  198                   360           0          60           360       LO(36)/Defeasance(21)/Free(3)
  199      60           360           4          116          360       LO(28)/Defeasance(89)/Free(3)
  200      120     Interest Only      2          118     Interest Only  LO(26)/Defeasance(90)/Free(4)
  201      36           360           6          114          360       LO(36)/Defeasance(81)/Free(3)
  202                   360           71         49           289       LO(41)/Defeasance(75)/Free(4) (Note 14)
  203      60           360           0          120          360       LO(23)/Grtr1%UPBorYM(91)/Free(6)
  204                   240           1          119          239       LO(25)/Defeasance(92)/Free(3)
  205      36           360           3          117          360       LO(27)/Defeasance(90)/Free(3)
  206                   360           1          83           359       LO(25)/Defeasance(55)/Free(4)
  207      120     Interest Only      5          115     Interest Only  LO(29)/Defeasance(88)/Free(3)
  208                   360           2          82           358       LO(41)/Grtr1%UPBorYM(39)/Free(4)
  209                   360           2          118          358       LO(35)/Grtr1%UPBorYM(82)/Free(3)
  210                   360           2          118          358       LO(26)/Defeasance(90)/Free(4)
  211      60           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
------------------------------------------------------------------------------------------------------------------------------------
  212                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
 212.1
 212.2
------------------------------------------------------------------------------------------------------------------------------------
  213                   300           4          116          296       LO(59)/Grtr1%UPBorYM(57)/Free(4)
  214      120     Interest Only      2          118     Interest Only  LO(26)/Defeasance(91)/Free(3)
  215      12           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  216      60           360           2          118          360       LO(26)/Defeasance(90)/Free(4)
  217      36           360           2          118          360       LO(23)/Grtr1%UPBorYM(95)/Free(2)
  218                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  219      36           360           4          116          360       LO(28)/Defeasance(89)/Free(3)
  220                   360           3          117          357       LO(27)/Defeasance(90)/Free(3)
  221      120     Interest Only      3          117     Interest Only  LO(27)/Defeasance(90)/Free(3)
  222      120     Interest Only      2          118     Interest Only  LO(26)/Defeasance(90)/Free(4)
  223      60           360           18         102          360       LO(35)/Grtr1%UPBorYM(84)/Free(1)
  224                   360           2          118          358       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  225                   300           2          118          298       LO(26)/Defeasance(91)/Free(3)
  226      120     Interest Only      3          117     Interest Only  LO(27)/Defeasance(90)/Free(3)
  227      60           360           1          119          360       LO(25)/Defeasance(91)/Free(4)
  228      36           240           2          118          240       LO(26)/Defeasance(91)/Free(3)
  229      36           360           0          120          360       LO(35)/Defeasance(81)/Free(4)
  230                   300           2          118          298       LO(26)/Defeasance(91)/Free(3)
  231      24           360           2          118          360       LO(26)/Grtr1%UPBorYM(91)/Free(3)
  232      36           360           0          60           360       LO(24)/Defeasance(32)/Free(4)
  233                   360           3          117          357       LO(27)/Defeasance(90)/Free(3)
  234      36           360           1          59           360       LO(11)/Grtr1%UPBorYM(46)/Free(3)
  235                   360           67         53           293       LO(41)/Defeasance(75)/Free(4) (Note 14)
  236                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  237      36           360           0          120          360       LO(24)/Defeasance(92)/Free(4)
  238      48           360           5          115          360       LO(29)/Defeasance(88)/Free(3)
  239      90      Interest Only      4          86      Interest Only  LO(28)/Defeasance(55)/Free(7)
  240      60           360           1          119          360       LO(25)/Defeasance(91)/Free(4)
  241      36           360           3          117          360       LO(36)/Defeasance(81)/Free(3)
  242                   360           3          117          357       LO(27)/Defeasance(90)/Free(3)
  243                   360           1          119          359       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  244      120     Interest Only      1          119     Interest Only  LO(25)/Defeasance(92)/Free(3)
  245                   360           2          118          358       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  246      120     Interest Only      2          118     Interest Only  LO(26)/Defeasance(91)/Free(3)
  247                   300           1          119          299       LO(36)/Defeasance(81)/Free(3)
  248                   240           0          240          240       LO(24)/Defeasance(215)/Free(1)
  249                   360           1          119          359       LO(25)/Defeasance(92)/Free(3)
  250      48           360           0          120          360       LO(24)/Defeasance(93)/Free(3)
  251      120     Interest Only      3          117     Interest Only  LO(27)/Defeasance(90)/Free(3)
  252      60           360           2          118          360       LO(17)/Grtr1%UPBorYM(99)/Free(4)
  253      84      Interest Only      3          81      Interest Only  LO(35)/Grtr1%UPBorYM(46)/Free(3)
  254      120     Interest Only      2          118     Interest Only  LO(26)/Defeasance(91)/Free(3)
  255      24           360           2          58           360       LO(36)/Defeasance(21)/Free(3)
  256                   360           1          119          359       LO(25)/Defeasance(92)/Free(3)
  257                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  258      24           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  259                   300           8          112          292       LO(32)/Defeasance(87)/Free(1)
  260                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  261      36           360           2          118          360       LO(35)/Grtr1%UPBorYM(82)/Free(3)
  262                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  263                   240           2          118          238       LO(26)/Defeasance(91)/Free(3)
  264                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  265                   300          166         135          134       Grtr1%UPBorYM(300)/Free(1)
  266                   360           2          94           358       LO(47)/Grtr1%UPBorYM(46)/Free(3)
  267      24           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  268                   360           2          118          358       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  269      60           360           5          115          360       LO(29)/Defeasance(87)/Free(4)
------------------------------------------------------------------------------------------------------------------------------------
  270                   300           2          118          298       LO(26)/Defeasance(91)/Free(3)
 270.1
 270.2
------------------------------------------------------------------------------------------------------------------------------------
  271                   360           3          117          357       LO(35)/Grtr1%UPBorYM(82)/Free(3)
  272                   240           2          118          238       LO(26)/Defeasance(91)/Free(3)
  273      36           360           3          117          360       LO(27)/Defeasance(90)/Free(3)
  274      23           360           2          118          360       LO(26)/Defeasance(90)/Free(4)
  275                   240           1          119          239       LO(25)/Defeasance(91)/Free(4)
  276                   300           2          118          298       LO(35)/Grtr1%UPBorYM(82)/Free(3)
  277      36           360           4          80           360       LO(28)/Defeasance(53)/Free(3)
  278      36           360           1          119          360       LO(25)/Defeasance(92)/Free(3)
  279      36           360           3          117          360       LO(36)/Defeasance(81)/Free(3)
  280                   240           2          118          238       LO(26)/Defeasance(91)/Free(3)
  281                   360           4          116          356       LO(23)/Grtr1%UPBorYM(36)/5%(12)/4%(12)/3%(12)/2%(12)/
                                                                        1%(10)/Free(3)
  282      24           300           4          116          300       LO(36)/Defeasance(81)/Free(3)
  283                   360           1          119          359       LO(25)/Defeasance(92)/Free(3)
  284      36           360           2          118          360       LO(26)/Defeasance(90)/Free(4)
  285                   360           3          117          357       LO(27)/Defeasance(90)/Free(3)
  286      24           360           0          120          360       LO(36)/Defeasance(81)/Free(3)
  287      36           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  288                   360           2          118          358       LO(59)/Grtr1%UPBorYM(58)/Free(3)
  289      24           360           5          115          360       LO(29)/Defeasance(88)/Free(3)
  290                   360           2          118          358       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  291                   360           2          118          358       LO(35)/Grtr1%UPBorYM(82)/Free(3)
  292                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  293                   360           2          118          358       LO(26)/Defeasance(90)/Free(4)
  294                   360           3          117          357       Grtr1%UPBorYM(60)/1%UPB(12)/Free(48)
  295                   360           3          117          357       LO(35)/Defeasance(81)/Free(4)
  296                   296          166         130          130       LO(60)/Grtr1%UPBorYM(235)/Free(1)
  297                   360           7          113          353       LO(31)/Defeasance(86)/Free(3)
  298      24           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  299      60           360           2          118          360       LO(26)/Grtr1%UPBorYM(90)/Free(4)
  300                   360           1          119          359       LO(25)/Defeasance(92)/Free(3)
  301      36           360           1          119          360       LO(25)/Defeasance(91)/Free(4)
  302                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  303                   300           1          119          299       LO(25)/Defeasance(91)/Free(4)
  304                   300           10         110          290       LO(34)/Defeasance(83)/Free(3)
  305                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  306                   360           1          119          359       LO(25)/Defeasance(92)/Free(3)
  307                   360           1          119          359       LO(25)/Defeasance(92)/Free(3)
  308      36           360           2          118          360       LO(23)/Grtr1%UPBorYM(91)/Free(6)
  309                   360           1          119          359       LO(25)/Defeasance(92)/Free(3)
  310                   360           2          118          358       LO(23)/Grtr1%UPBorYM(94)/Free(3)
  311      36           360           3          117          360       LO(36)/Defeasance(81)/Free(3)
  312                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  313      24           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  314                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  315      30           360           1          119          360       LO(25)/Defeasance(92)/Free(3)
  316                   360           2          58           358       LO(26)/Defeasance(31)/Free(3)
  317                   360           1          119          359       LO(25)/Defeasance(92)/Free(3)
  318                   240           0          120          240       LO(24)/Defeasance(94)/Free(2)
  319                   360           1          119          359       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  320                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  321      24           360           3          117          360       LO(27)/Defeasance(90)/Free(3)
  322      24           360           1          119          360       LO(25)/Defeasance(92)/Free(3)
  323                   300           1          119          299       LO(36)/Defeasance(81)/Free(3)
  324                   360           2          118          358       LO(26)/Defeasance(88)/Free(6)
  325                   360           68         52           292       LO(41)/Defeasance(75)/Free(4) (Note 14)
  326      24           360           2          118          360       LO(35)/Grtr1%UPBorYM(82)/Free(3)
  327                   360           1          119          359       LO(25)/Defeasance(92)/Free(3)
  328                   360           1          119          359       LO(35)/Grtr1%UPBorYM(82)/Free(3)
  329                   360           2          118          358       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  330      120     Interest Only      3          117     Interest Only  LO(27)/Defeasance(90)/Free(3)
  331                   360           4          116          356       LO(35)/Grtr1%UPBorYM(82)/Free(3)
  332      24           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  333                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  334      24           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  335                   360           0          120          360       LO(24)/Defeasance(93)/Free(3)
  336                   360           3          117          357       LO(27)/Defeasance(90)/Free(3)
  337      36           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  338      24           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  339      24           360           0          120          360       LO(35)/Grtr1%UPBorYM(82)/Free(3)
  340      24           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  341      36           360           2          118          360       LO(35)/Grtr1%UPBorYM(82)/Free(3)
  342                   360           2          118          358       LO(47)/Grtr1%UPBorYM(70)/Free(3)
  343                   240           1          119          239       LO(36)/Defeasance(81)/Free(3)
  344                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  345      60           360           2          118          360       LO(35)/Grtr1%UPBorYM(82)/Free(3)
  346      12           360           3          117          360       LO(35)/Grtr1%UPBorYM(82)/Free(3)
  347                   360           3          117          357       LO(35)/Grtr1%UPBorYM(82)/Free(3)
  348                   360           3          117          357       LO(11)/Grtr1%UPBorYM(106)/Free(3)
  349                   360           1          119          359       LO(25)/Defeasance(91)/Free(4)
  350      24           360           3          117          360       LO(27)/Defeasance(90)/Free(3)
  351                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  352                   360           3          117          357       LO(11)/Grtr1%UPBorYM(106)/Free(3)
  353                   360           1          119          359       LO(36)/Defeasance(81)/Free(3)
  354      36           360           2          118          360       LO(35)/Grtr1%UPBorYM(82)/Free(3)
  355                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  356                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  357      24           360           2          118          360       LO(26)/Defeasance(91)/Free(3)
  358                   360           0          180          360       LO(59)/Grtr1%UPBorYM(118)/Free(3)
  359                   360           3          117          357       LO(27)/Defeasance(90)/Free(3)
  360                   360           1          83           359       LO(25)/Defeasance(56)/Free(3)
  361                   360           5          115          355       LO(29)/Defeasance(88)/Free(3)
  362      36           360           2          118          360       LO(26)/Grtr1%UPBorYM(91)/Free(3)
  363                   300           2          118          298       LO(26)/Defeasance(91)/Free(3)
  364                   360           7          113          353       LO(31)/Defeasance(86)/Free(3)
  365                   360           10         110          350       LO(34)/Defeasance(83)/Free(3)
  366                   360           11         109          349       LO(35)/Defeasance(82)/Free(3)
  367                   360           10         110          350       LO(34)/Defeasance(83)/Free(3)
  368      36           360           2          118          360       LO(35)/Grtr1%UPBorYM(82)/Free(3)
------------------------------------------------------------------------------------------------------------------------------------
  369                   360           1          119          359       LO(25)/Defeasance(92)/Free(3)
 369.1
 369.2
------------------------------------------------------------------------------------------------------------------------------------
  370                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  371                   300           2          118          298       LO(26)/Defeasance(91)/Free(3)
  372                   300           2          118          298       LO(26)/Defeasance(91)/Free(3)
  373                   360           3          117          357       LO(27)/Defeasance(90)/Free(3)
  374      24           360           3          117          360       LO(27)/Defeasance(90)/Free(3)
  375                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)
  376                   240           3          117          237       LO(27)/Defeasance(90)/Free(3)
  377                   300           3          117          297       LO(27)/Defeasance(90)/Free(3)
  378                   300           2          118          298       LO(26)/Defeasance(91)/Free(3)
  379      36           360           1          119          360       LO(25)/Grtr1%UPBorYM(91)/Free(4)
  380                   360           2          118          358       LO(26)/Defeasance(91)/Free(3)

Presented Below, Separate From the Rest of the Pooled Mortgaged Loans, is the
Annex A-1 Information for the One World Financial Center Non-pooled Portion,
Which is Associated With the Class Wfc-1, Wfc-2, Wfc-3 and Wfc-4 Certificates.
the One World Financial Center Non-pooled Portion is Not Included in the Initial
Net Mortgage Pool Balance.

  6b       120     Interest Only      1          119     Interest Only  LO(25)/Defeasance(88)/Free(7)

                                               YIELD        YIELD
         LOCKOUT                            MAINTENANCE  MAINTENANCE  PREPAYMENT  PREPAYMENT
 LOAN    PERIOD   DEFEASEANCE  DEFEASEANCE    PERIOD        PERIOD     PENALTY     PENALTY           YIELD MAINTENANCE
NUMBER  END DATE  START DATE    END DATE    START DATE    END DATE    START DATE   END DATE          CALCULATION METHOD
--------------------------------------------------------------------------------------------------------------------------------

  1     03/31/09    04/01/09     10/31/11       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
  2     03/31/09    04/01/09     12/31/10       NAP           NAP         NAP         NAP                    NAP
 2.1
 2.2
 2.3
 2.4
--------------------------------------------------------------------------------------------------------------------------------
  3     03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
  4     03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
  5     03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
  6     03/31/09    04/01/09     07/31/16       NAP           NAP         NAP         NAP                    NAP
  7     12/31/07    04/01/09     06/30/13    01/01/08      06/30/13       NAP         NAP               Present Value
  8     12/31/08      NAP           NAP      01/01/09      09/30/11       NAP         NAP               Present Value
--------------------------------------------------------------------------------------------------------------------------------
  9     03/31/09    04/01/09     08/31/13       NAP           NAP         NAP         NAP                    NAP
 9.1
 9.2
 9.3
 9.4
 9.5
 9.6
 9.7
 9.8
 9.9
9.10
9.11
9.12
9.13
9.14
9.15
--------------------------------------------------------------------------------------------------------------------------------
 10     03/31/09    04/01/09     09/30/15       NAP           NAP         NAP         NAP                    NAP
10.1
10.2
10.3
10.4
10.5
10.6
10.7
10.8
10.9
10.10
10.11
10.12
10.13
10.14
10.15
10.16
10.17
10.18
10.19
10.20
--------------------------------------------------------------------------------------------------------------------------------
 11     04/05/09    04/06/09     08/05/16       NAP           NAP         NAP         NAP                    NAP
 12     04/30/10    05/01/10     01/31/17       NAP           NAP         NAP         NAP                    NAP
 13     03/31/09    04/01/09     09/30/11       NAP           NAP         NAP         NAP                    NAP
 14     03/31/09    04/01/09     12/31/09       NAP           NAP         NAP         NAP                    NAP
 15     03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 16     01/31/10    02/01/10     10/31/16       NAP           NAP         NAP         NAP                    NAP
 17     03/31/09      NAP           NAP      04/01/09      10/31/16       NAP         NAP               Present Value
 18     02/05/07      NAP           NAP      02/06/07      11/05/16       NAP         NAP      Interest Differential (Monthly)
--------------------------------------------------------------------------------------------------------------------------------
 19     03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
19.1
19.2
19.3
19.4
19.5
19.6
19.7
19.8
19.9
19.10
19.11
19.12
--------------------------------------------------------------------------------------------------------------------------------
 20     03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 21     12/31/07      NAP           NAP      01/01/08      09/30/16       NAP         NAP               Present Value
 22     03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 23     04/05/09    04/06/09     09/05/16       NAP           NAP         NAP         NAP                    NAP
 24     03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 25     01/31/10    02/01/10     10/31/16       NAP           NAP         NAP         NAP                    NAP
 26     04/05/09    04/06/09     08/05/16       NAP           NAP         NAP         NAP                    NAP
 27     11/30/07      NAP           NAP      12/01/07      10/31/11       NAP         NAP               Present Value
 28     04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 29     04/30/10    05/01/10     01/31/17       NAP           NAP         NAP         NAP                    NAP
 30     03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 31     03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
 32     03/31/09    04/01/09     10/31/11       NAP           NAP         NAP         NAP                    NAP
32.1
32.2
32.3
32.4
32.5
32.6
32.7
32.8
32.9
32.10
32.11
32.12
--------------------------------------------------------------------------------------------------------------------------------
 33     04/05/09      NAP           NAP      04/06/09      12/05/16       NAP         NAP      Interest Differential (Monthly)
 34     04/05/09    04/06/09     09/05/16       NAP           NAP         NAP         NAP                    NAP
 35     03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 36     01/31/10    02/01/10     09/30/16    02/01/10      09/30/16       NAP         NAP               Present Value
 37     04/05/09      NAP           NAP      04/06/09      11/05/16       NAP         NAP      Interest Differential (Monthly)
 38     04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 39     03/31/09    04/01/09     01/31/17       NAP           NAP         NAP         NAP                    NAP
 40     03/31/09    04/01/09     05/31/11       NAP           NAP         NAP         NAP                    NAP
 41     04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 42     10/31/09    11/01/09     07/31/16       NAP           NAP         NAP         NAP                    NAP
 43     02/29/08      NAP           NAP      03/01/08      10/31/16       NAP         NAP               Present Value
--------------------------------------------------------------------------------------------------------------------------------
 44     01/31/10    02/01/10     10/31/16       NAP           NAP         NAP         NAP                    NAP
 45     01/31/10    02/01/10     10/31/16       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
 46     04/05/09    04/06/09     09/05/16       NAP           NAP         NAP         NAP                    NAP
 47     03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 48     03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 49     03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 50     03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 51     04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 52     03/31/09    04/01/09     09/30/13       NAP           NAP         NAP         NAP                    NAP
 53     10/31/08      NAP           NAP      11/01/08      07/31/15       NAP         NAP               Present Value
 54     04/10/09    04/11/09     06/10/16       NAP           NAP         NAP         NAP                    NAP
 55     12/31/10      NAP           NAP      01/01/11      10/31/16       NAP         NAP               Present Value
 56     03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 57     04/05/09    04/06/09     11/05/16       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
 58     04/05/09    04/06/09     09/05/16       NAP           NAP         NAP         NAP                    NAP
58.1
58.2
--------------------------------------------------------------------------------------------------------------------------------
 59     01/31/10    02/01/10     09/30/16       NAP           NAP         NAP         NAP                    NAP
 60     03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 61     03/31/09    04/01/09     09/30/11       NAP           NAP         NAP         NAP                    NAP
 62     03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 63     03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 64     03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 65     04/05/09    04/06/09     11/05/16       NAP           NAP         NAP         NAP                    NAP
 66     01/31/09    02/01/09     12/31/15       NAP           NAP         NAP         NAP                    NAP
 67     04/05/09    04/06/09     11/05/16       NAP           NAP         NAP         NAP                    NAP
 68     04/05/09    04/06/09     11/05/16       NAP           NAP         NAP         NAP                    NAP
 69     04/05/09    04/06/09     11/05/16       NAP           NAP         NAP         NAP                    NAP
 70     03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 71     03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 72     12/31/10      NAP           NAP      01/01/11      10/31/16       NAP         NAP               Present Value
 73     12/31/10      NAP           NAP      01/01/11      10/31/16       NAP         NAP               Present Value
--------------------------------------------------------------------------------------------------------------------------------
 74     04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
74.1
74.2
--------------------------------------------------------------------------------------------------------------------------------
 75     04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 76     04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 77     03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 78     03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 79     04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 80     04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 81     03/31/09    04/01/09     05/31/11       NAP           NAP         NAP         NAP                    NAP
 82     04/30/10    05/01/10     01/31/17       NAP           NAP         NAP         NAP                    NAP
 83     03/31/09    04/01/09     04/30/13       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
 84     03/31/09    04/01/09     08/31/16       NAP           NAP         NAP         NAP                    NAP
84.1
84.2
84.3
--------------------------------------------------------------------------------------------------------------------------------
 85     03/31/09      NAP           NAP      04/01/09      02/28/11       NAP         NAP               Present Value
 86     03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
 87     11/30/09    12/01/09     08/31/16       NAP           NAP         NAP         NAP                    NAP
 88     11/30/09    12/01/09     08/31/16       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
 89     03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
89.1
89.2
89.3
89.4
89.5
89.6
89.7
89.8
89.9
89.10
89.11
--------------------------------------------------------------------------------------------------------------------------------
 90     03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 91     03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 92     04/05/09    04/06/09     09/05/16       NAP           NAP         NAP         NAP                    NAP
 93     01/05/07      NAP           NAP      01/06/07      10/05/11       NAP         NAP      Interest Differential (Monthly)
 94     04/05/09    04/06/09     09/05/16       NAP           NAP         NAP         NAP                    NAP
 95     04/05/09    04/06/09     12/05/16       NAP           NAP         NAP         NAP                    NAP
 96     02/28/10    03/01/10     11/30/16       NAP           NAP         NAP         NAP                    NAP
 97     03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 98     04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 99     03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 100    03/31/09      NAP           NAP      04/01/09      09/30/14       NAP         NAP           Interest Differential
 101    12/31/11      NAP           NAP      01/01/12      09/30/16       NAP         NAP               Present Value
 102    04/05/09    04/06/09     12/05/16       NAP           NAP         NAP         NAP                    NAP
 103    11/30/10      NAP           NAP      12/01/10      09/30/16       NAP         NAP               Present Value
--------------------------------------------------------------------------------------------------------------------------------
 104    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
104.1
104.2
104.3
104.4
--------------------------------------------------------------------------------------------------------------------------------
 105    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 106    01/31/10    02/01/10     10/31/16       NAP           NAP         NAP         NAP                    NAP
 107    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 108    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 109    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 110    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 111    04/05/09    04/06/09     11/05/16       NAP           NAP         NAP         NAP                    NAP
 112    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 113    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 114    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 115    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 116    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 117    03/31/09    04/01/09     10/31/16    04/01/09      10/31/16       NAP         NAP               Present Value
 118    03/31/09    04/01/09     08/31/16       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
 119    03/31/09    04/01/09     12/31/16       NAP           NAP         NAP         NAP                    NAP
 120    03/31/09    04/01/09     12/31/16       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
 121    04/10/09    04/11/09     02/10/16       NAP           NAP         NAP         NAP                    NAP
121.1
121.2
121.3
121.4
121.5
121.6
 122    01/31/10    02/01/10     10/31/16       NAP           NAP         NAP         NAP                    NAP
 123    12/31/10      NAP           NAP      01/01/11      10/31/16       NAP         NAP               Present Value
 124    03/31/09    04/01/09     05/31/11       NAP           NAP         NAP         NAP                    NAP
 125    03/31/09    04/01/09     08/31/16       NAP           NAP         NAP         NAP                    NAP
 126    12/31/10      NAP           NAP      01/01/11      10/31/16       NAP         NAP               Present Value
--------------------------------------------------------------------------------------------------------------------------------
 127    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
127.1
127.2
127.3
127.4
127.5
127.6
127.7
127.8
127.9
--------------------------------------------------------------------------------------------------------------------------------
 128    04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 129    03/31/09    04/01/09     12/31/16       NAP           NAP         NAP         NAP                    NAP
 130    03/31/09    04/01/09     06/30/16       NAP           NAP         NAP         NAP                    NAP
 131    03/31/09    04/01/09     11/30/11       NAP           NAP         NAP         NAP                    NAP
 132    04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 133    03/31/09    04/01/09     12/31/16       NAP           NAP         NAP         NAP                    NAP
 134    12/31/10      NAP           NAP      01/01/11      10/31/16       NAP         NAP               Present Value
 135    04/05/09    04/06/09     12/05/16       NAP           NAP         NAP         NAP                    NAP
 136    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 137    11/30/09      NAP           NAP      12/01/09      08/31/16       NAP         NAP               Present Value
 138    04/05/09    04/06/09     12/05/16       NAP           NAP         NAP         NAP                    NAP
 139    02/28/10    03/01/10     11/30/11       NAP           NAP         NAP         NAP                    NAP
 140    04/05/09      NAP           NAP      04/06/09      11/05/16       NAP         NAP      Interest Differential (Monthly)
 141    01/31/10    02/01/10     10/31/16       NAP           NAP         NAP         NAP                    NAP
 142    11/30/10      NAP           NAP      12/01/10      09/30/16       NAP         NAP               Present Value
 143    04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 144    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 145    12/31/06      NAP           NAP      01/01/07      09/30/13       NAP         NAP     Interest Differential (Monthly LS)
 146    03/31/09    04/01/09     02/29/16       NAP           NAP         NAP         NAP                    NAP
 147    01/31/09      NAP           NAP      02/01/09      11/30/16       NAP         NAP     Interest Differential (Monthly LS)
 148    04/05/09    04/06/09     12/05/16       NAP           NAP         NAP         NAP                    NAP
 149    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 150    12/31/10      NAP           NAP      01/01/11      10/31/16       NAP         NAP               Present Value
 151    01/31/11      NAP           NAP      02/01/11      11/30/16       NAP         NAP               Present Value
 152    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 153    04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
 154    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
154.1
154.2
154.3
--------------------------------------------------------------------------------------------------------------------------------
 155    04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 156    04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 157    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 158    01/31/10    02/01/10     10/31/16       NAP           NAP         NAP         NAP                    NAP
 159    03/31/09    04/01/09     10/31/11       NAP           NAP         NAP         NAP                    NAP
 160    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 161    04/05/09    04/06/09     11/05/16       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
 162    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
162.1
162.2
--------------------------------------------------------------------------------------------------------------------------------
 163    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 164    04/05/09    04/06/09     09/05/16       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
 165    12/31/09    01/01/10     09/30/16       NAP           NAP         NAP         NAP                    NAP
165.1
165.2
165.3
--------------------------------------------------------------------------------------------------------------------------------
 166    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 167    04/05/09    04/06/09     12/05/16       NAP           NAP         NAP         NAP                    NAP
 168    04/05/09    04/06/09     11/05/16       NAP           NAP         NAP         NAP                    NAP
 169    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 170    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 171    01/31/10    02/01/10     10/31/16       NAP           NAP         NAP         NAP                    NAP
 172    04/10/09    04/11/09     07/05/16       NAP           NAP         NAP         NAP                    NAP
 173    03/31/09      NAP           NAP      04/01/09      11/30/11       NAP         NAP           Interest Differential
 174    04/05/09    04/06/09     11/05/16       NAP           NAP         NAP         NAP                    NAP
 175    04/05/09    04/06/09     08/05/16       NAP           NAP         NAP         NAP                    NAP
 176    03/31/09    04/01/09     11/30/11       NAP           NAP         NAP         NAP                    NAP
 177    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 178    03/31/09    04/01/09     06/30/16       NAP           NAP         NAP         NAP                    NAP
 179    04/05/09    04/06/09     11/05/16       NAP           NAP         NAP         NAP                    NAP
 180    04/05/09    04/06/09     11/05/16       NAP           NAP         NAP         NAP                    NAP
 181    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 182    06/30/03      NAP           NAP      07/01/03      03/31/10       NAP         NAP           Interest Differential
 183    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 184    04/05/09    04/06/09     11/05/16       NAP           NAP         NAP         NAP                    NAP
 185    12/31/10      NAP           NAP      01/01/11      10/31/16       NAP         NAP               Present Value
 186    03/31/09    04/01/09     06/30/16       NAP           NAP         NAP         NAP                    NAP
 187    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 188    04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 189    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 190    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 191    09/30/11      NAP           NAP      10/01/11      07/31/16       NAP         NAP               Present Value
 192    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 193    04/05/09      NAP           NAP      04/06/09      10/05/16       NAP         NAP           PV Yield Differential
 194    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 195    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 196    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 197    02/09/01    02/10/01     02/09/19       NAP           NAP         NAP         NAP                    NAP
 198    03/31/10    04/01/10     12/31/11       NAP           NAP         NAP         NAP                    NAP
 199    04/05/09    04/06/09     09/05/16       NAP           NAP         NAP         NAP                    NAP
 200    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 201    09/30/09    10/01/09     06/30/16       NAP           NAP         NAP         NAP                    NAP
 202    09/30/04    10/01/04     12/31/10       NAP           NAP         NAP         NAP                    NAP
 203    02/28/09      NAP           NAP      03/01/09      09/30/16       NAP         NAP               Present Value
 204    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 205    04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 206    03/31/09    04/01/09     10/31/13       NAP           NAP         NAP         NAP                    NAP
 207    04/05/09    04/06/09     08/05/16       NAP           NAP         NAP         NAP                    NAP
 208    06/30/10      NAP           NAP      07/01/10      09/30/13       NAP         NAP               Present Value
 209    12/31/09      NAP           NAP      01/01/10      10/31/16       NAP         NAP               Present Value
 210    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 211    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
 212    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
212.1
212.2
--------------------------------------------------------------------------------------------------------------------------------
 213    10/31/11      NAP           NAP      11/01/11      07/31/16       NAP         NAP               Present Value
 214    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 215    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 216    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 217    12/31/08      NAP           NAP      01/01/09      11/30/16       NAP         NAP               Present Value
 218    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 219    04/05/09    04/06/09     09/05/16       NAP           NAP         NAP         NAP                    NAP
 220    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 221    04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 222    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 223    08/31/08      NAP           NAP      09/01/08      08/31/15       NAP         NAP               Present Value
 224    12/31/10      NAP           NAP      01/01/11      10/31/16       NAP         NAP               Present Value
 225    04/05/09    04/06/09     11/05/16       NAP           NAP         NAP         NAP                    NAP
 226    04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 227    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 228    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 229    02/28/10    03/01/10     11/30/16       NAP           NAP         NAP         NAP                    NAP
 230    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 231    03/31/09      NAP           NAP      04/01/09      10/31/16       NAP         NAP     Interest Differential (Monthly LS)
 232    03/31/09    04/01/09     11/30/11       NAP           NAP         NAP         NAP                    NAP
 233    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 234    01/31/08      NAP           NAP      02/01/08      11/30/11       NAP         NAP           Interest Differential
 235    01/31/05    02/01/05     04/30/11       NAP           NAP         NAP         NAP                    NAP
 236    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 237    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 238    03/31/09    04/01/09     07/31/16       NAP           NAP         NAP         NAP                    NAP
 239    03/31/09    04/01/09     10/31/13       NAP           NAP         NAP         NAP                    NAP
 240    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 241    12/31/09    01/01/10     09/30/16       NAP           NAP         NAP         NAP                    NAP
 242    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 243    01/31/11      NAP           NAP      02/01/11      11/30/16       NAP         NAP               Present Value
 244    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 245    12/31/10      NAP           NAP      01/01/11      10/31/16       NAP         NAP               Present Value
 246    04/05/09    04/06/09     11/05/16       NAP           NAP         NAP         NAP                    NAP
 247    02/28/10    03/01/10     11/30/16       NAP           NAP         NAP         NAP                    NAP
 248    03/31/09    04/01/09     02/28/27       NAP           NAP         NAP         NAP                    NAP
 249    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 250    04/05/09    04/06/09     01/05/17       NAP           NAP         NAP         NAP                    NAP
 251    04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 252    06/30/08      NAP           NAP      07/01/08      09/30/16       NAP         NAP               Present Value
 253    11/30/09      NAP           NAP      12/01/09      09/30/13       NAP         NAP               Present Value
 254    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 255    01/31/10    02/01/10     10/31/11       NAP           NAP         NAP         NAP                    NAP
 256    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 257    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 258    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 259    03/31/09    04/01/09     06/30/16       NAP           NAP         NAP         NAP                    NAP
 260    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 261    12/31/09      NAP           NAP      01/01/10      10/31/16       NAP         NAP               Present Value
 262    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 263    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 264    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 265    06/14/93      NAP           NAP      06/15/93      06/14/18       NAP         NAP               Present Value
 266    12/31/10      NAP           NAP      01/01/11      10/31/14       NAP         NAP               Present Value
 267    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 268    12/31/10      NAP           NAP      01/01/11      10/31/16       NAP         NAP               Present Value
 269    03/31/09    04/01/09     06/30/16       NAP           NAP         NAP         NAP                    NAP
--------------------------------------------------------------------------------------------------------------------------------
 270    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
270.1
270.2
--------------------------------------------------------------------------------------------------------------------------------
 271    11/30/09      NAP           NAP      12/01/09      09/30/16       NAP         NAP               Present Value
 272    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 273    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 274    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 275    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 276    12/31/09      NAP           NAP      01/01/10      10/31/16       NAP         NAP               Present Value
 277    03/31/09    04/01/09     08/31/13       NAP           NAP         NAP         NAP                    NAP
 278    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 279    12/31/09    01/01/10     09/30/16       NAP           NAP         NAP         NAP                    NAP
 280    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 281    10/31/08      NAP           NAP      11/01/08      10/31/11     11/01/11   08/31/16             Present Value
 282    11/30/09    12/01/09     08/31/16       NAP           NAP         NAP         NAP                    NAP
 283    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 284    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 285    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 286    03/31/10    04/01/10     12/31/16       NAP           NAP         NAP         NAP                    NAP
 287    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 288    12/31/11      NAP           NAP      01/01/12      10/31/16       NAP         NAP               Present Value
 289    03/31/09    04/01/09     07/31/16       NAP           NAP         NAP         NAP                    NAP
 290    12/31/10      NAP           NAP      01/01/11      10/31/16       NAP         NAP               Present Value
 291    12/31/09      NAP           NAP      01/01/10      10/31/16       NAP         NAP               Present Value
 292    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 293    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 294    12/31/06      NAP           NAP      01/01/07      12/31/12       NAP         NAP               Present Value
 295    11/30/09    12/01/09     08/31/16       NAP           NAP         NAP         NAP                    NAP
 296    05/31/98      NAP           NAP      06/01/98      12/31/17       NAP         NAP               Present Value
 297    03/31/09    04/01/09     05/31/16       NAP           NAP         NAP         NAP                    NAP
 298    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 299    03/31/09      NAP           NAP      04/01/09      09/30/16       NAP         NAP               Present Value
 300    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 301    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 302    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 303    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 304    03/31/09    04/01/09     02/29/16       NAP           NAP         NAP         NAP                    NAP
 305    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 306    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 307    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 308    12/31/08      NAP           NAP      01/01/09      07/31/16       NAP         NAP               Present Value
 309    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 310    12/31/08      NAP           NAP      01/01/09      10/31/16       NAP         NAP               Present Value
 311    12/31/09    01/01/10     09/30/16       NAP           NAP         NAP         NAP                    NAP
 312    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 313    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 314    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 315    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 316    03/31/09    04/01/09     10/31/11       NAP           NAP         NAP         NAP                    NAP
 317    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 318    03/31/09    04/01/09     01/31/17       NAP           NAP         NAP         NAP                    NAP
 319    01/31/11      NAP           NAP      02/01/11      11/30/16       NAP         NAP               Present Value
 320    04/05/09    04/06/09     11/05/16       NAP           NAP         NAP         NAP                    NAP
 321    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 322    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 323    02/28/10    03/01/10     11/30/16       NAP           NAP         NAP         NAP                    NAP
 324    03/31/09    04/01/09     07/31/16       NAP           NAP         NAP         NAP                    NAP
 325    12/31/04    01/01/05     03/31/11       NAP           NAP         NAP         NAP                    NAP
 326    12/31/09      NAP           NAP      01/01/10      10/31/16       NAP         NAP               Present Value
 327    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
 328    01/31/10      NAP           NAP      02/01/10      11/30/16       NAP         NAP               Present Value
 329    12/31/10      NAP           NAP      01/01/11      10/31/16       NAP         NAP               Present Value
 330    04/05/09    04/06/09     10/05/16       NAP           NAP         NAP         NAP                    NAP
 331    10/31/09      NAP           NAP      11/01/09      08/31/16       NAP         NAP               Present Value
 332    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 333    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 334    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 335    03/31/09    04/01/09     12/31/16       NAP           NAP         NAP         NAP                    NAP
 336    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 337    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 338    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 339    02/28/10      NAP           NAP      03/01/10      12/31/16       NAP         NAP               Present Value
 340    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 341    12/31/09      NAP           NAP      01/01/10      10/31/16       NAP         NAP               Present Value
 342    12/31/10      NAP           NAP      01/01/11      10/31/16       NAP         NAP               Present Value
 343    02/28/10    03/01/10     11/30/16       NAP           NAP         NAP         NAP                    NAP
 344    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 345    12/31/09      NAP           NAP      01/01/10      10/31/16       NAP         NAP               Present Value
 346    11/30/09      NAP           NAP      12/01/09      09/30/16       NAP         NAP               Present Value
 347    11/30/09      NAP           NAP      12/01/09      09/30/16       NAP         NAP               Present Value
 348    11/30/07      NAP           NAP      12/01/07      09/30/16       NAP         NAP               Present Value
 349    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 350    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 351    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 352    11/30/07      NAP           NAP      12/01/07      09/30/16       NAP         NAP               Present Value
 353    02/28/10    03/01/10     11/30/16       NAP           NAP         NAP         NAP                    NAP
 354    12/31/09      NAP           NAP      01/01/10      10/31/16       NAP         NAP               Present Value
 355    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 356    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 357    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 358    02/29/12      NAP           NAP      03/01/12      12/31/21       NAP         NAP               Present Value
 359    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 360    03/31/09    04/01/09     11/30/13       NAP           NAP         NAP         NAP                    NAP
 361    03/31/09    04/01/09     07/31/16       NAP           NAP         NAP         NAP                    NAP
 362    03/31/09      NAP           NAP      04/01/09      10/31/16       NAP         NAP               Present Value
 363    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 364    03/31/09    04/01/09     05/31/16       NAP           NAP         NAP         NAP                    NAP
 365    03/31/09    04/01/09     02/29/16       NAP           NAP         NAP         NAP                    NAP
 366    03/31/09    04/01/09     01/31/16       NAP           NAP         NAP         NAP                    NAP
 367    03/31/09    04/01/09     02/29/16       NAP           NAP         NAP         NAP                    NAP
 368    12/31/09      NAP           NAP      01/01/10      10/31/16       NAP         NAP               Present Value
--------------------------------------------------------------------------------------------------------------------------------
 369    03/31/09    04/01/09     11/30/16       NAP           NAP         NAP         NAP                    NAP
369.1
369.2
--------------------------------------------------------------------------------------------------------------------------------
 370    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 371    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 372    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 373    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 374    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 375    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 376    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 377    03/31/09    04/01/09     09/30/16       NAP           NAP         NAP         NAP                    NAP
 378    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP
 379    03/31/09      NAP           NAP      04/01/09      10/31/16       NAP         NAP               Present Value
 380    03/31/09    04/01/09     10/31/16       NAP           NAP         NAP         NAP                    NAP

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION,
WHICH IS ASSOCIATED WITH THE CLASS WFC-1, WFC-2, WFC-3 AND WFC-4 CERTIFICATES.
THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL
NET MORTGAGE POOL BALANCE.

 6b     03/31/09    04/01/09     07/31/16       NAP           NAP         NAP         NAP                    NAP

                                                                 YIELD
                                                             MAINTENANCE
                                                             INTEREST RATE
                               YIELD                         CONVERTED TO             YIELD
                            MAINTENANCE                        MONTHLY             MAINTENANCE
 LOAN                         INTEREST                         MORTGAGE            DISCOUNTING                         PROPERTY
NUMBER                         RATE                              RATE                HORIZON           PROPERTY SIZE  SIZE TYPE
--------------------------------------------------------------------------------------------------------------------------------

   1                            NAP                              NAP                   NAP                 1,609,085      SF
--------------------------------------------------------------------------------------------------------------------------------
   2                            NAP                              NAP                   NAP                 1,989,759      SF
  2.1                                                                                                      1,606,435      SF
  2.2                                                                                                        199,362      SF
  2.3                                                                                                        169,918      SF
  2.4                                                                                                         14,044      SF
--------------------------------------------------------------------------------------------------------------------------------
   3                            NAP                              NAP                   NAP                 2,769,954      SF
--------------------------------------------------------------------------------------------------------------------------------
   4                            NAP                              NAP                   NAP                   453,579      SF
   5                            NAP                              NAP                   NAP                   589,038      SF
--------------------------------------------------------------------------------------------------------------------------------
   6                            NAP                              NAP                   NAP                 1,567,711      SF
   7                       Treasury Flat                          No                Specified                    380     Rooms
   8                       Treasury Flat                          No                Specified                  1,228     Units
--------------------------------------------------------------------------------------------------------------------------------
   9                            NAP                              NAP                   NAP                 4,193,824      SF
  9.1                                                                                                        186,100      SF
  9.2                                                                                                        177,622      SF
  9.3                                                                                                        181,106      SF
  9.4                                                                                                        232,956      SF
  9.5                                                                                                        669,650      SF
  9.6                                                                                                        478,467      SF
  9.7                                                                                                        370,783      SF
  9.8                                                                                                        191,220      SF
  9.9                                                                                                        218,540      SF
 9.10                                                                                                        221,330      SF
 9.11                                                                                                        110,405      SF
 9.12                                                                                                        211,784      SF
 9.13                                                                                                        225,843      SF
 9.14                                                                                                        116,401      SF
 9.15                                                                                                        601,617      SF
--------------------------------------------------------------------------------------------------------------------------------
  10                            NAP                              NAP                   NAP                 5,489,325      SF
 10.1                                                                                                        431,369      SF
 10.2                                                                                                        455,227      SF
 10.3                                                                                                        458,518      SF
 10.4                                                                                                        398,223      SF
 10.5                                                                                                        270,772      SF
 10.6                                                                                                        327,601      SF
 10.7                                                                                                        243,170      SF
 10.8                                                                                                        252,075      SF
 10.9                                                                                                        299,776      SF
 10.10                                                                                                       252,419      SF
 10.11                                                                                                       127,260      SF
 10.12                                                                                                       162,914      SF
 10.13                                                                                                       163,796      SF
 10.14                                                                                                       168,007      SF
 10.15                                                                                                       260,356      SF
 10.16                                                                                                       111,499      SF
 10.17                                                                                                       188,734      SF
 10.18                                                                                                       118,003      SF
 10.19                                                                                                       573,183      SF
 10.20                                                                                                       226,423      SF
--------------------------------------------------------------------------------------------------------------------------------
  11                            NAP                              NAP                   NAP                   887,079      SF
  12                            NAP                              NAP                   NAP                   283,889      SF
  13                            NAP                              NAP                   NAP                       493     Rooms
  14                            NAP                              NAP                   NAP                   677,222      SF
  15                            NAP                              NAP                   NAP                       401     Rooms
  16                            NAP                              NAP                   NAP                   352,980      SF
  17                     Treasury + 50bps                        Yes                 Maturity                    409     Units
  18                       Treasury Flat                         Yes        Lesser of Maturity or WAL        309,735      SF
--------------------------------------------------------------------------------------------------------------------------------
  19                            NAP                              NAP                   NAP                 2,573,228      SF
 19.1                                                                                                        132,708      SF
 19.2                                                                                                        153,395      SF
 19.3                                                                                                        100,000      SF
 19.4                                                                                                        104,000      SF
 19.5                                                                                                         60,000      SF
 19.6                                                                                                         51,300      SF
 19.7                                                                                                         62,880      SF
 19.8                                                                                                        199,045      SF
 19.9                                                                                                        655,000      SF
 19.10                                                                                                       133,500      SF
 19.11                                                                                                       621,400      SF
 19.12                                                                                                       300,000      SF
--------------------------------------------------------------------------------------------------------------------------------
  20                            NAP                              NAP                   NAP                   288,250      SF
  21    Treasury + 50bps (12-72); Treasury + 75bps (73-116)      Yes                 Maturity                    306     Units
  22                            NAP                              NAP                   NAP                   217,351      SF
  23                            NAP                              NAP                   NAP                   213,560      SF
  24                            NAP                              NAP                   NAP                       364     Units
  25                            NAP                              NAP                   NAP                   300,301      SF
  26                            NAP                              NAP                   NAP                   148,232      SF
  27                       Treasury Flat                         Yes                Specified                    500     Units
  28                            NAP                              NAP                   NAP                   204,953      SF
  29                            NAP                              NAP                   NAP                   196,062      SF
  30                            NAP                              NAP                   NAP                   213,504      SF
  31                            NAP                              NAP                   NAP                       366     Units
--------------------------------------------------------------------------------------------------------------------------------
  32                            NAP                              NAP                   NAP                   463,747      SF
 32.1                                                                                                         37,330      SF
 32.2                                                                                                         37,600      SF
 32.3                                                                                                         60,000      SF
 32.4                                                                                                         29,775      SF
 32.5                                                                                                         37,500      SF
 32.6                                                                                                         37,500      SF
 32.7                                                                                                         35,000      SF
 32.8                                                                                                         45,000      SF
 32.9                                                                                                         45,000      SF
 32.10                                                                                                        30,000      SF
 32.11                                                                                                        40,625      SF
 32.12                                                                                                        28,417      SF
--------------------------------------------------------------------------------------------------------------------------------
  33                       Treasury Flat                         Yes                 Maturity                332,607      SF
  34                            NAP                              NAP                   NAP                   249,572      SF
  35                            NAP                              NAP                   NAP                       152     Units
  36                       Treasury Flat                         Yes                 Maturity                    416     Rooms
  37                       Treasury Flat                         Yes                 Maturity                 63,286      SF
  38                            NAP                              NAP                   NAP                   405,517      SF
  39                            NAP                              NAP                   NAP                       331     Rooms
  40                            NAP                              NAP                   NAP                   255,185      SF
  41                            NAP                              NAP                   NAP                   193,772      SF
  42                            NAP                              NAP                   NAP                   251,168      SF
  43     Treasury Flat (13-60); Treasury + 50bps (61-117)        Yes                Specified                    414     Units
--------------------------------------------------------------------------------------------------------------------------------
  44                            NAP                              NAP                   NAP                   217,831      SF
  45                            NAP                              NAP                   NAP                    81,767      SF
--------------------------------------------------------------------------------------------------------------------------------
  46                            NAP                              NAP                   NAP                       526     Units
  47                            NAP                              NAP                   NAP                       326     Units
  48                            NAP                              NAP                   NAP                   301,346      SF
  49                            NAP                              NAP                   NAP                   112,978      SF
  50                            NAP                              NAP                   NAP                   185,077      SF
  51                            NAP                              NAP                   NAP                   362,226      SF
  52                            NAP                              NAP                   NAP                   214,742      SF
  53                       Treasury Flat                         Yes                 Maturity                    338     Units
  54                            NAP                              NAP                   NAP                    89,013      SF
  55                       Treasury Flat                         Yes                 Maturity                117,627      SF
  56                            NAP                              NAP                   NAP                     1,804     Units
  57                            NAP                              NAP                   NAP                    75,152      SF
--------------------------------------------------------------------------------------------------------------------------------
  58                            NAP                              NAP                   NAP                       240     Rooms
 58.1                                                                                                            144     Rooms
 58.2                                                                                                             96     Rooms
--------------------------------------------------------------------------------------------------------------------------------
  59                            NAP                              NAP                   NAP                       173     Rooms
  60                            NAP                              NAP                   NAP                   174,728      SF
  61                            NAP                              NAP                   NAP                       157     Units
  62                            NAP                              NAP                   NAP                   119,530      SF
  63                            NAP                              NAP                   NAP                       225     Units
  64                            NAP                              NAP                   NAP                   177,535      SF
  65                            NAP                              NAP                   NAP                    61,413      SF
  66                            NAP                              NAP                   NAP                       238     Units
  67                            NAP                              NAP                   NAP                   251,511      SF
  68                            NAP                              NAP                   NAP                   139,600      SF
  69                            NAP                              NAP                   NAP                   146,327      SF
  70                            NAP                              NAP                   NAP                    74,001      SF
  71                            NAP                              NAP                   NAP                    88,785      SF
  72                       Treasury Flat                         Yes                 Maturity                    119     Rooms
  73                       Treasury Flat                         Yes                 Maturity                    158     Rooms
--------------------------------------------------------------------------------------------------------------------------------
  74                            NAP                              NAP                   NAP                       198     Rooms
 74.1                                                                                                            107     Rooms
 74.2                                                                                                             91     Rooms
--------------------------------------------------------------------------------------------------------------------------------
  75                            NAP                              NAP                   NAP                   153,190      SF
  76                            NAP                              NAP                   NAP                    95,970      SF
  77                            NAP                              NAP                   NAP                   116,556      SF
  78                            NAP                              NAP                   NAP                   161,331      SF
  79                            NAP                              NAP                   NAP                       185     Rooms
  80                            NAP                              NAP                   NAP                       188     Units
  81                            NAP                              NAP                   NAP                   104,234      SF
  82                            NAP                              NAP                   NAP                    29,754      SF
  83                            NAP                              NAP                   NAP                   279,544      SF
--------------------------------------------------------------------------------------------------------------------------------
  84                            NAP                              NAP                   NAP                   394,983      SF
 84.1                                                                                                         45,000      SF
 84.2                                                                                                        123,000      SF
 84.3                                                                                                        226,983      SF
--------------------------------------------------------------------------------------------------------------------------------
  85                       Treasury Flat                         Yes                 Maturity                289,733      SF
  86                            NAP                              NAP                   NAP                    76,706      SF
--------------------------------------------------------------------------------------------------------------------------------
  87                            NAP                              NAP                   NAP                    60,771      SF
  88                            NAP                              NAP                   NAP                    51,031      SF
--------------------------------------------------------------------------------------------------------------------------------
  89                            NAP                              NAP                   NAP                   153,946      SF
 89.1                                                                                                         15,400      SF
 89.2                                                                                                         11,300      SF
 89.3                                                                                                         16,000      SF
 89.4                                                                                                         15,365      SF
 89.5                                                                                                          4,513      SF
 89.6                                                                                                         22,136      SF
 89.7                                                                                                          4,815      SF
 89.8                                                                                                         20,000      SF
 89.9                                                                                                         12,150      SF
 89.10                                                                                                        25,587      SF
 89.11                                                                                                         6,680      SF
--------------------------------------------------------------------------------------------------------------------------------
  90                            NAP                              NAP                   NAP                    60,500      SF
  91                            NAP                              NAP                   NAP                       203     Units
  92                            NAP                              NAP                   NAP                       222     Units
  93                       Treasury Flat                         Yes                 Maturity                232,500      SF
  94                            NAP                              NAP                   NAP                    73,399      SF
  95                            NAP                              NAP                   NAP                    52,527      SF
  96                            NAP                              NAP                   NAP                    86,577      SF
  97                            NAP                              NAP                   NAP                    99,655      SF
  98                            NAP                              NAP                   NAP                   134,688      SF
  99                            NAP                              NAP                   NAP                       159     Units
  100                      Treasury Flat                         Yes        Lesser of Maturity or WAL        488,438      SF
  101                      Treasury Flat                         Yes                 Maturity                     85     Rooms
  102                           NAP                              NAP                   NAP                       170     Units
  103                      Treasury Flat                         Yes                 Maturity                 67,389      SF
--------------------------------------------------------------------------------------------------------------------------------
  104                           NAP                              NAP                   NAP                       245     Units
 104.1                                                                                                           104     Units
 104.2                                                                                                            59     Units
 104.3                                                                                                            24     Units
 104.4                                                                                                            58     Units
--------------------------------------------------------------------------------------------------------------------------------
  105                           NAP                              NAP                   NAP                    61,364      SF
  106                           NAP                              NAP                   NAP                    78,375      SF
  107                           NAP                              NAP                   NAP                       132     Units
  108                           NAP                              NAP                   NAP                   109,637      SF
  109                           NAP                              NAP                   NAP                    66,509      SF
  110                           NAP                              NAP                   NAP                    69,374      SF
  111                           NAP                              NAP                   NAP                   147,745      SF
  112                           NAP                              NAP                   NAP                       178     Units
  113                           NAP                              NAP                   NAP                   124,037      SF
  114                           NAP                              NAP                   NAP                    55,446      SF
  115                           NAP                              NAP                   NAP                    45,497      SF
  116                           NAP                              NAP                   NAP                    29,467      SF
  117                      Treasury Flat                         Yes                 Maturity                103,849      SF
  118                           NAP                              NAP                   NAP                    53,324      SF
--------------------------------------------------------------------------------------------------------------------------------
  119                           NAP                              NAP                   NAP                   138,315      SF
  120                           NAP                              NAP                   NAP                    42,540      SF
--------------------------------------------------------------------------------------------------------------------------------
  121                           NAP                              NAP                   NAP                     1,431     Rooms
 121.1                                                                                                           225     Rooms
 121.2                                                                                                           252     Rooms
 121.3                                                                                                           150     Rooms
 121.4                                                                                                           261     Rooms
 121.5                                                                                                           300     Rooms
 121.6                                                                                                           243     Rooms
  122                           NAP                              NAP                   NAP                       162      SF
  123                      Treasury Flat                         Yes                 Maturity                     93     Rooms
  124                           NAP                              NAP                   NAP                   200,723      SF
  125                           NAP                              NAP                   NAP                   105,064      SF
  126                      Treasury Flat                         Yes                 Maturity                    120     Rooms
--------------------------------------------------------------------------------------------------------------------------------
  127                           NAP                              NAP                   NAP                   298,643      SF
 127.1                                                                                                       105,000      SF
 127.2                                                                                                         9,461      SF
 127.3                                                                                                        48,230      SF
 127.4                                                                                                         8,286      SF
 127.5                                                                                                        28,233      SF
 127.6                                                                                                        10,650      SF
 127.7                                                                                                        53,822      SF
 127.8                                                                                                         8,250      SF
 127.9                                                                                                        26,711      SF
--------------------------------------------------------------------------------------------------------------------------------
  128                           NAP                              NAP                   NAP                    35,655      SF
  129                           NAP                              NAP                   NAP                       112     Units
  130                           NAP                              NAP                   NAP                    96,756      SF
  131                           NAP                              NAP                   NAP                       284     Units
  132                           NAP                              NAP                   NAP                   207,797      SF
  133                           NAP                              NAP                   NAP                   223,073      SF
  134                      Treasury Flat                         Yes                 Maturity                 57,338      SF
  135                           NAP                              NAP                   NAP                    27,128      SF
  136                           NAP                              NAP                   NAP                        95     Rooms
  137                      Treasury Flat                         Yes                 Maturity                    288     Units
  138                           NAP                              NAP                   NAP                   144,963      SF
  139                           NAP                              NAP                   NAP                    32,000      SF
  140                      Treasury Flat                         Yes                 Maturity                260,632      SF
  141                           NAP                              NAP                   NAP                   204,605      SF
  142                      Treasury Flat                         Yes                 Maturity                 50,280      SF
  143                           NAP                              NAP                   NAP                       146     Units
  144                           NAP                              NAP                   NAP                       150     Units
  145                      Treasury Flat                          No                 Maturity                    536     Units
  146                           NAP                              NAP                   NAP                       241     Units
  147                      Treasury Flat                          No                 Maturity                 23,764      SF
  148                           NAP                              NAP                   NAP                       106     Rooms
  149                           NAP                              NAP                   NAP                    85,585      SF
  150                      Treasury Flat                         Yes                 Maturity                126,095      SF
  151                      Treasury Flat                         Yes                 Maturity                 91,944      SF
  152                           NAP                              NAP                   NAP                    30,234      SF
  153                           NAP                              NAP                   NAP                    57,437      SF
--------------------------------------------------------------------------------------------------------------------------------
  154                           NAP                              NAP                   NAP                   229,755      SF
 154.1                                                                                                        86,985      SF
 154.2                                                                                                        79,760      SF
 154.3                                                                                                        63,010      SF
--------------------------------------------------------------------------------------------------------------------------------
  155                           NAP                              NAP                   NAP                    97,889      SF
  156                           NAP                              NAP                   NAP                       182     Units
  157                           NAP                              NAP                   NAP                    68,455      SF
  158                           NAP                              NAP                   NAP                    41,480      SF
  159                           NAP                              NAP                   NAP                   106,877      SF
  160                           NAP                              NAP                   NAP                    41,075      SF
  161                           NAP                              NAP                   NAP                       102     Units
--------------------------------------------------------------------------------------------------------------------------------
  162                           NAP                              NAP                   NAP                    89,933      SF
 162.1                                                                                                        47,770      SF
 162.2                                                                                                        42,163      SF
--------------------------------------------------------------------------------------------------------------------------------
  163                           NAP                              NAP                   NAP                    16,148      SF
  164                           NAP                              NAP                   NAP                    53,946      SF
--------------------------------------------------------------------------------------------------------------------------------
  165                           NAP                              NAP                   NAP                   165,860      SF
 165.1                                                                                                        46,050      SF
 165.2                                                                                                        45,025      SF
 165.3                                                                                                        74,785      SF
--------------------------------------------------------------------------------------------------------------------------------
  166                           NAP                              NAP                   NAP                       160     Units
  167                           NAP                              NAP                   NAP                       153     Rooms
  168                           NAP                              NAP                   NAP                    37,818      SF
  169                           NAP                              NAP                   NAP                    88,213      SF
  170                           NAP                              NAP                   NAP                       120     Units
  171                           NAP                              NAP                   NAP                       112     Units
  172                           NAP                              NAP                   NAP                       112     Rooms
  173                      Treasury Flat                         Yes        Lesser of Maturity or WAL            308     Units
  174                           NAP                              NAP                   NAP                    31,900      SF
  175                           NAP                              NAP                   NAP                    34,545      SF
  176                           NAP                              NAP                   NAP                         5     Units
  177                           NAP                              NAP                   NAP                        26     Units
  178                           NAP                              NAP                   NAP                       100     Rooms
  179                           NAP                              NAP                   NAP                   102,800      SF
  180                           NAP                              NAP                   NAP                    18,682      SF
  181                           NAP                              NAP                   NAP                    74,772      SF
  182                      Treasury Flat                          No                 Maturity                 59,661      SF
  183                           NAP                              NAP                   NAP                       113     Units
  184                           NAP                              NAP                   NAP                    44,564      SF
  185                      Treasury Flat                         Yes                 Maturity                 44,019      SF
  186                           NAP                              NAP                   NAP                    71,308      SF
  187                           NAP                              NAP                   NAP                    30,235      SF
  188                           NAP                              NAP                   NAP                   145,958      SF
  189                           NAP                              NAP                   NAP                   207,600      SF
  190                           NAP                              NAP                   NAP                    47,803      SF
  191                      Treasury Flat                         Yes                 Maturity                    105     Units
  192                           NAP                              NAP                   NAP                    10,743      SF
  193                      Treasury Flat                         Yes                   WAL                    24,105      SF
  194                           NAP                              NAP                   NAP                       303     Units
  195                           NAP                              NAP                   NAP                        93     Rooms
  196                           NAP                              NAP                   NAP                   111,734      SF
  197                           NAP                              NAP                   NAP                    46,658      SF
  198                           NAP                              NAP                   NAP                       256     Units
  199                           NAP                              NAP                   NAP                    22,360      SF
  200                           NAP                              NAP                   NAP                    85,055      SF
  201                           NAP                              NAP                   NAP                    28,920      SF
  202                           NAP                              NAP                   NAP                    48,407      SF
  203                      Treasury Flat                         Yes                 Maturity                 66,229      SF
  204                           NAP                              NAP                   NAP                        89     Rooms
  205                           NAP                              NAP                   NAP                    21,640      SF
  206                           NAP                              NAP                   NAP                    20,341      SF
  207                           NAP                              NAP                   NAP                       148     Units
  208                      Treasury Flat                         Yes                 Maturity                     83     Rooms
  209                      Treasury Flat                         Yes                 Maturity                 14,550      SF
  210                           NAP                              NAP                   NAP                    91,383      SF
  211                           NAP                              NAP                   NAP                       480     Units
--------------------------------------------------------------------------------------------------------------------------------
  212                           NAP                              NAP                   NAP                   176,040      SF
 212.1                                                                                                        74,900      SF
 212.2                                                                                                       101,140      SF
--------------------------------------------------------------------------------------------------------------------------------
  213                      Treasury Flat                         Yes                 Maturity                    136     Rooms
  214                           NAP                              NAP                   NAP                    33,857      SF
  215                           NAP                              NAP                   NAP                    46,799      SF
  216                           NAP                              NAP                   NAP                        44     Units
  217                      Treasury Flat                         Yes                 Maturity                 58,767      SF
  218                           NAP                              NAP                   NAP                    42,154      SF
  219                           NAP                              NAP                   NAP                    15,001      SF
  220                           NAP                              NAP                   NAP                    55,226      SF
  221                           NAP                              NAP                   NAP                   306,323      SF
  222                           NAP                              NAP                   NAP                     9,200      SF
  223                      Treasury Flat                         Yes                 Maturity                    150     Units
  224                      Treasury Flat                         Yes                 Maturity                 12,711      SF
  225                           NAP                              NAP                   NAP                        77     Rooms
  226                           NAP                              NAP                   NAP                   126,837      SF
  227                           NAP                              NAP                   NAP                    79,819      SF
  228                           NAP                              NAP                   NAP                   122,885      SF
  229                           NAP                              NAP                   NAP                    73,967      SF
  230                           NAP                              NAP                   NAP                        61     Rooms
  231                      Treasury Flat                         Yes                 Maturity                 39,435      SF
  232                           NAP                              NAP                   NAP                    76,625      SF
  233                           NAP                              NAP                   NAP                    22,198      SF
  234                      Treasury Flat                         Yes        Lesser of Maturity or WAL            156     Units
  235                           NAP                              NAP                   NAP                    42,800      SF
  236                           NAP                              NAP                   NAP                       101     Units
  237                           NAP                              NAP                   NAP                    58,730      SF
  238                           NAP                              NAP                   NAP                    29,450      SF
  239                           NAP                              NAP                   NAP                    56,903      SF
  240                           NAP                              NAP                   NAP                     9,143      SF
  241                           NAP                              NAP                   NAP                    47,610      SF
  242                           NAP                              NAP                   NAP                       149     Units
  243                      Treasury Flat                         Yes                 Maturity                 54,142      SF
  244                           NAP                              NAP                   NAP                    32,688      SF
  245                      Treasury Flat                         Yes                 Maturity                 12,711      SF
  246                           NAP                              NAP                   NAP                     9,408      SF
  247                           NAP                              NAP                   NAP                    93,723     Units
  248                           NAP                              NAP                   NAP                    17,272      SF
  249                           NAP                              NAP                   NAP                    67,670      SF
  250                           NAP                              NAP                   NAP                    20,725      SF
  251                           NAP                              NAP                   NAP                   135,967      SF
  252                      Treasury Flat                         Yes                 Maturity                     81     Units
  253                      Treasury Flat                         Yes                 Maturity                    365     Units
  254                           NAP                              NAP                   NAP                    15,460      SF
  255                           NAP                              NAP                   NAP                    19,200      SF
  256                           NAP                              NAP                   NAP                    21,297      SF
  257                           NAP                              NAP                   NAP                    13,905      SF
  258                           NAP                              NAP                   NAP                    37,229      SF
  259                           NAP                              NAP                   NAP                    49,609      SF
  260                           NAP                              NAP                   NAP                       390     Units
  261                      Treasury Flat                         Yes                 Maturity                 21,900      SF
  262                           NAP                              NAP                   NAP                    98,170      SF
  263                           NAP                              NAP                   NAP                    20,797      SF
  264                           NAP                              NAP                   NAP                        62     Units
  265                      Treasury Flat                         Yes                 Maturity                 94,841      SF
  266                      Treasury Flat                         Yes                 Maturity                 86,479      SF
  267                           NAP                              NAP                   NAP                    37,604      SF
  268                      Treasury Flat                         Yes                 Maturity                115,492      SF
  269                           NAP                              NAP                   NAP                        96     Units
--------------------------------------------------------------------------------------------------------------------------------
  270                           NAP                              NAP                   NAP                    20,935      SF
 270.1                                                                                                        10,880      SF
 270.2                                                                                                        10,055      SF
--------------------------------------------------------------------------------------------------------------------------------
  271                      Treasury Flat                         Yes                 Maturity                 34,280      SF
  272                           NAP                              NAP                   NAP                        69     Rooms
  273                           NAP                              NAP                   NAP                    31,063      SF
  274                           NAP                              NAP                   NAP                    40,128      SF
  275                           NAP                              NAP                   NAP                    18,892      SF
  276                      Treasury Flat                         Yes                 Maturity                 41,920      SF
  277                           NAP                              NAP                   NAP                        88     Units
  278                           NAP                              NAP                   NAP                        54     Units
  279                           NAP                              NAP                   NAP                    43,304      SF
  280                           NAP                              NAP                   NAP                        65     Rooms
  281                      Treasury Flat                         Yes                 Maturity                    123     Units
  282                           NAP                              NAP                   NAP                   178,854      SF
  283                           NAP                              NAP                   NAP                    58,200      SF
  284                           NAP                              NAP                   NAP                    70,075      SF
  285                           NAP                              NAP                   NAP                    98,925      SF
  286                           NAP                              NAP                   NAP                    18,820      SF
  287                           NAP                              NAP                   NAP                    20,525      SF
  288                      Treasury Flat                         Yes                 Maturity                 20,087      SF
  289                           NAP                              NAP                   NAP                    47,087      SF
  290                      Treasury Flat                         Yes                 Maturity                 10,890      SF
  291                      Treasury Flat                         Yes                 Maturity                 25,876      SF
  292                           NAP                              NAP                   NAP                       299     Units
  293                           NAP                              NAP                   NAP                    55,080      SF
  294                      Treasury Flat                         Yes                 Maturity                 20,000      SF
  295                           NAP                              NAP                   NAP                    73,520      SF
  296                      Treasury Flat                         Yes                 Maturity                 94,841      SF
  297                           NAP                              NAP                   NAP                        75     Units
  298                           NAP                              NAP                   NAP                    49,102      SF
  299                      Treasury Flat                         Yes                 Maturity                  6,600      SF
  300                           NAP                              NAP                   NAP                    16,750      SF
  301                           NAP                              NAP                   NAP                    58,125      SF
  302                           NAP                              NAP                   NAP                    21,500      SF
  303                           NAP                              NAP                   NAP                    57,030      SF
  304                           NAP                              NAP                   NAP                    27,000      SF
  305                           NAP                              NAP                   NAP                    19,525      SF
  306                           NAP                              NAP                   NAP                     9,982      SF
  307                           NAP                              NAP                   NAP                    22,078      SF
  308                      Treasury Flat                         Yes                 Maturity                 22,558      SF
  309                           NAP                              NAP                   NAP                    94,037      SF
  310                      Treasury Flat                         Yes                 Maturity                 58,000      SF
  311                           NAP                              NAP                   NAP                    11,667      SF
  312                           NAP                              NAP                   NAP                    28,000      SF
  313                           NAP                              NAP                   NAP                    30,861      SF
  314                           NAP                              NAP                   NAP                    55,150      SF
  315                           NAP                              NAP                   NAP                    19,258      SF
  316                           NAP                              NAP                   NAP                    55,660      SF
  317                           NAP                              NAP                   NAP                     3,000      SF
  318                           NAP                              NAP                   NAP                     6,000      SF
  319                      Treasury Flat                         Yes                 Maturity                 28,755      SF
  320                           NAP                              NAP                   NAP                    37,500      SF
  321                           NAP                              NAP                   NAP                    14,072      SF
  322                           NAP                              NAP                   NAP                    51,550      SF
  323                           NAP                              NAP                   NAP                   101,546     Units
  324                           NAP                              NAP                   NAP                    86,450      SF
  325                           NAP                              NAP                   NAP                   109,553      SF
  326                      Treasury Flat                         Yes                 Maturity                 44,015      SF
  327                           NAP                              NAP                   NAP                    22,128      SF
  328                      Treasury Flat                         Yes                 Maturity                 19,271      SF
  329                      Treasury Flat                         Yes                 Maturity                 11,232      SF
  330                           NAP                              NAP                   NAP                     4,600      SF
  331                      Treasury Flat                         Yes                 Maturity                     63     Units
  332                           NAP                              NAP                   NAP                    16,500      SF
  333                           NAP                              NAP                   NAP                        70     Units
  334                           NAP                              NAP                   NAP                        16     Acres
  335                           NAP                              NAP                   NAP                    53,542      SF
  336                           NAP                              NAP                   NAP                    12,968      SF
  337                           NAP                              NAP                   NAP                     3,710      SF
  338                           NAP                              NAP                   NAP                    44,899      SF
  339                      Treasury Flat                         Yes                 Maturity                 15,305      SF
  340                           NAP                              NAP                   NAP                    51,735      SF
  341                      Treasury Flat                         Yes                 Maturity                  9,096      SF
  342                      Treasury Flat                         Yes                 Maturity                 26,747      SF
  343                           NAP                              NAP                   NAP                    16,000      SF
  344                           NAP                              NAP                   NAP                    11,276      SF
  345                      Treasury Flat                         Yes                 Maturity                  4,750      SF
  346                      Treasury Flat                         Yes                 Maturity                     88     Units
  347                      Treasury Flat                         Yes                 Maturity                    160     Units
  348                      Treasury Flat                         Yes                 Maturity                 11,060      SF
  349                           NAP                              NAP                   NAP                    53,660      SF
  350                           NAP                              NAP                   NAP                     5,180      SF
  351                           NAP                              NAP                   NAP                    14,960      SF
  352                      Treasury Flat                         Yes                 Maturity                 11,060      SF
  353                           NAP                              NAP                   NAP                     6,406      SF
  354                      Treasury Flat                         Yes                 Maturity                  9,500      SF
  355                           NAP                              NAP                   NAP                    48,275      SF
  356                           NAP                              NAP                   NAP                    14,000      SF
  357                           NAP                              NAP                   NAP                    32,448      SF
  358                      Treasury Flat                         Yes                 Maturity                     90     Units
  359                           NAP                              NAP                   NAP                    24,882      SF
  360                           NAP                              NAP                   NAP                    40,895      SF
  361                           NAP                              NAP                   NAP                        40     Units
  362                      Treasury Flat                         Yes                 Maturity                 35,117      SF
  363                           NAP                              NAP                   NAP                    32,635      SF
  364                           NAP                              NAP                   NAP                        32     Units
  365                           NAP                              NAP                   NAP                    10,220      SF
  366                           NAP                              NAP                   NAP                    25,630      SF
  367                           NAP                              NAP                   NAP                        35     Units
  368                      Treasury Flat                         Yes                 Maturity                  5,600      SF
--------------------------------------------------------------------------------------------------------------------------------
  369                           NAP                              NAP                   NAP                    27,475      SF
 369.1                                                                                                        13,725      SF
 369.2                                                                                                        13,750      SF
--------------------------------------------------------------------------------------------------------------------------------
  370                           NAP                              NAP                   NAP                    52,719      SF
  371                           NAP                              NAP                   NAP                     6,815      SF
  372                           NAP                              NAP                   NAP                    15,236      SF
  373                           NAP                              NAP                   NAP                    27,550      SF
  374                           NAP                              NAP                   NAP                        24     Units
  375                           NAP                              NAP                   NAP                     9,586      SF
  376                           NAP                              NAP                   NAP                    41,800      SF
  377                           NAP                              NAP                   NAP                    11,500      SF
  378                           NAP                              NAP                   NAP                     7,000      SF
  379                      Treasury Flat                         Yes                 Maturity                  3,523      SF
  380                           NAP                              NAP                   NAP                    58,515      SF

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION,
WHICH IS ASSOCIATED WITH THE CLASS WFC-1, WFC-2, WFC-3 AND WFC-4 CERTIFICATES.
THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL
NET MORTGAGE POOL BALANCE.

  6b                            NAP                              NAP                   NAP

 LOAN                                        YEAR             OCCUPANCY  OCCUPANCY
NUMBER         YEAR BUILT                 RENOVATED          PERCENTAGE  AS OF DATE                LARGEST MAJOR TENANT
------------------------------------------------------------------------------------------------------------------------------------

   1               1972                       NAP                 81%      12/05/06  Banc of America Securities LLC
------------------------------------------------------------------------------------------------------------------------------------
   2                                                              96%      Various
  2.1              1959                       2004                97%      06/27/06  Sears
  2.2              1961                       2004                89%      06/27/06  Kaiser Foundation Health
  2.3              1983                       NAP                 89%      06/15/06  Macy's
  2.4              1989                       NAP                100%      06/27/06  Blockbuster, Inc.
------------------------------------------------------------------------------------------------------------------------------------
   3               1992                       2005                94%      11/02/06  Macy's
------------------------------------------------------------------------------------------------------------------------------------
   4               1972                       1995                91%      12/31/06  Sportsman's Warehouse
   5               1972                       1998                99%      12/31/06  J.C. Penney
------------------------------------------------------------------------------------------------------------------------------------
   6               1985                       NAP                 98%      01/02/07  Cadwalader Wickersham & Taft
   7               1990                   2006 - 2007             85%      08/31/06  NAP
   8               1947                   2006 - 2007             97%      12/05/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
   9                                                              84%      09/01/06
  9.1              1989                       1994                67%      09/01/06  NAP
  9.2            1993-1995                    NAP                 86%      09/01/06  NAP
  9.3              1988                       2000                94%      09/01/06  NAP
  9.4        1982, 1991, 1993                 NAP                 99%      09/01/06  NAP
  9.5              1963                 1967, 1969, 1981          82%      09/01/06  NAP
  9.6              1978                       NAP                 95%      09/01/06  NAP
  9.7              1967                       NAP                 82%      09/01/06  NAP
  9.8              1985                       1992                69%      09/01/06  NAP
  9.9            1993-1994                    NAP                 86%      09/01/06  NAP
 9.10              1975                       1996                81%      09/01/06  NAP
 9.11              1967              1978, 1990, 1992, 1998       75%      09/01/06  NAP
 9.12            1968-1994                    NAP                 89%      09/01/06  NAP
 9.13              1965                       NAP                 60%      09/01/06  NAP
 9.14           1963, 1986                    NAP                 62%      09/01/06  NAP
 9.15            1972-1985                    NAP                 94%      09/01/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  10                                                              78%      Various
 10.1              1990                       1993                80%      10/01/06  NAP
 10.2              1973                       1978                84%      10/10/06  NAP
 10.3              1946                       1974                41%      10/09/06  NAP
 10.4              1973                       NAP                 45%      09/27/06  NAP
 10.5              1995                       NAP                 92%      10/01/06  NAP
 10.6              1952                 1956, 1968,1979           53%      10/16/06  NAP
 10.7              1999                       NAP                 91%      10/09/06  NAP
 10.8              1985                       1995                82%      10/01/06  NAP
 10.9              1969                       1971                90%      10/01/06  NAP
 10.10             1997                       NAP                 84%      10/01/06  NAP
 10.11             1999                       NAP                 50%      10/18/06  NAP
 10.12             1960                       1968                31%      10/01/06  NAP
 10.13             1973                1977, 1981 & 2003          92%      10/01/06  NAP
 10.14             1972                       1984                87%      10/01/06  NAP
 10.15             1969                       2004                90%      10/03/06  NAP
 10.16             1998                       NAP                 93%      10/10/06  NAP
 10.17             1955                   1956 & 1989             90%      10/01/06  NAP
 10.18          1960 - 1986                1996, 2005             84%      10/01/06  NAP
 10.19             1960                   1972 - 1985             41%      12/03/06  NAP
 10.20             1982                   1998 - 2000             80%      11/06/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  11             1973-1977                    2000                99%      09/05/06  Bank of America
  12               2006                       NAP                100%      12/01/06  Alston & Bird, LLP
  13               1999                       NAP                 69%      10/31/06  NAP
  14               1985                       NAP                 90%      11/17/06  GSA - SOC Security
  15               2005                       NAP                 68%      10/31/06  NAP
  16             2006-2007                    NAP                 94%      02/13/07  Sport Chalet
  17               2002                       NAP                 94%      01/03/07  NAP
  18               1985              1997-1998, 2001, 2005        97%      11/15/06  Northrop Grumman
------------------------------------------------------------------------------------------------------------------------------------
  19                                                              88%      01/01/07
 19.1              1991                       NAP                100%      01/01/07  Iron Mountain
 19.2              1992                       NAP                100%      01/01/07  Bayard Sales Corp
 19.3              1988                       NAP                 73%      01/01/07  Distribution Unlimited Inc.
 19.4              1989                       NAP                100%      01/01/07  Ameriserve Food Distribution
 19.5              1975                       NAP                100%      01/01/07  Anixter
 19.6              1975                       NAP                 66%      01/01/07  Wegmans Food Market
 19.7              1977                       NAP                 0%       01/01/07  NAP
 19.8              1947                       NAP                 0%       01/01/07  NAP
 19.9              1973                       NAP                100%      01/01/07  Wegmans Food Market
 19.10             1987                       NAP                100%      01/01/07  Sumitomo Electric Wiring Systems
 19.11             1960                       NAP                100%      01/01/07  Staples
 19.12             1991                       NAP                100%      01/01/07  Owens-Brockway
------------------------------------------------------------------------------------------------------------------------------------
  20               1989                       NAP                 99%      10/31/06  GSA - Bldg II
  21               1989                       2007                95%      12/19/06  Salon Buzz
  22               1982                       2004               100%      01/01/07  County of Nassau
  23               2001                       NAP                 94%      09/30/06  Greenberg Traurig
  24               2002                       NAP                 90%      11/10/06  NAP
  25               1988                       NAP                 92%      12/15/06  Spherion Corporation (Webstone)
  26               2001                       NAP                 89%      09/15/06  Edwards & Angell, LLP
  27               1972                   2005 - 2006             92%      01/02/07  NAP
  28               1912                       1998                93%      12/15/06  N.Y.S. Division of Parole
  29               2005                       NAP                100%      10/02/06  Wal-Mart
  30               1984                       NAP                 98%      12/01/06  EarthLink
  31               2002                       NAP                 58%      01/22/07  NAP
------------------------------------------------------------------------------------------------------------------------------------
  32                                                             100%      02/09/07
 32.1              1991                       NAP                100%      02/09/07  Quality Communication
 32.2              1991                       NAP                100%      02/09/07  Coastal
 32.3              1998                       NAP                100%      02/09/07  Bon Appetizers
 32.4              1989                       NAP                100%      02/09/07  Hall Wilbert
 32.5              1991                       NAP                100%      02/09/07  Collectors Alliance
 32.6              2000                       NAP                100%      02/09/07  Supreme
 32.7              1998                       NAP                100%      02/09/07  Stickel Packaging
 32.8              2006                       NAP                100%      02/09/07  Liberty Roofing of Lakewood, LLC
 32.9              2004                       NAP                100%      02/09/07  P&N
 32.10             2000                       NAP                100%      02/09/07  Accelinear Service Company
 32.11             1999                       NAP                100%      02/09/07  Mister Cookie
 32.12             1989                       NAP                100%      02/09/07  Kraemer/Luminer
------------------------------------------------------------------------------------------------------------------------------------
  33               1974                       2002                97%      12/01/06  Kean, Miller, Hawthorne
  34            2004, 2005                    2007                93%      10/20/06  Cinemark
  35               1912                    1998, 1999             99%      12/19/06  NAP
  36         1959, 1968, 1978                 2006                77%      10/31/06  NAP
  37               1984                       2005               100%      12/22/06  S & B Surgery Center
  38               1979                 1999-2001, 2006           83%      09/28/06  Sears
  39               1999                       2004                67%      10/31/06  NAP
  40               1950                       1997               100%      01/31/07  US Postal Service
  41               1999                       NAP                100%      10/31/06  Cooper Cameron Corporation
  42               2000                       NAP                 90%      11/30/06  Citifinancial Auto, Inc.
  43               1973                       NAP                 95%      01/04/07  NAP
------------------------------------------------------------------------------------------------------------------------------------
  44               1985                       NAP                 99%      10/25/06  Healthy Back
  45               1984                       NAP                 69%      10/25/06  Aaron Rents
------------------------------------------------------------------------------------------------------------------------------------
  46            1989, 1999                    2005                95%      11/10/06  NAP
  47               1986                       NAP                 95%      01/02/07  NAP
  48            1980 - 1983                   2006                89%      12/01/06  American Express Travel
  49               2006                       NAP                 93%      12/11/06  Onocology Specialities
  50               2002                       NAP                 89%      01/04/07  Ross Dress For Less
  51               1982                       2001               100%      08/01/06  Mcgriff,Seibels
  52               1985                       NAP                 93%      10/01/06  Weatherford
  53               2001                       NAP                 93%      01/22/07  NAP
  54               2005                       NAP                 96%      01/25/07  Shaw's Supermarkets Inc.
  55            1999, 2003                    NAP                100%      01/12/07  Circuit City
  56    1968-1969, 1971, 1978, 2000           2002                51%      10/04/06  NAP
  57               1987                       NAP                100%      01/02/07  Metropolitan Art Storage, Inc.
------------------------------------------------------------------------------------------------------------------------------------
  58                                                              74%      08/31/06
 58.1              1982                       2006                78%      08/31/06  NAP
 58.2            2004-2005                    NAP                 69%      08/31/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  59               1978                       2004                70%      09/30/06  NAP
  60               1972                       2000                83%      12/20/06  North Jersey Media Group
  61            1886 - 1904                   2002                87%      12/04/06  NAP
  62               1987                       NAP                 90%      01/01/07  EG&G Technical Services
  63               1985                       NAP                 93%      01/02/07  NAP
  64               1992                       NAP                 92%      12/01/06  ULTRA (Dominicks)
  65               1958                       2006               100%      12/01/06  Kings Supermarket
  66               1996                       NAP                100%      12/31/05  NAP
  67               1975                       NAP                100%      12/27/06  Kmart
  68               2006                       NAP                 82%      12/06/06  Dal-Tile SSC West, Inc
  69             2002-2005                    NAP                 97%      12/18/06  Ross Dress For Less
  70               1915                       1988                87%      12/01/06  Nara Bank, NA
  71               2006                       NAP                100%      01/01/07  Virtua Health, Inc.
  72               2005                       NAP                 78%      10/31/06  NAP
  73               2005                       NAP                 66%      10/31/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  74                                                              74%      10/31/06
 74.1              1999                       2004                70%      10/31/06  NAP
 74.2              2000                    2005/2006              80%      10/31/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  75            1988, 2000                    NAP                 94%      09/30/06  UCCI
  76            2004 - 2006                   NAP                100%      11/20/06  Circuit City
  77               1968                       NAP                100%      12/05/06  Office Depot
  78               1989                       2007                93%      01/04/07  Lockheed Martin Corp.
  79               1987                       2003                73%      07/31/06  NAP
  80             1995-2000                    NAP                 98%      10/13/06  NAP
  81               1985                       NAP                100%      01/31/07  RBF Consulting
  82               2005                       NAP                 88%      11/29/06  Applause Salon
  83             1959-1975                    2004                80%      01/25/07  Quest Diagnostics P.A.
------------------------------------------------------------------------------------------------------------------------------------
  84                                                              95%      10/03/06
 84.1              1985                       2005               100%      10/03/06  Metals USA / Texas Aluminum
 84.2              1981                       2004                97%      10/03/06  UCC Distribution
 84.3              1983                       2004                93%      10/03/06  Jan-Pak
------------------------------------------------------------------------------------------------------------------------------------
  85               1920                       1995               100%      01/03/07  Snapple
  86             2001-2006                    NAP                 84%      12/04/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  87               1961                       2004                96%      03/01/06  NAP
  88               2003                       NAP                 90%      09/01/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  89                                                              94%      11/08/06
 89.1              1999                       NAP                100%      11/08/06  Christa Construction
 89.2              2001                       NAP                100%      11/08/06  Christa Construction
 89.3              2000                       NAP                100%      11/08/06  Christa Leasing
 89.4              2000                       NAP                100%      11/08/06  Val-U-Tech
 89.5              1993                       NAP                100%      11/08/06  New Scale Technologies, Inc.
 89.6              2002                       2004               100%      11/08/06  Swiftlift, Inc.
 89.7              2003                       NAP                100%      11/08/06  Tarriff Affiliates, Inc.
 89.8              2001                       2005               100%      11/08/06  Surmotech
 89.9              1993                       2005               100%      11/08/06  Johnson Controls
 89.10             1990                       1999                65%      11/08/06  Greece Montessori School
 89.11             1996                       NAP                100%      11/08/06  Hilton Post Office
------------------------------------------------------------------------------------------------------------------------------------
  90               2002                       NAP                100%      10/27/06  Advanced Orthopaedic Ctrs
  91               1982                       2003                99%      11/29/06  NAP
  92            1963, 2005                    NAP                 99%      09/08/06  NAP
  93               1973                       1992               100%      11/15/06  Global Furniture Terminal
  94               1998                       NAP                100%      10/20/06  Gruma Corporation
  95               1989                       2006                95%      11/01/06  Kimi Richardson
  96               1996                       NAP                100%      07/31/06  Dominick's Finer Foods
  97               1982                       NAP                 92%      01/16/07  HBA Insurance Group
  98               2001                    2006-2007             100%      03/01/07  FedEx Ground Package System, Inc.
  99               2006                       NAP                100%      10/02/06  NAP
  100             Various                     NAP                 98%      11/03/06  Exel, Inc.
  101              2004                       NAP                 85%      09/30/06  NAP
  102              1924                    2004-2006              91%      01/05/07  NAP
  103            2005/2006                    NAP                100%      11/27/06  Linens N Things
------------------------------------------------------------------------------------------------------------------------------------
  104                                                            100%      Various
 104.1             1991                       2005               100%      12/07/06  NAP
 104.2             1920                       1997               100%      11/28/06  NAP
 104.3             1998                       NAP                100%      11/28/06  NAP
 104.4             1997                       NAP                100%      11/28/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  105              1990                       NAP                100%      10/03/06  J.P. Morgan Chase Bank, N.A.
  106              1909                       2000                95%      09/21/06  NAP
  107              2002                       NAP                 98%      12/01/06  NAP
  108              1980                       2006                87%      01/01/07  HHGreg
  109              1987                       NAP                100%      12/01/06  Navy Federal Credit Union
  110              1987                       NAP                100%      01/01/07  Prince William County
  111              1990                       NAP                 98%      11/30/06  Food-4-Less  (C&S)
  112              1986                       2003                98%      08/29/06  NAP
  113              1973                       1992                95%      08/01/06  Childnet, Inc.
  114              2000                       NAP                 93%      02/28/07  Cort Furniture Rental
  115              1983                       2006               100%      02/01/07  Child Development Association
  116              2000                       NAP                100%      11/03/06  Pier 1 Imports (U.S.), Inc.
  117              2002                       NAP                100%      11/21/06  Hadco
  118              1998                       NAP                100%      11/06/06  Gold's Gym
------------------------------------------------------------------------------------------------------------------------------------
  119              1969                       1995                98%      10/10/06  Blue Nile
  120              1986                       NAP                100%      01/30/07  Pine Hills Market
------------------------------------------------------------------------------------------------------------------------------------
  121                                                             72%      Various
 121.1             2004                       NAP                 77%      12/31/06  NAP
 121.2             2000                       NAP                 76%      12/31/06  NAP
 121.3             2004                       NAP                 79%      10/31/06  NAP
 121.4             2005                       NAP                 77%      10/31/06  NAP
 121.5             2003                       NAP                 69%      12/31/06  NAP
 121.6             1998                       2005                58%      12/31/06  NAP
  122              2001                       NAP                 98%      11/01/06  NAP
  123              2005                       NAP                 74%      10/31/06  NAP
  124              1989                       NAP                100%      01/31/07  Community Distribution
  125              1979                       2005                93%      12/15/06  Hobby Lobby
  126              2003                       2005                67%      11/30/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  127                                                             96%      11/14/06
 127.1       1961, 1978, 1987                 NAP                100%      11/14/06  Wells Building Supply
 127.2             1986                       NAP                100%      11/14/06  Street Stone
 127.3             1992                       NAP                100%      11/14/06  Creative Kitchens & Bath
 127.4             1976                       NAP                100%      11/14/06  Southern Massage Institute
 127.5          1987, 1999                    2005                78%      11/14/06  Careercurrency
 127.6             2001                       NAP                100%      11/14/06  Autobody America
 127.7           1957-1967                    2005                95%      11/14/06  St. Patricks Presbyterian
 127.8             1999                       NAP                 73%      11/14/06  Auto Radio
 127.9             1985                       NAP                100%      11/14/06  Autobody America
------------------------------------------------------------------------------------------------------------------------------------
  128     1926, 1950-1961 & 1986              NAP                100%      09/21/06  Community National Bank
  129              2006                       NAP                100%      01/30/07  NAP
  130            1990-2002                    NAP                 95%      08/01/06  Circle Design Group
  131              1984                    2004-2006              99%      09/25/06  NAP
  132              1984                       NAP                 91%      08/01/06  Whitney National Bank
  133              1972                       1994                87%      01/10/07  Herberger's
  134              1982                       NAP                100%      12/09/06  Systech Corporation
  135              2006                       NAP                100%      11/06/06  Citibank, NA
  136              2004                       NAP                 87%      09/30/06  NAP
  137              1982                       NAP                 92%      10/24/06  NAP
  138              1962                       1994                91%      01/05/07  Plastic Technologies
  139              2006                       NAP                100%      01/28/07  Adams Respiratory Therapeutics, Inc.
  140              1974                       2005                86%      10/01/06  New York Life Insurance
  141              1989                       2005                85%      12/13/06  Wine & Spirits
  142              2005                       NAP                100%      11/27/06  Lane Home Furnishings
  143              1987                       NAP                 93%      12/04/06  NAP
  144              1980                       NAP                 93%      12/11/06  NAP
  145              1985                       2001                88%      11/14/06  NAP
  146              1970                       2003                92%      03/31/06  NAP
  147           1964, 1967                    NAP                 95%      01/01/07  The Liquor Box
  148              2000                       NAP                 75%      10/31/06  NAP
  149              1978                       2003                95%      01/01/07  Zentec
  150              1970                       1995                94%      12/15/06  Office Depot
  151              1960                       2002               100%      12/12/06  Shop N Save
  152              1988                   2001 - 2005            100%      01/01/07  Soul at Home
  153              2002                       NAP                100%      11/08/06  Sofa Express & More
------------------------------------------------------------------------------------------------------------------------------------
  154                                                             83%      09/30/06
 154.1             1999                       2002                98%      09/30/06  NAP
 154.2             2002                       2006                87%      09/30/06  NAP
 154.3             2003                       2006                60%      09/30/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  155              1984                       NAP                 94%      08/01/06  Meridian Business Centers
  156              1982                       2005                94%      10/18/06  NAP
  157              2006                       NAP                100%      03/01/07  Federal Bakers, Inc.
  158           1992 & 2001                   NAP                100%      12/19/06  Country Club Medical Group
  159              1988                       2006                75%      12/12/06  Global Healthcare Exchange, Inc.
  160              2006                       NAP                 89%      12/18/06  Ryland Home
  161              1998                       NAP                 98%      11/21/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  162                                                            100%      12/15/06
 162.1             1998                       NAP                100%      12/15/06  Bi-Lo
 162.2             2001                       NAP                100%      12/15/06  Bi-Lo
------------------------------------------------------------------------------------------------------------------------------------
  163              2006                       NAP                 56%      10/10/06  Baker Brothers
  164              2001                       NAP                100%      10/09/06  Trinity Health - Michigan
------------------------------------------------------------------------------------------------------------------------------------
  165             Various                   Various               80%      09/27/06  NAP
 165.1          2001, 2003                    2003                93%      09/27/06  NAP
 165.2          1997, 1999                    2003                87%      09/27/06  NAP
 165.3          1988, 1999                    2005                68%      09/27/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  166              1996                       NAP                 88%      10/24/06  NAP
  167              1997                       NAP                 81%      10/31/06  NAP
  168              2006                       NAP                 87%      12/19/06  The Physical Medicine & Rehabilitation
                                                                                     Center, P.A.
  169            1987-2005                    2005                97%      01/09/07  Fireplace and Patio
  170              1985                       NAP                 96%      11/30/06  NAP
  171              2005                       NAP                 94%      12/05/06  NAP
  172              2000                       NAP                 71%      10/31/06  NAP
  173              1990                       NAP                 99%      11/10/06  NAP
  174              1986                       NAP                 93%      12/20/06  Bottle Bargains
  175              1920                       1981               100%      09/13/06  118 Deli, Corp.
  176              2002                       NAP                100%      01/23/07  Bio NYC Inc
  177              2004                       NAP                 95%      01/25/07  NAP
  178              1967                       2003                61%      12/31/06  NAP
  179           1986, 1987                    NAP                 94%      10/24/06  Graphic Services, LLC
  180              1984                       1999                92%      01/08/07  The Avenue
  181              1994                       NAP                100%      01/02/07  Publix
  182              1983                       NAP                100%      11/03/06  Maricopa Mtg
  183              2001                       NAP                 99%      12/27/06  NAP
  184     1968, 1982, 2003, 2005              2006                99%      11/28/06  Hackley Hospital (Norton)
  185              1999                       NAP                 95%      01/23/07  Benderson Master Lease
  186              1957                       2005                82%      11/02/06  NAP
  187              2000                       NAP                100%      11/20/06  The Floor Store
  188              1976                    2003-2004              89%      09/05/06  Faruki Ireland
  189              1996                       NAP                100%      11/30/06  Nugget Market
  190              1976                    2004-2006              98%      12/02/06  Paddock Publications
  191              2006                       NAP                 91%      11/30/06  NAP
  192              1980                       NAP                 99%      11/22/06  Koo Koo Roo, Inc.
  193           1925, 1939                 2002, 2003             96%      09/06/06  Bastone
  194              1993                       2005                77%      12/13/06  NAP
  195              1997                       NAP                 79%      11/30/06  NAP
  196           1983, 1994                    NAP                 81%      09/30/06  NAP
  197              1995                       NAP                100%      03/01/07  Q Clubs Inc.
  198              1971                       NAP                100%      01/23/07  NAP
  199              2004                       NAP                 95%      10/25/06  Sound Fitness
  200              2005                       NAP                 63%      01/09/07  NAP
  201              1959                       2005               100%      06/13/06  Challenger One
  202           1973 & 1990                   NAP                 93%      05/01/06  Tetra Tech
  203              1987                       NAP                100%      11/01/06  Plano Antique Partners, Inc.
  204              2003                       NAP                 72%      11/30/06  NAP
  205              2006                       NAP                 95%      10/06/06  Winners Sports Bar
  206              2006                       NAP                100%      01/05/07  Staples
  207              1948                       2000                95%      07/05/06  NAP
  208              2003                       NAP                 71%      09/30/06  NAP
  209              2006                       NAP                100%      03/01/07  Walgreens
  210              1997                       NAP                 83%      10/31/06  NAP
  211              1960                       2000                97%      11/10/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  212                                                             72%      11/20/06
 212.1             1996                       NAP                 65%      11/20/06  NAP
 212.2             1997                       NAP                 77%      11/20/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  213              1999                       2005                99%      07/31/06  NAP
  214              1990                       1994               100%      12/01/06  La Petite Academy
  215              1955                       1995               100%      11/30/06  Blockbuster, Inc.
  216              1997                       NAP                 89%      12/22/06  Brian Ursus Technologies
  217            1902-1922              1983, 2002-2005           95%      11/01/06  Central Virginia Health
  218           2002, 2003                    NAP                100%      11/01/06  Rainbow Womens
  219              2006                       NAP                 78%      10/11/06  Tai Pei Restaurant
  220              1985                       NAP                 95%      11/20/06  Dallas County - Adult Probation
  221           1984, 1996                    NAP                 98%      08/18/06  Kim Son Restaurant
  222              2006                       NAP                100%      11/27/06  Gagosian Gallery, Inc.
  223              1969                       2005                94%      07/19/06  NAP
  224              2005                       NAP                100%      12/12/06  Rite Aid
  225              1996                       2003                66%      11/30/06  NAP
  226              1980                       2003                99%      08/18/06  National Oilwell, L.P
  227              2003                       NAP                 69%      11/17/06  NAP
  228              2003                       2005                95%      09/30/06  NAP
  229              1985                       NAP                 83%      01/17/07  NAP
  230              1998                       2004                81%      10/31/06  NAP
  231              1988                       NAP                100%      11/10/06  Integra Realty Resources
  232              2004                       NAP                 84%      01/18/07  NAP
  233              1992                       NAP                100%      10/11/06  Kelly-Moore Paint Company
  234              1987                       NAP                100%      10/12/06  NAP
  235              1982                       1994               100%      12/31/05  International Registries
  236              1977                       1997                95%      11/09/06  NAP
  237              1977                       1999               100%      01/04/07  Oil Field Development Engineering, LLC
  238           1997, 2000                    NAP                100%      06/01/06  St Vincent Hospital
  239              1999                       NAP                100%      03/01/07  Continential Casualty Company
  240              2006                       NAP                100%      01/11/07  Chichen Itza Ventures
  241              2006                       NAP                 86%      11/13/06  NAP
  242              1971                       NAP                 92%      10/25/06  NAP
  243              1958                       1995               100%      01/22/07  Super Value Holdings, Inc.
  244              1880                       1982               100%      12/04/06  Jumbo Seafood Restaurant
  245              2006                       NAP                100%      12/04/06  Rite Aid
  246              1925                       2005               100%      11/01/06  Shinhan Bank America
  247         1953, 1987,1989                 1986                91%      12/01/06  NAP
  248              2006                       NAP                100%      03/01/07  Thrifty Payless, Inc.
  249              1984                       1999                92%      12/01/06  BASA Resources
  250              2004                       NAP                100%      11/07/06  Smart & Final
  251              1981                       NAP                 89%      08/18/06  Crawford & Company
  252              1978                       1996                91%      01/05/07  NAP
  253              1972                       NAP                 75%      11/01/06  NAP
  254              1986                       NAP                100%      03/01/07  PNC Bank, National Association
  255              1961                       1998               100%      11/29/06  Roseland Partners
  256              2006                       NAP                 94%      01/24/07  Morrissey Insurance
  257              1999                       NAP                100%      12/19/06  Walgreens
  258              1880                       1999               100%      12/01/06  Hnedak Bobo Group Inc.
  259              1988                    2002-2005             100%      02/01/06  Impact Technologies
  260              1994                       NAP                 51%      11/27/06  NAP
  261              1979                       2005               100%      12/18/06  Goodwill of Southern Nevada
  262              1953                       1994                78%      11/06/06  NAP
  263              2005                       NAP                100%      12/06/06  AsthmaAffiliates Inc
  264              2000                       2006                81%      10/03/06  NAP
  265              1993                       NAP                100%      03/01/07  Kmart
  266              1991                       NAP                100%      10/19/06  K-Mart
  267              2004                       2006                95%      10/19/06  Fronius USA
  268              1972                       NAP                100%      12/27/06  K-Mart
  269              1972                       NAP                 91%      11/01/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  270                                                            100%      03/01/07
 270.1             2004                       NAP                100%      03/01/07  CVS
 270.2             2004                       NAP                100%      03/01/07  CVS
------------------------------------------------------------------------------------------------------------------------------------
  271              2001                       NAP                 93%      11/16/06  NAP
  272              1999                       NAP                 74%      09/30/06  NAP
  273              1995                       NAP                 97%      01/31/07  Morgan & Myers, Inc.
  274           2002, 2004                    NAP                 86%      11/30/06  NAP
  275              2006                       NAP                 95%      10/30/06  OB/GYN
  276              1992                       NAP                 91%      12/08/06  Tokes & Joes
  277              1988                       2005                92%      10/25/06  NAP
  278              1970                       2002                96%      12/01/06  NAP
  279              1987                       NAP                100%      10/01/06  OSI Collection Services
  280              1998                       2005                72%      09/30/06  NAP
  281           1963, 1965                    NAP                100%      08/31/06  NAP
  282              1966                       NAP                100%      10/19/06  Danaher Corporation
  283              2005                       NAP                 68%      10/16/06  NAP
  284              2003                       NAP                 60%      11/30/06  NAP
  285              1993                       2005                95%      11/10/06  Fowler's Furniture
  286              2004                       NAP                 89%      12/31/06  Atlas Chiropractic
  287              1984                       2002                95%      12/12/06  Jamestown Kitchens and Bath
  288              2006                       NAP                100%      09/07/06  PetsMart, Inc.
  289              1987                       NAP                 88%      01/12/07  Lumber Liquidators, Inc.
  290              1999                       NAP                100%      12/04/06  Rite Aid
  291              2006                       NAP                100%      12/04/06  International Truck and Engine Corp
  292              1995                       NAP                 50%      11/27/06  NAP
  293           2001, 2004                    NAP                 88%      11/22/06  NAP
  294              1917                       1999               100%      11/20/06  OliverMcMillan, LLC
  295              1998                       NAP                 99%      09/26/06  NAP
  296              1992                       NAP                100%      03/01/07  Kmart
  297              1963                       NAP                100%      05/15/06  NAP
  298              1956                       1961               100%      10/16/06  Carpet Liquidators
  299              1899                       2004               100%      11/01/06  Polo
  300              2005                       NAP                100%      11/02/06  Hansen Fitness
  301              2003                       NAP                 63%      01/09/07  NAP
  302              2006                       NAP                100%      11/30/06  Dollar Tree
  303              1995                       2004                90%      12/28/06  NAP
  304              1975                       2002               100%      04/01/06  ARINC, Inc.
  305              2004                       NAP                100%      07/27/06  H&R Block Financial Advisors, Inc.
  306              2006                       NAP                100%      11/03/06  Grand Buffet
  307              1988                       NAP                100%      08/01/06  Gully's Grocery
  308              2001                       NAP                100%      07/01/06  Suntrust Bank
  309              1987                       2005                91%      01/22/07  Tractor Supply Company
  310              1973                    2004-2005             100%      03/01/07  Newport Adhesives & Composites
  311              2005                       NAP                100%      07/01/06  ProHealth Physiciants, Inc.
  312              2000                       NAP                100%      10/10/06  Advanced Electronic Systems
  313              1981                       2003               100%      09/27/06  Refunds Today, Inc.
  314              1973                       2004                90%      12/12/06  NAP
  315              2004                       NAP                100%      10/24/06  Cardinal Fitness at Waukesha, LLC
  316              1989                       2000                89%      11/28/06  NAP
  317              2006                       NAP                100%      03/01/07  Banco Popular
  318              2006                       NAP                 60%      03/01/07  FedEx Kinkos
  319              1988                       NAP                 95%      12/20/06  Premium Financing, CPA
  320              2005                       NAP                100%      11/01/06  TIMEC Company, Inc.
  321              2006                       NAP                100%      08/30/06  Hottie Body Tanning II, LLC
  322              2005                       NAP                 98%      11/20/06  NAP
  323              1934                       1980                93%      11/30/06  NAP
  324            1987-1994                    NAP                 88%      11/01/06  NAP
  325              1997                       NAP                100%      03/01/07  Dancorp Investors Inc.
  326              1968                       2006                96%      10/10/06  Food Lion (Ground Lease)
  327              1978                       NAP                 88%      11/28/06  Bevitz
  328              1996                       NAP                100%      01/10/07  Dykeman Architects
  329              2003                       NAP                100%      12/04/06  Rite Aid
  330              2006                       NAP                100%      10/20/06  Wachovia
  331              1951                       2006                97%      07/19/06  NAP
  332              1972                       2001               100%      03/01/07  GMI Building Services
  333              2006                       NAP                 99%      11/20/06  NAP
  334               NAP                       NAP                 NAP        NAP     NAP
  335              1978                       1996                95%      02/12/07  Big Lots
  336              2005                       NAP                100%      09/01/06  First Foundation
  337              1940                       2002               100%      03/01/07  John Varvatos
  338              1989                       NAP                100%      08/11/06  Food Lion
  339           1985, 2006                    NAP                100%      12/01/06  ConocoPhillips
  340              2005                       NAP                 68%      11/01/06  NAP
  341              1961                       NAP                100%      11/29/06  Trans Cleaners
  342              1965                       NAP                100%      11/01/06  Bally Total Fitneses
  343              2005                       NAP                100%      01/17/07  Wose/Hanson Real Estate
  344              1985                       2003                99%      11/29/06  Colonial Bank
  345              1965                       2003               100%      12/12/06  Optimus
  346              1955                       NAP                 98%      09/28/06  NAP
  347              1970                       1991                91%      08/31/06  NAP
  348              2006                       NAP                100%      03/01/07  Rite Aid
  349              1994              Additional Phase 2006        93%      01/02/06  NAP
  350              2006                       NAP                 76%      09/19/06  Chipotle Mexican Grill
  351              2005                       NAP                 69%      11/28/06  Kansas Karate Jeremy & Lisa Melton
  352              2006                       NAP                100%      03/01/07  Rite Aid
  353              2006                       NAP                100%      01/03/07  Heritage Bank
  354              1965                       NAP                100%      11/29/06  D.F. Records #5
  355            2003-2005                    NAP                 87%      12/06/06  NAP
  356              2005                       NAP                100%      10/20/06  A Place To Play
  357              1870                       1960                89%      10/01/06  Howe & Rusling, Inc.
  358              2001                       NAP                 93%      11/16/06  NAP
  359              1989                       2002               100%      11/14/06  Alabama Dept. Of Human Resources
  360           1987, 1991                    NAP                 86%      11/15/06  NAP
  361              1971                       NAP                 98%      08/28/06  NAP
  362              1984                       NAP                100%      12/31/06  Fleet Pride
  363              1986                       NAP                 91%      11/30/06  NAP
  364           2002, 2004                    NAP                 94%      06/13/06  NAP
  365              2005                       NAP                 84%      01/25/06  Drs. Yangsun & Rachel Bak
  366              1989                       NAP                 96%      02/28/06  Liverpool Martial Arts
  367              1978                       1998                89%      09/15/06  NAP
  368              1960                       NAP                100%      11/29/06  Taqueria De Anda
------------------------------------------------------------------------------------------------------------------------------------
  369                                                             90%      11/01/06
 369.1             1998                       NAP                 90%      11/01/06  NAP
 369.2             1998                       2005                90%      11/01/06  NAP
------------------------------------------------------------------------------------------------------------------------------------
  370           1978, 1982                    2003               100%      11/30/06  Lester Spoelstra
  371              2006                       NAP                100%      03/01/07  Discount Auto Parts, Inc.
  372              1987                       2004               100%      12/22/06  Paragon Engineering
  373              2001                       2004                91%      10/24/06  NAP
  374              1988                       NAP                100%      09/25/06  NAP
  375              1983                       NAP                100%      10/05/06  Albano Cleaners
  376            1999-2004                    NAP                 87%      10/17/06  NAP
  377              1980                       NAP                100%      10/10/06  Aulds & Garner Telecumminications
  378              2006                       NAP                100%      03/01/07  Advance Auto Parts Sores
  379              2006                       NAP                100%      11/29/06  Chipotle
  380              2000                       2006                90%      05/15/06  NAP

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION,
WHICH IS ASSOCIATED WITH THE CLASS WFC-1, WFC-2, WFC-3 AND WFC-4 CERTIFICATES.
THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL
NET MORTGAGE POOL BALANCE.

  6b

                                        LARGEST MAJOR                                                     SECOND LARGEST
 LOAN   LARGEST MAJOR  LARGEST MAJOR     TENANT LEASE                                                      MAJOR TENANT
NUMBER   TENANT NRSF    TENANT NRSF%    MATURITY DATE             SECOND LARGEST MAJOR TENANT                  NRSF
------------------------------------------------------------------------------------------------------------------------

  1           642,915       40%            10/31/08       IXIS North America Inc.                                 78,120
------------------------------------------------------------------------------------------------------------------------
  2
 2.1          341,199       21%            08/31/09       Macy's                                                 326,860
 2.2           21,958       11%       12/31/07; 06/30/11  Bank of Hawaii                                          18,200
 2.3           15,099        9%               MTM         Data House Holdings Corp                                14,061
 2.4            6,052       43%            03/31/10       I Love Country Cafe                                      3,122
------------------------------------------------------------------------------------------------------------------------
  3           276,581       10%            08/01/15       Bloomingdales                                          218,887
------------------------------------------------------------------------------------------------------------------------
  4            49,991       11%            11/30/20       Steve & Barry's University Sportwear                    42,677
  5           154,123       26%            11/30/16       Sears                                                  137,125
------------------------------------------------------------------------------------------------------------------------
  6           522,183       33%            01/31/25       Willis of New York, Inc.                               205,508
  7               NAP       NAP               NAP         NAP                                                        NAP
  8               NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
  9
 9.1              NAP       NAP               NAP         NAP                                                        NAP
 9.2              NAP       NAP               NAP         NAP                                                        NAP
 9.3              NAP       NAP               NAP         NAP                                                        NAP
 9.4              NAP       NAP               NAP         NAP                                                        NAP
 9.5              NAP       NAP               NAP         NAP                                                        NAP
 9.6              NAP       NAP               NAP         NAP                                                        NAP
 9.7              NAP       NAP               NAP         NAP                                                        NAP
 9.8              NAP       NAP               NAP         NAP                                                        NAP
 9.9              NAP       NAP               NAP         NAP                                                        NAP
9.10              NAP       NAP               NAP         NAP                                                        NAP
9.11              NAP       NAP               NAP         NAP                                                        NAP
9.12              NAP       NAP               NAP         NAP                                                        NAP
9.13              NAP       NAP               NAP         NAP                                                        NAP
9.14              NAP       NAP               NAP         NAP                                                        NAP
9.15              NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 10
10.1              NAP       NAP               NAP         NAP                                                        NAP
10.2              NAP       NAP               NAP         NAP                                                        NAP
10.3              NAP       NAP               NAP         NAP                                                        NAP
10.4              NAP       NAP               NAP         NAP                                                        NAP
10.5              NAP       NAP               NAP         NAP                                                        NAP
10.6              NAP       NAP               NAP         NAP                                                        NAP
10.7              NAP       NAP               NAP         NAP                                                        NAP
10.8              NAP       NAP               NAP         NAP                                                        NAP
10.9              NAP       NAP               NAP         NAP                                                        NAP
10.10             NAP       NAP               NAP         NAP                                                        NAP
10.11             NAP       NAP               NAP         NAP                                                        NAP
10.12             NAP       NAP               NAP         NAP                                                        NAP
10.13             NAP       NAP               NAP         NAP                                                        NAP
10.14             NAP       NAP               NAP         NAP                                                        NAP
10.15             NAP       NAP               NAP         NAP                                                        NAP
10.16             NAP       NAP               NAP         NAP                                                        NAP
10.17             NAP       NAP               NAP         NAP                                                        NAP
10.18             NAP       NAP               NAP         NAP                                                        NAP
10.19             NAP       NAP               NAP         NAP                                                        NAP
10.20             NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 11           643,604       73%            03/31/19       Alston & Bird LLC                                       81,096
 12           129,981       46%            03/31/21       Pharmacuetical Research                                 75,169
 13               NAP       NAP               NAP         NAP                                                        NAP
 14            41,902        6%            05/31/07       GSA - IRS Dist Reg                                      34,494
 15               NAP       NAP               NAP         NAP                                                        NAP
 16            40,193       11%            11/30/16       Nordstrom Rack                                          35,014
 17               NAP       NAP               NAP         NAP                                                        NAP
 18           234,260       76%            12/31/10       Reback, McAndrews & Kjar                                14,123
------------------------------------------------------------------------------------------------------------------------
 19
19.1           78,667       59%            01/31/21       OnQ Technologies                                        30,570
19.2          121,932       79%            09/15/15       Minntech Corp                                           31,463
19.3           73,000       73%            06/30/08       NAP                                                        NAP
19.4          104,000       100%           02/28/08       NAP                                                        NAP
19.5           60,000       100%           12/31/07       NAP                                                        NAP
19.6            8,250       16%            06/30/08       Circuit Service                                          8,250
19.7              NAP       NAP               NAP         NAP                                                        NAP
19.8              NAP       NAP               NAP         NAP                                                        NAP
19.9          372,000       57%            12/31/08       McLane Northeast                                       160,000
19.10         133,500       100%           05/31/09       NAP                                                        NAP
19.11         498,489       80%            05/31/12       Chambersburg                                            61,311
19.12         300,000       100%           02/08/12       NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 20           282,500       98%            03/31/10       Hessed Deli                                              2,305
 21             5,552       14%            08/31/14       Kori George                                              4,000
 22           217,351       100%           02/28/21       NAP                                                        NAP
 23            76,977       36%            05/31/13       Mellon Bank                                             18,313
 24               NAP       NAP               NAP         NAP                                                        NAP
 25            40,922       14%            04/30/10       Chamberlain Edmonds & Associates, Inc.                  31,024
 26            36,227       24%            04/30/11       Florida Crystals Corp.                                  24,606
 27               NAP       NAP               NAP         NAP                                                        NAP
 28            50,000       24%            12/31/09       N.Y. State Dept. of Education                           35,625
 29           146,947       75%            06/14/25       Robert & Nancy KO                                       20,450
 30           110,497       52%            02/28/14       Cambridge Solutions Ltd.                                60,938
 31               NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 32
32.1           12,500       33%            08/31/07       Prosec Protection Systems, Inc.                         12,330
32.2           15,000       40%            12/14/10       Carrier Northeast                                       12,500
32.3           30,000       50%            12/31/08       Brand                                                   15,000
32.4           10,000       34%            09/30/07       Toll Brothers, Inc.                                      7,575
32.5           37,500       100%           09/30/10       NAP                                                        NAP
32.6           22,500       60%            09/30/07       Davinci Plastics                                         7,500
32.7           35,000       100%           01/31/09       NAP                                                        NAP
32.8           45,000       100%           01/31/12       NAP                                                        NAP
32.9           15,000       33%            12/31/09       Hunter                                                   7,500
32.10          20,000       67%            11/30/07       Wallwork Group                                          10,000
32.11          40,625       100%           09/30/08       NAP                                                        NAP
32.12          25,200       89%            12/31/07       Bobs Custom                                              1,917
------------------------------------------------------------------------------------------------------------------------
 33            84,974       26%            09/30/12       McGlinchey Stafford, PLL                                51,919
 34            47,320       19%            11/30/19       Goody's                                                 27,531
 35               NAP       NAP               NAP         NAP                                                        NAP
 36               NAP       NAP               NAP         NAP                                                        NAP
 37            14,270       23%            10/31/13       Harry Glassman, M.D.                                     7,288
 38           106,840       26%            07/31/29       Dillard's                                               48,000
 39               NAP       NAP               NAP         NAP                                                        NAP
 40           101,491       40%            10/15/12       Mills-Penisula Health                                   82,994
 41           100,337       52%            11/30/15       Aegis Mortgage Corporation                              67,413
 42           104,504       42%            11/30/10       Warrantach Corp                                         67,811
 43               NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 44            23,700       11%            02/28/10       Dept of Defense                                         17,688
 45            29,439       36%            05/31/15       The Church of Pentecost                                 11,540
------------------------------------------------------------------------------------------------------------------------
 46               NAP       NAP               NAP         NAP                                                        NAP
 47               NAP       NAP               NAP         NAP                                                        NAP
 48            41,895       14%            12/31/14       La Quinta Properties (subleased to AFNI, Inc.)          28,803
 49            75,457       67%            10/31/16       Center for Cancer Care                                  22,067
 50            30,187       16%            01/31/14       Office Depot                                            19,967
 51            64,839       18%            02/28/09       Logica, Inc.                                            24,282
 52            84,439       39%            05/31/17       FMC Technologies                                        29,876
 53               NAP       NAP               NAP         NAP                                                        NAP
 54            68,000       76%            02/28/31       CVS Pharmacy                                            13,013
 55            28,573       24%            01/31/21       Michael's                                               23,669
 56               NAP       NAP               NAP         NAP                                                        NAP
 57            27,625       37%            03/31/12       Washington Mutual                                       20,172
------------------------------------------------------------------------------------------------------------------------
 58
58.1              NAP       NAP               NAP         NAP                                                        NAP
58.2              NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 59               NAP       NAP               NAP         NAP                                                        NAP
 60            73,458       42%            10/31/14       PNC Bank                                                48,865
 61               NAP       NAP               NAP         NAP                                                        NAP
 62            15,515       13%            02/28/11       Invoice Insight, Inc.                                   12,969
 63               NAP       NAP               NAP         NAP                                                        NAP
 64            87,455       49%            09/30/12       Bally Chicago Health Club                               27,000
 65            21,435       35%            08/31/15       Peapack-Gladstone                                        4,800
 66               NAP       NAP               NAP         NAP                                                        NAP
 67            95,810       38%            06/30/10       Basics/Metro                                            54,800
 68            25,000       18%            10/31/16       Time Warner                                             19,800
 69            30,106       21%            01/31/15       Jo-Ann Fabrics                                          22,030
 70            18,000       24%            10/31/15       Unica Accessories, Inc.                                  6,400
 71            57,900       65%            04/23/12       Paychex North America, Inc.                             30,885
 72               NAP       NAP               NAP         NAP                                                        NAP
 73               NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 74
74.1              NAP       NAP               NAP         NAP                                                        NAP
74.2              NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 75           119,057       78%            05/31/12       Dr. Carl Frankel                                         4,653
 76            34,084       36%            01/31/19       Bed, Bath & Beyond                                      23,094
 77            26,064       22%            11/30/10       Big Lots                                                24,072
 78            62,268       39%            04/30/12       United States of America                                17,958
 79               NAP       NAP               NAP         NAP                                                        NAP
 80               NAP       NAP               NAP         NAP                                                        NAP
 81            31,422       30%            01/31/10       Grossmont Bank                                          23,208
 82             4,922       17%            05/31/11       Dance Studio                                             3,550
 83           125,035       45%            11/30/09       Life Pittsburgh                                         19,440
------------------------------------------------------------------------------------------------------------------------
 84
84.1           15,000       33%            02/28/09       Omnilife, USA, Inc                                      15,000
84.2           60,000       49%            09/30/08       Royal Carolina                                          18,000
84.3           46,500       20%            10/31/07       Ferguson Enterprises                                    44,440
------------------------------------------------------------------------------------------------------------------------
 85           155,300       54%            10/31/14       Liberty Apparel                                        107,200
 86               NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 87               NAP       NAP               NAP         NAP                                                        NAP
 88               NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 89
89.1           15,400       100%           10/31/09       NAP                                                        NAP
89.2           11,300       100%           09/01/11       NAP                                                        NAP
89.3           12,500       78%               MTM         Pervasive Solutions                                      3,500
89.4           11,315       74%            02/01/12       Wikoff Color Corp                                        4,050
89.5            4,513       100%           02/01/09       NAP                                                        NAP
89.6           22,136       100%           12/01/12       NAP                                                        NAP
89.7            4,815       100%           03/01/13       NAP                                                        NAP
89.8           20,000       100%           12/01/11       NAP                                                        NAP
89.9            8,917       73%            11/01/07       Ecovation Wastewater Treatment                           3,233
89.10           6,608       26%            08/31/15       BOCES                                                    5,219
89.11           6,680       100%           12/31/17       NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 90            60,500       100%           12/31/21       NAP                                                        NAP
 91               NAP       NAP               NAP         NAP                                                        NAP
 92               NAP       NAP               NAP         NAP                                                        NAP
 93            83,479       36%            12/31/11       Kansas Marine Co                                        78,558
 94            73,399       100%           10/31/15       NAP                                                        NAP
 95            16,253       31%            08/31/11       Tea Hut & Chinese Art Gift                               3,440
 96            71,524       83%            10/31/16       The Furniture Box                                       15,053
 97            28,400       29%            05/31/12       International Rescue Committee, Inc.                     5,354
 98           134,688       100%           06/30/17       NAP                                                        NAP
 99               NAP       NAP               NAP         NAP                                                        NAP
 100          102,600       21%            07/31/07       Hoover Materials Handling Group, Inc.                   81,225
 101              NAP       NAP               NAP         NAP                                                        NAP
 102              NAP       NAP               NAP         NAP                                                        NAP
 103           27,984       42%            01/31/16       DSW Shoes                                               21,011
------------------------------------------------------------------------------------------------------------------------
 104
104.1             NAP       NAP               NAP         NAP                                                        NAP
104.2             NAP       NAP               NAP         NAP                                                        NAP
104.3             NAP       NAP               NAP         NAP                                                        NAP
104.4             NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 105            7,477       12%            08/31/09       SFA, Inc.                                                7,146
 106              NAP       NAP               NAP         NAP                                                        NAP
 107              NAP       NAP               NAP         NAP                                                        NAP
 108           30,230       28%            09/30/15       Sofa Express                                            20,706
 109            8,448       13%            11/30/14       Marriot International Administration Service             7,804
 110           69,374       100%           12/31/09       NAP                                                        NAP
 111           50,875       34%            07/29/10       Dollar Tree                                             13,920
 112              NAP       NAP               NAP         NAP                                                        NAP
 113           46,734       38%            06/30/13       Department of Children and Families                     31,508
 114           11,373       21%            02/28/10       Walnut Creek Wine & Liquors                              4,781
 115           15,021       33%            01/14/12       MTC Corporation                                         10,515
 116            9,472       32%            09/30/10       Blockbuster, Inc (Store)                                 4,556
 117           34,912       34%            12/31/12       AAA Antiques Mall, Inc.                                 30,000
 118           31,179       58%            06/30/14       Lee's Kitchen                                            4,259
------------------------------------------------------------------------------------------------------------------------
 119           24,448       18%            11/30/07       Department of Children & Family                         16,620
 120           11,968       28%            09/30/14       Rosemary Day Care Center                                 9,888
------------------------------------------------------------------------------------------------------------------------
 121
121.1             NAP       NAP               NAP         NAP                                                        NAP
121.2             NAP       NAP               NAP         NAP                                                        NAP
121.3             NAP       NAP               NAP         NAP                                                        NAP
121.4             NAP       NAP               NAP         NAP                                                        NAP
121.5             NAP       NAP               NAP         NAP                                                        NAP
121.6             NAP       NAP               NAP         NAP                                                        NAP
 122              NAP       NAP               NAP         NAP                                                        NAP
 123              NAP       NAP               NAP         NAP                                                        NAP
 124          200,723       100%           03/31/09       NAP                                                        NAP
 125           56,984       54%            09/30/09       Tuesday Morning                                          9,197
 126              NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 127
127.1          34,525       33%            06/30/09       Precision Specialties, Inc.                             30,000
127.2           7,000       74%            08/31/09       Collierville Kitchen Conce                               2,461
127.3          22,200       46%            02/28/08       Orchid Stealth Coating                                  18,000
127.4           1,940       23%            02/28/09       Sadie's Soul Food                                        1,510
127.5           4,495       16%            06/30/11       NCS of Florida, Inc.                                     3,530
127.6          10,650       100%           09/24/21       NAP                                                        NAP
127.7          14,250       26%            07/31/08       Unique Antiques & Auction                               14,220
127.8           3,960       48%               MTM         Healthcare Uniform Company                               2,092
127.9          26,711       100%           12/31/09       NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 128            7,725       22%            02/28/14       Madison Avenue Day Spa                                   6,000
 129              NAP       NAP               NAP         NAP                                                        NAP
 130           13,221       14%            07/31/12       Mary Lou Mayer                                           6,099
 131              NAP       NAP               NAP         NAP                                                        NAP
 132           28,026       13%            08/31/18       Jan W. Paape                                            19,807
 133           43,500       20%            07/31/07       JC Penney                                               42,840
 134           16,723       29%            05/31/08       Trellisware Technologies                                15,968
 135            4,500       17%            03/31/17       Beach Bum Tanning                                        4,000
 136              NAP       NAP               NAP         NAP                                                        NAP
 137              NAP       NAP               NAP         NAP                                                        NAP
 138           38,473       27%            08/31/09       Stoneyfield Farms (Dannon)                              36,000
 139           32,000       100%           03/31/18       NAP                                                        NAP
 140           63,366       24%            12/31/14       United Transportation Union                             51,015
 141           10,400        5%            08/31/10       St. Vincent Health Center                                8,085
 142           18,000       36%            06/30/15       Guitar Center                                           15,000
 143              NAP       NAP               NAP         NAP                                                        NAP
 144              NAP       NAP               NAP         NAP                                                        NAP
 145              NAP       NAP               NAP         NAP                                                        NAP
 146              NAP       NAP               NAP         NAP                                                        NAP
 147            1,638        7%            07/15/07       Ultima Group Nutraceuticals                              1,600
 148              NAP       NAP               NAP         NAP                                                        NAP
 149           20,209       24%            03/01/12       Global Projects                                          6,895
 150           31,429       25%            06/30/10       Big Lots                                                26,400
 151           52,000       57%            10/31/15       Peter Harris Clothes                                    23,745
 152            6,477       21%            03/31/16       Digital Ear                                              3,900
 153           33,495       58%            06/30/12       Staples, Inc.                                           23,942
------------------------------------------------------------------------------------------------------------------------
 154
154.1             NAP       NAP               NAP         NAP                                                        NAP
154.2             NAP       NAP               NAP         NAP                                                        NAP
154.3             NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 155           18,628       19%            09/30/12       Target Corporation                                      12,285
 156              NAP       NAP               NAP         NAP                                                        NAP
 157           68,455       100%           04/30/26       NAP                                                        NAP
 158           18,367       44%            12/31/10       Insight Health Corp.                                     7,513
 159           80,000       75%            04/30/17       NAP                                                        NAP
 160           18,839       46%            09/30/11       Seafield Capital Partners                                3,534
 161              NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 162
162.1          47,770       100%           06/30/28       NAP                                                        NAP
162.2          42,163       100%           08/31/26       NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 163            2,414       15%            05/11/15       Starbucks                                                1,645
 164           34,793       65%            06/30/10       Sanyo Automotive U.S.A.                                 12,444
------------------------------------------------------------------------------------------------------------------------
 165              NAP       NAP               NAP         NAP                                                        NAP
165.1             NAP       NAP               NAP         NAP                                                        NAP
165.2             NAP       NAP               NAP         NAP                                                        NAP
165.3             NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 166              NAP       NAP               NAP         NAP                                                        NAP
 167              NAP       NAP               NAP         NAP                                                        NAP
 168           19,268       51%            08/31/16       Patient Care Assc. L L.C.                               13,516
 169           11,000       12%            07/31/09       Terminix                                                 8,000
 170              NAP       NAP               NAP         NAP                                                        NAP
 171              NAP       NAP               NAP         NAP                                                        NAP
 172              NAP       NAP               NAP         NAP                                                        NAP
 173              NAP       NAP               NAP         NAP                                                        NAP
 174            4,400       14%            06/30/13       BKG (Ye Eun d/b/a Tahitia)                               3,300
 175            4,532       13%            05/31/18       NAP                                                        NAP
 176            2,328       100%           01/31/14       NAP                                                        NAP
 177              NAP       NAP               NAP         NAP                                                        NAP
 178              NAP       NAP               NAP         NAP                                                        NAP
 179           60,800       59%            04/30/08       XL Systems, Inc.                                        24,000
 180            2,150       12%            06/30/09       Arogya                                                   1,800
 181           42,323       57%            03/30/14       Colortime Rental                                         5,000
 182           13,987       23%            11/30/08       NorthStar                                                9,773
 183              NAP       NAP               NAP         NAP                                                        NAP
 184           20,540       46%            07/31/19       Port City Pediatrics, P.C.                               6,445
 185           14,000       32%            12/31/11       City Mattress                                           10,000
 186              NAP       NAP               NAP         NAP                                                        NAP
 187            3,600       12%            10/31/07       D.K. Bike Depot                                          2,400
 188           14,413       10%            07/31/13       Faruki Ireland                                          14,413
 189          111,500       54%            04/30/14       SK Foods                                                96,100
 190           14,342       30%            08/01/09       Orthoscope                                              12,478
 191              NAP       NAP               NAP         NAP                                                        NAP
 192            2,673       25%            10/31/10       Yoshinoya                                                1,920
 193           12,000       50%            06/30/18       Leo's Coney Island                                       3,615
 194              NAP       NAP               NAP         NAP                                                        NAP
 195              NAP       NAP               NAP         NAP                                                        NAP
 196              NAP       NAP               NAP         NAP                                                        NAP
 197           46,658       100%           01/31/19       NAP                                                        NAP
 198              NAP       NAP               NAP         NAP                                                        NAP
 199            7,360       33%            04/30/13       Washington Mutual                                        4,000
 200              NAP       NAP               NAP         NAP                                                        NAP
 201           28,920       100%           12/31/10       NAP                                                        NAP
 202            9,810       20%            06/30/10       Bell Carter                                              4,660
 203           50,000       76%            01/31/11       El Fenix Restaurant                                      6,362
 204              NAP       NAP               NAP         NAP                                                        NAP
 205            4,902       23%            11/30/11       Award Realty                                             4,183
 206           20,341       100%           09/30/16       NAP                                                        NAP
 207              NAP       NAP               NAP         NAP                                                        NAP
 208              NAP       NAP               NAP         NAP                                                        NAP
 209           14,550       100%           07/31/31       NAP                                                        NAP
 210              NAP       NAP               NAP         NAP                                                        NAP
 211              NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 212
212.1             NAP       NAP               NAP         NAP                                                        NAP
212.2             NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 213              NAP       NAP               NAP         NAP                                                        NAP
 214            6,900       20%            09/30/07       Impact Health                                            5,471
 215           13,500       29%            07/15/11       CSK Auto, Inc., dba Checker Auto Parts                   7,200
 216            2,600       51%            10/31/08       Island Assessment and Counseling                         1,650
 217           13,710       23%            03/31/12       Richmond Magazine, Inc.                                  6,681
 218            9,900       23%            01/31/09       Rainbow                                                  9,020
 219            4,425       30%            09/12/16       National Velo Inc.                                       3,081
 220           16,417       30%            08/31/12       Dallas County - Juvenile Probation                      10,457
 221           13,984        5%            12/31/11       NAP                                                        NAP
 222            9,200       100%           11/30/15       NAP                                                        NAP
 223              NAP       NAP               NAP         NAP                                                        NAP
 224           12,711       100%           11/30/25       NAP                                                        NAP
 225              NAP       NAP               NAP         NAP                                                        NAP
 226          125,493       99%            09/30/15       NAP                                                        NAP
 227              NAP       NAP               NAP         NAP                                                        NAP
 228              NAP       NAP               NAP         NAP                                                        NAP
 229              NAP       NAP               NAP         NAP                                                        NAP
 230              NAP       NAP               NAP         NAP                                                        NAP
 231            8,714       22%            04/30/19       Sentinel Wealth                                          6,286
 232              NAP       NAP               NAP         NAP                                                        NAP
 233            9,000       41%            08/31/16       Nick's Diner                                             3,590
 234              NAP       NAP               NAP         NAP                                                        NAP
 235           24,547       57%            08/31/16       Teleglobe                                               14,929
 236              NAP       NAP               NAP         NAP                                                        NAP
 237           16,394       28%            10/31/09       Innovis                                                 11,788
 238           15,000       51%            12/31/16       Athens Medical Group                                     4,761
 239           56,903       100%           02/28/14       NAP                                                        NAP
 240            2,452       27%            12/10/11       Gary Arnold                                              2,324
 241              NAP       NAP               NAP         NAP                                                        NAP
 242              NAP       NAP               NAP         NAP                                                        NAP
 243           27,000       50%            06/30/11       Rite Aid                                                11,817
 244            3,700       11%            12/31/07       Counseling & Education Association                       3,052
 245           12,711       100%           04/30/26       NAP                                                        NAP
 246            4,200       45%            11/30/24       Sultan's Linens, Inc.                                    3,472
 247              NAP       NAP               NAP         NAP                                                        NAP
 248           17,272       100%           11/01/26       NAP                                                        NAP
 249           27,503       41%            07/31/16       A3D Automotive                                           7,570
 250           20,725       100%           01/31/24       NAP                                                        NAP
 251           18,121       13%            03/31/10       National Estate Planning                                10,515
 252              NAP       NAP               NAP         NAP                                                        NAP
 253              NAP       NAP               NAP         NAP                                                        NAP
 254           15,460       100%           09/25/26       NAP                                                        NAP
 255           19,200       100%           10/30/16       NAP                                                        NAP
 256            5,209       24%            09/30/11       The Bentley Group                                        4,558
 257           13,905       100%           12/31/59       NAP                                                        NAP
 258           37,229       100%           10/31/16       NAP                                                        NAP
 259           27,896       56%            04/30/10       E-Chx, Inc                                               6,200
 260              NAP       NAP               NAP         NAP                                                        NAP
 261           21,900       100%           10/02/26       NAP                                                        NAP
 262              NAP       NAP               NAP         NAP                                                        NAP
 263            6,292       30%            11/30/19       Dr. Cary Copeland DPM                                    3,243
 264              NAP       NAP               NAP         NAP                                                        NAP
 265           94,841       100%           05/30/18       NAP                                                        NAP
 266           86,479       100%           07/31/21       NAP                                                        NAP
 267           18,802       50%            05/31/11       GES                                                     10,545
 268          115,492       100%           07/31/16       NAP                                                        NAP
 269              NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 270
270.1          10,880       100%           01/31/24       NAP                                                        NAP
270.2          10,055       100%           01/31/25       NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 271              NAP       NAP               NAP         NAP                                                        NAP
 272              NAP       NAP               NAP         NAP                                                        NAP
 273           12,940       42%            11/30/12       Edgenet, Inc. (aka RR Group)                            11,142
 274              NAP       NAP               NAP         NAP                                                        NAP
 275            4,937       26%            11/28/13       Eyecare                                                  4,884
 276            4,308       10%            04/30/13       Black Diamond Video                                      2,324
 277              NAP       NAP               NAP         NAP                                                        NAP
 278              NAP       NAP               NAP         NAP                                                        NAP
 279           43,304       100%           03/31/11       NAP                                                        NAP
 280              NAP       NAP               NAP         NAP                                                        NAP
 281              NAP       NAP               NAP         NAP                                                        NAP
 282          178,854       100%           10/31/13       NAP                                                        NAP
 283              NAP       NAP               NAP         NAP                                                        NAP
 284              NAP       NAP               NAP         NAP                                                        NAP
 285           58,000       59%            06/30/11       Burke's Outlet                                          14,000
 286            4,853       26%            12/31/12       Middletown Dentistry                                     3,232
 287            4,038       20%            07/31/12       Kentucky Fried Chicken (Pad Lease)                       1,985
 288           20,087       100%           12/31/16       NAP                                                        NAP
 289           12,528       27%            10/14/11       Charlene Products, Inc.                                  5,770
 290           10,890       100%           01/15/20       NAP                                                        NAP
 291           25,876       100%           06/30/21       NAP                                                        NAP
 292              NAP       NAP               NAP         NAP                                                        NAP
 293              NAP       NAP               NAP         NAP                                                        NAP
 294           20,000       100%           12/31/21       NAP                                                        NAP
 295              NAP       NAP               NAP         NAP                                                        NAP
 296           94,841       100%           02/28/18       NAP                                                        NAP
 297              NAP       NAP               NAP         NAP                                                        NAP
 298           28,308       58%            06/30/08       Lennox International Inc.                               20,794
 299            4,400       67%            07/18/14       Olin Center                                              2,200
 300            3,943       24%            10/31/11       Moe's Southwest Grill                                    2,500
 301              NAP       NAP               NAP         NAP                                                        NAP
 302            8,000       37%            08/30/16       San Jose Restaurant                                      4,200
 303              NAP       NAP               NAP         NAP                                                        NAP
 304           27,000       100%           10/31/07       NAP                                                        NAP
 305            7,914       41%            06/30/10       Larry Vanamedyde, L. VanAmeyde DDS PC                    4,011
 306            7,000       70%            10/31/16       Master Leased                                            1,764
 307            3,921       18%            05/31/09       Premier Rentals                                          3,681
 308           11,560       51%            03/31/12       The HR Group                                             5,546
 309           30,648       33%            12/31/14       Burke's Outlet                                          19,200
 310           58,000       100%           12/31/12       NAP                                                        NAP
 311           11,667       100%           09/30/20       NAP                                                        NAP
 312           28,000       100%           03/31/11       NAP                                                        NAP
 313           12,135       39%            08/31/11       Riviera Finance (SoCal)                                 10,178
 314              NAP       NAP               NAP         NAP                                                        NAP
 315            8,565       44%            07/31/10       Solar Oasis                                              2,795
 316              NAP       NAP               NAP         NAP                                                        NAP
 317            3,000       100%           12/20/24       NAP                                                        NAP
 318            1,980       33%            08/15/11       Chops Specialty Meats, LLC                               1,560
 319            8,000       28%            08/31/07       Benderson                                                7,020
 320           37,500       100%           03/31/12       NAP                                                        NAP
 321            2,580       18%            06/30/11       Tim Hortons                                              2,200
 322              NAP       NAP               NAP         NAP                                                        NAP
 323              NAP       NAP               NAP         NAP                                                        NAP
 324              NAP       NAP               NAP         NAP                                                        NAP
 325          109,553       100%           12/31/15       NAP                                                        NAP
 326           26,738       61%            08/01/26       Beauty World                                             9,590
 327            2,135       10%               MTM         Brinson                                                  2,012
 328            9,450       49%            08/31/08       West Marine                                              7,200
 329           11,232       100%           08/31/24       NAP                                                        NAP
 330            4,600       100%           07/31/25       NAP                                                        NAP
 331              NAP       NAP               NAP         NAP                                                        NAP
 332           16,500       100%           05/31/22       NAP                                                        NAP
 333              NAP       NAP               NAP         NAP                                                        NAP
 334              NAP       NAP               NAP         NAP                                                        NAP
 335           33,720       63%            01/31/11       Family Dollar Store                                      9,000
 336            3,500       27%            09/01/07       Premiere Establishment                                   2,800
 337            3,710       100%           01/31/13       NAP                                                        NAP
 338           25,000       56%            02/24/10       Rite Aid                                                 6,720
 339           14,157       93%            03/31/12       Starbucks                                                1,148
 340              NAP       NAP               NAP         NAP                                                        NAP
 341            2,700       30%            05/31/09       El Pollo Fino #2                                         2,650
 342           10,991       41%            03/31/11       Lady of Loudres Memorial Hospital                        9,354
 343            2,400       15%            01/31/11       Shin/Mongolian Restaurant                                2,000
 344            4,068       36%            05/31/14       Wachovia                                                 1,572
 345            4,750       100%           09/08/22       NAP                                                        NAP
 346              NAP       NAP               NAP         NAP                                                        NAP
 347              NAP       NAP               NAP         NAP                                                        NAP
 348           11,060       100%           03/09/26       NAP                                                        NAP
 349              NAP       NAP               NAP         NAP                                                        NAP
 350            2,555       49%            10/01/21       Wireless at Work, Inc.                                   1,402
 351            1,820       12%               MTM         Prairie Highlands                                        1,820
 352           11,060       100%           03/09/26       NAP                                                        NAP
 353            3,203       50%            10/31/16       Pediatric Dental                                         3,203
 354            4,500       47%            11/30/09       Mariscos Chapala                                         3,200
 355              NAP       NAP               NAP         NAP                                                        NAP
 356            4,900       35%            10/31/11       Anytime Fitness                                          3,600
 357            8,934       28%               MTM         Garrison Litigation                                      8,081
 358              NAP       NAP               NAP         NAP                                                        NAP
 359           22,461       90%            12/07/11       Russell County Farm Service Agency                       2,421
 360              NAP       NAP               NAP         NAP                                                        NAP
 361              NAP       NAP               NAP         NAP                                                        NAP
 362           17,430       50%            04/30/12       M.T. Enterprises                                        10,162
 363              NAP       NAP               NAP         NAP                                                        NAP
 364              NAP       NAP               NAP         NAP                                                        NAP
 365            2,800       27%            02/28/13       Paradise Coffee                                          1,540
 366            6,870       27%            04/30/08       Onondage ARC                                             3,560
 367              NAP       NAP               NAP         NAP                                                        NAP
 368            1,600       29%            07/31/11       Cinderella's Flower                                      1,600
------------------------------------------------------------------------------------------------------------------------
 369
369.1             NAP       NAP               NAP         NAP                                                        NAP
369.2             NAP       NAP               NAP         NAP                                                        NAP
------------------------------------------------------------------------------------------------------------------------
 370           15,708       30%            12/31/07       Redlands Schwinn Cycler                                  6,000
 371            6,815       100%           04/23/21       NAP                                                        NAP
 372            5,160       34%            11/30/18       Marcrum Management                                       3,060
 373              NAP       NAP               NAP         NAP                                                        NAP
 374              NAP       NAP               NAP         NAP                                                        NAP
 375            2,520       26%            05/31/09       Medicap Pharmacy                                         1,250
 376              NAP       NAP               NAP         NAP                                                        NAP
 377            1,700       15%            01/19/08       Nationwide Insurance                                     1,500
 378            7,000       100%           08/31/21       NAP                                                        NAP
 379            2,422       69%            06/30/16       Check n Go                                               1,101
 380              NAP       NAP               NAP         NAP                                                        NAP

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION,
WHICH IS ASSOCIATED WITH THE CLASS WFC-1, WFC-2, WFC-3 AND WFC-4 CERTIFICATES.
THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL
NET MORTGAGE POOL BALANCE.

 6b

                          SECOND LARGEST                                                                            THIRD LARGEST
        SECOND LARGEST     MAJOR TENANT                                            THIRD LARGEST  THIRD LARGEST     MAJOR TENANT
 LOAN    MAJOR TENANT         LEASE                                                 MAJOR TENANT   MAJOR TENANT        LEASE
NUMBER      NRSF%          MATURITY DATE         THIRD LARGEST MAJOR TENANT            NRSF            NRSF%        MATURITY DATE
------------------------------------------------------------------------------------------------------------------------------------

  1            5%            05/31/13       Chanel, Inc.                                  67,220             4%       12/31/15
------------------------------------------------------------------------------------------------------------------------------------
  2
 2.1          20%            12/31/15       Shirokiya                                     53,515             3%       01/31/20
 2.2           9%            03/31/26       Kapiolani Health                              10,979             6%       02/28/09
 2.3           8%            06/30/08       Ameriprise Financial SE                       10,126             6%       12/31/07
 2.4          22%            12/31/10       Payless Shoesource                             3,080            22%       08/31/09
------------------------------------------------------------------------------------------------------------------------------------
  3            8%            08/31/12       Nordstrom                                    210,664             8%       08/06/22
------------------------------------------------------------------------------------------------------------------------------------
  4            9%            01/31/13       Old Navy                                      16,822             4%       01/31/08
  5           23%            02/28/09       Abercrombie & Fitch                           10,898             2%       12/31/09
------------------------------------------------------------------------------------------------------------------------------------
  6           13%            09/30/26       Fidelity Properties Inc.                     204,788            13%       06/30/12
  7           NAP              NAP          NAP                                              NAP            NAP          NAP
  8           NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
  9
 9.1          NAP              NAP          NAP                                              NAP            NAP          NAP
 9.2          NAP              NAP          NAP                                              NAP            NAP          NAP
 9.3          NAP              NAP          NAP                                              NAP            NAP          NAP
 9.4          NAP              NAP          NAP                                              NAP            NAP          NAP
 9.5          NAP              NAP          NAP                                              NAP            NAP          NAP
 9.6          NAP              NAP          NAP                                              NAP            NAP          NAP
 9.7          NAP              NAP          NAP                                              NAP            NAP          NAP
 9.8          NAP              NAP          NAP                                              NAP            NAP          NAP
 9.9          NAP              NAP          NAP                                              NAP            NAP          NAP
9.10          NAP              NAP          NAP                                              NAP            NAP          NAP
9.11          NAP              NAP          NAP                                              NAP            NAP          NAP
9.12          NAP              NAP          NAP                                              NAP            NAP          NAP
9.13          NAP              NAP          NAP                                              NAP            NAP          NAP
9.14          NAP              NAP          NAP                                              NAP            NAP          NAP
9.15          NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 10
10.1          NAP              NAP          NAP                                              NAP            NAP          NAP
10.2          NAP              NAP          NAP                                              NAP            NAP          NAP
10.3          NAP              NAP          NAP                                              NAP            NAP          NAP
10.4          NAP              NAP          NAP                                              NAP            NAP          NAP
10.5          NAP              NAP          NAP                                              NAP            NAP          NAP
10.6          NAP              NAP          NAP                                              NAP            NAP          NAP
10.7          NAP              NAP          NAP                                              NAP            NAP          NAP
10.8          NAP              NAP          NAP                                              NAP            NAP          NAP
10.9          NAP              NAP          NAP                                              NAP            NAP          NAP
10.10         NAP              NAP          NAP                                              NAP            NAP          NAP
10.11         NAP              NAP          NAP                                              NAP            NAP          NAP
10.12         NAP              NAP          NAP                                              NAP            NAP          NAP
10.13         NAP              NAP          NAP                                              NAP            NAP          NAP
10.14         NAP              NAP          NAP                                              NAP            NAP          NAP
10.15         NAP              NAP          NAP                                              NAP            NAP          NAP
10.16         NAP              NAP          NAP                                              NAP            NAP          NAP
10.17         NAP              NAP          NAP                                              NAP            NAP          NAP
10.18         NAP              NAP          NAP                                              NAP            NAP          NAP
10.19         NAP              NAP          NAP                                              NAP            NAP          NAP
10.20         NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 11            9%            05/31/13       Hunton & Williams                             34,430             4%       09/06/08
 12           26%            02/28/19       Douglas Development Corp et al                74,640            26%       03/31/22
 13           NAP              NAP          NAP                                              NAP            NAP          NAP
 14            5%            12/31/07       Household Finance                             26,098             4%       12/31/08
 15           NAP              NAP          NAP                                              NAP            NAP          NAP
 16           10%            11/30/16       Marshall's                                    33,000             9%       12/31/16
 17           NAP              NAP          NAP                                              NAP            NAP          NAP
 18            5%            06/30/08       Vineyard Bank                                 13,901             4%       08/21/13
------------------------------------------------------------------------------------------------------------------------------------
 19
19.1          23%            07/31/10       A. Butler                                     23,471            18%       05/31/11
19.2          21%            09/30/07       NAP                                              NAP            NAP          NAP
19.3          NAP              NAP          NAP                                              NAP            NAP          NAP
19.4          NAP              NAP          NAP                                              NAP            NAP          NAP
19.5          NAP              NAP          NAP                                              NAP            NAP          NAP
19.6          16%              MTM          Briggs of Burton                               4,500             9%       01/31/08
19.7          NAP              NAP          NAP                                              NAP            NAP          NAP
19.8          NAP              NAP          NAP                                              NAP            NAP          NAP
19.9          24%            10/31/07       Packaging Corp of America                     62,356            10%       05/30/07
19.10         NAP              NAP          NAP                                              NAP            NAP          NAP
19.11         10%              MTM          Ingram Books                                  57,600             9%       02/28/08
19.12         NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 20            1%            08/31/11       NOAA News & Valet                                636             0%       12/31/09
 21           10%            12/31/16       Mira Couture                                   3,105             8%       06/30/11
 22           NAP              NAP          NAP                                              NAP            NAP          NAP
 23            9%            12/31/13       Kan Am                                        14,020             7%       02/29/12
 24           NAP              NAP          NAP                                              NAP            NAP          NAP
 25           10%            10/31/11       Cumulus Media Inc.                            25,971             9%       10/31/15
 26           17%            05/31/11       Broad & Cassel                                18,156            12%       05/31/11
 27           NAP              NAP          NAP                                              NAP            NAP          NAP
 28           17%            07/31/12       Fiserv Solution, Inc.                         25,000            12%       08/31/08
 29           10%            12/01/21       Dollar Tree                                   10,000             5%       03/28/17
 30           29%            01/31/10       Computer Sciences Corp.                       23,257            11%       09/30/08
 31           NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 32
32.1          33%            01/31/08       KTCB Enterprises, LLC                          7,500            20%       01/31/09
32.2          33%            12/31/08       Lesco                                          6,600            18%       12/31/11
32.3          25%            06/30/08       Kemac                                         10,000            17%       06/30/08
32.4          25%            05/31/07       Jack Guarnieri Service Co., Inc                6,200            21%       12/31/09
32.5          NAP              NAP          NAP                                              NAP            NAP          NAP
32.6          20%            01/31/09       AGF Burner                                     7,500            20%       07/31/10
32.7          NAP              NAP          NAP                                              NAP            NAP          NAP
32.8          NAP              NAP          NAP                                              NAP            NAP          NAP
32.9          17%            03/31/09       R&K                                            7,500            17%       10/31/07
32.10         33%            12/31/08       NAP                                              NAP            NAP          NAP
32.11         NAP              NAP          NAP                                              NAP            NAP          NAP
32.12          7%            09/30/07       Interlock of New Jersey                        1,300             5%       12/31/07
------------------------------------------------------------------------------------------------------------------------------------
 33           16%       08/31/10, 03/31/14  Hancock Bank                                  49,196            15%  12/31/07, 08/31/08,
                                                                                                                      08/31/10
 34           11%            08/31/15       TJ Maxx                                       26,000            10%       08/31/16
 35           NAP              NAP          NAP                                              NAP            NAP          NAP
 36           NAP              NAP          NAP                                              NAP            NAP          NAP
 37           12%            12/31/11       Dr. Randy Rosen                                6,980            11%       03/19/08
 38           12%            04/30/16       Beall's                                       29,700             7%       12/31/15
 39           NAP              NAP          NAP                                              NAP            NAP          NAP
 40           33%            05/31/11       Classic Party Rentals                         70,700            28%       04/30/11
 41           35%            05/31/10       Wood Group Pressure Control                   25,084            13%       11/30/13
 42           27%            02/28/13       State Farm Mutual Auto Ins                    27,930            11%       02/28/11
 43           NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 44            8%            08/31/10       Advantile, Inc                                15,677             7%       09/30/08
 45           14%            12/31/13       Tipo Technologies                              5,887             7%       06/30/13
------------------------------------------------------------------------------------------------------------------------------------
 46           NAP              NAP          NAP                                              NAP            NAP          NAP
 47           NAP              NAP          NAP                                              NAP            NAP          NAP
 48           10%            01/30/10       ILD Telecommunications                        28,751            10%       07/31/09
 49           20%            10/31/11       TN Valley Gyn/Oncol                            3,361             3%       11/30/11
 50           11%            11/30/12       Petsmart                                      17,928            10%       01/31/19
 51            7%            04/30/11       Friede Goldman                                19,051             5%       06/30/09
 52           14%            10/31/13       Kraton Polymers                               29,876            14%       12/31/16
 53           NAP              NAP          NAP                                              NAP            NAP          NAP
 54           15%            12/31/30       Premium Liquors                                4,000             4%       04/30/11
 55           20%            03/31/10       Borders Books                                 22,910            19%       01/31/20
 56           NAP              NAP          NAP                                              NAP            NAP          NAP
 57           27%            05/31/10       McDonald's Corporation                         5,070             7%       11/20/08
------------------------------------------------------------------------------------------------------------------------------------
 58
58.1          NAP              NAP          NAP                                              NAP            NAP          NAP
58.2          NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 59           NAP              NAP          NAP                                              NAP            NAP          NAP
 60           28%            11/30/16       New Jersey Schools Construction Corp           9,149             5%       12/31/07
 61           NAP              NAP          NAP                                              NAP            NAP          NAP
 62           11%            09/30/07       Prince William County                          6,851             6%       08/31/10
 63           NAP              NAP          NAP                                              NAP            NAP          NAP
 64           15%            05/07/10       Fashion Bug                                    8,500             5%       01/31/09
 65            8%            12/31/16       Country Squire                                 4,476             7%       10/31/16
 66           NAP              NAP          NAP                                              NAP            NAP          NAP
 67           22%            08/31/10       Leather Expo                                  25,766            10%       05/31/13
 68           14%            09/30/08       TLC Properties                                10,000             7%       08/31/16
 69           15%            01/31/17       Bed Bath & Beyond                             20,000            14%       01/31/13
 70            9%            11/30/10       Canicas                                        6,400             9%       09/30/11
 71           35%            09/10/11       NAP                                              NAP            NAP          NAP
 72           NAP              NAP          NAP                                              NAP            NAP          NAP
 73           NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 74
74.1          NAP              NAP          NAP                                              NAP            NAP          NAP
74.2          NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 75            3%            06/30/10       Comcast                                        4,645             3%       02/28/09
 76           24%            01/31/16       Shoe Carnival                                 12,000            13%       05/31/15
 77           21%            07/20/10       Gordon's                                      20,250            17%       10/31/09
 78           11%            09/30/07       Albemarle Catalyst                            16,390            10%       12/31/08
 79           NAP              NAP          NAP                                              NAP            NAP          NAP
 80           NAP              NAP          NAP                                              NAP            NAP          NAP
 81           22%            06/30/08       Nxgen Electronics, Inc.                       15,846            15%       12/31/09
 82           12%            06/30/11       Washington Mutual Bank                         3,045            10%       12/31/11
 83            7%            02/28/15       DialAmerica Marketing, Inc.                   14,622             5%       12/31/11
------------------------------------------------------------------------------------------------------------------------------------
 84
84.1          33%            02/28/09       Integrated Motion                              8,908            20%       09/30/08
84.2          15%            06/30/07       GDLJ Enterprises, Inc.                        15,000            12%       10/31/12
84.3          20%            12/31/12       Landmark Aviation                             16,764             7%       08/31/11
------------------------------------------------------------------------------------------------------------------------------------
 85           37%            05/31/09       ATF                                           27,233             9%       01/31/11
 86           NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 87           NAP              NAP          NAP                                              NAP            NAP          NAP
 88           NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 89
89.1          NAP              NAP          NAP                                              NAP            NAP          NAP
89.2          NAP              NAP          NAP                                              NAP            NAP          NAP
89.3          22%            12/31/10       NAP                                              NAP            NAP          NAP
89.4          26%              MTM          NAP                                              NAP            NAP          NAP
89.5          NAP              NAP          NAP                                              NAP            NAP          NAP
89.6          NAP              NAP          NAP                                              NAP            NAP          NAP
89.7          NAP              NAP          NAP                                              NAP            NAP          NAP
89.8          NAP              NAP          NAP                                              NAP            NAP          NAP
89.9          27%            05/01/09       NAP                                              NAP            NAP          NAP
89.10         20%            06/01/20       St Joseph's Villa                              4,860            19%       08/31/11
89.11         NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 90           NAP              NAP          NAP                                              NAP            NAP          NAP
 91           NAP              NAP          NAP                                              NAP            NAP          NAP
 92           NAP              NAP          NAP                                              NAP            NAP          NAP
 93           34%            09/30/12       In Flight Services                            70,463            30%       07/31/11
 94           NAP              NAP          NAP                                              NAP            NAP          NAP
 95            7%            06/30/09       Insights to Success                            2,580             5%       08/31/10
 96           17%            07/30/09       NAP                                              NAP            NAP          NAP
 97            5%            09/30/10       Comunidades de Formacion Cristiana             4,022             4%       06/30/09
 98           NAP              NAP          NAP                                              NAP            NAP          NAP
 99           NAP              NAP          NAP                                              NAP            NAP          NAP
 100          17%            05/31/08       The Charlotte-Mecklenburg Board               60,840            12%       06/30/09
                                            of Education
 101          NAP              NAP          NAP                                              NAP            NAP          NAP
 102          NAP              NAP          NAP                                              NAP            NAP          NAP
 103          31%            01/31/11       Red Robin                                      6,382             9%       03/31/21
------------------------------------------------------------------------------------------------------------------------------------
 104
104.1         NAP              NAP          NAP                                              NAP            NAP          NAP
104.2         NAP              NAP          NAP                                              NAP            NAP          NAP
104.3         NAP              NAP          NAP                                              NAP            NAP          NAP
104.4         NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 105          12%            09/30/10       W.F. Chesley Real Estate, Inc                  4,415             7%       04/30/19
 106          NAP              NAP          NAP                                              NAP            NAP          NAP
 107          NAP              NAP          NAP                                              NAP            NAP          NAP
 108          19%            12/31/13       Mighty Dollar                                 15,000            14%       09/30/11
 109          12%            02/28/11       Unitek Technical Service                       5,259             8%       07/31/07
 110          NAP              NAP          NAP                                              NAP            NAP          NAP
 111           9%            04/30/11       Walgreen's                                    13,173             9%       01/31/42
 112          NAP              NAP          NAP                                              NAP            NAP          NAP
 113          25%            12/31/08       Broward Cnty Ph. 1,2 3 & 4                    23,514            19%       07/31/11
 114           9%            12/31/09       Colorado Casual Furniture                      4,698             8%       05/31/07
 115          23%            01/16/12       Seacoast Commerce Bank                         8,100            18%       02/15/17
 116          15%            09/30/10       Selma's Chicago Pizzeria                       3,100            11%       11/30/10
 117          29%            06/30/13       Mission Foods                                 15,301            15%       10/31/11
 118           8%            12/31/08       Little Gym                                     4,040             8%       08/31/09
------------------------------------------------------------------------------------------------------------------------------------
 119          12%              MTM          Workforce                                     16,539            12%       07/24/08
 120          23%            12/31/08       Rose Garden Sports Bar and Restaurant          5,440            13%       10/31/14
------------------------------------------------------------------------------------------------------------------------------------
 121
121.1         NAP              NAP          NAP                                              NAP            NAP          NAP
121.2         NAP              NAP          NAP                                              NAP            NAP          NAP
121.3         NAP              NAP          NAP                                              NAP            NAP          NAP
121.4         NAP              NAP          NAP                                              NAP            NAP          NAP
121.5         NAP              NAP          NAP                                              NAP            NAP          NAP
121.6         NAP              NAP          NAP                                              NAP            NAP          NAP
 122          NAP              NAP          NAP                                              NAP            NAP          NAP
 123          NAP              NAP          NAP                                              NAP            NAP          NAP
 124          NAP              NAP          NAP                                              NAP            NAP          NAP
 125           9%            01/15/09       Sherwin Williams                               5,008             5%       04/30/07
 126          NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 127
127.1         29%              MTM          Gymstars, LLC                                 18,000            17%       07/31/09
127.2         26%            07/31/09       NAP                                              NAP            NAP          NAP
127.3         37%            07/31/07       Robert J. Denley Co., Inc.                     8,030            17%       04/30/09
127.4         18%            06/30/08       Colliersville Nails                            1,200            14%          MTM
127.5         13%            07/31/07       Premier Environmental                          3,150            11%       08/31/09
127.6         NAP              NAP          NAP                                              NAP            NAP          NAP
127.7         26%            08/31/07       Greater Works Deliverance                      7,520            14%       03/31/10
127.8         25%            06/30/10       NAP                                              NAP            NAP          NAP
127.9         NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 128          17%            01/31/31       Leaders in Travel                              4,430            12%       03/30/13
 129          NAP              NAP          NAP                                              NAP            NAP          NAP
 130           6%            07/31/10       Greenwood Pediatrics                           4,356             5%       10/31/11
 131          NAP              NAP          NAP                                              NAP            NAP          NAP
 132          10%            08/31/09       Rodeo Investments                             18,322             9%       04/30/16
 133          19%            05/31/08       Staples                                       26,129            12%       06/30/10
 134          28%            10/01/08       Astute Networks                               13,552            24%       12/08/09
 135          15%            01/31/17       Ricky's Candies                                3,610            13%       01/31/17
 136          NAP              NAP          NAP                                              NAP            NAP          NAP
 137          NAP              NAP          NAP                                              NAP            NAP          NAP
 138          25%            12/31/10       National Dentex Corp.                         29,014            20%       07/31/14
 139          NAP              NAP          NAP                                              NAP            NAP          NAP
 140          20%            05/31/10       Kaiser Foundation Health                      32,688            13%       01/14/13
 141           4%            09/30/15       Aber's Card and Gifts, Inc.                    6,000             3%       02/28/14
                                            DBA Barbara's Hallmark Shop
 142          30%            02/28/15       Eastern Billards                               9,600            19%       03/31/13
 143          NAP              NAP          NAP                                              NAP            NAP          NAP
 144          NAP              NAP          NAP                                              NAP            NAP          NAP
 145          NAP              NAP          NAP                                              NAP            NAP          NAP
 146          NAP              NAP          NAP                                              NAP            NAP          NAP
 147           7%            04/30/09       Twin Dragons Sport Center                      1,521             6%       06/30/07
 148          NAP              NAP          NAP                                              NAP            NAP          NAP
 149           8%            03/14/10       Ameritas                                       6,390             7%       06/30/11
 150          21%            01/31/10       Beall's Outlet                                20,250            16%       04/30/10
 151          26%            11/30/09       Colonie Cards & Gifts                          4,500             5%       04/30/09
 152          13%            08/31/14       Ono Ono Hawaiian BBQ                           2,341             8%       11/30/10
 153          42%            06/30/17       NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 154
154.1         NAP              NAP          NAP                                              NAP            NAP          NAP
154.2         NAP              NAP          NAP                                              NAP            NAP          NAP
154.3         NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 155          13%            05/31/14       Aruba Petroleum                                6,984             7%       03/31/11
 156          NAP              NAP          NAP                                              NAP            NAP          NAP
 157          NAP              NAP          NAP                                              NAP            NAP          NAP
 158          18%            03/31/12       Obstetrix Medical Group of Phoenix             5,150            12%       01/31/08
 159          NAP              NAP          NAP                                              NAP            NAP          NAP
 160           9%            10/31/11       Home Telecom                                   3,421             8%       11/30/13
 161          NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 162
162.1         NAP              NAP          NAP                                              NAP            NAP          NAP
162.2         NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 163          10%            07/24/15       Refloxology                                    1,500             9%       09/04/11
 164          23%            01/30/11       Meiden America                                 6,639            12%       01/31/09
------------------------------------------------------------------------------------------------------------------------------------
 165          NAP              NAP          NAP                                              NAP            NAP          NAP
165.1         NAP              NAP          NAP                                              NAP            NAP          NAP
165.2         NAP              NAP          NAP                                              NAP            NAP          NAP
165.3         NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 166          NAP              NAP          NAP                                              NAP            NAP          NAP
 167          NAP              NAP          NAP                                              NAP            NAP          NAP
 168          36%            08/31/26       NAP                                              NAP            NAP          NAP
 169           9%            07/31/15       Femco                                          8,000             9%       01/31/09
 170          NAP              NAP          NAP                                              NAP            NAP          NAP
 171          NAP              NAP          NAP                                              NAP            NAP          NAP
 172          NAP              NAP          NAP                                              NAP            NAP          NAP
 173          NAP              NAP          NAP                                              NAP            NAP          NAP
 174          10%            11/30/15       1019 Cafe                                      2,200             7%       01/31/16
 175          NAP              NAP          NAP                                              NAP            NAP          NAP
 176          NAP              NAP          NAP                                              NAP            NAP          NAP
 177          NAP              NAP          NAP                                              NAP            NAP          NAP
 178          NAP              NAP          NAP                                              NAP            NAP          NAP
 179          23%            07/31/09       Arborway Metal Finishing                      12,000            12%       09/30/12
 180          10%            09/30/07       White Diamond                                  1,784            10%       02/28/08
 181           7%            06/30/11       Charles Owens Furniture                        5,000             7%       06/30/14
 182          16%            02/28/13       Security Title Agency                          3,818             6%       04/30/07
 183          NAP              NAP          NAP                                              NAP            NAP          NAP
 184          14%            08/31/08       Hackley Hospital (Rehab)                       3,626             8%       10/31/14
 185          23%            12/31/09       Hamburg Gynecology                             3,990             9%       01/31/11
 186          NAP              NAP          NAP                                              NAP            NAP          NAP
 187           8%            06/30/07       Prof. Inst. Of Real Estate                     2,360             8%       12/31/09
 188          10%            07/31/13       GSA                                           14,186            10%       11/30/16
 189          46%            06/30/10       NAP                                              NAP            NAP          NAP
 190          26%            12/31/15       RMC Corporation                                4,818            10%          MTM
 191          NAP              NAP          NAP                                              NAP            NAP          NAP
 192          18%            05/31/07       Winreal Oper. Co., LLC ( Winchell's)           1,200            11%       10/31/10
 193          15%            01/31/13       Yoga Shelter                                   2,245             9%       09/30/11
 194          NAP              NAP          NAP                                              NAP            NAP          NAP
 195          NAP              NAP          NAP                                              NAP            NAP          NAP
 196          NAP              NAP          NAP                                              NAP            NAP          NAP
 197          NAP              NAP          NAP                                              NAP            NAP          NAP
 198          NAP              NAP          NAP                                              NAP            NAP          NAP
 199          18%            02/28/14       T-Mobile                                       3,000            13%       08/31/09
 200          NAP              NAP          NAP                                              NAP            NAP          NAP
 201          NAP              NAP          NAP                                              NAP            NAP          NAP
 202          10%            07/31/09       Rate is Low                                    3,596             7%       08/22/08
 203          10%            09/30/11       Eye Masters                                    4,500             7%       09/30/08
 204          NAP              NAP          NAP                                              NAP            NAP          NAP
 205          19%            11/30/11       Seller's Lease Guaranty                        2,802            13%       11/30/08
 206          NAP              NAP          NAP                                              NAP            NAP          NAP
 207          NAP              NAP          NAP                                              NAP            NAP          NAP
 208          NAP              NAP          NAP                                              NAP            NAP          NAP
 209          NAP              NAP          NAP                                              NAP            NAP          NAP
 210          NAP              NAP          NAP                                              NAP            NAP          NAP
 211          NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 212
212.1         NAP              NAP          NAP                                              NAP            NAP          NAP
212.2         NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 213          NAP              NAP          NAP                                              NAP            NAP          NAP
 214          16%            05/31/10       Visual Photography                             2,435             7%       06/30/07
 215          15%            09/30/07       Mattress 'N' More, Inc.                        3,545             8%       05/31/09
 216          32%            06/30/09       Chinese Shao-Lin Center                          850            17%       09/30/09
 217          11%            05/31/12       Richmond Academy of Medicine                   5,736            10%       07/31/11
 218          21%            01/31/09       Lee's Beauty Supply                            5,236            12%       01/31/12
 219          21%            11/14/11       Moe's Southwest Grill                          2,600            17%       03/31/16
 220          19%            08/31/12       Fresenius Medical Care - MFC                   9,889            18%       12/31/08
 221          NAP              NAP          NAP                                              NAP            NAP          NAP
 222          NAP              NAP          NAP                                              NAP            NAP          NAP
 223          NAP              NAP          NAP                                              NAP            NAP          NAP
 224          NAP              NAP          NAP                                              NAP            NAP          NAP
 225          NAP              NAP          NAP                                              NAP            NAP          NAP
 226          NAP              NAP          NAP                                              NAP            NAP          NAP
 227          NAP              NAP          NAP                                              NAP            NAP          NAP
 228          NAP              NAP          NAP                                              NAP            NAP          NAP
 229          NAP              NAP          NAP                                              NAP            NAP          NAP
 230          NAP              NAP          NAP                                              NAP            NAP          NAP
 231          16%            04/30/13       CDI                                            4,827            12%       02/28/16
 232          NAP              NAP          NAP                                              NAP            NAP          NAP
 233          16%            06/30/10       Harbor Dental                                  3,008            14%       06/30/09
 234          NAP              NAP          NAP                                              NAP            NAP          NAP
 235          35%              MTM          Jnet Direct                                    3,324             8%       05/31/07
 236          NAP              NAP          NAP                                              NAP            NAP          NAP
 237          20%            12/31/07       PetroSkills, LLC                               9,384            16%          MTM
 238          16%            01/31/13       Culver Union OB/GYN                            3,378            11%       01/31/13
 239          NAP              NAP          NAP                                              NAP            NAP          NAP
 240          25%            12/08/11       Elle H. General Partnership                    1,388            15%       02/08/12
 241          NAP              NAP          NAP                                              NAP            NAP          NAP
 242          NAP              NAP          NAP                                              NAP            NAP          NAP
 243          22%            12/31/15       Benderson                                      4,711             9%       12/31/11
 244           9%            01/30/08       Brookline Savings Bank                         3,000             9%       06/30/15
 245          NAP              NAP          NAP                                              NAP            NAP          NAP
 246          37%            12/31/14       General Leasing & Management                   1,736            18%       11/30/18
 247          NAP              NAP          NAP                                              NAP            NAP          NAP
 248          NAP              NAP          NAP                                              NAP            NAP          NAP
 249          11%            02/28/12       American Community Newspapers                  5,438             8%       01/31/12
 250          NAP              NAP          NAP                                              NAP            NAP          NAP
 251           8%            07/31/12       MID Continent Group                            8,800             6%       02/28/10
 252          NAP              NAP          NAP                                              NAP            NAP          NAP
 253          NAP              NAP          NAP                                              NAP            NAP          NAP
 254          NAP              NAP          NAP                                              NAP            NAP          NAP
 255          NAP              NAP          NAP                                              NAP            NAP          NAP
 256          21%            09/30/11       Trent, Tyrell & Associates                     4,508            21%       12/14/11
 257          NAP              NAP          NAP                                              NAP            NAP          NAP
 258          NAP              NAP          NAP                                              NAP            NAP          NAP
 259          13%            07/31/09       Neuro-Ophthalrnology                           5,595            11%       12/31/14
 260          NAP              NAP          NAP                                              NAP            NAP          NAP
 261          NAP              NAP          NAP                                              NAP            NAP          NAP
 262          NAP              NAP          NAP                                              NAP            NAP          NAP
 263          16%            11/30/19       Blue Ash Internal Medicine                     3,209            15%       11/30/19
 264          NAP              NAP          NAP                                              NAP            NAP          NAP
 265          NAP              NAP          NAP                                              NAP            NAP          NAP
 266          NAP              NAP          NAP                                              NAP            NAP          NAP
 267          28%            11/30/10       AArbor International                           2,632             7%       09/30/09
 268          NAP              NAP          NAP                                              NAP            NAP          NAP
 269          NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 270
270.1         NAP              NAP          NAP                                              NAP            NAP          NAP
270.2         NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 271          NAP              NAP          NAP                                              NAP            NAP          NAP
 272          NAP              NAP          NAP                                              NAP            NAP          NAP
 273          36%            01/31/10       INA USA                                        3,019            10%       04/30/08
 274          NAP              NAP          NAP                                              NAP            NAP          NAP
 275          26%            09/30/16       KW                                             4,845            26%       08/31/16
 276           6%            10/31/14       Empire Burger                                  2,048             5%       04/30/10
 277          NAP              NAP          NAP                                              NAP            NAP          NAP
 278          NAP              NAP          NAP                                              NAP            NAP          NAP
 279          NAP              NAP          NAP                                              NAP            NAP          NAP
 280          NAP              NAP          NAP                                              NAP            NAP          NAP
 281          NAP              NAP          NAP                                              NAP            NAP          NAP
 282          NAP              NAP          NAP                                              NAP            NAP          NAP
 283          NAP              NAP          NAP                                              NAP            NAP          NAP
 284          NAP              NAP          NAP                                              NAP            NAP          NAP
 285          14%            04/30/11       Aaron Rent's                                  11,625            12%       04/30/11
 286          17%            02/28/09       William E. Ward, PA                            2,352            12%       01/31/10
 287          10%            04/30/08       Acme Locksmith                                 1,920             9%       02/29/08
 288          NAP              NAP          NAP                                              NAP            NAP          NAP
 289          12%              MTM          Liquitech, Inc                                 5,181            11%       10/31/07
 290          NAP              NAP          NAP                                              NAP            NAP          NAP
 291          NAP              NAP          NAP                                              NAP            NAP          NAP
 292          NAP              NAP          NAP                                              NAP            NAP          NAP
 293          NAP              NAP          NAP                                              NAP            NAP          NAP
 294          NAP              NAP          NAP                                              NAP            NAP          NAP
 295          NAP              NAP          NAP                                              NAP            NAP          NAP
 296          NAP              NAP          NAP                                              NAP            NAP          NAP
 297          NAP              NAP          NAP                                              NAP            NAP          NAP
 298          42%            12/31/10       NAP                                              NAP            NAP          NAP
 299          33%            12/31/10       NAP                                              NAP            NAP          NAP
 300          15%            11/30/15       Supper Thyme USA                               1,849            11%       03/31/11
 301          NAP              NAP          NAP                                              NAP            NAP          NAP
 302          20%            11/30/11       Shoe Show                                      3,225            15%       10/07/11
 303          NAP              NAP          NAP                                              NAP            NAP          NAP
 304          NAP              NAP          NAP                                              NAP            NAP          NAP
 305          21%            03/31/16       Stoneridge Dental                              4,000            20%       08/31/14
 306          18%            03/31/12       Lapel's Dry Cleaning                           1,218            12%       10/31/16
 307          17%            08/31/11       All Plus Beauty Supply                         2,616            12%       10/31/10
 308          25%            06/30/10       R.K. Barnes & Associates                       2,083             9%       04/30/07
 309          20%            04/30/11       Arc Services                                  16,094            17%       10/31/11
 310          NAP              NAP          NAP                                              NAP            NAP          NAP
 311          NAP              NAP          NAP                                              NAP            NAP          NAP
 312          NAP              NAP          NAP                                              NAP            NAP          NAP
 313          33%            10/31/14       Evulve, Inc.                                   5,316            17%       02/28/08
 314          NAP              NAP          NAP                                              NAP            NAP          NAP
 315          15%            11/30/10       Solberg Eye Care                               2,138            11%       12/31/10
 316          NAP              NAP          NAP                                              NAP            NAP          NAP
 317          NAP              NAP          NAP                                              NAP            NAP          NAP
 318          26%            06/01/11       NAP                                              NAP            NAP          NAP
 319          24%            12/31/11       Beneficial NY, Inc.                            2,777            10%       12/31/10
 320          NAP              NAP          NAP                                              NAP            NAP          NAP
 321          16%            12/31/15       Salsarita's Fresh Cantina                      2,150            15%       07/31/15
 322          NAP              NAP          NAP                                              NAP            NAP          NAP
 323          NAP              NAP          NAP                                              NAP            NAP          NAP
 324          NAP              NAP          NAP                                              NAP            NAP          NAP
 325          NAP              NAP          NAP                                              NAP            NAP          NAP
 326          22%            08/31/15       China King                                     3,877             9%       05/31/11
 327           9%            05/31/15       Parpia                                         1,833             8%          MTM
 328          37%            04/30/11       Chase Manhattan Mortgage                       2,621            14%       02/28/09
 329          NAP              NAP          NAP                                              NAP            NAP          NAP
 330          NAP              NAP          NAP                                              NAP            NAP          NAP
 331          NAP              NAP          NAP                                              NAP            NAP          NAP
 332          NAP              NAP          NAP                                              NAP            NAP          NAP
 333          NAP              NAP          NAP                                              NAP            NAP          NAP
 334          NAP              NAP          NAP                                              NAP            NAP          NAP
 335          17%            12/31/07       Renter's Choice                                4,542             8%       08/31/11
 336          22%            01/04/12       Happy Cleaners                                 2,500            19%       02/01/10
 337          NAP              NAP          NAP                                              NAP            NAP          NAP
 338          15%            03/11/10       Family Dollar                                  6,600            15%       12/31/09
 339           8%            02/28/16       NAP                                              NAP            NAP          NAP
 340          NAP              NAP          NAP                                              NAP            NAP          NAP
 341          29%            10/31/11       One Hour Photo                                   533             6%       04/30/09
 342          35%            06/30/11       Panchos Pit                                    2,700            10%       03/31/08
 343          13%            01/31/11       Wells Fargo Home Mortgage                      1,800            11%       06/30/09
 344          14%            12/31/07       Sue Salon                                      1,046             9%       05/30/07
 345          NAP              NAP          NAP                                              NAP            NAP          NAP
 346          NAP              NAP          NAP                                              NAP            NAP          NAP
 347          NAP              NAP          NAP                                              NAP            NAP          NAP
 348          NAP              NAP          NAP                                              NAP            NAP          NAP
 349          NAP              NAP          NAP                                              NAP            NAP          NAP
 350          27%            03/30/14       NAP                                              NAP            NAP          NAP
 351          12%            10/23/16       Kona Coffee                                      960             6%       07/30/11
 352          NAP              NAP          NAP                                              NAP            NAP          NAP
 353          50%            10/31/16                                                          0             0%
 354          34%            07/31/10       Jairaj M. Sanghavi DMG Smoker Shop             1,000            11%       01/31/10
 355          NAP              NAP          NAP                                              NAP            NAP          NAP
 356          26%            03/31/11       Coffee with Cream                              1,500            11%       02/28/11
 357          25%            12/31/08       C&D Ballroom Corp.                             4,602            14%       02/29/12
 358          NAP              NAP          NAP                                              NAP            NAP          NAP
 359          10%              MTM          NAP                                              NAP            NAP          NAP
 360          NAP              NAP          NAP                                              NAP            NAP          NAP
 361          NAP              NAP          NAP                                              NAP            NAP          NAP
 362          29%            07/30/09       HCB Mixes, LLC                                 7,525            21%       11/01/11
 363          NAP              NAP          NAP                                              NAP            NAP          NAP
 364          NAP              NAP          NAP                                              NAP            NAP          NAP
 365          15%            06/30/15       Wireless Warehouse, Inc.                       1,470            14%       08/31/10
 366          14%              MTM          Trader Publishing                              3,200            12%       02/29/08
 367          NAP              NAP          NAP                                              NAP            NAP          NAP
 368          29%            02/28/09       TJ's Liquor                                    1,200            21%       12/31/07
------------------------------------------------------------------------------------------------------------------------------------
 369
369.1         NAP              NAP          NAP                                              NAP            NAP          NAP
369.2         NAP              NAP          NAP                                              NAP            NAP          NAP
------------------------------------------------------------------------------------------------------------------------------------
 370          11%            06/30/09       Saing Treece                                   2,587             5%       08/31/07
 371          NAP              NAP          NAP                                              NAP            NAP          NAP
 372          20%            11/30/18       Christy/Cobb Inc.                              2,836            19%       11/30/18
 373          NAP              NAP          NAP                                              NAP            NAP          NAP
 374          NAP              NAP          NAP                                              NAP            NAP          NAP
 375          13%            12/31/09       Salon De Bella                                 1,050            11%       11/30/07
 376          NAP              NAP          NAP                                              NAP            NAP          NAP
 377          13%            12/03/08       Harmon Southern Homes                          1,350            12%       10/09/11
 378          NAP              NAP          NAP                                              NAP            NAP          NAP
 379          31%            02/29/12       NAP                                              NAP            NAP          NAP
 380          NAP              NAP          NAP                                              NAP            NAP          NAP

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION,
WHICH IS ASSOCIATED WITH THE CLASS WFC-1, WFC-2, WFC-3 AND WFC-4 CERTIFICATES.
THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL
NET MORTGAGE POOL BALANCE.

 6b

                      SECOND
           SECOND       MOST
            MOST      RECENT
          RECENT       YEAR      SECOND MOST
           YEAR      STATEMENT   RECENT YEAR  SECOND MOST  SECOND MOST  SECOND MOST    SECOND MOST     MOST CURRENT
 LOAN    STATEMENT   NUMBER OF    STATEMENT   RECENT YEAR  RECENT YEAR     RECENT    RECENT YEAR NOI  YEAR STATEMENT
NUMBER     TYPE       MONTHS    ENDING DATE     REVENUES     EXPENSES     YEAR NOI    DSCR (NOTE 4)        TYPE
--------------------------------------------------------------------------------------------------------------------

   1     Full Year      12        12/31/05    142,159,494   67,485,616   74,673,878       3.56          Annualized
--------------------------------------------------------------------------------------------------------------------
   2                                                                    102,850,117       1.51
  2.1    Full Year      12        12/31/05    128,507,069   31,374,526   97,132,542                    Trailing-12
  2.2    Full Year      12        12/31/05      4,205,686    1,026,803    3,178,883                    Trailing-12
  2.3    Full Year      12        12/31/05      2,803,791      684,535    2,119,255                    Trailing-12
  2.4    Full Year      12        12/31/05        554,917      135,481      419,436                    Trailing-12
--------------------------------------------------------------------------------------------------------------------
   3     Full Year      12        12/31/05    110,855,344   50,630,671   60,224,673       1.36         Trailing-12
--------------------------------------------------------------------------------------------------------------------
   4     Full Year      12        12/31/05     15,278,681    5,097,320   10,181,361       1.26         Trailing-12
   5     Full Year      12        12/31/05     12,584,959    3,213,546    9,371,414       1.26         Trailing-12
--------------------------------------------------------------------------------------------------------------------
   6     Full Year      12        12/31/04    210,500,537   41,195,725  169,304,812  11.37 (Note 5)     Full Year
   7     Full Year      12        12/31/05    101,023,100   71,472,800   29,550,300       1.20         Trailing-12
   8        UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
--------------------------------------------------------------------------------------------------------------------
   9                                                                     33,949,096       1.89
  9.1    Full Year      12        12/31/05      3,354,234    1,026,633    2,327,601                    Trailing-12
  9.2    Full Year      12        12/31/05      5,185,322    2,964,681    2,220,641                    Trailing-12
  9.3    Full Year      12        12/31/05      6,667,234    3,585,690    3,081,544                    Trailing-12
  9.4    Full Year      12        12/31/05      4,470,196    2,908,199    1,561,998                    Trailing-12
  9.5    Full Year      12        12/31/05      8,803,948    5,075,660    3,728,287                    Trailing-12
  9.6    Full Year      12        12/31/05     10,187,443    5,536,357    4,651,086                    Trailing-12
  9.7    Full Year      12        12/31/05      6,798,230    3,417,283    3,380,948                    Trailing-12
  9.8    Full Year      12        12/31/05      3,265,711    1,814,149    1,451,561                    Trailing-12
  9.9    Full Year      12        12/31/05      8,558,966    5,832,896    2,726,071                    Trailing-12
 9.10    Full Year      12        12/31/05      5,418,993    2,660,292    2,758,701                    Trailing-12
 9.11    Full Year      12        12/31/05      3,669,039    1,702,354    1,966,685                    Trailing-12
 9.12    Full Year      12        12/31/05      4,656,510    5,548,561     -892,051                    Trailing-12
 9.13    Full Year      12        12/31/05      3,144,823    1,806,659    1,338,164                    Trailing-12
 9.14    Full Year      12        12/31/05      1,721,524    1,261,937      459,586                    Trailing-12
 9.15    Full Year      12        12/31/05     15,469,125   12,280,851    3,188,275                    Trailing-12
--------------------------------------------------------------------------------------------------------------------
  10                                                                     37,188,835       1.94
 10.1    Full Year      12        12/31/05     18,980,194   18,051,361      928,833                    Trailing-12
 10.2    Full Year      12        12/31/05     10,490,560    5,145,181    5,345,379                    Trailing-12
 10.3    Full Year      12        12/31/05      2,233,153    1,527,439      705,714                    Trailing-12
 10.4    Full Year      12        12/31/05      6,901,671    5,484,736    1,416,935                    Trailing-12
 10.5    Full Year      12        12/31/05      5,873,297    3,351,298    2,521,999                    Trailing-12
 10.6    Full Year      12        12/31/05      4,635,780    2,990,954    1,644,827                    Trailing-12
 10.7    Full Year      12        12/31/05     10,245,128    8,077,402    2,167,726                    Trailing-12
 10.8    Full Year      12        12/31/05      5,635,501    3,458,857    2,176,644                    Trailing-12
 10.9    Full Year      12        12/31/05      6,241,663    2,741,269    3,500,395                    Trailing-12
 10.10   Full Year      12        12/31/05      3,620,411    1,927,571    1,692,839                    Trailing-12
 10.11   Full Year      12        12/31/05      2,343,185      600,527    1,742,658                    Trailing-12
 10.12   Full Year      12        12/31/05      1,307,525      679,318      628,207                    Trailing-12
 10.13   Full Year      12        12/31/05      5,563,659    2,753,917    2,809,742                    Trailing-12
 10.14   Full Year      12        12/31/05      3,609,432    2,436,468    1,172,964                    Trailing-12
 10.15   Full Year      12        12/31/05      3,776,937    2,745,232    1,031,705                    Trailing-12
 10.16   Full Year      12        12/31/05      3,123,662    2,215,519      908,144                    Trailing-12
 10.17   Full Year      12        12/31/05      3,556,510    1,743,000    1,813,510                    Trailing-12
 10.18   Full Year      12        12/31/05      2,470,901    1,784,459      686,442                    Trailing-12
 10.19   Full Year      12        12/31/05      7,400,252    5,489,196    1,911,057                    Trailing-12
 10.20   Full Year      12        12/31/05     10,545,152    8,162,035    2,383,117                    Trailing-12
--------------------------------------------------------------------------------------------------------------------
  11     Full Year      12        12/31/05     18,153,206    7,235,150   10,918,056       1.32         Trailing-12
  12        UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  13     Full Year      12        12/31/05     45,407,934   35,275,507   10,132,427       1.49         Trailing-12
  14     Full Year      12        12/31/05     14,873,300    7,745,694    7,127,606       1.25          Annualized
  15        UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  16        UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  17     Full Year      12        12/31/05      6,521,544    3,034,751    3,486,793       0.75         Trailing-12
  18     Full Year      12        12/31/05      9,615,390    2,784,177    6,831,213       1.59         Trailing-12
--------------------------------------------------------------------------------------------------------------------
  19                                                                      6,385,173       1.21
 19.1    Full Year      12        12/31/04        600,266      123,507      476,760                     Full Year
 19.2    Full Year      12        12/31/04        707,457      145,561      561,895                     Full Year
 19.3    Full Year      12        12/31/04        267,976       55,137      212,839                     Full Year
 19.4    Full Year      12        12/31/04        278,695       57,342      221,353                     Full Year
 19.5    Full Year      12        12/31/04        225,100       46,315      178,785                     Full Year
 19.6    Full Year      12        12/31/04        192,943       39,699      153,244                     Full Year
 19.7    Full Year      12        12/31/04        235,819       48,520      187,298                     Full Year
 19.8    Full Year      12        12/31/04        525,233      108,068      417,165                     Full Year
 19.9    Full Year      12        12/31/04      1,221,971      251,424      970,546                     Full Year
 19.10   Full Year      12        12/31/04        503,795      103,657      400,138                     Full Year
 19.11   Full Year      12        12/31/04      2,454,660      505,054    1,949,606                     Full Year
 19.12   Full Year      12        12/31/04        825,366      169,822      655,544                     Full Year
--------------------------------------------------------------------------------------------------------------------
  20     Full Year      12        12/31/05      7,499,189    1,921,342    5,577,847       1.58         Trailing-12
  21     Full Year      12        12/31/05      6,966,237    3,322,134    3,644,103       1.02         Trailing-12
  22        UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  23     Full Year      12        12/31/05      5,843,089    2,009,376    3,833,713       1.28          Annualized
  24     Full Year      12        12/31/05      4,798,640    1,685,182    3,113,458       0.97         Trailing-12
  25     Full Year      12        12/31/05      6,555,010    2,680,273    3,874,737       1.52          Annualized
  26     Full Year      12        12/31/05      6,542,774    3,008,035    3,534,739       1.45          Annualized
  27     Full Year      12        12/31/05      5,018,830    2,558,423    2,460,407       1.04         Trailing-12
  28     Full Year      12        12/31/05      5,867,060    2,330,533    3,536,527       1.56          Annualized
  29        UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  30     Full Year      12        12/31/05      3,698,944    1,218,587    2,483,168       0.97          Annualized
  31     Full Year      12        12/31/05      3,674,770    1,603,113    2,071,657       0.80         Trailing-12
--------------------------------------------------------------------------------------------------------------------
  32                                                                      2,755,920       1.04
 32.1    Full Year      12        12/31/05        331,214       69,595      261,619                     Full Year
 32.2    Full Year      12        12/31/05        316,611       66,736      249,875                     Full Year
 32.3    Full Year      12        12/31/05        524,721       95,587      429,134                     Full Year
 32.4    Full Year      12        12/31/05        298,394       76,908      221,487                     Full Year
 32.5    Full Year      12        12/31/05        289,823       38,947      250,876                     Full Year
 32.6    Full Year      12        12/31/05        302,087       51,718      250,369                     Full Year
 32.7    Full Year      12        12/31/05        233,633       43,687      189,946                     Full Year
 32.8       UAV         UAV         UAV               UAV          UAV          UAV                     Full Year
 32.9    Full Year      12        12/31/05        330,251       52,057      278,193                     Full Year
 32.10   Full Year      12        12/31/05        219,061       34,231      184,831                     Full Year
 32.11   Full Year      12        12/31/05        290,298            0      290,298                     Full Year
 32.12   Full Year      12        12/31/05        179,148       29,856      149,292                     Full Year
--------------------------------------------------------------------------------------------------------------------
  33     Full Year      12        12/31/05      5,674,551    2,462,354    3,212,197       1.34         Trailing-12
  34        UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  35     Full Year      12        12/31/05      3,596,241    1,089,566    2,506,675       1.09         Trailing-12
  36     Full Year      12        12/31/05     17,065,629   12,301,866    4,763,763       2.14         Trailing 12
  37     Full Year      12        12/31/05      3,153,257      766,601    2,386,656       1.46          Annualized
  38     Full Year      12        12/31/05      6,139,270    2,889,124    3,250,146       1.56          Annualized
  39     Full Year      12        12/31/05     16,917,521   12,259,120    4,658,401       2.07         Trailing-12
  40     Full Year      12        12/31/05      2,701,375      600,060    2,101,315       1.25          Full Year
  41        UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  42     Full Year      12        12/31/05      4,247,295    1,704,097    2,543,198       1.30          Annualized
  43     Full Year      12        12/31/05      3,527,232    2,171,970    1,355,262       0.71          Full Year
--------------------------------------------------------------------------------------------------------------------
  44     Full Year      12        12/31/05      2,230,081      480,603    1,749,478       0.90          Annualized
  45     Full Year      12        12/31/05        167,724      278,255     -110,531       0.90          Annualized
--------------------------------------------------------------------------------------------------------------------
  46     Full Year      12        12/31/05      3,935,322    1,732,419    2,202,903       1.25         Trailing-12
  47     Full Year      12        12/31/05      3,111,209    1,165,461    1,945,748       1.34          Annualized
  48     Full Year      12        12/31/05      3,151,020    2,082,630    1,068,390       0.59          Full Year
  49        UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  50     Full Year      12        12/31/05      3,804,334    1,682,017    2,122,317       1.24         Trailing-12
  51     Full Year      12        12/31/05      6,945,645    2,872,373    4,073,272       2.81          Annualized
  52     Full Year      12        12/31/05      4,195,839    1,690,884    2,504,955       1.74         Trailing-12
  53        UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing 12
  54        UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  55     Full Year      12        12/31/05      2,014,671      506,007    1,508,664       1.08          Annualized
  56     Full Year      12        12/31/05      3,445,564    1,794,814    1,650,750       1.17         Trailing-12
  57     Full Year      12        12/31/05      2,492,918      633,064    1,859,854       1.59         Trailing-12
--------------------------------------------------------------------------------------------------------------------
  58                                                                      3,136,237       2.16
 58.1    Full Year      12        12/31/05      6,969,264    4,762,329    2,206,935                    Trailing-12
 58.2    Full Year      12        12/31/05      2,071,913    1,142,611      929,302                     Annualized
--------------------------------------------------------------------------------------------------------------------
  59     Full Year      12        12/31/05      7,861,785    4,546,779    3,315,006       2.19         Trailing 12
  60     Full Year      12        12/31/05      3,902,060    2,089,245    1,812,815       1.34         Trailing-12
  61     Full Year      12        12/31/05      1,723,452      647,083    1,076,369       0.96          Annualized
  62     Full Year      12        12/31/05      2,507,630    1,049,348    1,458,282       1.13         Trailing-12
  63     Full Year      12        12/31/05      2,169,714      838,559    1,331,155       1.28          Annualized
  64     Full Year      12        12/31/05      3,247,305    1,230,317    2,016,988       1.59         Trailing-12
  65        UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  66     Full Year      12        12/31/05      1,884,137      926,887      957,250       0.80         Trailing-12
  67     Full Year      12        12/31/05      2,327,251      439,572    1,887,679       1.57         Trailing-12
  68        UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  69        UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  70     Full Year      12        12/31/05      1,871,594      823,764    1,047,830       0.90          Annualized
  71        UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  72        UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing 10
  73        UAV         UAV         UAV               UAV          UAV          UAV        UAV          Trailing 9
--------------------------------------------------------------------------------------------------------------------
  74                                                                      1,903,234       1.62
 74.1    Full Year      12        12/31/05      2,656,573    1,593,981    1,062,592                    Trailing-12
 74.2    Full Year      12        12/31/05      2,509,824    1,669,182      840,642                    Trailing-12
--------------------------------------------------------------------------------------------------------------------
  75     Full Year      12        12/31/05      2,422,124      987,335    1,434,789       1.32          Annualized
  76        UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  77     Full Year      12        12/31/04      1,716,257      515,457    1,200,800       1.15          Full Year
  78     Full Year      12        12/31/05      2,666,059    1,307,779    1,358,280       1.30          Annualized
  79     Full Year      12        12/31/05      7,223,450    5,570,838    1,652,612       1.56         Trailing-12
  80     Full Year      12        12/31/05      2,238,253    1,061,358    1,176,895       1.41         Trailing-12
  81     Full Year      12        12/31/05      1,716,855      402,539    1,314,316       1.61          Full Year
  82        UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  83     Full Year      12        12/31/04      3,387,175    1,991,593    1,395,582       1.31          Full Year
--------------------------------------------------------------------------------------------------------------------
  84                                                                      1,326,320       1.36
 84.1    Full Year      12        12/31/05        194,237       48,378      145,859                     Annualized
 84.2    Full Year      12        12/31/05        520,077      117,376      402,701                     Annualized
 84.3    Full Year      12        12/31/05      1,285,309      507,549      777,760                     Annualized
--------------------------------------------------------------------------------------------------------------------
  85     Full Year      12        12/31/05      1,796,776      655,529    1,141,247       1.41          Full Year
  86     Full Year      12        12/31/05        931,548      292,150      639,397       0.70         Trailing-12
--------------------------------------------------------------------------------------------------------------------
  87     Full Year      12        12/31/05        666,047      315,307      350,740       0.66         Trailing-12
  88     Full Year      12        12/31/05        566,838      301,945      264,893       0.66         Trailing-12
--------------------------------------------------------------------------------------------------------------------
  89                                                                      1,168,525       1.27
 89.1    Full Year      12        12/31/05        235,264       48,952      186,312                     Annualized
 89.2    Full Year      12        12/31/05        162,103       33,730      128,373                     Annualized
 89.3    Full Year      12        12/31/05         50,978       34,635       16,343                     Annualized
 89.4    Full Year      12        12/31/05        162,292       33,262      129,030                     Annualized
 89.5    Full Year      12        12/31/05         52,547       11,122       41,425                     Annualized
 89.6    Full Year      12        12/31/05        178,678       52,536      126,142                    Trailing-12
 89.7    Full Year      12        12/31/05         67,948       11,428       56,520                     Annualized
 89.8    Full Year      12        12/31/05        135,456       40,622       94,834                     Annualized
 89.9    Full Year      12        12/31/05         92,714        7,197       85,517                     Annualized
 89.10   Full Year      12        12/31/05        290,146       69,416      220,730                     Annualized
 89.11   Full Year      12        12/31/05        139,317       56,018       83,299                     Annualized
--------------------------------------------------------------------------------------------------------------------
  90        UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  91     Full Year      12        12/31/05      3,316,228    1,601,745    1,714,483       1.93         Trailing-12
  92        UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  93        UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  94     Full Year      12        12/31/05      2,201,718      820,081    1,381,636       1.65          Annualized
  95     Full Year      12        12/31/05      2,338,759    1,171,122    1,167,637       1.39         Trailing-12
  96     Full Year      12        12/31/05      1,516,228      463,182    1,053,046       1.30          Annualized
  97        UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  98     Full Year      12        12/31/04        914,953       41,043      873,910       1.05          Full Year
  99    Trailing-12     12        07/31/06      1,063,875      243,591      820,284       1.03         Trailing-12
  100    Full Year      12        12/31/05      1,264,903      189,085    1,075,818       1.72         Trailing-12
  101    Full Year      12        12/31/05      3,088,686    1,443,032    1,645,654       2.03         Trailing 12
  102    Full Year      12        12/31/05      1,480,397      861,974      618,423       1.00          Annualized
  103    Full Year      12        12/31/05        254,633      138,104      116,529       0.15          Annualized
--------------------------------------------------------------------------------------------------------------------
  104                                                                     1,277,235       1.64
 104.1   Full Year      12        12/31/05        735,132      165,430      569,702                    Trailing-12
 104.2   Full Year      12        12/31/05        225,282       50,696      174,586                    Trailing-12
 104.3   Full Year      12        12/31/05        272,710       61,369      211,341                    Trailing-12
 104.4   Full Year      12        12/31/05        414,994       93,388      321,606                    Trailing-12
--------------------------------------------------------------------------------------------------------------------
  105    Full Year      12        12/31/05      1,394,943      583,209      811,734       1.11         Trailing-12
  106    Full Year      12        12/31/05      1,597,867      603,056      994,811       1.34          Annualized
  107    Full Year      12        12/31/05      1,188,927      575,653      613,274       1.06          Annualized
  108       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  109    Full Year      12        12/31/05      1,570,636      628,088      942,548       1.29         Trailing-12
  110    Full Year      12        12/31/05      1,208,273      361,389      846,884       1.16         Trailing-12
  111    Full Year      12        12/31/05      2,446,790      693,944    1,752,846       2.42          Annualized
  112    Full Year      12        12/31/05      1,336,116      502,347      833,769       1.16         Trailing-12
  113    Full Year      12        12/31/05      1,465,788      832,941      632,847       0.86         Trailing-12
  114    Full Year      12        12/31/04      1,299,012      356,507      942,506       1.65          Full Year
  115    Full Year      12        12/31/05      1,062,846      333,653      729,193       1.07         Trailing-12
  116    Full Year      12        12/31/05      1,065,697      230,401      835,296       1.21         Trailing-12
  117       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  118    Full Year      12        12/31/05      1,199,810      346,046      853,764       1.53         Trailing-12
--------------------------------------------------------------------------------------------------------------------
  119    Full Year      12        12/31/05      1,577,134      411,514    1,165,620       2.10          Annualized
  120    Full Year      12        12/31/05        447,215      119,722      327,493       2.10         Trailing-12
--------------------------------------------------------------------------------------------------------------------
  121                                                                    13,772,712       1.22
 121.1   Full Year      12        12/31/05      8,456,637    5,471,019    2,985,618                     Full Year
 121.2   Full Year      12        12/31/05     13,179,000    8,993,000    4,186,000                     Full Year
 121.3   Full Year      12        12/31/05      4,596,280    2,875,669    1,720,611                    Trailing-12
 121.4      UAV         UAV         UAV               UAV          UAV          UAV                    Trailing-12
 121.5   Full Year      12        12/31/05     14,737,907   11,476,037    3,261,870                     Full Year
 121.6   Full Year      12        12/31/05      8,216,844    6,598,231    1,618,613                     Full Year
  122    Full Year      12        12/31/05      1,301,569      486,364      815,205       1.23          Annualized
  123       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing 12
  124    Full Year      12        12/31/05      1,213,270      235,094      978,176       1.81          Full Year
  125    Full Year      12        12/31/05      1,332,872      560,969      771,903       1.18          Annualized
  126    Full Year      12        12/31/05      2,616,804    1,675,885      640,919       0.97         Trailing 12
--------------------------------------------------------------------------------------------------------------------
  127                                                                     1,115,752       1.36
 127.1   Full Year      12        12/31/05        286,901       60,511      226,390                    Trailing-12
 127.2   Full Year      12        12/31/05         57,551       12,506       45,045                    Trailing-12
 127.3   Full Year      12        12/31/05        235,000       59,444      175,556                    Trailing-12
 127.4   Full Year      12        12/31/05         60,541       16,681       43,860                    Trailing-12
 127.5   Full Year      12        12/31/05        286,377      164,114      122,263                    Trailing-12
 127.6   Full Year      12        12/31/05        133,752          942      132,810                    Trailing-12
 127.7   Full Year      12        12/31/05        244,943       52,820      192,123                    Trailing-12
 127.8   Full Year      12        12/31/05         66,593       21,815       44,778                    Trailing-12
 127.9   Full Year      12        12/31/05        134,394        1,467      132,927                    Trailing-12
--------------------------------------------------------------------------------------------------------------------
  128    Full Year      12        12/31/05        998,397      326,963      671,434       1.01          Annualized
  129       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  130    Full Year      12        12/31/05      1,521,626      405,008    1,116,618       1.68          Annualized
  131    Full Year      12        12/31/05      1,529,168      822,610      706,558       1.31         Trailing-12
  132    Full Year      12        12/31/05      3,685,181    1,741,146    1,944,035       3.71          Annualized
  133    Full Year      12        12/31/05      1,674,217      721,577      952,640       1.47          Annualized
  134    Full Year      12        12/31/05        813,426      186,385      627,041       1.01          Annualized
  135       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  136    Full Year      12        12/31/05      2,791,591    1,467,227    1,324,364       1.94         Trailing-12
  137    Full Year      12        12/31/05      1,571,219      697,731      873,488       1.41          Annualized
  138    Full Year      12        12/31/05      1,395,951      501,470      894,481       1.48          Annualized
  139       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  140    Full Year      12        12/31/05      2,864,882    1,791,076    1,073,806       1.75          Annualized
  141    Full Year      12        12/31/05      1,442,822      557,703      885,119       1.51          Annualized
  142       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  143    Full Year      12        12/31/05      1,045,329      473,891      571,438       0.96         Trailing-12
  144    Full Year      12        12/31/05      1,146,071      659,388      486,683       0.85         Trailing-12
  145    Full Year      12        12/31/05      2,849,161    1,726,760    1,122,402       2.38          Annualized
  146    Full Year      12        12/31/05      1,452,168      669,318      782,849       1.30         Trailing-12
  147    Full Year      12        12/31/05        763,698      165,348      598,350       1.02          Annualized
  148    Full Year      12        12/31/05      2,195,688    1,528,096      667,592       1.13         Trailing-12
  149       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  150    Full Year      12        12/31/04        785,175      239,483      545,692       0.95          Full Year
  151    Full Year      12        12/31/05      1,090,562      374,651      715,912       1.26          Annualized
  152   Trailing-12     12        06/01/05        709,554      142,812      566,742       1.00          Full Year
  153       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
--------------------------------------------------------------------------------------------------------------------
  154                                                                       644,642       1.06
 154.1   Full Year      12        12/31/05        565,148      194,375      370,773                    Trailing-12
 154.2   Full Year      12        12/31/05        380,452      175,211      205,241                    Trailing-12
 154.3   Full Year      12        12/31/05        201,704      133,076       68,628                    Trailing-12
--------------------------------------------------------------------------------------------------------------------
  155       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  156    Full Year      12        12/31/05      1,248,538      717,009      531,529       1.06         Trailing-12
  157       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  158       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  159       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  160       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  161    Full Year      12        12/31/05        963,118      357,921      605,197       1.15         Trailing-12
--------------------------------------------------------------------------------------------------------------------
  162                                                                           UAV        UAV
 162.1      UAV         UAV         UAV               UAV          UAV          UAV                        UAV
 162.2      UAV         UAV         UAV               UAV          UAV          UAV                        UAV
--------------------------------------------------------------------------------------------------------------------
  163       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  164       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
--------------------------------------------------------------------------------------------------------------------
  165                                                                       813,145       1.47
 165.1   Full Year      12        12/31/05        330,294      119,903      210,391                    Trailing 12
 165.2   Full Year      12        12/31/05        312,400      106,779      205,621                    Trailing 12
 165.3   Full Year      12        12/31/05        555,668      158,535      397,133                    Trailing 12
--------------------------------------------------------------------------------------------------------------------
  166    Full Year      12        12/31/05      1,075,777      622,424      453,353       0.93         Trailing-12
  167    Full Year      12        12/31/05      2,679,978    2,035,854      644,124       1.27         Trailing-12
  168       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  169    Full Year      12        12/31/05        749,897      110,680      639,217       1.30          Full Year
  170    Full Year      12        12/31/05        981,316      395,899      585,417       1.16         Trailing-12
  171       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing 12
  172    Full Year      12        12/31/05      2,425,531    1,383,171    1,042,360       1.83         Trailing-12
  173    Full Year      12        12/31/05      2,006,911    1,559,620      447,291       1.16         Trailing-12
  174   Annualized       5        12/31/05        677,993      126,903      551,090       1.17         Trailing-12
  175    Full Year      12        12/31/05        982,620      434,724      547,896       1.48          Annualized
  176    Full Year      12        12/31/05        475,021       57,768      417,253       1.05          Full Year
  177       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Full Year
  178    Full Year      12        12/31/05      1,890,819    1,486,465      404,354       0.74          Full Year
  179       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  180    Full Year      12        12/31/05        629,938       82,864      547,074       1.52         Trailing-12
  181    Full Year      12        12/31/05        684,346      146,049      538,297       1.26          Annualized
  182    Full Year      12        12/31/04      1,216,911      507,405      709,506       1.08          Full Year
  183    Full Year      12        12/31/05        895,640      340,365      555,275       1.19         Trailing-12
  184    Full Year      12        12/31/05        843,116      188,471      654,645       1.50          Annualized
  185    Full Year      12        12/31/05        608,198      177,182      431,016       1.01          Annualized
  186       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  187       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  188    Full Year      12        12/31/05      1,736,431    1,095,708      640,723       1.53          Annualized
  189    Full Year      12        12/31/05        489,322       69,827      419,495       1.01          Annualized
  190    Full Year      12        12/31/05        937,161      473,716      463,445       1.11          Annualized
  191       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  192    Full Year      12        12/31/05        779,156      344,670      434,486       1.33         Trailing-12
  193    Full Year      12        12/31/05        472,954       53,590      419,364       1.03         Trailing-12
  194    Full Year      12        12/31/05        625,446      183,163      442,283       1.11         Trailing-12
  195    Full Year      12        12/31/05      2,440,702    1,699,790      740,912       1.75         Trailing-12
  196    Full Year      12        12/31/05        677,982      292,385      385,597       1.01         Trailing-12
  197    Full Year      12        12/31/05        735,534            0      735,534       1.00          Full Year
  198    Full Year      12        12/31/05      1,230,519      774,554      455,964       1.17          Annualized
  199       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  200   Trailing 3       3        09/30/06        682,870      287,809      395,061       1.24          Annualized
  201       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  202    Full Year      12        12/31/05      1,096,641      545,247      551,394       1.20          Annualized
  203    Full Year      12        12/31/05        542,955      160,282      382,673       1.03         Trailing-12
  204    Full Year      12        12/31/05      1,854,981    1,170,592      684,390       1.58         Trailing-12
  205       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  206       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  207    Full Year      12        12/31/05      1,317,180      717,560      599,620       2.08          Annualized
  208    Full Year      12        12/31/05      1,728,848    1,079,053      649,795       1.83         Trailing 12
  209       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  210    Full Year      12        12/31/05        909,919      424,133      485,786       1.39         Trailing-12
  211    Full Year      12        12/31/05      1,007,452      479,607      527,846       1.47         Trailing-12
--------------------------------------------------------------------------------------------------------------------
  212                                                                       473,740       1.34
 212.1   Full Year      12        12/31/05        297,711      172,779      124,932                    Trailing-12
 212.2   Full Year      12        12/31/05        558,948      210,140      348,808                    Trailing-12
--------------------------------------------------------------------------------------------------------------------
  213    Full Year      12        12/31/05      1,627,791    1,039,417      588,374       1.51         Trailing 12
  214    Full Year      12        12/31/05        908,685      210,812      697,873       2.51         Trailing-12
  215    Full Year      12        12/31/05        666,336      154,315      512,021       1.51          Annualized
  216    Full Year      12        12/31/05        610,682      204,800      405,882       1.24         Trailing-12
  217    Full Year      12        12/31/05        580,123      319,361      260,763       0.77         Trailing-12
  218    Full Year      12        12/31/05        761,990      195,043      566,946       1.61         Trailing-12
  219       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  220    Full Year      12        12/31/05        381,486      190,994      190,492       0.57         Trailing-12
  221    Full Year      12        12/31/05      1,967,277    1,100,272      867,005       3.14          Annualized
  222       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  223    Full Year      12        12/31/05        925,089      601,103      323,986       1.09          Annualized
  224       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  225    Full Year      12        12/31/05      1,558,953    1,043,115      515,838       1.47         Trailing-12
  226    Full Year      12        12/31/05      1,948,408      986,535      961,873       3.63          Annualized
  227    Full Year      12        12/31/05        404,289      215,903      188,387       0.60         Trailing-12
  228    Full Year      12        12/31/05        587,880      318,140      269,739       0.71         Trailing-12
  229    Full Year      12        12/31/05        879,912      412,536      467,376       1.51         Trailing-12
  230    Full Year      12        12/31/05      1,618,077      854,323      763,754       2.26         Trailing-12
  231    Full Year      12        12/31/05        815,781      404,501      411,280       1.32         Trailing-12
  232    Full Year      12        12/31/05        520,594      302,634      217,960       0.70         Trailing-12
  233    Full Year      12        12/31/05        543,101      175,858      367,243       1.20         Trailing-12
  234   Trailing-12     12        07/31/05        594,620      283,695      310,925       1.04         Trailing-12
  235    Full Year      12        12/31/04        968,977      352,571      616,406       1.62          Full Year
  236    Full Year      12        12/31/05        828,161      289,387      538,774       1.79         Trailing-12
  237    Full Year      12        12/31/05        789,378      461,585      327,794       1.09         Trailing-12
  238    Full Year      12        12/31/05        805,813      243,380      562,433       1.81          Full Year
  239       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  240       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  241       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  242    Full Year      12        12/31/05        809,732      504,382      305,350       1.00         Trailing-12
  243    Full Year      12        12/31/05        523,920      208,869      315,051       1.06          Annualized
  244    Full Year      12        12/31/05        999,040      377,960      621,080       2.55         Trailing-12
  245       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  246       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  247    Full Year      12        12/31/05      1,203,546      564,632      638,914       2.05         Trailing 12
  248       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  249       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  250    Full Year      12        12/31/05        326,622        7,656      318,966       1.15          Full Year
  251    Full Year      12        12/31/05      1,476,864      883,804      593,060       2.54          Annualized
  252    Full Year      12        12/31/05        592,137      248,431      343,706       1.23          Annualized
  253    Full Year      12        12/31/05        859,164      409,556      449,608       1.87         Trailing-12
  254       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  255       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  256       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  257       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  258       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  259    Full Year      12        12/31/05        628,291      308,821      319,470       1.03         Trailing-12
  260    Full Year      12        12/31/05        930,137      489,560      440,577       1.66         Trailing-12
  261       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  262    Full Year      12        12/31/05        484,334      212,520      271,814       1.04         Trailing-12
  263       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  264    Full Year      12        12/31/05        213,733       42,024      171,709       0.66         Trailing-12
  265    Full Year      12        12/31/05        521,839            0      521,839       1.02          Annualized
  266    Full Year      12        12/31/05        623,679      347,998      275,681       1.08          Annualized
  267       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  268    Full Year      12        12/31/05        328,393       24,847      303,546       1.20          Annualized
  269    Full Year      12        12/31/05        537,288      292,231      245,057       0.98         Trailing-12
--------------------------------------------------------------------------------------------------------------------
  270                                                                       330,604       1.25
 270.1   Full Year      12        12/31/05        225,545       29,244      196,301                     Annualized
 270.2   Full Year      12        12/31/05        181,516       47,213      134,303                     Annualized
--------------------------------------------------------------------------------------------------------------------
  271    Full Year      12        12/31/05        502,771      156,532      346,239       1.42         Trailing-12
  272    Full Year      12        12/31/05      1,146,263      833,242      313,021       1.06         Trailing-12
  273       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  274    Full Year      12        12/31/05        496,535      156,423      340,112       1.45         Trailing-12
  275       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  276    Full Year      12        12/31/05        656,327      462,425      193,903       0.76         Trailing-12
  277    Full Year      12        12/31/05        570,389      261,926      308,463       1.31         Trailing-12
  278    Full Year      12        12/31/05         33,888       14,517       19,370       0.08          Full Year
  279       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  280    Full Year      12        12/31/05        836,945      600,486      236,463       0.85         Trailing-12
  281    Full Year      12        12/31/04        463,833      200,431      263,402       1.10          Full Year
  282       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  283       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  284    Full Year      12        12/31/05        466,440      286,381      180,060       0.82         Trailing-12
  285       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Trailing-8
  286    Full Year      12        12/31/05        133,326       58,245       75,080       0.34          Annualized
  287    Full Year      12        12/31/05        237,760       58,841      178,919       0.82         Trailing-12
  288       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  289    Full Year      12        12/31/05        313,361      178,876      134,486       0.62         Trailing-12
  290    Full Year      12        12/31/04        102,243        6,971       95,272       0.45          Full Year
  291       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  292    Full Year      12        12/31/05        743,434      392,547      350,887       1.67         Trailing-12
  293    Full Year      12        12/31/05        443,797      168,403      275,394       1.31         Trailing-12
  294    Full Year      12        12/31/05        315,151        1,700      313,451       1.46         Trailing-12
  295    Full Year      12        12/31/05        688,636      317,971      370,665       1.76         Trailing-12
  296    Full Year      12        12/31/04        504,701        3,357      501,344       1.17          Full Year
  297       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  298       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  299    Full Year      12        12/31/05        309,260       89,842      219,418       1.09          Annualized
  300       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  301    Full Year      12        12/31/05        322,598      250,370       72,228       0.37          Annualized
  302       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  303    Full Year      12        12/31/05        368,591      124,875      243,716       1.16         Trailing-12
  304    Full Year      12        12/31/05        405,765       14,158      391,607       1.78         Trailing-12
  305       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  306       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  307    Full Year      12        12/31/05        229,610       92,285      137,325       0.73          Annualized
  308    Full Year      12        12/31/05        517,297      187,849      329,449       1.77         Trailing-12
  309       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  310    Full Year      12        12/31/05        516,485       62,415      454,070       2.48          Annualized
  311       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  312       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  313    Full Year      12        12/31/05        156,162      124,083       32,079       0.18         Trailing-12
  314    Full Year      12        12/31/05        359,439      289,956       69,483       0.38          Annualized
  315    Full Year      12        12/31/05        151,985       65,838       86,147       0.51         Trailing-12
  316    Full Year      12        12/31/05        345,826      293,710       52,116       0.30         Trailing-12
  317       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  318       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  319    Full Year      12        12/31/05        334,283      110,726      223,557       1.37          Annualized
  320       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  321       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  322       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  323    Full Year      12        12/31/05        723,940      410,569      313,371       1.79         Trailing 12
  324    Full Year      12        12/31/05        418,397      184,576      233,821       1.42         Trailing-12
  325    Full Year      12        12/31/04        499,125        6,372      492,753       2.36          Full Year
  326    Full Year      12        12/31/05        203,693       52,770      150,923       0.98         Trailing-12
  327    Full Year      12        12/31/05        382,247       99,808      282,439       1.80         Trailing-12
  328    Full Year      12        12/31/05        413,521      133,544      279,977       1.80         Trailing-12
  329    Full Year      12        12/31/04         79,021       10,401       68,620       0.44          Full Year
  330       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  331    Full Year      12        12/31/05        455,048      270,720      184,328       1.18         Trailing-12
  332       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  333       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  334       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  335    Full Year      12        12/31/05        290,514       73,282      217,232       1.47         Trailing-12
  336       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  337       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  338    Full Year      12        12/31/05        342,967       96,522      246,445       1.75         Trailing-12
  339       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  340       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  341    Full Year      12        12/31/05        182,753       53,143      129,609       0.91         Trailing-12
  342    Full Year      12        12/31/05        330,918      118,907      212,011       1.51          Annualized
  343       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Annualized
  344    Full Year      12        12/31/05        294,764       91,449      203,316       1.46         Trailing-12
  345    Full Year      12        12/31/05        206,560       24,414      182,146       1.34          Annualized
  346    Full Year      12        12/31/05        211,893       71,514      140,379       1.02         Trailing-12
  347    Full Year      12        12/31/05        507,896      180,295      327,601       2.44         Trailing-12
  348       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  349   Trailing-12     12        09/30/06        361,248      166,109      195,139       1.47         Trailing-12
  350       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  351       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  352       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  353       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  354    Full Year      12        12/31/05        190,869       55,504      135,365       1.16         Trailing-12
  355    Full Year      12        12/31/05        164,250      131,421       32,829       0.27          Annualized
  356       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Full Year
  357    Full Year      12        12/31/05        404,052      206,866      197,186       1.72         Trailing-12
  358    Full Year      12        12/31/05        326,436      259,694       66,742       0.56         Trailing 12
  359    Full Year      12        12/31/05        243,142       58,321      184,821       1.65         Trailing-12
  360       UAV         UAV         UAV               UAV          UAV          UAV        UAV         Trailing-12
  361    Full Year      12        12/31/05        290,168      147,360      142,808       1.28          Annualized
  362    Full Year      12        12/31/05        186,308       60,189      126,119       1.20          Annualized
  363    Full Year      12        12/31/05        261,953       94,059      167,894       1.51         Trailing-12
  364    Full Year      12        12/31/05         63,435       33,964       29,471       0.28         Trailing-12
  365       UAV         UAV         UAV               UAV          UAV          UAV        UAV          Full Year
  366    Full Year      12        12/31/04        246,462       82,075      164,387       1.67             UAV
  367    Full Year      12        12/31/05        240,463      116,704      123,759       1.26         Trailing-12
  368    Full Year      12        12/31/05        112,513       32,718       79,795       0.88         Trailing-12
--------------------------------------------------------------------------------------------------------------------
  369                                                                       152,240       1.62
 369.1   Full Year      12        12/31/05         98,746       14,693       84,053                    Trailing-12
 369.2   Full Year      12        12/31/05         84,215       16,028       68,187                    Trailing-12
--------------------------------------------------------------------------------------------------------------------
  370    Full Year      12        12/31/05        633,753      177,572      456,182       5.07         Trailing-12
  371       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  372    Full Year      12        12/31/05        261,850      134,752      127,098       1.33         Trailing-12
  373    Full Year      12        12/31/05        228,917       79,609      149,308       1.65         Trailing-12
  374       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  375    Full Year      12        12/31/05        146,211       20,207      126,004       1.43         Trailing-12
  376    Full Year      12        12/31/05        225,082       74,101      150,981       1.54         Trailing-12
  377    Full Year      12        12/31/05        209,220       72,210      137,010       1.58          Annualized
  378       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  379       UAV         UAV         UAV               UAV          UAV          UAV        UAV             UAV
  380    Full Year      12        12/31/05        166,440       45,109      121,331       1.50         Trailing-12

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION,
WHICH IS ASSOCIATED WITH THE CLASS WFC-1, WFC-2, WFC-3 AND WFC-4 CERTIFICATES.
THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL
NET MORTGAGE POOL BALANCE.

  6b                                                                                  9.24 (Note 9)

         MOST CURRENT                                                                MOST CURRENT
        YEAR STATEMENT   MOST CURRENT                                                  YEAR NOI
 LOAN      NUMBER OF    YEAR STATEMENT   MOST CURRENT   MOST CURRENT  MOST CURRENT       DSCR          U/W          U/W
NUMBER      MONTHS        ENDING DATE   YEAR REVENUES  YEAR EXPENSES    YEAR NOI       (NOTE 4)     REVENUES     EXPENSES
--------------------------------------------------------------------------------------------------------------------------

  1           9            09/30/06       144,413,156     65,632,411    78,780,745      3.75       145,982,248  73,902,283
--------------------------------------------------------------------------------------------------------------------------
  2                                                                    107,239,288      1.57
 2.1          12           05/31/06       133,156,698     31,878,984   101,277,714                 152,823,180  36,151,909
 2.2          12           05/31/06         4,357,856      1,043,312     3,314,543                   5,001,486   1,183,153
 2.3          12           05/31/06         2,905,237        695,541     2,209,696                   3,334,324     788,769
 2.4          12           05/31/06           574,995        137,659       437,336                     659,918     156,111
--------------------------------------------------------------------------------------------------------------------------
  3           12           08/31/06       112,151,898     52,780,467    59,371,431      1.34       115,016,535  49,097,538
--------------------------------------------------------------------------------------------------------------------------
  4           12           08/31/06        16,024,744      5,375,659    10,649,085      1.32        16,362,335   5,968,831
  5           12           08/31/06        13,130,247      3,231,399     9,898,849      1.32        13,250,921   3,280,003
--------------------------------------------------------------------------------------------------------------------------
  6           12           12/31/05        77,958,182     43,281,086    34,677,096  2.33 (Note 5)   67,524,588  44,930,862
  7           12           08/31/06       109,598,300     76,793,900    32,804,400      1.33       126,986,000  85,773,510
  8           12           10/31/06        12,045,770      7,811,634     4,234,137      0.31        33,029,623   9,021,766
--------------------------------------------------------------------------------------------------------------------------
  9                                                                     33,208,972      1.84
 9.1          12           09/30/06         3,687,520      1,146,230     2,541,290                   3,655,943   1,164,416
 9.2          12           09/30/06         4,908,469      2,925,335     1,983,134                   4,687,956   2,796,685
 9.3          12           09/30/06         6,608,744      3,532,656     3,076,088                   6,669,551   3,522,017
 9.4          12           09/30/06         4,669,402      3,207,258     1,462,144                   4,731,980   3,271,066
 9.5          12           09/30/06         9,574,139      5,151,467     4,422,672                   9,645,830   5,304,176
 9.6          12           09/30/06        10,350,721      5,728,440     4,622,281                  10,572,466   5,889,667
 9.7          12           09/30/06         6,997,235      3,749,886     3,247,349                   7,196,599   4,007,569
 9.8          12           09/30/06         2,796,185      1,761,063     1,035,122                   2,593,598   1,770,709
 9.9          12           09/30/06         8,308,720      5,687,278     2,621,442                   8,213,278   5,610,056
9.10          12           09/30/06         5,680,299      2,951,607     2,728,692                   5,623,661   2,858,233
9.11          12           09/30/06         3,676,755      1,865,297     1,811,458                   3,884,613   1,963,164
9.12          12           09/30/06         5,247,509      4,948,654       298,855                   4,593,934   4,064,691
9.13          12           09/30/06         3,419,387      1,883,430     1,535,957                   3,353,313   1,838,340
9.14          12           09/30/06         1,672,782      1,372,609       300,173                   1,617,455   1,346,250
9.15          12           09/30/06        14,003,784     12,481,469     1,522,315                  13,639,069  12,106,373
--------------------------------------------------------------------------------------------------------------------------
 10                                                                     37,446,508      1.96
10.1          12           09/30/06        16,751,651     16,533,408       218,243                  16,448,751  13,802,942
10.2          12           09/30/06         9,614,746      4,665,222     4,949,524                   9,655,201   4,573,737
10.3          12           09/30/06         2,660,959      1,481,638     1,179,321                   2,827,338   1,381,850
10.4          12           09/30/06         5,716,028      5,017,509       698,519                   5,841,657   4,919,831
10.5          12           09/30/06         5,958,522      3,829,769     2,128,753                   6,074,977   3,935,747
10.6          12           09/30/06         4,621,205      3,268,423     1,352,782                   4,470,827   3,020,007
10.7          12           09/30/06        10,858,084      8,092,598     2,765,486                  10,996,308   7,633,153
10.8          12           09/30/06         5,732,905      3,512,013     2,220,892                   5,647,211   3,429,960
10.9          12           09/30/06         6,204,418      2,923,490     3,280,928                   6,389,254   3,025,554
10.10         12           09/30/06         4,708,349      2,159,414     2,548,935                   4,156,387   1,975,143
10.11         12           09/30/06         2,388,643        641,596     1,747,047                   2,365,530     697,191
10.12         12           09/30/06         1,376,449        687,537       688,912                   1,163,773     655,240
10.13         12           09/30/06         5,882,417      3,078,945     2,803,472                   6,003,360   3,190,560
10.14         12           09/30/06         3,624,795      2,470,323     1,154,472                   3,727,253   2,516,402
10.15         12           09/30/06         4,123,514      2,844,031     1,279,483                   3,696,335   2,932,699
10.16         12           09/30/06         3,083,963      2,153,164       930,799                   3,087,682   2,109,136
10.17         12           09/30/06         3,499,647      1,759,186     1,740,461                   3,243,941   1,776,391
10.18         12           09/30/06         2,793,739      1,855,339       938,400                   2,891,440   1,803,724
10.19         12           09/30/06         5,772,705      4,108,232     1,664,473                   5,443,911   3,611,479
10.20         12           09/30/06        12,354,210      9,198,604     3,155,606                  12,454,341   8,478,811
--------------------------------------------------------------------------------------------------------------------------
 11           12           09/30/06        17,743,418      7,357,193    10,386,225      1.26        20,499,039   7,683,621
 12          UAV             UAV                  UAV            UAV           UAV       UAV        17,525,258   5,254,990
 13           12           10/31/06        48,631,468     36,593,601    12,037,867      1.77        50,576,727  38,468,140
 14           9            09/30/06        14,180,309      8,068,305     6,112,004      1.07        15,384,196   7,949,725
 15           10           10/31/06        47,175,546     31,503,924    15,671,622      2.22        48,864,746  32,589,678
 16          UAV             UAV                  UAV            UAV           UAV       UAV        10,529,734   2,594,983
 17           12           11/30/06         7,231,812      2,800,530     4,431,282      0.96         7,448,710   2,695,353
 18           12           08/31/06        10,270,656      2,909,021     7,361,635      1.71         9,787,422   2,977,755
--------------------------------------------------------------------------------------------------------------------------
 19                                                                      6,784,085      1.29
19.1          12           12/31/05           689,020        182,475       506,545                     721,177     191,420
19.2          12           12/31/05           812,059        215,060       596,999                     849,958     225,602
19.3          12           12/31/05           307,598         81,462       226,136                     321,954      85,455
19.4          12           12/31/05           319,902         84,720       235,182                     334,832      88,873
19.5          12           12/31/05           258,382         68,428       189,954                     270,441      71,782
19.6          12           12/31/05           221,471         58,653       162,818                     231,807      61,528
19.7          12           12/31/05           270,686         71,687       199,000                     283,319      75,201
19.8          12           12/31/05           602,892        159,665       443,227                     631,030     167,492
19.9          12           12/31/05         1,402,647        371,467     1,031,181                   1,468,110     389,676
19.10         12           12/31/05           578,284        153,148       425,136                     605,273     160,656
19.11         12           12/31/05         2,817,599        746,192     2,071,407                   2,949,098     782,769
19.12         12           12/31/05           947,402        250,903       696,499                     991,618     263,202
--------------------------------------------------------------------------------------------------------------------------
 20           12           10/31/06         7,540,818      1,794,552     5,746,266      1.62         7,262,503   1,839,355
 21           12           11/30/06         7,423,927      3,155,455     4,268,472      1.19         7,649,152   3,267,598
 22           10           10/31/06         5,874,281      2,464,715     3,409,566      1.07         6,616,517   2,678,344
 23           9            09/30/06         6,563,183      2,015,961     4,547,222      1.52         6,555,559   2,197,358
 24           12           11/30/06         4,998,794      1,846,930     3,151,864      0.98         5,112,190   1,845,300
 25           11           11/30/06         7,611,555      3,087,797     4,523,759      1.78         6,425,483   2,696,525
 26           7            07/31/06         6,360,874      2,078,820     4,282,054      1.76         7,139,223   3,432,118
 27           12           10/31/06         5,356,747      2,608,818     2,747,929      1.17         5,421,167   2,555,450
 28           10           10/31/06         6,218,459      2,381,785     3,836,674      1.70         6,278,115   2,335,645
 29           10           10/31/06         2,162,368        185,413     1,976,955      0.76         4,006,504     889,903
 30           11           11/30/06         4,107,005      1,224,545     2,882,460      1.12         4,875,900   1,682,824
 31           12           11/30/06         2,376,788      1,481,031       895,757      0.34         4,606,531   1,973,871
--------------------------------------------------------------------------------------------------------------------------
 32                                                                      2,852,603      1.08
32.1          12           12/31/06           310,192         68,663       241,528                     291,728      76,367
32.2          12           12/31/06           297,797         54,478       243,319                     308,638      73,825
32.3          12           12/31/06           492,685         90,569       402,116                     526,919     118,427
32.4          12           12/31/06           289,665         47,537       242,128                     311,141      23,299
32.5          12           12/31/06           278,822         46,652       232,170                     296,704      74,855
32.6          12           12/31/06           293,643         60,471       233,172                     318,420      78,881
32.7          12           12/31/06           217,753         41,218       176,535                     228,523      66,084
32.8          12           12/31/06           309,514         54,823       254,691                     284,865      97,398
32.9          12           12/31/06           341,180         27,146       314,035                     381,742      77,448
32.10         12           12/31/06           197,082         41,704       155,378                     229,948      60,778
32.11         12           12/31/06           275,976         47,687       228,289                     293,824      77,439
32.12         12           12/31/06           169,329         40,084       129,244                     198,273      57,491
--------------------------------------------------------------------------------------------------------------------------
 33           12           10/31/06         6,563,090      2,720,446     3,842,644      1.60         6,429,563   3,117,277
 34          UAV             UAV                  UAV            UAV           UAV       UAV         3,715,099   1,013,976
 35           12           11/30/06         3,801,321      1,121,327     2,679,994      1.17         3,758,583   1,388,189
 36           12           10/31/06        18,516,874     12,955,084     5,561,790      2.50        18,516,874  13,727,177
 37           10           10/31/06         3,494,668        998,106     2,496,562      1.52         3,521,645   1,349,192
 38           9            09/30/06         5,928,226      3,002,327     2,925,899      1.40         5,711,973   3,087,695
 39           12           10/31/06        18,617,649     13,591,083     5,026,566      2.23        18,617,649  13,823,573
 40           12           12/31/06         3,093,497        726,925     2,366,572      1.41         3,293,227     740,245
 41          UAV             UAV                  UAV            UAV           UAV       UAV         4,272,430   1,803,562
 42           7            07/31/06         5,014,085      2,069,922     2,944,164      1.50         5,184,647   2,327,822
 43           12           12/31/06         4,280,194      2,276,049     2,004,145      1.05         4,280,194   2,273,140
--------------------------------------------------------------------------------------------------------------------------
 44           9            09/30/06         2,288,488        532,760     1,755,728      1.07         2,422,316     528,830
 45           9            09/30/06           456,608        258,513       198,095      1.07           699,808     189,733
--------------------------------------------------------------------------------------------------------------------------
 46           12           10/31/06         3,976,162      1,801,390     2,174,772      1.23         4,046,639   1,824,304
 47           11           11/30/06         3,251,244      1,340,205     1,911,039      1.32         3,243,681   1,391,600
 48           12           12/31/06         3,931,806      2,144,089     1,787,717      0.98         4,348,095   2,254,254
 49          UAV             UAV                  UAV            UAV           UAV       UAV         3,151,514     872,965
 50           12           10/31/06         3,877,557      1,553,943     2,323,614      1.36         4,003,262   1,723,450
 51           6            06/30/06         7,553,190      3,251,472     4,301,718      2.96         6,885,312   3,582,811
 52           12           10/31/06         1,889,037      1,587,536       301,501      0.21         3,781,963   1,777,088
 53           12           11/30/06         3,263,846      1,493,047     1,770,800      1.10         3,438,003   1,475,474
 54          UAV             UAV                  UAV            UAV           UAV       UAV         2,301,244     476,075
 55           10           10/31/06         2,217,307        502,222     1,715,085      1.22         2,324,323     557,101
 56           12           09/30/06         3,432,950      1,802,426     1,630,524      1.15         3,607,758   1,715,447
 57           12           09/30/06         2,541,446        634,320     1,907,126      1.63         2,457,361     614,469
--------------------------------------------------------------------------------------------------------------------------
 58                                                                      3,951,753      2.72
58.1          12           08/31/06         8,237,161      5,261,968     2,975,193                   4,056,534   2,918,474
58.2          8            08/31/06         2,559,675      1,583,115       976,560                   2,559,675   1,558,443
--------------------------------------------------------------------------------------------------------------------------
 59           12           09/30/06         7,946,786      4,718,555     3,228,231      2.13         7,946,786   5,036,129
 60           12           10/31/06         3,514,646      2,079,526     1,435,120      1.06         3,359,546   1,787,749
 61           9            09/30/06         1,698,857        697,071     1,001,787      0.90         2,434,281     749,856
 62           12           10/31/06         2,580,871      1,001,099     1,579,772      1.22         2,645,642     959,279
 63           11           11/30/06         2,240,978        989,880     1,251,098      1.20         2,239,940     988,816
 64           12           10/31/06         2,999,047        985,067     2,013,980      1.59         2,979,774   1,277,764
 65          UAV             UAV                  UAV            UAV           UAV       UAV         1,888,973     438,698
 66           12           11/30/06         1,865,800      1,006,869       858,931      0.72         2,233,806     974,514
 67           12           06/30/06         2,318,162        434,473     1,883,689      1.57         2,223,982     561,344
 68          UAV             UAV                  UAV            UAV           UAV       UAV         1,741,267     449,640
 69           9            09/30/06         1,583,552        386,494     1,197,058      1.20         2,146,003     657,294
 70           10           10/31/06         1,991,491        892,395     1,099,096      0.94         2,378,740     904,084
 71           12           12/31/06         2,556,992        872,303     1,684,689      1.41         2,429,094     899,556
 72           10           10/31/06         2,746,796      1,820,755     1,693,681      1.47         4,431,835   2,596,738
 73           9            10/31/06         4,147,542      2,614,509     1,533,033      1.36         5,328,043   3,524,051
--------------------------------------------------------------------------------------------------------------------------
 74                                                                      1,872,751      1.59
74.1          12           10/31/06         2,831,238      1,807,885     1,023,353                   2,831,238   1,835,012
74.2          12           10/31/06         2,493,508      1,644,110       849,398                   2,563,636   1,750,638
--------------------------------------------------------------------------------------------------------------------------
 75           6            06/30/06         2,814,965        832,811     1,982,154      1.83         2,819,473   1,204,544
 76          UAV             UAV                  UAV            UAV           UAV       UAV         1,744,186     405,206
 77           12           12/31/05         1,686,144        550,409     1,135,735      1.09         1,817,684     403,129
 78           11           11/30/06         2,619,040      1,535,621     1,083,419      1.04         2,835,150   1,339,874
 79           12           07/31/06         7,046,396      5,383,127     1,663,269      1.57         7,046,396   5,270,179
 80           12           09/30/06         2,254,776      1,042,231     1,212,545      1.45         2,337,011   1,057,003
 81           12           12/31/06         1,784,057        341,968     1,442,089      1.77         1,891,018     326,920
 82           10           10/31/06           764,321        400,973       363,348      0.37         1,621,683     375,670
 83           12           12/31/05         3,823,233      2,145,152     1,678,081      1.57         3,834,106   1,932,690
--------------------------------------------------------------------------------------------------------------------------
 84                                                                      1,352,584      1.38
84.1          5            05/31/06           179,810         35,371       144,439                     190,806      46,797
84.2          5            05/31/06           490,214         78,835       411,379                     299,500     115,320
84.3          5            05/31/06         1,223,222        426,456       796,766                   1,781,176     532,369
--------------------------------------------------------------------------------------------------------------------------
 85           12           12/31/06         1,890,565        685,917     1,204,648      1.49         1,814,881     717,252
 86           12           11/30/06         1,230,218        290,288       939,930      1.04         1,272,983     326,259
--------------------------------------------------------------------------------------------------------------------------
 87           12           09/30/06           925,092        364,250       560,842      1.00         1,038,100     359,487
 88           12           09/30/06           696,974        325,531       371,443      1.00           781,364     323,217
--------------------------------------------------------------------------------------------------------------------------
 89                                                                      1,301,420      1.41
89.1          9            09/30/06           239,991         52,761       187,230                     224,053      52,369
89.2          9            09/30/06           176,661         39,935       136,727                     177,204      40,577
89.3          9            09/30/06           214,101         33,619       180,483                     209,149      57,600
89.4          9            09/30/06           167,967         32,283       135,684                     182,186      54,993
89.5          9            09/30/06            50,263         15,028        35,235                      51,856      16,086
89.6          12           09/30/06           157,872         53,239       104,633                     188,329      68,767
89.7          9            09/30/06            74,869         15,440        59,429                      72,188      17,102
89.8          9            09/30/06           177,185         46,215       130,971                     186,352      50,001
89.9          9            09/30/06           103,572          5,820        97,752                      98,392      10,906
89.10         9            09/30/06           212,145         62,099       150,047                     203,638      72,339
89.11         9            09/30/06           103,540         20,311        83,229                     132,693      61,773
--------------------------------------------------------------------------------------------------------------------------
 90          UAV             UAV                  UAV            UAV           UAV       UAV         1,158,441      23,169
 91           12           09/30/06         3,416,541      1,625,165     1,791,376      2.02         3,279,525   1,596,827
 92           6            06/30/06         1,509,086        430,987     1,078,099      1.21         1,560,126     472,683
 93          UAV             UAV                  UAV            UAV           UAV       UAV         1,448,076     403,163
 94           10           10/31/06         1,089,084              0     1,089,084      1.30         1,113,684      33,411
 95           12           08/31/06         2,433,883      1,258,824     1,175,059      1.40         2,444,913   1,337,341
 96           7            07/31/06         1,178,020        311,776       866,244      1.07         1,443,201     407,708
 97           9            09/30/06         1,294,610        473,561       821,050      1.02         1,816,297     804,893
 98           12           12/31/05           907,441         20,748       886,693      1.07           917,654      44,880
 99           12           09/30/06         1,062,869        208,774       854,095      1.08         1,422,267     424,181
 100          12           10/30/06         1,250,907        213,083     1,037,824      1.66         1,405,043     346,938
 101          12           09/30/06         3,509,771      1,663,925     1,845,845      2.28         3,322,496   2,072,472
 102          11           11/30/06         1,679,442        904,986       774,456      1.25         1,729,915     893,731
 103          12           12/31/06         1,150,053        216,632       933,421      1.24         1,244,307     314,660
--------------------------------------------------------------------------------------------------------------------------
 104                                                                     1,293,915      1.66
104.1         12           09/30/06           722,903        145,761       577,142                     741,093     272,982
104.2         12           09/30/06           221,535         44,669       176,866                     227,109      83,656
104.3         12           09/30/06           268,174         54,073       214,101                     274,922     101,268
104.4         12           09/30/06           408,090         82,284       325,806                     418,359     154,103
--------------------------------------------------------------------------------------------------------------------------
 105          12           08/31/06         1,476,154        513,163       962,991      1.32         1,454,838     513,485
 106          11           11/30/06         1,746,928        743,339       997,589      1.34         1,775,016     719,338
 107          11           11/01/06         1,344,554        561,279       783,275      1.35         1,358,497     550,285
 108          12           11/30/06           667,288        165,309       501,979      0.68         1,214,404     258,811
 109          12           10/31/06         1,580,618        637,542       943,076      1.29         1,561,001     634,628
 110          12           10/31/06         1,231,326        332,971       898,355      1.23         1,229,846     311,635
 111          11           11/30/06         2,363,704        680,242     1,683,462      2.33         2,404,343     760,169
 112          12           11/30/06         1,441,730        609,455       832,275      1.16         1,470,749     586,117
 113          12           08/31/06         1,092,795        995,301        97,494      0.13         1,971,898     949,352
 114          12           12/31/05         1,141,733        320,261       821,472      1.44         1,219,147     390,762
 115          12           09/30/06           973,582        298,329       675,253      0.99         1,277,701     393,898
 116          12           10/31/06         1,151,340        238,615       912,725      1.33         1,113,231     268,650
 117          12           10/31/06           715,813        171,891       543,922      0.97         1,122,543     221,656
 118          12           09/30/06         1,248,515        284,426       964,089      1.73         1,237,810     358,485
--------------------------------------------------------------------------------------------------------------------------
 119          12           12/31/06         1,681,535        361,813     1,319,722      2.41         1,699,985     460,993
 120          12           12/31/06           531,473        140,051       391,422      2.41           562,634     172,940
--------------------------------------------------------------------------------------------------------------------------
 121                                                                    20,914,762      1.85
121.1         12           12/31/06         9,467,238      5,585,870     3,881,368                   9,467,238   5,682,102
121.2         12           12/31/06        13,380,464      8,879,190     4,501,274                  13,380,464   8,887,233
121.3         12           10/31/06         4,648,421      3,058,177     1,590,244                   4,648,421   3,103,657
121.4         12           10/31/06        13,326,400      8,705,082     4,621,318                  13,326,400   8,969,335
121.5         12           12/31/06        16,704,048     12,481,959     4,222,089                  16,704,048  12,662,209
121.6         12           12/31/06         9,115,592      7,017,123     2,098,469                   9,115,592   7,018,594
 122          11           11/30/06         1,397,432        508,876       888,563      1.34         1,359,404     521,064
 123          12           10/31/06         2,670,971      1,593,114     1,077,857      1.60         2,670,971   1,641,292
 124          12           12/31/06         1,258,175        246,484     1,011,691      1.87         1,320,902     286,111
 125          12           08/31/06         1,334,168        555,702       778,466      1.19         1,389,141     501,792
 126          12           11/30/06         2,645,716      1,749,338       896,377      1.36         2,645,716   1,682,261
--------------------------------------------------------------------------------------------------------------------------
 127                                                                     1,121,720      1.37
127.1         12           07/31/06           197,256         43,534       153,722                     310,918      72,204
127.2         12           12/31/06            57,862         10,994        46,868                      55,152      14,357
127.3         12           07/31/06           124,908         35,103        89,805                     201,787      61,508
127.4         12           12/31/06            65,839         21,526        44,313                      77,099      26,807
127.5         12           12/31/06           316,742         76,194       240,548                     350,004     123,967
127.6         12           12/31/06           133,752          3,797       129,955                     164,894      53,756
127.7         12           12/31/06           260,404         48,333       212,071                     243,978      63,184
127.8         12           12/31/06            92,971         22,957        70,014                      96,316      26,409
127.9         12           12/31/06           134,424              0       134,424                     170,418      72,144
--------------------------------------------------------------------------------------------------------------------------
 128          8            12/31/06         1,030,476        351,024       679,452      1.03         1,110,681     380,584
 129          12           10/31/06           667,426        233,425       434,001      0.68         1,075,844     383,545
 130          12           12/31/06         1,684,550        389,607     1,294,943      1.94         1,653,988     418,378
 131          12           11/30/06         1,735,159        875,049       860,110      1.60         1,747,269     883,432
 132          6            06/30/06         3,730,408      1,939,786     1,790,622      3.41         3,763,640   2,062,066
 133          11           11/30/06         1,730,994        659,912     1,071,084      1.65         1,722,233     705,714
 134          11           11/30/06           932,879        218,528       714,351      1.15         1,004,349     254,760
 135         UAV             UAV                  UAV            UAV           UAV       UAV         1,030,272     190,450
 136          12           09/30/06         3,225,421      1,632,635     1,592,786      2.33         2,564,115   1,348,479
 137          12           10/31/06         1,566,340        735,509       830,831      1.35         1,569,998     735,436
 138          9            09/30/06         1,336,419        501,623       834,797      1.38         1,302,099     430,631
 139         UAV             UAV                  UAV            UAV           UAV       UAV           996,644     166,132
 140          7            07/31/06         2,942,910      1,911,887     1,031,023      1.68         2,941,424   1,838,900
 141          9            09/30/06         1,625,846        498,929     1,126,919      1.93         1,805,887     591,705
 142         UAV             UAV                  UAV            UAV           UAV       UAV           968,549     204,106
 143          12           09/30/06         1,104,618        484,923       619,695      1.04         1,137,628     509,781
 144          12           10/31/06         1,282,245        699,791       582,454      1.02         1,303,347     596,551
 145          9            09/30/06         2,892,053      1,742,946     1,149,107      2.44         2,992,085   1,922,598
 146          12           12/31/06         1,454,832        719,683       735,149      1.22         1,483,324     717,790
 147          11           11/30/06           775,650        124,243       651,407      1.11           954,561     253,809
 148          12           10/31/06         2,621,651      1,583,269     1,038,382      1.76         2,621,651   1,694,437
 149          12           09/30/06           992,885        518,512       474,373      0.83         1,232,350     531,765
 150          12           12/31/05           819,652        226,616       593,036      1.03         1,015,892     265,440
 151          10           10/31/06         1,111,770        412,361       699,409      1.23         1,094,878     353,212
 152          12           12/31/06           695,689        138,505       557,184      0.99           797,604     153,244
 153         UAV             UAV                  UAV            UAV           UAV       UAV         1,033,967     301,679
--------------------------------------------------------------------------------------------------------------------------
 154                                                                       753,120      1.24
154.1         12           09/30/06           621,676        210,897       410,779                     613,136     240,347
154.2         12           09/30/06           465,558        196,181       269,377                     473,890     197,375
154.3         12           09/30/06           227,714        154,750        72,964                     285,521     154,945
--------------------------------------------------------------------------------------------------------------------------
 155         UAV             UAV                  UAV            UAV           UAV       UAV         1,593,794     847,310
 156          12           08/31/06         1,345,633        692,859       652,774      1.31         1,398,647     751,382
 157         UAV             UAV                  UAV            UAV           UAV       UAV           834,790     116,191
 158          10           10/31/06         1,176,438        415,020       761,418      1.41         1,129,198     401,322
 159         UAV             UAV                  UAV            UAV           UAV       UAV         1,444,552     539,610
 160         UAV             UAV                  UAV            UAV           UAV       UAV           937,574     233,768
 161          12           10/31/06           998,860        380,397       618,463      1.18         1,010,550     378,580
--------------------------------------------------------------------------------------------------------------------------
 162                                                                           UAV       UAV
162.1        UAV             UAV                  UAV            UAV           UAV                     660,664     305,674
162.2        UAV             UAV                  UAV            UAV           UAV                     633,057     294,872
--------------------------------------------------------------------------------------------------------------------------
 163         UAV             UAV                  UAV            UAV           UAV       UAV           673,996      95,811
 164          7            07/31/06           854,685        253,298       601,387      1.15         1,003,752     298,731
--------------------------------------------------------------------------------------------------------------------------
 165                                                                       885,218      1.60
165.1         12           08/31/06           330,574        105,050       225,524                     330,574     117,650
165.2         12           08/31/06           325,220        105,099       220,121                     325,220     115,200
165.3         12           08/31/06           579,735        140,162       439,573                     585,984     156,043
--------------------------------------------------------------------------------------------------------------------------
 166          12           07/31/06         1,082,889        563,316       519,573      1.06         1,102,993     495,514
 167          12           10/31/06         3,222,718      2,312,807       909,911      1.79         3,218,654   2,343,989
 168         UAV             UAV                  UAV            UAV           UAV       UAV         1,198,993     559,509
 169          12           12/31/06           809,747        179,297       630,450      1.28           965,729     271,676
 170          12           09/30/06         1,032,334        425,696       606,638      1.20         1,051,243     426,672
 171          12           10/31/06           782,037        460,479       321,558      0.69           987,887     360,931
 172          12           10/31/06         2,818,019      1,910,803       907,216      1.60         2,818,019   1,917,702
 173          12           10/15/06         2,278,083      1,592,759       685,324      1.77         2,283,785   1,661,450
 174          12           10/31/06           709,972        134,980       574,992      1.22           761,354     177,394
 175          12           06/30/06           878,674        155,394       723,280      1.96         1,199,618     443,631
 176          12           12/31/06           387,764         79,045       308,719      0.77           600,348     126,313
 177          12           12/31/06           703,426        293,981       409,445      0.87           902,890     374,774
 178          12           12/31/06         2,110,850      1,099,603     1,011,248      1.86         2,110,850   1,207,259
 179          8            08/31/06           668,277        126,457       541,820      1.22           752,151     182,340
 180          12           09/30/06           677,573         79,500       598,073      1.66           622,820     110,424
 181          11           11/30/06           675,231        120,577       554,654      1.29           691,672     135,968
 182          12           12/31/05         1,214,503        516,554       697,949      1.06         1,252,114     534,096
 183          12           11/30/06           944,463        343,204       601,259      1.29           929,550     363,120
 184          11           11/27/06           857,023        145,695       711,328      1.63           910,576     242,004
 185          10           10/31/06           566,741        162,113       404,628      0.95           713,316     170,342
 186          12           09/30/06           900,129        306,537       593,592      1.44           900,129     340,286
 187          12           10/31/06           672,065        199,252       472,813      1.36           703,568     196,620
 188          8            08/31/06         1,765,083      1,080,199       684,884      1.63         2,021,106   1,274,912
 189          11           11/30/06           650,599         88,771       561,828      1.35           736,898     189,070
 190          7            07/31/06           976,246        326,803       649,443      1.56           918,888     374,264
 191          10           10/31/06           529,097        559,987       -30,891      -0.07        1,886,802     998,253
 192          12           10/31/06           810,465        316,590       493,876      1.51           835,499     361,060
 193          12           06/30/06           577,506         39,173       538,333      1.32           663,603     138,354
 194          12           09/30/06           681,523        195,932       485,591      1.22           743,820     194,923
 195          12           11/30/06         2,582,830      1,809,994       772,836      1.82         2,442,704   1,690,125
 196          12           09/30/06           708,030        357,607       350,423      0.92           819,949     396,753
 197          12           12/31/06           735,534              0       735,534      1.00           735,534           0
 198          8            08/31/06         1,333,152        838,330       494,824      1.27         1,350,116     753,800
 199         UAV             UAV                  UAV            UAV           UAV       UAV           700,129     219,951
 200          9            09/30/06           489,167        257,150       232,017      0.73           713,004     282,787
 201         UAV             UAV                  UAV            UAV           UAV       UAV           627,070     104,239
 202          9            09/30/06         1,180,184        455,807       724,377      1.58         1,232,339     528,362
 203          12           10/31/06           715,603        155,001       560,602      1.51           753,198     219,470
 204          12           11/30/06         2,105,162      1,385,760       719,402      1.66         2,105,162   1,479,283
 205         UAV             UAV                  UAV            UAV           UAV       UAV           631,449     126,730
 206         UAV             UAV                  UAV            UAV           UAV       UAV           585,821     164,518
 207          6            06/30/06         1,310,528        714,713       595,815      2.06         1,369,156     766,734
 208          12           09/30/06         1,862,389      1,220,009       642,379      1.80         1,862,389   1,257,308
 209         UAV             UAV                  UAV            UAV           UAV       UAV           474,999      14,250
 210          12           09/30/06           956,348        452,819       503,528      1.44           959,275     472,365
 211          12           09/30/06         1,054,613        516,347       538,266      1.50         1,104,394     560,523
--------------------------------------------------------------------------------------------------------------------------
 212                                                                       604,556      1.70
212.1         12           10/31/06           332,458        155,029       177,429                     334,032     160,750
212.2         12           10/31/06           594,099        166,972       427,127                     555,662     178,388
--------------------------------------------------------------------------------------------------------------------------
 213          12           07/31/06         1,661,781      1,056,860       604,921      1.55         1,684,797   1,664,807
 214          12           10/31/06           965,801        169,198       796,604      2.87           980,752     231,884
 215          9            09/30/06           627,832        154,684       473,148      1.40           609,770     157,229
 216          12           10/31/06           604,587        214,074       390,513      1.19           599,773     205,618
 217          12           09/30/06           634,078        364,695       269,382      0.80           797,350     323,522
 218          12           07/31/06           796,839        205,749       591,090      1.68           768,120     262,732
 219         UAV             UAV                  UAV            UAV           UAV       UAV           499,117      76,672
 220          12           08/31/06           407,122        189,362       217,760      0.65           630,421     199,071
 221          6            06/30/06         2,187,768      1,344,408       843,360      3.06         1,654,436   1,046,294
 222         UAV             UAV                  UAV            UAV           UAV       UAV           494,886      88,624
 223          9            09/30/06         1,039,963        681,219       358,745      1.20         1,074,899     700,790
 224         UAV             UAV                  UAV            UAV           UAV       UAV           413,322       4,133
 225          12           11/30/06         1,617,560      1,094,504       523,056      1.49         1,617,560   1,072,878
 226          6            06/30/06         1,981,606      1,068,961       912,645      3.44         1,860,285   1,102,978
 227          12           11/30/06           558,951        223,252       335,699      1.07           599,613     239,889
 228          12           08/31/06           954,317        397,998       556,319      1.47           924,305     390,520
 229          10           10/31/06           891,857        413,905       477,952      1.54           889,621     429,809
 230          12           10/31/06         1,570,338        960,663       609,675      1.80         1,485,969     967,015
 231          12           10/31/06           829,926        322,485       507,441      1.62           863,498     427,133
 232          12           11/30/06           628,710        368,067       260,644      0.83           714,548     376,358
 233          12           10/31/06           492,829        183,325       309,504      1.01           604,427     204,443
 234          12           07/31/06           615,148        285,638       329,510      1.10           657,664     285,219
 235          12           12/31/05         1,080,432        317,687       762,745      2.00         1,006,893     371,806
 236          12           11/30/06           835,802        253,832       581,970      1.94           806,330     259,165
 237          12           11/30/06           830,094        436,469       393,624      1.31           828,049     437,736
 238          12           12/31/06           817,525        266,448       551,077      1.77           812,309     277,326
 239         UAV             UAV                  UAV            UAV           UAV       UAV           729,965     221,784
 240         UAV             UAV                  UAV            UAV           UAV       UAV           484,327     117,403
 241          10           10/31/06           569,916        192,684       377,232      1.22           570,379     173,284
 242          12           10/31/06           855,452        539,285       316,167      1.04           922,637     515,535
 243          10           10/31/06           512,853        190,571       322,282      1.08           596,243     201,843
 244          12           10/31/06         1,040,571        404,255       636,316      2.61         1,005,858     388,149
 245         UAV             UAV                  UAV            UAV           UAV       UAV           371,286       3,713
 246         UAV             UAV                  UAV            UAV           UAV       UAV           621,526     133,465
 247          12           09/30/06         1,253,271        573,373       679,898      2.18         1,248,608     586,924
 248         UAV             UAV                  UAV            UAV           UAV       UAV           415,243      12,457
 249         UAV             UAV                  UAV            UAV           UAV       UAV           959,316     509,188
 250          12           12/31/06           326,622          7,656       318,966      1.15           333,319       8,366
 251          6            06/30/06         1,856,044        910,598       945,446      4.05         1,795,227   1,021,785
 252          11           11/30/06           640,944        194,253       446,691      1.60           589,172     238,185
 253          12           10/31/06           901,960        400,479       501,481      2.09           927,788     395,950
 254         UAV             UAV                  UAV            UAV           UAV       UAV           375,000      11,250
 255         UAV             UAV                  UAV            UAV           UAV       UAV           525,875     111,952
 256         UAV             UAV                  UAV            UAV           UAV       UAV           626,910     137,661
 257         UAV             UAV                  UAV            UAV           UAV       UAV           370,004       7,400
 258         UAV             UAV                  UAV            UAV           UAV       UAV           459,552      13,787
 259          12           08/31/06           730,115        283,113       447,002      1.44           736,497     301,359
 260          12           12/31/06           831,423        445,307       386,117      1.45           795,856     427,498
 261         UAV             UAV                  UAV            UAV           UAV       UAV           439,583      81,659
 262          12           11/30/06           551,911        222,652       329,259      1.26           571,100     204,766
 263          9            09/30/06           562,487        175,051       387,436      1.26           539,119     168,592
 264          12           11/30/06           255,478         55,427       200,050      0.77           426,574     105,640
 265          6            06/30/06           521,839              0       521,839      1.02           521,839           0
 266          10           10/31/06           292,433         19,150       273,283      1.07           632,433     340,000
 267          12           09/30/06           253,907         64,492       189,415      0.76           500,114     137,856
 268          10           10/31/06           328,393         26,093       302,300      1.19           328,393           0
 269          12           08/31/06           586,095        287,811       298,284      1.20           589,441     291,358
--------------------------------------------------------------------------------------------------------------------------
 270                                                                       325,462      1.23
270.1         9            09/30/06           185,556         23,349       162,207                     185,515       5,565
270.2         9            09/30/06           176,688         13,433       163,255                     165,908       4,977
--------------------------------------------------------------------------------------------------------------------------
 271          12           08/31/06           521,946        179,134       342,812      1.41           490,881     183,515
 272          12           09/30/06         1,217,240        720,992       496,248      1.68         1,217,240     715,785
 273         UAV             UAV                  UAV            UAV           UAV       UAV           539,262     228,485
 274          12           09/30/06           517,005        156,894       360,111      1.53           552,450     207,427
 275         UAV             UAV                  UAV            UAV           UAV       UAV           510,300     142,640
 276          12           10/31/06           755,057        505,431       249,626      0.97           963,553     511,298
 277          12           09/30/06           570,766        249,712       321,054      1.36           588,070     275,226
 278          12           12/31/06           423,393        147,001       276,991      1.21           449,223     150,502
 279         UAV             UAV                  UAV            UAV           UAV       UAV           351,928      15,114
 280          12           09/30/06         1,205,200        706,436       498,764      1.79         1,205,200     701,380
 281          12           12/31/05           527,849        194,607       333,242      1.39           500,585     205,661
 282         UAV             UAV                  UAV            UAV           UAV       UAV           394,458      11,834
 283          12           10/31/06           264,293        125,973       138,320      0.61           472,673     180,540
 284          9            09/30/06           497,528        297,477       200,051      0.91           576,161     300,282
 285          8            08/31/06           355,149        145,524       209,625      0.94           448,941     122,924
 286          10           10/19/06           250,504         83,797       166,707      0.76           374,775      83,821
 287          12           10/31/06           289,138         69,238       219,900      1.01           353,462      81,102
 288          8            08/31/06            58,750          3,127        55,623      0.25           384,795     109,430
 289          12           06/30/06           287,005        164,126       122,878      0.56           418,983     130,907
 290          12           12/31/05           304,388         45,342       259,046      1.23           263,780       2,638
 291         UAV             UAV                  UAV            UAV           UAV       UAV           536,138      21,446
 292          12           12/31/06           677,088        357,104       319,984      1.52           645,967     343,368
 293          12           10/31/06           460,697        183,355       277,342      1.32           463,660     189,088
 294          12           09/30/06           291,580          1,257       290,323      1.35           451,096     158,307
 295          12           09/30/06           763,074        304,548       458,526      2.18           771,354     338,683
 296          12           12/31/05           504,701          5,381       499,320      1.16           479,466      14,384
 297          12           08/31/06           490,290        234,195       256,095      1.19           469,576     182,740
 298         UAV             UAV                  UAV            UAV           UAV       UAV           328,156      63,579
 299          10           10/31/06           308,281         39,142       269,140      1.34           298,851      77,455
 300          12           11/30/06           209,539         25,175       184,364      0.89           386,665      85,945
 301          3            11/30/06           447,759        222,172       225,587      1.16           449,874     245,563
 302         UAV             UAV                  UAV            UAV           UAV       UAV           307,324      52,825
 303          12           10/31/06           414,449        153,125       261,323      1.24           460,050     163,672
 304          12           03/31/06           414,934         14,158       400,776      1.82           442,253      62,765
 305         UAV             UAV                  UAV            UAV           UAV       UAV           376,875     113,950
 306         UAV             UAV                  UAV            UAV           UAV       UAV           326,735      87,640
 307          10           10/31/06           287,873         94,930       192,943      1.03           370,928     120,488
 308          12           09/30/06           496,500        183,543       312,956      1.68           484,420     182,022
 309          11           11/30/06           334,137        106,526       227,611      1.20           389,724      93,049
 310          7            07/31/06           522,065         55,432       466,634      2.55           489,247      73,405
 311         UAV             UAV                  UAV            UAV           UAV       UAV           309,399      66,343
 312          12           09/30/06           204,600         54,343       150,257      0.83           292,514      59,161
 313          12           08/31/06           290,868        119,392       171,477      0.98           349,077     103,012
 314          11           11/30/06           392,312        151,856       240,456      1.32           393,891     157,274
 315          12           07/31/06           332,011         88,348       243,663      1.44           380,452      82,819
 316          12           11/30/06           361,295        239,462       121,833      0.69           361,310     124,335
 317         UAV             UAV                  UAV            UAV           UAV       UAV           350,010      10,500
 318         UAV             UAV                  UAV            UAV           UAV       UAV           330,655      32,252
 319          10           10/31/06           287,284        106,679       180,604      1.10           321,626      94,972
 320          9            09/30/06           208,088          8,667       199,421      1.22           293,547      82,004
 321         UAV             UAV                  UAV            UAV           UAV       UAV           450,522     241,373
 322          11           11/30/06           368,246         97,826       270,420      1.66           390,409     181,329
 323          12           09/30/06           777,241        422,201       355,140      2.03           784,261     420,968
 324          12           10/31/06           416,284        195,566       220,719      1.34           416,250     189,426
 325          12           12/31/05           501,306          2,718       498,588      2.39           446,717      18,083
 326          12           10/31/06           198,471         46,028       152,443      0.99           286,246      79,381
 327          12           10/31/06           342,197        128,187       214,009      1.37           395,793     170,877
 328          12           08/31/06           413,652        132,409       281,244      1.81           418,031     169,968
 329          12           12/31/05           213,816         26,745       187,071      1.21           191,171       1,912
 330          9            09/30/06           258,970         22,146       236,824      1.82           179,968       1,800
 331          12           08/31/06           441,358        315,130       126,228      0.81           468,341     250,970
 332          12           10/31/06           223,966         14,250       209,716      1.43           428,896     227,111
 333          11           11/30/06           316,799         68,343       248,456      1.67           335,753     133,109
 334         UAV             UAV                  UAV            UAV           UAV       UAV           166,250       4,988
 335          12           11/30/06           293,414         74,428       218,985      1.48           284,061      74,454
 336          7            07/31/06           243,281         32,330       210,951      1.45           278,205      79,989
 337         UAV             UAV                  UAV            UAV           UAV       UAV           265,213       9,779
 338          12           10/31/06           361,067         90,334       270,733      1.92           342,429      92,552
 339          10           10/31/06           295,930         30,420       265,510      1.90           228,214      19,271
 340          12           10/31/06           245,690        162,026        83,664      0.60           371,994     177,166
 341          12           05/31/06           184,206         50,657       133,549      0.94           252,249      69,799
 342          10           10/31/06           309,566        114,155       195,411      1.39           310,002     110,099
 343          11           11/30/06           308,540         73,702       234,838      1.42           637,193     147,954
 344          12           09/30/06           311,552        101,238       210,314      1.51           290,737      95,810
 345          10           10/31/06           206,854         27,877       178,977      1.31           202,898      28,564
 346          12           10/31/06           283,253        100,450       182,803      1.32           281,389     101,892
 347          12           10/31/06           527,362        171,811       355,551      2.65           532,170     170,931
 348         UAV             UAV                  UAV            UAV           UAV       UAV           255,531       7,666
 349          12           12/31/06           352,291        167,410       184,881      1.40           345,898     176,316
 350         UAV             UAV                  UAV            UAV           UAV       UAV           205,056      31,459
 351         UAV             UAV                  UAV            UAV           UAV       UAV           306,754     128,952
 352         UAV             UAV                  UAV            UAV           UAV       UAV           242,712       7,281
 353         UAV             UAV                  UAV            UAV           UAV       UAV           215,717      54,729
 354          12           02/28/06           192,388         52,906       139,482      1.19           219,587      65,624
 355          11           11/30/06           250,114         97,880       152,234      1.25           269,372     107,549
 356          12           12/31/06            75,678         39,835        35,843      0.31           297,933      54,208
 357          12           07/31/06           392,509        222,167       170,342      1.49           381,449     202,462
 358          12           10/31/06           366,763        238,328       128,435      1.08           396,440     234,956
 359          12           08/31/06           229,194         38,839       190,355      1.70           230,984      59,717
 360          12           08/31/06           261,649        104,275       157,374      1.40           259,272     120,946
 361          11           11/30/06           339,731        122,492       217,239      1.95           326,466     164,882
 362          12           12/31/06           247,791         95,245       152,546      1.46           209,245      63,009
 363          12           09/30/06           273,558         90,464       183,094      1.65           277,133     135,724
 364          12           06/30/06           112,336         44,109        68,227      0.64           193,519      57,365
 365          12           12/31/06           168,009         37,988       130,011      1.29           226,115      58,624
 366         UAV             UAV                  UAV            UAV           UAV       UAV           241,756      91,220
 367          12           10/31/06           247,039        102,499       144,540      1.47           242,356     118,804
 368          12           05/31/06           113,408         31,185        82,223      0.91           157,588      43,554
--------------------------------------------------------------------------------------------------------------------------
 369                                                                       167,329      1.79
369.1         12           11/30/06            99,772         11,452        88,320                     100,185      29,708
369.2         12           11/30/06            87,331          8,322        79,009                      88,317      32,142
--------------------------------------------------------------------------------------------------------------------------
 370          12           11/30/06           637,450        160,861       476,589      5.29           620,092     162,458
 371         UAV             UAV                  UAV            UAV           UAV       UAV           195,413      58,563
 372          12           08/31/06           258,387        150,549       107,838      1.12           289,833     155,973
 373          12           09/30/06           228,725         68,136       160,590      1.78           235,558     113,625
 374         UAV             UAV                  UAV            UAV           UAV       UAV           191,468      75,339
 375          12           06/30/06           150,351         19,523       130,827      1.48           145,718      26,965
 376          12           08/31/06           242,422         79,536       162,886      1.67           228,430      87,985
 377          9            09/30/06           236,592         90,447       146,145      1.69           211,609      81,883
 378         UAV             UAV                  UAV            UAV           UAV       UAV           129,882      21,396
 379         UAV             UAV                  UAV            UAV           UAV       UAV           104,814       3,144
 380          12           09/30/06           197,985         73,206       124,779      1.55           193,632      75,975

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION,
WHICH IS ASSOCIATED WITH THE CLASS WFC-1, WFC-2, WFC-3 AND WFC-4 CERTIFICATES.
THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL
NET MORTGAGE POOL BALANCE.

 6b

                                                                                                                     ESCROWED
                                      U/W NCF                                                ESCROWED              REPLACEMENT
                                       DSCR        TAXES    INSURANCE  U/W ANNUAL           REPLACEMENT              RESERVES
 LOAN                                (NOTE 1)    CURRENTLY  CURRENTLY  REPLACEMENT           RESERVES                CURRENT
NUMBER    U/W NOI      U/W NCF       (NOTE 4)    ESCROWED   ESCROWED     RESERVES         INITIAL DEPOSIT        ANNUAL DEPOSIT
--------------------------------------------------------------------------------------------------------------------------------

   1     72,079,964   67,857,945      3.23          No         No          321,817                            0          321,817
--------------------------------------------------------------------------------------------------------------------------------
   2    123,538,966  123,538,966      1.81          No         No                0                            0                0
  2.1   116,671,271  116,671,271                                                 0
  2.2     3,818,332    3,818,332                                                 0
  2.3     2,545,555    2,545,555                                                 0
  2.4       503,808      503,808                                                 0
--------------------------------------------------------------------------------------------------------------------------------
   3     65,918,997   63,308,844      1.43          No         No          471,480                            0                0
--------------------------------------------------------------------------------------------------------------------------------
   4     10,393,504   10,030,297      1.25          Yes        Yes          90,736                            0                0
   5      9,970,917    9,505,508      1.25          Yes        Yes         117,892                            0                0
--------------------------------------------------------------------------------------------------------------------------------
   6     22,593,726   21,481,229  1.44 (Note 5)     No         No          313,542                            0                0
   7     41,212,490   36,133,050      1.47          No         No        5,079,440                            0                0
   8     24,007,857   23,661,763      1.73          Yes        Yes         346,094                   29,281,175                0
--------------------------------------------------------------------------------------------------------------------------------
   9     33,165,834   32,973,236      1.83          No         No        1,027,531                            0                0
  9.1     2,491,527    2,432,320                                            59,207
  9.2     1,891,270    1,840,339                                            50,931
  9.3     3,147,534    3,094,382                                            53,152
  9.4     1,460,914    1,401,261                                            59,653
  9.5     4,341,654    4,188,737                                           152,917
  9.6     4,682,799    4,556,842                                           125,957
  9.7     3,189,029    3,089,646                                            99,383
  9.8       822,890    1,411,393                                            50,862
  9.9     2,603,222    2,542,951                                            60,270
 9.10     2,765,428    2,711,900                                            53,528
 9.11     1,921,449    1,899,491                                            21,958
 9.12       529,244      481,878                                            47,366
 9.13     1,514,972    1,468,527                                            46,445
 9.14       271,205      399,114                                            22,571
 9.15     1,532,696    1,454,455                                           123,331
--------------------------------------------------------------------------------------------------------------------------------
  10     41,115,925   40,010,349      2.09          No         No        1,105,576                            0                0
 10.1     2,645,810    2,558,930                                            86,880
 10.2     5,081,464    4,989,779                                            91,685
 10.3     1,445,488    1,353,140                                            92,348
 10.4       921,826      841,622                                            80,204
 10.5     2,139,230    2,084,695                                            54,535
 10.6     1,450,820    1,384,840                                            65,980
 10.7     3,363,155    3,314,179                                            48,976
 10.8     2,217,251    2,166,482                                            50,769
 10.9     3,363,701    3,303,325                                            60,376
 10.10    2,181,244    2,130,406                                            50,838
 10.11    1,668,339    1,642,708                                            25,631
 10.12      508,533      475,721                                            32,812
 10.13    2,812,801    2,779,812                                            32,989
 10.14    1,210,851    1,177,014                                            33,837
 10.15      763,636      711,199                                            52,437
 10.16      978,546      956,090                                            22,456
 10.17    1,467,550    1,429,538                                            38,012
 10.18    1,087,716    1,063,950                                            23,766
 10.19    1,832,432    1,716,990                                           115,442
 10.20    3,975,530    3,929,927                                            45,603
--------------------------------------------------------------------------------------------------------------------------------
  11     12,815,417   12,184,179      1.47          No         No          177,416                            0                0
  12     12,270,268   12,213,490      1.45          Yes        Yes          56,778                            0           57,446
  13     12,108,587   10,085,518      1.48          No         No        2,023,069                            0                0
  14      7,434,472    6,988,897      1.22          Yes        Yes          67,722                            0           67,728
  15     16,275,068   14,320,478      2.03          Yes        No        1,954,590                            0                0
  16      7,934,751    7,748,111      1.27          Yes        Yes          51,239                            0           50,739
  17      4,753,357    4,651,107      1.00          Yes        Yes         102,250                            0                0
  18      6,809,668    6,453,472      1.50          No         No           46,460                            0                0
--------------------------------------------------------------------------------------------------------------------------------
  19      7,094,962    6,454,173      1.23          Yes        Yes         257,361                            0           65,538
 19.1       529,757      481,912                                            19,216
 19.2       624,357      567,967                                            22,648
 19.3       236,499      215,139                                             8,579
 19.4       245,959      223,745                                             8,922
 19.5       198,659      180,717                                             7,206
 19.6       170,279      154,900                                             6,177
 19.7       208,119      189,322                                             7,549
 19.8       463,538      421,673                                            16,814
 19.9     1,078,434      981,034                                            39,119
 19.10      444,618      404,462                                            16,128
 19.11    2,166,328    1,970,674                                            78,581
 19.12      728,416      662,628                                            26,422
--------------------------------------------------------------------------------------------------------------------------------
  20      5,423,148    5,134,898      1.45          Yes        Yes          57,650                            0                0
  21      4,381,554    4,258,732      1.19          Yes        No           84,150                            0                0
  22      3,938,173    3,894,703      1.23          Yes        Yes          43,470                      500,000                0
  23      4,358,201    4,060,884      1.36          Yes        No           42,712                            0                0
  24      3,266,890    3,212,290      1.00          Yes        Yes          54,600                            0           54,600
  25      3,728,958    3,308,431      1.30          Yes        Yes          51,103                            0           51,108
  26      3,707,105    3,523,008      1.45          No         No           29,646                            0                0
  27      2,865,717    2,779,617      1.18          Yes        Yes          86,100                    1,400,000           86,100
  28      3,942,471    3,658,402      1.62          No         No           41,061                            0                0
  29      3,116,601    3,035,196      1.16          Yes        Yes          29,409                            0           29,409
  30      3,193,076    2,976,832      1.16          Yes        Yes          42,487                            0           42,701
  31      2,632,660    2,559,460      1.20          Yes        Yes          73,200                            0           73,200
--------------------------------------------------------------------------------------------------------------------------------
  32      2,788,434    2,718,872      1.03          Yes        Yes          69,562                            0           46,380
 32.1       215,361      209,761                                             5,600
 32.2       234,813      229,173                                             5,640
 32.3       408,492      399,492                                             9,000
 32.4       287,842      283,376                                             4,466
 32.5       221,849      216,224                                             5,625
 32.6       239,539      233,914                                             5,625
 32.7       162,439      157,189                                             5,250
 32.8       187,467      180,717                                             6,750
 32.9       304,294      297,544                                             6,750
 32.10      169,171      164,671                                             4,500
 32.11      216,385      210,292                                             6,094
 32.12      140,782      136,519                                             4,263
--------------------------------------------------------------------------------------------------------------------------------
  33      3,312,286    2,906,425      1.21          Yes        No           73,174                            0           73,174
  34      2,701,123    2,572,641      1.23          Yes        No           24,957                            0           24,962
  35      2,370,394    2,339,994      1.10          Yes        Yes          30,400                            0           30,408
  36      4,789,697    4,049,022      1.82          Yes        Yes         740,675                    3,543,035          369,248
  37      2,172,453    2,003,419      1.22          No         No           15,822                            0                0
  38      2,624,278    2,457,435      1.20          Yes        No           60,828                      342,550           60,805
  39      4,794,076    4,010,730      1.78          No         No          744,706                            0          744,706
  40      2,552,982    2,345,966      1.40          No         No           63,796                            0                0
  41      2,468,868    2,293,766      1.20          Yes        Yes          43,640                            0           44,568
  42      2,856,825    2,578,237      1.31          Yes        Yes          50,234                            0           50,234
  43      2,007,054    2,007,054      1.05          Yes        Yes               0                    2,443,312                0
--------------------------------------------------------------------------------------------------------------------------------
  44      1,893,486    1,755,535      1.22          Yes        Yes          21,783                            0           21,783
  45        510,075      474,020      1.22          Yes        Yes           8,177                            0            8,177
--------------------------------------------------------------------------------------------------------------------------------
  46      2,222,335    2,222,335      1.26          Yes        Yes               0                    1,930,000                0
  47      1,852,080    1,790,140      1.23          Yes        Yes          61,940                    2,750,000           61,944
  48      2,093,841    1,897,966      1.04          Yes        Yes          45,202                      200,000           45,204
  49      2,278,549    2,199,464      1.15          Yes        Yes          22,596                            0           22,596
  50      2,279,813    2,115,064      1.24          No         No           27,762                            0                0
  51      3,302,501    2,846,939      1.96          No         No           72,445                            0                0
  52      2,004,875    1,922,701      1.34          Yes        Yes          42,948                            0           42,948
  53      1,962,529    1,878,029      1.17          Yes        Yes          84,500                      400,000           84,504
  54      1,825,169    1,812,253      1.25          Yes        Yes           8,901                            0            3,408
  55      1,767,222    1,721,282      1.23          No         No           17,644                            0           17,644
  56      1,892,311    1,802,311      1.27          Yes        Yes          90,000                            0           90,200
  57      1,842,892    1,754,903      1.50          Yes        Yes          13,432                            0                0
--------------------------------------------------------------------------------------------------------------------------------
  58      2,139,293    1,874,644      1.29          Yes        Yes         264,648                            0          264,648
 58.1     1,138,061      975,799                                           162,261
 58.2     1,001,232      898,845                                           102,387
--------------------------------------------------------------------------------------------------------------------------------
  59      2,910,657    2,592,786      1.71          Yes        No          317,871                            0                0
  60      1,571,797    1,400,564      1.04          Yes        Yes          34,946                            0           34,944
  61      1,684,425    1,643,702      1.47          Yes        Yes          40,723                            0           40,728
  62      1,686,363    1,542,927      1.19          Yes        Yes          23,906                            0           23,906
  63      1,251,124    1,201,399      1.16          Yes        Yes          49,725                            0           49,728
  64      1,702,010    1,576,638      1.24          Yes        Yes          35,507                                        35,508
  65      1,450,275    1,407,900      1.15          Yes        No           11,668                            0                0
  66      1,259,292    1,199,792      1.00          Yes        Yes          59,500                            0           59,500
  67      1,662,638    1,568,272      1.30          No         No           45,272                            0                0
  68      1,291,627    1,202,644      1.20          No         No           20,940                            0                0
  69      1,488,709    1,361,816      1.37          Yes        No           21,949                            0           14,633
  70      1,474,656    1,385,855      1.30          Yes        Yes          14,800                       29,616                0
  71      1,529,539    1,487,810      1.24          Yes        Yes          13,318                            0           13,318
  72      1,835,097    1,657,824      1.44          No         No          177,273                            0          132,955
  73      1,803,993    1,590,871      1.41          Yes        No          213,122                            0          159,841
--------------------------------------------------------------------------------------------------------------------------------
  74      1,809,224    1,593,429      1.35          Yes        Yes         215,795                            0          215,795
 74.1       996,226      882,977                                           113,250
 74.2       812,997      710,452                                           102,545
--------------------------------------------------------------------------------------------------------------------------------
  75      1,614,929    1,389,759      1.28          Yes        Yes          30,638                            0           30,638
  76      1,338,980    1,270,458      1.20          Yes        Yes          14,396                            0           14,396
  77      1,414,555    1,341,071      1.29          Yes        Yes          17,483                      400,000           17,432
  78      1,495,276    1,335,744      1.28          Yes        Yes          32,266                            0           32,268
  79      1,776,217    1,494,361      1.41          Yes        Yes         281,856                            0          140,928
  80      1,280,008    1,233,008      1.48          Yes        Yes          47,000                            0           47,000
  81      1,564,098    1,359,027      1.67          No         No           26,059                            0                0
  82      1,246,013    1,208,428      1.22          Yes        Yes           4,456                            0            4,456
  83      1,901,415    1,627,290      1.53          Yes        Yes          51,819                            0           59,592
--------------------------------------------------------------------------------------------------------------------------------
  84      1,399,956    1,198,960      1.22          Yes        Yes          59,247                            0           45,292
 84.1       144,009      124,734                                             6,750
 84.2       184,180      149,998                                            18,450
 84.3     1,071,767      924,228                                            34,047
--------------------------------------------------------------------------------------------------------------------------------
  85      1,097,628      970,907      1.20          Yes        No           43,460                       58,020                0
  86        946,724      934,450      1.03          Yes        Yes          12,273                            0           12,276
--------------------------------------------------------------------------------------------------------------------------------
  87        678,613      669,497      1.20          Yes        No            9,116                            0            9,120
  88        458,147      450,492      1.20          Yes        No            7,655                            0            7,428
--------------------------------------------------------------------------------------------------------------------------------
  89      1,223,525    1,123,573      1.22          Yes        Yes          23,065                            0           22,967
 89.1       171,684      161,674                                             2,310
 89.2       136,627      129,282                                             1,695
 89.3       151,549      141,149                                             2,400
 89.4       127,192      117,205                                             2,305
 89.5        35,770       32,837                                               677
 89.6       119,561      105,173                                             3,320
 89.7        55,086       51,957                                               722
 89.8       136,351      123,351                                             3,000
 89.9        87,486       79,588                                             1,823
 89.10      131,299      115,155                                             3,726
 89.11       70,920       66,203                                             1,088
--------------------------------------------------------------------------------------------------------------------------------
  90      1,135,272    1,066,409      1.22          Yes        Yes          12,100                            0           12,100
  91      1,682,699    1,631,699      1.84          No         No           51,000                            0                0
  92      1,087,443    1,020,843      1.15          Yes        Yes          66,600                            0           66,600
  93      1,044,913      970,887      1.17          Yes        No           27,900                            0           27,900
  94      1,080,273    1,007,779      1.20          No         No           11,010                            0           11,010
  95      1,107,571    1,044,427      1.24          Yes        Yes          10,505                       30,000                0
  96      1,035,493      979,183      1.21          Yes        Yes          12,993                            0           13,017
  97      1,011,404      940,323      1.17          Yes        Yes          21,024                            0           21,024
  98        872,775      859,306      1.25          No         No           13,469                            0                0
  99        998,086      966,286      1.22          Yes        Yes          31,800                            0           31,800
  100     1,058,105      875,824      1.40          No         No           92,803                      468,900                0
  101     1,515,823    1,382,923      1.71          Yes        Yes         132,900                            0          140,391
  102       836,184      793,684      1.28          No         No           42,500                            0                0
  103       929,647      892,031      1.18          No         No            8,247                            0                0
--------------------------------------------------------------------------------------------------------------------------------
  104     1,049,474      969,849      1.24          Yes        No           79,625                            0                0
 104.1      468,111      432,595                                            35,516
 104.2      143,453      132,569                                            10,884
 104.3      173,654      160,479                                            13,175
 104.4      264,256      244,207                                            20,049
--------------------------------------------------------------------------------------------------------------------------------
  105       941,354      886,126      1.22          Yes        Yes           9,205                            0                0
  106     1,055,678    1,043,902      1.41          Yes        Yes          11,776                      200,000           11,813
  107       808,212      781,812      1.35          Yes        Yes          26,400                            0           26,400
  108       955,593      895,293      1.22          Yes        Yes          16,446                            0           16,446
  109       926,373      846,562      1.16          Yes        Yes          13,302                            0           13,302
  110       918,211      834,962      1.15          Yes        Yes          13,875                            0           13,875
  111     1,644,174    1,549,174      2.14          No         No           38,414                            0                0
  112       884,632      840,132      1.17          Yes        Yes          44,500                            0           44,500
  113     1,022,546      903,797      1.23          Yes        Yes          32,250                            0           32,166
  114       828,386      767,768      1.35          Yes        Yes           8,325                            0                0
  115       883,803      828,945      1.21          Yes        Yes           9,099                            0            9,099
  116       844,581      809,043      1.18          Yes        Yes           4,420                            0            4,420
  117       900,886      843,769      1.50          Yes        Yes          15,578                            0                0
  118       879,324      829,198      1.49          Yes        Yes           8,004                            0                0
--------------------------------------------------------------------------------------------------------------------------------
  119     1,238,993    1,112,235      2.07          No         No           27,663                      138,315                0
  120       389,694      356,686      2.07          No         No           11,911                            0                0
--------------------------------------------------------------------------------------------------------------------------------
  121    20,319,033   17,653,346      1.56          No         No        2,665,687                            0                0
 121.1    3,785,136    3,406,446                                           378,690
 121.2    4,493,231    3,958,012                                           535,219
 121.3    1,544,764    1,358,828                                           185,937
 121.4    4,357,065    3,824,009                                           533,056
 121.5    4,041,839    3,373,677                                           668,162
 121.6    2,096,998    1,732,374                                           364,624
  122       838,339      797,839      1.20          No         Yes          40,500                            0           40,500
  123     1,029,679      922,840      1.37          No         No          106,839                            0           80,129
  124     1,034,791      879,611      1.63          No         No           50,181                            0                0
  125       887,349      849,653      1.30          Yes        No           15,557                      260,000           15,557
  126       963,454      857,625      1.30          No         No          105,829                            0           79,222
--------------------------------------------------------------------------------------------------------------------------------
  127     1,156,232    1,021,842      1.25          Yes        Yes          44,798                            0           44,796
 127.1      238,714      191,464                                            15,750
 127.2       40,795       36,537                                             1,419
 127.3      140,279      118,576                                             7,235
 127.4       50,292       46,563                                             1,243
 127.5      226,037      213,333                                             4,235
 127.6      111,139      106,346                                             1,598
 127.7      180,794      156,574                                             8,073
 127.8       69,908       66,195                                             1,238
 127.9       98,274       86,254                                             4,007
--------------------------------------------------------------------------------------------------------------------------------
  128       730,097      706,891      1.20          Yes        Yes           5,348                            0                0
  129       692,299      664,299      1.10          Yes        Yes          28,000                            0           28,000
  130     1,235,610    1,127,201      1.69          Yes        Yes          21,122                            0           21,286
  131       863,837      792,837      1.47          Yes        Yes          71,000                            0                0
  132     1,701,574    1,437,611      2.74          No         No           40,284                            0                0
  133     1,016,519      949,891      1.46          Yes        Yes          40,834                            0           40,834
  134       749,589      715,595      1.15          Yes        No            5,734                            0           11,468
  135       839,822      809,212      1.30          Yes        Yes           4,069                            0            4,069
  136     1,215,636    1,087,431      1.59          Yes        Yes         128,206                            0          146,967
  137       834,562      762,562      1.24          Yes        Yes          72,000  in Immediate Rep at Closing           72,000
  138       871,468      790,636      1.31          Yes        Yes          31,898                            0           14,470
  139       830,512      786,082      1.20          Yes        Yes           6,400                                         6,400
  140     1,102,524      858,262      1.40          Yes        No           57,339                            0           57,339
  141     1,214,184    1,114,508      1.91          No         No           32,901                            0           32,901
  142       764,443      728,230      1.24          Yes        No            7,542                            0            7,542
  143       627,847      591,347      1.15          Yes        Yes          36,500                            0           36,500
  144       706,796      669,296      1.17          Yes        Yes          37,500                       39,600           37,500
  145     1,069,486      935,486      1.99          No         No          134,000                            0                0
  146       765,534      705,534      1.17          Yes        Yes          60,000                       50,000           60,250
  147       700,752      669,773      1.15          Yes        Yes           4,753                            0            4,753
  148       927,214      822,348      1.39          Yes        Yes         104,866                            0          104,866
  149       700,585      640,658      1.12          Yes        Yes          17,134                            0           17,134
  150       750,453      698,195      1.21          No         No           21,233                            0           21,233
  151       741,666      685,688      1.21          No         No           27,583                            0           27,650
  152       644,360      618,187      1.09          Yes        Yes           6,047                            0            6,048
  153       732,288      695,150      1.20          Yes        Yes           8,616                            0            5,744
--------------------------------------------------------------------------------------------------------------------------------
  154       779,880      745,589      1.23          Yes        Yes          34,291                            0           34,291
 154.1      372,789      359,741                                            13,048
 154.2      276,514      264,550                                            11,964
 154.3      130,577      121,298                                             9,279
--------------------------------------------------------------------------------------------------------------------------------
  155       746,484      673,433      1.22          Yes        Yes               0                      150,000                0
  156       647,265      601,765      1.20          Yes        Yes          45,500                            0           45,500
  157       718,596      689,769      1.21          Yes        Yes          10,273                            0           10,284
  158       727,875      672,233      1.24          Yes        Yes           8,296                            0            8,296
  159       904,942      856,814      1.58          Yes        Yes          10,688                            0                0
  160       703,806      653,586      1.30          Yes        Yes           8,370                            0            8,215
  161       631,970      603,920      1.15          Yes        Yes          28,050                            0           28,050
--------------------------------------------------------------------------------------------------------------------------------
  162       693,175      654,855      1.20          No         No           11,206                            0           11,206
 162.1      354,990      334,768                                             5,952
 162.2      338,185      320,087                                             5,254
--------------------------------------------------------------------------------------------------------------------------------
  163       578,185      562,142      1.20          Yes        Yes           2,422                            0            2,424
  164       705,021      633,668      1.21          Yes        Yes          10,789                            0           10,789
--------------------------------------------------------------------------------------------------------------------------------
  165       852,885      827,995      1.50          Yes        Yes          24,880                            0           74,637
 165.1      212,924      206,016                                             6,908                            0
 165.2      210,200      203,266                                             6,754                            0
 165.3      429,941      418,723                                            11,218                            0
--------------------------------------------------------------------------------------------------------------------------------
  166       607,479      568,279      1.16          Yes        Yes          39,200                            0           39,204
  167       874,665      745,919      1.47          Yes        Yes         128,746                            0          125,870
  168       639,484      579,303      1.12          Yes        Yes           9,455                       28,365                0
  169       694,053      627,502      1.28          Yes        Yes          13,224                            0           13,232
  170       624,571      594,571      1.18          Yes        Yes          30,000                            0           30,000
  171       626,957      598,957      1.29          Yes        Yes          28,000                            0           28,000
  172       900,317      787,596      1.39          Yes        Yes         112,721                            0          109,850
  173       622,335      622,335      1.61          Yes        Yes          62,000                      200,000          343,636
  174       583,960      563,065      1.19          Yes        Yes           4,785                            0            4,785
  175       755,988      752,308      2.04          No         No            3,680                            0                0
  176       474,035      472,459      1.19          Yes        Yes           1,576                            0            1,596
  177       528,116      521,616      1.11          Yes        Yes           6,500                            0            6,504
  178       903,591      819,157      1.51          Yes        Yes          84,434                            0           82,666
  179       569,811      544,361      1.22          Yes        No           22,616                            0           22,616
  180       512,396      490,530      1.36          Yes        No            4,110                            0            4,110
  181       555,704      504,713      1.18          Yes        Yes          25,720                            0           25,720
  182       718,018      654,605      1.00          Yes        No           11,932                            0                0
  183       566,429      538,179      1.15          Yes        Yes          28,250                            0           28,250
  184       668,573      619,014      1.42          Yes        Yes           8,913                            0           11,029
  185       542,974      511,450      1.20          No         No            6,600                            0            6,600
  186       559,843      546,039      1.32          Yes        Yes          13,804                            0           13,812
  187       506,948      481,788      1.39          Yes        No            4,535                            0            4,535
  188       746,194      649,811      1.55          Yes        Yes          29,192                            0           29,192
  189       547,827      493,634      1.19          Yes        Yes          20,760                            0           20,760
  190       544,624      502,338      1.21          Yes        Yes          11,744                            0           11,744
  191       888,549      862,299      2.02          Yes        Yes          26,250                       31,500           31,500
  192       474,439      456,713      1.40          Yes        No            1,651                            0            1,611
  193       525,249      497,694      1.22          Yes        Yes           3,616                            0            3,616
  194       548,897      533,747      1.34          Yes        Yes          15,150                            0           15,150
  195       752,579      654,870      1.54          Yes        Yes          97,708                            0           97,708
  196       423,195      406,435      1.06          Yes        No           16,760                            0           16,764
  197       735,534      735,534      1.00          No         No                0                            0                0
  198       596,316      519,516      1.34          Yes        Yes          76,800                            0           76,800
  199       480,178      455,187      1.20          Yes        Yes           3,354                            0            3,354
  200       430,217      417,459      1.31          No         No           12,759                            0           12,756
  201       522,831      486,505      1.24          Yes        Yes           4,338                            0            4,338
  202       703,977      594,577      1.30          Yes        Yes          15,006                       15,668           14,388
  203       533,728      484,056      1.30          Yes        Yes           9,934                            0          119,208
  204       625,879      541,672      1.25          Yes        Yes          84,206                            0           84,206
  205       504,719      480,698      1.31          Yes        Yes           3,246                            0            3,245
  206       421,303      407,110      1.15          No         No            3,051                            0            3,051
  207       602,422      565,422      1.96          No         No           37,000                            0                0
  208       679,577      605,081      1.70          Yes        Yes          74,496                            0           74,496
  209       460,749      458,567      1.28          No         No            2,183                            0                0
  210       486,910      473,222      1.36          No         No           13,689                      114,000           13,692
  211       543,871      519,871      1.45          Yes        Yes          24,000                            0           24,000
--------------------------------------------------------------------------------------------------------------------------------
  212       550,556      523,871      1.48          Yes        Yes          26,685                            0           26,685
 212.1      173,282      161,942                                            11,340
 212.2      377,274      361,929                                            15,345
--------------------------------------------------------------------------------------------------------------------------------
  213       619,988      552,596      1.42          Yes        Yes          67,392                            0           67,392
  214       748,869      714,512      2.57          No         No            5,424                            0                0
  215       452,541      418,521      1.23          Yes        Yes           7,020                      132,475                0
  216       394,155      378,819      1.15          Yes        Yes          11,000                            0           11,808
  217       473,828      416,686      1.24          Yes        Yes          11,753                            0           11,753
  218       505,388      468,285      1.33          Yes        Yes           6,323                            0            6,323
  219       422,446      407,523      1.21          Yes        Yes           2,250                            0            2,250
  220       431,350      406,204      1.22          Yes        Yes           8,058                            0           17,727
  221       608,142      529,345      1.92          No         No           62,939                            0                0
  222       406,263      398,443      1.45          Yes        Yes           1,380                            0            1,380
  223       374,110      329,110      1.10          Yes        Yes          45,000                       56,385           42,288
  224       409,189      409,189      1.26          No         No                0                            0                0
  225       544,682      479,980      1.37          Yes        Yes          64,702                            0                0
  226       757,307      589,707      2.22          No         No           25,321                            0                0
  227       359,725      347,749      1.20          Yes        Yes          11,976                            0           11,976
  228       533,785      515,386      1.36          No         No           18,398                            0                0
  229       459,812      449,077      1.45          Yes        No           10,735                            0           10,740
  230       518,954      459,516      1.36          Yes        Yes          59,439                            0           63,006
  231       436,365      396,432      1.27          Yes        Yes           8,281                            0            7,887
  232       338,190      326,753      1.04          Yes        No           11,437                            0           11,436
  233       399,984      374,508      1.22          Yes        Yes           3,300                            0            3,391
  234       372,445      364,645      1.22          Yes        Yes           7,800                            0            7,800
  235       635,087      593,061      1.56          Yes        No            8,560                       50,458            8,560
  236       547,164      521,914      1.74          Yes        Yes          25,250                            0                0
  237       390,314      349,203      1.16          Yes        Yes          11,746                            0           11,748
  238       534,983      496,601      1.60          Yes        Yes           5,890                            0            5,890
  239       508,181      471,194      1.76          Yes        No            8,535                            0            8,535
  240       366,923      356,588      1.18          Yes        Yes           1,371                            0            1,380
  241       399,076      392,326      1.27          Yes        Yes           6,750                            0            6,731
  242       407,102      369,602      1.21          Yes        Yes          37,500                            0           37,500
  243       394,400      359,806      1.21          No         No           11,741                            0           11,741
  244       617,709      578,483      2.38          Yes        Yes           6,538                            0            6,538
  245       367,573      367,573      1.24          No         No                0                            0                0
  246       488,061      478,073      2.08          Yes        Yes           1,693                            0                0
  247       661,686      639,000      2.05          Yes        Yes          14,690                            0           14,690
  248       402,786      392,103      1.05          No         No            3,454                            0                0
  249       450,128      398,022      1.38          Yes        Yes          13,534                            0                0
  250       324,953      316,952      1.14          No         No            1,865                            0            1,865
  251       773,442      608,475      2.61          No         No           27,000                            0                0
  252       350,987      330,737      1.18          Yes        Yes          20,250                            0           20,256
  253       531,838      513,388      2.14          Yes        Yes          18,450                            0                0
  254       363,750      361,276      1.58          No         No            2,474                            0                0
  255       413,922      390,730      1.38          No         No            3,840                            0                0
  256       489,249      456,886      1.56          Yes        Yes           4,949                            0                0
  257       362,604      361,213      1.30          No         No            1,391                            0                0
  258       445,765      408,592      1.48          No         No           18,559                            0                0
  259       435,138      379,449      1.23          Yes        Yes          10,036                            0                0
  260       368,358      348,908      1.31          Yes        No           19,450                            0           19,450
  261       357,924      342,507      1.27          Yes        Yes           3,285                            0            3,285
  262       366,334      344,982      1.32          Yes        Yes          21,352                            0           21,401
  263       370,527      355,969      1.15          Yes        Yes           4,159                            0                0
  264       320,934      311,634      1.19          Yes        Yes           9,300                            0            9,300
  265       521,839      521,839      1.02          No         No                0                            0                0
  266       292,433      292,433      1.15          No         No                0                            0                0
  267       362,258      329,804      1.32          Yes        Yes           7,521                            0            7,521
  268       328,393      328,393      1.30          No         No                0                            0                0
  269       298,083      274,083      1.20          Yes        No           24,000                            0           24,000
--------------------------------------------------------------------------------------------------------------------------------
  270       340,880      337,739      1.27          No         No            3,140                            0                0
 270.1      179,949      178,317                                             1,632
 270.2      160,930      159,422                                             1,508
--------------------------------------------------------------------------------------------------------------------------------
  271       307,366      301,888      1.24          Yes        Yes           5,478                            0            5,478
  272       501,456      451,685      1.53          Yes        Yes          49,771                            0           49,771
  273       310,777      283,752      1.18          Yes        Yes           5,281                            0            4,659
  274       345,023      339,004      1.44          No         No            6,019                            0            6,024
  275       367,660      341,905      1.22          Yes        Yes           3,778                            0            3,780
  276       452,255      405,602      1.58          Yes        Yes           6,721                            0            6,721
  277       312,844      290,844      1.24          Yes        Yes          22,000                            0           22,000
  278       298,721      285,221      1.25          Yes        Yes          13,500                            0           13,500
  279       336,814      295,882      1.26          No         Yes           8,748                            0            8,748
  280       503,820      455,611      1.64          Yes        Yes          48,208                            0           87,814
  281       294,924      288,774      1.20          Yes        Yes           6,150                            0            6,150
  282       382,624      349,120      1.40          No         No           17,885                            0                0
  283       292,133      283,403      1.24          Yes        Yes           8,730                            0            8,730
  284       275,879      265,368      1.20          No         No           10,511                            0           10,512
  285       326,017      269,614      1.21          Yes        Yes          14,839                            0           14,839
  286       290,954      263,394      1.21          Yes        Yes           3,764                            0            3,764
  287       272,360      260,568      1.20          Yes        Yes           4,106                       12,317                0
  288       275,365      262,048      1.20          Yes        Yes           3,013                            0            3,418
  289       288,075      271,595      1.24          Yes        Yes           4,709                            0            4,709
  290       261,142      261,142      1.24          No         No                0                            0                0
  291       514,692      495,844      2.36          No         No            4,916                            0                0
  292       302,599      287,649      1.37          Yes        No           14,950                            0           14,950
  293       274,572      266,309      1.27          Yes        Yes           8,262                            0            8,268
  294       292,789      269,357      1.25          Yes        Yes           4,000                            0            4,000
  295       432,671      422,488      2.01          Yes        Yes          10,183                            0           10,188
  296       465,082      436,061      1.02          No         No           14,226                            0                0
  297       286,836      265,461      1.24          Yes        Yes          21,375                            0           21,375
  298       264,577      241,126      1.18          No         No           12,276                            0           11,176
  299       221,396      216,446      1.08          Yes        Yes             990                            0              996
  300       300,720      287,041      1.39          Yes        Yes           2,513                            0            2,513
  301       204,311      195,592      1.01          No         No            8,719                            0            8,724
  302       254,499      237,546      1.20          Yes        Yes           3,225                            0                0
  303       296,378      287,824      1.37          Yes        Yes           8,555                            0            8,556
  304       379,488      350,766      1.59          Yes        Yes           5,400                            0            5,400
  305       262,924      246,512      1.28          Yes        Yes           2,929                            0            2,929
  306       239,094      231,363      1.23          Yes        Yes           1,497                            0            1,497
  307       250,440      234,025      1.25          Yes        Yes           3,312                            0            3,312
  308       302,398      282,244      1.51          No         No            3,384                            0                0
  309       296,675      255,220      1.35          Yes        Yes          18,525                            0           18,525
  310       415,842      380,995      2.08          No         No            8,700                            0                0
  311       243,055      227,383      1.22          Yes        Yes           2,333                            0            2,333
  312       233,353      221,074      1.22          Yes        Yes           4,200                            0                0
  313       246,066      217,926      1.24          Yes        Yes           4,629                            0            4,629
  314       236,617      228,341      1.26          Yes        Yes           8,276                            0            8,276
  315       297,633      281,140      1.66          Yes        Yes           2,889                            0                0
  316       236,976      228,627      1.30          Yes        Yes           8,349                            0            8,349
  317       339,510      339,060      1.95          No         No              450                            0                0
  318       298,403      292,552      1.43          No         No              900                            0                0
  319       226,654      208,113      1.27          Yes        No            4,875                            0            4,872
  320       211,543      196,532      1.20          No         No            3,750                            0            3,750
  321       209,149      197,868      1.20          Yes        Yes           2,114                            0            2,114
  322       209,081      201,341      1.24          Yes        Yes           7,740                            0            7,740
  323       363,295      329,574      1.88          Yes        Yes          15,227                            0           15,227
  324       226,823      213,856      1.30          Yes        Yes          12,968                       50,000                0
  325       428,634      383,498      1.84          Yes        No           16,433                      389,547           10,955
  326       206,865      193,151      1.26          Yes        No            6,602                            0                0
  327       224,916      204,074      1.30          Yes        Yes           4,426                            0            4,426
  328       248,063      233,431      1.50          Yes        Yes           3,854                            0                0
  329       189,259      189,259      1.22          No         No                0                            0                0
  330       178,168      178,168      1.37          No         No                0                            0                0
  331       217,371      198,471      1.27          Yes        Yes          18,900                            0           18,900
  332       201,785      189,777      1.29          No         No            2,475                            0            2,475
  333       202,644      185,144      1.25          Yes        Yes          17,500                            0           17,500
  334       161,263      161,263      1.11          No         No                0                            0                0
  335       209,607      184,452      1.25          Yes        Yes           8,031                            0            8,031
  336       198,217      184,538      1.27          Yes        Yes           1,945                            0            1,945
  337       255,433      248,999      1.78          Yes        Yes           1,280                            0                0
  338       249,877      226,084      1.61          Yes        Yes           6,735                            0            6,735
  339       208,943      207,581      1.48          Yes        Yes             214                            0              218
  340       194,828      189,645      1.37          Yes        Yes           5,184                            0            5,184
  341       182,450      170,352      1.20          Yes        Yes           2,820                            0            2,820
  342       199,903      181,283      1.29          No         No            8,024                                             0
  343       489,240      468,358      2.83          Yes        Yes           2,400                            0                0
  344       194,928      183,259      1.31          Yes        Yes           1,917                            0            1,917
  345       174,334      166,653      1.22          Yes        No              950                            0              950
  346       179,498      175,048      1.27          Yes        Yes           4,450                            0            4,450
  347       361,239      353,239      2.63          Yes        Yes           8,000                            0                0
  348       247,865      239,891      1.81          No         No            1,659                            0                0
  349       169,582      161,533      1.22          Yes        Yes           8,049                            0            8,052
  350       173,597      167,649      1.27          Yes        Yes             777                            0                0
  351       177,802      164,859      1.29          Yes        Yes           2,244                            0                0
  352       235,430      227,701      1.81          No         No            1,677                            0                0
  353       160,989      151,740      1.21          Yes        Yes           1,281                            0            2,500
  354       153,962      141,370      1.21          Yes        Yes           2,945                            0            2,945
  355       161,822      155,699      1.28          Yes        Yes           6,124                            0            6,124
  356       243,725      230,737      2.01          Yes        Yes           2,100                            0            2,100
  357       178,987      149,599      1.31          Yes        Yes           6,490                            0            6,490
  358       161,484      138,984      1.16          Yes        Yes          22,500                            0           22,500
  359       171,267      154,971      1.38          Yes        Yes           4,971                            0            4,971
  360       138,326      132,192      1.18          Yes        Yes           6,134                            0            6,134
  361       161,584      151,144      1.36          Yes        Yes          10,440                            0           10,440
  362       146,236      137,271      1.31          Yes        Yes           3,533                            0            3,533
  363       141,409      136,381      1.23          Yes        Yes           5,029                            0            5,029
  364       136,154      128,154      1.21          Yes        Yes           8,000                            0            8,000
  365       167,491      159,622      1.59          Yes        Yes           1,533                            0            1,533
  366       150,536      135,671      1.38          Yes        Yes           5,126                        9,568           25,140
  367       123,552      113,052      1.15          Yes        Yes          10,500                        7,875           10,500
  368       114,034      107,442      1.19          Yes        Yes           1,736                            0            1,736
--------------------------------------------------------------------------------------------------------------------------------
  369       126,652      122,531      1.31          Yes        Yes           4,122                            0            4,122
 369.1       70,477       68,418                                             2,059
 369.2       56,175       54,113                                             2,063
--------------------------------------------------------------------------------------------------------------------------------
  370       457,634      389,688      4.33          No         No            7,908                            0                0
  371       136,849      132,420      1.33          Yes        Yes           1,022                            0            1,022
  372       133,860      123,804      1.29          Yes        Yes           2,285                            0            2,285
  373       121,933      117,801      1.30          Yes        Yes           4,133                            0            4,133
  374       116,129      107,729      1.26          Yes        Yes           8,400                            0            8,400
  375       118,753      109,554      1.24          Yes        Yes           1,438                            0            1,438
  376       140,444      134,174      1.37          No         No            6,270                            0                0
  377       129,726      119,001      1.37          Yes        Yes           2,300                            0            2,300
  378       108,486      104,286      1.21          Yes        Yes             700                            0              700
  379       101,670       98,946      1.24          Yes        No              528                            0                0
  380       117,657      108,580      1.35          Yes        Yes           9,077                            0            9,077

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION,
WHICH IS ASSOCIATED WITH THE CLASS WFC-1, WFC-2, WFC-3 AND WFC-4 CERTIFICATES.
THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL
NET MORTGAGE POOL BALANCE.

  6b                              1.17 (Note 9)

                        ESCROWED TI/LC    ESCROWED TI/LC
 LOAN     U/W ANNUAL       RESERVES      RESERVES CURRENT   HOLDBACK
NUMBER  TI/LC RESERVES  INITIAL DEPOSIT   ANNUAL DEPOSIT     AMOUNT              HOLDBACK DESCRIPTION
----------------------------------------------------------------------------------------------------------------

   1        3,900,203                 0                 0
----------------------------------------------------------------------------------------------------------------
   2                0                 0                 0
  2.1               0
  2.2               0
  2.3               0
  2.4               0
----------------------------------------------------------------------------------------------------------------
   3        2,138,674                 0                 0
----------------------------------------------------------------------------------------------------------------
   4          272,471                 0                 0
   5          347,517                 0                 0
----------------------------------------------------------------------------------------------------------------
   6          798,954                 0                 0
   7              NAP               NAP               NAP
   8              NAP               NAP               NAP
----------------------------------------------------------------------------------------------------------------
   9                0                 0                 0
  9.1               0
  9.2               0
  9.3               0
  9.4               0
  9.5               0
  9.6               0
  9.7               0
  9.8               0
  9.9               0
 9.10               0
 9.11               0
 9.12               0
 9.13               0
 9.14               0
 9.15               0
----------------------------------------------------------------------------------------------------------------
  10                0                 0                 0
 10.1               0
 10.2               0
 10.3               0
 10.4               0
 10.5               0
 10.6               0
 10.7               0
 10.8               0
 10.9               0
 10.10              0
 10.11              0
 10.12              0
 10.13              0
 10.14              0
 10.15              0
 10.16              0
 10.17              0
 10.18              0
 10.19              0
 10.20              0
----------------------------------------------------------------------------------------------------------------
  11          453,823                 0                 0
  12                0         7,200,000                 0
  13              NAP               NAP               NAP
  14          377,853         7,480,000           337,476
  15              NAP               NAP               NAP
  16          135,400        25,000,000           100,000
  17              NAP               NAP               NAP
  18          309,735                 0                 0
----------------------------------------------------------------------------------------------------------------
  19          383,428                 0            90,793
 19.1          28,629
 19.2          33,742
 19.3          12,781
 19.4          13,292
 19.5          10,736
 19.6           9,202
 19.7          11,247
 19.8          25,051
 19.9          58,281
 19.10         24,028
 19.11        117,073
 19.12         39,365
----------------------------------------------------------------------------------------------------------------
  20          230,600                 0                 0
  21           38,672                 0            38,676
  22                0                 0                 0
  23          254,606           203,232                 0
  24              NAP               NAP               NAP
  25          369,424         2,500,000                 0
  26          154,451                 0                 0
  27              NAP               NAP               NAP
  28          243,008                 0                 0
  29           51,996                 0            50,000
  30          173,757                 0           250,000
  31              NAP               NAP               NAP  7,115,284  Debt Service Reserve and Earnout Holdback
----------------------------------------------------------------------------------------------------------------
  32                0         1,000,000                 0
 32.1               0
 32.2               0
 32.3               0
 32.4               0
 32.5               0
 32.6               0
 32.7               0
 32.8               0
 32.9               0
 32.10              0
 32.11              0
 32.12              0
----------------------------------------------------------------------------------------------------------------
  33          332,688                 0           333,306
  34          103,524                 0                 0  2,386,000                      Debt Service Holdback
  35              NAP               NAP               NAP
  36              NAP               NAP               NAP
  37          153,213                 0                 0
  38          106,016                 0           218,901  1,600,000                      Debt Service Holdback
  39              NAP               NAP               NAP
  40          143,220                 0                 0
  41          131,461           750,000           193,772
  42          228,354         4,064,831                 0
  43              NAP               NAP               NAP
----------------------------------------------------------------------------------------------------------------
  44           96,168                 0                 0
  45           27,878                 0                 0
----------------------------------------------------------------------------------------------------------------
  46              NAP               NAP               NAP
  47              NAP               NAP               NAP
  48          150,673           650,000           151,740
  49           56,489                 0            56,489
  50          136,986                 0                 0
  51          383,117                 0                 0
  52           39,226         1,150,000                 0    614,364                    Rent Abatement Holdback
  53              NAP               NAP               NAP
  54            4,015                 0                 0
  55           28,296                 0                 0
  56              NAP               NAP               NAP
  57           74,558                 0                 0
----------------------------------------------------------------------------------------------------------------
  58              NAP               NAP               NAP
 58.1             NAP
 58.2             NAP
----------------------------------------------------------------------------------------------------------------
  59              NAP               NAP               NAP
  60          136,288           600,000                 0
  61              NAP               NAP               NAP
  62          119,530                 0           119,530
  63              NAP               NAP               NAP
  64           89,865                 0            44,388
  65           30,707                 0                 0
  66              NAP               NAP               NAP
  67           49,095                 0                 0
  68           68,043                 0                 0  2,272,000                           Partial Guaranty
  69          104,944            92,580                 0
  70           74,001           148,008                 0  1,400,000                           Holdback Reserve
  71           28,411           727,863            28,411
  72              NAP               NAP               NAP
  73              NAP               NAP               NAP
----------------------------------------------------------------------------------------------------------------
  74              NAP               NAP               NAP
 74.1             NAP
 74.2             NAP
----------------------------------------------------------------------------------------------------------------
  75          194,533            50,000                 0
  76           54,126                 0            54,614
  77           56,001           900,000            50,000
  78          127,265           913,620           127,452
  79              NAP               NAP               NAP
  80              NAP               NAP               NAP
  81          179,012                 0                 0
  82           33,129         1,000,000            50,000
  83          222,307           117,140           200,004
----------------------------------------------------------------------------------------------------------------
  84          141,749           300,000                 0
 84.1          12,525
 84.2          15,732
 84.3         113,492
----------------------------------------------------------------------------------------------------------------
  85           83,262           232,056                 0
  86              NAP               NAP               NAP  1,250,000                        Earnout Escrow (LOC)
----------------------------------------------------------------------------------------------------------------
  87              NAP               NAP               NAP    390,000                             Earnout Escrow
  88              NAP               NAP               NAP    320,000                             Earnout Escrow
----------------------------------------------------------------------------------------------------------------
  89           76,886                 0            61,245
 89.1           7,700
 89.2           5,650
 89.3           8,000
 89.4           7,682
 89.5           2,256
 89.6          11,068
 89.7           2,408
 89.8          10,000
 89.9           6,076
 89.10         12,418
 89.11          3,628
----------------------------------------------------------------------------------------------------------------
  90           56,762                 0           124,968
  91              NAP               NAP               NAP
  92              NAP               NAP               NAP
  93           46,126                 0            25,000
  94           61,485                 0                 0
  95           52,639           250,000                 0
  96           43,317                 0            30,000
  97           50,058           250,000                 0
  98                0                 0                 0  1,920,000                   Expansion Space Holdback
  99              NAP               NAP               NAP    600,000                             Earnout Escrow
  100          89,478           250,000                 0
  101             NAP               NAP               NAP
  102             NAP               NAP               NAP
  103          29,369                 0                 0
----------------------------------------------------------------------------------------------------------------
  104             NAP               NAP               NAP
 104.1            NAP
 104.2            NAP
 104.3            NAP
 104.4            NAP
----------------------------------------------------------------------------------------------------------------
  105          46,024                 0                 0
  106             NAP               NAP               NAP
  107             NAP               NAP               NAP
  108          43,855                 0            43,855
  109          66,509                 0            66,509
  110          69,374                 0            69,374
  111          56,586                 0                 0
  112             NAP               NAP               NAP
  113          86,499           200,000            74,422
  114          52,292                 0                 0
  115          45,758                 0            48,014
  116          31,118                 0            29,467
  117          41,540                 0                 0
  118          42,122                 0                 0
----------------------------------------------------------------------------------------------------------------
  119          99,095           415,000                 0
  120          21,097                 0                 0
----------------------------------------------------------------------------------------------------------------
  121             NAP               NAP               NAP
 121.1            NAP
 121.2            NAP
 121.3            NAP
 121.4            NAP
 121.5            NAP
 121.6            NAP
  122             NAP               NAP               NAP
  123             NAP               NAP               NAP
  124         104,999                 0                 0
  125          22,139           100,000            50,000
  126             NAP               NAP               NAP
----------------------------------------------------------------------------------------------------------------
  127          89,596           250,000                 0    200,000                       Performance Holdback
 127.1         31,500
 127.2          2,838
 127.3         14,470
 127.4          2,486
 127.5          8,470
 127.6          3,196
 127.7         16,146
 127.8          2,476
 127.9          8,014
----------------------------------------------------------------------------------------------------------------
  128          17,858                 0                 0  1,040,000                           Letter of Credit
  129             NAP               NAP               NAP    450,000                       Performance Holdback
  130          87,287                 0            87,080
  131             NAP               NAP               NAP
  132         223,680                 0                 0
  133          25,794                 0            15,000
  134          28,260            51,000            30,000
  135          26,541                 0                 0
  136             NAP               NAP               NAP
  137             NAP               NAP               NAP
  138          48,934                 0                 0
  139          38,030                 0            38,030
  140         186,924                 0                 0
  141          66,773                 0                 0
  142          28,671                 0            25,000
  143             NAP               NAP               NAP  1,100,000                      Debt Service Holdback
  144             NAP               NAP               NAP
  145             NAP               NAP               NAP
  146             NAP               NAP               NAP
  147          26,227                 0            26,227
  148             NAP               NAP               NAP
  149          42,793                 0            42,793
  150          31,025                 0            50,000
  151          28,395                 0            15,000
  152          20,126                 0            22,680
  153          28,522                 0                 0
----------------------------------------------------------------------------------------------------------------
  154             NAP               NAP               NAP
 154.1            NAP
 154.2            NAP
 154.3            NAP
----------------------------------------------------------------------------------------------------------------
  155          73,051           335,000            74,396
  156             NAP               NAP               NAP
  157          18,544                 0            27,578
  158          47,346           326,525            30,000
  159          37,440         2,000,000                 0
  160          41,850                 0            41,075  1,000,000                       Performance Holdback
  161             NAP               NAP               NAP
----------------------------------------------------------------------------------------------------------------
  162          27,114                 0                 0
 162.1         14,270
 162.2         12,844
----------------------------------------------------------------------------------------------------------------
  163          13,621                 0             9,696    250,107                       Debt Service Reserve
  164          60,564                 0            54,000
----------------------------------------------------------------------------------------------------------------
  165             NAP               NAP               NAP
 165.1            NAP
 165.2            NAP
 165.3            NAP
----------------------------------------------------------------------------------------------------------------
  166             NAP               NAP               NAP
  167             NAP               NAP               NAP
  168          50,726           133,455                 0
  169          53,327                 0            50,281
  170             NAP               NAP               NAP
  171             NAP               NAP               NAP
  172             NAP               NAP               NAP
  173             NAP               NAP               NAP
  174          16,110                 0            15,950
  175               0                 0                 0
  176               0                 0                 0
  177             NAP               NAP               NAP
  178             NAP               NAP               NAP
  179           2,834                 0                 0
  180          17,756            75,000                 0
  181          25,271                 0                 0
  182          51,481                 0                 0
  183             NAP               NAP               NAP
  184          40,646                 0            45,678
  185          24,924                 0            20,000
  186             NAP               NAP               NAP
  187          20,624            50,000            22,500
  188          67,191                 0            50,000
  189          33,433                 0                 0
  190          30,543                 0            30,543
  191             NAP               NAP               NAP
  192          16,075                 0            16,150
  193          23,939                 0            24,105
  194             NAP               NAP               NAP
  195             NAP               NAP               NAP
  196             NAP               NAP               NAP    700,000                             Earnout Escrow
  197               0                 0                 0
  198             NAP               NAP               NAP
  199          21,638                 0            22,486    500,000                      Debt Service Holdback
  200             NAP               NAP               NAP
  201          31,988                 0            36,000
  202          94,394            33,479            65,976
  203          39,737                 0                 0
  204             NAP               NAP               NAP
  205          20,775            75,168                 0    169,600                         Income/TI Guaranty
  206          11,142                 0            11,391
  207             NAP               NAP               NAP
  208             NAP               NAP               NAP
  209               0                 0                 0
  210             NAP               NAP               NAP
  211             NAP               NAP               NAP
----------------------------------------------------------------------------------------------------------------
  212             NAP               NAP               NAP
 212.1            NAP
 212.2            NAP
----------------------------------------------------------------------------------------------------------------
  213             NAP               NAP               NAP
  214          28,933                 0                 0
  215          27,000           100,000            25,000
  216           4,336                 0             4,344
  217          45,389                 0            45,389
  218          30,781                 0            30,781
  219          12,673                 0            11,250
  220          17,088                 0            17,088
  221          15,858                 0                 0
  222           6,440                 0                 0
  223             NAP               NAP               NAP
  224               0                 0                 0
  225             NAP               NAP               NAP
  226         142,279                 0                 0
  227             NAP               NAP               NAP    325,000              Property Performance Holdback
  228             NAP               NAP               NAP
  229             NAP               NAP               NAP
  230             NAP               NAP               NAP
  231          31,652                 0            31,548
  232             NAP               NAP               NAP    570,000                             Earnout Escrow
  233          22,146                 0                 0
  234             NAP               NAP               NAP
  235          33,467           869,869            28,376
  236             NAP               NAP               NAP
  237          29,365                 0            29,376
  238          32,492                 0                 0
  239          28,452           300,000                 0
  240           8,964            11,470             9,144
  241             NAP               NAP               NAP
  242             NAP               NAP               NAP
  243          22,853                 0                 0
  244          32,688                 0                 0
  245               0                 0                 0
  246           8,295                 0                 0
  247           7,996               NAP               NAP
  248           7,228                 0                 0
  249          38,572                 0                 0
  250           6,135            20,726                 0
  251         137,967                 0                 0
  252             NAP               NAP               NAP
  253             NAP               NAP               NAP
  254               0                 0                 0
  255          19,353                 0                 0
  256          27,414                 0                 0
  257               0                 0                 0
  258          18,615                 0                 0
  259          45,654                 0                 0
  260             NAP               NAP               NAP
  261          12,132                 0                 0
  262             NAP               NAP               NAP
  263          10,398                 0            10,398
  264             NAP               NAP               NAP     20,000                       Performance Holdback
  265               0                 0                 0
  266               0                 0                 0
  267          24,933                 0            24,933
  268               0                 0                 0
  269             NAP               NAP               NAP
----------------------------------------------------------------------------------------------------------------
  270               0                 0                 0
 270.1              0
 270.2              0
----------------------------------------------------------------------------------------------------------------
  271             NAP               NAP               NAP
  272             NAP               NAP               NAP
  273          21,744                 0            21,744
  274             NAP               NAP               NAP
  275          21,976            10,000                 0
  276          39,931                 0            39,931
  277             NAP               NAP               NAP
  278             NAP               NAP               NAP
  279          32,184                 0            30,000
  280             NAP               NAP               NAP
  281             NAP               NAP               NAP
  282          15,619                 0            17,000
  283             NAP               NAP               NAP
  284             NAP               NAP               NAP
  285          41,564                 0            41,564
  286          23,796                 0            12,000
  287           7,685            37,563                 0
  288          10,304                 0            25,000
  289          11,772                 0            11,772    100,000                       Performance Holdback
  290               0                 0                 0
  291          13,932                 0                 0
  292             NAP               NAP               NAP
  293             NAP               NAP               NAP
  294          19,433                 0                 0
  295             NAP               NAP               NAP
  296          14,795                 0                 0
  297             NAP               NAP               NAP
  298          11,176            35,000             7,365
  299           3,960                 0                 0
  300          11,166                 0            11,166
  301             NAP               NAP               NAP    447,000                        Earnout Escrow (LOC)
  302          13,728                 0            13,728
  303             NAP               NAP               NAP
  304          23,323                 0            23,323
  305          13,484                 0            13,428
  306           6,234                 0             6,289
  307          13,103                 0            13,103     55,000                       Performance Holdback
  308          16,770                 0                 0     50,000                       Performance Holdback
  309          22,929                 0            22,929
  310          26,147                 0                 0
  311          13,339                 0                 0
  312           8,079                 0                 0
  313          23,511                 0            23,454
  314             NAP               NAP               NAP
  315          13,605                 0                 0
  316             NAP               NAP               NAP
  317               0                 0                 0
  318           4,951                 0                 0
  319          13,666                 0            15,000
  320          11,261                 0            11,250
  321           9,167                 0            10,746
  322             NAP               NAP               NAP    300,000                           Lease-Up Reserve
  323          18,492               NAP             2,500
  324             NAP               NAP               NAP
  325          28,703                 0                 0
  326           7,111                 0                 0
  327          16,416            40,000            16,416
  328          10,778                 0                 0
  329               0                 0                 0
  330             NAP               NAP               NAP
  331             NAP               NAP               NAP
  332           9,533                 0             9,533
  333             NAP               NAP               NAP
  334             NAP               NAP               NAP
  335          17,124                 0            17,124
  336          11,733            10,000            11,732
  337           5,155                 0                 0
  338          17,059                 0            17,059
  339           1,148                 0             1,148
  340             NAP               NAP               NAP
  341           9,278                 0             9,187
  342          10,596                 0            20,000
  343          18,482                 0                 0
  344           9,752            20,000                 0
  345           6,732                 0                 0
  346             NAP               NAP               NAP
  347             NAP               NAP               NAP
  348           6,315                 0                 0
  349             NAP               NAP               NAP
  350           5,170                 0             5,170
  351          10,698                 0                 0
  352           6,053                 0                 0
  353           7,967                 0             5,000
  354           9,647                 0             9,595
  355             NAP               NAP               NAP
  356          10,888                 0            10,888
  357          22,899            50,000            22,899
  358             NAP               NAP               NAP
  359          11,325                 0            11,325
  360             NAP               NAP               NAP
  361             NAP               NAP               NAP
  362           5,432                 0            10,989
  363             NAP               NAP               NAP
  364             NAP               NAP               NAP
  365           6,336                 0             8,278
  366           9,739            11,382                 0
  367             NAP               NAP               NAP
  368           4,856                 0             5,712
----------------------------------------------------------------------------------------------------------------
  369             NAP               NAP               NAP
 369.1            NAP
 369.2            NAP
----------------------------------------------------------------------------------------------------------------
  370          60,039                 0                 0
  371           3,408                 0             3,408
  372           7,770                 0             7,831
  373             NAP               NAP               NAP
  374             NAP               NAP               NAP
  375           7,762                 0             7,762
  376             NAP               NAP               NAP
  377           8,425                 0             8,367
  378           3,500                 0             3,500
  379           2,195            10,000                 0
  380             NAP               NAP               NAP

PRESENTED BELOW, SEPARATE FROM THE REST OF THE POOLED MORTGAGED LOANS, IS THE
ANNEX A-1 INFORMATION FOR THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION,
WHICH IS ASSOCIATED WITH THE CLASS WFC-1, WFC-2, WFC-3 AND WFC-4 CERTIFICATES.
THE ONE WORLD FINANCIAL CENTER NON-POOLED PORTION IS NOT INCLUDED IN THE INITIAL
NET MORTGAGE POOL BALANCE.

  6b

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Footnotes to ANNEX A-1

(1)	With respect to loan numbers 7 and 8 , the U/W NCF DSCR was calculated based upon proforma cashflows. With respect to loan numbers 31, 35, 38, 68, 70, 98, 128, 129, 143, 160, 163, 227 and 269, the U/W NCF DSCR was calculated based upon: (a) re-amortized debt service payments that would be in effect if the subject Mortgage Loan is reduced by a related cash holdback; and/or (b) various assumptions regarding the financial performance of the related Mortgaged Property that are consistent with the release of the subject cash holdback, letter of credit, or guaranty.

Loan Number:	7	8	31	35	38	68	70	98	128	129	143	160	163	227	269
Unadjusted U/W NCF DSCR:	0.99	0.39x	0.99x	1.02x	1.18x	1.04x	1.19x	1.03x	1.07x	1.04x	1.00x	1.13x	1.07x	1.11x	1.10x

(2)	With respect to loan numbers 70, 98, 129, 143, 160 and 227, the Cut-off Date LTV Ratios and the Maturity Date/ARD LTV Ratios have been calculated based upon the reduction of the relevant principal balance of the respective Mortgage Loan by the amount of a related cash holdback. With respect to loan numbers 8, 16, 25, 31, 78, 99, 163, 206, 210, 232 and 275, the Cut-off Date LTV Ratios and the Maturity Date/ARD LTV Ratios have been calculated using the ‘‘as-stabilized’’ appraised value.

Loan Number:	8	16	25	31	70	78	98	99	129	143	160	163	206	210	227	232	275
Unadjusted Cut-off Date LTV:	86.5%	104.8%	72.3%	82.6%	76.4%	80.3%	85.0%	96.6%	79.8%	81.8%	72.3%	82.2%	88.7%	60.1%	73.8%	69.8%	66.1%
Unadjusted Maturity Date LTV:	86.5%	94.4%	72.3%	77.3%	71.3%	72.2%	72.8%	87.0%	71.6%	69.1%	55.8%	76.8%	79.6%	50.5%	68.7%	68.2%	42.6%

(3)	For each Crossed Group, reflects the aggregate cut-off date principal balance of the entire subject Crossed Group. For each Related Group, reflects the aggregate cut-off date principal balance of the subject Related Group. In all other cases, reflects the related cut-off date principal balance of the subject underlying mortgage loan.

(4)	With respect to loan numbers 2, 3, 7, 9, 10, 121, 162, 171 and 321, each are part of a loan combination evidenced by two (2) or more promissory notes which are entitled to loan payments on a senior/subordinate basis, a pari passu basis or some combination thereof and as to which the other promissory notes(s) will not be included in the trust. With respect to each of these loan combinations, Cut-off Date LTV Ratio, the Maturity Date/ARD LTV Ratio, Second Most Recent Year NOI DSCR, Most Current Year NOI DSCR and the U/W NCF DSCR were calculated based upon the senior indebtedness of the loan combination and does not reflect the related subordinate non-trust loans. In the case of six of the above-referenced Mortgage Loans (loan numbers 2, 3, 7, 9, 10 and 121), the Cut-off Date LTV Ratio, the Maturity Date/ARD LTV Ratio, Second Most Recent Year NOI DSCR, Most Current Year NOI DSCR and the U/W NCF DSCR also takes into account each non-trust loan in the related loan combination that is pari passu in right of payment with the subject mortgage loan and, in the case of the loan number 121, also takes into account the non-trust loan in the related loan combination that is senior in right of payment thereto.

(5)	With respect to the One World Financial Center Mortgage Loan (loan number 6), the Cut-off Date LTV Ratio, the Maturity Date/ARD LTV Ratio, Second Most Recent Year NOI DSCR, Most Current Year NOI DSCR and the U/W NCF DSCR were calculated based upon the senior pooled portion and does not reflect the related subordinate non-pooled portion.

(6)	With respect to the Ala Moana Portfolio Mortgage Loan (loan number 2), a 3 day grace period will apply only once during any 12-month period for a payment made after the due date. With respect to the JQH Hotel Portfolio B-Note Mortgage Loan (loan number 121), a 3 day grace period will apply only twice during any 12-month period for a payment made after the due date.

(7)	With respect to loan number 7, after the initial lockout period followed by a prepayment at yield maintenance premium period, borrower has the option of defeasance or prepayment at yield maintenance premium.

(8)	With respect to loan numbers 36 and 117, borrower has the option of defeasance or prepayment at yield maintenance premium after the initial lockout period.

(9)	With respect to the One World Financial Center Mortgage Loan non-pooled portion, the related Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, Second Most Recent Year NOI DSCR, Most Current Year NOI DSCR and U/W NCF DSCR are calculated on the aggregate indebtedness of the One World Financial Center Loan Combination.

(10)	With respect to loan numbers 12, 29 and 82, which does not have a first payment until May 2007, the mortgage loan seller will deposit an amount for the benefit of the trust equal to one month’s interest on that mortgage loan.

(11)	With respect to loan numbers 121, 197 and 265, the respective Original Term to Maturity/ARD (months) and Scheduled Maturity Date/ARD shown in this Annex and used throughout this free writing prospectus is one month later than the actual Original Term to Maturity/ARD (months) and Scheduled Maturity Date/ ARD. The loans were modeled this way because the borrower payment date for each such loan (or with respect to loan number 121, the lead servicer remittance date, is after the Determination Date (as defined in this free writing prospectus) and, as such, each Monthly Debt Service Payment, including the final payment, will be passed through to certificateholders in the month following the month in which the related payment is remitted to the related master servicer for payment to certificateholders.

(12)	With respect to loan numbers 121, 197 and 265, the Original Term to Maturity/ARD (months) and Scheduled Maturity Date/ARD shown in this Annex and used throughout this free writing prospectus have been extended by one month. On the Distribution Date (as defined in this free writing prospectus) in April 2007, although the loans are amortizing, certificateholders will receive a distribution in an amount equal to one month of interest due under such loans. With respect to each such loan, the related mortgage loan seller will deposit into an interest reserve for the benefit of the trust an amount equal to one month’s interest on that mortgage loan. Payments received on these loans in April 2007 from the related borrowers (or with respect to loan number 121, the lead servicer for this loan), will be passed through to certificateholders on the Distribution Date in May 2007.

(13)	With respect to loan number 121, an interest reserve will be established to deal with the fact that the loan is actual/360 and monthly distributions to certificateholders will be made the month after monthly payments are made by the borrower. Please see Annex I herein.

(14)	With respect to loan numbers 197, 202, 235 and 325, each currently permit the related borrower to defease the Mortgage Loan. With respect to loan number 121 which permits the related borrower to defease the mortgage loan prior to the second anniversary of the date of the series CD 2007-CD4 certificates issue date. If the related borrower defeases any of these five Mortgage Loans on a date that is earlier than the second anniversary of the startup date of the applicable loan REMIC, which will generally be the date of the series CD 2007-CD4 certificates issue date, then the related mortgage loan seller or other prior holder, as applicable, will be obligated to repurchase the subject mortgage loan from the issuing entity.

Cut-off Date Principal Balance (Mortgage Pool)

					Weighted Averages
Range of Cut-off Date Principal Balances	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Maximum Cut-off Date Principal Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
$ 1,097,691 to $ 4,999,999	170	$501,744,224	7.6%	$4,988,960	5.929%	115	1.42	x	66.92%
$ 5,000,000 to $ 9,999,999	95	681,027,706	10.3	9,888,519	5.928	111	1.35		71.95
$ 10,000,000 to $ 14,999,999	39	456,343,067	6.9	14,900,000	5.795	111	1.32		73.90
$ 15,000,000 to $ 19,999,999	21	364,791,096	5.5	19,950,000	5.803	115	1.28		74.00
$ 20,000,000 to $ 24,999,999	7	155,250,000	2.4	24,900,000	5.636	109	1.40		72.76
$ 25,000,000 to $ 29,999,999	10	266,397,173	4.0	29,945,173	5.786	111	1.28		71.26
$ 30,000,000 to $ 39,999,999	10	340,295,000	5.2	38,000,000	5.783	112	1.23		73.63
$ 40,000,000 to $ 49,999,999	5	216,250,000	3.3	46,000,000	5.596	106	1.30		70.05
$ 50,000,000 to $ 74,999,999	4	232,500,000	3.5	65,000,000	5.631	118	1.31		71.05
$ 75,000,000 to $ 99,999,999	5	412,410,000	6.2	97,000,000	5.832	118	1.43		68.29
$100,000,000 to $119,999,999	2	217,000,000	3.3	117,000,000	5.682	58	1.36		72.03
$120,000,000 to $400,000,000	12	2,759,300,000	41.8	400,000,000	5.606	89	1.83		60.46
Total / Wtd. Avg.	380	$6,603,308,266	100.0%		5.722%	101	1.54	x	66.77%

Mortgage Loan Type (Mortgage Pool)

					Weighted Averages
Mortgage Loan Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Maximum Cut-off Date Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	57	$3,909,860,000	59.2%	$400,000,000	5.624%	91	1.69	x	63.58%
Partial IO/Balloon	162	1,857,408,800	28.1	97,000,000	5.823	115	1.27		73.47
Balloon	146	696,457,542	10.5	29,945,173	5.942	114	1.43		68.81
Interest Only/ARD	9	100,010,000	1.5	40,000,000	5.700	116	1.91		51.87
Partial IO/ARD	2	23,520,000	0.4	15,550,000	5.837	117	1.25		69.38
Fully Amortizing	4	16,051,925	0.2	5,407,383	8.347	163	1.02		70.96
Total / Wtd. Avg.	380	$6,603,308,266	100.0%		5.722%	101	1.54	x	66.77%

Mortgage Rates (Mortgage Pool)

					Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
5.0600% to 5.4999%	14	$1,123,298,254	17.0%	17.0%	5.332%	89	2.22	x	54.78%
5.5000% to 5.7499%	103	2,582,367,312	39.1	56.1	5.646	97	1.44		65.77
5.7500% to 5.9999%	177	2,220,028,131	33.6	89.7	5.847	110	1.37		72.68
6.0000% to 6.4999%	71	594,714,017	9.0	98.7	6.104	111	1.40		71.13
6.5000% to 6.9999%	7	43,012,461	0.7	99.4	6.610	105	1.37		73.26
7.0000% to 9.0000%	8	39,888,093	0.6	100.0	8.039	90	1.29		68.47
Total / Wtd. Avg.	380	$6,603,308,266	100.0%		5.722%	101	1.54	x	66.77%

A-2-1

Original Term to Scheduled Maturity (Mortgage Pool)

					Weighted Averages
Range of Original Terms to Maturity/ARD (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
60	23	$1,477,152,858	22.4%	22.4%	5.593%	57	2.04	x	51.37%
84	10	495,869,359	7.5	29.9	5.651	82	1.61		73.78
90 to 109	4	198,964,931	3.0	32.9	5.429	106	2.03		75.34
120 to 121	338	4,413,694,195	66.8	99.7	5.776	118	1.35		70.75
180 to 301	5	17,626,925	0.3	100.0	8.183	165	1.03		68.42
Total / Wtd. Avg.	380	$6,603,308,266	100.0%		5.722%	101	1.54	x	66.77%

Remaining Term to Scheduled Maturity (Mortgage Pool)

					Weighted Averages
Range of Remaining Terms to Maturity/ARD (Mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
39 to 59	23	$1,465,650,506	22.2%	22.2%	5.611%	57	2.05	x	51.09%
60 to 83	14	525,369,359	8.0	30.2	5.672	81	1.58		73.68
84 to 114	21	326,935,807	5.0	35.1	5.632	107	1.73		75.21
115 to 120	317	4,267,725,670	64.6	99.7	5.763	118	1.36		70.65
121 to 240	5	17,626,925	0.3	100.0	8.183	165	1.03		68.42
Total / Wtd. Avg.	380	$6,603,308,266	100.0%		5.722%	101	1.54	x	66.77%

Original Amortization Term (Mortgage Pool)

					Weighted Averages
Range of Original Amortization Terms (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	66	$4,009,870,000	60.7%	60.7%	5.626%	92	1.70	x	63.28%
240	11	42,307,690	0.6	61.4	5.949	130	1.37		61.21
252	1	5,407,383	0.1	61.4	8.760	143	1.00		75.84
296	1	2,965,892	0.0	61.5	9.000	130	1.02		58.15
300	30	197,659,028	3.0	64.5	6.037	116	1.44		65.99
336	2	16,050,000	0.2	64.7	5.911	114	1.19		80.13
360	267	2,308,973,273	35.0	99.7	5.845	115	1.30		72.78
420	2	20,075,000	0.3	100.0	5.716	80	1.18		79.44
Total / Wtd. Avg.	380	$6,603,308,266	100.0%		5.722%	101	1.54	x	66.77%

A-2-2

Remaining Amortization Term (Mortgage Pool)

					Weighted Averages
Range of Remaining Amortization Terms (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	66	$4,009,870,000	60.7%	60.7%	5.626%	92	1.70	x	63.28%
130 to 240	15	60,466,533	0.9	61.6	6.769	122	1.26		63.25
241 to 300	31	199,714,191	3.0	64.7	5.999	114	1.47		65.78
301 to 360	266	2,313,182,542	35.0	99.7	5.837	115	1.30		72.89
361 to 420	2	20,075,000	0.3	100.0	5.716	80	1.18		79.44
Total / Wtd. Avg.	380	$6,603,308,266	100.0%		5.722%	101	1.54	x	66.77%

Mortgage Loan Seasoning (Mortgage Pool)

					Weighted Averages
Seasoning (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
0 to 6	359	$6,459,204,740	97.8%	97.8%	5.707%	101	1.55	x	66.58%
7 to 12	11	68,153,953	1.0	98.8	6.244	104	1.36		76.85
13 to 24	3	45,950,000	0.7	99.5	5.413	105	1.10		79.33
25 to 166	7	29,999,573	0.5	100.0	8.193	83	1.20		65.98
Total / Wtd. Avg.	380	$6,603,308,266	100.0%		5.722%	101	1.54	x	66.77%

Encumbered Interest (Mortgage Pool)

				Weighted Averages
Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Fee Simple	451	$5,607,585,454	84.9%	5.767%	103	1.44	x	70.53%
Leasehold	19	791,483,831	12.0	5.457	88	2.32		38.03
Fee in Part, Leasehold in Part	6	204,238,982	3.1	5.520	114	1.47		74.90
Total / Wtd. Avg.	476	$6,603,308,266	100.0%	5.722%	101	1.54	x	66.77%

A-2-3

Property Types (Mortgage Pool)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Maximum Cut-off Date Principal Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR	Cut-off Date Loan-to-Value Ratio	Min/Max U/W NCF DSCR	Min/Max Cut-off Date Loan-to-Value Ratio
Office	103	$2,150,176,215	32.6%	$400,000,000	5.617%	102	1.72x	59.06%	1.00x / 3.23x	17.86% / 82.00%
CBD	14	1,186,028,294	18.0	400,000,000	5.464	92	2.04	49.12	1.21x / 3.23x	17.86% / 80.97%
Suburban	76	848,666,710	12.9	75,000,000	5.809	113	1.35	71.28	1.00x / 2.74x	36.36% / 82.00%
Medical Office	13	115,481,211	1.7	30,000,000	5.777	118	1.26	71.31	1.12x / 1.69x	58.41% / 80.00%
Retail	112	1,733,045,597	26.2	377,763,469	5.768	104	1.43	69.44	1.02x / 2.83x	22.41% / 80.91%
Regional Mall	6	976,994,720	14.8	377,763,469	5.740	93	1.52	67.40	1.20x / 1.81x	51.51% / 80.00%
Anchored	29	430,439,994	6.5	86,500,000	5.750	118	1.29	73.04	1.15x / 2.14x	33.99% / 80.19%
Unanchored	45	210,358,565	3.2	20,500,000	5.807	118	1.33	71.52	1.09x / 2.83x	22.41% / 80.71%
Anchored, Single Tenant	21	66,226,554	1.0	5,142,874	6.189	123	1.23	70.97	1.02x / 1.81x	51.62% / 80.00%
Shadow Anchored	9	44,638,904	0.7	14,250,000	5.726	119	1.45	70.06	1.20x / 2.57x	39.92% / 80.91%
Unanchored, Single Tenant	2	4,386,859	0.1	2,386,859	5.950	119	1.87	41.50	1.78x / 1.95x	38.28% / 44.20%
Multifamily	59	896,682,537	13.6	225,000,000	5.802	97	1.34	72.41	1.00x / 2.02x	42.57% / 80.58%
Conventional	45	592,636,202	9.0	78,910,000	5.727	109	1.18	74.50	1.00x / 1.99x	42.57% / 80.58%
High-Rise	1	225,000,000	3.4	225,000,000	5.999	58	1.73	66.18	1.73x / 1.73x	66.18% / 66.18%
Student Housing	9	45,135,250	0.7	12,400,000	5.749	108	1.24	77.33	1.11x / 1.61x	76.01% / 79.27%
Senior Housing	4	33,911,085	0.5	12,483,167	5.878	118	1.57	70.87	1.15x / 2.02x	66.94% / 79.74%
Hospitality	35	742,496,693	11.2	250,000,000	5.864	96	1.57	66.80	1.25x / 2.03x	47.53% / 78.30%
Full Service	13	574,897,395	8.7	250,000,000	5.818	90	1.60	65.64	1.30x / 2.03x	47.53% / 78.30%
Limited Service	19	136,785,859	2.1	19,887,466	6.063	116	1.49	69.79	1.25x / 1.71x	52.98% / 76.03%
Extended Stay	3	30,813,439	0.5	16,313,423	5.840	118	1.42	75.04	1.37x / 1.44x	70.02% / 76.23%
Industrial	93	679,668,122	10.3	29,510,000	5.626	95	1.64	76.28	1.03x / 2.36x	39.00% / 80.90%
Mixed Use	14	175,657,302	2.7	63,000,000	5.690	115	1.33	68.22	1.08x / 4.33x	18.90% / 79.06%
Self Storage	46	158,150,300	2.4	13,000,000	5.833	115	1.31	66.42	1.01x / 2.05x	44.55% / 80.00%
Manufactured Housing	10	53,174,118	0.8	20,400,000	5.797	110	1.41	70.44	1.20x / 2.63x	36.64% / 79.67%
Other	2	10,057,383	0.2	5,407,383	7.415	131	1.43	65.69	1.00x / 1.92x	53.88% / 75.84%
Land	2	4,200,000	0.1	2,150,000	5.921	117	1.24	75.47	1.11x / 1.37x	73.21% / 77.62%
Total / Wtd. Avg.	476	$6,603,308,266	100.0%		5.722%	101	1.54x	66.77%	1.00x / 4.33x	17.86% / 82.00%

A-2-4

Underwritten Net Cash Flow Debt Service Coverage Ratio (Mortgage Pool)

					Weighted Averages
Range of U/W NCF DSCR (x)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
1.00x to 1.09x	18	$308,198,842	4.7%	4.7%	6.031%	111	1.02	x	75.42%
1.10x to 1.19x	52	586,586,328	8.9	13.6	5.695	111	1.16		74.49
1.20x to 1.24x	100	1,057,824,422	16.0	29.6	5.785	111	1.22		76.33
1.25x to 1.29x	43	603,701,914	9.1	38.7	5.828	118	1.26		75.81
1.30x to 1.34x	32	251,779,664	3.8	42.5	5.829	111	1.31		71.96
1.35x to 1.39x	28	189,843,981	2.9	45.4	5.886	116	1.36		71.39
1.40x to 1.44x	15	695,265,672	10.5	55.9	5.767	115	1.43		65.12
1.45x to 1.49x	18	867,620,477	13.1	69.1	5.620	97	1.47		70.80
1.50x to 1.99x	51	1,278,703,776	19.4	88.4	5.742	79	1.74		61.62
2.00x to 4.33x	23	763,783,190	11.6	100.0	5.413	84	2.70		39.67
Total / Wtd. Avg.	380	$6,603,308,266	100.0%		5.722%	101	1.54x		66.77%

Cut-off Date Loan-to-Value Ratio (Mortgage Pool)

					Weighted Averages
Range of Cut-off Date Loan-to-Value Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
17.86% to 60.00%	63	$1,502,990,122	22.8%	22.8%	5.588%	85	2.14	x	42.41%
60.01% to 65.00%	24	255,639,644	3.9	26.6	5.805	85	1.46		63.58
65.01% to 70.00%	59	1,043,915,629	15.8	42.4	5.804	103	1.42		67.51
70.01% to 75.00%	82	1,098,171,727	16.6	59.1	5.768	106	1.32		72.28
75.01% to 80.00%	142	2,418,416,144	36.6	95.7	5.738	111	1.38		77.78
80.01% to 82.00%	10	284,175,000	4.3	100.0	5.747	90	1.20		80.84
Total / Wtd. Avg.	380	$6,603,308,266	100.0%		5.722%	101	1.54x		66.77%

Maturity Date/ARD Loan-to-Value Ratio (Mortgage Pool)

					Weighted Averages
Range of Maturity Date/ARD Loan-to-Value Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
0.00% to 50.00%	56	$935,895,155	14.2%	14.2%	5.553%	94	2.30	x	36.70%
50.01% to 60.00%	65	864,717,099	13.1	27.3	5.785	86	1.70		57.18
60.01% to 65.00%	67	642,531,040	9.7	37.0	5.868	105	1.33		69.47
65.01% to 70.00%	93	1,301,819,441	19.7	56.7	5.766	106	1.36		71.33
70.01% to 80.00%	97	2,747,845,531	41.6	98.3	5.709	106	1.39		76.67
80.01% to 80.97%	2	110,500,000	1.7	100.0	5.613	64	1.24		80.89
Total / Wtd. Avg.	380	$6,603,308,266	100.0%		5.722%	101	1.54x		66.77%

A-2-5

State/Region (Mortgage Pool)

					Weighted Averages
State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
New York	55	$1,227,261,447	18.6%	18.6%	5.605%	86	2.05	x	49.06%
California	50	695,011,077	10.5	29.1	5.714	114	1.34		67.32
Southern California(1)	38	510,759,790	7.7	7.7	5.687	116	1.35		66.65
Northern California(1)	12	184,251,287	2.8	2.8	5.788	106	1.30		69.20
Hawaii	6	661,800,000	10.0	39.1	5.649	66	1.67		59.23
Texas	47	465,261,091	7.0	46.2	5.853	114	1.37		73.64
Minnesota	4	316,728,453	4.8	51.0	5.797	117	1.44		74.87
Pennsylvania	15	266,747,422	4.0	55.0	5.892	113	1.65		65.35
Florida	24	235,206,875	3.6	58.6	5.912	114	1.29		72.95
North Carolina	21	235,044,444	3.6	62.1	5.599	113	1.44		75.36
Illinois	11	224,669,219	3.4	65.5	5.668	91	1.23		75.68
Colorado	10	203,997,998	3.1	68.6	5.804	115	1.27		77.25
Maryland	10	181,228,703	2.7	71.4	5.620	104	1.34		71.95
New Jersey	24	179,789,057	2.7	74.1	5.908	99	1.30		74.62
Arkansas	6	167,843,943	2.5	76.6	5.762	113	1.44		79.18
Georgia	14	167,708,366	2.5	79.2	5.683	111	1.45		71.42
Nevada	8	156,534,175	2.4	81.5	5.761	73	1.43		65.53
District of Columbia	1	149,700,000	2.3	83.8	5.550	120	1.45		71.29
Virginia	15	134,233,227	2.0	85.8	5.826	115	1.32		75.23
Wisconsin	9	84,832,631	1.3	87.1	5.558	101	1.65		77.66
Louisiana	5	75,674,279	1.1	88.3	5.739	119	1.24		76.29
Oregon	7	72,992,245	1.1	89.4	5.628	98	1.65		74.02
Washington	11	70,926,349	1.1	90.5	5.606	110	1.67		72.49
Ohio	12	67,758,105	1.0	91.5	5.790	117	1.28		74.22
Arizona	10	64,751,033	1.0	92.5	5.954	111	1.27		71.69
Tennessee	14	57,411,029	0.9	93.3	5.697	111	1.44		73.83
South Carolina	10	52,317,157	0.8	94.1	5.758	118	1.34		68.86
Massachusetts	7	43,922,857	0.7	94.8	5.631	115	1.39		72.59
Michigan	11	42,723,204	0.6	95.4	5.917	117	1.34		72.25
Alabama	7	39,939,443	0.6	96.0	5.818	106	1.28		77.45
Delaware	5	35,799,266	0.5	96.6	5.985	119	1.14		67.64
Indiana	7	33,085,104	0.5	97.1	5.978	111	1.50		68.88
Utah	5	31,432,292	0.5	97.6	5.554	110	1.86		74.58
Oklahoma	6	27,077,563	0.4	98.0	6.086	100	1.53		73.02
West Virginia	6	23,765,250	0.4	98.3	5.690	118	1.26		77.07
Nebraska	3	20,778,187	0.3	98.6	5.919	101	1.64		76.47
Kansas	4	17,110,813	0.3	98.9	5.735	96	1.55		74.38
Kentucky	2	14,960,438	0.2	99.1	5.623	115	1.48		78.37
Mississippi	3	12,647,715	0.2	99.3	6.438	116	1.51		69.54
Missouri	3	10,725,771	0.2	99.5	5.791	102	1.49		75.63
Connecticut	2	8,865,000	0.1	99.6	5.779	118	1.32		75.13
New Hampshire	1	8,660,000	0.1	99.8	5.710	119	1.31		75.96
Idaho	1	6,573,600	0.1	99.9	5.396	107	2.09		75.86
Iowa	1	3,394,286	0.1	99.9	5.396	107	2.09		75.86
Maine	1	3,300,000	0.05	100.0	5.670	119	1.25		75.00
New Mexico	1	1,800,687	0.03	100.0	7.570	110	1.56		76.03
South Dakota	1	1,318,469	0.02	100.0	7.570	110	1.56		76.03
Total/Wtd. Avg.	476	$6,603,308,266	100.0%		5.722%	101	1.54	x	66.77%

(1)	Northern California includes areas with zip codes of 93720 and above, and Southern California includes areas with zip codes of below 92870.

A-2-6

Prepayment Provision Type (Mortgage Pool)

				Weighted Averages
Prepayment Provision Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Wtd. Avg. Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
LO/Defeasance(1)	299	$5,343,330,719	80.9%	5.704%	103	1.58	x	66.05%
LO/Grtrx%UPBorYM(2)	73	865,582,945	13.1	5.830	96	1.37		70.51
LO/Grtrx%UPBorYM/ (i)Grtrx%UPBorYMor (ii)Defeasance	1	250,000,000	3.8	5.712	82	1.47		70.83
Grtrx%UPBorYM(2)	5	102,394,602	1.6	5.783	108	1.48		66.21
LO/(i)Grtrx%UPBorYMor (ii)Defeasance	2	42,000,000	0.6	5.662	118	1.74		58.81
Total / Wtd. Avg.	380	$6,603,308,266	100.0%	5.722%	101	1.54	x	66.77%

(1)	Four of the Mortgage Loans, representing 0.3% of the Initial Mortgage Pool Balance, currently permit the related borrower to defease the mortgage loan. One Mortgage Loan, representing 0.1% of the Initial Mortgage Pool Balance, permits the related borrower to defease the mortgage loan prior to the second anniversary of the date of the series CD 2007-CD4 Certificates issue date. For tax reasons, if the related borrower defeases any of these 5 mortgage loans on a date that is earlier than the second anniversary of the startup date of the applicable loan REMIC, which will generally be the date of initial issuance of the Certificates, then the related mortgage loan seller or other prior holder, as applicable, will be obligated to repurchase the subject mortgage loan from the Trust.

(2)	Includes one mortgage loan that provides for subsequent prepayment consideration periods.

Partial Interest Only Period (Mortgage Pool)

					Weighted Averages
Range Partial Interest Only Periods (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Mortgage Pool Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
12	3	$15,415,000	0.2%	0.2%	5.879%	117	1.24	x	79.42%
18 to 24	33	311,379,000	4.7	4.9	5.943	117	1.53		68.75
30 to36	56	546,742,800	8.3	13.2	5.816	110	1.26		72.60
48 to 60	72	1,007,392,000	15.3	28.5	5.789	118	1.20		75.21
Total / Wtd. Avg.	164	$1,880,928,800	28.5%		5.823%	115	1.27	x	73.42%

A-2-7

Initial Mortgage Pool Prepayment Restriction Composition Over Time(1)

	Months Following Cut-off Date
Prepayment Restriction	0	12	24	36	48	60	72	84	96	108	120
Remaining Aggregate Mortgage Loan Pool Balance(2)	100.00%	99.84%	99.65%	99.38%	98.94%	76.04%	75.47%	67.39%	66.48%	62.46%	0.09%
Locked/Defeasance(3)	98.31%	92.41%	88.09%	82.14%	73.69%	81.47%	81.47%	85.31%	85.70%	85.07%	1.95%
Locked(3)	98.05%	92.15%	87.57%	5.91%	0.38%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance(3)	0.26%	0.26%	0.51%	76.23%	73.31%	81.47%	81.47%	85.31%	85.70%	85.07%	1.95%
Yield Maintenance (All)	1.69%	7.59%	11.91%	16.34%	18.38%	18.41%	18.42%	14.47%	14.17%	14.28%	1.13
Grtr1%UPBorYM	1.69%	7.59%	11.91%	11.89%	13.92%	12.61%	12.58%	13.56%	13.27%	13.33%	1.13%
Grtr1%UPBorYMor Defeasance	0.00%	0.00%	0.00%	4.45%	4.46%	5.80%	5.83%	0.90%	0.90%	0.95%	0.00%
Penalty (All)	0.00%	0.00%	0.00%	0.00%	0.00%	0.12%	0.06%	0.07%	0.07%	0.07%	0.00%
Penalty5%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%	0.00%	0.00%	0.00%	0.00%
Penalty4%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%	0.00%	0.00%	0.00%
Penalty3%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.07%	0.00%	0.00%	0.00%
Penalty2%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.07%	0.00%	0.00%
Penalty1%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%	0.00%	0.00%	0.07%	0.00%
Open	0.00%	0.00%	0.00%	1.52%	7.93%	0.00%	0.06%	0.16%	0.06%	0.58%	96.92%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

(1)	All numbers, unless otherwise noted, are as a percentage of the aggrgate pool balance (excluding the non-pooled subordinate portion of the One World Financial Center Mortgage Loan) at the specified point in time.

(2)	Remaining aggregate mortgage loan pool balance as a percentage of the Initial Mortgage Pool Balance a the specified point in time.

(3)	Four of the Mortgage Loans, representing 0.3% of the Initial Mortgage Pool Balance, currently permit the related borrower to defease the mortgage loan. One Mortgage Loan, representing 0.1% of the Initial Mortgage Pool Balance, permits the related borrower to defease the mortgage loan prior to the second anniversary of the date of the series CD 2007-CD4 Certificates issue date. For tax reasons, if the related borrower defeases any of these 5 mortgage loans on a date that is earlier than the second anniversary of the startup date of the applicable loan REMIC, which will generally be the date of initial issuance of the Certificates, then the related mortgage loan seller or other prior holder, as applicable, will be obligated to repurchase the subject mortgage loan from the Trust.

A-2-8

Cut-off Date Principal Balance (Loan Group No. 1)

					Weighted Averages
Range of Cut-off Date Principal Balances	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Maximum Cut-off Date Principal Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
$ 1,097,691 to $ 4,999,999	146	$429,692,721	7.6%	$4,988,960	5.946%	116	1.43	x	66.61%
$ 5,000,000 to $ 9,999,999	74	526,692,972	9.3	9,888,519	5.987	112	1.35		71.73
$ 10,000,000 to $ 14,999,999	31	363,544,650	6.4	14,900,000	5.813	109	1.31		73.68
$ 15,000,000 to $ 19,999,999	18	310,291,096	5.5	19,950,000	5.821	118	1.29		74.09
$ 20,000,000 to $ 24,999,999	6	131,200,000	2.3	24,900,000	5.695	110	1.44		71.45
$ 25,000,000 to $ 29,999,999	7	188,885,173	3.3	29,945,173	5.799	108	1.32		71.63
$ 30,000,000 to $ 39,999,999	8	271,695,000	4.8	38,000,000	5.748	110	1.25		72.15
$ 40,000,000 to $ 49,999,999	3	128,250,000	2.3	46,000,000	5.568	117	1.45		65.38
$ 50,000,000 to $ 74,999,999	4	232,500,000	4.1	65,000,000	5.631	118	1.31		71.05
$ 75,000,000 to $ 99,999,999	4	333,500,000	5.9	97,000,000	5.841	118	1.53		67.36
$100,000,000 to $119,999,999	2	217,000,000	3.8	117,000,000	5.682	58	1.36		72.03
$120,000,000 to $400,000,000	11	2,534,300,000	44.7	400,000,000	5.571	92	1.84		59.95
Total / Wtd. Avg.	314	$5,667,551,612	100.0%		5.709%	102	1.58	x	65.92%

Mortgage Loan Type (Loan Group No. 1)

					Weighted Averages
Mortgage Loan Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Maximum Cut-off Date Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	43	$3,431,910,000	60.6%	$400,000,000	5.596%	93	1.72	x	62.85%
Partial IO/Balloon	132	1,502,186,800	26.5	97,000,000	5.836	115	1.30		72.66
Balloon	125	600,372,888	10.6	29,945,173	5.963	114	1.43		68.47
Interest Only/ARD	8	93,510,000	1.6	40,000,000	5.707	116	1.90		52.48
Partial IO/ARD	2	23,520,000	0.4	15,550,000	5.837	117	1.25		69.38
Fully Amortizing	4	16,051,925	0.3	5,407,383	8.347	163	1.02		70.96
Total / Wtd. Avg.	314	$5,667,551,612	100.0%		5.709%	102	1.58	x	65.92%

Mortgage Rates (Loan Group No. 1)

					Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
5.1740% to 5.4999%	7	$1,051,000,000	18.5%	18.5%	5.329%	87	2.29	x	53.16%
5.5000% to 5.7499%	82	2,300,642,400	40.6	59.1	5.649	96	1.46		64.96
5.7500% to 5.9999%	153	1,741,432,747	30.7	89.9	5.829	116	1.35		73.36
6.0000% to 6.4999%	59	494,542,449	8.7	98.6	6.112	110	1.44		70.44
6.5000% to 9.0000%	13	79,934,016	1.4	100.0	7.327	96	1.33		71.40
Total / Wtd. Avg.	314	$5,667,551,612	100.0%		5.709%	102	1.58	x	65.92%

A-3-1

Original Term to Scheduled Maturity (Loan Group No. 1)

					Weighted Averages
Range of Original Terms to Maturity/ARD (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
60	16	$1,165,462,858	20.6%	20.6%	5.510%	57	2.15	x	46.81%
84	7	480,149,359	8.5	29.0	5.649	82	1.60		74.30
90 to 109	4	198,964,931	3.5	32.5	5.429	106	2.03		75.34
120 to 121	283	3,806,922,540	67.2	99.7	5.781	118	1.38		70.20
180 to 301	4	16,051,925	0.3	100.0	8.347	163	1.02		70.96
Total / Wtd. Avg.	314	$5,667,551,612	100.0%		5.709%	102	1.58	x	65.92%

Remaining Term to Scheduled Maturity (Loan Group No. 1)

					Weighted Averages
Range of Remaining Terms to Maturity/ARD (Mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
39 to 59	17	$1,159,360,506	20.5%	20.5%	5.534%	57	2.16	x	46.54%
60 to 83	10	504,249,359	8.9	29.4	5.667	81	1.58		74.18
84 to 114	14	267,014,978	4.7	34.1	5.651	107	1.87		74.32
115 to 120	269	3,720,874,844	65.7	99.7	5.762	118	1.38		70.22
121 to 240	4	16,051,925	0.3	100.0	8.347	163	1.02		70.96
Total / Wtd. Avg.	314	$5,667,551,612	100.0%		5.709%	102	1.58	x	65.92%

Original Amortization Term (Loan Group No. 1)

					Weighted Averages
Range of Original Amortization Terms (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	51	$3,525,420,000	62.2%	62.2%	5.598%	94	1.72	x	62.57%
240	11	42,307,690	0.7	63.0	5.949	130	1.37		61.21
252	1	5,407,383	0.1	63.0	8.760	143	1.00		75.84
296	1	2,965,892	0.1	63.1	9.000	130	1.02		58.15
300	28	180,993,778	3.2	66.3	6.074	115	1.47		64.94
336	1	7,700,000	0.1	66.4	6.020	118	1.21		80.38
360	220	1,890,381,869	33.4	99.8	5.859	115	1.32		72.21
420	1	12,375,000	0.2	100.0	5.810	57	1.17		79.33
Total / Wtd. Avg.	314	$5,667,551,612	100.0%		5.709%	102	1.58	x	65.92%

A-3-2

Remaining Amortization Term (Loan Group No. 1)

					Weighted Averages
Range of Remaining Amortization Terms (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	51	$3,525,420,000	62.2%	62.2%	5.598%	94	1.72	x	62.57%
130 to 240	15	60,466,533	1.1	63.3	6.769	122	1.26		63.25
241 to 300	29	183,048,942	3.2	66.5	6.031	113	1.49		64.72
301 to 360	218	1,886,241,138	33.3	99.8	5.849	115	1.32		72.30
361 to 420	1	12,375,000	0.2	100.0	5.810	57	1.17		79.33
Total / Wtd. Avg.	314	$5,667,551,612	100.0%		5.709%	102	1.58	x	65.92%

Mortgage Loan Seasoning (Loan Group No. 1)

					Weighted Averages
Seasoning (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
0 to 6	300	$5,583,368,915	98.5%	98.5%	5.690%	102	1.58	x	65.82%
7 to 12	7	54,183,124	1.0	99.5	6.308	102	1.41		76.35
13 to 70	2	6,620,025	0.1	99.6	7.535	53	1.65		61.03
71 to 166	5	23,379,548	0.4	100.0	8.380	92	1.07		67.38
Total / Wtd. Avg.	314	$5,667,551,612	100.0%		5.709%	102	1.58	x	65.92%

Encumbered Interest (Loan Group No. 1)

				Weighted Averages
Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Fee Simple	383	$4,678,728,800	82.6%	5.759%	104	1.46	x	70.27%
Leasehold	18	784,583,831	13.8	5.456	88	2.33		37.69
Fee in Part, Leasehold in Part	6	204,238,982	3.6	5.520	114	1.47		74.90
Total / Wtd. Avg.	407	$5,667,551,612	100.0%	5.709%	102	1.58	x	65.92%

A-3-3

Property Types (Loan Group No. 1)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Maximum Cut-off Date Principal Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR	Cut-off Date Loan-to-Value Ratio	Min/Max U/W NCF DSCR	Min/Max Cut-off Date Loan-to-Value Ratio
Office	103	$2,150,176,215	37.9%	$400,000,000	5.617%	102	1.72x	59.06%	1.00x / 3.23x	17.86% / 82.00%
CBD	14	1,186,028,294	20.9	400,000,000	5.464	92	2.04	49.12	1.21x / 3.23x	17.86% / 80.97%
Suburban	76	848,666,710	15.0	75,000,000	5.809	113	1.35	71.28	1.00x / 2.74x	36.36% / 82.00%
Medical Office	13	115,481,211	2.0	30,000,000	5.777	118	1.26	71.31	1.12x / 1.69x	58.41% / 80.00%
Retail	112	1,733,045,597	30.6	377,763,469	5.768	104	1.43	69.44	1.02x / 2.83x	22.41% / 80.91%
Regional Mall	6	976,994,720	17.2	377,763,469	5.740	93	1.52	67.40	1.20x / 1.81x	51.51% / 80.00%
Anchored	29	430,439,994	7.6	86,500,000	5.750	118	1.29	73.04	1.15x / 2.14x	33.99% / 80.19%
Unanchored	45	210,358,565	3.7	20,500,000	5.807	118	1.33	71.52	1.09x / 2.83x	22.41% / 80.71%
Anchored, Single Tenant	21	66,226,554	1.2	5,142,874	6.189	123	1.23	70.97	1.02x / 1.81x	51.62% / 80.00%
Shadow Anchored	9	44,638,904	0.8	14,250,000	5.726	119	1.45	70.06	1.20x / 2.57x	39.92% / 80.91%
Unanchored, Single Tenant	2	4,386,859	0.1	2,386,859	5.950	119	1.87	41.50	1.78x / 1.95x	38.28% / 44.20%
Hospitality	35	742,496,693	13.1	250,000,000	5.864	96	1.57	66.80	1.25x / 2.03x	47.53% / 78.30%
Full Service	13	574,897,395	10.1	250,000,000	5.818	90	1.60	65.64	1.30x / 2.03x	47.53% / 78.30%
Limited Service	19	136,785,859	2.4	19,887,466	6.063	116	1.49	69.79	1.25x / 1.71x	52.98% / 76.03%
Extended Stay	3	30,813,439	0.5	16,313,423	5.840	118	1.42	75.04	1.37x / 1.44x	70.02% / 76.23%
Industrial	93	679,668,122	12.0	29,510,000	5.626	95	1.64	76.28	1.03x / 2.36x	39.00% / 80.90%
Mixed Use	12	164,357,302	2.9	63,000,000	5.697	115	1.31	69.59	1.08x / 4.33x	18.90% / 79.06%
Self Storage	46	158,150,300	2.8	13,000,000	5.833	115	1.31	66.42	1.01x / 2.05x	44.55% / 80.00%
Manufactured Housing	2	25,400,000	0.4	20,400,000	5.723	118	1.31	75.90	1.27x / 1.45x	75.06% / 79.37%
Other	2	10,057,383	0.2	5,407,383	7.415	131	1.43	65.69	1.00x / 1.92x	53.88% / 75.84%
Land	2	4,200,000	0.1	2,150,000	5.921	117	1.24	75.47	1.11x / 1.37x	73.21% / 77.62%
Total / Wtd. Avg.	407	$5,667,551,612	100.0%		5.709%	102	1.58x	65.92%	1.00x / 4.33x	17.86% / 82.00%

A-3-4

Underwritten Net Cash Flow Debt Service Coverage Ratio (Loan Group No. 1)

					Weighted Averages
Range of U/W NCF DSCR (x)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
1.00x to 1.09x	14	$139,488,842	2.5%	2.5%	6.314%	103	1.04	x	76.87%
1.10x to 1.19x	31	358,559,323	6.3	8.8	5.708	115	1.17		73.98
1.20x to 1.24x	86	925,729,523	16.3	25.1	5.780	110	1.22		76.42
1.25x to 1.29x	35	549,449,987	9.7	34.8	5.851	118	1.26		75.99
1.30x to 1.34x	29	237,000,485	4.2	39.0	5.824	112	1.31		71.96
1.35x to 1.39x	25	174,857,614	3.1	42.1	5.911	116	1.37		71.08
1.40x to 1.44x	15	695,265,672	12.3	54.4	5.767	115	1.43		65.12
1.45x to 1.49x	15	825,080,477	14.6	68.9	5.612	98	1.47		70.56
1.50x to 1.99x	45	1,016,480,614	17.9	86.8	5.688	83	1.75		60.54
2.00x to 4.33x	19	745,639,075	13.2	100.0	5.401	84	2.72		39.36
Total / Wtd. Avg.	314	$5,667,551,612	100.0%		5.709%	102	1.58	x	65.92%

Cut-off Date Loan-to-Value Ratio (Loan Group No. 1)

					Weighted Averages
Range of Cut-off Date Loan-to-Value Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
17.86% to 60.00%	55	$1,467,727,762	25.9%	25.9%	5.586%	84	2.15	x	42.20%
60.01% to 65.00%	22	240,299,650	4.2	30.1	5.820	83	1.46		63.62
65.01% to 70.00%	53	730,582,462	12.9	43.0	5.741	115	1.33		67.90
70.01% to 75.00%	61	867,826,414	15.3	58.3	5.774	108	1.36		72.12
75.01% to 80.00%	115	2,098,640,324	37.0	95.4	5.739	111	1.41		77.65
80.01% to 82.00%	8	262,475,000	4.6	100.0	5.754	87	1.20		80.88
Total / Wtd. Avg.	314	$5,667,551,612	100.0%		5.709%	102	1.58	x	65.92%

Maturity Date/ARD Loan-to-Value Ratio (Loan Group No. 1)

					Weighted Averages
Range of Maturity Date/ARD Loan-to-Value Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term(Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
0.00% to 50.00%	52	$922,932,795	16.3%	16.3%	5.549%	94	2.31	x	36.58%
50.01% to 60.00%	55	797,061,169	14.1	30.3	5.790	84	1.71		56.56
60.01% to 65.00%	58	577,513,248	10.2	40.5	5.865	103	1.35		69.50
65.01% to 70.00%	72	940,450,870	16.6	57.1	5.717	116	1.29		72.27
70.01% to 80.00%	76	2,329,593,531	41.1	98.2	5.706	107	1.43		76.66
80.01% to 80.97%	1	100,000,000	1.8	100.0	5.630	58	1.22		80.97
Total / Wtd. Avg.	314	$5,667,551,612	100.0%		5.709%	102	1.58	x	65.92%

A-3-5

State/Region (Loan Group No. 1)

					Weighted Averages
State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Loan Group No. 1 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
New York	50	$966,311,447	17.0%	17.0%	5.508%	92	2.15	x	44.35%
Hawaii	6	661,800,000	11.7	28.7	5.649	66	1.67		59.23
California	46	561,501,077	9.9	38.6	5.712	112	1.39		66.68
Southern California (1)	35	456,159,790	8.0	8.0	5.695	116	1.36		66.62
Northern California (1)	11	105,341,287	1.9	1.9	5.785	97	1.53		66.93
Texas	40	404,076,168	7.1	45.8	5.898	115	1.38		73.52
Minnesota	3	312,388,459	5.5	51.3	5.800	117	1.44		75.07
Pennsylvania	12	224,447,422	4.0	55.2	5.927	113	1.74		63.37
North Carolina	17	224,415,513	4.0	59.2	5.580	113	1.45		75.36
Illinois	10	215,494,219	3.8	63.0	5.668	90	1.24		75.67
Colorado	10	203,997,998	3.6	66.6	5.804	115	1.27		77.25
Arkansas	6	167,843,943	3.0	69.6	5.762	113	1.44		79.18
New Jersey	23	167,305,890	3.0	72.5	5.911	97	1.26		75.15
Nevada	8	156,534,175	2.8	75.3	5.761	73	1.43		65.53
District of Columbia	1	149,700,000	2.6	77.9	5.550	120	1.45		71.29
Georgia	11	147,238,366	2.6	80.5	5.652	111	1.49		71.07
Florida	19	146,086,875	2.6	83.1	5.939	112	1.37		69.73
Maryland	8	132,728,703	2.3	85.4	5.627	118	1.40		70.79
Virginia	13	118,595,648	2.1	87.5	5.798	115	1.34		75.14
Louisiana	5	75,674,279	1.3	88.9	5.739	119	1.24		76.29
Oregon	6	64,566,168	1.1	90.0	5.608	96	1.72		74.40
Wisconsin	7	59,832,631	1.1	91.1	5.549	95	1.74		77.05
Washington	8	54,556,349	1.0	92.0	5.595	107	1.82		73.21
Arizona	8	54,456,917	1.0	93.0	6.030	109	1.24		72.40
Ohio	9	46,620,369	0.8	93.8	5.823	118	1.31		72.75
Massachusetts	7	43,922,857	0.8	94.6	5.631	115	1.39		72.59
Tennessee	13	40,111,029	0.7	95.3	5.717	113	1.63		71.21
Michigan	8	33,796,941	0.6	95.9	5.938	117	1.35		73.52
Alabama	6	33,039,443	0.6	96.5	5.880	116	1.21		77.52
Utah	5	31,432,292	0.6	97.0	5.554	110	1.86		74.58
Indiana	6	30,144,695	0.5	97.5	5.969	111	1.53		67.85
South Carolina	9	26,705,157	0.5	98.0	5.923	118	1.42		62.23
Nebraska	3	20,778,187	0.4	98.4	5.919	101	1.64		76.47
Kentucky	2	14,960,438	0.3	98.7	5.623	115	1.48		78.37
Mississippi	3	12,647,715	0.2	98.9	6.438	116	1.51		69.54
Kansas	3	11,710,813	0.2	99.1	5.608	113	1.66		74.70
Delaware	4	9,299,266	0.2	99.2	5.858	118	1.39		66.27
Connecticut	2	8,865,000	0.2	99.4	5.779	118	1.32		75.13
New Hampshire	1	8,660,000	0.2	99.6	5.710	119	1.31		75.96
Idaho	1	6,573,600	0.1	99.7	5.396	107	2.09		75.86
Missouri	2	6,488,564	0.1	99.8	5.667	92	1.67		77.06
Oklahoma	2	3,729,559	0.1	99.8	7.570	110	1.56		76.03
Iowa	1	3,394,286	0.1	99.9	5.396	107	2.09		75.86
West Virginia	1	2,000,000	0.04	99.9	5.800	118	1.61		63.09
New Mexico	1	1,800,687	0.03	100.0	7.570	110	1.56		76.03
South Dakota	1	1,318,469	0.02	100.0	7.570	110	1.56		76.03
Total/Wtd. Avg.	407	$5,667,551,612	100.0%		5.709%	102	1.58	x	65.92%

(1)	Northern California includes areas with zip codes of 93720 and above, and Southern California includes areas with zip codes of below 92870.

A-3-6

Prepayment Provision Type (Loan Group No. 1)

				Weighted Averages
Prepayment Provision Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Wtd. Avg. Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
LO/Defeasance(1)	251	$4,861,477,334	85.8%	5.700%	101	1.61	x	65.20%
LO/Grtrx%UPBorYM	56	420,079,676	7.4	5.793	114	1.29		71.74
LO/Grtrx%UPBorYM/(i)Grtrx%UPBorYMor (ii)Defeasance	1	250,000,000	4.4	5.712	82	1.47		70.83
Grtrx%UPBorYM(2)	4	93,994,602	1.7	5.806	111	1.43		67.49
LO/(i)Grtrx%UPBorYMor (ii) Defeasance	2	42,000,000	0.7	5.662	118	1.74		58.81
Total / Wtd. Avg.	314	$5,667,551,612	100.0%	5.709%	102	1.58	x	65.92%

(1)	Four of the Mortgage Loans, representing 0.3% of the Initial Loan Group No. 1 Balance, currently permit the related borrower to defease the mortgage loan. Another Mortgage Loan, representing 0.2% of the Initial Loan Group No. 1 Balance permits the related borrower to defease the mortgage loan prior to the second anniversary of the date of the Series CD 2007-CD4 Certificates issue date. For tax reasons, if the related borrower defeases any of these 5 mortgage loans on a date that is earlier than the second anniversary of the startup day of the applicable loan REMIC, which will generally be the date of initial issuance of the Certificates, then the related mortgage loan seller or other prior holder, as applicable, will be obligated to repurchase the subject mortgage loan from the Trust.

(2)	Includes one mortgage loan that provides for subsequent prepayment consideration periods.

Partial Interest Only Period (Loan Group No. 1)

					Weighted Averages
Range Partial Interest Only Periods (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 1 Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
12	1	$4,820,000	0.1%	0.1%	5.790%	118	1.23	x	78.50%
18 to 24	30	296,079,000	4.5	4.6	5.940	117	1.53		68.44
30 to 36	49	483,777,800	7.3	11.9	5.848	110	1.27		71.85
48 to 60	54	741,030,000	11.2	23.1	5.788	118	1.22		74.74
Total / Wtd. Avg.	134	$1,525,706,800	23.1%		5.836%	115	1.30	x	72.61%

Initial Loan Group 1 Prepayment Restriction Composition Over Time(1)

	Months Following Cut-off Date
Prepayment Restriction	0	12	24	36	48	60	72	84	96	108	120
Remaining Aggregate Mortgage Loan Pool Balance(2)	100.00%	99.84%	99.64%	99.37%	98.90%	77.76%	77.21%	68.18%	67.24%	63.42%	0.09%
Locked/Defeasance(3)	98.18%	92.59%	92.17%	87.10%	77.27%	82.82%	82.82%	87.18%	87.65%	86.72%	1.96%
Locked(3)	97.88%	92.29%	91.88%	6.66%	0.32%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance(3)	0.30%	0.30%	0.29%	80.43%	76.95%	82.82%	82.82%	87.18%	87.65%	86.72%	1.96%
Yield Maintenance (All)	1.82%	7.41%	7.83%	11.13%	13.48%	17.12%	17.11%	12.64%	12.29%	12.85%	0.47%
Grtr1%UPBorYM	1.82%	7.41%	7.83%	5.94%	8.28%	10.51%	10.47%	11.60%	11.24%	11.76%	0.47%
Grtr1%UPBorYMorDefeasance	0.00%	0.00%	0.00%	5.18%	5.20%	6.61%	6.64%	1.04%	1.04%	1.09%	0.00%
Penalty (All)	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%	0.00%	0.00%	0.00%	0.00%
Penalty1%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.06%	0.00%	0.00%	0.00%	0.00%	0.00%
Open	0.00%	0.00%	0.00%	1.78%	9.24%	0.00%	0.06%	0.18%	0.07%	0.43%	97.57%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

(1)	All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance (excluding the non-pooled subordinate portion of the One World Financial Center Mortgage Loan) at the specified point in time.

(2)	Four of the Mortgage Loans, representing 0.3% of the Initial Loan Group No. 1 Balance, currently permit the related borrower to defease the mortgage loan. Another Mortgage Loan, representing 0.2% of the Initial Loan Group No. 1 Balance permits the related borrower to defease the mortgage loan prior to the second anniversary of the date of the Series CD 2007-CD4 Certificates issue date. For tax reasons, if the related borrower defeases any of these 5 mortgage loans on a date that is earlier than the second anniversary of the startup day of the applicable loan REMIC, which will generally be the date of initial issuance of the Certificates, then the related mortgage loan seller or other prior holder, as applicable, will be obligated to repurchase the subject mortgage loan from the Trust.

A-3-7

Cut-off Date Principal Balance (Loan Group No. 2)

					Weighted Averages
Range of Cut-off Date Principal Balances	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Maximum Cut-off Date Principal Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
$ 1,200,000 to $ 4,999,999	24	$72,051,503	7.7%	$4,800,000	5.831%	110	1.34	x	68.74%
$ 5,000,000 to $ 9,999,999	21	154,334,734	16.5	9,577,918	5.727	107	1.36		72.69
$10,000,000 to $ 19,999,999	11	147,298,417	15.7	19,000,000	5.715	109	1.30		74.30
$20,000,000 to $ 24,999,999	1	24,050,000	2.6	24,050,000	5.310	104	1.17		79.90
$25,000,000 to $ 29,999,999	3	77,512,000	8.3	26,500,000	5.754	118	1.18		70.35
$30,000,000 to $225,000,000	6	460,510,000	49.2	225,000,000	5.883	84	1.40		71.24
Total / Wtd. Avg.	66	$935,756,654	100.0%		5.801%	97	1.35x		71.91%

Mortgage Loan Type (Loan Group No. 2)

					Weighted Averages
Mortgage Loan Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Maximum Cut-off Date Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	14	$477,950,000	51.1%	$225,000,000	5.828%	79	1.48	x	68.81%
Partial IO/Balloon	30	355,222,000	38.0	46,000,000	5.766	115	1.15		76.88
Balloon	21	96,084,654	10.3	12,483,167	5.810	115	1.37		70.97
Interest Only/ARD	1	6,500,000	0.7	6,500,000	5.603	115	2.04		43.05
Total / Wtd. Avg.	66	$935,756,654	100.0%		5.801%	97	1.35	x	71.91%

Mortgage Rates (Loan Group No. 2)

					Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
5.0600% to 5.4999%	7	$72,298,254	7.7%	7.7%	5.374%	112	1.21	x	78.35%
5.5000% to 5.7499%	21	281,724,911	30.1	37.8	5.621	105	1.25		72.36
5.7500% to 5.9999%	24	478,595,384	51.1	89.0	5.913	86	1.46		70.22
6.0000% to 6.4999%	12	100,171,568	10.7	99.7	6.061	115	1.21		74.53
6.5000% to 6.5100%	2	2,966,537	0.3	100.0	6.510	149	1.18		58.86
Total / Wtd. Avg.	66	$935,756,654	100.0%		5.801%	97	1.35	x	71.91%

A-4-1

Original Term to Scheduled Maturity (Loan Group No. 2)

					Weighted Averages
Range of Original Terms to Maturity/ARD (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
60	7	$311,690,000	33.3%	33.3%	5.905%	58	1.62	x	68.43%
84	3	15,720,000	1.7	35.0	5.699	81	1.87		57.78
120	55	606,771,654	64.8	99.8	5.749	117	1.20		74.15
180	1	1,575,000	0.2	100.0	6.510	180	1.16		42.57
Total / Wtd. Avg.	66	$935,756,654	100.0%		5.801%	97	1.35	x	71.91%

Remaining Term to Scheduled Maturity (Loan Group No. 2)

					Weighted Averages
Range of Remaining Terms to Maturity/ ARD (Mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
58 to 59	6	$306,290,000	32.7%	32.7%	5.903%	58	1.62	x	68.33%
60 to 83	4	21,120,000	2.3	35.0	5.778	75	1.73		61.84
84 to 114	7	59,920,829	6.4	41.4	5.549	106	1.12		79.21
115 to 120	48	546,850,825	58.4	99.8	5.771	118	1.21		73.60
121 to 180	1	1,575,000	0.2	100.0	6.510	180	1.16		42.57
Total / Wtd. Avg.	66	$935,756,654	100.0%		5.801%	97	1.35	x	71.91%

Original Amortization Term (Loan Group No. 2)

					Weighted Averages
Range of Original Amortization Terms (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	15	$484,450,000	51.8%	51.8%	5.825%	80	1.49	x	68.46%
300	2	16,665,250	1.8	53.6	5.640	118	1.21		77.37
336	1	8,350,000	0.9	54.4	5.810	110	1.17		79.90
360	47	418,591,404	44.7	99.2	5.784	115	1.20		75.39
420	1	7,700,000	0.8	100.0	5.565	117	1.20		79.63
Total / Wtd. Avg.	66	$935,756,654	100.0%		5.801%	97	1.35	x	71.91%

A-4-2

Remaining Amortization Term (Loan Group No. 2)

					Weighted Averages
Range of Remaining Amortization Terms (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Interest Only	15	$484,450,000	51.8%	51.8%	5.825%	80	1.49	x	68.46%
298 to 300	2	16,665,250	1.8	53.6	5.640	118	1.21		77.37
301 to 360	48	426,941,404	45.6	99.2	5.785	115	1.20		75.48
361 to 420	1	7,700,000	0.8	100.0	5.565	117	1.20		79.63
Total / Wtd. Avg.	66	$935,756,654	100.0%		5.801%	97	1.35	x	71.91%

Mortgage Loan Seasoning (Loan Group No. 2)

					Weighted Averages
Seasoning (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
0 to 3	50	$832,393,549	89.0%	89.0%	5.812%	96	1.35	x	71.62%
4 to 10	13	57,413,105	6.1	95.1	5.956	112	1.44		70.26
11 to 18	3	45,950,000	4.9	100.0	5.413	105	1.10		79.33
Total / Wtd. Avg.	66	$935,756,654	100.0%		5.801%	97	1.35	x	71.91%

Encumbered Interest (Loan Group No. 2)

				Weighted Averages
Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
Fee Simple	68	$928,856,654	99.3%	5.803%	97	1.35	x	71.88%
Leasehold	1	6,900,000	0.7	5.520	58	1.61		77.09
Total / Wtd. Avg.	69	$935,756,654	100.0%	5.801%	97	1.35	x	71.91%

A-4-3

Property Types (Loan Group No. 2)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Maximum Cut-off Date Principal Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio	Min/Max U/W NCF DSCR	Min/Max Cut-off Date Loan-to-Value Ratio
Multifamily	59	$896,682,537	95.8%	$225,000,000	5.802%	97	1.34	x	72.41%	1.00x / 2.02x	42.57% / 80.58%
Conventional	45	592,636,202	63.3	78,910,000	5.727	109	1.18		74.50	1.00x / 1.99x	42.57% / 80.58%
High-Rise	1	225,000,000	24.0	225,000,000	5.999	58	1.73		66.18	1.73x / 1.73x	66.18% / 66.18%
Student Housing	9	45,135,250	4.8	12,400,000	5.749	108	1.24		77.33	1.11x / 1.61x	76.01% / 79.27%
Senior Housing	4	33,911,085	3.6	12,483,167	5.878	118	1.57		70.87	1.15x / 2.02x	66.94% / 79.74%
Manufactured Housing	8	27,774,118	3.0	5,587,736	5.864	103	1.50		65.43	1.20x / 2.63x	36.64% / 79.67%
Mixed Use	2	11,300,000	1.2	6,500,000	5.575	116	1.66		48.20	1.15x / 2.04x	43.05% / 55.17%
Total / Wtd. Avg.	69	$935,756,654	100.0%		5.801%	97	1.35	x	71.91%	1.00x / 2.63x	36.64% / 80.58%

A-4-4

Underwritten Net Cash Flow Debt Service Coverage Ratio (Loan Group No. 2)

					Weighted Averages
Range of U/W NCF DSCR (x)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
1.00x to 1.09x	4	$168,710,000	18.0%	18.0%	5.797%	118	1.01	x	74.22%
1.10x to 1.19x	21	228,027,005	24.4	42.4	5.673	106	1.15		75.30
1.20x to 1.29x	22	186,346,827	19.9	62.3	5.753	116	1.23		75.19
1.30x to 1.34x	3	14,779,179	1.6	63.9	5.909	97	1.33		72.01
1.35x to 1.39x	3	14,986,367	1.6	65.5	5.593	118	1.35		74.91
1.40x to 1.49x	3	42,540,000	4.5	70.0	5.779	78	1.47		75.32
1.50x to 2.63x	10	280,367,276	30.0	100.0	5.948	67	1.77		64.92
Total / Wtd. Avg.	66	$935,756,654	100.0%		5.801%	97	1.35	x	71.91%

Cut-off Date Loan-to-Value Ratio (Loan Group No. 2)

					Weighted Averages
Range of Cut-off Date Loan-to-Value Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
36.64% to 60.00%	8	$35,262,360	3.8%	3.8%	5.675%	107	1.84	x	50.90%
60.01% to 65.00%	2	15,339,994	1.6	5.4	5.563	119	1.41		62.91
65.01% to 70.00%	6	313,333,167	33.5	38.9	5.951	75	1.61		66.61
70.01% to 75.00%	21	230,345,313	24.6	63.5	5.742	100	1.15		72.87
75.01% to 80.58%	29	341,475,821	36.5	100.0	5.727	113	1.18		78.72
Total / Wtd. Avg.	66	$935,756,654	100.0%		5.801%	97	1.35	x	71.91%

Maturity Date/ARD Loan-to-Value Ratio (Loan Group No. 2)

					Weighted Averages
Range of Maturity Date/ARD Loan-to-Value Ratio	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
31.01% to 50.00%	4	$12,962,360	1.4%	1.4%	5.780%	124	1.86	x	45.40%
50.01% to 60.00%	10	67,655,931	7.2	8.6	5.729	111	1.64		64.50
60.01% to 65.00%	9	65,017,793	6.9	15.6	5.894	118	1.17		69.19
65.01% to 70.00%	21	361,368,571	38.6	54.2	5.894	79	1.53		68.89
70.01% to 80.15%	22	428,752,000	45.8	100.0	5.721	106	1.16		76.85
Total / Wtd. Avg.	66	$935,756,654	100.0%		5.801%	97	1.35	x	71.91%

A-4-5

State/Region (Loan Group No. 2)

					Weighted Averages
State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Loan Group No. 2 Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
New York	5	$260,950,000	27.9%	27.9%	5.966%	61	1.70	x	66.49%
California	4	133,510,000	14.3	42.2	5.719	119	1.09		70.03
Northern California(1)	1	78,910,000	8.4	8.4	5.791	119	1.00		72.22
Southern California(1)	3	54,600,000	5.8	5.8	5.616	119	1.22		66.87
Florida	5	89,120,000	9.5	51.7	5.867	118	1.14		78.22
Texas	7	61,184,923	6.5	58.2	5.553	107	1.31		74.43
Maryland	2	48,500,000	5.2	63.4	5.601	67	1.17		75.11
Pennsylvania	3	42,300,000	4.5	67.9	5.701	116	1.20		75.89
Delaware	1	26,500,000	2.8	70.8	6.030	119	1.05		68.12
South Carolina	1	25,612,000	2.7	73.5	5.587	117	1.26		75.78
Wisconsin	2	25,000,000	2.7	76.2	5.580	118	1.42		79.12
Oklahoma	4	23,348,004	2.5	78.7	5.849	99	1.53		72.54
West Virginia	5	21,765,250	2.3	81.0	5.680	118	1.23		78.36
Ohio	3	21,137,736	2.3	83.2	5.716	115	1.21		77.45
Georgia	3	20,470,000	2.2	85.4	5.911	113	1.18		73.94
Tennessee	1	17,300,000	1.8	87.3	5.650	107	1.00		79.91
Washington	3	16,370,000	1.7	89.0	5.642	118	1.16		70.09
Virginia	2	15,637,579	1.7	90.7	6.041	116	1.16		75.97
New Jersey	1	12,483,167	1.3	92.0	5.870	119	1.84		67.48
North Carolina	4	10,628,931	1.1	93.2	5.987	116	1.21		75.32
Arizona	2	10,294,115	1.1	94.3	5.553	118	1.44		67.94
Illinois	1	9,175,000	1.0	95.2	5.670	120	1.10		75.87
Michigan	3	8,926,263	1.0	96.2	5.839	118	1.32		67.48
Oregon	1	8,426,077	0.9	97.1	5.780	118	1.15		71.13
Alabama	1	6,900,000	0.7	97.8	5.520	58	1.61		77.09
Kansas	1	5,400,000	0.6	98.4	6.010	60	1.34		73.67
Minnesota	1	4,339,994	0.5	98.9	5.620	118	1.74		60.28
Missouri	1	4,237,207	0.5	99.3	5.980	117	1.21		73.44
Maine	1	3,300,000	0.4	99.7	5.670	119	1.25		75.00
Indiana	1	2,940,409	0.3	100.0	6.080	113	1.24		79.47
Total/Wtd. Avg.	69	$935,756,654	100.0%		5.801%	97	1.35	x	71.91%

(1)	Northern California includes areas with zip codes of 93720 and above, and Southern California includes areas with zip codes of below 92870.

Prepayment Provision Type (Loan Group No. 2)

				Weighted Averages
Prepayment Provision Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Wtd. Avg. Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
LO/Defeasance	48	$481,853,385	51.5%	5.748%	113	1.24	x	74.64%
LO/Grtrx%UPBorYM(1)	17	445,503,269	47.6	5.864	80	1.45		69.34
Grtrx%UPBorYM	1	8,400,000	0.9	5.530	81	1.99		51.82
Total / Wtd. Avg.	66	$935,756,654	100.0%	5.801%	97	1.35	x	71.91%

(1)	Includes one mortgage loan that provides for subsequent prepayment consideration periods.

A-4-6

Partial Interest Only Period (Loan Group No. 2)

					Weighted Averages
Range Partial Interest Only Periods (Months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance	% of Initial Loan Group No. 2 Balance	Cumulative % of Initial Mortgage Pool Balance	Mortgage Rate	Stated Remaining Term (Mo.)	U/W NCF DSCR		Cut-off Date Loan-to-Value Ratio
12	2	$10,595,000	0.2%	0.2%	5.920%	117	1.24	x	79.84%
18 to 24	3	15,300,000	0.2	0.4	6.002	112	1.49		74.76
30 to 36	7	62,965,000	1.0	1.3	5.570	107	1.18		78.39
48 to 60	18	266,362,000	4.0	5.4	5.793	118	1.12		76.53
Total / Wtd. Avg.	30	$355,222,000	5.4%		5.766%	115	1.15	x	76.88%

Initial Loan Group 2 Prepayment Restriction Composition Over Time(1)

	Months Following Cut-off Date
Prepayment Restriction	0	12	24	36	48	60	72	84	96	108	120
Remaining Aggregate Mortgage Loan Pool Balance(2)	100.00%	99.87%	99.69%	99.47%	99.18%	65.56%	64.92%	62.58%	61.86%	56.66%	0.14%
Locked/Defeasance	99.10%	91.31%	63.34%	52.13%	52.06%	71.80%	71.71%	72.98%	72.89%	73.90%	0.00%
Locked	99.10%	91.31%	61.49%	1.33%	0.76%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00%	0.00%	1.85%	50.80%	51.30%	71.80%	71.71%	72.98%	72.89%	73.90%	0.00%
Yield Maintenance (All)	0.90%	8.69%	36.66%	47.87%	47.94%	27.71%	27.80%	26.52%	26.61%	23.99%	100.00%
Grtr1%UPBorYM	0.90%	8.69%	36.66%	47.87%	47.94%	27.71%	27.80%	26.52%	26.61%	23.99%	100.00%
Penalty (All)	0.00%	0.00%	0.00%	0.00%	0.00%	0.49%	0.49%	0.50%	0.50%	0.53%	0.00%
Penalty5%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.49%	0.00%	0.00%	0.00%	0.00%	0.00%
Penalty4%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.49%	0.00%	0.00%	0.00%	0.00%
Penalty3%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.50%	0.00%	0.00%	0.00%
Penalty2%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.50%	0.00%	0.00%
Penalty1%UPB	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.53%	0.00%
Open	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	1.58%	0.00%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%

(1)	All numbers, unless otherwise noted, are as a percentage of the aggrgate pool balance (excluding the non-pooled subordinate portion of the One World Financial Center Mortgage Loan) at the specified point in time.

(2)	Remaining aggregate mortgage loan pool balance as a percentage of the Initial Mortgage Pool Balance a the specified point in time.

A-4-7

                                    ANNEX A-5

       CHARACTERISTICS OF THE MULTIFAMILY, MANUFACTURED HOUSING COMMUNITY
                     AND MIXED USE MORTGAGED REAL PROPERTIES

                                      A-5-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                        LOAN
 LOAN      MORTGAGE    GROUP
NUMBER   LOAN SELLER   NUMBER                     LOAN / PROPERTY NAME                                 PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   8         GACC         2     Riverton Apartments                                    2171-2200 Madison Avenue, 2225-2265 Fifth
                                                                                       Avenue, 10 East 138th Street, 45
                                                                                       East 135th Street
  17         GACC         2     Santa Palmia Apartments                                150 Palm Valley Boulevard
  21         GACC         1     One East Delaware                                      1 East Delaware Place
  24         GACC         2     Victoria Place Apartments                              12612 Victoria Place Circle
  27         GACC         2     Foxfire Apartments                                     8711-8779 Contee Road
  31         GACC         2     Westbury at Lake Brandon Apartments                    1210 Westbury Pointe Drive
  35         GACC         2     Locust on the Park                                     201 South 25th Street
  43         GACC         2     Top of the Hill                                        2101 Prior Road
  46         CGM          2     Greenbrier Apartments                                  100 Willow Oak Drive
  47         GACC         2     Morning View Terrace                                   439-441, 443-449, 451-455, and 457-459
                                                                                       West El Norte Parkway
  53         PNC          2     Equinox on the Park Apartment Homes                    6200 North Shiloh Rd
  56       LaSalle        1     Mesa Spirit Park Model & RV Resort                     3020 East Main Street
  61         GACC         2     Wiener - Joraleman Street                              10-20-30 Columbia Place and 24 & 32
                                                                                       Joralemon Street
  63         GACC         2     Terrace Gardens                                        1015, 1025, 1035, 1045, 1121, 1131,
                                                                                       1141 and 1151 Morning View Drive
  66       LaSalle        2     Quail Ridge Apartments                                 4200 Trenton Drive
  80         CGM          2     Stonegate Apartments                                   3125-3500 South Stonegate Circle, 13301
                                                                                       West National Avenue
  91       LaSalle        2     Old Bridge Rotary Senior Housing                       100 Ticetown Road
  92         CGM          2     Copper Beech                                           406 Sanford Street
  99         RBC          2     Presidio Apartments                                    1 Presidio Pointe
  102        CGM          2     Park Wilshire Apartment Homes                          2424 Wlshire Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  104      LaSalle        2     Morgantown Multifamily Portfolio                       Various
 104.1                    2     Morgantown Multifamily Portfolio - Copperfield Court   1010 Irwin Street
 104.2                    2     Morgantown Multifamily Portfolio - Courtyard East      331 Willey Street
 104.3                    2     Morgantown Multifamily Portfolio - Courtyard West      327 Willey Street
 104.4                    2     Morgantown Multifamily Portfolio - Grapevine Village   1324 Airport Boulevard
------------------------------------------------------------------------------------------------------------------------------------
  107        RBC          2     Door Creek Apartments                                  925 Harrington Drvie
  112      LaSalle        2     Vernon Marsh - Clover Village                          11900 White Bluff Road
  122        PNC          2     Legacy Senior Apartments                               3850 Silverton Circle
  129      LaSalle        2     Prairie Vista I & II                                   2401 West Alta Road
  131      LaSalle        2     Overlook Apartments                                    6339 South 33rd West Avenue
  137        PNC          2     Autumn Park Apartment Homes                            4405 North Navarro Street
  143        CGM          2     Barclay Village Apartments                             775 Cascade Street
  144      LaSalle        2     Villa Tree                                             1750 South Price Road
  145      LaSalle        2     Arborstone Apartments                                  6490 South Cockrell Hill Road
  146      LaSalle        2     Kingshill Court Apartments                             4797 Kingshill Drive
  156        CGM          2     Oaks of Westchase Apartments                           2851 Wallingford Drive
  161        CGM          2     University Court Apartments                            2102 North Walnut Street
  166        RBC          2     Lake Ridge Apartments                                  2591 Goldenstrand Drive
  170      LaSalle        2     White Bluff - Clover Village                           10014 White Bluff Rd
  171        PNC          2     Crown Ridge Apartments                                 3751 Eagle Cliff Drive
  173        RBC          2     Auburn Commons                                         132 E. Thach Avenue
  175        CGM          2     118 Madison Avenue                                     118 Madison Avenue
  176        GACC         1     29 Prince Street                                       29 Prince Street
  177        GACC         2     Cresmont Loft Apartment                                2807 Cresmont Avenue
  183      LaSalle        2     Lackawanna Senior Housing                              133 Orchard Place
  191        PNC          2     Edmond Mansions                                        1301 NW 178th Street
  194      LaSalle        2     Ramp Creek                                             1100 Thornwood Drive
  198        PNC          2     Park Place Apartments - Manhattan                      1413 Cambridge Place
  207        CGM          2     Highland Park Club Apartments                          1001 North Negley Avenue
  211      LaSalle        1     Blackhawk RV Resort                                    3407 Blackhawk Drive
  216        GACC         2     Mirabella Apartments                                   4250 Aurora Avenue North
  223        GACC         2     Whisperwood Apartments                                 3602 Brookridge Terrace
  234        RBC          2     Parkside Village Mobile Home Park                      320 Crabapple Lane
  236      LaSalle        2     Bridge Square Apartments                               2 Bridge Square
  242      LaSalle        2     The Greens Apartments                                  9444 Newton Drive
  253      LaSalle        2     Hickory Hills Manor                                    1600 Josephine Street
  252        GACC         2     Tukwila Apartments                                     15110 Macadam Road South
  260      LaSalle        2     Centennial Farms MHC                                   1065 Peach Blossom Circle
  264      LaSalle        2     Village Creek Apartments                               100-800 Village Creek Drive
  269        GACC         2     Sedgefield Downs                                       3716 Groometown Road
  277      LaSalle        2     Winslow Place Apartments                               200 Bristol Street
  278      LaSalle        2     Woodland South Apartments                              60 Woodland Road
  281      LaSalle        2     Gibson & Heritage MHCs                                 925 Adams Road and 8810 Pocahontas Trail
  292      LaSalle        2     Walnut Ridge MHC                                       3201 Hawthorne Drive
  297      LaSalle        2     Town & Country Apartments                              120 South Kingston Drive
  331      LaSalle        2     Amber Apartments                                       2601 East Grand River Avenue
  333      LaSalle        2     Brighton Park Apartments                               300, 304, 308, 520, 524, and 528
                                                                                       Brighton Park Drive
  346      LaSalle        2     Belle Grove MHP                                        624 U.S. Highway 301 Boulevard East
  347      LaSalle        2     Blue Sky MHP                                           4800 West Ocotillo Road
  358        PNC          2     Gardens at Pryor Creek                                 700 North Elliott
  361      LaSalle        2     Fountain Spring Apartments                             2930 Fountain View Drive
  364      LaSalle        2     Springdale Apartments                                  4338-4468 Magellan Court
  367        GACC         2     Kempwood Place Townhomes                               8888 Kempwood Drive
  374      LaSalle        2     Continental Apartments                                 2393 Continental Avenue

 LOAN                              ZIP
NUMBER         CITY       STATE   CODE        COUNTY           PROPERTY TYPE                    DETAILED PROPERTY TYPE
------------------------------------------------------------------------------------------------------------------------------------

   8     New York           NY    10037   New York         Multifamily            High-Rise
  17     San Jose           CA    95123   Santa Clara      Multifamily            Conventional
  21     Chicago            IL    60611   Cook             Mixed Use              Multifamily(73%)/Garage(16%)/Office(6%)/Retail(5%)
  24     Orlando            FL    32828   Orange           Multifamily            Conventional
  27     Laurel             MD    20708   Prince Georges   Multifamily            Conventional
  31     Brandon            FL    33511   Hillsborough     Multifamily            Conventional
  35     Philadelphia       PA    19103   Philadelphia     Multifamily            Conventional
  43     Wilmington         DE    19809   New Castle       Multifamily            Conventional
  46     Columbia           SC    29223   Richland         Multifamily            Conventional
  47     Escondido          CA    92026   San Diego        Multifamily            Conventional
  53     Garland            TX    75044   Dallas           Multifamily            Conventional
  56     Mesa               AZ    85213   Maricopa         Manufactured Housing   Manufactured Housing
  61     Brooklyn           NY    11201   Kings            Multifamily            Conventional
  63     Escondido          CA    92026   San Diego        Multifamily            Conventional
  66     Bartlett           TN    38135   Shelby           Multifamily            Conventional
  80     New Berlin         WI    53151   Waukesha         Multifamily            Conventional
  91     Old Bridge         NJ    08857   Middlesex        Multifamily            Senior Housing
  92     Radford            VA    24141   Radford          Multifamily            Student Housing
  99     Union District     WV    25313   Kanawha          Multifamily            Conventional
  102    Los Angeles        CA    90057   Los Angeles      Multifamily            Conventional
------------------------------------------------------------------------------------------------------------------------------------
  104    Morgantown         WV    26505   Monongalia       Multifamily            Student Housing
 104.1   Morgantown         WV    26505   Monongalia       Multifamily            Student Housing
 104.2   Morgantown         WV    26505   Monongalia       Multifamily            Student Housing
 104.3   Morgantown         WV    26505   Monongalia       Multifamily            Student Housing
 104.4   Morgantown         WV    26505   Monongalia       Multifamily            Student Housing
------------------------------------------------------------------------------------------------------------------------------------
  107    Madison            WI    53718   Dane             Multifamily            Conventional
  112    Savannah           GA    31419   Chatham          Multifamily            Conventional
  122    Ft. Worth          TX    76133   Tarrant          Multifamily            Senior Housing
  129    Peoria             IL    61615   Peoria           Multifamily            Conventional
  131    Tulsa              OK    74132   Tulsa            Multifamily            Conventional
  137    Victoria           TX    77904   Victoria         Multifamily            Conventional
  143    Oregon City        OR    97045   Clackamas        Multifamily            Conventional
  144    Tempe              AZ    85281   Maricopa         Multifamily            Conventional
  145    Dallas             TX    75236   Dallas           Multifamily            Conventional
  146    Columbus           OH    43229   Franklin         Multifamily            Conventional
  156    Houston            TX    77042   Harris           Multifamily            Conventional
  161    Ellensburg         WA    98926   Kittitas         Multifamily            Student Housing
  166    Hilliard           OH    43026   Franklin         Multifamily            Conventional
  170    Savannah           GA    31406   Chatham          Multifamily            Conventional
  171    Norman             OK    73072   Cleveland        Multifamily            Conventional
  173    Auburn             AL    36830   Lee              Multifamily            Student Housing
  175    New York           NY    10016   New York         Mixed Use              Multifamily(85%)/Retail(15%)
  176    New York           NY    10012   New York         Mixed Use              Multifamily(74%)/Retail(26%)
  177    Baltimore          MD    21211   Baltimore City   Multifamily            Student Housing
  183    Lackawanna         NY    14218   Erie             Multifamily            Senior Housing
  191    Edmond             OK    73003   Oklahoma         Multifamily            Senior Housing
  194    Heath              OH    43056   Licking          Manufactured Housing   Manufactured Housing
  198    Manhattan          KS    66502   Riley            Multifamily            Conventional
  207    Pittsburgh         PA    15206   Allegheny        Multifamily            Conventional
  211    Milton             WI    53563   Rock             Manufactured Housing   Manufactured Housing
  216    Seattle            WA    98103   King             Mixed Use              Multifamily(88%)/Retail(12%)
  223    Harrisburg         PA    17109   Dauphin          Multifamily            Conventional
  234    Cheektowaga        NY    14227   Erie             Manufactured Housing   Manufactured Housing
  236    Anoka              MN    55303   Anoka            Multifamily            Conventional
  242    Kansas City        MO    64138   Jackson          Multifamily            Conventional
  253    Lakeland           FL    33815   Polk             Manufactured Housing   Manufactured Housing
  252    Tukwilia           WA    98188   King             Multifamily            Conventional
  260    Burton             MI    48509   Genesee          Manufactured Housing   Manufactured Housing
  264    Asheville          NC    28806   Buncombe         Multifamily            Conventional
  269    Greensboro         NC    27407   Guilford         Multifamily            Conventional
  277    Perry              GA    31069   Houston          Multifamily            Conventional
  278    Cape Elizabeth     ME    04107   Cumberland       Multifamily            Conventional
  281    Williamsburg       VA    23185   James City       Manufactured Housing   Manufactured Housing
  292    Jackson            MI    49201   Jackson          Manufactured Housing   Manufactured Housing
  297    Bloomington        IN    47408   Monroe           Multifamily            Conventional
  331    Lansing            MI    48912   Ingham           Multifamily            Conventional
  333    Greenville         NC    27834   Pitt             Multifamily            Conventional
  346    Bradenton          FL    34203   Manatee          Manufactured Housing   Manufactured Housing
  347    Glendale           AZ    85301   Maricopa         Manufactured Housing   Manufactured Housing
  358    Pryor              OK    74361   Mayes            Multifamily            Conventional
  361    Houston            TX    77057   Harris           Multifamily            Conventional
  364    Ayden              NC    28513   Pitt             Multifamily            Conventional
  367    Houston            TX    77080   Harris           Multifamily            Conventional
  374    Tallahassee        FL    32304   Leon             Multifamily            Student Housing

                                                                                          # OF 4 OR                AVERAGE   AVERAGE
                                                               # OF 1   # OF 2   # OF 3      MORE       AVERAGE     RENTAL    RENTAL
 LOAN    ELEVATOR(S)                                   # OF      BED     BED       BED       BED        RENTAL      RATE 1    RATE 2
NUMBER    (YES/NO)        UTILITIES TENANT PAYS      STUDIOS    ROOMS   ROOMS     ROOMS     ROOMS     RATE STUDIO     BR        BR
------------------------------------------------------------------------------------------------------------------------------------

   8          24       Electric                        NAP      599      617        12       NAP         NAP         796       863
  17          7        Electric, Gas, Sewer, Water     NAP      189      191        29       NAP         NAP        1,406     1,688
  21          5        None                             61      183      62        NAP       NAP        1,073       1,554     2,164
  24          0        Electric, Sewer, Water          NAP      152      140        72       NAP         NAP         974      1,215
  27          0        Electric, Gas                   NAP      250      200        50       NAP         NAP         915      1,145
  31          0        Electric, Sewer, Water          NAP      122      212        32       NAP         NAP         780       955
  35          2        Electric, Gas                    17       70      65        NAP       NAP        1,252       1,636     2,139
  43          0        Electric                         16      178      175        45       NAP         728         834       952
  46          0        Electric, Sewer, Water          NAP      231      241        54       NAP         NAP         595       737
  47          13       Electric                         48      150      128       NAP       NAP         705         844       970
  53          0        Electric, Water                 NAP      215      107        16       NAP         NAP         820      1,067
  56         NAP       NAP                             NAP      NAP      NAP       NAP       NAP         NAP         NAP       NAP
  61          0        Electric                         65       60      32        NAP       NAP         921         971      1,172
  63          9        Electric                        NAP      117      108       NAP       NAP         NAP         830       960
  66          0        Water                           NAP       78      126        34       NAP         NAP         750       875
  80          0        Electric, Gas                   NAP      108      68         12       NAP         NAP         950      1,223
  91          2        Electric                         48      146       9        NAP       NAP        1,164       1,404     1,760
  92          0        Electric                        NAP       26      129        61        6          NAP         480       553
  99          0        Water, Electric, Sewer          NAP       30      111        18       NAP         NAP         700       851
  102         2        Electric, Gas                   135       35      NAP       NAP       NAP         842        1,064      NAP
------------------------------------------------------------------------------------------------------------------------------------
  104
 104.1        0        Electric, Sewer, Water          NAP       32      72        NAP       NAP         NAP         517       580
 104.2        1        Electric, Sewer, Water, Gas     NAP       56       3        NAP       NAP         NAP         460       788
 104.3        0        Electric, Sewer, Water          NAP      NAP      24        NAP       NAP         NAP         NAP       871
 104.4        0        Electric, Sewer, Water          NAP       14      38         6        NAP         NAP         580       605
------------------------------------------------------------------------------------------------------------------------------------
  107         3        Electric                        NAP       36      96        NAP       NAP         NAP         805       973
  112         0        Electric, Gas, Sewer, Water     NAP       88      90        NAP       NAP         NAP         673       779
  122         0        Electric                         12       84      60         6        NAP         499         731       969
  129         0        Electric                        NAP       32      80        NAP       NAP         NAP         663       898
  131         0        Electric                        NAP      152      108        24       NAP         NAP         474       593
  137         0        Electric,Water                  NAP      168      96         24       NAP         NAP         427       540
  143         0        Electric, Sewer, Water          NAP       14      132       NAP       NAP         NAP         593       646
  144         0        None                             17       55      78        NAP       NAP         645         690       821
  145         0        Electric                        NAP      376      160       NAP       NAP         NAP         528       760
  146         0        Electric, Gas                   NAP       59      172        10       NAP         NAP         443       610
  156         0        Water                           NAP      106      76        NAP       NAP         NAP         631       803
  161         0        Electric                        NAP       1       101       NAP       NAP         NAP         500       812
  166         0        Electric                        NAP       32      128       NAP       NAP         NAP         558       600
  170         0        Electric, Sewer, Water          NAP       48      72        NAP       NAP         NAP         710       810
  171         0        Electric                        NAP       16      48         40        8          NAP         572       721
  173         2        None                            308      NAP      NAP       NAP       NAP         150         NAP       NAP
  175         2        Electric, Gas                   NAP      NAP      NAP        11        1          NAP         NAP       NAP
  176         1        Electric, Gas                   NAP      NAP       4         1        NAP         NAP         NAP      6,275
  177         1        None                            NAP      NAP      NAP       NAP       26          NAP         NAP       NAP
  183         1        Electric, Gas                   NAP       81      32        NAP       NAP         NAP         655       750
  191         0        None                            NAP       72      33        NAP       NAP         NAP         725      1,185
  194        NAP       NAP                             NAP      NAP      NAP       NAP       NAP         NAP         NAP       NAP
  198         0        Electric, Gas                   NAP      154      96         6        NAP         NAP         410       500
  207         0        Electric, Gas                   NAP       72      76        NAP       NAP         NAP         574       691
  211        NAP       NAP                             NAP      NAP      NAP       NAP       NAP         NAP         NAP       NAP
  216         2        Electric, Gas, Water, Sewer      1        18      25        NAP       NAP         895         930      1,269
  223         0        Electric, Gas, Sewer             14       52      84        NAP       NAP         453         570       650
  234        NAP       Electric, Gas                   NAP      NAP      NAP       NAP       NAP         NAP         NAP       NAP
  236         2        Electric                        NAP      100       1        NAP       NAP         NAP         690       732
  242         0        Electric, Gas, Sewer, Water     NAP       42      107       NAP       NAP         NAP         481       574
  253        NAP       NAP                             NAP      NAP      NAP       NAP       NAP         NAP         NAP       NAP
  252         0        Electric                        NAP       48      33        NAP       NAP         NAP         645       785
  260        NAP       NAP                             NAP      NAP      NAP       NAP       NAP         NAP         NAP       NAP
  264         0        Electric                        NAP       30      32        NAP       NAP         NAP         552       650
  269         0        Electric, Water, Sewer          NAP      NAP      96        NAP       NAP         NAP         NAP       572
  277         0        Electric, Water                 NAP       32      56        NAP       NAP         NAP         495       597
  278         0        Electric, Gas                    6        12      36        NAP       NAP         549         673       740
  281        NAP       NAP                             NAP      NAP      NAP       NAP       NAP         NAP         NAP       NAP
  292        NAP       NAP                             NAP      NAP      NAP       NAP       NAP         NAP         NAP       NAP
  297         0        Electric, Gas                    4        41      24         6        NAP         516         489       561
  331         0        Electric                        NAP       11      52        NAP       NAP         NAP         581       666
  333         0        Gas, Electric                   NAP       70      NAP       NAP       NAP         NAP         402       NAP
  346        NAP       NAP                             NAP      NAP      NAP       NAP       NAP         NAP         NAP       NAP
  347        NAP       NAP                             NAP      NAP      NAP       NAP       NAP         NAP         NAP       NAP
  358         0        Electric                        NAP       14      72         4        NAP         NAP         333       418
  361         0        Electric, Gas, Sewer, Water     NAP       24      15         1        NAP         NAP         541       703
  364         0        Electric                        NAP       12      20        NAP       NAP         NAP         450       565
  367         0        Electric, Gas, Sewer, Water     NAP      NAP      NAP        35       NAP         NAP         NAP       NAP
  374         0        Electric, Gas                   NAP      NAP      24        NAP       NAP         NAP         NAP       692

         AVERAGE
          RENTAL    AVERAGE
 LOAN     RATE 3     RENTAL    MAX RENTAL   MAX RENTAL   MAX RENTAL   MAX RENTAL   MAX RENTAL
NUMBER     BR      RATE 4+ BR RATE STUDIO   RATE 1 BR    RATE 2 BR    RATE 3 BR    RATE 4+ BR
---------------------------------------------------------------------------------------------

   8       885         NAP         NAP         1,500        2,000        2,100         NAP
  17      2,357        NAP         NAP         1,435        2,055        2,575         NAP
  21       NAP         NAP        1,515        2,040        2,505         NAP          NAP
  24      1,410        NAP         NAP         1,050        1,545        1,715         NAP
  27      1,350        NAP         NAP          915         1,145        1,350         NAP
  31      1,104        NAP         NAP          790          990         1,118         NAP
  35       NAP         NAP        1,415        1,800        2,640         NAP          NAP
  43      1,096        NAP         755          950         1,150        1,210         NAP
  46       958         NAP         NAP          720          845         1,000         NAP
  47       NAP         NAP         705          850          980          NAP          NAP
  53      1,307        NAP         NAP         1,219        1,450        1,505         NAP
  56       NAP         NAP         NAP          NAP          NAP          NAP          NAP
  61       NAP         NAP        1,406        1,639        1,875         NAP          NAP
  63       NAP         NAP         NAP          830          980          NAP          NAP
  66      1,235        NAP         NAP          750          875         1,235         NAP
  80      1,488        NAP         NAP         1,135        1,420        1,490         NAP
  91       NAP         NAP        1,164        1,404        1,760         NAP          NAP
  92       818         766         NAP          550          760         1,000         780
  99      1,150        NAP         NAP          700          855         1,150         NAP
  102      NAP         NAP        2,600        1,265         NAP          NAP          NAP
---------------------------------------------------------------------------------------------
  104
 104.1     NAP         NAP         NAP          575          720          NAP          NAP
 104.2     NAP         NAP         NAP          565          805          NAP          NAP
 104.3     NAP         NAP         NAP          NAP         1,350         NAP          NAP
 104.4     705         NAP         NAP         1,079         631          756          NAP
---------------------------------------------------------------------------------------------
  107      NAP         NAP         NAP          NAP          NAP          NAP          NAP
  112      NAP         NAP         NAP          710          810          NAP          NAP
  122     1,125        NAP         499          849         1,049        1,125         NAP
  129      NAP         NAP         NAP          675          935          NAP          NAP
  131      770         NAP         NAP          510          670          770          NAP
  137      642         NAP         NAP          539          634          729          NAP
  143      NAP         NAP         NAP          640          720          NAP          NAP
  144      NAP         NAP         645          690          865          NAP          NAP
  145      NAP         NAP         NAP          560          780          NAP          NAP
  146      725         NAP         NAP          555          610          725          NAP
  156      NAP         NAP         NAP          680          920          NAP          NAP
  161      NAP         NAP         NAP          500          950          NAP          NAP
  166      NAP         NAP         NAP          NAP          NAP          NAP          NAP
  170      NAP         NAP         NAP          710          810          NAP          NAP
  171      844        1,070        NAP          584          735          920         1,070
  173      NAP         NAP         150          NAP          NAP          NAP          NAP
  175     7,090       8,500        NAP          NAP          NAP         8,000        8,500
  176    13,000        NAP         NAP          NAP         6,500       13,000         NAP
  177      NAP         765         NAP          NAP          NAP          NAP          825
  183      NAP         NAP         NAP          675          750          NAP          NAP
  191      NAP         NAP         NAP          725         1,300         NAP          NAP
  194      NAP         NAP         NAP          NAP          NAP          NAP          NAP
  198      720         NAP         NAP          410          500          720          NAP
  207      NAP         NAP         NAP          615          765          NAP          NAP
  211      NAP         NAP         NAP          NAP          NAP          NAP          NAP
  216      NAP         NAP         895          995         1,375         NAP          NAP
  223      NAP         NAP         460          570          650          NAP          NAP
  234      NAP         NAP         NAP          NAP          NAP          NAP          NAP
  236      NAP         NAP         NAP          692          732          NAP          NAP
  242      NAP         NAP         NAP          550          710          NAP          NAP
  253      NAP         NAP         NAP          NAP          NAP          NAP          NAP
  252      NAP         NAP         NAP          645          785          NAP          NAP
  260      NAP         NAP         NAP          NAP          NAP          NAP          NAP
  264      NAP         NAP         NAP          575          675          NAP          NAP
  269      NAP         NAP         NAP          NAP          600          NAP          NAP
  277      NAP         NAP         NAP          555          700          NAP          NAP
  278      NAP         NAP         595          725          795          NAP          NAP
  281      NAP         NAP         NAP          NAP          NAP          NAP          NAP
  292      NAP         NAP         NAP          NAP          NAP          NAP          NAP
  297      738         NAP         579          615          729          850          NAP
  331      NAP         NAP         NAP          611          700          NAP          NAP
  333      NAP         NAP         NAP          425          NAP          NAP          NAP
  346      NAP         NAP         NAP          NAP          NAP          NAP          NAP
  347      NAP         NAP         NAP          NAP          NAP          NAP          NAP
  358      474         NAP         NAP          475          575          512          NAP
  361     1,000        NAP         NAP          600          895         1,000         NAP
  364      NAP         NAP         NAP          495          595          NAP          NAP
  367      695         NAP         NAP          NAP          NAP          695          NAP
  374      NAP         NAP         NAP          NAP          705          NAP          NAP

                                     ANNEX B

         DESCRIPTION OF FIFTEEN LARGEST MORTGAGE LOANS AND/OR GROUPS OF
                       CROSS-COLLATERALIZED MORTGAGE LOANS

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   FIFTEEN LARGEST LOANS AND/OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------

FIFTEEN LARGEST LOANS AND/OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS BY
CUT-OFF DATE PRINCIPAL BALANCE

                                     LOAN     LOAN    PROPERTY
       LOAN NAME / PROPERTY NAME    SELLER   GROUP      TYPE           CITY        LOCATION
-------------------------------------------------------------------------------------------

1)    9 West 57th Street             CGM       1        Office        New York         NY
2)    Ala Moana Portfolio          LaSalle     1       Various        Honolulu         HI
3)    Mall of America                GACC      1        Retail      Bloomington        MN
4)    Citadel Mall and Northwest
         Arkansas Mall Portfolio   LaSalle     1        Retail        Various       Various
5)    One World Financial Center     GACC      1        Office        New York         NY
6)    Four Seasons Resort Maui       GACC      1     Hospitality       Wailea          HI
7)    Riverton Apartments            GACC      2     Multifamily      New York         NY
8)    CGM AmeriCold Portfolio        CGM       1      Industrial      Various       Various
9)    DB AmeriCold Portfolio         GACC      1      Industrial      Various       Various
10)   Bank of America Plaza          CGM       1        Office       Charlotte         NC
      SUBTOTAL/WTD. AVG.
11)   The Atlantic Building          PNC       1        Office     Washington DC       DC
12)   Loews Lake Las Vegas           GACC      1     Hospitality     Henderson         NV
13)   200 West Adams                 RBC       1        Office        Chicago          IL
14)   Great Wolf -- Poconos, PA      CGM       1     Hospitality      Scotrun          PA
15)   Grand Plaza                    PNC       1        Retail       San Marcos        CA
      TOTAL/WTD. AVG.

                          CUT-OFF
                            DATE           % OF                                                            CUT-OFF
           CUT-OFF        PRINCIPAL       INITIAL                                                           DATE
            DATE           BALANCE       MORTGAGE   % OF INITIAL   % OF INITIAL      STATED               LOAN-TO-
         PRINCIPAL           PER           POOL      LOAN GROUP     LOAN GROUP     REMAINING    U/W NCF    VALUE
          BALANCE      SF/UNIT/ROOM(1)    BALANCE    1 BALANCE      2 BALANCE     TERM (MO.)   DSCR(1)    RATIO(1)
------------------------------------------------------------------------------------------------------------------

1)    $  400,000,000     $       249        6.1%         7.1%           --            59         3.23x     17.86%
2)       400,000,000             603        6.1          7.1            --            54         1.81      51.51
3)       306,000,000             273        4.6          5.4            --           117         1.43      75.50
4)
         261,600,000             251        4.0          4.6            --           118         1.25      80.00
5)       257,000,000             164        3.9          4.5            --           119         1.44      49.42
6)       250,000,000       1,118,421        3.8          4.4            --            82         1.47      70.83
7)       225,000,000         183,225        3.4           --          24.0            58         1.73      66.18
8)       180,000,000              77        2.7          3.2            --            82         1.83      77.92
9)       180,000,000              64        2.7          3.2            --           107         2.09      75.86
10)      150,000,000             169        2.3          2.6            --           116         1.47      75.95
      --------------                       ----         -----         -----          ---        -----      -----
      $2,609,600,000                       39.5%        42.1%         24.0%           87        1.85X      59.84%
11)      149,700,000             527        2.3          2.6            --           120         1.45      71.29
12)      117,000,000         237,323        1.8          2.1            --            58         1.48      64.39
13)      100,000,000             148        1.5          1.8            --            58         1.22      80.97
14)       97,000,000         241,895        1.5          1.7            --           118         2.03      57.91
15)       86,500,000             245        1.3          1.5            --           118         1.27      67.95
      --------------                       ----         -----         -----          ---        -----      -----
      $3,159,800,000                       47.9%        51.8%         24.0%           88        1.79X      61.38%

(1)   The Ala Moana Portfolio Loan, the Mall of America Loan, Four Seasons
      Resort Maui Loan, the CGM AmeriCold Portfolio Loan and the DB AmeriCold
      Portfolio Loan, are each part of a loan combination evidenced by two (2)
      or more promissory notes which are entitled to loan payments on a senior/subordinate basis, a pari passu basis or some combination thereof and as to which the other promissory note(s) will not be included in the trust. With respect to each of these loan combinations, the Cut-off Date
      Principal Balance per SF/Unit/Room, the Cut-off Date Loan-to-Value Ratio
      and the UW NCF DSCR were calculated based upon the senior indebtedness of the loan combination and does not reflect the related subordinate non-trust loans. In the case of the Ala Moana Portfolio Loan, the Mall of
      America Loan, the Four Seasons Resort Maui Loan, the CGM AmeriCold
      Portfolio and the DB AmeriCold Portfolio, the Cut-off Date Principal
      Balance per SF/Unit/Room, the Cut-off Date Loan-to-Value Ratio and the UW
      NCF DSCR also takes into account each non-trust loan in the related loan combination that is pari passu in right of payment with the subject mortgage loan. With respect to the One World Financial Center Loan, the
      Cut-off Date Principal Balance per SF/Unit/Room, the Cut-off Date
      Loan-to-Value Ratio and the UW NCF DSCR were calculated based upon the senior pooled portion and do not reflect the subordinate non-pooled portion.

SPLIT LOAN STRUCTURES

                                         CUT-OFF     % OF INITIAL
                                          DATE         MORTGAGE     % OF INITIAL  % OF INITIAL
                              LOAN      PRINCIPAL         POOL        LOAN GROUP   LOAN GROUP
        LOAN NAME             GROUP      BALANCE        BALANCE         NO. 1         NO. 2
--------------------------------------------------------------------------------  ------------

Ala Moana Portfolio             1     $400,000,000        6.1%          7.1%            --
Mall of America                 1     $306,000,000        4.6%          5.4%            --
One World Financial Center      1     $257,000,000        3.9%          4.5%            --
Four Seasons Resort Maui        1     $250,000,000        3.8%          4.4%            --
CGM AmeriCold Portfolio         1     $180,000,000        2.7%          3.2%            --
DB AmeriCold Portfolio          1     $180,000,000        2.7%          3.2%            --
JQH Hotel Portfolio B-Note      1     $  9,888,519        0.1%          0.2%            --
Bi-Lo Stores                    1     $  7,560,000        0.1%          0.1%            --
Crown Ridge Apartments          2     $  6,983,004        0.1%           --            0.7%
Chestnut Hill IV                1     $  2,300,000       0.03%         0.04%            --

                                   RELATED           RELATED      RELATED
                             PARI PASSU/SENIOR    SUBORDINATE   SUBORDINATE
                                 NON-TRUST         NON-TRUST    NON-POOLED
                                   LOANS             LOANS        PORTION
                                 AGGREGATE         AGGREGATE     AGGREGATE     CONTROLLING
                                  ORIGINAL          ORIGINAL     ORIGINAL       POOLING &
                                 PRINCIPAL         PRINCIPAL     PRINCIPAL      SERVICING
            LOAN NAME             BALANCE           BALANCE       BALANCE       AGREEMENT
------------------------------------------------------------------------------------------

Ala Moana Portfolio             $800,000,000     $300,000,000      NAP        CD 2006-CD3
Mall of America                 $449,000,000          NAP          NAP        COMM 2006-C8
One World Financial Center           NAP              NAP       $53,000,000   CD 2007-CD4
Four Seasons Resort Maui        $175,000,000          NAP          NAP        CD 2007-CD4
CGM AmeriCold Portfolio         $145,000,000          NAP          NAP        CD 2007-CD4
DB AmeriCold Portfolio          $170,000,000          NAP          NAP        2007-CIBC18
JQH Hotel Portfolio B-Note      $150,305,493          NAP          NAP        2006-LDP7
Bi-Lo Stores                         NAP         $    495,000      NAP        CD 2007-CD4
Crown Ridge Apartments               NAP         $    437,500      NAP        CD 2007-CD4
Chestnut Hill IV                     NAP         $    150,000      NAP        CD 2007-CD4

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                                     [PHOTO]

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                                      [MAP]

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                               9 WEST 57TH STREET
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                      $400,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 6.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                         Sheldon H. Solow
OWNERSHIP INTEREST                                                     Leasehold
MORTGAGE RATE                                                            5.1740%
MATURITY DATE                                                   February 1, 2012
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          59 / Interest Only
LOCKBOX                                 In-Place Hard; Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
ON GOING MONTHLY RESERVES
   TAX / INSURANCE(1)                                                  Springing
   GROUND RENT(1)                                                      Springing
   OPERATING EXPENSE ACCOUNT (1)                                       Springing
   DEBT SERVICE RESERVE ACCOUNT (1)                                    Springing
   REPLACEMENT                                                           $26,818
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                      $400,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $249
CUT-OFF DATE LTV RATIO                                                    17.86%
MATURITY DATE LTV RATIO                                                   17.86%
UW NCF DSCR                                                                3.23x
LOAN SHADOW RATING
FITCH/MOODY'S/S&P                                                    AAA/Aaa/AAA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                              1,609,085
OCCUPANCY % AS OF DECEMBER 5, 2006                                         80.7%
YEAR BUILT / YEAR RENOVATED                                           1972 / NAP
APPRAISED VALUE                                                   $2,240,000,000
PROPERTY MANAGEMENT                                          Cushman & Wakefield
UW ECONOMIC OCCUPANCY %                                                    79.5%
UW REVENUES                                                         $145,982,248
UW EXPENSES                                                          $73,902,283
UW NET OPERATING INCOME (NOI)                                        $72,079,964
UW NET CASH FLOW (NCF)                                               $67,857,945
--------------------------------------------------------------------------------

(1)  Upon the occurrence and during the continuation of an event of default or a
     "trigger event", with respect to each payment date, the borrower will be required to deposit (i) 1/12 of the annual real estate taxes, (ii) 1/12 of the annual insurance premiums, (iii) an amount equal to the ground rent that will be payable under the ground lease and (iv) any funds then on deposit in the local collection account into the Operating Expense Account and the Debt Service Reserve Account. A "trigger event" will be in effect on the date that the DSCR as of the end of the most recently ended fiscal quarter on a trailing 12 month basis is less than 1.10x.

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                               9 WEST 57TH STREET
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                                 TENANT SUMMARY

                                                                    % OF NET                                         DATE OF
                                       RATINGS        NET RENTABLE  RENTABLE                          % OF ACTUAL     LEASE
          TENANT NAME           FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF   ACTUAL RENT      RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Banc of America Securities LLC        AA/Aa2/AA           642,915     40.0%    $ 75.76  $ 48,709,175      46.9%    10/31/08(2)
IXIS North America Inc.               AA/Aaa/AA            78,120      4.9%    $ 65.06  $  5,082,850       4.9%    05/31/13
Chanel, Inc.                           NR/NR/NR            67,220      4.2%    $ 95.14  $  6,395,100       6.2%    12/31/15
Oz Management LLC & Advisors           NR/NR/NR            62,600      3.9%    $ 97.43  $  6,099,000       5.9%    10/31/15(3)
Apollo Management V. L.P.              NR/NR/NR            56,350      3.5%    $108.03  $  6,087,500       5.9%    04/30/15
Top 5 Tenants                                             907,205     56.4%    $ 79.78  $ 72,373,625      69.7%    Various
Non-major Tenants                                         390,665     24.3%    $ 80.63  $ 31,499,780      30.3%    Various
                                                        ---------    -----     -------  ------------     -----
OCCUPIED TOTAL                                          1,297,870     80.7%    $ 80.03  $103,873,405     100.0%
Vacant                                                    311,215     19.3%
                                                        ---------    -----
COLLATERAL TOTAL                                        1,609,085    100.0%
                                                        =========    =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  The BAS lease expires on October 31, 2008. BAS will be vacating all their space at the expiration of the BAS lease.

(3)  30,600 SF expires on 03/31/15.

                             LEASE ROLLOVER SCHEDULE

                         WTD. AVG. IN PLACE                                                       CUMULATIVE %
            # OF LEASES     BASE RENT PSF     TOTAL SF  % OF TOTAL   CUMULATIVE %  % OF IN PLACE   OF IN PLACE
   YEAR       ROLLING          ROLLING        ROLLING   SF ROLLING  OF SF ROLLING   RENT ROLLING  RENT ROLLING
--------------------------------------------------------------------------------------------------------------

MTM               2           $ 50.00              675      0.0%         0.0%           0.0%           0.0%
2007              0           $  0.00                0      0.0%         0.0%           0.0%           0.0%
2008              1           $ 75.76          642,915     40.0%        40.0%          46.9%          46.9%
2009              2           $ 98.92           44,950      2.8%        42.8%           4.3%          51.2%
2010              5           $ 86.61           47,765      3.0%        45.8%           4.0%          55.2%
2011              2           $ 98.09           39,100      2.4%        48.2%           3.7%          58.9%
2012              0           $  0.00                0      0.0%        48.2%           0.0%          58.9%
2013              5           $ 69.65          185,920     11.6%        59.7%          12.5%          71.3%
2014              3           $ 94.12           68,590      4.3%        64.0%           6.2%          77.6%
2015              7           $100.67          201,960     12.6%        76.6%          19.6%          97.1%
2016              2           $128.81           23,100      1.4%        78.0%           2.9%         100.0%
Thereafter        2           $  0.00           42.895     2.7%         80.7%           0.0%          100.0%
Vacant                                         311,215     19.3%       100.0%
                                             ---------    -----        -----
TOTALS           29                          1,609,085    100.0%                      100.0%
                ===                          =========    =====                       =====

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                               9 WEST 57TH STREET
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o    THE LOAN. The subject mortgage loan (the "9 West 57th Street Loan") is secured by a first mortgage encumbering an office building located in New
     York, NY (the "9 West 57th Street Property"). The 9 West 57th Street Loan
     has a cut-off date principal balance of $400,000,000, which represents approximately 6.1% of the initial mortgage pool balance. The 9 West 57th
     Street Loan was originated on January 11, 2007. The 9 West 57th Street Loan provides for interest-only payments for the entire 60 months of its term.

     The 9 West 57th Street Loan has a remaining term of 59 months and matures on February 1, 2012. The 9 West 57th Street Loan may be prepaid on or after
     November 1, 2011, and permits defeasance with United States government obligations beginning 2 years after the issue date for the CD 2007-CD4 certificates.

o    THE BORROWER. The borrower is Solow Building Company II, L.L.C., a special purpose entity. The sponsor of the borrower is Sheldon H. Solow. Sheldon H.
     Solow has been an owner and developer of residential and commercial properties in New York since 1950. His real estate portfolio consists of approximately 14 commercial/residential properties in New York City, which include 265 East 66th Street, One East River Place, 380 Madison Avenue and
     419 East 60th Street.

o    THE PROPERTY. The 9 West 57th Street Property consists of approximately
     1,609,085 square feet in a 50-story modern high-rise office building, situated on approximately 1.4 acres. The 9 West 57th Street Property was constructed in 1972. The 9 West 57th Street Property's layout consists of
     46 office levels (excluding the 4th and 5th mechanical floors), a ground floor and three subterranean levels that contain a mix of retail, storage, mechanical space and service area, as well as a parking garage. The first subterranean level consists of tenant storage space and Brasserie 8 1/2 restaurant, which is owned by Sheldon Solow and managed by Restaurant
     Associates. The second subterranean level contains tenant and building storage, while the third subterranean level contains tenant storage and a
     216-space parking garage. The building provides unobstructed Central Park views above the 18th floor and is located directly south from the Plaza
     Hotel. Tenant spaces consist of marble finish, terrazzo, resilient tile, ceramic tile, carpet or exposed hardwood floors. The 9 West 57th Street
     Property contains 31 passenger elevators, one freight elevator and one passenger/freight elevator, as well as, an additional elevator used by the
     Brasserie 8 1/2 restaurant and a one man operated lift car used by the parking garage. The 9 West 57th Street Property is situated on the north side of West 57th Street between Fifth Avenue and Avenue of the Americas, through block to West 58th Street. The 9 West 57th Street Property is
     located in the Plaza District of New York, New York. The Plaza District,
     which is considered one of Manhattan's premier office and retail locations, boasts several first class hotels, including The Parker Meridian and The
     Ritz-Carlton. In addition, a high-end retail corridor is located along
     Fifth Avenue north of 50th Street. The area's retailers include Saks Fifth
     Avenue, Bergdorf Goodman, Cartier, Tiffany & Co., Gucci, Chanel, Louis
     Vuitton and Prada. Many of New York's famous attractions are located in or near the Plaza District, including St. Patrick's Cathedral, Rockefeller
     Center, and the Radio City Music Hall. As of December 5, 2006, the
     occupancy rate for the 9 West 57th Street Property was approximately 80.7%.

     The largest tenant is Banc of America Securities LLC ("BAS") occupying
     642,915 square feet, or approximately 40.0% of the net rentable area. Bank of America, the second largest bank in the U.S., was founded in 1874 and is headquartered in Charlotte, North Carolina. BAS is the investment banking subsidiary of Bank of America. The subsidiary, along with its UK affiliate
     Banc of America Securities Limited, comprises the Global Capital Markets and Investment Banking business segment of Bank of America. This segment offers trading and brokerage services, debt and securities underwriting, debt and equity research and advice on public offerings, leveraged buyouts, and mergers and acquisitions. The firm's specialty units focus on prime brokerage, derivatives, and securitization services. As of February 2007,
     BAS was rated "AA" by S&P, "Aa2" by Moodys and "AA" by Fitch. The BAS lease expires in October 2008. Since 2004, the borrower and BAS have been in litigation with respect to several disputes relating to the BAS lease. The borrower is claiming alleged breaches of the lease relating to, among other things, alleged failure to comply with the tenant alteration provisions of the lease, alleged outstanding plan review, electrical and other charges in substantial amounts, and the right to terminate the lease. BAS is seeking various forms of relief from the borrower, including a declaration from the borrower that BAS was not in violation of the lease, and damages in connection with alleged borrower breaches of the tenant alteration and electricity provisions of the lease. The Borrower brought counterclaims against BAS for various alleged breaches of the lease, including an alleged failure to comply with tenant alteration provisions under the lease, payment of costs incurred with respect to addressing BAS's alteration requests and landlord's right to terminate the lease.

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                               9 WEST 57TH STREET
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     At the time of closing, an appeals court had ruled against permitting the eviction of BAS from the premises, and the remaining matters had been referred to a special referee for a report and recommendations to the court. Other details, including the current status of the litigation, are not known.

     The second largest tenant is IXIS North America Inc. ("IXIS"), occupying
     78,120 square feet, or approximately 4.9% of the net rentable area. IXIS, formerly CDC IXIS North America group, is the U.S. subsidiary of IXIS
     Corporate & Investment Bank and a member of Groupe Caisse d'Epargne. Their products and services include financing and asset securitization, securities and derivatives sales and trading, asset and portfolio protection products and investment products. As of February 2007, IXIS was rated "AA" by S&P, "Aaa" by Moodys and "AA" by Fitch. The IXIS lease expires in May 2013.

     The third largest tenant is Chanel, Inc. ("Chanel"), occupying 67,220 square feet, or approximately 4.2% of the net rentable area. Chanel has been a prominent name in fashion and cosmetics for decades. It also creates watches and jewelry and has a single license for eyewear with Luxottica.
     The firm has approximately 100 boutiques worldwide. Controlled by Chairman
     Alain Wertheimer's family, Chanel also owns Eres and Paraffection. The
     Chanel lease expires in December 2015.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled cash management account. The rents and other revenues will then be transferred daily into the 9 West 57th
     Street borrower's account provided no trigger event exists. In the event of a "trigger event", funds in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the trigger event, funds will again be transferred daily from the lockbox to the 9 West
     57th Street borrower's account. A "trigger event" means the occurrence of
     (i) an event of default under the 9 West 57th Street Loan or (ii) the date on which the required debt service coverage ratio for the preceding twelve
     (12) consecutive months determined as of the end of each fiscal quarter is less than 1.10x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.10x for the twelve (12) consecutive month period then ending and has been satisfied for three consecutive months.

o    GROUND LEASE. The 9 West 57th Street Property is on a ground lease that is owned and controlled by Solovieff Realty Co., L.L.C., which in turn is solely owned by Sheldon H. Solow. The ground rent is fixed at the annual amount of $12,000,000 through May 2098, the remainder of the ground lease term.

o    MANAGEMENT. Cushman & Wakefield is the property manager for the 9 West 57th
     Street Property.

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                                     [PHOTO]

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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                     LaSalle
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $400,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 6.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                  GGP Limited Partnership
OWNERSHIP INTEREST                                      Fee Simple and Leasehold
MORTGAGE RATE                                                           5.60275%
MATURITY DATE                                                  September 1, 2011
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          54 / Interest Only
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
ONGOING MONTHLY RESERVES
   TAX / INSURANCE / GROUND RENT(2)                                    Springing
   REPLACEMENT(2)                                                      Springing
   ROLLOVER RESERVE(2)                                                 Springing
ADDITIONAL FINANCING                                                         Yes

                                                     ALA MOANA   ALA MOANA
                                                   SENIOR NOTE   PORTFOLIO LOAN
                                                      LOANS(1)   COMBINATION(1)
                                                --------------   --------------
CUT-OFF DATE PRINCIPAL BALANCE                  $1,200,000,000   $1,500,000,000
CUT-OFF DATE PRINCIPAL BALANCE / SF             $          603   $          754
CUT-OFF DATE LTV RATIO                                   51.51%           64.39%
MATURITY DATE LTV RATIO                                  51.51%           64.39%
UW NCF DSCR(3)                                            1.81x            1.45x
LOAN SHADOW RATING
FITCH/MOODY'S/S&P                                   A-/A3/BBB-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 4
LOCATION                                                        Honolulu, Hawaii
PROPERTY TYPE                                                  Retail and Office
SIZE (SF)                                                              1,989,759
OCCUPANCY % AS OF JUNE 27, 2006                                            95.8%
YEAR BUILT / YEAR RENOVATED (4)                                          Various
APPRAISED VALUE                                                   $2,329,500,000
PROPERTY MANAGEMENT                                                 Self Managed
UW ECONOMIC OCCUPANCY %                                                    98.2%
UW REVENUES                                                         $161,818,908
UW EXPENSES                                                         $ 38,279,942
UW NET OPERATING INCOME (NOI)                                       $123,538,966
UW NET CASH FLOW (NCF)(3)                                           $123,538,966
--------------------------------------------------------------------------------

(1)  The total loan amount of the Ala Moana Portfolio Properties was
     $1,500,000,000 (collectively, the "Ala Moana Portfolio Loan Combination")
     evidenced by multiple senior pari passu notes totaling $1,200,000,000 and multiple junior companion notes totaling $300,000,000 (the "Ala Moana
     Portfolio Subordinate Non-Trust Loans"). Four senior pari passu notes totaling $400,000,000 (collectively, the "Ala Moana Portfolio Mortgage
     Loan") are included in the trust fund. The remaining pari passu notes totaling $800,000,000 (the "Ala Moana Portfolio Pari Passu Non-Trust
     Loans") and the Ala Moana Portfolio Subordinate Non-Trust Loans totaling
     $300,000,000 are not included in the trust fund. One $300,000,000 Ala Moana
     Portfolio Pari Passu Non-Trust Loan was included in the securitization of the Deutsche Mortgage and Asset Receiving Corporation, CD 2006-CD3
     Commercial Mortgage Pass-Through Certificates (the "CD 2006-CD3
     Transaction"). One $96,000,000 Ala Moana Portfolio Pari Passu Non-Trust
     Loan and multiple Ala Moana Portfolio Subordinate Non-Trust Loans totaling
     $115,000,000 were included in the securitization of the Citigroup
     Commercial Mortgage Securities Inc., CGCMT 2006-C5 Commercial Mortgage
     Pass-Through Certificates (the "CGCMT 2006-C5 Transaction"). One
     $200,000,000 Ala Moana Portfolio Pari Passu Non-Trust Loan and multiple Ala
     Moana Portfolio Subordinate Non-Trust Loans totaling $25,000,000 were included in the securitization of the CWCapital Commercial Funding Corp.,
     COBALT 2006-C1 Commercial Mortgage Pass-Through Certificates (the "COBALT
     2006-C1 Transaction").

(2)  Upon the occurrence and during the continuation of an Ala Moana Portfolio
     Trigger Event (as defined below), the Ala Moana Portfolio Borrower is required to escrow (a) 1/12 of estimated annual real estate taxes, insurance premiums, and ground rent monthly, (b) $41,664.67 monthly, subject to a cap of $499,976, into a Replacement Reserve, and (c)
     $110,987.08 monthly, subject to a cap of $1,331,845, into a rollover reserve.

(3)  UW NCF DSCR and UW NCF does not include normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP
     Kapiolani Development L.L.C. was underwritten and included in the calculation of UW NCF DSCR.

(4)  See, "Ala Moana Portfolio Mortgage Loan Summary" below for further discussion.

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                                   TENANT SUMMARY

                                                                      % OF NET                                             DATE OF
                                         RATINGS        NET RENTABLE  RENTABLE                             % OF ACTUAL      LEASE
            TENANT NAME           FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF    ACTUAL RENT        RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

Anchor Owned
Neiman Marcus, Inc.                     NR/NR/NR                           SHADOW ANCHOR -- NOT PART OF COLLATERAL
Anchor Tenants
Sears, Roebuck & Co.                    BB/NR/BB+           341,199     17.1%     $ 0.00(2) $      0.00(2)       0.0%(2)  08/31/09
Macy's Department Stores, Inc.        BBB+/Baa1/BBB         326,860     16.4%     $ 6.65    $ 2,173,380          2.4%     12/31/15
                                                          ---------     ----      ------    ----------         -----
Total Anchor Tenants                                        668,059     33.6%     $ 3.25    $ 2,173,380          2.4%
Shirokiya Incorporated                  NR/NR/NR             53,515      2.7%     $29.71    $ 1,589,748          1.8%     01/31/20
Old Navy, Inc.                       BBB-/Baa3/BBB-          33,221      1.7%     $25.16    $   835,908          0.9%     01/31/11
Longs Drugs                             NR/NR/NR             31,049      1.6%     $38.47    $ 1,194,456          1.3%     01/31/11
Barnes & Noble Booksellers, Inc.        NR/NR/NR             30,758      1.5%     $12.89    $   396,564          0.4%     01/31/16
Banana Republic, Inc.                 BBB-/Ba3/BBB-          22,639      1.1%     $80.22    $ 1,816,176          2.0%     01/31/09
                                                          ---------     ----      ------    ----------         -----
Top 5 In-Line Tenants                                       171,182      8.6%     $34.07    $ 5,832,852          6.5%
Non-major Tenants(3)                                      1,066,636     53.6%     $76.36    $81,452,741        91.1%
                                                          ---------     ----      ------    ----------
Occupied Total                                            1,905,877     95.8%     $46.94    $89,458,973
Vacant                                                       83,882      4.2%
                                                          ---------     ----
COLLATERAL TOTAL                                          1,989,759      100%
                                                          =========     ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Sears, Roebuck & Co. ("Sears") does not pay base rent but is responsible for CAM reimbursements and percentage rent. Per the June 27, 2006 rent roll, Sears pays $4.48 psf for CAM reimbursements. Pursuant to the Sears lease, Sears currently pays 1.5% of net sales less real estate tax reimbursements.

(3)  "Non-major Tenants" refer to tenants not listed as "Anchor Owned", "Anchor
     Tenants", or "Top 5 In-Line Tenants."

                             LEASE ROLLOVER SCHEDULE

                                                                                % OF TOTAL   CUMULATIVE %
                          AVERAGE BASE              % OF TOTAL                 BASE RENTAL   OF TOTAL BASE
             # OF LEASES   RENT PER SF                  SF       CUMULATIVE %    REVENUES   RENTAL REVENUES
     YEAR      ROLLING       ROLLING    SF ROLLING    ROLLING   OF SF ROLLING    ROLLING        ROLLING
-----------------------------------------------------------------------------------------------------------

    MTM           37         $40.38         39,682        2.0%        2.0%           1.8%          1.8%
    2007          42         $43.88         65,161        3.3%        5.3%           3.2%          5.0%
    2008          60         $54.99        112,171        5.6%       10.9%           6.9%         11.9%
    2009          60         $26.01        532,640       26.8%       37.7%          15.5%         27.4%
    2010          49         $89.74        130,917        6.6%       44.3%          13.1%         40.5%
    2011          38         $57.66        140,371        7.1%       51.3%           9.0%         49.5%
    2012          39         $83.71         70,319        3.5%       54.8%           6.6%         56.1%
    2013          33         $85.28         63,280        3.2%       58.0%           6.0%         62.2%
    2014          32         $98.63         72,901        3.7%       61.7%           8.0%         70.2%
    2015          42         $33.81        476,178       23.9%       85.6%          18.0%         88.2%
    2016          15         $82.20         74,027        3.7%       89.3%           6.8%         95.0%
 Thereafter       10         $34.93        128,230        6.4%       95.8%           5.0%        100.0%
   Vacant                                   83,882        4.2%      100.0%
                                         ---------     ------                     ------
   TOTALS        457                     1,989,759     100.00%                    100.00%
                                         ---------     ------                     ------

                           ALA MOANA PORTFOLIO SUMMARY

                       CUT-OFF
                    ALLOCATED LOAN  PROPERTY   YEAR BUILT /    PROPERTY       OCCUPANCY %          APPRAISED      UNDERWRITTEN
PROPERTY NAME         BALANCE(1)      TYPE    YEAR RENOVATED     SIZE    (AS OF JUNE 27, 2006)       VALUE      NET CASH FLOW(2)
--------------------------------------------------------------------------------------------------------------------------------

Ala Moana Center     $377,763,469    Retail     1959 / 2004   1,606,435           97.31%        $2,200,000,000    $116,671,271
Ala Moana Building     12,363,168    Office     1961 / 2004     199,362           89.15             72,000,000       3,818,332
Ala Moana Pacific
   Center               8,242,112    Office     1983 / NAP      169,918           88.82             48,000,000       2,545,555
Ala Moana Plaza         1,631,251    Retail     1989 / NAP       14,044          100.00              9,500,000         503,808
                     ------------                             ---------          ------         --------------    ------------
TOTAL / WTD. AVG.    $400,000,000                             1,989,759           95.78%        $2,329,500,000    $123,538,966
                     ============                             =========                         ==============    ============

(1)  The Cut-Off Allocated Loan Balance does not include the Ala Moana Portfolio
     Pari Passu Non-Trust Loans or the Ala Moana Portfolio Subordinate Non-Trust
     Loans. See, "Ala Moana Portfolio Mortgage Loan Summary" below.

(2)  UW NCF DSCR does not include normalized leasing costs or capital expenditures. In addition, a $10,000,000 master lease provided by GGP
     Kapiolani Development L.L.C was underwritten and included in the calculation of UW NCF DSCR.

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o    THE LOAN. The subject mortgage loan (the "Ala Moana Portfolio Mortgage
     Loan") is secured by fee simple and leasehold interests on four (4)
     mortgaged properties totaling approximately 1,989,759 square feet of office and retail space located in Honolulu, Hawaii (collectively, "Ala Moana
     Portfolio Properties"). The Ala Moana Portfolio Mortgage Loan has a cut-off
     date principal balance of $400,000,000 and represents approximately 6.1% of the initial mortgage pool balance. The Ala Moana Portfolio Mortgage Loan was originated on August 14, 2006 and provides for interest-only payments for the entire 60 months of its term.

     The $400,000,000 Ala Moana Portfolio Mortgage Loan is part of a split loan structure (collectively, the "Ala Moana Portfolio Loan Combination")
     comprised of multiple senior pari passu notes totaling $1,200,000,000 and multiple junior companion notes totaling $300,000,000 (the "Ala Moana
     Portfolio Subordinate Non-Trust Loans"). The Ala Moana Portfolio Mortgage
     Loan in the original principal amount of $400,000,000 is included in the trust fund. One of the pari passu notes in the original principal amount of
     $300,000,000 was included in the Deutsche Mortgage & Asset Receiving
     Corporation, CD 2006-CD3 Commercial Mortgage Pass-Through Certificates (the
     "CD 2006-CD3 Transaction"). One of the pari passu notes in the original principal amount of $96,000,000 and multiple Ala Moana Portfolio
     Subordinate Non-Trust Loans totaling $115,000,000 were included in the securitization of the Citigroup Commercial Mortgage Securities Inc., CGCMT
     2006-C5 Commercial Mortgage Pass-Through Certificates (the "CGCMT 2006-C5
     Transaction"). One of the pari passu notes in the original principal amount of $200,000,000 and multiple Ala Moana Portfolio Subordinate Non-Trust
     Loans totaling $25,000,000 were included in the securitization of the
     CWCapital Commercial Funding Corp., COBALT 2006-C1 Commercial Mortgage
     Pass-Through Certificates (the "COBALT 2006-C1 Transaction"). The
     respective rights of the various holders of the Ala Moana Portfolio Loan
     Combination will be governed by a co-lender agreement described under
     "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations -- The Ala Moana
     Portfolio Loan Combination" in the offering prospectus relating to the offered certificates. The Ala Moana Portfolio Loan Combination will be serviced under the CD 2006-CD3 Transaction pooling and servicing agreement by Wachovia Bank, National Association, as a master servicer, and J.E.
     Robert Company, Inc., as a special servicer.

     The Ala Moana Portfolio Mortgage Loan has a remaining term of 54 months and matures on September 1, 2011. The Ala Moana Portfolio Mortgage Loan may be
     freely prepaid in whole on or after January 1, 2011, and permits defeasance with United States government obligations beginning two (2) years after the closing date of the last securitization transaction involving any portion of the Ala Moana Portfolio Loan Combination.

o    THE BORROWERS. The borrowers are GGP Ala Moana, L.L.C. and GGP Kapiolani
     Development, L.L.C., both bankruptcy remote special purpose entities
     (collectively, the "Ala Moana Portfolio Borrower"). Legal counsel to the
     Ala Moana Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Ala Moana Portfolio Loan
     Combination. The sponsor of the Ala Moana Portfolio Loan Combination is GGP
     Limited Partnership ("GGPLP"), a subsidiary of General Growth Properties,
     Inc. ("GGP"), a publicly traded real estate investment trust (NYSE: GGP).
     GGP owns, develops, operates, and/or manages shopping malls in over 40 states, as well as master planned communities in three states. GGP is headquartered in Chicago, Illinois. As of October 6, 2006, GGP was rated
     "BBB-" by S&P, "Ba2" by Moody's, and "BB" by Fitch, and had a market capitalization of approximately $11.87 billion.

o    THE PROPERTIES. The Ala Moana Portfolio Properties consist of four (4)
     mortgaged properties including an approximately 1,606,435 square foot three and four story open-air regional mall (the "Ala Moana Center"), an approximately 199,362 square foot 22-story office building (the "Ala Moana
     Building"), an approximately 169,918 square foot 18-story office building
     (the "Ala Moana Pacific Center"), and an approximately 14,044 square foot single-story retail property (the "Ala Moana Plaza") all located in
     Honolulu, Hawaii. As of June 27, 2006, the weighted average occupancy rate for the Ala Moana Portfolio Properties was approximately 95.8%.

     The largest tenant is Sears, Roebuck & Co., occupying approximately 341,199 square feet, or approximately 17.1% of the net rentable area. Sears,
     Roebuck & Co. is a subsidiary of Sears Holdings Corporation ("Sears")
     (NYSE: SHLD), a retailer in the United States and Canada. Sears operates full-line stores that offer an array of products, including home appliances, consumer electronics, tools, garden equipment, automotive services and products, apparel, footwear, health, beauty, pantry, household products, and toys. As of May 18, 2006, Sears operated approximately 3,800 full-line and specialty retail stores in the United

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     States and Canada. Sears was founded in 1899 is headquartered in Hoffman
     Estates, Illinois. As of September 21, 2006, Sears had a market capitalization of approximately $24.8 billion. As of October 6, 2006 Sears was rated "NR" by Moody's and "BB" by Fitch. The Sears, Roebuck & Co. lease expires in August 2009.

     The second largest tenant is Macy's Department Stores, Inc., occupying approximately 326,860 square feet, or approximately 16.4% of the net rentable area. Macy's Department Stores, Inc. is a subsidiary of Federated
     Department Stores, Inc. ("Federated") (NYSE: FD), a retail organization that operates department and retail stores. Federated offers various merchandise, including men's, women's, and children's apparel and accessories; cosmetics; home furnishings; and other consumer goods. As of
     June 6, 2006, Federated operated approximately 850 retail stores in 45 states, the District of Columbia, Guam, and Puerto Rico under the names of
     Macy's, Bloomingdale's, Famous-Barr, Filene's, Foley's, Hecht's,
     Kaufmann's, L.S. Ayres, Marshall Field's, Meier & Frank, Robinsons-May,
     Strawbridge's, and The Jones Store. Federated was founded in 1820 and is based in Cincinnati, Ohio. As of September 21, 2006, Federated had a market capitalization of approximately $22.3 billion. As of October 6, 2006,
     Federated was rated "Baa1" by Moody's and "BBB+" by Fitch. The Macy's
     Department Stores, Inc. lease expires in December 2015.

     The third largest tenant is Shirokiya Incorporated ("Shirokiya"), occupying approximately 53,515 square feet, or approximately 2.7% of the net rentable area. Shirokiya is a locally owned department store. Its products include electronic home entertainment, digital cameras, home furnishings and decor, jewelry, fashion accessories, appliances, kitchenware, cooking ingredients and foods from Japan, bento lunches and cultural demonstrations. The
     Shirokiya lease expires in January 2020.

     The Ala Moana Center is currently undergoing an expansion that will add approximately 202,000 square feet with Nordstrom department store, as tenant, and over 100,000 square feet of additional retail in-line mall space.(the "Expansion Space"). The Expansion Space will be connected to the current improvements and upon completion will be collateral for the Ala
     Moana Portfolio Loan Combination.

o    LOCK BOX ACCOUNT. The Ala Moana Portfolio Borrower or the property manager is required to cause all rents and other revenue from the Ala Moana
     Portfolio Properties to be deposited into a lockbox account under the control of lender within two (2) business days of receipt. The rents and other revenue will then be transferred daily into the Ala Moana Portfolio
     Borrower's account provided no Ala Moana Portfolio Trigger Event (as defined below) exists. In the event of an Ala Moana Portfolio Trigger
     Event, funds in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the Ala Moana Portfolio Trigger
     Event, funds will again be transferred daily from the lockbox account to the Ala Moana Portfolio Borrower's account. An Ala Moana Portfolio Trigger
     Event means the occurrence of (i) an event of default under the Ala Moana
     Portfolio Mortgage Loan or (ii) the date on which the debt-service-coverage ratio (based on the Ala Moana Portfolio Loan Combination and any permitted mezzanine debt) for the preceding twelve (12) consecutive months is less than 1.25x. An Ala Moana Portfolio Trigger Event will continue until the applicable event of default is cured or waived or until the date on which the debt-service-coverage ratio equals or exceeds 1.25x for the twelve (12)
     consecutive months period then ending.

o    CURRENT SUBORDINATE INDEBTEDNESS. The Ala Moana Portfolio Subordinate
     Non-Trust Loans, which are subordinate to the Ala Moana Portfolio Pari
     Passu Non-Trust Loans, and the Ala Moana Portfolio Mortgage Loan, are also secured by the first mortgage encumbering the Ala Moana Portfolio
     Properties. The maturity date for all loans in the Ala Moana Portfolio Loan
     Combination are the same. Currently, there is no mezzanine indebtedness.

     In addition, the Ala Moana Portfolio Borrower is permitted to incur trade and operational debt which is unsecured in an aggregate amount not to exceed $112,500,000.

o    FUTURE MEZZANINE. The Ala Moana Portfolio Borrower is permitted to pledge their direct or indirect ownership interests to secure mezzanine financing provided that, among other things, the following conditions are satisfied:
     (i) a maximum loan-to-value ratio (based on the aggregate balances of the
     Ala Moana Portfolio Loan Combination and the mezzanine debt) of 64.5%; (ii)
     if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the

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     mezzanine loan with a fixed strike price that results in a debt-service-coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Ala Moana Portfolio Loan
     Combination and the mezzanine debt) of no less than 1.45x; (iii) if the mezzanine debt bears interest at a fixed rate, evidence that the anticipated debt service coverage ratio (calculated on the aggregate balances of the Ala Moana Portfolio Loan Combination and the permitted mezzanine debt) will be no less than 1.45x (assuming for such calculation the debt-service-coverage ratio will include an assumed amortization payment by borrower based on a 30-year amortization schedule); (iv) the debt-service-coverage ratio (based on the aggregate debt service payments under the Ala Moana Portfolio Loan Combination and the mezzanine debt)
     immediately following the closing of the mezzanine debt will not be less than 1.45x (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) rating agency confirmation; and (vi)
     an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

o    FUTURE SUBORDINATE INDEBTEDNESS. The holders of indirect ownership interests in the Ala Moana Portfolio Borrower are permitted to pledge their ownership interests to secure additional indebtedness, provided that, among other things, the following conditions are satisfied: (i) no event of default under the Ala Moana Portfolio Loan Combination has occurred and is continuing, (ii) the pledge is made to a "qualified pledgee", (iii) the Ala
     Moana Portfolio Borrower delivers a substantive non-consolidation opinion reasonably acceptable to the lender and the rating agencies, and (iv) in the event the property manager of the Ala Moana Portfolio Properties will change in connection with the pledge, the replacement property manager must meet the conditions of a qualifying manager set forth in the related loan documents. Pledges of equity to or from affiliates of the Ala Moana
     Portfolio Borrower are also permitted.

     A "qualified pledgee" generally means one or more institutional entities that (A) has total assets (in name or under management) in excess of
     $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of
     $250,000,000; and (B) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or (ii) an entity for which the Ala Moana Portfolio
     Borrower have obtained lender approval or after a securitization, rating agency confirmation.

o    GUARANTY/INDEMNITY. GGPLP executed a guaranty of payment as additional security for the Ala Moana Portfolio Loan Combination in the amount of
     $400,000,000. Also, GGPLP entered into an indemnity agreement whereby GGPLP agreed to indemnify the lender against the failure by the Ala Moana
     Portfolio Borrower to pay for unfunded tenant allowances, which equaled
     $2,803,215.45 as of loan origination. Lastly, GGPLP executed a $140,000,000 guaranty of payment with regard to the Expansion Space improvements
     (collectively, the "Guaranteed Obligations"). GGPLP's obligations under the
     $400,000,000 guaranty of payment will terminate upon the earlier of (i)
     repayment of the Ala Moana Portfolio Loan Combination in full or (ii)
     defeasance of the Ala Moana Portfolio Loan Combination. GGPLP's obligations under the indemnity will terminate upon the earlier of (i) payment in full of the Ala Moana Portfolio Loan Combination, (ii) defeasance of the Ala
     Moana Portfolio Loan Combination, or (iii) the unfunded tenant allowances are equal to or less than $1,000,000. GGPLP's obligations under the guaranty with regard to the Expansion Space will terminate upon the earlier of (i) payment in full of the Ala Moana Portfolio Loan Combination, (ii)
     defeasance of the Ala Moana Portfolio Loan Combination, or (iii) upon the date the Qualifying Base Rent (as defined herein) from tenants equals or exceeds $10,000,000. GGPLP's obligations under the guaranty with respect to the Expansion Space will be reduced by an amount equal to $14.00 for each
     $1 of Qualifying Base Rent from tenants. An event of default under the
     $400,000,000 guaranty of payment and the guaranty regarding the Expansion
     Space will occur if at any time, the net worth of GGPLP falls below
     $5,000,000,000 and GGPLP does not post a letter of credit in an amount equal to the then outstanding Guaranteed Obligations.

o    MASTER LEASE. GGP Kapiolani Development L.L.C., as landlord, and GGPLP, as tenant, executed a master lease with regard to the Expansion Space. The master lease will continue until the earlier of (i) the date on which the entire Expansion Space has been relet, (ii) the date that the Ala Moana
     Portfolio Loan Combination has been paid in full, (iii) August 1, 2011 or
     (iv) the date on which annual percentage rent paid pursuant to the
     Nordstrom lease and annual rent paid pursuant to the in-line retail leases applicable to the Expansion Space (the "Qualifying Base Rent") equals or exceeds $10,000,000 per annum. If the master lease

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     is terminated by reference to the above clause (iii), the parties will agree to extend the term of the master lease for a period of at least 60 days commencing August 1, 2011. GGP Kapiolani Development L.L.C. will be required to pay a base rent of $10,000,000 per annum upon the occurrence of a trigger event. If the master lease is terminated by reference to the above clause (iv), base rent of $10,000,000 will not be required. The base rent payable by GGP Kapiolani Development L.L.C. will be reduced by $1 for each $1 of Qualifying Base Rent.

o    RELEASE PROVISIONS. The Ala Moana Portfolio Borrower has the right to release one or more parcels or outlots and a multi-level parking garage
     (the "Parking Garage") which may be constructed in the future by the Ala
     Moana Portfolio Borrower, (each, a "Release Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include:
     (i) no event of default has occurred and is continuing (ii) in the event of securitization, the rating agencies have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies; (iii)
     the Release Parcel is vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas provided that this condition shall not apply to the Parking
     Garage); (iv) Ala Moana Portfolio Borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that the
     Release Parcel(s) is not necessary for Ala Moana Portfolio Borrower's operation or use of the Ala Moana Portfolio Properties for its then current use and may be readily separated from the Ala Moana Portfolio Properties without a material diminution in the value of the Ala Moana Portfolio
     Properties provided that this condition will not apply to the Parking
     Garage if the Ala Moana Portfolio Borrower retains an easement for parking in the Parking Garage sufficient to comply with the terms of the loan agreement.

     The Ala Moana Portfolio Borrower also has the right to obtain a release of one or more anchor parcels that the Ala Moana Portfolio Borrower acquires after the origination of the Ala Moana Portfolio Loan Combination (each, an
     "Acquired Anchor Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing and (ii) the Ala Moana Portfolio Borrower delivers to the lender any other information, approvals and documents that would be required by a prudent lender acting reasonably related to the release of such Acquired Anchor Parcel.

o    SUBSTITUTION PROVISIONS. The Ala Moana Portfolio Borrower, at its option, sole cost and expense, may obtain a release of one or more portions of the
     Ala Moana Portfolio Properties (each, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default has occurred and is continuing;
     (ii) the Exchange Parcel must either be vacant, non-income producing and unimproved land or improved only by surface parking areas, landscaping or utility facilities that are readily relocatable; (iii) the Ala Moana
     Portfolio Borrower substitutes the Exchange Parcel with a parcel reasonably equivalent in use, value and condition ("Acquired Parcel"); (iv) the Ala
     Moana Portfolio Borrower provides an environmental report and an engineering report (if applicable) with respect to the Acquired Parcel; and
     (v) the Ala Moana Portfolio Borrower properly releases the Exchange Parcel and obtains title insurance or a title endorsement for the Acquired Parcel.

o    GROUND LEASE. A portion of the Ala Moana Pacific Center is on a ground lease. The ground lease expires in 2046 and there are no rights of renewal.
     The lender has certain rights to cure any default of the Ala Moana
     Portfolio Borrower under the ground lease and is entitled to a new lease upon the termination of the ground lease for any reason.

o    MANAGEMENT. The Ala Moana Portfolio Borrower is the property manager for the Ala Moana Portfolio Loan Combination.

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $306,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 4.6%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                               Acquisition/Refinance
SPONSOR                             Triple Five National Development Corporation
OWNERSHIP INTEREST                            Fee Simple and Leased Fee Interest
MORTGAGE RATE                                                            5.7990%
MATURITY DATE                                                   December 1, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING                                   117 / Interest Only
   AMORTIZATION TERM
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   REPLACEMENT                                                                $0
   TI / LC                                                                    $0
   ENVIRONMENTAL AND ENGINEERING                                         $25,000
ONGOING MONTHLY RESERVES(2)
   TAX/INSURANCE                                           Springing / Springing
   REPLACEMENT                                                         Springing
   TI / LC                                                             Springing
ADDITIONAL FINANCING(1)                                                       No

                                                               MALL OF AMERICA
                                                             LOAN COMBINATION(3)
                                                             -------------------
CUT-OFF DATE PRINCIPAL BALANCE                                     $755,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                          $273
CUT-OFF DATE LTV RATIO                                                    75.50%
MATURITY DATE LTV RATIO                                                   75.50%
UW NCF DSCR                                                                1.43x
MOODY'S/S&P                                                                 NAP
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Bloomington, MN
PROPERTY TYPE                                        Retail, Super Regional Mall
SIZE (SF)(4)                                                           2,769,954
OCCUPANCY % AS OF NOVEMBER 2, 2006                                         94.0%
YEAR BUILT / YEAR RENOVATED                                          1992 / 2005
APPRAISED VALUE                                                   $1,000,000,000
PROPERTY MANAGEMENT                 Triple Five National Development Corporation
UW OCCUPANCY %                                                             90.1%
UW REVENUES                                                         $115,016,535
UW EXPENSES                                                          $49,097,538
UW NET OPERATING INCOME (NOI)                                        $65,918,997
UW NET CASH FLOW (NCF)                                               $63,308,844
--------------------------------------------------------------------------------

(1)  The cut-off date principal balance of $306,000,000 consists of a pari passu portion of a first mortgage loan with an aggregate original principal balance of $755,000,000 (the "Mall of America Loan Combination"), which is comprised of multiple pari passu notes. A pari passu note in the amount of
     $345,000,000 was included in the COMM 2006-C8 mortgage trust. A pari passu note in the amount of $104,000,000, which may be further split into multiple pari passu notes, is currently held by GACC and it is anticipated that this note(s) will be included in future securitization(s). See "The
     Loan Section" herein for additional detail.

(2)  Upon the occurence and continuation of a Trigger Event as defined under
     "Lock Box Account" below the borrower is required to deposit monthly reserves for: (i) taxes, (ii) insurance, (iii) capital expenditures and
     (iv) tenant improvement and leasing commissions. See "The Reserves Section"
     herein for additional detail.

(3)  Calculations are based on the Mall of America Loan Combination Amount.

(4)  Includes square footage for the borrowers' leased fee interest with respect to the Macy's, Bloomingdales and Sears stores. Excluding these tenants'
     square footage results in 2,096,582 square feet.

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                                 TENANT SUMMARY

                             RATINGS           NET        % OF NET                                           DATE OF
                             FITCH/         RENTABLE      RENTABLE   BASE RENT   ANNUAL BASE   % OF TOTAL     LEASE
TENANT NAME               MOODY'S/S&P(1)   AREA (SF)(2)     AREA        PSF          RENT       BASE RENT   EXPIRATION
----------------------------------------------------------------------------------------------------------------------

Anchor Tenants
Macy's                    BBB+/Baa1/BBB        276,581       10.0%     $ 0.00    $        10        0.0%     08/01/15
Bloomingdales(3)          BBB+/Baa1/BBB        218,887        7.9%       0.04          9,000        0.0%     08/31/12
Nordstrom                   A-/Baa1/A          210,664        7.6%       4.00        842,656        1.7%     08/06/22
Sears                      BB/Ba1/BB+          177,904        6.4%       0.00              0        0.0%     08/31/22
                                             ---------      -----      ------    -----------      -----
Total Anchor Tenants                           884,036       31.9%     $ 0.96    $   851,666        1.7%
Top 5 In-Line Tenants
Sports Authority             --/--/B            73,714        2.7%     $ 0.00    $         0        0.0%     01/31/08
AMC Theatres                 B/Ba/B             62,389        2.3%       0.00              0        0.0%     08/31/12
Underwaterworld at MOA      --/--/--            45,209        1.6%       0.00              0        0.0%     01/31/21
Old Navy                   BB+/Ba/BB+           43,851        1.6%      16.43        720,472        1.5%     01/31/12
Barnes & Noble              --/--/--            41,000        1.5%       9.88    $   405,000        0.8%     04/30/14
                                             ---------      -----      ------    -----------      -----
Top 5 In-Line Tenants                          266,163        9.6%     $ 4.23    $ 1,125,472        2.3%
Non-major Tenants                            1,453,351       52.5%     $32.80    $47,666,598       96.0%
                                             ---------      -----      ------    -----------      -----
OCCUPIED TOTAL                               2,603,550       94.0%     $19.07    $49,643,736      100.0%
Vacant Space                                   166,404        6.0%
                                             ---------      -----
COLLATERAL TOTAL                             2,769,954      100.0%
                                             =========      =====

(1)  Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)  Net rentable area (SF) includes Macy's, Bloomingdales and Sears, which are all subject to ground lease agreements with the borrowers.

(3)  Under the Mall of America loan documents, the borrower is permitted to redevelop the premises currently occupied by Bloomingdales.

                           LEASE ROLLOVER SCHEDULE(1)

                       WTD. AVG.
               # OF     UW BASE                             CUMULATIVE     % OF IN      CUMULATIVE %
              LEASES   RENT PSF     TOTAL SF   % OF TOTAL    % OF SF     PLACE RENT   OF IN PLACE RENT
   YEAR      ROLLING    ROLLING     ROLLING    SF ROLLING    ROLLING       ROLLING        ROLLING
------------------------------------------------------------------------------------------------------

MTM             13       $67.05       18,548        0.7%        0.7%          2.5%            2.5%
2007            16        26.24       57,309        2.1         2.7%          3.0             5.5%
2008            35        18.53      291,708       10.5        13.3%         10.9            16.4%
2009            25        48.98       53,921        1.9        15.2%          5.3            21.7%
2010            22        34.59       91,869        3.3        18.5%          6.4            28.1%
2011            22        42.58       85,723        3.1        21.6%          7.4            35.5%
2012            25        11.91      381,006       13.8        35.4%          9.1            44.6%
2013            60        50.45      182,138        6.6        42.0%         18.5            63.1%
2014            31        37.13      153,943        5.6        47.5%         11.5            74.7%
2015            32        13.12      401,113       14.5        62.0%         10.6            85.3%
2016            29        43.44       94,675        3.4        65.4%          8.3            93.5%
Thereafter      13         4.05      791,597       28.6        94.0%          6.5           100.0%
Vacant          --                   166,404        6.0       100.0%
               ---                 ---------      -----                     -----
TOTALS         323                 2,769,954      100.0%                    100.0%
                                   =========      =====                     =====

(1)  The information in this schedule assumes that no tenant exercises an early termination option.

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o    THE LOAN. The subject mortgage loan (the "Mall of America Loan") is secured by a first mortgage encumbering a super regional mall located in
     Bloomington, Minnesota (the "Mall of America Property"). The Mall of
     America Loan has a cut-off date principal balance of $306,000,000, representing approximately 4.6% of the initial mortgage pool balance. The
     Mall of America Loan is a portion of a Loan Combination with an original principal balance of $755,000,000 (the "Mall of America Loan Combination")
     originated on November 2, 2006. The other loans related to the Mall of
     America Loan are evidenced by multiple pari passu notes (none of which are assets of the trust), consisting of (i) a pari passu note with an original principal balance of $345,000,000, which is an asset in the COMM 2006-C8 transaction and (ii) a pari passu note with an original principal balance of $104,000,000, which note, currently held by GACC, may be split into multiple pari passu notes. It is anticipated that this note(s) will be included in one or more future securitizations. The respective rights of the holders of the Mall of America Loan Combination are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the COMM
     2006-C8 transaction, as described in the preliminary prospectus supplement under "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations -- The
     Mall of America Loan Combination".

     The Mall of America Loan has a remaining term of 117 months, matures on
     December 1, 2016, and may be prepaid without penalty on or after October 1,
     2016. The Mall of America Loan documents permit defeasance with United
     States government obligations beginning 2 years after the securitization date of the last pari passu loan. The Mall of America Loan Combination proceeds were used to refinance existing debt on the Mall of America
     Property and to buy out the Previous Partners (as defined below) to provide the Mall of America Loan sponsor, Triple Five National Development
     Corporation ("Triple Five"), with 100% ownership of the fee interest in the
     Mall of America Property.

o    THE BORROWERS. The borrowers are MOAC Mall Holdings LLC and MOA
     Entertainment Company LLC, both of which are single purpose bankruptcy remote entities with independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Mall of America Loan Combination. The sponsor of the borrowers is
     Triple Five (as defined above).

     Triple Five is an entity owned by the Ghermezian family of Canada. Triple
     Five has developed numerous commercial, industrial and residential projects throughout the United States and Canada. Triple Five has developed various real estate projects in California, Washington, Colorado, Minnesota,
     Arizona, Nevada, New York and Florida. In addition to the Mall of America
     Property, Triple Five developed and currently owns the West Edmonton Mall in Edmonton, Canada (approximately 5.4 million square feet.), the largest retail, hospitality and entertainment complex in the world. Triple Five is a repeat sponsor of a Deutsche Bank borrower.

     Prior to the Mall of America Loan Combination closing, the ownership of the borrowers was divided between three entities: Triple Five (50%), Teachers
     Insurance and Annuity Association (27.5%) ("TIAA"), and Simon Property
     Group (22.5%) ("Simon," and together with TIAA, the "Previous Partners").
     For several years there has been outstanding litigation among the Previous
     Partners and Triple Five. In connection with the buyout and at closing,
     Triple Five and the Previous Partners entered into a global settlement which released all outstanding litigation associated with the ownership interests in the Mall of America Property and the Previous Partners. A
     significant portion of the Mall of America Loan Combination proceeds went towards the buyout of the Previous Partners' interest in the Mall of
     America Property with the buyout valuation for the Mall of America Property predicated on a $1 billion value.

o    THE PROPERTY. The Mall of America Property is a 2,769,954 square foot super regional mall situated on a 78.07-acre land parcel located in Bloomington,
     Minnesota, which is part of the Minneapolis-St. Paul metropolitan statistical area. The Mall of America Property was constructed in 1992 and renovated in 2005. As of November 2, 2006, the Mall of America Property
     exhibited an occupancy of 94.0% and 2005 in-line sales of $594 per square foot (for all tenants under 10,000 square feet).

     The Mall of America Property is configured as a rectangle, with an anchor store situated in each corner (Macy's, Bloomingdales, Nordstrom and Sears).
     In the center is the seven-acre (292,060 square feet) amusement center known as "The Park at MOA" (part of the collateral for the Mall of America
     Loan Combination). The Park at MOA, which has 27 rides including a 74-foot high

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     ferris wheel, is surrounded by four, three-level retail "avenues" and a fourth floor "entertainment district." Each of the four corridors or
     "avenues" between the anchors are distinguished by a theme and color scheme which makes it easier for shoppers to navigate the mall. The Mall of
     America Property also includes Underwater World (a 1.2 million gallon walk-through aquarium) and a LEGO Imagination Center (an interactive play center for children). Additional attractions include, among other things,
     20 full-service restaurants, 36 specialty food stores, 30 fast food restaurants, 8 nightclubs, a 14-screen movie theater, and three food courts. Overall, these specialized retail spaces and amenities provide synergy with the Park at MOA that creates a unique entertainment component to the Mall of America Property. Attached to the Mall of America Property
     are two parking structures that offer a total of 12,500 enclosed parking spaces. In addition, there are 1,282 open air and underground parking spaces surrounding the Mall of America Property.

     The Mall of America Property is the nation's largest retail and entertainment complex. There are more than 35 hotels located within an
     8-mile radius of the Mall of America Property. The 11.6 mile Hiawatha
     Corridor Light Rail Transit links three of the region's most popular destinations: Downtown Minneapolis, Minneapolis-St. Paul International
     Airport and the Mall of America property. The Mall of America Property's size and tenant mix further allow it to draw tourists from multiple states.

     The largest tenant is Macy's, which occupies 276,581 square feet, or approximately 10.0% of the net rentable area. Macy's is a department store chain operated by Federated Department Stores ("Federated"). Federated
     operates 825 Macy's stores in 45 states, Washington, D.C., Puerto Rico and
     Guam. Federated was founded in 1820 and is based in Cincinnati, Ohio. In
     August 2005, Federated acquired The May Department Stores Company in a transaction valued at approximately $11.0 billion plus approximately $6.0 billion in assumed debt. As of February 2007, Federated was rated "BBB" by
     Standard and Poors and "Baa1" by Moody's. The Macy's lease expires in
     August 2015.

     The second largest tenant is Bloomingdale's, which occupies 218,887 square feet or approximately 7.9% of the net rentable area. Bloomingdale's is a department store operated by Federated, which operates 36 Bloomingdales stores in 12 states. Under the Mall of America Loan Combination documents the borrowers may pursue the redevelopment of the premises currently occupied by Bloomingdale's and terminate the Bloomingdale's lease subject to certain conditions. The Bloomingdale's lease expires in August 2012.

     The third largest tenant is Nordstrom, Inc. ("Nordstrom"), occupying
     210,664 square feet, or approximately 7.6% of the net rentable area.
     Nordstrom, through Nordstrom, Nordstrom Rack, Last Chance and Faconnable
     retail stores, sells apparel, shoes, cosmetics, and accessories. As of
     November 16, 2006, the company operated 99 Nordstrom stores, 50 Nordstrom
     Racks, 5 Faconnable boutiques in the United States and 35 Faconnable boutiques in Europe. Nordstrom was founded in 1901 and is based in Seattle,
     Washington. As of February 20, 2007, Nordstrom was rated "A" by Standard and Poor's, "Baa1" by Moody's and "A-" by Fitch. The Nordstrom lease expires in August 2022.

     The sponsor owns a 42-acre adjacent land parcel to the north of the Mall of
     America Property and plans to construct a Mall of America Phase II development (the "Phase II"), which is not part of the collateral. The
     Phase II will be connected to the Mall of America Property and is expected to complement the existing shops and attractions at the Mall of America
     Property. The Phase II is a mixed-use complex zoned for up to 5.6 million square feet of new development, which may include premier hotels, office complex/business center with conference facilities, retail offerings, restaurants, recreational/fitness/spa facilities, entertainment/cultural attractions, performing arts center, a dinner theater (1,200 seats) and a water park. The first element of the Phase II expansion occurred in 2004, when IKEA opened a new 306,000 square foot store. The Mall of America
     Property draws more than 40 million visits a year and the sponsors anticipate that the Phase II will attract an additional 20 million visitors a year, with nearly 40 percent of those visitors arriving at the Mall of
     America Property from beyond a 150 mile radius.

o    LOCK BOX ACCOUNT. The tenants at the Mall of America Property have been instructed to send rent directly to a lender controlled account. Amounts in the lender controlled account are swept daily to a borrower controlled account. Upon the occurrence of a Trigger Event (as defined below), funds will remain in a lender controlled account and will be applied to debt service and required reserves with excess amounts returned to borrower. A
     "Trigger Event" means the occurrence of (i) an event of default, as such term is defined in the Mall of America Loan Combination documents or (ii)
     the date on which the debt service coverage ratio on a trailing 12 month basis is less than 1.10x for two consecutive quarters.

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o    RESERVES. Upon the occurrence and continuation of a Trigger Event, the borrowers are required to deposit monthly reserves for: (i) taxes, in the amount of 1/12 of the amount the lender reasonably estimates will be required to pay taxes and assessments, (ii) insurance, in the amount of
     1/12 of the amount the lender reasonably estimates will be required to pay the insurance premiums, (iii) capital expenditures, in the amount of 1/12 of the amount the lender reasonably estimates will be necessary and (iv)
     tenant improvement and leasing commissions, in the amount of $30,000.

o    RELEASE PROVISIONS. The Mall of America Loan Combination documents permit the free release of certain identified vacant out-parcels, provided certain conditions specified in the Mall of America Loan Combination documents are satisfied. In addition, in lieu of a release of the vacant out-parcels, the borrowers are permitted to lease such parcels pursuant to a ground lease.

o    MANAGEMENT. Triple Five is the property manager for the Mall of America
     Property. Triple Five owns and/or manages approximately 12.2 million square feet of retail space, which includes the Mall of America complex
     (approximately 4.0 million square feet), West Edmonton Mall in Edmonton,
     Canada (the largest mall in the world totalling approximately 5.4 million square feet) and approximately 2.6 million square feet of retail space in the western United States.

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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                     LaSalle
CUT-OFF DATE PRINCIPAL BALANCE                                      $261,600,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 4.0%
NUMBER OF MORTGAGE LOANS                                                       2
LOAN PURPOSE                                                         Acquisition
SPONSOR                           Doyle W. Rogers, John J. Flake, Samuel Mathias
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.8750%
MATURITY DATE                                                    January 1, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM/ REMAINING
   AMORTIZATION TERM                                         118 / Interest Only
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   SPENCER TI FUNDS(1)                                                  $150,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
   REPLACEMENT(2)                                                      Springing
   TI/LC (2)                                                           Springing
ADDITIONAL FINANCING(3)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                      $261,600,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $251
CUT-OFF DATE LTV RATIO                                                    80.00%
MATURITY DATE LTV RATIO                                                   80.00%
UW NCF DSCR                                                                1.25x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 2
LOCATION                                          Colorado Springs, Colorado and
                                                          Fayetteville, Arkansas
PROPERTY TYPE                                              Retail, Regional Mall
SIZE (SF)                                                              1,042,617
OCCUPANCY % AS OF DECEMBER 31, 2006                                        95.3%
YEAR BUILT / YEAR RENOVATED                                       1972 / Various
APPRAISED VALUE                                                     $327,000,000
PROPERTY MANAGEMENT                                  Macerich Management Company
UW ECONOMIC OCCUPANCY %                                                    93.0%
UW REVENUES                                                          $29,613,256
UW EXPENSES                                                          $ 9,248,834
UW NET OPERATING INCOME (NOI)                                        $20,364,421
UW NET CASH FLOW (NCF)                                               $19,535,805
--------------------------------------------------------------------------------

(1)  At origination, $150,000 was deposited into a reserve account (the "Spencer
     TI Funds Reserve Account") to be used for tenant improvements associated with the Spencer Gifts tenant space in the Citadel Mall Collateral. Funds held in the Spencer TI Funds Reserve Account will be released subject to certain conditions including among others,: (i) no event of default has occurred and is continuing and (ii) the lender has received evidence that the tenant improvements associated with the Spencer Gifts tenant space have been completed and are paid for.

(2)  Upon the occurrence and during the continuation of a Northwest Arkansas
     Mall and Citadel Mall Cash Management Period (as defined below), the
     Northwest Arkansas Mall and Citadel Mall Borrowers are required to escrow
     (a) $17,385.66 monthly ($9,824.33 monthly for the Northwest Arkansas Mall
     Loan and $7,561.33 monthly for the Citadel Mall Loan) into a replacement reserve account and (b) $51,665.67 monthly ($28,959.75 monthly for the
     Northwest Arkansas Mall Loan and $22,705.92 monthly for the Citadel Mall
     Loan) into a rollover reserve account.

(3)  See, "Mezzanine Debt" below for further discussion.

                NORTHWEST ARKANSAS MALL AND CITADEL MALL SUMMARY

                             CUT-OFF
                         ALLOCATED LOAN  PROPERTY   YEAR BUILT /    PROPERTY       OCCUPANCY %         APPRAISED    UNDERWRITTEN
PROPERTY NAME              BALANCE(1)      TYPE    YEAR RENOVATED     SIZE    (AS OF DECEMBER 2006)      VALUE     NET CASH FLOW
--------------------------------------------------------------------------------------------------------------------------------

Citadel Mall              $136,000,000    Retail     1972 / 1995     453,579          91.0%          $170,000,000   $10,030,297
Northwest Arkansas Mall    125,600,000    Retail     1972 / 1998     589,038          98.6%           157,000,000     9,505,508
                          ------------                             ---------          ----           ------------   -----------
TOTAL / WTD. AVG.         $261,600,000                             1,042,617          95.3%          $327,000,000   $19,535,805
                          ============                             =========          ====           ============   ===========

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                            CITADEL MALL TENANT SUMMARY

                                                                      % OF NET                                         DATE OF
                                         RATINGS        NET RENTABLE  RENTABLE                          % OF ACTUAL     LEASE
           TENANT NAME            FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF   ACTUAL RENT      RENT     EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Anchor Owned
Burlington Coat Factory(2)              NR/NR/NR                   SHADOW ANCHOR - NOT PART OF COLLATERAL
Dillard's                               BB-/B2/BB                  SHADOW ANCHOR - NOT PART OF COLLATERAL
J.C. Penney Company, Inc.             BBB/Baa3/BBB-                SHADOW ANCHOR - NOT PART OF COLLATERAL
Macy's                                 NR/Baa1/BBB                 SHADOW ANCHOR - NOT PART OF COLLATERAL
Sportsman's Warehouse, Inc.             NR/NR/NR            49,991      11.0%    $11.50    $   574,896       5.2%     11/30/20
Steve & Barry's Colorado, LLC           NR/NR/NR            42,677       9.4%    $ 5.60    $   238,991       2.1%     01/31/13
Old Navy Inc.                          BB+/Ba1/BB+          16,822       3.7%    $15.00    $   252,330       2.3%     01/31/08
Abercrombie & Fitch Stores, Inc.
   d/b/a Hollister Co.                  NR/NR/NR             8,721       1.9%    $24.00    $   209,304       1.9%     01/31/16
Utah Company d/b/a Gen X                NR/NR/NR             8,188       1.8%    $ 7.43    $    60,804       0.5%     07/31/07
                                                           -------      ----     ------    -----------     -----
Top 5 In-Line Tenants                                      126,399      27.9%    $10.57    $ 1,336,326      12.0%
Non-major Tenants                                          286,431      63.1%    $34.24    $ 9,806,836      88.0%
                                                           -------      ----     ------    -----------     -----
OCCUPIED TOTAL                                             412,830      91.0%    $26.99    $11,143,162     100.0%
Vacant Space                                                40,749       9.0%
                                                           -------      ----
COLLATERAL TOTAL                                           453,579       100%
                                                           =======      ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Burlington Coat Factory is expected to open for business in March 2007.

                      NORTHWEST ARKANSAS MALL TENANT SUMMARY

                                                                      % OF NET                                          DATE OF
                                          RATINGS       NET RENTABLE  RENTABLE                           % OF ACTUAL    LEASE
           TENANT NAME            FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF   ACTUAL RENT      RENT      EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Anchor Owned
Dillard's (Men's)                       BB-/B2/BB                         SHADOW ANCHOR - NOT PART OF COLLATERAL
Dillard's (Women's)                     BB-/B2/BB                         SHADOW ANCHOR - NOT PART OF COLLATERAL
Anchor Tenants
J.C. Penney Company, Inc.(2)          BBB/Baa3/BBB-        154,123      26.2%   $ 3.63     $  559,776       6.2%       11/30/16
Sears, Roebuck and Co.                 BB/Ba1/BB+          137,125      23.3%   $ 0.00(3)  $        0(3)      0%(3)    02/28/09
                                                           -------      ----    ------     ----------     ------
Total Anchor Tenants                                       291,248      49.4%   $ 1.92     $  559,776       6.2%
Abercrombie & Fitch Stores, Inc.
   d/b/a Abercrombie & Fitch            NR/NR/NR            10,898       1.9%   $22.00     $  239,760       2.7%       12/31/09
Lerner New York, Inc.                   NR/NR/NR             7,973       1.4%   $24.70     $  196,968       2.2%       01/31/17
Express, LLC                           NR/Baa2/BBB           7,324       1.2%   $25.51     $  186,835       2.1%       07/31/15
Banana Republic, Inc.                  BB+/Ba1/BB+           7,095       1.2%   $21.00     $  148,995       1.7%        5/31/09
Talbots Inc.                           BBB/Baa2/A-           6,829       1.2%   $24.00     $  163,896       1.8%       01/31/14
                                                           -------      ----    ------     ----------     ------
                                        NR/NR/NR
Top 5 In-Line Tenants                                       40,119       6.8%   $23.34     $  936,454      10.4%
Non-major Tenants                                          249,501      42.4%   $30.09     $7,506,297      83.4%
                                                           -------      ----    ------     ----------
OCCUPIED TOTAL                                             580,868      98.6%   $15.50     $9,002,528     100.0%
Vacant Space                                                 8,170       1.4%
COLLATERAL TOTAL                                           589,038       100%
                                                           =======      ====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  J.C. Penney Company, Inc. ("J.C. Penney") may terminate its lease in the event the landlord fails to provide the number of parking spaces required under its lease or the reciprocal easement agreement is amended without its consent.

(3)  Sears, Roebuck and Co. does not pay base rent, but is responsible for CAM reimbursements and percentage rent.

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                             LEASE ROLLOVER SCHEDULE

                                                                                     % OF TOTAL     CUMULATIVE %
                           AVERAGE BASE                                             BASE RENTAL    OF TOTAL BASE
             # OF LEASES    RENT PER SF                % OF TOTAL    CUMULATIVE %     REVENUES    RENTAL REVENUES
    YEAR       ROLLING        ROLLING     SF ROLLING   SF ROLLING   OF SF ROLLING     ROLLING         ROLLING
-----------------------------------------------------------------------------------------------------------------

    MTM           42          $120.39         10,586       1.0%           1.0%           6.3%            6.3%
    2007         115          $ 24.22        191,525      18.4%          19.4%          23.0%           29.4%
    2008          42          $ 28.57        100,390       9.6%          29.0%          14.2%           43.6%
    2009          28          $ 10.83        192,896      18.5%          47.5%          10.4%           54.0%
    2010          24          $ 27.16         66,313       6.4%          53.9%           8.9%           62.9%
    2011          11          $ 43.80         17,730       1.7%          55.6%           3.9%           66.8%
    2012           7          $ 31.43         15,972       1.5%          57.1%           2.5%           69.3%
    2013          12          $ 15.56         72,032       6.9%          64.0%           5.6%           74.8%
    2014          10          $ 36.36         24,093       2.3%          66.3%           4.3%           79.2%
    2015          18          $ 30.06         52,898       5.1%          71.4%           7.9%           87.1%
    2016          12          $  9.56        191,299      18.3%          89.7%           9.1%           96.2%
Thereafter         2          $ 13.32         57,964       5.6%          95.3%           3.8%          100.0%
   Vacant                                     48,919       4.7%         100.0%
                                           ---------     -----                         -----
   TOTALS        323                       1,042,617     100.0%                        100.0%
                                           =========     =====                         =====

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o    THE LOANS. The Northwest Arkansas Mall mortgage loan (the "Northwest
     Arkansas Mall Loan") and the Citadel Mall mortgage loan (the "Citadel Mall
     Loan" and, together with the Northwest Arkansas Mall Loan, the "Northwest
     Arkansas Mall and Citadel Mall Loans") are evidenced by two cross-collateralized and cross-defaulted promissory notes secured by two first mortgages encumbering a regional mall located in Fayetteville,
     Arkansas and a regional mall located in Colorado Springs, Colorado (the
     "Northwest Arkansas Mall and Citadel Mall Properties"). The Northwest
     Arkansas Mall and Citadel Mall Loans in the aggregate represent approximately 4.0% of the initial mortgage pool balance. The Northwest
     Arkansas Mall and Citadel Mall Loans were each originated on December 29,
     2006 and have a cut-off date principal balance of $261,600,000. The
     Northwest Arkansas Mall and Citadel Mall Loans provide for interest-only payments for their entire term.

     The Northwest Arkansas Mall and Citadel Mall Loans each have a remaining term of 118 months and mature on January 1, 2017. Each of the Northwest
     Arkansas Mall and Citadel Mall Loans may be prepaid in whole on or after
     October 1, 2016 and each of the Northwest Arkansas Mall and Citadel Mall
     Loans permit defeasance in whole with United States government obligations beginning two (2) years after the issue date for the series CD 2007-CD4 certificates and ending September 30, 2016. Upon defeasance in whole of the
     Northwest Arkansas Mall Loan or the Citadel Mall Loan, the Northwest
     Arkansas Mall Collateral or Citadel Mall Collateral (as defined below), as applicable, will be released from the cross-collateralization and cross-default provisions to be replaced with government treasuries.

o    THE BORROWERS. The borrowers are MMP Arkansas, LLC (the "Northwest Arkansas
     Mall Borrower") and MMP Citadel, LLC (the "Citadel Mall Borrower" and,
     together with the Northwest Arkansas Mall Borrower, the "Northwest Arkansas
     Mall and Citadel Mall Borrowers"), each a Delaware limited liability company and each a special purpose entity. Non-consolidation opinions were delivered in connection with the origination of the Northwest Arkansas Mall and Citadel Mall Loans. The sponsors of the Northwest Arkansas Mall and
     Citadel Mall Borrowers are Doyle W. Rogers, John J. Flake, and Samuel
     Mathias. Doyle W. Rogers is the Chairman and President of The Doyle Rogers
     Company, a private real estate development, investments, banking, and brokerage firm that was founded by Mr. Rogers in 1953. The firm is focused primarily on commercial real estate assets located throughout the southeastern and mid-western United States. John J. Flake is the founder and Chairman of Flake & Kelley Commercial, Inc., a diversified commercial real estate firm that specializes in brokerage, development, leasing, property management, and construction administration. Samuel Mathias is the
     President of Mathias Properties, Inc., a diversified regional commercial real estate services firm located in northwest Arkansas.

o    THE PROPERTIES. Located in Fayetteville, Arkansas, the Northwest Arkansas
     Mall is an approximately 811,460 square foot regional mall of which 589,038 square feet (the "Northwest Arkansas Mall Collateral") is owned by the
     Northwest Arkansas Mall Borrower. Located in Colorado Springs, Colorado,
     the Citadel Mall is an approximately 1,095,380 square foot regional mall of which 453,579 square feet (the "Citadel Mall Collateral") is owned by the
     Citadel Mall Borrower. Collectively, the Northwest Arkansas Mall Collateral
     and the Citadel Mall Collateral are referred to as the "Northwest Arkansas
     Mall and Citadel Mall Collateral." As of December 31, 2006, the weighted average occupancy rate for the Northwest Arkansas Mall and Citadel Mall
     Collateral was approximately 95.3%.

     The largest tenant located at the Northwest Arkansas Mall and Citadel Mall
     Collateral is J.C. Penney Company, Inc. ("J.C. Penney") (NYSE: JCP)
     occupying approximately 154,123 square feet, or approximately 26.2% of the rentable area of the Northwest Arkansas Mall Collateral and approximately
     14.8% of the rentable area of the Northwest Arkansas Mall and Citadel Mall
     Collateral. J.C. Penney also has an approximately 192,758 square foot anchor-owned store in the Citadel Mall which is not part of the Northwest
     Arkansas Mall and Citadel Mall Collateral. J.C. Penney is a holding company whose principal operating subsidiary is J.C. Penney Corporation, Inc.
     ("JCP"). As of January 28, 2006, JCP operated 1,019 J.C. Penney department stores throughout the continental United States, including Alaska and
     Puerto Rico. As of February 26, 2007, J.C. Penney was rated "Baa3" by
     Moody's, "BBB--" by S&P, and "BBB" by Fitch. As of February 20, 2007, J.C.
     Penney had a market capitalization of approximately $18.9 billion. The J.C.
     Penney lease at the Northwest Arkansas Mall Collateral expires in November
     2016.

     The second largest tenant located at the Northwest Arkansas Mall and
     Citadel Mall Collateral is Sears, Roebuck & Co., occupying approximately
     137,125 square feet, or approximately 23.3% of the rentable area of the
     Northwest Arkansas Mall Collateral and approximately 13.2% of the rentable area of the Northwest Arkansas Mall and Citadel Mall Collateral. Sears,

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     Roebuck & Co. is a subsidiary of Sears Holdings Corporation ("Sears")
     (NASDAQ: SHLD), a retailer in the United States and Canada. As of September
     30, 2006, Sears had approximately 2,300 full-line and approximately 1,100 specialty retail stores in the United States operating through Kmart and
     Sears and approximately 380 full-line and specialty retail stores in Canada operating through Sears Canada Inc. Sears was founded in 1899 and is headquartered in Hoffman Estates, Illinois. As of February 26, 2007, Sears
     had a market capitalization of approximately $28.7 billion. As of February
     20, 2007 Sears was rated "Ba1" by Moody's, "BB+" by S&P, and "BB" by Fitch.
     The Sears, Roebuck & Co. lease at the Northwest Arkansas Mall Collateral expires in February 2009.

     The third largest tenant located at the Northwest Arkansas Mall and Citadel
     Mall Collateral is Sportsman's Warehouse, Inc. ("Sportman's"), occupying approximately 49,991 square feet, or approximately 11.0% of the rentable area of the Citadel Mall Collateral and approximately 4.8% of the rentable area of the Northwest Arkansas Mall and Citadel Mall Collateral.
     Sportsman's is an outdoor products retailer with locations across the mid-western and western United States. Sportman's offers hunting, fishing, and camping equipment, as well as clothing, footwear, optics, knives, and gift items for outdoor enthusiasts. Sportsman's was founded in 1986 and is based in Salt Lake City, Utah. The Sportman's lease at the Citadel Mall
     Collateral expires in November of 2020.

     Certain of the tenants at each of the Northwest Arkansas Mall Collateral and the Citadel Mall Collateral, including the top 10 tenants set forth above, have co-tenancy provisions that enable them to reduce their rents or terminate their leases.

o    LOCK BOX ACCOUNT. The Northwest Arkansas Mall and Citadel Mall Borrowers
     are required to cause all rent and other revenue from the Northwest
     Arkansas Mall and Citadel Mall Properties to be deposited directly into a clearing account under the control of lender. The rents and other revenue will then be transferred to a lockbox account maintained by the lender from which all required payments and deposits to reserves under the Northwest
     Arkansas Mall and Citadel Mall Loans will be made. The Northwest Arkansas
     Mall and Citadel Mall Borrowers will have access to the remaining funds after all such required payments are made provided no Northwest Arkansas
     Mall and Citadel Mall Cash Management Period exists. A "Northwest Arkansas
     Mall and Citadel Mall Cash Management Period" will be in effect with respect to the Northwest Arkansas Mall Loan or the Citadel Mall Loan upon the occurrence of (i) an event of default under the Northwest Arkansas Mall
     Loan or the Citadel Mall Loan, as applicable, until the cure of the event of default, (ii) the bankruptcy or insolvency of the Northwest Arkansas
     Mall Borrower or the Citadel Mall Borrower, as applicable, or the property manager until the emergence of the Northwest Arkansas Mall Borrower, the
     Citadel Mall Borrower or the property manager, as applicable, from bankruptcy with no adverse consequences to the related Northwest Arkansas
     Mall and Citadel Mall Properties or the Northwest Arkansas Mall Loan or the
     Citadel Mall Loan, as applicable, or with respect to the bankruptcy of the property manager, a replacement property manager acceptable to the lender is appointed, or (iii) the debt-service-coverage ratio for the Northwest
     Arkansas Mall Loan or the Citadel Mall Loan, as applicable, for the preceding quarter falls below 1.05x until the debt-service-coverage ratio for the Northwest Arkansas Mall Loan or the Citadel Mall Loan, as
     applicable, is equal to or greater than 1.10x for a period of two consecutive quarters.

o    MEZZANINE DEBT. The parent company of the Northwest Arkansas Mall Borrower,
     MMP Arkansas Holdings, LLC has obtained mezzanine financing in the amount of $15,050,000 and the parent company of the Citadel Mall Borrower, MMP
     Citadel Holdings, LLC has obtained mezzanine financing in the amount of
     $13,350,000. In addition, Midwest Mall Properties, LLC has obtained a loan secured by Midwest Mall Properties, LLC's right to receive distributions from MMP Arkansas Holdings, LLC and MMP Citadel Holdings, LLC which is not secured by any equity interest in either mezzanine borrower.

o    PARTIAL RELEASE. On or after the date that is two (2) years after the issue date for the series CD 2007-CD4 certificates, the Northwest Arkansas Mall and Citadel Mall Borrowers may obtain a release of any cited release parcel
     (which are each portions of either the Northwest Arkansas Mall Collateral or the Citadel Mall Collateral) by partial defeasance with respect to each of the Northwest Arkansas Mall and Citadel Mall Loans subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred and is continuing, (ii) after giving effect to the release, the debt-service-coverage ratio for the Northwest Arkansas
     Mall Loan or the Citadel Mall Loan, as applicable, is not less than the greater of (a) the debt-service-coverage ratio as of origination, or (b)
     the debt-service-coverage ratio immediately prior to the release of the release parcel, (iii) after giving effect to the release, the loan-to-value ratio of the Northwest Arkansas Mall Loan or the Citadel Mall Loan,

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     as applicable, is not greater than the lesser of (a) the loan-to-value ratio as of origination, and (b) the loan-to-value ratio immediately prior to the subject release, (iv) the Northwest Arkansas Mall Borrower or the
     Citadel Mall Borrower, as applicable, must defease an amount equal to 125%
     of the allocated loan amount for such release parcel, (v) after giving effect to the release, the Northwest Arkansas Mall Borrower or the Citadel
     Mall Borrower, as applicable, shall remain a special purpose entity, and
     (vi) the Northwest Arkansas Mall Borrower or the Citadel Mall Borrower, as
     applicable, must obtain a written affirmation from each of the rating agencies that the credit rating of the certificates will not be qualified, downgraded or withdrawn as a result of such release. In addition, either or both of the Northwest Arkansas Mall and Citadel Mall Loans can be fully defeased and such defeasance will release the Northwest Arkansas Mall
     Collateral or Citadel Mall Collateral, as applicable, from the cross-collateralization and cross-default provisions to be replaced with government treasuries.

o    MANAGEMENT. Macerich Management Company is the property manager for the
     Northwest Arkansas Mall and Citadel Mall Properties. Macerich Management
     Company is an affiliate of The Macerich Company (NYSE: MAC), a fully integrated self-managed and self-administered real estate investment trust, which is engaged in the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. As of
     September 30, 2006, The Macerich Company was the sole general partner and maintained a majority of the ownership interests in The Macerich
     Partnership, L.P., which owned approximately 79 million square feet of gross leaseable area consisting primarily of interests in 73 regional malls. As of September 30, 2006, The Macerich Company had total assets of approximately $7.28 billion and equity of approximately $1.44 billion.

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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $257,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 3.9%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                    Brookfield Properties
OWNERSHIP INTEREST                                                     Leasehold
MORTGAGE RATE                                                          5.713576%
MATURITY DATE                                                   February 1, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                         119 / Interest Only
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
ONGOING MONTHLY RESERVES(2)
   TAX/INSURANCE                                                       Springing
   REPLACEMENT                                                         Springing
   TI/LC                                                               Springing
   OPERATING EXPENSES                                                  Springing
   GROUND RENT                                                         Springing
ADDITIONAL FINANCING(1)                                                      Yes

                                                    ONE WORLD
                                                    FINANCIAL        ONE WORLD
                                                  CENTER SENIOR      FINANCIAL
                                                 POOLED PORTION   CENTER LOAN(1)
                                                 --------------   --------------
CUT-OFF DATE PRINCIPAL BALANCE(1)                 $257,000,000     $310,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                 $     163.93     $     197.74
CUT-OFF DATE LTV RATIO                                   49.42%           59.62%
MATURITY DATE LTV RATIO                                  49.42%           59.62%
UW NCF DSCR                                               1.44x            1.17x

LOAN SHADOW RATING
------------------
FITCH/MOODY'S/S&P                                                   AA/Baa2/BBB-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                              1,567,711
OCCUPANCY % AS OF JANUARY 2, 2007                                          98.0%
YEAR BUILT / YEAR RENOVATED                                           1985 / NAP
APPRAISED VALUE                                                     $520,000,000
PROPERTY MANAGEMENT                        Brookfield Financial Properties, L.P.
UW ECONOMIC OCCUPANCY %                                                    98.8%
UW REVENUES                                                          $67,524,588
UW EXPENSES                                                          $44,930,862
UW NET OPERATING INCOME (NOI)                                        $22,593,726
UW NET CASH FLOW (NCF)                                               $21,481,229
--------------------------------------------------------------------------------

(1)  The One World Financial Center Property secures a mortgage loan (the "One
     World Financial Loan") with an aggregate original balance of $310 million, comprised of a $257 million senior pooled portion (the "One World Financial
     Center Senior Pooled Portion") and a $53 million subordinate non pooled portion (the "One World Financial Center Subordinate Non-Pooled Portion")
     each of which are included in the trust. See "The Loan Section" herein for additional detail.

(2)  Upon the occurence of a Lockbox Event as defined under "Lock Box Account"
     below, the borrower will be required to make monthly deposits into the (i)
     taxes, (ii) insurance, (iii) operating expenses, (iv) capital expenditure,
     (v) tenant improvement and leasing commissions and (vi) ground rent reserve accounts. See "The Reserves Section," herein, for additional detail.

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                                 TENANT SUMMARY

                                                                       % OF NET                           % OF    DATE OF
                                          RATINGS        NET RENTABLE  RENTABLE    BASE       ANNUAL     ACTUAL    LEASE
             TENANT NAME           FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF  BASE RENT(2)   RENT   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Cadwalader, Wickersham & Taft LLP       --/--/--             522,183     33.3%    $29.78    $15,551,381   28.7%   01/31/25
Willis of New York, Inc.                --/--/BBB            205,508     13.1%    $36.68    $ 7,538,952   13.9%   09/30/26
Fidelity Properties Inc.                --/Aa3/AA            204,788     13.1%    $23.03    $ 4,716,793    8.7%   06/30/12
Dow Jones & Company                   BBB+/Baa1/BBB          190,831     12.2%    $39.20    $ 7,481,500   13.8%   05/31/20
Deloitte & Touche                       --/--/--             116,535      7.4%    $48.44    $ 5,644,530   10.4%   09/30/13
                                                           ---------     ----     ------    -----------   ----    --------
Top 5 Tenants                                              1,239,845     79.1%    $33.01    $40,933,157   75.6%    Various
Non-major Tenants                                            297,066     18.9%    $44.59    $13,245,356   24.4%    Various
                                                           ---------     ----     ------    -----------
Occupied Total                                             1,536,911     98.0%    $35.25    $54,178,513
Vacant Space                                                  30,800      2.0%
                                                           ---------     ----
COLLATERAL TOTAL                                           1,567,711      100%
                                                           =========     ====

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Certain tenants accounting for 6.62% of the in place base rent are subject to free rent periods ending between 05/01/07 and 12/31/07. The sponsor has provided a guarantee for any free rent currently in place at the One World Financial Center Property.

                           LEASE ROLLOVER SCHEDULE(1)

                             WTD. AVG. IN PLACE                                                           CUMULATIVE %
               # OF LEASES      BASE RENT PSF      TOTAL SF   % OF TOTAL   CUMULATIVE %   % OF IN PLACE   OF IN PLACE
     YEAR        ROLLING           ROLLING         ROLLING    SF ROLLING   OF SFROLLING    RENT ROLLING   RENT ROLLING
----------------------------------------------------------------------------------------------------------------------

    2007             4            $39.17             43,738       2.8%          2.8%           3.2%           3.2%
    2008             3            $41.49             26,583       1.7%          4.5%           2.0%           5.2%
    2009             2            $16.55             24,043       1.5%          6.0%           0.7%           5.9%
    2010             4            $95.18              2,987       0.2%          6.2%           0.5%           6.5%
    2011             0            $ 0.00                  0       0.0%          6.2%           0.0%           6.5%
    2012             1            $23.03            204,788      13.1%         19.3%           8.7%          15.2%
    2013             1            $48.44            116,535       7.4%         26.7%          10.4%          25.6%
    2014             0            $ 0.00                  0       0.0%         26.7%           0.0%          25.6%
    2015             1            $55.00             84,344       5.4%         32.1%           8.6%          34.1%
    2016             0            $ 0.00                  0       0.0%         32.1%           0.0%          34.1%
 Thereafter          7            $34.51          1,033,893      66.0%         98.0%          65.9%         100.0%
                   ---                                                        -----          -----
   Vacant           --                               30,860       2.0%        100.0%
                   ---                            ---------     -----                        -----
   TOTALS           23                            1,567,711     100.0%                       100.0%
                   ===                            =========     =====                        =====

(1)  The information in this schedule assumes that no tenant exercises an early termination option.

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o    THE LOAN. The subject mortgage loan (the "One World Financial Center Loan")
     is secured by a first mortgage encumbering a leasehold interest in a Class
     A office building located in downtown New York, New York (the "One World
     Financial Center Property"). The One World Financial Center Loan,
     originated on January 26, 2007, has a cut-off date principal balance of
     $310,000,000 that is split into a senior pooled portion that totals
     $257,000,000 (the "One World Financial Center Senior Pooled Portion Loan")
     and represents approximately 3.9% of the initial mortgage pool balance, and a $53,000,000 subordinate Non-Pooled Portion (the "One World Financial
     Center Subordinate Non-Pooled Portion"). The One World Financial Center
     Subordinate Non-Pooled Portion will be included in the trust and will back a series of loan-specific pass-through certificates. The One World
     Financial Center Subordinate Non-Pooled Portion is subordinate in right of payment to the One World Financial Center Senior Pooled Portion. The One
     World Financial Center Loan provides for interest-only payments for the entire term of the loan.

     The One World Financial Center Loan has a remaining term of 119 months, matures on February 1, 2017, and may be prepaid without penalty on or after
     August 1, 2016. The One World Financial Center Loan permits defeasance with
     United States government obligations beginning 2 years after the issue date for the series CD 2007-C4 certificates.

o    THE BORROWER. The borrower is Brookfield Properties One WFC Co. LLC, a single purpose bankruptcy remote entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the World Financial Center Loan. The sponsor of the borrower is Brookfield Financial Properties, L.P., an affiliate of
     Brookfield Property Corp. ("Brookfield"), a publicly-traded North American commercial real estate company listed on both the New York and Toronto stock exchanges, and is one of North America's largest public real estate companies with a total market capitalization of approximately $15.6 billion as of September 30, 2006. Brookfield owns and manages a portfolio of 106 commercial properties and development sites compromising 73 million square feet, in core markets such as New York, Boston, Washington DC, Toronto and
     Calgary. The Brookfield New York City portfolio consists of eleven buildings totaling 15.7 million square feet. Brookfield is a repeat sponsor of a Deutsche Bank borrower.

o    THE PROPERTY. The One World Financial Center Property is a 1,567,711 square foot Class A office building constructed in 1985, located in downtown New
     York City, in the World Financial sector of the Downtown submarket. The direct vacancy for the World Financial submarket is 10.4%, with the Class A rental rates at $57.25 as of the third quarter 2006. The One World
     Financial Property is situated in Battery Park City along the West Side
     Highway in proximity to the PATH and New York City subway and bus systems.
     As of January 2, 2007, the World Financial Center Property was 98.0%
     occupied by 22 tenants with 79.1% of the net rentable area leased by investment grade tenants, along with nationally recognized law and accounting firms, including Cadwalader, Wickersham & Taft LLP ("CWT") and
     Deliotte & Touche. The first major rollover will not occur until 2012 when the Fidelity Properties Inc. ("Fidelity") lease expires and approximately
     205,000 square feet or 13.1% of the building becomes available.

     The largest tenant is CWT, which occupies 522,183 square feet, or approximately 33.3% of the net rentable area. CWT was founded in 1792, and is the oldest continuing Wall Street law practice in the United States. One of the world's leading international law firms, CWT is headquartered at the
     One World Financial Center Property and has additional offices in midtown
     Manhattan, London, Charlotte, Washington and Beijing. As of year end 2005, the American Lawyer Journal ranked CWT 3rd for profits per equity partner.
     For 2006, CWT's gross revenue was $556 million and the average profits per equity partner were approximately $2.9 million. CWT is subject to a 20-year lease expiring on January 31, 2025, with two 5-year extension options. CWT invested approximately $84 million into renovations at their space. The CWT space was previously occupied by Lehman Brothers, Inc., which was subject to a NNN lease, and in order to incentivize the landlord to allow them to vacate their space, Lehman issued a $36 million letter of credit to the borrower to backstop certain obligations under the CWT lease.

     The second largest tenant is Willis of New York, Inc. ("Willis"), occupying
     205,508 square feet, or approximately 13.1% of the net rentable area.
     Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. As of
     February 23, 2007, Willis was rated "BBB" by S&P. Willis is subject to a
     20-year lease expiring in September 2026, with one 5-year extension option.

     The third largest tenant is Fidelity, occupying 204,788 square feet, or approximately 13.1% of the net rentable area. As of December 31, 2006,
     Fidelity, a subsidiary of Fidelity Investments custodied more than $649 billion in assets representing approximately 5.3 million customer accounts.
     Fidelity was rated "Aa3" by Moody's and "AA" by S&P, as of January 2007.
     Fidelity is subject to a 25-year lease which expires in June 2012 with a
     5-year or a 10-year extension option.

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o    LOCK BOX ACCOUNT. Tenants at the One World Financial Center Property have been instructed to deposit all rent payments into a lender controlled account and provided no event of default exists under the loan documents and a Lock Box Event (as defined below) is not continuing, excess cash flow, is disbursed to or at the direction of the borrower. After the occurrence and continuance of a Lock Box Event, excess cash flow will be returned to the borrower after payment of debt service and required reserves. A "Lock Box Event" occurs after a periodically measured debt service coverage ratio based upon actual debt service for the previous fiscal quarter falls below 1.05x, and is terminated when the One World
     Financial Center Property achieves a debt service coverage ratio of 1.05x for two consecutive quarters.

o    RESERVES. During the continuation of an event of default or a Lock Box
     Event, the borrower is required to make deposits into the reserve accounts in the following amounts (or in such other amounts as may be determined by lender): into the tax and insurance reserve account, an amount equal to
     1/12 of the annual taxes and insurance premiums; into the capital expenditure reserve account, an amount equal to $26,128.50; into the tenant improvement and leasing commission account, an amount equal to $66,579.50;
     and into the ground rent reserve, an amount equal to $440,706.33.

o    MEZZANINE DEBT. None.

o    GROUND LEASE. The One World Financial Center Property is subject to a ground lease with the Battery Park City Authority expiring on 6/17/2069.
     The base ground rent remains flat at $3,400,000 for the duration of the ground lease term with the following additions: (i) $1,588,920 per year until 8/31/2014, (ii) through 6/30/2016, 5% of the excess base rent
     (current year over fiscal year ending 6/30/97), (iii) the greater of (a)
     $1.24 per leasable square foot of retail space (49,694 square feet) through
     6/30/2007 increasing by the product of $1.50 and 7.5% multiplied by the number of years elapsed since 1997 per square foot each lease year and (b)
     10% of the annual gross income from such space up to $40 per square foot plus 13.5% of the annual gross income from such space in excess of $40 per square foot and (iv) the greater of (a) $0.75 per leasable square foot of non-office, non-parking or non-retail space (18,417 square feet) and (b)
     10% of the annual gross income from such space, The borrower makes PILOT payments pursuant to the ground lease in lieu of paying real estate taxes.
     The PILOT program is coterminous with the ground lease term.

o    MANAGEMENT. Brookfield Financial Properties, L.P., an affiliate of the borrower, is the property manager for the One World Financial Center
     Property.

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                                     [PHOTO]

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                                      [MAP]

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $250,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 3.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                        MSD Capital, L.P.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.7120%
MATURITY DATE                                                    January 1, 2014
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             84 / Interest Only
REMAINING TERM / REMAINING                                    82 / Interest Only
   AMORTIZATION TERM
LOCKBOX                                                            In-Place Soft
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   DEBT SERVICE RESERVE(2)                                                    No
ONGOING MONTHLY RESERVES(3)
   TAX / INSURANCE                                                     Springing
   DEBT SERVICE RESERVE                                                Springing
ADDITIONAL FINANCING(1)                                                       No

                                                                  FOUR SEASONS
                                                                  RESORT MAUI
                                                             LOAN COMBINATION(4)
                                                             -------------------
CUT-OFF DATE PRINCIPAL BALANCE                                      $425,000,000
CUT-OFF DATE PRINCIPAL BALANCE / ROOM                                 $1,118,421
CUT-OFF DATE "AS-IS" LTV RATIO                                            70.83%
CUT-OFF DATE "AS-COMPLETE" LTV RATIO                                      65.38%
CUT-OFF DATE "AS-STABILIZED" LTV RATIO                                    60.28%
MATURITY DATE LTV RATIO                                                   70.83%
UW NCF DSCR(5)                                                            1.47x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                    Wailea, Maui, Hawaii
PROPERTY TYPE                                          Hospitality, Full-Service
SIZE (ROOMS)                                                                 380
OCCUPANCY % (T-12 AUGUST 31, 2006)                                         85.3%
YEAR BUILT / YEAR RENOVATED                                     1990 / 2006-2007
APPRAISED VALUE ("AS-IS" 12/1/2006)                                 $600,000,000
APPRAISED VALUE ("AS-COMPLETE" 7/1/2007)(6)                         $650,000,000
APPRAISED VALUE ("AS-STABILIZED" 1/1/2010)                          $705,000,000
PROPERTY MANAGEMENT                                  Four Seasons Hotels Limited
UW ECONOMIC OCCUPANCY %                                                    84.6%
UW REVENUES                                                         $126,986,000
UW EXPENSES                                                          $85,773,510
UW NET OPERATING INCOME (NOI)                                        $41,212,490
UW NET CASH FLOW (NCF)                                               $36,133,050
--------------------------------------------------------------------------------

(1)  The cut-off date principal balance of $250,000,000 consists of a pari-passu portion of a first mortgage loan with an aggregate original principal balance of $425,000,000 (the "Four Seasons Resort Maui Loan Combination")
     which is comprised of two pari passu notes. One pari passu note, with an original principal balance of $175,000,000 (the "Four Seasons Resort Maui
     Pari Passu Loan"), which may be split into multiple pari passu notes, is currently held by GACC, and it is anticipated that this note(s) will be deposited into a future securitization(s). See "The Loan," herein, for additional detail.

(2)  MSD Capital, L.P. has provided a $5.0 million interest guaranty covering all payments due, but not paid by, the borrower under the loan documents
     (including monthly interest payment shortfalls) from January 1, 2007 through and including December 31, 2007. See "Guaranties," herein for additional detail.

(3)  Upon the occurence of an Event of Default or a DSCR Event (as defined in
     "Lock Box Account" below), the borrower is required to make monthly deposits into the tax and insurance reserve account. See "Reserves" section herein for additional detail.

(4)  Calculations are based on the Four Seasons Resort Maui Loan Combination.

(5)  The UW NCF DSCR is based on occupancy and ADR figures that the Four Seasons
     Resort Maui Property is projected to achieve after the completion of the ongoing renovation, anticipated to be completed by December 31, 2007. The
     Sponsor has guaranteed the completion of all guestroom renovations and restaurant renovations. The construction of the swimming pool facility will be guaranteed when such construction begins. See "Completion Guaranty"
     section herein, for additional detail. Based on the December 31, 2006 NCF, the "As-Is" DSCR is 0.99x.

(6)  "As-Complete" appraised value based on, among other things, renovations to the guestrooms, restaurant and pool facility.

                             Property Performance(7)

                         OCCUPANCY                ADR                 REVPAR
    YEAR     OCCUPANCY  PENETRATION    ADR    PENETRATION   REVPAR  PENETRATION
-------------------------------------------------------------------------------
TTM 10/2004    82.9%      101.7%     $500.51     124.6%    $414.83    126.7%
TTM 10/2005    83.8%      100.7%     $543.42     126.6%    $455.19    127.5%
TTM 10/2006    80.8%       96.9%     $618.01     131.5%    $499.12    127.5%

(7)  Property Performance data based on October 2006 Smith Travel Research
     ("STR") report.

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o    THE LOAN. The mortgage loan (the "Four Seasons Resort Maui Loan") is secured by a first mortgage encumbering a full-service, luxury, resort hotel located in Maui, Hawaii (the "Four Seasons Resort Maui Property").
     The Four Seasons Resort Maui Loan has a cut-off date principal balance of
     $250,000,000 representing approximately 3.8% of the initial mortgage pool balance. The Four Seasons Resort Maui Loan is a portion of a loan combination (the "Four Seasons Resort Maui Loan Combination") which originated on December 21, 2006, with an original principal balance of
     $425,000,000. The other loan related to the Four Seasons Resort Maui Loan is evidenced by a pari passu note (the "Four Seasons Resort Maui Pari Passu
     Loan") with an original principal balance of $175,000,000. The Four Seasons
     Maui Resort Pari Passu Loan will not be an asset in the trust. The respective rights of the holders of the Four Seasons Resort Maui Loan
     Combination are governed by an intercreditor agreement and will be serviced pursuant to the terms of the Pooling and Servicing agreement entered into in connection with the issuance of the CD 2007-CD-4 Certificates, as described in the preliminary prospectus supplement under "DESCRIPTION OF
     THE MORTGAGE POOL -- The Series CD-2007-CD-4 Pooling and Servicing
     Agreement". The Four Seasons Resort Maui Loan provides for interest-only payments for the entire term.

     The Four Seasons Resort Maui Loan has a remaining term of 82 months and matures on January 1, 2014. On or after January 1, 2007, the Four Seasons
     Resort Maui Loan may be prepaid, in whole but not in part, with the payment of a yield maintenance premium and may be prepaid without premium after
     June 1, 2013. The Four Seasons Resort Maui Loan permits defeasance with
     United States government obligations on the earlier of three years after the closing date of the Four Seasons Resort Maui Loan Combination or two-years after the securitization closing date for the last pari passu note.

o    THE BORROWER. The borrower, 3900 WA Associates, LLC, is a special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Four Seasons Resort Maui Loan. MSD Capital, L.P. is the
     Four Seasons Resort Maui Loan sponsor.

o    MSD Capital, L.P. -- Established in 1998, MSD Capital, L.P. is an
     investment firm capitalized by Michael Dell, which specializes in: (i)
     investing in real estate, (ii) investing in publicly traded securities,
     (iii) engaging in traditional private equity activities. MSD Capital, L.P.
     is organized to engage in a broad range of investment activities. MSD
     Capital, L.P.'s primary objective is to build an investment portfolio focused on long-term capital appreciation. The MSD Capital, L.P. management team benefits from a broad base of both operating and financial experience throughout its targeted investment areas. With offices in New York and Los
     Angeles, the real estate group currently deploys in excess of $4 billion of capital to develop and to acquire luxury hotels, premier office buildings, commercial real estate and raw land worldwide. MSD Capital, L.P. is a repeat sponsor of a Deutsche Bank borrower.

     MSD Capital, L.P. has experience with the ownership of luxury hotels comparable to the Four Seasons Resort Maui, as it owns:

          o    Four Seasons Resort Hualalai (Maui, Hawaii): 243 key,
               full-service resort hotel acquired by MSD Capital, L.P. in June
               2006, with acquisition financing provided by Deutsche Bank;

          o    Fairmont Miramar (Santa Monica, California): 302-key luxury hotel acquired by MSD Capital in September 2006.

o    THE PROPERTY. The Four Seasons Resort Maui Property is a 380-room, 558,093 square foot, full-service luxury resort hotel situated on a 16.2-acre land parcel in Wailea, Maui County, Hawaii. The Four Seasons Maui Property is
     located along the leeward shoreline of southwestern Maui and benefits from high barriers to entry given the lack of developable land. The Four Seasons
     Resort Maui Property was constructed in 1990 and is currently undergoing renovations (as described below). The Four Seasons Resort Maui Property is the highest grossing Four Seasons hotel within the chain, and has received numerous accolades for preserving the highest standards of operational excellence. Such recognition includes the AAA five diamond rating for sixteen consecutive years and the 2006 Mobil Five Star Rating (the only five-star resort within the Hawaii market). As of the trailing twelve month period ending October 31, 2006, the Four Seasons Resort Maui Property
     exhibited 80.8% occupancy, $618.01 ADR and $499.12 RevPAR.

     The Four Seasons Resort Maui Property offers the following amenities:
     approximately 26,470 square feet of meeting and banquet space, two outdoor swimming pools, three restaurants, two structured parking garages and 328 parking spaces. The

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     Four Seasons Resort Maui Property is currently undergoing a renovation which commenced in August 2006 and is expected to be completed by December
     31, 2007. The approximately $45 million renovation (approximately $118,737 per key) includes guestroom refurbishment, a renovation of the Pacific
     Grill restaurant, and the addition of a pool in the common courtyard. As further described below, MSD Capital, L.P. has guaranteed that renovations to the guestrooms and restaurant will be completed in a "first class"
     manner and that all expenses incurred will be paid when due. The sponsor's guaranty also covers completion of the development of the swimming pool facility as soon as such development has been commenced by borrower. As of
     December 2006, approximately $17 million had been spent on the renovations;
     it is anticipated that additional renovation financing will be provided from Four Seasons Resort Maui Loan proceeds or equity contributions by the direct or indirect owners of the borrower.

     Since MSD Capital, L.P.'s acquisition of the Four Seasons Resort Maui
     Property in June of 2004 for approximately $280.0 million, the property's operating performance has improved, as exhibited by a 20.2% increase in net cash flow, a 24.0% increase in ADR and a 15.2% increase in RevPAR from
     2004-2006, as of December 31. Successful hotel operating performance is attributable to MSD Capital's value-added focus as well as their ability to streamline expenses and increase margins.

     The Four Seasons Resort Maui Property has outperformed the competitive set on the basis of ADR and RevPAR, over the 2004-2006 trailing 12 month periods ending in October. According to Smith Travel Research, ADR and
     RevPAR penetration levels have remained high historically, with ADR and
     RevPAR penetration of 124.6% and 131.5%, respectively in 2004, 126.6% and
     127.5%, respectively in 2005, and 131.5% and 127.5% as of the trailing 12 months ending October 2006. Over the 2004-2006 trailing twelve month period ending in October, the Four Seasons Resort Maui Property exhibited occupancy levels in-line with the competitive set average, as demonstrated by occupancy penetration rates of 101.7% in 2004, 100.7% in 2005 and 96.9%
     in 2006.

o    LOCK BOX ACCOUNT. The borrower is required to deposit all amounts received into a lender controlled account. Provided no event of default or DSCR
     Event (as defined below) exists, excess cash flow, after funding of current debt service, is required to be disbursed to or at the direction of the borrower. Upon the occurrence of an event of default, or if the DSCR is equal to or less than 1.20x from and after January 1, 2008 (a "DSCR
     Event"), all proceeds from the Four Seasons Resort Maui Property may remain in the lender controlled account as additional collateral for the Four
     Seasons Resort Maui Loan until the DSCR is greater than 1.20x.

o    RESERVES. Upon an event of default, or during a DSCR Event, the borrower will be required to make monthly tax and insurance reserve payments in an amount equal to 1/12 of lender's estimate of the annual amount due.

o    MEZZANINE DEBT. The borrower's parent is permitted to incur debt from a borrower affiliate, including any holder of direct or indirect equity interest in the borrower's parent (a "Member Lender") under the following conditions: (i) such Member Lender also makes an equity investment in the parent or a direct or indirect owner of the parent, (ii) the balance of the member loan(s) may not be greater than $132.0 million and (iii) there may not be more than three Member Lenders. In addition, the borrower's parent, or any holder of direct or indirect equity interest in the borrower, may obtain common and/or preferred equity investment from a third party investor provided: (i) unless acceptable to lender, such preferred equity investor may not have co-control rights with Sponsor with respect to borrower and the Four Seasons Resort Maui Property and may only have rights with respect to certain major decisions as set forth in the loan documents and (ii) the aggregate funded amount of all common and/or permitted equity investments and all permitted member loans is not at any time greater than
     $132.0 million. Further, provided no event of default has occurred and is continuing, a single purpose entity having a direct or indirect 100%
     ownership interest in borrower's parent may incur indebtedness in the form of one or more mezzanine loans, subject to certain conditions including and without limitation, (i) the borrower will obtain rating agency approval,
     (ii) the mezzanine lender is a qualified lender, as defined by the loan documents, (iii) the borrower has delivered an appraisal satisfactory to lender and (iv) (a) if there are no permitted member loans or permitted equity investors and there will not be in the future, then the combined financing DSCR may not be less than 1.25x and the combined financing LTV may not exceed 75% or (b) if there are permitted member loans or permitted equity investors or if the borrower anticipates that there will be in the future, the combined financing DSCR may not be less than 1.30x and the combined financing LTV may not exceed 68%.

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                            FOUR SEASONS RESORT MAUI
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o    GUARANTIES. The sponsor agreed to guaranty certain of the borrower's obligations as follows:

     Completion Guaranty -- MSD Capital, L.P. has guaranteed the completion of construction and payment of direct and indirect costs associated with the guestroom and restaurant component of the $45.0 million capital improvement plan. Upon commencement of the construction of the swimming pool, the
     Completion Guaranty will extend to the swimming pool construction.

     Interest Guaranty -- MSD Capital, L.P. is obligated under a $5.0 million interest guaranty to cover any monthly interest payments owed but not paid by the borrower from January 1, 2007 through and including December 31,
     2007.

     Under the terms of the Completion Guaranty and the Interest Guaranty, the
     sponsor has agreed to (i) maintain a net asset value of at least $100.0 million and (ii) deliver certified financial statements within 120 days following the end of each fiscal year.

o    MANAGEMENT. Four Seasons Hotels Limited (the "Four Seasons") is the
     operator and property manager of the Four Seasons Resort Maui Property. The
     Four Seasons, which was founded in 1960, currently operates 74 hotels in 31 countries with more than 25 properties under development.

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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE                                      $225,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 3.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                           Rockpoint Group, L.L.C. and Stellar Management
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.9986%
MATURITY DATE                                                    January 1, 2012
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING AMORTIZATION TERM                  58 / Interest Only
LOCKBOX                                                            In-Place Soft
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   BASE BUILDING IMPROVEMENT:                                        $15,646,175
   UNIT RENOVATION:                                                  $13,635,000
   INTEREST RESERVE:                                                 $19,000,000
   DSCR LETTER OF CREDIT:                                            $ 5,000,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
ADDITIONAL FINANCING(1)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                      $225,000,000
CUT-OFF DATE PRINCIPAL BALANCE/UNIT                                     $183,225
CUT-OFF DATE "AS-IS" LTV RATIO(2)                                         75.28%
CUT-OFF DATE "AS-STABILIZED" LTV RATIO(3)                                 66.18%
MATURITY DATE LTV RATIO                                                   66.18%
 UW NCF DSCR(4)                                                            1.73x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                             Multifamily, High-Rise
SIZE (UNITS)(5)                                                            1,230
OCCUPANCY % AS OF (12/5/2006)                                              97.4%
YEAR BUILT / YEAR RENOVATED                                     1947 / 2006-2007
"AS-IS" APPRAISED VALUE (12/10/2006)                                $260,000,000
"AS-STABILIZED" APPRAISED VALUE (1/1/2011)                          $340,000,000
PROPERTY MANAGEMENT                                           Stellar Management
UW ECONOMIC OCCUPANCY %                                                    97.4%
UW REVENUES(4)                                                       $33,029,623
UW EXPENSES(4)                                                        $9,021,766
UW NET OPERATING INCOME (NOI)(4)                                     $24,007,857
UW NET CASH FLOW (NCF)(4)                                            $23,661,763
--------------------------------------------------------------------------------

(1)  Additional financing exists in the form of a $25,000,000 mezzanine loan.
     See "Mezzanine Debt," herein, for additional detail.

(2)  The "As-Is" LTV is based on a loan balance of $195,718,825, which amount is calculated based upon the "As-Is" appraised value of $260,000,000, as of
     12/10/2006 and the Cut-Off Date Principal Balance of $225,000,000, net of
     Base Building Improvement and Unit Renovation reserves. Based on the
     $225,000,000 Cut-Off Date Principal Balance, the "As-Is" LTV is 86.5%.

(3)  The "As-Stabilized" LTV Ratio is based upon the "As-Stabilized" appraised value of $340,000,000, as of January 1, 2011.

(4)  UW NCF DSCR, UW Revenues, UW Expenses, UW Net Operating Income (NOI) and UW
     Net Cash Flow (NCF) are based on underwritten cash flows for 2011, which were derived based on certain assumptions, including an annual rate of conversion of units from rent-stabilized units to de-regulated units such that by 2011, 53% of the units will be deregulated and rented at market rents. Conversion of units from rent-stabilized units to de-regulated units at a rate lower than the assumed rate would have a negative impact on UW
     NCF DSCR, UW Revenues, UW Expenses, UW Net Operating Income (NOI) and UW
     Net Cash Flow (NCF). The DSCR calculated based on net operating income for
     2006 is 0.39x and if Base Building Improvement and Unit Renovation reserves are deducted from the Cut-Off Date Principal Balance, such DSCR would be
     0.45x.

(5)  Total units includes two professional units, as defined herein.

                           RIVERTON APARTMENTS SUMMARY

                            APPROXIMATE  APPROXIMATE
                 NUMBER OF      UNIT     NET RENTABLE     % OF NET       AVERAGE IN    UW STABILIZED    AVERAGE IN    UW STABILIZED
     UNIT TYPE     UNITS     SIZE (SF)     AREA (SF)   RENTABLE AREA  PLACE RENT/UNIT   RENT/UNIT(4)  PLACE RENT PSF   RENT PSF(4)
-----------------------------------------------------------------------------------------------------------------------------------

1-BR                 599         653        391,147         43.0%          $  868          $2,012         $15.96          $36.97
2-BR                 617         815        502,855         55.3              900           2,487          13.25           36.61
3-BR                  12       1,104         13,248          1.5              913           2,898           9.92           31.50
Professional(6)        2       1,250          2,500          0.3            6,475           3,333          62.16           32.00
                   -----       -----        -------        -----           ------          ------         ------          ------
Total/Wtd. Avg.    1,230         740        909,750        100.0%          $  894          $2,261         $14.51          $36.68

(6)  Includes revenue generated by Laundry. Laundry not counted as a unit.

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o    THE LOAN. The subject mortgage loan (the "Riverton Apartments Loan") is secured by a first mortgage encumbering a 1,230-unit multifamily complex located in New York, New York (the "Riverton Apartments Property"). The
     Riverton Apartments Loan has a cut-off date balance of $225,000,000 representing approximately 3.4% of the initial mortgage pool balance. The
     Riverton Apartments Loan was originated on December 21, 2006, and has a cut-off date principal balance of $225,000,000. The Riverton Apartments
     Loan provides for interest-only payments for the entire term of the loan.

     The Riverton Apartments Loan has a remaining term of 58 months and matures on January 1, 2012. The Riverton Apartments Loan may be prepaid in whole with the payment of a yield maintenance premium on or after January 1,
     2009, and may be prepaid without penalty or premium on or after October 1,
     2011.

o    THE BORROWER. The borrower is RP Stellar Riverton LLC, a bankruptcy-remote special purpose entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Riverton Apartments Loan. The Riverton Apartments Loan
     is sponsored by Rockpoint Group, L.L.C. and Stellar Management (the
     "Sponsors").

     Rockpoint Group L.L.C. -- Rockpoint Group, L.L.C. ("Rockpoint") is a global real estate investment management firm with offices in Boston, Dallas, San
     Francisco, Frankfurt, London and Tokyo. Rockpoint, which was founded in
     2003, targets a broad range of real estate-related investments with a focus on value creation opportunities, distressed/restructuring opportunities and complex situations across all asset classes and geographic regions.
     Rockpoint's principals include five managing members who combined have over
     50 years of real estate experience and have collectively executed over 200 real estate transactions with a total value of approximately $28 billion.
     As of December 2006, the Rockpoint Funds owned or managed 31% office/R&D properties, 22% multifamily properties, 17% residential/community developments, 16% hospitality properties, 6% condominiums, 3% retail properties, 2% commercial land, 2% other and 1% Industrial properties.
     Rockpoint is a repeat sponsor of a Deutsche Bank borrower.

     Stellar Management -- Stellar Management ("Stellar") is an owner-operator of more than 18,000 apartment units and approximately 3 million square feet of office space in the New York City, Washington D.C., San Francisco and
     South Florida markets. Founded in 1986, Stellar purchased over $3.0 billion of residential and commercial real estate over the 2002-2006 period.
     Stellar's principals have extensive real estate experience, which enables them to target under-performing/under-marketed assets and profit from value-added opportunities. Stellar has generated additional value at
     Independence Plaza (1,332 units located in the Tribeca area of Manhattan)
     and the Villas Parkmerced (3,221 units located in San Francisco,
     California), which are multifamily properties with similar rental regulations to those at the Riverton Apartments Property. Stellar is a repeat sponsor of a Deutsche Bank borrower.

o    THE PROPERTY. The Riverton Apartments Property is a 1,230 unit high-rise apartment complex consisting of 12, thirteen-story apartment buildings situated in New York City's historic Harlem neighborhood on approximately
     7.56 acres bounded by East 135th Street to the south, East 138th Street to the north, Fifth Avenue to the west and the Harlem River Drive to the east.
     Neighborhood attractions and amenities include Marcus Garvey Park, the
     Apollo Theater, and the 125th Street retail corridor, which is home to national retailers such as Pathmark, H&M, Starbucks, the Disney Store, Nine
     West and The Body Shop. Home Depot and Target, which are currently under construction, are located in the vicinity of the Riverton Apartments
     Property. The Riverton Apartments Property was constructed in 1947 by
     Metlife to be a smaller replication of Peter Cooper Village/Stuyvesant
     Town, a 80-acre (11,332 unit) residential complex located in Manhattan's
     East Side bounded by 14th Street and 23rd Street. As of December 5, 2006,
     the occupancy rate for the Riverton Apartments Property was 97.4%.

     The $29.3 million of capital expenditure reserves are allocated between base building improvements and unit renovations. The sponsors plan to improve overall building quality by allocating the $15.6 million Base
     Building Improvement Reserve to complete an electrical upgrade and direct-metering program, lobby and corridor renovations, a gated entrance, landscaping and new boilers. The completion of the electrical work will allow units to support microwaves, dishwashers, and air conditioning, which is not supported by the current electrical system. The sponsors plan to use the $13.6 million Unit Renovation Reserve to renovate the interior of the units once vacant. The unit renovations will include fully renovated kitchens with new cabinets, stainless steel appliances, granite countertops and fully-renovated bathrooms.

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     As of December 5, 2006, the Riverton Apartments Property exhibited a weighted average rent of $14.51 per square foot, consisting of 1,143
     (92.9%) rent stabilized units and 55 (4.5%) fair market units. There are 32
     (2.6%) vacant units which have undergone or are currently undergoing renovations. As units are vacated and the sponsors' capital improvement plan is implemented, renovated units will be leased to new tenants at market rents over the projection period, resulting in the projected increase in cash flow and value. Tenants that occupy stabilized units will be subject to certain legal increases to their rent, such as (i) the pass through of expenses incurred from approved major capital improvements (ie.
     base building improvements described above) and (ii) the pass through of utility expenses. As of December 2011, the borrower projects that the
     Riverton Apartments Property will have a total of 580 (47%) stabilized units and 650 (53%) fair market units leased at an underwritten weighted average rent of $36.68 PSF.

     Stellar Management has acquired other properties of a similar scale to the
     Riverton Apartments Property and has employed their business strategy to purchase assets below replacement costs, reduce operating expenses, manage turnover and rent roll, generate an accretive return on renovation costs and use the firm's centralized accounting and asset management functions.
     Such properties include Independence Plaza (1,332 units -- NY, NY), Park
     West Village (811 multifamily units -- NY, NY) and The Villas Parkmerced
     (3,221 units -- SF, CA).

     The Riverton Apartments Property benefits from its close proximity to a variety of public schools, retail amenities and employment centers. In addition, the Riverton Apartments Property offers direct access to a variety of public transportation options (including 16 bus routes, the 2 &
     3 subway lines, the Metro North train lines and FDR Drive). Additional amenities at the Riverton Apartments Property include landscaped green space with park benches, a large playground, laundry facilities, 24-hour security with an onsite patrol booth and scenic water views from the buildings adjacent to the East River.

o    LOCK BOX ACCOUNT. The borrower has been instructed to send rent payments to a lender controlled account. Provided no event of default exists under the loan documents, excess cash flow, after funding of current debt service and reserve deposits, is required to be disbursed to or at the direction of the borrower. Should an event of default exist, excess cash flow, after funding of operating expenses, will be held by the lender as additional collateral for the Riverton Apartments Loan until such time that the event of default is cured.

o    RESERVES. At closing, the borrower established and funded the following escrows and reserves:

     (i)   A $150,000 Environmental Reserve which represents 125% of the amount recommended by the environmental engineer;

     (ii)  A $15,646,175 Base Building Improvement Reserve to fund actual costs of all non-unit related renovations;

     (iii) A $13,635,000 Unit Renovation Reserve to fund actual costs incurred due to the renovation of individual apartment units;

     (iv)  A $19,000,000 Interest Reserve to fund debt service shortfalls at the
           Riverton Apartments Property during the loan term. The Riverton
           Apartments loan documents require funds in the interest reserve to be returned to the borrower, provided no event of default exists once the "As-Is" aggregate DSCR (based on the combined Riverton Apartments
           Loan and mezzanine loan) has been at least 1.30x for at least six consecutive months.

     Monthly, the borrower is required to fund 1/12th of annual tax and insurance payments into certain reserve accounts.

o    MANAGEMENT. Amanda Management Corp., doing business as Stellar Management, is the property manager for the Riverton Apartments Property. Stellar
     Management is the leasing and/or managing agent for more than 18,000 apartment units and 3 million square feet of office space in the metro New
     York, Washington, D.C., San Francisco and South Florida markets.

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o    DSCR LETTER OF CREDIT. At closing, the borrower deposited with lender a
     $5,000,000 letter of credit. The Riverton Apartments Loan documents provide that this letter of credit be returned to the borrower provided no event of default exists, once the Riverton Apartments Property attains an "as-is"
     aggregate DSCR (based on the combined Riverton Apartments Loan and mezzanine loan) of greater than 1.00x.

o    MEZZANINE DEBT. Contemporaneously with the closing of the mortgage loan,
     GACC made a mezzanine loan in the amount of $25,000,000 secured by 100% of the direct equity interest in the borrower. The mezzanine loan is governed by a mezzanine loan agreement and intercreditor agreement which provides that among other things: (i) the mezzanine loan is structurally subordinate to, and co-terminous with, the mortgage loan, (ii) an ability to cure defaults under the mortgage loan, and (iii) the right; under certain circumstances, to purchase the mortgage loan at par together with all accrued interest and other amounts due. The mezzanine loan is not an asset of the Trust Fund.

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                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $180,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                   Americold Realty Trust
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.4640%
MATURITY DATE                                                    January 1, 2014
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             84 / Interest Only
REMAINING TERM / REMAINING
  AMORTIZATION TERM                                           82 / Interest Only
LOCKBOX                                 In-Place Soft, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   REQUIRED REPAIRS                                                     $985,033
ONGOING MONTHLY RESERVES(2)
   TAX/INSURANCE                                                       Springing
   REPLACEMENT                                                         Springing
ADDITIONAL FINANCING(1)                                                      Yes

                                                                  CGM AMERICOLD
                                                                 PORTFOLIO LOAN
                                                                  COMBINATION(1)
                                                                 ---------------
CUT-OFF DATE PRINCIPAL BALANCE                                      $325,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                   $         77
CUT-OFF DATE LTV RATIO                                                    77.92%
MATURITY DATE LTV RATIO                                                   77.92%
UW NCF DSCR                                                                1.83x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                15
LOCATION                                                        Various, Various
PROPERTY TYPE                                 Industrial, Warehouse/Distribution
SIZE (SF)                                                              4,193,824
OCCUPANCY % AS OF SEPTEMBER 1, 2006                                        84.2%
YEAR BUILT  / YEAR RENOVATED                                   Various / Various
APPRAISED VALUE                                                     $417,100,000
PROPERTY MANAGEMENT                                              ART Manager LLC
UW ECONOMIC OCCUPANCY %                                                      NAP
UW REVENUES                                                          $90,679,246
UW EXPENSES                                                          $57,513,412
UW NET OPERATING INCOME (NOI)                                        $33,165,834
UW NET CASH FLOW (NCF)                                               $32,973,236
--------------------------------------------------------------------------------

(1)  The total original financing amount of the CGM AmeriCold Portfolio
     Properties is $325,000,000 (the "CGM AmeriCold Portfolio Loan Combination")
     evidenced by multiple pari passu notes. One $180,000,000 pari passu note
     (the "CGM AmeriCold Portfolio Loan") is included in the trust fund. The remaining $145,000,000 pari passu notes are not included in the trust fund.

(2)  Upon the occurrence and during the continuation of an event of default or
     "trigger event" with respect to the CGM AmeriCold Portfolio Loan ("CGM
     AmeriCold Portfolio Trigger Event"), on each payment date the CGM AmeriCold
     Borrowers are required to escrow (a) 1/12 of estimated annual real estate taxes, insurance premiums and capital expenditures. Borrowers may provide a guaranty or letter of credit in lieu of cash for all reserves. A "CGM
     AmeriCold Portfolio Trigger Event" will be in effect, on the relevant date, that the DSCR for a 12 consecutive month period falls below 1.30x and shall continue until the DSCR is equal to or greater than 1.30x for 2 consecutive fiscal quarters.

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                         CGM AMERICOLD PORTFOLIO SUMMARY

                                                                                      PROPERTY
                                      CUT-OFF DATE                                      SIZE
                                        PRINCIPAL             YEAR BUILT /             (CUBIC
PROPERTY NAME          CITY, STATE       BALANCE               RENOVATED                 FEET)
------------------------------------------------------------------------------------------------

Plover                 Plover, WI     $ 23,992,615             1978 / NAP             12,596,000
Salem                   Salem, OR       23,388,923      1963 / 1967, 1969, 1981       15,292,000
Moses Lake           Moses Lake, WA     16,659,692             1967 / NAP              9,938,000
Hermiston             Hermiston, OR     14,760,000            1975 / 1996              5,353,000
Tarboro                Tarboro, NC      14,715,692            1988 / 2000              5,315,000
Leesport              Leesport, PA      14,283,692          1993-1994 / NAP            6,027,000
Atlanta Gateway        Atlanta, GA      13,846,154          1972-1985 / NAP           12,333,000
Tomah                   Tomah, WI       12,472,615            1989 / 1994              5,921,000
Texarkana             Texarkana, AR     10,661,538          1993-1995 / NAP            5,093,000
Fremont                Fremont, NE       9,708,923   1967 / 1978, 1990, 1992, 1998     2,196,000
Burlington           Burlington, WA      8,158,154             1965 / NAP              4,645,000
Springdale Freezer   Springdale, AR      7,554,462       1982, 1991, 1993 / NAP        5,965,000
Marshall              Marshall, MO       4,790,769            1985 / 1992              5,086,000
Charlotte North       Charlotte, NC      3,450,462          1968-1994 / NAP            4,737,000
Birmingham           Birmingham, AL      1,556,308          1963, 1986 / NAP           2,257,000
                                      ------------                                    ----------
   TOTAL/WTD. AVG.                    $180,000,000                                   102,754,000
                                      ============                                   ===========

                                                OCCUPANCY
                      PROPERTY                      %
                        SIZE         LOAN         (AS OF
                      (SQUARE    COMBINATION   SEPTEMBER 1,    CEILING     UNDERWRITTEN     APPRAISED    APPRAISED
PROPERTY NAME           FEET)     BALANCE/SF       2006)        HEIGHT    NET CASH FLOW       VALUE       VALUE/SF
------------------------------------------------------------------------------------------------------------------

Plover                 478,467       $ 91          95.4%            34'    $ 4,556,842    $ 55,600,000     $116
Salem                  669,650         63          81.8%            28'      4,188,737      54,200,000       81
Moses Lake             370,783         81          82.4%            28'      3,089,646      38,600,000      104
Hermiston              221,330        120          80.9%            28'      2,711,900      34,200,000      155
Tarboro                181,106        147          94.0%        33'-35'      3,094,382      34,100,000      188
Leesport               218,540        118          85.9%            32'      2,542,951      33,100,000      151
Atlanta Gateway        601,617         42          94.2%        22'-26'      1,454,455      32,100,000       53
Tomah                  186,100        121          66.7%            49'      2,432,320      28,900,000      155
Texarkana              177,622        108          85.7%            34'      1,840,339      24,700,000      139
Fremont                110,405        159          74.9%            25'      1,899,491      22,500,000      204
Burlington             225,843         65          59.8%            28'      1,468,527      18,900,000       84
Springdale Freezer     232,956         59          99.3%        13'-35'      1,401,261      17,500,000       75
Marshall               191,220         45          69.3%        28'-34'      1,411,393      11,100,000       58
Charlotte North        211,784         29          88.9%        16'-37'        481,878       8,000,000       38
Birmingham             116,401         24          61.6%      23.5'-32'        399,114       3,600,000       31
                     ---------       ----          ----       ---------    -----------    ------------     ----
 TOTAL/WTD. AVG.     4,193,824       $ 77          84.2%                   $32,973,236    $417,100,000     $ 99
                     =========       ====          ====                    ===========    ============     ====

                             SIGNIFICANT TENANTS(1)

                                                                                         NO. OF
                                     RATING (FITCH,   TOTAL REVENUE FOR   % OF TOTAL   PROPERTIES
            TENANT NAME             MOODYS, S&P)(2)       PORTFOLIO         REVENUE     OCCUPIED
-------------------------------------------------------------------------------------------------

Tyson Foods                           BBB-/Ba2/BBB-      $11,744,839         13.2%         7
McCain Foods                            NR/NR/NR          10,581,856         11.9%         3
Sara Lee Corporation                 BBB+/Baa1/BBB+        6,950,898          7.8%         3
ConAgra Foods Inc.                    BBB/Baa2/BBB         6,896,372          7.8%         2
Norpac Foods Inc.                       NR/NR/NR           5,677,425          6.4%         3
HJ Heinz Co.                          BBB/Baa2/BBB         5,366,311          6.0%         3
Ocean Spray Cranberries Inc.           NR/Ba1/BBB          4,831,068          5.4%         3
J.R. Simplot Co.                        NR/NR/NR           4,382,145          4.9%         3
Sweet Street Desert                     NR/NR/NR           3,178,691          3.6%         1
National Frozen Foods Corporation       NR/NR/NR           3,019,609          3.4%         1

(1)  Revenue as of the trailing-12 months ended September 30, 2006 for all of the CGM AmeriCold Portfolio Properties.

(2)  Based on the rating of the parent company regardless of whether the parent company guarantees the tenant's lease.

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o    THE LOAN. The subject mortgage loan (the "CGM AmeriCold Portfolio Loan") is secured by a first mortgage encumbering fifteen (15) industrial properties located throughout the United States (the "CGM AmeriCold Portfolio
     Properties"). The CGM AmeriCold Portfolio Loan has a cut-off date principal balance of $180,000,000 representing approximately 2.7% of the initial mortgage pool balance. The CGM AmeriCold Portfolio Loan is evidenced by a pari passu note. The CGM AmeriCold Portfolio Loan constitutes part of an aggregate debt of $325,000,000, evidenced by four mortgage notes dated
     February 27, 2007, together referred to as the "CGM AmeriCold Portfolio
     Loan Combination", that are all obligations of the borrowers described below and entitled to payments of interest and principal on a pro rata and pari passu basis. The additional mortgage notes will not be included in the trust fund, and the debt evidenced by each such note is referred to as a
     "CGM AmeriCold Portfolio Non-Trust Loan". It is expected that each CGM
     AmeriCold Portfolio Non-Trust Loan will be either transferred to third-party institutional investors and/or included in other commercial mortgage securitization transactions. However, the CGM AmeriCold Portfolio
     Non-Trust Loans will be serviced, along with the CGM AmeriCold Portfolio
     Loan, under the series CD 2007-CD4 pooling and servicing agreement by the master servicer and the special servicer, generally as if each CGM
     AmeriCold Portfolio Non-Trust Loan was a mortgage loan in the trust fund.
     However, the special servicer for the CGM AmeriCold Portfolio Loan
     Combination can be replaced (without cause) by the holders of CGM AmeriCold
     Portfolio Non-Trust Loans representing more than 50% of the total principal balance of all the CGM AmeriCold Portfolio Non-Trust Loans. The respective rights of the holders of the CGM AmeriCold Portfolio Non-Trust Loans and the issuing entity, as holder of the promissory note for the CGM AmeriCold
     Portfolio Loan, will be governed by a co-lender agreement as described under "DESCRIPTION OF THE MORTGAGE POOL -- The Loan Combinations -- The CGM
     AmeriCold Portfolio Loan Combination", in the offering prospectus dated
     March XX, 2007, related to the offered certificates.

     The CGM AmeriCold Portfolio Loan provides for interest-only payments for the entire 84 months of its term. The CGM AmeriCold Portfolio Loan has a remaining term of 82 months and matures on January 1, 2014. The CGM
     AmeriCold Portfolio Loan may be prepaid on or after September 1, 2013, and permits defeasance with United States government obligations beginning on the earlier of the third anniversary of the closing date and 2 years after the last issue date for any securities backed by any portion of the CGM
     AmeriCold Portfolio Loan and the CGM AmeriCold Portfolio Non-Trust Loans.

o    THE BORROWERS. The borrowers are ART Mortgage Borrower Propco 2006-3 L.P.
     and ART Mortgage Borrower Opco 2006-3 L.P., each special purpose entities structured to be bankruptcy remote (collectively, the "CGM AmeriCold
     Portfolio Borrower"). The sponsor of the borrower is AmeriCold Realty Trust
     ("ART"). AmeriCold is the holding company for American Logistics, LLC, a provider of warehousing, distribution, supply-chain management, and other logistics services to the US food industry. AmeriCold's transportation and management services, which include freight routing, network flow management, order consolidation, and distribution channel assessment, also enable them to better serve its customer base. The company offers 545 million cubic feet of storage space in over 100 temperature-controlled facilities nationwide. Ownership of the company is divided among three real estate/private equity firms: Vornado Realty Trust (47.6%), Crescent Real
     Estate Equities (31.7%), and The Yucaipa Companies (20.7%). Vornado Realty
     Trust and Crescent Real Estate Equities, both public REITs, have a combined market capitalization of over $22 billion. The Yucaipa Companies, owned by
     Ronald W. Burkle, are investors in real estate and the food and grocery industries. Since its formation in 1986, Yucaipa has completed mergers and acquisitions valued at more than $30 billion, including the acquisition of its 20.7% interest in ART in November 2004.

o    THE PROPERTIES. The CGM AmeriCold Portfolio Properties consist of approximately 4,193,824 square feet (102,754,000 cubic feet). The CGM
     AmeriCold Portfolio Properties were constructed between 1963 and 1995 and renovated between 1967 and 2000. The CGM AmeriCold Portfolio Properties are
     located in Alabama, Arkansas, Georgia, Missouri, North Carolina, Nebraska,
     Oregon, Pennsylvania, Washington and Wisconsin. As of September 1, 2006,
     the weighted average occupancy rate for the CGM AmeriCold Portfolio
     Properties was approximately 84.2%. All revenue percentages provided below are as of the trailing-12 month period ended September 30, 2006.

     The Plover property consists of a single story refrigerated cold storage facility. The Plover property is located in Plover, Wisconsin, approximately 100 miles north of Madison, Wisconsin. The property was built in 1978 and consists of approximately 478,467 square feet of warehouse space and approximately 12,596,000 cubic feet of refrigerated space. The
     Plover property's largest tenant, McCain Foods, generates 91% of the Plover property revenue. The eastern side of the Plover property has a receiving dock, which is directly connected to the adjoining McCain Foods property.

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     The Salem property consists of five single story buildings which function as a refrigerated warehouse/distribution facility. The Salem property is located in Salem, Oregon, approximately 45 miles southwest of Portland,
     Oregon. The property was built in 1963 and was expanded in 1967, 1969, and
     1981. The Salem property consists of approximately 669,650 square feet of warehouse space and approximately 15,292,000 cubic feet of cold storage space. The Salem property's largest tenant, Norpac Foods, accounts for 56%
     of the Salem property's revenue.

     The Moses Lake property consists of two single story buildings which function as a refrigerated warehouse facility. It is located outside the city limits of Moses Lake, which is approximately 185 miles southeast of
     Seattle, Washington. The property was built in 1967 and consists of approximately 370,783 square feet of warehouse space and approximately
     9,938,000 cubic feet of cold storage space. The two tenants, J.R. Simplot
     Company and National Frozen Foods Corporation, account for 57% and 43%, respectively of the Moses Lake property's revenue.

     The Hermiston property consists of a single story refrigerated warehouse facility located in Umatilla County, approximately 180 miles east of
     Portland, Oregon. The property was built in 1975 and was renovated in 1996.
     The Hermiston property consists of approximately 221,330 square feet of warehouse space and 5,353,000 cubic feet of cold storage space. The
     Hermiston property's largest tenant is ConAgra, which generates 89% of the
     Hermiston property's revenue. There is an adjoining building to the west of the Hermiston property which is occupied by ConAgra via a breezeway.

     The Tarboro property consists of a single story cold storage warehouse distribution facility located south of the Town of Tarboro, approximately
     75 miles northeast of Raleigh, North Carolina. The property was built in
     1988 and underwent a 53,000 square foot renovation in 2000. The property consists of approximately 181,106 square feet of warehouse space and approximately 5,315,000 cubic feet of total refrigerated space. The only tenant is Sara Lee, which has a production facility located on the same road as the Tarboro property and accounts for 100% of the Tarboro property's revenue.

     The Leesport property consists of a single story and part two story refrigerated warehouse facility located in Ontelaunee Township and Leesport
     Borough of Berks County, Pennsylvania, approximately 65 miles northeast of
     Harrisburg, Pennsylvania. The subject was built from 1993 to 1994 and includes approximately 218,540 square feet of warehouse space and approximately 6,027,000 cubic feet of refrigerated space. The two largest tenants, Tyson Foods and Sweet Street Dessert, account for 90% of the
     Leesport property's revenue.

     The Atlanta Gateway property consists of two single story buildings which function as a refrigerated warehouse distribution facility. The Atlanta
     Gateway property is located in the Atlanta area of Fulton County, Georgia.
     The buildings were constructed from 1972 to 1985 and consist of approximately 601,617 square feet of warehouse space and approximately
     12,333,000 cubic feet of refrigerated space. The subject property's three largest tenants are H.J. Heinz Co., Pinnacle Foods, and Nestle SA, which account for 64% of the Atlanta Gateway property's revenue.

     The Tomah property consists of a single story cold storage warehouse distribution facility that is located in Monroe County, approximately 105 miles northwest of Madison, Wisconsin. The Tomah property was built in 1989 and underwent an addition in 1994. The Tomah property consists of approximately 186,100 square feet of warehouse space and approximately
     5,921,000 cubic feet of refrigerated space. The largest tenant is Ocean
     Spray, which comprises 96% of the Tomah property's revenue. The sole remaining tenant, McCain Foods accounts for 4% of the Tomah property's revenue.

     The Texarkana property consists of a single story cold storage warehouse facility located in the southwestern portion of Arkansas, approximately 70 miles northeast of Shreveport, Louisiana. Built in 1993-1995, the Texarkana
     property contains approximately 177,622 square feet of warehouse space and approximately 5,093,000 cubic feet of refrigerated space. The Texarkana property serves a variety of customers including Tyson Foods, Pilgrims
     Pride, Kellers Creamery, Sara Lee, and Meyer's Bakery of Hope, with Tyson
     Foods making up 47% of the Texarkana property's revenue.

     The Fremont property consists of a single story refrigerated warehouse facility located in Fremont, Nebraska, approximately 40 miles northwest of
     Omaha, Nebraska and has access to railroads and several highways. The
     Fremont property contains

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     approximately 110,405 square feet of warehouse space with approximately
     2,196,000 cubic feet of refrigerated space. Originally built in 1967, the
     Fremont property was renovated and expanded in 1978, 1990, 1992 and 1998.
     The Fremont property's largest tenants, Hormel Foods Corp and Smithfield
     Companies, generate 79% of the Fremont property's revenue.

     The Burlington property consists of three single story buildings which function as a cold-storage distribution facility located two blocks south of the Burlington CBD, approximately 65 miles north of Seattle, Washington.
     The Burlington property was built in 1965 and has had multiple additions and upgrades subsequent to that date. The Burlington property consists of approximately 225,843 square feet of warehouse space and approximately
     4,645,000 cubic feet of cold storage space. The property's largest tenants are Ocean Spray Inc. and Commercial Cold Storage, which comprise 56% of the
     Burlington property's revenue.

     The Springdale Freezer property consists of a single story public refrigerated warehouse facility located in northwest Arkansas, approximately 115 miles east of Tulsa, Oklahoma. The Springdale Freezer property was originally built in 1982 and was expanded in 1991 and 1993.
     The Springdale Freezer property contains approximately 232,956 square feet of warehouse space and approximately 5,965,000 cubic feet of refrigerated space. The two tenants are Tyson Foods and Cargill Meat Solutions. Tyson
     Foods comprises 85% of the Springdale Freezer property's revenue.

     The Marshall property consists of a single story refrigerated warehouse facility located in Saline County, approximately 90 miles east of Kansas
     City, Missouri. The Marshall property was built in 1985 and underwent an expansion in 1992. The Marshall property includes approximately 191,220 square feet of warehouse space with approximately 5,086,000 cubic feet of refrigerated space. The two largest tenants are ConAgra and Tyson Foods.
     ConAgra generates 70% of the Marshall property's revenues and Tyson Foods generates the remaining portion.

     The Charlotte North property consists of a single story cold storage warehouse facility located in Mecklenburg County, approximately 6 miles northwest of the Charlotte, North Carolina CBD. The Charlotte North
     property was built from 1968 to 1994 and includes approximately 211,784 square feet of warehouse space and approximately 4,737,000 cubic feet of refrigerated space. The Charlotte North property's largest tenant is Gold
     Kist, which generates 43% of the Charlotte North's revenue.

     The Birmingham property consists of a single story cold-storage warehouse facility, located within the Birmingham, Alabama CBD. The Birmingham property was originally built in 1963 with additional improvements made in
     1986. The Birmingham property consists of approximately 116,401 square feet of warehouse space and approximately 2,257,000 cubic feet of refrigerated space. The subject's largest tenants are Gold Kist Inc., Wayne Farms and the United States Government, together making up 66% of the Birmingham property's total revenue.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a collection account under the borrower's control, and transferred to a lender-controlled cash management account.
     The rents and other revenues will then be transferred daily into the CGM
     AmeriCold Portfolio Borrower's account provided no trigger event or cash trap event exists. In the event of a "trigger event", cash flow to fund monthly tax reserves, insurance reserves, debt service, capital expenditures reserves and operating expenses in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the trigger event, funds will again be transferred daily from the lockbox to the CGM AmeriCold Portfolio Borrower's account. A "trigger event" means the occurrence of (i) event of a default under the CGM
     AmeriCold Portfolio Loan or (ii) the date on which the debt service coverage ratio for the preceding twelve (12) consecutive months is less than 1.30x, as determined at the end of each fiscal quarter. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.30x for the two (2) consecutive fiscal quarters then ending. In the event of a "cash trap event", all excess cash flow in the lockbox account will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement.
     Upon the cure of the cash trap event, funds will again be transferred daily from the lockbox to the CGM AmeriCold Portfolio Borrower's account. A "cash trap event" will occur on any date on which the debt service coverage ratio for the preceding twelve (12) consecutive months is less than 1.20x, as determined at the end of each fiscal quarter. A cash trap event will continue until the date on which the debt service coverage ratio equals or exceeds 1.20x for the two (2) consecutive fiscal quarters then ending.

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o    PARTIAL RELEASES. Provided there is no event of default and after the release date and prior to the permitted prepayment date (9/1/2013), the related loan documents permit the borrowers to obtain the release of any of the CGM AmeriCold Portfolio Properties upon satisfaction of certain conditions. The CGM AmeriCold Portfolio Loan may be partially defeased in the amount of 105% of the allocated loan amount for the released parcels until the aggregate amount of such release payments equal 12.5% of the original principal amount of the loan as a condition to a release. The CGM
     AmeriCold Portfolio Loan may be partially defeased in the amount of 110% of the allocated loan amount for the released parcels until aggregate amount of such release payments equal 25% of the original principal amount of the loan as a condition to a release. The CGM AmeriCold Portfolio Loan may be partially defeased in the amount of 115% of the allocated loan amount for the released parcels thereafter as a condition to a release. Each of such defeasances is subject to satisfaction of certain conditions, including debt service coverage tests and loan to value tests; provided that in order to satisfy such debt service coverage ratio test, the borrower may defease a portion of the loan in excess of the release amount of the affected individual property.

     If the borrowers are in default under the CGM AmeriCold Portfolio Loan and could cure such default by obtaining the release of an individual property, borrowers may do so prior to the release date subject to the fulfillment of certain conditions including payment of the release amount and yield maintenance premium.

     Provided there is no event of default and subject to the fulfillment of certain conditions, the borrowers may at any time obtain the release of an expansion parcel without payment of a release amount. Such conditions include evidence that gross revenue over expenses and appraised value are not impacted by the release.

o    COLLATERAL SUBSTITUTION. The related loan documents permit the borrowers to obtain a release of one or more of any of the CGM AmeriCold Portfolio
     Properties prior to the permitted prepayment date; provided that certain conditions in the related loan documents are satisfied, including but not limited to, the aggregate allocated loan amounts of the substituted properties not exceeding 30% of the original principal amount of the CGM
     AmeriCold Portfolio Loan and debt service coverage tests and loan to value tests. In order to satisfy such debt service coverage ratio the borrower may defease a portion of the loan in excess of the release amount of the affected individual property.

o    MANAGEMENT. ART Manager LLC is the property manager for the CGM AmeriCold
     Portfolio Properties. The property manager is affiliated with the borrowers.

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                                     [PHOTO]

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE(1)                                   $180,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.7%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                   Americold Realty Trust
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.3960%
MATURITY DATE                                                   February 1, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            109 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                         107 / Interest Only
LOCKBOX                                 In-Place Soft, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   REPLACEMENT                                                          $      0
   REQUIRED REPAIRS ACCOUNT                                             $468,563
ONGOING MONTHLY RESERVES(2)
  TAX/INSURANCE                                            Springing / Springing
  REPLACEMENT                                                          Springing
ADDITIONAL FINANCING(1)                                                       No

                                                                   DB AMERICOLD
                                                                  PORTFOLIO LOAN
                                                                  COMBINATION(3)
                                                                  --------------
CUT-OFF DATE PRINCIPAL BALANCE                                     $350,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $64
CUT-OFF DATE LTV RATIO                                                    75.90%
MATURITY DATE LTV RATIO                                                   75.90%
UW NCF DSCR                                                                2.09x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                20
LOCATION                                                                 Various
PROPERTY TYPE                               Industrial, Warehouse / Distribution
SIZE (SF)                                                              5,489,325
OCCUPANCY % AS OF OCTOBER 31, 2006                                         78.4%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $461,350,000
PROPERTY MANAGEMENT                          ART Manager LLC (Borrower affliate)
UW ECONOMIC OCCUPANCY %                                                   100.0%
UW REVENUES                                                         $116,585,477
UW EXPENSES                                                          $75,469,557
UW NET OPERATING INCOME (NOI)                                        $41,115,925
UW NET CASH FLOW (NCF)                                               $40,010,350
--------------------------------------------------------------------------------

(1)  The total financing amount of $350,000,000 (the "DB AmeriCold Portfolio
     Loan Combination"), co-originated by GACC and JPMorgan Chase Bank, N.A.
     ("JPMorgan") is evidenced by multiple pari passu notes, with one such note, with a cut-off date principal balance of $180,000,000 (the "DB AmeriCold
     Portfolio Loan"), included in the trust. One of the remaining pari passu notes with an original principal balance of $30,000,000 is held by GACC and it is anticipated that this note will be included in a future securitization. Another pari passu note with original balance of
     $70,000,000, will be included in the JPMCC 2007-CIBC18 transaction and the remaining pari passu notes with a combined original principal balance of
     $70,000,000, are currently held by JPMorgan. See "The Loan Section" herein for additional detail.

(2)  During a Trigger Event, reserves will be collected for taxes, insurance and capital expenditures. See "Lock Box Account" Section herein for additional detail.

(3)  Calculations are based on the DB AmeriCold Portfolio Whole Loan Combination
     Amount.

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                         DB AMERICOLD PORTFOLIO SUMMARY

                                  ALLOCATED                                 PROPERTY
                                   CUT-OFF                                    SIZE
PROPERTY                            DATE      YEAR BUILT /  PROPERTY SIZE    (SQUARE
NAME              CITY, STATE      BALANCE      RENOVATED    (CUBIC FEET)     FEET)
-------------------------------------------------------------------------------------

Clearfield     Clearfield, UT   $ 22,546,286   1973 / 1978    11,123,700      455,227
Murfreesboro  Murfreesboro, TN    16,662,857     1982 /        6,225,243      226,423
                                               1998 - 2000
Connell          Connell, WA      15,127,200   1969 / 1971     7,887,492      299,776
Strasburg       Strasburg, VA     14,194,286   1999 / NAP      6,475,968      243,170
Amarillo        Amarillo, TX      12,830,400  1973 / 1977,     3,075,638      163,796
                                               1981 & 2003
Thomasville    Thomasville, GA    11,246,400   1997 / NAP      5,662,542      252,419
West Memphis  West Memphis, AR     9,820,800   1985 / 1995     6,405,230      252,075
Russellville  Russellville, AR     9,702,000   1995 / NAP      8,270,691      270,772
Syracuse        Syracuse, NY       8,316,000     1960 /       12,833,662      573,183
                                               1972 - 1985
Atlanta          Atlanta, GA       7,817,143   1990 / 1993    12,038,603      431,369
Babcock          Babcock, WI       7,682,400   1999 / NAP      3,777,172      127,260
Turlock          Turlock, CA       7,586,229   1955 / 1956     3,298,228      188,734
                                                 & 1989
Nampa             Nampa, ID        6,573,600   1946 / 1974    10,284,446      458,518
Woodburn        Woodburn, OR       6,058,800  1952 / 1956,     8,407,877      327,601
                                               1968 & 1979
Wichita          Wichita, KS       5,464,800   1972 / 1984     3,216,188      168,007
Fort Smith     Fort Smith, AR      4,505,143   1960-1986 /     1,706,088      118,003
                                               1996 & 2005
Sebree           Sebree, KY        4,474,800   1998 / NAP      3,001,006      111,499
Boston           Boston, MA        3,522,857   1969 / 2004     3,099,098      260,356
Bettendorf     Bettendorf, IA      3,394,286   1973 / NAP     10,246,648      398,223
Walla Walla    Walla Walla, WA     2,473,714   1960 / 1968     4,317,945      162,914
                                ------------                 -----------    ---------
                                $180,000,000                 131,353,465    5,489,325
                                ============                 ===========    =========

                  LOAN                         UNDERWRITTEN
PROPERTY      COMBINATION  OCCUPANCY  CEILING      NET        APPRAISED    APPRAISED
NAME              /SF         %(1)     HEIGHT   CASH FLOW       VALUE      VALUE / SF
-------------------------------------------------------------------------------------

Clearfield        $ 96       83.6%      24'     $ 4,989,779  $ 54,800,000     $120
Murfreesboro       143       79.7%     18-34'     3,929,927    40,500,000      179

Connell             98       89.8%      30'       3,303,325    38,200,000      127
Strasburg          114       90.6%      35'       3,314,179    34,500,000      142
Amarillo           152       92.3%      24'       2,779,812    32,400,000      198

Thomasville         87       83.8%     29-40'     2,130,406    28,400,000      113
West Memphis        76       81.9%     30-34'     2,166,482    24,800,000       98
Russellville        70       91.6%      37'       2,084,695    24,500,000       90
Syracuse            28       41.0%      33'       1,716,990    22,000,000       38

Atlanta             35       80.3%      34'       2,558,930    19,000,000       44
Babcock            117       50.2%      31'       1,642,708    19,400,000      152
Turlock             78       89.7%      18'       1,429,538    20,600,000      109

Nampa               28       40.5%     18-24'     1,353,140    16,600,000       36
Woodburn            36       53.1%      25'       1,384,840    15,300,000       47

Wichita             63       87.1%      23'       1,177,014    13,800,000       82
Fort Smith          74       83.6%     24-36'     1,063,950    10,950,000       93

Sebree              78       93.2%      37'         956,090    11,300,000      101
Boston              26       90.0%      25'         711,199    13,700,000       53
Bettendorf          17       45.3%     18-48'       841,622    13,200,000       33
Walla Walla         30       31.3%      30'         475,721     7,400,000       45
                  ----       ----               -----------  ------------     ----
                  $ 64       78.4%              $40,010,349  $461,350,000     $ 84
                  ====       ====               ===========  ============     ====

(1)  Occupancy date ranges from September 2006 to December 2006.

                             SIGNIFICANT TENANTS(1)

                                                                                % OF      NO. OF
                                    RATINGS                                    TOTAL    PROPERTIES
COMPANY                     (FITCH, MOODYS, S&P)(2)   REVENUE FOR PORTFOLIO   REVENUE    OCCUPIED
--------------------------------------------------------------------------------------------------

General Mills Inc                BBB+/Baa1/BBB+             $19,132,171        17.02%         5
ConAgra Foods, Inc.              BBB/Baa2/BBB+               11,086,052         9.86%         4
Tyson Foods Inc                  BBB-/Baa2/BBB-              10,413,601         9.26%         7
Perdue Farms Inc                    --/--/--                  9,113,424         8.11%         2
Sara Lee Corporation             BBB+/Baa1/BBB+               5,278,824         4.70%         2
Smithfield Companies, Inc          --/Ba3/BB+                 4,946,022         4.40%         3
US Government                     AAA/Aaa/AAA                 3,307,846         2.94%         7
Altria Group, Inc.               BBB+/Baa1/BBB+               2,777,074         2.47%         4
Nestle SA                          AAA/--/AAA                 2,732,239         2.43%         2
JR Simplot Co                       --/--/--                  2,644,067         2.35%         2
                                                            -----------        -----        ---
TOTAL TOP 10 CUSTOMERS                                      $71,431,320        63.55%        38

(1)  Revenue as of the trailing-12 months ended October 31, 2006 for all of the
     DB AmeriCold Portfolio Properties.

(2)  Based on the rating of the parent company regardless of whether the parent company guarantees the occupant's use agreement.

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o    THE LOAN. The subject mortgage loan (the "DB AmeriCold Portfolio Loan") is secured by first mortgages encumbering 20 cold-storage facilities located in 16 states (the "DB AmeriCold Portfolio Properties"). The DB AmeriCold
     Portfolio Loan has a principal balance of $180,000,000, representing approximately 2.7% of the initial mortgage pool balance and is a portion of a co-originated combination loan with an original principal balance of
     $350,000,000 dated December 8, 2006 (the "DB AmeriCold Portfolio Loan
     Combination"). The remaining portion of the DB AmeriCold Portfolio Loan
     Combination is evidenced by multiple separate notes (the "DB AmeriCold
     Portfolio Pari Passu Loans" ) with a combined principal balance of
     $170,000,000. The DB AmeriCold Portfolio Pari Passu Loans are not assets in the trust. Two of the DB AmeriCold Portfolio Pari Passu Loans with a combined principal balance of $140,000,000 (the "JP/DB Americold Portfolio
     Pari Passu Loans") were originated and funded by JPMorgan Chase Bank, N.A.
     ("JP Morgan"). One of the JP/DB Americold Portfolio Pari Passu Loans, with an original principal balance of $70,000,000 will be included in the JPMCC
     2007-CIBC18 transaction. Two other JP/DB Americold Pari Passu Loans are currently held by JP Morgan. The respective rights of the holders of the DB
     AmeriCold Portfolio Loan Combination are governed by an intercreditor agreement and will be serviced pursuant to the terms of the pooling and servicing agreement entered into in connection with the JPMCC 2007-CIBC18 transaction, as described in the preliminary prospectus supplement under
     "DESCRIPTION OF THE MORTGAGE POOL--The Loan Combinations--the DB Americold
     Portfolio Loan Combination."

     The DB AmeriCold Portfolio Loan has a remaining term of 107 months and matures on February 1, 2016. The DB AmeriCold Portfolio Loan may be prepaid on or after October 2015 and permits defeasance with United States government obligations beginning on the earlier of (i) 2 years after the securitization date of the last pari passu loan or (ii) 3 years after the origination date.

o    THE BORROWERS. The borrowers are ART Mortgage Borrower Propco 2006-2 L.P.
     and ART Mortgage Borrower Opco 2006-2 L.P., each a special purpose bankruptcy remote entity with an independent director. Legal counsel delivered to the borrowers a non-consolidation opinion in connection with the origination of the DB AmeriCold Portfolio Loan. The sponsor is
     Americold Realty Trust ("ART"), the holding company for Americold
     Logistics, LLC, a provider of temperature-controlled warehousing, distribution, supply-chain management, and other logistics services to the
     US food industry. The company offers at least 545 million cubic feet of storage space in 100 temperature-controlled facilities nationwide, while its closest competitor Atlas Cold Storage, has less than half that amount at an approximate 219 million cubic feet of storage space. Ownership of the company is divided among three real estate/private equity firms: Vornado
     Realty Trust (47.6%), Crescent Real Estate Equities (31.7%), and The
     Yucaipa Companies (20.7%). Vornado Realty Trust and Crescent Real Estate
     Equities, both public REITs, have a combined market capitalization of over
     $22 billion. The Yucaipa Companies, owned by Ronald W. Burkle, are investors in real estate and the food and grocery industries. Since its formation in 1986, Yucaipa has completed mergers and acquisitions valued at more than $30 billion, including the acquisition of its 20.7% interest in
     ART in November 2004.

o    THE PROPERTIES. The DB AmeriCold Portfolio Properties consists of 20 cold storage facilities containing, in the aggregate, approximately 5,489,325 square feet of net rentable area equating to approximately 131 million cubic feet of storage space. DB AmeriCold Portfolio Properties are located throughout 16 states serving many different sectors of the food supply chain, providing a critical link between the producer and the consumer. The
     DB Americold Portfolio Properties were built from 1946 to 1999, renovated between 1956 and 2005 and range from 111,499 to 573,183 square feet with ceiling heights ranging between 18 and 48 feet. The DB AmeriCold Portfolio
     Properties are strategically located near major transportation hubs serving not just storage centers but major distribution hubs. As of September 1,
     2006, The DB AmeriCold Portfolio Properties exhibited an occupancy rate (on a cubic capacity basis) of 78.4%.

     The DB AmeriCold Portfolio Properties have an extensive customer base that includes investment grade rated (as of 10/31/06) customers such as General
     Mills (rated Baa1 by Moodys, BBB+ by S&P and BBB+ by Fitch), ConAgra (rated
     Baa2 by Moodys, BBB+ by S&P and BBB by Fitch), Tyson Foods Inc. (rated Ba2 by Moodys, BBB-- by S&P, BBB-- by Fitch), Sara Lee (rated Baa1 by Moodys,
     BBB+ by S&P and BBB+ by Fitch), the US Government (rated Aaa by Moodys, AAA by S&P and AAA by Fitch), Nestle (rated AAA by S&P and AAA by Fitch),
     Altria Group Inc. (rated Baa1 by Moodys, BBB+ by S&P and BBB+ by Fitch).
     The above mentioned customers account for over 50% of contributed revenue for the DB AmeriCold Portfolio Properties.

     The Amarillo property is a 3,075,638 cubic foot one-story refrigerated warehouse facility situated on a 46.4-acre land parcel in Amarillo, Texas exhibiting a 92.3% occupancy rate. The property's revenue is derived from
     16 tenants, with the largest 3

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     comprising 49.0% of income. The top three tenants are Swift & Company,
     Seaboard Foods, and Palo Duro Meats. The property is located less than one mile south of the Amarillo Municipal Airport.

     The Atlanta property is a 12,038,603 cubic foot one-story refrigerated warehouse situated on an 18.0-acre land parcel in Atlanta, Georgia exhibiting an 80.3% occupancy rate. The top three tenants at this property include Sara Lee Corporation (S&P rated BBB+), General Mills, Inc. (S&P rated BBB+), and ConAgra Foods Inc. (S&P rated BBB+). The building was constructed in 1990 and expanded in 1993.

     The Babcock property is a 3,777,172 cubic foot one-story refrigerated warehouse situated on a 13.1-acre land parcel in Babcock, Wisconsin exhibiting a 50.2% occupancy. The property is equipped with 5 truck docks and 2 separate freezer rooms. The property is operated by Americold
     Corporation and subleased to Ocean Spray Cranberries, Inc.

     The Bettendorf property is a two-building, one-story refrigerated warehouse containing 10,246,648 cubic feet situated on a 36.1-acre land parcel in
     Bettendorf, Iowa exhibiting a 45.3% occupancy. The facility is located 4 miles northeast of downtown Bettendorf and is part of the Quad Cities along with Davenport, Iowa, Rock Island and Moline, Illinois. The property is railroad accessible, has 48 loading dock doors, 3 freezer rooms and 80 to
     100 parking spaces. The top three clients at this facility include
     Smithfield Companies Inc. (Moody's rated Ba3), Altria Group Inc. (Moody's rated Baa1) and Leiner Davis Gelatin.

     The Boston property is a four-story refrigerated warehouse containing
     3,099,098 cubic feet situated on a 4.7-acre land parcel in Boston,
     Massachusetts exhibiting a 90.0% occupancy rate. The facility was built in
     1969 and is located east of Interstate 93. The property's top 3 tenants include General Mills, Inc., Slate Gorton & Co. and Crocker and Windsor
     Seafood.

     The Clearfield property is a refrigerated warehouse containing 11,123,700 cubic feet situated on a 24.7-acre land parcel in Clearfield, Utah exhibiting an 83.6% occupancy rate. The facility offers 41 dock high doors,
     2 drive in doors and 19 rail in doors. The Central Business District of
     Clearfield is 2 miles north of the facility, the City of Ogden is approximately 5 miles away, and Salt Lake City is approximately 30 miles south. The top three tenants include ConAgra Foods Inc. (S&P rated BBB+),
     Nestle SA (S&P rated AAA), and Schwan's Corp.

     The Connell property is a one-story refrigerated warehouse containing
     7,887,492 cubic feet sitiated on a 17.7-acre land parcel in Connell,
     Washington exhibiting an 89.8% occupancy rate. The facility is utilized by
     ConAgra for the storage and distribution of its products. The property is railroad accessible, has 20 dock high doors and one main freezer room.

     The Fort Smith property is a two-building, one-story refrigerated warehouse containing 1,706,088 cubic feet situated on a 6.8-acre land parcel in Fort
     Smith, Arkansas exhibiting an 83.6% occupancy rate. The property is situated one mile north of the Fort Smith central business district. The top 3 tenants include Tyson Foods (Moody's rated Ba2), Simmons Foods and
     Cargill Meat Solutions (Moody's rated A2).

     The Murfreesboro property is a one-story refrigerated warehouse containing
     6,225,243 cubic feet situated on a 24.4-acre land parcel in Murfreesboro,
     Tennessee. The property is currently 79.7% occupied wholly by General Mills
     Inc. Constructed in 1982 and further expanded in 2000, the property has 6 rooms, that can be either freezer or cooler rooms, and has 20 dock high doors.

     The Nampa property is a seven-building, one-story refrigerated warehouse facility containing 10,284,446 cubic feet situated on a 28.1-acre land parcel in Nampa, Idaho (8 miles west of Boise) exhibiting a 40.5% occupancy rate. The top 3 tenants include the US Government, Select Onion Co LLC, and
     Great American Appetizers. The property is railroad accessible, has 32 dock high doors, 25 drive-in doors and 70 parking spaces.

     The Russellville property is a one-story refrigerated warehouse containing
     8,270,691 cubit feet situated on a 30.5-acre land parcel in Russellville,
     Arkansas exhibiting a 91.6% occupancy rate. Tyson Foods is the largest client at this facility and has occupied on average 94% to 100% of the building since 1995. The Russellville property is physically connected to the Tyson's processing plant.

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     The Sebree property a one story refrigerated warehouse containing 3,001,006 cubic feet situated on a 14.0-acre land parcel in Sebree, Kentucky exhibiting a 93.2% occupancy rate. Constructed in 1998, the property offers
     19 dock high doors and 3 rail in doors. The top 3 tenants include Tyson
     Foods (Moody's rated Ba2), SFG/Fields, Inc. and the Federal Board of
     Prisons.

     The Strasburg property is a one-story refrigerated warehouse containing
     6,475,968 cubic feet situated on a 48.2-acre land parcel in Strasburg,
     Virginia exhibiting a 90.6% occupancy rate. Constructed in 1999, the property offers 23 dock high doors and freezer space comprised of 7 rooms.
     The top 3 tenants are Perdue Farms Inc., Nestle SA (S&P rated AAA) and Rich
     Products Corp, which make up 98.0% of the income at the Strasburg property.

     The Syracuse property is a one-story and part two-story refrigerated warehouse containing 12,833,662 cubic feet situated on a 37.6-acre land-parcel in Syracuse, New York exhibiting a 41.0% occupancy rate. The property was constructed in 1960 and most recently expanded in 1985. Access to the property is provided through 84 dock high doors, 12 drive in doors and 2 enclosed rail spurs.

     The Thomasville property is a one- and two-story refrigerated warehouse containing 5,662,542 cubic feet situated on a 48-acre land parcel in
     Thomasville, Georgia exhibiting an 83.8% occupancy rate. Constructed in
     1997, the property is comprised of 50% freezer space, 25% refrigerated space and 25% office space. The Thomasville property is situated two miles northwest of the Thomasville Central Business District. The top 3 tenants include Wayne Farms, the US Government, and Smithfield Companies Inc.,
     which collectively contribute 71% of the income at the property.

     The Turlock property is a one-story refrigerated warehouse containing
     3,298,228 cubic feet situated on a 6.8-acre land parcel in Turlock,
     California (approximately 100 miles northeast of San Jose, California)
     exhibiting an 89.7% occupancy rate. The property was constructed in 1955 and features 3 dock high doors, railroad access and 18 freezer/cooler rooms. The top 3 tenants include Hilmar Cheese Corporation, Valley Fresh
     Foods Inc. and Cebro Frozen Foods Inc. which account for 70.0% of the income at the property.

     The Walla Walla property is a one-story refrigerated warehouse containing
     4,317,945 cubic feet situated on a 17.4-acre land parcel in Walla Walla,
     Washington exhibiting a 31.3% occupancy rate. The facility is made up of
     85% freezer space and is currently occupied by 6 tenants. The largest 3 tenants are Watts Brothers Frozen Foods LLC, Norpac Foods Inc., and Smith
     Frozen Foods Inc.

     The West Memphis property is a one-story refrigerated warehouse containing
     6,405,230 cubic feet situated in a 27.8-acre land parcel in West Memphis,
     Arkansas exhibiting an 81.9% occupancy rate. The property was constructed in 1985 and most recently renovated in 1995. General Mills Inc. is the largest tenant at the facility and contributes 49.5% of the property's income.

     The Wichita property is a one-story refrigerated warehouse containing
     3,216,188 cubic feet situated on a 14.1-acre land parcel in Wichita, Kansas exhibiting an 87.1% occupancy rate. The property has been utilized for cold storage since 1972 and is served by 22 dock doors and 2 rail doors. The top
     3 tenants are Smithfield Companies Inc, Cargill Meat Solutions and Schwan
     Corporation, which contribute 71.15% of the property's total income.

     The Woodburn property is a one-story refrigerated warehouse containing
     8,407,877 cubic feet situated on a 20.5-acre parcel located 30 miles south of Portland, Oregon, exhibiting a 53.1% occupancy rate. Sabroso Company, HJ
     Heinz Co, and Winning Company account for 56.2% of the property's total income.

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o    LOCK BOX ACCOUNT. The borrowers are required to deposit all receipts, revenues and other income from the ownership and operation of the DB
     AmeriCold Portfolio Properties into a lender controlled account. Unless an event of default, a "Trigger Event", or a "Cash Trap Event" has occurred, the lender is required to return amounts in such account to the borrowers on each business day. A "Trigger Event," occurs when the annual underwritable cash flow for the DB AmeriCold Portfolio Properties as of the end of each fiscal quarter (on a trailing four quarter basis) is less than the trigger amount (which amount calculates to a DSCR of 1.54x based on a net cash flow of $29,400,000) as provided in the DB AmeriCold Portfolio the loan documents. Upon the occurrence of a Trigger Event, the DB AmeriCold
     Portfolio Loan documents provide that amounts in the lender controlled account will be used to pay debt service and fund required reserves (as described under "Reserves" below) and any excess cash will be returned to the borrowers. A Trigger Event period terminates if for two consecutive fiscal quarters the net cash flow is greater than $29,400,000. During a
     Trigger Event period or Cash Trap Event period, the borrowers are required to fund monthly reserves for taxes and insurance (in an amount equal to
     1/12 of the lender's estimate of the annual amounts due for taxes and insurance premiums), and capital expenditures (in an amount equal to
     $0.03/cubic square foot, capped at $4,000,000).

     A "Cash Trap Event" occurs when annual underwritable cash flow for the DB
     AmeriCold Portfolio Properties as of the end of each fiscal quarter (on a trailing four quarter basis) is less than the cash trap amount (which calculates to a DSCR of 1.45x based on a net cash flow of $27,671,000) as provided in the DB AmeriCold Portfolio Loan documents. Upon the occurrence of a Cash Trap Event, the DB AmeriCold Portfolio Loan documents provide that amounts in the lender controlled account will be used to pay debt service and fund required reserves and any excess amounts remaining will remain in the lender controlled account. A Cash Trap Period terminates if, for two consecutive fiscal quarters, the net cash flow is greater than
     $27,671,000.

o    RESERVES. During a Trigger Event, the borrowers are required to deposit monthly reserves for taxes, insurance and capital expenditures.

o    RELEASE PROVISIONS. The DB AmeriCold Portfolio Loan documents permit the borrowers to obtain the release of any of the DB AmeriCold Portfolio
     Properties subject to partial defeasance, rating agency confirmation and
     DSCR test and satisfaction of certain conditions in the AmeriCold Portfolio loan documents. The DB AmeriCold Portfolio Loan release amounts are as follows: (a) 105% of the Allocated Loan Amount, if the aggregate balance of the previously released DB AmeriCold Portfolio Properties is less than
     12.5% of the original DB AmeriCold Portfolio Loan amount (the "Tranche I
     Release Percentage Threshold Amount"); (b) 110% of the Allocated Loan
     Amount, if the aggregate balance of the previously released DB AmeriCold
     Portfolio Properties is greater than the Tranche I Release Percentage
     Threshold Amount and less than 25% of the original DB AmeriCold Portfolio
     Loan amount (the "Tranche II Release Percentage Threshold Amount"); and (c)
     115% of the Allocated Loan Amount, if the aggregate balance of the previously released DB AmeriCold Portfolio Properties is greater than the
     Tranche II Release Percentage Threshold Amount, provided that the Release
     Amount is not greater than the current balance of the DB AmeriCold
     Portfolio Loan.

o    SUBSTITUTION PROVISIONS. The borrowers are permitted to obtain a release of the lien of the mortgage encumbering any of the individual properties (each a "Substituted Property") by substituting another individual property of like kind and quality (a "Substitute Property"), provided that the following conditions are satisfied: (A) the Allocated Loan Amount of the
     Substitute Properties collectively do not exceed 20% of the original principal balance of the DB Americold Portfolio Loan; (B) after giving effect to the substitution, the debt service coverage ratio for the DB
     Americold Portfolio Loan (excluding the Substituted Properties and including the Substitute Properties) is not less than the greater of (i)
     the debt service coverage ratio as of the DB Americold Portfolio Loan closing date and (ii) the debt service coverage ratio for the trailing 12 full calendar months as of the date immediately preceding the substitution;
     provided, that in order to satisfy such debt service coverage ratio, the borrowers may defease a portion of the DB AmeriCold Portfolio Loan in excess of the release amounts; and (C) (x) the loan to value ratio of a
     Substitute Property is not greater than the lesser of the loan-to-value ratio of a Substituted Property (i) as of the DB AmeriCold Portfolio Loan
     closing date and (ii) immediately prior to the substitution or (y) if the borrowers are unable to satisfy the foregoing loan-to-value ratio test set forth in (C) above, after giving effect to the substitution, such test may be satisfied if the loan-to-value ratio for all of the individual properties (excluding the Substituted Properties and including the
     Substitute Properties) is not greater than the lesser of (i) the loan-to-value ratio as of the closing date and (ii) the loan-to-value ratio immediately prior to the substitution.

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o    MANAGEMENT. ART Manager LLC, an affiliate of the borrowers, is the property manager for the DB AmeriCold Portfolio Properties. All of the facilities that are owned by ART, the sponsor, are either self managed by ART or managed by ART Manager LLC.

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                                LOAN INFORMATION
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MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                      $150,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                           Behringer Harvard REIT I, Inc.
OWNERSHIP INTEREST                                             Fee and Leasehold
MORTGAGE RATE                                                            5.4330%
MATURITY DATE                                                   November 6, 2016
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                         116 / Interest Only
LOCKBOX                                                            In-Place Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No
   TI/LC(1)                                                           $4,398,708
   BANK OF AMERICA TI RESERVE(2)                                      $2,921,160
ONGOING MONTHLY RESERVES
   TAX / INSURANCE                                                       No / No

ADDITIONAL FINANCING(3)                                                      Yes

CUT-OFF DATE PRINCIPAL BALANCE                                      $150,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $169
CUT-OFF DATE LTV RATIO                                                    75.95%
MATURITY DATE LTV RATIO                                                   75.95%
UW NCF DSCR(4)                                                             1.47x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Charlotte, NC
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                887,079
OCCUPANCY % AS OF SEPTEMBER 5, 2006                                        99.1%
YEAR BUILT / YEAR RENOVATED                                     1973-1977 / 2000
APPRAISED VALUE                                                     $197,500,000
PROPERTY MANAGEMENT                                   HPT Management Services LP
UW ECONOMIC OCCUPANCY %                                                    96.8%
UW REVENUES(4)                                                       $20,499,039
UW EXPENSES                                                          $ 7,683,621
UW NET OPERATING INCOME (NOI)(4)                                     $12,815,417
UW NET CASH FLOW (NCF)(4)                                            $12,184,179
--------------------------------------------------------------------------------

(1)  At closing, $4,398,708 was escrowed for outstanding leasing costs associated with Alston & Bird LLC ($807,992) and Bank of America
     ($3,590,716). The reserve shall be disbursed to reimburse the borrower for leasing costs associated with the Alston & Bird and Bank of America spaces.

(2)  At closing, $2,921,160 was escrowed in connection with outstanding TIs due to Bank of America under its lease. The reserve shall be disbursed to reimburse the borrower for TI expenses associated with the Bank of America space.

(3)  See "Mezzanine Debt" below.

(4)  The rent for Bank of America was underwritten based on the average rental rate for the entire term of the Bank of America lease. The weighted average in-place gross rent for Bank of America was $14.09 psf as of the September
     5, 2006 rent roll. The weighted average underwritten gross rent for Bank of
     America is $19.35 psf. UW Revenues, UW NOI, UW NCF and UW NCF DSCR were calculated using the weighted average underwritten rent of Bank of America.
     UW Revenues, UW NOI, UW NCF, and UW NCF DSCR were calculated using the weighted average underwritten rent of Bank of America.

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                                 TENANT SUMMARY

                                                             % OF NET                                        DATE OF
                                RATINGS        NET RENTABLE  RENTABLE                         % OF ACTUAL     LEASE
TENANT NAME              FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF  ACTUAL RENT     RENT      EXPIRATION
---------------------------------------------------------------------------------------------------------------------

Bank of America(2)             AA/Aa2/AA          643,604      72.6%    $ 9.95   $ 6,405,725      55.9%    03/31/19(3)
Alston & Bird LLC              NR/NR/NR            81,096       9.1%    $24.11   $ 1,954,988      17.1%    05/31/13
Hunton & Williams              NR/NR/NR            34,430       3.9%    $26.46   $   911,124       7.9%    09/06/08
New Life Fitness               NR/NR/NR            31,717       3.6%    $ 5.68   $   180,000       1.6%    04/30/16
Aon Service Corporation     BBB+/Baa2/BBB+         11,827       1.3%    $23.50   $   277,959       2.4%    09/30/08
Top 5 Tenants                                     802,674      90.5%    $12.12   $ 9,729,796      84.9%     Various
Non-major Tenants                                  76,526       8.6%    $22.63   $ 1,731,760      15.1%     Various
                                                  -------     -----     ------   -----------     -----
OCCUPIED TOTAL                                    879,200      99.1%    $13.04   $11,461,556     100.0%
Vacant                                              7,879       0.9%
                                                  -------     -----
COLLATERAL TOTAL                                  887,079     100.0%
                                                  =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)  Bank of America may reduce leased premises by (i) up to 94,000 SF on floors
     26, 28, 32, 33 and 34 on 3/31/09 with notice by 12/31/07 and (ii) by 35% of the then-leased premises as of 4/1/10 in full floor increments with 9 months notice with payment of the unamortized costs of security enhancements, commissions and tenant improvement allowance for the space being released. The second contraction is generally limited to three floors in a 12 month period. Furthermore, within 30 days of Bank of America providing notice to contract, borrower will agree to deposit a letter of credit or cash equal to $7.00 per square foot on space vacated by Bank of
     America in excess of 50,000 square feet. Such letter of credit will be offset by contraction penalties paid by Bank of America (consisting of unamortized tenant improvement allowances).

(3)  3,650 SF expires on 04/30/09.

                             LEASE ROLLOVER SCHEDULE

                         WTD. AVG. IN PLACE                                                      CUMULATIVE %
            # OF LEASES     BASE RENT PSF    TOTAL SF  % OF TOTAL   CUMULATIVE %  % OF IN PLACE   OF IN PLACE
   YEAR       ROLLING          ROLLING        ROLLING  SF ROLLING  OF SF ROLLING   RENT ROLLING  RENT ROLLING
--------------------------------------------------------------------------------------------------------------

   2007          10            $25.30          25,688      2.9%          2.9%           5.7%          5.7%
   2008           7            $23.30          75,222      8.5%         11.4%          15.3%         21.0%
   2009           7            $24.23          13,661      1.5%         12.9%           2.9%         23.8%
   2010           5            $22.56           6,670      0.8%         13.7%           1.3%         25.2%
   2011           3            $25.16           5,192      0.6%         14.3%           1.1%         26.3%
   2012           0            $ 0.00               0      0.0%         14.3%           0.0%         26.3%
   2013           1            $24.11          81,096      9.1%         23.4%          17.1%         43.4%
   2014           0            $ 0.00               0      0.0%         23.4%           0.0%         43.4%
   2015           0            $ 0.00               0      0.0%         23.4%           0.0%         43.4%
   2016           1            $ 5.68          31,717      3.6%         27.0%           1.6%         44.9%
Thereafter        1            $ 9.86         639,954     72.1%         99.1%          55.1%        100.0%
  Vacant                                        7,879      0.9%        100.0%
                                              -------    -----                        -----
  TOTALS         35                           887,079    100.0%                       100.0%
                ===                           =======    =====                        =====

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                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

o    THE LOAN. The subject mortgage loan (the "Bank of America Plaza Loan") is secured by a first mortgage encumbering an office building located in
     Charlotte, NC (the "Bank of America Plaza Property"). The Bank of America
     Plaza Loan has a cut-off date principal balance of $150,000,000, which represents approximately 2.3% of the initial mortgage pool balance. The
     Bank of America Plaza Loan was originated on October 26, 2006. Loan provides for interest-only payments for the entire 120 months of its term.

     The Bank of America Plaza Loan has a remaining term of 116 months and matures on November 6, 2016. The Bank of America Plaza Loan may be prepaid on or after August 6, 2016, and permits defeasance with United States government obligations beginning 2 years after the issue date for the CD
     2007-CD4 certificates.

o    THE BORROWER. The borrower is Behringer Harvard 101 South Tryon LP, a special purpose entity structured to be bankruptcy remote. The sponsor of the borrower is Behringer Harvard REIT I, Inc. ("Behringer"). Behringer
     evolved from the combination of two predecessor companies: Behringer
     Partners and Harvard Property Trust, Inc. These enterprises have sponsored successful private real estate limited partnerships and private REIT investments since 1989. Behringer's management has experience in many facets of commercial real estate investment and management in over 24 million square feet of office, retail, industrial, apartment, hotel, and recreational properties. Behringer was organized to invest in and lease commercial real estate properties, generally institutional quality office buildings and other commercial properties. Behringer is a repeat borrower of the lender.

o    THE PROPERTY. The Bank of America Plaza Property is an approximately
     887,079 square foot 40-story class A office tower situated on approximately
     2.1 acres. The Bank of America Plaza Property was constructed in phases in
     1973 and 1977 and renovated in 2000. The Bank of America Plaza Property's layout features two buildings and a subterranean 3-level, 511-car subterranean garage. The retail building, which is adjacent and connected to the office lobby and also the 362-room Omni Hotel, totals 74,984 square feet. The Omni Hotel is not part of the Bank of America Plaza Property. The office space totaling 812,095 square feet is situated on floors 3-40 of the office tower. Additionally, the Bank of America Plaza Property controls a five-level garage through two ground leases (See "Ground Leases" below for additional information). The Autopark garage contains 684 parking spaces, which combined with the on-site garage provide for a total of 1,195 spaces and a parking ratio of 1.35 per 1,000 square feet. The Bank of America
     Plaza Property's street level entrance provides access to retail shops and the office lobby. The Bank of America Plaza Property can also be accessed from the over-street walkways, through the retail banking center, or from the subterranean parking garage. Each floor contains elevator lobbies, common area restrooms and support areas, and interior corridors leading to tenant spaces. The offices are typically laid out around the perimeter of the building. The building is serviced by 15 passenger elevators and there is one freight elevator. The Bank of America Plaza Property is located in the Charlotte, NC central business district. As of September 5, 2006, the occupancy rate for the Bank of America Plaza Property was approximately
     99.1%.

     The largest tenant is Bank of America ("Bank of America") (NYSE:BAC)
     occupying 643,604 square feet, or approximately 72.6% of the net rentable area. Bank of America, the second largest bank in the U.S., was founded in
     1874 and is headquartered in Charlotte, North Carolina. Bank of America
     Securities LLC ("BAS") is the investment banking subsidiary of Bank of
     America. The subsidiary, along with its UK affiliate Banc of America
     Securities Limited, comprises the Global Capital Markets and Investment
     Banking business segment of Bank of America. This segment offers trading and brokerage services, debt and securities underwriting, debt and equity research and advice on public offerings, leveraged buyouts, and mergers and acquisitions. The firm's specialty units focus on prime brokerage, derivatives, and securitization services. As of February 2007, BAS was rated "AA" by Fitch, "Aa2" by Moodys and "AA" by S&P. The Bank of America
     lease expires in March 2019. Bank of America has space reduction options, see "Tenant Summary" above.

     The second largest tenant is Alston & Bird LLC ("Alston & Bird"), occupying
     81,096 square feet, or approximately 9.1% of the net rentable area. Alston
     & Bird, was founded in 1893 and is headquartered in Atlanta. Alston & Bird is a top law firm with approximately 750 lawyers working out of five offices located in Atlanta, Charlotte, New York, Raleigh, NC, and
     Washington, DC. Alston & Bird offers services in over 35 areas including bankruptcy, labor and employment, real estate, tax and intellectual property. The Alston & Bird lease expires in May 2013.

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                              BANK OF AMERICA PLAZA
--------------------------------------------------------------------------------

     The third largest tenant is Hunton & Williams ("Hunton & Williams"), occupying 34,430 square feet, or approximately 3.9% of the net rentable area. Hunton & Williams, founded in 1901 and headquartered in Richmond,
     Virginia, is a top law firm that employs approximately 875 attorneys. The firm has approximately 18 offices throughout the United States, Europe, and
     Asia. The full-service firm specializes in areas such as antitrust, corporate and securities, criminal defense, environmental law, real estate, and technology. Hunton & Williams' TurnStone Investigative Group provides forensic services and is staffed with former investigative agents from the
     FBI, DEA and IRS. The Hunton & Williams lease expires in September 2008.

o    LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a lock box account under the lender's control, and transferred to a lender-controlled cash management account.

o    MEZZANINE DEBT. Future mezzanine debt is permitted subject to certain criteria, which include but are not limited to a combined subject loan and mezzanine loan minimum debt service coverage ratio of 1.20:1.00, a combined subject loan and mezzanine loan maximum loan-to-value ratio of 80%, and delivery of an intercreditor agreement and other miscellaneous mezzanine loan documents satisfactory to the lender.

o    GROUND LEASES. A portion of the parking for the Bank of America Plaza
     Property is subject to two ground leases. The primary ground lease is to the Orr Corporation and expires December 31, 2011 with two five-year renewal options. The second ground lease is to Richard A. Pitts, and expires on December 31, 2008 with three five-year renewal options. If the term of such ground leases are not extended or suitable replacement parking not obtained within the proximity required by the zoning ordinance, such mortgaged real property may no longer be in compliance with the applicable zoning ordinance. The loan documents provide that the loan is recourse to the extent of any losses suffered by lender as a result of the borrower's action or inaction which results in the termination of any such ground lease, the borrower's failure to exercise all of its options currently set forth in any such ground lease to extend the term of any such ground lease to at least December 31, 2021 or the borrower's failure to obtain an extension of any such ground lease to a term of at least ten (10) years beyond the maturity date of the Bank of America Plaza Loan; unless in any case, the borrower obtains replacement parking facilities that, (A) if subject to an agreement, lease or otherwise, grant rights to such replacement parking facilities for a term of at least ten (10) years beyond the maturity date of the Bank of America Plaza Loan, and (B) are sufficient to enable the Bank of America Plaza Property to comply with applicable zoning requirements. Such recourse obligations are personally guaranteed by
     Behringer.

o    RIGHT OF FIRST REFUSAL. Bank of America, as the tenant under the office lease with the borrower, as landlord, has the right of first refusal to purchase the Bank of America Plaza Property in the event the borrower desires to sell the Bank of America Plaza Property. Such right of first refusal is not impaired in the event the borrower sells the Bank of America
     Plaza Property to a third party. Such right of first refusal does not apply to any foreclosure of the Bank of America Plaza Property or any delivery of a deed in lieu of foreclosure.

o    MANAGEMENT. HPT Management Services LP is the property manager for the Bank of America Plaza Property and is affiliated with the borrower. The sub-manager is Trammel Crow Services, Inc.

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                              THE ATLANTIC BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         PNC
CUT-OFF DATE PRINCIPAL BALANCE                                      $149,700,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 2.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR(1)                                           Norman Jemal, Douglas Jemal
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.5500%
MATURITY DATE                                                      April 1, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                            120 / Interest Only
REMAINING TERM / REMAINING                                   120 / Interest Only
   AMORTIZATION TERM
LOCKBOX                                                            In-Place Hard

UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   TI/LC                                                              $7,200,000
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
   REPLACEMENT                                                            $4,787
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                      $149,700,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $527
CUT-OFF DATE LTV RATIO                                                    71.29%
MATURITY DATE LTV RATIO                                                   71.29%
UW NCF DSCR                                                                1.45x
--------------------------------------------------------------------------------

                                     [PHOTO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          Washington, DC
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                283,889
OCCUPANCY % AS OF 12/01/2006(2)                                           100.0%
YEAR BUILT /  YEAR RENOVATED                                            2006/NAP
APPRAISED VALUE                                                     $210,000,000
PROPERTY MANAGEMENT                                               Tishman Speyer
UW ECONOMIC OCCUPANCY %                                                    96.8%
UW REVENUES                                                          $17,525,258
UW EXPENSES                                                           $5,254,990
UW NET OPERATING INCOME (NOI)                                        $12,270,268
UW NET CASH FLOW (NCF)                                               $12,213,490
--------------------------------------------------------------------------------

(1)  Douglas Jemal was convicted of wire fraud in October 2006. In a related prosecution, two other officials of Jemal's company, Douglas Development
     Corporation, were found or plead guilty to certain felony counts.

(2)  Douglas Development Corporation, which is 100% owned by Douglas Jemal, is master leasing 74,640 square feet from the borrower.

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                              THE ATLANTIC BUILDING
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                                    % of Net                                       Date of
                                        Ratings       Net Rentable  Rentable                         % of Actual     Lease
Tenant Name                        Fitch/Moody's/S&P    Area (SF)     Area    Rent PSF  Actual Rent      Rent     Expiration
----------------------------------------------------------------------------------------------------------------------------

Alston & Bird, LLP                      NR/NR/NR         129,981      45.8%    $ 40.29  $ 5,237,029      44.5%     03/31/21
Pharmaceutical Research                 NR/NR/NR          75,169      26.5%    $ 37.50  $ 2,818,838      23.9%     02/28/19
Douglas Development Corp et al(1)       NR/NR/NR          74,640      26.3%    $ 47.14  $ 3,518,260      29.9%     02/28/22
Ford's Theatre                          NR/NR/NR           4,099       1.4%    $ 47.74  $   195,669       1.7%     12/31/16

Top 4 Tenants                                            283,889     100.0%    $ 41.46  $11,769,796     100.0%     Various

Non-major Tenants                                              0       0.0%    $  0.00                    0.0%
                                                         -------     -----
OCCUPIED TOTAL                                           283,889     100.0%    $ 41.46  $11,769,796

Vacant Space                                                   0       0.0%
                                                         -------     -----
COLLATERAL TOTAL                                         283,889     100.0%
                                                         =======     =====

(1)  Douglas Development Corporation, which is 100% owned by Douglas Jemal, is master leasing 74,640 square feet from the borrower.

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                              LOEWS LAKE LAS VEGAS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE                                      $117,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 1.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                               Loews Hotels Holding Corp;
                                                          Common Retirement Fund
                                                        of the State of New York
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.7260%
MATURITY DATE                                                    January 1, 2012
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          58 / Interest Only
LOCKBOX                                                           Springing Hard

UP-FRONT RESERVES
   TAX / INSURANCE                                                       No / No

ONGOING MONTHLY RESERVES(1)
   TAX/INSURANCE                                                       Springing
   FF&E                                                                Springing
   MANAGEMENT FEE                                                      Springing

ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                      $117,000,000
CUT-OFF DATE PRINCIPAL BALANCE/ROOM                                     $237,323
CUT-OFF DATE "AS-IS" LTV RATIO                                            64.39%
CUT-OFF DATE "AS-STABILIZED" LTV RATIO(2)                                 56.41%
MATURITY DATE LTV RATIO                                                   64.39%
UW NCF DSCR                                                                1.48x
--------------------------------------------------------------------------------

                                     [PHOTO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                           Henderson, NV
PROPERTY TYPE                                          Hospitality, Full Service
SIZE (ROOMS)                                                                 493
OCCUPANCY % T-12 OCTOBER 31, 2006                                          68.8%
YEAR BUILT / YEAR RENOVATED                                           1999 / NAP
"AS-IS" APPRAISED VALUE (12/1/2006)                                 $181,700,000
"AS-STABILIZED" APPRAISED VALUE (12/1/2009)                         $207,400,000
PROPERTY MANAGEMENT                             Loews LLV Operating Company, LLC
UW ECONOMIC OCCUPANCY %                                                    68.8%
UW REVENUES                                                          $50,576,727
UW EXPENSES                                                          $38,468,140
UW NET OPERATING INCOME (NOI)                                        $12,108,587
UW NET CASH FLOW (NCF)                                               $10,085,518
--------------------------------------------------------------------------------

(1)  Upon the occurrence of a Lockbox Event (defined as such time, commencing in the second year of the loan term, that the debt service coverage ratio for the two preceding quarters falls below 1.20x or an event of default occurs), the borrower will be required to make monthly deposits into the tax, insurance, FF&E and management fee reserves as determined by the lender.

(2)  Based on the "As-Stabilized" appraised value of $207,400,000, as of
     December 1, 2009.

                             PROPERTY PERFORMANCE(3)

                           Occupancy                   ADR                    RevPAR
   Year       Occupancy   Penetration     ADR      Penetration   RevPAR     Penetration
---------------------------------------------------------------------------------------

TTM 11/2004     67.7%         96.0%      $171.26     113.5%       $116.01      108.9%
TTM 11/2005     64.5%         89.8%      $183.91     113.9%       $118.57      102.3%
TTM 11/2006     65.8%         90.2%      $192.21     112.6%       $126.50      101.6%

(3)  Property Performance data based on November 2006 Smith Travel Research
     ("STR") report.

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                                 200 WEST ADAMS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         RBC
CUT-OFF DATE PRINCIPAL BALANCE                                      $100,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 1.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                   200 West Adams Associates NF L.L.C., a
                                              Delaware limited liability company
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.6300%
MATURITY DATE                                                    January 1, 2012
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                             60 / Interest Only
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                          58 / Interest Only
LOCKBOX                                                           Springing Hard
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
   REPLACEMENT                                                                $0
   TI/LC                                                              $7,480,000
   IMMEDIATE REPAIRS                                                    $255,375
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
   REPLACEMENT                                                            $5,644
   TI/LC                                                                 $28,123
ADDITIONAL FINANCING(1)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                      $100,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $148
CUT-OFF DATE LTV RATIO                                                    80.97%
MATURITY DATE LTV RATIO                                                   80.97%
UW NCF DSCR                                                                1.22x
--------------------------------------------------------------------------------

                                     [PHOTO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Chicago, IL
PROPERTY TYPE                                                        Office, CBD
SIZE (SF)                                                                677,222
OCCUPANCY % AS OF NOVEMBER 17, 2006                                        90.4%
YEAR BUILT / YEAR RENOVATED                                           1985 / NAP
APPRAISED VALUE                                                     $123,500,000
PROPERTY MANAGEMENT                    Lincoln Property Company Commercial, Inc.
UW ECONOMIC OCCUPANCY %                                                    90.1%
UW REVENUES                                                          $15,384,196
UW EXPENSES                                                           $7,949,725
UW NET OPERATING INCOME (NOI)                                         $7,434,472
UW NET CASH FLOW (NCF)                                                $6,988,897
--------------------------------------------------------------------------------

(1)  The 200 West Adams loan documents permit the borrower to incur a maximum subordinate unsecured financing amount of $2,000,000

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                                 200 WEST ADAMS
--------------------------------------------------------------------------------

                                 TENANT SUMMARY

                                                           % OF NET                                            DATE OF
                            RATINGS         NET RENTABLE   RENTABLE                            % OF ACTUAL      LEASE
TENANT NAME          FITCH/MOODY'S/S&P(1)     AREA (SF)      AREA     RENT PSF   ACTUAL RENT       RENT      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

GSA - SOC Security        AAA/Aaa/AAA           41,902        6.2%     $19.81    $   830,066       8.1%       05/31/07
GSA - IRS Dist Reg        AAA/Aaa/AAA           34,494        5.1%     $29.35    $ 1,012,399       9.9%       12/31/07
Household Finance         AA-/Aa3/AA-           26,098        3.9%     $13.50    $   352,323       3.5%       12/31/08
Lowis & Gellen             NR/NR/NR             24,254        3.6%     $16.12    $   390,917       3.8%       01/31/13
Nisen and Elliott          NR/NR/NR             24,232        3.6%     $12.33    $   298,781       2.9%       09/30/12
Top 5 Tenants                                  150,980       22.3%     $19.11    $ 2,884,485      28.3%        Various
Non-major Tenants                              461,459       68.1%     $15.84    $ 7,308,989      71.7%        Various
                                               -------      -----      ------    -----------
OCCUPIED TOTAL                                 612,439       90.4%     $16.64    $10,193,474
Vacant Space                                    64,783        9.6%
                                               -------      -----
COLLATERAL TOTAL                               677,222      100.0%
                                               =======      =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

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                            GREAT WOLF -- POCONOS, PA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         CGM
CUT-OFF DATE PRINCIPAL BALANCE                                       $97,000,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 1.5%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                 Great Wolf Resorts, Inc.
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            6.0980%
MATURITY DATE                                                    January 1, 2017
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING
   AMORTIZATION TERM                                                   118 / 360
LOCKBOX                                 In-Place Hard, Springing Cash Management
UP-FRONT RESERVES
   TAX / INSURANCE                                                      Yes / No
   ENVIRONMENTAL(1)                                                   $1,575,219
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                        Yes / No
   FF&E(2)                                                  4% of Gross Revenues
   SEASONALITY RESERVE(3)                                              Springing
   PRINCIPAL RESERVE(4)                                                Springing
ADDITIONAL FINANCING(5)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                       $97,000,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                       $241,895
CUT-OFF DATE LTV RATIO                                                    57.91%
MATURITY DATE LTV RATIO                                                   50.93%
UW NCF DSCR                                                                2.03x
--------------------------------------------------------------------------------

                                     [PHOTO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Scotrun, PA
PROPERTY TYPE                                          Hospitality, Full Service
SIZE (ROOMS)                                                                 401
OCCUPANCY % AS OF OCTOBER 31, 2006                                         67.7%
YEAR BUILT / YEAR RENOVATED                                           2005 / NAP
APPRAISED VALUE                                                     $167,500,000
PROPERTY MANAGEMENT                                    Great Lakes Services, LLC
UW ECONOMIC OCCUPANCY %                                                    69.2%
UW REVENUES                                                          $48,864,746
UW EXPENSES                                                          $32,589,678
UW NET OPERATING INCOME (NOI)                                        $16,275,068
UW NET CASH FLOW (NCF)                                               $14,320,478
--------------------------------------------------------------------------------

(1)  At closing, the lender held back $1,575,219, which represents 125% of the proposed penalty arising from alleged violations associated with the subject's on-site wastewater treatment plant. The penalty has been reduced to $833,349 post-closing.

(2)  On each payment date, the lender shall collect an amount equal to the FF&E
     Percentage for the penultimate calendar month preceding the calendar month of the payment date."FF&E Percentage" shall mean (i) for the period of time commencing on the closing date and ending on the date immediately prior to the first anniversary of the closing date, 2% of Gross Revenues; (ii) for the period of time commencing on the first anniversary and ending on the date immediately prior to the second anniversary of the closing date, 3% of
     Gross Revenues; and (iii) thereafter, 4% of Gross Revenues.

(3)  Upon the occurrence of a Seasonality Reserve Trigger and until the DSCR test described below has been satisfied for 2 consecutive calendar quarters, borrower will deposit into the Seasonality Reserve Account a monthly amount determined by lender such that 110% of the aggregated budgeted Monthly Negative Amount for any months during the budgeted calander year will be collected. Such monthly amount may be transferred from the Principal Reserve and may take into account working capital needs of the borrower. A "Seasonality Reserve Trigger" shall mean any period in which the UW NCF DSCR is less than 1.50x.

(4)  During a Cash Management Period, excess cash is deposited into Principal
     Reserve to be used to fund the Seasonality Reserve and operating deficiencies, provided no Special Events of Default exist.

(5)  Future mezzanine debt permitted provided the maximum LTV is 70% and minimum
     DSCR is 2.00x.

                        GREAT WOLF -- POCONOS, PA SUMMARY

                                                               CUT-OFF
                             CUT-OFF DATE                       DATE     OCCUPANCY %
                               ALLOCATED      YEAR            PRINCIPAL     AS OF
PROPERTY        CITY,            LOAN        BUILT /   TOTAL   BALANCE/  OCTOBER 31,
NAME            STATE           BALANCE     RENOVATED  ROOMS     ROOM       2006
------------------------------------------------------------------------------------

Great Wolf --
   Poconos, PA  Scotrun, PA   $97,000,000  2005 / NAP   401    $241,895     67.7%

                                                              T-12         T-12
                 UNDERWRITTEN                              OCTOBER 31,  OCTOBER 31,
PROPERTY           NET CASH    UNDERWRITTEN  UNDERWRITTEN      2006        2006
NAME                 FLOW           ADR         REVPAR         ADR        REVPAR
------------------------------------------------------------------------------------

Great Wolf --
   Poconos, PA   $14,320,478      $320.86       $222.00      $316.81      $213.81

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                         PNC
CUT-OFF DATE PRINCIPAL BALANCE                                       $86,500,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 1.3%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                             Andrew Sun and John E. Young
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.7900%
MATURITY DATE                                                    January 1, 2017
AMORTIZATION TYPE                                             Partial IO/Balloon
ORIGINAL TERM / AMORTIZATION TERM                                      120 / 360
REMAINING TERM / REMAINING AMORTIZATION TERM                           118 / 360
LOCKBOX                                                           Springing Hard
UP-FRONT RESERVES
  TAX / INSURANCE                                                      Yes / Yes
  TI/LC(1)                                                           $25,000,000
ONGOING MONTHLY RESERVES
  TAX/INSURANCE                                                        Yes / Yes
  REPLACEMENT(2)                                                          $4,228
  TI/LC(3)                                                                $8,333
ADDITIONAL FINANCING                                                          No
CUT-OFF DATE PRINCIPAL BALANCE                                       $86,500,000
CUT-OFF DATE PRINCIPAL BALANCE/SF                                           $245
CUT-OFF DATE "AS-IS" LTV RATIO                                           104.85%
CUT-OFF DATE "AS-STABILIZED" LTV RATIO                                    67.95%
MATURITY DATE LTV RATIO                                                   61.15%
UW NCF DSCR                                                                1.27x
--------------------------------------------------------------------------------

                                     [PHOTO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                          San Marcos, CA
PROPERTY TYPE                                                   Retail, Anchored
SIZE (SF)                                                                352,980
OCCUPANCY % AS OF FEBRUARY 13, 2007                                        93.8%
YEAR BUILT / YEAR RENOVATED                                          2006 - 2007
APPRAISED VALUE (AS-IS, SEPTEMBER 7, 2006)                           $82,500,000
APPRAISED VALUE (AS-STABILIZED, APRIL 1, 2007)                      $127,300,000
PROPERTY MANAGEMENT                                    World Premier Investments
UW ECONOMIC OCCUPANCY %                                                    97.6%
UW REVENUES                                                          $10,529,734
UW EXPENSES                                                           $2,594,983
UW NET OPERATING INCOME (NOI)                                         $7,934,751
UW NET CASH FLOW (NCF)                                                $7,748,111
--------------------------------------------------------------------------------

(1)  At origination, $25,000,000 was deposited into a TI / LC reserve account to be used for expenditures relating to tenant improvements and leasing commissions. In addition, funds held in this reserve account will be released to the borrower subject to certain conditions, including: (i)
     satisfaction of a specified occupancy percentage and debt service coverage ratio on or before a specified date and (ii) the receipt of certain tenant estoppels confirming, among other things, that certain tenant improvement allowances have been paid. The current balance of this reserve account is approximately $17,410,800.

(2)  Subject to a maximum balance of $101,478.

(3)  Subject to a maximum balance of $300,000 (not including up-front reserve deposit).

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                                 TENANT SUMMARY

                                                             % OF NET                          % OF
                               RATINGS         NET RENTABLE  RENTABLE                         ACTUAL  DATE OF LEASE
TENANT NAME              FITCH/MOODY'S/S&P(1)    AREA (SF)     AREA    RENT PSF  ACTUAL RENT   RENT     EXPIRATION
-------------------------------------------------------------------------------------------------------------------

Anchors
Sport Chalet                  NR/NR/NR             40,193      11.4%    $16.00    $  643,088    8.4%   11/30/2016
Nordstrom Rack                A-/Baa1/A            35,014       9.9%    $16.50    $  577,731    7.5%   11/30/2016
Marshall's                     NR/A3/A             33,000       9.3%    $15.25    $  503,250    6.6%   12/31/2016
Loehmann's                    NR/NR/NR             30,187       8.6%    $17.25    $  520,726    6.8%   11/30/2016
Bed, Bath & Beyond            NR/NR/BBB            28,305       8.0%    $15.25    $  431,651    5.6%   12/31/2016
Sprouts Farmers Market        NR/NR/NR             26,463       7.5%    $20.98    $  555,224    7.2%    1/31/2022
Shoe Pavilion                 NR/NR/NR             16,463       4.7%    $19.79    $  325,875    4.2%   11/30/2016
Petco                         NR/NR/NR             15,107       4.3%    $19.85    $  299,874    3.9%
Top Anchor Tenants                                224,732      63.7%    $17.16    $3,857,419   50.3%
ULTA Salon Cosmetics          NR/NR/NR             10,471       3.0%    $28.75    $  301,041    3.9%   11/30/2016
Lane Bryant                   NR/NR/NR              7,677       2.2%    $31.00    $  237,987    3.1%    1/31/2013
Fashion 5                     NR/NR/NR              6,412       1.8%    $32.28    $  206,979    2.7%   12/31/2016
                                                  -------     -----     ------    ----------   ----
TOP 3 IN-LINE TENANTS                              24,560       7.0%    $30.37    $  746,008    9.7%
Non-major Tenants                                  81,762      23.2%    $37.58    $3,072,992
                                                  -------     -----     ------    ----------
OCCUPIED TOTAL                                    331,054      93.8%    $23.19    $7,676,418
Vacant Space                                       21,926       6.2%
                                                  -------     -----
COLLATERAL TOTAL                                  352,980     100.0%
                                                  =======     =====

(1)  Certain ratings are those of the parent whether or not the parent guarantees the lease.

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--------------------------------------------------------------------------------
                             SANTA PALMIA APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        GACC
CUT-OFF DATE PRINCIPAL BALANCE                                       $78,910,000
PERCENTAGE OF INITIAL MORTGAGE POOL BALANCE                                 1.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                            John Goodman,
                                                                Cyril Barbaccia,
                                                                  Lena Barbaccia
                                                                     and Joeseph
                                                                         Marasco
OWNERSHIP INTEREST                                                    Fee Simple
MORTGAGE RATE                                                            5.7910%
MATURITY DATE                                                   February 1, 2017
AMORTIZATION TYPE                                                  Interest Only
ORIGINAL TERM / AMORTIZATION TERM                              120/Interest Only
REMAINING TERM / REMAINING
AMORTIZATION TERM                                              119/Interest Only
LOCKBOX                                                                     None
UP-FRONT RESERVES
   TAX / INSURANCE                                                     Yes / Yes
ONGOING MONTHLY RESERVES
   TAX/INSURANCE                                                       Yes / Yes
ADDITIONAL FINANCING(1)                                                      Yes
CUT-OFF DATE PRINCIPAL BALANCE                                       $78,910,000
CUT-OFF DATE PRINCIPAL BALANCE/UNIT                                     $192,934
CUT-OFF DATE LTV RATIO                                                    72.22%
MATURITY DATE LTV RATIO                                                   72.22%
UW NCF DSCR                                                                1.00x
--------------------------------------------------------------------------------

                                    [PHOTO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            San Jose, CA
PROPERTY TYPE                                          Multifamily, Conventional
SIZE (UNITS)                                                                 409
OCCUPANCY % AS OF JANUARY 3, 2007                                          93.9%
YEAR BUILT / YEAR RENOVATED                                           2002 / NAP
APPRAISED VALUE                                                     $109,260,000
PROPERTY MANAGEMENT                              E&S Ring Management Corporation
UW ECONOMIC OCCUPANCY %                                                    93.9%
UW REVENUES                                                           $7,448,710
UW EXPENSES                                                           $2,695,353
UW NET OPERATING INCOME (NOI)                                         $4,753,357
UW NET CASH FLOW (NCF)                                                $4,651,107
--------------------------------------------------------------------------------

(1)  $19,000,000 mezzanine debt secured by the ownership interests in the borrowers under the Santa Palmia Apartments loan and the borrowers under other loans that are not assets of the trust.

                         SANTA PALMIA APARTMENTS SUMMARY

                                           APPROXIMATE   % OF NET   AVERAGE
                  NUMBER    APPROXIMATE    NET RENTABLE  RENTABLE  IN PLACE
   UNIT TYPE     OF UNITS  UNIT SIZE (SF)    AREA (SF)     AREA      RENT
---------------------------------------------------------------------------
1-BR               189           792          149,742      37.8%    $1,406
2-BR               191         1,071          204,588      51.7%    $1,688
3-BR                29         1,428           41,398      10.5%    $2,357
Total/Wtd. Avg.    409           968          395,728     100.0%    $1,605

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                                    ANNEX C-1

                      YIELD TABLE FOR CLASS XP CERTIFICATES

                            PRE-TAX YIELD TO MATURITY

                                    CLASS XP

PRICE                            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
_____%........................     __%      __%       __%       __%        __%
_____%........................
_____%........................
_____%........................
_____%........................
_____%........................
_____%........................
_____%........................
_____%........................

                                      C-1-1

                                    ANNEX C-2

    DECREMENT TABLES FOR CLASS A-1, CLASS A-2A, CLASS A-2B, CLASS A-3, CLASS
A-SB, CLASS A-4, CLASS A-1A, CLASS A-MFX, CLASS A-J, CLASS B, CLASS C, CLASS D,
                        CLASS E AND CLASS F CERTIFICATES

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-1

      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008....................    90.6      86.3      82.0      77.6      73.3
March 2009....................    79.1      71.8      66.5      63.4      62.3
March 2010....................    63.3      44.4      27.9       9.9       0.0
March 2011....................    36.1       0.0       0.0       0.0       0.0
March 2012 and thereafter.....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years).................    3.12      2.49      2.22      2.05      1.84

                                   CLASS A-2A

      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008....................   100.0     100.0     100.0     100.0     100.0
March 2009....................   100.0     100.0     100.0     100.0     100.0
March 2010....................   100.0     100.0     100.0     100.0      36.3
March 2011....................   100.0      62.3       0.0       0.0       0.0
March 2012 and thereafter.....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years).................    4.45      4.07      3.75      3.53      3.05

                                   CLASS A-2B

      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008....................   100.0     100.0     100.0     100.0     100.0
March 2009....................   100.0     100.0     100.0     100.0     100.0
March 2010....................   100.0     100.0     100.0     100.0     100.0
March 2011....................   100.0     100.0      99.2      91.5      62.1
March 2012....................     0.0       0.0       0.0       0.0       0.0
March 2013 and thereafter.....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years).................    4.73      4.70      4.65      4.57      4.27

----------

                                      C-2-2

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-3

      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008....................   100.0     100.0     100.0     100.0     100.0
March 2009....................   100.0     100.0     100.0     100.0     100.0
March 2010....................   100.0     100.0     100.0     100.0     100.0
March 2011....................   100.0     100.0     100.0     100.0     100.0
March 2012....................   100.0      98.2      97.4      97.1      96.6
March 2013....................   100.0      97.9      97.1      96.8      96.6
March 2014 and thereafter.....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years).................    6.78      6.72      6.66      6.60      6.30

                                   CLASS A-SB

      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008....................   100.0     100.0     100.0     100.0     100.0
March 2009....................   100.0     100.0     100.0     100.0     100.0
March 2010....................   100.0     100.0     100.0     100.0     100.0
March 2011....................   100.0     100.0     100.0     100.0     100.0
March 2012....................   100.0     100.0     100.0     100.0     100.0
March 2013....................    80.8      80.8      80.8      80.8      81.2
March 2014....................    51.5      44.7      42.4      41.5      39.9
March 2015....................    18.6      11.8      10.3      10.1      10.1
March 2016 and thereafter.....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years).................    6.99      6.87      6.84      6.83      6.78

                                      C-2-3

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                    CLASS A-4

      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008....................   100.0     100.0     100.0     100.0     100.0
March 2009....................   100.0     100.0     100.0     100.0     100.0
March 2010....................   100.0     100.0     100.0     100.0     100.0
March 2011....................   100.0     100.0     100.0     100.0     100.0
March 2012....................   100.0     100.0     100.0     100.0     100.0
March 2013....................   100.0     100.0     100.0     100.0     100.0
March 2014....................   100.0     100.0     100.0     100.0     100.0
March 2015....................   100.0     100.0     100.0     100.0     100.0
March 2016....................    89.6      89.0      88.9      88.9      88.7
March 2017 and thereafter.....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years).................    9.60      9.58      9.55      9.52      9.36

                                   CLASS A-1A

      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008....................    99.9      99.9      99.9      99.9      99.9
March 2009....................    99.7      99.6      99.5      99.3      97.8
March 2010....................    99.5      98.9      98.4      98.0      97.6
March 2011....................    99.2      98.3      97.7      97.4      97.3
March 2012....................    65.6      64.4      63.9      63.6      63.4
March 2013....................    64.9      63.6      63.0      62.8      62.8
March 2014....................    62.6      61.0      60.6      60.5      60.5
March 2015....................    61.9      60.2      59.9      59.8      59.8
March 2016....................    56.7      56.4      56.3      56.3      55.5
March 2017 and thereafter.....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years).................    7.85      7.76      7.72      7.68      7.49

                                      C-2-4

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                   CLASS A-MFX

      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008....................   100.0     100.0     100.0     100.0     100.0
March 2009....................   100.0     100.0     100.0     100.0     100.0
March 2010....................   100.0     100.0     100.0     100.0     100.0
March 2011....................   100.0     100.0     100.0     100.0     100.0
March 2012....................   100.0     100.0     100.0     100.0     100.0
March 2013....................   100.0     100.0     100.0     100.0     100.0
March 2014....................   100.0     100.0     100.0     100.0     100.0
March 2015....................   100.0     100.0     100.0     100.0     100.0
March 2016....................   100.0     100.0     100.0     100.0     100.0
March 2017 and thereafter.....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years).................    9.79      9.78      9.78      9.78      9.62

                                    CLASS A-J

      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008....................   100.0     100.0     100.0     100.0     100.0
March 2009....................   100.0     100.0     100.0     100.0     100.0
March 2010....................   100.0     100.0     100.0     100.0     100.0
March 2011....................   100.0     100.0     100.0     100.0     100.0
March 2012....................   100.0     100.0     100.0     100.0     100.0
March 2013....................   100.0     100.0     100.0     100.0     100.0
March 2014....................   100.0     100.0     100.0     100.0     100.0
March 2015....................   100.0     100.0     100.0     100.0     100.0
March 2016....................   100.0     100.0     100.0     100.0     100.0
March 2017 and thereafter.....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years).................    9.87      9.86      9.85      9.83      9.62

                                      C-2-5

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                     CLASS B

      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008....................   100.0     100.0     100.0     100.0     100.0
March 2009....................   100.0     100.0     100.0     100.0     100.0
March 2010....................   100.0     100.0     100.0     100.0     100.0
March 2011....................   100.0     100.0     100.0     100.0     100.0
March 2012....................   100.0     100.0     100.0     100.0     100.0
March 2013....................   100.0     100.0     100.0     100.0     100.0
March 2014....................   100.0     100.0     100.0     100.0     100.0
March 2015....................   100.0     100.0     100.0     100.0     100.0
March 2016....................   100.0     100.0     100.0     100.0     100.0
March 2017 and thereafter.....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years).................    9.87      9.87      9.87      9.87      9.70

                                     CLASS C

      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008....................   100.0     100.0     100.0     100.0     100.0
March 2009....................   100.0     100.0     100.0     100.0     100.0
March 2010....................   100.0     100.0     100.0     100.0     100.0
March 2011....................   100.0     100.0     100.0     100.0     100.0
March 2012....................   100.0     100.0     100.0     100.0     100.0
March 2013....................   100.0     100.0     100.0     100.0     100.0
March 2014....................   100.0     100.0     100.0     100.0     100.0
March 2015....................   100.0     100.0     100.0     100.0     100.0
March 2016....................   100.0     100.0     100.0     100.0     100.0
March 2017 and thereafter.....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years).................    9.87      9.87      9.87      9.87      9.70

                                      C-2-6

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                     CLASS D

      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008....................   100.0     100.0     100.0     100.0     100.0
March 2009....................   100.0     100.0     100.0     100.0     100.0
March 2010....................   100.0     100.0     100.0     100.0     100.0
March 2011....................   100.0     100.0     100.0     100.0     100.0
March 2012....................   100.0     100.0     100.0     100.0     100.0
March 2013....................   100.0     100.0     100.0     100.0     100.0
March 2014....................   100.0     100.0     100.0     100.0     100.0
March 2015....................   100.0     100.0     100.0     100.0     100.0
March 2016....................   100.0     100.0     100.0     100.0     100.0
March 2017 and thereafter.....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years).................    9.87      9.87      9.87      9.87      9.70

                                     CLASS E

      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008....................   100.0     100.0     100.0     100.0     100.0
March 2009....................   100.0     100.0     100.0     100.0     100.0
March 2010....................   100.0     100.0     100.0     100.0     100.0
March 2011....................   100.0     100.0     100.0     100.0     100.0
March 2012....................   100.0     100.0     100.0     100.0     100.0
March 2013....................   100.0     100.0     100.0     100.0     100.0
March 2014....................   100.0     100.0     100.0     100.0     100.0
March 2015....................   100.0     100.0     100.0     100.0     100.0
March 2016....................   100.0     100.0     100.0     100.0     100.0
March 2017 and thereafter.....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years).................    9.87      9.87      9.87      9.87      9.70

                                      C-2-7

      PERCENTAGES OF INITIAL TOTAL PRINCIPAL BALANCE AT THE SPECIFIED CPRS
     (PREPAYMENTS LOCKED OUT THROUGH LOCK-OUT PERIOD, DEFEASANCE PERIOD AND
                YIELD MAINTENANCE PERIOD, THEN AT FOLLOWING CPR)

                                     CLASS F

      DISTRIBUTION DATE          0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
------------------------------   ------   -------   -------   -------   --------
Initial Percentage............   100.0%    100.0%    100.0%    100.0%    100.0%
March 2008....................   100.0     100.0     100.0     100.0     100.0
March 2009....................   100.0     100.0     100.0     100.0     100.0
March 2010....................   100.0     100.0     100.0     100.0     100.0
March 2011....................   100.0     100.0     100.0     100.0     100.0
March 2012....................   100.0     100.0     100.0     100.0     100.0
March 2013....................   100.0     100.0     100.0     100.0     100.0
March 2014....................   100.0     100.0     100.0     100.0     100.0
March 2015....................   100.0     100.0     100.0     100.0     100.0
March 2016....................   100.0     100.0     100.0     100.0     100.0
March 2017 and thereafter.....     0.0       0.0       0.0       0.0       0.0
Weighted Average Life
   (in Years).................    9.87      9.87      9.87      9.87      9.70

                                      C-2-8

                                     ANNEX D

                       FORM OF DISTRIBUTION DATE STATEMENT

                                       D-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                  Payment Date:     13-Apr-07
135 S. LaSalle Street, Suite 1625                                                   Prior Payment:          N/A
Chicago, IL 60603                                                                   Next Payment:     11-May-07
USA                                                                                 Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
Administrator:                                                          Analyst:
                       REPORTING PACKAGE TABLE OF CONTENTS

Issue Id:                        CD2007C4

Monthly Data File
Name:               CD2007C4_200704_3.ZIP

                                     Page(s)
                                   ----------
Statements to Certificateholders   Page 2
Cash Reconciliation Summary        Page 3
Shortfall Summary Report           Page 4
Bond Interest Reconciliation       Page 5
Bond Interest Reconciliation       Page 6
Rating Information                 Page 7
Asset-Backed Facts ~ 15 Month
Loan Status Summary                Page 8
Delinquent Loan Detail             Page 9
Asset-Backed Facts ~ 15 Month
Loan Payoff/Loss Summary           Page 10
Historical Collateral Prepayment   Page 11
Mortgage Loan Characteristics      Page 12-14
Loan Level Detail                  Page 15
Appraisal Reduction Detail         Page 16
Specially Serviced (Part I) -
Loan Detail                        Page 17
Specially Serviced (Part II) -
Servicer Comments                  Page 18
Modified Loan Detail               Page 19
Summary of Loan Maturity
Extensions                         Page 20
Realized Loss Detail               Page 21
Defeased Loans                     Page 22
Historical REO Report              Page 23

Closing Date:               29-Mar-2007

First Payment Date:         13-Apr-2007

Rated Final Payment Date:   13-Dec-2049

Determination Date:          9-Apr-2007

        Trust Collection Period
          3/8/2007 - 4/9/2007

                           PARTIES TO THE TRANSACTION

       DEPOSITOR   Citigroup Commercial Mortgage Securities Inc.
 MASTER SERVICER   Capmark Finance, Inc./Midland Loan Services, Inc./Wachovia Bank, National Association
   RATING AGENCY   Fitch, Inc./Moody's Investors Service, Inc./Standard & Poor's Rating Services
SPECIAL SERVICER   LNR Partners, Inc.
         TRUSTEE   Wells Fargo Bank, N.A.
     UNDERWRITER   Citigroup Global Markets Realty Corp./Deutsche Bank Securities Inc./LaSalle Financial Services,
                   Inc./PNC Capital Markets LLC/RBC Capital Markets Corporation/JP Morgan Securities Inc

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

LaSalle Web Site                                 www.etrustee.net

Servicer Web Site     mark.com,www.midlandls.com,www.wachovia.com

LaSalle Factor Line                                  800.246.5761

                                                                    PAGE 1 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:

           ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE

------------------------------------------------------------------------------------------------------------------------------
CUSIP                                                                                                             Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------
                                                                                ------------------
                                                              Total P&I Payment
                                                                                ==================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

                                INTEREST SUMMARY

Current Scheduled Interest                   0.00
Less Deferred Interest                       0.00
Less PPIS Reducing Scheduled Int             0.00
Plus Gross Advance Interest                  0.00
Less ASER Interest Adv Reduction             0.00
Less Other Interest Not Advanced             0.00
Less Other Adjustment                        0.00
--------------------------------------------------
Total                                        0.00
--------------------------------------------------
UNSCHEDULED INTEREST:
Prepayment Penalties                         0.00
Yield Maintenance Penalties                  0.00
Other Interest Proceeds                      0.00
--------------------------------------------------
Total                                        0.00
--------------------------------------------------
Less Fee Paid To Servicer                    0.00
Less Fee Strips Paid by Servicer             0.00
LESS FEES & EXPENSES PAID BY/TO SERVICER
Special Servicing Fees                       0.00
Workout Fees                                 0.00
Liquidation Fees                             0.00
Interest Due Serv on Advances                0.00
Non Recoverable Advances                     0.00
Misc. Fees & Expenses                        0.00
--------------------------------------------------
Total Unscheduled Fees & Expenses            0.00
--------------------------------------------------
Total Interest Due Trust                     0.00
--------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
Trustee Fee                                  0.00
Fee Strips                                   0.00
Misc. Fees                                   0.00
Interest Reserve Withholding                 0.00
Plus Interest Reserve Deposit                0.00
--------------------------------------------------
Total                                        0.00
--------------------------------------------------
Total Interest Due Certs                     0.00
--------------------------------------------------

                                PRINCIPAL SUMMARY

SCHEDULED PRINCIPAL:
Current Scheduled Principal                  0.00
Advanced Scheduled Principal                 0.00
Scheduled Principal                          0.00
UNSCHEDULED PRINCIPAL:
Curtailments                                 0.00
Prepayments in Full                          0.00
Liquidation Proceeds                         0.00
Repurchase Proceeds                          0.00
Other Principal Proceeds                     0.00
--------------------------------------------------
Total Unscheduled Principal                  0.00
--------------------------------------------------
Remittance Principal                         0.00
--------------------------------------------------
Remittance P&I Due Trust                     0.00
--------------------------------------------------
Remittance P&I Due Certs                     0.00
--------------------------------------------------

                              POOL BALANCE SUMMARY

                                           Balance   Count
----------------------------------------------------------
Beginning Pool                               0.00      0
Scheduled Principal                          0.00      0
Unscheduled Principal                        0.00      0
Deferred Interest                            0.00
Liquidations                                 0.00      0
Repurchases                                  0.00      0
----------------------------------------------------------
Ending Pool                                  0.00      0
----------------------------------------------------------

                        NON-P&I SERVICING ADVANCE SUMMARY

                                           Amount
--------------------------------------------------
Prior Outstanding                            0.00
Plus Current Period                          0.00
Less Recovered                               0.00
Less Non Recovered                           0.00
Ending Outstanding                           0.00

                              SERVICING FEE SUMMARY

Current Servicing Fees                       0.00
Plus Fees Advanced for PPIS                  0.00
Less Reduction for PPIS                      0.00
Plus Delinquent Servicing Fees               0.00
--------------------------------------------------
Total Servicing Fees                         0.00
--------------------------------------------------

                  CUMULATIVE PREPAYMENT CONSIDERATION RECEIVED

Prepayment Premiums                          0.00
Yield Maintenance                            0.00
Other Interest                               0.00

                                  PPIS SUMMARY

Gross PPIS                                   0.00
Reduced by PPIE                              0.00
Reduced by Shortfalls in Fees                0.00
Reduced by Other Amounts                     0.00
--------------------------------------------------
PPIS Reducing Scheduled Interest             0.00
--------------------------------------------------
PPIS Reducing Servicing Fee                  0.00
--------------------------------------------------
PPIS Due Certificate                         0.00
--------------------------------------------------

                    ADVANCE SUMMARY (ADVANCE MADE BY TRUSTEE)

                                           Principal   Interest
---------------------------------------------------------------
Prior Outstanding                             0.00        0.00
Plus Current Period                           0.00        0.00
Less Recovered                                0.00        0.00
Less Non Recovered                            0.00        0.00
Ending Outstanding                            0.00        0.00

                                                                    PAGE 3 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                           INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:

Net Prepayment Int. Shortfalls Allocated to the Bonds     0.00
Special Servicing Fees                                    0.00
Workout Fees                                              0.00
Liquidation Fees                                          0.00
Legal Fees                                                0.00
Misc. Fees & Expenses Paid by/to Servicer                 0.00
Interest Paid to Servicer on Outstanding Advances         0.00
ASER Interest Advance Reduction                           0.00
Interest Not Advanced (Current Period)                    0.00
Recoup of Prior Advances by Servicer                      0.00
Servicing Fees Paid Servicer on Loans Not Advanced        0.00
Misc. Fees & Expenses Paid by Trust                       0.00
Shortfall Due to Rate Modification                        0.00
Other Interest Loss                                       0.00
                                                          ----
Total Shortfall Allocated to the Bonds                    0.00
                                                          ====

EXCESS ALLOCATED TO THE BONDS:

Other Interest Proceeds Due the Bonds                     0.00
Prepayment Interest Excess Due the Bonds                  0.00
Interest Income                                           0.00
Yield Maintenance Penalties Due the Bonds                 0.00
Prepayment Penalties Due the Bonds                        0.00
Recovered ASER Interest Due the Bonds                     0.00
Recovered Interest Due the Bonds                          0.00
ARD Excess Interest                                       0.00
                                                          ----
Total Excess Allocated to the Bonds                       0.00
                                                          ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS

Total Excess Allocated to the Bonds                       0.00
Less Total Shortfall Allocated to the Bonds               0.00
                                                          ----
Total Interest Adjustment to the Bonds                    0.00
                                                          ====

                                                                    PAGE 4 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

           Accrual                                 Accrued       Total        Total
        -------------   Opening   Pass-Through   Certificate   Interest     Interest
Class   Method   Days   Balance       Rate         Interest    Additions   Deductions
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

                                    Current     Remaining            Credit
        Distributable   Interest     Period    Outstanding          Support
         Certificate     Payment   Shortfall    Interest     ----------------------
Class     Interest       Amount     Recovery    Shorfalls    Original   Current (1)
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 5 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

                                                                Additions
                              -----------------------------------------------------------------------------
          Prior     Current                                                                        Other
        Interest   Interest   Prior Interest    Interest Accrual    Prepayment      Yield        Interest
Class   Due Date   Due Date    Shortfall Due   on Prior Shortfall    Premiums    Maintenance   Proceeds (1)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

                      Deductions
        -------------------------------------
                    Deferred &                  Distributable   Interest
        Allocable   Accretion      Interest      Certificate    Payment
Class      PPIS      Interest    Loss Expense     Interest       Amount
------------------------------------------------------------------------

------------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 6 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                               RATING INFORMATION

                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P      FITCH   MOODY'S   S&P
--------------------------------------------------------------------

--------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                    PAGE 7 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                        Delinquency Aging Categories
               ------------------------------------------------------------------------------
Distribution   Delinq 1 Month   Delinq 2 Months   Delinq 3+ Months   Foreclosure      REO
    Date         #  Balance        #  Balance        #   Balance      #  Balance   #  Balance
---------------------------------------------------------------------------------------------

                        Special Event Categories (1)
               ----------------------------------------------
Distribution   Modifications   Specially Serviced   Bankruptcy
    Date         #  Balance        #  Balance       #  Balance
--------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 8 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:

                             DELINQUENT LOAN DETAIL

             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I         Protection    Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
TOTAL
-----------------------------------------------------------------------------------------------------------------------------

A. IN GRACE PERIOD

B. LATE PAYMENT BUT < 1 MONTH DELINQ.

1. DELINQ. 1 MONTH

2. DELINQ. 2 MONTHS

3. DELINQUENT 3 + MONTHS

4. PERFORMING MATURED BALLOON

5. NON PERFORMING MATURED BALLOON

7. FORECLOSURE

9. REO

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                    PAGE 9 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT :
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

Distribution   Ending Pool (1)   Payoffs (2)    Penalties   Appraisal Reduct.(2)
    Date         #   Balance     #   Balance   #   Amount        #   Balance
--------------------------------------------------------------------------------

Distribution   Liquidations (2)   Realized Losses (2)   Remaining Term   Curr Weighted Avg.
    Date          #   Balance          #   Amount            Life          Coupon   Remit
-------------------------------------------------------------------------------------------

                                                                   PAGE 10 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------

                             CURRENT    --------------------
                             CUMULATIVE ====================

                                                                   PAGE 11 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                      Weighted Average
Current Scheduled    # of   Scheduled     % of    ------------------------
     Balance        Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                      0         0        0.00%
--------------------------------------------------------------------------
Average Schedule Balance        0
Maximum Schedule Balance
Minimum Schedule Balance

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                     Weighted Average
Fully Amortizing    # of   Scheduled     % of    ------------------------
 Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0         0        0.00%
-------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                     Weighted Average
Current Mortgage    # of   Scheduled     % of    ------------------------
  Interest Rate    Loans    Balance    Balance   Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0         0        0.00%
-------------------------------------------------------------------------
Minimum Mortgage Interest Rate
Maximum Mortgage Interest Rate

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                   Weighted Average
    Balloon       # of   Scheduled     % of    ------------------------
Mortgage Loans   Loans    Balance    Balance   Term   Coupon   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                   0         0        0.00%
-----------------------------------------------------------------------

                                                                   PAGE 12 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------
--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service     # of   Scheduled     % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic        # of   Scheduled     % of
 Location        Loans    Balance    Balance   WAMM   WAC   PFY DSCR
---------------------------------------------------------------------

--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

                                                                   PAGE 13 OF 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                 # of    Scheduled    % of
Property Types   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------
                   0         0        0.00%
--------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

                    # of    Scheduled    % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
-----------------------------------------------------------------------
                      0         0        0.00%
-----------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

                   # of    Scheduled    % of
Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------------
                     0         0        0.00%
----------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                # of    Scheduled    % of
Year            Loans    Balance    Balance   WAMM    WAC    PFY DSCR
---------------------------------------------------------------------
2007              0         0        0.00%      0    0.00%     0.00
2008              0         0        0.00%      0    0.00%     0.00
2009              0         0        0.00%      0    0.00%     0.00
2010              0         0        0.00%      0    0.00%     0.00
2011              0         0        0.00%      0    0.00%     0.00
2012              0         0        0.00%      0    0.00%     0.00
2013              0         0        0.00%      0    0.00%     0.00
2014              0         0        0.00%      0    0.00%     0.00
2015              0         0        0.00%      0    0.00%     0.00
2016              0         0        0.00%      0    0.00%     0.00
2017              0         0        0.00%      0    0.00%     0.00
2018 & Greater    0         0        0.00%      0    0.00%     0.00
---------------------------------------------------------------------
                  0         0        0.00%
---------------------------------------------------------------------

                                                                   Page 14 of 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                                LOAN LEVEL DETAIL

                                                  Operating               Ending
Disclosure           Property   Maturity   PFY    Statement      Geo.    Principal
Control #    Group     Type       Date     DSCR     Date      Location    Balance
----------------------------------------------------------------------------------

                                                            Loan
Disclosure   Note   Scheduled   Prepayment   Prepayment    Status
Control #    Rate      P&I        Amount        Date      Code (1)
------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)  Legend:

A.   In Grace Period

B.   Late Payment but < 1 month delinq

1.   Delinquent 1 month

2.   Delinquent 2 months

3.   Delinquent 3+ months

4.   Performing Matured Balloon

5.   Non Performing Matured Ballon

7.   Foreclosure

9.   REO

                                                                   Page 15 of 24

[LaSalle Bank LOGO]                     CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Statement Date:   13-Apr-07
                                                   SERIES 2007-CD4                             Payment Date:     13-Apr-07
                                                                                               Prior Payment:          N/A
                                                                                               Next Payment:     11-May-07
                                                                                               Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

Disclosure   Appraisal   Scheduled     AR     Current P&I                     Note   Maturity
 Control#    Red. Date    Balance    Amount     Advance           ASER        Rate     Date
---------------------------------------------------------------------------------------------

             --------------------------------------------------------------

---------------------------------------------------------------------------------------------

             Remaining Term                                    Appraisal
Disclosure   --------------   Property   Geographic          ------------
 Control#    Life               Type      Location    DSCR   Value   Date
-------------------------------------------------------------------------

------------------------------------------------------------

                                                                   Page 16 of 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:

            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                           Loan         Balance                               Remaining
Disclosure   Servicing    Status   -----------------               Maturity   ---------   Property     Geo.                   NOI
 Control #   Xfer Date   Code(1)   Schedule   Actual   Note Rate     Date     Life          Type     Location   NOI   DSCR   Date
----------------------   -------   -----------------   --------------------------------   -------------------   -----------------

(1)  Legend:

A.   P&I Adv - in Grace Period

B.   P&I Adv - < one month delinq

1.   P&I Adv - delinquent 1 month

2.   P&I Adv - delinquent 2 months

3.   P&I Adv - delinquent 3+ months

4.   Mat. Balloon/Assumed P&I

5.   Non Performing Mat. Balloon

7.   Foreclosure

9.   REO

                                                                   PAGE 17 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:

  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy    Comments
-----------------------   --------

                                                                   PAGE 18 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                              MODIFIED LOAN DETAIL

               Ending                    Cutoff    Modified
Disclosure   Principal   Modification   Maturity   Maturity   Modification
 Control #    Balance        Date         Date       Date      Description
-----------------------------------------------------------   ------------

Modified Loan Detail includes loans whose terms, fees, penalties or payments have been waived or extended.

                                                                   PAGE 19 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:

                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

                                                                   PAGE 20 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:

REALIZED LOSS DETAIL

                                                                       Gross                                Net
                                                                      Proceeds                            Proceeds
                                                                        as a                                as a
                                                 Beginning              % of     Aggregate       Net        % of
               Disclosure  Appraisal  Appraisal  Scheduled    Gross    Sched.   Liquidation  Liquidation   Sched.   Realized
    Period     Control #      Date      Value     Balance   Proceeds  Balance    Expenses *   Proceeds    Balance     Loss
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
----------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 21 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                                 DEFEASED LOANS

Disclosure
Control #
--------------------------------------------------------------------------------
                                                                   PAGE 22 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
                     HISTORICAL COLLATERAL LEVEL REO REPORT

                                                                      Recent
Disclosure    REO                  Property    Actual   Scheduled   Appraisal   Appraisal
 Control #   Date   City   State     Type     Balance    Balance      Value        Date
-----------------------------------------------------------------------------------------

             Appraisal                                              Other
Disclosure   Reduction      Date      Liquidation   Liquidation    Revenue    Realized   Type
 Control #     Amount    Liquidated     Proceeds      Expenses    Recovered     Loss      (*)
---------------------------------------------------------------------------------------------

(*)  Legend: (1) Paid in Full, (2) Final Recovery Made, (3) Permitted Purchase
     (4) Final Recovery of REO, (5) Permitted purchase of REO

                                                                   PAGE 23 OF 24

[LaSalle Bank LOGO]       CD 2007-CD4 COMMERCIAL MORTGAGE TRUST
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date:   13-Apr-07
                                     SERIES 2007-CD4                  Payment Date:     13-Apr-07
                                                                      Prior Payment:          N/A
                                                                      Next Payment:     11-May-07
                                                                      Record Date:      30-Apr-07

                                 ABN AMRO ACCT:
              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

               Ending    Material
Disclosure   Principal    Breach    Material Breach and Material Document Defect
 Control #    Balance      Date                      Description
--------------------------------------------------------------------------------

   Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 24 OF 24

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                             CLASS A-SB
DISTRIBUTION DATE*   PLANNED PRINCIPAL BALANCE
------------------   -------------------------
     3/29/2007             162,101,000.00
     4/11/2007             162,101,000.00
     5/11/2007             162,101,000.00
     6/11/2007             162,101,000.00
     7/11/2007             162,101,000.00
     8/11/2007             162,101,000.00
     9/11/2007             162,101,000.00
    10/11/2007             162,101,000.00
    11/11/2007             162,101,000.00
    12/11/2007             162,101,000.00
     1/11/2008             162,101,000.00
     2/11/2008             162,101,000.00
     3/11/2008             162,101,000.00
     4/11/2008             162,101,000.00
     5/11/2008             162,101,000.00
     6/11/2008             162,101,000.00
     7/11/2008             162,101,000.00
     8/11/2008             162,101,000.00
     9/11/2008             162,101,000.00
    10/11/2008             162,101,000.00
    11/11/2008             162,101,000.00
    12/11/2008             162,101,000.00
     1/11/2009             162,101,000.00
     2/11/2009             162,101,000.00
     3/11/2009             162,101,000.00
     4/11/2009             162,101,000.00
     5/11/2009             162,101,000.00
     6/11/2009             162,101,000.00
     7/11/2009             162,101,000.00
     8/11/2009             162,101,000.00
     9/11/2009             162,101,000.00
    10/11/2009             162,101,000.00
    11/11/2009             162,101,000.00
    12/11/2009             162,101,000.00
     1/11/2010             162,101,000.00
     2/11/2010             162,101,000.00
     3/11/2010             162,101,000.00
     4/11/2010             162,101,000.00
     5/11/2010             162,101,000.00
     6/11/2010             162,101,000.00
     7/11/2010             162,101,000.00
     8/11/2010             162,101,000.00
     9/11/2010             162,101,000.00
    10/11/2010             162,101,000.00
    11/11/2010             162,101,000.00
    12/11/2010             162,101,000.00
     1/11/2011             162,101,000.00
     2/11/2011             162,101,000.00
     3/11/2011             162,101,000.00
     4/11/2011             162,101,000.00
     5/11/2011             162,101,000.00
     6/11/2011             162,101,000.00
     7/11/2011             162,101,000.00
     8/11/2011             162,101,000.00
     9/11/2011             162,101,000.00
    10/11/2011             162,101,000.00
    11/11/2011             162,101,000.00
    12/11/2011             162,101,000.00
     1/11/2012             162,101,000.00
     2/11/2012             162,101,000.00
     3/11/2012             162,100,171.99
     4/11/2012             159,784,517.66
     5/11/2012             157,109,178.24
     6/11/2012             154,734,582.62
     7/11/2012             152,034,232.58
     8/11/2012             149,633,716.91
     9/11/2012             147,222,380.00
    10/11/2012             144,484,807.35
    11/11/2012             142,045,717.21
    12/11/2012             139,282,500.52
     1/11/2013             136,816,834.32
     2/11/2013             134,340,000.29
     3/11/2013             130,914,785.91
     4/11/2013             128,403,531.89
     5/11/2013             125,572,763.91
     6/11/2013             123,037,088.13
     7/11/2013             106,470,905.54
     8/11/2013             103,919,326.36
     9/11/2013             101,356,126.29
    10/11/2013              98,473,401.01
    11/11/2013              95,880,958.17
    12/11/2013              92,971,108.66
     1/11/2014              89,971,108.66
     2/11/2014              86,971,751.45
     3/11/2014              83,434,247.98
     4/11/2014              80,782,357.13
     5/11/2014              73,559,467.99
     6/11/2014              70,881,698.36
     7/11/2014              67,890,850.38
     8/11/2014              65,184,108.25
     9/11/2014              62,464,913.45
    10/11/2014              59,432,327.66
    11/11/2014              56,682,336.24
    12/11/2014              53,621,081.38
     1/11/2015              36,554,208.77
     2/11/2015              33,766,949.36
     3/11/2015              30,075,230.08
     4/11/2015              27,250,756.62
     5/11/2015              24,120,240.10
     6/11/2015              21,268,071.87
     7/11/2015              18,107,883.40
     8/11/2015              15,224,968.85
     9/11/2015              12,328,661.79
    10/11/2015               9,124,117.87
    11/11/2015               6,195,243.56
    12/11/2015               2,960,272.75
     1/11/2016                         --

----------
*    Assumes each distribution date occurs on the 11th of the month.

                                       E-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F

                        CLASS XP REFERENCE RATE SCHEDULE

                        CLASS XP
DISTRIBUTION DATE*   REFERENCE RATE
------------------   --------------

----------
*    Assumes each distribution date occurs on the 11th of the month.

                                       F-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX G

                        CLASS XP TOTAL NOTIONAL AMOUNT(1)

----------
(1)  The total notional amount of the class XP certificates from time to time will equal the sum of the components thereof set forth in the table above.
     Each of those components of the total notional amount of the class XP certificates will relate to a particular class of series CD 2007-CD4 principal balance certificates (i.e. classes __, __, __, __, __, __, __,
     __, __, __, __, __, and __, respectively). At any particular time during each indicated period through and including the related payment date on which such period ends, the component of the notional amount of the class
     XP certificates relating to each indicated class of series CD 2007-CD4 principal balance certificates will equal the lesser of (a) the amount stated in the table above for that class and period and (b) the then actual total principal balance of that class.

(2)  Assumes each payment date always occurs on the 11th of the month. The initial period commences on the date of initial issuance of the series CD
     2007-CD4 certificates. Each subsequent period begins immediately following the end of the prior period.

(3)  The total notional amount of the class XP certificates at any particular time may be less than the amount indicated in the table above, as described in footnote (1).

                                       G-1

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX H

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered CD 2007-CD4
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
CD 2007-CD4, Class XP, Class A-1, Class A-2A, Class A-2B, Class A-3, Class A-SB,
Class A-4, Class A-1A, Class A-MFX, Class A-J, Class B, Class C, Class D, Class
E and Class F will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                       H-1

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon distribution date occurs (or, if no coupon distribution date has occurred, from and including the first day of the initial interest accrual period) to and excluding the

                                       H-2

settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is

                                       H-3

          recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

               (i)  stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the
                    qualified intermediary is created, incorporated or governed;

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                    section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;

              (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified
                    intermediary; and

               (iv) providing any other information, certifications, or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information and certifications described in section
                    1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                    Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form):

               (i)  stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed;

               (ii) certifying that the nonqualified intermediary is not acting for its own account;

              (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                    substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners; and

               (iv) providing any other information, certifications or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in
                    section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                    Regulations; or

                                       H-4

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       H-5

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX I

         JQH HOTEL PORTFOLIO B-NOTE MORTGAGE LOAN AMORTIZATION SCHEDULE

JQH Hotel Portfolio B-Note Mortgage Loan Amortization Schedule

Period	Date	Beginning Balance	Monthly Payment	Interest	Principal
0	1-Mar-07	$9,888,519.24
1	1-Apr-07	$9,888,519.24	$64,461.11	$64,461.11	—
2	1-May-07	$9,879,082.72	$71,818.24	$62,381.72	$9,436.52
3	1-Jun-07	$9,868,026.93	$75,455.39	$64,399.60	$11,055.79
4	1-Jul-07	$9,858,489.28	$71,790.10	$62,252.45	$9,537.65
5	1-Aug-07	$9,847,335.14	$75,419.50	$64,265.36	$11,154.14
6	1-Sep-07	$9,837,695.37	$73,832.41	$64,192.64	$9,639.77
7	1-Oct-07	$9,828,008.03	$71,748.44	$62,061.10	$9,687.34
8	1-Nov-07	$9,816,708.32	$75,366.36	$64,066.65	$11,299.71
9	1-Dec-07	$9,806,917.41	$71,719.61	$61,928.70	$9,790.91
10	1-Jan-08	$9,795,516.97	$75,329.61	$63,929.17	$11,400.44
11	1-Feb-08	$9,785,621.48	$73,750.34	$63,854.85	$9,895.49
12	1-Mar-08	$9,775,677.15	$69,619.17	$59,674.84	$9,944.33
13	1-Apr-08	$9,762,571.28	$76,831.39	$63,725.52	$13,105.87
14	1-May-08	$9,752,513.20	$71,645.26	$61,587.18	$10,058.08
15	1-Jun-08	$9,740,852.94	$75,234.78	$63,574.52	$11,660.26
16	1-Jul-08	$9,730,687.68	$71,615.43	$61,450.17	$10,165.26
17	1-Aug-08	$9,718,923.18	$75,196.74	$63,432.24	$11,764.50
18	1-Sep-08	$9,708,649.69	$73,629.04	$63,355.55	$10,273.49
19	1-Oct-08	$9,698,325.50	$71,571.21	$61,247.02	$10,324.19
20	1-Nov-08	$9,686,406.44	$75,140.34	$63,221.28	$11,919.06
21	1-Dec-08	$9,675,972.48	$71,540.66	$61,106.70	$10,433.96
22	1-Jan-09	$9,663,946.67	$75,101.38	$63,075.57	$12,025.81
23	1-Feb-09	$9,653,401.87	$73,541.97	$62,997.17	$10,544.80
24	1-Mar-09	$9,642,805.03	$67,435.43	$56,838.59	$10,596.84
25	1-Apr-09	$9,627,550.66	$78,113.73	$62,859.36	$15,254.37
26	1-May-09	$9,616,826.25	$71,459.81	$60,735.40	$10,724.41
27	1-Jun-09	$9,604,517.97	$74,998.29	$62,690.01	$12,308.28
28	1-Jul-09	$9,593,679.89	$71,428.18	$60,590.10	$10,838.08
29	1-Aug-09	$9,581,261.06	$74,957.95	$62,539.12	$12,418.83
30	1-Sep-09	$9,570,308.21	$73,411.01	$62,458.16	$10,952.85
31	1-Oct-09	$9,559,301.31	$71,381.19	$60,374.29	$11,006.90
32	1-Nov-09	$9,546,718.30	$74,898.02	$62,315.01	$12,583.01
33	1-Dec-09	$9,535,594.98	$71,348.79	$60,225.47	$11,123.32
34	1-Jan-10	$9,522,898.75	$74,856.71	$62,160.48	$12,696.23
35	1-Feb-10	$9,511,657.88	$73,318.58	$62,077.71	$11,240.87
36	1-Mar-10	$9,500,361.53	$67,300.36	$56,004.01	$11,296.35
37	1-Apr-10	$9,484,472.22	$77,820.11	$61,930.80	$15,889.31
38	1-May-10	$9,473,041.71	$71,263.30	$59,832.79	$11,430.51
39	1-Jun-10	$9,460,046.74	$74,747.68	$61,752.71	$12,994.97
40	1-Jul-10	$9,448,495.69	$71,229.75	$59,678.70	$11,551.05
41	1-Aug-10	$9,435,383.49	$74,704.90	$61,592.70	$13,112.20
42	1-Sep-10	$9,423,710.73	$73,179.98	$61,507.22	$11,672.76
43	1-Oct-10	$9,411,980.36	$71,179.85	$59,449.48	$11,730.37
44	1-Nov-10	$9,398,693.77	$74,641.25	$61,354.66	$13,286.59
45	1-Dec-10	$9,386,839.94	$71,145.49	$59,291.66	$11,853.83
46	1-Jan-11	$9,373,433.28	$74,597.44	$61,190.78	$13,406.66

Period	Date	Beginning Balance	Monthly Payment	Interest	Principal
47	1-Feb-11	$9,361,454.79	$73,081.87	$61,103.38	$11,978.49
48	1-Mar-11	$9,349,417.19	$67,157.22	$55,119.62	$12,037.60
49	1-Apr-11	$9,332,855.06	$77,508.95	$60,946.82	$16,562.13
50	1-May-11	$9,320,676.32	$71,055.06	$58,876.32	$12,178.74
51	1-Jun-11	$9,306,953.67	$74,482.12	$60,759.47	$13,722.65
52	1-Jul-11	$9,294,647.10	$71,019.49	$58,712.92	$12,306.57
53	1-Aug-11	$9,280,800.14	$74,436.75	$60,589.79	$13,846.96
54	1-Sep-11	$9,268,364.50	$72,935.17	$60,499.53	$12,435.64
55	1-Oct-11	$9,255,867.49	$70,966.49	$58,469.48	$12,497.01
56	1-Nov-11	$9,241,835.33	$74,369.15	$60,336.99	$14,032.16
57	1-Dec-11	$9,229,207.40	$70,930.05	$58,302.12	$12,627.93
58	1-Jan-12	$9,215,047.91	$74,322.69	$60,163.20	$14,159.49
59	1-Feb-12	$9,202,287.79	$72,831.02	$60,070.90	$12,760.12
60	1-Mar-12	$9,189,464.69	$68,940.64	$56,117.54	$12,823.10
61	1-Apr-12	$9,173,652.49	$75,716.33	$59,904.13	$15,812.20
62	1-May-12	$9,160,688.08	$70,836.40	$57,871.99	$12,964.41
63	1-Jun-12	$9,146,201.36	$74,203.26	$59,716.54	$14,486.72
64	1-Jul-12	$9,133,101.48	$70,798.69	$57,698.81	$13,099.88
65	1-Aug-12	$9,118,483.01	$74,155.18	$59,536.71	$14,618.47
66	1-Sep-12	$9,105,246.33	$72,678.10	$59,441.42	$13,236.68
67	1-Oct-12	$9,091,944.33	$70,742.45	$57,440.45	$13,302.00
68	1-Nov-12	$9,077,129.30	$74,083.45	$59,268.42	$14,815.03
69	1-Dec-12	$9,063,688.54	$70,703.83	$57,263.07	$13,440.76
70	1-Jan-13	$9,048,738.56	$74,034.20	$59,084.22	$14,949.98
71	1-Feb-13	$9,035,157.69	$72,567.64	$58,986.77	$13,580.87
72	1-Mar-13	$9,021,509.80	$66,846.30	$53,198.41	$13,647.89
73	1-Apr-13	$9,003,486.04	$76,833.03	$58,809.27	$18,023.76
74	1-May-13	$8,989,681.85	$70,602.68	$56,798.49	$13,804.19
75	1-Jun-13	$8,974,378.43	$73,905.21	$58,601.79	$15,303.42
76	1-Jul-13	$8,960,430.59	$70,562.71	$56,614.87	$13,947.84
77	1-Aug-13	$8,944,987.47	$73,854.23	$58,411.11	$15,443.12
78	1-Sep-13	$8,930,894.59	$72,403.32	$58,310.44	$14,092.88
79	1-Oct-13	$8,916,732.16	$70,502.98	$56,340.55	$14,162.43
80	1-Nov-13	$8,901,080.34	$73,778.06	$58,126.24	$15,651.82
81	1-Dec-13	$8,886,770.78	$70,462.03	$56,152.47	$14,309.56
82	1-Jan-14	$8,870,975.87	$73,725.84	$57,930.93	$15,794.91
83	1-Feb-14	$8,856,517.74	$72,286.10	$57,827.97	$14,458.13
84	1-Mar-14	$8,841,988.26	$66,676.07	$52,146.59	$14,529.48
85	1-Apr-14	$8,823,164.29	$76,462.98	$57,639.01	$18,823.97
86	1-May-14	$8,808,470.21	$70,355.01	$55,660.93	$14,694.08
87	1-Jun-14	$8,792,301.35	$73,589.37	$57,420.51	$16,168.86
88	1-Jul-14	$8,777,454.96	$70,312.62	$55,466.23	$14,846.39
89	1-Aug-14	$8,761,137.98	$73,535.31	$57,218.33	$16,316.98
90	1-Sep-14	$8,746,137.80	$72,112.14	$57,111.96	$15,000.18
91	1-Oct-14	$8,731,063.59	$70,249.22	$55,175.01	$15,074.21
92	1-Nov-14	$8,714,525.05	$73,454.45	$56,915.91	$16,538.54
93	1-Dec-14	$8,699,294.83	$70,205.80	$54,975.58	$15,230.22
94	1-Jan-15	$8,682,604.57	$73,399.08	$56,708.82	$16,690.26
95	1-Feb-15	$8,667,216.82	$71,987.77	$56,600.02	$15,387.75

Period	Date	Beginning Balance	Monthly Payment	Interest	Principal
96	1-Mar-15	$8,651,753.13	$66,495.68	$51,031.99	$15,463.69
97	1-Apr-15	$8,632,081.20	$76,070.83	$56,398.90	$19,671.93
98	1-May-15	$8,616,444.12	$70,092.56	$54,455.48	$15,637.08
99	1-Jun-15	$8,599,358.18	$73,254.67	$56,168.73	$17,085.94
100	1-Jul-15	$8,583,559.61	$70,047.62	$54,249.05	$15,798.57
101	1-Aug-15	$8,566,316.62	$73,197.36	$55,954.37	$17,242.99
102	1-Sep-15	$8,550,354.99	$71,803.59	$55,841.96	$15,961.63
103	1-Oct-15	$8,534,314.59	$69,980.31	$53,939.91	$16,040.40
104	1-Nov-15	$8,516,836.41	$73,111.53	$55,633.35	$17,478.18
105	1-Dec-15	$8,500,630.59	$69,934.28	$53,728.46	$16,205.82
106	1-Jan-16	$8,482,991.54	$73,052.82	$55,413.77	$17,639.05
107	1-Feb-16	$8,466,618.70	$71,671.62	$55,298.78	$16,372.84
108	1-Mar-16	$8,450,165.06	$68,084.92	$51,631.28	$16,453.64
109	1-Apr-16	$8,430,939.78	$74,310.08	$55,084.80	$19,225.28
110	1-May-16	—	$8,484,126.36	$53,186.58	$8,430,939.78

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘CD 2007-CD4 Annex A.xls’’, a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in, and on Annexes A-1 and A-5 to, this offering prospectus. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus. Prospective investors are strongly urged to read this offering prospectus and accompanying prospectus in their entirety prior to accessing the spreadsheet file.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS	7
IMPORTANT INFORMATION RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS	7
NOTICE TO NON-U.S. INVESTORS	8
EUROPEAN ECONOMIC AREA	8
SUMMARY OF OFFERING PROSPECTUS	9
RISK FACTORS	56
CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS	84
FORWARD-LOOKING STATEMENTS	84
DESCRIPTION OF THE MORTGAGE POOL	84
TRANSACTION PARTICIPANTS	160
AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	188
THE SERIES CD 2007-CD4 POOLING AND SERVICING AGREEMENT	189
SERVICING OF THE ALA MOANA PORTFOLIO MORTGAGE LOAN	237
SERVICING OF THE MALL OF AMERICA MORTGAGE LOAN	240
SERVICING OF THE DB AMERICOLD PORTFOLIO MORTGAGE LOAN	242
SERVICING OF THE JQH HOTEL PORTFOLIO B-NOTE MORTGAGE LOAN	244
DESCRIPTION OF THE OFFERED CERTIFICATES	246
YIELD AND MATURITY CONSIDERATIONS	288
LEGAL PROCEEDINGS	295
USE OF PROCEEDS	295
FEDERAL INCOME TAX CONSEQUENCES	295
ERISA CONSIDERATIONS	300
LEGAL INVESTMENT	304
METHOD OF DISTRIBUTION	304
LEGAL MATTERS	306
RATINGS	307
GLOSSARY	309
ANNEX A-1—CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES	A-1-1
ANNEX A-2—SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES	A-2-1
ANNEX A-3—SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS IN LOAN GROUP NO. 1 AND THE RELATED MORTGAGED REAL PROPERTIES	A-3-1
ANNEX A-4—SUMMARY CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS IN LOAN GROUP NO. 2 AND THE RELATED MORTGAGED REAL PROPERTIES	A-4-1
ANNEX A-5—CHARACTERISTICS OF THE MULTIFAMILY, MANUFACTURED HOUSING COMMUNITY AND MIXED USE MORTGAGED REAL PROPERTIES	A-5-1
ANNEX B—DESCRIPTION OF FIFTEEN LARGEST MORTGAGE LOANS AND/OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS	B-1
ANNEX C-1—YIELD TABLES	C-1
ANNEX C-2—DECREMENT TABLES	C-2
ANNEX D—FORM OF DISTRIBUTION DATE STATEMENT	D-1
ANNEX E—CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE	E-1
ANNEX F—REFERENCE RATE SCHEDULE	F-1
ANNEX G—CLASS XP TOTAL NOTIONAL AMOUNT	G-1
ANNEX H—GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	H-1
ANNEX I—JQH HOTEL PORTFOLIO B-NOTE MORTGAGE LOAN AMORTIZATION SCHEDULE	I-I

$6,149,330,000
(Approximate)

CD 2007-CD4 Commercial
Mortgage Trust

Commercial Mortgage Pass-Through
Certificates, Series CD 2007-CD4

Class A-1, Class A-2A,
Class A-2B, Class A-3,
Class A-SB, Class A-4,
Class A-1A, Class A-MFX,
Class A-J, Class B,
Class C, Class D,
Class E, Class F and Class XP

OFFERING PROSPECTUS

Citigroup
Deutsche Bank Securities
LaSalle Financial Services, Inc.
PNC Capital Markets LLC
RBC Capital Markets